                                                Filed Pursuant to Rule 424(b)(5)
                                                             File No. 333-127304

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 15, 2005)

                      CD 2005-CD1 COMMERCIAL MORTGAGE TRUST
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CD1
     CLASS A-1, CLASS A-1D, CLASS A-2FL, CLASS A-2FX, CLASS A-3, CLASS A-SB,
     CLASS A-4, CLASS A-1A, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D
                                   AND CLASS E

  APPROXIMATE TOTAL OFFERED CERTIFICATE PRINCIPAL BALANCE AT INITIAL ISSUANCE:
                                 $3,582,528,000

     We, Citigroup Commercial Mortgage Securities Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated August 15,
2005. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified in the title above. The offered certificates will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans with the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in December 2005. The table on page S-7 of this prospectus supplement contains a list of the classes of offered certificates and sets forth the total initial principal balance, pass-through rate and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of series 2005-CD1 certificates. That same table on page S-7 of this prospectus supplement also contains a list of the non-offered classes of the series 2005-CD1 certificates.

                                   ----------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-58 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 14 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

     Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Banc of
America Securities LLC, Lehman Brothers Inc., Nomura Securities International,
Inc., PNC Capital Markets, Inc. and Wachovia Capital Markets, LLC are the
underwriters for this offering. They will purchase the offered certificates from us, although not every underwriter is obligated to purchase offered certificates from us. Our proceeds from the sale of the offered certificates will equal approximately 99.8704% of the total initial principal balance of the offered certificates, plus accrued interest (except in the case of the class A-2FL certificates), before deducting expenses payable by us. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Citigroup Global Markets Inc. and Deutsche
Bank Securities Inc. are acting as joint bookrunning managers in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 52.2811% of each class of offered certificates, and Deutsche Bank
Securities Inc. is acting as sole bookrunning manager with respect to 47.7189%
of each class of offered certificates. Banc of America Securities LLC, Lehman
Brothers Inc., Nomura Securities International, Inc., PNC Capital Markets, Inc.
and Wachovia Capital Markets, LLC are co-managers.

CITIGROUP
PNC CAPITAL MARKETS, INC.
LEHMAN BROTHERS

                         BANC OF AMERICA SECURITIES LLC

                                                        DEUTSCHE BANK SECURITIES
                                                                          NOMURA
                                                             WACHOVIA SECURITIES

                                   ----------

          The date of this prospectus supplement is October 27, 2005.

                               [RESERVED FOR MAP]

                                       S-2

                      COMMERCIAL MORTGAGE TRUST CD 2005-C1
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES CD 2005-C1

                                [US MAP OMITTED]

CALIFORNIA            MISSISSIPPI           MARYLAND         ILLINOIS
38 properties         1 property            9 properties     1 property
643,878,566           2,793,619             228,928,921      7,400,000
16.6% of total        0.1% of total         5.9% of total    0.2% of total

SOUTHERN CALIFORNIA   TENNESSEE             NEW JERSEY       WISCONSIN
26 properties         3 properties          11 properties    2 properties
478,196,120           57,012,490            208,090,760      5,926,402
12.3% of total        1.5% of total         5.4% of total    0.2% of total

ARIZONA               ALABAMA               CONNECTICUT      MINNESOTA
9 properties          4 properties          6 properties     2 properties
95,039,874            54,942,103            89,177,362       54,400,000
2.5% of total         1.4% of total         2.3% of total    1.4% of total

COLORADO              KENTUCKY              MASSACHUSETTS    NORTH DAKOTA
1 property            2 properties          15 properties    1 property
3,440,000             110,466,252           156,648,009      4,740,000
0.1% of total         2.8% of total         4.0% of total    0.1% of total

NEW MEXICO            FLORIDA               MAINE            SOUTH DAKOTA
1 property            19 properties         1 property       1 property
5,888,000             275,913,348           150,000,000      1,496,885
0.2% of total         7.1% of total         3.9% of total    0.0% of total

KANSAS                GEORGIA               NEW HAMPSHIRE    NEBRASKA
3 properties          4 properties          1 property       1 property
17,842,623            27,617,583            2,993,809        6,678,664
0.5% of total         0.7% of total         0.1% of total    0.2% of total

OKLAHOMA              SOUTH CAROLINA        NEW YORK         WASHINGTON
2 properties          4 properties          20 properties    10 properties
3,833,663             23,885,371            525,694,902      106,745,000
0.1% of total         0.6% of total         13.6% of total   2.8% of total

TEXAS                 NORTH CAROLINA        PENNSYLVANIA     OREGON
26 properties         9 properties          20 properties    3 properties
259,170,977           71,982,181            209,142,695      29,900,000
6.7% of total         1.9% of total         5.4% of total    0.8% of total

LOUISIANA             VIRGINIA              OHIO             NEVADA
3 properties          9 properties          4 properties     4 properties
90,800,000            149,125,294           47,951,685       26,180,764
2.3% of total         3.8% of total         1.2% of total    0.7% of total

ARKANSAS              DISTRICT OF COLUMBIA  MICHIGAN         NORTHERN CALIFORNIA
1 property            2 properties          8 properties     12 properties
3,315,000             $34,800,000           84,401,927       165,682,446
0.1% of total         09.% of total         2.2% of total    4.3% of total

% OF INITIAL MORTGAGE POOL BALANCE [PIE CHART OMITTED]

Mixed Use                      1.0%
Other                          1.0%
Manufactured Housing           0.7%
Land                           0.4%
Office                        40.1%
Anchored Retail               24.4%
Multifamily                   14.2%
Hospitality                    6.6%
Unanchored Retail              5.4%
Industrial                     3.5%
Self Storage                   2.8%

[ ]  (greater-than) $150 MM of Initial Mortgage Pool Balance
[ ]  $100 - $150 MM of Initial Mortgage Pool Balance
[ ]  $50 - $100 MM of Initial Mortgage Pool Balance
[ ]  $0 - $50 MM of Initial Mortgage Pool Balance

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                           -----
Important Notice About the Information Contained in this Prospectus

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and the
   Mortgaged Real Properties............................................   A-1-1
ANNEX A-2--Summary Characteristics of the Underlying Mortgage Loans
   and the Mortgaged Real Properties....................................   A-2-1
ANNEX A-3--Summary Characteristics of the Underlying Mortgage Loans
   in Loan Group No. 1 and the related Mortgaged Real Properties........   A-3-1
ANNEX A-4--Summary Characteristics of the Underlying Mortgage Loans
   in Loan Group No. 2 and the related Mortgaged Real Properties........   A-4-1
ANNEX A-5--Characteristics of the Multifamily and Manufactured
   Housing Mortgaged Real Properties....................................   A-5-1
ANNEX B--Description of Fifteen Largest Mortgage Loans and/or Groups

ANNEX F--Global Clearance, Settlement And Tax Documentation
   Procedures...........................................................     F-1

                                      S-3

                                   ----------

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     Within the United Kingdom, this prospectus supplement and the accompanying prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within Articles
49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion)
Order 2001 (all such persons together being referred to as "Relevant U.K.
Persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on within the United Kingdom by persons who are not
Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate, including the offered certificates, is available only to Relevant U.K.
Persons and will be engaged in only with Relevant U.K. Persons.

                        NOTICE TO RESIDENTS OF HONG KONG

     The series 2005-CD1 certificates may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance
(Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the series 2005-CD1 certificates may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to series 2005-CD1 certificates which are or are intended to be disposed of only to persons outside
Hong Kong or only to "professional investors" within the meaning of the
Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                          NOTICE TO RESIDENTS OF JAPAN

     The series 2005-CD1 certificates have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law)
and the underwriters have agreed that they will not offer or sell any series
2005-CD1 certificates, directly or indirectly, in Japan or to, or for the benefit of, any

                                      S-4

resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange
Law and any other applicable laws, regulations and ministerial guidelines of
Japan.

                          NOTICE TO RESIDENTS OF KOREA

     The securities to which these materials relate (the "Subject Securities")
have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of
Korea, except pursuant to applicable laws and regulations of Korea. None of the underwriters or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the
Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of
Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject
Securities, the face amount of each certificate representing the Subject
Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign
Exchange Transaction laws) in connection with the purchase of the Subject
Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

                         NOTICE TO RESIDENTS OF GERMANY

     Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2005-CD1 certificates and each of the underwriters has represented and agreed that it will comply with the Securities Sales
Prospectus Act (Wertpapier - Verkaufsprospektgesetz) of Germany or any other laws applicable in Germany governing the issue, offering and sale of the series
2005-CD1 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Offentliches Angebot) in Germany with respect to any of the series 2005-CD1 certificates otherwise than in accordance with the
German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

     Any series 2005-CD1 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in Citigroup Commercial Mortgage Securities Inc. being obliged to register any further prospectus or corresponding document relating to the series 2005-CD1 certificates in such jurisdiction.

                                       S-5

                          NOTICE TO RESIDENTS OF FRANCE

     The series 2005-CD1 certificates may not be offered or sold, directly or indirectly, publicly in France. Neither this prospectus supplement nor any other offering material has been or will be submitted to the clearance procedure of the Commission des Operations de Bourse, and neither this prospectus supplement nor any other offering material may be released or distributed publicly in
France. The investors in France may only purchase the series 2005-CD1 certificates for their own account and in accordance with the Ordonnance
nDEG. 67-833 dated September 28, 1967, as amended, and Decree nDEG. 98-880 dated October 1, 1998, provided they are (i) "qualified investors" and/or (ii) a restricted group of investors within the meaning of said Ordonnance Decree. Each
French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid Decree. Any resale, directly or indirectly, to the public of the series 2005-CD1 certificates may be effected only in compliance with articles 6 and 7 of the aforesaid Ordonnance.

                          NOTICE TO NON-U.S. INVESTORS

     This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2005-CD1 certificates to the public in the European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                       S-6

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF
THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2005-CD1 Commercial Mortgage
Pass-Through Certificates, which series consists of multiple classes. In a preliminary version of this prospectus supplement, we referred to the subject series of commercial mortgage pass-through certificates as the Series CD 2005-C1
Commercial Mortgage Pass-Through Certificates and the subject trust as the CD
2005-C1 Commercial Mortgage Trust, but we have chosen to instead use the designations set forth in this prospectus supplement. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

----------------------------------------------------------------------------------------------------------------------------------
                                 SERIES 2005-CD1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES(1)
----------------------------------------------------------------------------------------------------------------------------------
                                              APPROX. %
                                  APPROX.       TOTAL
                APPROX.              %          CREDIT
            TOTAL PRINCIPAL     OF INITIAL     SUPPORT                                        WEIGHTED
          BALANCE OR NOTIONAL    MORTGAGE         AT       PASS-THROUGH        INITIAL         AVERAGE
               AMOUNT AT           POOL        INITIAL         RATE          PASS-THROUGH       LIFE      PRINCIPAL    S&P/MOODY'S
 CLASS      INITIAL ISSUANCE    BALANCE(2)   ISSUANCE(2)    DESCRIPTION          RATE          (YEARS)      WINDOW       RATINGS
----------------------------------------------------------------------------------------------------------------------------------

Offered Certificates
----------------------------------------------------------------------------------------------------------------------------------
  A-1       $   82,000,000         2.11%      30.000%(3)       Fixed          5.0468%           3.00     12/05-06/10     AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------------
  A-1D      $   92,000,000         2.37%      30.000%(3)       Fixed          3.8583%           3.00     12/05-06/10     AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------------
 A-2FL      $  200,000,000         5.16%      30.000%(3)    Floating(4)    LIBOR+0.1200%(5)     4.72     06/10-10/10    AAA/Aaa(6)
----------------------------------------------------------------------------------------------------------------------------------
 A-2FX      $   70,000,000         1.80%      30.000%(3)      WAC Cap         5.2254%(8)(9)     4.72     06/10-10/10     AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------------
  A-3       $  112,000,000         2.89%      30.000%(3)        WAC           5.2254%(8)        6.78     06/12-09/12     AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------------
  A-SB      $  198,275,000         5.11%      30.000%(3)        WAC           5.2254%(8)        7.39     10/10-02/15     AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------------
  A-4       $1,563,032,000        40.30%      30.000%(3)        WAC           5.2254%(8)        9.68     02/15-09/15     AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------------
  A-1A      $  397,464,000        10.25%      30.000%(3)        WAC           5.2254%(8)        8.47     12/05-09/15     AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------------
  A-M       $  387,824,000        10.00%      20.000%           WAC           5.2254%(8)        9.89     09/15-10/15     AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------------
  A-J       $  305,412,000         7.88%      12.125%           WAC           5.2254%(8)        9.92     10/15-10/15     AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------------
   B        $   29,087,000         0.75%      11.375%           WAC           5.2254%(8)        9.92     10/15-10/15     AA+/Aa1
----------------------------------------------------------------------------------------------------------------------------------
   C        $   43,630,000         1.12%      10.250%           WAC           5.2254%(8)        9.92     10/15-10/15     AA/Aa2
----------------------------------------------------------------------------------------------------------------------------------
   D        $   43,630,000         1.12%       9.125%           WAC           5.2254%(8)        9.92     10/15-10/15     AA-/Aa3
----------------------------------------------------------------------------------------------------------------------------------
   E        $   58,174,000         1.50%       7.625%           WAC           5.2254%(8)        9.92     10/15-10/15      A/A2
----------------------------------------------------------------------------------------------------------------------------------
Non-Offered Certificates
----------------------------------------------------------------------------------------------------------------------------------
   X        $3,878,244,727(7)       NAP          NAP        Variable IO       0.0466%(8)         NAP         NAP         AAA/Aaa
----------------------------------------------------------------------------------------------------------------------------------
   F        $   38,783,000         1.00%       6.625%           WAC           5.2254%(8)         NAP         NAP          A-/A3
----------------------------------------------------------------------------------------------------------------------------------
   G        $   43,630,000         1.12%       5.500%           WAC           5.2254%(8)         NAP         NAP        BBB+/Baa1
----------------------------------------------------------------------------------------------------------------------------------
   H        $   43,630,000         1.12%       4.375%           WAC           5.2254%(8)         NAP         NAP        BBB/Baa2
----------------------------------------------------------------------------------------------------------------------------------
   J        $   48,478,000         1.25%       3.125%           WAC           5.2254%(8)         NAP         NAP        BBB-/Baa3
----------------------------------------------------------------------------------------------------------------------------------
   K        $   29,087,000         0.75%       2.375%         WAC Cap         5.0650%            NAP         NAP         BB+/Ba1
----------------------------------------------------------------------------------------------------------------------------------
   L        $    9,696,000         0.25%       2.125%         WAC Cap         5.0650%            NAP         NAP         BB/Ba2
----------------------------------------------------------------------------------------------------------------------------------
   M        $   14,543,000         0.37%       1.750%         WAC Cap         5.0650%            NAP         NAP         BB-/Ba3
----------------------------------------------------------------------------------------------------------------------------------
   N        $    9,696,000         0.25%       1.500%         WAC Cap         5.0650%            NAP         NAP          B+/B1
----------------------------------------------------------------------------------------------------------------------------------
   O        $    9,695,000         0.25%       1.250%         WAC Cap         5.0650%            NAP         NAP          B/B2
----------------------------------------------------------------------------------------------------------------------------------
   P        $    9,696,000         0.25%       1.000%         WAC Cap         5.0650%            NAP         NAP          B-/B3
----------------------------------------------------------------------------------------------------------------------------------
   Q        $   38,782,727         1.00%       0.000%         WAC Cap         5.0650%            NAP         NAP        NR/NR(10)
----------------------------------------------------------------------------------------------------------------------------------
OCS(11)     $   25,000,000          NAP          NAP       Loan-Specific      4.8750%            NAP         NAP       NR(10)/Baa3
----------------------------------------------------------------------------------------------------------------------------------
   R              NAP               NAP          NAP            NAP              NAP             NAP         NAP        NR/NR(10)
----------------------------------------------------------------------------------------------------------------------------------
   Y              NAP               NAP          NAP            NAP              NAP             NAP         NAP        NR/NR(10)
----------------------------------------------------------------------------------------------------------------------------------

(footnotes on next page)

                                      S-7

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(footnotes to table on prior page)

(1)  Various characteristics of the series 2005-CD1 certificates shown in this table are further discussed below under "--Key Certificate Features Shown in the Table Above".

(2)  The approximate percentage of the initial mortgage pool balance, and the approximate percentage of the total credit support at initial issuance, of any class shown in the table on page S-7 does not take into account the total principal balance of, or the portion of the One Court Square-Citibank underlying mortgage loan (that is, the non-pooled portion thereof)
     represented by, the class OCS certificates. See Footnote (11) below.

(3)  Calculated in the aggregate for the class A-1, A-1D, A-2FL, A-2FX, A-3,
     A-SB, A-4 and A-1A certificates.

(4)  The assets of the trust will include a swap agreement that relates to the class A-2FL certificates. The class A-2FL certificates will represent undivided interests in, among other things, a real estate mortgage investment conduit regular interest, designated as the class A-2FL REMIC II regular interest, and the rights and obligations under the swap agreement.
     For so long as it is in effect, the swap agreement will provide, among other things, that fixed amounts payable by the trust as interest with respect to the class A-2FL REMIC II regular interest will be exchanged for floating amounts payable as interest by the swap provider under the swap agreement, with regularly scheduled payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the class A-2FL certificates outstanding from time to time. The total principal balance of the class A-2FL certificates at any time will equal the total principal balance of the class A-2FL REMIC II regular interest. The class A-2FL REMIC
     II regular interest will accrue interest at the respective pass-through rates described under "Description of the Offered
     Certificates--Payments--Calculation of Pass-Through Rates" in this prospectus supplement. If interest distributions with respect to the class
     A-2FL REMIC II regular interest are less than the applicable fixed amount payable to the swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the swap agreement and, accordingly, in the amount of interest payable on the class A-2FL certificates, thereby resulting in an effective pass-through rate for the class A-2FL certificates below the applicable LIBOR-based rate. See "Description of the Swap Agreement" in this prospectus supplement.

(5)  The initial value of LIBOR will be calculated on November 11, 2005.

(6)  The ratings on the class A-2FL certificates will address the payment of interest thereon only up to the pass-through rate for the class A-2FL REMIC
     II regular interest.

(7)  Notional amount.

(8)  Approximate.

(9)  The pass-through rate applicable to the class A-2FX certificates will be the lesser of (i) the weighted average of certain net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the
     One Court Square-Citibank underlying mortgage loan), and (ii) 5.2687% per annum.

(10) "NR" means not rated.

(11) The class OCS certificates will represent interests solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Court
     Square-Citibank. The portion of the One Court Square-Citibank underlying mortgage loan that is represented by the class OCS certificates is considered the non-pooled portion of that mortgage loan and will not be part of the pooled mortgage assets backing the offered certificates. The remaining portion of the One Court Square-Citibank underlying mortgage loan, which is the pooled portion of that mortgage loan, will be pooled with the other underlying mortgage loans to back the other classes of the series 2005-CD1 certificates.

                                   ----------

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the CD 2005-CD1 Commercial Mortgage Trust. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     Four (4) mortgage loans that we intend to include in the trust, representing 6.8% of the initial mortgage pool balance and 7.5% of the initial loan group no. 1 balance, are in each case part of a loan combination. A loan combination consists of two or more mortgage loans, only one of which will be an asset of the trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Any mortgage loan that is part of a loan combination, but is not an asset of the trust, is sometimes referred to in this prospectus supplement as a non-trust mortgage loan.

                                      S-8

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     Unless specifically indicated otherwise, statistical information in this prospectus supplement with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Court Square-Citibank is being presented without regard to the non-pooled portion of that mortgage loan. In addition, references in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (without regard to the non-pooled portion of the One Court Square-Citibank underlying mortgage loan) as of the cut-off date for the mortgage pool described in this prospectus supplement, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of
November 1, 2005. The series 2005-CD1 pooling and servicing agreement will, with one material exception, also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Loews Universal Hotel
Portfolio, which underlying mortgage loan represents 1.4% of the initial mortgage pool balance and is part of a loan combination, the servicing and administration thereof will be governed by the pooling and servicing agreement for the securitization of a related non-trust mortgage loan. That underlying mortgage loan is sometimes referred to in this prospectus supplement as the outside serviced underlying mortgage loan.

     The parties to the series 2005-CD1 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer.
We will file a copy of the series 2005-CD1 pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See
"Available Information; Incorporation by Reference" in the accompanying prospectus.

                                   ----------

                KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

TOTAL PRINCIPAL BALANCE OR
NOTIONAL AMOUNT AT INITIAL
ISSUANCE......................   The class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB,
                                 A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K,
                                 L, M, N, O, P, Q and OCS certificates will be
                                 the series 2005-CD1 certificates with principal
                                 balances and are sometimes referred to as the
                                 series 2005-CD1 principal balance certificates.
                                 The table on page S-7 of this prospectus
                                 supplement sets forth for each of those classes
                                 of certificates, the approximate total
                                 principal balance of the subject class at
                                 initial issuance. The actual total principal
                                 balance of any class of series 2005-CD1
                                 principal balance certificates at initial
                                 issuance may be larger or smaller than the
                                 amount shown in the table on page S-7 of this
                                 prospectus supplement, depending on, among
                                 other things, the actual size of the initial
                                 mortgage pool balance or, in the case of the
                                 class OCS certificates, the actual size of the
                                 non-pooled portion of the One Court
                                 Square-Citibank underlying mortgage loan. The
                                 actual size of the initial mortgage pool
                                 balance may be as much as 5% larger or smaller
                                 than the amount presented in this prospectus
                                 supplement.

                                 The total principal balance of the class A-2FL
                                 certificates will at all times equal the total
                                 principal balance of the class A-2FL REMIC II
                                 regular interest.

                                       S-9

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                                 The principal balance of any of the series
                                 2005-CD1 principal balance certificates at any
                                 time represents the maximum amount that the
                                 holder may receive as principal out of cash
                                 flow received on or with respect to the
                                 underlying mortgage loans.

                                 The class X certificates will not have
                                 principal balances and are sometimes referred
                                 to as the series 2005-CD1 interest-only
                                 certificates. For purposes of calculating the
                                 amount of accrued interest with respect
                                 thereto, however, the class X certificates will
                                 have notional amounts. The total notional
                                 amount of the class X certificates will be
                                 equal to the total principal balance of the
                                 class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB, A-4,
                                 A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
                                 M, N, O, P and Q certificates outstanding from
                                 time to time. In general, the total principal
                                 balance of each such class of series 2005-CD1
                                 principal balance certificates will constitute
                                 a separate component of the total notional
                                 amount of the class X certificates. The total
                                 notional amount of the class X certificates
                                 will not include the total principal balance of
                                 the class OCS certificates.

                                 The class R certificates will not have
                                 principal balances or notional amounts. They
                                 will be residual interest certificates. The
                                 holders of the class R certificates are not
                                 expected to receive any material payments.

                                 The class Y certificates also will not have
                                 principal balances or notional amounts. They
                                 will represent the right to receive any
                                 collections of additional interest that may
                                 accrue with respect to the mortgage loans that
                                 have anticipated repayment dates, as described
                                 under "--The Underlying Mortgage Loans and the
                                 Mortgaged Real Properties" below. That
                                 additional interest results from an increase in
                                 the applicable accrual rate if the subject
                                 mortgage loan remains outstanding past its
                                 anticipated repayment date.

TOTAL CREDIT SUPPORT AT
INITIAL ISSUANCE..............   The respective classes of the series 2005-CD1
                                 certificates, other than the class Y and R
                                 certificates, will entitle their holders to
                                 varying degrees of seniority for purposes of:

                                 o    receiving payments of interest and, except
                                      in the case of the class X certificates,
                                      payments of principal; and

                                 o    bearing the effects of losses on the
                                      underlying mortgage loans or on a
                                      specified underlying mortgage loan, as
                                      well as default-related and other
                                      unanticipated expenses of the trust.

                                      S-10

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                                 Without regard to the class OCS certificates:

                                 o    the class A-1, A-1D, A-2FL, A-2FX, A-3,
                                      A-SB, A-4, A-1A and X certificates will be
                                      the most senior classes of the series
                                      2005-CD1 certificates;

                                 o    the class A-M certificates will be the
                                      next most senior class of the series
                                      2005-CD1 certificates;

                                 o    the class A-J certificates will be the
                                      next most senior class of the series
                                      2005-CD1 certificates; and

                                 o    the class B, C, D, E, F, G, H, J, K, L, M,
                                      N, O, P and Q certificates will, in the
                                      case of each such class, be senior to each
                                      other such class, if any, with a later
                                      alphabetic class designation.

                                 The class OCS certificates will represent a
                                 subordinated right to receive out of payments
                                 and other collections (or advances in lieu
                                 thereof) on the One Court Square-Citibank
                                 underlying mortgage loan monthly payments of:
                                 interest at the related pass-through rate; and
                                 principal in the amounts generally described
                                 under "--Payments--Payments of Principal"
                                 below. See "Description of the Offered
                                 Certificates--Payments--Allocation of Payments
                                 on the One Court Square-Citibank Mortgage Loan;
                                 Payments on the Class OCS Certificates" in this
                                 prospectus supplement.

                                 The class Y and R certificates will not provide
                                 any credit support for, or receive any credit
                                 support from, any other class of series
                                 2005-CD1 certificates.

                                 The table on page S-7 of this prospectus
                                 supplement shows the approximate total credit
                                 support provided to each class of the series
                                 2005-CD1 certificates, other than the class X,
                                 Q, OCS, Y and R certificates, through the
                                 subordination of other classes of the series
                                 2005-CD1 principal balance certificates
                                 (exclusive of the class OCS certificates). In
                                 the case of each of those classes of series
                                 2005-CD1 certificates, the credit support shown
                                 in the table on page S-7 of this prospectus
                                 supplement represents the total initial
                                 principal balance, expressed as a percentage of
                                 the initial mortgage pool balance, of all
                                 classes of the series 2005-CD1 principal
                                 balance certificates (exclusive of the class
                                 OCS certificates) that are subordinate to the
                                 indicated class.

                                 The above-described relative priority of the
                                 class A-2FL certificates is based solely on the
                                 priority of payments of interest and principal
                                 with respect to the class A-2FL REMIC II
                                 regular interest, out of collections and
                                 advances on the underlying mortgage loans. NO
                                 CLASS OF SERIES 2005-CD1 CERTIFICATES PROVIDES
                                 ANY CREDIT SUPPORT TO THE CLASS A-2FL
                                 CERTIFICATES

                                      S-11

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                                 FOR A FAILURE BY THE SWAP COUNTERPARTY TO MAKE
                                 PAYMENT UNDER THE SWAP AGREEMENT.

PASS-THROUGH RATES............   Each class of the series 2005-CD1 certificates,
                                 other than the class Y and R certificates, will
                                 bear interest. The table on page S-7 of this
                                 prospectus supplement provides the indicated
                                 information regarding the pass-through rate at
                                 which each of those classes of the series
                                 2005-CD1 certificates will accrue interest.

                                 Each interest-bearing class of series 2005-CD1
                                 certificates identified in the table on page
                                 S-7 of this prospectus supplement as having a
                                 "Fixed" pass-through rate, has a fixed
                                 pass-through rate that will remain constant at
                                 the initial pass-through rate for that class.

                                 Each interest-bearing class of series 2005-CD1
                                 certificates identified in the table on page
                                 S-7 of this prospectus supplement as having a
                                 "WAC" pass-through rate, has a variable
                                 pass-through rate equal to a weighted average
                                 coupon derived from certain net interest rates
                                 on the underlying mortgage loans (without
                                 regard to the non-pooled portion of the One
                                 Court Square-Citibank underlying mortgage
                                 loan).

                                 Each interest-bearing class of series 2005-CD1
                                 certificates identified in the table on page
                                 S-7 of this prospectus supplement as having a
                                 "WAC Cap" pass-through rate, has a variable
                                 pass-through rate equal to the lesser of:

                                 o    the rate per annum shown in the table on
                                      page S-7 as the initial pass-through rate
                                      for that class (or, in the case of the
                                      class A-2FX certificates, 5.2687% per
                                      annum); and

                                 o    a weighted average coupon derived from
                                      certain net interest rates on the
                                      underlying mortgage loans (without regard
                                      to the non-pooled portion of the One Court
                                      Square-Citibank underlying mortgage loan).

                                 For so long as the swap agreement is in effect
                                 and there is no continuing payment default
                                 thereunder on the part of the swap
                                 counterparty, the pass-through rate applicable
                                 to payments of interest to holders of the class
                                 A-2FL certificates for any interest accrual
                                 period will equal the value of LIBOR from time
                                 to time (which will be determined as described
                                 under "Description of the Offered
                                 Certificates--Payments--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement) plus 0.1200%; except that, if and
                                 to the extent that the amount of interest
                                 payable with respect to the class A-2FL REMIC
                                 II regular interest out of collections and
                                 advances on the underlying mortgage loans --
                                 and, accordingly, the amount of interest
                                 payable to the swap counterparty -- for any
                                 payment date is less than 1/12 of the

                                      S-12

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                                 product of (a) 5.1200%, multiplied by (b) the
                                 total principal balance of the class A-2FL
                                 certificates immediately prior to that payment
                                 date, then there will be a dollar-for-dollar
                                 reduction in the amounts payable under the swap
                                 agreement for -- and, accordingly, in the
                                 actual payments of interest to the holders of
                                 the class A-2FL certificates on -- that payment
                                 date. Any such reduction will result in the
                                 effective pass-through rate for the class A-2FL
                                 certificates being less than the applicable
                                 value of LIBOR plus 0.1200%. The pass-through
                                 rate for the class A-2FL REMIC II regular
                                 interest will be variable and, from time to
                                 time, will equal the lesser of (x) 5.1200% per
                                 annum and (y) a weighted average coupon derived
                                 from the net interest rates on the underlying
                                 mortgage loans (without regard to the
                                 non-pooled portion of the One Court
                                 Square-Citibank underlying mortgage loan).
                                 However, if there is a continuing payment
                                 default on the part of the swap counterparty
                                 under the swap agreement, or if the swap
                                 agreement is terminated and not replaced, then
                                 the pass-through rate applicable to the class
                                 A-2FL certificates will convert to the
                                 pass-through rate applicable to the class A-2FL
                                 REMIC II regular interest. See "Description of
                                 the Swap Agreement--The Swap Agreement" and
                                 "Description of the Offered
                                 Certificates--Payments" in this prospectus
                                 supplement.

                                 As described under "--Key Certificate Features
                                 Shown in the Table Above--Total Principal
                                 Balance or Notional Amount at Initial Issuance"
                                 above, the total notional amount of the class X
                                 certificates from time to time consists of
                                 multiple components. The pass-through rate for
                                 the class X certificates will, with respect to
                                 any interest accrual period, equal a weighted
                                 average of the respective strip rates, which we
                                 refer to as class X strip rates, at which
                                 interest accrues during that interest accrual
                                 period on the respective components of the
                                 total notional amount of the class X
                                 certificates outstanding immediately prior to
                                 the related payment date, with the relevant
                                 weighting to be done based upon the relative
                                 sizes of those components. For purposes of
                                 accruing interest during any interest accrual
                                 period, from and including the initial interest
                                 accrual period, on any particular component of
                                 the total notional amount of the class X
                                 certificates outstanding immediately prior to
                                 the related payment date, the applicable class
                                 X strip rate will equal the excess, if any,
                                 of --

                                 o    the weighted average of certain net
                                      interest rates on the underlying mortgage
                                      loans (without regard to the non-pooled
                                      portion of the One Court Square-Citibank
                                      underlying mortgage loan), over

                                 o    the pass-through rate in effect during the
                                      subject interest accrual period for the
                                      class of series 2005-CD1 principal balance
                                      certificates whose total principal balance
                                      makes up that component (or, in the case
                                      of the class A-2FL certificates, if
                                      applicable, the pass-through rate in
                                      effect

                                      S-13

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                                      during the subject interest accrual period
                                      for the class A-2FL REMIC II regular
                                      interest).

                                 The respective initial pass-through rates
                                 listed in the table on page S-7 for the class
                                 A-2FX, A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D,
                                 E, F, G, H, J and X certificates are each
                                 approximate.

                                 The references to "certain net interest rates
                                 on the underlying mortgage loans" above in this
                                 "--Pass-Through Rates" subsection mean, as to
                                 any particular mortgage loan in the trust, a
                                 net interest rate that is generally equal to
                                 (a) the related mortgage rate in effect as of
                                 the date of initial issuance of the offered
                                 certificates (without regard to any subsequent
                                 modification, waiver or amendment), minus (b)
                                 the annual rate at which the related master
                                 servicing fee, including any primary servicing
                                 fee, is calculated under the series 2005-CD1
                                 pooling and servicing agreement and, in the
                                 case of the outside serviced underlying
                                 mortgage loan, the annual rate at which the
                                 related servicing fee is calculated under the
                                 applicable pooling and servicing agreement;
                                 provided that, if the subject underlying
                                 mortgage loan accrues interest on the basis of
                                 the actual number of days elapsed during any
                                 one-month interest accrual period in a year
                                 assumed to consist of 360 days, then, in some
                                 months, the subject net interest rate described
                                 above as the difference between the rates
                                 described in clauses (a) and (b) above will be
                                 converted to an annual rate that would
                                 generally produce an equivalent amount of
                                 interest accrued during the same one-month
                                 interest accrual period on the basis of an
                                 assumed 360-day year consisting of twelve
                                 30-day months.

                                 The pass-through rate for the class OCS
                                 certificates will generally equal the "net
                                 interest rate" contemplated by the preceding
                                 paragraph with respect to the One Court
                                 Square-Citibank underlying mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Payments--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement.

WEIGHTED AVERAGE LIFE AND
PRINCIPAL WINDOW..............   The weighted average life of any class of
                                 offered certificates refers to the average
                                 amount of time, expressed in years, that will
                                 elapse from the date of their issuance until
                                 each dollar to be applied in reduction of the
                                 total principal balance of those certificates
                                 is paid to investors. The principal window for
                                 any class of offered certificates is the period
                                 during which the holders of that class of
                                 offered certificates will receive payments of
                                 principal.

                                 The weighted average life and principal window
                                 shown in the table on page S-7 of this
                                 prospectus supplement for each class of

                                      S-14

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                                 offered certificates were calculated based on
                                 the following assumptions with respect to each
                                 underlying mortgage loan (without regard to the
                                 non-pooled portion of the One Court
                                 Square-Citibank underlying mortgage loan):

                                 o    the related borrower timely makes all
                                      payments on the mortgage loan;

                                 o    if the mortgage loan has an anticipated
                                      repayment date, as described under "--The
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties" below, the
                                      mortgage loan will be paid in full on that
                                      date; and

                                 o    the mortgage loan will not otherwise be
                                      prepaid prior to stated maturity.

                                 The weighted average life and principal window
                                 shown in the table on page S-7 of this
                                 prospectus supplement for each class of offered
                                 certificates were further calculated based on
                                 the other maturity assumptions referred to
                                 under "--Yield and Maturity Considerations" in,
                                 and set forth in the glossary to, this
                                 prospectus supplement.

RATINGS.......................   The ratings shown in the table on page S-7 of
                                 this prospectus supplement for the offered
                                 certificates are those of Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc., and Moody's Investors Service,
                                 Inc., respectively. It is a condition to their
                                 issuance that the respective classes of the
                                 offered certificates receive credit ratings no
                                 lower than those shown in the table on page S-7
                                 of this prospectus supplement.

                                 As discussed in this prospectus supplement and
                                 in the accompanying prospectus, the ratings
                                 assigned to each class of offered certificates
                                 will represent the likelihood of:

                                 o    timely receipt by the related
                                      certificateholders of all interest
                                      (subject to the proviso below) to which
                                      they are entitled on each payment date;
                                      and

                                 o    the ultimate receipt by the related
                                      certificateholders of all principal to
                                      which they are entitled by the applicable
                                      rated final payment date (see "--Relevant
                                      Dates and Periods--Rated Final Payment
                                      Date" below);

                                 provided that the ratings on the class A-2FL
                                 certificates will address the payment of
                                 interest thereon only up to the pass-through
                                 rate for the class A-2FL REMIC II regular
                                 interest.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                      S-15

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                                 The ratings on the class A-2FL certificates do
                                 not represent any assessment as to whether the
                                 floating interest rate on that class of
                                 certificates will convert to the pass-through
                                 rate for the class A-2FL REMIC II regular
                                 interest or vice versa or any DTC delays
                                 related thereto. The ratings on the class A-2FL
                                 certificates do not constitute a rating with
                                 respect to the likelihood of the receipt of
                                 payments to be made by the swap counterparty or
                                 any interest rate reductions or increases
                                 contemplated in this prospectus supplement.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WE AND US.....................   Our name is Citigroup Commercial Mortgage
                                 Securities Inc. We are a Delaware corporation.
                                 Our address is 388 Greenwich Street, New York,
                                 New York 10013 and our telephone number is
                                 (212) 816-6000. We are a wholly-owned
                                 subsidiary of Citigroup Financial Products Inc.
                                 and an affiliate of Citigroup Global Markets
                                 Inc., one of the underwriters, and Citigroup
                                 Global Markets Realty Corp., one of the
                                 mortgage loan sellers. We will transfer to the
                                 trust the original mortgage loans that will
                                 back the series 2005-CD1 certificates. See
                                 "Citigroup Commercial Mortgage Securities Inc."
                                 in the accompanying prospectus.

TRUSTEE.......................   LaSalle Bank National Association, a national
                                 banking association, will act as the trustee on
                                 behalf of all the series 2005-CD1
                                 certificateholders, and in that capacity,
                                 except as otherwise described under "--Relevant
                                 Parties--Loews Universal Hotel Portfolio
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer" below, will be mortgagee of
                                 record with respect to the underlying mortgage
                                 loans. It maintains an office at 135 S. LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603.
                                 The trustee will be responsible for, among
                                 other things, distributing payments to series
                                 2005-CD1 certificateholders and making various
                                 statements and reports available to series
                                 2005-CD1 certificateholders. See "Description
                                 of the Offered Certificates--The Trustee" in
                                 this prospectus supplement. The trustee will
                                 also have, or be responsible for appointing an
                                 agent to perform, additional duties with
                                 respect to tax administration.

FISCAL AGENT..................   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation, will act as the fiscal agent on
                                 behalf of all the series 2005-CD1
                                 certificateholders. It maintains an office at
                                 135 S. LaSalle Street, Suite 1625, Chicago,
                                 Illinois 60603. See "Description of the Offered
                                 Certificates--The Fiscal Agent" in this
                                 prospectus supplement.

MASTER SERVICER...............   Midland Loan Services, Inc., a Delaware
                                 corporation, will act as the master servicer
                                 with respect to the underlying mortgage

                                      S-16

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                                 loans, except as otherwise described under
                                 "--Relevant Parties--Loews Universal Hotel
                                 Portfolio Mortgagee of Record, Master Servicer
                                 and Special Servicer" below. The primary
                                 servicing offices of Midland Loan Services,
                                 Inc. are located at 10851 Mastin Street, Suite
                                 700, Overland Park, Kansas 66210. See
                                 "Servicing of the Underlying Mortgage
                                 Loans--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.
                                 Midland Loan Services, Inc. is a subsidiary of
                                 PNC Bank, National Association, one of the
                                 mortgage loan sellers, and an affiliate of PNC
                                 Capital Markets, Inc., one of the underwriters.

SPECIAL SERVICER..............   LNR Partners, Inc., a Florida corporation, will
                                 act as the special servicer with respect to the
                                 underlying mortgage loans, except as otherwise
                                 described under "--Relevant Parties--Loews
                                 Universal Hotel Portfolio Mortgagee of Record,
                                 Master Servicer and Special Servicer" below.
                                 See "Servicing of the Underlying Mortgage
                                 Loans--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.

LOEWS UNIVERSAL HOTEL
PORTFOLIO MORTGAGEE OF RECORD,
MASTER SERVICER AND SPECIAL
SERVICER......................   The entire Loews Universal Hotel Portfolio loan
                                 combination (including the Loews Universal
                                 Hotel Portfolio underlying mortgage loan),
                                 which we identify under "--The Underlying
                                 Mortgage Loans and the Mortgaged Real
                                 Properties--The Loan Combinations", is
                                 currently being--and, upon issuance of the
                                 series 2005-CD1 certificates, will continue to
                                 be--serviced and administered pursuant to the
                                 separate pooling and servicing agreement
                                 relating to the J.P. Morgan Chase Commercial
                                 Mortgage Securities Corp., Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-CIBC12
                                 commercial mortgage securitization, which
                                 provides for servicing arrangements that are
                                 similar but not identical to those under the
                                 series 2005-CD1 pooling and servicing
                                 agreement. In that regard--

                                 o    LaSalle Bank National Association, which
                                      is the trustee under the J.P. Morgan
                                      Series 2005-CIBC12 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      mortgagee of record with respect to the
                                      entire Loews Universal Hotel Portfolio
                                      loan combination;

                                 o    GMAC Commercial Mortgage Corporation,
                                      which is the master servicer under the
                                      J.P. Morgan Series 2005-CIBC12 pooling and
                                      servicing agreement, will, in that
                                      capacity, be the initial master servicer
                                      for the entire Loews Universal Hotel
                                      Portfolio loan combination; and

                                 o    J.E. Robert Company, Inc., which is the
                                      special servicer under the J.P. Morgan
                                      Series 2005-CIBC12 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      initial

                                      S-17

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                                      special servicer for the entire Loews
                                      Universal Hotel Portfolio loan
                                      combination.

THE NON-TRUST MORTGAGE LOAN
NOTEHOLDERS...................   Four (4) underlying mortgage loans are, in each
                                 case, part of a loan combination comprised of
                                 two (2) or more mortgage loans that are
                                 obligations of the same borrower, only one of
                                 which will be included in the trust fund. The
                                 remaining mortgage loan(s) in a loan
                                 combination will not be included in the trust
                                 fund, provided that all of the mortgage loans
                                 in the subject loan combination are together
                                 secured by the same mortgage instrument(s)
                                 encumbering the same mortgaged real property or
                                 properties. A non-trust mortgage loan may be
                                 subordinate or pari passu in right of payment
                                 with the underlying mortgage loan in the same
                                 loan combination. All of the mortgage loans
                                 comprising a given loan combination are
                                 cross-defaulted, but none of the loan
                                 combinations is cross-collateralized or
                                 cross-defaulted with any other loan
                                 combination. See "--Underlying Mortgage Loans
                                 and the Mortgaged Real Properties" below.

                                 Except as described above under "--Relevant
                                 Parties--Loews Universal Hotel Portfolio
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer" above, each of the loan
                                 combinations will be serviced under the series
                                 2005-CD1 pooling and servicing agreement by the
                                 master servicer and the special servicer
                                 thereunder. Pursuant to one or more co-lender
                                 or similar agreements with respect to each of
                                 the loan combinations, the holder of a
                                 particular non-trust mortgage loan in the
                                 subject loan combination, or a group of holders
                                 of non-trust mortgage loans in the subject loan
                                 combination (acting together), or the holders
                                 of the majority of the mortgage loans in the
                                 subject loan combination (acting together), may
                                 be granted various rights and powers, including
                                 (a) cure rights with respect to the underlying
                                 mortgage loan in that loan combination, (b) a
                                 purchase option with respect to the underlying
                                 mortgage loan in that loan combination, (c) the
                                 right to advise, consent, direct and/or consult
                                 with the applicable servicer regarding various
                                 servicing matters, including certain
                                 modifications, affecting that loan combination
                                 and/or (d) the right to replace the special
                                 servicer with respect to that loan combination.
                                 In some cases, those rights and powers may be
                                 assignable or may be exercised through a
                                 representative or designee.

                                      S-18

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                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" and "Servicing of the Underlying
                                 Mortgage Loans--The Series 2005-CD1 Controlling
                                 Class Representative, the Class OCS
                                 Representative and the Non-Trust Loan
                                 Noteholders" in this prospectus supplement for
                                 a more detailed description of certain of the
                                 foregoing rights of the respective non-trust
                                 mortgage loan noteholders. See also "Risk
                                 Factors--Risks Related to the Underlying
                                 Mortgage Loans--The Underlying Mortgage Loans
                                 Have a Variety of Characteristics That May
                                 Expose Investors to Greater Risk of Default and
                                 Loss--Some of the Underlying Borrowers Have
                                 Incurred or Are Permitted to Incur Additional
                                 Debt Secured by the Related Mortgaged Real
                                 Property", "--Conflicts Between
                                 Certificateholders and Holders of the Non-Trust
                                 Loans" and "--You Will Have Less Control Over
                                 the Servicing of the Outside Serviced Mortgage
                                 Loan" in this prospectus supplement.

CLASS OCS CERTIFICATEHOLDERS
AND CLASS OCS
REPRESENTATIVE................   The class OCS certificates will evidence an
                                 interest solely in a portion of the underlying
                                 mortgage loan secured by the mortgaged real
                                 property identified on Annex A-1 to this
                                 prospectus supplement as One Court
                                 Square-Citibank. The holders -- or, if
                                 applicable, the beneficial owners -- of class
                                 OCS certificates entitled to a majority of the
                                 series 2005-CD1 voting rights allocated to the
                                 class OCS certificates, will be entitled, among
                                 other things, to appoint a representative that
                                 may, with certain limitations, advise, consent
                                 to and direct the applicable servicer with
                                 respect to various servicing matters, including
                                 certain modifications, involving the One Court
                                 Square-Citibank underlying mortgage loan;
                                 provided that, upon the occurrence of various
                                 trigger events related to collateral value,
                                 those rights may become exercisable by holders
                                 of the controlling class of series 2005-CD1
                                 certificates or their representative.

                                 Under certain default scenarios, the holders --
                                 or, if applicable, the beneficial owners -- of
                                 the class OCS certificates entitled to a
                                 majority of the series 2005-CD1 voting rights
                                 allocated to the class OCS certificates, will
                                 (a) have a par purchase option with respect to
                                 the One Court Square-Citibank underlying
                                 mortgage loan and (b) have certain rights to
                                 cure defaults of the related borrower and delay
                                 the transfer of the One Court Square-Citibank
                                 underlying mortgage loan into special
                                 servicing.

                                 See "Servicing of the Underlying Mortgage
                                 Loans--The Series 2005-CD1 Controlling Class
                                 Representative, the Class OCS Representative
                                 and the Non-Trust Loan Noteholders",
                                 "--Replacement of the Special Servicer" and
                                 "--Fair Value Purchase Option" in this
                                 prospectus supplement.

                                      S-19

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CONTROLLING CLASS OF SERIES
2005-CD1 CERTIFICATEHOLDERS
AND THE SERIES 2005-CD1
CONTROLLING CLASS
REPRESENTATIVE................   At any time of determination, the controlling
                                 class of series 2005-CD1 certificateholders
                                 will be the holders of the most subordinate
                                 class of series 2005-CD1 certificates,
                                 exclusive of the X, OCS, Y and R classes, that
                                 has a total principal balance that is greater
                                 than 25% of the total initial principal balance
                                 of that class. However, if no class of series
                                 2005-CD1 certificates, exclusive of the X, OCS,
                                 Y and R classes, has a total principal balance
                                 that satisfies the condition set forth in the
                                 preceding sentence at the time of
                                 determination, then the controlling class of
                                 series 2005-CD1 certificateholders will be the
                                 holders of the most subordinate class of series
                                 2005-CD1 certificates then outstanding,
                                 exclusive of the X, OCS, Y and R classes, that
                                 has a total principal balance greater than
                                 zero. For purposes of determining, and
                                 exercising the rights of, the controlling class
                                 of series 2005-CD1 certificateholders, the
                                 class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB, A-4
                                 and A-1A certificateholders will be considered
                                 a single class.

                                 The holders -- or, if applicable, the
                                 beneficial owners -- of certificates
                                 representing a majority interest in the
                                 controlling class of series 2005-CD1
                                 certificates will be entitled, among other
                                 things, to:

                                 o    replace the special servicer, subject to
                                      the conditions described under "Servicing
                                      of the Underlying Mortgage
                                      Loans--Replacement of the Special
                                      Servicer" in this prospectus supplement,
                                      subject to the rights in that regard of
                                      one or more non-trust mortgage loan
                                      noteholders or its (or their)
                                      representative with respect to each of the
                                      loan combinations serviced under the
                                      series 2005-CD1 pooling and servicing
                                      agreement; and

                                 o    select a representative that, subject to
                                      the conditions described under "Servicing
                                      of the Underlying Mortgage Loans--The
                                      Series 2005-CD1 Controlling Class
                                      Representative, the Class OCS
                                      Representative and the Non-Trust Loan
                                      Noteholders" in this prospectus
                                      supplement, may direct the special
                                      servicer with respect to various servicing
                                      matters under the series 2005-CD1 pooling
                                      and servicing agreement, except to the
                                      extent that (a) one or more related
                                      non-trust mortgage loan noteholders or its
                                      (or their) representative may otherwise do
                                      so with respect to any loan combination
                                      serviced under the series 2005-CD1 pooling
                                      and servicing agreement and (b) the class
                                      OCS representative may otherwise do so
                                      with respect to the One Court
                                      Square-Citibank underlying mortgage loan.

                                      S-20

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                                 Unless there are significant losses on the
                                 underlying mortgage loans, the controlling
                                 class of series 2005-CD1 certificateholders
                                 will be the holders of a non-offered class of
                                 series 2005-CD1 certificates.

                                 The series 2005-CD1 controlling class
                                 certificateholders will have the right to
                                 replace the special servicer under the
                                 applicable pooling and servicing agreement with
                                 respect to the Loews Universal Hotel Portfolio
                                 loan combination under the limited
                                 circumstances described under "Description of
                                 the Mortgage Pool--The Loan
                                 Combinations--Rights of the Class UHP Directing
                                 Certificateholder and the Holders of the Loews
                                 Universal Hotel Portfolio Pari Passu Senior
                                 Loans--Termination of the Series 2005-CIBC12
                                 Special Servicer".

                                 The holder -- or, if applicable, the beneficial
                                 owner -- of series 2005-CD1 certificates
                                 evidencing the largest percentage interest of
                                 voting rights allocated to the series 2005-CD1
                                 controlling class will have a fair value
                                 purchase option with respect to defaulted
                                 underlying mortgage loans that satisfy the
                                 criteria described in this prospectus
                                 supplement. See "Servicing of the Underlying
                                 Mortgage Loans--Fair Value Purchase Option" in
                                 this prospectus supplement and "Description of
                                 the Mortgage Pool--The Loan Combinations--The
                                 Loews Universal Hotel Portfolio Loan
                                 Combination--Sale of Defaulted Mortgage Loan,"
                                 respectively, in this prospectus supplement.

MORTGAGE LOAN SELLERS.........   We will acquire the mortgage loans that support
                                 the offered certificates, from:

                                 o    Citigroup Global Markets Realty Corp.,
                                      which is a New York corporation and an
                                      affiliate of both us and Citigroup Global
                                      Markets Inc., one of the underwriters;

                                 o    German American Capital Corporation, which
                                      is a Maryland corporation and an affiliate
                                      of Deutsche Bank Securities Inc., one of
                                      the underwriters;

                                 o    Prudential Mortgage Capital Funding, LLC,
                                      which is a Delaware limited liability
                                      company; and

                                 o    PNC Bank, National Association, which is a
                                      national banking association and an
                                      affiliate of PNC Capital Markets, Inc.,
                                      one of the underwriters, and the parent of
                                      Midland Loan Services, Inc., the master
                                      servicer.

                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" in this prospectus
                                 supplement.

                                      S-21

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SWAP COUNTERPARTY.............   Citibank N.A., one of our affiliates and an
                                 affiliate of Citigroup Global Markets Realty
                                 Corp., one of the mortgage loan sellers, and
                                 Citigroup Global Markets Inc., one of the
                                 underwriters, will be the counterparty under
                                 the swap agreement relating to the class A-2FL
                                 certificates. As of the date of this prospectus
                                 supplement, the swap counterparty has been
                                 assigned a long-term senior unsecured debt
                                 rating of "AA" and a short-term unsecured debt
                                 rating of "A-1+" by Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc., a long-term senior unsecured
                                 debt rating of "Aa1" and a short-term unsecured
                                 debt rating of "P-1" by Moody's Investors
                                 Service, Inc and a long-term senior unsecured
                                 debt rating of "AA+" and a short-term unsecured
                                 debt rating of "F1+" by Fitch, Inc. See
                                 "Description of the Swap Agreement" in this
                                 prospectus supplement.

UNDERWRITERS..................   Citigroup Global Markets Inc., Deutsche Bank
                                 Securities Inc., Banc of America Securities
                                 LLC, Lehman Brothers Inc., Nomura Securities
                                 International, Inc., PNC Capital Markets, Inc.
                                 and Wachovia Capital Markets, LLC are the
                                 underwriters with respect to this offering.
                                 With respect to this offering, Citigroup Global
                                 Markets Inc. and Deutsche Bank Securities Inc.
                                 are acting as joint bookrunning managers in the
                                 following manner: Citigroup Global Markets Inc.
                                 is acting as sole bookrunning manager with
                                 respect to 52.2811% of each class of offered
                                 certificates, and Deutsche Bank Securities Inc.
                                 is acting as sole bookrunning manager with
                                 respect to 47.7189% of each class of offered
                                 certificates. Banc of America Securities LLC,
                                 Lehman Brothers Inc., Nomura Securities
                                 International, Inc., PNC Capital Markets, Inc.
                                 and Wachovia Capital Markets, LLC are
                                 co-managers. See "Method of Distribution" in
                                 this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this prospectus supplement to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require: with
                                 respect to 205 of the underlying mortgage
                                 loans, the related due date of each such
                                 underlying mortgage loan in November 2005; and
                                 with respect to 20 underlying mortgage loans
                                 having their first due dates in December 2005,
                                 November 1, 2005.

                                 All payments and collections received on each
                                 underlying mortgage loan after the cut-off
                                 date, excluding any payments or collections
                                 that represent amounts due on or before that
                                 date, will belong to the trust.

ISSUE DATE....................   The date of initial issuance of the offered
                                 certificates will be on or about November 15,
                                 2005.

                                      S-22

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PAYMENT DATE..................   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in
                                 December 2005. During any given month, the
                                 payment date will be the fourth business day
                                 following the related determination date.

DETERMINATION DATE............   The 11th day of each month or, if such 11th day
                                 is not a business day, the next succeeding
                                 business day, commencing in December 2005.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date, will be
                                 entitled to receive, on the following payment
                                 date, any payments on those certificates,
                                 except that the last payment on any offered
                                 certificate will be made only upon presentation
                                 and surrender of the certificate.

COLLECTION PERIOD.............   Amounts available for payment on the series
                                 2005-CD1 certificates on any payment date will
                                 depend on the payments and other collections
                                 received, and any advances of payments due, on
                                 or with respect to the underlying mortgage
                                 loans during the related collection period.
                                 Each collection period:

                                 o    will relate to a particular payment date;

                                 o    will be approximately one month long;

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin on the day
                                      following the cut-off date; and

                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related payment date.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the interest-bearing classes of series 2005-CD1
                                 certificates and the class A-2FL REMIC II
                                 regular interest on any payment date will be a
                                 function of the interest accrued during the
                                 related interest accrual period. The interest
                                 accrual period for the interest-bearing classes
                                 of the series 2005-CD1 certificates (exclusive
                                 of the class A-2FL certificates) and the class
                                 A-2FL REMIC II regular interest for any payment
                                 date will be the calendar month immediately
                                 preceding the month in which that payment date
                                 occurs. The interest accrual period for the
                                 class A-2FL certificates for any payment date
                                 will be the period from and including the
                                 payment date in the month preceding the month
                                 in which the related payment date occurs (or,
                                 in the case of the first payment date, from and
                                 including the date of initial issuance of the
                                 class A-2FL certificates) to, but excluding,
                                 the related payment date; except that, if there
                                 is a continuing payment

                                      S-23

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                                 default on the part of the swap counterparty
                                 under the swap agreement, or if the swap
                                 agreement is terminated and not replaced, then
                                 the interest accrual period with respect to the
                                 class A-2FL certificates for any payment date
                                 will also be the calendar month preceding the
                                 month in which that payment date occurs.
                                 Interest will be calculated with respect to
                                 each interest-bearing class of series 2005-CD1
                                 certificates (other than the class A-2FL
                                 certificates) and the class A-2FL REMIC II
                                 regular interest assuming that each year
                                 consists of twelve 30-day months, and interest
                                 will be calculated with respect to the class
                                 A-2FL certificates based upon the actual number
                                 of days in the related interest accrual period
                                 and a year consisting of 360 days; except that,
                                 if there is a continuing payment default on the
                                 part of the swap counterparty under the swap
                                 agreement, or if the swap agreement is
                                 terminated and not replaced, then the class
                                 A-2FL certificates will also accrue interest on
                                 the basis of a 360-day year consisting of
                                 twelve 30-day months.

LIBOR DETERMINATION DATE......   The applicable value of LIBOR, for purposes of
                                 calculating the pass-through rate for the class
                                 A-2FL certificates as well as the payment
                                 obligations under the swap agreement, will
                                 initially be determined on November 11, 2005
                                 and will thereafter be determined monthly on
                                 the second LIBOR business day preceding the
                                 applicable interest accrual period.

RATED FINAL PAYMENT DATE......   The rated final payment date for each class of
                                 the offered certificates is the payment date in
                                 July 2044.

                                 See "Ratings" in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following classes of
                                 certificates of our Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-CD1
                                 pursuant to this prospectus supplement:

                                 o    class A-1;

                                 o    class A-1D;

                                 o    class A-2FL;

                                 o    class A-2FX;

                                 o    class A-3;

                                 o    class A-SB;

                                 o    class A-4;

                                 o    class A-1A;

                                      S-24

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                                 o    class A-M;

                                 o    class A-J;

                                 o    class B;

                                 o    class C;

                                 o    class D; and

                                 o    class E.

REGISTRATION AND
DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $10,000 initial principal balance and in any
                                 whole dollar denomination in excess thereof.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company, in the United
                                 States, or Clearstream Banking Luxembourg or
                                 Euroclear Bank S.A./N.V., as operator of the
                                 Euroclear System, in Europe. As a result, you
                                 will not receive a fully registered physical
                                 certificate representing your interest in any
                                 offered certificate, except under the limited
                                 circumstances described under "Description of
                                 the Offered Certificates--Registration and
                                 Denominations" in this prospectus supplement
                                 and under "Description of the
                                 Certificates--Book-Entry Registration" in the
                                 accompanying prospectus.

PAYMENTS

A.  GENERAL...................   For purposes of allocating payments on certain
                                 classes of the offered certificates, the pool
                                 of mortgage loans backing the series 2005-CD1
                                 certificates will be divided into:

                                 o    a loan group no. 1, consisting of 191
                                      mortgage loans that represent 89.8% of the
                                      initial mortgage pool balance and are
                                      secured by the various property types that
                                      constitute collateral for those mortgage
                                      loans; and

                                 o    a loan group no. 2, consisting of 34
                                      mortgage loans that represent 10.2% of the
                                      initial mortgage pool balance and are
                                      secured by multifamily and manufactured
                                      housing properties.

                                 The trustee will make payments of interest and,
                                 except in the case of the class X certificates,
                                 principal with respect to the following classes
                                 of series 2005-CD1 certificates (or, in the
                                 case of the reference to "A-2FL" below, the
                                 class A-2FL REMIC II regular interest), in the
                                 following order:

                                      S-25

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                                    PAYMENT ORDER                CLASS
                                 ------------------   --------------------------
                                 1st...............    A-1, A-1D, A-2FL, A-2FX,
                                                      A-3, A-SB, A-4, A-1A and X
                                 2nd...............               A-M
                                 3rd...............               A-J
                                 4th...............                B
                                 5th...............                C
                                 6th...............                D
                                 7th...............                E
                                 8th...............                F
                                 9th...............                G
                                 10th..............                H
                                 11th..............                J
                                 12th..............                K
                                 13th..............                L
                                 14th..............                M
                                 15th..............                N
                                 16th..............                O
                                 17th..............                P
                                 18th..............                Q

                                 Interest payments with respect to the class
                                 A-1, A-1D, A-2FX, A-3, A-SB, A-4, A-1A and X
                                 certificates and the class A-2FL REMIC II
                                 regular interest are to be made concurrently:

                                 o    in the case of the class A-1, A-1D, A-2FX,
                                      A-3, A-SB and A-4 certificates and the
                                      class A-2FL REMIC II regular interest, on
                                      a pro rata basis in accordance with the
                                      respective amounts of interest payable
                                      with respect to those classes of series
                                      2005-CD1 certificates and that REMIC II
                                      regular interest, from available funds
                                      attributable to loan group no. 1;

                                 o    in the case of the class A-1A
                                      certificates, from available funds
                                      attributable to loan group no. 2; and

                                 o    in the case of the class X certificates,
                                      from available funds attributable to loan
                                      group no. 1 and loan group no. 2;

                                 provided that, if the foregoing would result in
                                 a shortfall in the interest payment on any of
                                 the class A-1, A-1D, A-2FX, A-3, A-SB, A-4,
                                 A-1A or X certificates or the class A-2FL REMIC
                                 II regular interest, then payments of interest
                                 will be made on those classes of series
                                 2005-CD1 certificates and that REMIC II regular
                                 interest, on a pro rata basis in accordance
                                 with the respective amounts of interest payable
                                 with respect thereto, from available funds
                                 attributable to the entire mortgage pool.

                                 The allocation of principal payments among the
                                 class A-1, A-1D, A-2FX, A-3, A-SB, A-4 and A-1A
                                 certificates and the class

                                      S-26

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                                 A-2FL REMIC II regular interest is described
                                 under "--Payments--Payments of Principal"
                                 below.

                                 Payments of interest made on or with respect to
                                 the class A-2FL REMIC II regular interest will
                                 be applied to make payments to the swap
                                 counterparty and/or the class A-2FL
                                 certificateholders, as applicable. Payments of
                                 principal made on or with respect to the class
                                 A-2FL REMIC II regular interest will be applied
                                 to make payments to the class A-2FL
                                 certificateholders.

                                 The allocation of principal payments between
                                 the class A-2FL REMIC II regular interest and
                                 the class A-2FX certificates is to be made
                                 concurrently, on a pro rata basis in accordance
                                 with the relative sizes of the respective then
                                 outstanding total principal balances thereof.

                                 The class OCS certificates will represent a
                                 subordinated right to receive out of payments
                                 and other collections (or advances in lieu
                                 thereof) on the One Court Square-Citibank
                                 underlying mortgage loan, monthly payments of:
                                 interest at the related pass-through rate; and
                                 principal in the amounts generally described
                                 under "--Payments--Payments of Principal"
                                 below. See "Description of the Offered
                                 Certificates--Payments--Allocation of Payments
                                 on the One Court Square--Citibank Mortgage
                                 Loan; Payments on the Class OCS Certificates"
                                 in this prospectus supplement.

                                 The class Y and R certificates do not bear
                                 interest. The class X, Y and R certificates do
                                 not have principal balances and do not entitle
                                 their respective holders to payments of
                                 principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments",
                                 "--Payments--Payments on the Class A-2FL
                                 Certificates" and "--Payments--Allocation of
                                 Payments on the One Court Square-Citibank
                                 Mortgage Loan; Payments on the Class OCS
                                 Certificates" in this prospectus supplement.

                                 No payments or other collections on the
                                 non-trust mortgage loans, which we discuss
                                 under "--The Underlying Mortgage Loans and
                                 Mortgaged Real Properties--Loan Combinations"
                                 below will be available for payments on the
                                 series 2005-CD1 certificates.

B. PAYMENTS OF INTEREST.......   Each class of series 2005-CD1 certificates
                                 (other than the class Y and R certificates) and
                                 the class A-2FL REMIC II regular interest will
                                 bear interest. In each case, that interest will
                                 accrue during each interest accrual period
                                 based upon:

                                 o    the pass-through rate applicable for the
                                      class A-2FL certificates or the particular
                                      REMIC II regular interest, as the case may
                                      be, for that interest accrual period;

                                      S-27

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                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of series 2005-CD1
                                      certificates or the class A-2FL REMIC II
                                      regular interest, as the case may be,
                                      outstanding immediately prior to the
                                      related payment date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months (or, in the case of
                                      the class A-2FL certificates, for so long
                                      as the swap agreement is in effect and
                                      there is no continuing payment default
                                      thereunder on the part of the swap
                                      counterparty, based on the actual number
                                      of days in the applicable interest accrual
                                      period and the assumption that each year
                                      consists of 360 days).

                                 In addition, if the pass-through rate of the
                                 class A-2FL REMIC II regular interest for any
                                 interest accrual period is limited by the
                                 weighted average of the net interest rates of
                                 the underlying mortgage loans, without regard
                                 to the non-pooled portion of the One Court
                                 Square--Citibank underlying mortgage loan, then
                                 the amount by which the interest distributable
                                 with respect to the class A-2FL REMIC II
                                 regular interest is reduced as a result of such
                                 limitation will result in the amount of
                                 interest payable by the trust to the swap
                                 counterparty being reduced by that amount. As a
                                 result, there will be a dollar-for-dollar
                                 reduction in the amount payable by the swap
                                 counterparty to the trust, and a corresponding
                                 dollar-for-dollar reduction in the amount of
                                 interest payable with respect to the class
                                 A-2FL certificates on that payment date.

                                 On each payment date, subject to available
                                 funds from collections and advances on the
                                 underlying mortgage loans (without regard to
                                 the non-pooled portion of the One Court
                                 Square-Citibank underlying mortgage loan), the
                                 payment priorities described under
                                 "--Payments--General" above and, in the case of
                                 the class A-2FL certificates only, the amount
                                 received from or payable to the swap
                                 counterparty under the swap agreement for that
                                 payment date, the holders of each class of
                                 offered certificates will generally be entitled
                                 to receive:

                                 o    all interest accrued with respect to that
                                      class of offered certificates during the
                                      related interest accrual period, as
                                      described above in this
                                      "--Payments--Payments of Interest"
                                      subsection; plus

                                 o    any interest that such class of offered
                                      certificateholders was entitled to receive
                                      (or, in the case of the class A-2FL
                                      certificates, to the extent not otherwise
                                      payable to the swap counterparty to make
                                      up prior shortfalls, that was payable with
                                      respect to the class A-2FL REMIC II
                                      regular interest) on all prior payment
                                      dates, to the extent not previously
                                      received; minus

                                      S-28

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                                 o    such class' allocable share (in the case
                                      of the class A-2FL certificates, through
                                      the class A-2FL REMIC II regular interest)
                                      of any shortfalls in interest collections
                                      due to prepayments on the underlying
                                      mortgage loans, to the extent that such
                                      interest shortfalls are not offset by
                                      certain payments made by the master
                                      servicer; minus

                                 o    such class' allocable share (in the case
                                      of each of the class A-2FL certificates,
                                      through the class A-2FL REMIC II regular
                                      interest) of any reduction in interest
                                      paid on any underlying mortgage loan as a
                                      result of a modification that allows the
                                      reduction in accrued but unpaid interest
                                      to be added to the principal balance of
                                      the subject mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest",
                                 "--Payments--Priority of Payments",
                                 "--Payments--Payments on the Class A-2FL
                                 Certificates" and "--Payments--Allocation of
                                 Payments on the One Court Square-Citibank
                                 Mortgage Loan; Payments on the Class OCS
                                 Certificates" in this prospectus supplement.

C. SWAP AGREEMENT.............   The assets of the trust will include an
                                 interest rate swap agreement between the
                                 trustee on behalf of the trust and Citibank
                                 N.A. as swap counterparty. The initial notional
                                 amount of the swap agreement will be equal to
                                 the total initial principal balance of the
                                 class A-2FL certificates (and, correspondingly,
                                 of the class A-2FL REMIC II regular interest).
                                 The notional amount of the swap agreement for
                                 any payment date will equal the total principal
                                 balance of the class A-2FL certificates (and,
                                 correspondingly, of the class A-2FL REMIC II
                                 regular interest) immediately prior to that
                                 payment date. The maturity date of the swap
                                 agreement will be the earlier of the rated
                                 final payment date for the class A-2FL
                                 certificates and the date on which the notional
                                 amount of the swap agreement is zero (including
                                 as a result of the termination of the trust
                                 fund).

                                 Under the swap agreement: (1) the trust will
                                 generally be obligated to pay to the swap
                                 counterparty with respect to each payment date,
                                 out of interest amounts paid or payable, as the
                                 case may be, with respect to the class A-2FL
                                 REMIC II regular interest, an amount equal to
                                 the sum of (a) any prepayment premiums or yield
                                 maintenance charges allocable to the class
                                 A-2FL REMIC II regular interest and (b) 1/12th
                                 of the product of (i) the notional amount of
                                 the swap agreement for that payment date and
                                 (ii) 5.1200% per annum; and (2) the swap
                                 counterparty will generally be obligated to pay
                                 to the trust with respect to each payment date
                                 an amount equal to the product of (i) the
                                 notional amount of the swap agreement for that
                                 payment date, (ii) the applicable value of
                                 LIBOR plus 0.1200% and (iii) a fraction, the
                                 numerator of which is the actual number of days
                                 elapsed during

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                                 the related interest accrual period, and the
                                 denominator of which is 360.

                                 If the pass-through rate on the class A-2FL
                                 REMIC II regular interest is reduced below
                                 5.1200% per annum or if there is an interest
                                 shortfall with respect to the class A-2FL REMIC
                                 II regular interest, then the amount payable by
                                 the trust to the swap counterparty with respect
                                 to any payment date under the swap agreement
                                 will be reduced by an amount equal to the
                                 excess, if any, of (1) 1/12th of the product of
                                 (a) 5.1200% per annum, multiplied by (b) the
                                 notional amount of the swap agreement for that
                                 payment date over (2) the lesser of (x) 1/12th
                                 of the product of (i) a weighted average coupon
                                 derived from the net interest rates of the
                                 underlying mortgage loans (without regard to
                                 the non-pooled portion of the One Court
                                 Square-Citibank underlying mortgage loan),
                                 multiplied by (ii) the notional amount of the
                                 swap agreement for that payment date and (y)
                                 the amount of interest distributions with
                                 respect to the class A-2FL REMIC II regular
                                 interest pursuant to the priority of
                                 distributions on that payment date. As a
                                 result, the amount payable by the swap
                                 counterparty to the trust with respect to the
                                 subject payment date under the swap agreement
                                 will be reduced (to not less than zero) by the
                                 exact same amount as the reduction determined
                                 as described in the immediately preceding
                                 sentence.

                                 If the reduction in the amount payable by the
                                 trust to the swap counterparty with respect to
                                 any payment date under the swap agreement,
                                 which reduction is determined as described in
                                 the second to last sentence of the prior
                                 paragraph, exceeds the total amount payable by
                                 the swap counterparty to the trust without
                                 regard to that reduction, then the swap
                                 counterparty will in the future be entitled to
                                 be reimbursed by the trust to the extent that
                                 such reduction more than offset the payment
                                 from the swap counterparty; provided that any
                                 such reimbursement payment from the trust will,
                                 with respect to any future payment date,
                                 generally be limited to the excess, if any, of
                                 (a) the amount of interest distributions with
                                 respect to the class A-2FL REMIC II regular
                                 interest with respect to that future payment
                                 date, over (b) 1/12th of the product of (i)
                                 5.1200% per annum and (ii) the notional amount
                                 of the swap agreement for that payment date.

                                 Payments by the trust to the swap counterparty,
                                 and by the swap counterparty to the trust under
                                 the swap agreement, as described above in this
                                 "--The Swap Agreement" section will, in
                                 general, be made on a net basis, and any such
                                 amounts paid to or retained by the trust will
                                 be available to make payments of interest to
                                 the class A-2FL certificateholders.

                                 See "Risk Factors--Risks Relating to the Swap
                                 Agreement" and "Description of the Swap
                                 Agreement" in this prospectus supplement.

                                      S-30

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D. PAYMENTS OF PRINCIPAL......   Subject to--

                                 o    available funds,

                                 o    the payment priorities described under
                                      "--Payments--General" above, and

                                 o    the reductions in their respective total
                                      principal balances as described under
                                      "--Reductions of Certificate Principal
                                      Balances in Connection with Losses on the
                                      Underlying Mortgage Loans and
                                      Default-Related and Other Unanticipated
                                      Expenses" below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of their particular
                                 class.

                                 The total payments of principal to be made on
                                 the series 2005-CD1 certificates on any payment
                                 date will, in general, be a function of:

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of
                                      the end of that collection period or
                                      advanced by the master servicer, the
                                      trustee or the fiscal agent; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      underlying mortgage loans that are
                                      received during the related collection
                                      period.

                                 In the case of the class A-2FL certificates,
                                 however, any payments of principal will first
                                 be made with respect to the class A-2FL REMIC
                                 II regular interest, after which any
                                 corresponding payments of principal will be
                                 made to the class A-2FL certificateholders.

                                 If the master servicer, the special servicer,
                                 the trustee or the fiscal agent reimburses
                                 itself out of general collections on the
                                 mortgage pool for any advance (including the
                                 portion of any monthly debt service advance
                                 with respect to the non-pooled portion of the
                                 One Court Square-Citibank underlying mortgage
                                 loan) that it has determined is not recoverable
                                 out of collections on the related underlying
                                 mortgage loan, then that advance (together with
                                 accrued interest thereon) will be deemed, to
                                 the fullest extent permitted, to be reimbursed
                                 first out of payments and other collections of
                                 principal otherwise distributable on the series
                                 2005-CD1 principal balance certificates, prior
                                 to being deemed reimbursed out of payments and
                                 other collections of

                                      S-31

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                                 interest otherwise distributable on the series
                                 2005-CD1 certificates. In addition, if payments
                                 and other collections of principal on the
                                 mortgage pool are applied to reimburse, or pay
                                 interest on, any advance that is determined to
                                 be nonrecoverable from collections on the
                                 related underlying mortgage loan, as described
                                 in the prior sentence, then that advance will
                                 be reimbursed, and/or interest thereon will be
                                 paid, first out of payments or other
                                 collections of principal on the loan group
                                 (i.e., loan group no. 1 or loan group no. 2, as
                                 applicable) that includes the subject
                                 underlying mortgage loan as to which the
                                 advance was made, and prior to using payments
                                 or other collections of principal on the other
                                 loan group.

                                 Notwithstanding the prior paragraph, amounts
                                 otherwise payable as interest and/or principal
                                 on the class OCS certificates will not be
                                 available to reimburse advances in respect of
                                 any underlying mortgage loan other than the One
                                 Court Square-Citibank underlying mortgage loan.

                                 The trustee must make payments of principal in
                                 a specified sequential order, taking account of
                                 whether the payments (or advances in lieu
                                 thereof) and other collections of principal
                                 that are to be distributed were received and/or
                                 made with respect to underlying mortgage loans
                                 in loan group no. 1 or underlying mortgage
                                 loans in loan group no. 2 (in each case,
                                 without regard to the non-pooled portion of the
                                 One Court Square-Citibank underlying mortgage
                                 loan), such that:

                                 o    no payments of principal will be made to
                                      the holders of the class F, G, H, J, K, L,
                                      M, N, O, P and Q certificates until the
                                      total principal balance of the class A-1,
                                      A-1D, A-2FX, A-3, A-SB, A-4, A-1A, A-M,
                                      A-J, B, C, D and E certificates and the
                                      class A-2FL REMIC II regular interest is
                                      reduced to zero;

                                 o    no payments of principal will be made to
                                      the holders of the class A-M, A-J, B, C, D
                                      or E certificates until, in the case of
                                      each of those classes, the total principal
                                      balance of all more senior classes of
                                      offered certificates (exclusive of the
                                      class A-2FL certificates) and the class
                                      A-2FL REMIC II regular interest is reduced
                                      to zero;

                                 o    except as described in the second
                                      paragraph following these bullets, no
                                      payments of principal with respect to loan
                                      group no. 1 will be made to the holders of
                                      the class A-1A certificates until the
                                      total principal balance of the class A-1,
                                      A-1D, A-2FX, A-3, A-SB and A-4
                                      certificates and the class A-2FL REMIC II
                                      regular interest is reduced to zero;

                                      S-32

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                                 o    except as described in the second
                                      paragraph following these bullets, no
                                      payments of principal with respect to loan
                                      group no. 2 will be made to the holders of
                                      the class A-1, A-1D, A-2FX, A-3, A-SB and
                                      A-4 certificates or with respect to the
                                      class A-2FL REMIC II regular interest
                                      until the total principal balance of the
                                      class A-1A certificates is reduced to
                                      zero;

                                 o    payments of principal will be made to the
                                      holders of the class A-1 certificates and
                                      the holders of the class A-1D certificates
                                      on a pro rata basis by balance;

                                 o    payments of principal will be made to the
                                      holders of the class A-2FX certificates
                                      and with respect to the class A-2FL REMIC
                                      II regular interest on a pro rata basis by
                                      balance; and

                                 o    except as described in the two paragraphs
                                      following these bullets, no payments of
                                      principal will be made to the holders of
                                      the class A-4 certificates until the total
                                      principal balance of the class A-1, A-1D,
                                      A-2FX, A-3 and A-SB certificates and the
                                      class A-2FL REMIC II regular interest is
                                      reduced to zero, no payments of principal
                                      will be made to the holders of the class
                                      A-SB certificates until the total
                                      principal balance of class A-1, A-1D,
                                      A-2FX and A-3 certificates and the class
                                      A-2FL REMIC II regular interest is reduced
                                      to zero, no payments of principal will be
                                      made to the holders of the class A-3
                                      certificates until the total principal
                                      balance of the class A-1, A-1D and A-2FX
                                      certificates and the class A-2FL REMIC II
                                      regular interest is reduced to zero, and
                                      no payments of principal will be made to
                                      the holders of the class A-2FX
                                      certificates or with respect to the class
                                      A-2FL REMIC II regular interest until the
                                      total principal balance of the class A-1
                                      and A-1D certificates is reduced to zero.

                                 The discussion in the foregoing paragraph
                                 notwithstanding, and except as otherwise
                                 described in the following paragraph, on each
                                 payment date the total principal balance of the
                                 class A-SB certificates must, subject to
                                 available funds, be paid down, if necessary, to
                                 the scheduled principal balance for that class
                                 for that payment date that is set forth on
                                 Annex E to this prospectus supplement before
                                 any payments of principal are made with respect
                                 to the class A-1 certificates, the class A-1D
                                 certificates, the class A-2FL REMIC II regular
                                 interest, the class A-2FX certificates and/or
                                 the class A-3 certificates.

                                 Because of losses on the underlying mortgage
                                 loans (without regard to the non-pooled portion
                                 of the One Court Square-Citibank underlying
                                 mortgage loan) and/or default-related or

                                      S-33

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                                 other unanticipated expenses of the trust, the
                                 total principal balance of the class A-M, A-J,
                                 B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q
                                 certificates could be reduced to zero at a time
                                 when the class A-1, A-1D, A-2FL, A-2FX, A-3,
                                 A-SB, A-4 and A-1A certificates, or any two or
                                 more of those classes of series 2005-CD1
                                 certificates, remain outstanding. Under those
                                 circumstances, the trustee will remit payments
                                 of principal to the holders of the outstanding
                                 class A-1, A-1D, A-2FX, A-3, A-SB, A-4 and/or
                                 A-1A certificates and with respect to the class
                                 A-2FL REMIC II regular interest on a pro rata
                                 basis in accordance with the respective total
                                 principal balances of those classes of series
                                 2005-CD1 certificates and without regard to
                                 loan groups or the scheduled principal balance
                                 of the class A-SB certificates.

                                 All distributions of principal with respect to
                                 the class A-2FL REMIC II regular interest will
                                 be made to a segregated account or sub-account
                                 maintained by the trustee from which they will,
                                 in turn, be distributed to the holders of the
                                 class A-2FL certificates.

                                 So long as certain default scenarios do not
                                 exist with respect to the One Court
                                 Square-Citibank underlying mortgage loan, the
                                 holders of the class OCS certificates will be
                                 entitled to receive, on a subordinate basis,
                                 payments of principal equal to a proportionate
                                 share (generally based on an amount equal to
                                 the total principal balance of those
                                 certificates as a percentage of the principal
                                 amount of the One Court Square-Citibank
                                 underlying mortgage loan) of (a) all scheduled
                                 payments of principal due or, in some cases,
                                 deemed due on the One Court Square-Citibank
                                 underlying mortgage loan from time to time, to
                                 the extent those payments are, in each case,
                                 either received as of the end of the collection
                                 period when due or deemed due or advanced by
                                 the master servicer, the trustee or the fiscal
                                 agent, and (b) any prepayments and other
                                 unscheduled collections of previously
                                 unadvanced principal with respect to the One
                                 Court Square-Citibank underlying mortgage loan.
                                 However, for so long as certain default
                                 scenarios exist with respect to the One Court
                                 Square-Citibank underlying mortgage loan, the
                                 holders of the class OCS certificates will not
                                 receive any payments of principal unless and
                                 until the holders of the other series 2005-CD1
                                 principal balance certificates collectively
                                 receive or are deemed to receive over time
                                 payments of principal equal to the cut-off date
                                 principal balance of the pooled portion of the
                                 One Court Square-Citibank underlying mortgage
                                 loan. See "Description of the Offered
                                 Certificates--Payments--Allocation of Payments
                                 on the One Court Square-Citibank Mortgage Loan;
                                 Payments on the Class OCS Certificates" in this
                                 prospectus supplement.

                                 The class X, R and Y certificates do not have
                                 principal balances and do not entitle their
                                 holders to payments of principal.

                                      S-34

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                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 "--Payments--Priority of Payments",
                                 "--Payments--Payments on the Class A-2FL
                                 Certificates" and "--Payments--Allocation of
                                 Payments on the One Court Square-Citibank
                                 Mortgage Loan; Payments on the Class OCS
                                 Certificates" in this prospectus supplement.

E.   PAYMENTS OF PREPAYMENT
     PREMIUMS AND YIELD
     MAINTENANCE CHARGES......   If any prepayment premium or yield maintenance
                                 charge is collected on any of the underlying
                                 mortgage loans, then the trustee will remit
                                 that amount as described under "Description of
                                 the Offered Certificates--Payments--Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES ON
THE UNDERLYING MORTGAGE LOANS
AND DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES........   As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement, losses on the
                                 underlying mortgage loans and default-related
                                 and/or otherwise unanticipated expenses of the
                                 trust will be allocated to reduce the
                                 respective total principal balances of the
                                 following classes of series 2005-CD1 principal
                                 balance certificates (or, in the case of the
                                 reference to "A-2FL" below, the class A-2FL
                                 REMIC II regular interest), sequentially, in
                                 the following order (subject to the discussion
                                 in the next paragraph):

                                 REDUCTION ORDER               CLASS
                                 ---------------   -----------------------------
                                 1st............                 Q
                                 2nd............                 P
                                 3rd............                 O
                                 4th............                 N
                                 5th............                 M
                                 6th............                 L
                                 7th............                 K
                                 8th............                 J
                                 9th............                 H
                                 10th...........                 G
                                 11th...........                 F
                                 12th...........                 E
                                 13th...........                 D
                                 14th...........                 C
                                 15th...........                 B
                                 16th...........                A-J
                                 17th...........                A-M
                                 18th...........   A-1, A-1D, A-2FL, A-2FX, A-3,
                                                    A-SB, A-4 and A-1A, pro rata
                                                     by total principal balance

                                      S-35

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                                 Notwithstanding the foregoing, losses on and/or
                                 default-related or other unanticipated expenses
                                 of the trust with respect to the One Court
                                 Square-Citibank underlying mortgage loan will
                                 be allocated, as and to the extent described
                                 under "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement, to reduce the total
                                 principal balance of the class OCS
                                 certificates, prior to being allocated to
                                 reduce the total principal balance of any class
                                 identified in the foregoing table.

                                 Also notwithstanding the foregoing, if any
                                 advance is reimbursed out of general
                                 collections on the mortgage pool because
                                 collections on the related underlying mortgage
                                 loan are determined to be insufficient to make
                                 that reimbursement, then any resulting
                                 shortfall will not be considered a loss or part
                                 of a loss allocable as described above until a
                                 final recovery determination is made with
                                 respect to the related underlying mortgage loan
                                 as to which the subject advance was made.

                                 Although losses on the underlying mortgage
                                 loans, extraordinary expenses and available
                                 funds shortfalls will not be directly allocated
                                 to the class A-2FL certificates, such losses,
                                 expenses and shortfalls may be allocated to the
                                 class A-2FL REMIC II regular interest in
                                 reduction of the total principal balance of the
                                 class A-2FL REMIC II regular interest and the
                                 amount of its interest entitlement,
                                 respectively. Any decrease in the total
                                 principal balance of the class A-2FL REMIC II
                                 regular interest will result in a corresponding
                                 decrease in the total principal balance of the
                                 class A-2FL certificates, and any interest
                                 shortfalls suffered by the class A-2FL REMIC II
                                 regular interest (for whatever reason) will
                                 reduce the amount of interest distributed on
                                 the class A-2FL certificates to the extent
                                 described in this prospectus supplement.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS......................   Except as described below, the master servicer
                                 will be required to make, for each payment
                                 date, a total amount of advances of principal
                                 and/or interest generally equal to all monthly
                                 debt service payments -- other than balloon
                                 payments -- and assumed monthly debt service
                                 payments, in each case net of related master
                                 servicing fees and special servicing fees (and,
                                 in the case of the Loews Universal Hotel
                                 Portfolio underlying mortgage loan, further net
                                 of any related servicing fees under the
                                 applicable pooling and servicing agreement),
                                 that:

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                                 o    were due or deemed due, as the case may
                                      be, with respect to the underlying
                                      mortgage loans (including the non-pooled
                                      portion of the One Court Square-Citibank
                                      underlying mortgage loan) during the
                                      related collection period; and

                                 o    were not paid by or on behalf of the
                                      respective borrowers or otherwise
                                      collected as of the close of business on
                                      the last day of the related collection
                                      period.

                                 In addition, the trustee--or the fiscal agent
                                 on its behalf--must make any of those advances
                                 that the master servicer is required, but
                                 fails, to make. As described under "Description
                                 of the Offered Certificates--Advances of
                                 Delinquent Monthly Debt Service Payments" in
                                 this prospectus supplement, any party that
                                 makes an advance will be entitled to be
                                 reimbursed for the advance, together with
                                 interest at the prime rate described in that
                                 section of this prospectus supplement.

                                 Notwithstanding the foregoing, none of the
                                 master servicer, the trustee or the fiscal
                                 agent will be required to make any advance that
                                 it determines, or that the special servicer
                                 determines, will not be recoverable from
                                 proceeds of the related underlying mortgage
                                 loan. The trustee and the fiscal agent will be
                                 entitled to rely on any determination of
                                 nonrecoverability made by the master servicer,
                                 and the trustee, the fiscal agent and the
                                 master servicer, in the case of a specially
                                 serviced mortgage loan or a mortgage loan as to
                                 which the related mortgaged real property has
                                 become a foreclosure property, must rely on any
                                 determination of nonrecoverability made by the
                                 special servicer.

                                 In addition, if any of the adverse events or
                                 circumstances that we refer to under "Servicing
                                 of the Underlying Mortgage Loans--Required
                                 Appraisals" in, and identify in the glossary
                                 to, this prospectus supplement, occurs or
                                 exists with respect to any underlying mortgage
                                 loan serviced under the series 2005-CD1 pooling
                                 and servicing agreement or the mortgaged real
                                 property for that mortgage loan, then the
                                 special servicer will generally be obligated to
                                 obtain a new appraisal (or, in cases involving
                                 underlying mortgage loans with principal
                                 balances that are, in any such case, less than
                                 $2 million, may conduct an internal valuation)
                                 of that property. If, based on that appraisal
                                 or other valuation, it is determined that:

                                 o    the principal balance of, and other
                                      delinquent amounts due under, the subject
                                      underlying mortgage loan, together with
                                      various related expenses and fees; exceed

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                                 o    an amount generally equal to:

                                      1.   90% of the new appraised or estimated
                                           value of that real property (net of
                                           any prior liens and estimated
                                           liquidation expenses); plus

                                      2.   certain escrows and reserves and any
                                           letters of credit constituting
                                           additional security for the subject
                                           mortgage loan,

                                 then the amount otherwise required to be
                                 advanced with respect to interest on the
                                 subject mortgage loan will be reduced, thereby
                                 reducing the amounts available for payment on
                                 the series 2005-CD1 certificates. The reduction
                                 will be based on an allocation of the amount of
                                 that excess--generally referred to as an
                                 appraisal reduction amount--to one or more
                                 classes of the series 2005-CD1 principal
                                 balance certificates and/or the class A-2FL
                                 REMIC II regular interest and will generally
                                 equal one month's interest at the related
                                 pass-through rates on the respective allocated
                                 portions. Due to the payment priorities, any
                                 reduction will first reduce the funds available
                                 to pay interest on the most subordinate
                                 interest-bearing class of series 2005-CD1
                                 certificates outstanding that evidences an
                                 interest in the subject underlying mortgage
                                 loan.

                                 The calculation of any appraisal reduction
                                 amount, as described in the preceding
                                 paragraph, in respect of the One Court
                                 Square-Citibank underlying mortgage loan will
                                 take into account both the pooled and
                                 non-pooled portions of that mortgage loan. The
                                 calculation of any appraisal reduction amount,
                                 as described in the preceding paragraph, in
                                 respect of any underlying mortgage loan that is
                                 part of a loan combination serviced under the
                                 series 2005-CD1 pooling and servicing
                                 agreement, will, in each case, take into
                                 account all of the mortgage loans comprising
                                 the subject loan combination. The applicable
                                 servicer will determine whether an appraisal
                                 reduction amount exists with respect to the
                                 entire loan combination based on a calculation
                                 that generally treats the subject loan
                                 combination as if it were a single underlying
                                 mortgage loan. Any resulting appraisal
                                 reduction amount will be allocated among the
                                 mortgage loans in the related loan combination,
                                 first to the related subordinate non-trust
                                 mortgage loan(s) (up to the amount of the
                                 outstanding principal balance thereof), and
                                 then, to the underlying mortgage loan that we
                                 intend to include in the trust. Any resulting
                                 appraisal reduction amount relating to the One
                                 Court Square-Citibank underlying mortgage loan
                                 will be allocated first to the non-pooled
                                 portion of such underlying mortgage loan (up to
                                 the amount of the outstanding principal balance
                                 thereof), and then to the pooled portion of
                                 such underlying mortgage loan.

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                                 In the case of the underlying mortgage loan
                                 secured by the mortgaged real property
                                 identified on Annex A-1 to this prospectus
                                 supplement as Loews Universal Hotel Portfolio,
                                 which is the outside serviced underlying
                                 mortgage loan, if adverse events or
                                 circumstances similar to those referred to
                                 above occur or exist with respect to the
                                 related loan combination, the applicable
                                 servicers under the related pooling and
                                 servicing agreement pursuant to which that
                                 underlying mortgage loan is being serviced,
                                 will be similarly required to obtain a new
                                 appraisal and determine, in a manner similar to
                                 the foregoing discussion, whether an appraisal
                                 reduction amount exists with respect to the
                                 subject loan combination, which would be
                                 treated as a single mortgage loan for those
                                 purposes, taking into account the related
                                 non-trust loans. Any resulting appraisal
                                 reduction amount with respect to the Loews
                                 Universal Hotel Portfolio loan combination will
                                 be allocated among the mortgage loans in the
                                 related loan combination, as follows: first, to
                                 the related subordinate non-trust loans (up to
                                 the aggregate amount of the outstanding
                                 principal balance thereof); and then, on a pro
                                 rata basis by outstanding principal balance,
                                 between the underlying mortgage loan that we
                                 intend to include in the trust and the related
                                 non-trust mortgage loans that are pari passu in
                                 right of payment and in certain other respects
                                 with that underlying mortgage loan.

                                 The amount of advances of interest on any
                                 underlying mortgage loan will reflect any
                                 appraisal reduction amount allocable thereto.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "Servicing of the
                                 Underlying Mortgage Loans--Required Appraisals"
                                 in this prospectus supplement. See also
                                 "Description of the Certificates--Advances" in
                                 the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each payment date, various statements and
                                 reports prepared by the trustee, the master
                                 servicer and/or the special servicer regarding
                                 the offered certificates and the underlying
                                 mortgage loans will be made available to you
                                 via the trustee's internet website and will
                                 contain the information described under
                                 "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

                                 Upon reasonable prior notice, you may also
                                 review at the offices of the trustee, the
                                 master servicer and/or the special servicer
                                 during normal business hours a variety of
                                 information and documents that pertain to the
                                 underlying mortgage loans and the mortgaged
                                 real properties for those loans. We expect that
                                 the available information and documents will
                                 include loan modifications, borrower operating
                                 statements, rent rolls and

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                                 property inspection reports, all to the extent
                                 received by the trustee, the master servicer
                                 and/or the special servicer, as applicable.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the trust through the purchase of all
                                 the mortgage loans and any REO properties in
                                 the trust fund when the total principal balance
                                 of the underlying mortgage loans, including the
                                 non-pooled portion of the One Court
                                 Square-Citibank underlying mortgage loan, net
                                 of outstanding advances of principal, is less
                                 than approximately 1.0% of the initial total
                                 principal balance of the series 2005-CD1
                                 principal balance certificates.

                                 See "Description of the Offered
                                 Certificates--Termination" in this prospectus
                                 supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties", we
                                 provide summary information with respect to the
                                 mortgage loans that we intend to include in the
                                 trust fund. For more detailed information
                                 regarding those mortgage loans, you should
                                 review the following sections in this
                                 prospectus supplement:

                                 o    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans";

                                 o    "Description of the Mortgage Pool";

                                 o    Annex A-1--Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-2--Summary Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-3--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 1 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-4--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 2 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-5--Characteristics of the
                                      Multifamily and Manufactured Housing
                                      Mortgaged Real Properties; and

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                                 o    Annex B--Description of Fifteen Largest
                                      Mortgage Loans and/or Groups of
                                      Cross-Collateralized Mortgage Loans.

                                 For purposes of calculating distributions on
                                 certain classes of the offered certificates,
                                 the pool of mortgage loans backing the series
                                 2005-CD1 certificates (exclusive of the
                                 non-pooled portion of the One Court
                                 Square-Citibank underlying mortgage loan) will
                                 be divided into a loan group no. 1 and a loan
                                 group no. 2.

                                 Loan group no. 1 will consist of 191 mortgage
                                 loans, with an initial loan group no. 1 balance
                                 of $3,480,780,409 and representing
                                 approximately 89.8% of the initial mortgage
                                 pool balance, that are secured by the various
                                 property types that constitute collateral for
                                 those mortgage loans.

                                 Loan group no. 2 will consist of 34 mortgage
                                 loans, with an initial loan group no. 2 balance
                                 of $397,464,318 and representing approximately
                                 10.2% of the initial mortgage pool balance,
                                 that are secured by multifamily and
                                 manufactured housing properties.

                                 When reviewing the information that we have
                                 included in this prospectus supplement,
                                 including the Annexes hereto, with respect to
                                 the mortgage loans that are to back the offered
                                 certificates, please note that--

                                 o    All numerical information provided with
                                      respect to the underlying mortgage loans
                                      is provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the underlying
                                      mortgage loans (exclusive of the cut-off
                                      date principal balance of the non-pooled
                                      portion of the One Court Square-Citibank
                                      underlying mortgage loan), references to
                                      the initial loan group no. 1 balance mean
                                      the aggregate cut-off date principal
                                      balance of the underlying mortgage loans
                                      in loan group no. 1 (exclusive of the
                                      cut-off date principal balance of the
                                      non-pooled portion of the One Court
                                      Square-Citibank underlying mortgage loan)
                                      and references to the initial loan group
                                      no. 2 balance mean the aggregate cut-off
                                      date principal balance of the underlying
                                      mortgage loans in loan group no. 2. We
                                      will transfer each of the underlying
                                      mortgage loans, at its respective cut-off
                                      date principal balance, to the trust. We
                                      show the cut-off date principal balance
                                      for each of the underlying mortgage loans
                                      (or, in the case of the One Court
                                      Square-Citibank underlying mortgage loan,
                                      the cut-off date principal balance for the
                                      pooled portion of that mortgage loan) on
                                      Annex A-1 to this prospectus supplement.

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                                 o    All weighted average information provided
                                      with respect to the underlying mortgage
                                      loans reflects a weighting based on their
                                      respective cut-off date principal balances
                                      (or, in the case of the One Court
                                      Square-Citibank underlying mortgage loan,
                                      unless the context clearly indicates
                                      otherwise, the cut-off date principal
                                      balance for the pooled portion of that
                                      mortgage loan).

                                 o    When information with respect to mortgaged
                                      real properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group no. 1
                                      balance or the initial loan group no. 2
                                      balance, the percentages are based upon
                                      the cut-off date principal balances of the
                                      related underlying mortgage loans or
                                      allocated portions of those balances (or,
                                      in the case of the One Court
                                      Square-Citibank underlying mortgage loan,
                                      unless the context clearly indicates
                                      otherwise, based upon the cut-off date
                                      principal balance of the pooled portion of
                                      that mortgage loan).

                                 o    Unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to the
                                      One Court Square-Citibank underlying
                                      mortgage loan is being presented without
                                      regard to the non-pooled portion of that
                                      mortgage loan.

                                 o    If an underlying mortgage loan is part of
                                      a loan combination that includes one or
                                      more subordinate non-trust mortgage loans,
                                      then, unless specifically indicated
                                      otherwise, statistical information
                                      presented in this prospectus supplement
                                      with respect to that underlying mortgage
                                      loan is presented without regard to the
                                      related subordinate non-trust mortgage
                                      loan(s).

                                 o    If an underlying mortgage loan is pari
                                      passu in right of payment and in other
                                      respects with respect to one or more other
                                      loans in a loan combination, then, unless
                                      specifically indicated otherwise (for
                                      example, with respect to loan-to-value and
                                      debt service coverage ratios and cut-off
                                      date balances per unit of mortgaged real
                                      property, in which cases, each related
                                      pari passu non-trust mortgage loan is
                                      taken into account), statistical
                                      information presented in this prospectus
                                      supplement with respect to that underlying
                                      mortgage loan excludes the related pari
                                      passu non-trust mortgage loans.

                                 o    If any of the underlying mortgage loans is
                                      secured by multiple mortgaged real
                                      properties, a portion of that mortgage
                                      loan has been allocated to each of those
                                      properties for purposes of providing
                                      various statistical information in this
                                      prospectus supplement.

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                                 o    The general characteristics of the entire
                                      mortgage pool backing the offered
                                      certificates are not necessarily
                                      representative of the general
                                      characteristics of either loan group no. 1
                                      or loan group no. 2. The yield and risk of
                                      loss on any class of offered certificates
                                      may depend on, among other things, the
                                      composition of each of loan group no. 1
                                      and loan group no. 2. The general
                                      characteristics of each such loan group
                                      should also be analyzed when making an
                                      investment decision.

                                 o    Whenever loan-level information, such as
                                      loan-to-value ratios or debt service
                                      coverage ratios, is presented in the
                                      context of the mortgaged real properties,
                                      the loan level statistic attributed to a
                                      mortgaged real property is the same as the
                                      statistic for the related underlying
                                      mortgage loan.

                                 o    Whenever we refer to a particular
                                      underlying mortgage loan or mortgaged real
                                      property by name, we mean the underlying
                                      mortgage loan or mortgaged real property,
                                      as the case may be, identified by that
                                      name on Annex A-1 to this prospectus
                                      supplement. Whenever we identify a
                                      particular underlying mortgage loan by
                                      loan number, we are referring to the
                                      underlying mortgage loan identified by
                                      that loan number on Annex A-1 to this
                                      prospectus supplement.

                                 o    Statistical information regarding the
                                      underlying mortgage loans may change prior
                                      to the date of initial issuance of the
                                      offered certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, and the initial mortgage pool
                                      balance may be as much as 5% larger or
                                      smaller than indicated.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS................   We are not the originator of the mortgage loans
                                 that we intend to include in the trust fund. We
                                 will acquire those mortgage loans from four
                                 separate sellers. Except as indicated below,
                                 each of those mortgage loans was originated
                                 by--

                                 o    the related mortgage loan seller from whom
                                      we acquired the mortgage loan,

                                 o    an affiliate of the related mortgage loan
                                      seller, or

                                 o    a correspondent in the related mortgage
                                      loan seller's conduit lending program.

                                 In the case of one (1) mortgage loan (loan
                                 number 7), the related mortgage loan seller
                                 acquired the subject mortgage loan from an
                                 unaffiliated originator.

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LOAN COMBINATIONS.............   Four (4) underlying mortgage loans are, in each
                                 case, part of a loan combination comprised of
                                 two (2) or more mortgage loans that are
                                 obligations of the same borrower, only one of
                                 which will be included in the trust fund. The
                                 remaining mortgage loan(s) in a loan
                                 combination will not be included in the trust
                                 fund, provided that all of the mortgage loans
                                 in the subject loan combination are together
                                 secured by the same mortgage instrument(s)
                                 encumbering the same mortgaged real property or
                                 properties. A non-trust mortgage loan may be
                                 subordinate or pari passu in right of payment
                                 with the underlying mortgage loan in the same
                                 loan combination. All of the mortgage loans
                                 comprising a given loan combination are
                                 cross-defaulted, but none of the loan
                                 combinations is cross-collateralized or
                                 cross-defaulted with any other loan
                                 combination.

                                 The following underlying mortgage loans are
                                 each part of a loan combination:

                                                                                                           U/W NCF
                                                                             ORIGINAL      ORIGINAL         DSCR
                                                                             PRINCIPAL     PRINCIPAL     AND CUT-OFF
                                                                            BALANCE OF      BALANCE      DATE LOAN-
                                                                              RELATED     OF RELATED     TO-VALUE OF
      MORTGAGED PROPERTY NAME                               % OF INITIAL    PARI PASSU    SUBORDINATE      ENTIRE
(AS IDENTIFIED ON ANNEX A-1 TO THIS      CUT-OFF DATE         MORTGAGE       NON-TRUST     NON-TRUST        LOAN
       PROSPECTUS SUPPLEMENT)          PRINCIPAL BALANCE    POOL BALANCE      LOAN(S)       LOAN(S)      COMBINATION
--------------------------------------------------------------------------------------------------------------------

1.   Maine Mall                           $150,000,000          3.9%       NAP            $41,527,238   1.20x/67.65%
                                                                                          $37,129,952
2.   Loews Universal Hotel Portfolio      $ 55,000,000          1.4%       $ 65,000,000   $25,000,000   3.15x/59.45%
                                                                           $ 80,000,000   $25,000,000
                                                                           $100,000,000
                                                                           $100,000,000
3.   Chico Mall                           $ 42,000,000          1.1%       NAP            $ 8,976,967   1.25x/75.21%
                                                                                          $ 9,343,373
4.  Steadfast-Koll Building               $ 15,365,801          0.4%       NAP            $   970,000   1.15x/82.30%

                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" in this prospectus supplement for
                                 a more detailed description, with respect to
                                 each loan combination, of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans comprising such loan
                                 combination. Also see "Description of the
                                 Mortgage Pool--Additional Loan and Property
                                 Information--Additional and Other Financing" in
                                 this prospectus supplement.

PAYMENT AND OTHER TERMS

A.  General...................   Each of the mortgage loans that we intend to
                                 include in the trust fund is the obligation of
                                 a borrower to repay a specified sum with
                                 interest.

                                 Repayment of each of the mortgage loans that we
                                 intend to include in the trust fund is secured
                                 by a mortgage lien on the fee simple and/or
                                 leasehold interest of the related borrower or
                                 another party in one or more commercial or
                                 multifamily real

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                                 properties. Except for limited permitted
                                 encumbrances, which we identify in the glossary
                                 to this prospectus supplement, that mortgage
                                 lien will be a first priority lien.

                                 All of the mortgage loans that we intend to
                                 include in the trust fund are or should be
                                 considered nonrecourse. None of those mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality or by
                                 any private mortgage insurer.

B.  Mortgage Rates............   Each of the mortgage loans that we intend to
                                 include in the trust fund currently accrues
                                 interest at the annual rate specified with
                                 respect to that loan on Annex A-1 to this
                                 prospectus supplement. Except as otherwise
                                 described below with respect to each mortgage
                                 loan that has an anticipated repayment date,
                                 the mortgage rate for each mortgage loan that
                                 we intend to include in the trust fund is, in
                                 the absence of default, fixed for the entire
                                 term of the loan.

C.  Due Dates.................   Subject, in some cases, to a next business day
                                 convention--

                                 o    ninety-four (94) of the mortgage loans
                                      that we intend to include in the trust
                                      fund, representing 48.5% of the initial
                                      mortgage pool balance, of which 71
                                      mortgage loans are in loan group no. 1,
                                      representing 45.9% of the initial loan
                                      group no. 1 balance, and 23 mortgage loans
                                      are in loan group no. 2, representing
                                      71.0% of the initial loan group no. 2
                                      balance, provide for scheduled payments of
                                      principal and/or interest to be due on the
                                      first day of each month;

                                 o    one hundred eighteen (118) of the mortgage
                                      loans that we intend to include in the
                                      trust fund, representing 45.5% of the
                                      initial mortgage pool balance, of which
                                      112 mortgage loans are in loan group no.
                                      1, representing 48.9% of the initial loan
                                      group no. 1 balance, and six (6) mortgage
                                      loans are in loan group no. 2,
                                      representing 15.1% of the initial loan
                                      group no. 2 balance, provide for scheduled
                                      payments of principal and/or interest to
                                      be due on the eleventh day of each month;

                                 o    three (3) of the mortgage loans that we
                                      intend to include in the trust fund,
                                      representing 3.7% of the initial mortgage
                                      pool balance, of which two (2) mortgage
                                      loans are in loan group no. 1,
                                      representing 3.2% of the initial loan
                                      group no. 1 balance, and one (1) mortgage
                                      loan is in loan group no. 2, representing
                                      8.1% of the initial loan group no. 2
                                      balance, provide for scheduled payments of
                                      principal and/or interest to be due on the
                                      tenth day of each month; and

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                                 o    ten (10) of the mortgage loans that we
                                      intend to include in the trust fund,
                                      representing 2.4% of the initial mortgage
                                      pool balance, of which six (6) mortgage
                                      loans are in loan group no. 1,
                                      representing 2.0% of the initial loan
                                      group no. 1 balance, and four (4) mortgage
                                      loans are in loan group no. 2,
                                      representing 5.9% of the initial loan
                                      group no. 2 balance, provide for scheduled
                                      payments of principal and/or interest to
                                      be due on the fifth day of each month.

D.  Balloon Loans.............   Two hundred eight (208) of the mortgage loans
                                 that we intend to include in the trust fund,
                                 representing 85.5% of the initial mortgage pool
                                 balance, of which 174 mortgage loans are in
                                 loan group no. 1, representing 83.8% of the
                                 initial loan group no. 1 balance, and 34
                                 mortgage loans are in loan group no. 2,
                                 representing 100.0% of the initial loan group
                                 no. 2 balance, each provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or for no
                                      amortization prior to stated maturity; and

                                 o    a substantial balloon payment of principal
                                      on its maturity date.

                                 One hundred (100) of the 208 balloon mortgage
                                 loans that we intend to include in the trust
                                 fund, representing 41.6% of the initial
                                 mortgage pool balance, of which 84 mortgage
                                 loans are in loan group no. 1, representing
                                 39.1% of the initial loan group no. 1 balance,
                                 and 16 mortgage loans are in loan group no. 2,
                                 representing 63.2% of the initial loan group
                                 no. 2 balance, provide for payments of interest
                                 only for periods ranging from the first 12 to
                                 the first 72 payments following origination.
                                 Thirteen (13) of the 208 balloon mortgage loans
                                 that we intend to include in the trust fund,
                                 representing 14.5% of the initial mortgage pool
                                 balance, of which nine (9) mortgage loans are
                                 in loan group no. 1, representing 13.8% of the
                                 initial loan group no. 1 balance, and four (4)
                                 mortgage loans are in loan group no. 2,
                                 representing 20.9% of the initial loan group
                                 no. 2 balance, provide for payments of interest
                                 only until maturity.

E.  ARD Loans.................   Seventeen (17) of the mortgage loans that we
                                 intend to include in the trust, representing
                                 14.5% of the initial mortgage pool balance and
                                 16.2% of the initial loan group no. 1 balance,
                                 respectively, each provides incentives to the
                                 related borrower to pay the subject mortgage
                                 loan in full by a specified date prior to
                                 maturity. We consider that date to be the
                                 anticipated repayment date for each of those
                                 mortgage loans. There can be no assurance,
                                 however, that these incentives will result in
                                 any of those mortgage loans being paid in full
                                 on or before its anticipated repayment date.
                                 The incentives, which in each case

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                                 will become effective as of the related
                                 anticipated repayment date may (but need not),
                                 include:

                                 o    the calculation of interest at an annual
                                      rate in excess of the initial mortgage
                                      rate, which additional interest will be
                                      deferred, may be compounded and will be
                                      payable only after the outstanding
                                      principal balance of the mortgage loan is
                                      paid in full; and

                                 o    the application of all or a portion of
                                      excess cash flow from the mortgaged real
                                      property, after debt service payments and
                                      any specified reserves or expenses have
                                      been funded or paid, to pay the principal
                                      amount of the mortgage loan, which payment
                                      of principal will be in addition to the
                                      principal portion of the normal monthly
                                      debt service payment.

                                 Two (2) of the 17 mortgage loans with
                                 anticipated repayment dates that we intend to
                                 include in the trust fund, representing 10.2%
                                 of the initial mortgage pool balance, and 11.3%
                                 of the initial loan group no. 1 balance,
                                 provide for payments of interest only until the
                                 related anticipated repayment date.

                                 Five (5) of the 17 mortgage loans with
                                 anticipated repayment dates that we intend to
                                 include in the trust fund, representing 1.9% of
                                 the initial mortgage pool balance and 2.1% of
                                 the initial loan group no. 1 balance,
                                 respectively, provide for payments of interest
                                 only for the periods ranging from the first 24
                                 payments to the first 60 payments following
                                 origination.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust fund was more than 30 days
                                 delinquent with respect to any monthly debt
                                 service payment as of the cut-off date.

PREPAYMENT RESTRICTIONS.......   As described more fully in Annex A-1 to this
                                 prospectus supplement, as of the cut-off date,
                                 all of the mortgage loans that we intend to
                                 include in the trust fund provide for a
                                 prepayment lockout period during which
                                 voluntary prepayments are prohibited. In each
                                 case, that initial prepayment lockout period
                                 will be followed by one or more of the
                                 following:

                                 o    a prepayment lockout/defeasance period
                                      during which voluntary prepayments are
                                      prohibited, but defeasance is allowed;

                                 o    a prepayment consideration period during
                                      which a voluntary prepayment must be
                                      accompanied by prepayment consideration;
                                      and/or

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                                 o    an open prepayment period during which
                                      voluntary prepayments are permitted
                                      without payment of any prepayment
                                      consideration.

                                 Notwithstanding the foregoing prepayment
                                 restrictions, prepayments may occur in
                                 connection with loan defaults, casualties and
                                 condemnations in respect of the mortgaged real
                                 properties and, in certain cases, out of cash
                                 holdbacks where certain conditions relating to
                                 the holdback have not been satisfied.
                                 Prepayment premiums and/or yield maintenance
                                 charges may not be payable in connection with
                                 prepayments of this type.

                                 The prepayment terms of each of the mortgage
                                 loans that we intend to include in the trust
                                 fund are set forth in Annex A-1 to this
                                 prospectus supplement.

DEFEASANCE....................   One hundred ninety-nine (199) of the mortgage
                                 loans to be included in the trust fund,
                                 representing 91.9% of the initial mortgage pool
                                 balance, of which 169 mortgage loans are in
                                 loan group no. 1, representing 93.0% of the
                                 initial loan group no. 1 balance, and 30
                                 mortgage loans are in loan group no. 2,
                                 representing 82.3% of the initial loan group
                                 no. 2 balance, permit the related borrower to
                                 defease the mortgage loan and obtain a release
                                 of the mortgaged real property from the related
                                 mortgage lien by delivering U.S. Treasury
                                 obligations or other government securities as
                                 substitute collateral, but continue to prohibit
                                 voluntary prepayments during the defeasance
                                 period. None of those 199 mortgage loans
                                 permits defeasance prior to the second
                                 anniversary of the date of initial issuance of
                                 the series 2005-CD1 certificates.

ADDITIONAL STATISTICAL
   INFORMATION................   Set forth below is selected statistical
                                 information regarding the mortgage pool, loan
                                 group no. 1 and loan group no. 2, respectively.

A. GENERAL CHARACTERISTICS....   The mortgage pool, loan group no. 1 and loan
                                 group no. 2, respectively, will have the
                                 following general characteristics as of the
                                 cut-off date:

                                                  MORTGAGE        LOAN GROUP      LOAN GROUP
                                                    POOL             NO. 1           NO. 2
                                               --------------   --------------   ------------

Initial mortgage pool/loan group balance....   $3,878,244,727   $3,480,780,409   $397,464,318
Number of mortgage loans....................              225              191             34
Number of mortgaged real properties.........              261              227             34

Highest cut-off date principal balance......   $  290,000,000   $  290,000,000   $ 58,000,000
Lowest cut-off date principal balance.......   $    1,322,049   $    1,392,304   $  1,322,049
Average cut-off date principal balance......   $   17,236,643   $   18,223,981   $ 11,690,127

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                                                  MORTGAGE    LOAN GROUP   LOAN GROUP
                                                    POOL         NO. 1        NO. 2
                                                 ----------   ----------   ----------

Highest mortgage rate.........................      6.5600%      6.5600%      6.0400%
Lowest mortgage rate..........................      4.7250%      4.7250%      4.8500%
Weighted average mortgage rate................      5.2610%      5.2559%      5.3058%

Longest original loan term to maturity or
   anticipated repayment date.................   180 months   180 months   180 months
Shortest original loan term to maturity or
   anticipated repayment date.................    39 months    39 months    60 months
Weighted average original loan term to
   maturity or anticipated repayment date.....   112 months   112 months   108 months

Longest remaining loan term to maturity or
   anticipated repayment date.................   180 months   178 months   180 months
Shortest remaining loan term to maturity or
   anticipated repayment date.................    39 months    39 months    58 months
Weighted average remaining loan term to
   maturity or anticipated repayment date.....   110 months   110 months   107 months

Highest underwritten net cash flow debt
   service coverage ratio.....................       10.04x       10.04x        2.24x
Lowest underwritten net cash flow debt
   service coverage ratio.....................        1.03x        1.03x        1.19x
Weighted average underwritten net cash flow
   debt service coverage ratio................        1.57x        1.60x        1.31x

Highest cut-off date loan-to-value ratio......       86.56%       80.62%       86.56%
Lowest cut-off date loan-to-value ratio.......        6.33%        6.33%       50.85%
Weighted average cut-off date loan-to-value
   ratio......................................       68.32%       67.49%       75.57%
Highest maturity date/ARD loan-to-value
   ratio......................................       86.56%       79.80%       86.56%
Lowest maturity date/ARD loan-to-value
   ratio......................................        4.46%        4.46%       42.01%
Weighted average maturity date/ARD
   loan-to-value ratio........................       61.81%       61.08%       68.17%

                                 When reviewing the foregoing table, please note
                                 the following:

                                 o    The initial mortgage pool balance is
                                      subject to a permitted variance of plus or
                                      minus 5%. The initial loan group no. 1
                                      balance and the initial loan group no. 2
                                      balance may each also vary.

                                 o    With respect to 12 mortgage loans that we
                                      intend to include in the trust fund (loan
                                      numbers 13, 40, 52, 81, 82, 89, 113, 155,
                                      168, 169, 177 and 189), which collectively
                                      represent 4.1% of the initial mortgage
                                      pool balance (10 mortgage loans in loan
                                      group no. 1, representing 3.8% of the
                                      initial loan group no. 1 balance, and two
                                      (2) mortgage loans are in loan group no.
                                      2, representing 6.7% of the initial loan
                                      group no. 2 balance), the underwritten net
                                      cash flow debt service coverage ratios
                                      have, and with respect to seven (7)

                                      S-49

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                                      mortgage loans (loan numbers 13, 40, 82,
                                      155, 168, 177 and 189), which represent
                                      2.6% of the initial mortgage pool balance,
                                      of which five (5) mortgage loans are in
                                      loan group no. 1, representing 2.1% of the
                                      initial loan group no. 1 balance, and two
                                      (2) mortgage loans are in loan group no.
                                      2, representing 6.7% of the initial loan
                                      group no. 2 balance, the cut-off date
                                      loan-to-value ratio and the maturity
                                      date/ARD loan-to-value ratio have been
                                      calculated and/or presented on an adjusted
                                      basis that (a) takes into account various
                                      assumptions regarding the financial
                                      performance of the related mortgaged real
                                      property that are consistent with the
                                      respective performance related criteria
                                      required to obtain the release of a cash
                                      holdback or letter of credit that serves
                                      as additional collateral or otherwise
                                      covers losses to a limited extent and/or
                                      (b) reflects an application of that cash
                                      holdback or letter of credit to pay down
                                      the subject mortgage loan, with (if
                                      applicable) a corresponding reamortization
                                      of the monthly debt service payment. If
                                      the related cash holdbacks or letters of
                                      credit were not taken into account for any
                                      of these 12 underlying mortgage loans,
                                      then:

                                      (a)  the underwritten net cash flow debt
                                           service coverage ratios for the
                                           mortgage pool would range from 1.02:1
                                           to 10.04:1, with a weighted average
                                           of 1.57:1;

                                      (b)  the cut-off date loan-to-value ratios
                                           of the mortgage pool would range from
                                           6.33% to 87.62%, with a weighted
                                           average of 68.41%;

                                      (c)  the maturity date/ARD loan-to-value
                                           ratios of the mortgage pool would
                                           range from 4.46% to 86.56%, with a
                                           weighted average of 61.90%;

                                      (d)  the underwritten net cash flow debt
                                           service coverage ratios for loan
                                           group no. 1 would range from 1.02:1
                                           to 10.04:1, with a weighted average
                                           of 1.60:1;

                                      (e)  the cut-off date loan-to-value ratios
                                           of loan group no. 1 would range from
                                           6.33% to 80.62%, with a weighted
                                           average of 67.57%;

                                      (f)  the maturity date/ARD loan-to-value
                                           ratios of loan group no. 1 would
                                           range from 4.46% to 79.80%, with a
                                           weighted average of 61.16%;

                                      (g)  the underwritten net cash flow debt
                                           service coverage ratios for loan
                                           group no. 2 would range

                                      S-50

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                                           from 1.17:1 to 2.24:1, with a
                                           weighted average of 1.30:1;

                                      (h)  the cut-off date loan-to-value ratios
                                           of loan group no. 2 would range from
                                           50.85% to 87.62%, with a weighted
                                           average of 75.78%; and

                                      (i)  the maturity date/ARD loan-to-value
                                           ratios of loan group no. 2 would
                                           range from 42.01% to 86.56%, with a
                                           weighted average of 68.39%.

                                 o    Weighted average underwritten net cash
                                      flow debt service coverage, cut-off date
                                      loan-to-value ratio and maturity date/ARD
                                      loan-to-value ratio information for the
                                      mortgage pool (or portions thereof that
                                      contain any of those 12 underlying
                                      mortgage loans) set forth in this
                                      prospectus supplement reflect the
                                      respective adjustments referenced above.

                                 o    In the case of each underlying mortgage
                                      loan that is part of a loan combination,
                                      the loan-to-value and debt service
                                      coverage information presented in the
                                      foregoing table takes into account each
                                      pari passu non-trust mortgage loan, if
                                      any, in that loan combination, but does
                                      not reflect any subordinate non-trust
                                      mortgage loan(s) in that loan combination.

                                 o    In the case of the One Court
                                      Square-Citibank underlying mortgage loan
                                      the loan-to-value and debt service
                                      coverage information presented in the
                                      foregoing table takes into account the
                                      pooled portion of that mortgage loan, but
                                      excludes the non-pooled portion of that
                                      mortgage loan.

                                      S-51

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B.   GEOGRAPHIC
     CONCENTRATION............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties located
                                 in the indicated states or regions:

                             NUMBER OF   % OF INITIAL   % OF INITIAL   % OF INITIAL
                             MORTGAGED     MORTGAGE      LOAN GROUP     LOAN GROUP
       STATE/REGION         PROPERTIES   POOL BALANCE   NO.1 BALANCE   NO.2 BALANCE
-------------------------   ----------   ------------   ------------   ------------

California...............       38           16.6%          17.3%          10.7%
   Southern California...       26           12.3           12.5           10.7
   Northern California...       12            4.3            4.8             --
New York.................       20           13.6           15.1             --
Florida..................       19            7.1            5.2           23.5
Texas....................       26            6.7            6.5            7.9
Maryland.................        9            5.9            5.7            8.1
Pennsylvania.............       20            5.4            4.1           17.1
New Jersey...............       11            5.4            6.0             --
Massachusetts............       15            4.0            3.6            7.7
Maine....................        1            3.9            4.3             --
Virginia.................        9            3.8            4.1            1.9
Other....................       93           27.6           28.1            8.3

                                 The reference to "Other" in the foregoing
                                 table, insofar as it relates to the entire
                                 mortgage pool, includes 27 other states and the
                                 District of Columbia. No more than 2.9% of the
                                 initial mortgage pool balance is secured by
                                 mortgaged real properties located in any of
                                 those other jurisdictions. Northern California
                                 includes areas with zip codes of 94107 and
                                 above, and Southern California includes areas
                                 with zip codes of 93401 and below.

                                      S-52

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C.   PROPERTY TYPES...........   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties
                                 predominantly operated for each indicated
                                 purpose:

                                   NUMBER OF   % OF INITIAL   % OF INITIAL   % OF INITIAL
                                   MORTGAGED     MORTGAGE      LOAN GROUP     LOAN GROUP
        PROPERTY TYPES            PROPERTIES   POOL BALANCE   NO.1 BALANCE   NO. 2 BALANCE
-------------------------------   ----------   ------------   ------------   -------------

Office.........................       71           40.1%          44.7%            --%
   Suburban....................       46           20.7           23.0             --
   Central Business District...       12           16.5           18.4             --
   Flex........................        8            1.8            2.0             --
   Medical Office..............       10            2.2            2.4             --
Retail.........................       74           29.8           33.2             --
   Anchored....................       36           13.4           15.0             --
   Regional Mall...............        3            7.6            8.4             --
   Unanchored..................       17            3.7            4.2             --
   Shadow Anchored.............        7            2.0            2.3             --
   Lifestyle Center............        1            1.6            1.8             --
   Anchored, Single Tenant.....        9            1.4            1.6             --
   Unanchored, Single Tenant...        1            0.1            0.1             --
Multifamily....................       45           14.2            4.9           96.3
   Conventional................       33           11.3            3.9           76.1
   Section 8...................        7            1.5            0.6            8.7
   Student Housing.............        2            1.1             --           11.1
   Independent Living..........        1            0.2            0.2             --
   Residential Cooperative.....        1            0.1            0.1             --
   Senior Housing..............        1            0.0*            --            0.4
Hospitality....................       19            6.6            7.3             --
Industrial.....................       15            3.5            3.9             --
Self Storage...................       25            2.8            3.1             --
Mixed Use......................        6            1.0            1.1             --
Other..........................        2            1.0            1.1             --
Manufactured Housing...........        3            0.7            0.3            3.7
Land...........................        1            0.4            0.5             --

*    Represents less than 0.1% of the initial mortgage pool balance.

                                 With respect to each of the seven (7) mortgaged
                                 real properties identified in the foregoing
                                 table as "Shadow Anchored", none of the
                                 relevant anchor tenants is on any portion of
                                 the particular property that is subject to the
                                 lien of the related mortgage instrument.

                                      S-53

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D.   ENCUMBERED INTERESTS.....   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance
                                 secured by, mortgaged real properties for which
                                 the whole or predominant encumbered interest is
                                 as indicated:

                                                                         NUMBER OF   % OF INITIAL
                                                                         MORTGAGED     MORTGAGE
                                         ENCUMBERED INTERESTS           PROPERTIES   POOL BALANCE
                                 ------------------------------------   ----------   ------------

                                 Fee Simple..........................     250(1)         94.2%
                                 Leasehold...........................       9(2)          3.1
                                 Fee Simple in part and Leasehold
                                    in part..........................       2(3)          2.7

                                 ----------
                                 (1)  Two hundred sixteen (216) of these
                                      mortgaged real properties secure mortgage
                                      loans in loan group no. 1, representing
                                      93.5% of the initial loan group no. 1
                                      balance, and 34 of these mortgaged real
                                      properties secure mortgage loans in loan
                                      group no. 2, representing 100.0% of the
                                      initial loan group no. 2 balance.

                                 (2)  All of these mortgaged real properties
                                      secure mortgage loans in loan group no. 1,
                                      representing 3.5% of the initial loan
                                      group no. 1 balance.

                                 (3)  All of these mortgaged real properties
                                      secure mortgage loans in loan group no. 1,
                                      representing 3.0% of the initial loan
                                      group no. 1 balance.

                                 It should be noted that each mortgage loan
                                 secured by overlapping fee and leasehold
                                 interests is presented as being secured by a
                                 fee simple interest in this prospectus
                                 supplement and is therefore included within the
                                 category referred to as "Fee Simple" in the
                                 chart above.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES..................   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 trust as three separate real estate mortgage
                                 investment conduits -- or REMICs -- under
                                 Sections 860A through 860G of the Internal
                                 Revenue Code of 1986, as amended. One of those
                                 REMICs will primarily consist of the One Court
                                 Square-Citibank underlying mortgage loan. The
                                 other two of those REMICs will be as follows:

                                 o    REMIC I, the lowest tier REMIC, which will
                                      hold, among other things, the underlying
                                      mortgage loans -- or, in the case of the
                                      One Court Square-Citibank underlying
                                      mortgage loan, one or more regular
                                      interests in the related single loan REMIC
                                      referred to above -- and various other
                                      related assets; and

                                 o    REMIC II, which will hold the regular
                                      interests in REMIC I.

                                 Notwithstanding the foregoing, neither REMIC I
                                 nor the One Court Square-Citibank individual
                                 loan REMIC will hold collections of additional
                                 interest accrued, and deferred as to

                                      S-54

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                                 payment, with respect to any underlying
                                 mortgage loan with an anticipated repayment
                                 date.

                                 Any assets not included in a REMIC, including
                                 the class A-2FL REMIC II regular interest, the
                                 swap agreement and the trustee's floating rate
                                 account, will constitute one or more grantor
                                 trusts for federal income tax purposes.

                                 The offered certificates (exclusive of the
                                 class A-2FL certificates) and the class A-2FL
                                 REMIC II regular interest will be treated as
                                 regular interests in REMIC II. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 The class A-2FL certificates will represent
                                 undivided beneficial ownership interests in the
                                 class A-2FL REMIC II regular interest, the swap
                                 agreement and the trustee's floating rate
                                 account. You will have to report income on your
                                 offered certificates in accordance with the
                                 accrual method of accounting even if you are
                                 otherwise a cash method taxpayer. The offered
                                 certificates (exclusive of the class A-2FL
                                 certificates) will not represent any interest
                                 in the grantor trust referred to above.

                                 The class A-1D certificates will be issued with
                                 more than a de minimis amount of original issue
                                 discount. The class A-M, A-J, B, C, D and E
                                 certificates will be issued with a de minimis
                                 amount of original issue discount. The other
                                 classes of offered certificates will not be
                                 issued with original issue discount and may be
                                 treated as having been issued at a premium. If
                                 you own an offered certificate issued with
                                 original issue discount, you may have to report
                                 original issue discount income and be subject
                                 to a tax on this income before you receive a
                                 corresponding cash payment.

                                 When determining the rate of accrual of
                                 original issue discount, market discount and
                                 premium, if any, for federal income tax
                                 purposes, the prepayment assumption used will
                                 be that following any date of determination:

                                 o    the underlying mortgage loans with
                                      anticipated repayment dates will be paid
                                      in full on those dates;

                                 o    no mortgage loan in the trust fund will
                                      otherwise be prepaid prior to maturity;
                                      and

                                 o    there will be no extension of maturity for
                                      any mortgage loan in the trust fund.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in each of this prospectus
                                 supplement and the accompanying prospectus.

                                      S-55

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ERISA.........................   The acquisition of an offered certificate by an
                                 employee benefit plan or other plan or
                                 arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 section 4975 of the Internal Revenue Code of
                                 1986, as amended, could, in some instances,
                                 result in a prohibited transaction or other
                                 violation of the fiduciary responsibility
                                 provisions of these laws.

                                 We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 retirement plans and other employee benefit
                                 plans and arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    Section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 initially will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor of Citigroup Global
                                 Markets Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary or any other person
                                 investing the assets of any retirement plan or
                                 other employee benefit plan or arrangement
                                 subject to Title I of ERISA or Section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you should review carefully with your legal
                                 advisors whether the purchase or holding of the
                                 offered certificates could give rise to a
                                 transaction that is prohibited under ERISA or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended. In addition, if you are a
                                 fiduciary of any such retirement plan or other
                                 employee benefit plan and are considering an
                                 investment in the class A-2FL certificates, you
                                 should review the specific requirements for
                                 purchases of class A-2FL certificates by plans.
                                 See "ERISA Considerations" in this prospectus
                                 supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 All institutions whose investment activities
                                 are subject to legal investment laws and
                                 regulations, regulatory capital requirements or
                                 review by regulatory authorities should consult
                                 with their own legal advisors in determining
                                 whether and to what extent the offered
                                 certificates will be legal investments for
                                 them. See "Legal Investment" in this prospectus
                                 supplement and in the accompanying prospectus.

                                      S-56

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INVESTMENT CONSIDERATIONS.....   The yield to maturity of any offered
                                 certificate will depend upon, among other
                                 things:

                                 o    the price paid for the offered
                                      certificate; and

                                 o    the rate, timing and amount of payments on
                                      the offered certificate.

                                 The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the underlying mortgage loans could affect the
                                 yield to maturity on an offered certificate. In
                                 the case of offered certificates purchased at a
                                 discount, a slower than anticipated rate of
                                 payments and other collections of principal on
                                 the underlying mortgage loans could result in a
                                 lower than anticipated yield. In the case of
                                 offered certificates purchased at a premium, a
                                 faster than anticipated rate of payments and
                                 other collections of principal on the
                                 underlying mortgage loans could result in a
                                 lower than anticipated yield.

                                 Holders of the class A-1, A-1D, A-2FL, A-2FX,
                                 A-3, A-SB and A-4 certificates will be affected
                                 by the rate and timing of payments and other
                                 collections of principal on the underlying
                                 mortgage loans in loan group no. 1 and, in the
                                 absence of significant losses on the mortgage
                                 pool, should be largely unaffected by the rate
                                 and timing of payments and other collections of
                                 principal on the underlying mortgage loans in
                                 loan group no. 2. Conversely, holders of the
                                 class A-1A certificates will be affected by the
                                 rate and timing of payments and other
                                 collections of principal on the underlying
                                 mortgage loans in loan group no. 2 and, only
                                 after the retirement of the class A-1, A-1D,
                                 A-2FL, A-2FX, A-3, A-SB and A-4 certificates or
                                 in connection with significant losses on the
                                 mortgage pool, will be affected by the rate and
                                 timing of payments and other collections of
                                 principal on the underlying mortgage loans in
                                 loan group no. 1.

                                 The yield on the class A-2FL certificates will
                                 be highly sensitive to changes in the level of
                                 LIBOR.

                                 The yield on the class A-2FL certificates, as
                                 well as on the other offered certificates with
                                 variable or capped pass-through rates, could
                                 also be adversely affected if the underlying
                                 mortgage loans with relatively higher net
                                 mortgage rates pay principal faster than the
                                 underlying mortgage loans with relatively lower
                                 net mortgage rates.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                      S-57

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                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-M, A-J, B, C, D and E Certificates Are Subordinate to, and Are
Therefore Riskier than, the Class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB, A-4 and
A-1A Certificates. If you purchase class A-M, A-J, B, C, D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates, as well as to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series
2005-CD1 certificates.

     When making an investment decision, you should consider, among other things:

     o    the payment priorities of the respective classes of the series
          2005-CD1 certificates;

     o    the order in which the principal balances of the respective classes of the series 2005-CD1 certificates with balances will be reduced in connection with losses and default-related shortfalls; and

     o    the characteristics and quality of the mortgage loans in the trust fund.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on:

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

                                      S-58

     The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

     o    the pass-through rate for, and the other payment terms of, your offered certificates;

     o    the rate and timing of payments, including prepayments, and other collections of principal on the underlying mortgage loans;

     o    the rate and timing of any purchases, including repurchases by mortgage loan sellers as a result of material breaches of
          representations and warranties and material document deficiencies, of mortgage loans out of the trust fund;

     o    the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     o    the rate, timing and severity of any unanticipated or default-related trust expenses that reduce amounts available for payment on the offered certificates;

     o    the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered certificates;

     o    the collection of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans and the extent to which those amounts are paid to you; and

     o    servicing decisions with respect to the underlying mortgage loans.

     In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB and A-4 certificates should be concerned with the factors described in the second through eighth bullets of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class
A-1, A-1D, A-2FL, A-2FX, A-3, A-SB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in the second through eighth bullets of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 2.

     The yield to investors in the class A-2FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-2FL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on those certificates.

     In addition, because interest payments on the class A-2FL certificates may be reduced or the pass-through rate on the class A-2FL certificates may convert to the pass-through rate on the class A-2FL REMIC II regular interest, in connection with certain events discussed in this prospectus supplement, the yield to investors in those certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-2FL certificates.
As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-2FL certificates may not be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement

                                      S-59

at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the class A-2FL REMIC II regular interest based on a pass-through rate below 5.1200% per annum would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-2FL REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-2FL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

     See "Description of the Mortgage Pool", "Servicing of the Underlying
Mortgage Loans", "Description of the Offered Certificates--Payments" and
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this prospectus supplement. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially
and Adversely from Your Expectations Because the Rate of Prepayments and Other
Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster
or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     Holders of the class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB and A-4 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on the class A-2FL certificates and the other offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage rates.

     The Right of the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent to Receive Interest on Advances, and the Right of the Special
Servicer to Receive Special Servicing Compensation, May Result in Additional
Losses to the Trust Fund. The master servicer, the special servicer, the trustee and the fiscal agent will each generally be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. In addition, the special servicer will be entitled to receive special servicing fees, liquidation fees and workout fees as compensation for performing its obligations. The right to receive payments of interest and fees is senior to the

                                      S-60

rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     Potential Conflicts of Interest May Affect the Servicing of Underlying
Mortgage Loans in Accordance with the Series 2005-CD1 Pooling and Servicing
Agreement. The master servicer, the special servicer or any of their respective affiliates may:

     o    acquire series 2005-CD1 certificates; and

     o    engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

     A special servicer or any affiliate of a special servicer is not precluded by the terms of the documents governing this transaction from buying certain non-offered classes of series 2005-CD1 certificates, including the controlling class.

     In addition, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the underlying mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer, an affiliate thereof or any other related entity holds any of the series 2005-CD1 non-offered certificates, it might seek to reduce the potential for losses on those non-offered certificates by deferring acceleration or other action with respect to a defaulted or specially serviced mortgage loan in the hope of maximizing future proceeds. That failure to take immediate action, however, might pose a greater risk to the trust and ultimately result in less proceeds to the trust than would be realized if earlier action had been taken.

     As described in "Summary of Prospectus Supplement--Relevant Parties" in
this prospectus supplement, the master servicer is an affiliate of one of the underwriters and a wholly owned subsidiary of one of the mortgage loan sellers.

     The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2005-CD1 certificates representing a majority interest in the controlling class of series 2005-CD1 certificates will be entitled to designate a series 2005-CD1 controlling class representative to exercise the rights and powers in respect of the mortgage pool described under
"Servicing of the Underlying Mortgage Loans--The Series 2005-CD1 Controlling
Class Representative, the Class OCS Representative and the Non-Trust Loan
Noteholders" in this prospectus supplement. You should expect that the series
2005-CD1 controlling class representative will exercise those rights and powers on behalf of the series 2005-CD1 controlling class certificateholders, and it will not be liable to any class of series 2005-CD1 certificateholders for doing
so. In addition, subject to the conditions described under "Servicing of the
Underlying Mortgage Loans--Replacement of the Special Servicer" in this prospectus supplement, the holders of series 2005-CD1 certificates representing a majority interest in the controlling class of series 2005-CD1 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2005-CD1 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2005-CD1 controlling class will be a non-offered class of series 2005-CD1 certificates.
The series 2005-CD1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. In addition, with respect to the Loews Universal Hotel Portfolio underlying mortgage loan, see the risk factors described under "--Risks Related to the Underlying Mortgage Loans--You Will Have Less Control Over the Servicing
of the Outside Serviced Mortgage Loan" below.

     The holders (or, in the case of a class of book-entry certificates, beneficial owners) of class OCS certificates entitled to a majority of the series 2005-CD1 voting rights allocated to the class OCS certificates will be entitled to designate a class OCS representative having the rights and powers, and will themselves have certain

                                      S-61

rights and powers, in respect of the One Court Square-Citibank underlying mortgage loan, subject to the conditions described under "Servicing of the
Underlying Mortgage Loans--The Series 2005-CD1 Controlling Class Representative,
the Class OCS Representative and the Non-Trust Loan Noteholders" in this prospectus supplement. You should expect that the class OCS representative will exercise its rights and powers on behalf of the class OCS certificateholders, and it will not be liable to any class of series 2005-CD1 certificateholders for doing so. The class OCS certificates, which are not offered by this prospectus supplement, represent interests solely in the non-pooled portion of the One
Court Square-Citibank underlying mortgage loan. Accordingly, the holders of the class OCS certificates are likely to have interests that conflict with those of the holders of the offered certificates.

     You May Be Bound by the Actions of Other Series 2005-CD1
Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-CD1 certificates will be required to direct, consent to or approve certain actions, including amending the series 2005-CD1 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-CD1 certificates.

RISKS RELATED TO THE SWAP AGREEMENT

     Distributions on the Class A-2FL Certificates will Depend, in Part, on
Payments Received from the Swap Counterparty. The trust will have the benefit of a swap agreement relating to the class A-2FL certificates with Citibank N.A.
Because the class A-2FL REMIC II regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans
(without regard to the non-pooled portion of the One Court Square-Citibank underlying mortgage loan), the ability of the holders of the class A-2FL certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap agreement. See "Description of the
Swap Agreement" in this prospectus supplement.

     A Decline in the Ratings of the Swap Counterparty, Among Other Things, May
Result in the Termination of the Swap Agreement and as a Result, the
Pass-Through Rate on the Class A-2FL Certificates May Convert to the
Pass-Through Rate on the Class A-2FL REMIC II Regular Interest. If the swap counterparty's long-term or short-term ratings fall below the ratings specified under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement, then: (a) in the case of the collateralization event, the swap counterparty will be required to post collateral to the extent necessary to fund any termination fee payable by the swap counterparty in the event of a termination of the swap agreement, to find a suitable replacement swap counterparty or to find a suitable guarantor of its obligations under the swap agreement; and (b) in the case of a rating agency trigger event, the swap counterparty will be required to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement.

     If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a collateralization event, or if the swap counterparty fails to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a rating agency trigger event, or if another event of default or a termination event occurs under the swap agreement, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class
A-2FL certificates, to enforce the rights of the trustee under the swap agreement as may be permitted by the terms of the swap agreement, including the termination of the swap agreement, and use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. Other events of default under the swap agreement will include the failure of either party to make any payment required thereunder, which failure is not remedied within one (1) business day

                                      S-62

following notice thereof. The swap agreement will provide for other customary events of default and termination events.

     If a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements of the swap agreement with respect to the swap counterparty will be satisfied provided that the ratings of that guarantor satisfy those rating requirements.

     If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, then a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-2FL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement, and there can be no assurance that any termination fee payable by the swap counterparty under the swap agreement will be sufficient for the trustee to engage a replacement swap counterparty. Furthermore, a termination fee may not be payable by the swap counterparty in connection with certain termination events.

     In addition, and notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-2FL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

     During the occurrence of a continuing payment default on the part of the swap counterparty under the swap agreement, or if the swap agreement is terminated and no replacement swap counterparty is found, the class A-2FL certificate pass-through rate will convert to the pass-through rate on the class
A-2FL REMIC II regular interest, which is a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from the net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the One Court Square-Citibank underlying mortgage loan).
Any such conversion to the pass-through rate on the class A-2FL REMIC II regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-2FL certificates if notice of the resulting change in payment terms of the class A-2FL certificates is not given to DTC within the time frame in advance of the payment date that DTC requires to modify the payment.

     If the Pass-Through Rate of the Class A-2FL REMIC II Regular Interest is
Limited by a Weighted Average of the Net Interest Rates on the Underlying
Mortgage Loans, or if Interest Distributions with Respect to the Class A-2FL
REMIC II Regular Interest are Insufficient to Make the Required Payment to the
Swap Counterparty, Interest Distributions on the Class A-2FL Certificates Will
Be Reduced. Interest distributions with respect to the class A-2FL REMIC II regular interest will be subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the One Court
Square-Citibank underlying mortgage loan). If this weighted average coupon drops below 5.1200% per annum, then interest distributions on the class A-2FL certificates will be reduced dollar-for-dollar with the reduction in the amount of interest allocated to the class A-2FL REMIC II regular interest as a result of that weighted average coupon dropping below 5.1200% per annum. In addition, if for any other reason the funds allocated to payment of interest distributions on the class A-2FL REMIC II regular interest are insufficient to make all required interest payments on the class A-2FL REMIC II regular interest (for example, as a result of prepayment interest shortfalls), then interest distributions on the class A-2FL certificates will also be reduced dollar-for-dollar. See "Description of the Swap Agreement" in this prospectus supplement.

     The Swap Agreement May Be Assigned. The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not cause a collateralization event under the swap agreement.

                                      S-63

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Real
Properties May Adversely Affect Payments on Your Certificates. After the
terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of
2002 (TRIA), which established a three-year federal back-stop program under which the federal government and the insurance industry share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act (as specifically defined), (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms terminates
(unless extended by Congressional action) December 31, 2005.

     In a recently issued (June 30, 2005) report on terrorism insurance, the
U.S. Treasury Department concluded that the short term effect of non-renewal or non-extension of TRIA would be a decrease in the availability of terrorism coverage, higher costs for policies that could be purchased, and consequently less coverage being taken up in the market. It further concluded, however, that over time the private sector would develop additional capacity by tapping into the capital markets and employing risk transfer mechanisms. Prior to the terrorist attacks in London in July, the Bush administration had stated that it would only support extending TRIA if changes were made to the law to increase the magnitude of the events that would trigger coverage under TRIA, increase deductibles and co-payments, and eliminate some lines of insurance altogether.
The London terrorist attacks have reinvigorated the debate over extension of
TRIA, with many insurers and reinsurers asserting a need to extend TRIA's back stop provisions. In addition, proposals for replacing TRIA, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. Whether or not Congress will act prior to December 2005, and the nature and extent of any actions it may take with respect to TRIA, remain to be seen; there can be no assurance that TRIA will be extended, nor that alternative terrorism legislation will be enacted.

     TRIA only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims.
Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     With respect to each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy). Generally, but not in all cases, the mortgage loans specifically require terrorism insurance, but in the case of some mortgage loans, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. With respect to those mortgage loans that do not specifically require coverage for acts of terrorism, the related mortgage loan documents may permit the lender to

                                      S-64

require such insurance as is reasonable. However, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     In the case of certain mortgage loans that we intend to include in the trust fund, the requirement that terrorism insurance be obtained was waived. In the case of certain other mortgage loans that we intend to include in the trust, the borrower was not required to maintain terrorism insurance for the related mortgaged real property.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program under TRIA, which is discussed above, is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2005-CD1 certificates.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee simple and/or leasehold interests primarily in the following types of real property:

     office;

     retail;

     multifamily;

     hospitality;

     industrial;

     self storage;

     mixed use;

     other;

     manufactured housing; and

     land.

See the property type table under "Summary of Prospectus Supplement--The
Underlying Mortgage Loans and the Mortgaged Real Properties--Additional
Statistical Information--Property Types" in this prospectus

                                      S-65

supplement for statistical information regarding the various types of real properties that secure the underlying mortgage loans.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on:

     o    the successful operation and value of the related mortgaged real property; and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

     Risks Associated with Condominium Ownership. Six (6) mortgage loans (loan numbers 38, 47, 122, 169, 176 and 199), representing 0.6%, 0.5%, 0.2%, 0.2%,
0.1% and 0.1%, respectively, of the initial mortgage pool balance and 0.6%,
0.5%, 0.3%, 0.2%, 0.2% and 0.1%, respectively, of the initial loan group no. 1 balance, are each secured by the related borrower's interest in commercial condominium units.

     A condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related underlying mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to a condominium declaration, the holders of the remaining units may be responsible for common area maintenance charges that remain unpaid by any particular unit holder.

     In addition, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.
Therefore, decisions made by that board of managers, including with respect to assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. A mortgaged real property may not be readily convertible (or convertible at all)
due to use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where the mortgaged real property does not represent the entire condominium regime. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could

                                      S-66

subject the series 2005-CD1 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that does not consist of a condominium. Further, the liquidation value of a mortgaged real property subject to limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     The Underlying Mortgage Loans Have a Variety of Characteristics That May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o    The Mortgaged Real Property Will Be the Principal Asset Available to
          Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the
          Event of Default. All of the mortgage loans that we intend to include in the trust fund are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property (and any reserves, letters of credit or other additional collateral for the mortgage loan), and none of the other assets of the borrower, is or should be expected to be available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or
          Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time, and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance--Most of the Mortgage Loans Underlying Your Offered
          Certificates Will Be Nonrecourse" in the accompanying prospectus.

     o    In Some Cases, a Mortgaged Real Property Is Dependent on a Single
          Tenant or on One or a Few Significant Tenants. In the case of 31 mortgaged real properties, securing 14.8% of the initial mortgage pool balance and 16.5% of the initial loan group no. 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100.0% of the leasable square footage at that property. In the case of 103 mortgaged real properties, securing 42.5% of the initial mortgage pool balance and 47.3% of the initial loan group no.
          1 balance, including the 31 properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the leasable square footage at the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of a major tenant, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, certain of these tenants may have leases that expire or lease termination options prior to the related loan maturity date. See Annex A-1 for the lease expiration dates for significant tenants. See "Risk
          Factors--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends Upon the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No Assurance--The
          Successful Operation of a Multifamily or Commercial Property Depends
          on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends Upon the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No
          Assurance--Dependence on a Single Tenant or a Small Number of Tenants
          Makes a Property Riskier Collateral" and "--Repayment of a Commercial
          or Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property,

                                      S-67

          Which May Decline Over Time and the Related Borrower's Ability to
          Refinance the Property, of Which There Is No Assurance--Tenant
          Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     o    Ten Percent or More of the Initial Mortgage Pool Balance Is Made Up of
          Mortgage Loans Secured by Mortgage Liens on Each of the Following
          Property Types: Office, Retail and Multifamily. Seventy-one (71) of
          the mortgaged real properties, securing 40.1% of the initial mortgage pool balance and 44.7% of the initial loan group no. 1 balance, are used entirely or primarily for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the mortgaged real property or the entire mortgaged real property.

          A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   accessibility from surrounding highways/streets;

          3.   the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the
               HVAC system, parking and the subject building's compatibility with current business wiring requirements;

          4.   whether the area in which the office property is located is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and
               cultural amenities; and

          5.   the financial condition of the owner of the subject property.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Office Properties" in the accompanying prospectus.

          Seventy-four (74) mortgaged real properties, securing 29.8% of the initial mortgage pool balance and 33.2% of the initial loan group no.
          1 balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   tenants' sales;

          3.   tenant mix and whether rent concessions are required;

          4.   whether the subject property is in a desirable location;

          5.   the physical condition and amenities of the subject building in relation to competing buildings;

          6.   competition from nontraditional sources such as catalog
               retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

                                      S-68

          7.   whether a retail property is anchored, shadow anchored or
               unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

          8.   the financial condition of the owner of the subject property.

          We consider 55 of the foregoing retail properties, securing 24.4% of the initial mortgage pool balance and 27.2% of the initial loan group
          no. 1 balance, to be anchored retail properties, which signifies that there is at least one anchor tenant located at the property. An anchor tenant is a retail tenant or retail occupant whose space is or would be substantially larger in size than that of other tenants at a retail mall or shopping center and whose operation is or would be vital in attracting customers to a retail mall or shopping center. Seven (7) of those 55 anchored retail properties, securing 2.0% of the initial mortgage pool balance and 2.3% of the initial loan group no. 1 balance, are shadow anchored, which means that none of the anchor stores is on any portion of the subject property that is subject to the lien of the related mortgage instrument. Another nine (9) of those anchored retail properties, securing 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group no. 1 balance, are occupied by a single tenant. The remaining 19 retail properties, securing 5.4%
          of the initial mortgage pool balance and 6.0% of the initial loan group no. 1 balance, are unanchored retail properties. In addition, six (6) of the mortgaged real properties, securing 1.0% of the initial mortgage pool balance and 1.1% of the initial loan group no. 1 balance, is used for mixed use purposes that include a significant retail component.

          In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. The presence or absence of an anchor tenant in a retail property can be important, because anchor tenants play a key role in generating customer traffic and making the retail property desirable for other tenants. Some tenants, in particular anchor tenants (or shadow anchor tenants), may have the right to cease operations or may not be prohibited from ceasing operations at the property while continuing to pay rent during their lease terms. Also, if an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the leases.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Retail Properties" in the accompanying prospectus.

          Forty-five (45) of the mortgaged real properties, securing 14.2% of the initial mortgage pool balance (13 of which secure mortgage loans in loan group no. 1, representing 4.9% of the initial loan group no. 1 balance, and 32 of which secure mortgage loans in loan group no. 2, representing 96.3% of the initial loan group no. 2 balance), are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

          1.   the number of competing residential developments in the local market, including apartment buildings and site-built single family homes;

          2.   the physical condition and amenities of the subject apartment building in relation to competing buildings;

                                      S-69

          3.   the subject property's reputation;

          4.   applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

          5.   local factory or other large employer closings;

          6.   the level of mortgage rates to the extent it encourages tenants to purchase single-family housing;

          7.   compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

          8.   distance from employment centers and shopping areas; and

          9.   the financial condition of the owner of the subject property.

          In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry.
          Therefore, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

          Multifamily rental properties that are wholly or predominately occupied by students may be more susceptible to damage or wear and tear than other types of multifamily housing and may be dependent on the financial well-being of the college or university to which they relate. Such multifamily properties may be subject to competition from on-campus housing units, may not be readily convertible to other types of multifamily use, and will likely be subject to a higher turnover rate than other types of multifamily properties due to the relatively short-term nature of student leases.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Multifamily Rental Properties" in the accompanying prospectus.

          In addition, 19 of the mortgaged real properties, securing 6.6% of the initial mortgage pool balance and 7.3% of the initial loan group no. 1 balance, respectively, are hospitality properties. Mortgage loans that are secured by liens on such type of property are exposed to unique risks particular to that type of property. For a discussion of factors uniquely affecting hospitality properties, see "Description of the
          Trust Assets--Mortgage Loans--A Discussion of the Various Types of
          Multifamily and Commercial Properties that May Secure Mortgage Loans
          Underlying a Series of Offered Certificates--Hospitality Properties"
          in the accompanying prospectus.

          The inclusion in the trust fund of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the
          Trust Assets--Mortgage Loans--A Discussion of Various Types of
          Multifamily and Commercial Properties that May Secure Mortgage Loans
          Underlying a Series of Offered Certificates" in the accompanying prospectus.

                                      S-70

o    Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured
     by Mortgage Liens on Real Property Located in Each of California, New York,
     Florida, Texas, Maryland, Pennsylvania and New Jersey. Mortgage loans representing 5% or more of the initial mortgage pool balance are secured by mortgaged real properties located in each of the following states or regions:

                                 NUMBER OF   % OF INITIAL    % OF INITIAL    % OF INITIAL
                                 MORTGAGED     MORTGAGE       LOAN GROUP      LOAN GROUP
         STATE/REGION           PROPERTIES   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
-----------------------------   ----------   ------------   -------------   -------------

California ..................        38          16.6%          17.3%           10.7%
   Southern California(1) ...        26          12.3           12.5            10.7
   Northern California(2) ...        12           4.3            4.8              --
New York ....................        20          13.6           15.1              --
Florida .....................        19           7.1            5.2            23.5
Texas .......................        26           6.7            6.5             7.9
Maryland ....................         9           5.9            5.7             8.1
Pennsylvania ................        20           5.4            4.1            17.1
New Jersey ..................        11           5.4            6.0              --
                                    ---          ----           ----            ----
      Total .................       143          60.6%          59.9%           67.3%
                                    ===          ====           ====            ====

----------
(1)  Southern California includes properties that are located in zip codes of
     93401 and lower.

(2)  Northern California includes properties that are located in zip codes of
     94107 and higher.

     The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state, region or other jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state or region. See "--Uninsured Loss; Sufficiency of Insurance"
     and "--Impact of Recent Hurricane Activity May Adversely Affect the
     Performance of Mortgage Loans" below in this "Risk Factors" section and see
     "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to
     Greater Risk of Default and Loss" in the accompanying prospectus.

o    The Mortgage Pool Will Include Material Concentrations of Balloon Loans and
     Mortgage Loans with an Anticipated Repayment Date. Two hundred eight (208)
     mortgage loans, representing 85.5% of the initial mortgage pool balance, of which 174 mortgage loans are in loan group no. 1, representing 83.8% of the initial loan group no. 1 balance, and 34 mortgage loans are in loan group
     no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans. In addition, 17 mortgage loans, representing 14.5% of the initial mortgage pool balance, and 16.2% of the initial loan group no. 1 balance, provide incentives for the related borrowers to repay those loans by their respective anticipated repayment dates prior to maturity. Thirteen
     (13) of the balloon loans that we intend to include in the trust fund, representing 14.5% of the initial mortgage pool balance, of which nine (9)
     mortgage loans are in loan group no. 1, representing 13.8% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no.
     2, representing 20.9% of the initial loan group no. 2 balance, provide for payments of interest only until maturity; and another 100 of the balloon loans that we intend to include in the trust fund, representing 41.6% of the initial mortgage pool balance, of which 84 mortgage loans are in loan group no. 1, representing 39.1% of the initial loan group no. 1 balance, and 16 mortgage loans are in loan group no. 2, representing 63.2% of the initial loan group no. 2 balance, provide for payments of interest only for periods ranging from the first 12 payments to the first 72 payments of those mortgage loans. Five (5) of the 17 mortgage loans with anticipated repayment dates that

                                      S-71

     we intend to include in the trust fund, representing 1.9% of the initial mortgage pool balance and 2.1% of the initial loan group no. 1 balance, respectively, provide for payments of interest only for the first 24 payments to the first 60 payments following origination. Two (2) of the 17 mortgage loans with anticipated repayment date that we intend to include in the trust fund, representing 10.2% of the initial mortgage pool balance and
     11.3% of the initial loan group no. 1 balance, respectively, provide for payments of interest only until the related anticipated repayment date. Two hundred one (201) mortgage loans, representing 84.3% of the initial mortgage pool balance, have either a maturity date or an anticipated repayment date during the 12-month period from and including January 2015 to and including December 2015; one hundred seventy-one (171) mortgage loans, representing 84.8% of the initial loan group no. 1 balance, have either a maturity date or an anticipated repayment date during the 12-month period from and including January 2015 to and including December 2015; and
     30 mortgage loans, representing 79.3% of the initial loan group no. 2 balance, have either a maturity date or an anticipated repayment date during the 12-month period from and including January 2015 to and including
     December 2015. The ability of a borrower to make the required balloon payment on a balloon loan or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon, among other things, the borrower's ability either to refinance the loan or to sell the mortgaged real property.
     Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.
     See "Description of the Mortgage Pool--Terms and Conditions of the
     Underlying Mortgage Loans" in this prospectus supplement and "Risk
     Factors--The Investment Performance of Your Offered Certificates Will
     Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans;
     and Those Payments, Defaults and Losses May Be Highly Unpredictable--There
     Is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

o    The Mortgage Pool Will Include Some Disproportionately Large Mortgage
     Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are each substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The fifteen largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust fund represent 39.0% of the initial mortgage pool balance. The fifteen largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group
     no. 1 represent 42.9% of the initial loan group no. 1 balance. The fifteen largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 2 represent 78.8% of the initial loan group no. 2 balance. See "Description of the Mortgage Pool--General" and
     "--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage
     Loans" in this prospectus supplement and "Risk Factors--Loan Concentration
     Within a Trust Exposes Investors to Greater Risk of Default and Loss" in
     the accompanying prospectus. See also attached to this prospectus supplement Annex B--Description of Fifteen Largest Mortgage Loans and/or
     Groups of Cross-Collateralized Mortgage Loans.

o    The Mortgage Pool Will Include Mortgage Loans Secured In Whole or In Part
     By Leasehold Interests in the Related Mortgaged Real Properties. Six (6)
     mortgage loans representing 3.0% of the initial mortgage pool balance, and
     3.4% of the initial loan group no. 1 balance, respectively, are each secured by a mortgage lien on the related borrower's leasehold interest in a material portion of the corresponding mortgaged real property, but not on the fee simple interest in that property. In addition, three (3) mortgage loans, representing 4.9% of the initial mortgage pool balance and 5.5% of the initial loan group no. 1 balance, respectively, are each secured by a

                                      S-72

     mortgage lien on the related borrower's interest on a portion of the mortgaged real property and the fee simple interest in the other portion of that property. Because of possible termination of the related ground lease, lending secured by a leasehold interest in a real property is riskier than lending secured by an actual ownership interest in that property. See
     "Description of the Mortgage Pool--Additional Loan and Property
     Information--Ground Leases" in this prospectus supplement. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Furthermore, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect in this prospectus supplement that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity. See also "Risk Factors--Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership
     Interest in a Real Property" and "Legal Aspects of Mortgage
     Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus. With respect to one (1) mortgage loan (loan number 180) that we intend to include in the trust fund, representing 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, the underlying fee owners have the exclusive right, for a period of 30 days following an acceleration of the mortgage loan upon an event of default thereunder, to purchase the lender's right, title and interest under the related mortgage note and mortgage loan documents, upon payment to lender of an amount generally equal to all amounts secured by the related mortgage note and mortgage loan documents.

o    Several of the Mortgaged Real Properties Are Legal Nonconforming Uses or
     Legal Nonconforming Structures. Several of the mortgage loans that we intend to include in the trust fund are secured by a mortgage lien on a real property that is a legal nonconforming use or structure or that is subject to a de minimis zoning violation. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the
     Mortgage Pool--Additional Loan and Property Information--Zoning and
     Building Code Compliance" in this prospectus supplement and "Risk
     Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a
     Real Property" in the accompanying prospectus.

o    Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur
     Additional Debt Secured by the Related Mortgaged Real Property. Four (4)
     mortgage loans that we intend to include in the trust, representing 6.8% of the initial mortgage pool balance and 7.5% of the initial loan group no. 1 balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under "Description of the Mortgage Pool--The Loan
     Combinations" in this prospectus supplement, and we have included a table under "Description of the Mortgage Pool--The Loan Combinations" that identifies each underlying mortgage loan that is part of a loan combination.

     See "Description of the Mortgage Pool--Additional Loan and Property
     Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a
     Borrower Will Default on a Mortgage Loan Underlying Your Offered
     Certificates" in the accompanying prospectus.

                                      S-73

     The existence of additional secured debt, whether of similar priority or subordinate, will increase the risk of loss on the corresponding underlying mortgage loan and will subject the trust to additional risks, including:

     o    the risk that the necessary maintenance of the related mortgaged real property could be deferred to allow the borrower to pay the required debt service on the additional obligation and that the value of the mortgaged real property may fall as a result;

     o    the risk that a default on the additional loan could result in a default on the underlying mortgage loan; and

     o    the risk that it may be more difficult for the borrower to refinance the underlying mortgage loan or to sell the related mortgaged real property for purposes of making any balloon payment on the entire balance of both the underlying mortgage loan we intend to include in the trust and the additional obligation upon the maturity of the mortgage loan.

     Except as disclosed under this "--Some of the Underlying Borrowers Have
     Incurred or Are Permitted to Incur Additional Debt Secured by the Related
     Mortgaged Real Property" subsection and "Description of the Mortgage
     Pool--Additional Loan and Property Information--Additional and Other
     Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is secured by the respective mortgaged real properties; however, no other outstanding secured additional debt was indicated on the title insurance policies that were obtained in connection with the origination of the mortgage loans.

o    In the Case of Some of the Mortgage Loans That We Intend to Include in the
     Trust Fund, One or More of the Principals of the Related Borrower Have
     Incurred or Are Permitted to Incur Mezzanine Debt. In the case of 28 mortgage loans that we intend to include in the trust fund, representing
     30.9% of the initial mortgage pool balance, of which 26 mortgage loans are in loan group no. 1, representing 33.3% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing
     9.8% of the initial loan group no. 2 balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

     Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. The existence of mezzanine debt may reduce available cash flow on the borrower's mortgaged real property after the payment of debt service or result in cash flow pressures if the mezzanine debt matures or becomes payable prior to the maturity of the related mortgage loan, and may increase the likelihood that the owner(s) of a borrower will permit the value or income-producing potential of a mortgaged real property to decline and create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged real property whose value or income is relatively weak.

     Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity interests in the related borrower pledged to secure payment of the mezzanine loan.
     Although such a transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related mortgaged real property

                                      S-74

     and the related borrower's ability to make payments on the related mortgage loan in a timely manner.

     The holder of a mezzanine loan often has the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and certain unpaid servicing expenses relating to, the subject mortgage loan.

     Except as disclosed under this "--In the Case of Some of the Mortgage Loans
     That We Intend to Include in the Trust Fund, One or More of the Principals
     of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine
     Debt" subsection and "Description of the Mortgage Pool--Additional Loan and
     Property Information--Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the principals of the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other mezzanine financing outstanding.

     See "Description of the Mortgage Pool--Additional Loan and Property
     Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a
     Borrower Will Default on a Mortgage Loan Underlying Your Offered
     Certificates" in the accompanying prospectus.

o    Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur
     Additional Debt That Is Not Secured by the Related Mortgaged Real Property
     or by Equity Interests in Those Borrowers. In the case of six (6)
     underlying mortgage loans (loan numbers 10, 54, 144, 208, 216 and 222) that we intend to include in the trust, representing 2.3% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group
     no. 1, representing 0.9% of the initial loan group no. 1 balance, and two
     (2) mortgage loan is in loan group no. 2, representing 15.0% of the initial loan group no. 2 balance, the related borrowers have incurred or are permitted to incur additional unsecured debt as described under
     "Description of the Mortgage Pool--Additional Loan and Property
     Information--Additional and Other Financing" in this prospectus supplement.

     Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property.

     Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     Even unsecured debt and other unsecured obligations can result in a diversion of cash flow to pay those debts and obligations, thereby increasing the likelihood of deferred maintenance at the subject mortgaged real property, a default on the subject mortgage loan and/or a borrower bankruptcy.

     Except as disclosed under this "--Some of the Underlying Borrowers Have
     Incurred or Are Permitted to Incur Additional Debt That Is Not Secured by
     the Related Mortgaged Real Property or by Equity Interests in Those
     Borrowers" subsection and "Description of the Mortgage Pool--Additional
     Loan and Property Information--Additional and Other Financing" in this prospectus

                                      S-75

     supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is not secured by the related mortgaged real property.

     See "Description of the Mortgage Pool--Additional Loan and Property
     Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a
     Borrower Will Default on a Mortgage Loan Underlying Your Offered
     Certificates" in the accompanying prospectus.

o    Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund may not comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors--Compliance with the Americans with
     Disabilities Act of 1990 May be Expensive" and "Legal Aspects of Mortgage
     Loans--Americans with Disabilities Act" in the accompanying prospectus.

o    Multiple Mortgaged Real Properties Are Owned by the Same Borrower or
     Affiliated Borrowers. Twenty-six (26) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 67 mortgage loans and representing a total of 28.6% of the initial mortgage pool balance, of which 53 mortgage loans are in loan group no. 1, representing 27.8% of the initial loan group no. 1 balance, and 14 mortgage loans are in loan group no. 2, representing 35.1% of the initial loan group
     no. 2 balance, have borrowers that, in the case of each of those groups, are the same or under common control. The largest of these groups is identified on Annex A-1 to this prospectus supplement as Related Mortgage
     Loan Group R1, which consists of three (3) mortgage loans, representing
     7.6% of the initial mortgage pool balance and 8.4% of the initial loan group no. 1 balance, respectively. The next largest of these groups is identified on Annex A-1 to this prospectus supplement as Related Mortgage
     Loan Group R2, which consists of two (2) mortgage loans, representing 2.9%
     of the initial mortgage pool balance and 3.2% of the initial loan group no.
     1 balance, respectively. See "Description of the Mortgage Pool--Mortgage
     Loans With Affiliated Borrowers" in this prospectus supplement.

o    Multiple Mortgaged Real Properties are Occupied, in Whole or in Part, by
     the Same Tenant or Affiliated Tenants. There are several tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust fund. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three (3) largest major tenants at each of the mortgaged real properties used for retail, office or industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust fund. See "Risk Factors--Repayment of a
     Commercial or Multifamily Mortgage Loan Depends upon the Performance and
     Value of the Underlying Real Property, which May Decline Over Time and the
     Related Borrower's Ability to Refinance the Property, of which there Is No
     Assurance--Tenant Bankruptcy Adversely Affects Property Performance",
     "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk
     of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and
     Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in
     the accompanying prospectus.

                                      S-76

     Tenancies in Common May Hinder Recovery. As indicated below, certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes.
Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. The commencement of a partition action by any tenant-in-common borrower is generally an event of default under the related mortgage loan documents. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital and the need to deal with multiple borrowers in the event of a default on the loan. The mortgaged real properties securing 32 mortgage loans (loan numbers 11, 14, 24, 36, 37, 45, 50, 61, 62, 64,
65, 66, 70, 73, 84, 91, 95, 96, 99, 101, 103, 109, 118, 122, 126, 132, 169, 172,
173, 179, 180 and 181), which collectively represent 12.2% of the initial mortgage pool balance, and which mortgaged properties secure 28 mortgage loans in loan group no. 1, representing 12.2% of the initial loan group no. 1 balance, and four (4) mortgage loans in loan group no. 2, representing 12.8% of the initial loan group no. 2 balance, are each owned by individuals or entities as tenants-in-common. The tenants-in-common for these mortgage loans may not all be special purpose entities, and some of those tenants-in-common may be individuals. In the case of those tenant-in-common borrowers that are special purpose entities, the borrowers may not be required to observe all covenants and conditions which are typically required in order for such entity to be viewed as a special purpose entity, including the requirement that a special purpose entity have an independent director. See "--Some Borrowers Under the Underlying
Mortgage Loans Will Not Be Special Purpose Entities" below.

     Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. In general, if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates with relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition
Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental Risks.
The trust could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the trust fund. Any potential environmental liability could reduce or delay payments on the offered certificates.

     A third-party environmental consultant conducted a Phase I environmental study for all but three (3) of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting environmental reports were prepared:

     o    in the case of 256 mortgaged real properties, securing 99.2% of the initial mortgage pool balance (of which 224 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.2% of the initial loan group no. 1 balance, and 32 mortgaged real properties secure mortgage loans in loan group no. 2, representing 99.2% of the initial loan group no. 2 balance), during the 12-month period preceding the cut-off date, and

     o    in the case of two (2) mortgaged real properties, securing 0.7% of the initial mortgage pool balance and 0.7% of the initial loan group no. 1 balance, respectively, during the 12- to 19-month period preceding the cut-off date.

                                      S-77

     In the case of the three (3) mortgaged real properties referred to above, which secure mortgage loans (loan numbers 220, 222 and 223) representing 0.1% of the initial mortgage pool balance, of which one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing 0.1% of the initial loan group no. 1 balance, and two (2) mortgaged real properties secure mortgage loans in loan group no. 2, representing 0.8% of the initial loan group no. 2 balance, an environmental insurance policy has been obtained in lieu of conducting an environmental study.

     There can be no assurance that the above-referenced environmental testing identified all adverse environmental conditions and risks at the mortgaged real properties securing the underlying mortgage loans or that adverse environmental conditions and risks have not developed at any of those properties since that testing.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Environmental Reports" in this prospectus supplement for a discussion of specific environmental matters with respect to certain of the mortgage loans.

     See "Risk Factors--Environmental Liabilities Will Adversely Affect the
Value and Operation of the Contaminated Property and May Deter a Lender from
Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations"
in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition. Professional engineers or architects inspected all of the mortgaged real properties for the underlying mortgage loans. Two hundred fifty-eight (258)
of the mortgaged real properties, securing 99.1% of the initial mortgage pool balance, of which 224 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.0% of the initial loan group no. 1 balance, and 34 mortgaged real properties secure mortgage loans in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, were inspected during the 12-month period preceding the cut-off date, and three (3) of the mortgaged real properties, securing 0.9% of the initial mortgage pool balance, and 1.0% of the initial loan group no. 1 balance, were inspected during the 12-
to 19-month period preceding the cut-off date. The scope of those inspections included an assessment of:

     o    the general condition of the exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each mortgaged real property.

     There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the underlying mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the properties since that inspection.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust fund are, with limited exception, required to maintain the insurance coverage described under "Description of the
Mortgage Pool--Hazard, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Forty-seven (47) mortgaged real properties, securing 19.5% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. Forty (40) of

                                      S-78

those 47 mortgaged real properties secure mortgage loans in loan group no. 1, representing 19.4% of the initial loan group no. 1 balance, and seven (7) of those 47 mortgaged real properties secure mortgage loans in loan group no. 2, representing 20.5% of the initial loan group no. 2 balance. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the seismic report has concluded that probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to reduce that percentage below 20%.

     In addition, the southern and eastern coasts of the continental United
States have historically been at greater risk, than other areas, of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this prospectus supplement, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. See "--Impact of Recent Hurricane Activity May
Adversely Affect the Performance of Mortgage Loans" below. Thirty-five (35)
mortgaged real properties, securing 11.9% of the initial mortgage pool balance, are located in high windstorm risk areas. Thirty-one (31) of those 35 mortgaged real properties secure mortgage loans in loan group no. 1, representing 10.1% of the initial loan group no. 1 balance, and four (4) of those 35 mortgaged real properties secure mortgage loans in loan group no. 2, representing 27.6% of the initial loan group no. 2 balance.

     The standard all-risk insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood or mold damage.
Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded area, such as was experienced in New Orleans, Louisiana as a result of Hurricane
Katrina.

     Impact of Recent Hurricane Activity May Adversely Affect the Performance of
Mortgage Loans. The damage caused by Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi,
Alabama, Texas and Florida in August, September and October 2005 may adversely affect certain of the mortgaged real properties. Fifty-three (53) of the mortgaged real properties, which secure mortgage loans that represent 17.6% of the initial mortgage pool balance (of which 49 mortgaged properties secure mortgage loans that represent 16.1% of the initial loan group no. 1 balance and four (4) mortgaged properties secure mortgage loans that represent 31.4% of the initial loan group no. 2 balance) are secured by mortgaged real properties located in Louisiana, Mississippi, Alabama, Texas and Florida. Although it is
too soon to assess the full impact of Hurricanes Katrina, Rita and Wilma on the
United States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income-producing real estate in the affected areas. Areas affected by Hurricanes
Katrina, Rita and Wilma have suffered severe flooding, wind and water damage, loss of population as a result of evacuations, contamination, gas leaks and fire and environmental damage, including mold damage. The devastation caused by
Hurricanes Katrina, Rita and Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income-producing real estate at pre-Hurricane levels or that the costs of clean-up will not have a material adverse effect on the national economy.
Because of the difficulty in obtaining information about the affected areas, it is not possible at this time to make a complete assessment of the extent and expected duration of the economic effects of Hurricanes Katrina, Rita and Wilma on the mortgaged real properties, the Southeast states and the United States as a whole.

     Potential Conflicts of Interest Exist with Respect to Property Managers, the Borrowers and the Mortgage Loan Sellers. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

                                      S-79

     o    the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers or any of their respective affiliates may engage in other financial transactions with the underlying borrowers, principals of the underlying borrowers and/or their respective affiliates.

     In addition, the respective underwriters are affiliated with various other participants in the series 2005-CD1 transaction. Citigroup Global Markets Inc.
is affiliated with us and with Citigroup Global Markets Realty Corp., one of the mortgage loan sellers; Deutsche Bank Securities is affiliated with German
American Capital Corporation, another of the mortgage loan sellers; and PNC
Capital Markets, Inc., is affiliated with PNC Bank, National Association, another of the mortgage loan sellers, and with the master servicer.

     Conflicts Between Certificateholders and Holders of the Non-Trust Loans.
Four (4) mortgage loans that we intend to include in the trust, which are described under "Description of the Mortgage Pool--The Loan Combinations" in
this prospectus supplement, and which collectively represent 6.8% of the initial mortgage pool balance and 7.5% of the initial loan group no. 1 balance, are each part of a loan combination that includes one or more additional mortgage loans
(not included in the trust) that are secured by the same mortgage instrument(s)
encumbering the same mortgaged real properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, the holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together) or the holder of the majority of the mortgage loans in the subject loan combination (acting together), may be granted various rights and powers that affect the applicable underlying mortgage loan, including
(a) cure rights with respect to the applicable underlying mortgage loan, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, consent, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2005-CD1 securitization and, consequently, may have interests that conflict with your interests. If any such non-trust loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that a non-trust mortgage noteholder or anyone acting through a non-trust mortgage loan noteholder will exercise its rights and powers to protect its economic interests, and will not be liable to the series 2005-CD1 certificateholders for so doing. See "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description of the related co-lender arrangements and the priority of payments among the mortgage loans comprising the loan combinations. Also, see
"Servicing of the Underlying Mortgage Loans--The Series 2005-CD1 Controlling
Class Representative, the Class OCS Representative and the Non-Trust Loan
Noteholders" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the non-trust mortgage loan noteholders.

                                      S-80

     You Will Have Less Control Over the Servicing of the Outside Serviced
Mortgage Loan. The Loews Universal Hotel Portfolio underlying mortgage loan, which represents 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group no. 1 balance, respectively, is secured by mortgaged properties that also secure loans that are not assets of the trust. The Loews
Universal Hotel Portfolio underlying mortgage loan is serviced and administered by GMAC Commercial Mortgage Corporation, the master servicer under a separate pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2005-CIBC12
Commercial Mortgage Pass-Through Certificates, and, if applicable, will be specially serviced by J.E. Robert Company, Inc., as special servicer, pursuant to the related pooling and servicing agreement. The Series 2005-CIBC12 pooling and servicing agreement provides for servicing arrangements that are similar but not identical to those provided under the series 2005-CD1 pooling and servicing agreement. As a result, you will have less control over the servicing of the
Loews Universal Hotel Portfolio underlying mortgage loan than you would have if such mortgage loan was being serviced by the master servicer and the special servicer pursuant to the terms of the series 2005-CD1 pooling and servicing agreement. See "Description of the Mortgage Pool--The Loan Combinations--The
Loews Universal Hotel Portfolio Loan Combination--Comparison of Servicing Under
the Series 2005-CD1 Pooling and Servicing Agreement and the Series 2005-CIBC12
Pooling and Servicing Agreement" in this prospectus supplement.

     In addition to the Loews Universal Hotel Portfolio underlying mortgage loan, the Loews Universal Hotel Portfolio mortgaged real properties also secure four pari passu non-trust loans and two subordinate non-trust loans. The Loews
Universal Hotel Portfolio loan combination (which includes the Loews Universal
Hotel Portfolio underlying mortgage loan, the Loews Universal Hotel Portfolio pari passu non-trust loans and the Loews Universal Hotel Portfolio subordinate loans) will be serviced under the pooling and servicing agreement related to the
J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2005-CIBC12
Commercial Mortgage Pass-Through Certificates.

     Prior to the occurrence of a control appraisal event described under
"Description of the Mortgage Pool--The Loan Combinations--The Loews Universal
Hotel Portfolio Loan Combination--Rights of the Class UHP Directing
Certificateholder and the Holders of the Loews Universal Hotel Portfolio Pari
Passu Senior Loans" in this prospectus supplement, the party designated by the majority holder of the Loews Universal Hotel Portfolio subordinate loans (as determined pursuant to the related pooling and servicing agreement and intercreditor agreement) will have the right under certain circumstances to advise and direct the servicer or special servicer, as applicable, appointed under the pooling and servicing agreement related to the J.P. Morgan Chase
Commercial Mortgage Securities Corp., Series 2005-CIBC12 Commercial Mortgage
Pass-Through Certificates with respect to various servicing matters affecting the Loews Universal Hotel Portfolio loan combination and to approve various decisions affecting the Loews Universal Hotel Portfolio loan combination. This holder also generally has the right to terminate the special servicer appointed under the pooling and servicing agreement related to the J.P. Morgan Chase
Commercial Mortgage Securities Corp., Series 2005-CIBC12 Commercial Mortgage
Pass-Through Certificates and to appoint a successor special servicer but only with respect to the Loews Universal Hotel Portfolio loan combination. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

     Following the occurrence of such control appraisal event, any decision with respect to the Loews Universal Hotel Portfolio loan combination that requires the approval of the majority certificateholder of the controlling class under the pooling and servicing agreement related to the J.P. Morgan Chase Commercial
Mortgage Securities Corp. Series 2005-CIBC12 Commercial Mortgage Pass-Through
Certificates or otherwise requires approval under the related intercreditor agreement (including terminating the related special servicer and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the Loews Universal Hotel Portfolio underlying mortgage loan and the Loews Universal Hotel Portfolio pari passu non-trust loans, or (ii) if such holders (or their designees) cannot agree on a course of action within 45 days, the majority certificateholder of the controlling class appointed under the pooling and servicing

                                      S-81

agreement related to the J.P. Morgan Chase Commercial Mortgage Securities Corp.,
Series 2005-CIBC12 Commercial Mortgage Pass-Through Certificates.

     No series 2005-CD1 certificateholder may take any action against any holder of a Loews Universal Hotel Portfolio non-trust loan (or its designee) for having acted solely in its respective interest. The holders of the Loews Universal
Hotel Portfolio non-trust loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the Loews Universal Hotel Portfolio underlying mortgage loan represents approximately 13.8% of the aggregate principal balance of the
Loews Universal Hotel Portfolio pari passu senior loans (which includes the
Loews Universal Hotel Portfolio underlying mortgage loan and the Loews Universal
Hotel Portfolio pari passu non-trust loans) secured by the related mortgaged real properties. As a result, any determinations made by the series 2005-CD1 controlling class representative will not necessarily be implemented and approvals to proposed actions of the servicer or the special servicer, as applicable, appointed under the pooling and servicing agreement related to the
J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12
Commercial Mortgage Pass-Through Certificates may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     Limitations on Enforceability of Cross-Collateralization Reduce Its
Benefits; Security Provided By Multiple Mortgaged Real Properties, Whether
Individually or Through Cross-Collateralizaton, May Be Limited For Recording Tax
Purposes. The mortgage pool will include 12 mortgage loans, representing 9.9% of the initial mortgage pool balance, and 11.1% of the initial loan group no. 1 balance, respectively, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties. These mortgage loans are identified under
"Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans and
Multiple Property Mortgage Loans" in this prospectus supplement. The purpose of cross-collateralizing mortgage loans with multiple mortgaged real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service.

     Certain of the cross-collateralized mortgage loans and multi-property mortgage loans permit--

     o    the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

upon the satisfaction of the conditions such as those described under
"Description of the Mortgage Pool--Cross- Cross-Collateralized Mortgage Loans
and Multiple Property Mortgage Loans" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers, were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. This mortgage amount may equal an amount based on the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the

                                      S-82

property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
Purpose Entities. The business activities of the borrowers under three (3)
underlying mortgage loans (loan numbers 38, 169 and 215), representing 0.8% of the initial mortgage pool balance and 0.9% of the initial loan group no. 1 balance, are not limited to owning their respective mortgaged real properties.

     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. Furthermore, borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be
(a) operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business, or
(b) individuals that have personal liabilities unrelated to the property. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     Furthermore, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate may be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or such corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. In many of these cases, the related borrower does not have an independent director.

     Risks Related to Redevelopment and Renovation at the Mortgaged Properties.
Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation.
There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related underlying mortgage loan, which could affect the ability of the related borrower to repay the related underlying mortgage loan.

                                      S-83

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related underlying mortgage loan.

     A portion of one mortgaged real property securing the Lowe's at Sunrise underlying mortgage loan is ground leased to Lowe's Home Improvement, which is constructing a superstore on the site. Completion of Lowe's Home Improvement is scheduled for December 2005 and occupancy is scheduled for January of 2006. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

     Decisions Made By The Trustee, the Servicers or the Outside Servicers May
Negatively Affect Your Interests. You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. Those decisions are generally made, subject to the express terms of the series 2005-CD1 pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable, and in the case of the underlying mortgage loan that will be governed by the servicing agreement for the securitization of a related non-trust mortgage loan, by the applicable servicers for that other securitization. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

     Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or
Substitution of a Defective Mortgage Loan. Each mortgage loan seller will make representations and warranties in connection with its sale of mortgage loans to us, as generally described in "Description of the Mortgage Pool--Assignment of
the Mortgage Loans; Repurchases and Substitutions" and "--Representations and
Warranties; Repurchases and Substitutions", and that mortgage loan seller will be the sole warranting party in respect of the underlying mortgage loans sold by such mortgage loan seller to us. A material breach by a mortgage loan seller of a representation or warranty may result in an obligation on the part of that mortgage loan seller to repurchase or substitute the underlying mortgage loan that is the subject of such breach. Neither we nor any of our affiliates (except for Citigroup Global Markets Realty Corp. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any underlying mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Assignment of the Mortgage
Loans; Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing Documents--Representations and Warranties with Respect to Mortgage
Assets" in the accompanying prospectus.

     The Mortgage Loans Have Not Been Reunderwritten by Us. We have not reunderwritten the underlying mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute an underlying mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the subject underlying mortgage loan or the interests of the certificateholders.
These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the underlying mortgage loans. If we had reunderwritten the underlying mortgage loans, it is possible that the reunderwriting process may have revealed problems with one or more of the underlying mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

                                      S-84

     Limited Information Causes Uncertainty. Sixty-two (62) of the mortgage loans that we intend to include in the trust fund, representing 35.9% of the initial mortgage pool balance, of which 52 mortgage loans are in loan group no.
1, representing 36.0% of the initial loan group no. 1 balance, and 10 mortgage loans are in loan group no. 2, representing 35.0% of the initial loan group no.
2 balance, were originated for the purpose of providing acquisition financing.
Twenty-six (26) of the mortgage loans that we intend to include in the trust fund, representing 8.7% of the initial mortgage pool balance, and 9.7% of the initial loan group no. 1 balance, are secured by mortgaged real properties that were constructed or completed on or after January 1, 2004. Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for these mortgage loans. As a result, you may find it difficult to analyze the historical performance of these properties.

     Prior Bankruptcies May Reflect Future Performance. We are aware that, in the case of four (4) mortgage loans (loan numbers 7, 78, 80 and 176) that we intend to include in the trust fund, which are controlled by one principal or principal group and which represent 3.0% of the initial mortgage pool balance and 3.4% of the initial loan group no. 1 balance, respectively, the related borrower or a principal in the related borrower has been a party to a prior bankruptcy proceeding within the last ten years. Some of these principals also manage part or all of the related mortgaged real property. There can be no assurance that any borrower or any principals or affiliates of a borrower have not been a party to bankruptcy or similar proceedings in the past. If a borrower or a principal of a borrower has been a party to bankruptcy or similar proceedings in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code, or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     With respect to two (2) mortgage loans that we intend to include in the trust (loan numbers 19 and 50), representing approximately 1.4% of the initial mortgage pool balance, of which one (1) mortgage loan is in loan group no. 1, representing 0.5% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 8.9% of the initial loan group no. 2 balance, Triple Net Properties, LLC (Triple Net) is the sponsor of those mortgage loans and an affiliate of G REIT, Inc. Triple Net Properties Realty,
Inc., an affiliate of Triple Net, is the property manager at the mortgaged real properties securing these mortgage loans. Triple Net has advised the related mortgage loan seller that the Securities and Exchange Commission has opened an investigation regarding certain of its activities. In its filings with the SEC,
G REIT, Inc. indicated that the SEC has requested information relating to disclosure in securities offerings (including offerings by G REIT, Inc. and by two other entities, T REIT, Inc. and A REIT, Inc.) and exemptions from the registration requirements of the Securities Act of 1933, for private offerings in which Triple Net and its affiliated entities were involved. In addition, the
SEC has requested financial and other information regarding these REITs as well as other companies advised by Triple Net.

     In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs
(including the G REIT program and the T REIT Program) sponsored by Triple Net contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis, and (iii) with respect to certain programs
(including the G REIT program and the T REIT Program) sponsored by Triple Net, where Triple Net invested either alongside or in other programs sponsored by
Triple Net, the nature and results of

                                      S-85

these investments were not fully and accurately disclosed in the performance tables resulting in an overstatement of Triple Net's program and aggregate portfolio operating results. Any losses suffered by the mortgage lender resulting from the investigation are part of the obligations of the borrower pursuant to a carveout from the non-recourse provisions of the loan documents and part of the obligations of the sponsor pursuant to the non recourse carveout guaranty of the sponsor. There is no assurance that G REIT, Inc. or Triple Net will be able to adequately address these disclosure issues or that these investigations will not have an adverse effect on the performance of G REIT,
Inc. or Triple Net. The related mortgage loan seller is not aware of any litigation currently pending with respect to the SEC investigation. There can be no assurance that if litigation were to commence, it would not have a material adverse effect on the two (2) mortgage loans identified in the preceding paragraph and, therefore, on your offered certificates.

     With respect to one mortgage loan that we intend to include in the trust
(loan number 10) representing 1.5% of the initial mortgage pool balance, the borrower is currently involved in litigation related to non-payment of a purchase money note initially made by the former property owner in 1986 and subsequently assumed by the borrower in connection with the borrower's acquisition of the property in 1993. A "Notice of Interest" was recorded by a previous holder of the purchase money note, who claims to have an interest, under the borrower's partnership agreement, in net operating income and proceeds from a sale or refinance of the mortgaged real property. The prior mortgage lender was named in the suit to establish the lien priority of the parties'
interest. The title insurance policy obtained at the mortgage loan closing insures the mortgage lender's first lien position. Although the precise amount of the outstanding principal balance of the purchase money note is in dispute, the face amount of the purchase money note (as previously amended and restated
after partial repayment) was $3,433,949.29; additional sums are claimed by the holder of the purchase money note for accrued interest, late fees and similar penalties. At the mortgage loan closing, $4,000,000 was escrowed, which amount may be applied by lender toward litigation costs relating to the pending suit and settlement costs should the lender reasonably believe that its collateral position is jeopardized by the existence of the suit. In addition, the borrower agreed to seek dismissal of the claims against the named mortgage lender and the loan sponsor executed a guaranty covering losses and costs incurred by lender resulting from the suit. The litigation reserve will be released to the borrower upon the settlement and final adjudication of the litigation.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d)
of the Internal Revenue Code of 1986, as amended, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under
"Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
Taxes" in the accompanying prospectus. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distributions with respect to the series 2005-CD1 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions--particularly in
California and New York--be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distributions with respect to the series 2005-CD1 certificates.

     The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or
Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been
Adjusted in Consideration of a Cash Holdback or a Letter of Credit. With respect to 12 mortgage loans that we intend to include in the trust fund (loan numbers
13, 40, 52, 81, 82, 89, 113, 155, 168, 169, 177 and 189), which collectively represent 4.1% of the initial mortgage pool balance, of which 10 mortgage loans are in loan group no. 1, representing 3.8% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 6.7%
of the initial loan group no. 2 balance, the underwritten net cash flow debt service coverage ratios have, and with respect to seven (7) of those 12 mortgage

                                      S-86

loans (loan numbers 13, 40, 82, 155, 168, 177 and 189), which collectively represent 2.6% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 2.1% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 6.7%
of the initial loan group no. 2 balance, the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio have been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback or letter of credit which serves as additional collateral or otherwise covers losses to a limited extent and/or (b)
reflects an application of that cash holdback or letter of credit to pay down the subject mortgage loan, with (if applicable) a corresponding reamortization of the monthly debt service payment. IF THE RELATED CASH HOLDBACKS OR LETTERS OF
CREDIT WERE NOT TAKEN INTO ACCOUNT FOR ANY OF THESE 12 UNDERLYING MORTGAGE
LOANS, THEN: (A) THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
THE MORTGAGE POOL WOULD RANGE FROM 1.02:1 TO 10.04:1, WITH A WEIGHTED AVERAGE OF
1.57:1; (B) THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL WOULD
RANGE FROM 6.33% TO 87.62%, WITH A WEIGHTED AVERAGE OF 68.41%; (C) THE MATURITY
DATE/ARD LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL WOULD RANGE FROM 4.46% TO
86.56%, WITH A WEIGHTED AVERAGE OF 61.90%; (D) THE UNDERWRITTEN NET CASH FLOW
DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP NO. 1 WOULD RANGE FROM 1.02:1 TO
10.04:1, WITH A WEIGHTED AVERAGE OF 1.60:1; (E) THE CUT-OFF DATE LOAN-TO-VALUE
RATIOS OF LOAN GROUP NO. 1 WOULD RANGE FROM 6.33% TO 80.62%, WITH A WEIGHTED
AVERAGE OF 67.57%; (F) THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF LOAN GROUP
NO. 1 WOULD RANGE FROM 4.46% TO 79.80%, WITH A WEIGHTED AVERAGE OF 61.16%; (G)
THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP NO. 2
WOULD RANGE FROM 1.17:1 TO 2.24:1, WITH A WEIGHTED AVERAGE OF 1.30:1; (H) THE
CUT-OFF DATE LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 2 WOULD RANGE FROM 50.85% TO
87.62%, WITH A WEIGHTED AVERAGE OF 75.78%; AND (I) THE MATURITY DATE/ARD
LOAN-TO-VALUE RATIOS OF LOAN GROUP 2 WOULD RANGE FROM 42.01% TO 86.56%, WITH A
WEIGHTED AVERAGE OF 68.39%. WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT
SERVICE COVERAGE, CUT-OFF DATE LOAN-TO-VALUE RATIO AND MATURITY DATE/ARD LOAN
-TO-VALUE RATIO INFORMATION FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT
CONTAIN ANY OF THOSE 12 UNDERLYING MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS
SUPPLEMENT REFLECT THE RESPECTIVE ADJUSTMENTS REFERENCED ABOVE.

     Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Underlying Mortgage Loans.
It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S. interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the
United States Government and others, including military action, will have on:
(a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts in the future. Any negative financial impact in respect of any of the foregoing could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing factors, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to
Sell Your Offered Certificates and May Have an Adverse Effect on the Market
Value of Your Offered Certificates," "--The Market Value of Your Offered
Certificates May Be Adversely Affected by Factors Unrelated to the Performance
of Your Offered Certificates and the Underlying Mortgage Assets, Such as
Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and
"--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the

                                      S-87

Related Borrower's Ability to Refinance the Property, of Which There Is No
Assurance" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in the annexes to this prospectus supplement. Frequently used capitalized terms will have the respective meanings given to them in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 225 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance of $3,878,244,727. However, the
actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in
Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2005-CD1 certificates will be divided into a loan group no. 1 and a loan group no. 2.

     Loan group no. 1 will consist of 191 mortgage loans, with an Initial Loan
Group No. 1 Balance of $3,480,780,409 and representing approximately 89.8% of the Initial Mortgage Pool Balance, that are secured by the various property types that constitute collateral for those mortgage loans.

     Loan group no. 2 will consist of 34 mortgage loans, with an Initial Loan
Group No. 2 Balance of $397,464,318 and representing approximately 10.2% of the
Initial Mortgage Pool Balance, that are secured by multifamily and manufactured housing properties. See Annex A-5--Characteristics of the Multifamily and
Manufactured Housing Mortgaged Real Properties.

     The "Initial Mortgage Pool Balance" will equal the total cut-off date principal balance of the mortgage loans included in the trust (exclusive of the portion of the cut-off date principal balance of the One Court Square-

                                      S-88

Citibank Mortgage Loan allocated to the One Court Square-Citibank Non-Pooled
Portion), the "Initial Loan Group No. 1 Balance" will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1 (exclusive of the portion of the cut-off date principal balance of the One Court
Square-Citibank Mortgage Loan allocated to the One Court Square-Citibank
Non-Pooled Portion), and the "Initial Loan Group No. 2 Balance" will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2.
The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund (or, in the case of the One Court
Square-Citibank Mortgage Loan, the cut-off date principal balance of the One
Court Square-Citibank Pooled Portion) is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,322,049 to
$290,000,000, and the average of those cut-off date principal balances is
$17,236,643.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     The One Court Square-Citibank Mortgage Loan has a cut-off date principal balance of $315,000,000. In connection with distributions on the series 2005-CD1 certificates, the One Court Square-Citibank Mortgage Loan will be treated as if it consists of two (2) portions, which we refer to as the One Court
Square-Citibank Pooled Portion and the One Court Square-Citibank Non-Pooled
Portion, respectively. The One Court Square-Citibank Pooled Portion consists of
$290,000,000 of the entire cut-off date principal balance of the One Court
Square-Citibank Mortgage Loan. The One Court Square-Citibank Non-Pooled Portion
consists of the remaining $25,000,000 of the cut-off date principal balance of the One Court Square-Citibank Mortgage Loan. The class OCS certificates represent beneficial ownership of the One Court Square-Citibank Non-Pooled
Portion, and the holders of those series 2005-CD1 certificates will be entitled to collections of principal and interest on the One Court Square-Citibank
Mortgage Loan that are allocable to the One Court Square-Citibank Non-Pooled
Portion. The holders of the class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB, A-4, A-1A,
A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and X certificates will be entitled to receive collections of principal and/or interest on the One Court
Square-Citibank Mortgage Loan that are allocable to the One Court
Square-Citibank Pooled Portion. As and to the extent described under
"Description of the Offered Certificates--Payments--Allocation of Payments on
the One Court Square-Citibank Mortgage Loan; Payments on the Class OCS
Certificates" in this prospectus supplement, the rights of the holders of the class OCS certificates to receive payments to which they are entitled with respect to the One Court Square-Citibank Mortgage Loan will be subordinated to the rights of the holders of the class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and X certificates to receive payments to which they are entitled with respect to the One Court
Square-Citibank Mortgage Loan in certain default scenarios.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

                                      S-89

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that:

     o    All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

     o    Except as described in the next sentence, all weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances. For the purposes of calculating weighted averages, unless the context clearly indicates otherwise, the
          One Court Square-Citibank Mortgage Loan is considered to exclude the
          One Court Square-Citibank Non-Pooled Portion.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
          Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
          Balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances (or, in the case of the One Court
          Square-Citibank Mortgage Loan, unless clearly indicated otherwise, based upon the cut-off date principal balance of the One Court
          Square-Citibank Pooled Portion).

     o    Unless specifically indicated otherwise, if any underlying mortgage loan is part of a Loan Combination that also includes a subordinate
          Non-Trust Loan, then statistical information presented in this prospectus supplement with respect to that underlying mortgage loan is presented without regard to the related subordinate Non-Trust Loan.

     o    Unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to the One Court
          Square-Citibank Mortgage Loan is presented without regard to the One
          Court Square-Citibank Non-Pooled Portion;

     o    Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property, in which cases, each related Pari Passu Non-Trust Loan is taken into account), statistical information presented in this prospectus supplement with respect to each Pari Passu Mortgage Loan excludes the related Pari Passu
          Non-Trust Loan(s).

     o    If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o    Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

     o    Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified

                                      S-90

          by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on Annex A-1 to this prospectus supplement.

     o    Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, and the Initial Mortgage Pool Balance may be as much as 5% larger or smaller than indicated.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

     The mortgage pool will include two (2) mortgage loans, representing 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1
Balance, that are cross-collateralized and cross-defaulted with each other.

     The mortgage pool will also include ten (10) mortgage loans, representing
9.6% of the Initial Mortgage Pool Balance, and 10.7% of the Initial Loan Group
No. 1 Balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties.

     The amount of the mortgage lien encumbering any particular one of those mortgaged real properties may be less than the full amount of the related multiple property mortgage loan or Crossed Group, as the case may be, generally to minimize mortgage recording tax. The mortgage amount may be an amount based on the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same multiple property mortgage loan or Crossed Group, as the case may be.

     The following table identifies the various individual multiple property mortgage loans and Crossed Groups that we will include in the trust fund.

 CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY MORTGAGE LOANS

                                                                              TOTAL         % OF INITIAL      % OF INITIAL
                                                                           CUT-OFF DATE       MORTGAGE     LOAN GROUP NO. 1/2
  MORTGAGE LOAN/CROSSED GROUP          RELATIONSHIP        LOAN GROUP   PRINCIPAL BALANCE   POOL BALANCE        BALANCE
-------------------------------   ----------------------   ----------   -----------------   ------------   ------------------

TPMC Portfolio                    Multiple Property Loan     Group 1       $105,000,000          2.7%              3.0%
      Park Tower South                                                       35,000,000          0.9               1.0
      Park Tower North                                                       33,000,000          0.9               0.9
      Innova Parking Garage                                                  19,000,000          0.5               0.5
      Innova Theater and Retail                                              18,000,000          0.5               0.5

Private Mini Self Storage
   Portfolio                      Multiple Property Loan     Group 1       $ 86,265,101          2.2%              2.5%
      Private Mini-League City                                                6,349,718          0.2               0.2
      Private Mini-West Park                                                  6,071,420          0.2               0.2
      Private Mini-Eastlake                                                   5,089,157          0.1               0.1
      Private Mini-Westbelt                                                   4,887,703          0.1               0.1
      Private Mini-Lancaster                                                  4,867,091          0.1               0.1
      Private Mini-Safe Harbor                                                4,536,494          0.1               0.1
      Private Mini-Highway 620                                                4,181,479          0.1               0.1
      Private Mini-LaMarque                                                   4,101,265          0.1               0.1
      Private Mini-103rd                                                      4,038,934          0.1               0.1
      Private Mini-Walsingham                                                 4,026,855          0.1               0.1
      Private Mini-Melbourne                                                  3,982,949          0.1               0.1
      Private Mini-Cutten                                                     3,856,826          0.1               0.1

                                      S-91

                                                                              TOTAL         % OF INITIAL      % OF INITIAL
                                                                           CUT-OFF DATE       MORTGAGE     LOAN GROUP NO. 1/2
  MORTGAGE LOAN/CROSSED GROUP          RELATIONSHIP        LOAN GROUP   PRINCIPAL BALANCE   POOL BALANCE        BALANCE
-------------------------------   ----------------------   ----------   -----------------   ------------   ------------------

      Private Mini-Palm Harbor                                               3,684,086           0.1              0.1
      Private Mini-Nesbit Ferry                                              3,617,583           0.1              0.1
      Private Mini-Central
         Expressway                                                          3,373,477           0.1              0.1
      Private Mini-
         Mountainbrook                                                       3,279,292           0.1              0.1
      Private Mini-Castle Hills                                              3,056,571           0.1              0.1
      Private Mini-Monroe                                                    2,959,231           0.1              0.1
      Private Mini-Florida
         Avenue                                                              2,823,947           0.1              0.1
      Private Mini-Wycliffe                                                  2,753,332           0.1              0.1
      Private Mini-Elmwood                                                   2,400,310           0.1              0.1
      Private Mini-Huntsville                                                2,327,384           0.1              0.1

Loews Universal Hotel Portfolio   Multiple Property Loan     Group 1       $55,000,000           1.4%             1.6%
      Loews Portofino Bay                                                   22,244,445           0.6              0.6
      Loews Royal Pacific                                                   18,700,000           0.5              0.5
      Hard Rock Hotel                                                       14,055,555           0.4              0.4

University of Phoenix             Multiple Property Loan     Group 1       $30,143,521           0.8%             0.9%
      4150 South Riverpoint
         Parkway                                                            19,940,587           0.5              0.6
      3125 East Wood Street                                                  7,876,532           0.2              0.2
      517 North Westhill Blvd                                                2,326,402           0.1              0.1

Northcoast Hotel Portfolio        Multiple Property Loan     Group 1       $27,500,000           0.7%             0.8%
      Roosevelt Hotel                                                       18,537,037           0.5              0.5
      Coast Wenatchee Center                                                 4,583,333           0.1              0.1
      Coast Gateway Hotel                                                    4,379,630           0.1              0.1

338 East 65th Street/314-26
   East 78th Street               Multiple Property Loan     Group 1       $17,540,000           0.5%             0.5%
      314-26 East 78th Street                                               14,240,000           0.4              0.4
      338 East 65th Street                                                   3,300,000           0.1              0.1

413-415 East 70th Street/507-11
   East 73rd Street               Multiple Property Loan     Group 1       $15,770,000           0.4%             0.5%
      507-11 East 73rd Street                                               12,160,000           0.3              0.3
      413-415 East 70th Street                                               3,610,000           0.1              0.1

512 East 80th Street/1229-1235
   1st Avenue                     Multiple Property Loan     Group 1       $15,050,000           0.4%             0.4%
      1229-1235 1st Avenue                                                  10,700,000           0.3              0.3
      512 East 80th Street                                                   4,350,000           0.1              0.1

100 & 200 Foxborough (aka)
   Harlfinger Portfolio           Multiple Property Loan     Group 1       $12,360,945           0.3%             0.4%
      100 Foxborough Boulevard                                               6,859,253           0.2              0.2
      200 Foxborough Boulevard                                               5,501,692           0.1              0.2

Crowe Office Portfolio            Crossed Group              Group 1       $11,231,000           0.3%             0.3%
      Comerica Tower                                                         7,575,000           0.2              0.2
      Texas Moline                                                           3,656,000           0.1              0.1

Torrey Chase Buildings            Multiple Property Loan     Group 1       $ 8,937,000           0.2%             0.3%
      14505 Torrey Chase                                                     4,168,508           0.1%             0.1
      14425 Torrey Chase                                                     4,137,172           0.1              0.1
      13700 Veterans Memorial                                                  631,320           0.0              0.0

                                      S-92

     Certain of the multiple property mortgage loans and Crossed Groups identified in the table above entitle the related borrowers to obtain a release of one or more of the corresponding mortgaged real properties from the related lien and/or a corresponding termination of the related cross-collateralization arrangement, subject, in each case, to the fulfillment of one or more of the following conditions, among others--

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125%, of the portion of the total loan amount allocated to the property or properties to be released (except that in the case of the Private Mini
          Self Storage Portfolio mortgage loan, partial defeasance is permitted with 100% of the portion of the total loan amount allocated to the subject property or properties under the circumstances described below);

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral for the subject mortgage loan(s); and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     In the case of the Private Mini Storage Portfolio underlying mortgage loan, the related borrower may obtain the release of an individual property constituting part of the related mortgaged real property by substituting a property of like character and quality under the following circumstances--

     o    voluntarily, up to a maximum of 20% of the collateral, calculated by allocated loan amount,

     o    in the event the mortgage loan is accelerated upon an incurable breach of a representation or warranty made by the related borrower with respect to any individual property,

     o    in the event the lender does not make casualty or condemnation proceeds available to the borrower for restoration of any individual property, or

     o    if an individual property is determined by the borrower to be no longer economically viable and the lender agrees with such determination.

     The substitution of an individual property will be subject to satisfaction of certain conditions, including but not limited to:

     o    no event of default under the mortgage loan then existing except with respect to a breach of representation or warranty by the related borrower that is the reason for the substitution,

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates,

     o    delivery of third party reports such as environmental assessments, property condition reports and appraisals for the replacement property,

     o    the debt service coverage ratio of the mortgage loan following the substitution being at least equal to the higher of its debt service coverage ratio as of the date the mortgage loan was originated and immediately prior to the substitution, and

                                      S-93

     o    the loan-to-value ratio following the substitution being not greater than the lower of the loan-to-value ratio as of the date the mortgage loan was originated and immediately prior to the substitution and

     o    the debt service coverage ratio and loan-to-value ratio with respect to the substitute property on the date of substitution being no worse than such ratios were with respect to the released property as of the date the mortgage loan was originated.

     In addition--

     o    in the event the mortgage loan is accelerated following an incurable breach of a representation or warranty made by the related borrower with respect to an individual property constituting part of the related mortgaged real property,

     o    in the event lender does not make casualty or condemnation proceeds available to the related borrower for restoration of any individual property, or

     o    if an individual property is determined by the borrower to be no longer economically viable and the lender agrees with such determination,

the borrower may obtain a release of the affected individual property by partially defeasing the mortgage loan in an amount equal to 100% of the allocated loan amount for the affected individual property.

OTHER MORTGAGE LOANS WHICH PERMIT PARTIAL RELEASE OF THE RELATED MORTGAGED REAL
PROPERTY

     Some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, which appraised value is shown on Annex A-1 to this prospectus supplement.

     In the case of one (1) mortgage loan (loan number 90) that we intend to include in the trust fund, representing 0.3% of the Initial Mortgage Pool
Balance and 0.3% of the Initial Loan Group No. 1 Balance, the loan documents provide for the release of up to 2.15 acres of unimproved land. In connection with such release, the borrower is expected to construct a parking garage on a portion of the remaining property, and under the loan documents, the borrower will be required to pay down the mortgage loan in an amount equal to 100% of the amount, if any, by which the value of the outparcel (which is valued at $11.00 per square foot of land within the outparcel to be released), exceeds the lesser of the actual cost of the parking garage or the value of the parking garage as constructed (or expected to be constructed), without regard for the underlying land value, as determined by an appraisal, together with a prepayment premium.
If the garage has been completed and the actual cost of building the parking garage and its value is at least equal to the value of the outparcel based on the value of $11.00 per square foot of land, no paydown of the mortgage loan will be required.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     Twenty-six (26) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 67 mortgage loans, and representing a total of 28.6% of the Initial Mortgage Pool Balance, of which 53 mortgage loans are in loan group no. 1, representing 27.8% of the Initial Loan Group No.
1 Balance, and 14 mortgage loans are in loan group no. 2, representing 35.1% of the Initial Loan Group No. 2 Balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they

                                      S-94

have at least one controlling sponsor or principal in common. See Annex A-1 for identification of the affiliated borrower groups.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     Set forth on Annex B to this prospectus supplement are summary descriptions
(including a presentation of selected loan and property information) of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund and a presentation of selected loan and property information with respect to the next five largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

     The following table shows certain characteristics of the 15 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust, by cut-off date principal balance.

                                                                                       CUT-OFF               % OF
                                                                                         DATE      % OF    INITIAL         CUT-OFF
                                                                                      PRINCIPAL   INITIAL    LOAN            DATE
                         MORTGAGE                                      CUT-OFF DATE    BALANCE   MORTGAGE   GROUP    U/W   LOAN-TO
                           LOAN      PROPERTY TYPE,    LOAN              PRINCIPAL       PER       POOL    NO. 1/2   NCF    VALUE
   MORTGAGE LOAN NAME     SELLER        SUB-TYPE      GROUP   STATE       BALANCE      SF/UNIT    BALANCE  BALANCE  DSCR    RATIO
-----------------------  --------  -----------------  -----  -------  --------------  ---------  --------  -------  ----   -------

1. One Court Square -      GACC        Office, CBD      1       NY    $  290,000,000   $    207     7.5%      8.3%  2.25x   61.70%
  Citibank (1)
2  Yahoo! Center           GACC     Office, Suburban    1       CA       250,000,000        232     6.4       7.2   2.44    46.30
3. Maine Mall               CGM     Retail, Regional    1       ME       150,000,000        275     3.9       4.3   1.82    44.38
                                          Mall
4. 100 East Pratt           CGM        Office, CBD      1       MD       105,000,000        160     2.7       3.0   2.45    50.36
5. TPMC Portfolio           CGM     Various, Various    1       TX       105,000,000        151     2.7       3.0   1.36    72.21
6. Florence Mall           PMCF     Retail, Regional    1       KY       101,766,252        341     2.6       2.9   1.53    65.11
                                          Mall
7. Private Mini Self       GACC      Self, Storage,     1    TX, FL,      86,265,101         49     2.2       2.5   1.39    66.40
  Storage Portfolio                   Self Storage              NC
                                                             AL, GA,
                                                                SC
8. Cedarbrook Corporate    GACC     Office, Suburban    1       NJ        65,000,000        191     1.7       1.9   1.25    79.85
  Center Portfolio
9. Fairfax Corner           CGM    Retail, Lifestyle    1       VA         60,947,00        407     1.6       1.8   1.20    78.14
                                        Center
10. Union Square           GACC       Multifamily,      2       FL       58,000,0000    107,011     1.5      14.6   1.26    80.00
   Apartments                         Conventional
                                                                      --------------               ----
TOTAL/WTD. AVG. FOR TOP                                               $1,271,978,353               32.8%            1.92X   59.70%
   10                                                                 ==============               ====

11. 485 7th Avenue         GACC        Office, CBD      1       NY        57,000,000        238     1.5       1.6   1.25    80.62
12. Loews Universal        GACC    Hospitality, Full    1       FL        55,000,000    166,667     1.4       1.6   3.61    52.84
   Hotel Portfolio                      Service
13. Quartermaster Plaza    GACC     Retail, Anchored    1       PA        43,600,000        228     1.1       1.3   1.09    77.83
  Shopping Center

14. One Financial Plaza     CGM        Office, CBD      1       MN        43,000,000        109     1.1       1.2   1.21    75.17
15. Chico Mall              CGM     Retail, Regional    1       CA        42,000,000        108     1.1       1.2   1.79    52.37
                                          Mall
                                                                      --------------               ----
TOTAL/WTD. AVG. FOR TOP                                               $1,512,578,353               39.0%            1.91X   61.00%
   15                                                                 ==============               ====

----------
(1)  Reflects or is based solely on One Court Square-Citibank Pooled Portion.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention:

     o    ninety-four (94) of the mortgage loans that we intend to include in the trust fund, representing 48.5% of the Initial Mortgage Pool
          Balance, of which 71 mortgage loans are in loan group no. 1, representing 45.9% of the Initial Loan Group No. 1 Balance, and 23
          mortgage loans are in loan

                                      S-95

          group no. 2, representing 71.0% of the Initial Loan Group No. 2
          Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

     o    one hundred eighteen (118) of the mortgage loans that we intend to include in the trust fund, representing 45.5% of the Initial Mortgage
          Pool Balance, of which 112 mortgage loans are in loan group no. 1, representing 48.9% of the Initial Loan Group No. 1 Balance, and six
          (6) mortgage loans are in loan group no. 2, representing 15.1% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month;

     o    three (3) of the mortgage loans that we intend to include in the trust fund, representing 3.7% of the Initial Mortgage Pool Balance, of which two (2) mortgage loans are in loan group no. 1, representing 3.2% of the Initial Loan Group No. 1 Balance, and one (1) mortgage loan is in loan group no. 2, representing 8.1% of the Initial Loan Group No. 2
          Balance, provide for scheduled payments of principal and/or interest to be due on the tenth day of each month; and

     o    ten (10) of the mortgage loans that we intend to include in the trust fund, representing 2.4% of the Initial Mortgage Pool Balance, of which six (6) mortgage loans are in loan group no. 1, representing 2.0% of the Initial Loan Group No. 1 Balance, and four (4) mortgage loans are in loan group no. 2, representing 5.9% of the Initial Loan Group No. 2
          Balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date. In addition, in the case of one (1) mortgage loan (loan number 54), which represents 0.5% of the Initial Mortgage Pool Balance and 0.5%
of the Initial Loan Group No. 1 Balance, the initial fixed interest rate is subject to specified step-up adjustments in the event certain financial performance criteria contained in the loan documents are not met, up to maximum interest rate of 9.2900% per annum.

     The current mortgage rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement.
As of the cut-off date, those mortgage rates ranged from 4.7250% per annum to
6.5600% per annum, and the weighted average of those mortgage rates was 5.2610%
per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 1 ranged from 4.7250% per annum to 6.5600% per annum, and the weighted average of those mortgage rates was 5.2559% per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 2 ranged from 4.8500% per annum to 6.0400% per annum, and the weighted average of those mortgage rates was 5.3058% per annum.

     Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Each of the underlying mortgage loans will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     Balloon Loans. Two hundred eight (208) of the mortgage loans that we intend to include in the trust fund, representing 85.5% of the Initial Mortgage Pool
Balance, of which 174 mortgage loans are in loan group no. 1, representing 83.8%
of the Initial Loan Group No. 1 Balance, and 34 mortgage loans are in loan group
no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, are in each case characterized by:

                                      S-96

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
          maturity; and

     o    a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Thirteen (13) of the balloon mortgage loans that we intend to include in the trust fund, representing 14.5% of the Initial Mortgage Pool Balance, of which nine (9) mortgage loans are in loan group no. 1, representing 13.8% of the
Initial Loan Group No. 1 Balance, and four (4) mortgage loans are in loan group
no. 2, representing 20.9% of the Initial Loan Group No. 2 Balance, provide for payments of interest only until maturity. Another 100 of the balloon mortgage loans that we intend to include in the trust fund, representing 41.6% of the
Initial Mortgage Pool Balance, of which 84 mortgage loans are in loan group no.
1, representing 39.1% of the Initial Loan Group No. 1 Balance, and 16 mortgage loans are in loan group no. 2, representing 63.2% of the Initial Loan Group No.
2 Balance, provide for payments of interest only for periods ranging from the first 12 to the first 72 payments following origination and prior to amortization.

     ARD Loans. Seventeen (17) mortgage loans that we intend to include in the trust fund, representing 14.5% of the Initial Mortgage Pool Balance and 16.2% of
the Initial Loan Group No. 1 Balance, respectively, are each characterized by the following features:

     o    A maturity date that is generally 15 to 30 years following origination.

     o    The designation of an anticipated repayment date, by the related lender at its option, that is generally five to ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

     o    The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally no earlier than five (5) months prior to the related anticipated repayment date.

     o    Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

     o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage rate.

     o    The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o    From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the
          Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

                                      S-97

     Five (5) of the ARD Loans that we intend to include in the trust fund, representing 1.9% of the Initial Mortgage Pool Balance and 2.1% of the Initial
Loan Group No. 1 Balance, respectively, provide for payments of interest only for the periods ranging from the first 24 to the first 60 payments following origination.

     Two (2) of the ARD Loans that we intend to include in the trust fund, representing 10.2% of the Initial Mortgage Pool Balance and 11.3% of the Initial
Loan Group No. 1 Balance, provide for payments of interest only until the related anticipated repayment date.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.

     Voluntary Prepayment Provisions. All of the mortgage loans that we intend to include in the trust fund provided as of the cut-off date for:

     o    a prepayment lock-out period or a prepayment lock-out/defeasance period during which voluntary prepayments are prohibited; followed by

     o    one of the following:

          1.   in the case of 26 mortgage loans, representing 8.1% of the
               Initial Mortgage Pool Balance, of which 22 mortgage loans are in loan group no. 1, representing 7.0% of the Initial Loan Group No.
               1 Balance, and four (4) mortgage loans are in loan group no. 2, representing 17.7% of the Initial Loan Group No. 2 Balance, a
               prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment
               consideration, followed by an open prepayment period during which voluntary principal prepayments may be made without any
               prepayment consideration; or

          2.   in the case of 199 mortgage loans, representing 91.9% of the
               Initial Mortgage Pool Balance, of which 169 mortgage loans are in loan group no. 1, representing 93.0% of the Initial Loan Group
               No. 1 Balance, and 30 mortgage loans are in loan group no. 2, representing 82.3% of the Initial Loan Group No. 2 Balance, just by an open prepayment period.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this prospectus supplement.

     Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

                                      S-98

     Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.

     The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:

     o    lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

     o    mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     Prepayment Lock-out Periods. All of the mortgage loans that we intend to include in the trust fund provided for prepayment lock-out periods as of the cut-off date. For those mortgage loans--

     o    the longest remaining prepayment lock-out period as of that date
          (including any part of the relevant period during which a defeasance could occur) is 174 months with respect to the entire mortgage pool,
          174 months with respect to loan group no. 1 and 159 months with respect to loan group no. 2,

     o    the shortest remaining prepayment lock-out period as of that date
          (including any part of the relevant period during which a defeasance could occur) is 10 months with respect to the entire mortgage pool, 10 months with respect to loan group no. 1 and 12 months with respect to loan group no. 2, and

     o    the weighted average remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 100 months with respect to the entire mortgage pool, 100 months with respect to loan group no. 1 and 94 months with respect to loan group no. 2.

     Prepayment Consideration. Twenty-six (26) of the mortgage loans that we intend to include in the trust fund, representing 8.1% of the Initial Mortgage
Pool Balance, of which 22 mortgage loans are in loan group no. 1, representing
7.0% of the Initial Loan Group No. 1 Balance, and four (4) mortgage loans are in loan group no. 2, representing 17.7% of the Initial Loan Group No. 2 Balance, each provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at origination or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula or a yield maintenance formula plus an additional specified percentage of the principal amount prepaid, that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2005-CD1 certificateholders (or, if allocable to the class A-2FL REMIC II regular interest while the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, to the swap counterparty), in the amounts and in accordance with the priorities, described under "Description of the Offered Certificates--Payments--Payments of Prepayment
Premiums and Yield Maintenance Charges" in this prospectus supplement. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither

                                      S-99

we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See
"Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the accompanying prospectus.

     Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.

     Defeasance Loans. One hundred ninety-nine (199) of the mortgage loans that we intend to include in the trust fund, representing 91.9% of the Initial
Mortgage Pool Balance, of which 169 mortgage loans are in loan group no. 1, representing 93.0% of the Initial Loan Group No. 1 Balance, and 30 mortgage loans are in loan group no. 2, representing 82.3% of the Initial Loan Group No.
2 Balance, each permit the related borrower to deliver U.S. Treasury obligations or other government-related securities as substitute collateral for all or a portion of the related mortgaged real property, but prohibit voluntary prepayments during the defeasance period.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:

     o    will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan's open prepayment period); and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

     No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

     o    prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance
Provisions" in the accompanying prospectus.

                                     S-100

     All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied;

     o    a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     o    transfers of ownership interests in the related borrower for estate-planning purposes;

     o    transfers of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     o    changes of ownership among existing partners or members of the related borrower;

     o    issuance by a related borrower of new partnership or membership interests; or

     o    other transfers similar to the foregoing.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this prospectus supplement.

     Delinquencies. None of the mortgage loans that we intend to include in the trust fund was more than 30 days delinquent with respect to any monthly debt service payment as of the cut-off date.

     Tenant Matters. Described and listed below are certain special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund:

     o    One hundred three (103) of the mortgaged real properties, securing
          42.5% of the Initial Mortgage Pool Balance and 47.3% of the Initial
          Loan Group No. 1 Balance, are, in each case, a commercial property that is leased to one or more tenants that each occupy 25% or more of the net rentable area of the particular property. A number of companies are tenants at more than one of the mortgaged real properties.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Two (2) mortgaged real properties, securing 1.1% of the Initial
          Mortgage Pool Balance and 11.1% of the Initial Loan Group No. 2
          Balance, are multifamily rental properties that have material concentrations of student tenants or is a student housing facility.

                                      S-101

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated. This may impede the lender's ability to sell the related mortgaged real property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged real property.

     o    Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such lease at any time for, among other reasons, a lack of appropriations.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. For instance, in the case of one (1)
          mortgage loan, (loan number 111) representing 0.2 % of the Initial
          Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1
          Balance, respectively, a significant tenant, leasing more than 90% of the related mortgaged real property's gross leasable area is not yet in occupancy. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact tenant's ability to fulfill its obligations under its respective lease.

     Ground Leases. Six (6) of the mortgage loans that we intend to include in the trust fund (loan numbers 12, 17, 133, 156, 158 and 224), collectively representing 3.0% of the Initial Mortgage Pool Balance and 3.4% of the Initial
Loan Group No. 1 Balance, respectively, are each secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property. Three (3) of the mortgage loans that we intend to include in the trust fund, collectively representing
4.9% of the Initial Mortgage Pool Balance and 5.5% of the Initial Loan Group No.
1 Balance, respectively, are each secured by a mortgage lien on the borrower's leasehold interest in certain portions of the corresponding mortgaged real property and by the borrower's fee simple interest in the remainder of the mortgaged real property. With respect to all of these mortgage loans, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 10 years after the stated maturity date of the related mortgage loan, and the related ground lessor has agreed to give, or the related ground lease provides that the ground lessor must give, the holder of each leasehold mortgage loan we intend to include in the trust notice of, and the right to cure, any default or breach by the ground lessee.

     The mortgage loans identified in the preceding paragraph do not include mortgage loans secured by overlapping fee simple and leasehold interests in the related mortgaged real property.

     Additional and Other Financing.

     Additional Secured Debt. As indicated under "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underlying Mortgage Loans Have a Variety of
Characteristics That May Expose Investors to Greater Risk of Default and
Loss--Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur
Additional Debt Secured by the Related Mortgaged Real Property" in this prospectus supplement, the mortgaged real properties with respect to certain mortgage loans (loan number 3, 12, 15 and 61) also secure other loans not included in the trust fund, as described below.

                                      S-102

     In the case of the underlying mortgage loans described under "--The Loan
Combinations" below, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See "--The Loan Combinations" below for a more detailed description, with respect to each Loan Combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising such loan combination.

     Mezzanine Debt. As indicated under "Risk Factors--Risks Related to the
Underlying Mortgage Loans--The Underlying Mortgage Loans Have a Variety of
Characteristics That May Expose Investors to Greater Risk of Default and
Loss--In the Case of Some of the Mortgage Loans That We Intend to Include in the
Trust Fund, One or More of the Principals of the Related Borrower Have Incurred
or Are Permitted to Incur Mezzanine Debt" in this prospectus supplement, in the case of 28 mortgage loans that we intend to include in the trust fund, representing 30.9% of the Initial Mortgage Pool Balance, of which 26 mortgage loans are in loan group no. 1, representing 33.3% of the Initial Loan Group No.
1 Balance, and two (2) mortgage loans are in loan group no. 2, representing 9.8%
of the Initial Loan Group No. 2 Balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt as described below.

     In the case of five (5) mortgage loans (loan numbers 5, 47, 103, 183 and
197), representing 3.7% of the Initial Mortgage Pool Balance and 4.1% of the
Initial Loan Group No. 1 Balance, one or more principals of the related borrower have incurred mezzanine debt, in the original principal amounts of $25,860,000,
$6,125,000, $1,069,000, $750,000 and $500,000, respectively, which are subject to intercreditor agreements providing for the subordination of the related mezzanine loan, the standstill of the related mezzanine lender's remedies and the limitation of the ability of the related mezzanine lender to foreclose on any collateral. Furthermore, the cash management provisions of the related mortgage loan documents provide for payments of the related mezzanine loan only from excess cash flow.

     In the case of one (1) mortgage loan (loan number 7) that we intend to include in the trust fund, representing 2.2% of the Initial Mortgage Pool
Balance and 2.5% of the Initial Loan Group No. 1 Balance, one or more of the principals of the related borrower obtained a mezzanine loan in the amount of
$33,000,000, secured by the ownership interests in the borrower under the related mortgage loan and the ownership interests of an affiliate of the borrower, which affiliate is itself a borrower under a $144,000,000 first mortgage loan that will not be an asset of this trust fund and is not cross-collateralized with the related mortgage loan in the trust fund.
Additionally, one or more principals of the borrower are permitted to incur mezzanine debt, in an amount not to exceed $10,000,000, subject to certain conditions, including (i) that the debt service coverage ratio of the subject mortgage loan is not less than the debt service coverage ratio at the origination date of the mortgage loan, (ii) the combined debt service coverage ratio of (a) the mortgage loan, (b) the existing mezzanine loan (described above), (c) the $144,000,000 first mortgage loan (described above) that is not an asset of this trust fund, and (d) the future mezzanine loan, is not less than
1.0:1 and (iii) the loan-to-value ratio of the mortgage loan and the future mezzanine loan does not exceed the loan-to-value ratio as of the origination date of the mortgage loan.

     In the case of one (1) mortgage loan (loan number 35) that we intend to include in the trust fund, representing 0.6% of the Initial Mortgage Pool
Balance and 0.7% of the Initial Loan Group No. 1 Balance, the borrower's equity owners pledged their equity interests in the borrower to secure a loan to the borrower in the original principal amount of $5,000,000. The lender under the other loan executed a subordination and standstill agreement with the mortgagee, pursuant to which it has agreed that such debt is subject and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan (loan number 71) that we intend to include in the trust fund, representing 0.3% of the Initial Mortgage Pool
Balance and 3.4% of the Initial Loan Group No. 2 Balance, an equity owner of the borrower that has a non-controlling limited partnership interest in the borrower, obtained a loan in the original principal amount of $2,700,000 secured by a pledge of its equity interests in the borrower.

                                      S-103

     In the case of one (1) mortgage loan (loan number 1) that we intend to include in the trust fund, representing 7.5% of the Initial Mortgage Pool
Balance and 8.3% of the Initial Loan Group No. 1 Balance, holders of the direct or indirect interests in the borrower are permitted to incur mezzanine debt, subject to certain conditions in the loan documents that include, but are not limited to, the execution of an acceptable intercreditor agreement and rating agency confirmation.

     In the case of one (1) mortgage loan (loan number 3), representing 3.9% of the Initial Mortgage Pool Balance and 4.3% of the Initial Loan Group No. 1
Balance, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including without limitation, (a) the minimum debt service coverage ratio must be 1.2x with a 70% combined loan-to-value ratio, (b) the mezzanine lender must be reasonably approved by lender and (c) the mezzanine lender must execute an intercreditor agreement satisfactory to lender.

     In the case of one (1) mortgage loan (loan number 6) that we intend to include in the trust fund, representing 2.6% of the Initial Mortgage Pool
Balance and 2.9% of the Initial Loan Group No. 1 Balance, holders of direct or indirect interests in the borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, provided that, among other conditions, (i) the mezzanine debt and the subject mortgage loan together have a combined loan-to-value ratio of not more than 80% and a combined debt service coverage ratio of at least 1.40x; (ii) the mezzanine lender must enter into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender; and (iii) the lender must receive written confirmation from each rating agency that such financing will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-CD1 certificates.

     In the case of five (5) mortgage loans (loan numbers 9, 89, 93, 94, and
210), representing 2.2% of the Initial Mortgage Pool Balance and 2.5% of the
Initial Loan Group No. 1 Balance, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including without limitation, (a) the minimum debt service coverage ratio must be 1.10x with an 90% combined loan-to-value ratio,
(b) the mezzanine lender must be reasonably approved by lender and (c) the mezzanine lender must execute an intercreditor agreement satisfactory to lender.

     In the case of one (1) mortgage loan (loan number 11) that we intend to include in the trust fund, representing 1.5% of the Initial Mortgage Pool
Balance and 1.6% of the Initial Loan Group No. 1 Balance, one or more of the principals of the borrower are permitted to obtain mezzanine debt provided, among other things, the combined debt service coverage ratio for the underlying mortgage loan and the related mezzanine loan may not be less than 1.20x, the combined loan-to-value ratio of the underlying mortgage loan and the related mezzanine loan may not exceed 80%, and an acceptable subordination and standstill agreement must be delivered.

     In the case of one (1) mortgage loan (loan number 12) that we intend to include in the trust fund, representing 1.4% of the Initial Mortgage Pool
Balance and 1.6% of the Initial Loan Group No. 1 Balance, one or more principals of the related borrower are permitted to incur mezzanine debt, in an amount not to exceed $50,000,000, subject to certain conditions, including that the combined debt service coverage ratio of the subject mortgage loan and the related mezzanine debt is greater than or equal to 110% of the debt service coverage ratio of the subject mortgage loan and the related mezzanine debt as of the loan closing date and the combined loan-to-value ratio of the subject mortgage loan and the related mezzanine debt is not greater than 55%, as determined by a new appraisal.

     In the case of three (3) mortgage loans (loan numbers 38, 103 and 115), representing 1.1% of the Initial Mortgage Pool Balance and 1.2% of the Initial
Loan Group No. 1 Balance, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including without limitation, (a) the minimum debt service coverage ratio must be 1.10x with an 85% combined

                                      S-104

loan-to-value ratio, (b) the mezzanine lender must be reasonably approved by lender and (c) mezzanine lender must execute an intercreditor agreement satisfactory to lender.

     In the case of one (1) mortgage loan (loan number 15), representing 1.1% of the Initial Mortgage Pool Balance and 1.2% of the Initial Loan Group No. 1
Balance, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including without limitation, (a) the minimum debt service coverage ratio must be 1.27x with a 76% combined loan-to-value ratio, (b) the mezzanine lender must be reasonably approved by lender and (c) the mezzanine lender must execute an intercreditor agreement satisfactory to lender.

     In the case of one mortgage loan (loan number 31), representing 0.7% of the
Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group No. 1 Balance,
the loan documents permit the borrower's sole member to incur mezzanine debt, subject to conditions including that the borrower is still the borrower under the loan (i.e. prior to any assumption), a combined debt service coverage ratio and loan-to-value ratio that is acceptable to lender and delivery of an acceptable intercreditor agreement.

     In the case of one (1) mortgage loan (loan number 34), representing 0.7% of the Initial Mortgage Pool Balance and 6.4% of the Initial Loan Group No. 2
Balance, the loan documents permit the principals of the borrower to incur mezzanine debt, in connection with a sale of the property and assumption of the mortgage loan, subject to conditions, including, that the debt service coverage ratio on the combined mortgage loan and the mezzanine debt be at least 1.20x and the loan-to-value ratio on the combined debt be not greater than 80%.

     In the case of one (1) mortgage loan (loan number 51), representing 0.5% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1
Balance, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including without limitation, (a) the minimum debt service coverage ratio must be 1.20x with an 80% combined loan-to-value ratio, (b) the mezzanine lender must be reasonably approved by lender and (c) the mezzanine lender must execute an intercreditor agreement satisfactory to lender.

     In the case of one (1) mortgage loan (loan number 48), representing 0.5% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1
Balance, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including without limitation, (a) the minimum debt service coverage ratio must be 1.3x with an 80% combined loan-to-value ratio, (b) the mezzanine lender must be reasonably approved by lender and (c) the mezzanine lender must execute an intercreditor agreement satisfactory to lender.

     In the case of one (1) mortgage loan (loan number 92) that we intend to include in the trust fund, representing 0.3% of the Initial Mortgage Pool
Balance and 0.3% of the Initial Loan Group No. 1 Balance, on a date that is at least 12 months after the mortgage loan closing date, one or more principals of the related borrower are permitted to incur mezzanine debt, subject to certain conditions, including that the combined debt service coverage ratio of the related mortgage loan and the mezzanine debt is not less than the debt service coverage ratio of the related mortgage loan and the mezzanine debt as at the time of closing the mortgage loan and the combined loan-to-value ratio of the related mortgage loan and the mezzanine debt is not greater than the loan-to-value ratio of the related mortgage loan and the mezzanine debt at loan closing.

     In the case of two (2) mortgage loans (loan numbers 110 and 189), representing 0.2% and 0.1%, respectively, of the Initial Mortgage Pool Balance and 0.3% and 0.1%, respectively, of the Initial Loan Group No. 1 Balance, the loan documents permit the principals of the borrower to incur mezzanine debt, provided it is expressly approved in writing by the lender in its sole and absolute discretion.

                                      S-105

     Additional Unsecured Debt. As indicated under "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underlying Mortgage Loans Have a Variety
of Characteristics That May Expose Investors to Greater Risk of Default and
Loss--Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur
Additional Debt That Is Not Secured by the Related Mortgaged Real Property or by
Equity Interests in Those Borrowers", the borrowers with respect to six (6)
mortgage loans (loan numbers 10, 54, 144, 208, 216 and 222) that we intend to include in the trust fund, representing 2.3% of the Initial Mortgage Pool
Balance, of which four (4) mortgage loans are in loan group no. 1, representing
0.9% of the Initial Loan Group No. 1 Balance, and two (2) mortgage loan is in loan group no. 2, representing 15.0% of the Initial Loan Group No. 2 Balance, have incurred or are permitted to incur additional unsecured debt.

     In the case of one (1) mortgage loan (loan number 10), representing 1.5% of the Initial Mortgage Pool Balance and 14.6% of the Initial Loan Group No. 2
Balance, the borrower is involved in litigation related to non-payment of a purchase money note. For additional information regarding this litigation, see
"Risk Factors--Risks Related to the Underlying Mortgage Loans--Litigation May
Adversely Affect Performance" herein and "Annex B--Description of the Fifteen
Largest Mortgage Loans and/or Groups of Cross Collateralized Mortgage
Loans--Union Square Apartments--Additional Financing."

     In the case of one (1) mortgage loan (loan number 54) that we intend to include in the trust fund, representing 0.5% of the Initial Mortgage Pool
Balance and 0.5% of the Initial Loan Group No. 1 Balance, the related borrower is also permitted to incur debt from one of its principals in a principal amount not to exceed $2,700,000, of which $2,000,000 is currently outstanding, subject to a subordination and standstill agreement entered into between the mortgagee and the lender, pursuant to which such lender has agreed that such debt is subject and subordinate to the subject mortgage loan. In addition, the related borrower is permitted to incur unsecured debt in an amount not to exceed
$900,000, provided that such debt matures within 24 months of its incurrence and the other lender enters into a subordination and standstill agreement with the mortgagee, pursuant to which the other lender agrees that such debt is subject and subordinate to the subject mortgage loan.

     In the case of one mortgage loan (loan number 144), representing 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance,
the borrower incurred subordinate debt evidenced by four notes in the amounts of
$590,000, $390,000, $35,219.20 and $200,000, each of which is fully subordinate to the mortgage loan, unsecured, allows for payments to be made only from excess cash flow from the mortgaged real property after payment of amounts required under the mortgage loan documents and provides that no enforcement action may be taken by the related payee of such note until at least 91 days following satisfaction of the related mortgage loan.

     In the case of one (1) mortgage loan (loan number 208) that we intend to include in the trust, representing 0.1% of the initial mortgage pool balance and
0.1% of the initial loan group no. 1 balance, the related borrower has the right to request that lender consent to additional financing, so long as such financing is not secured by the related mortgaged property, and lender agrees not to unreasonably withhold its consent to any such request.

     Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property. For example, in the case of one (1)
mortgage loan (loan number 216) that we intend to include in the trust, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial
Loan Group No. 1 Balance, the related borrower under a mortgage loan is permitted to obtain an unsecured $500,000 line of credit to be used towards operating expenses and capital improvements at the related mortgaged real property.

     Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit

                                      S-106

and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     Except as disclosed under this "--Additional and Other Financing"
subsection and "Risk Factors--Risks Related to the Underlying Mortgage
Loans--The Underlying Mortgage Loans Have a Variety of Characteristics That May
Expose Investors to Greater Risk of Default and Loss--Some of the Underlying
Borrowers Have Incurred or Are Permitted to Incur Additional Debt Secured by the
Related Mortgaged Real Property", "--Risks Related to the Underlying Mortgage
Loans--The Underling Mortgage Loans Have a Variety of Characteristics That May
Expose Investors to Greater Risk of Default and Loss--Some of the Underlying
Borrowers Have Incurred or Are Permitted to Incur Additional Debt That Is Not
Secured by the Related Mortgaged Real Property or by Equity Interests in Those
Borrowers" and "--Risks Related to the Underlying Mortgage Loans--The Underling
Mortgage Loans Have a Variety of Characteristics That May Expose Investors to
Greater Risk of Default and Loss--In the Case of Some of the Mortgage Loans That
We Intend to Include in the Trust Fund, One or More of the Principals of the
Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding. Such debt may be outstanding despite our inability to confirm its existence.

     Environmental Reports. A third-party environmental consultant conducted a
Phase I environmental study for all but three (3) of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting Environmental Reports were prepared:

     o    in the case of 256 mortgaged real properties, securing 99.2% of the
          Initial Mortgage Pool Balance (of which 224 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.2% of the
          Initial Loan Group No. 1 Balance, and 32 mortgaged real properties secure mortgage loans in loan group no. 2, representing 99.2% of the
          Initial Loan Group No. 2 Balance), during the 12-month period preceding the cut-off date; and

     o    in the case of two (2) mortgaged real properties, securing 0.7% of the
          Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group No. 1
          Balance, respectively, during the 12- to 19-month period preceding the cut-off date.

     In the case of each of the three (3) mortgaged real properties referred to above as exceptions (loan numbers 220, 222 and 223), representing 0.1% of the
Initial Mortgage Pool Balance, of which one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing 0.1% of the Initial Loan Group
No. 1 Balance, and two (2) mortgaged real properties secure mortgage loans in loan group no. 2, representing 0.8% of the Initial Loan Group No. 2 Balance, an
environmental insurance policy has been obtained in lieu of conducting an environmental study. See "Environmental Insurance" below.

     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or radon. Where these substances were suspected or present, and depending upon the condition of the substances,

                                      S-107

the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to effect such recommendations, including:

     o    that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

     o    the establishment of an operation and maintenance plan to address the issue; or

     o    an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

          1.   to carry out the specific remedial measures prior to closing; or

          2.   to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to at least 100% of the estimated cost to complete the remedial
               measures; or

          3.   to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures; or

          4.   to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance).

     However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

     In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    the responsible party or parties with respect to that condition had already been identified; or

     o    the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

                                      S-108

     o    the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

     o    the property had been accepted into a state-funded remediation program; or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.

     However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the environmental report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that:

     o    the subject mortgaged real property had not been affected;

     o    the potential for the problem to affect the subject mortgaged real property was limited;

     o    the party or parties responsible for remediating the potential environmental problems had been identified; or

     o    there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

     In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able or will actually correct the problem.

     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports"
subsection and has not been independently verified by:

     o    us;

     o    any of the mortgage loan sellers;

     o    any of the underwriters;

     o    the master servicer;

     o    the special servicer;

     o    the trustee; or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material

                                      S-109

adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The series 2005-CD1 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation.
This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 2005-CD1 pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. In the case of three (3) mortgage loans (loan numbers 220, 222 and 223) that we intend to include in the trust fund, representing 0.1% of the Initial Mortgage Pool Balance, of which one (1)
mortgage loan is in loan group no. 1, representing 0.1% of the Initial Loan
Group No. 1 Balance, and two (2) mortgage loans are in loan group no. 2, representing 0.8% of the Initial Loan Group No. 2 Balance, the related mortgaged real properties are covered by individual secured creditor impaired property environmental insurance policies, which were obtained in lieu of a Phase I environmental study. In general, each policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgaged real properties during the applicable policy periods, which periods continue at least five years beyond the maturity date of the mortgage loans to which they relate.
Subject to certain conditions and exclusions, each insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance, against (i) losses resulting from default under the mortgage loans to which they relate if on-site environmental conditions in violation of applicable environmental standards are discovered at the mortgaged real properties during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) losses from third-party claims against the trust during the policy periods for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged real properties, and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy periods to the extent required by applicable law, including any court order or other governmental directive.

     Property Condition Assessments. All of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund were inspected by professional engineers or architects. Two hundred fifty-eight (258)
of those mortgaged real properties, securing 99.1% of the Initial Mortgage Pool
Balance, of which 224 mortgaged real properties secure mortgage loans in loans group no. 1, representing 99.0% of the Initial Loan Group No. 1 Balance and 34
mortgaged real properties secure mortgage loans in loan group no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, were inspected during the 12-month period preceding the cut-off date, and three (3) of those mortgaged real properties securing mortgage loans representing 0.9% of the
Initial Mortgage Pool Balance and 1.0% of the Initial Loan Group No. 1 Balance,
respectively, were inspected during the 12- to 19- month period preceding the cut-off date. These inspections included an assessment of the general condition of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and the general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:

     o    carry out necessary repairs or replacements; or

                                      S-110

     o    establish reserves, generally in the amount of 125% of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this prospectus supplement. For 258 mortgaged real properties, securing 99.1% of the Initial
Mortgage Pool Balance, of which 224 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.0% of the Initial Loan Group No. 1
Balance, and 34 mortgaged real properties secure mortgage loans in loan group
no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, the
appraised value is as of a date within 12 months of the cut-off date. For three
(3) mortgaged real properties, securing 0.9% of the Initial Mortgage Pool
Balance, and 1.0% of the Initial Loan Group No. 1 Balance, the appraised value is as of a date during the 12-to 19-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of"
date consistent with the date that the appraisal was prepared, and a
"stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the above analysis, with certain exceptions, where stabilized values were used even when specified conditions have not been met.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property.
Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing that appraisal.
However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance. Each mortgage loan seller has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered--

                                      S-111

     o    legal opinions or zoning consultant's reports,

     o    certifications from, and/or discussions with, government officials,

     o    information contained in appraisals, surveys and site plan,

     o    title insurance endorsements,

     o    representations by the related borrower contained in the related mortgage loan documents, or

     o    property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed.
Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller conducted an analysis as to:

     o    whether the extent of the nonconformity is material;

     o    whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     o    the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     o    whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

     There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o    except in the case of manufactured housing, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2.   replacement cost or the full insurable replacement cost of the improvements located on the insured property;

                                      S-112

     o    if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2.   the full insurable value of the insured property, and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

     o    business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

     o    if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, as described under "Risk
          Factors--Risks Related to the Underlying Mortgage Loans--Uninsured
          Loss; Sufficiency of Insurance" in this prospectus supplement, windstorm insurance.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks.
Forty-seven (47) mortgaged real properties, securing 19.5% of the Initial
Mortgage Pool Balance, of which 40 of those mortgaged real properties secure mortgage loans in loan group no. 1, representing 19.4% of the Initial Loan Group
No. 1 Balance, and seven (7) of those mortgaged real properties secure mortgage loans in loan group no. 2, representing 20.5% of the Initial Loan Group No. 2
Balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss ("PML")
for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. In the case of two (2) of these mortgaged real properties, securing 0.2% of the Initial
Mortgage Pool Balance, of which one (1) mortgaged property secures a mortgage loan (loan number 145) in loan group no. 1 representing 0.2% of the Initial Loan
Group No. 1 Balance and one (1) mortgaged real property secures a mortgage loan
(loan number 225) in loan group no. 2, representing 0.3% of the Initial Loan
Group No. 2 Balance, the resulting reports indicated a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements. In one (1)
of these cases (loan number 145), the related originator required the borrower to obtain earthquake insurance. In the other case (loan number 225), in lieu of requiring earthquake insurance, the loan becomes recourse to the borrower and the related guarantor in the event that the mortgaged real mortgage property is partially or wholly destroyed as a result of an earthquake.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

                                      S-113

THE LOAN COMBINATIONS

     General. The mortgage pool will include four (4) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

-----------------------------------------------------------------------------------------------------------------------
                                                                                                      U/W NCF DSCR
                                                                                      RELATED       AND CUT-OFF DATE
                                                                                    SUBORDINATE  LOAN-TO-VALUE RATIO OF
            MORTGAGE LOANS THAT ARE                      RELATED PARI PASSU          NON-TRUST         ENTIRE LOAN
           PART OF A LOAN COMBINATION                     NON-TRUST LOANS              LOANS           COMBINATION
-----------------------------------------------------------------------------------------------------------------------
                                         % OF
MORTGAGED PROPERTY NAME                INITIAL
(AS IDENTIFIED ON ANNEX  CUT-OFF DATE  MORTGAGE    ORIGINAL                           ORIGINAL             CUT-OFF DATE
A-1 TO THE ACCOMPANYING    PRINCIPAL     POOL      PRINCIPAL        NON-TRUST        PRINCIPAL   U/W NCF  LOAN-TO-VALUE
PROSPECTUS SUPPLEMENT)      BALANCE     BALANCE     BALANCE      LOAN NOTEHOLDER      BALANCE      DSCR       RATIO
-----------------------------------------------------------------------------------------------------------------------

1. Maine Mall            $150,000,000    3.9%    NAP           NAP                  $41,527,238   1.20x       67.65%
                                                                                    $37,129,952
-----------------------------------------------------------------------------------------------------------------------
2. Loews Universal       $ 55,000,000    1.4%    $ 65,000,000  COMM series 2005-C6                3.15x       59.45%
      Hotel Portfolio
-----------------------------------------------------------------------------------------------------------------------
                                                 $ 80,000,000  GE series 2005-C3
-----------------------------------------------------------------------------------------------------------------------
                                                 $100,000,000  J.P. Morgan series   $25,000,000
                                                               2005-CIBC12          $25,000,000
-----------------------------------------------------------------------------------------------------------------------
                                                 $100,000,000  J.P. Morgan series
                                                               2005-LDP3
-----------------------------------------------------------------------------------------------------------------------
3. Chico Mall            $ 42,000,000    1.1%    NAP           NAP                  $ 9,343,373   1.25x       75.21%
                                                                                    $ 8,976,967
-----------------------------------------------------------------------------------------------------------------------
4. Steadfast-Koll        $ 15,365,801    0.4%    NAP           NAP                  $   970,000   1.15x       82.30%
      Building
-----------------------------------------------------------------------------------------------------------------------

THE MAINE MALL LOAN COMBINATION

     General. The Maine Mall Mortgage Loan has a cut-off date principal balance of $150,000,000, which represents 3.9% of the Initial Mortgage Pool Balance and
4.3% of the Initial Loan Group No. 1 Balance. The Maine Mall Mortgage Loan is
one of three (3) mortgage loans, together referred to as the Maine Mall Loan
Combination, that are secured by the Maine Mall Mortgaged Property. The Maine
Mall Mortgage Loan is generally senior in right of payment to the Maine Mall
Non-Trust Loans, which have an aggregate cut-off date principal balance of
$78,657,190. One of the Maine Mall Non-Trust Loans (the "Maine Mall Note B1
Non-Trust Loan"), which has a cut-off date principal balance of $41,527,238, is generally senior in right of payment to the other Maine Mall Non-Trust Loan (the
"Maine Mall Note B2 Non-Trust Loan"), which has a cut-off date principal balance of $37,129,952.

     Each Maine Mall Non-Trust Loan is evidenced by a separate promissory note held by one of our affiliates. Both of those promissory notes are expected to be transferred on or after the securitization closing date to third-party institutional investors.

                                      S-114

     The Maine Mall Non-Trust Loans will be serviced, along with the Maine Mall
Mortgage Loan, under the series 2005-CD1 pooling and servicing agreement by the master servicer and the special servicer, generally as if each Maine Mall
Non-Trust Loan was a mortgage loan in the trust fund.

     The Underwritten NCF Debt Service Coverage Ratio and the Cut-off Date
Loan-to-Value Ratio for the Maine Mall Loan Combination (calculated as if it was a single underlying mortgage loan) are 1.20x and 67.65%, respectively. The Maine
Mall Non-Trust Loans are cross-defaulted with each other and with the Maine Mall
Mortgage Loan.

     Maine Mall Intercreditor Agreement. The respective rights of the holder of the Maine Mall Mortgage Loan and the Maine Mall Non-Trust Loan Noteholder are
governed by an intercreditor agreement (the "Maine Mall Intercreditor
Agreement"), which generally provides that:

     o    the Maine Mall Loan Combination Controlling Party will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the Maine Mall Loan Combination, including those involving foreclosure or material modification of the Maine Mall Mortgage Loan and the Maine
          Mall Non-Trust Loan (see "Servicing of the Underlying Mortgage
          Loans--The Series 2005-CD1 Controlling Class Representative, the Class
          OCS Representative and the Non-Trust Loan Noteholders--Rights and
          Powers of the Series 2005-CD1 Controlling Class Representative, the
          Class OCS Representative and the Non-Trust Loan Noteholders" in this prospectus supplement) and to replace the special servicer with respect to the Maine Mall Loan Combination (see "Servicing of the
          Underlying Mortgage Loans--Replacement of the Special Servicer" in
          this prospectus supplement);

     o    if the borrower defaults in any of its obligations under the Maine
          Mall Mortgage Loan, one or both of the Maine Mall Non-Trust Loan
          Noteholders will have up to 10 business days to cure any monetary default and 30 days (or greater, if the related borrower is given an extended time period to cure the same default) to cure any non-monetary default that is susceptible of cure, in each case from the later of the date of the expiration of the borrower's grace period under the loan documents or the Maine Mall Non-Trust Loan Noteholders'
          receipt of notice of the default from the applicable servicer, subject to limitations on the number of cures contained in the Maine Mall
          Intercreditor Agreement; and

     o    in the event that (a) any payment of principal or interest on the
          Maine Mall Mortgage Loan becomes 60 days or more delinquent, (b) the
          Maine Mall Mortgage Loan is accelerated, (c) the Maine Mall Mortgage
          Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) the Maine Mall Mortgage Loan becomes a specially serviced loan and is either in default or a default is reasonably foreseeable, one or both of the Maine Mall Non-Trust Loan Noteholders will have the option to purchase the Maine Mall Mortgage Loan at a price generally equal to the unpaid principal balance of the Maine
          Mall Mortgage Loan, together with all accrued unpaid interest on the
          Maine Mall Mortgage Loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-CD1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and exclusive of any liquidation fees if the purchase is made within 90 days of the option becoming exercisable).

     The "Maine Mall Loan Combination Controlling Party" will be the Maine Mall
Directing Lender or its representative. The "Maine Mall Directing Lender" will be (1) one of the Maine Mall Non-Trust Loan Noteholders, unless (a) a Maine Mall
Note B Change of Control Event exists with respect to the Maine Mall Note B2
Non-Trust Loan or the related Maine Mall Non-Trust Loan Noteholder is the borrower under the Maine Mall Loan Combination or an affiliate of that borrower and (b) a Maine Mall Note B Change of Control Event

                                      S-115

exists with respect to the Maine Mall Note B2 Non-Trust Loan or the related
Maine Mall Non-Trust Loan Noteholder is the borrower under the Maine Mall Loan
Combination or an affiliate of that borrower and (b) a Maine Mall Note B Change of Control Event exists with respect to the Maine Mall Note B1 Non-Trust Loan or the related Maine Mall Non-Trust Loan Noteholder is the borrower under the Maine
Mall Loan Combination or an affiliate of that borrower, and (2) the holder of the Maine Mall Mortgage Loan, if the conditions set forth in clauses (1)(a) and
(1)(b) above are both satisfied. If the trust, as holder of the Maine Mall
Mortgage Loan, is the Maine Mall Directing Lender, then the series 2005-CD1 pooling and servicing agreement will designate the series 2005-CD1 controlling class representative to be the Maine Mall Loan Combination Controlling Party.

     A "Maine Mall Note B Change of Control Event" will exist with respect to a
Maine Mall Non-Trust Loan if and for so long as (1) the sum of (a) an amount generally equal to the unpaid principal balance of that Maine Mall Non-Trust
Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Maine Mall Loan Combination that is allocable to that Maine Mall
Non-Trust Loan, plus (b) the amount of any cash collateral or letters of credit posted by the related Maine Mall Non-Trust Loan Noteholder to maintain control of the Maine Mall Loan Combination, if any, is equal to or greater than (2) an amount generally equal to 25% of the unpaid principal balance of that Maine Mall
Non-Trust Loan. For purposes of the foregoing, any Appraisal Reduction amount with respect to the Maine Mall Loan Combination will be allocated: first, to the
Maine Mall Note B2 Non-Trust Loan, up to the unpaid principal amount thereof;
second, to the Maine Mall Note B1 Non-Trust Loan, up to the unpaid principal amount thereof; and last, to the Maine Mall Mortgage Loan.

     Priority of Payments. Pursuant to the Maine Mall Intercreditor Agreement,
following the allocation of payments to each mortgage loan in the Maine Mall
Loan Combination in accordance with the related loan documents, unless there exists (without remedy by a Maine Mall Non-Trust Loan Noteholder) either (a) a monetary event of default as to the Maine Mall Mortgage Loan or (b) a non-monetary event of default with respect to the Maine Mall Mortgage Loan at a time when the Maine Mall Mortgage Loan is being specially serviced, collections on the Maine Mall Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

     o    first, to the Maine Mall Mortgage Loan, in an amount up to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the Maine Mall Mortgage Loan, in an amount up to its pro rata portion of all principal payments in accordance with its percentage interest in the Maine Mall Loan Combination;

     o    third, to reimburse each Maine Mall Non-Trust Noteholder for any cure payments made thereby with respect to the Maine Mall Mortgage Loan;

     o    fourth, to the Maine Mall Non-Trust Loans, in the order set forth in the Maine Mall Intercreditor Agreement, in each case in an amount up to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance of the subject Maine Mall Non-Trust Loan
          (net of related master servicing fees), until all such interest is paid in full;

     o    fifth, to the Maine Mall Non-Trust Loans, in the order set forth in the Maine Mall Intercreditor Agreement, in each case in an amount up to the pro rata portion of the subject Maine Mall Non-Trust Loan of all principal payments in accordance with its percentage interest in the Maine Mall Loan Combination;

     o    sixth, to the Maine Mall Mortgage Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the
          Maine Mall Loan Combination, to the extent actually paid by the borrower;

                                      S-116

     o    seventh, to the Maine Mall Non-Trust Loans, in the order set forth in the Maine Mall Intercreditor Agreement, in each case in an amount up to the pro rata portion of the subject Maine Mall Non-Trust Loan of any prepayment premium in accordance with its percentage interest in the Maine Mall Loan Combination, to the extent actually paid by the borrower;

     o    eighth, to the Maine Mall Mortgage Loan and the Maine Mall Non-Trust
          Loans, their respective pro rata portions of any Default Interest
          (after application as provided in the series 2005-CD1 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests;

     o    ninth, to the Maine Mall Mortgage Loan and the Maine Mall Non-Trust
          Loans, their respective pro rata portions of any late charges (after application as provided in the series 2005-CD1 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests; and

     o    tenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata, to the Maine Mall Mortgage Loan and the
          Maine Mall Non-Trust Loans.

     Pursuant to the Maine Mall Intercreditor Agreement, during the continuance of (a) a monetary event of default with respect to the Maine Mall Mortgage Loan or (b) a non-monetary event of default with respect to the Maine Mall Mortgage
Loan that results in the Maine Mall Mortgage Loan becoming a specially serviced loan, which event of default has not been remedied by a Maine Mall Non-Trust
Loan Noteholder, collections on the Maine Mall Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Maine Mall Mortgage Loan, in an amount up to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    second, to the Maine Mall Mortgage Loan, in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

     o    third, to reimburse the holder of the Maine Mall Note B1 Non-Trust
          Loan for any cure payments made with respect to the Maine Mall
          Mortgage Loan;

     o    fourth, to the Maine Mall Note B1 Non-Trust Loan, an amount up to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    fifth, to the Maine Mall Note B1 Non-Trust Loan in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

     o    sixth, to reimburse the holder of the Maine Mall Note B2 Non-Trust
          Loan for any cure payments made with respect to the Maine Mall
          Mortgage Loan;

     o    seventh, to the Maine Mall Note B2 Non-Trust Loan, an amount up to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    eighth, to the Maine Mall Note B2 Non-Trust Loan in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

                                      S-117

     o    ninth, to the Maine Mall Mortgage Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the
          Maine Mall Loan Combination, to the extent actually paid by the borrower;

     o    tenth, to the Maine Mall Non-Trust Loans, in the order set forth in the Maine Mall Intercreditor Agreement, in each case in an amount up to the pro rata portion of the subject Maine Mall Non-Trust Loan of any prepayment premium in accordance with its percentage interest in the Maine Mall Loan Combination, to the extent actually paid by the borrower;

     o    eleventh, to the Maine Mall Mortgage Loan and the Maine Mall Non-Trust
          Loans, their respective pro rata portions of any Default Interest
          (after application as provided in the series 2005-CD1 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests;

     o    twelfth, to the Maine Mall Mortgage Loan and the Maine Mall Non-Trust
          Loans, their respective pro rata portions of any late charges (after application as provided in the series 2005-CD1 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests; and

     o    thirteenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata, to the Maine Mall Mortgage Loan and the
          Maine Mall Non-Trust Loans.

THE LOEWS UNIVERSAL HOTEL PORTFOLIO LOAN COMBINATION

     General. The Loews Universal Hotel Portfolio Mortgage Loan has a cut-off
date principal balance of $55,000,000, which represents 1.4% of the Initial
Mortgage Pool Balance and 1.6% of the Initial Loan Group No. 1 Balance. The
Loews Universal Hotel Portfolio Mortgage Loan is one of seven (7) mortgage loans, together referred to as the Loews Universal Hotel Portfolio Loan
Combination, that are secured by the Loews Universal Hotel Portfolio Mortgaged
Properties. The Loews Universal Hotel Portfolio Mortgage Loan is generally pari passu in right of payment with the Loews Universal Hotel Portfolio Pari Passu
Non-Trust Loans, which have cut-off date principal balances of $65,000,000,
$80,000,000, $100,000,000 and $100,000,000, respectively, and is generally senior in right of payment to the Loews Universal Hotel Portfolio B Note
Non-Trust Loans, which have cut-off date principal balances of $25,000,000 and
$25,000,000, respectively.

     The Loews Universal Hotel Portfolio Pari Passu Senior Loans have the same interest rate and maturity date. The Loews Universal Hotel Portfolio B-Note
Non-Trust Loans have the same maturity date as the Loews Universal Hotel
Portfolio Pari Passu Loans, but have an interest rate of 5.580% per annum. The
Loews Universal Hotel Portfolio Loan Combination is an interest-only loan. Only the Loews Universal Hotel Portfolio Mortgage Loan is included in the trust. The
Loews Universal Hotel Portfolio Non-Trust Loans are not assets of the trust.

     The Loews Universal Hotel Portfolio Pari Passu Non-Trust Loan with an outstanding principal balance as of the cut off date of $100,000,000 and the
Loews Universal Hotel Portfolio B-Note Non-Trust Loans have been included in a commercial mortgage securitization involving the issuance of a series of securities captioned J.P. Morgan Chase Commercial Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates, Series 2005-CIBC12. The Loews
Universal Hotel Portfolio Pari Passu Non-Trust Loan with an outstanding principal balance as of the cut off date of $80,000,000 has been included in a commercial mortgage securitization involving the issuance of a series of securities captioned GE Commercial Mortgage Corporation Commercial Mortgage
Pass-Through Certificates, Series 2005-C3. The Loews Universal Hotel Portfolio
Pari Passu Non-Trust Loan with an outstanding principal balance as of the cut off date of $65,000,000 has been included in a commercial mortgage securitization involving the issuance of a series of securities captioned COMM
2005-C6 Commercial Mortgage Pass-Through Certificates. The Loews Universal Hotel
Portfolio Pari Passu Non-Trust

                                      S-118

Loan with an outstanding principal balance as of the cut off date of
$100,000,000 has been included in a commercial mortgage securitization involving the issuance of a series of securities captioned J.P. Morgan Chase Commercial
Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series
2005-LDP3.

     The Loews Universal Hotel Portfolio Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement governing the commercial mortgage securitization involving the issuance of the J.P. Morgan
Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 Commercial
Mortgage Pass Through Certificates, for which GMAC Commercial Mortgage
Corporation is the initial master servicer, J.E. Robert Company, Inc. is the initial special servicer, LaSalle Bank National Association is the initial trustee and ABN AMRO Bank N.V. is the fiscal agent. All decisions, consents, waivers, approvals and other actions on the part of any holder of the Loews
Universal Hotel Portfolio Loan Combination will be effected in accordance with the Series 2005-CIBC12 pooling and servicing agreement. However, the master servicer, the trustee or the fiscal agent, as applicable, will be obligated to make any required debt service advances on the Loews Universal Hotel Portfolio
Mortgage Loan unless the master servicer, the trustee or the fiscal agent, as applicable, determines that such an advance would not be recoverable from collections on the Loews Universal Hotel Portfolio Mortgage Loan.

     Priority of Payments. The holders of the mortgage loans that make up the
Loews Universal Hotel Portfolio Loan Combination have entered into an intercreditor agreement (the "Loews Universal Hotel Portfolio Intercreditor
Agreement") that sets forth the respective rights of each of the holders of the
Loews Universal Hotel Portfolio Loan Combination and provides that if no monetary event of default or other material non-monetary event of default that results in a transfer of the Loews Universal Hotel Portfolio Loan Combination to
special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the Loews Universal Hotel Portfolio B-Note Non-Trust
Loans has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the Series 2005-CIBC12 pooling and servicing agreement), the payments and proceeds received with respect to the Loews
Universal Hotel Portfolio Loan Combination will generally be applied in the following manner, in each case to the extent of available funds:

     o    first, each holder of the Loews Universal Hotel Portfolio Pari Passu
          Senior Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     o    second, each holder of the Loews Universal Hotel Portfolio B-Note
          Non-Trust Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     o    third, each holder of the Loews Universal Hotel Portfolio Pari Passu
          Senior Loans will receive scheduled or unscheduled principal payments in respect of the Loews Universal Hotel Portfolio Loan Combination,
          pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Loews Universal Hotel Portfolio Pari Passu
          Senior Loans and the Loews Universal Hotel Portfolio B-Note Non-Trust
          Loans);

     o    fourth, each holder of the Loews Universal Hotel Portfolio B-Note
          Non-Trust Loans will receive scheduled or unscheduled principal payments in respect of the Loews Universal Hotel Portfolio Loan
          Combination, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Loews Universal Hotel
          Portfolio Pari Passu Senior Loans and the Loews Universal Hotel
          Portfolio B-Note Non-Trust Loans);

     o    fifth, to repay the Class UHP Directing Certificateholder (as defined below) (prior to the occurrence of any Loews Universal Hotel Portfolio
          Control Appraisal Event (as defined below))

                                      S-119

          any cure payments made by it pursuant to the intercreditor agreement related to the Loews Universal Hotel Portfolio Loan Combination;

     o    sixth, any prepayment premium allocable to the Loews Universal Hotel
          Portfolio Pari Passu Senior Loans to each holder of the Loews
          Universal Hotel Portfolio Pari Passu Senior Loans, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Loews Universal Hotel Portfolio Pari Passu Senior Loans and the
          Loews Universal Hotel Portfolio B-Note Non-Trust Loans) and any
          prepayment premium allocable to the Loews Universal Hotel Portfolio
          B-Note Non-Trust Loans to each holder of the Loews Universal Hotel
          Portfolio B-Note Non-Trust Loans, pro rata, up to its allocable share
          (based on the aggregate unpaid principal balances of the Loews
          Universal Hotel Portfolio Pari Passu Senior Loans and the Loews
          Universal Hotel Portfolio B-Note Non-Trust Loans); and

     o    seventh, any remaining amount to be allocated among the Loews
          Universal Hotel Portfolio Pari Passu Senior Loans and the Loews
          Universal Hotel Portfolio B-Note Non-Trust Loans, pro rata.

     If a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the Loews Universal Hotel Portfolio B-Note Non-Trust Loans exercising its cure rights in accordance with the terms of the related intercreditor agreement and the Series 2005-CIBC12 pooling and servicing agreement) after payment of all amounts then payable or reimbursable under the Series 2005-CIBC12 pooling and servicing agreement (including reimbursements of advances on the Loews Universal
Hotel Portfolio Loan Combination), payments and proceeds received with respect to the Loews Universal Hotel Portfolio Loan Combination will generally be applied in the following manner, in each case to the extent of available funds:

     o    first, each holder of the Loews Universal Hotel Portfolio Pari Passu
          Senior Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     o    second, each holder of the Loews Universal Hotel Portfolio Pari Passu
          Senior Loans will receive principal collected in respect of the related note, pro rata (to the extent actually collected, after allocating collections on the Loews Universal Hotel Portfolio Loan
          Combination to interest on the Loews Universal Hotel Portfolio Loan
          Combination in accordance with the terms of the related mortgage loan documents and the Series 2005-CIBC12 pooling and servicing agreement), until the principal balance of each such loan has been paid in full;

     o    third, each holder of the Loews Universal Hotel Portfolio B-Note
          Non-Trust Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     o    fourth, each holder of the Loews Universal Hotel Portfolio Pari Passu
          Senior Loans will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full;

     o    fifth, each holder of the Loews Universal Hotel Portfolio B-Note
          Non-Trust Loans will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full;

     o    sixth, to repay the Class UHP Directing Certificateholder (as defined below) (prior to the occurrence of any Loews Universal Hotel Portfolio
          Control Appraisal Event (as defined below)) any cure payments made by it pursuant to the intercreditor agreement related to the Loews
          Universal Hotel Portfolio Loan Combination;

                                      S-120

     o    seventh, any prepayment premium allocable to the Loews Universal Hotel
          Portfolio Pari Passu Senior Loans to each holder of the Loews
          Universal Hotel Portfolio Pari Passu Senior Loans, pro rata, and any prepayment premium allocable to the Loews Universal Hotel Portfolio
          B-Note Non-Trust Loans to each holder of the Loews Universal Hotel
          Portfolio B-Note Non-Trust Loans, pro rata;

     o    eighth, any default interest in excess of the interest paid in accordance with clause (i) and clause (iii) above will be paid first to each holder of the Loews Universal Hotel Portfolio Pari Passu
          Senior Loans, pro rata, and then to each holder of the Loews Universal
          Hotel Portfolio B-Note Non-Trust Loans, pro rata;

     o    ninth, any late payment charges will be paid first to each holder of the Loews Universal Hotel Portfolio Pari Passu Senior Loans, pro rata, and then to each holder of the Loews Universal Hotel Portfolio B-Note
          Non-Trust Loans, pro rata; and

     o    tenth, if any excess amount is paid by the related borrower that is not otherwise applied in accordance with clauses (i) through (ix)
          above, such amount will be paid to each holder of the Loews Universal
          Hotel Portfolio Pari Passu Senior Loans and Loews Universal Hotel
          Portfolio B-Note Non-Trust Loans, pro rata.

     The Loews Universal Hotel Portfolio Intercreditor Agreement provides that:

     o    the Loews Universal Hotel Portfolio Pari Passu Senior Loans are of
          equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the
          Loews Universal Hotel Portfolio Pari Passu Senior Loans will be applied to the Loews Universal Hotel Portfolio Pari Passu Senior Loans
          on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Series 2005-CIBC12 servicer, the Series
          2005-CIBC12 special servicer, the Series 2005-CIBC12 trustee and the
          Series 2005-CIBC12 fiscal agent, and any other service providers with respect to the Loews Universal Hotel Portfolio Pari Passu Senior
          Loans, in accordance with the terms of the Series 2005-CIBC12 pooling and servicing agreement and the pooling and servicing agreements related to the other Loews Universal Hotel Portfolio Pari Passu Senior
          Loans).

Rights of the Class UHP Directing Certificateholder and the Holders of the Loews
Universal Hotel Portfolio Pari Passu Senior Loans.

     Class UHP Certificates. The "Class UHP Certificate" are a designated class of certificates issued under the Series 2005-CIBC12 pooling and servicing agreement that is backed by the Loews Universal Hotel Portfolio B-Note Non-Trust
Loans. The Class UHP Directing Certificateholder will be entitled to exercise the rights and powers granted to the holders of the Loews Universal Hotel
Portfolio B-Note Non-Trust Loans under the Series 2005-CIBC12 pooling and servicing agreement and the related intercreditor agreement, as described below under "--Consultation and Consent Rights"; provided, that in no event may such rights and powers be exercised by the Class UHP Directing Certificateholder at any time that it is an affiliate of the related borrower.

     The "Class UHP Directing Certificateholder" means the party designated by the majority holder of the Loews Universal Hotel Portfolio B-Note Non-Trust
Loans in accordance with the Loews Universal Hotel Portfolio Intercreditor
Agreement.

                                      S-121

     Following the occurrence and during the continuance of a Loews Universal
Hotel Portfolio Control Appraisal Event (as defined below), the Class UHP
Directing Certificateholder will not be entitled to exercise any of the rights described under "--Consultation and Consent Rights" below, and any decision to be made with respect to the Loews Universal Hotel Portfolio Loan Combination
that requires the approval of the majority certificateholder of the controlling class under the Series 2005-CIBC12 pooling and servicing agreement or otherwise requires approval under the related Loews Universal Hotel Portfolio
Intercreditor Agreement will require the approval of the holders of the Loews
Universal Hotel Portfolio Pari Passu Senior Loans (or their designees, which designee, in the case of the Loews Universal Hotel Portfolio Mortgage Loan, will be the series 2005-CD1 controlling class representative) then holding a majority of the outstanding principal balance of the Loews Universal Hotel Portfolio Pari
Passu Senior Loans. If these majority holders are not able to agree on a course of action that satisfies the servicing standard under the Series 2005-CIBC12 pooling and servicing agreement within 45 days after receipt of a request for consent to any action by the Series 2005-CIBC12 servicer or the Series
2005-CIBC12 special servicer, as applicable, the majority certificateholder of the controlling class under the Series 2005-CIBC12 pooling and servicing agreement will be entitled to direct the Series 2005-CIBC12 servicer or the
Series 2005-CIBC12 special servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Series 2005-CIBC12 pooling and servicing agreement (including that such action does not violate the related servicing standard, any applicable REMIC provisions or another provision of the Series 2005-CIBC12 pooling and servicing agreement or the related mortgage loan documents), and the Series 2005-CIBC12 servicer or the Series
2005-CIBC12 special servicer, as applicable, will be required to implement the course of action in accordance with the related servicing standard under the
Series 2005-CIBC12 pooling and servicing agreement and any applicable REMIC provisions.

     In the event that the Series 2005-CIBC12 special servicer determines that immediate action is necessary to protect the interests of the holders of the
Loews Universal Hotel Portfolio Loan Combination (as a collective whole), the
Series 2005-CIBC12 special servicer may take any such action without waiting for the instruction of the holders of Loews Universal Hotel Portfolio Pari Passu
Senior Loans.

     A "Loews Universal Hotel Portfolio Control Appraisal Event" will be deemed to have occurred and be continuing if (i) the initial principal balance of the
Loews Universal Hotel Portfolio B-Note Non-Trust Loans, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the Loews Universal Hotel Portfolio B-Note Non-Trust
Loans and any appraisal reduction amounts and realized losses allocated to the
Loews Universal Hotel Portfolio B-Note Non-Trust Loans, is less than 25% of the initial principal balance of the Loews Universal Hotel Portfolio B-Note
Non-Trust Loans, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the Loews
Universal Hotel Portfolio B-Note Non-Trust Loans) or (ii) if the Class UHP
Directing Certificateholder is an affiliate of the related borrower.

     Consultation and Consent Rights. Unless a Loews Universal Hotel Portfolio
Control Appraisal Event has occurred and is continuing:

     o    the Series 2005-CIBC12 servicer or the Series 2005-CIBC12 special servicer, as the case may be, will be required to consult with the
          Class UHP Directing Certificateholder upon the occurrence of any event of default for the Loews Universal Hotel Portfolio Loan Combination
          under the related mortgage loan documents, to consider alternative actions recommended by the Class UHP Directing Certificateholder and to consult with the Class UHP Directing Certificateholder with respect to certain determinations made by the Series 2005-CIBC12 special servicer pursuant to the Series 2005-CIBC12 pooling and servicing agreement,

     o    at any time (whether or not an event of default for the Loews
          Universal Hotel Portfolio Loan Combination under the related mortgage loan documents has occurred) the Series 2005-CIBC12

                                      S-122

          servicer and the Series 2005-CIBC12 special servicer will be required to consult with the Class UHP Directing Certificateholder

          1.   with respect to proposals to take any significant action with respect to the Loews Universal Hotel Portfolio Loan Combination
               and the related mortgaged real property and to consider
               alternative actions recommended by the Class UHP Directing
               Certificateholder and

          2.   to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related mortgaged real property, prior to approving any such budget and

     o    prior to taking any of the following actions with respect to the Loews
          Universal Hotel Portfolio Loan Combination, the Series 2005-CIBC12
          servicer and the Series 2005-CIBC12 special servicer will be required to notify in writing the Class UHP Directing Certificateholder of any proposal to take any of such actions (and to provide the Class UHP
          Directing Certificateholder with such information reasonably requested as may be necessary in the reasonable judgment of the Class UHP
          Directing Certificateholder in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the Class UHP Directing
          Certificateholder (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to the Class UHP Directing Certificateholder of written notice of the applicable action, together with information reasonably requested by the Class UHP Directing Certificateholder) with respect to:

          1.   any modification or amendment of, or waiver with respect to, the
               Loews Universal Hotel Portfolio Loan Combination or the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Loews Universal
               Hotel Portfolio Loan Combination, modification or waiver of any other monetary term of the Loews Universal Hotel Portfolio Loan
               Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a
               modification or waiver of any provisions of the Loews Universal
               Hotel Portfolio Loan Combination that restricts the borrower from incurring additional indebtedness or from transferring the related mortgaged real property or any transfer of direct or indirect equity interests in the borrower;

          2.   any modification or amendment of, or waiver with respect to, the related mortgage loan documents that would result in a discounted pay-off;

          3.   any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related mortgaged real property securing such specially serviced mortgage loan or any acquisition of the related mortgaged real property by deed in lieu of foreclosure;

          4.   any proposed or actual sale of the related mortgaged real
               property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option or the purchase option described below under "--Purchase Option,"
               the termination of the trust formed under the Series 2005-CIBC12 pooling and servicing

                                      S-123

               agreement or the purchase by a mortgage loan seller of a mortgage loan in connection with a breach of a representation or a
               warranty or a document defect);

          5.   any release of the related borrower, any guarantor or other obligor from liability;

          6.   any determination not to enforce a "due-on-sale" or
               "due-on-encumbrance" clause (unless such clause is not
               exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

          7.   any action to bring the related mortgaged real property or related REO property into compliance with applicable
               environmental laws or to otherwise address hazardous materials located at the mortgaged real property or REO property;

          8.   any substitution or release of collateral or acceptance of additional collateral for the Loews Universal Hotel Portfolio
               Loan Combination including the release of additional collateral for the Loews Universal Hotel Portfolio Loan Combination unless required by the related mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a
               "curb-cut");

          9.   any adoption or approval of a plan in a bankruptcy of the related borrower;

          10.  consenting to the modification, execution, termination or renewal of any lease, or entering into a new lease, in each case, to the extent the lender's approval is required under the related mortgage loan documents;

          11.  any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents; and

          12.  any consent, waiver or approval with respect to any change in the property manager at the related mortgaged real property.

     The above-described consultation and consent rights will terminate and will be exercised by the holders of the Loews Universal Hotel Portfolio Pari Passu
Senior Loans (as described above) at any time that a Loews Universal Hotel
Portfolio Control Appraisal Event has occurred and is continuing.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Series
2005-CIBC12 special servicer or the Series 2005-CIBC12 servicer by the Class UHP
Directing Certificateholder or noteholders then holding a majority of the outstanding principal balance of the Loews Universal Hotel Portfolio Pari Passu
Senior Loans, as applicable, in no event will the Series 2005-CIBC12 special servicer or the Series 2005-CIBC12 servicer be required to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the related servicing standard, violate any applicable REMIC provisions of the Internal Revenue Code or violate any other provisions of the Series 2005-CIBC12 pooling and servicing agreement or the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the series 2005-CD1 controlling class representative and the holders of the Loews Universal Hotel
Portfolio Pari Passu Non-Trust Loans (or their designees) will have the right to consult with the Series 2005-CIBC12 servicer and the series 2005-CIBC12 special servicer, at any time, regarding the Loews Universal Hotel Portfolio Loan
Combination.

                                      S-124

     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Loews Universal Hotel Portfolio Mortgage
Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within 30 days, the party designated by the majority holder of the Loews Universal Hotel Portfolio B-Note
Non-Trust Loans (in accordance with Loews Universal Hotel Portfolio
Intercreditor Agreement) will have the right to cure such event of default (each such cure, a "Loews Universal Hotel Portfolio Cure Event") subject to certain limitations set forth in the Loews Universal Hotel Portfolio Intercreditor
Agreement; provided that the right of the holder of the Loews Universal Hotel
Portfolio B-Note Non-Trust Loans to effect a Loews Universal Hotel Portfolio
Cure Event is subject to the limitation that there be (i) no more than three consecutive Loews Universal Hotel Portfolio Cure Events, (ii) no more than an aggregate of three Loews Universal Hotel Portfolio Cure Events in any twelve-calendar month period and (iii) no more than nine Loews Universal Hotel
Portfolio Cure Events during the term of the Loews Universal Hotel Portfolio
Loan Combination. So long as the holder of the Loews Universal Hotel Portfolio
B-Note Non-Trust Loans is exercising its cure right, neither the Series
2005-CIBC12 servicer nor the Series 2005-CIBC12 special servicer will be permitted to:

     o    accelerate the Loews Universal Hotel Portfolio Loan Combination,

     o    treat the subject event of default as such for purposes of transferring the Loews Universal Hotel Portfolio Loan Combination to
          special servicing, or

     o    commence foreclosure proceedings.

     The party designated by the majority holder of the Loews Universal Hotel
Portfolio B-Note Non-Trust Loans will not be permitted to exercise any cure rights if the majority holder of the Loews Universal Hotel Portfolio B-Note
Non-Trust Loans is an affiliate of the related borrower.

     Purchase Option. So long as no Loews Universal Hotel Portfolio Control
Appraisal Event exists, the Class UHP Directing Certificateholder has the option of purchasing the Loews Universal Hotel Portfolio Mortgage Loan from the trust, together with the Loews Universal Hotel Portfolio Pari Passu Non-Trust Loans, at
any time after the Loews Universal Hotel Portfolio Loan Combination becomes a specially serviced loan under the Series 2005-CIBC12 pooling and servicing agreement as a result of an event that constitutes an event of default under the
Loews Universal Hotel Portfolio Loan Combination, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related mortgaged real property has occurred and that the Loews
Universal Hotel Portfolio Loan Combination has not become a corrected mortgage loan under the Series 2005-CIBC12 pooling and servicing agreement.

     The purchase price required to be paid by the Class UHP Directing
Certificateholder will generally equal the aggregate outstanding principal balance of the Loews Universal Hotel Portfolio Pari Passu Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Loews Universal Hotel Portfolio Loan Combination, and, if such purchase price is being paid more than 90 days after the event giving rise to the Class
UHP Directing Certificateholder's purchase, a 1% liquidation fee (which will be paid to the Series 2005-CIBC12 special servicer).

     Sale of Defaulted Mortgage Loan. Under the Series 2005-CIBC12 pooling and servicing agreement, if the Loews Universal Hotel Portfolio Pari Passu Non-Trust
Loan that was deposited into the related securitization is subject to the option provided under the Series 2005-CIBC12 pooling and servicing agreement to purchase that loan at its fair value, the Series 2005-CIBC12 special servicer will be required to determine the purchase price for the other Loews Universal
Hotel Portfolio Pari Passu Senior Loans. The series 2005-CD1 controlling class representative will have an option to purchase the Loews Universal Hotel
Portfolio Mortgage Loan and each holder of a Loews Universal Hotel Portfolio
Pari Passu Non-Trust Loan (or its designees) will have an option to

                                      S-125

purchase its respective Loews Universal Hotel Portfolio Pari Passu Non-Trust
Loan, at the purchase price determined by the Series 2005-CIBC12 special servicer under the Series 2005-CIBC12 pooling and servicing agreement.

     Termination of the Series 2005-CIBC12 Servicer. If an event of default under the Series 2005-CIBC12 pooling and servicing agreement occurs with respect to the Series 2005-CIBC12 servicer that affects any holder of a certificate represented by a Loews Universal Hotel Portfolio B Note or a holder of the Loews
Universal Hotel Portfolio Pari Passu Non-Trust Loan that is not held by the trust related to the Series 2005-CIBC12 pooling and servicing agreement or any class of securities backed thereby or holder of the Loews Universal Hotel
Portfolio Mortgage Loan, or the series 2005-CD1 certificateholders, and the
Series 2005-CIBC12 servicer is not otherwise terminated under the Series
2005-CIBC12 pooling and servicing agreement then, the Class UHP Directing
Certificateholder or any holder of a Loews Universal Hotel Portfolio Pari Passu
Non-Trust Loan or the series 2005-CD1 controlling class representative will be entitled to direct the Series 2005-CIBC12 trustee to appoint, a successor servicer solely with respect to the Loews Universal Hotel Portfolio Loan
Combination. The successor servicer will be selected by the holders of a majority of the outstanding principal balance of the Loews Universal Hotel
Portfolio Loan Combination; provided, that, if a majority of such holders (or their respective designees) fail to agree on such successor servicer within 45 days, such appointment (or replacement) will be at the direction of the majority certificateholder of the controlling class under the Series 2005-CIBC12 pooling and servicing agreement, provided, further, that if a Loews Universal Hotel
Portfolio Control Appraisal Event exists, then the Class UHP Directing
Certificateholder will not have the right to terminate the Series 2005-CIBC12 servicer as specified above.

     Termination of the Series 2005-CIBC12 Special Servicer. So long as no Loews
Universal Hotel Portfolio Control Appraisal Event exists, the Class UHP
Directing Certificateholder is permitted to terminate, at its expense, the
Series 2005-CIBC12 special servicer for the Loews Universal Hotel Portfolio Loan
Combination at any time with or without cause, and to appoint a replacement special servicer for the Loews Universal Hotel Portfolio Loan Combination,
subject to satisfaction of the conditions contained in the Series 2005-CIBC12 pooling and servicing agreement. If a Loews Universal Hotel Portfolio Control
Appraisal Event exists, or if the Class UHP Directing Certificateholder is an
affiliate of the related borrower, the holders of the Loews Universal Hotel
Portfolio Pari Passu Senior Loans (or their designees which designee, in the case of the Loews Universal Hotel Portfolio Mortgage Loan, will be the series
2005-CD1 controlling class representative) then holding a majority of the outstanding principal balance of the Loews Universal Hotel Portfolio Pari Passu
Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 45 days after receipt of notice, then the majority certificateholder of the controlling class under the
Series 2005-CIBC12 pooling and servicing agreement will be entitled to appoint a replacement special servicer. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the rating agencies.

     Comparison of Servicing Under the Series 2005-CD1 Pooling and Servicing
Agreement and the Series 2005-CIBC12 Pooling and Servicing Agreement. A summary description of the servicing of the mortgage loans (other than, in most circumstances, the Loews Universal Hotel Portfolio Loan Combination) under the series 2005-CD1 pooling and servicing agreement is presented under "Servicing of the Underlying Mortgage Loans" in this prospectus supplement. The servicing arrangements under the Series 2005-CIBC12 pooling and servicing agreement are generally similar but not identical to those under the series 2005-CD1 pooling and servicing agreement. Some material information and differences are as follows:

     o    The master servicer, the special servicer, the trustee and the fiscal agent under the series 2005-CD1 pooling and servicing agreement will have no obligation or authority to (a) supervise any of the parties to the Series 2005-CIBC12 pooling and servicing agreement or (b) make any related servicing advances with respect to the Loews Universal Hotel
          Portfolio Mortgage Loan. Instead, the Series 2005-CIBC12 servicer will be required to make the related servicing advance, and if the Series
          2005-CIBC12 servicer fails to make the related servicing advance, the
          Series 2005-CIBC12 trustee will be required to make the related servicing advance, and if

                                      S-126

          the Series 2005-CIBC12 trustee fails to make the related servicing advance, the Series 2005-CIBC12 fiscal agent will be required to make the related servicing advance with respect to the Loews Universal
          Hotel Portfolio Loan Combination. Notwithstanding the foregoing discussion, the obligation of the referenced parties to make the referenced servicing advance is, in each instance, subject to a determination that the subject proposed servicing advance will be ultimately recoverable. If the Series 2005-CIBC12 servicer and/or the
          Series 2005-CIBC12 special servicer determines that a servicing advance that is otherwise required to be made is nonrecoverable, the other parties with an advancing obligation under the Series
          2005-CIBC12 pooling and servicing agreement are entitled to rely on that determination. Any party making a servicing advance under the
          Series 2005-CIBC12 pooling and servicing agreement will be entitled to recover interest on that advance at the prime rate.

     o    Neither the Series 2005-CIBC12 servicer nor the series 2005-CD1 master servicer will be required to make compensating interest payments under the series 2005-CD1 pooling and servicing agreement with respect to
          Prepayment Interest Shortfalls in respect of the Loews Universal Hotel
          Portfolio Mortgage Loan.

     o    Neither the master servicer nor the special servicer will generally be entitled to any of the fees discussed under "Servicing of the
          Underlying Mortgage Loans--Servicing and Other Compensation and
          Payment of Expenses" with respect to the Loews Universal Hotel
          Portfolio Mortgage Loan, except that the master servicer will be entitled to receive a master servicing fee with respect to the Loews
          Universal Hotel Portfolio Mortgage Loan. The Series 2005-CIBC12
          special servicer will be entitled to certain servicing fees with respect to the Loews Universal Hotel Portfolio Mortgage Loan. These
          fees include a special servicing fee which will accrue at a rate of
          0.25% per annum on the unpaid principal balance of the Loews Universal
          Hotel Mortgage Loan so long as that mortgage loan (or the related REO property) is being specially serviced under the Series 2005-CIBC12 pooling and servicing agreement. In the event that the Series
          2005-CIBC12 special servicer successfully returns the Loews Universal
          Hotel Portfolio Mortgage Loan to performing (i.e. non-specially serviced) status under the Series 2005-CIBC12 pooling and servicing agreement, the Series 2005-CIBC12 special servicer will be entitled to a workout fee that is payable on each collection of interest and principal collected (including (i) monthly payments, (ii) balloon payments and (iii) payments (other than those included in clause (i)
          or (ii)) at maturity, received on the Loews Hotel Portfolio Mortgage
          Loan for so long as it remains a performing mortgage loan) from the related borrower at a rate of 1.00% per annum. Finally, in the event that the Series 2005-CIBC12 special servicer successfully liquidates the Loews Universal Hotel Portfolio Mortgage Loan, it will be entitled under certain circumstances to a liquidation fee from the proceeds
          (net of certain expenses) resulting from the liquidation of the Loews
          Universal Hotel Portfolio Mortgage Loan at a rate of 1.00%.

     o    The Loews Universal Hotel Portfolio Mortgage Loan will not be subject to the Servicing Transfer Events described in this prospectus supplement but rather will be subject to generally similar but not identical events provided for in the Series 2005-CIBC12 pooling and servicing agreement. For example, a delinquency of a payment at maturity by the related borrower (including the balloon payment) will cause a transfer of servicing to the Series 2005-CIBC12 special servicer. There is no provision that this delinquency will be delayed if the borrower provides a refinancing commitment prior to the mortgage loan's maturity date and actually refinances the mortgage loan within 60 days of the maturity date. A servicing transfer event under the Series 2005-CIBC12 pooling and servicing agreement with respect to the Loews Universal Hotel Portfolio Mortgage Loan will be delayed if the holder of the Loews Universal Hotel Portfolio B-Note
          Non-Trust

                                      S-127

          Loans cures the related borrower's default as described above under
          "--Rights of the Class UHP Directing Certificateholder and the Holders
          of the Loews Universal Hotel Portfolio Pari Passu Senior Loans--Cure
          Rights" in this prospectus supplement.

     o    The conditions that give rise to an appraisal reduction (defined in this prospectus supplement as an "Appraisal Trigger Event") under the series 2005-CD1 pooling and servicing agreement differ in some respects from the conditions that would give rise to the Loews
          Universal Hotel Portfolio Mortgage Loan being subject to the equivalent of an Appraisal Trigger Event under the Series 2005-CIBC12 pooling and servicing agreement. In this regard, unlike the series
          2005-CD1 pooling and servicing agreement, the Series 2005-CIBC12 pooling and servicing agreement provides that the equivalent of an
          Appraisal Trigger Event will occur on the 120th day after a delinquency was not cured by the borrower whereas an Appraisal Trigger
          Event under the series 2005-CD1 pooling and servicing agreement will occur on the 60th day after a delinquency was not cured by the borrower. In addition, a 90-day delinquency by a borrower in respect of its balloon payment will cause the equivalent of an Appraisal
          Trigger Event under the Series 2005-CIBC12 pooling and servicing agreement unless a refinancing is anticipated within 120 days after such uncured delinquency in which case the equivalent of an Appraisal
          Trigger Event under the Series 2005-CIBC12 pooling and servicing agreement will occur after the 120-day delinquency. Under the series
          2005-CD1 pooling and servicing agreement, an Appraisal Trigger Event will occur if the related borrower fails to make any balloon payment by its scheduled maturity date unless the borrower provides a refinancing commitment prior to the mortgage loan's maturity date and actually refinances the mortgage loan within 60 days of the maturity date.

     o    Certain Rights of the Trust With Respect to the Servicing of the Loews
          Universal Hotel Portfolio Mortgage Loan. Except in those limited circumstances discussed under "--Rights of the Class UHP Directing
          Certificateholder and the Holders of the Loews Universal Hotel
          Portfolio Pari Passu Senior Loans--Consultation and Consent Rights"
          above, the series 2005-CD1 certificateholders will not have any rights to direct the servicing and/or administration of the Loews Universal
          Hotel Portfolio Mortgage Loan. Pursuant to the Series 2005-CIBC12
          pooling and servicing agreement and the Loews Universal Hotel
          Portfolio Intercreditor Agreement, the trust as holder of the Loews
          Universal Hotel Portfolio Mortgage Loan will be entitled to receive the CMSA reports and trustee reports related to the Loews Universal
          Hotel Portfolio Mortgage Loan (which is generally similar but not identical to the information that the relevant parties to the series
          2005-CD1 pooling and servicing agreement are required to provide to the certificateholders).

THE CHICO MALL LOAN COMBINATION

     General. The Chico Mall Mortgage Loan has a cut-off date principal balance of $42,000,000, which represents 1.1% of the Initial Mortgage Pool Balance and
1.2% of the Initial Loan Group No. 1 Balance. The Chico Mall Mortgage Loan is
one of three (3) mortgage loans, together referred to as the Chico Mall Loan
Combination, that are secured by the Chico Mall Mortgaged Property. The Chico
Mall Mortgage Loan is generally senior in right of payment to the Chico Mall
Non-Trust Loans, one of which has a cut-off date principal balance of $9,343,373 and the other of which has a cut-off date principal balance of $8,976,967. The
Chico Mall Non-Trust Loans are generally pari passu in right of payment with each other.

     Each Chico Mall Non-Trust Loan is evidenced by a separate promissory note held by one of our affiliates. Both of those promissory notes are expected to be transferred on or after the securitization closing date to third-party institutional investors.

                                      S-128

     The Chico Mall Non-Trust Loans will be serviced, along with the Chico Mall
Mortgage Loan, under the series 2005-CD1 pooling and servicing agreement by the master servicer and the special servicer, generally as if each Chico Mall
Non-Trust Loan was a mortgage loan in the trust fund.

     The Underwritten NCF Debt Service Coverage Ratio and the Cut-off Date
Loan-to-Value Ratio for the Chico Mall Loan Combination (calculated as if it was a single underlying mortgage loan) are 1.25x and 75.21%, respectively. The Chico
Mall Non-Trust Loans are cross-defaulted with each other and with the Chico Mall
Mortgage Loan.

     Chico Mall Intercreditor Agreement. The respective rights of the holder of the Chico Mall Mortgage Loan and the Chico Mall Non-Trust Loan Noteholders are
governed by an intercreditor agreement (the "Chico Mall Intercreditor
Agreement"), which generally provides that:

     o    the Chico Mall Loan Combination Controlling Party will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the Chico Mall Loan Combination, including those involving foreclosure or material modification of the Chico Mall Mortgage Loan and the Chico
          Mall Non-Trust Loan (see "Servicing of the Underlying Mortgage
          Loans--The Series 2005-CD1 Controlling Class Representative, the Class
          OCS Representative and the Non-Trust Loan Noteholders--Rights and
          Powers of the Series 2005-CD1 Controlling Class Representative, the
          Class OCS Representative and the Non-Trust Loan Noteholders" in this prospectus supplement) and to replace the special servicer with respect to the Chico Mall Loan Combination (see "Servicing of the
          Underlying Mortgage Loans--Replacement of the Special Servicer" in
          this prospectus supplement);

     o    if the borrower defaults in any of its obligations under the Chico
          Mall Mortgage Loan, one or both of the Chico Mall Non-Trust Loan
          Noteholders will have up to 10 business days to cure any monetary default and 30 days (or greater, if the related borrower is given an extended time period to cure the same default) to cure any non-monetary default that is susceptible of cure, in each case from the later of the date of the expiration of the borrower's grace period under the loan documents or the Chico Mall Non-Trust Loan Noteholders'
          receipt of notice of the default from the applicable servicer, subject to limitations on the number of cures contained in the Chico Mall
          Intercreditor Agreement; and

     o    in the event that (a) any payment of principal or interest on the
          Chico Mall Mortgage Loan becomes 60 days or more delinquent, (b) the
          Chico Mall Mortgage Loan is accelerated, (c) the Chico Mall Mortgage
          Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) the Chico Mall Mortgage Loan becomes a specially serviced loan and is either in default or a default is reasonably foreseeable, one or both of the Chico Mall Non-Trust Loan Noteholders will have the option to purchase the Chico Mall Mortgage Loan at a price generally equal to the unpaid principal balance of the Chico
          Mall Mortgage Loan, together with all accrued unpaid interest on the
          Chico Mall Mortgage Loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-CD1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and exclusive of any liquidation fees if the purchase is made within 90 days of the option becoming exercisable).

     The "Chico Mall Loan Combination Controlling Party" will be the Chico Mall
Directing Lender or its representative. The "Chico Mall Directing Lender" will be (1) one of the Chico Mall Non-Trust Loan Noteholders, unless either (a) a
Chico Mall Note B Change of Control Event has occurred or (2) both of the Chico
Mall Non-Trust Loans are held by the borrower under the Chico Mall Loan
Combination or an affiliate thereof, and (2) the holder of the Chico Mall
Mortgage Loan otherwise. If the trust, as the holder of the Chico Mall

                                      S-129

Mortgage Loan, is the Chico Mall Directing Lender, then the series 2005-CD1 pooling and servicing agreement will designate the series 2005-CD1 controlling class representative to be the Chico Mall Loan Combination Controlling Party.

     A "Chico Mall Note B Change of Control Event" will exist if and for so long as (1) the sum of (a) an amount generally equal to the aggregate unpaid principal balance of the Chico Mall Non-Trust Loans, net of any existing
Appraisal Reduction Amount with respect to the Chico Mall Loan Combination, plus
(b) the amount of any cash collateral or letters of credit posted by a Chico
Mall Non-Trust Loan Noteholder to maintain control of the Chico Mall Loan
Combination, if any, is equal to or greater than (2) an amount generally equal to 25% of the aggregate unpaid principal balance of the Chico Mall Non-Trust
Loan.

     Priority of Payments. Pursuant to the Chico Mall Intercreditor Agreement,
following the allocation of payments to each mortgage loan in the Chico Mall
Loan Combination in accordance with the related loan documents, unless there exists (without remedy by a Chico Mall Non-Trust Loan Noteholder) either (a) a monetary event of default as to the Chico Mall Mortgage Loan or (b) a non-monetary event of default with respect to the Chico Mall Mortgage Loan at a time when the Chico Mall Mortgage Loan is being specially serviced, collections on the Chico Mall Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

     o    first, to the Chico Mall Mortgage Loan, in an amount up to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the Chico Mall Mortgage Loan, in an amount up to its pro rata portion of all principal payments in accordance with its percentage interest in the Chico Mall Loan Combination;

     o    third, to reimburse each Chico Mall Non-Trust Noteholder for any cure payments made thereby with respect to the Chico Mall Mortgage Loan;

     o    fourth, to each Chico Mall Non-Trust Loan, on a pro rata and pari passu basis with the other Chico Mall Non-Trust Loan, in an amount up to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fifth, to each Chico Mall Non-Trust Loan, on a pro rata and pari passu basis with the other Chico Mall Non-Trust Loan, in an amount up to its pro rata portion of all principal payments in accordance with its percentage interest in the Chico Mall Loan Combination;

     o    sixth, to the Chico Mall Mortgage Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the
          Chico Mall Loan Combination, to the extent actually paid by the borrower;

     o    seventh, to each Chico Mall Non-Trust Loan, on a pro rata and pari passu basis with the other Chico Mall Non-Trust Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the Chico Mall Loan Combination, to the extent actually paid by the borrower;

     o    eighth, to the Chico Mall Mortgage Loan and the Chico Mall Non-Trust
          Loans, their respective pro rata portions of any Default Interest
          (after application as provided in the series 2005-CD1

                                      S-130

          pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests;

     o    ninth, to the Chico Mall Mortgage Loan and the Chico Mall Non-Trust
          Loans, their respective pro rata portions of any late charges (after application as provided in the series 2005-CD1 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests; and

     o    tenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata, to the Chico Mall Mortgage Loan and the
          Chico Mall Non-Trust Loans.

     Pursuant to the Chico Mall Intercreditor Agreement, during the continuance of (a) a monetary event of default with respect to the Chico Mall Mortgage Loan or (b) a non-monetary event of default with respect to the Chico Mall Mortgage
Loan that results in the Chico Mall Mortgage Loan becoming a specially serviced loan, which event of default has not been remedied by a Chico Mall Non-Trust
Loan Noteholder, collections on the Chico Mall Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Chico Mall Mortgage Loan, in an amount up to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    second, to the Chico Mall Mortgage Loan, in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

     o    third, to reimburse each Chico Mall Non-Trust Noteholder for any cure payments made with respect to the Chico Mall Mortgage Loan;

     o    fourth, to each Chico Mall Non-Trust Loan, on a pro rata and pari passu basis with the other Chico Mall Non-Trust Loan, in an amount up to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    fifth, to each Chico Mall Non-Trust Loan, on a pro rata and pari passu basis with the other Chico Mall Non-Trust Loan, in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

     o    sixth, to the Chico Mall Mortgage Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the
          Chico Mall Loan Combination, to the extent actually paid by the borrower;

     o    seventh, to each Chico Mall Non-Trust Loan, on a pro rata and pari passu basis with the other Chico Mall Non-Trust Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the Chico Mall Loan Combination, to the extent actually paid by the borrower;

     o    eighth, to the Chico Mall Mortgage Loan and the Chico Mall Non-Trust
          Loans, their respective pro rata portions of any Default Interest
          (after application as provided in the series 2005-CD1 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests;

                                      S-131

     o    ninth, to the Chico Mall Mortgage Loan and the Chico Mall Non-Trust
          Loans, their respective pro rata portions of any late charges (after application as provided in the series 2005-CD1 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests; and

     o    tenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata, to the Chico Mall Mortgage Loan and the
          Chico Mall Non-Trust Loan.

THE STEADFAST-KOLL BUILDING LOAN COMBINATION

     General. The Steadfast-Koll Building Mortgage Loan, which represents 0.4%
of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1
Balance, is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Steadfast-Koll Building. The related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related subordinate non-trust mortgage loan. The aggregate debt consisting of the Steadfast-Koll Building Mortgage Loan and the related subordinate non-trust mortgage loan, which two mortgage loans constitute the
Steadfast-Koll Building Loan Combination, is secured by a single mortgage instrument on the subject mortgaged real property. We intend to include the
Steadfast-Koll Building Mortgage Loan in the trust fund. The related subordinate non-trust mortgage loan was sold to an unaffiliated third party and will not be included in the trust fund.

     The Steadfast-Koll Building Mortgage Loan and related subordinate non-trust mortgage loan comprising the Steadfast-Koll Building Loan Combination are cross-defaulted. The outstanding principal balance of the related subordinate non-trust mortgage loan does not exceed 4.89% of the underwritten appraised value of the related mortgaged real property that secures the Steadfast-Koll
Building Loan Combination. The related subordinate non-trust mortgage loan has an interest rate of 12.75% per annum and has the same maturity date, amortization schedule and prepayment structure as the Steadfast-Koll Building
Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the Steadfast-Koll Building Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the Steadfast-Koll Building Mortgage Loan and does not take into account the related subordinate non-trust mortgage loan. The Cut-off Date Loan-to-Value
Ratio and the Underwritten Net Cash Flow Debt Service Coverage Ratio for the
entire Steadfast-Koll Building Loan Combination (calculated as if it was a single underlying mortgage loan) are 82.30% and 1.15x, respectively.

     The trust, as the holder of the Steadfast-Koll Building Mortgage Loan, and the holder of the related subordinate non-trust mortgage loan will be successor parties to a separate intercreditor agreement, which we refer to as the
Steadfast-Koll Building Intercreditor Agreement, with respect to the
Steadfast-Koll Building Loan Combination. The holder of the Steadfast-Koll
Building Mortgage Loan must cause its servicer to provide certain information and reports related to the Steadfast-Koll Building Loan Combination to the
holder of the related subordinate non-trust mortgage loan. The master servicer will collect payments with respect to the related subordinate non-trust mortgage loan prior to the inclusion of such subordinate non-trust mortgage loan in a securitization and after the occurrence of certain events of default as described under "--Servicing of the Steadfast-Koll Building Loan Combination"
below. The following describes certain provisions of the Steadfast-Koll Building
Intercreditor Agreement. The following does not purport to be complete and is subject to and qualified in its entirety by reference to the actual provisions of, the Steadfast-Koll Building Intercreditor Agreement.

     Allocation of Payments Between the Steadfast-Koll Building Mortgage Loan
and the Related Subordinate Companion Loan. The right of the holder of the related subordinate non-trust mortgage loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the
Steadfast-Koll Building Mortgage Loan to receive such amounts. So long as a
Steadfast-Koll Building Material Default has not occurred

                                      S-132

or, if a Steadfast-Koll Building Material Default has occurred, that
Steadfast-Koll Building Material Default is no longer continuing with respect to the Steadfast-Koll Building Loan Combination, the related borrower under the
Steadfast-Koll Building Loan Combination will make separate payments of principal and interest to the respective holders of the Steadfast-Koll Building
Mortgage Loan and related subordinate non-trust mortgage loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the Steadfast-Koll Building Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the Steadfast-Koll Building Loan
Combination (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the Steadfast-Koll
Building Mortgage Loan and then to the principal balance of the related subordinate non-trust mortgage loan. If a Steadfast-Koll Building Material
Default occurs and is continuing with respect to the Steadfast-Koll Building
Loan Combination, then all payments and proceeds (of whatever nature) on the related subordinate non-trust mortgage loan will be subordinated to all payments due on the Steadfast-Koll Building Mortgage Loan and the amounts with respect to such loan combination will be paid in the following manner:

     o    first, to the master servicer, the special servicer, the trustee or the fiscal agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     o    second, to the master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

     o    third, to the trust, in an amount equal to interest (other than
          Default Interest) due with respect to the Steadfast-Koll Building
          Mortgage Loan;

     o    fourth, to the trust, in an amount equal to the principal balance of the Steadfast-Koll Building Mortgage Loan until paid in full;

     o    fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Steadfast-Koll Building
          Mortgage Loan;

     o    sixth, to the holder of the related subordinate non-trust mortgage loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related subordinate non-trust mortgage loan;

     o    seventh, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to interest (other than Default Interest) due with respect to the related subordinate non-trust mortgage loan;

     o    eighth, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to the principal balance of the related subordinate non-trust mortgage loan until paid in full;

     o    ninth, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related subordinate non-trust mortgage loan;

     o    tenth, to the trust and the holder of the related subordinate non-trust mortgage loan, in that order, in an amount equal to any unpaid Default Interest accrued on the Steadfast-Koll Building
          Mortgage Loan and the related subordinate non-trust mortgage loan, respectively; and

                                      S-133

     o    eleventh, any excess, to the trust and the holder of the related subordinate non-trust mortgage loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the related subordinate non-trust mortgage loan is equal to zero, then based upon the initial principal balances.

     If, after the expiration of the right of the holder of the related subordinate non-trust mortgage loan to purchase the Steadfast-Koll Building
Mortgage Loan (as described below), the Steadfast-Koll Building Mortgage Loan or the related subordinate non-trust mortgage loan is modified in connection with a work-out so that, with respect to either the Steadfast-Koll Building Mortgage
Loan or the related subordinate non-trust mortgage loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that mortgage loan, then, solely to the extent the effect of the foregoing can be absorbed by the related subordinate non-trust mortgage loan
(without any out-of-pocket payments from the holder of the related subordinate non-trust mortgage loan or its servicers), the related subordinate non-trust mortgage loan will bear the full economic effect thereof attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the related subordinate non-trust mortgage loan).

     On or before each payment date, amounts payable to the trust as holder of the Steadfast-Koll Building Mortgage Loan pursuant to the Steadfast-Koll
Building Intercreditor Agreement will be included in the Total Available P&I
Funds for that payment date to the extent described in this prospectus supplement and amounts payable to the holder of the related subordinate non-trust mortgage loan will be distributed to the holder net of fees and expenses on such related subordinate non-trust mortgage loan.

     Any losses and expenses that are associated with the Steadfast-Koll
Building Mortgage Loan and the related subordinate non-trust mortgage loan will be allocated in accordance with the terms of the Steadfast-Koll Building
Intercreditor Agreement, first, to the related subordinate non-trust mortgage loan and, second, to the Steadfast-Koll Building Mortgage Loan. The portion of those losses and expenses allocated to the Steadfast-Koll Building Mortgage Loan will be allocated among the series 2005-CD1 certificates in the manner described under "Description of the Offered Certificates--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

     Servicing of the Steadfast-Koll Building Loan Combination. The
Steadfast-Koll Building Mortgage Loan and the mortgaged real property will be serviced and administered by the master servicer pursuant to the series 2005-CD1 pooling and servicing agreement. The master servicer and/or special servicer will service and administer the related subordinate non-trust mortgage loan to the extent described below. The Servicing Standard set forth in the series
2005-CD1 pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the series
2005-CD1 certificateholders and the holder of the related subordinate non-trust mortgage loan when servicing the Steadfast-Koll Building Loan Combination, with a view to maximizing the realization for both as a collective whole. Any reference in this prospectus supplement to the interests of the series 2005-CD1 certificateholders will mean, with respect to the servicing and administration of the Steadfast-Koll Building Loan Combination, the series 2005-CD1 certificateholders and the holder of the related subordinate non-trust mortgage loan, as a collective whole.

     The master servicer and the special servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the Steadfast-Koll Building Loan Combination. Subject to certain limitations with respect to modifications and certain rights of the holder of the related subordinate non-trust mortgage loan to purchase the Steadfast-Koll Building
Mortgage Loan, the holder of the related subordinate non-trust mortgage loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the Steadfast-Koll Building Loan
Combination.

                                      S-134

     Prior to a securitization of the related subordinate non-trust mortgage loan, the holder of the Steadfast-Koll Building Mortgage Loan will service or cause to be serviced the related subordinate non-trust mortgage loan. When the related subordinate non-trust mortgage loan is included within a securitization, primary and master servicers of the related subordinate non-trust mortgage loan will be designated, and such servicers will be responsible for collecting from the related borrower and distributing payments in respect of the related subordinate non-trust mortgage loan pursuant to a separate servicing agreement that governs the securitization for such subordinate non-trust mortgage loan.
The master servicer under the 2005-C1 pooling and servicing agreement will otherwise administer the Steadfast-Koll Building Mortgage Loan and the related subordinate non-trust mortgage loan unless: (i) there shall occur and be continuing a Steadfast-Koll Building Material Default, in which case the master servicer and the special servicer shall collect and distribute such payments with respect to the Steadfast-Koll Building Loan Combination, subject to the terms of the Steadfast-Koll Building Intercreditor Agreement during which time the master servicer and the special servicer shall be entitled to servicing compensation in accordance with the series 2005-CD1 pooling and servicing agreement, or (ii) the holder of the related subordinate non-trust mortgage loan purchases the Steadfast-Koll Building Mortgage Loan pursuant to the terms of the
Steadfast-Koll Building Intercreditor Agreement, in which case the servicers designated to service the related subordinate non-trust mortgage loan shall assume all responsibility with respect to the servicing of the Steadfast-Koll
Building Loan Combination.

     Modifications. The holder of the related subordinate non-trust mortgage loan may exercise certain approval rights relating to a modification of such subordinate non-trust mortgage loan that materially and adversely affects the holder of such subordinate non-trust mortgage loan prior to the expiration of the repurchase period described in the following paragraph. Furthermore, the holder of the related subordinate non-trust mortgage loan may exercise certain approval rights relating to a modification of the Steadfast-Koll Building
Mortgage Loan or the related subordinate non-trust mortgage loan that materially and adversely affects the holder of such subordinate non-trust mortgage loan and certain other matters related to defaulted lease claims.

     Purchase of the Steadfast-Koll Building Mortgage Loan by the Holder of the
Related Subordinate Companion Loan. In the event that (i) any payment of principal or interest on the Steadfast-Koll Building Mortgage Loan or the related subordinate non-trust mortgage loan becomes 90 or more days delinquent,
(ii) the principal balance of such Steadfast-Koll Building Mortgage Loan or the related subordinate non-trust mortgage loan has been accelerated, (iii) the principal balance of such Steadfast-Koll Building Mortgage Loan or the related subordinate non-trust mortgage loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under the related subordinate non-trust mortgage loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related subordinate non-trust mortgage loan will be entitled to purchase the
Steadfast-Koll Building Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the Steadfast-Koll Building Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Steadfast-Koll
Building Mortgage Loan, together with all unpaid interest on the Steadfast-Koll
Building Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Steadfast-Koll Building Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the
Steadfast-Koll Building Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the Steadfast-Koll Building Mortgage
Loan.

     The holder of the related subordinate non-trust mortgage loan does not have any rights to cure any defaults with respect to the Steadfast-Koll Building Loan
Combination.

THE MORTGAGE LOAN SELLERS

     We will acquire the mortgage loans from the respective mortgage loan sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements.

                                      S-135

     One hundred nineteen (119) of the mortgage loans that we intend to include in the trust fund, representing 45.7% of the Initial Mortgage Pool Balance, of which 113 mortgage loans are in loan group no. 1, representing 49.2% of the
Initial Loan Group No. 1 Balance, and six (6) mortgage loans are in loan group
no. 2, representing 15.1% of the Initial Loan Group No. 2 Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation whose principal offices are located in New York, New York and that is primarily engaged in the business of purchasing and originating commercial mortgage loans.
CGMRC is a subsidiary of Citigroup Financial Products, Inc. and is also one of our affiliates. Citigroup Global Markets Inc., an affiliate of CGMRC, is acting as an underwriter for this transaction.

     Fifty-eight (58) of the mortgage loans that we intend to include in the trust fund, representing 41.4% of the Initial Mortgage Pool Balance, of which 47 mortgage loans are in loan group no. 1, representing 40.4% of the Initial Loan
Group No. 1 Balance, and 11 mortgage loans are in loan group no. 2, representing
51.0% of the Initial Loan Group No. 2 Balance, were originated by German
American Capital Corporation. German American Capital Corporation is a Maryland
corporation whose principal offices are located in New York, New York. German
American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., which is an underwriter.

     Fifteen (15) of the mortgage loans that we intend to include in the trust fund, representing 6.9% of the Initial Mortgage Pool Balance, of which 10 mortgage loans are in loan group no. 1, representing 6.1% of the Initial Loan
Group No. 1 Balance, and five (5) mortgage loans are in loan group no. 2, representing 14.0% of the Initial Loan Group No. 2 Balance, were acquired by
Prudential Mortgage Capital Funding, LLC from its affiliates, Prudential
Mortgage Capital Company LLC and Prudential Mortgage Capital Company, Inc.
Prudential Mortgage Capital Funding, LLC is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly-owned, limited purpose, subsidiary of Prudential Mortgage Capital Company, LLC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States.

     Thirty-three (33) of the mortgage loans that we intend to include in the trust fund, representing 5.9% of the Initial Mortgage Pool Balance, of which 21 mortgage loans are in loan group no. 1, representing 4.3% of the Initial Loan
Group No. 1 Balance, 12 mortgage loans are in loan group no. 2, representing
20.0% of the Initial Loan Group No. 2 Balance, were originated by PNC Bank,
National Association. PNC Bank, National Association is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a
Pennsylvania corporation, and is PNC Financial's principal bank subsidiary. PNC
Bank is an affiliate of PNC Capital Markets, Inc., which is an underwriter, and is the parent of Midland Loan Services, Inc., which is acting as master servicer for the underlying mortgage loans.

     No mortgage loan seller has an obligation to repurchase or replace any underlying mortgage loans sold to us by another mortgage loan seller.

     All information concerning the underlying mortgage loans contained herein or used in the preparation of this prospectus supplement is as underwritten by the related mortgage loan seller.

UNDERWRITING STANDARDS

     General. Each mortgage loan seller or, if applicable, each affiliated originating entity from which it acquired the mortgage loans, has the authority, to originate fixed-rate, first lien mortgage loans for securitization.

     Loan Analysis. Generally, each mortgage loan seller or, if applicable, each affiliated originating entity, performs both a credit analysis and collateral analysis with respect to a loan applicant and the real property that will secure the loan. In general, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls
(generally unaudited), third-party credit reports (to the extent

                                      S-136

available), search reports on judgments, liens, bankruptcies and pending litigation and, if applicable, the loan payment history of the borrower. Each mortgage loan seller or, if applicable, each affiliated originating entity, typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. The collateral analysis typically includes, among other things, an analysis of historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each mortgage loan seller or, if applicable, each affiliated originating entity, generally requires third-party appraisals, as well as environmental and building condition reports. Each report is reviewed by a staff member of the applicable mortgage loan seller or, if applicable, each affiliated originating entity, or by a third-party consultant for compliance with program standards. Generally, but not necessarily with respect to each mortgage loan seller or, if applicable, each affiliated originating entity, the results of these reviews are incorporated into an underwriting report.

     Loan Approval. Prior to funding, all mortgage loans must be approved by the applicable mortgage loan seller's or, if applicable, each affiliated originating entity's, credit or similar committee in accordance with its credit policies or guidelines.

     Debt Service Coverage Ratio and LTV Ratio. Each mortgage loan seller's or, if applicable, each affiliated originating entity's underwriting guidelines generally include minimum debt service coverage ratio and maximum loan-to-value ratio requirements. The debt service coverage ratio guidelines are generally calculated based on underwritten net cash flow at the time of origination as determined by the related mortgage loan seller or, if applicable, each affiliated originating entity. In addition, each mortgage loan seller's or, if applicable, each affiliated originating entity's, underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such mortgage loan seller or, if applicable, each affiliated originating entity, may vary from these guidelines.

     o    Escrow Requirements. Each mortgage loan seller or, if applicable, each affiliated originating entity, often requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, these escrows, if required, are established as follows:

     o    Taxes--Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property tax assessment value established by the relevant taxing authority and the current millage rate) are required, which is intended to provide the mortgage loan seller or, if applicable, each affiliated originating entity, with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by the related mortgage loan seller or, if applicable, each affiliated originating entity, in its discretion.

     o    Insurance--If the property is insured under an individual policy
          (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the mortgage loan seller or, if applicable, each affiliated originating entity, with sufficient funds to pay all insurance premiums. This escrow requirement may be sometimes waived.

     o    Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged real property during the term of the related mortgage loan.

     o    Completion Repair/Environmental Remediation--Generally, a completion repair or remediation reserve is required where an environmental or engineering report indicates that there is deferred maintenance at the property. Upon funding of the applicable mortgage loan, the mortgage loan seller or, if applicable, each affiliated originating entity, generally requires that at least 100% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or

                                      S-137

          replacements be completed within a specified period after the funding of the applicable mortgage loan.

     o    Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations prior to the expiration of the term of the related mortgage loan. To mitigate the risk that the borrower may not have, or may not be willing to expend, funds sufficient to re-lease the subject space, including the anticipated costs of tenant improvements and leasing commissions, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover those costs.

     See "Annex A-1--Characteristics of the Underlying Mortgage Loans and the
Mortgaged Real Properties" for information regarding reserves and escrows maintained with respect to the underlying mortgage loans.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, we will transfer the mortgage loans, without recourse, to the trustee for the benefit of the series 2005-CD1 certificateholders. In connection with such transfer, the applicable mortgage loan seller is required to deliver to the trustee or to a document custodian appointed by the trustee, among other things, the following documents with respect to each mortgage loan, excluding the Outside Serviced Mortgage Loan, that we intend to include in the trust fund (as to each such underlying mortgage loan, the "Mortgage File"):

     (a)  the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);

     (b)  the original or a copy of the mortgage instrument, together with an original or a copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (c)  the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the related mortgage instrument), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (d)  an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (e)  an original assignment of any related assignment of leases (if such item is a document separate from the related mortgage instrument) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (f)  originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been consolidated or modified or the mortgage loan has been assumed or consolidated;

     (g)  the original or a copy of the policy or certificate of lender's title insurance, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or marked version of the policy that has been executed by an authorized representative of the title

                                      S-138

          company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

     (h)  any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to us of any prior UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

     (i)  an original assignment in favor of the trustee or in blank of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

     (j)  any intercreditor, co-lender or similar agreement relating to permitted debt of the related borrower;

     (k)  copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such mortgage loan; and

     (l)  the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such mortgage loan.

     In the case of the Outside Serviced Mortgage Loan, the applicable mortgage loan seller is required to deliver to the trustee or to a document custodian appointed by the trustee, only the related mortgage note, in form similar to that described in clause (a) in the preceding paragraph and the related Loan
Combination Intercreditor Agreement (as to the Outside Serviced Mortgage Loan,
the "Mortgage File").

     As provided in the series 2005-CD1 pooling and servicing agreement, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series 2005-CD1 certificateholders therein, the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such mortgage loan seller's receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us the trustee) to: (1)
repurchase the affected mortgage loan within such 90-day period at a price (the
"Purchase Price") generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan
(other than any Default Interest and/or Post-ARD Additional Interest) to but not
including the due date in the collection period in which the purchase is to occur plus any accrued and unpaid interest on monthly debt service advances, (c)
all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the master servicer, the special servicer, the trustee or the trust fund in connection with any purchase by a mortgage loan seller (to the extent not included in clause (c)
above), and (e) any other Additional Trust Fund Expenses in respect of such underlying mortgage loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under "Servicing of the Underlying Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses--Principal
Special Servicing Compensation--The Liquidation Fee"); or (2) substitute a
Qualified Substitute Mortgage Loan for such mortgage loan and pay the master servicer for deposit into the master servicer's collection account a shortfall amount equal to the difference between the Purchase Price of the

                                      S-139

deleted mortgage loan calculated as of the date of substitution and the Stated
Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal
Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure.
The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series 2005-CD1 certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the date of initial issuance of the offered certificates, and a
Qualified Substitute Mortgage Loan may not be substituted for the One Court
Square-Citibank Mortgage Loan.

     The series 2005-CD1 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement will require the trustee or the related mortgage loan seller to cause each of the assignments described in clauses (d),
(e) and (i) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records within a specified time period.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In the related mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan that we intend to include in the trust fund (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (i)  the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the cut-off date;

     (ii) as of the date of its origination, the subject mortgage loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for thereunder complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such
          Mortgage Loan, including those pertaining to usury;

     (iii) immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan;

     (iv) the proceeds of the subject mortgage loan have been fully disbursed and there is no requirement for future advances thereunder by the lender;

     (v)  each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed by the mortgagor in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan

                                      S-140

          documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity
          (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any provisions requiring the payment of Default Interest, late fees,
          Post-ARD Additional Interest, prepayment premiums or yield maintenance charges;

     (vii) each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding assignment from such mortgage loan seller (subject to the customary limitations set forth in clause (v) above);

     (viii) the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property except for the exceptions set forth in clause (v) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property,
          (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e) the right of tenants
          (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if the subject mortgage loan is
          cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the mortgagor's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property;

     (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an

                                      S-141

          amount sufficient to cover such payments has been established;
          provided that for purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y)
          the date on which enforcement action is entitled to be taken by the related taxing authority.

     (x)  to the applicable mortgage loan seller's actual knowledge as of the cut-off date, and to the applicable mortgage loan seller's actual knowledge based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such mortgaged real property as security for the subject mortgage loan and to the applicable mortgage loan seller's actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

     (xi) as of the date of its origination, all insurance coverage required under each related mortgage instrument, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such mortgaged real property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, was in full force and effect with respect to each related mortgaged real property;

     (xii) as of the date of initial issuance of the offered certificates, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

     (xiii) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan seller's affiliates with respect to each related mortgaged real property during the 18-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).

     In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series 2005-CD1 certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the
applicable mortgage loan seller generally has an additional 90-day

                                      S-142

period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the date of initial issuance of the offered certificates, and a Qualified Substitute
Mortgage Loan may not be substituted for the One Court Square-Citibank Mortgage
Loan.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series 2005-CD1 certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions," (b) that mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund and
(c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other
Crossed Loans in the subject Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the subject Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed
Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected Crossed Loan, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller, and (iii) the trustee receives an opinion of counsel to the effect that such repurchase or substitution will not adversely affect the tax status of REMIC I or REMIC II. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

     To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan

                                      S-143

documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released or substituted pursuant to the terms of any partial release or substitution provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released or substituted, and to the extent not covered by the applicable release price required under the related loan documents or otherwise covered, the related mortgage loan seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the master servicer, the special servicer, the trustee or the trust fund in connection with such release or substitution,

     o    the remaining mortgaged real property(ies) and any replacement property(ies) satisfy the property-specific requirements, if any, set forth in the related loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release or substitution would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release or substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this prospectus supplement may vary.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2005-CD1 pooling and servicing agreement, with the Securities and
Exchange Commission within 15 days after the initial issuance of the offered certificates.

                                      S-144

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The series 2005-CD1 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust fund, except for the Outside Serviced Mortgage Loan. The following discussions describe some of the provisions of the series 2005-CD1 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and any related REO
Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents", for additional important information regarding provisions of the series 2005-CD1 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The master servicer and the special servicer must each service and administer the underlying mortgage loans (other than the Outside Serviced
Mortgage Loan) and any related REO Properties for which it is responsible, directly or through sub-servicers, in accordance with:

     o    any and all applicable laws;

     o    the express terms of the series 2005-CD1 pooling and servicing agreement;

     o    the express terms of the related loan documents, including any intercreditor agreements; and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of:

     o    all mortgage loans in the trust fund (other than the Outside Serviced
          Mortgage Loan) as to which no Servicing Transfer Event has occurred;
          and

     o    all worked-out mortgage loans in the trust fund (other than the
          Outside Serviced Mortgage Loan) as to which no new Servicing Transfer
          Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust fund (other than the Outside Serviced Mortgage Loan) as to which a Servicing Transfer Event has occurred and which has not yet been worked-out with respect to that Servicing
Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust fund (other than an Outside
Administered REO Property).

     Despite the foregoing, subject to the rights and obligations of the Outside
Servicers regarding Outside Serviced Mortgage Loan and Outside Administered REO
Properties, the series 2005-CD1 pooling and servicing agreement will require the master servicer to continue to receive payments, make certain calculations and, subject to the master servicer's timely receipt of information from the special servicer, prepare certain reports to the trustee with respect to any specially serviced mortgage loans and REO Properties in the trust fund. The master servicer may also render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the trust fund (other than the
Outside Serviced Mortgage Loan and any Outside Administered REO Property).
Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2005-CD1 pooling and servicing agreement.

                                      S-145

     The master servicer will transfer servicing of an underlying mortgage loan
(other than the Outside Serviced Mortgage Loan) to the special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as contemplated by the definition of "Servicing Transfer Event".

     In general, subject to the discussion under "--The Series 2005-CD1
Controlling Class Representative, the Class OCS Representative and the Non-Trust
Loan Noteholders" below, the master servicer and/or, if a Servicing Transfer
Event exists, the special servicer will be responsible for servicing and administering the Serviced Loan Combinations under the series 2005-CD1 pooling and servicing agreement on behalf of the trust, as holder of the related underlying mortgage loan, and the related co-lender/intercreditor agreement and the corresponding Non-Trust Loan Noteholder(s) generally as if the entire
Serviced Loan Combination were a mortgage loan in the trust fund. A Servicing
Transfer Event with respect to any mortgage loan that is part of a Serviced Loan
Combination will generally result in a transfer of servicing of the entire
Serviced Loan Combination to the special servicer. However, in the case of each of the Maine Mall Loan Combination and the Chico Mall Loan Combination, the
related Non-Trust Loan Noteholders will have certain cure rights with respect to defaults under the related underlying mortgage loan that would prevent the subject Loan Combination from becoming specially serviced. In the case of the
One Court Square-Citibank Mortgage Loan, the Majority Class OCS
Certificateholders will have certain cure rights with respect to defaults on that mortgage loan that would prevent the mortgage loan from becoming specially serviced.

     Some of the mortgage loans that we intend to include in the trust fund are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Some of those sub-servicers may not be terminable by the master servicer except for cause.

     As indicated above, the Loews Universal Hotel Portfolio Mortgage Loan, which is the Outside Serviced Mortgage Loan, will not be serviced under the series 2005-CD1 pooling and servicing agreement. Under the terms of the Loews
Universal Hotel Portfolio Intercreditor Agreement, for so long as the applicable
Loews Universal Hotel Portfolio Pari Passu Non-Trust Loan and the Loews
Universal Hotel Portfolio B-Note Non-Trust Loans are part of the J.P. Morgan
Series 2005-CIBC12 commercial mortgage securitization, the Loews Universal Hotel
Portfolio Loan Combination will be administered by the Series 2005-CIBC12 servicer and the Series 2005-CIBC12 special servicer, in accordance with the
Series 2005-CIBC12 pooling and servicing agreement. See "Description of the
Mortgage Pool--The Loan Combinations--The Loews Universal Hotel Portfolio Loan
Combination" in this prospectus supplement. The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust, exclusive of the Outside Serviced Mortgage Loan, under the series
2005-CD1 pooling and servicing agreement. The servicing arrangements under the
Series 2005-CIBC12 pooling and servicing agreement is generally similar but not identical to those under the series 2005-CD1 pooling and servicing agreement.
For a discussion of some of the significant differences between the servicing of the mortgage loans under the series 2005-CD1 pooling and servicing agreement and the servicing of the Outside Serviced Mortgage Loan under the Series 2005-CIBC12 pooling and servicing agreement, see "Description of the Mortgage Pool--The Loan
Combinations--The Loews Universal Hotel Portfolio Loan Combination--Comparison
of Servicing Under the Series 2005-CD1 Pooling and Servicing Agreement and the
Series 2005-CIBC12 Pooling and Servicing Agreement" in this prospectus supplement.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     The Master Servicer. Midland Loan Services, Inc., a Delaware corporation, in its capacity as master servicer under the series 2005-CD1 pooling and servicing agreement, will be responsible for servicing the mortgage loans (other than the Outside Serviced Mortgage Loan) that are not specially serviced mortgage loans and will not be responsible for servicing REO Properties.
Although the master servicer will be authorized to

                                     S-146

employ agents, including sub-servicers, to service the mortgage loans or perform certain servicing functions for which it will be responsible, the master servicer will remain liable for its servicing obligations under the series
2005-CD1 pooling and servicing agreement.

     Midland Loan Services, Inc. is a wholly-owned subsidiary of PNC Bank,
National Association, one of the mortgage loan sellers, and an affiliate of PNC
Capital Markets, Inc., one of the underwriters. PNC Bank, National Association and PNC Capital Markets, Inc. are both wholly-owned subsidiaries of The PNC
Financial Services Group, Inc. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas
66210.

     As of September 30, 2005, Midland was servicing approximately 17,832 commercial and multifamily loans with a principal balance of approximately
$150.4 billion. The collateral for such loans is located in all 50 states, the
District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,924 of such loans, with a total principal balance of approximately $91.6 billion, pertain to commercial and multifamily mortgage-backed securities.

     Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties.
Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for financial institutions, private investors and issuers of commercial and multifamily mortgage-backed securities.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Fitch, Moody's and S&P. Midland has received the highest rankings as a master, primary and special servicer from both Fitch and S&P. S&P ranks
Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor
Insight(R) through Midland's website, "www.midlandls.com". Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(R). Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at
askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning Midland
Loan Services, Inc. in the six preceding paragraphs has been provided by it.
Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information. Midland will make no representation as to the validity or sufficiency of the series 2005-CD1 pooling and servicing agreement, the series 2005-CD1 certificates, the underlying mortgage loans, this prospectus supplement or related documents.

     The Loews Universal Hotel Portfolio Mortgage loan is being serviced and administered under the Series 2005-CIBC12 pooling and servicing agreement by
GMAC Commercial Mortgage Corporation.

     The Special Servicer. LNR Partners, Inc., a Florida corporation and a subsidiary of LNR Property Holdings Ltd, (LNR Ltd), will act as special servicer with respect to the mortgage pool (other than the Outside Serviced Mortgage
Loan) and any related REO Properties. The principal executive offices of LNR
Partners are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and
its telephone number is (305) 695-5600.

     LNR Ltd., through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

                                     S-147

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     LNR Partners, Inc. and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina
and California, and in Europe in London, England, Paris, France and Munich,
Germany. As of May 31, 2005, LNR Partners and its affiliates were specially servicing a portfolio which included an original count of approximately 16,000 assets in all 50 states and in Europe with an original face value of $130 billion, all of which are commercial real estate assets. LNR Partners and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning LNR
Partners has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information. LNR Partners will make no representations as to the validity or sufficiency of the series 2005-CD1 pooling and servicing agreement, the series
2005-CD1 certificates, the underlying mortgage loans, this prospectus supplement or related documents.

     If the Loews Universal Hotel Portfolio Mortgage Loan experiences the equivalent of a Servicing Transfer Event under the Series 2005-CIBC12 pooling and servicing agreement, it is anticipated that it will be specially serviced under that agreement by J.E. Robert Company, Inc.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan (including the One Court Square-Citibank Non-Pooled Portion) in
the trust fund, including:

     o    each specially serviced mortgage loan, if any;

     o    each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

     o    each mortgage loan, if any, that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will:

     o    be calculated on an Actual/360 Basis;

     o    accrue at the related master servicing fee rate, which on a loan-by-loan basis will range from 0.0200% per annum to 0.1100% per annum;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue, from time to time with respect to that mortgage loan; and

                                     S-148

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

     In addition, a separate servicing fee will be paid to the Series
2005-CIBC12 servicer with respect to the Outside Serviced Mortgage Loan.

     Subject to certain conditions, Midland is entitled, under the series
2005-CD1 pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If Midland resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of the excess servicing strip is needed to compensate any successor master servicer for assuming the duties of Midland as master servicer under the series 2005-CD1 pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of Midland as master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     Master servicing fees payable with respect to a Serviced Loan Combination will be payable out of collections on the entire Serviced Loan Combination.

     Prepayment Interest Shortfalls. The series 2005-CD1 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a borrower with respect to any of the underlying mortgage loans (excluding the Outside Serviced Mortgage
Loan, any specially serviced mortgage loan and any mortgage loan for which the special servicer has waived a prepayment restriction) during any collection period, then the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o    the amount of the subject Prepayment Interest Shortfall; and

     o    the sum of--

          1.   the master servicing fee (calculated for this purpose only at a rate of 0.01% per annum) received by the master servicer during such collection period on the subject prepaid mortgage loan, and

          2.   any investment income earned on the related principal prepayment during such collection period while on deposit in the master servicer's collection account.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Total Available
P&I Funds for that payment date, as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of
Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related payment date to cover those
Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated among the

                                     S-149

respective interest-bearing classes of the series 2005-CD1 certificates (in the case of the class A-2FL certificates, through the class A-2FL REMIC II regular interest), in reduction of the interest payable thereon, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of
Interest" in this prospectus supplement.

     The master servicer will not cover any interest shortfalls similar to
Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the underlying mortgage loans (including the One Court
Square--Citibank Non-Pooled Portion) will be:

     o    the special servicing fee;

     o    the workout fee; and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to any underlying mortgage loan (other than the Outside Serviced
Mortgage Loan):

     o    that is being specially serviced; or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:

     o    be calculated on a Actual/360 Basis;

     o    accrue at a special servicing fee rate of 0.35% per annum, with a minimum fee of $4,000 for any one-month period for each mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Mortgage Loan) as to which, following a period of special servicing and resolution of all Servicing Transfer Events, servicing thereof has been returned to the master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

                                     S-150

     The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans
(other than the Outside Serviced Mortgage Loan) that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan in the trust fund (or any Qualified Substitute
Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than the Outside Serviced Mortgage Loan, for which it obtains a full, partial or discounted payoff; and (b) any specially serviced mortgage loan or REO Property in the trust fund (or any Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than the Outside Serviced Mortgage Loan and any Outside Administered REO
Property, as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described above under "Description of the
Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions"
and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement. As to each such specially serviced mortgage loan and REO
Property, other than the Outside Serviced Mortgage Loan and any Outside
Administered REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, insurance proceeds, condemnation proceeds or proceeds received in connection with:

     o    the repurchase or replacement of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of
          representation or warranty or for defective or deficient mortgage loan documentation, so long as the repurchase or substitution occurs within the required cure period (as that cure period may be extended), as described under "Description of the Mortgage Pool--Assignment of the
          Mortgage Loans; Repurchases and Substitutions" and "--Representations
          and Warranties; Repurchases and Substitutions" in this prospectus supplement;

     o    the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder, as described under "--Fair Value Purchase Option"
          below;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by a related Non-Trust Loan Noteholder, as described under
          "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement, or by the Majority Class OCS
          Certificateholders, as described under "--The Series 2005-CD1
          Controlling Class Representative, the Class OCS Representative and the
          Non-Trust Loan Noteholders", so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable;

                                     S-151

     o    the purchase of any mortgage loan out of the trust fund by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement, so long as such purchase occurs within 60 days of the date that the purchase option is first exercisable; or

     o    the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or the
          Majority Controlling Class Certificateholder in connection with the termination of the trust, all as described under "Description of the
          Offered Certificates--Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

     Serviced Loan Combinations. Any special servicing fees, workout fees and liquidation fees earned with respect to a Serviced Loan Combination may be paid out of collections on the entire Serviced Loan Combination.

     Outside Serviced Mortgage Loan. With respect to the special servicing fees, workout fees and liquidation fees relating to the Outside Serviced Mortgage
Loan, see "Description of the Mortgage Pool--The Loan Combinations--The Loews
Universal Hotel Portfolio Loan Combination--Comparison of Servicing Under the
Series 2005-CD1 Pooling and Servicing Agreement and the Series 2005-CIBC12
Pooling and Servicing Agreement" in this prospectus supplement.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment
Interest Excesses collected (and, in the case of the Outside Serviced Mortgage
Loan, passed through to the trust fund, if any) with respect to the underlying mortgage loans.

     In addition, the following items collected (and, in the case of the Outside
Serviced Mortgage Loan, passed through to the trust fund, if any) on any particular mortgage loan in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2005-CD1 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series 2005-CD1 pooling and servicing agreement for, or to offset, certain expenses of the trust (including interest on advances), each as provided in the series 2005-CD1 pooling and servicing agreement; and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below and
"Description of the Offered Certificates" in this prospectus supplement. The master servicer:

     o    will generally be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

                                     S-152

The master servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts so long as those institutions or trust companies meet certain eligibility requirements set forth in the series
2005-CD1 pooling and servicing agreement.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. The special servicer:

     o    will be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2005-CD1 pooling and servicing agreement.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2005-CD1 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-CD1 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan in the trust fund (which, in the case of the One Court Square-Citibank
Mortgage Loan, will include the One Court Square-Citibank Non-Pooled Portion) or in connection with the administration of any REO Property in the trust fund, will generally be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will generally be required to give the master servicer not less than five business days' notice (or two business days' notice, if required to be made on an emergency or urgent basis) with respect to servicing advances to be made on a specially serviced mortgage loan or REO Property in the trust fund (other than the Outside Serviced Mortgage Loan or any Outside
Administered REO Property, as the case may be), before the date on which the master servicer is required to make any servicing advance with respect to that mortgage loan or REO Property.

     If the master servicer is required under the series 2005-CD1 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:

     o    if any of certain officers of the trustee has actual knowledge of the failure, to give the master servicer notice of the failure; and

     o    if the failure continues for five more business days after such notice, to make the servicing advance.

                                     S-153

     The fiscal agent will be required to make any servicing advances that the trustee was required, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by the master servicer, the trustee or the fiscal agent), would not be ultimately recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, or that the special servicer determines (in the case of servicing advances by the master servicer, the trustee or the fiscal agent), is not recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO
Properties that are on deposit in the master servicer's collection account from time to time as more particularly described in this prospectus supplement. The trustee and the fiscal agent may conclusively rely on the determination of the master servicer, and the master servicer, the trustee and the fiscal agent, in the case of specially serviced mortgage loans and REO Properties, must conclusively rely on the determination of the special servicer, regarding the nonrecoverability of a servicing advance. In making a recoverability determination in accordance with the series 2005-CD1 pooling and servicing agreement, the master servicer, the special servicer, the trustee and the fiscal agent may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance (together with interest accrued and unpaid on the advance) is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable servicing advance over a period of time (not to exceed more than
12 months without the consent of the series 2005-CD1 controlling class representative) and the unreimbursed portion of that advance will accrue interest at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable servicing advance over time, or not to do so, benefits some classes of series 2005-CD1 certificateholders to the detriment of other classes of series 2005-CD1 certificateholders will not, with respect to the master servicer or the special servicer, constitute a violation of the Servicing Standard or, with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to the series 2005-CD1 certificateholders and/or contractual duty under the series 2005-CD1 pooling and servicing agreement. In the event that the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be required to give S&P and Moody's at least 15 days' notice prior to any such reimbursement, unless the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2005-CD1 pooling and servicing agreement.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be

                                     S-154

deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-CD1 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-CD1 certificates), thereby reducing the payments of principal on the series 2005-CD1 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments and other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.
Notwithstanding the foregoing, amounts otherwise payable with respect to the class OCS certificates will not be available to reimburse advances or pay interest thereon with respect to any underlying mortgage loan other than the One
Court Square-Citibank Mortgage Loan. With respect to a nonrecoverable servicing advance on the One Court Square-Citibank Mortgage Loan, the master servicer will be entitled to reimbursement, first, from collections on, and proceeds of, the
One Court Square-Citibank Non-Pooled Portion, second, from collections on, and proceeds of, the One Court Square-Citibank Pooled Portion, and then from general collections of the trust fund.

     The series 2005-CD1 pooling and servicing agreement will permit the master servicer to pay, and will permit the special servicer to direct the master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties (but, in the case of the One
Court Square-Citibank Non-Pooled Portion, only if those expenses relate to the
One Court Square-Citibank Mortgage Loan) on deposit in the master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series 2005-CD1 pooling and servicing agreement, the master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the master servicer will be required) to pay directly out of the master servicer's collection account some servicing expenses that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-CD1 certificateholders (and, in the case of the a Serviced Loan
Combination, the related Non-Trust Loan Noteholder(s)), as a collective whole.
The master servicer will be able to conclusively rely on any such determination made by the special servicer.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable:

     o    first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed; and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and Default
          Interest referred to in clause first above is insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest collected during the following 12 months on the underlying mortgage loan as to which those advances were made will be applied to

                                     S-155

reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

     Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to the Outside Serviced Mortgage Loan or any related mortgaged real property under the series 2005-CD1 pooling and servicing agreement. Those servicing advances will be made by the Series 2005-CIBC12 servicer, the series 2005-CIBC12 special servicer, the Series 2005-CIBC12 trustee or the Series 2005-CIBC12 fiscal agent (and will be reimbursable together with interest thereon) under the Series 2005-CIBC12 pooling and servicing agreement, on generally the same terms and conditions as are applicable under the series 2005-CD1 pooling and servicing agreement.

     Certain Litigation Matters. The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 2005-CD1 pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 2005-CD1 pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer will be required to seek the consent of the controlling class representative with respect to material decisions and settlement proposals.

THE SERIES 2005-CD1 CONTROLLING CLASS REPRESENTATIVE, THE CLASS OCS
REPRESENTATIVE AND THE NON-TRUST LOAN NOTEHOLDERS

     Series 2005-CD1 Controlling Class. As of any date of determination, the controlling class of series 2005-CD1 certificateholders will be the holders of the most subordinate class of series 2005-CD1 certificates then outstanding, other than the class X, OCS, Y and R certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of series 2005-CD1 certificates, exclusive of the class X, OCS, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2005-CD1 certificateholders will be the holders of the most subordinate class of series
2005-CD1 certificates then outstanding, other than the class X, OCS, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the series 2005-CD1 controlling class, the class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB, A-4 and A-1A certificates will represent a single class.

     Selection of the Series 2005-CD1 Controlling Class Representative. The
series 2005-CD1 controlling class certificateholders entitled to a majority of the voting rights allocated to the series 2005-CD1 controlling class, will be entitled to:

     o    select a representative having the rights and powers described under
          "--The Series 2005-CD1 Controlling Class Representative, the Class OCS
          Representative and the Non-Trust Loan Noteholders--Rights and Powers
          of the Series 2005-CD1 Controlling Class Representative, the Class OCS
          Representative and the Non-Trust Loan Noteholders" below and elsewhere in this prospectus supplement; or

     o    replace an existing series 2005-CD1 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2005-CD1 controlling class that they may select a series 2005-CD1 controlling class representative upon:

     o    the receipt by the trustee of written requests for the selection of a successor series 2005-CD1 controlling class representative from series
          2005-CD1 certificateholders entitled to a majority of the voting rights allocated to the series 2005-CD1 controlling class;

                                     S-156

     o    the resignation or removal of the person acting as series 2005-CD1 controlling class representative; or

     o    a determination by the trustee that the series 2005-CD1 controlling class has changed.

The notice will explain the process for selecting a series 2005-CD1 controlling class representative. The appointment of any person (other than the initial series 2005-CD1 controlling class representative) as a series 2005-CD1 controlling class representative will not be effective until that person provides the trustee and the master servicer with:

     1.   written confirmation of its acceptance of its appointment;

     2.   an address and telecopy number for the delivery of notices and other correspondence; and

     3.   a list of officers or employees of the person with whom the parties to the series 2005-CD1 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2005-CD1 Controlling Class
Representative. The series 2005-CD1 controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the series 2005-CD1 controlling class. The certificateholders entitled to a majority of the voting rights allocated to the series 2005-CD1 controlling class, will be entitled to remove any existing series 2005-CD1 controlling class representative by giving written notice to the trustee and to the existing series 2005-CD1 controlling class representative.

     Selection, Resignation and Removal of the Class OCS Representative. The
Majority Class OCS Certificateholders may elect and/or remove a class OCS representative, and a class OCS representative may resign, in each case in a manner substantially similar to that discussed above as being applicable to the series 2005-CD1 controlling class certificateholders and the series 2005-CD1 controlling class representative.

     Rights and Powers of the Series 2005-CD1 Controlling Class Representative,
the Class OCS Representative and the Non-Trust Loan Noteholders. The special servicer will be required to prepare a report, referred to as an "Asset Status
Report", for each mortgage loan in the trust fund (other than the Outside
Serviced Mortgage Loan) that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer. Each Asset Status Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each Asset Status Report will be delivered to the applicable
Loan-Specific Controlling Party, among others, by the special servicer.

     If within ten business days of receiving an Asset Status Report that relates to a recommended action to which the applicable Loan-Specific
Controlling Party is entitled to object, as described below, the applicable
Loan-Specific Controlling Party does not disapprove such Asset Status Report in writing, then the special servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable mortgage loan documents. If the applicable Loan-Specific Controlling Party disapproves such Asset Status
Report, the special servicer must revise such Asset Status Report and deliver to the applicable Loan-Specific Controlling Party, among others, a new Asset Status
Report as soon as practicable, but in no event later than 30 days after such disapproval.

                                     S-157

     The special servicer must continue to revise such Asset Status Report as described above until the applicable Loan-Specific Controlling Party fails to disapprove such revised Asset Status Report in writing within ten business days of receiving such revised Asset Status Report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided that such report shall have been prepared, reviewed and not rejected pursuant to the terms of this discussion.
Notwithstanding the foregoing, the special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report (and consistent with the terms of the series 2005-CD1 pooling and servicing agreement) before the expiration of a ten-business day period if the special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2005-CD1 certificateholders and any related Non-Trust Loan Noteholder(s), as a collective whole, and it has made a reasonable effort to contact the applicable Loan-Specific Controlling Party and
(b) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the series 2005-CD1 certificateholders and any related
Non-Trust Loan Noteholder(s) pursuant to the Servicing Standard. Upon making the determination in clause (b) of the prior sentence, the special servicer shall so notify the trustee, the master servicer and the controlling class representative, in which event the most recently prepared Asset Status Report that the special servicer determines is consistent with the Servicing Standard will be deemed adopted.

     The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund and take such actions consistent with the Servicing Standard, the terms of the series 2005-CD1 pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status
Report unless that action would be required in order to act in accordance with the Servicing Standard.

     No direction of any Loan-Specific Controlling Party in connection with any
Asset Status Report may (a) require or cause the master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 2005-CD1 pooling and servicing agreement, including the master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of any REMIC created under the series 2005-CD1 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or
"prohibited contribution" tax under the REMIC provisions of the Internal Revenue
Code, or (c) expand the scope of the master servicer's, trustee's fiscal agent's or special servicer's responsibilities under the series 2005-CD1 pooling and servicing agreement.

     The "Loan-Specific Controlling Party" will be: (a) the Maine Mall Loan
Combination Controlling Party in the case of the Maine Mall Loan Combination;
(b) the Chico Mall Loan Combination Controlling Party in the case of the Chico
Mall Loan Combination; (c) the One Court Square Controlling Party in the case of the One Court Square-Citibank Mortgage Loan; and (d) the series 2005-CD1 controlling class representative in the case of all other underlying mortgage loans (other than the Outside Serviced Mortgage Loan).

     In addition, except in the case of the Outside Serviced Mortgage Loan, the
Maine Mall Loan Combination, the Chico Mall Loan Combination and, unless a One
Court Square-Citibank Change of Control Event exists, the One Court
Square-Citibank Mortgage Loan, the series 2005-CD1 controlling class representative will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take any of the following actions as to which the series 2005-CD1 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action:

     1.   any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

                                     S-158

     2.   any modification of a monetary term (other than late payment charge and Default Interest provisions) of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

     3.   any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the trust fund) for less than the related Purchase Price;

     4.   any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

     5.   any release of collateral, or acceptance of substitute or additional collateral, for an underlying mortgage loan unless required by the related mortgage loan documents and/or applicable law;

     6.   any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;
          and

     7.   any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents).

     Unless a One Court Square-Citibank Change of Control Event has occurred and is continuing: (i) the master servicer or the special servicer, as the case may be, will be required to consult with the class OCS representative upon the occurrence of any event of default for the One Court Square-Citibank Mortgage
Loan under the related mortgage loan documents, to consider alternative actions recommended by the class OCS representative and to consult with the class OCS representative with respect to certain determinations made by the special servicer pursuant to the series 2005-CD1 pooling and servicing agreement, (ii)
at any time (whether or not an event of default for the One Court
Square-Citibank Mortgage Loan under the related mortgage loan documents has occurred) the master servicer and the special servicer will be required to consult with the class OCS representative (1) with respect to proposals to take any significant action with respect to the One Court Square-Citibank Mortgage
Loan and the related mortgaged real property and to consider alternative actions recommended by the class OCS representative and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related mortgage real property, prior to approving any such budget and
(iii) prior to taking any of the following actions with respect to the One Court
Square-Citibank Mortgage Loan, the master servicer and the special servicer will be required to notify in writing the class OCS representative of any proposal to take an of such actions with respect to the One Court Square-Citibank Mortgage
Loan or any related REO Property (and to provide the class OCS representative with such information reasonably requested as may be necessary in the reasonable judgment of the class OCS representative in order to make a judgment, the expense of providing such information to be an expense of the requesting party)
and to receive the written approval of the class OCS representative (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to the class OCS representative of written notice of the applicable action, together with information reasonably requested by the class OCS representative) with respect to:

     o    any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the One Court Square-Citibank Mortgage Loan, a modification or waiver of any other monetary term of the One Court
          Square-Citibank Mortgage Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related mortgaged real property;

                                     S-159

     o    the waiver of any "due-on-sale" clause and/or "due-on-encumbrance"
          clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisitions of an REO property) of the mortgage real property if the One Court Square-Citibank Mortgage Loan should become a specially serviced loan and continue in default or any acquisition of such related mortgaged real property by deed in lieu of foreclosure;

     o    any proposed or actual sale of any related REO Property or the One
          Court Square-Citibank Mortgage Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund, or the purchase of the One Court Square-Citibank Mortgage
          Loan by the related mortgage loan seller by reason of a breach of a representation or warranty or a document defect);

     o    any release of the related borrower, any guarantor or other obligor from liability;

     o    any modification or amendment of, or waiver of any term of the One
          Court Square-Citibank Mortgage Loan that would result in a discounted pay-off;

     o    any action to bring the related mortgaged real property, or any related REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at mortgaged real property;

     o    any substitution or release of collateral or acceptance of additional collateral for the One Court Square-Citibank Mortgage Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a
          "curb-cut") unless required by the related mortgage loan documents;

     o    any adoption or approval of a plan in a bankruptcy of the related borrower;

     o    any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender's approval is required under the mortgage loan documents; or

     o    any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

provided that, if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the series 2005-CD1 certificateholders (as a collective whole), then the master servicer or the special servicer, as applicable, may take any such action without waiting for the instruction of the class OCS representative.

     A "One Court Square-Citibank Change of Control Event" will be deemed to have occurred and be continuing if (i) the initial principal balance of the One
Court Square-Citibank Non-Pooled Portion, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to the One
Court Square-Citibank Non-Pooled Portion, any Appraisal Reduction Amount with respect to the One Court Square-Citibank Mortgage Loan and any realized losses allocated to the One Court Square-Citibank Non-Pooled Portion, is less than 25%
of the initial principal balance of the One Court Square-Citibank Non-Pooled
Portion, as reduced by

                                     S-160

any payments of principal (whether as principal prepayments or otherwise allocated to the One Court Square-Citibank Non-Pooled Portion) or (ii) if the
class OCS representative is an affiliate of the related borrower.

     With respect to each of the Maine Mall Loan Combination and the Chico Mall
Loan Combination, the special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions, among others, under the series 2005-CD1 pooling and servicing agreement with respect to the subject Loan Combination, as to which the Maine Mall Loan
Combination Controlling Party, in the case of the Maine Mall Loan Combination, or the Chico Mall Loan Combination Controlling Party, in the case of the Chico
Mall Loan Combination, as applicable, has objected within 10 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

     1.   any determination to expend money to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     2.   any termination or replacement of the property manager or the consummation, termination, renewal or material modification of the property management agreement, in each case if approval is required by the related loan documents;

     3.   any approval of annual budgets, business plans for the property or material capital expenditures, to the extent approval is required by the related loan documents;

     4.   any acceleration of a mortgage loan that is part of the subject Loan
          Combination (unless such acceleration is by its terms automatic under the related loan agreement) and any proposed foreclosure upon or comparable conversion, which may include acquisition of an REO
          Property, of ownership the related mortgaged real property and the other collateral securing the Serviced Loan Combination, or any acquisition of the property by deed-in-lieu of foreclosure, or other enforcement action under the loan documents;

     5.   any proposed modification, amendment or waiver of (a) a monetary term
          (including the timing of payments, any extension of the maturity date, deferral or forgiveness of interest (other than Default Interest) or principal or reduction in interest rate) or (b) any material non-monetary term of a mortgage loan that is part of the subject Loan
          Combination (including any provision restricting the borrower or any guarantor from incurring additional indebtedness or placing additional liens on the mortgaged real property);

     6.   any acceptance of a discounted payoff of a mortgage loan that is part of the subject Loan Combination or any modification of the related loan documents that provides for a discounted payoff;

     7.   any release of a portion of the collateral for the subject Loan
          Combination or any release of the borrower or any guarantor, other than pursuant to and in accordance with the terms of the loan documents where no material discretion is given to the mortgagee;

     8.   any acceptance of substitute or additional collateral for the subject
          Loan Combination, other than pursuant to and in accordance with the terms of the loan documents where no material discretion is given to the mortgagee;

     9.   any waiver or determination not to enforce a "due-on-sale" or
          "due-on-encumbrance" clause with respect to the subject Loan
          Combination;

                                     S-161

     10.  approval of the waiver or modification of any insurance requirements under the related loan documents;

     11.  any proposed sale or transfer of the mortgaged real property securing the subject Loan Combination (or any part thereof) or assumption of any mortgage loan that is part of the subject Loan Combination (other than in accordance with the terms of the loan documents where no material discretion given to the mortgagee) or any proposed sale or transfer of REO Property relating to the subject Loan Combination;

     12.  any release or waiver of amounts of escrows or reserves not expressly required by the terms of the loan documents or under applicable law;

     13.  determinations regarding the use or application of casualty proceeds or condemnation awards other than in accordance with the terms of the related loan documents;

     14.  any approval of the incurrence of additional indebtedness by the related Borrower secured by the related mortgaged real property or mezzanine financing by the holders of equity interests (whether direct or indirect) in the borrower, other than pursuant to and in accordance with the terms of the loan documents where no material discretion is given to the mortgagee;

     15.  any workout in respect of the subject Loan Combination;

     16.  the voting on any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the related borrower under the subject Loan Combination;

     17.  any subordination of any document recorded in connection with the subject Loan Combination;

     18.  any material alteration of the related mortgaged real property (to the extent the lender's consent is required pursuant to the related loan documents);

     19.  the making, material modification or termination of any lease (to the extent the lender's consent is required pursuant to the loan documents) for the related mortgaged real property; and

     20.  any waiver of any guarantor's obligation under any guarantee or indemnity in respect of the subject mortgage loan.

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2005-CD1 certificateholders and the related Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer may take any such action without waiting for the response of
Maine Mall Loan Combination Controlling Party, in the case of the Maine Mall
Loan Combination, or the Chico Mall Loan Combination Controlling Party, in the
case of the Chico Mall Loan Combination, as applicable.

     Furthermore, the applicable Loan-Specific Controlling Party may direct the special servicer to take, or to refrain from taking, such other actions with respect to any underlying mortgage loan (other than the Outside Serviced
Mortgage Loan) as the applicable Loan-Specific Controlling Party may deem advisable or as to which provision is otherwise made in the series 2005-CD1 pooling and servicing agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by any of the other preceding paragraphs, may (and the special servicer or the master servicer must disregard any such direction or objection that would) require or cause the special servicer or the master servicer to violate any applicable law, any provision of the series 2005-CD1 pooling and servicing agreement or any underlying mortgage loan or the REMIC provisions of the Internal Revenue Code, including the special servicer's or the master servicer's obligation to act in accordance with the Servicing Standard, or materially expand the scope of the special

                                     S-162

servicer's or the master servicer's responsibilities under the series 2005-CD1 pooling and servicing agreement or cause the special servicer or the master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the master servicer is not in the best interests of the series 2005-CD1 certificateholders and any related Non-Trust Loan Noteholder(s).

     If the trustee is requested to take any action in its capacity as holder of the Outside Serviced Mortgage Loan, pursuant to the pooling and servicing agreement under which it is being serviced, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that pooling and servicing agreement, then (subject to any more specific discussion within this prospectus supplement, including under "--Rights Upon
Event of Default" above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2005-CD1 controlling class representative.

     When reviewing the rest of this "Servicing of the Underlying Mortgage
Loans" section, it is important that you consider the effects that the rights and powers of the series 2005-CD1 controlling class representative, the class
OCS representative and the related Non-Trust Loan Noteholder(s), if applicable, discussed above could have on the actions of the special servicer.

     With respect to certain consultation and consent rights relating to the
Loews Universal Hotel Portfolio Loan Combination, see "Description of the
Mortgage Pool--The Loan Combinations--The Loews Universal Hotel Portfolio Loan
Combination--Rights of the Class UHP Directing Certificateholder and the Holders
of the Loews Universal Hotel Portfolio Pari Passu Senior Loans--Consultation and
Consent" in this prospectus supplement.

     Certain Liability Matters. In general, any and all expenses of the series
2005-CD1 controlling class representative and the class OCS representative are to be borne by the holders of the series 2005-CD1 controlling class and the holders of the class OCS certificates, respectively, in each case in proportion to their respective percentage interests in the subject class(es), and not by the trust. However, if a claim is made against the series 2005-CD1 controlling class representative or the class OCS representative by a borrower with respect to the series 2005-CD1 pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special
Servicer, the Manager and Us" in the accompanying prospectus) the special servicer on behalf of, and at the expense of, the trust, will assume the defense of the claim against the series 2005-CD1 controlling class representative or the class OCS representative, as the case may be, but only if:

     o    the special servicer or the trust are also named parties to the same action; and

     o    in the sole judgment of the special servicer--

          1.   the series 2005-CD1 controlling class representative or the class
               OCS representative, as the case may be, acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

          2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the series 2005-CD1 controlling class representative or the class OCS representative, as the case may be.

     The series 2005-CD1 controlling class representative and the class OCS representative may each have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2005-CD1 controlling class representative does not have any duties or liability to the holders of any class of series 2005-CD1 certificates other than the series 2005-CD1 controlling class. It may act solely in the interests of the certificateholders of the series 2005-CD1 controlling class and will have no

                                     S-163

liability to any other series 2005-CD1 certificateholders for having done so.
Likewise, the class OCS representative does not have any duties or liability to the holders of any class of series 2005-CD1 certificates other than the OCS class. It may act solely in the interests of the certificateholders of the OCS class and will have no liability to any other series 2005-CD1 certificateholders for having done so. No series 2005-CD1 certificateholder may take any action against the series 2005-CD1 controlling class representative or the class OCS representative for its having acted solely in the interests of the certificateholders of the series 2005-CD1 controlling class or the OCS class, as the case may be.

     Additional Rights of the Majority Class OCS Certificateholders; Rights to
Cure and Purchase.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the One Court Square-Citibank Mortgage Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the person designated by the Majority Class OCS Certificateholders will have the right to cure such event of default (each such cure, a "One Court Square-Citibank Cure Event")
subject to certain limitations set forth in the series 2005-CD1 pooling and servicing agreement; provided that the right of the Majority Class OCS
Certificateholders to effect a One Court Square-Citibank Cure Event is subject to the limitation that there be no more than three consecutive One Court
Square-Citibank Cure Events, no more than an aggregate of three One Court
Square-Citibank Cure Events in any twelve calendar month period and no more than six One Court Square-Citibank Cure Events during the term of the One Court
Square-Citibank Mortgage Loan. So long as the Majority Class OCS
Certificateholders or their designee is exercising its cure right, neither the master servicer nor the special servicer will be permitted to:

     o    accelerate the One Court Square-Citibank Mortgage Loan,

     o    treat such event of default as such for the purposes of transferring the One Court Square-Citibank Mortgage Loan to special servicing, or

     o    commence foreclosure proceedings.

     The Majority Class OCS Certificateholders will not be permitted to exercise, or designate any party to exercise, any cure rights if they are an affiliate of the related borrower.

     Purchase Option. So long as no One Court Square Control Appraisal Event exists, the Majority Class OCS Certificateholders have the option of purchasing the One Court Square-Citibank Mortgage Loan from the trust at any time after the
One Court Square-Citibank Mortgage Loan becomes a specially serviced mortgage loan under the series 2005-CD1 pooling and servicing agreement as a result of an event that constitutes an event of default under the One Court Square-Citibank
Mortgage Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related mortgaged real property has occurred and that the One Court Square-Citibank Mortgage Loan has not become a corrected mortgage loan.

     The purchase price required to be paid by the Majority Class OCS
Certificateholders will generally equal the aggregate outstanding principal balance of the One Court Square-Citibank Mortgage Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the One Court
Square-Citibank Mortgage Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Majority Class OCS
Certificateholders' purchase, a 1% liquidation fee (which will be paid to the special servicer).

                                     S-164

     Additional Rights of the Non-Trust Loan Noteholders; Rights to Purchase and
Cure. For a discussion of the rights of a related Non-Trust Loan Noteholder to purchase, or cure defaults under, the underlying mortgage loan that is part of any Serviced Loan Combination, see "Description of the Mortgage Pool -- Loan
Combinations" in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2005-CD1 certificateholders entitled to a majority of the voting rights allocated to the series 2005-CD1 controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

     1.   written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series 2005-CD1 certificates (provided that such confirmation need not be obtained from S&P if the proposed successor special servicer is on
          S&P's approved special servicer list); and

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2005-CD1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2005-CD1 pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any series 2005-CD1 certificateholder or any affiliate of a series 2005-CD1 certificateholder may be appointed as special servicer.

     If the series 2005-CD1 certificateholders entitled to a majority of the voting rights allocated to the series 2005-CD1 controlling class terminate an existing special servicer, then the reasonable out-of-pocket costs and expenses of any related transfer of special servicing duties are to be paid by the party or parties that removed the terminated special servicer. Furthermore, the terminated special servicer will be entitled to all amounts due and payable to it under the series 2005-CD1 pooling and servicing agreement at the time of the termination (including workout fees as described under "--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Workout Fee" above).

     The series 2005-CD1 controlling class certificateholders will have the right to replace the special servicer under Series 2005-CIBC12 pooling and servicing agreement with respect to the Loews Universal Hotel Portfolio Loan
Combination only to the extent described under "Description of the Mortgage
Pool--The Loan Combinations--Loews Universal Hotel Portfolio Loan
Combination--Rights of the Class UHP Directing Certificateholder and the Holders
of the Loews Universal Hotel Portfolio Pari Passu Senior Loans--Termination of
the Series 2005-CIBC12 Special Servicer" in this prospectus supplement.

     Notwithstanding the foregoing, for so long as a Maine Mall Non-Trust Loan
Noteholder is the Maine Mall Directing Lender:

     o    the Maine Mall Loan Combination Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, the Maine Mall Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the Maine Mall Loan Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the first paragraph under this
          "--Replacement of Special Servicer" section; and

                                     S-165

     o    the majority holders of the series 2005-CD1 controlling class certificates cannot terminate a special servicer appointed by the
          Maine Mall Loan Combination Controlling Party with respect to the
          Maine Mall Loan Combination without cause.

     Notwithstanding the foregoing, for so long as a Chico Mall Non-Trust Loan
Noteholder is the Chico Mall Directing Lender:

     o    the Chico Mall Loan Combination Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, the Chico Mall Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the Chico Mall Loan Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the first paragraph under this
          "--Replacement of Special Servicer" section; and

     o    the majority holders of the series 2005-CD1 controlling class certificates cannot terminate a special servicer appointed by the
          Chico Mall Loan Combination Controlling Party with respect to the
          Chico Mall Loan Combination without cause.

     In the case of the One Court Square-Citibank Mortgage Loan, the class OCS representative will not have a right to remove or appoint the special servicer.

     If the special servicer for the Maine Mall Loan Combination or the Chico
Mall Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2005-CD1 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2005-CD1 CERTIFICATES

     If the certificates of the series 2005-CD1 controlling class or the OCS class are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled to:

     o    receive all notices described under "--The Series 2005-CD1 Controlling
          Class Representative, the Class OCS Representative and the Non-Trust
          Loan Noteholders" and/or "--Replacement of the Special Servicer"
          above; and

     o    exercise directly all rights described under "--The Series 2005-CD1
          Controlling Class Representative, the Class OCS Representative and the
          Non-Trust Loan Noteholders" and/or "--Replacement of the Special
          Servicer" above,

that it otherwise would if it were the registered holder of certificates of the subject class.

     Beneficial owners of series 2005-CD1 controlling class certificates or class OCS certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the subject class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Upon receipt of any request for a waiver in respect of a due-on-sale
(including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect

                                     S-166

interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans (other than the Outside
Serviced Mortgage Loan) or a request by a borrower for a determination with respect to an underlying mortgage loan (other than the Outside Serviced Mortgage
Loan) which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the master servicer must promptly forward that request to the special servicer, who, if otherwise permitted pursuant to the series 2005-CD1 pooling and servicing agreement, is to analyze that request, to prepare all written materials in connection with such analysis and, if it approves such request, to close the related transaction, subject to the consent rights of the applicable Loan-Specific Controlling Party, and any applicable intercreditor, co-lender or similar agreement. The foregoing sentence notwithstanding, in certain circumstances involving non-specially serviced mortgage loans, as provided in the series 2005-CD1 pooling and servicing agreement, the master servicer will handle requests for waivers or determinations in connection with a proposed transfer, assumption or further encumbrance; provided that the master servicer may not waive any due-on-sale or due-on-encumbrance provision or consent to any assumption without the consent of the special servicer. With respect to all mortgage loans in the trust fund
(other than the Outside Serviced Mortgage Loan), the master servicer (in the circumstances specified in the series 2005-CD1 pooling and servicing agreement)
or the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless the master servicer (with the consent of the special servicer) or the special servicer, as the case may be, has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard. Neither the master servicer nor the special servicer may exercise any waiver in respect of a due-on-encumbrance provision of any of the underlying mortgage loans (1) with respect to which (a) the aggregate of the Stated Principal Balance of that mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000, (b) the aggregate of the Stated Principal
Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 2% (or with respect to Moody's,
5%) of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 2005-CD1 certificates and (2) with respect to which (a)
the criteria set forth in clause (1)(a), (1)(b) and (1)(c) have been met or (b)
the subject mortgage loan has a loan-to-value ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a debt service coverage ratio (calculated to include the additional debt from any encumbrance) of 1.2:1 or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 2005-CD1 certificates. With respect to a waiver of a due-on-sale provision of any of the underlying mortgage loans, neither the master servicer (in the circumstances specified in the series 2005-CD1 pooling and servicing agreement) nor the special servicer may waive any such restriction with respect to which (a) the aggregate of the Stated Principal Balance of the subject mortgage loan and the
Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $35,000,000 (or $20,000,000 with respect to Moody's), (b) the aggregate of the Stated Principal Balance of the subject mortgage loan and the
Stated Principal Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated
Principal Balance), without receiving prior written confirmation from S&P and
Moody's that such action would not result in a downgrading,

                                     S-167

qualification or withdrawal of the ratings then assigned to the series 2005-CD1 certificates; provided that, if the subject mortgage loan does not meet the criteria set forth in clauses (a), (b) and (c) of this sentence, the master servicer (in the circumstances specified in the series 2005-CD1 pooling and servicing agreement and with the consent of the special servicer) or the special servicer, as the case may be, may waive such requirement without approval by S&P or Moody's in accordance with the Servicing Standard. Any fees charged by the rating agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional Trust Fund Expenses. If the special servicer, in accordance with the Servicing Standard, determines with respect to any underlying mortgage loan (other than the Outside Serviced Mortgage Loan) that by its terms permits transfer, assumption or further encumbrance of that mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the master servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale",
"transfer" and "encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph.

     Notwithstanding the foregoing, if the master servicer rejects a borrower's request in connection with a "due-on-sale" or "due-on-encumbrance" clause under a mortgage loan as to which it is reviewing such request in the circumstances specified in the series 2005-CD1 pooling and servicing agreement, the special servicer will be given the opportunity to review and, subject to the provisions of the preceding paragraph regarding "due-on-sale" and "due-on-encumbrance"
clauses, determine to approve such borrower's request.

     In addition, except in the case of the Outside Serviced Mortgage Loan, the master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans and are not related to REO Properties)
(without the special servicer's consent) or the special servicer (with respect to specially serviced mortgage loans and REO Properties in the trust fund), without any rating agency confirmation as provided in the prior paragraph, may grant a borrower's request for consent (or, in the case of an REO Property, may consent) to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related underlying mortgage loan to such easement or right-of-way, provided that the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing
Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the related underlying mortgage loan, and will not materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.

     The responsibility for the enforcement of due-on-sale and
due-on-encumbrance clauses with respect to the Outside Serviced Mortgage Loan will belong to the related Outside Servicers.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     Subject to the following discussion in this "--Modifications, Waivers,
Amendments and Consents" section and to the rights of the series 2005-CD1 controlling class representative, the class OCS representative or the related
Non-Trust Loan Noteholder(s), as applicable, and further subject to any applicable intercreditor, co-lender or similar agreement, the master servicer
(to the extent provided in the penultimate paragraph of this "--Modifications,
Waivers, Amendments and Consents" section and in connection with certain waivers of Default Interest and late payment charges) and the special servicer may, on behalf of the trustee, except in the case of Outside Serviced Mortgage Loan, agree to any modification, waiver or amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this
"--Modifications, Waivers, Amendments and Consents" section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series 2005-CD1 certificateholder.

                                     S-168

     All modifications, waivers or amendments of any underlying mortgage loan serviced under the series 2005-CD1 pooling and servicing agreement must be in writing and must be considered and effected in accordance with the Servicing
Standard; provided, however, that neither the master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any underlying mortgage loan serviced under the series 2005-CD1 pooling and servicing agreement if that modification, waiver or amendment (a) would constitute a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b) and (b) is not otherwise permitted as described in this "--Modifications, Waivers, Amendments and Consents" section.

     Except as discussed in the next paragraph and except for waivers of Default
Interest and late payment charges, neither the master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund that would:

     (a)  affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest, late payment charges and amounts payable as additional servicing compensation)
          payable thereunder;

     (b)  affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments;

     (c)  except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released, other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such mortgaged real property or REO Property;

     (d)  if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or
          $35,000,000 (or with respect to Moody's $20,000,000), or is one of the ten largest mortgage loans in the trust fund by Stated Principal
          Balance as of such date, permit the transfer or transfers of (A) the related mortgaged real property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series
          2005-CD1 certificates;

     (e)  allow any additional lien on the related mortgaged real property if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 2% (or with respect to Moody's, 5%) of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, is one of the ten largest mortgage loans in the trust fund by

                                     S-169

          Stated Principal Balance as of such date, or, with respect to S&P only, has (together with that additional lien) an aggregate loan-to-value ratio that is equal to or greater than 85% or has an aggregate debt service coverage ratio that is less than 1.2:1, without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series 2005-CD1 certificates; or

     (f)  in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding the foregoing, but subject to the following paragraph, and further subject to the rights of the series 2005-CD1 controlling class representative, the class OCS representative or the related Non-Trust Loan
Noteholder(s), as applicable, and any applicable co-lender, intercreditor or similar agreement, the special servicer may, except in the case of the Outside
Serviced Mortgage Loan, (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2) reduce the amount of the scheduled monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate, (3)
forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust fund, (4) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (5) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period; provided that, among any other conditions specified in the series 2005-CD1 pooling and servicing agreement, (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series 2005-CD1 certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section
1.860G-2(b) of the Internal Revenue Code and (2) cause any REMIC created under the series 2005-CD1 pooling and servicing agreement to fail to qualify as a
REMIC under the Internal Revenue Code or result in the imposition of any tax on
"prohibited transactions" or "contributions" after the startup day under the
REMIC provisions of the Internal Revenue Code.

     In no event, however, may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final payment date or, in connection with any extension of maturity, reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan,
(b) the highest fixed pass-through rate of any class of series 2005-CD1 principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; or (2) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the expiration of the term of such ground lease.

     Any modification, extension, waiver or amendment of the payment terms of an
A/B Loan Combination will be required to be structured so as to be generally consistent with the allocation and payment priorities in the related loan documents and the related Loan Combination Intercreditor Agreement, such that neither the trust as holder of the related A-Note Mortgage Loan, on the one hand, nor the related B-Note Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the loan documents and the related Loan Combination Intercreditor Agreement. Further, to the extent consistent with the Servicing Standard, including the provisions of the related
Loan Combination Intercreditor Agreement, with respect to any A/B Loan

                                     S-170

Combination, taking into account the subordinate position of the related B-Note
Non-Trust Loan, the series 2005-CD1 pooling and servicing agreement will require that:

     o    no waiver, reduction or deferral of any amounts due on the related
          A-Note Mortgage Loan may be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related
          B-Note Non-Trust Loan; and

     o    no reduction of the mortgage interest rate of the related A-Note
          Mortgage Loan may be effected prior to the reduction of the mortgage interest rate of the related B-Note Non-Trust Loan, to the fullest extent possible.

     The special servicer or the master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series 2005-CD1 pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.

     The special servicer must notify, among others, the master servicer, any related sub-servicers, the trustee, the series 2005-CD1 controlling class representative and the rating agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it (including fees charged the related borrower) and the date thereof, and must deliver to the custodian (with a copy to the master servicer)
for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under "Description of the Offered Certificates--Reports to
Certificateholders; Available Information".

     For any non-specially serviced mortgage loan in the trust fund (other than the Outside Serviced Mortgage Loan), and subject to the rights of the special servicer described above and the rights of the series 2005-CD1 controlling class representative, the class OCS representative or the related Non-Trust Loan
Noteholder(s), as applicable, the master servicer, without the consent of the special servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

     1.   approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the series 2005-CD1 pooling and servicing agreement) with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series
          2005-CD1 pooling and servicing agreement;

     2.   approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

     3.   approving annual budgets for the related mortgaged real property;
          provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material

                                     S-171

          expenses to any affiliate of the related borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

     4.   subject to other restrictions herein regarding principal prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

     5.   approving modifications, consents or waivers (other than those described in the third paragraph of this "--Modifications, Waivers,
          Amendments and Consents" section) in connection with a defeasance permitted by the terms of the subject underlying mortgage loan if the master servicer receives an opinion of counsel to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2005-CD1 pooling and servicing agreement to fail to qualify as a REMIC or result in a "prohibited transaction" under the
          REMIC provisions of the Internal Revenue Code; and

     6.   approving certain consents with respect to non-material rights-of-way and easements and consent to subordination of the subject underlying mortgage loan to non-material rights-of-way or easements.

     Notwithstanding anything to the contrary described in this prospectus supplement, neither the master servicer nor the special servicer, as applicable, may take the following action unless, in the case of an underlying mortgage loan that is not the Outside Serviced Mortgage Loan, to the extent permitted by the related loan documents, it has received prior written confirmation from the applicable rating agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such rating agency to the series 2005-CD1 certificates:

     (a)  with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

     (b)  with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5% of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hotel property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.

     Any modifications, waivers and amendments with respect to the Outside
Serviced Mortgage Loan will be undertaken by the Outside Servicers according to provisions in the related pooling and servicing agreement that are generally similar but not identical to those described above in this "--Modifications,
Waivers, Amendments and Consents" subsection.

REQUIRED APPRAISALS

     The special servicer must obtain, within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund (other than the Outside Serviced Mortgage Loan), and deliver to the trustee and the master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2005-CD1 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special

                                     S-172

servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause an internal valuation of the mortgaged real property to be performed.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of an underlying mortgage loan that is part of a Serviced Loan Combination, to certain control issues. See "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement and
"--The Series 2005-CD1 Controlling Class Representative, the Class OCS
Representative and the Non-Trust Loan Noteholders" above.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund (other than the Outside Serviced Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that
Appraisal Trigger Event, a new appraisal, an update of the prior required appraisal or other valuation, as applicable. Based thereon, the appropriate party under the series 2005-CD1 pooling and servicing agreement is to redetermine and report to the trustee and the master servicer, the new Appraisal
Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when all Appraisal Trigger Events have ceased to exist with respect to the subject mortgage loan in accordance with the definition of "Appraisal Trigger Event".

     The cost of each required appraisal, and any update of that appraisal, obtained by the special servicer, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     If an Appraisal Reduction Amount exists with respect to an A-Note Mortgage
Loan, the related B-Note Non-Trust Loan Noteholder will be entitled, at its expense, to cause the special servicer to obtain a new appraisal meeting the requirements of the series 2005-CD1 pooling and servicing agreement in order to establish that such Appraisal Reduction Amount does not exist or should be a lesser amount.

     Any Appraisal Reduction Amount related to the One Court Square-Citibank
Mortgage Loan will be allocated to, first, to the One Court Square-Citibank
Non-Pooled Portion (up to its outstanding principal balance) and, second, to the
One Court Square-Citibank Pooled Portion.

     The equivalent reduction amount with respect to the Outside Serviced
Mortgage Loan will be determined with respect to the loans comprising the related Loan Combination as if it was a single loan, by an Outside Servicer pursuant to, and allocated, first, to the Loews Universal Hotel Portfolio B-Note
Non-Trust Loans (up to their aggregate outstanding principal balance) and, second, to the Loews Universal Hotel Portfolio Pari Passu Senior Loans, on a pro
rata basis (based on each such loan's outstanding principal balance).

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid

                                     S-173

to the master servicer as additional compensation, subject to the limitations set forth in the series 2005-CD1 pooling and servicing agreement.

     Deposits. Under the series 2005-CD1 pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2005-CD1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    any amounts required to be deposited by the master servicer or the special servicer in connection with losses resulting from a deductible clause in any blanket or force placed insurance policy maintained by it as described under "--Maintenance of Insurance" below;

     o    any amount required to be transferred to the master servicer's collection account from any REO account maintained by the special servicer;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as otherwise contemplated under "--Fair Value
          Purchase Option" below;

     o    any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of an underlying mortgage loan as described under "Description of the Mortgage Pool--Assignment of the Mortgage
          Loans; Repurchases and Substitutions" and "--Representations and
          Warranties; Repurchases and Substitutions" in this prospectus supplement;

     o    any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the trust as contemplated under "Description of the
          Offered Certificates--Termination" in this prospectus supplement;

     o    any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls;

                                     S-174

     o    any monthly remittances to the trust with respect to the Outside
          Serviced Mortgage Loan;

     o    any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, has been previously reimbursed out of the collection account; and

     o    any cure payments by a Non-Trust Loan Noteholder or a mezzanine lender;

provided that Default Interest and late payment charges will be deposited in the master servicer's collection account only to the extent necessary to reimburse parties to the series 2005-CD1 pooling and servicing agreement for, or to offset, certain expenses of the trust (including interest on advances), each as provided in the series 2005-CD1 pooling and servicing agreement.

     Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     Notwithstanding the foregoing, amounts received in respect of a Serviced
Loan Combination are generally required to be deposited into separate accounts maintained by the master servicer before being transferred to the master servicer's collection account. The foregoing sentence notwithstanding, the master servicer may deposit amounts received in respect of a Serviced Loan
Combination into a sub-account of its collection account, which sub-account for purposes of the discussion in this prospectus supplement is presented as a separate account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1.   to remit to the trustee for deposit in the trustee's payment account
          (or, in the case of Post-ARD Additional Interest, any other applicable account), as described under "Description of the Offered
          Certificates--Payment Account" in this prospectus supplement, on the business day preceding each payment date, an amount (the "Master
          Servicer Remittance Amount") equal to all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period;

          (b)  payments and other collections received after the end of the related collection period; and

          (c)  amounts that are payable or reimbursable from the collection account in accordance with any of clauses 3. through 19. below;

     2.   to apply amounts held for future distribution on the series 2005-CD1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments;

     3.   to reimburse itself, the special servicer, the trustee or the fiscal agent, as applicable, for any unreimbursed advances made by that party under the series 2005-CD1 pooling and servicing agreement, which reimbursement is to be made out of collections on or proceeds from the mortgage loan or REO Property in the trust fund as to which the advance was made;

                                     S-175

     4.   to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the collection account;

     5.   to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund (other than the Outside Serviced Mortgage Loan) that is either:

          (a)  a specially serviced mortgage loan; or

          (b)  a mortgage loan as to which the related mortgaged real property has become an REO Property;

     6.   to pay the special servicer or, if applicable, its predecessor earned and unpaid workout fees and liquidation fees to which it is entitled, which payment is to be made from the sources described under
          "--Servicing and Other Compensation and Payment of Expenses" above;

     7.   to reimburse itself, the special servicer, the trustee or the fiscal agent, as applicable, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party under the series 2005-CD1 pooling and servicing agreement that has been determined to be a
          Nonrecoverable Advance;

     8.   in connection with the reimbursement of any advance as described in clause 3. or 7. above, to pay itself, the special servicer, the trustee or the fiscal agent, as applicable, unpaid interest accrued on that advance, with that payment to be made out of Default Interest and late payment charges received (during the collection period in which that advance was reimbursed) with respect to the particular underlying mortgage loan as to which, or that relates to the mortgaged real property as to which, that advance was made;

     9.   to pay the cost of inspections by the special servicer of any mortgaged real property that secures a specially serviced mortgage loan (other than the Outside Serviced Mortgage Loan) or of any REO
          Property (other than any Outside Administered REO Property);

     10.  in connection with the reimbursement of advances as described in clause 3. or 7. above, to pay itself, the special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO
          Properties in the trust fund, any interest accrued and payable on that advance and not otherwise paid or payable under clause 8. above;

     11.  to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     12.  subject to the determinations described under "--Servicing and Other
          Compensation and Payment of Expenses" above, to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be a
          Nonrecoverable Advance;

     13.  to pay, out of general collections on the mortgage loans and any REO
          Properties in the trust fund, for costs and expenses incurred by the trust in connection with environmental assessments of,

                                     S-176

          and/or the remediation of adverse environmental conditions at, any mortgaged real property that secures a defaulted mortgage loan in the trust fund;

     14.  to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, managers, members, employees and agents, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any of the fees, expenses, reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters
          Regarding the Master Servicer, the Special Servicer, the Manager and
          Us" and "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus;

     15.  to pay, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for the costs of various opinions of counsel, the costs of appraisals and other valuations of mortgaged real properties, the cost of recording the series 2005-CD1 pooling and servicing agreement, the costs of rating confirmations not otherwise paid by a borrower or other party and expenses properly incurred and fees earned by the trustee in connection with providing tax advice to the special servicer;

     16.  to make any required payments (other than normal monthly remittances)
          due under the related co-lender, intercreditor or similar agreement from the trust fund, as the holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse the servicer of the Outside Serviced Mortgage Loan for a servicing advance that is not recoverable from collections on the related Loan Combination;

     17.  to pay any other items provided in the series 2005-CD1 pooling and servicing agreement as being payable from the collection account;

     18.  to pay to the person entitled thereto any amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust;

     19.  to withdraw amounts deposited in the collection account in error; and

     20.  to clear and terminate the collection account upon the termination of the series 2005-CD1 pooling and servicing agreement.

     In no event may the master servicer apply amounts otherwise distributable with respect to the class OCS certificates to pay and/or reimburse Additional
Trust Fund Expenses and/or advances attributable to underlying mortgage loans other than the One Court Square-Citibank Mortgage Loan.

MAINTENANCE OF INSURANCE

     The master servicer (with respect to mortgage loans, other than the Outside
Serviced Mortgage Loan, in the trust fund) and the special servicer (with respect to REO Properties, other than any Outside Administered REO Property, in the trust fund) will be required to use reasonable efforts to cause the related borrower to maintain or, consistent with the Servicing Standard and to the extent that the trust has an insurable interest and the subject coverage, except as discussed below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the master servicer must exercise such discretion in a manner consistent with the Servicing Standard. The cost of any such insurance coverage obtained by either the master servicer or the special servicer shall be a servicing advance to be paid by the master servicer.

                                     S-177

     The special servicer must also cause to be maintained for each REO
Property, other than any Outside Administered REO Property, in the trust fund no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.

     Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to maintain and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series 2005-CD1 controlling class representative and, in the case of a One Court
Square-Citibank Mortgage Loan or a Serviced Loan Combination, subject to the discussion under "--The Series 2005-CD1 Controlling Class Representative, the
Class OCS Representative and the Non-Trust Loan Noteholders--Rights and Powers
of the Series 2005-CD1 Controlling Class Representative, the Class OCS
Representative and the Non-Trust Loan Noteholders" above, has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located; provided, however, that the series 2005-CD1 controlling class representative will not have more than three business days to respond to the special servicer's request for consultation; and provided, further, that upon the special servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the series 2005-CD1 controlling class representative, the special servicer will not be required to do so; and provided, further, that, during the period that the special servicer is evaluating such insurance under the series 2005-CD1 pooling and servicing agreement, the master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.

     If the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO Properties that it is required to service and administer or a force placed policy as to any particular such underlying mortgage loan and/or REO Property, then, to the extent such policy (i) is obtained from an insurer meeting the criteria specified in the series 2005-CD1 pooling and servicing agreement and (ii) provides protection equivalent to the individual policies otherwise required, the master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as appropriate, must, if there has not been maintained on the related mortgaged real property or REO Property a hazard insurance policy complying with the requirements of the series 2005-CD1 pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy or force placed policy because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related mortgage loan documents or, if the related mortgage loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for a particular type of individual policy.

     With respect to the Outside Serviced Mortgage Loan, the Outside Servicers
are required to cause the related borrower to maintain or otherwise cause to be maintained for the related Loan Combination all insurance coverage as are required under the related loan documents.

FAIR VALUE PURCHASE OPTION

     Within 60 days after any of the underlying mortgage loans (other than an
Outside Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the special servicer must determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that

                                     S-178

determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained in the series 2005-CD1 pooling and servicing agreement may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the special servicer's judgment would materially affect the validity of such appraisal. The special servicer must make its fair value determination as soon as reasonably practicable (but in any event within
30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the trustee, the master servicer, each rating agency and the Majority Controlling Class
Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file; and, in any event, the special servicer must take account of any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer's judgment, materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Furthermore, the special servicer will be required to consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

     In the event any of the underlying mortgage loans becomes a Defaulted
Mortgage Loan, each of the Majority Controlling Class Certificateholder and the
special servicer will have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the trust at a price (the "Option
Price") equal to (a) a par purchase price that includes such additional items as are provided for in the series 2005-CD1 pooling and servicing agreement, if the special servicer has not yet determined the fair value of the Defaulted Mortgage
Loan, or (b) the fair value of the Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted
Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a
Defaulted Mortgage Loan. The transferor of any Purchase Option must notify the trustee and the master servicer of such transfer, which notice should include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. In general, the Majority Controlling Class Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the
Purchase Option by any other holder of a Purchase Option, except that, if the
Purchase Option is not exercised by the Majority Controlling Class
Certificateholder or any assignee thereof within 60 days of an underlying mortgage loan becoming a Defaulted Mortgage Loan, then the special servicer will have the right to exercise its Purchase Option prior to any exercise by the
Majority Controlling Class Certificateholder and the special servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, the Majority Controlling Class
Certificateholder will again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the special servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage
Loan will automatically terminate (a) once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase

                                     S-179

Option will again be exercisable, (b) upon the acquisition, by or on behalf of the trust, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure, (c) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (d)
removal of such Defaulted Mortgage Loan from the trust fund.

     The series 2005-CD1 pooling and servicing agreement will specify the procedure for exercising a Purchase Option.

     If the special servicer or the Majority Controlling Class
Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days)
after the trustee has received the applicable written notice, whether the Option
Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee's receipt of such new appraisal. Such fair value determination shall be made in accordance with the trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the trustee may rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to this Agreement. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the master servicer and shall constitute, and be reimbursable as, servicing advances.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2005-CD1 pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     Notwithstanding the foregoing, with respect to the fair market value purchase option related to the Outside Serviced Mortgage Loan, see "Description
of the Mortgage Pool--The Loan Combinations--Loews Universal Hotel Portfolio
Loan Combination--Rights of the Class UHP Directing Certificateholder and the
Holders of the Loews Universal Hotel Portfolio Pari Passu Senior Loans--Sale of
Defaulted Mortgage Loan" in this prospectus supplement.

     Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Mortgage Loan from the trust in certain default situations, as described above under "Description of the
Mortgage Pool--The Loan Combinations." Also, in the case of the One Court
Square-Citibank Mortgage Loan, the Majority Class OCS Certificateholders will have the right to purchase the One Court Square-Citibank Pooled Portion as described under "--The Series 2005-CD1 Controlling Class Representative, the
Class OCS Representative and the Non-Trust Loan Noteholders--Additional Rights
of the Majority Class OCS Certificateholders; Right to Cure and Purchase" above.
In addition, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than the Outside
Serviced Mortgage Loan) has occurred, then, subject to the discussion under
"--The Series 2005-CD1 Controlling Class Representative, the

                                     S-180

Class OCS Representative and the Non-Trust Loan Noteholders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    work out the mortgage loan;

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; and/or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2005-CD1 certificateholders and, if applicable, any related Non-Trust Loan Noteholder(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless:

     o    the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

     o    either--

          1.   the report indicates that--

               (a)  the particular real property is in compliance with
                    applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present at the particular real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable
               environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, would maximize the recovery for the series 2005-CD1 certificateholders and any related Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, than not taking those actions.

     See, however, "--The Series 2005-CD1 Controlling Class Representative, the
Class OCS Representative and the Non-Trust Loan Noteholders--Rights and Powers
of the Series 2005-CD1 Controlling Class Representative, the Class OCS
Representative and the Non-Trust Loan Noteholders" above.

     The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section, will generally be payable directly out of the master servicer's collection account.

                                     S-181

     If neither of the conditions in clauses 1. and 2. of the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans"
section has been satisfied with respect to any mortgaged real property securing an underlying mortgage loan (other than the Outside Serviced Mortgage Loan), then the special servicer may, subject to the discussion under "--The Series
2005-CD1 Controlling Class Representative, the Class OCS Representative and the
Non-Trust Loan Noteholders" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The
Series 2005-CD1 Controlling Class Representative, the Class OCS Representative
and the Non-Trust Loan Noteholders" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer, the trustee and/or the fiscal agent will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 2005-CD1 certificateholders, for:

     o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

     o    any unreimbursed servicing expenses and advances incurred with respect to the mortgage loan; and

     o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2005-CD1 certificates may be further reduced by interest payable to the master servicer, the special servicer, the trustee and/or the fiscal agent on servicing expenses and advances and on monthly debt service advances.

     Any foreclosure or similar proceedings with respect to the Outside Serviced
Mortgage Loan will be undertaken by an Outside Servicer under the related pooling and servicing agreement.

REO PROPERTIES

     If title to any mortgaged real property (other than the mortgaged real property securing the Outside Serviced Mortgage Loan) is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2005-CD1 pooling and servicing agreement to fail to qualify as such under the Internal
          Revenue Code.

                                     S-182

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a commercially reasonable manner. Neither the trustee nor any of its affiliates may bid for or purchase from the trust any REO Property.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property on behalf of the trust, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.

     Sales of REO Properties by the trust will be subject to the approval of the series 2005-CD1 controlling class representative, the class OCS representative or a related Non-Trust Loan Noteholder, as applicable, as and to the extent described under "--The Series 2005-CD1 Controlling Class Representative, the
Class OCS Representative and the Non-Trust Loan Noteholders" above.

     The special servicer may retain an independent contractor to operate and manage any REO Property held by the trust.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o    would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer's determination as to how each REO Property is to be managed is to be based on the Servicing Standard. The special servicer could determine that it would not be consistent with the
Servicing Standard to manage and operate the property in a manner that would avoid the imposition of:

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to:

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.
The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at

                                     S-183

the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-CD1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series
2005-CD1 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of:

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series
2005-CD1 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     The Series 2005-CIBC12 pooling and servicing agreement contains requirements generally similar but not identical to those described above regarding the operation and disposition of any Outside Administered REO
Property.

SECURITIES BACKED BY A NON-TRUST LOAN

     One or more of the Non-Trust Loans may be included in a separate commercial mortgage securitization. If so, some servicing actions with respect to a
Serviced Loan Combination that includes a securitized Non-Trust Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned by the applicable rating agencies, which may include S&P, Moody's, Fitch or any other nationally recognized statistical rating organization, to the securities backed by that
Non-Trust Loan. As a result, any such servicing action may be delayed, and it is possible that the master servicer or special servicer, as applicable, may be prevented from taking a servicing action with respect to any Serviced Loan
Combination that

                                     S-184

includes a securitized Non-Trust Loan that it otherwise would have if it were not required to obtain the aforementioned rating confirmation.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans (other than the Outside
Serviced Mortgage Loan) becomes specially serviced; and the expense of that inspection will be payable first out of Default Interest and late payment charges received with respect to the subject underlying mortgage loan in the collection period during which such inspection related expenses were incurred, and then as an Additional Trust Fund Expense.

     In addition, beginning in 2006, with respect to each mortgaged real property securing an underlying mortgage loan (other than the Outside Serviced
Mortgage Loan) with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the master servicer (with respect to each such mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer (with respect to each such mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required (in the case of the master servicer, at its expense) to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan (other than the Outside Serviced Mortgage Loan) with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year, provided that the master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the subject mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment of the subject mortgaged real property, any material change in its condition or value or any visible waste committed on it.

     The special servicer or the master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property and to cause annual operating statements to be prepared for each REO Property, except in the case of the Outside Serviced Mortgage Loan and any Outside Administered
REO Property. Generally, the mortgage loans that we intend to include in the trust fund require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by series 2005-CD1 certificateholders during normal business hours at the offices of the special servicer or the master servicer, as applicable. See "Description of the Offered
Certificates--Reports to Certificateholders, Available Information" in this prospectus supplement.

     Inspections of the mortgaged real property securing the Outside Serviced
Mortgage Loan are to be performed by the Outside Servicers.

                                     S-185

EVIDENCE AS TO COMPLIANCE

     On or before May 1 (or such earlier date as may be provided for under the series 2005-CD1 pooling and servicing agreement) of each year, beginning in
2006, each of the master servicer and the special servicer must:

     o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants
          to furnish a statement to the trustee, among others, to the effect that:

          1.   the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year or the portion of that year during which the series
               2005-CD1 certificates were outstanding; and

          2.   on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as the case may be, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

     o    deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or the special servicer, as the case may be, has fulfilled its obligations under the series 2005-CD1 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2005-CD1 certificates were outstanding.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with substantially the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2005-CD1 pooling and servicing agreement:

     o    the master servicer fails to deposit into its collection account any amount required to be so deposited, and that failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made;

     o    the master servicer fails to remit to the trustee for deposit in the trustee's payment account any amount (other than P&I advances)
          required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable payment date;

     o    any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the master servicer for deposit into, the master servicer's collection account, any amount required to be so deposited or remitted;

     o    the master servicer fails to timely make any servicing advance required to be made by it under the series 2005-CD1 pooling and servicing agreement, and that failure continues unremedied for five

                                     S-186

          business days following the date on which notice of such failure has been given to the master servicer by the trustee;

     o    any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2005-CD1 pooling and servicing agreement, which failure continues unremedied for 30 days after the date on which written notice of that failure, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series
          2005-CD1 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2005-CD1 pooling and servicing agreement), by the series 2005-CD1 certificateholders entitled to at least 25% of the series 2005-CD1 voting rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect the cure thereof so long as the master servicer or the special servicer, as the case may be, has commenced to cure that failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the series 2005-CD1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-CD1 certificateholders, which breach continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series
          2005-CD1 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2005-CD1 pooling and servicing agreement), by the series 2005-CD1 certificateholders entitled to at least 25% of the series 2005-CD1 voting rights; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days so long as the master servicer or the special servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of 60 days; provided, however, that the master servicer or the special servicer, as applicable, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the above-referenced 60-day period;

     o    the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

                                     S-187

     o    the master servicer or special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its obligations;

     o    the consolidated net worth of the master servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, declines below $15,000,000;

     o    the master servicer or the special servicer, as the case may be, receives actual knowledge that Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series
          2005-CD1 certificates or (b) placed one or more classes of series
          2005-CD1 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

     o    the master servicer or the special servicer is no longer listed on
          S&P's Select Servicer List as a U.S. Commercial Mortgage Master
          Servicer or a U.S. Commercial Mortgage Special Servicer, as
          applicable, and the master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal from the applicable list;

     o    the master servicer fails to remit to the trustee for deposit into the trustee's payment account, on the applicable date in any calendar month, the full amount of monthly debt service advances required to be made on that date, which failure continues unremedied until 10:00 a.m.
          New York City time on the next business day; or

     o    the special servicer fails to be rated at least "CSS2" by Fitch, Inc.

     The series 2005-CD1 pooling and servicing agreement may provide that a
Non-Trust Loan Noteholder may have the right, similar to those of series
2005-CD1 certificateholders entitled to not less than 25% of the voting rights for the series 2005-CD1 certificates, to notify the master servicer or the special servicer of the defaults and breaches described in the fifth and sixth bullets above, to the extent those defaults or breaches relate to the Non-Trust
Loan held by such Non-Trust Loan Noteholder. Additionally, the series 2005-CD1 pooling and servicing agreement may provide for additional events of default, including those that relate solely to a Non-Trust Loan.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2005-CD1 certificateholders entitled to not less than 25% of the series 2005-CD1 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2005-CD1 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2005-CD1 certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the series 2005-CD1 pooling and servicing agreement and will continue to be entitled to the benefits any provisions for reimbursement or indemnity as and to the extent provided in the series 2005-CD1 pooling and servicing agreement. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2005-CD1 pooling and servicing agreement; or

                                     S-188

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2005-CD1 pooling and servicing agreement.

     The holders of series 2005-CD1 certificates entitled to at least 51% of the series 2005-CD1 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2005-CD1 pooling and servicing agreement, rather than have the trustee act as that successor.

     In general, the series 2005-CD1 certificateholders entitled to at least 66
2/3% of the series 2005-CD1 voting rights allocated to the classes of series
2005-CD1 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the series 2005-CD1 certificates. Further, some events of default may only be waived with the consent of the trustee. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-CD1 pooling and servicing agreement.

     The series 2005-CD1 pooling and servicing agreement may provide that the applicable primary servicer or the special servicer may be terminated and replaced solely with respect to a Serviced Loan Combination and no other mortgage loan in the trust fund in circumstances where a default of the master servicer or the special servicer affects the related Non-Trust Loan(s). If the special servicer for a Serviced Loan Combination is different from the special servicer(s) for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement or the accompanying prospectus are intended to mean the applicable special servicer or all such special servicers together, as the context may require.

     No series 2005-CD1 certificateholder will have the right under the series
2005-CD1 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under or with respect to the series 2005-CD1 pooling and servicing agreement:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, series 2005-CD1 certificateholders entitled to not less than 25% of the series
          2005-CD1 voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2005-CD1 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require;
          and

     o    the trustee for 60 days has neglected or refused to institute any such suit, action or proceeding, as the case may be.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2005-CD1 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2005-CD1 certificateholders, unless in the trustee's opinion, those series 2005-CD1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                                     S-189

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-CD1 certificates will be issued, on or about November 15,
2005, under the series 2005-CD1 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include, among other things:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans required to be delivered to the trustee by the respective mortgage loan sellers;

     o    our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     o    any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans;

     o    those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the payment account maintained by the trustee as described under
          "--Payment Account" below, the floating rate account maintained by the trustee as described under "--Floating Rate Account" below or the interest reserve account maintained by the trustee as described under
          "--Interest Reserve Account" below.

     The series 2005-CD1 certificates will include the following classes:

     o    the A-1, A-1D, A-2FL, A-2FX, A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D
          and E classes, which are the classes of series 2005-CD1 certificates that are offered by this prospectus supplement, and

     o    the F, G, H, J, K, L, M, N, O, P, Q, X, OCS, R and Y classes, which are the classes of series 2005-CD1 certificates that are not offered by this prospectus supplement.

     The class A-2FL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-2FL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class A-2FL
REMIC II regular interest will be exchanged for amounts payable as interest by the swap counterparty under the swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a LIBOR-based rate accruing on a notional amount equal to the total principal balance of the class A-2FL certificates outstanding from time to time. The total principal balance of the class A-2FL certificates at any time will equal the total principal balance of the class A-2FL REMIC II regular interest. See "Description of the Swap
Agreement" in this prospectus supplement.

     The class OCS certificates will represent interests solely in the One Court
Square-Citibank Non-Pooled Portion.

                                     S-190

     The class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D,
E, F, G, H, J, K, L, M, N, O, P, Q and OCS certificates are the series 2005-CD1 certificates that will have principal balances and are sometimes referred to in this prospectus supplement as the series 2005-CD1 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below. On any particular payment date, the total principal balance of a class of series 2005-CD1 principal balance certificates may be increased by an amount equal to any Mortgage Deferred Interest allocated to that class in reduction of the interest payable thereon on such payment date.

     Notwithstanding the foregoing, in the case of the class A-2FL certificates, any applicable distributions of principal on any given payment date will first be allocated in reduction of the total principal balance of the class A-2FL
REMIC II regular interest before actually being distributed to the class A-2FL certificateholders. In addition, any reduction in the total principal balance of the class A-2FL certificates on any given payment date, without a corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses will be made in response to a corresponding reduction made in the total principal balance of the class A-2FL REMIC II regular interest in connection with those losses and expenses. Furthermore, on any particular payment date, the total principal balance of the class A-2FL REMIC II regular interest (and, accordingly, the total principal balance of the class A-2FL certificates) may be increased by an amount equal to any Mortgage Deferred Interest allocated to that REMIC II regular interest in reduction of the interest payable thereon on such payment date.

     The class X certificates will not have principal balances and are sometimes referred to as the series 2005-CD1 interest-only certificates. However, the class X certificates will have notional amounts for purposes of calculating the accrual of interest. The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-1D, A-2FL, A-2FX, A-3,
A-SB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q
certificates outstanding from time to time. In general, the total principal balance of each such class of series 2005-CD1 principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

     The class R and Y certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denominations in excess thereof.

                                      S-191

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

PAYMENT ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2005-CD1 certificates
(exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies the criteria set forth in the series 2005-CD1 pooling and servicing agreement. Any funds in the trustee's payment account may, at the trustee's risk, be invested in Permitted Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series 2005-CD1 pooling and servicing agreement.

                                      S-192

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the payment account an amount equal to the sum of the following:

     o    the applicable Master Servicer Remittance Amount, exclusive of any portion thereof that represents Post-ARD Additional Interest (which will be remitted to the trustee for deposit in an account relating solely to Post-ARD Additional Interest);

     o    the aggregate amount of any advances of delinquent monthly debt service payments required to be made by the master servicer with respect to the underlying mortgage loans for that payment date; and

     o    the aggregate amount deposited by the master servicer in the collection account for such payment date in connection with Prepayment
          Interest Shortfalls.

     In addition, for each payment date occurring in March, and for the final payment date if the final payment date occurs in February or, if such year is not a leap year, in January, the trustee must, on or before that payment date, transfer from its interest reserve account to its payment account the aggregate of the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360 Basis.

     See "--Interest Reserve Account" and "--Advances of Delinquent Monthly Debt
Service Payments" below and "Servicing of the Underlying Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     Withdrawals. The trustee may from time to time make withdrawals from its payment account for any of the following purposes:

     o    to pay itself the investment earnings on Permitted Investments of funds in the payment account;

     o    to pay itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus;

     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2005-CD1 pooling and servicing agreement and the administration of the trust;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited
          Transactions Tax and Other Taxes" in the accompanying prospectus and
          "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     o    to transfer from its payment account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under
          "--Interest Reserve Account" below;

     o    to pay to the person entitled thereto any amounts deposited in the payment account in error; and

     o    to clear and terminate the payment account at the termination of the series 2005-CD1 pooling and servicing agreement;

                                      S-193

provided that amounts otherwise payable with respect to the class OCS certificates will not be available to cover Additional Trust Fund Expenses attributable to any underlying mortgage loan other than the One Court
Square-Citibank Mortgage Loan.

     On each payment date, all amounts on deposit in the payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, and the Post-ARD Additional
Interest account will represent the "Total Available Funds" for that date. On each payment date, the trustee will apply the Total Available Funds to make payments on the series 2005-CD1 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest.

     For any payment date, the Total Available Funds will consist of the following separate components:

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-1D,
          A-2FX, A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or X
          certificates and with respect to the class A-2FL REMIC II regular interest, as described under "--Payments--Payments of Prepayment
          Premiums and Yield Maintenance Charges" below;

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class Y certificates as described under "--Payments--Payments of Post-ARD
          Additional Interest" below; and

     o    the remaining portion of those funds, which we refer to as the Total
          Available P&I Funds, and which will be paid to the holders of all the series 2005-CD1 certificates, other than the class A-2FL and Y certificates, and with respect to the class A-2FL REMIC II regular interest, as and to the extent described under "--Payments--Priority of Payments" and "--Payments--Allocation of Payments on the One Court
          Square-Citibank Mortgage Loan; Payments on the Class OCS Certificates"
          below.

FLOATING RATE ACCOUNT

     The trustee, on behalf of the class A-2FL certificateholders, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-2FL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds held in the trustee's floating rate account may be held in cash or, at the trustee's risk, invested in
Permitted Investments. Subject to the limitations in the series 2005-CD1 pooling and servicing agreement, any interest or other income earned on funds in the trustee's floating rate account will be paid to the trustee as additional compensation.

     Deposits. The trustee will deposit into the floating rate account:

     o    all payments received from the swap counterparty under the swap agreement, as described under "Description of the Swap Agreement" in this prospectus supplement; and

     o    all amounts allocable to the class A-2FL REMIC II regular interest, as described under this "Description of the Offered Certificates"
          section.

                                      S-194

     The trustee will be required to deposit in the floating rate account the amount of any losses of principal arising from investments of funds held in the floating rate account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the floating rate account.

     Withdrawals. The trustee may from time to time make withdrawals from the floating rate account for any of the following purposes:

     o    to make payments to the swap counterparty in respect of regularly scheduled payments payable under the swap agreement, as described under "Description of the Swap Agreement" in this prospectus supplement;

     o    to make distributions to the class A-2FL certificates on each payment date, as described under "--Payments--Payments on the Class A-2FL
          Certificates" below;

     o    to pay itself interest and other investment income earned on funds held in the floating rate account; and

     o    to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds in the trustee's interest reserve account may, at the trustee's risk, be invested in Permitted Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series
2005-CD1 pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in 2006, the trustee will deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will, for each payment date in those months, equal one day's interest accrued at the related Net
Mortgage Rate on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2006, the trustee will withdraw from its interest reserve account and deposit in its payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the
Total Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2005-CD1 certificates (excluding the One Court Square-Citibank Non-Pooled Portion) will be divided into:

     1.   Loan group no. 1, which will consist of 191 mortgage loans, with an
          Initial Loan Group No. 1 Balance of $3,480,780,409 and representing approximately 89.8% of the Initial Mortgage Pool

                                      S-195

          Balance, that are secured by various property types that constitute collateral for these mortgage loans.

     2.   Loan group no. 2, which will consist of 34 mortgage loans, with an
          Initial Loan Group No. 2 Balance of $397,464,318 and representing approximately 10.2% of the Initial Mortgage Pool Balance, that are secured by multifamily and manufactured housing properties.

     On each payment date, the trustee will, subject to the available funds, remit all payments required to be made on the series 2005-CD1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2005-CD1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that payment date. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Payments made to a class of series 2005-CD1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever, to the actual beneficial owners. See "--Registration and Denominations" above.

     All payments with respect to the class A-2FL REMIC II regular interest will be made to the trustee's floating rate account.

     Payments of Interest. All of the classes of the series 2005-CD1 certificates (other than the Y and R classes) and the class A-2FL REMIC II regular interest will bear interest.

     With respect to each interest-bearing class of the series 2005-CD1 certificates and with respect to the class A-2FL REMIC II regular interest, that interest will accrue during each interest accrual period based upon--

     o    the pass-through rate applicable for that particular class of series
          2005-CD1 certificates or the class A-2FL REMIC II regular interest, as the case may be, for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that particular class of series 2005-CD1 certificates or the class
          A-2FL REMIC II regular interest, as the case may be, outstanding immediately prior to the related payment date, and

     o    the assumption that each year consists of twelve 30-day months (or, in the case of the class A-2FL certificates, for so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

     In addition, if the pass-through rate of the class A-2FL REMIC II regular interest for any interest accrual period is limited by the Weighted Average Pool
Pass-Through Rate, then the amount by which the interest distributable with respect to the class A-2FL REMIC II regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty under the swap

                                      S-196

agreement with respect to the related payment date and therefore a corresponding reduction to the amount of interest distributable with respect to the class
A-2FL certificates on that payment date.

     On each payment date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" and
"--Payments--Allocation of Payments on the One Court Square-Citibank Mortgage
Loan; Payments on the Class OCS Certificates" below, the total amount of interest distributable with respect to each interest-bearing class of the series
2005-CD1 certificates (exclusive of the class A-2FL certificates) and the class
A-2FL REMIC II regular interest will equal:

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of series 2005-CD1 certificate or that REMIC II regular interest, as the case may be, reduced (to not less than zero) by

     o    that class's or that REMIC II regular interest's allocable share, if any, of--

          1.   any Net Aggregate Prepayment Interest Shortfall for that payment date, and

          2.   except in the case of the class X certificates, the aggregate amount of any Mortgage Deferred Interest added to the principal balances of the underlying mortgage loans during the related collection period.

     If the full amount of interest distributable with respect to any interest-bearing class of the series 2005-CD1 certificates (exclusive of the class A-2FL certificates) or with respect to the class A-2FL REMIC II regular interest is not paid on any payment date, then the unpaid portion of that interest will continue to be payable with respect to that class of certificates or the class A-2FL REMIC II regular interest, as the case may be, on future payment dates, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" and "--Payments--Allocation
of Payments on the One Court Square-Citibank Mortgage Loan; Payments on the
Class OCS Certificates" below. However, no interest will accrue on any of that unpaid interest, and a portion of any past-due interest with respect to the class A-2FL REMIC II regular interest may be payable to the swap counterparty.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any
payment date that is allocable to any particular interest-bearing class of the series 2005-CD1 certificates (exclusive of the class A-2FL certificates) or the class A-2FL REMIC II regular interest will equal the product of:

     o    in the case of the class OCS certificates, the product of--

          1.   the total portion, if any, of that Net Aggregate Prepayment
               Interest Shortfall that is attributable to the One Court
               Square-Citibank Mortgage Loan, multiplied by

          2.   a fraction, the numerator of which is the total amount of
               interest accrued during the related interest accrual period with respect to the subject class of series 2005-CD1 certificates
               (calculated without regard to any allocation of that Net
               Aggregate Prepayment Interest Shortfall and net of any Mortgage
               Deferred Interest allocated to that class of series 2005-CD1 certificates for that payment date), and the denominator of which is equal to the excess, if any of (a) one-twelfth of the product of (i) the Net Mortgage Pass-Through Rate for the One Court
               Square-Citibank Mortgage Loan for such payment date, multiplied by (ii) the Stated Principal Balance of the One Court
               Square-Citibank Mortgage Loan outstanding immediately prior to such payment date, over (b) any Mortgage Deferred Interest added to the outstanding principal balance of the One Court
               Square-Citibank Mortgage Loan during the related collection period; and

                                      S-197

     o    in the case of any other interest-bearing class of series 2005-CD1 certificates (exclusive of the class A-2FL certificates) or the class
          A-2FL REMIC II regular interest, the product of--

          1.   the total amount of that Net Aggregate Prepayment Interest
               Shortfall, exclusive of any portion thereof allocable to the class OCS certificates in accordance with the preceding bullet, multiplied by

          2.   a fraction, the numerator of which is the total amount of
               interest accrued during the related interest accrual period with respect to the subject REMIC II regular interest or
               interest-bearing class of series 2005-CD1 certificates, as the case may be, calculated without regard to any allocation of that
               Net Aggregate Prepayment Interest Shortfall and, except in the case of the class X certificates, net of any Mortgage Deferred
               Interest allocated to the subject REMIC II regular interest or interest-bearing class of series 2005-CD1 certificates for that payment date, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to the class A-2FL REMIC II regular interest and all of the interest-bearing classes of the series 2005-CD1 certificates
               (exclusive of the class A-2FL and OCS certificates), calculated without regard to any allocation of that Net Aggregate Prepayment
               Interest Shortfall, and net of any Mortgage Deferred Interest
               allocated to the class A-2FL REMIC II regular interest and the respective classes of series 2005-CD1 principal balance
               certificates (exclusive than the class A-2FL and OCS
               certificates) for that payment date.

     Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-2FL certificates, any such shortfalls allocated to the class A-2FL REMIC II regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-2FL certificates.

     On each payment date, any Mortgage Deferred Interest added to the unpaid principal balance of any underlying mortgage loan (other than the One Court
Square-Citibank Mortgage Loan) during the related collection period will be allocated among the respective classes of series 2005-CD1 principal balance certificates (exclusive of the class A-2FL and OCS certificates) and the class
A-2FL REMIC II regular interest in reverse order of seniority (based on the priority of payments described under "--Payments--Priority of Payments" below and, in the case of the class A-1, A-1D, A-2FX, A-3, A-SB, A-4 and A-1A certificates and the class A-2FL REMIC II regular interest, on a pro rata basis in accordance with accrued interest for the related interest accrual period), in each case up to the respective amounts of interest accrued during the related interest accrual period with respect to the subject REMIC II regular interest or interest-bearing class(es) of series 2005-CD1 certificates (in each case calculated without regard to any allocation of that Mortgage Deferred Interest or any Net Aggregate Prepayment Interest Shortfall). On each payment date, any
Mortgage Deferred Interest added to the unpaid principal balance of the One
Court Square-Citibank Mortgage Loan during the related collection period will be allocated: first, to the class OCS certificates, up to the amount of the total amount of interest accrued during the related interest accrual period with respect to the subject class of series 2005-CD1 certificates (calculated without regard to any allocation of that Mortgage Deferred Interest or any Net Aggregate
Prepayment Interest Shortfall); and then, to the other classes of series
2005-CD1 principal balance certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest as described in the prior sentence. No portion of any Mortgage Deferred Interest will be allocated to the class X certificates.

     Any distributions of interest allocated to the class A-2FL REMIC II regular interest will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class A-2FL certificates and/or the swap counterparty, as applicable.

     Calculation of Pass-Through Rates. The initial pass-through rate for each interest-bearing class of the series 2005-CD1 certificates is shown in the table on page S-7 to this prospectus supplement; provided that, in the

                                      S-198

case of the class A-2FX, A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J
and X certificates, that initial pass-through rate is approximate.

     The pass-through rates applicable to the class A-1 and A-1D certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2005-CD1 certificates for the initial interest accrual period.

     The pass-through rates for the class A-3, A-SB, A-4, A-1A, A-M, A-J, B, C,
D, E, F, G, H and J certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool
Pass-Through Rate for the related payment date.

     The pass-through rates applicable to the class A-2FX, K, L, M, N, O, P and
Q certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the lesser of--

     o    the rate per annum shown in the table on page S-7 as the initial pass-through rate for that class (or, in the case of the class A-2FX certificates, 5.2687% per annum); and

     o    the Weighted Average Pool Pass-Through Rate for the related payment date.

     The pass-through rate applicable to the class A-2FL REMIC II regular interest for each interest accrual period will equal the lesser of--

     o    5.1200% per annum, and

     o    the Weighted Average Pool Pass-Through Rate for the related payment date.

     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-2FL certificates for each interest accrual period will equal LIBOR plus 0.1200% per annum. However, the pass-through rate with respect to the class A-2FL certificates may be effectively reduced as a result of shortfalls allocated to the class A-2FL REMIC
II regular interest. In addition, if there is a continuing Swap Payment Default thereunder, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate applicable to the class
A-2FL certificates will convert to a per annum rate equal to the pass-through rate on the class A-2FL REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for the class A-2FL certificates will convert to those of the class A-2FL REMIC II regular interest. See "--Payments on the Class A-2FL Certificates" below and "Description of the Swap
Agreement--The Swap Agreement" in this prospectus supplement.

     The term "LIBOR" means, with respect to the class A-2FL certificates and each interest accrual period for those certificates, the rate for deposits in
U.S. Dollars, for a period equal to one month, which appears on the Dow Jones
Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones
Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under the swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the

                                      S-199

quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under the swap agreement, at approximately 11:00 a.m., New York City time, on the related LIBOR
Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will determine LIBOR for each interest accrual period and the determination of LIBOR by that calculation agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the class A-2FL certificates is (i) with respect to the initial interest accrual period, November 11, 2005, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York, as applicable for purposes of calculating LIBOR as described in the prior paragraph.

     The pass-through rate for the class OCS certificates for each interest accrual period will equal the Net Mortgage Pass-Through Rate for the One Court
Square-Citibank Mortgage Loan for the related payment date.

     As described under "--General" above, the total notional amount of the class X certificates from time to time consists of multiple components. The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components.
In connection with the foregoing, the total principal balance of each class of series 2005-CD1 principal balance certificates (other than the class OCS certificates) will constitute a single separate component of the total notional amount of the class X certificates, and the applicable class X strip rate with respect to each such component for each interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
related payment date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-CD1 principal balance certificates whose total principal balance makes up such component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage rate for any mortgage loan in the trust fund, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class Y and R certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2005-CD1 certificates (other than the class A-2FL, X, Y and R certificates) and the class
A-2FL REMIC II regular interest, on each payment date, will equal that class's or REMIC II regular interest's allocable share of the Total Principal Payment
Amount for that payment date.

     Subject to available funds and the priority of payments described under
"--Payments--Allocation of Payments on the One Court Square-Citibank Mortgage
Loan; Payments on the Class OCS Certificates" below, the portion of the Total
Principal Payment Amount payable with respect to the class OCS certificates on each payment date will equal the Class OCS Principal Payment Amount for that payment date. The Total Principal Payment Amount, net of the Class OCS Principal
Payment Amount, for any payment date is the Net Principal Payment Amount for that payment date.

                                      S-200

     In general, the portion of the Net Principal Payment Amount for any payment date consisting of the Loan Group No. 1 Principal Payment Amount (i.e., the
portion of the Net Principal Payment Amount attributable to loan group no. 1)
for that payment date will be allocated to the class A-1, A-1D, A-2FX, A-3, A-SB and A-4 certificates and the class A-2FL REMIC II regular interest on each payment date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, and

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the class A-SB certificates on, that payment date, over (b) the Class A-SB
               Planned Principal Balance for that payment date; and

     o    second, to the class A-1 certificates and the class A-1D certificates, on a pro rata basis by balance, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, reduced by any portion of that amount that is allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balances of the class A-1 certificates and the class A-1D certificates outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the class A-1 certificates and the class A-1D certificates on, that payment date; and

     o    third, to the class A-2FX certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by balance, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, reduced by any portion of the Loan Group No. 1
               Principal Payment Amount for that payment date that is allocable to the class A-SB, A-1 and/or A-1D certificates as described in the preceding two bullets, and

          2.   the total principal balance of the class A-2FX certificates and the class A-2FL REMIC II regular interest outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the class A-2FX certificates and the class A-2FL REMIC II regular interest on, that payment date; and

     o    fourth, to the class A-3 certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, reduced by any portion of the Loan Group No. 1
               Principal Payment Amount for that payment date that is allocable to the class A-SB, A-1, A-1D and/or A-2FX certificates and/or the class A-2FL REMIC II regular interest as described in the
               preceding three bullets, and

          2.   the total principal balance of the class A-3 certificates
               outstanding immediately prior to, plus any Mortgage Deferred
               Interest allocated to the class A-3 certificates on, that payment date; and

     o    fifth, to the class A-SB certificates, up to the lesser of--

                                      S-201

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, reduced by any portion of the Loan Group No. 1
               Principal Payment Amount for that payment date that is allocable to the class A-SB, A-1, A-1D, A-2FX and/or A-3 certificates and/or the class A-2FL REMIC II regular interest as described in the preceding four bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to, plus any Mortgage Deferred
               Interest allocated to the class A-SB certificates on, that payment date (as reduced by any portion of the Loan Group No. 1
               Principal Payment Amount for that payment date allocable to the class A-SB certificates as described in the fourth preceding bullet); and

     o    sixth, to the class A-4 certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, reduced by any portion of the Loan Group No. 1
               Principal Payment Amount for that payment date that is allocable to the class A-1, A-1D, A-2FX, A-3 and/or A-SB certificates and/or the class A-2FL REMIC II regular interest as described in the preceding five bullets, and

          2.   the total principal balance of the class A-4 certificates
               outstanding immediately prior to, plus any Mortgage Deferred
               Interest allocated to the class A-4 certificates on, that payment date.

     In general, the portion of the Net Principal Payment Amount that will be allocated to the class A-1A certificates on each payment date will equal the lesser of--

     o    the entire Loan Group No. 2 Principal Payment Amount (i.e., the portion of the Net Principal Payment Amount attributable to loan group
          no. 2) for that payment date; and

     o    the total principal balance of the class A-1A certificates immediately prior to, plus any Mortgage Deferred Interest allocated to the class
          A-1A certificates on, that payment date.

     If the Loan Group No. 1 Principal Payment Amount for any payment date exceeds the total principal balance of the class A-1, A-1D, A-2FX, A-3, A-SB and
A-4 certificates and the class A-2FL REMIC II regular interest outstanding immediately prior to, plus the total amount of any Mortgage Deferred Interest allocated to those classes of series 2005-CD1 certificates and the class A-2FL
REMIC II regular interest on, that payment date, then (following retirement of the class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire that class of series 2005-CD1 certificates.
Similarly, if the Loan Group No. 2 Principal Payment Amount for any payment date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the class
A-1A certificates on, that payment date, then (following retirement of the class
A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan No. 1 Principal Payment Amount for that payment date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance of the class A-SB certificates, including any Mortgage
Deferred Interest allocated to the class A-SB certificates on that payment date, to the Class A-SB Planned Principal Balance for that payment date; and, then, to the class A-1, A-1D, A-2FX, A-3, A-SB and A-4 certificates and the class A-2FL
REMIC II regular interest, in the order contemplated by clauses second through sixth of the second preceding paragraph, in each case up to the extent necessary to retire the subject class(es) of series 2005-CD1 certificates and/or the class
A-2FL REMIC II regular interest.

                                      S-202

     Notwithstanding the foregoing, if any two or more of the A-1, A-1D, A-2FL,
A-2FX, A-3, A-SB, A-4 and A-1A classes are outstanding as of the Senior
Principal Payment Cross-Over Date, then the Net Principal Payment Amount for each payment date thereafter will be allocable between the A-1, A-1D, A-2FX,
A-3, A-SB, A-4 and/or A-1A classes and the class A-2FL REMIC II regular interest, whichever are outstanding at that time, on a pro rata basis in accordance with their respective total principal balances immediately prior to, plus the respective amounts of any Mortgage Deferred Interest allocated to those classes and/or that REMIC II regular interest on, that payment date, in each case up to that total principal balance and the amount of that Mortgage Deferred
Interest. In addition, if the A-1, A-1D, A-2FX, A-3, A-SB, A-4 and A-1A classes and the class A-2FL REMIC II regular interest, or any two or more of them, are outstanding on the final payment date for the series 2005-CD1 certificates, then the Net Principal Payment Amount will be similarly allocated between them.

     WHILE THE CLASS A-1, A-1D, A-2FL, A-2FX, A-3, A-SB, A-4 AND/OR A-1A
CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE NET PRINCIPAL PAYMENT AMOUNT FOR
ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2005-CD1
PRINCIPAL BALANCE CERTIFICATES.

     Any distributions of principal allocated to the class A-2FL REMIC II regular interest will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class A-2FL certificates.

     Following the retirement of the class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB,
A-4 and A-1A certificates, the Net Principal Payment Amount for each payment date will be allocated to the respective classes of series 2005-CD1 principal balance certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of:

     o    the total principal balance of the subject class outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the subject class on, that payment date; and

     o    the portion of that Net Principal Payment Amount that remains unallocated to the A-1, A-1D, A-2FX, A-3, A-SB, A-4 and A-1A classes and the class A-2FL REMIC II regular interest and each other class, if any, listed above the subject class in the table below.

     ORDER OF ALLOCATION   CLASS
     -------------------   -----
     1st................    A-M
     2nd................    A-J
     3rd................     B
     4th................     C
     5th................     D
     6th................     E
     7th................     F
     8th................     G
     9th................     H
     10th...............     J
     11th...............     K
     12th...............     L
     13th...............     M
     14th...............     N
     15th...............     O
     16th...............     P
     17th...............     Q

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2005-CD1 PRINCIPAL
BALANCE CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY
PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL

                                      S-203

OTHER CLASSES OF SERIES 2005-CD1 PRINCIPAL BALANCE CERTIFICATES, IF ANY, LISTED
ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance (including the portion of any monthly debt service advance with respect to the One Court Square-Citibank Non-Pooled Portion) that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-CD1 principal balance certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest)
prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2005-CD1 certificates (exclusive of the class A-2FL certificates) and the class
A-2FL REMIC II regular interest, thereby reducing the payments of principal on the series 2005-CD1 principal balance certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest. As a result, the
Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, amounts otherwise distributable with respect to the class OCS certificates will not be available to reimburse advances or pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than the One Court Square-Citibank Mortgage Loan.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2005-CD1 principal balance certificates (exclusive of the class A-2FL and OCS certificates) and the class A-2FL REMIC II regular interest. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2005-CD1 principal balance certificates
(exclusive of the class A-2FL and OCS certificates) and the class A-2FL REMIC II regular interest. For purposes of determining the respective portions of the Net
Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2005-CD1 principal balance certificates (exclusive of the class
A-2FL and OCS certificates) and the class A-2FL REMIC II regular interest will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-CD1 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series
2005-CD1 principal balance certificates (exclusive of the class A-2FL certificates) or with respect to the class A-2FL REMIC II regular interest, then, subject to available funds and the priority of payments described under
"--Payments--Priority of Payments" and "--Payments--Allocation of

                                      S-204

Payments on the One Court Square-Citibank Mortgage Loan; Payments on the Class
OCS Certificates" below, the holders of that class or that REMIC II regular interest, as the case may be, will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" and "--Payments--Allocation of
Payments on the One Court Square-Citibank Mortgage Loan; Payments on the Class
OCS Certificates" below mean, in the case of any class of series 2005-CD1 principal balance certificates (exclusive of the class A-2FL certificates) and in the case of the class A-2FL REMIC II regular interest, for any payment date, the total amount to which the holders of that class or that REMIC II regular interest, as the case may be, are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class or that REMIC II regular interest, as the case may be, on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the
Standard Available P&I Funds (which are the Total Available P&I Funds, exclusive of the Class OCS Available P&I Funds) for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

ORDER OF        RECIPIENT
 PAYMENT      CLASS OR CLASSES              TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------
   1st              X*            From the entire Standard Available P&I Funds,
                                  interest up to the total interest payable on
                                  that class

           A-1, A-1D, A-2FL(1),   From the portion of the Standard Available P&I
               A-2FX, A-3,        Funds attributable to the mortgage loans in
              A-SB and A-4*       loan group no. 1, interest up to the total
                                  interest payable on those classes and that
                                  REMIC II regular interest, pro rata based on
                                  entitlement

                  A-1A*           From the portion of the Standard Available P&I
                                  Funds attributable to the mortgage loans in
                                  loan group no. 2, interest up to the total
                                  interest payable on that class

   2nd     A-1, A-1D, A-2FL(1),   Principal up to the Loan Group No. 1 Principal
                A-2FX, A-3,       Payment Amount (and, if the class A-1A
              A-SB and A-4**      certificates are retired, any remaining
                                  portion of the Loan Group No. 2 Principal
                                  Payment Amount), first to the class A-SB
                                  certificates, until the total principal
                                  balance of that class is reduced to the
                                  applicable Class A-SB Planned Principal
                                  Balance, and then to (a) the class A-1
                                  certificates and class A-1D certificates (on a
                                  pro rata basis by balance), (b) the class
                                  A-2FX certificates and the class A-2FL REMIC
                                  II regular interest (on a pro rata basis by
                                  balance), (c) the class A-3 certificates, (d)
                                  the class A-SB certificates and (e) the class
                                  A-4 certificates, in that order, in each case
                                  until retired

                  A-1A**          Principal up to the Loan Group No. 2 Principal
                                  Payment Amount (and, if the class A-4
                                  certificates are retired, any remaining
                                  portion of the Loan Group No. 1 Principal
                                  Payment Amount), to class A-1A until it is
                                  retired

   3rd     A-1, A-1D, A-2FL(1),   Reimbursement up to the loss reimbursement
             A-2FX, A-3, A-SB,    amounts for those classes, pro rata based on
              A-4 and A-1A**      entitlement, without regard to loan groups
--------------------------------------------------------------------------------

                                      S-205

ORDER OF        RECIPIENT
 PAYMENT      CLASS OR CLASSES              TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------

  4th              A-M            Interest up to the total interest payable on
                                  that class

  5th              A-M            Principal up to the total principal payable on
                                  that class

  6th              A-M            Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  7th              A-J            Interest up to the total interest payable on
                                  that class

  8th              A-J            Principal up to the total principal payable on
                                  that class

  9th              A-J            Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  10th              B             Interest up to the total interest payable on
                                  that class

  11th              B             Principal up to the total principal payable on
                                  that class

  12th              B             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  13th              C             Interest up to the total interest payable on
                                  that class

  14th              C             Principal up to the total principal payable on
                                  that class

  15th              C             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  16th              D             Interest up to the total interest payable on
                                  that class

  17th              D             Principal up to the total principal payable on
                                  that class

  18th              D             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  19th              E             Interest up to the total interest payable on
                                  that class

  20th              E             Principal up to the total principal payable on
                                  that class

  21st              E             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  22nd              F             Interest up to the total interest payable on
                                  that class

  23rd              F             Principal up to the total principal payable on
                                  that class

  24th              F             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  25th              G             Interest up to the total interest payable on
                                  that class

  26th              G             Principal up to the total principal payable on
                                  that class

  27th              G             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  28th              H             Interest up to the total interest payable on
                                  that class

  29th              H             Principal up to the total principal payable on
                                  that class

  30th              H             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  31st              J             Interest up to the total interest payable on
                                  that class

  32nd              J             Principal up to the total principal payable on
                                  that class

  33rd              J             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------

                                      S-206

ORDER OF        RECIPIENT
 PAYMENT      CLASS OR CLASSES              TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------
  34th              K             Interest up to the total interest payable on
                                  that class

  35th              K             Principal up to the total principal payable on
                                  that class

  36th              K             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  37th              L             Interest up to the total interest payable on
                                  that class

  38th              L             Principal up to the total principal payable on
                                  that class

  39th              L             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  40th              M             Interest up to the total interest payable on
                                  that class

  41st              M             Principal up to the total principal payable on
                                  that class

  42nd              M             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  43rd              N             Interest up to the total interest payable on
                                  that class

  44th              N             Principal up to the total principal payable on
                                  that class

  45th              N             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  46th              O             Interest up to the total interest payable on
                                  that class

  47th              O             Principal up to the total principal payable on
                                  that class

  48th              O             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  49th              P             Interest up to the total interest payable on
                                  that class

  50th              P             Principal up to the total principal payable on
                                  that class

  51st              P             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  52nd              Q             Interest up to the total interest payable on
                                  that class

  53rd              Q             Principal up to the total principal payable on
                                  that class

  54th              Q             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  55th              R             Any remaining Standard Available P&I Funds
--------------------------------------------------------------------------------

----------
*    If the portion of the Standard Available P&I Funds allocable to pay interest on any one or more of the A-1, A-1D, A-2FX, A-3, A-SB, A-4, A-1A and X classes and the class A-2FL REMIC II regular interest, as set forth in the table above, is insufficient for that purpose, then the Standard
     Available P&I Funds will be applied to pay interest on all those classes and that REMIC II regular interest, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-1D, A-2FX, A-3 and/or A-4 certificates and/or the class A-2FL REMIC
     II regular interest on any given payment date until the total principal balance of the class A-SB certificates is paid down to the then applicable
     Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2FX certificates and the class A-2FL
     REMIC II regular interest until the total principal balances of the class
     A-1 and A-1D certificates are reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-1, A-1D and A-2FX certificates and the class A-2FL REMIC II regular interest is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-1, A-1D, A-2FX and A-3 certificates and the class A-2FL
     REMIC II regular interest is reduced to zero, and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-1, A-1D, A-2FX, A-3 and A-SB certificates and the class A-2FL REMIC II regular interest is reduced to zero.
     Furthermore, for purposes of receiving distributions of principal from the
     Loan Group No. 1 Principal Payment Amount, the holders of the class A-1,
     A-1D, A-2FX, A-3, A-SB and A-4 certificates and the class A-2FL REMIC II

                                      S-207

     regular interest will have a prior right, relative to the holders of the class A-1A certificates, to any available funds attributable to loan group
     no. 1; and, for purposes of receiving distributions of principal from the
     Loan Group No. 2 Principal Payment Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class
     A-1, A-1D, A-2FX, A-3, A-SB and A-4 certificates and the class A-2FL REMIC
     II regular interest, to any available funds attributable to loan group no.
     2. However, if any two or more of the A-1, A-1D, A-2FL, A-2FX, A-3, A-SB,
     A-4 and A-1A classes are outstanding as of the Senior Principal
     Distribution Cross-Over Date, or if all or any two or more of those classes are outstanding on the final payment date for the series 2005-CD1 certificates, then payments of principal on the outstanding class A-1,
     A-1D, A-2FX, A-3, A-SB, A-4 and A-1A certificates and the class A-2FL REMIC
     II regular interest will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

(1)  Refers to class A-2FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-2FL REMIC II regular interest will be paid to the trustee's floating rate account for distribution to the holders of the class A-2FL certificates and/or the swap counterparty on the subject payment date.

     Allocation of Payments on the One Court Square-Citibank Mortgage Loan;
Payments on the Class OCS Certificates. On or prior to each payment date, amounts received during the related collection period with respect to the One
Court Square-Citibank Mortgage Loan, together with any amounts advanced with respect to the One Court Square-Citibank Mortgage Loan, subject to adjustment for interest reserve amounts with respect to the One Court Square-Citibank
Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to the One Court Square-Citibank Mortgage Loan under the series 2005-CD1 pooling and servicing agreement (the foregoing constituting the "One Court
Square-Citibank Available Funds"), will generally be applied as follows:

     o    if no monetary event of default or other material non-monetary event of default that results in a transfer of the One Court Square-Citibank mortgage loan to special servicing has occurred and is continuing (or if a monetary event of default has occurred and is continuing, the
          Majority Class OCS Certificateholders have cured that monetary event of default or, in the case of a material non-monetary event of default have either cured that event of default or are diligently pursuing the cure thereof, in accordance with the terms of the series 2005-CD1 pooling and servicing agreement), the One Court Square-Citibank
          Available Funds will be applied, first, to scheduled interest (other than Default Interest), calculated in accordance with the terms of the series 2005-CD1 pooling and servicing agreement, with respect to the
          One Court Square-Citibank Pooled Portion, second, to scheduled interest (other than Default Interest), calculated in accordance with the terms of the series 2005-CD1 pooling and servicing agreement, with respect to the One Court Square-Citibank Non-Pooled Portion, and
          third, to scheduled, involuntary and voluntary payments (or advances in lieu thereof) of principal with respect to the One Court
          Square-Citibank Pooled Portion and the One Court Square-Citibank
          Non-Pooled Portion, allocable between them based upon their respective
          Allocated Principal Balances; and

     o    if a monetary event of default or other material non-monetary event of default that results in a transfer of the One Court Square-Citibank mortgage loan to special servicing has occurred and is continuing (and that event of default has not been cured by the Majority Class OCS
          Certificateholders and, in the case of a material non-monetary event of default are not diligently pursuing the cure thereof, in accordance with the terms of the series 2005-CD1 pooling and servicing agreement), the One Court Square-Citibank Available Funds will be applied, first, to accrued and unpaid interest (other than Default
          Interest), calculated in accordance with the terms of the series
          2005-CD1 pooling and servicing agreement, with respect to the One
          Court Square-Citibank Pooled Portion, second, to scheduled payments
          (or advances in lieu thereof) of principal with respect to the One
          Court Square-Citibank Pooled Portion (to the extent actually collected, after allocating collections on the One Court
          Square-Citibank Mortgage Loan to interest on the One Court
          Square-Citibank Mortgage Loan), third, to accrued and unpaid interest
          (other than Default Interest), calculated in accordance with the terms of the series 2005-CD1 pooling and servicing agreement, with respect to the One Court Square-Citibank Non-Pooled Portion, fourth, to principal of the One Court Square-Citibank Pooled Portion, until the
          Allocated Principal

                                      S-208

          Balance thereof is reduced to zero; fifth, to principal of the One
          Court Square-Citibank Non-Pooled Portion, until the Allocated
          Principal Balance thereof is reduced to zero; and sixth, to such other items as may be specified in the series 2005-CD1 pooling and servicing agreement.

     Amounts allocated to the One Court Square-Citibank Pooled Portion as described above will be part of the Standard Available P&I Funds and amounts allocated to the One Court Square-Citibank Non-Pooled Portion as described above will constitute the Class OCS Available P&I Funds.

     On each payment date, the trustee will apply the Class OCS Available P&I
Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Class
OCS Available P&I Funds:

     o    first, to make distributions of interest to the holders of the class
          OCS certificates up to the total interest distributable on that class on that payment date;

     o    second, to make distributions of principal to the holders of the class
          OCS certificates up to an amount (not to exceed the total principal balance of the class OCS certificates outstanding immediately prior to, together with all Mortgage Deferred Interest allocated to the class OCS certificates for, such payment date) (such amount, the
          "Class OCS Principal Payment Amount") equal to all principal amounts allocable to the One Court Square-Citibank Non-Pooled Portion for that payment date;

     o    third, to make distributions to the holders of the class OCS certificates, up to an amount equal to, and in reimbursement of, all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below;

     o    fourth, to apply any remaining Class OCS Available P&I Funds as described in the series 2005-CD1 pooling and servicing agreement.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of series 2005-CD1 principal balance certificates (exclusive of the class A-2FL, K, L, M, N, O, P,
Q and OCS certificates) and to the floating rate account with respect to the class A-2FL REMIC II regular interest, if any such class or REMIC II regular interest, as the case may be, is then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2005-CD1 principal balance certificates and/or that REMIC
II regular interest, the product of--

     o    the full amount of that prepayment consideration, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2005-CD1 principal balance certificates or that REMIC II regular interest, as the case may be, for the corresponding interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

                                      S-209

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2005-CD1 certificates or that REMIC II regular interest, as the case may be, on that payment date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total
          Principal Payment Amount for that payment date attributable to the loan group that includes the prepaid mortgage loan.

     For the purpose of the foregoing, the relevant discount rate will be the discount rate specified in the mortgage loan documents for the subject underlying mortgage loan.

     On each payment date, immediately following the distributions described above in this "--Payments of Prepayment Premiums and Yield Maintenance Charges"
subsection, the trustee will thereafter remit any remaining portion of the subject prepayment consideration distributable on that payment date to the holders of the class X certificates.

     After the payment date on which the total principal balance of all classes of the offered certificates has been reduced to zero, the trustee will pay any prepayment consideration collected on the underlying mortgage loans, entirely to the holders of one or more non-offered classes of series 2005-CD1 certificates.

     For so long as the swap agreement relating to the class A-2FL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
A-2FL REMIC II regular interest will be payable to the swap counterparty. If the swap agreement relating to the class A-2FL certificates is no longer in effect or there is a continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class A-2FL REMIC II regular interest will be payable to the holders of the class A-2FL certificates.

     Neither we nor any of the underwriters makes any representation as to:

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge; or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement.

     Payments on the Class A-2FL Certificates. On each payment date, for so long as the total principal balance of the class A-2FL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the floating rate account (exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

     o    first, to make distributions of interest to the holders of the class
          A-2FL certificates, up to an amount equal to the Class A-2FL Interest
          Distribution Amount for the subject payment date;

     o    second, to make distributions of principal to the holders of the class
          A-2FL certificates, up to the Class A-2FL Principal Distribution
          Amount for the subject payment date, until the total principal balance of that class is reduced to zero; and

     o    third, to reimburse the holders of the class A-2FL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as

                                      S-210

          discussed under "--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below.

     For so long as the swap agreement relating to the class A-2FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class A-2FL Interest Distribution Amount" with respect to any payment date will generally be equal to: (a) all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-2FL certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A) 5.1200% and (B) the total principal balance of the class A-2FL certificates immediately prior to the subject payment date, over (ii) the lesser of (A) 1/12th of the product of (1) the Weighted Average Pool Pass-Through Rate for the subject payment date, multiplied by (2) the total principal balance of the class A-2FL REMIC II regular interest immediately prior to the subject payment date and (B) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that payment date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i) interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that payment date exceeds (ii) 1/12th of the product of (A) 5.1200%, multiplied by (B) the notional amount of the swap agreement for that payment date. All or a portion of the amount described in clause (c) of the prior sentence with respect to any payment date may be payable to the swap counterparty if, with respect to any prior payment date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior payment date without regard to any such reduction. Notwithstanding the foregoing, if there is a continuing Swap Payment Default under the swap agreement, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class A-2FL Interest Distribution Amount"
with respect to any payment date will be the amount of interest distributions with respect to the class A-2FL REMIC II regular interest on such payment date pursuant to the priority of distributions.

     With respect to any payment date, the "Class A-2FL Principal Distribution
Amount" will be an amount equal to the amount of principal allocated to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on such payment date.

     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class A-2FL REMIC II regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment
Default under the swap agreement, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-2FL REMIC II regular interest will be payable to the holders of the class A-2FL certificates.

     See "--Payments--Priority of Payments" and "Description of the Swap
Agreement" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The class Y certificates will entitle holders to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of or on behalf of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining:

     o    payments on the series 2005-CD1 certificates and/or the class A-2FL
          REMIC II regular interest;

                                      S-211

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2005-CD1 certificates and/or the class A-2FL REMIC II regular interest; and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2005-CD1 pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total
Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property administered in accordance with the series 2005-CD1 pooling and servicing agreement will be applied:

     o    first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO
          Property and select other items; and

     o    thereafter, as collections of principal, interest and other amounts due on the related underlying mortgage loan (or, if the REO Property relates thereto, on the subject Serviced Loan Combination).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan in the trust fund as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2005-CD1 principal balance certificates
(exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest.

     On each payment date, following the payments to be made to the series
2005-CD1 certificateholders (exclusive of the class A-2FL and OCS certificates)
and with respect to the class A-2FL REMIC II regular interest on that payment date, the trustee will allocate to the respective classes of the series 2005-CD1 principal balance certificates (exclusive of the class A-2FL and OCS certificates) and the class A-2FL REMIC II regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class(es) or REMIC II regular interest, the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior payment date, but only to the extent that the total Stated Principal Balance of the mortgage pool (reduced by the Allocated Principal Balance of the One Court
Square-Citibank Non-Pooled Portion) that will be outstanding immediately following that payment date exceeds the total principal balance of the series
2005-CD1 principal balance certificates (exclusive of the class A-2FL and OCS certificates) and the class A-2FL REMIC II regular interest following all payments made to series 2005-CD1 certificateholders (exclusive of the class
A-2FL and OCS certificates) and with respect to the class A-2FL REMIC II regular interest on that payment date.

                                      S-212

ORDER OF ALLOCATION                  CLASS
-------------------   -----------------------------------
1st................                    Q
2nd................                    P
3rd................                    O
4th................                    N
5th................                    M
6th................                    L
7th................                    K
8th................                    J
9th................                    H
10th...............                    G
11th...............                    F
12th...............                    E
13th...............                    D
14th...............                    C
15th...............                    B
16th...............                   A-J
17th...............                   A-M
18th...............   A-1, A-1D, A-2FL, A-2FX, A-3, A-SB,
                                 A-4 and A-1A*

----------
*    Pro rata based on the respective total principal balances thereof.

     The reference in the foregoing table to "A-2FL" means the class A-2FL REMIC
II regular interest. However, any reduction in the total principal balance of the class A-2FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-2FL certificates.

     In no event will the total principal balance of the class A-2FL REMIC II regular interest or any class of series 2005-CD1 principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series 2005-CD1 principal balance certificates listed above it in the table has been reduced to zero.

     Notwithstanding the foregoing, all Realized Losses and Additional Trust
Fund Expenses, if any, in respect of or related to the One Court Square-Citibank
Mortgage Loan will be allocated--

     o    first, to the class OCS certificates, up to the total principal balance of the subject class; and

     o    then, to the respective classes of series 2005-CD1 principal balance certificates (exclusive of the class A-2FL and OCS certificates) and the class A-2FL REMIC II regular interest as described above in this
          "--Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses" section.

     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of series 2005-CD1 principal balance certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest will be made by reducing the total principal balance of such class by the amount so allocated.

                                      S-213

     The Realized Loss with respect to a defaulted mortgage loan, or related REO
Property, in the trust fund as to which a final recovery determination has been made, is an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the commencement of the collection period in which the final recovery determination was made, together with--

          1.   all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the final recovery determination was made, exclusive, however, of any portion of that interest that represents Default Interest,
               Post-ARD Additional Interest, prepayment premiums and yield maintenance charges; and

          2.   all (or, if the subject underlying mortgage loan is part of a
               Loan Combination, the appropriate allocable share) of the related unreimbursed servicing advances, together with interest accrued thereon; over

     o    all payments and proceeds, if any, received in respect of such mortgage loan or, to the extent allocable thereto, in respect of any related REO Property, as the case may be, during the collection period in which such final recovery determination was made, and without regard to any payments and proceeds allocable to any related Non-Trust
          Loan.

     A final recovery determination is a determination made by the special servicer that all amounts collectible with respect to a defaulted mortgage loan, or related REO Property, in the trust fund have been received.

     If any portion of the debt due under any underlying mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD
Additional Interest, also will be treated as a Realized Loss.

     Realized Losses may include advances (and interest accrued thereon) that are determined to be nonrecoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the
Mortgage Pool, but only after a final recovery determination has been made with respect to that mortgage loan or a related REO Property.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and/or Default Interest actually collected on the related underlying mortgage loan as provided in the series 2005-CD1 pooling and servicing agreement;

     o    the cost of certain property inspections by the special servicer at the expense of the trust, which cost is not covered out of late payment charges and/or Default Interest actually collected on the related underlying mortgage loan as provided in the series 2005-CD1 pooling and servicing agreement;

     o    the cost of various opinions of counsel and other legal and tax accounting advice required or permitted to be obtained in connection with (a) the servicing of the underlying mortgage loans, (b) the administration of the other trust assets, (c) certain amendments to the series 2005-CD1

                                      S-214

          pooling and servicing agreement and (d) the recording of the series
          2005-CD1 pooling and servicing agreement;

     o    to the extent not otherwise covered by a servicing advance, the cost of any appraiser or other expert in real estate matters retained under the series 2005-CD1 pooling and servicing agreement;

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and various related persons and entities described under "Description of the Governing Documents--Matters Regarding the Trustee" in the
               accompanying prospectus,

          2.   any reimbursements and indemnifications to the master servicer, the special servicer, us and various related persons and entities described under "Description of the Governing Documents--Matters
               Regarding the Master Servicer, the Special Servicer, the Manager
               and Us" in the accompanying prospectus,

          3.   the cost of recording the series 2005-CD1 pooling and servicing agreement; and

          4.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes" in the accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the related borrower; and

     o    any amounts expended on behalf of the trust to test for and/or remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under
          "Servicing of the Underlying Mortgage Loans--Realization Upon
          Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees and special servicing fees and, in the case of the Outside Serviced Mortgage Loan, net of servicing fees payable to the applicable Outsider Servicer that are equivalent to master servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the underlying mortgage loans--including the One Court Square-Citibank
          Non-Pooled Portion--during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists.
The interest portion of any monthly debt service

                                      S-215

advance required to be made with respect to any such underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal:

     o    the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; reduced (to not less than zero) by

     o    with respect to each class of series 2005-CD1 principal balance certificates (or, if applicable, the class A-2FL REMIC II regular interest) to which any portion of the subject Appraisal Reduction
          Amount is allocated, one month's interest (calculated on a 30/360
          Basis) on the portion of the subject Appraisal Reduction Amount allocated to that class or REMIC II regular interest, as the case may be, at the applicable pass-through rate.

     Appraisal Reduction Amounts will be allocated to the respective classes of the series 2005-CD1 principal balance certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest, in each case up to
(but without any reduction in) the related outstanding total principal balance thereof, in the following order: (a) if the subject Appraisal Reduction Amount relates to any mortgage loan other than the One Court Square-Citibank Mortgage
Loan, then first, to the Q, P, O, N, M, L, K, J, H, G, F, E, D, C, B, A-J and
A-M classes, in that order; and then, to the class A-2FL REMIC II regular interest and the A-1, A-1D, A-2FX, A-3, A-SB, A-4 and A-1A classes, on a pro rata basis by balance; and (b) if the subject Appraisal Reduction Amount relates to the One Court Square-Citibank Mortgage Loan, then first, to the OCS, Q, P, O,
N, M, L, K, J, H, G, F, E, D, C, B, A-J and A-M classes, in that order; and
last, to the class A-2FL REMIC II regular interest and the A-1, A-1D, A-2FX,
A-3, A-SB, A-4 and A-1A classes, on a pro rata basis by balance.

     With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 2005-CD1 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2005-CD1 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest.

     If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. If the trustee fails to make a required advance and the fiscal agent is aware of that failure, the fiscal agent will be obligated to make that advance. See
"--The Trustee" and "--The Fiscal Agent" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. None of the master servicer, the trustee or the fiscal agent will be obligated to make any monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable (together with interest thereon) out of collections on that mortgage loan. The trustee and the fiscal agent will be entitled to conclusively rely on any determination of nonrecoverability made by the master servicer, and the master servicer, the trustee and the fiscal agent, in the case of a specially serviced mortgage loans and REO Properties, must conclusively rely on any determination of nonrecoverability made by the special servicer. If the master servicer, the trustee or the fiscal agent makes any monthly debt service advance with respect to any underlying mortgage loan (including the One Court Square-Citibank
Non-Pooled Portion) that it subsequently determines will not be recoverable
(together with interest thereon) out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described below, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the
Certificates--Advances" in the accompanying prospectus and "Servicing of the
Underlying Mortgage Loans--Collection Account" in this prospectus supplement.

                                      S-216

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any monthly debt service advance (including the portion of any monthly debt service advance made with respect to the One Court Square-Citibank Non-Pooled Portion) that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-CD1 principal balance certificates on the related payment date (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-CD1 certificates, thereby reducing the payments of principal on the series 2005-CD1 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, amounts otherwise payable with respect to the class OCS certificates will not be available to reimburse advances on any underlying mortgage loan other than the
One Court Square-Citibank Mortgage Loan.

     In making a recoverability determination in accordance with the series
2005-CD1 pooling and servicing agreement, the master servicer, the special servicer, the trustee and the fiscal agent may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

     Notwithstanding the foregoing, upon a determination that a previously made monthly debt service advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable monthly debt service advance (together with accrued and unpaid interest thereon) over a period of time (not to exceed more than 12 months without the consent of the series 2005-CD1 controlling class representative) and the unreimbursed portion of such advance will accrue interest at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable monthly debt service advance over time, or not to do so, benefits some classes of series
2005-CD1 certificateholders to the detriment of other classes of series 2005-CD1 certificateholders will not, with respect to the master servicer, constitute a violation of the Servicing Standard or, with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to the series
2005-CD1 certificateholders and/or contractual duty under the series 2005-CD1 pooling and servicing agreement. In the event that the master servicer, the trustee or the fiscal agent, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer, the trustee or the fiscal agent, as applicable, will be required to give S&P and Moody's at least
15 days' notice prior to any such reimbursement, unless the master servicer, the trustee or the fiscal agent, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2005-CD1 pooling and servicing agreement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on monthly debt service advances made by it out of its own funds with respect to the underlying mortgage loans. That interest will accrue on the amount of each such monthly debt service advance, and compound annually, for so long as that advance is outstanding -- or, if the advance was made during the grace period for the subject monthly debt

                                      S-217

service payment, for so long as that advance is outstanding from the end of that grace period -- at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any such monthly debt service advance will be payable:

     o    first, out of any Default Interest and/or late payment charge collected on the related underlying mortgage loan during the collection period in which that monthly debt service advance is reimbursed; and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest collected during the following 12 months on the underlying mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer. With respect to the Loews Universal Hotel Portfolio Loan Combination, in the case of clause first above, only Default Interest and late payment charges allocated to the Loews Universal Hotel Portfolio Mortgage Loan (as provided in the related intercreditor agreement and after application of such amounts to interest on servicing advances under the Series 2005-CIBC12 pooling and servicing agreement)
will be available to pay interest accrued on the related monthly debt service advance.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series 2005-CD1 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued
to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date.
The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the
REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an REO
Property. Assumed monthly debt service payments for an ARD Loan will not include
Post-ARD Additional Interest or accelerated amortization payments.

                                      S-218

     None of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any P&I advance with respect to any of the
Non-Trust Mortgage Loans.

     With respect to the Loews Universal Hotel Portfolio Mortgage Loan, the
master servicer will be required (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable monthly debt service advance on such mortgage loan or that any proposed monthly debt service advance, if made, would constitute a nonrecoverable monthly debt service advance with respect to such mortgage loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding one of the Loews Universal Hotel Portfolio Pari Passu Non-Trust Loans. If the master servicer determines, in accordance with the provisions of the series 2005-CD1 pooling and servicing agreement, that a proposed monthly debt service advance with respect to the Loews Universal Hotel Portfolio Mortgage Loan, if made, or any outstanding monthly debt service advance with respect to such mortgage loan previously made, would be, or is, as applicable, a nonrecoverable advance, the master servicer will be required to provide the servicer of each securitization that holds a Loews Universal Hotel Portfolio Pari Passu Non-Trust Loan written notice of such determination within one business day of the date of such determination. If the master servicer receives written notice from any such servicer that it has determined, with respect to a Loews Universal Hotel
Portfolio Pari Passu Non-Trust Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the series 2005-CD1 certificateholders and neither the master servicer nor the trustee will be permitted to make any additional monthly debt service advances with respect to the related mortgage loan unless the master servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to the Loews Universal Hotel
Portfolio Loan Combination have changed such that a proposed monthly debt service advance in respect of the related mortgage loan would be recoverable;
provided, however, that such determination will not be so binding on the series
2005-CD1 certificateholders, the master servicer, the trustee or the fiscal agent in the event that the servicer that made such determination is not approved as a master servicer by each of the rating agencies. Notwithstanding the foregoing, if the servicer of a Loews Universal Hotel Portfolio Pari Passu
Non-Trust Loan determines that any advance of principal and/or interest with respect to such Loews Universal Hotel Portfolio Pari Passu Non-Trust Loan would be recoverable, then the master servicer will continue to have the discretion to determine that any proposed monthly debt service advance or outstanding monthly debt service advance would be, or is, as applicable, a nonrecoverable monthly debt service advance. Once such a nonrecoverability determination is made by the master servicer or the trustee receives written notice of such nonrecoverability determination by any of the other servicers, none of the master servicer, the trustee or the fiscal agent will be permitted to make any additional monthly debt service advances with respect to the Loews Universal Hotel Portfolio
Mortgage Loan except as set forth in this paragraph.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to provide or otherwise make available as described under
"--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee, a payment date statement substantially in the form of Annex D to this prospectus supplement.

     On the second business day prior to each determination date, the special servicer will deliver or cause to be delivered to the master servicer the following reports with respect to the specially serviced mortgage loans and any
REO Properties (other than Outside Serviced Mortgage Loan and any Outside
Administered REO Property) in the trust fund, providing the required information as of the end of the preceding calendar month: (i) a CMSA property file; (ii) a
CMSA comparative financial status report and (iii) a CMSA financial file. On the first business day following each determination date, the special servicer will deliver or cause to be delivered to the

                                      S-219

master servicer the following reports with respect to the mortgage loans and, if applicable, the related REO Properties (or, as to clause (iv) below, only with respect to specially serviced mortgage loans) (other than the Outside Serviced
Mortgage Loan and any Outside Administered REO Property) providing the required information as of such determination date: (i) a CMSA historical liquidation report; (ii) a CMSA historical loan modification and corrected mortgage loan report; (iii) a CMSA REO status report; (iv) a CMSA loan level reserve/LOC report and (v) a CMSA delinquent loan status report.

     On the second business day prior to each payment date, the master servicer will be required to furnish to the trustee the CMSA loan periodic update file providing the required information for the mortgage loans as of the related determination date.

     On the third business day after each determination date, the master servicer will be required to deliver or cause to be delivered to the trustee (in electronic format acceptable to the master servicer and the trustee) the following reports with respect to the mortgage pool (which reports are to include any relevant information received from the Outside Servicers with respect to the Outside Serviced Mortgage Loan): (A) the most recent CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report and CMSA REO status report received from the special servicer; (B) a CMSA property file, a CMSA comparative financial status report and a CMSA financial file, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the special servicer and the master servicer); (C) a CMSA loan level reserve/LOC report, a CMSA delinquent loan status report and a CMSA advance recovery report, each with the required information as of such determination date (in each case combining the reports prepared by the special servicer and the master servicer);
and (D) a CMSA servicer watch list with the required information as of such determination date.

     The master servicer will be entitled, absent manifest error, to conclusively rely on the reports to be provided by the special servicer and the
Outside Servicers as described above. The trustee will be entitled, absent manifest error, to conclusively rely on the CMSA loan periodic update file to be provided by the master servicer. In the case of information or reports to be furnished by the master servicer to the trustee, to the extent that such information is based on reports to be provided by the special servicer or an
Outside Servicer and to the extent that such reports are to be prepared and delivered by the special servicer or an Outside Servicer, the master servicer will have no obligation to provide such information or reports until it has received such information or reports from the special servicer or that Outside
Servicer, as the case may be, and the master servicer will not be in default due to a delay in providing the reports to the extent caused by the special servicer's or an Outside Servicer's failure to timely provide any report.

     In addition, the special servicer with respect to each specially serviced mortgage loan and REO Property, and the master servicer with respect to each non-specially serviced mortgage loan, will each prepare or, if previously prepared, update an operating statement analysis report for the related mortgaged real property or REO Property, as the case may be. Subject to the conditions set forth in the last paragraph under "--Other Information" below, the master servicer and the special servicer will make available to the trustee, the series 2005-CD1 controlling class representative, any certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), in each case upon request, all of the operating statement analysis reports so prepared or updated; provided, that if the requesting party is a certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), the master servicer or the special servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing any copies. See "Servicing of the Underlying Mortgage
Loans--Inspections; Collection of Operating Information" in this prospectus supplement.

     Each CMSA file or report will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2005-CD1

                                      S-220

certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by
DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series
2005-CD1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2005-CD1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. On each payment date, the trustee will make available to Privileged Persons via its internet website, which is currently located at "www.etrustee.net", (i) the monthly payment date statement,
(ii) the CMSA loan periodic update file, CMSA loan setup file, CMSA bond file and CMSA collateral summary file, (iii) the Unrestricted Servicer Reports, (iv)
as a convenience for Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus and the series 2005-CD1 pooling and servicing agreement, and (v) any other items at the request of the Depositor. In addition, on or prior to each payment date, the trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports, (ii) the CMSA property file and (iii) any other items at the request of the Depositor. The trustee will provide access to such restricted reports, upon request, to each Privileged
Person.

     The trustee will not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume no responsibility therefor. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to its internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with, and in compliance with the terms of, the series 2005-CD1 pooling and servicing agreement.

     The master servicer and the special servicer may each, but neither is required to, make available on or prior to the payment date in each month to any interested party via its internet website (i) the monthly payment date statement, (ii) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the series 2005-CD1 pooling and servicing agreement, the accompanying prospectus and this prospectus supplement and (iii) any other items at our request. In addition, the master servicer and the special servicer may each, but neither is required to, make available each month via its internet website (i) to any interested party, the
Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA loan periodic update file, and (ii) to any Privileged Person, with the use of a password provided by the master servicer, the Restricted Servicer Reports, the
CMSA financial file and the CMSA property file. Any Restricted Servicer Report or Unrestricted Servicer Report that is not available on the master servicer's internet website as described in the immediately preceding sentence by 5:00 p.m.
(New York City time) on the related payment date, will be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the master servicer, upon request, to any person otherwise entitled to access such report on the master servicer's internet website.

     In connection with providing access to the master servicer's or the special servicer's internet website, the master servicer or the special servicer, as applicable, may require registration and the acceptance of a disclaimer.

                                     S-221

     Other Information. The series 2005-CD1 pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses 1, 2
(other than monthly payment date statements, this prospectus supplement and the accompanying prospectus), 3, 5, 6, 8, 9 and 10), the special servicer (with respect to the items in clauses 3, 7, 8 (with respect to specially serviced mortgage loans), 9 and 10) and the trustee (with respect to the items in clauses
2, 3, 4 and 9 below and to the extent any other items are in its possession) to make available at their respective offices, upon ten days' prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the master servicer, the special servicer or the trustee, as the case may be, as a prospective transferee of an offered certificate or any interest in an offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), originals or copies of, among other things, the following items:

     1.   the series 2005-CD1 pooling and servicing agreement, including exhibits, and any amendments to the series 2005-CD1 pooling and servicing agreement;

     2.   this prospectus supplement and the accompanying prospectus, all monthly payment date statements delivered, or otherwise electronically made available, to series 2005-CD1 certificateholders since the date of initial issuance of the offered certificates, and all reports, statements and analyses delivered, as described under the heading
          "--Certificateholder Reports" above, by the master servicer since the date of initial issuance of the offered certificates;

     3.   all officer's certificates delivered to the trustee by the master servicer and/or the special servicer (in the case of the master servicer and the special servicer, only with respect to officer's certificates delivered by that party) since the date of initial issuance of the certificates, as described under "Servicing of the
          Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     4.   all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     5.   the most recent inspection report with respect to each mortgaged real property for an underlying mortgage loan prepared by the master servicer or received by the master servicer from the special servicer and any environmental assessments prepared, in each case as described under "Servicing of the Underlying Mortgage Loans--Inspections;
          Collection of Operating Information" in this prospectus supplement;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan collected or otherwise received by the master servicer as described under
          "Servicing of the Underlying Mortgage Loans--Inspections; Collection
          of Operating Information" in this prospectus supplement;

     7.   any and all modifications, waivers and amendments of the terms of an underlying mortgage loan entered into by the special servicer and the asset status report prepared pursuant the series 2005-CD1 pooling and servicing agreement;

     8.   all of the servicing files with respect to the underlying mortgage loans (exclusive of any items therein that may not be disclosed by reason of contract or applicable law);

     9.   any and all officers' certificates and other evidence delivered by the master servicer or the special servicer, as the case may be (and only with respect to officer's certificates delivered by that

                                     S-222

          party), to support its determination that any advance was, or if made, would be, a Nonrecoverable Advance, including appraisals affixed thereto and any required appraisal; and

     10.  all CMSA operating statement analyses and CMSA NOI adjustment worksheets maintained by the master servicer or the special servicer
          (and only with respect to those items maintained by that party).

Copies of any and all of the foregoing items will be available from the master servicer, the special servicer or the trustee, as the case may be, upon request.
However, the master servicer, the special servicer or the trustee, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

     In connection with providing access to or copies of the items described above, the trustee, the master servicer or the special servicer, as applicable, may require:

     o    in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2005-CD1 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), confirmation executed by the requesting person or entity, in the form attached to the series 2005-CD1 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates (or a licensed or registered investment adviser representing a prospective purchaser), is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     In addition, any holder of an offered certificate will be deemed, by virtue of its acceptance of that certificate, to keep confidential any information received by it from the trustee, the master servicer or the special servicer as described above.

VOTING RIGHTS

     The voting rights for the series 2005-CD1 certificates will be allocated as follows:

     o    96.0% of the voting rights will be allocated to the class A-1, A-1D,
          A-2FL, A-2FX, A-3, A-SB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J,
          K, L, M, N, O, P, Q and OCS certificates in proportion to the respective total principal balances of those classes;

     o    4.0% of the voting rights will be allocated to the class X certificates; and

     o    0.0% of the voting rights will be allocated to the class R and Y certificates;

provided that, solely for the purpose of determining the voting rights of the classes of certificates specified in the first bullet, the aggregate Appraisal
Reduction Amount (determined as set forth herein) will be treated as Realized
Losses with respect to the calculation of the total principal balances of such certificates; and provided, further,

                                     S-223

that the aggregate Appraisal Reduction Amount will not reduce the total principal balance of any class for purposes of determining the series 2005-CD1 controlling class, the series 2005-CD1 controlling class representative or the
Majority Controlling Class Certificateholder.

     Voting rights allocated to a class of series 2005-CD1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2005-CD1 pooling and servicing agreement will terminate following the earliest of:

     1.   the final payment or advance on, or other liquidation of, the last mortgage loan (including the One Court Square-Citibank Non-Pooled
          Portion) or related REO Property remaining in the trust fund; and

     2.   the purchase of all of the mortgage loans (including the One Court
          Square-Citibank Non-Pooled Portion) and REO Properties remaining in the trust fund by the special servicer, the Majority Controlling Class
          Certificateholder or the master servicer, in that order of preference.

     Written notice of termination of the series 2005-CD1 pooling and servicing agreement will be given to each series 2005-CD1 certificateholder. The final payment with respect to each series 2005-CD1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2005-CD1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, the Majority Controlling Class
Certificateholder or the master servicer of all the mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               (a)  all unpaid and unadvanced interest, other than Default
                    Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

               (b)  all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties
                    that made them, and

          2.   the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser selected by the master servicer and approved by the trustee; minus

     o    if the purchaser is the master servicer or the special servicer, the aggregate amount of unreimbursed advances made by that servicer, together with any interest accrued and payable to that servicer in respect of unreimbursed advances in accordance with the series
          2005-CD1 pooling and servicing agreement and any unpaid master servicing fees or special servicing fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the master servicer or the special servicer, as the case may be, in connection with such purchase).

                                     S-224

That purchase will result in early retirement of the then outstanding series
2005-CD1 certificates. However, the right of the special servicer, the Majority
Controlling Class Certificateholder or the master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool, including the One Court Square-Citibank Non-Pooled Portion, be
less than 1.0% of the initial total principal balance of all the series 2005-CD1 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-CD1 certificateholders, will constitute part of the Total Available P&I Funds for the final payment date.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of all the series 2005-CD1 certificateholders. The corporate trust office of the trustee is located at 135 S. LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services
Group--CD 2005-CD1 Commercial Mortgage Trust.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times:

     o    be authorized under those laws to exercise trust powers;

     o    have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by federal or state banking authority.

If the subject corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-CD1 certificates in its own name. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     There will not be any monthly trustee fee payable to the trustee. It will, however, be permitted to retain investment income earned on amounts on deposit in the payment account.

     See also "Description of the Governing Documents--The Trustee", "--Duties
of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The
Netherlands, will act as fiscal agent pursuant to the series 2005-CD1 pooling and servicing agreement. The fiscal agent's office is located

                                     S-225

at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securities and Trust Services Group--CD 2005-CD1 Commercial Mortgage Trust. The
fiscal agent will be deemed to have been removed in the event of the resignation or removal of the trustee.

     The fiscal agent will make no representation as to the validity or sufficiency of the series 2005-CD1 pooling and servicing agreement, the series
2005-CD1 certificates, the underlying mortgage loans, this prospectus supplement
(except for the information in the immediately preceding paragraph) or related documents. The duties and obligations of the fiscal agent consist only of making advances as described in this prospectus supplement; and the fiscal agent will not be liable except for the performance of those duties and obligations.

     In the event that the master servicer and the trustee fail to make a required advance, the fiscal agent will be required to make that advance, provided that the fiscal agent will not be obligated to make any advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled to rely conclusively on any determination by the master servicer or the trustee, as applicable, that an advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the trustee and the master servicer.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o    the pass-through rate for the certificate,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate,

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

     o    in the case of the class A-2FL certificates only, whether the pass-through rate on the class A-2FL REMIC II regular interest is limited by the Weighted Average Pool Pass-Through Rate.

     Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following

                                     S-226

default. The pass-through rate on the class A-2FL REMIC II regular interest will be sensitive to changes in the relative composition of the mortgage pool.

     For so long as the swap agreement relating to the class A-2FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class A-2FL certificates will be based on LIBOR. Accordingly, the yield to investors in the class A-2FL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-2FL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

     In addition, because interest payments on the class A-2FL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted Average Pool Pass-Through Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-2FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments applied in reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust fund.

     Prepayments and other early liquidations of the underlying mortgage loans, including as a result of the purchase of any mortgage loan out of the trust as described under "Description of the Mortgage Pool--Assignment of the Mortgage
Loans; Repurchases and Substitutions", "Description of the Mortgage
Pool--Representations and Warranties; Repurchases and Substitutions" and
"Description of the Offered Certificates--Termination" in this prospectus supplement, will result in payments on the offered certificates of amounts that would otherwise be paid over the remaining terms of the underlying mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on those mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See
"Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments
and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what

                                     S-227

degree, payments of principal on the underlying mortgage loans are in turn applied in a reduction of the principal balance of that certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans or a particular group of underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. Conversely, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans or a particular group of underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect:

     o    the amount of payments on your offered certificates;

     o    the yield to maturity of your offered certificates;

     o    the rate of principal payments on your offered certificates; and

     o    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

                                     S-228

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-CD1 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-CD1 certificates. As a result, the Net Principal Payment
Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal on the offered certificates. Notwithstanding the foregoing, amounts otherwise payable with respect to the class OCS certificates will not be available to reimburse advances and/or pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than the One Court Square-Citibank Mortgage Loan.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-1D, A-2FL,
A-2FX, A-3, A-SB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust fund:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that result in balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

                                     S-229

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans",
"Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage
Loans" in this prospectus supplement and "Description of the Governing
Documents" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the funds available to pay interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders

                                     S-230

of those certificates on subsequent payment dates, subject to the available funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments"
in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The tables set forth on Annex C to this prospectus supplement:

     o    indicate the respective weighted average lives of the various classes of the offered certificates; and

     o    set forth the percentages of the respective initial total principal balances of the various classes of the offered certificates that would be outstanding after the payment dates in each of the calendar months shown.

     Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

     For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity
Considerations" section and Annex C, the weighted average life of any offered certificate is determined by:

     1.   multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, which is part of the Maturity Assumptions, to the related payment date;

     2.   summing the results; and

     3.   dividing the result by the sum of the principal payments for the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the subject offered certificate
(or, in the case of a class A-2FL certificate, of the class A-2FL REMIC II regular interest). The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate

                                     S-231

occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C.
Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables.
Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that:

     o    the mortgage loans in the trust fund or any particular group of those mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate;

     o    all the mortgage loans in the trust fund or any particular group of those mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate;

     o    mortgage loans in the trust fund or any particular group of those mortgage loans that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise; or

     o    mortgage loans in the trust fund or any particular group of those mortgage loans will not experience defaults and losses.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust fund and to pay those expenses incurred in connection with the issuance of the series 2005-CD1 certificates.

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

     On the closing date, the trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the class A-2FL certificates with the swap counterparty. By virtue of the swap agreement, the class A-2FL certificates will be floating rate certificates. The initial notional amount of the swap agreement will be equal

                                     S-232

to the total initial principal balance of the class A-2FL certificates (and, accordingly, the class A-2FL REMIC II regular interest). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-2FL certificates (and, accordingly, the class
A-2FL REMIC II regular interest). The maturity date of the swap agreement will be the earlier of the rated final payment date for the class A-2FL certificates and the date on which the notional amount of the swap agreement is zero
(including as a result of the termination of the trust fund).

THE SWAP AGREEMENT

     The swap agreement relating to the class A-2FL certificates will provide that, with respect to each payment date, commencing in December 2005, (a) the trust will generally be obligated to pay to the swap counterparty, on that payment date, (i) any prepayment consideration distributable in respect of the class A-2FL REMIC II regular interest for that payment date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that payment date and (y) 5.1200% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class A-2FL certificateholders, on the second business day prior to that payment date, an amount equal to the product of (i) the notional amount of the swap agreement for that payment date,
(ii) LIBOR plus 0.1200 % per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, subject to the next paragraph, the pass-through rate for the class A-2FL certificates for any interest accrual period will equal LIBOR plus
0.1200%.

     If the pass-through rate on the class A-2FL REMIC II regular interest is reduced below 5.1200% per annum or if there is an interest shortfall with respect to the class A-2FL REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject payment date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i) 5.1200%, multiplied by (ii) the notional amount of the swap agreement for that payment date over (b) the lesser of (i) 1/12th of the product of (x) the Weighted Average Pool Pass-Through Rate, multiplied by (y) the notional amount of the swap agreement for that payment date and (ii) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that payment date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust with respect to the class A-2FL certificates will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

     If the reduction in the amount payable by the trust to the swap counterparty with respect to the class A-2FL certificates for any payment date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust with respect to the class A-2FL certificates without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future payment date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest with respect to that future payment date over (b) 1/12th of the product of (i) 5.1200% per annum and (ii)
the notional amount of the swap agreement for that payment date.

     Payments by the trust to the swap counterparty and by the swap counterparty to the trust will, in general, with respect to the class A-2FL certificates, be made on a net basis, and any such amounts paid to the trust will be available to make payments of interest to the class A-2FL certificateholders.

     If at any time a Collateralization Event is in effect, the swap counterparty will be required to: (a) post collateral securing its obligations under the swap agreement, but only to the extent necessary to cover any termination fee payable by it in the event of a termination of the swap agreement; (b) find a replacement swap

                                     S-233

counterparty whose ratings would not cause a Collateralization Event; or (c)
find a party to guarantee the swap counterparty's obligations under the swap agreement, the ratings of which guarantor would have allowed it to be an acceptable replacement swap counterparty under the immediately preceding clause
(b). If at any time a Rating Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty or a guarantor whose ratings would not cause a Collateralization Event. If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement while a Collateralization Event is in effect, fails to find a suitable replacement swap counterparty or find a suitable guarantor while a Rating Agency
Trigger Event is in effect, fails to make a payment to the trust required under the swap agreement (which failure continues unremedied for one business day following notice), or if an early termination date is designated under the swap agreement in accordance with its terms (each such event, a "Swap Default"), then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-2FL certificates, to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement, including the termination thereof, and use any termination payments received from the swap counterparty (as described under "--Termination Payments" below)
to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-2FL certificates. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-2FL certificates an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

     A "Collateralization Event" will be in effect if: (a) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "P-1" by Moody's or are rated "P-1" by
Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade); (b) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "Aa3" by
Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade); or
(c) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "A-1" by S&P or (ii)
if the swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A" by S & P; or (d) either
(i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A+" by Fitch or are rated
"A+" by Fitch and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "F-1+" by Fitch.

     A "Rating Agency Trigger Event" will be in effect if at any time after the date hereof the swap counterparty and any guarantor of its obligations under the swap agreement shall both fail to satisfy the Swap Counterparty Ratings
Threshold. "Swap Counterparty Ratings Threshold" shall mean: (a) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB" and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "A-3" by S&P or (ii) if the swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB+" by S & P; and (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "A3" by

                                     S-234

Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "P-2" by Moody's (and such rating is not on watch for possible downgrade) or (ii) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "A2" by
Moody's; provided that, if a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements set forth in clauses (a) and (b) of this sentence will instead apply to that guarantor, and the Swap Counterparty Ratings Threshold will be satisfied if the ratings of that guarantor satisfy the ratings requirements set forth in clauses (a) and (b) of this sentence.

     As of the date of this prospectus supplement, the swap counterparty has been assigned a long-term senior unsecured debt rating of "AA" and a short-term unsecured debt rating of "A-1+" by S&P, and a long-term senior unsecured debt rating of "Aa1" and a short-term unsecured debt rating of "P-1" by Moody's.

     Any conversion of the pass-through rate, interest accrual period and interest accrual basis of class A-2FL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class
A-2FL REMIC II regular interest following a payment default under the swap agreement on the part of the swap counterparty (a "Swap Payment Default") will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-2FL certificates not to enter into a replacement interest rate swap agreement and distribution of any termination fees to the holders of the class A-2FL certificates. Any such Swap Payment Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-2FL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class A-2FL
REMIC II regular interest will not constitute a default under the series
2005-CD1 pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class
A-2FL certificates if notice of the resulting change in payment terms of the class A-2FL certificates is not given to DTC within the time frame in advance of the payment date that DTC requires to modify the payment.

     The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under a swap agreement for any payment date unless and until the related payment of interest and/or prepayment consideration on the class A-2FL
REMIC II regular interest for such payment date is actually received by the trustee.

TERMINATION FEES

     In the event of the termination of the swap agreement and the failure of the swap counterparty to replace the swap agreement, the swap counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap agreement with another swap counterparty. If that termination fee is not used to pay for such a replacement swap agreement, then such termination fee will be distributed to the class A-2FL certificateholders.
To the extent that a replacement swap agreement is obtained and any upfront payment is received from the replacement swap counterparty, then that upfront payment will be applied to pay any termination fee owing to the terminated swap counterparty, with any balance thereof to be paid to us. No upfront payment from a replacement swap counterparty will be available for payments on the class
A-2FL certificates.

THE SWAP COUNTERPARTY

     Citibank N.A. ("Citibank") is the swap counterparty under the swap agreement.

     Citibank was originally organized on June 16, 1812, and now is a national banking association organized under the National Bank Act of 1864. Citibank is an indirect, wholly owned subsidiary of Citigroup Inc. ("Citigroup"), a Delaware holding company. As of June 30, 2005, the total assets of Citibank and its consolidated

                                     S-235

subsidiaries represented approximately 46% of the total assets of Citigroup and its consolidated subsidiaries. Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world. As of June
30, 2005, Citibank had consolidated assets of $704,855 million, consolidated deposits of $470,344 million and stockholder's equity of $55,322 million.
Moody's currently rates Citibank's long-term senior debt and short-term debt as
"Aa1" and "P-1", respectively. S&P currently rates Citibank's long-term senior debt and short-term debt as "AA" and "A-1+", respectively. Fitch currently rates
Citibank's long-term senior debt and short-term debt as "AA+" and "F1+", respectively. Further information regarding these ratings may be obtained from
Moody's, S&P, and Fitch, respectively. No assurances can be given that the current ratings of Citibank's instruments will be maintained.

     The obligations of Citibank under the swap agreement will not be guaranteed by Citicorp or Citigroup or insured by the Federal Deposit Insurance Corporation
(FDIC). Citibank may, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured depository institutions.
Citibank is an affiliate of both us and Citigroup Global Markets Inc., one of the underwriters.

     The information in the preceding two paragraphs has been provided by
Citibank and is not guaranteed as to accuracy or completeness, and is not to be construed as representations by us or the underwriters. Except for the foregoing two paragraphs, Citibank has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

     The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not result in a Collateralization Event.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, our counsel, Sidley
Austin Brown & Wood LLP, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-CD1 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and the One Court Square-Citibank individual loan REMIC, respectively, will each qualify as a REMIC under the Internal Revenue Code, the arrangement under which the class A-2FL REMIC II regular interest, the trustee's floating rate account and the swap agreement relating to the class A-2FL certificates is held will be classified as one or more grantor trusts for U.S. federal income tax purposes and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

     The assets of REMIC I will generally include:

     o    the underlying mortgage loans;

     o    any REO Properties acquired on behalf of the trust fund;

     o    the master servicer's collection account;

     o    the special servicer's REO account; and

     o    the trustee's payment account and interest reserve account.

                                      S-236

However, the One Court Square-Citibank Mortgage Loan will constitute the sole asset of a separate REMIC, and REMIC I will include the regular interests in that loan REMIC instead of that mortgage loan or any related REO Property. In addition, neither REMIC I nor the One Court Square-Citibank individual loan
REMIC will include any collections of Post-ARD Additional Interest on any ARD
Loan.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class A-1, A-1D, A-2FX, A-3, A-SB, A-4, A-1A, X, A-M, A-J, B, C,
          D, E, F, G, H, J, K, L, M, N, O, P, Q and OCS certificates and the class A-2FL REMIC II regular interest (collectively, the "REMIC II
          Regular Interests") will evidence or constitute, as applicable, the regular interests in, and will generally be treated as debt obligations of, REMIC II;

     o    the class R certificates will evidence the sole class of residual interests in each of the individual loan REMIC, REMIC I and REMIC II;

     o    the class A-2FL certificates will evidence interests in a grantor trust consisting of the class A-2FL REMIC II regular interest, the swap agreement and the trustee's floating rate account; and

     o    the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD Additional
          Interest collected on any ARD Loan.

DISCOUNT AND PREMIUM

     The class A-1D certificates will be issued with more than a de minimis amount of original issue discount. The class A-M, A-J, B, C, D and E certificates will be issued with a de minimis amount of original issue discount.
The other classes of offered certificates will not be issued with original issue discount and may be treated as having been issued at a premium.

     If you own an offered certificate evidencing a REMIC II Regular Interest issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things,
REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of an offered certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which

                                      S-237

the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some of the REMIC II Regular Interests may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of an interest in these REMIC II Regular Interests will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any REMIC II Regular Interests issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation
of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2005-CD1 certificates for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o    the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o    no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying prospectus.

PREPAYMENT CONSIDERATION

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received.
Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will generally be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code in the same proportion that the assets of the trust

                                      S-238

would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B)
of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal
Revenue Code. The offered certificates will be treated as "qualified mortgages"
for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of U.S. government securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     o    the borrower pledges substitute collateral that consist solely of certain U.S. government securities;

     o    the mortgage loan documents allow that substitution;

     o    the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     o    the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B), respectively of the Internal Revenue Code.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

                                      S-239

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-CD1 certificateholders.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

THE CLASS A-2FL CERTIFICATES

     Each holder of a class A-2FL certificate will be treated for federal income tax purposes as having bought its proportionate share of the class A-2FL REMIC
II regular interest and having entered into its proportionate share of the swap agreement. Holders of the class A-2FL certificates must allocate the price they pay for their certificates between their interests in the class A-2FL REMIC II regular interest and the swap agreement based on their relative market values.
Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class A-2FL REMIC II regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-2FL certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-2FL
REMIC II regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-2FL REMIC
II regular interest.

     Based on the anticipated purchase prices of the class A-2FL certificates and issue price of the class A-2FL REMIC II regular interest, it is anticipated that the class A-2FL REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-2FL certificates. The initial holders of a class A-2FL certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement. Such holders may do so under a method based on the Swap
Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while Regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant", it is anticipated that the
Swap Premium would not be treated "significant" under those Treasury regulations. Prospective purchasers of class A-2FL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap
Premium.

     Treasury regulations have been promulgated under Section 1275 of the
Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-2FL certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-2FL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-2FL REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-2FL REMIC II regular interest.

                                      S-240

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. PROSPECTIVE INVESTORS WHO ARE INDIVIDUALS SHOULD CONSULT THEIR TAX
ADVISORS PRIOR TO INVESTING IN THE CLASS A-2FL CERTIFICATES, WHICH MAY NOT BE AN
APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE SUBJECT TO LIMITATIONS ON THE
DEDUCTIBILITY OF MISCELLANEOUS ITEMIZED DEDUCTIONS.

     Any amount of proceeds from the sale, redemption or retirement of a class
A-2FL certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class
A-2FL certificate under Treasury regulations. A holder of a class A-2FL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The class A-2FL certificates, representing a beneficial ownership in the class A-2FL REMIC II regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the
Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-2FL certificate incurred or continued to incur indebtedness to acquire or hold such class A-2FL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

                              ERISA CONSIDERATIONS

GENERAL

     If you are--

     (1)  a fiduciary of a Plan, or

     (2)  any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue
Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets of the trust will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset

                                      S-241

Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan
Asset Regulations. For example, one of the exceptions in the Plan Asset
Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans; this exception is tested immediately after each acquisition of a series 2005-CD1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series
2005-CD1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-CD1 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to an investing Plan, the acquisition or holding of the offered certificates by that Plan could result in a prohibited transaction, unless the
Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-23, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41. Subject to the satisfaction of certain conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of
Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal
Revenue Code, specified transactions relating to, among other things:

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool; and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption.
The conditions are as follows:

     o    first, the acquisition of the offered certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the offered certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of offered certificates,

                                      S-242

          2.   the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust must represent not more than the fair market value of the
               obligations, and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the series 2005-CD1 pooling and servicing
               agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of the offered certificates be rated at least investment grade by S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted
Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the offered certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of
          Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, the
Underwriter Exemption may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by
Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections
4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with:

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the fiscal agent, the master servicer, the special servicer, or any sub-servicer, provider of credit support, Exemption-Favored
          Party or borrower is, a Party in Interest with respect to the investing Plan;

                                      S-243

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter
Exemption may also provide an exemption from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section
4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is:

          1.   a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans; or

          2.   an affiliate of that borrower;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Internal Revenue Code by reason of Section 4975(c) of the
Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of
Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of:

     o    providing services to the Plan; or

     o    having a specified relationship to this person;

solely as a result of the Plan's ownership of offered certificates.

     The Underwriter Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S.
dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating

                                      S-244

levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class A-2FL certificates may be sold to a person investing assets of a Plan only if such person is a "Qualified Plan Investor". A "Qualified Plan
Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase class A-2FL certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class A-2FL certificates, and (ii) a "qualified professional asset manager", as defined in Part V(a) of PTCE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of the class A-2FL certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption and the other requirements set forth in the Underwriter
Exemption would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in Section 3(32) of ERISA is not subject to
ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that:

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan; or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                                      S-245

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates:

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to:

     o    prudent investor provisions;

     o    percentage-of-assets limits; and

     o    provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement dated
October 27, 2005, between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotments, as specified in the tables below, of the offered certificates. As specified in the tables below, not every underwriter is obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about November 15, 2005, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately
99.8704% of the initial total principal balance of the offered certificates, plus accrued interest on all the offered certificates (other than the class
A-2FL certificates) from November 1, 2005.

                                      S-246

                                                     BANC OF                        NOMURA                        WACHOVIA
                                                     AMERICA                      SECURITIES                       CAPITAL
              CITIGROUP GLOBAL    DEUTSCHE BANK    SECURITIES       LEHMAN      INTERNATIONAL,    PNC CAPITAL     MARKETS,
   CLASS        MARKETS INC.     SECURITIES INC.       LLC      BROTHERS INC.        INC.        MARKETS, INC.       LLC
-----------   ----------------   ---------------   ----------   -------------   --------------   -------------   ----------

Class A-1       $ 43,146,880       $ 38,853,120
Class A-1D      $ 48,408,695       $ 43,591,305
Class A-2FL     $105,236,294       $ 94,763,706
Class A-2FX     $ 31,570,888       $ 38,429,112
Class A-3       $ 58,932,324       $ 53,067,676
Class A-SB      $104,328,631       $ 93,946,369
Class A-4       $807,705,392       $727,326,608    $1,000,000     $1,000,000      $25,000,000                    $1,000,000
Class A-1A      $209,138,191       $188,325,809
Class A-M       $204,065,802       $183,758,198
Class A-J       $160,702,135       $144,709,865
Class B         $ 15,305,040       $ 13,781,960
Class C         $ 22,957,297       $ 20,672,703
Class D         $ 22,957,297       $ 20,672,703
Class E         $ 30,610,081       $ 27,563,919

     With respect to this offering--

     o    Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 52.2811% of each class of offered certificates, and
          Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 47.7189% of each class of offered certificates; and

     o    Banc of America Securities LLC, Lehman Brothers Inc., Nomura
          Securities International, Inc., PNC Capital Markets, Inc. and Wachovia
          Capital Markets, LLC will act as co-managers.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     Each underwriter has represented to and agreed with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

                                      S-247

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series 2005-CD1 certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the series 2005-CD1 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2005-CD1 certificates to the public in that Relevant
Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of the foregoing, the expression an "offer of series
2005-CD1 certificates to the public" in relation to any series 2005-CD1 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2005-CD1 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2005-CD1 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the
Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

     We expect that delivery of the offered certificates will be made against payment therefor on or about November 15, 2005, which is more than three business days following the date of pricing of the offered certificates. Under
Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the offered certificates should take this into account on re-trade.

                                      S-248

                                  LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and for the underwriters by Sidley Austin Brown & Wood LLP,
New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows by S&P and Moody's:

     CLASS       S&P   MOODY'S
--------------   ---   -------
Class A-1.....   AAA     Aaa
Class A-1D....   AAA     Aaa
Class A-2FL...   AAA     Aaa
Class A-2FX...   AAA     Aaa
Class A-3.....   AAA     Aaa
Class A-SB....   AAA     Aaa
Class A-4.....   AAA     Aaa
Class A-1A....   AAA     Aaa
Class A-M.....   AAA     Aaa
Class A-J.....   AAA     Aaa
Class B.......   AA+     Aa1
Class C.......    AA     Aa2
Class D.......   AA-     Aa3
Class E.......    A      A2

     The ratings on the offered certificates address the likelihood of:

     o    the timely receipt by their holders of all payments of interest to which they are entitled (subject to the below discussion of the ratings on the class A-2FL certificates) on each payment date; and

     o    the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date.

     The ratings on respective classes of offered certificates take into consideration:

     o    the credit quality of the mortgage pool;

     o    structural and legal aspects associated with the offered certificates;
          and

     o    the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of:

     o    the tax attributes of the offered certificates or of the trust;

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans;

                                      S-249

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the yield to maturity that investors may experience;

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls; and

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest (including any Post-ARD Additional Interest added to the principal balance of the related underlying mortgage loan) will be received.

     A rating on the class A-2FL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to the pass-through rate on the class A-2FL REMIC II regular interest. The ratings on the class A-2FL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the class A-2FL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-2FL REMIC II regular interest, and are not rating the receipt of interest accrued at LIBOR plus 0.1200%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-2FL certificates may experience as a result of the conversion of the pass-through rate on the class A-2FL certificates from a rate based on LIBOR to a fixed rate.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by S&P or
Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                      S-250

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "A/B LOAN COMBINATION" means each of the Maine Mall Loan Combination, the
Chico Mall Loan Combination and the Steadfast-Koll Building Loan Combination.

     "A-NOTE MORTGAGE LOAN" means any of:

     o    the mortgage loan secured by the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as Maine Mall, which A-Note
          Mortgage Loan has a cut-off date principal balance of $150,000,000 and two (2) corresponding B-Note Non-Trust Loans that have an aggregate unpaid principal balance as the cut-off date of $78,657,190;

     o    the mortgage loan secured by the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as Chico Mall, which A-Note
          Mortgage Loan has a cut-off date principal balance of $42,000,000 and two (2) corresponding B- Note Non-Trust Loans that have an aggregate unpaid principal balance as the cut-off date of $18,320,340; and

     o    the mortgage loan secured by the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as Steadfast-Koll Building, which A-Note Mortgage Loan has a cut-off date principal balance of
          $15,365,801 and a corresponding B-Note Non-Trust Loan that has an unpaid principal balance as the cut-off date of $970,000.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means any one of certain specified expenses of the trust that, in any such case, generally:

     o    arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

     o    is paid out of collections on the mortgage pool or on a particular mortgage loan in the trust fund;

     o    is not included in the calculation of a Realized Loss; and

     o    is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series 2005-CD1 pooling and servicing agreement that has no recourse to the trust for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

                                      S-251

     "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the master servicing fee rate plus, in the case of the Outside Serviced Mortgage
Loan, the per annum rate at which the servicing fee earned by the applicable master servicer accrues. The master servicing fee rate will include any applicable primary servicing fee rate.

     "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised
Values of all mortgaged real properties securing the same underlying mortgage loan.

     "ALLOCATED PRINCIPAL BALANCE" means the portion of the Stated Principal
Balance of the One Court Square-Citibank Mortgage Loan allocated to the One
Court Square-Citibank Pooled Portion or the One Court Square-Citibank Non-Pooled
Portion, as the case may be, which portion, at any given time, will equal:

     o    in the case of the One Court Square-Citibank Pooled Portion, the lesser of--

          1.   the excess, if any, of (a) the portion of the cut-off date principal balance of the One Court Square-Citibank Mortgage Loan that is allocable to the One Court Square-Citibank Pooled Portion
               (which is $290,000,000), over (b) all collections and/or advances of principal with respect to the One Court Square-Citibank
               Mortgage Loan that have previously been allocated to the One
               Court Square-Citibank Pooled Portion, and included in the
               Standard Available P&I Funds, as described under "Description of the Offered Certificates--Payments--Allocation of Payments on the
               One Court Square-Citibank Mortgage Loan; Payments on the Class
               OCS Certificates" in this prospectus supplement, and

          2.   the then Stated Principal Balance of the One Court
               Square-Citibank Mortgage Loan; and

     o    in the case of the One Court Square-Citibank Non-Pooled Portion, the
          lesser of--

          1.   the excess, if any, of (a) the portion of the cut-off date principal balance of the One Court Square-Citibank Mortgage Loan that is allocable to the One Court Square-Citibank Non-Pooled
               Portion (which is $25,000,000), over (b) all collections and/or advances of principal with respect to the One Court
               Square-Citibank Mortgage Loan that have previously been allocated to the One Court Square-Citibank Non-Pooled Portion, and included in the Class OCS Available P&I Funds, as described under
               "Description of the Offered Certificates--Payments--Allocation of
               Payments on the One Court Square-Citibank Mortgage Loan; Payments
               on the Class OCS Certificates" in this prospectus supplement, and

          2.   the excess, if any, of (a) the then Stated Principal Balance of the One Court Square-Citibank Mortgage Loan, over (b) the then
               Allocated Principal Balance of the One Court Square-Citibank
               Pooled Portion.

     "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan or Non-Trust
Loan, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date (or, in the case of a mortgage loan with an initial interest-only period, 12 times the amount of the monthly debt service due under that mortgage loan as of the related due date on which amortization is scheduled to begin and, in the case of a mortgage loan that is interest-only up to the related maturity date or, if applicable, any related anticipated repayment date, the product of (a) the principal balance of that mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method).

                                      S-252

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan (other than the
Outside Serviced Mortgage Loan) in the trust fund as to which an Appraisal
Trigger Event has occurred, an amount that:

     o    will be determined shortly following either--

          A.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing of the
               Underlying Mortgage Loans--Required Appraisals" in this
               prospectus supplement, or

          B.   if no such appraisal or other valuation is required, the date on which the master servicer obtained knowledge of the relevant
               Appraisal Trigger Event, and

monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the mortgage loan; and

     o    will generally equal the excess, if any, of "x" over "y" where--

          X.   "x" is equal to the sum of:

               1.   the Stated Principal Balance of the mortgage loan;

               2.   to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest accrued on the mortgage loan through the most
                    recent due date prior to the date of determination at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Post-ARD Additional
                    Interest);

               3.   all accrued but unpaid master servicing fees and special
                    servicing fees and all accrued but unpaid Additional Trust
                    Fund Expenses with respect to the mortgage loan;

               4.   all related unreimbursed advances made by or on behalf of
                    the master servicer, the special servicer, the trustee or
                    the fiscal agent with respect to the mortgage loan, together with interest on those advances; and

               5.   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums
                    and, if applicable, ground rents with respect to the related mortgaged real property, and

          Y.   "y" is equal to the sum of:

               1.   90% of the resulting appraised value (net of any prior liens and estimated liquidation expenses) of the related mortgaged real property or REO Property; and

               2.   all escrows, reserves and letters of credit held for the
                    purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related mortgage loan documents) held with respect to the mortgage loan.

     If, however, the appraisal or other valuation referred to above in clause
A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding

                                     S-253

principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction
Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     Notwithstanding the foregoing, each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan
Combination will be allocated first to the related B-Note Non-Trust Loan(s), up to the outstanding principal balance thereof, and then to the related A-Note
Mortgage Loan.

     In the case of the Loews Universal Hotel Portfolio Loan Combination, which includes the Outside Serviced Mortgage Loan, any Appraisal Reduction Amount will be calculated with respect to that Loan Combination under the Series 2005-CIBC12 pooling and servicing agreement in a manner similar but not identical to that described above as if it was a single mortgage loan, and then allocated, first, to the Loews Hotel Portfolio B-Note Non-Trust Loans (up to their aggregate outstanding principal balance) and second, to the Loews Universal Hotel
Portfolio Pari Passu Senior Loans, on a pro rata basis (based on each such loan's outstanding principal balance).

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund (other than the Outside Serviced Mortgage Loan), any of the following events:

     o    the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property;

     o    the mortgage loan has been modified by the special servicer to reduce the amount of any monthly debt service payment (other than a balloon payment);

     o    a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

     o    the related borrower declares bankruptcy or becomes the subject of a bankruptcy proceeding; or

     o    the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the master servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan within 60 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, an Appraisal Trigger Event will occur immediately).

However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan (other than the Outside Serviced Mortgage Loan) in the trust fund:

     o    with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly debt service payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer), and

     o    with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those circumstances cease to exist in the good faith reasonable judgment of the

                                     S-254

          special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth bullets of the prior sentence, no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in the sixth bullet of the prior sentence, no later than the date that the special servicer agrees to an extension,

so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.

     The equivalents of Appraisal Trigger Events with respect to the Outside
Serviced Mortgage Loan is set forth in the pooling and servicing agreement under which that mortgage loan is being serviced and include events that are generally similar but not identical to those specified above as well as events that differ from those specified above. See "Description of the Mortgage Pool--The Loan
Combinations--The Loews Universal Hotel Portfolio Loan Combination--Comparison
of Servicing Under the Series 2005-CD1 Pooling and Servicing Agreement and the
J.P. Morgan Series 2005-CIBC12 Pooling and Servicing Agreement" in this prospectus supplement.

     "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser's estimate of value of the fee simple estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex
A-1 to this prospectus supplement.

     "ARD" means anticipated repayment date.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the
Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans"
in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such, and described under, "Servicing of the Underlying Mortgage Loans--The Series 2005-CD1
Controlling Class Representative, the Class OCS Representative and the Non-Trust
Loan Noteholders--Rights and Powers of the Series 2005-CD1 Controlling Class
Representative, the Class OCS Representative and the Non-Trust Loan Noteholders"
in this prospectus supplement.

     "B-NOTE NON-TRUST LOAN" means, with respect to any A-Note Mortgage Loan, any other mortgage loan that--

     o    is not included in the trust fund,

     o    is subordinate in right of payment to that A-Note Mortgage Loan to the extent set forth in the related co-lender, intercreditor or similar agreement, and

     o    is secured by the same mortgage or deed of trust on the same mortgaged real property as that A-Note Mortgage Loan.

     "B-NOTE NON-TRUST LOAN NOTEHOLDER" means any holder of the promissory note evidencing a B-Note Non-Trust Loan.

     "CBD" means central business district.

                                     S-255

     "CHICO MALL CHANGE OF CONTROL EVENT" has the meaning assigned to that term under "Description of the Mortgage Loan--Loan Combinations--The Chico Mall Loan
Combination--Chico Mall Intercreditor Agreement" in this prospectus supplement.

     "CHICO MALL DIRECTING LENDER" has the meaning assigned to that term under
"Description of the Mortgage Loan--Loan Combinations--The Chico Mall Loan
Combination--Chico Mall Intercreditor Agreement" in this prospectus supplement.

     "CHICO MALL INTERCREDITOR AGREEMENT" has the meaning described under
"Description of the Mortgage Pool--The Chico Mall Loan Combination" in this prospectus supplement.

     "CHICO MALL LOAN COMBINATION" means, together, the Chico Mall Mortgage Loan and the Chico Mall Non-Trust Loan.

     "CHICO MALL LOAN COMBINATION CONTROLLING PARTY" has the meaning assigned to that term under "Description of the Mortgage Loan--Loan Combinations--The Chico
Mall Loan Combination--Chico Mall Intercreditor Agreement" in this prospectus supplement.

     "CHICO MALL MORTGAGE LOAN" means the underlying mortgage loan that is secured by the Chico Mall Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $42,000,000.

     "CHICO MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chico Mall.

     "CHICO MALL NON-TRUST LOAN NOTEHOLDER" means the holder of a Chico Mall
Non-Trust Loan.

     "CHICO MALL NON-TRUST LOANS" means the two (2) mortgage loans secured by the Chico Mall Mortgaged Property that are not included in the trust and that are, as and to the extent described under "Description of the Mortgage Pool--The
Chico Mall Loan Combination" in this prospectus supplement, subordinate in right of payment to the Chico Mall Mortgage Loan. The Chico Mall Non-Trust Loans are
represented by two (2) promissory notes that, as of the cut-off date, have an aggregate unpaid principal balance of $18,320,340.

     "CITIGROUP MORTGAGE LOAN" means any of the underlying mortgage loans transferred by Citigroup Global Markets Realty Corp. to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by Citigroup
Global Markets Realty Corp. in replacement of a Citigroup Mortgage Loan.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any payment date, the principal balance specified for that payment date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each payment date would be reduced to approximately the scheduled principal balance indicated for that payment date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any payment date will be equal to the scheduled principal balance that is specified for that payment date on Annex E to this prospectus supplement.

     "CLASS OCS AVAILABLE P&I FUNDS" means, in general, that portion of the
Total Available P&I Funds that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the One Court Square-Citibank
Non-Pooled Portion in accordance with "Description of the Offered
Certificates--Payments--

                                     S-256

Allocation of Payments on the One Court Square-Citibank Mortgage Loan; Payments
on the Class OCS Certificates" in this prospectus supplement.

     "CLASS OCS PRINCIPAL PAYMENT AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Allocation of Payments
on the One Court Square-Citibank Mortgage Loan; Payments on the Class OCS
Certificates" in this prospectus supplement.

     "CLASS UHP CERTIFICATES" has the meaning given to that term under
"Description of the Mortgage Pool--The Loan Combinations--The Loews Universal
Hotel Portfolio Loan Combination--Rights of the Class UHP Directing
Certificateholder and the Holders of the Loews Universal Hotel Portfolio Pari
Passu Senior Loans" in this prospectus supplement.

     "CLASS UHP DIRECTING CERTIFICATEHOLDER" has the meaning given to that term under "Description of the Mortgage Pool--The Loan Combinations--The Loews
Universal Hotel Portfolio Loan Combination--Rights of the Class UHP Directing
Certificateholder and the Holders of the Loews Universal Hotel Portfolio Pari
Passu Senior Loans" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "COLLATERALIZATION EVENT" has the meaning given to that term under
"Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CROSSED LOAN" means any mortgage loan in the trust fund that is cross-collateralized with another mortgage loan in the trust fund.

     "CROSSED GROUP" means any group of mortgage loans in the trust fund that are cross-collateralized and cross-defaulted with each other.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" and "CUT-OFF DATE LTV RATIO" each generally means, subject to the discussion under "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underwritten Net Cash Flow Debt Service
Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying
Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a
Letter of Credit" in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Loews Universal Hotel Portfolio Mortgage Loan), the ratio of--

          1.   the cut-off date principal balance of the mortgage loan (or, in the case of the One Court Square-Citibank Mortgage Loan, unless the context clearly indicates otherwise, the portion of that cut-off date principal balance allocable to the One Court
               Square-Citibank Pooled Portion, which is $290,000,000), to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

                                     S-257

          1.   the total cut-off date principal balance for all of the
               underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group; and

     o    with respect to the Loews Universal Hotel Portfolio Mortgage Loan, the
          ratio of--

          1.   the total cut-off date principal balance of that underlying mortgage loan and the Loews Universal Hotel Portfolio Pari Passu
               Non-Trust Loans, to

          2.   the total Appraised Value of the related mortgaged real property or properties.

     "CY ENDED" means calendar year ended.

     "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage rate set forth on
          Annex A-1 to this prospectus supplement and any Post-ARD Additional
          Interest accrued on the mortgage loan.

     "DEFAULTED MORTGAGE LOAN" means an underlying mortgage loan, other than the
Outside Serviced Mortgage Loan, (i) that (A) is delinquent 60 days or more in respect to a monthly debt service payment (not including the balloon payment) or
(B) is delinquent in respect of its balloon payment unless the master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such underlying mortgage loan within 60 days after the due date of such balloon payment (provided that, if such refinancing does not occur during such time specified in the commitment, the subject underlying mortgage loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

     "DEFICIENT VALUATION" means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.

     "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

     "DEUTSCHE BANK MORTGAGE LOAN" means any of the underlying mortgage loans transferred by German American Capital Corporation to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by German
American Capital Corporation in replacement of a Deutsche Bank Mortgage Loan.

                                     S-258

     "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a replacement reserves escrow account in conjunction with the
September 2005 monthly debt service payment, multiplied by 12.

     "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the September 2005 monthly debt service payment, multiplied by 12.

     "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     o    Citigroup Global Markets Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup
          Global Markets Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower.
Those expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

                                     S-259

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses;

     o    ground lease payments; and

     o    other similar costs;

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

     "FITCH" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles in the United States.

     "INITIAL LOAN GROUP NO. 1 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "INITIAL LOAN GROUP NO. 2 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "INITIAL MORTGAGE POOL BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "INTEREST DIFFERENTIAL (ANNUAL)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     3.   the present value factor using the following formula:

          1-(1+r)(-n)
          -----------
               r

          where:

          r = Yield Maintenance Interest Rate

          n = the number of years, and any fraction thereof, remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan.

                                     S-260

     "INTEREST DIFFERENTIAL (MONTHLY)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     3.   the present value factor using the following formula:

          1-(1+r/12)(-n)
          --------------
                 r

          where:

          r = Yield Maintenance Interest Rate

          n = the number of monthly interest periods remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "LIBOR" has the meaning given to that term under "Description of the
Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     "LIBOR BUSINESS DAY" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates"
in this prospectus supplement.

     "LIBOR DETERMINATION DATE" has the meaning given to that term under
"Description of the Offered Certificates--Distributions--Calculation of
Pass-Through Rates" in this prospectus supplement.

     "LOAN BALANCE AT MATURITY/ARD" means, with respect to any underlying mortgage loan and any Non-Trust Loan, the principal balance remaining after giving effect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or Non-Trust Loan or, in the case of an ARD Loan or any Non-Trust Loan having an anticipated repayment date, the anticipated repayment date, assuming no prior prepayments or defaults.

     "LOAN COMBINATION" means each of the loan combinations identified in the chart and described in the first paragraph under "Description of the Mortgage
Pool--The Loan Combinations--General" in this prospectus supplement.

     "LOAN GROUP NO. 1 PRINCIPAL PAYMENT AMOUNT" means the portion of the Net
Principal Payment Amount for any payment date attributable to loan group no. 1.

     "LOAN GROUP NO. 2 PRINCIPAL PAYMENT AMOUNT" means the portion of the Net
Principal Payment Amount for any payment date attributable to loan group no. 2.

     "LOAN-SPECIFIC CONTROLLING PARTY" has the meaning assigned thereto under
"Servicing of the Underlying Mortgage Loans--The Series 2005-CD1 Controlling
Class Representative, the Class OCS Representative and the Non-Trust Loan
Noteholder" in this prospectus supplement.

     "LOC" means letter of credit.

                                     S-261

     "LOEWS UNIVERSAL HOTEL PORTFOLIO B-NOTE NON-TRUST LOAN" means a Loews
Universal Hotel Portfolio Non-Trust Loan that--

     o    is not included in the trust fund,

     o    is subordinate in right of payment to the Loews Universal Hotel
          Portfolio Pari Passu Senior Loans, and

     o    is secured by the same mortgage or deed of trust on the same mortgaged real property as the Loews Universal Hotel Portfolio Non-Trust Loan
          and the Loews Universal Hotel Portfolio Mortgage Loan.

     "LOEWS UNIVERSAL HOTEL PORTFOLIO CONTROL APPRAISAL EVENT" has the meaning given to that term under "Description of the Mortgage Pool--The Loan
Combinations--The Loews Universal Hotel Portfolio Loan Combination--Rights of
the Class UHP Directing Certificateholder and the Holders of the Loews Universal
Hotel Portfolio Pari Passu Senior Loans" in this prospectus supplement.

     "LOEWS UNIVERSAL HOTEL PORTFOLIO CURE EVENT" has the meaning given to that term under "Description of the Mortgage Pool--The Loan Combinations--The Loews
Universal Hotel Portfolio Loan Combination--Cure Rights" in this prospectus supplement.

     "LOEWS UNIVERSAL HOTEL PORTFOLIO INTERCREDITOR AGREEMENT" has the meaning described under "Description of the Mortgage Pool--The Loews Universal Hotel
Loan Combination--Priority of Payments" in this prospectus supplement.

     "LOEWS UNIVERSAL HOTEL PORTFOLIO LOAN COMBINATION" means, together, the
Loews Universal Hotel Portfolio Mortgage Loan and the Loews Universal Hotel
Portfolio Non-Trust Loans.

     "LOEWS UNIVERSAL HOTEL PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan that is secured by the Loews Universal Hotel Portfolio Mortgaged
Properties.

     "LOEWS UNIVERSAL HOTEL PORTFOLIO MORTGAGED PROPERTIES" means any of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Loews Universal Hotel Portfolio.

     "LOEWS UNIVERSAL HOTEL PORTFOLIO NON-TRUST LOAN" means each mortgage loan that is, together with the Loews Universal Hotel Portfolio Mortgage Loan, secured by the same mortgage instruments encumbering the Loews Universal Hotel
Portfolio Mortgaged Properties and that is not included in the trust. The Loews
Universal Hotel Portfolio Non-Trust Loans are represented by separate promissory notes that, as of the cut-off date, have an aggregate unpaid principal balance of $395,000,000.

     "LOEWS UNIVERSAL HOTEL PORTFOLIO PARI PASSU NON-TRUST LOAN" means each
Loews Universal Hotel Portfolio Non-Trust Loan that is pari passu in right of payment and in certain other respects with the Loews Universal Hotel Portfolio
Mortgage Loan.

     "LOEWS UNIVERSAL HOTEL PORTFOLIO PARI PASSU SENIOR LOANS" means the Loews
Universal Hotel Portfolio Mortgage Loan, TOGETHER with the Loews Universal Hotel
Portfolio Pari Passu Non-Trust Loans.

     "MAINE MALL DIRECTING LENDER" has the meaning described under "Description of the Mortgage Pool--Loan Combination--The Maine Mall Loan Combination--Maine
Mall Intercreditor Agreement" in this prospectus supplement.

                                     S-262

     "MAINE MALL INTERCREDITOR AGREEMENT" has the meaning described under
"Description of the Mortgage Pool--The Maine Mall Loan Combination--Maine Mall
Intercreditor Agreement" in this prospectus supplement.

     "MAINE MALL LOAN COMBINATION" means, together, the Maine Mall Mortgage Loan and the Maine Mall Non-Trust Loans.

     "MAINE MALL LOAN COMBINATION CONTROLLING PARTY" has the meaning described under "Description of the Mortgage Pool--Loan Combination--The Maine Mall Loan
Combination--Maine Mall Intercreditor Agreement" in this prospectus supplement.

     "MAINE MALL MORTGAGE LOAN" means the underlying mortgage loan that is secured by the Maine Mall Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $150,000,000.

     "MAINE MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Maine Mall.

     "MAINE MALL NON-TRUST LOAN NOTEHOLDER" means the holder of a Maine Mall
Non-Trust Loan.

     "MAINE MALL NON-TRUST LOANS" means the two (2) mortgage loans secured by the Maine Mall Mortgaged Property that are not included in the trust and that are, as and to the extent described under "Description of the Mortgage Pool--The
Loan Combinations--The Maine Mall Loan Combination" in this prospectus supplement, subordinate in right of payment to the Maine Mall Mortgage Loan. The
Maine Mall Non-Trust Loans are represented by two (2) promissory notes that, as of the cut-off date, have an aggregate unpaid principal balance of $78,657,190.

     "MAINE MALL NOTE B CHANGE OF CONTROL EVENT" has the meaning described under
"Description of the Mortgage Pool--The Loan Combinations--The Maine Mall Loan
Combination--Maine Mall Intercreditor Agreement" in this prospectus supplement.

     "MAINE MALL NOTE B1 NON-TRUST LOAN" has the meaning assigned thereto under
"Description of the Mortgage Pool--The Loan Combinations--The Maine Mall Loan
Combination--General" in this prospectus supplement.

     "MAINE MALL NOTE B2 NON-TRUST LOAN" has the meaning assigned thereto under
"Description of the Mortgage Pool--The Loan Combinations--The Maine Mall Loan
Combination--General" in this prospectus supplement.

     "MAJOR TENANT" means either the largest, second largest or third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

     "MAJORITY CLASS OCS CERTIFICATEHOLDERS" means, as of any date of determination, the holders -- or, if applicable, the beneficial owners -- of class OCS certificates entitled to greater than 50% of the voting rights allocated to the OCS class.

     "MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of series 2005-CD1 certificates (other than any holder -- or, if applicable, beneficial owner -- that is an affiliate of us or a mortgage loan seller)
entitled to greater than 50% of the voting rights allocated to the series
2005-CD1 controlling class; provided, however, that, if there is no single holder -- or, if applicable, beneficial owner -- of series 2005-CD1 certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Controlling Class Certificateholder will be the single

                                     S-263

holder -- or, if applicable, beneficial owner -- of series 2005-CD1 certificates with the largest percentage of voting rights allocated to the series 2005-CD1 controlling class. With respect to determining the Majority Controlling Class
Certificateholder, the class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB, A-4 and A-1A certificates will be treated as a single class of series 2005-CD1 certificates, with the subject voting rights allocated among the holders -- or, if applicable, beneficial owners -- of those series 2005-CD1 certificates in proportion to the respective total principal balances thereof as of such date of determination.

     "MASTER SERVICER REMITTANCE AMOUNT" has the meaning given to that term under "Servicing of the Underlying Mortgage Loans--Collection
Account--Withdrawals" in this prospectus supplement.

     "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-CD1 certificates and the underlying mortgage loans:

     o    the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement, the Initial Mortgage Pool Balance is approximately $3,878,244,727, the Initial Loan Group No. 1 Balance is
          approximately $3,480,780,409 and the Initial Loan Group No. 2 Balance
          is approximately $397,464,318;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series 2005-CD1 certificates, exclusive of the class R and Y certificates, and the class A-2FL REMIC II regular interest is as described in this prospectus supplement;

     o    the pass-through rate for each interest-bearing class of series
          2005-CD1 certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the underlying mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the underlying mortgage loans provides for monthly debt service payments to be due on the first, fifth, tenth or eleventh day of each month and accrues interest on the respective basis described in this prospectus supplement;

     o    there are no breaches of any mortgage loan seller's representations and warranties regarding the underlying mortgage loans that are being sold by it;

     o    monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and
          amortization, if applicable, is assumed to occur prior to prepayment;

     o    no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

                                     S-264

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     o    all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month's interest;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o    no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 15th day of each month, commencing in December 2005; and

     o    the offered certificates are settled on November 15, 2005.

     "MATURITY DATE/ARD LOAN-TO-VALUE RATIO" and "MATURITY DATE/ARD LTV RATIO"
each generally means, subject to the discussion under "Risk Factors--Risks
Related to the Underlying Mortgage Loans--The Underwritten Net Cash Flow Debt
Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback
or a Letter of Credit" in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Loews Universal Hotel Portfolio Mortgage Loan), the ratio of--

          1.   the related Loan Balance at Maturity/ARD for the particular mortgage loan (or, in the case of the One Court Square-Citibank
               Mortgage Loan, unless the context clearly indicates otherwise, the portion of the Loan Balance at Maturity/ARD for that mortgage loan that is allocable to the One Court Square-Citibank Pooled
               Portion, which is $290,000,000), to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group; and

     o    with respect to the Loews Universal Hotel Portfolio Mortgage Loan, the
          ratio of--

          1.   the sum of the Loan Balance at Maturity/ARD for that underlying mortgage loan and the aggregate Loan Balance at Maturity/ARD for the Loews Universal Hotel Portfolio Pari Passu Non-Trust Loans,
               to

                                     S-265

          2.   the Appraised Value of the related mortgaged real property or properties.

     "MIDLAND" means Midland Loan Services, Inc. or its successor in interest.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGE DEFERRED INTEREST" means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate
(other than Post-ARD Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.

     "MORTGAGE FILE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this prospectus supplement.

     "N/A" and "NAP" each means not applicable.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of:

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any payment date, an annual rate equal to the Net
          Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates; and

     o    in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, for any payment date, an annual rate generally equal to the product of (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which the subject payment date occurs, multiplied by (b)
          the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date, multiplied by (c) 1/360, multiplied by
          (d) the Net Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates, and the denominator of which fraction is the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date.

     Notwithstanding the foregoing, if the subject payment date occurs during
January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's payment account to its interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to its payment account during that month.

                                     S-266

     The Net Mortgage Pass-Through Rate for the One Court Square-Citibank Pooled
Portion and the One Court Square-Citibank Non-Pooled Portion will be the same as it is for the One Court Square-Citibank Mortgage Loan.

     "NET MORTGAGE RATE" means, for any underlying mortgage loan, the mortgage rate, minus the Administrative Fee Rate.

     "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover,
NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.

     "NET PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount (not less than zero) equal to (a) the Total Principal Payment Amount for that date, less (b) the Class OCS Principal Payment Amount for that date.

     "NOI DSCR" means:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Loews Universal Hotel Portfolio Mortgage Loan), for any
          specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the Annual Debt Service for the underlying mortgage loan (or, in the case of the One Court Square-Citibank Mortgage Loan, unless the context clearly indicates otherwise, the portion of the
               Annual Debt Service for that mortgage loan that is allocable to the One Court Square-Citibank Pooled Portion, based on the
               Allocated Principal Balance of the One Court Square-Citibank
               Pooled Portion as of the cut-off date as a percentage of the cut-off date principal balance of the entire One Court
               Square-Citibank Mortgage Loan);

     o    with respect to any Crossed Loan, for any specified 12-month period, the ratio of--

          1.   the total NOI for all of the mortgaged real properties related to the applicable Crossed Group for that 12-month period, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and

                                     S-267

     o    with respect to the Loews Universal Hotel Portfolio Mortgage Loan, for
          any specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the Loews
               Universal Hotel Portfolio Pari Passu Non-Trust Loans.

     "NONRECOVERABLE ADVANCE" means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO Property that is determined in accordance with the series 2005-CD1 pooling and servicing agreement, not to be ultimately recoverable (together with any accrued and unpaid interest thereon) out of payments or other collections on that mortgage loan or related REO Property (or, in the case of an underlying mortgage loan that is part of a Serviced Loan Combination, on or with respect to that Serviced
Loan Combination).

     "NON-TRUST LOAN" means any B-Note Non-Trust Loan or Loews Universal Hotel
Portfolio Non-Trust Loan.

     "NON-TRUST LOAN NOTEHOLDER" means any holder of the promissory note evidencing a Non-Trust Loan.

     "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, (a) for any mortgaged real property (other than a hotel property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the particular property that was physically occupied as of the "Occupancy as of Date" specified in the Annex A-1 to this prospectus supplement, and (b) for any mortgaged real property that is a hotel property, the average percentage of rooms that were occupied in the 12-month period ending on the "Occupancy as of Date" specified in the Annex A-1 to this prospectus supplement. Occupancy Percentages presented in this prospectus supplement may reflect leased space that is not currently occupied, that is subject to build out and/or that is subject to a free rent period or that is leased to an affiliate of the related borrower pursuant to a master lease.

     "ONE COURT SQUARE-CITIBANK CHANGE OF CONTROL EVENT" has the meaning assigned thereto under "Servicing of the Underlying Mortgage Loans--The Series
2005-CD1 Controlling Class Representative, the Class OCS Representative and the
Non-Trust Loan Noteholders" in this prospectus supplement.

     "ONE COURT SQUARE-CITIBANK CONTROLLING PARTY" has the meaning assigned to that term under "Servicing of the Underlying Mortgage Loans--The Series 2005-CD1
Controlling Class Representative, the Class OCS Representative and the Non-Trust
Loan Noteholders" in this prospectus supplement.

     "ONE COURT SQUARE-CITIBANK MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Court
Square-Citibank.

     "ONE COURT SQUARE-CITIBANK NON-POOLED PORTION" means the junior, non-pooled portion of the One Court Square-Citibank Mortgage Loan that consists of
$25,000,000 of the entire cut-off date principal balance of the One Court
Square-Citibank Mortgage Loan.

     "ONE COURT SQUARE-CITIBANK POOLED PORTION" means the senior, pooled portion of the One Court Square-Citibank Mortgage Loan that consists of $290,000,000 of the entire cut-off date principal balance of the One Court Square-Citibank
Mortgage Loan.

                                     S-268

     "OPTION PRICE" has the meaning given to that term under "Servicing of the
Underlying Mortgage Loans--Fair Value Purchase Option" in this prospectus supplement.

     "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     o    the actual mortgage loan rate; and

     o    the actual monthly debt service payment;

provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and provided, further, that, with respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date or any related anticipated repayment date, the term "Original Amortization Term" is not applicable and Annexes to this prospectus supplement will indicate "Interest
Only".

     "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "OUTSIDE ADMINISTERED REO PROPERTY" means any REO Property with respect to the Outside Serviced Mortgage Loan.

     "OUTSIDE SERVICED MORTGAGE LOAN" means the Loews Universal Hotel Portfolio
Mortgage Loan.

     "OUTSIDE SERVICER" means the master servicer or the special servicer, as applicable in the context, servicing the Outside Serviced Mortgage Loan.

     "PADS" means, in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A-1 to this prospectus supplement as "Pads".

     "PARI PASSU LOAN COMBINATION" means the Loews Universal Hotel Portfolio
Loan Combination.

     "PARI PASSU MORTGAGE LOAN" means the Loews Universal Hotel Portfolio
Mortgage Loan.

     "PARI PASSU NON-TRUST LOAN" means, individually or collectively, as the context may require, the Non-Trust Loan(s) that are part of a Pari Passu Loan
Combination and that are pari passu in right of payment and in other respects with the related Pari Passu Mortgage Loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

     o    the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable;

                                     S-269

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases); and

     o    if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan.

     "PERMITTED INVESTMENTS" means the U.S. government-related securities and other investment grade obligations specified in the series 2005-CD1 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations issued by the United States
Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan
acquires an "equity interest" in that entity.

     "PNC BANK MORTGAGE LOAN" means any of the underlying loans transferred to us by PNC Bank, National Association for inclusion in the trust fund and any
Qualified Substitute Mortgage Loan delivered by PNC Bank, National Association in replacement of a PNC Bank Mortgage Loan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan's due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that constitutes Default
Interest and/or Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan's due date in such collection period, the amount of interest, to the extent not collected from the related borrower

                                     S-270

(without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that would have constituted Default Interest and/or Post-ARD Additional
Interest).

     "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

     o    "LO(Y)" means that the original duration of the lock-out period is y payments;

     o    "DEFEASANCE(Y)" means that the original duration of the defeasance period is y payments;

     o    "GRTRX%UPBORYM(Y)" means that, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     o    "GRTRX%UPBORY%UPB+YM" means that the relevant prepayment premium will equal the greater of (1) y% of the principal amount prepaid plus the applicable yield maintenance charge and (2) x% of the principal amount prepaid;

     o    "FREE(Y)" means that the underlying mortgage loan is freely prepayable for a period of y payments; and

     o    "YM(Y)" means that, for an original period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge.

     "PRESENT VALUE" or "PV" means a yield maintenance charge that is equal to the excess, if any, of:

     1.   the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate;

          over

     2.   the amount of principal being prepaid.

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related
Crossed Group.

     "PRIVILEGED PERSON" means any certificateholder, certificate owner, any party to the series 2005-CD1 pooling and servicing agreement, any person identified to the trustee or the master servicer, as applicable, as a prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person), any rating agency, any mortgage loan seller, any underwriter, any of our designees or a designee of any party to the series 2005-CD1 pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein
(or licensed or registered investment adviser representing such person) will be considered a "Privileged Person" or be entitled to a password or restricted access to any

                                     S-271

reports delivered on a restricted basis unless such person has delivered to the trustee or the master servicer, as applicable, a certification in the form required by the series 2005-CD1 pooling and servicing agreement.

     "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

     "PRUDENTIAL MORTGAGE LOAN" means any of the underlying mortgage loans transferred to us by Prudential Mortgage Capital Funding, LLC for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by
Prudential Mortgage Capital Funding, LLC in replacement of a Prudential Mortgage
Loan.

     "PURCHASE OPTION" has the meaning given to that term under "Servicing of the Underlying Mortgage Loans--Fair Value Purchase Option" in this prospectus supplement.

     "PURCHASE PRICE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this prospectus supplement.

     "PV YIELD DIFFERENTIAL" means the result of:

          A.   the excess, if any, of:

               1.   the amount of interest that would be payable as of the
                    prepayment date from such prepayment date through the
                    maturity date of the mortgage loan on the prepaid amount,

               over

               2.   the amount of interest that would be payable as of the
                    prepayment date from such prepayment date through the
                    maturity date on the prepaid amount if such amount were
                    invested at the Yield Maintenance Interest Rate;

          multiplied by

          B.   the present value factor using the following formula:

               1-(1+r/12)(-n)
               --------------
                      r

               where:

               r = Yield Maintenance Interest Rate

               n = the number of monthly interest periods remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a replacement mortgage loan which must, on the date of substitution, among other things:

     o    have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
          Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

     o    have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

     o    have the same due date as the deleted mortgage loan;

                                     S-272

     o    accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis);

     o    have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

     o    have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

     o    comply as of the date of substitution with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement;

     o    have an environmental report with respect to the related mortgaged real property which will be delivered as a part of the related servicing file;

     o    have an original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of not less than the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan and a current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of not less than the current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

     o    be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal
          Revenue Code;

     o    not have a maturity date after the date two years prior to the rated final payment date;

     o    not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series 2005-CD1 certificates then rated by the rating agency (the cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

     o    have a date of origination that is not more than 12 months prior to the date of substitution;

     o    have been approved by the series 2005-CD1 controlling class representative (or, if there is no series 2005-CD1 controlling class representative then serving, by the series 2005-CD1 certificateholders representing a majority of the series 2005-CD1 voting rights allocated to the controlling class); and

     o    not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the REMICs created under the series 2005-CD1 pooling and servicing agreement or the imposition of tax on any of the REMICs created under the series 2005-CD1 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2005-CD1 pooling and servicing agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided

                                     S-273

that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series 2005-CD1 principal balance certificates (exclusive of the class OCS certificates) bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute
Mortgage Loan is substituted for a deleted underlying mortgage loan, the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee. A Qualified Substitute Mortgage Loan may not be substituted for the One Court Square-Citibank Mortgage Loan.

     "RATING AGENCY TRIGGER EVENT" has the meaning given to that term under
"Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.
We discuss the calculation of Realized Losses under "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

     "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM"
means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization
Term less the Seasoning of the loan, calculated as of the cut-off date; and (b)
with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms "Remaining Amortization Term and "Stated
Remaining Amortization Term" are not applicable, and the Annexes to this prospectus supplement will indicate "Interest Only".

     "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust (or any Loews Universal Hotel Portfolio Mortgaged Property that is acquired on behalf of the trust and the related Non-Trust Loan Noteholders by an
Outside Servicer) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan (or Loan
Combination).

     "RESTRICTED GROUP" means, collectively, the following persons and entities:

     o    the trustee;

     o    the Exemption-Favored Parties;

                                     S-274

     o    us;

     o    the master servicer;

     o    the special servicer;

     o    any Outside Servicers;

     o    any sub-servicers;

     o    the mortgage loan sellers;

     o    the swap counterparty;

     o    each borrower, if any, with respect to underlying mortgage loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series
          2005-CD1 certificates; and

     o    any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA servicer watch list;

     o    CMSA operating statement analysis report;

     o    CMSA NOI adjustment worksheet; and

     o    CMSA comparative financial status report;

provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.

     "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     o    for the multifamily rental properties, gross rental and other revenues; and

     o    for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

                                     S-275

     "SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which:

     o    the class A-1, A-1D, A-2FL, A-2FX, A-3, A-SB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding;
          and

     o    the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, O, P and Q certificates has previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "SERIES 2005-CIBC12" means of or relating to the securitization that includes three (3) Loews Universal Hotel Portfolio Non-Trust Loans, and in
connection with which the J.P. Morgan Chase Commercial Mortgage Securities
Corporation 2005-CIBC12, Commercial Mortgage Pass-Through Certificates, Series
2005-CIBC12, were issued.

     "SERVICED LOAN COMBINATION" means the Loan Combinations that are being serviced and administered under the series 2005-CD1 pooling and servicing agreement, which Loan Combinations consist of all of the A/B Loan Combinations.

     "SERVICING STANDARD" means, in general, with respect to each of the master servicer and the special servicer, to service and administer the mortgage loans
(including any Non-Trust Loans that are part of a Serviced Loan Combination, but excluding the Outside Serviced Mortgage Loan) and any REO Properties for which that party is responsible under the series 2005-CD1 pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar foreclosure properties (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering loans and foreclosure properties for third parties or (ii) held in its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely collection of all scheduled payments of principal and interest due on each such mortgage loan or, if any such mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net present value basis and (ii) the best interests (as determined by the master servicer or special servicer, as applicable, in its reasonable judgment) of the series 2005-CD1 certificateholders and the trust fund and, in the case of a Serviced Loan Combination, the related Non-Trust Loan Noteholder(s); and

     o    without regard to:

          1.   any relationship that the master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any related borrower, us, any mortgage loan seller or any other party to the transaction pursuant to which the series
               2005-CD1 certificates will be issued or any affiliate thereof;

          2.   the ownership of any series 2005-CD1 certificate (or other interest in any underlying mortgage loan) by the master servicer or the special servicer, as the case may be, or by any of its affiliates;

                                     S-276

          3.   the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the series 2005-CD1 pooling and servicing agreement;

          4.   the obligation of the master servicer to make advances;

          5.   the ownership, servicing or management by the master servicer or the special servicer or any of its affiliates for others of any other mortgage loans or mortgaged real property;

          6.   any obligation of the master servicer or any of its affiliates to repurchase or substitute an underlying mortgage loan as a
               mortgage loan seller;

          7.   any obligation of the master servicer or any of its affiliates to cure a breach of a representation or warranty with respect to an underlying mortgage loan; and

          8.   any debt the master servicer or the special servicer or any of its affiliates has extended to any related borrower or any affiliate of that borrower.

     The servicing standard under the Series 2005-CIBC12 pooling and servicing agreement, the agreement under which the Outside Serviced Mortgage Loan will be serviced, is generally similar but not identical to the foregoing.

     "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan (other than the Outside Serviced Mortgage Loan), any of the following events:

     1.   the related borrower--

          A.   fails to make when due any balloon payment unless the master servicer has, on or prior to the due date of that balloon
               payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the subject underlying mortgage loan within 60 days after the due date of such balloon payment and during the interim the related borrower has continued to make the monthly debt service payment in effect prior to maturity (provided that if such refinancing does not occur during such time specified in the commitment, a "Servicing
               Transfer Event" will occur immediately), or

          B.   fails to make when due any scheduled payment of principal and interest (other than a balloon payment), and such failure
               continues unremedied for 60 days;

     2.   the master servicer or the special servicer (in the case of the special servicer, with the consent of the series 2005-CD1 controlling class representative or, in the case of the Maine Mall Loan
          Combination, the Maine Mall Loan Combination Controlling Party or, in
          the case of the Chico Mall Loan Combination, the Chico Mall Loan
          Combination Controlling Party or, in the case of the One Court
          Square-Citibank Mortgage Loan, the One Court Square-Citibank
          Controlling Party) determines in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related borrower, that a default in the making of a scheduled payment of principal and interest (including a balloon payment) or any other default under the related mortgage loan documents that would (with respect to such other default)
          materially impair the value of the mortgaged real property as security for the subject underlying mortgage loan or otherwise would materially adversely affect the interest of the series 2005-CD1
          certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan
          (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an

                                     S-277

          acceleration right without any grace period will be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   there occurs a default (other than as described in clause 1. above)
          that the master servicer or special servicer determines, in its good faith and reasonable judgment and in accordance with the Servicing
          Standard, materially impairs the value of the related mortgaged real property as security for the subject underlying mortgage loan or otherwise materially adversely affects the interests of the series
          2005-CD1 certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days;
          provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the special servicer determines that the related borrower does not need to maintain terrorism insurance as provided in the series 2005-CD1 pooling and servicing agreement, no default related to the failure to obtain such insurance will be considered outstanding for purposes of this clause
          3.;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will generally cease to exist:

     o    with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely scheduled monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clause 4. of this definition, no later than the entry of an order or decree dismissing such proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, if and when the default is cured; and

     o    with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1. through 5. of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a
Serviced Loan Combination, it will also be considered to exist for the other mortgage loan in that Serviced Loan Combination; provided that, if a B-Note
Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with

                                     S-278

respect to the related A-Note Mortgage Loan through the exercise of cure rights as set forth in the related co-lender, intercreditor or similar agreement, then the existence of such Servicing Transfer Event with respect to the subject
B-Note Non-Trust Loan(s) will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related A-Note Mortgage Loan or cause the servicing of the Serviced Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

     The servicing transfer events for the Outside Serviced Mortgage Loan under the Series 2005-CIBC12 pooling and servicing agreement are generally similar, but not identical, to the foregoing.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "STANDARD AVAILABLE P&I FUNDS" means, with respect to any payment date, the
Total Available P&I Funds, net of the Class OCS Available P&I Funds, for that date.

     "STATED PRINCIPAL BALANCE" means, for any outstanding mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to "x" plus "y" minus "z" where:

     X. "x" is equal to the cut-off date principal balance of the subject mortgage loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received);

     Y. "y" is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination; and

     Z. "z" is equal to the sum of--

          1.   the principal portion of each scheduled payment of principal and interest due on the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent received from the related borrower or advanced by the master servicer, the trustee or the fiscal agent and distributed to series 2005-CD1 certificateholders on or before such date of determination,

          2.   all principal prepayments received with respect to the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent distributed to series 2005-CD1 certificateholders on or before such date of determination,

          3.   the principal portion of all insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent distributed to series 2005-CD1 certificateholders on or before such date of determination,

          4.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination, and

          5.   to the extent not otherwise included as part of the amount described in the immediately preceding clause 4., any amount of reduction in the outstanding principal balance of the subject mortgage loan resulting from a Deficient Valuation that occurred prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination.

                                     S-279

     With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the "Stated Principal
Balance" of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:

     1.   the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related REO acquisition, to the extent distributed to series 2005-CD1
          certificateholders on or before such date of determination;

     2.   the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series 2005-CD1 certificateholders on or before such date of determination; and

     3.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination.

     A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) will be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the payment date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series 2005-CD1 certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will be considered distributed to series 2005-CD1 certificateholders as of the first payment date that those payments are included in the Total Principal Payment Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series 2005-CD1 pooling and servicing agreement with respect to any particular mortgage loan, and such principal amount has not been included as part of the Total Principal Payment Amount, such principal amount will continue to be deemed to be distributed for purposes of calculating the Stated Principal
Balance. Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first payment date following the collection period during which such event occurred, the Stated Principal Balance of such mortgage loan will be zero.

     "SUBORDINATE NON-TRUST LOAN" means any Non-Trust Loan that, during an uncured event of default with respect to the applicable Loan Combination, is subordinate in right of payment to the underlying mortgage loan that is part of that loan combination.

     "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "SUBSTITUTION SHORTFALL AMOUNT" has the meaning given to that term under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" in this prospectus supplement.

     "STEADFAST-KOLL BUILDING INTERCREDITOR AGREEMENT" means, with respect to the Steadfast-Koll Building Loan Combination, the related intercreditor and servicing agreement among noteholders.

     "STEADFAST-KOLL BUILDING LOAN COMBINATION" means, collectively, the
Steadfast-Koll Building Mortgage Loan and the related Subordinate Non-Trust
Loan.

                                     S-280

     "STEADFAST-KOLL BUILDING MATERIAL DEFAULT" means, with respect to the
Steadfast-Koll Building Loan Combination, any of the following events: (a) the acceleration of the Steadfast-Koll Building Mortgage Loan or the related
Subordinate Non-Trust Loan; (b) the existence of a continuing monetary default;
and/or (c) the filing of a bankruptcy action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy proceeding.

     "STEADFAST-KOLL BUILDING MORTGAGE LOAN" means the underlying mortgage loan secured by the Steadfast-Koll Building Property.

     "STEADFAST-KOLL BUILDING PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Steadfast-Koll
Building.

     "SWAP DEFAULT" has the meaning given to that term under "Description of the
Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "SWAP PAYMENT DEFAULT" has the meaning given to that term under
"Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal
Income Tax Consequences--The Class A-2FL Certificates" in this prospectus supplement.

     "TOTAL AVAILABLE FUNDS" means, with respect to any payment date, the total amount of funds available to make payments on the series 2005-CD1 certificates
(exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest on that date as described under "Description of the Offered
Certificates--Payment Account--Withdrawals" in this prospectus supplement.

     "TOTAL AVAILABLE P&I FUNDS" means, with respect to any payment date, subject to the discussion under "Description of the Offered
Certificates--Payments" in this prospectus supplement, all funds in the trustee's payment account that are available to make payments of interest and principal on the series 2005-CD1 certificates on that payment date. The Total
Available P&I Funds do not include Post-ARD Additional Interest, yield maintenance charges or prepayment premiums. The trustee will apply the Total
Available P&I Funds as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement to pay principal and accrued interest on the series 2005-CD1 certificates (exclusive of the class R and Y certificates) on that date.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount generally equal to:

     1.   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer, the trustee or the fiscal agent, as applicable, for such payment date; plus

     2.   the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection period; plus

     3.   with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a

                                      S-281

          recovery of the principal portion of any monthly debt service payment
          (other than a balloon payment) due or deemed due in respect of the subject underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal
          Payment Amount for such payment date or any prior payment date pursuant to clause 1. above; plus

     4.   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause 1., 2. or 3. above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total
          Principal Payment Amount for such payment date or any prior payment date pursuant to clause 1. above; plus

     5.   if the subject payment date is subsequent to the initial payment date, the excess, if any, of (a) the Net Principal Payment Amount for the
          immediately preceding payment date, over (b) the total payments of principal made with respect to the series 2005-CD1 principal balance certificates (exclusive of the class A-2FL and OCS certificates) and the class A-2FL REMIC II regular interest on the immediately preceding payment date; plus

     6.   any amounts that were used to reimburse Nonrecoverable Advances
          (including interest on such Nonrecoverable Advances) from principal collections on the mortgage pool and that are, in any such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

     7.   the amount of any reimbursements of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such payment date where such principal collections would have otherwise been included in the Total Principal Payment Amount for such payment date pursuant to any of clauses 1. through 4. above;

provided that, for the final payment date, the Total Principal Payment Amount will be no less than the total Stated Principal Balance of the mortgage pool immediately prior to that payment date.

     "TRIA" means the Terrorism Risk Insurance Act of 2002 as the same may be amended from time to time.

     "UAV" means unavailable.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41.

     "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT
RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the
Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

                                      S-282

     "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     o    operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     o    if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     o    those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

     Underwritten Expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses; and

     o    ground lease payments, and other costs;

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

     "UNDERWRITTEN NET CASH FLOW", "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:

     o    underwritten capital expenditure reserves; and

     o    underwritten tenant improvements and leasing commission reserves.

                                      S-283

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, subject to the discussion under "Risk Factors--Risks Related to the Underlying
Mortgage Loans--The Underwritten Net Cash Flow Debt Service Coverage Ratios
and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have
Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit" in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan and the Loews Universal Hotel Portfolio Mortgage Loan), the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the Annual Debt Service for the underlying mortgage loan (or, in the case of the One Court Square-Citibank Mortgage Loan, unless the context clearly indicates otherwise, the portion of the
               Annual Debt Service for that mortgage loan that is allocable to the One Court Square-Citibank Pooled Portion, based on the
               Allocated Principal Balance of the One Court Square-Citibank
               Pooled Portion as of the cut-off date as a percentage of the cut-off date principal balance of the entire One Court
               Square-Citibank Mortgage Loan);

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total U/W NCF for all of the mortgaged real properties related to the applicable Crossed Group, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and

     o    with respect to the Loews Universal Hotel Portfolio Mortgage Loan, the
          ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the Loews
               Universal Hotel Portfolio Pari Passu Non-Trust Loans.

     "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten
NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

                                      S-284

     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses
used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the
Underwritten NOI for the mortgaged real property set forth in this prospectus supplement. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     o    in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

     o    in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus--

          1.   for some commercial properties, percentage rents or other
               revenues based on normalized actual amounts collected during previous operating periods, and/or

          2.   in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.

     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

     However, Underwritten Revenues were generally decreased to take into account:

     o    the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower;

     o    lender's minimum vacancy underwriting criteria for the applicable property type; and

     o    for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten
Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take

                                      S-285

effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property, as well as any rents not currently payable but scheduled to be payable following the completion of a build-out or the end of a free rent period.

     "UNITS" means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this prospectus supplement as "Units".

     "UNRESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA delinquent loan status report;

     o    CMSA historical loan modification and corrected mortgage loan report;

     o    CMSA loan level reserve/LOC report;

     o    CMSA historical liquidation report;

     o    CMSA REO status report;

     o    CMSA advance recovery report; and

     o    from and after its filing with the SEC, any item deemed to be an
          Unrestricted Servicer Report in accordance with the definition of
          "Restricted Servicer Reports" in this glossary.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers Association of America.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any underlying mortgage loan, the number of years obtained by dividing:

     (1)  the then outstanding principal amount of the mortgage loan into

     (2)  the total of the products obtained by multiplying:

          (a)  the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

          by

          (b)  the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date on which such payment is to be made.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any payment date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund (including mortgage loans as to which the related mortgaged real property has become an REO Property) for that payment date, weighted on the basis of the respective Stated Principal Balances of those mortgage loans (or, in the case of the One Court Square-Citibank Mortgage Loan, the Allocated Principal Balance of the One Court Square-Citibank Pooled Portion)
immediately prior to that payment date.

                                      S-286

     "YEAR BUILT" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

     "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged real property. In the event of multiple years of renovation, only the most recent of those years is shown.

     "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund and as indicated by the Yield Maintenance Discounting Horizon, one of the following:

     1.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this prospectus supplement is
          "Maturity", an annualized yield (the "Yield Rate") equal to the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the
          United States of America having a maturity closest to the maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     2.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this prospectus supplement is
          "WAL", the Yield Rate equal to the yield on securities issued by the
          United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America with a term equal to the Weighted Average Life to Maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     3.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this prospectus supplement is
          "Maturity or WAL (Lower Treasury)", the Yield Rate equal to the lesser of (i) the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America having a maturity closest to the maturity date of the subject mortgage loan or (ii) the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the
          United States of America with a term equal to the Weighted Average
          Life to Maturity of the subject mortgage loan, in each case as the
          Yield Rate is quoted using the method specified in the related mortgage loan documents; or

     4.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this prospectus supplement is
          "Specified", the Yield Rate on securities issued by the United States
          Treasury having a maturity specified in the related mortgage loan documents.

     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column "Yield
Maintenance Interest Rate" on Annex A-1 to this prospectus supplement is "T+x", or by zero (0) basis points if the value specified is "Treasury Flat" (or "U.S.
obligations Flat").

     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled "Yield Maintenance
Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this prospectus supplement is "Yes".

                                      S-287

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this
Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-2

                    SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                                    ANNEX A-3

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 1 AND THE RELATED MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                                    ANNEX A-4

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                                    ANNEX A-5

   CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING MORTGAGED REAL
                                   PROPERTIES

                                     ANNEX B

         DESCRIPTION OF FIFTEEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF
                       CROSS-COLLATERALIZED MORTGAGE LOANS

             MORTGAGE      LOAN
   LOAN        LOAN       GROUP
  NUMBER      SELLER     NUMBER                  LOAN / PROPERTY NAME                             PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1          GACC         1     One Court Square - Citibank                       One Court Square
    2          GACC         1     Yahoo! Center                                     2401-2525 Colorado Avenue & 2400-2500 Broadway
    3          CGM          1     Maine Mall                                        364 Maine Mall Road
    4          CGM          1     100 East Pratt                                    100 East Pratt Street
------------------------------------------------------------------------------------------------------------------------------------
    5          CGM          1     TPMC Portfolio                                    Various
    5a                            Park Tower South                                  1333 West Loop South
    5b                            Park Tower North                                  1233 West Loop South
    5c                            Innova Parking Garage                             3838 Weslayan Street
    5d                            Innova Theater and Retail                         3839 Weslayan Street
------------------------------------------------------------------------------------------------------------------------------------
    6          PMCF         1     Florence Mall                                     2028 Florence Mall
------------------------------------------------------------------------------------------------------------------------------------
    7          GACC         1     Private Mini Self Storage Portfolio               Various
    7a                            Private Mini-League City                          2500 West Main Street
    7b                            Private Mini-West Park                            6040 Westpark Drive
    7c                            Private Mini-Eastlake                             3182 Curlew Road
    7d                            Private Mini-Westbelt                             10515 Southwest Freeway
    7e                            Private Mini-Lancaster                            13401 Lancaster Highway
    7f                            Private Mini-Safe Harbor                          9208 Westmoreland Road
    7g                            Private Mini-Highway 620                          11320 Ranch Road 620 North
    7h                            Private Mini-LaMarque                             4701 Gulf Freeway
    7i                            Private Mini-103rd                                7052 103rd Street
    7j                            Private Mini-Walsingham                           13240 Walsingham Road
    7k                            Private Mini-Melbourne                            376 North Harbor City Boulevard
    7l                            Private Mini-Cutten                               7022 FM 1960 Road West
    7m                            Private Mini-Palm Harbor                          30722 US Highway 19 North
    7n                            Private Mini-Nesbit Ferry                         2840 Holcomb Bridge Road
    7o                            Private Mini-Central Expressway                   13637 North Central Expressway
    7p                            Private Mini-Mountainbrook                        3195 Highway 280 East
    7q                            Private Mini-Castle Hills                         1951 Northwest Loop 410
    7r                            Private Mini-Monroe                               1580 North Monroe Street
    7s                            Private Mini-Florida Avenue                       9505 North Florida Avenue
    7t                            Private Mini-Wycliffe                             11010 Old Katy Road
    7u                            Private Mini-Elmwood                              1037 Elmwood Avenue
    7v                            Private Mini-Huntsville                           4440 University Drive Northwest
------------------------------------------------------------------------------------------------------------------------------------
    8          GACC         1     Cedarbrook Corporate Center Portfolio             3, 6, 8 Cedar Brook Drive & 8 Clarke Drive
    9          CGM          1     Fairfax Corner                                    11900 Palace Way, 11888-11951 Grand Commons
                                                                                      Avenue, 4200-4250 Fairfax Corner West Avenue
                                                                                      and 4201-4251 Fairfax Corner East Avenue
    10         GACC         2     Union Square Apartments                           4120 Union Square Boulevard
    11         GACC         1     485 7th Avenue                                    485 7th Avenue
------------------------------------------------------------------------------------------------------------------------------------
    12         GACC         1     Loews Universal Hotel Portfolio                   Various
   12a                            Loews Portofino Bay                               5601 Universal Boulevard
   12b                            Loews Royal Pacific                               6300 Hollywood Way
   12c                            Hard Rock Hotel                                   5800 Universal Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    13         GACC         1     Quartermaster Plaza Shopping Center               2200-2400 West Oregon Avenue
    14         CGM          1     One Financial Plaza                               120 South Sixth Street
    15         CGM          1     Chico Mall                                        1950 East 20th Street
    16         GACC         1     Fountains at Waterford                            12101 Fountainbrook Boulevard
    17         CGM          1     Gateway Center                                    80-100 City Square
    18         GACC         1     Marriott Baton Rouge                              5500 Hilton Avenue
    19         GACC         2     The Sanctuary at Highland Oaks (Note 8)           10246 Douglas Oaks Circle
    20         GACC         1     Goodwin Square                                    225 Asylum Street
    21         GACC         1     Brooklyn Retail Portfolio II                      Various
    22         CGM          1     Millennium Park                                   13150-13500 Middlebelt Road
    23         PMCF         2     Shelter Cove Apartments                           537 Tranquil Court
    24         CGM          1     University Place                                  1671 East 70th Street
------------------------------------------------------------------------------------------------------------------------------------
    25         CGM          1     University of Phoenix                             Various
   25a                            4150 South Riverpoint Parkway                     4150 South Riverpoint Parkway
   25b                            3125 East Wood Street                             3125 East Wood Street
   25c                            517 North Westhill Blvd                           517 North Westhill Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    26         CGM          1     Wynfrey Hotel                                     1000 Riverchase Galleria
    27         CGM          1     Hamilton Village                                  2000-2020 Gunbarrel Road
    28         CGM          1     Saint Paul Plaza                                  200 Saint Paul Street
    29         GACC         1     Tenby Chase                                       193 Tenby Chase Drive
    30         GACC         1     1776 Massachusetts Avenue                         1776 Massachusetts Avenue, NW
------------------------------------------------------------------------------------------------------------------------------------
    31         GACC         1     Northcoast Hotel Portfolio                        Various
   31a                            Roosevelt Hotel                                   1531 7th Avenue
   31b                            Coast Wenatchee Center                            201 North Wenatchee Avenue
   31c                            Coast Gateway Hotel                               18415 International Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    32         GACC         2     Glen Hollow Apartments                            1100 Newportville Road
    33         CGM          1     Johnson City Crossing                             3207 Peoples Street
    34         GACC         2     Central Park East Apartments                      15216 Northeast 16th Place
    35         PMCF         1     Rockaway Center                                   Mount Pleasant Avenue
    36         CGM          1     River Marketplace                                 4409 Ambassador Caffery Parkway
    37         CGM          2     The Exchange at Luther Street                     1101 Luther Street West
    38         CGM          1     633 Third Avenue                                  633 Third Avenue
    39         PNC          1     Nevada Street                                     2 Nevada Street
    40         GACC         2     Breakpointe Apartments                            6672-6690 Abrego Road
    41         CGM          1     Townsend Building                                 123 Townsend Street
    42         PNC          2     Parkway Plaza Apartments                          1000 Plaza Drive
    43         CGM          1     Riverchase Galleria Office Tower                  3000 Riverchase Galleria
    44         GACC         1     888 Prospect Street                               888 Prospect Street
    45         CGM          1     ICI-Glidden Research Center                       16651 West Sprague Road
    46         PMCF         1     Bedrosian 1515 Winston                            1515 and 1517 E. Winston Road
    47         CGM          1     ConnectiCare Office Building                      175 Scott Swamp Road
    48         CGM          1     Village Square at Kiln Creek                      5007 Victory Boulevard
    49         GACC         1     Compson Financial Center                          980 North Federal Highway
    50         CGM          1     Fountainhead Park I & II                          4511 and 4545 Horizon Hill Boulevard
    51         CGM          1     Pacific Corporate Center                          7005 South Front Road, 7401, 7451, 7501 Longard
                                                                                      Road and 501 Lawrence Road
    52         CGM          1     Lockwood Medical Offices                          110-150 Lockwood Avenue
    53         CGM          1     201 Broadway                                      201 Broadway
    54         PMCF         1     Altamont Avenue                                   1400 Altamont Avenue
------------------------------------------------------------------------------------------------------------------------------------
    55         GACC         1     338 East 65th Street / 314-26 East 78th Street    Various
   55a                            314-26 East 78th Street                           314-26 East 78th Street
   55b                            338 East 65th Street                              338 East 65th Street
------------------------------------------------------------------------------------------------------------------------------------
    56         GACC         1     Hilton Scotts Valley                              6001 La Madrona Drive
    57         GACC         1     Maplewood Park                                    3815 Northeast 4th Street
    58         CGM          1     Great Indoors - Sears - Alpha Road                5000 Alpha Road
    59         CGM          1     The Crossing at Walkers Brook                     20-48 Walkers Brook Drive
------------------------------------------------------------------------------------------------------------------------------------
    60         GACC         1     413-415 East 70th Street / 507-11 East 73rd StreetVarious
   60a                            507-11 East 73rd Street                           507-11 East 73rd Street
   60b                            413-415 East 70th Street                          413-415 East 70th Street
------------------------------------------------------------------------------------------------------------------------------------
    61         PNC          1     Steadfast-Koll Building                           4343 Von Karman Avenue
    62         CGM          1     Shoppes at Hope Valley                            3825 South Roxboro Street
------------------------------------------------------------------------------------------------------------------------------------
    63         GACC         1     512 East 80th Street / 1229-1235 1st Avenue       Various
   63a                            1229-1235 1st Avenue                              1229-1235 1st Avenue
   63b                            512 East 80th Street                              512 East 80th Street
------------------------------------------------------------------------------------------------------------------------------------
    64         CGM          1     Meridian Town Center                              13210, 13410, 13414 Meridian East
    65         CGM          1     The Shops at Cedar Point                          3101 Hamilton Boulevard
    66         CGM          1     Dellview Marketplace                              1803 Vance Jackson
    67         CGM          1     Eddystone Crossing                                1530, 1552-1568, 1572, 1576, 1580 Chester Pike
    68         CGM          1     Springhill Business Center                        1524 Spring Hill Road
    69         CGM          1     Ralphs Grocery - Los Angeles, CA                  670 South Western Avenue
    70         CGM          1     Baseline Foothills                                4401, 4405, 5509 East Baseline Road
    71         PMCF         2     Overlook at Causey Lane Apartments                11408 S.E. 90th Avenue
    72         PNC          1     La Jolla Corporate Center                         3252 & 3262 Holiday Court
    73         CGM          1     Westar/Polaris II                                 550 Polaris Parkway
    74         PMCF         1     Mullica Hill Plaza                                141 & 143 Bridgeton Pike
    75         CGM          1     Lakeview Village                                  3611-3821 East Baseline Road
    76         GACC         1     The Atrium at Manalapan                           195 Route 9 South
    77         PNC          1     Washington Suites                                 100 South Reynolds Street
    78         CGM          1     Perry's Ocean Edge Resort                         2209 South Atlantic Avenue
    79         GACC         1     Turlock Town Center                               503-795 North Golden State Boulevard
    80         CGM          1     Constant Friendship Center                        3422-3488 Emmorton Road
------------------------------------------------------------------------------------------------------------------------------------
    81         CGM          1     100 & 200 Foxborough (aka) Harlfinger Portfolio   Various
   81a                            100 Foxborough Boulevard                          100 Foxborough Boulevard
   81b                            200 Foxborough Boulevard                          200 Foxborough Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    82         GACC         1     Groton Shopping Center                            646-720 Long Hill Road
    83         CGM          1     Crossings Shopping Center                         12955-13069 SW 112th Street
    84         GACC         1     3300 Olympic Boulevard                            3300 Olympic Boulevard
    85         GACC         1     Orchard Grove MHP                                 2835 South Wagner Road
    86         CGM          1     Henderson Carriage House                          2067 Massachusetts Avenue
    87         CGM          1     G and G Shopping Center                           1211 West College Avenue
    88         CGM          1     Perry Hall Marketplace                            9633 - 9645 Belair Road
    89         CGM          1     Lovejoy Square                                    930 NW 14th Avenue & 1325 NW Kearney Street
    90         PMCF         1     5353 Wayzata                                      5353 Wayzata Boulevard
    91         CGM          1     7100 Old Landover                                 7100 Old Landover Road
    92         GACC         1     Lawrenceville Shopping Center                     3350-3360 Brunswick Pike
------------------------------------------------------------------------------------------------------------------------------------
                                  Crowe Office Portfolio
    93         CGM          1     Comerica Tower                                    5944 Luther Lane
    94         CGM          1     Texas Moline                                      302 North Market Street
------------------------------------------------------------------------------------------------------------------------------------
    95         GACC         2     Quail Run MHP                                     33099 Willow Lane
    96         CGM          2     Plantation Apartments                             1840 Carriage Lane
    97         CGM          1     Southgate Mall                                    1409 Ehringhaus Street
    98         CGM          1     Springhill Suites - Northfolk, VA                 6350 Newtown Road
    99         CGM          1     Plaza Palomino                                    2910-2990 North Swan Road
   100         CGM          1     Residence Inn - Charlotte, NC                     5115 Piper Station Drive
   101         CGM          1     Canyon Lakes Plaza                                9010 West Sahara Avenue
   102         CGM          1     North Atlanta Physicians MOB II                   993-D Johnson Ferry Road
   103         CGM          1     Stow Company Self Storage                         2660 US Highway 130 & 10 Pleasant Hill Road
   104         CGM          1     Prospect Hill Road                                64, 66, 68 Prospect Hill Road
   105         CGM          2     Fairmont Apartments                               7230 De Soto Avenue & 7233, 7243, 7259 Kelvin
                                                                                      Avenue
   106         CGM          1     250 Ballardvale Street                            250 Ballardvale Street
   107         GACC         1     MacPhail Crossing                                 540-550 West Macphail Road
   108         CGM          1     Robb & Stucky - Altamonte Springs, FL             351 South State Road 434
   109         CGM          1     Howard Johnson Express Inn                        135 East Houston Street
   110         GACC         1     Birch Street Promenade                            260-330 West Birch Street
   111         GACC         1     Lowes at Sunrise                                  1300 North Kolb Road
   112         CGM          1     Scott Town Center                                 1000 Scott Town Plaza
   113         CGM          1     902-958 Highland Avenue                           902-958 Highland Avenue
   114         GACC         1     Highland Office Center                            550 Pinetown Road
   115         CGM          1     16808 Armstrong Ave.                              16808 Armstrong Avenue
   116         CGM          1     Courtyard by Marriott - Chesapeake, VA            1562 Crossroads Boulevard
   117         GACC         1     Sunset Galleria                                   7101-7123 Sunset Boulevard
   118         CGM          1     6610 Cabot Drive                                  6610 Cabot Drive
   119         GACC         1     Landfall Park                                     1981 & 1985 Eastwood Road
   120         CGM          1     Granite Bay Village                               8665 Auburn Folsom Road
   121         CGM          1     Crain Towers                                      1600 Crain Highway
   122         CGM          1     Yellow Breeches                                   145, 175, 195 and 215 Limekiln Road
   123         PMCF         1     Blossom Hill Plaza                                1317-1345 Blossom Hill Road
   124         CGM          1     Corners At The Mall                               117-241 Mall Woods Drive
   125         GACC         1     Office Depot Plaza                                401 East 2nd Street
------------------------------------------------------------------------------------------------------------------------------------
   126         CGM          1     Torrey Chase Buildings                            Various
   126a                           14505 Torrey Chase                                14505 Torrey Chase Boulevard
   126b                           14425 Torrey Chase                                14425 Torrey Chase Boulevard
   126c                           13700 Veterans Memorial                           13700 Veterans Memorial Drive
------------------------------------------------------------------------------------------------------------------------------------
   127         CGM          1     Super K - Port Huron, MI                          1179 32nd Street
   128         PMCF         1     2150 Post Road                                    2150 Post Road
   129         PNC          2     Linden Towers Apartments                          310 Stafford Street
   130         PNC          1     Nexus Centre Torrey Pines                         11149 North Torrey Pines Road
   131         PNC          2     Tamarack Trace Apartments                         1000 Tamarack Circle
   132         CGM          1     Mountain Park Plaza                               510, 520, 602, 610 East Baseline Road
   133         CGM          1     Freeman Medical Tower                             323 North Prairie Avenue
   134         PNC          2     Stone Creek Apartment Homes - Tyler               6100 Hollytree Drive
   135         GACC         1     Colts Neck Shopping Center                        24 Route 34
   136         PNC          1     Glenwood Plaza Shopping Center                    9012-9078 Metcalf Avenue
   137         PNC          1     Lee Plaza Shopping Center                         11725 Lee Highway
   138         PNC          1     Governors Place                                   33 Bloomfield Hills Parkway
   139         CGM          1     Ayr Town Center                                   360 South 2nd Street
   140         GACC         2     Westbury Apartments                               9522 Shepton Drive
   141         PNC          1     Benjamin Plaza                                    20 Meadowlands Parkway
   142         PNC          2     Hazleton Garden Apartments                        710 West 24th Street
   143         CGM          1     Sports Authority - Chicago, IL                    620 North LaSalle Street
   144         GACC         1     Independence Village of Petoskey                  965 Hager Drive
   145         GACC         1     Fairmount Seattle Apartments                      1907 1st Avenue
   146         CGM          1     Residence Inn - Huntersville, NC                  16830 Kenton Drive
   147         PNC          2     Judson House                                      40 Welcome Street
   148         CGM          1     North Atlanta Physicians MOB III                  993-F Johnson Ferry Road
   149         CGM          2     The Westbury                                      1765 North Sycamore Avenue
   150         PNC          1     Magnolia Plaza - El Cajon                         1571-1641 Magnolia Avenue
   151         CGM          1     Holiday Lane Retail                               1370 and 1380 Holiday Lane
   152         CGM          1     Holiday Inn Express - Vacaville, CA               151 Lawrence Drive
   153         CGM          1     Best Buy and Gander Mountain                      955 and 959 Viewmont Drive
   154         CGM          1     North Atlanta Physicians MOB I                    993-C Johnson Ferry Road
   155         GACC         1     Uptown Self-Storage                               950 & 1200 Upshur Street Northwest
   156         GACC         1     The Metrocenter                                   49 Court Street
   157         CGM          1     DNP Electronics                                   2391 Fenton Street
   158         CGM          1     Oakview Medical Building                          2725 South 144th Street
   159         CGM          1     Marple Commons                                    2000-2004 Sproul Road
   160         CGM          1     Windwood Centre                                   780 Lynnhaven Parkway
   161         PNC          2     Berkshiretown Apartments                          176 Columbus Avenue
   162         CGM          1     Atrium at Willowchase                             8203 Willow Place Drive South
   163         CGM          1     Sprouts Farmers Market & 99 Cent Store            8375 West Thunderbird Road
   164         CGM          1     Circuit City - Manchester, CT                     230 Hale Road
   165         CGM          1     Springhill Suites - Concord, NC                   7811 Gateway Lane
   166         CGM          1     1 & 5 Forbes Road                                 1 & 5 Forbes Road
   167         CGM          1     Summit Centre                                     9691 and 9611 Trailwood Drive
   168         GACC         1     406 1/2 Sunrise Avenue                            406 1/2 Sunrise Avenue
   169         CGM          1     Gwynedd Corporate Ctr 1180                        1180 Welsh Road
   170         GACC         2     Pratt Place Apartments                            16 & 30 Pratt Place
   171         GACC         1     6000 Uptown Office Building                       6000 Uptown Boulevard NE
   172         CGM          1     Fresenius Medical Distribution Center             750 North Lallendorf Road
   173         PNC          1     Moon Valley Plaza                                 15440, 15602, 15610 North 7th Street
   174         CGM          1     2150 Joshua Path                                  2150 Joshua's Path
   175         PMCF         2     Southgate Apartments                              701-747, 801-841, 821 Southgate Drive
   176         CGM          1     Donato at Wall                                    1800 Route 34
   177         GACC         2     Ceder Glen Apartments                             9140 Old Bustleton Avenue
   178         CGM          1     Cheyenne Crossing                                 3250 North Tenaya Way
   179         CGM          1     Top Foods - Yakima, WA                            2203 South First Street
   180         PNC          1     Richland Medical Center                           780 Swift Boulevard
   181         CGM          2     Georgetown Apartments                             1476 Orange Grove Road
   182         PNC          1     Stanley Station Shopping Center                   7681-7821 West 151st Street
   183         CGM          1     Sannuti Portfolio                                 963 Street Road, 44, 78 & 80 Second Street Pike
   184         CGM          1     Builders FirstSource                              180 Hobart Road
   185         PNC          1     Aerovista Business Park II                        895 Aerovista Place
   186         CGM          1     Burlington Self Storage of W. Palm Beach          411 & 422 7th Street
   187         CGM          1     Centennial Block Building                         210-218 South West Morrison Street
   188         GACC         1     Crown Crenshaw Plaza                              3737 South Crenshaw Boulevard
   189         GACC         1     110 West Birch Street                             110 West Birch Street
   190         CGM          1     Hobby Lobby Center                                4427 13th Avenue Southwest
   191         CGM          1     Sonora Crossroads                                 1191-1281 Sanguinetti Road
   192         GACC         1     433 East 80th Street                              433 East 80th Street
   193         PNC          2     Pines Apartments                                  238 Southwest Gage Boulevard
   194         CGM          1     Kirkwood Business Park                            2101, 2103, & 2105 Northeast 129th Street
   195         GACC         1     The Entrance at Lakeway                           1008 Ranch Road 620 South
   196         CGM          1     Buffalo's Cafe & Lane Furniture                   10062 & 10082 West Flamingo Road
   197         CGM          1     Candlewood Suites - Syracuse, NY                  6550 Baptist Way
   198         GACC         1     Cook Street Office                                41865 Boardwalk
   199         PMCF         1     Center Lake Business Park                         14101 West U.S. Highway 290
   200         CGM          1     Centennial Center                                 8880 South Howell Avenue
   201         CGM          2     Grand Meadow                                      821 17th Avenue
   202         CGM          1     One Appleton Street                               One Appleton Street
   203         CGM          1     Eckerds - Reidsville, NC                          1703 Freeway Drive
   204         GACC         2     The Village at Russellville                       1940 South Elmira Avenue
   205         PNC          1     Williamsburg Square                               1601 Briarwood Circle & 500 East Eisenhower Pkwy
   206         PMCF         2     Hawthorne Chateau Apartments                      3505 W. 139th Street
   207         PNC          1     South Sierra Plaza                                10668 Sierra Avenue
   208         PNC          1     Renaissance Professional Center                   431-495 South Nova Road
   209         PNC          1     170 West Road                                     170 West Road
   210         CGM          1     Fortunoff Southampton                             10 Montauk Highway
   211         CGM          1     Circuit City - Muncy, PA                          495 Lycoming Mall Circle
   212         GACC         2     Fairmount Philadelphia Apartments                 345-357 West Johnson Street
   213         CGM          1     One South Greeley Avenue                          One South Greeley Avenue
   214         PMCF         1     Brookhaven Walgreen's                             4098 Edgmont Avenue
   215         CGM          1     CVS - Flowood, MS                                 4899 Lakeland Drive
   216         GACC         1     220 East 67th Street                              220 East 67th Street
   217         PNC          2     Applewood Apartments                              2612-2639 Wimpole Avenue
   218         PNC          2     Sycamore House                                    287 Essex Street
   219         PNC          1     Plaza III Industrial Park                         340-350 South Vermont Avenue
   220         PNC          1     Aldi - Bethel Park                                5159 Library Road
   221         PNC          1     Georgetowne Offices                               31600 Telegraph Road
   222         PNC          2     Edgewood at the Gables                            7336 West 7th Street North
   223         PNC          2     Minnesota Estates I                               809 East Minnesota Street
   224         CGM          1     Gillespie Field Business Park-Lot 12              1965 Gillespie Way
   225         PMCF         2     Gardena Capri Apartments                          13501 Van Ness Avenue

               Presented below, separate from the rest of the pooled Mortgaged Loans, is the
               Annex A-1 information for the One Court Square - Citibank non-pooled portion, which is associated with the Class OCS certificates. The One Court Square -
               Citibank non-pooled portion is not included in the Initial Net Mortgage Pool
               Balance.

    1b         GACC        NAP    One Court Square - Citibank (non-pooled portion)

   LOAN
  NUMBER            CITY          STATE     ZIP CODE            COUNTY           PROPERTY TYPE          DETAILED PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1      Long Island City        NY         11101      Queens              Office                CBD
    2      Santa Monica            CA         90404      Los Angeles         Office                Suburban
    3      Portland                ME         04106      Cumberland          Retail                Regional Mall
    4      Baltimore               MD         21202      Baltimore City      Office                CBD
------------------------------------------------------------------------------------------------------------------------------------
    5      Houston                 TX         77027      Harris              Various               Various
    5a     Houston                 TX         77027      Harris              Office                Suburban
    5b     Houston                 TX         77027      Harris              Office                Suburban
    5c     Houston                 TX         77027      Harris              Other                 Parking Garage
    5d     Houston                 TX         77027      Harris              Other                 Theater
------------------------------------------------------------------------------------------------------------------------------------
    6      Florence                KY         41042      Boone               Retail                Regional Mall
------------------------------------------------------------------------------------------------------------------------------------
    7      Various               Various     Various     Various             Self Storage          Self Storage
    7a     League City             TX         77573      Galveston           Self Storage          Self Storage
    7b     Houston                 TX         77057      Harris              Self Storage          Self Storage
    7c     Oldsmar                 FL         34677      Pinellas            Self Storage          Self Storage
    7d     Houston                 TX         77074      Harris              Self Storage          Self Storage
    7e     Pineville               NC         28134      Mecklenburg         Self Storage          Self Storage
    7f     Cornelius               NC         28031      Mecklenburg         Self Storage          Self Storage
    7g     Austin                  TX         78726      Travis              Self Storage          Self Storage
    7h     La Marque               TX         77568      Galveston           Self Storage          Self Storage
    7i     Jacksonville            FL         32210      Duval               Self Storage          Self Storage
    7j     Largo                   FL         33774      Pinellas            Self Storage          Self Storage
    7k     Melbourne               FL         32935      Brevard             Self Storage          Self Storage
    7l     Houston                 TX         77069      Harris              Self Storage          Self Storage
    7m     Palm Harbor             FL         34684      Pinellas            Self Storage          Self Storage
    7n     Alpharetta              GA         30022      Fulton              Self Storage          Self Storage
    7o     Dallas                  TX         75243      Dallas              Self Storage          Self Storage
    7p     Birmingham              AL         35243      Jefferson           Self Storage          Self Storage
    7q     San Antonio             TX         78213      Bexar               Self Storage          Self Storage
    7r     Tallahassee             FL         32303      Leon                Self Storage          Self Storage
    7s     Tampa                   FL         33612      Hillsborough        Self Storage          Self Storage
    7t     Houston                 TX         77043      Harris              Self Storage          Self Storage
    7u     Columbia                SC         29201      Richland            Self Storage          Self Storage
    7v     Huntsville              AL         35816      Madison             Self Storage          Self Storage
------------------------------------------------------------------------------------------------------------------------------------
    8      Cranbury                NJ         08512      Middlesex           Office                Suburban
    9      Fairfax                 VA         22030      Fairfax             Retail                Lifestyle Center
    10     Palm Beach Gardens      FL         33410      Palm Beach          Multifamily           Conventional
    11     New York                NY         10018      New York            Office                CBD
----------------------------------------------------------------------
    12     Orlando                 FL         32819      Orange              Hospitality           Full Service
   12a     Orlando                 FL         32819      Orange              Hospitality           Full Service
   12b     Orlando                 FL         32819      Orange              Hospitality           Full Service
   12c     Orlando                 FL         32819      Orange              Hospitality           Full Service
------------------------------------------------------------------------------------------------------------------------------------
    13     Philadelphia            PA         19145      Philadelphia        Retail                Anchored
    14     Minneapolis             MN         55402      Hennepin            Office                CBD
    15     Chico                   CA         95928      Butte               Retail                Regional Mall
    16     Orlando                 FL         32825      Orange              Multifamily           Conventional
    17     Boston                  MA         02129      Suffolk             Office                Suburban
    18     Baton Rouge             LA         70808      East Baton Rouge    Hospitality           Full Service
    19     Tampa                   FL         33610      Hillsborough        Multifamily           Conventional
    20     Hartford                CT         06108      Hartford            Office                CBD
    21     Brooklyn                NY        Various     Kings               Retail                Unanchored
    22     Livonia                 MI         48150      Wayne               Retail                Anchored
    23     Odenton                 MD         21113      Anne Arundel        Multifamily           Conventional
    24     Shreveport              LA         71105      Caddo               Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
    25     Various               Various     Various     Various             Office                Suburban
   25a     Phoenix                 AZ         85040      Maricopa            Office                Suburban
   25b     Phoenix                 AZ         85040      Maricopa            Office                Suburban
   25c     Grand Chute             WI         54914      Outagamie           Office                Suburban
------------------------------------------------------------------------------------------------------------------------------------
    26     Hoover                  AL         35244      Jefferson           Hospitality           Full Service
    27     Chattanooga             TN         37421      Hamilton            Retail                Anchored
    28     Baltimore               MD         21202      Baltimore City      Office                CBD
    29     Delran                  NJ         08075      Burlington          Multifamily           Conventional
    30     Washington              DC         20036      District of ColumbiaOffice                CBD
------------------------------------------------------------------------------------------------------------------------------------
    31     Various                 WA        Various     Various             Hospitality           Various
   31a     Seattle                 WA         98101      King                Hospitality           Full Service
   31b     Wenatchee               WA         98801      Chelan              Hospitality           Full Service
   31c     Seatac                  WA         98188      King                Hospitality           Limited Service
------------------------------------------------------------------------------------------------------------------------------------
    32     Croydon                 PA         19021      Bucks               Multifamily           Conventional
    33     Johnson City            TN         37604      Washington          Retail                Anchored
    34     Bellevue                WA         98007      King                Multifamily           Conventional
    35     Rockaway                NJ         07866      Morris              Retail                Anchored
    36     Lafayette               LA         70508      Lafayette           Retail                Shadow Anchored
    37     College Station         TX         77840      Brazos              Multifamily           Student Housing
    38     New York                NY         10017      New York            Office                CBD
    39     Newark                  NJ         07102      Essex               Multifamily           Section 8
    40     Goleta                  CA         93117      Santa Barbara       Multifamily           Student Housing
    41     San Francisco           CA         94107      San Francisco       Office                CBD
    42     State College           PA         16801      Centre              Multifamily           Conventional
    43     Hoover                  AL         35244      Jefferson           Office                Suburban
    44     La Jolla                CA         92037      San Diego           Office                Suburban
    45     Strongsville            OH         44136      Cuyahoga            Office                Suburban
    46     Anaheim                 CA         92805      Orange              Industrial            Warehouse
    47     Farmington              CT         06032      Hartford            Office                Suburban
    48     Yorktown                VA         23693      York                Retail                Anchored
    49     Boca Raton              FL         33432      Palm Beach          Office                Suburban
    50     San Antonio             TX         78229      Bexar               Office                Suburban
    51     Livermore               CA         94551      Alameda             Industrial            Flex
    52     New Rochelle            NY         10801      Westchester         Office                Medical Office
    53     Cambridge               MA         02139      Middlesex           Office                Suburban
    54     Rotterdam               NY         12303      Genessee            Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
    55     New York                NY         10021      New York            Multifamily           Conventional
   55a     New York                NY         10021      New York            Multifamily           Conventional
   55b     New York                NY         10021      New York            Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
    56     Scotts Valley           CA         95060      Santa Cruz          Hospitality           Full Service
    57     Renton                  WA         98056      King                Multifamily           Conventional
    58     Farmers Branch          TX         75244      Dallas              Land                  Retail
    59     Reading                 MA         01867      Middlesex           Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
    60     New York                NY         10021      New York            Multifamily           Conventional
   60a     New York                NY         10021      New York            Multifamily           Conventional
   60b     New York                NY         10021      New York            Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
    61     Newport Beach           CA         92660      Orange              Office                Suburban
    62     Durham                  NC         27713      Durham              Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
    63     New York                NY         10021      New York            Multifamily           Conventional
   63a     New York                NY         10021      New York            Multifamily           Conventional
   63b     New York                NY         10021      New York            Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
    64     Puyallup                WA         98373      Pierce              Retail                Shadow Anchored
    65     Allentown               PA         18103      Lehigh              Retail                Anchored
    66     San Antonio             TX         78213      Bexar               Retail                Anchored
    67     Eddystone               PA         19022      Delware             Retail                Anchored
    68     McLean                  VA         22102      Fairfax             Industrial            Flex
    69     Los Angeles             CA         90005      Los Angeles         Retail                Anchored, Single Tenant
    70     Phoenix                 AZ         85042      Maricopa            Industrial            Flex
    71     Portland                OR         97266      Clackamas           Multifamily           Conventional
    72     La Jolla                CA         92037      San Diego           Office                Suburban
    73     Westerville             OH         43082      Delaware            Office                Suburban
    74     Mullica Hill            NJ         08062      Gloucester          Retail                Anchored
    75     Gilbert                 AZ         85234      Maricopa            Retail                Shadow Anchored
    76     Manalapan               NJ         07726      Monmouth            Office                Suburban
    77     Alexandria              VA         22304      Alexandria City     Hospitality           Full Service
    78     Daytona Beach           FL         32118      Volusia             Hospitality           Full Service
    79     Turlock                 CA         95380      Stanislaus          Retail                Shadow Anchored
    80     Abingdon                MD         21009      Harford             Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
    81     Foxborough              MA         02035      Norfolk             Office                Suburban
   81a     Foxborough              MA         02035      Norfolk             Office                Suburban
   81b     Foxborough              MA         02035      Norfolk             Office                Suburban
------------------------------------------------------------------------------------------------------------------------------------
    82     Groton                  CT         06340      New London          Retail                Anchored
    83     Miami                   FL         33186      Miami - Dade        Retail                Anchored
    84     Santa Monica            CA         90404      Los Angeles         Retail                Unanchored
    85     Ann Arbor               MI         48103      Washtenaw           Manufactured Housing  Manufactured Housing
    86     Cambridge               MA         02140      Middlesex           Office                Suburban
    87     Santa Rosa              CA         95401      Sonoma              Retail                Anchored
    88     Baltimore               MD         21236      Baltimore           Retail                Anchored
    89     Portland                OR         97209      Multnomah           Retail                Unanchored
    90     St. Louis Park          MN         55416      Hennepin            Office                Suburban
    91     Landover                MD         20785      Prince George's     Industrial            Warehouse
    92     Lawrenceville           NJ         08648      Mercer              Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------

    93     Dallas                  TX         75225      Dallas              Office                Suburban
    94     Dallas                  TX         75202      Dallas              Office                CBD
------------------------------------------------------------------------------------------------------------------------------------
    95     Lenox                   MI         48048      Macomb              Manufactured Housing  Manufactured Housing
    96     Charleston              SC         29407      Charleston          Multifamily           Conventional
    97     Elizabeth City          NC         27909      Pasquotank          Retail                Anchored
    98     Norfolk                 VA         23502      Norfolk City        Hospitality           Limited Service
    99     Tucson                  AZ         85712      Pima                Mixed Use             Retail(59.6%)/Office(40.4%)
   100     Charlotte               NC         28277      Mecklenburg         Hospitality           Limited Service
   101     Las Vegas               NV         89117      Clark               Retail                Anchored
   102     Atlanta                 GA         30342      Fulton              Office                Medical Office
   103     Cranbury & Monroe       NJ     08512 & 08831  Middlesex           Self Storage          Self Storage
   104     East Windsor            CT         06088      Hartford            Industrial            Manufacturing
   105     Canoga Park             CA         91303      Los Angeles         Multifamily           Conventional
   106     Wilmington              MA         01887      Middlesex           Industrial            Warehouse
   107     Bel Air                 MD         21014      Harford             Retail                Anchored
   108     Altamonte Springs       FL         32714      Seminole            Retail                Anchored
   109     New York                NY         10002      New York            Hospitality           Limited Service
   110     Brea                    CA         92821      Orange              Mixed Use             Retail(58.1%)/Multifamily(41.9%)
   111     Tucson                  AZ         85715      Pima                Retail                Anchored
   112     Bloomsburg              PA         17815      Columbia            Retail                Anchored
   113     Needham                 MA         02464      Norfolk             Retail                Anchored
   114     Fort Washington         PA         19034      Montgomery          Office                Suburban
   115     Irvine                  CA         92606      Orange              Office                Suburban
   116     Chesapeake              VA         23320      Chesapeake City     Hospitality           Limited Service
   117     Los Angeles             CA         90046      Los Angeles         Retail                Unanchored
   118     Glen Burnie             MD         21226      Anne Arundel        Industrial            Warehouse
   119     Wilmington              NC         28403      New Hanover         Office                Suburban
   120     Granite Bay             CA         95746      Placer              Retail                Unanchored
   121     Glen Burnie             MD         21061      Anne Arundel        Office                Medical Office
   122     New Cumberland          PA         17070      York                Office                Flex
   123     San Jose                CA         95118      Santa Clara         Retail                Anchored
   124     West Carrollton         OH         45449      Montgomery          Retail                Anchored
   125     Los Angeles             CA         90012      Los Angeles         Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
   126     Houston                 TX         77014      Harris              Office                Suburban
   126a    Houston                 TX         77014      Harris              Office                Suburban
   126b    Houston                 TX         77014      Harris              Office                Suburban
   126c    Houston                 TX         77014      Harris              Office                Suburban
------------------------------------------------------------------------------------------------------------------------------------
   127     Port Huron              MI         48060      St. Clair           Retail                Anchored, Single Tenant
   128     Fairfield               CT         06824      Fairfield           Office                Suburban
   129     Springfield             MA         01104      Hampden             Multifamily           Section 8
   130     La Jolla                CA         92037      San Diego           Office                Suburban
   131     Florence                KY         41042      Boone               Multifamily           Conventional
   132     Phoenix                 AZ         85042      Maricopa            Retail                Anchored
   133     Inglewood               CA         90301      Los Angeles         Office                Medical Office
   134     Tyler                   TX         75703      Smith               Multifamily           Conventional
   135     Colts Neck              NJ         07722      Monmouth            Retail                Unanchored
   136     Overland Park           KS         66212      Johnson             Retail                Anchored
   137     Fairfax                 VA         22030      Fairfax             Retail                Unanchored
   138     Bloomfield Hills        MI         48304      Oakland             Office                Suburban
   139     McConnellsburg          PA         17233      Fulton              Retail                Anchored
   140     Richmond                VA         23294      Henrico             Multifamily           Conventional
   141     Secaucas                NJ         07094      Hudson              Retail                Anchored
   142     Hazle Township          PA         18201      Luzerne             Multifamily           Section 8
   143     Chicago                 IL         60610      Cook                Retail                Anchored, Single Tenant
   144     Petoskey                MI         49770      Emmet               Multifamily           Independent Living
   145     Seattle                 WA         98101      King                Mixed Use             Multifamily(62.3%)/Retail(37.7%)
   146     Huntersville            NC         28078      Mecklenburg         Hospitality           Limited Service
   147     Haverhill               MA         01830      Essex               Multifamily           Section 8
   148     Atlanta                 GA         30342      Fulton              Office                Medical Office
   149     Los Angeles             CA         90028      Los Angeles         Multifamily           Conventional
   150     El Cajon                CA         92020      San Diego           Retail                Unanchored
   151     Fairfield               CA         94534      Solano              Retail                Unanchored
   152     Vacaville               CA         95687      Solano              Hospitality           Limited Service
   153     Scranton                PA         18519      Lackawanna          Retail                Unanchored
   154     Atlanta                 GA         30342      Fulton              Office                Medical Office
   155     Washington              DC         20011      District of ColumbiaSelf Storage          Self Storage
   156     Binghamton              NY         13901      Broome              Office                Suburban
   157     Chula Vista             CA         91914      San Diego           Industrial            Warehouse
   158     Omaha                   NE         68144      Douglas             Office                Medical Office
   159     Broomall                PA         19008      Delaware            Office                Medical Office
   160     Virginia Beach          VA         23452      Virginia Beach City Office                Suburban
   161     Pittsfield              MA         01201      Berkshire           Multifamily           Section 8
   162     Houston                 TX         77070      Harris              Office                Suburban
   163     Peoria                  AZ         85381      Maricopa            Retail                Anchored
   164     Manchester              CT         06042      Hartford            Retail                Anchored, Single Tenant
   165     Concord                 NC         28027      Cabarrus            Hospitality           Limited Service
   166     Lexington               MA         02421      Middlesex           Office                Suburban
   167     Las Vegas               NV         89134      Clark               Retail                Unanchored
   168     Roseville               CA         95661      Placer              Office                Medical Office
   169     North Wales             PA         19454      Montgomery          Office                Suburban
   170     Revere                  MA         02151      Suffolk             Multifamily           Conventional
   171     Albuquerque             NM         87110      Bernalillo          Office                CBD
   172     Oregon                  OH         43616      Lucas               Industrial            Warehouse
   173     Phoenix                 AZ         85022      Maricopa            Retail                Unanchored
   174     Hauppauge               NY         11788      Suffolk             Office                Suburban
   175     State College           PA         16801      Centre County       Multifamily           Conventional
   176     Wall                    NJ         07719      Monmouth            Office                Flex
   177     Philadelphia            PA         19115      Philadelphia        Multifamily           Conventional
   178     Las Vegas               NV         89129      Clark               Retail                Shadow Anchored
   179     Yakima                  WA         98903      Yakima              Retail                Anchored, Single Tenant
   180     Richland                WA         99352      Benton              Office                Medical Office
   181     Charleston              SC         29407      Charleston          Multifamily           Conventional
   182     Overland Park           KS         66223      Johnson             Retail                Unanchored
   183     Southampton             PA         18966      Bucks               Office                Suburban
   184     Blythewood              SC         29016      Richland            Industrial            Warehouse
   185     San Luis Obispo         CA         93401      San Luis Obispo     Office                Suburban
   186     West Palm Beach         FL         33401      Palm Beach          Self Storage          Self Storage
   187     Portland                OR         97204      Multnomah           Mixed Use             Office(69.1%)/Retail(30.9%)
   188     Los Angeles             CA         90016      Los Angeles         Retail                Unanchored
   189     Brea                    CA         92821      Orange              Retail                Unanchored
   190     Fargo                   ND         58103      Cass                Retail                Anchored
   191     Sonora                  CA         95370      Tuolumne            Retail                Shadow Anchored
   192     New York                NY         10021      New York            Multifamily           Conventional
   193     Topeka                  KS         66606      Shawnee             Multifamily           Conventional
   194     Vancouver               WA         98686      Clark               Office                Suburban
   195     Lakeway                 TX         78734      Travis              Office                Suburban
   196     Las Vegas               NV         89147      Clark               Retail                Shadow Anchored
   197     East Syracuse           NY         13057      Onondaga            Hospitality           Limited Service
   198     Palm Desert             CA         92111      Riverside           Office                Suburban
   199     Austin                  TX         78737      Hays                Industrial            Flex
   200     Oak Creek               WI         53154      Milwaukee           Retail                Unanchored
   201     Longmont                CO         80501      Boulder             Manufactured Housing  Manufactured Housing
   202     Boston                  MA         02116      Suffolk             Office                CBD
   203     Reidsville              NC         27320      Rockingham          Retail                Anchored, Single Tenant
   204     Russellville            AR         72802      Pope                Multifamily           Conventional
   205     Ann Arbor               MI         48108      Washtenaw           Office                Suburban
   206     Hawthorne               CA         90250      Los Angeles         Multifamily           Conventional
   207     Fontana                 CA         92337      San Bernardino      Office                Suburban
   208     Ormond Beach            FL         32174      Volusia             Mixed Use             Office(64.32%)/Retail(35.68%)
   209     Portsmouth              NH         03801      Rockingham          Industrial            Flex
   210     Southampton             NY         11968      Suffolk             Retail                Unanchored
   211     Muncy                   PA         17756      Lycoming            Retail                Anchored, Single Tenant
   212     Philadelphia            PA         19144      Philadelphia        Multifamily           Conventional
   213     Chappaqua               NY         10514      Westchester         Mixed Use             Office (73.5%)/Retail (26.5%)
   214     Brookhaven              PA         19015      Delaware            Retail                Anchored, Single Tenant
   215     Flowood                 MS         39232      Rankin              Retail                Anchored, Single Tenant
   216     New York                NY         10021      New York            Multifamily           Co-Op
   217     Knoxville               TN         37914      Knox                Multifamily           Section 8
   218     Holyoke                 MA         01040      Hampden             Multifamily           Section 8
   219     Oklahoma City           OK         73108      Oklahoma            Industrial            Warehouse
   220     Bethel Park             PA         15102      Allegheny           Retail                Unanchored, Single Tenant
   221     Bingham Farms           MI         48025      Oakland             Office                Suburban
   222     Tulsa                   OK         74127      Tulsa               Multifamily           Senior Housing
   223     Rapid City              SD         57701      Pennington          Multifamily           Conventional
   224     El Cajon                CA         92020      San Diego           Industrial            Flex
   225     Gardena                 CA         90249      Los Angeles         Multifamily           Conventional

    1b

                                           % OF
                                         AGGREGATE                                             CUT-OFF DATE
                                          INITIAL         % OF INITIAL      % OF INITIAL         PRINCIPAL
                                         MORTGAGE             LOAN              LOAN              BALANCE
   LOAN     CUT-OFF DATE PRINCIPAL         POOL              GROUP 1           GROUP 2         PER SF/UNIT/
  NUMBER           BALANCE                BALANCE            BALANCE           BALANCE           ROOM/PAD
----------------------------------------------------------------------------------------------------------------

    1           290,000,000 (Note 5)       7.5%               8.3%                               206.91 (Note 5)
    2                250,000,000.00        6.4%               7.2%                                       232.33
    3                150,000,000.00        3.9%               4.3%                                       275.44
    4                105,000,000.00        2.7%               3.0%                                       160.16
----------------------------------------------------------------------------------------------------------------
    5                105,000,000.00        2.7%               3.0%                                       150.72
    5a
    5b
    5c
    5d
----------------------------------------------------------------------------------------------------------------
    6                101,766,252.38        2.6%               2.9%                                       341.41
----------------------------------------------------------------------------------------------------------------
    7                 86,265,101.00        2.2%               2.5%                                        49.14
    7a
    7b
    7c
    7d
    7e
    7f
    7g
    7h
    7i
    7j
    7k
    7l
    7m
    7n
    7o
    7p
    7q
    7r
    7s
    7t
    7u
    7v
----------------------------------------------------------------------------------------------------------------
    8                 65,000,000.00        1.7%               1.9%                                       191.50
    9                 60,947,000.00        1.6%               1.8%                                       406.58
    10                58,000,000.00        1.5%                                 14.6%                107,011.07
    11                57,000,000.00        1.5%               1.6%                                       238.45
----------------------------------------------------------------------------------------------------------------
    12                55,000,000.00        1.4%               1.6%                           166,666.67 (Note 6)
   12a
   12b
   12c
----------------------------------------------------------------------------------------------------------------
    13                43,600,000.00        1.1%               1.3%                                       228.16
    14                43,000,000.00        1.1%               1.2%                                       109.16
    15                42,000,000.00        1.1%               1.2%                                       107.90
    16                39,500,000.00        1.0%               1.1%                                    98,750.00
    17                38,839,965.76        1.0%               1.1%                                       223.51
    18                36,500,000.00        0.9%               1.0%                                   121,666.67
    19                35,300,000.00        0.9%                                 8.9%                  77,412.28
    20                33,000,000.00        0.9%               0.9%                                        99.73
    21                32,468,396.06        0.8%               0.9%                                       245.73
    22                32,000,000.00        0.8%               0.9%                                       119.40
    23                32,000,000.00        0.8%                                 8.1%                 106,666.67
    24                30,780,000.00        0.8%               0.9%                                       163.65
----------------------------------------------------------------------------------------------------------------
    25                30,143,520.54        0.8%               0.9%                                       147.09
   25a
   25b
   25c
----------------------------------------------------------------------------------------------------------------
    26                29,335,427.36        0.8%               0.8%                                    89,165.43
    27                28,800,000.00        0.7%               0.8%                                        67.71
    28                28,500,000.00        0.7%               0.8%                                       107.59
    29                28,500,000.00        0.7%               0.8%                                    87,155.96
    30                28,000,000.00        0.7%               0.8%                                       317.46
----------------------------------------------------------------------------------------------------------------
    31                27,500,000.00        0.7%               0.8%                                    62,076.75
   31a
   31b
   31c
----------------------------------------------------------------------------------------------------------------
    32                26,320,000.00        0.7%                                 6.6%                  42,796.75
    33                25,800,000.00        0.7%               0.7%                                       106.57
    34                25,500,000.00        0.7%                                 6.4%                  66,406.25
    35                24,000,000.00        0.6%               0.7%                                        99.20
    36                23,520,000.00        0.6%               0.7%                                       161.43
    37                23,250,000.00        0.6%                                 5.8%                  75,487.01
    38                22,000,000.00        0.6%               0.6%                                       232.14
    39                21,977,867.01        0.6%               0.6%                                    71,823.09
    40                21,000,000.00        0.5%                                 5.3%                 218,750.00
    41                20,700,000.00        0.5%               0.6%                                       149.21
    42                20,200,000.00        0.5%                                 5.1%                  47,196.26
    43                20,000,000.00        0.5%               0.6%                                        73.54
    44                20,000,000.00        0.5%               0.6%                                       328.29
    45                19,950,000.00        0.5%               0.6%                                       102.54
    46                19,681,676.36        0.5%               0.6%                                        52.48
    47                19,000,000.00        0.5%               0.5%                                       188.98
    48                18,959,850.58        0.5%               0.5%                                        71.01
    49                18,750,000.00        0.5%               0.5%                                       201.74
    50                18,677,870.96        0.5%               0.5%                                       109.15
    51                18,500,000.00        0.5%               0.5%                                        89.02
    52                18,500,000.00        0.5%               0.5%                                       200.43
    53                18,241,079.57        0.5%               0.5%                                       153.07
    54                18,000,000.00        0.5%               0.5%                                        85.53
----------------------------------------------------------------------------------------------------------------
    55                17,540,000.00        0.5%               0.5%                                   139,206.35
   55a
   55b
----------------------------------------------------------------------------------------------------------------
    56                16,966,694.91        0.4%               0.5%                                    95,857.03
    57                16,200,000.00        0.4%               0.5%                                    40,601.50
    58                16,120,000.00        0.4%               0.5%                                       109.70
    59                16,000,000.00        0.4%               0.5%                                       266.72
----------------------------------------------------------------------------------------------------------------
    60                15,770,000.00        0.4%               0.5%                                   133,644.07
   60a
   60b
----------------------------------------------------------------------------------------------------------------
    61                15,365,801.42        0.4%               0.4%                                       286.11
    62                15,350,000.00        0.4%               0.4%                                       132.82
----------------------------------------------------------------------------------------------------------------
    63                15,050,000.00        0.4%               0.4%                                   188,125.00
   63a
   63b
----------------------------------------------------------------------------------------------------------------
    64                15,000,000.00        0.4%               0.4%                                       193.13
    65                14,951,810.33        0.4%               0.4%                                       112.95
    66                14,690,000.00        0.4%               0.4%                                       119.67
    67                14,500,000.00        0.4%               0.4%                                       172.22
    68                14,236,311.79        0.4%               0.4%                                        96.50
    69                14,145,000.00        0.4%               0.4%                                       309.55
    70                13,500,000.00        0.3%               0.4%                                        91.56
    71                13,500,000.00        0.3%                                 3.4%                  48,913.04
    72                13,469,933.25        0.3%               0.4%                                       209.69
    73                13,160,000.00        0.3%               0.4%                                        94.07
    74                13,114,352.94        0.3%               0.4%                                       158.51
    75                13,000,000.00        0.3%               0.4%                                       113.90
    76                13,000,000.00        0.3%               0.4%                                       157.10
    77                12,988,028.63        0.3%               0.4%                                    57,982.27
    78                12,974,196.32        0.3%               0.4%                                    60,065.72
    79                12,925,000.00        0.3%               0.4%                                       126.27
    80                12,439,872.27        0.3%               0.4%                                        76.66
----------------------------------------------------------------------------------------------------------------
    81                12,360,944.72        0.3%               0.4%                                        98.86
   81a
   81b
----------------------------------------------------------------------------------------------------------------
    82                12,200,000.00        0.3%               0.4%                                       102.66
    83                12,000,000.00        0.3%               0.3%                                       112.48
    84                12,000,000.00        0.3%               0.3%                                       240.00
    85                12,000,000.00        0.3%               0.3%                                    41,379.31
    86                11,960,166.71        0.3%               0.3%                                       118.00
    87                11,800,000.00        0.3%               0.3%                                        80.79
    88                11,549,320.88        0.3%               0.3%                                       166.76
    89                11,500,000.00        0.3%               0.3%                                       243.84
    90                11,400,000.00        0.3%               0.3%                                        99.46
    91                11,339,318.35        0.3%               0.3%                                        45.14
    92                11,269,111.33        0.3%               0.3%                                       154.31
----------------------------------------------------------------------------------------------------------------

    93                 7,575,000.00        0.2%               0.2%                                       103.86
    94                 3,656,000.00        0.1%               0.1%                                        88.98
----------------------------------------------------------------------------------------------------------------
    95                11,200,000.00        0.3%                                 2.8%                  32,941.18
    96                11,000,000.00        0.3%                                 2.8%                  38,194.44
    97                10,975,233.56        0.3%               0.3%                                        50.95
    98                10,702,734.47        0.3%               0.3%                                    81,700.26
    99                10,634,646.94        0.3%               0.3%                                       107.88
   100                10,370,024.89        0.3%               0.3%                                    90,965.13
   101                10,300,000.00        0.3%               0.3%                                       162.85
   102                10,200,000.00        0.3%               0.3%                                       154.02
   103                10,160,000.00        0.3%               0.3%                                       102.91
   104                10,000,000.00        0.3%               0.3%                                        66.23
   105                10,000,000.00        0.3%                                 2.5%                  66,225.17
   106                 9,972,252.00        0.3%               0.3%                                        52.78
   107                 9,858,542.16        0.3%               0.3%                                        95.72
   108                 9,750,000.00        0.3%               0.3%                                       121.88
   109                 9,597,321.01        0.2%               0.3%                                   208,637.41
   110                 9,500,000.00        0.2%               0.3%                                       548.82
   111                 9,500,000.00        0.2%               0.3%                                        56.82
   112                 9,467,846.46        0.2%               0.3%                                       139.37
   113                 9,400,000.00        0.2%               0.3%                                       241.69
   114                 9,350,000.00        0.2%               0.3%                                       101.91
   115                 9,335,030.66        0.2%               0.3%                                        90.71
   116                 9,325,000.00        0.2%               0.3%                                   103,611.11
   117                 9,200,000.00        0.2%               0.3%                                       240.88
   118                 9,164,932.04        0.2%               0.3%                                        41.35
   119                 9,161,386.85        0.2%               0.3%                                       171.14
   120                 9,160,601.34        0.2%               0.3%                                       107.73
   121                 9,076,934.89        0.2%               0.3%                                       136.37
   122                 9,000,000.00        0.2%               0.3%                                        97.12
   123                 8,991,877.44        0.2%               0.3%                                       185.61
   124                 8,971,684.75        0.2%               0.3%                                        59.11
   125                 8,950,000.00        0.2%               0.3%                                       249.47
----------------------------------------------------------------------------------------------------------------
   126                 8,937,000.00        0.2%               0.3%                                        46.99
   126a
   126b
   126c
----------------------------------------------------------------------------------------------------------------
   127                 8,914,488.81        0.2%               0.3%                                        46.05
   128                 8,880,631.01        0.2%               0.3%                                       177.23
   129                 8,772,387.74        0.2%                                 2.2%                  35,230.47
   130                 8,700,000.00        0.2%               0.2%                                       194.34
   131                 8,700,000.00        0.2%                                 2.2%                  32,954.55
   132                 8,600,000.00        0.2%               0.2%                                        98.09
   133                 8,500,000.00        0.2%               0.2%                                       107.19
   134                 8,341,001.05        0.2%                                 2.1%                  33,633.07
   135                 8,000,000.00        0.2%               0.2%                                       202.46
   136                 7,983,062.56        0.2%               0.2%                                        66.76
   137                 7,982,368.46        0.2%               0.2%                                       244.69
   138                 7,792,433.60        0.2%               0.2%                                       125.55
   139                 7,612,118.94        0.2%               0.2%                                       136.91
   140                 7,584,000.00        0.2%                                 1.9%                  48,000.00
   141                 7,492,617.28        0.2%               0.2%                                       229.83
   142                 7,489,305.24        0.2%                                 1.9%                  31,734.34
   143                 7,400,000.00        0.2%               0.2%                                       105.71
   144                 7,350,000.00        0.2%               0.2%                                    61,764.71
   145                 7,300,000.00        0.2%               0.2%                                       199.33
   146                 7,264,509.50        0.2%               0.2%                                    93,134.74
   147                 7,139,458.35        0.2%                                 1.8%                  61,021.01
   148                 7,000,000.00        0.2%               0.2%                                       120.65
   149                 7,000,000.00        0.2%                                 1.8%                  85,365.85
   150                 7,000,000.00        0.2%               0.2%                                       157.25
   151                 6,980,031.49        0.2%               0.2%                                       283.69
   152                 6,951,240.46        0.2%               0.2%                                    76,387.26
   153                 6,900,000.00        0.2%               0.2%                                       112.89
   154                 6,800,000.00        0.2%               0.2%                                       150.68
   155                 6,800,000.00        0.2%               0.2%                                       107.99
   156                 6,743,044.49        0.2%               0.2%                                        75.06
   157                 6,736,174.19        0.2%               0.2%                                        74.85
   158                 6,678,663.62        0.2%               0.2%                                       138.10
   159                 6,640,192.55        0.2%               0.2%                                       114.96
   160                 6,400,000.00        0.2%               0.2%                                        80.83
   161                 6,330,075.25        0.2%                                 1.6%                  34,402.58
   162                 6,200,000.00        0.2%               0.2%                                        82.65
   163                 6,200,000.00        0.2%               0.2%                                       111.42
   164                 6,096,730.52        0.2%               0.2%                                       143.12
   165                 6,096,196.63        0.2%               0.2%                                    64,170.49
   166                 6,000,000.00        0.2%               0.2%                                       108.62
   167                 6,000,000.00        0.2%               0.2%                                       476.04
   168                 6,000,000.00        0.2%               0.2%                                       132.97
   169                 5,969,958.53        0.2%               0.2%                                       140.16
   170                 5,900,000.00        0.2%                                 1.5%                  81,944.44
   171                 5,888,000.00        0.2%               0.2%                                        89.49
   172                 5,870,000.00        0.2%               0.2%                                        39.13
   173                 5,788,108.11        0.1%               0.2%                                       107.17
   174                 5,726,190.71        0.1%               0.2%                                       130.74
   175                 5,588,269.48        0.1%                                 1.4%                  36,764.93
   176                 5,576,811.84        0.1%               0.2%                                       108.29
   177                 5,520,000.00        0.1%                                 1.4%                  50,181.82
   178                 5,500,000.00        0.1%               0.2%                                       238.10
   179                 5,500,000.00        0.1%               0.2%                                        87.14
   180                 5,320,000.00        0.1%               0.2%                                       147.68
   181                 5,280,000.00        0.1%                                 1.3%                  33,000.00
   182                 5,263,903.02        0.1%               0.2%                                        72.69
   183                 5,235,189.62        0.1%               0.2%                                        99.33
   184                 5,205,061.62        0.1%               0.1%                                        49.24
   185                 5,100,000.00        0.1%               0.1%                                       114.28
   186                 5,040,000.00        0.1%               0.1%                                        79.38
   187                 4,900,000.00        0.1%               0.1%                                       111.55
   188                 4,900,000.00        0.1%               0.1%                                       161.11
   189                 4,880,000.00        0.1%               0.1%                                       359.88
   190                 4,740,000.00        0.1%               0.1%                                        52.36
   191                 4,707,000.00        0.1%               0.1%                                       230.52
   192                 4,640,000.00        0.1%               0.1%                                   149,677.42
   193                 4,595,657.06        0.1%                                 1.2%                  25,674.06
   194                 4,425,000.00        0.1%               0.1%                                       133.97
   195                 4,400,000.00        0.1%               0.1%                                       153.70
   196                 4,380,764.13        0.1%               0.1%                                       212.15
   197                 4,163,551.60        0.1%               0.1%                                    45,256.00
   198                 3,900,000.00        0.1%               0.1%                                        95.10
   199                 3,692,315.48        0.1%               0.1%                                        60.92
   200                 3,600,000.00        0.1%               0.1%                                       174.71
   201                 3,440,000.00        0.1%                                 0.9%                  33,076.92
   202                 3,389,053.04        0.1%               0.1%                                       105.65
   203                 3,361,244.86        0.1%               0.1%                                       243.34
   204                 3,315,000.00        0.1%                                 0.8%                  34,531.25
   205                 3,146,944.34        0.1%               0.1%                                       102.00
   206                 3,068,151.46        0.1%                                 0.8%                  52,899.16
   207                 3,050,000.00        0.1%               0.1%                                       185.13
   208                 2,993,993.38        0.1%               0.1%                                        56.00
   209                 2,993,809.26        0.1%               0.1%                                        51.75
   210                 2,990,922.26        0.1%               0.1%                                       498.49
   211                 2,941,535.83        0.1%               0.1%                                       154.98
   212                 2,916,962.32        0.1%                                 0.7%                  43,536.75
   213                 2,911,044.93        0.1%               0.1%                                       230.56
   214                 2,891,431.34        0.1%               0.1%                                       208.69
   215                 2,793,619.25        0.1%               0.1%                                       202.25
   216                 2,594,430.66        0.1%               0.1%                                    22,758.16
   217                 2,412,490.19        0.1%                                 0.6%                  25,130.11
   218                 2,342,626.27        0.1%                                 0.6%                  24,921.56
   219                 2,193,662.61        0.1%               0.1%                                        18.50
   220                 2,048,074.14        0.1%               0.1%                                       121.79
   221                 1,998,059.90        0.1%               0.1%                                        58.09
   222                 1,640,000.00        0.0%                                 0.4%                  27,333.33
   223                 1,496,884.65        0.0%                                 0.4%                  31,185.10
   224                 1,392,303.65        0.0%               0.0%                                        79.20
   225                 1,322,049.02        0.0%                                 0.3%                  47,216.04

    1b           25,000,000 (Note 9)        NAP                NAP               NAP

                                                      CROSS
                                                 COLLATERALIZED                     RELATED
                                                    MORTGAGE                       MORTGAGE
                                                   LOAN GROUP                     LOAN GROUP
                                                    AGGREGATE                      AGGREGATE
                                      CROSS       CUT-OFF DATE                   CUT-OFF DATE
                LOAN BALANCE     COLLATERALIZED     PRINCIPAL        RELATED       PRINCIPAL
   LOAN        AT MATURITY /        (MORTGAGE        BALANCE       (MORTGAGE        BALANCE              BORROWER'S
  NUMBER            ARD            LOAN GROUP)      (NOTE 4)      LOAN GROUP)      (NOTE 4)               INTEREST
-----------------------------------------------------------------------------------------------------------------------------

    1      290,000,000 (Note 5)        No         290,000,000.00       No        290,000,000.00          Fee Simple
    2             250,000,000.00       No         250,000,000.00       No        250,000,000.00          Fee Simple
    3             138,800,478.93       No         150,000,000.00    Yes (R1)     293,766,252.38          Fee Simple
    4             105,000,000.00       No         105,000,000.00    Yes (R2)     111,200,000.00          Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    5              95,627,392.40       No         105,000,000.00       No        105,000,000.00          Fee Simple
    5a                                                                                                   Fee Simple
    5b                                                                                                   Fee Simple
    5c                                                                                                   Fee Simple
    5d                                                                                                   Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    6              90,200,312.25       No         101,766,252.38    Yes (R1)     293,766,252.38          Fee Simple
---------------------------------------------------------------
    7              80,523,745.30       No          86,265,101.00       No         86,265,101.00   Fee Simple and Leasehold
    7a                                                                                                   Fee Simple
    7b                                                                                                   Fee Simple
    7c                                                                                                   Fee Simple
    7d                                                                                                   Fee Simple
    7e                                                                                                   Fee Simple
    7f                                                                                                   Fee Simple
    7g                                                                                                   Fee Simple
    7h                                                                                                   Fee Simple
    7i                                                                                                   Fee Simple
    7j                                                                                                   Fee Simple
    7k                                                                                                   Fee Simple
    7l                                                                                                   Fee Simple
    7m                                                                                                   Fee Simple
    7n                                                                                                   Fee Simple
    7o                                                                                                   Fee Simple
    7p                                                                                                   Fee Simple
    7q                                                                                                   Fee Simple
    7r                                                                                                   Leasehold
    7s                                                                                                   Fee Simple
    7t                                                                                                   Fee Simple
    7u                                                                                                   Fee Simple
    7v                                                                                                   Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    8              56,474,034.58       No          65,000,000.00       No         65,000,000.00          Fee Simple
    9              57,944,520.01       No          60,947,000.00       No         60,947,000.00 Fee in Part, Leasehold in Part
    10             58,000,000.00       No          58,000,000.00       No         58,000,000.00          Fee Simple
    11             50,707,603.53       No          57,000,000.00       No         57,000,000.00          Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    12             55,000,000.00       No          55,000,000.00       No         55,000,000.00          Leasehold
   12a                                                                                                   Leasehold
   12b                                                                                                   Leasehold
   12c                                                                                                   Leasehold
-----------------------------------------------------------------------------------------------------------------------------
    13             41,099,231.16       No          43,600,000.00       No         43,600,000.00 Fee in Part, Leasehold in Part
    14             39,740,792.46       No          43,000,000.00       No         43,000,000.00          Fee Simple
    15             39,770,681.78       No          42,000,000.00    Yes (R1)     293,766,252.38          Fee Simple
    16             39,500,000.00       No          39,500,000.00       No         39,500,000.00          Fee Simple
    17             32,406,436.32       No          38,839,965.76       No         38,839,965.76          Leasehold
    18             30,704,636.41       No          36,500,000.00       No         36,500,000.00          Fee Simple
    19             31,931,559.19       No          35,300,000.00    Yes (R6)      53,977,870.96          Fee Simple
    20             33,000,000.00       No          33,000,000.00       No         33,000,000.00          Fee Simple
    21             27,036,436.76       No          32,468,396.06       No         32,468,396.06          Fee Simple
    22             29,521,229.67       No          32,000,000.00       No         32,000,000.00          Fee Simple
    23             28,409,704.48       No          32,000,000.00       No         32,000,000.00          Fee Simple
    24             30,780,000.00       No          30,780,000.00    Yes (R4)      54,300,000.00          Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    25             25,120,365.17       No          30,143,520.54       No         30,143,520.54          Fee Simple
   25a                                                                                                   Fee Simple
   25b                                                                                                   Fee Simple
   25c                                                                                                   Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    26             22,636,166.32       No          29,335,427.36    Yes (R8)      49,335,427.36          Fee Simple
    27             26,510,321.71       No          28,800,000.00    Yes (R3)      54,600,000.00          Fee Simple
    28             24,774,599.47       No          28,500,000.00       No         28,500,000.00          Fee Simple
    29             27,726,358.85       No          28,500,000.00       No         28,500,000.00          Fee Simple
    30             26,412,295.22       No          28,000,000.00       No         28,000,000.00          Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    31             23,137,825.35       No          27,500,000.00       No         27,500,000.00          Fee Simple
   31a                                                                                                   Fee Simple
   31b                                                                                                   Fee Simple
   31c                                                                                                   Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    32             22,975,120.45       No          26,320,000.00       No         26,320,000.00          Fee Simple
    33             23,757,936.54       No          25,800,000.00    Yes (R3)      54,600,000.00          Fee Simple
    34             22,727,547.84       No          25,500,000.00       No         25,500,000.00          Fee Simple
    35             21,154,361.49       No          24,000,000.00       No         24,000,000.00          Fee Simple
    36             23,520,000.00       No          23,520,000.00    Yes (R4)      54,300,000.00          Fee Simple
    37             20,606,133.21       No          23,250,000.00   Yes (R10)      43,200,000.00          Fee Simple
    38             19,883,240.98       No          22,000,000.00       No         22,000,000.00          Fee Simple
    39             18,220,646.37       No          21,977,867.01    Yes (R5)      54,051,719.86          Fee Simple
    40             20,428,007.87       No          21,000,000.00       No         21,000,000.00          Fee Simple
    41             17,928,718.53       No          20,700,000.00       No         20,700,000.00          Fee Simple
    42             17,971,907.14       No          20,200,000.00       No         20,200,000.00          Fee Simple
    43             20,000,000.00       No          20,000,000.00    Yes (R8)      49,335,427.36          Fee Simple
    44             20,000,000.00       No          20,000,000.00       No         20,000,000.00          Fee Simple
    45             17,898,212.37       No          19,950,000.00   Yes (R10)      43,200,000.00          Fee Simple
    46             16,480,355.57       No          19,681,676.36       No         19,681,676.36          Fee Simple
    47             16,900,885.46       No          19,000,000.00       No         19,000,000.00          Fee Simple
    48             15,789,422.00       No          18,959,850.58       No         18,959,850.58          Fee Simple
    49             16,695,078.20       No          18,750,000.00       No         18,750,000.00          Fee Simple
    50             17,536,807.02       No          18,677,870.96    Yes (R6)      53,977,870.96          Fee Simple
    51             16,399,924.16       No          18,500,000.00       No         18,500,000.00          Fee Simple
    52             16,048,043.06       No          18,500,000.00   Yes (R14)      21,411,044.93          Fee Simple
    53             15,127,505.46       No          18,241,079.57   Yes (R11)      42,470,930.33          Fee Simple
    54             16,707,817.95       No          18,000,000.00       No         18,000,000.00          Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    55             16,250,997.92       No          17,540,000.00    Yes (R7)      53,000,000.00          Fee Simple
   55a                                                                                                   Fee Simple
   55b                                                                                                   Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    56             14,281,644.08       No          16,966,694.91       No         16,966,694.91          Fee Simple
    57             14,984,094.58       No          16,200,000.00       No         16,200,000.00          Fee Simple
    58             14,213,425.42       No          16,120,000.00       No         16,120,000.00          Fee Simple
    59             13,713,689.23       No          16,000,000.00       No         16,000,000.00          Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    60             14,611,074.16       No          15,770,000.00    Yes (R7)      53,000,000.00          Fee Simple
   60a                                                                                                   Fee Simple
   60b                                                                                                   Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    61             12,878,283.63       No          15,365,801.42       No         15,365,801.42          Fee Simple
    62             14,171,958.51       No          15,350,000.00       No         15,350,000.00          Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    63             13,943,986.21       No          15,050,000.00    Yes (R7)      53,000,000.00          Fee Simple
   63a                                                                                                   Fee Simple
   63b                                                                                                   Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    64             13,667,630.69       No          15,000,000.00   Yes (R12)      30,800,000.00          Fee Simple
    65             12,403,572.67       No          14,951,810.33       No         14,951,810.33          Fee Simple
    66             12,985,514.74       No          14,690,000.00       No         14,690,000.00          Fee Simple
    67             13,398,772.23       No          14,500,000.00       No         14,500,000.00          Fee Simple
    68             11,873,034.45       No          14,236,311.79       No         14,236,311.79          Fee Simple
    69             12,422,306.05       No          14,145,000.00       No         14,145,000.00          Fee Simple
    70             12,054,856.32       No          13,500,000.00       No         13,500,000.00          Fee Simple
    71             11,684,026.99       No          13,500,000.00       No         13,500,000.00          Fee Simple
    72             11,129,982.97       No          13,469,933.25       No         13,469,933.25          Fee Simple
    73             12,440,002.46       No          13,160,000.00       No         13,160,000.00          Fee Simple
    74             11,174,459.80       No          13,114,352.94       No         13,114,352.94          Fee Simple
    75             11,266,282.61       No          13,000,000.00   Yes (R17)      18,500,000.00          Fee Simple
    76             11,538,453.49       No          13,000,000.00       No         13,000,000.00          Fee Simple
    77             10,888,761.53       No          12,988,028.63       No         12,988,028.63          Fee Simple
    78             12,099,052.18       No          12,974,196.32       No         12,974,196.32          Fee Simple
    79             11,984,978.26       No          12,925,000.00       No         12,925,000.00          Fee Simple
    80             10,515,254.32       No          12,439,872.27       No         12,439,872.27          Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    81             10,283,112.96       No          12,360,944.72       No         12,360,944.72          Fee Simple
   81a                                                                                                   Fee Simple
   81b                                                                                                   Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    82             10,878,360.59       No          12,200,000.00       No         12,200,000.00          Fee Simple
    83             11,100,351.53       No          12,000,000.00       No         12,000,000.00          Fee Simple
    84             10,454,389.99       No          12,000,000.00       No         12,000,000.00          Fee Simple
    85             10,735,149.70       No          12,000,000.00       No         12,000,000.00          Fee Simple
    86              9,874,882.30       No          11,960,166.71   Yes (R11)      42,470,930.33          Fee Simple
    87             10,315,113.19       No          11,800,000.00       No         11,800,000.00          Fee Simple
    88              9,552,705.26       No          11,549,320.88       No         11,549,320.88          Fee Simple
    89             10,170,228.49       No          11,500,000.00       No         11,500,000.00          Fee Simple
    90             10,567,922.17       No          11,400,000.00       No         11,400,000.00          Fee Simple
    91             10,150,920.99       No          11,339,318.35   Yes (R15)      20,504,250.39          Fee Simple
    92              9,531,869.69       No          11,269,111.33       No         11,269,111.33          Fee Simple
-----------------------------------------------------------------------------------------------------------------------------

    93              6,651,569.77    Yes (C1)       11,231,000.00   Yes (R24)      11,231,000.00          Fee Simple
    94              3,209,781.73    Yes (C1)       11,231,000.00   Yes (R24)      11,231,000.00          Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
    95             10,396,259.69       No          11,200,000.00   Yes (R16)      18,600,000.00          Fee Simple
    96             11,000,000.00       No          11,000,000.00   Yes (R21)      16,280,000.00          Fee Simple
    97              9,053,598.41       No          10,975,233.56       No         10,975,233.56          Fee Simple
    98              9,106,994.56       No          10,702,734.47    Yes (R9)      43,758,465.49          Fee Simple
    99              8,921,962.58       No          10,634,646.94       No         10,634,646.94          Fee Simple
   100              7,865,191.95       No          10,370,024.89    Yes (R9)      43,758,465.49          Fee Simple
   101              9,152,322.66       No          10,300,000.00   Yes (R12)      30,800,000.00          Fee Simple
   102              8,687,662.07       No          10,200,000.00   Yes (R13)      24,000,000.00          Fee Simple
   103              9,071,776.03       No          10,160,000.00       No         10,160,000.00          Fee Simple
   104              9,245,982.22       No          10,000,000.00       No         10,000,000.00          Fee Simple
   105              8,822,159.31       No          10,000,000.00   Yes (R20)      17,000,000.00          Fee Simple
   106              8,437,389.29       No           9,972,252.00       No          9,972,252.00          Fee Simple
   107              8,202,780.87       No           9,858,542.16       No          9,858,542.16          Fee Simple
   108              8,498,595.40       No           9,750,000.00       No          9,750,000.00          Fee Simple
   109              7,373,595.57       No           9,597,321.01       No          9,597,321.01          Fee Simple
   110              8,229,943.33       No           9,500,000.00   Yes (R22)      14,380,000.00          Fee Simple
   111              8,441,353.27       No           9,500,000.00       No          9,500,000.00          Fee Simple
   112              7,794,633.73       No           9,467,846.46   Yes (R19)      17,079,965.40          Fee Simple
   113              8,147,314.57       No           9,400,000.00       No          9,400,000.00          Fee Simple
   114              8,157,300.29       No           9,350,000.00       No          9,350,000.00          Fee Simple
   115              7,747,910.15       No           9,335,030.66       No          9,335,030.66          Fee Simple
   116              5,951,391.24       No           9,325,000.00    Yes (R9)      43,758,465.49          Fee Simple
   117              8,157,955.05       No           9,200,000.00   Yes (R18)      18,150,000.00          Fee Simple
   118              7,771,816.49       No           9,164,932.04   Yes (R15)      20,504,250.39          Fee Simple
   119              7,620,354.49       No           9,161,386.85       No          9,161,386.85          Fee Simple
   120              7,598,387.84       No           9,160,601.34       No          9,160,601.34          Fee Simple
   121              5,311,937.77       No           9,076,934.89       No          9,076,934.89          Fee Simple
   122              7,814,830.41       No           9,000,000.00       No          9,000,000.00          Fee Simple
   123              7,556,845.50       No           8,991,877.44       No          8,991,877.44          Fee Simple
   124              7,464,736.20       No           8,971,684.75       No          8,971,684.75          Fee Simple
   125              7,954,340.94       No           8,950,000.00   Yes (R18)      18,150,000.00          Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
   126              7,819,942.56       No           8,937,000.00       No          8,937,000.00          Fee Simple
   126a                                                                                                  Fee Simple
   126b                                                                                                  Fee Simple
   126c                                                                                                  Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
   127              7,524,901.25       No           8,914,488.81       No          8,914,488.81          Fee Simple
   128              7,363,539.97       No           8,880,631.01   Yes (R11)      42,470,930.33          Fee Simple
   129              6,619,202.43       No           8,772,387.74    Yes (R5)      54,051,719.86          Fee Simple
   130              7,615,512.07       No           8,700,000.00       No          8,700,000.00          Fee Simple
   131              8,700,000.00       No           8,700,000.00       No          8,700,000.00          Fee Simple
   132              7,688,950.91       No           8,600,000.00       No          8,600,000.00          Fee Simple
   133              7,382,955.77       No           8,500,000.00       No          8,500,000.00          Leasehold
   134              6,850,944.41       No           8,341,001.05       No          8,341,001.05          Fee Simple
   135              6,649,292.94       No           8,000,000.00       No          8,000,000.00          Fee Simple
   136              6,646,291.53       No           7,983,062.56       No          7,983,062.56          Fee Simple
   137              6,606,189.45       No           7,982,368.46       No          7,982,368.46          Fee Simple
   138              6,490,784.09       No           7,792,433.60   Yes (R23)      12,937,437.84          Fee Simple
   139              6,409,874.22       No           7,612,118.94   Yes (R19)      17,079,965.40          Fee Simple
   140              6,912,092.42       No           7,584,000.00       No          7,584,000.00          Fee Simple
   141              6,229,354.66       No           7,492,617.28       No          7,492,617.28          Fee Simple
   142              5,692,270.08       No           7,489,305.24    Yes (R5)      54,051,719.86          Fee Simple
   143              6,501,035.99       No           7,400,000.00   Yes (R16)      18,600,000.00          Fee Simple
   144              5,704,184.37       No           7,350,000.00       No          7,350,000.00          Fee Simple
   145              7,300,000.00       No           7,300,000.00       No          7,300,000.00          Fee Simple
   146              5,509,800.09       No           7,264,509.50    Yes (R9)      43,758,465.49          Fee Simple
   147              5,392,039.34       No           7,139,458.35    Yes (R5)      54,051,719.86          Fee Simple
   148              5,948,706.27       No           7,000,000.00   Yes (R13)      24,000,000.00          Fee Simple
   149              6,175,511.12       No           7,000,000.00   Yes (R20)      17,000,000.00          Fee Simple
   150              5,848,174.50       No           7,000,000.00       No          7,000,000.00          Fee Simple
   151              5,884,838.77       No           6,980,031.49       No          6,980,031.49          Fee Simple
   152              5,392,945.83       No           6,951,240.46       No          6,951,240.46          Fee Simple
   153              6,042,833.40       No           6,900,000.00       No          6,900,000.00          Fee Simple
   154              5,791,774.71       No           6,800,000.00   Yes (R13)      24,000,000.00          Fee Simple
   155              6,059,151.43       No           6,800,000.00       No          6,800,000.00          Fee Simple
   156              5,572,533.79       No           6,743,044.49       No          6,743,044.49          Leasehold
   157              5,695,965.58       No           6,736,174.19       No          6,736,174.19          Fee Simple
   158              5,547,358.14       No           6,678,663.62       No          6,678,663.62          Leasehold
   159              5,589,041.28       No           6,640,192.55       No          6,640,192.55          Fee Simple
   160              5,579,934.55       No           6,400,000.00       No          6,400,000.00          Fee Simple
   161              4,776,356.26       No           6,330,075.25    Yes (R5)      54,051,719.86          Fee Simple
   162              5,517,442.33       No           6,200,000.00    Yes (R2)     111,200,000.00          Fee Simple
   163              5,431,934.52       No           6,200,000.00       No          6,200,000.00          Fee Simple
   164              5,100,300.38       No           6,096,730.52   Yes (R25)       9,038,266.35          Fee Simple
   165              4,623,687.51       No           6,096,196.63    Yes (R9)      43,758,465.49          Fee Simple
   166              5,104,786.05       No           6,000,000.00       No          6,000,000.00          Fee Simple
   167              4,965,827.13       No           6,000,000.00       No          6,000,000.00          Fee Simple
   168              5,244,560.00       No           6,000,000.00       No          6,000,000.00          Fee Simple
   169              5,019,620.67       No           5,969,958.53       No          5,969,958.53          Fee Simple
   170              5,226,560.18       No           5,900,000.00       No          5,900,000.00          Fee Simple
   171              5,257,454.17       No           5,888,000.00       No          5,888,000.00          Fee Simple
   172              5,473,590.47       No           5,870,000.00       No          5,870,000.00          Fee Simple
   173              4,841,234.20       No           5,788,108.11       No          5,788,108.11          Fee Simple
   174              4,771,824.48       No           5,726,190.71       No          5,726,190.71          Fee Simple
   175              4,659,727.66       No           5,588,269.48       No          5,588,269.48          Fee Simple
   176              4,647,342.77       No           5,576,811.84       No          5,576,811.84          Fee Simple
   177              4,891,235.33       No           5,520,000.00       No          5,520,000.00          Fee Simple
   178              4,766,504.13       No           5,500,000.00   Yes (R17)      18,500,000.00          Fee Simple
   179              4,814,860.60       No           5,500,000.00   Yes (R12)      30,800,000.00          Fee Simple
   180              4,746,159.33       No           5,320,000.00       No          5,320,000.00          Fee Simple
   181              5,280,000.00       No           5,280,000.00   Yes (R21)      16,280,000.00          Fee Simple
   182              4,386,541.22       No           5,263,903.02       No          5,263,903.02          Fee Simple
   183              4,402,170.79       No           5,235,189.62       No          5,235,189.62          Fee Simple
   184              4,348,263.79       No           5,205,061.62       No          5,205,061.62          Fee Simple
   185              4,420,592.87       No           5,100,000.00       No          5,100,000.00          Fee Simple
   186              4,835,911.82       No           5,040,000.00       No          5,040,000.00          Fee Simple
   187              4,275,277.88       No           4,900,000.00       No          4,900,000.00          Fee Simple
   188              4,248,607.18       No           4,900,000.00       No          4,900,000.00          Fee Simple
   189              4,226,097.91       No           4,880,000.00   Yes (R22)      14,380,000.00          Fee Simple
   190              4,043,260.94       No           4,740,000.00       No          4,740,000.00          Fee Simple
   191              4,359,934.92       No           4,707,000.00       No          4,707,000.00          Fee Simple
   192              4,298,861.91       No           4,640,000.00    Yes (R7)      53,000,000.00          Fee Simple
   193              3,841,066.42       No           4,595,657.06       No          4,595,657.06          Fee Simple
   194              3,962,693.37       No           4,425,000.00       No          4,425,000.00          Fee Simple
   195              3,691,278.86       No           4,400,000.00       No          4,400,000.00          Fee Simple
   196              3,623,086.34       No           4,380,764.13       No          4,380,764.13          Fee Simple
   197              3,313,046.93       No           4,163,551.60       No          4,163,551.60          Fee Simple
   198              3,595,584.82       No           3,900,000.00       No          3,900,000.00          Fee Simple
   199              3,082,607.05       No           3,692,315.48       No          3,692,315.48          Fee Simple
   200              3,191,317.81       No           3,600,000.00       No          3,600,000.00          Fee Simple
   201              3,006,582.87       No           3,440,000.00       No          3,440,000.00          Fee Simple
   202              2,810,574.83       No           3,389,053.04   Yes (R11)      42,470,930.33          Fee Simple
   203              2,807,058.74       No           3,361,244.86       No          3,361,244.86          Fee Simple
   204              2,874,312.27       No           3,315,000.00       No          3,315,000.00          Fee Simple
   205              2,621,278.65       No           3,146,944.34   Yes (R23)      12,937,437.84          Fee Simple
   206              2,535,162.81       No           3,068,151.46   Yes (R26)       4,390,200.48          Fee Simple
   207              2,585,054.19       No           3,050,000.00       No          3,050,000.00          Fee Simple
   208              2,512,605.03       No           2,993,993.38       No          2,993,993.38          Fee Simple
   209              2,501,751.05       No           2,993,809.26       No          2,993,809.26          Fee Simple
   210              2,501,982.84       No           2,990,922.26       No          2,990,922.26          Fee Simple
   211              2,460,780.61       No           2,941,535.83   Yes (R25)       9,038,266.35          Fee Simple
   212              2,407,524.85       No           2,916,962.32       No          2,916,962.32          Fee Simple
   213              2,430,697.59       No           2,911,044.93   Yes (R14)      21,411,044.93          Fee Simple
   214              2,297,121.71       No           2,891,431.34       No          2,891,431.34          Fee Simple
   215              2,300,198.40       No           2,793,619.25       No          2,793,619.25          Fee Simple
   216              1,828,432.27       No           2,594,430.66       No          2,594,430.66          Fee Simple
   217              1,827,187.27       No           2,412,490.19       No          2,412,490.19          Fee Simple
   218              1,767,627.91       No           2,342,626.27    Yes (R5)      54,051,719.86          Fee Simple
   219              1,684,811.50       No           2,193,662.61       No          2,193,662.61          Fee Simple
   220              1,712,841.50       No           2,048,074.14       No          2,048,074.14          Fee Simple
   221              1,664,303.46       No           1,998,059.90   Yes (R23)      12,937,437.84          Fee Simple
   222              1,198,738.10       No           1,640,000.00       No          1,640,000.00          Fee Simple
   223              1,311,378.44       No           1,496,884.65       No          1,496,884.65          Fee Simple
   224              1,155,457.12       No           1,392,303.65       No          1,392,303.65          Leasehold
   225              1,092,387.17       No           1,322,049.02   Yes (R26)       4,390,200.48          Fee Simple

    1b        25,000,000 (Note 9)      No          25,000,000.00       No         25,000,000.00          Fee Simple

                                              CUT-OFF DATE   MATURITY DATE /
   LOAN          APPRAISED       APPRAISAL     LTV RATIO      ARD LTV RATIO                           MORTGAGE
  NUMBER           VALUE            DATE        (NOTE 2)         (NOTE 3)        ORIGINAL BALANCE       RATE
-----------------------------------------------------------------------------------------------------------------

    1                470,000,000  06/14/05  61.70% (Note 5)  61.70% (Note 5)     290,000,000 (Note 5)  4.9050%
    2                540,000,000  07/08/05       46.30%           46.30%                 250,000,000   5.2740%
    3                338,000,000  06/02/05       44.38%           41.07%                 150,000,000   4.8355%
    4                208,500,000  06/21/05       50.36%           50.36%                 105,000,000   5.0775%
-----------------------------------------------------------------------------------------------------------------
    5                145,400,000  Various        72.21%           65.77%                 105,000,000   5.4000%
    5a                53,000,000  04/11/05
    5b                46,000,000  04/11/05
    5c                25,300,000  04/14/05
    5d                21,100,000  04/14/05
-----------------------------------------------------------------------------------------------------------------
    6                156,300,000  08/24/05       65.11%           57.71%                 102,000,000   4.9530%
-----------------------------------------------------------------------------------------------------------------
    7        129,920,000 (Note 7) Various        66.40%           61.98%                  86,265,101   5.8400%
    7a                 8,240,000  03/26/05
    7b                 8,410,000  04/07/05
    7c                 7,060,000  03/31/05
    7d                 7,310,000  03/25/05
    7e                 5,990,000  03/28/05
    7f                 5,500,000  04/05/05
    7g                 5,070,000  04/02/05
    7h                 5,700,000  03/26/05
    7i                 5,430,000  03/29/05
    7j                 5,460,000  03/30/05
    7k                 5,100,000  04/01/05
    7l                 5,350,000  03/26/05
    7m                 5,240,000  03/31/05
    7n                 4,860,000  03/13/05
    7o                 4,810,000  04/14/05
    7p                 5,470,000  03/23/05
    7q                 4,170,000  04/08/05
    7r                 3,300,000  03/30/05
    7s                 3,650,000  04/01/05
    7t                 4,760,000  03/24/05
    7u                 3,500,000  03/28/05
    7v                 3,380,000  03/22/05
-----------------------------------------------------------------------------------------------------------------
    8                 81,400,000  08/15/05       79.85%           69.38%                  65,000,000   5.1620%
    9                 78,000,000  05/04/05       78.14%           74.29%                  67,150,000   5.5360%
    10                72,500,000  07/21/05       80.00%           80.00%                  58,000,000   5.9800%
    11                70,700,000  07/19/05       80.62%           71.72%                  57,000,000   5.2370%
-----------------------------------------------------------------------------------------------------------------
    12               757,000,000  04/01/05  52.84% (Note 6)  52.84% (Note 6)              55,000,000   4.7250%
   12a               280,000,000  04/01/05
   12b               261,000,000  04/01/05
   12c               216,000,000  04/01/05
-----------------------------------------------------------------------------------------------------------------
    13                55,250,000  07/11/05       77.83%           73.30%                  43,600,000   5.2900%
    14                57,200,000  07/01/05       75.17%           69.48%                  43,000,000   5.1410%
    15                80,200,000  02/02/05       52.37%           49.59%                  42,000,000   4.7360%
    16                49,500,000  07/20/05       79.80%           79.80%                  39,500,000   5.4400%
    17                60,800,000  04/18/05       63.88%           53.30%                  39,000,000   5.3300%
    18                48,300,000  09/20/05       75.57%           63.57%                  36,500,000   5.7350%
    19                48,000,000  06/24/05       73.54%           66.52%                  35,300,000   5.0250%
    20                41,500,000  08/01/05       79.52%           79.52%                  33,000,000   5.4250%
    21                41,500,000  08/10/05       78.24%           65.15%                  32,500,000   5.3700%
    22                53,250,000  08/16/05       60.09%           55.44%                  32,000,000   5.0210%
    23                42,600,000  07/08/05       75.12%           66.69%                  32,000,000   5.1400%
    24                40,000,000  04/05/05       76.95%           76.95%                  30,780,000   5.3270%
-----------------------------------------------------------------------------------------------------------------
    25                45,350,000  Various        66.47%           55.39%                  30,268,112   5.2600%
   25a                30,000,000  04/26/05
   25b                11,850,000  04/26/05
   25c                 3,500,000  06/09/05
-----------------------------------------------------------------------------------------------------------------
    26                39,500,000  05/01/05       74.27%           57.31%                  29,500,000   5.7300%
    27                36,300,000  06/30/05       79.34%           73.03%                  28,800,000   4.8750%
    28                36,500,000  04/06/05       78.08%           67.88%                  28,500,000   5.1800%
    29                38,200,000  07/08/05       74.61%           72.58%                  28,500,000   5.5050%
    30                35,000,000  07/07/05       80.00%           75.46%                  28,000,000   5.3500%
-----------------------------------------------------------------------------------------------------------------
    31                42,100,000  09/01/05       65.32%           54.96%                  27,500,000   5.7410%
   31a                25,700,000  09/01/05
   31b                 7,600,000  09/01/05
   31c                 8,800,000  09/01/05
-----------------------------------------------------------------------------------------------------------------
    32                32,900,000  07/20/05       80.00%           69.83%                  26,320,000   5.3550%
    33                33,000,000  06/15/05       78.18%           71.99%                  25,800,000   4.9000%
    34                40,800,000  08/22/05       62.50%           55.70%                  25,500,000   5.3240%
    35                30,900,000  04/03/05       77.67%           68.46%                  24,000,000   5.7600%
    36                30,500,000  04/05/05       77.11%           77.11%                  23,520,000   5.3340%
    37                31,100,000  06/27/05       74.76%           66.26%                  23,250,000   5.0600%
    38                29,300,000  10/01/05       75.09%           67.86%                  22,000,000   4.9800%
    39                30,200,000  07/21/05       72.77%           60.33%                  22,000,000   5.2300%
    40                27,000,000  07/12/05       75.74%           73.62%                  21,000,000   5.2900%
    41                25,940,000  09/07/05       79.80%           69.12%                  20,700,000   5.4800%
    42                25,250,000  08/01/05       80.00%           71.18%                  20,200,000   5.2400%
    43                33,900,000  05/02/05       59.00%           59.00%                  20,000,000   5.4050%
    44                32,000,000  09/13/05       62.50%           62.50%                  20,000,000   5.3870%
    45                27,200,000  05/20/05       73.35%           65.80%                  19,950,000   5.6300%
    46                26,000,000  09/01/05       75.70%           63.39%                  19,700,000   5.5500%
    47                25,500,000  05/15/05       74.51%           66.28%                  19,000,000   5.2275%
    48                26,400,000  07/23/05       71.82%           59.81%                  19,000,000   5.3390%
    49                24,100,000  07/21/05       77.80%           69.27%                  18,750,000   5.2800%
    50                28,050,000  10/14/04       66.59%           62.52%                  18,900,000   5.4150%
    51                28,900,000  04/22/05       64.01%           56.75%                  18,500,000   5.0680%
    52                23,500,000  03/24/05       78.72%           68.29%                  18,500,000   5.0960%
    53                25,550,000  05/26/05       71.39%           59.21%                  18,300,000   5.1700%
    54                22,500,000  06/20/05       80.00%           74.26%                  18,000,000   5.4400%
-----------------------------------------------------------------------------------------------------------------
    55                22,500,000  08/12/05       77.96%           72.23%                  17,540,000   5.3110%
   55a                17,800,000  08/12/05
   55b                 4,700,000  08/12/05
-----------------------------------------------------------------------------------------------------------------
    56                23,000,000  06/23/05       73.77%           62.09%                  17,000,000   5.6900%
    57                21,250,000  06/24/05       76.24%           70.51%                  16,200,000   5.1950%
    58                20,400,000  06/20/05       79.02%           69.67%                  16,120,000   4.8250%
    59                22,975,000  08/01/05       69.64%           59.69%                  16,000,000   5.5400%
-----------------------------------------------------------------------------------------------------------------
    60                20,000,000  08/12/05       78.85%           73.06%                  15,770,000   5.3110%
   60a                15,200,000  08/12/05
   60b                 4,800,000  08/12/05
-----------------------------------------------------------------------------------------------------------------
    61                19,850,000  08/10/05       77.41%           64.88%                  15,380,000   5.5800%
    62                19,200,000  04/03/05       79.95%           73.81%                  15,350,000   5.0700%
-----------------------------------------------------------------------------------------------------------------
    63                19,000,000  08/12/05       79.21%           73.39%                  15,050,000   5.3110%
   63a                13,500,000  08/12/05
   63b                 5,500,000  08/12/05
-----------------------------------------------------------------------------------------------------------------
    64                20,500,000  04/25/05       73.17%           66.67%                  15,000,000   5.4300%
    65                20,000,000  06/01/05       74.76%           62.02%                  15,000,000   5.1800%
    66                20,800,000  05/24/05       70.63%           62.43%                  14,690,000   4.9400%
    67                18,175,000  05/13/05       79.78%           73.72%                  14,500,000   5.1300%
    68                22,000,000  04/22/05       64.71%           53.97%                  14,250,000   5.4200%
    69                20,250,000  04/17/05       69.85%           61.34%                  14,145,000   5.6000%
    70                17,500,000  03/03/05       77.14%           68.88%                  13,500,000   5.4100%
    71                19,450,000  07/26/05       69.41%           60.07%                  13,500,000   5.0100%
    72                17,410,000  07/14/05       77.37%           63.93%                  13,500,000   5.0900%
    73                19,550,000  03/24/05       67.31%           63.63%                  13,160,000   5.5400%
    74                21,000,000  09/18/05       62.45%           53.21%                  13,200,000   5.9400%
    75                19,400,000  02/21/05       67.01%           58.07%                  13,000,000   5.0600%
    76                16,500,000  06/03/05       78.79%           69.93%                  13,000,000   5.1250%
    77                23,000,000  08/10/05       56.47%           47.34%                  13,000,000   5.5900%
    78                19,900,000  08/01/05       65.20%           60.80%                  13,000,000   5.6300%
    79                17,000,000  07/01/05       76.03%           70.50%                  12,925,000   5.3700%
    80                21,975,000  04/15/05       56.61%           47.85%                  12,500,000   5.7300%
-----------------------------------------------------------------------------------------------------------------
    81                17,300,000  4/19/05        71.45%           59.44%                  12,400,000   5.2700%
   81a                 9,600,000  04/19/05
   81b                 7,700,000  04/19/05
-----------------------------------------------------------------------------------------------------------------
    82                15,300,000  07/14/05       70.59%           61.95%                  12,200,000   5.3450%
    83                17,700,000  05/06/05       67.80%           62.71%                  12,000,000   5.1990%
    84                19,400,000  05/20/05       61.86%           53.89%                  12,000,000   5.2720%
    85                15,500,000  07/27/05       77.42%           69.26%                  12,000,000   5.5050%
    86                20,500,000  05/26/05       58.34%           48.17%                  12,000,000   5.0300%
    87                14,820,000  12/23/04       79.62%           69.60%                  11,800,000   5.4100%
    88                14,500,000  05/19/05       79.65%           65.88%                  11,600,000   5.0500%
    89                14,880,000  03/01/05       77.28%           68.35%                  11,500,000   4.9600%
    90                14,300,000  07/01/05       79.72%           73.90%                  11,400,000   5.3500%
    91                17,200,000  04/15/05       65.93%           59.02%                  11,400,000   5.2700%
    92                14,400,000  05/02/05       78.26%           66.19%                  11,280,000   5.4000%
-----------------------------------------------------------------------------------------------------------------

    93                11,900,000  03/08/05       68.19%           59.87%                   7,575,000   5.5950%
    94                 4,570,000  03/01/05       68.19%           59.87%                   3,656,000   5.5880%
-----------------------------------------------------------------------------------------------------------------
    95                14,000,000  07/15/05       80.00%           74.26%                  11,200,000   5.4400%
    96                13,000,000  05/17/05       84.62%           84.62%                  11,000,000   5.2600%
    97                14,700,000  06/27/05       74.66%           61.59%                  11,000,000   5.0380%
    98                16,200,000  06/01/05       66.07%           56.22%                  10,800,000   5.3100%
    99                14,180,000  03/29/05       75.00%           62.92%                  10,700,000   5.4400%
   100                15,200,000  07/15/05       68.22%           51.74%                  10,385,000   5.3600%
   101                15,700,000  06/01/05       65.61%           58.30%                  10,300,000   5.1800%
   102                13,500,000  12/21/04       75.56%           64.35%                  10,200,000   5.3070%
   103                12,700,000  05/17/05       80.00%           71.43%                  10,160,000   5.4100%
   104                12,900,000  04/14/05       77.52%           71.67%                  10,000,000   5.1700%
   105                13,800,000  06/27/05       72.46%           63.93%                  10,000,000   4.8500%
   106                12,530,000  04/22/05       79.59%           67.34%                  10,000,000   5.8300%
   107                18,500,000  06/07/05       53.29%           44.34%                   9,900,000   5.2400%
   108                13,100,000  04/27/05       74.43%           64.87%                   9,750,000   5.2900%
   109                14,100,000  06/28/05       68.07%           52.30%                   9,625,000   5.6900%
   110                12,750,000  08/08/05       74.51%           64.55%                   9,500,000   5.0460%
   111                13,000,000  01/31/06       73.08%           64.93%                   9,500,000   5.1800%
   112                12,500,000  07/01/05       75.74%           62.36%                   9,500,000   4.9400%
   113                12,400,000  06/10/05       75.81%           65.70%                   9,400,000   5.0650%
   114                12,100,000  07/29/05       77.27%           67.42%                   9,350,000   5.3300%
   115                12,800,000  04/12/05       72.93%           60.53%                   9,375,000   5.1600%
   116                12,800,000  08/19/05       72.85%           46.50%                   9,325,000   5.3200%
   117                11,500,000  07/22/05       80.00%           70.94%                   9,200,000   5.0840%
   118                12,500,000  11/08/04       73.32%           62.17%                   9,250,000   5.7000%
   119                11,860,000  06/07/05       77.25%           64.25%                   9,200,000   5.2300%
   120                12,000,000  03/18/05       76.34%           63.32%                   9,200,000   5.1400%
   121                13,500,000  03/08/05       67.24%           39.35%                   9,130,000   5.5000%
   122                11,700,000  06/16/05       76.92%           66.79%                   9,000,000   5.1400%
   123                12,250,000  06/23/05       73.40%           61.69%                   9,000,000   5.6700%
   124                11,300,000  05/31/05       79.40%           66.06%                   9,000,000   5.2750%
   125                11,550,000  07/28/05       77.49%           68.87%                   8,950,000   5.1900%
-----------------------------------------------------------------------------------------------------------------
   126                13,500,000  05/01/05       66.20%           57.93%                   8,937,000   5.4500%
   126a                6,296,840  05/01/05
   126b                6,249,505  05/01/05
   126c                  953,656  05/01/05
-----------------------------------------------------------------------------------------------------------------
   127                11,300,000  12/02/04       78.89%           66.59%                   9,000,000   5.5400%
   128                11,300,000  07/29/05       78.59%           65.16%                   8,900,000   5.2000%
   129                13,000,000  05/16/05       67.48%           50.92%                   8,800,000   5.1700%
   130                14,200,000  10/01/05       61.27%           53.63%                   8,700,000   5.4700%
   131                13,435,000  08/15/05       64.76%           64.76%                   8,700,000   5.1900%
   132                12,515,000  03/15/05       68.72%           61.44%                   8,600,000   5.4700%
   133                12,800,000  06/04/05       66.41%           57.68%                   8,500,000   5.1500%
   134                10,520,000  07/19/05       79.29%           65.12%                   8,350,000   4.9400%
   135                10,750,000  06/29/05       74.42%           61.85%                   8,000,000   5.3450%
   136                10,480,000  06/08/05       76.17%           63.42%                   8,000,000   5.3300%
   137                15,400,000  07/07/05       51.83%           42.90%                   8,000,000   5.1400%
   138                10,300,000  07/08/05       75.65%           63.02%                   7,800,000   5.3800%
   139                 9,600,000  06/01/05       79.29%           66.77%                   7,650,000   5.6000%
   140                 9,500,000  06/30/05       79.83%           72.76%                   7,584,000   5.4450%
   141                11,400,000  06/01/05       65.72%           54.64%                   7,500,000   5.3200%
   142                10,000,000  07/06/05       74.89%           56.92%                   7,500,000   5.4200%
   143                 9,400,000  03/23/05       78.72%           69.16%                   7,400,000   5.7000%
   144                13,500,000  07/29/05       54.44%           42.25%                   7,350,000   6.0720%
   145                10,000,000  07/19/05       73.00%           73.00%                   7,300,000   5.0650%
   146                10,000,000  07/27/05       72.65%           55.10%                   7,275,000   5.3600%
   147                 9,300,000  06/20/05       76.77%           57.98%                   7,150,000   5.2400%
   148                11,750,000  12/21/04       59.57%           50.63%                   7,000,000   5.2270%
   149                 9,450,000  06/27/05       74.07%           65.35%                   7,000,000   4.8500%
   150                 9,300,000  08/15/05       75.27%           62.88%                   7,000,000   5.5100%
   151                10,100,000  07/01/05       69.11%           58.27%                   7,000,000   5.7100%
   152                10,400,000  04/01/05       66.84%           51.86%                   7,000,000   5.8500%
   153                 9,200,000  03/22/05       75.00%           65.68%                   6,900,000   5.4900%
   154                 9,250,000  12/21/04       73.51%           62.61%                   6,800,000   5.3070%
   155                10,180,000  07/22/05       58.94%           51.66%                   6,800,000   5.3120%
   156                 8,600,000  07/19/05       78.41%           64.80%                   6,750,000   5.1300%
   157                 8,500,000  04/21/04       79.25%           67.01%                   6,800,000   5.6000%
   158                 8,400,000  06/22/05       79.51%           66.04%                   6,700,000   5.2200%
   159                 8,350,000  03/10/05       79.52%           66.93%                   6,680,000   5.5500%
   160                 8,000,000  01/07/05       80.00%           69.75%                   6,400,000   5.3000%
   161                 8,500,000  05/16/05       74.47%           56.19%                   6,350,000   5.1700%
   162                 7,700,000  05/02/05       80.52%           71.66%                   6,200,000   5.2500%
   163                 8,500,000  03/15/05       72.94%           63.91%                   6,200,000   5.5000%
   164                 8,200,000  03/22/05       74.35%           62.20%                   6,135,000   5.3450%
   165                 8,200,000  07/14/05       74.34%           56.39%                   6,105,000   5.3600%
   166                 8,900,000  04/22/05       67.42%           57.36%                   6,000,000   5.2700%
   167                 9,270,000  06/24/05       64.72%           53.57%                   6,000,000   5.2110%
   168                 8,000,000  06/24/05       68.13%           58.68%                   6,000,000   5.4100%
   169                 7,800,000  03/31/05       76.54%           64.35%                   6,000,000   5.5500%
   170                 7,500,000  06/09/05       78.67%           69.69%                   5,900,000   5.0400%
   171                 7,360,000  06/28/05       80.00%           71.43%                   5,888,000   5.4110%
   172                 8,811,000  02/15/05       66.62%           62.12%                   5,870,000   5.7600%
   173                 7,500,000  07/16/05       77.17%           64.55%                   5,800,000   5.4800%
   174                 7,400,000  04/25/05       77.38%           64.48%                   5,750,000   5.2900%
   175                 7,200,000  06/14/05       77.61%           64.72%                   5,600,000   5.3800%
   176                 8,300,000  04/07/05       67.19%           55.99%                   5,600,000   5.2900%
   177                 6,300,000  06/21/05       80.00%           70.02%                   5,520,000   5.0500%
   178                 6,920,000  02/07/05       79.48%           68.88%                   5,500,000   5.0600%
   179                 8,800,000  04/05/05       62.50%           54.71%                   5,500,000   5.4700%
   180                 7,600,000  07/28/05       70.00%           62.45%                   5,320,000   5.3700%
   181                 6,100,000  05/17/05       86.56%           86.56%                   5,280,000   5.2600%
   182                 7,340,000  06/06/05       71.72%           59.76%                   5,275,000   5.3600%
   183                 7,500,000  03/11/05       69.80%           58.70%                   5,250,000   6.1100%
   184                 7,235,000  08/01/05       71.94%           60.10%                   5,210,000   5.4740%
   185                 7,000,000  07/21/05       72.86%           63.15%                   5,100,000   5.0700%
   186                 6,300,000  03/30/05       80.00%           76.76%                   5,040,000   5.4500%
   187                 7,100,000  07/01/05       69.01%           60.22%                   4,900,000   5.3300%
   188                 7,750,000  06/22/05       63.23%           54.82%                   4,900,000   5.0800%
   189                 7,450,000  08/08/05       61.48%           52.70%                   4,880,000   5.0320%
   190                 6,000,000  02/16/05       79.00%           67.39%                   4,740,000   5.3600%
   191                 6,100,000  04/08/05       77.16%           71.47%                   4,707,000   5.2900%
   192                 5,800,000  08/12/05       80.00%           74.12%                   4,640,000   5.3110%
   193                 5,850,000  10/01/05       78.56%           65.66%                   4,600,000   5.4900%
   194                 5,750,000  05/13/05       76.96%           68.92%                   4,425,000   5.5500%
   195                 5,500,000  06/29/05       80.00%           67.11%                   4,400,000   5.6450%
   196                 6,140,000  06/13/05       71.35%           59.01%                   4,400,000   5.0470%
   197                 7,200,000  01/01/05       57.83%           46.01%                   4,200,000   6.5600%
   198                 7,500,000  07/01/05       52.00%           47.94%                   3,900,000   4.9800%
   199                 5,200,000  07/12/05       71.01%           59.28%                   3,700,000   5.4200%
   200                 4,500,000  07/01/05       80.00%           70.92%                   3,600,000   5.0700%
   201                 4,300,000  04/12/05       80.00%           69.92%                   3,440,000   5.4000%
   202                 5,900,000  05/26/05       57.44%           47.64%                   3,400,000   5.1700%
   203                 4,500,000  04/27/05       74.69%           62.38%                   3,375,000   5.3600%
   204                 4,200,000  07/06/05       78.93%           68.44%                   3,315,000   5.0800%
   205                 4,650,000  07/08/05       67.68%           56.37%                   3,150,000   5.3800%
   206                 4,900,000  07/08/05       62.62%           51.74%                   3,075,000   5.0900%
   207                 3,960,000  08/22/05       77.02%           65.28%                   3,050,000   5.1400%
   208                 4,590,000  07/27/05       65.23%           54.74%                   3,000,000   5.5900%
   209                 3,800,000  06/20/05       78.78%           65.84%                   3,000,000   5.4500%
   210                 3,800,000  05/12/05       78.71%           65.84%                   3,000,000   5.4500%
   211                 3,700,000  03/22/05       79.50%           66.51%                   2,960,000   5.3450%
   212                 3,650,000  07/01/05       79.92%           65.96%                   2,920,000   5.0900%
   213                 4,000,000  05/20/05       72.78%           60.77%                   2,920,000   5.3900%
   214                 4,900,000  06/29/05       59.01%           46.88%                   2,900,000   5.5300%
   215                 5,600,000  07/01/05       49.89%           41.08%                   2,800,000   4.9800%
   216                41,000,000  06/30/05       6.33%            4.46%                    2,600,000   5.2750%
   217                 3,020,000  06/03/05       79.88%           60.50%                   2,416,000   5.3200%
   218                 3,100,000  05/16/05       75.57%           57.02%                   2,350,000   5.1700%
   219                 2,850,000  06/08/05       76.97%           59.12%                   2,200,000   5.6800%
   220                 2,625,000  04/25/05       78.02%           65.25%                   2,050,000   5.5100%
   221                 5,350,000  07/08/05       37.35%           31.11%                   2,000,000   5.3800%
   222                 2,725,000  05/23/05       60.18%           43.99%                   1,640,000   6.0400%
   223                 2,590,000  05/18/05       57.79%           50.63%                   1,500,000   5.4200%
   224                 1,985,000  04/07/05       70.14%           58.21%                   1,400,000   5.1200%
   225                 2,600,000  07/08/05       50.85%           42.01%                   1,325,000   5.0900%

    1b               470,000,000  06/14/05  67.02% (Note 9)  67.02% (Note 9)      25,000,000 (Note 9)  4.9050%

                                NET             INTEREST                                  FIRST      GRACE
   LOAN     ADMINISTRATIVE    MORTGAGE   RATE   ACCRUAL                                  PAYMENT     PERIOD
  NUMBER       FEE RATE         RATE     TYPE    METHOD        LOAN TYPE     NOTE DATE     DATE    (NOTE 11)
--------------------------------------------------------------------------------------------------------------

    1           0.0300%       4.8750%   Fixed  Actual/360 Interest Only/ARD   08/03/05   10/01/05      5
    2           0.0300%       5.2440%   Fixed  Actual/360   Interest Only     09/09/05   11/01/05      0
    3           0.0300%       4.8055%   Fixed  Actual/360      Balloon        06/09/05   12/11/05      2
    4           0.0300%       5.0475%   Fixed  Actual/360 Interest Only/ARD   09/06/05   10/11/05      0
--------------------------------------------------------------------------------------------------------------
    5           0.0300%       5.3700%   Fixed  Actual/360 Partial IO/Balloon  05/10/05   06/11/05      0
    5a
    5b
    5c
    5d
--------------------------------------------------------------------------------------------------------------
    6           0.0200%       4.9330%   Fixed  Actual/360      Balloon        09/08/05   10/10/05      0
--------------------------------------------------------------------------------------------------------------
    7           0.0350%       5.8050%   Fixed  Actual/360 Partial IO/Balloon  07/15/05   09/01/05      5
    7a
    7b
    7c
    7d
    7e
    7f
    7g
    7h
    7i
    7j
    7k
    7l
    7m
    7n
    7o
    7p
    7q
    7r
    7s
    7t
    7u
    7v
--------------------------------------------------------------------------------------------------------------
    8           0.0300%       5.1320%   Fixed  Actual/360 Partial IO/Balloon  09/15/05   11/01/05      5
    9           0.0300%       5.5060%   Fixed  Actual/360 Partial IO/Balloon  07/11/05   08/11/05      0
    10          0.0300%       5.9500%   Fixed  Actual/360   Interest Only     10/26/05   12/01/05      5
    11          0.0300%       5.2070%   Fixed  Actual/360 Partial IO/Balloon  08/24/05   10/01/05      5
--------------------------------------------------------------------------------------------------------------
    12          0.0200%       4.7050%   Fixed  Actual/360   Interest Only     07/01/05   08/01/05      5
   12a
   12b
   12c
--------------------------------------------------------------------------------------------------------------
    13          0.0300%       5.2600%   Fixed  Actual/360 Partial IO/Balloon  09/30/05   11/01/05      5
    14          0.0400%       5.1010%   Fixed  Actual/360 Partial IO/Balloon  08/02/05   09/11/05      5
    15          0.0300%       4.7060%   Fixed  Actual/360      Balloon        02/11/05   12/11/05      2
    16          0.0300%       5.4100%   Fixed  Actual/360   Interest Only     09/22/05   11/01/05      5
    17          0.0300%       5.3000%   Fixed  Actual/360      Balloon        06/22/05   08/11/05      0
    18          0.0300%       5.7050%   Fixed  Actual/360      Balloon        10/19/05   12/01/05      5
    19          0.0300%       4.9950%   Fixed  Actual/360 Partial IO/Balloon  07/29/05   09/01/05      5
    20          0.0300%       5.3950%   Fixed  Actual/360   Interest Only     09/08/05   11/01/05      5
    21          0.0300%       5.3400%   Fixed  Actual/360      Balloon        09/30/05   11/01/05      5
    22          0.0300%       4.9910%   Fixed  Actual/360 Partial IO/Balloon  09/23/05   11/11/05      0
    23          0.0200%       5.1200%   Fixed  Actual/360 Partial IO/Balloon  09/16/05   11/10/05      0
    24          0.0300%       5.2970%   Fixed  Actual/360   Interest Only     05/27/05   07/11/05      0
--------------------------------------------------------------------------------------------------------------
    25          0.0300%       5.2300%   Fixed  Actual/360      Balloon        07/18/05   08/11/05      0
   25a
   25b
   25c
--------------------------------------------------------------------------------------------------------------
    26          0.0400%       5.6900%   Fixed  Actual/360      Balloon        07/07/05   08/11/05      0
    27          0.0300%       4.8450%   Fixed  Actual/360 Partial IO/Balloon  07/29/05   09/11/05      0
    28          0.0300%       5.1500%   Fixed  Actual/360 Partial IO/Balloon  06/14/05   08/11/05      0
    29          0.0300%       5.4750%   Fixed  Actual/360 Partial IO/Balloon  08/31/05   10/01/05      5
    30          0.0300%       5.3200%   Fixed  Actual/360 Partial IO/Balloon  07/28/05   09/01/05      5
--------------------------------------------------------------------------------------------------------------
    31          0.0300%       5.7110%   Fixed  Actual/360      Balloon        10/20/05   12/01/05      5
   31a
   31b
   31c
--------------------------------------------------------------------------------------------------------------
    32          0.0300%       5.3250%   Fixed  Actual/360 Partial IO/Balloon  10/12/05   12/01/05      5
    33          0.0300%       4.8700%   Fixed  Actual/360 Partial IO/Balloon  07/28/05   09/11/05      0
    34          0.0300%       5.2940%   Fixed  Actual/360 Partial IO/Balloon  09/29/05   11/01/05      5
    35          0.0850%       5.6750%   Fixed  Actual/360 Partial IO/Balloon  09/27/05   11/05/05      0
    36          0.0300%       5.3040%   Fixed  Actual/360   Interest Only     05/27/05   07/11/05      0
    37          0.0700%       4.9900%   Fixed  Actual/360 Partial IO/Balloon  07/21/05   09/11/05      0
    38          0.0300%       4.9500%   Fixed  Actual/360 Partial IO/Balloon  10/12/05   12/11/05      0
    39          0.0700%       5.1600%   Fixed  Actual/360      Balloon        09/13/05   11/01/05      5
    40          0.0300%       5.2600%   Fixed  Actual/360 Partial IO/Balloon  08/03/05   10/01/05      5
    41          0.0300%       5.4500%   Fixed  Actual/360 Partial IO/Balloon  10/31/05   12/11/05      0
    42          0.0700%       5.1700%   Fixed  Actual/360 Partial IO/Balloon  09/21/05   11/01/05      5
    43          0.0400%       5.3650%   Fixed  Actual/360   Interest Only     06/09/05   07/11/05      0
    44          0.0300%       5.3570%   Fixed  Actual/360   Interest Only     10/18/05   12/01/05      5
    45          0.0300%       5.6000%   Fixed  Actual/360   Partial IO/ARD    06/06/05   07/11/05      0
    46          0.0700%       5.4800%   Fixed  Actual/360        ARD          09/13/05   11/01/05      5
    47          0.0300%       5.1975%   Fixed  Actual/360   Partial IO/ARD    06/24/05   08/11/05      0
    48          0.1100%       5.2290%   Fixed  Actual/360      Balloon        08/29/05   10/11/05      0
    49          0.0300%       5.2500%   Fixed  Actual/360 Partial IO/Balloon  10/11/05   12/01/05      5
    50          0.0500%       5.3650%   Fixed  Actual/360        ARD          12/06/04   01/11/05      0
    51          0.0300%       5.0380%   Fixed  Actual/360 Partial IO/Balloon  06/17/05   08/11/05      0
    52          0.0500%       5.0460%   Fixed  Actual/360 Partial IO/Balloon  06/14/05   08/11/05      0
    53          0.0300%       5.1400%   Fixed  Actual/360      Balloon        08/01/05   09/11/05      0
    54          0.0300%       5.4100%   Fixed  Actual/360 Partial IO/Balloon  08/10/05   10/05/05      0
--------------------------------------------------------------------------------------------------------------
    55          0.0300%       5.2810%   Fixed  Actual/360 Partial IO/Balloon  09/30/05   11/01/05      5
   55a
   55b
--------------------------------------------------------------------------------------------------------------
    56          0.0300%       5.6600%   Fixed  Actual/360      Balloon        09/01/05   10/01/05      5
    57          0.0300%       5.1650%   Fixed  Actual/360 Partial IO/Balloon  07/29/05   09/01/05      5
    58          0.0300%       4.7950%   Fixed  Actual/360   Partial IO/ARD    07/21/05   09/11/05      0
    59          0.0300%       5.5100%   Fixed  Actual/360 Partial IO/Balloon  08/29/05   10/11/05      0
--------------------------------------------------------------------------------------------------------------
    60          0.0300%       5.2810%   Fixed  Actual/360 Partial IO/Balloon  09/30/05   11/01/05      5
   60a
   60b
--------------------------------------------------------------------------------------------------------------
    61          0.0700%       5.5100%   Fixed  Actual/360      Balloon        09/21/05   11/01/05      5
    62          0.0300%       5.0400%   Fixed  Actual/360 Partial IO/Balloon  06/27/05   08/11/05      0
--------------------------------------------------------------------------------------------------------------
    63          0.0300%       5.2810%   Fixed  Actual/360 Partial IO/Balloon  09/30/05   11/01/05      5
   63a
   63b
--------------------------------------------------------------------------------------------------------------
    64          0.0600%       5.3700%   Fixed  Actual/360 Partial IO/Balloon  06/06/05   07/11/05      0
    65          0.0200%       5.1600%   Fixed  Actual/360      Balloon        07/29/05   09/11/05      0
    66          0.0300%       4.9100%   Fixed  Actual/360 Partial IO/Balloon  07/15/05   09/11/05      0
    67          0.0300%       5.1000%   Fixed  Actual/360 Partial IO/Balloon  07/27/05   09/11/05      0
    68          0.0300%       5.3900%   Fixed  Actual/360      Balloon        09/15/05   11/11/05      0
    69          0.0300%       5.5700%   Fixed  Actual/360 Partial IO/Balloon  05/06/05   06/11/05      0
    70          0.0500%       5.3600%   Fixed  Actual/360 Partial IO/Balloon  04/22/05   06/11/05      0
    71          0.0200%       4.9900%   Fixed  Actual/360 Partial IO/Balloon  08/31/05   10/05/05      0
    72          0.0400%       5.0500%   Fixed  Actual/360      Balloon        08/29/05   10/01/05      5
    73          0.0900%       5.4500%   Fixed  Actual/360   Partial IO/ARD    05/26/05   07/11/05      0
    74          0.0300%       5.9100%   Fixed  Actual/360        ARD          03/11/05   05/01/05      5
    75          0.0500%       5.0100%   Fixed  Actual/360 Partial IO/Balloon  05/27/05   07/11/05      0
    76          0.0300%       5.0950%   Fixed  Actual/360 Partial IO/Balloon  06/24/05   08/01/05      5
    77          0.0400%       5.5500%   Fixed  Actual/360      Balloon        09/06/05   11/01/05      5
    78          0.0500%       5.5800%   Fixed  Actual/360      Balloon        09/07/05   10/11/05      0
    79          0.0300%       5.3400%   Fixed  Actual/360 Partial IO/Balloon  10/06/05   12/01/05      5
    80          0.1100%       5.6200%   Fixed  Actual/360      Balloon        06/01/05   07/11/05      0
--------------------------------------------------------------------------------------------------------------
    81          0.0300%       5.2400%   Fixed  Actual/360      Balloon        07/28/05   09/11/05      0
   81a
   81b
--------------------------------------------------------------------------------------------------------------
    82          0.0300%       5.3150%   Fixed  Actual/360 Partial IO/Balloon  09/27/05   11/01/05      5
    83          0.0300%       5.1690%   Fixed  Actual/360 Partial IO/Balloon  06/17/05   08/11/05      0
    84          0.0600%       5.2120%   Fixed  Actual/360 Partial IO/Balloon  09/27/05   11/01/05      5
    85          0.0300%       5.4750%   Fixed  Actual/360 Partial IO/Balloon  09/01/05   10/01/05      5
    86          0.0300%       5.0000%   Fixed  Actual/360      Balloon        08/01/05   09/11/05      0
    87          0.0600%       5.3500%   Fixed  Actual/360 Partial IO/Balloon  06/02/05   07/11/05      0
    88          0.0500%       5.0000%   Fixed  Actual/360      Balloon        07/07/05   08/11/05      0
    89          0.0300%       4.9300%   Fixed  Actual/360 Partial IO/Balloon  06/09/05   07/11/05      0
    90          0.0200%       5.3300%   Fixed  Actual/360 Partial IO/Balloon  08/24/05   10/05/05      0
    91          0.0300%       5.2400%   Fixed  Actual/360      Balloon        06/08/05   07/11/05      0
    92          0.0300%       5.3700%   Fixed  Actual/360      Balloon        09/15/05   11/01/05      5
--------------------------------------------------------------------------------------------------------------
    93          0.0500%       5.5450%   Fixed  Actual/360 Partial IO/Balloon  06/29/05   08/11/05      0
    94          0.0500%       5.5380%   Fixed  Actual/360 Partial IO/Balloon  06/29/05   08/11/05      0
--------------------------------------------------------------------------------------------------------------
    95          0.0300%       5.4100%   Fixed  Actual/360 Partial IO/Balloon  09/26/05   11/01/05      5
    96          0.0300%       5.2300%   Fixed  Actual/360   Interest Only     06/17/05   08/11/05      0
    97          0.0300%       5.0080%   Fixed  Actual/360      Balloon        08/25/05   10/11/05      0
    98          0.0300%       5.2800%   Fixed  Actual/360      Balloon        07/11/05   08/11/05      0
    99          0.1100%       5.3300%   Fixed  Actual/360      Balloon        04/29/05   06/11/05      0
   100          0.0300%       5.3300%   Fixed  Actual/360      Balloon        09/26/05   11/11/05      0
   101          0.0600%       5.1200%   Fixed  Actual/360 Partial IO/Balloon  08/01/05   09/11/05      0
   102          0.0300%       5.2770%   Fixed  Actual/360 Partial IO/Balloon  06/13/05   08/11/05      0
   103          0.0700%       5.3400%   Fixed  Actual/360 Partial IO/Balloon  07/28/05   09/11/05      0
   104          0.0300%       5.1400%   Fixed  Actual/360 Partial IO/Balloon  05/13/05   07/01/05      10
   105          0.0300%       4.8200%   Fixed  Actual/360 Partial IO/Balloon  07/22/05   09/11/05      0
   106          0.0300%       5.8000%   Fixed  Actual/360      Balloon        07/29/05   09/11/05      0
   107          0.0300%       5.2100%   Fixed  Actual/360      Balloon        06/30/05   08/01/05      5
   108          0.0300%       5.2600%   Fixed  Actual/360 Partial IO/Balloon  06/14/05   08/11/05      0
   109          0.0300%       5.6600%   Fixed  Actual/360      Balloon        09/07/05   10/11/05      0
   110          0.0300%       5.0160%   Fixed  Actual/360 Partial IO/Balloon  09/27/05   11/01/05      5
   111          0.0600%       5.1200%   Fixed  Actual/360 Partial IO/Balloon  09/13/05   11/01/05      5
   112          0.0300%       4.9100%   Fixed  Actual/360      Balloon        08/09/05   09/11/05      0
   113          0.0300%       5.0350%   Fixed  Actual/360 Partial IO/Balloon  07/12/05   09/11/05      0
   114          0.0300%       5.3000%   Fixed  Actual/360 Partial IO/Balloon  09/23/05   11/01/05      5
   115          0.0600%       5.1000%   Fixed  Actual/360        ARD          06/16/05   08/11/05      0
   116          0.0300%       5.2900%   Fixed  Actual/360      Balloon        10/21/05   12/11/05      0
   117          0.0300%       5.0540%   Fixed  Actual/360 Partial IO/Balloon  09/12/05   11/01/05      5
   118          0.0300%       5.6700%   Fixed  Actual/360      Balloon        01/31/05   03/11/05      0
   119          0.0300%       5.2000%   Fixed  Actual/360      Balloon        06/29/05   08/01/05      5
   120          0.0300%       5.1100%   Fixed  Actual/360      Balloon        06/27/05   08/11/05      0
   121          0.0300%       5.4700%   Fixed  Actual/360      Balloon        07/01/05   08/11/05      0
   122          0.0300%       5.1100%   Fixed  Actual/360 Partial IO/Balloon  08/17/05   10/11/05      0
   123          0.0700%       5.6000%   Fixed  Actual/360      Balloon        09/08/05   11/05/05      0
   124          0.0300%       5.2450%   Fixed  Actual/360      Balloon        08/04/05   09/11/05      0
   125          0.0300%       5.1600%   Fixed  Actual/360 Partial IO/Balloon  09/15/05   11/01/05      5
--------------------------------------------------------------------------------------------------------------
   126          0.0300%       5.4200%   Fixed  Actual/360 Partial IO/Balloon  05/27/05   07/11/05      0
   126a
   126b
   126c
--------------------------------------------------------------------------------------------------------------
   127          0.0300%       5.5100%   Fixed  Actual/360        ARD          02/01/05   03/11/05      0
   128          0.0200%       5.1800%   Fixed  Actual/360      Balloon        09/01/05   10/10/05      0
   129          0.0700%       5.1000%   Fixed  Actual/360      Balloon        08/08/05   10/01/05      5
   130          0.0700%       5.4000%   Fixed  Actual/360 Partial IO/Balloon  10/21/05   12/01/05      5
   131          0.0400%       5.1500%   Fixed  Actual/360   Interest Only     09/29/05   11/01/05      5
   132          0.0300%       5.4400%   Fixed  Actual/360 Partial IO/Balloon  05/10/05   06/11/05      0
   133          0.0300%       5.1200%   Fixed  Actual/360 Partial IO/Balloon  08/01/05   09/11/05      0
   134          0.0700%       4.8700%   Fixed  Actual/360      Balloon        09/02/05   11/01/05      5
   135          0.0300%       5.3150%   Fixed  Actual/360      Balloon        10/12/05   12/01/05      5
   136          0.0700%       5.2600%   Fixed  Actual/360      Balloon        08/16/05   10/01/05      5
   137          0.0800%       5.0600%   Fixed  Actual/360      Balloon        08/04/05   10/01/05      5
   138          0.0700%       5.3100%   Fixed  Actual/360      Balloon        09/27/05   11/01/05      5
   139          0.0300%       5.5700%   Fixed  Actual/360      Balloon        05/23/05   07/11/05      0
   140          0.0300%       5.4150%   Fixed  Actual/360 Partial IO/Balloon  08/01/05   09/01/05      5
   141          0.0400%       5.2800%   Fixed  Actual/360      Balloon        09/06/05   11/01/05      5
   142          0.0700%       5.3500%   Fixed  Actual/360      Balloon        09/13/05   11/01/05      5
   143          0.0300%       5.6700%   Fixed  Actual/360 Partial IO/Balloon  05/25/05   07/11/05      0
   144          0.0300%       6.0420%   Fixed  Actual/360      Balloon        10/13/05   12/01/05      5
   145          0.0300%       5.0350%   Fixed  Actual/360   Interest Only     08/26/05   10/01/05      5
   146          0.0300%       5.3300%   Fixed  Actual/360      Balloon        09/26/05   11/11/05      0
   147          0.0700%       5.1700%   Fixed  Actual/360      Balloon        09/13/05   11/01/05      5
   148          0.0300%       5.1970%   Fixed  Actual/360 Partial IO/Balloon  06/13/05   08/11/05      0
   149          0.0300%       4.8200%   Fixed  Actual/360 Partial IO/Balloon  07/25/05   09/11/05      0
   150          0.0900%       5.4200%   Fixed  Actual/360      Balloon        09/30/05   12/01/05      5
   151          0.0300%       5.6800%   Fixed  Actual/360      Balloon        08/05/05   09/11/05      0
   152          0.0300%       5.8200%   Fixed  Actual/360      Balloon        05/19/05   07/11/05      0
   153          0.0900%       5.4000%   Fixed  Actual/360 Partial IO/Balloon  06/03/05   07/11/05      0
   154          0.0300%       5.2770%   Fixed  Actual/360 Partial IO/Balloon  06/13/05   08/11/05      0
   155          0.0300%       5.2820%   Fixed  Actual/360 Partial IO/Balloon  09/15/05   11/01/05      5
   156          0.0300%       5.1000%   Fixed  Actual/360      Balloon        09/09/05   11/01/05      5
   157          0.0900%       5.5100%   Fixed  Actual/360      Balloon        01/12/05   03/11/05      0
   158          0.1050%       5.1150%   Fixed  Actual/360        ARD          08/04/05   09/11/05      0
   159          0.0300%       5.5200%   Fixed  Actual/360      Balloon        05/06/05   06/11/05      0
   160          0.0500%       5.2500%   Fixed  Actual/360 Partial IO/Balloon  06/28/05   08/11/05      0
   161          0.0700%       5.1000%   Fixed  Actual/360      Balloon        08/19/05   10/01/05      5
   162          0.0300%       5.2200%   Fixed  Actual/360 Partial IO/Balloon  05/26/05   07/11/05      0
   163          0.0600%       5.4400%   Fixed  Actual/360 Partial IO/Balloon  04/21/05   06/11/05      0
   164          0.0300%       5.3150%   Fixed  Actual/360        ARD          04/29/05   06/11/05      0
   165          0.0300%       5.3300%   Fixed  Actual/360      Balloon        09/26/05   11/11/05      0
   166          0.0300%       5.2400%   Fixed  Actual/360 Partial IO/Balloon  06/03/05   07/11/05      0
   167          0.0300%       5.1810%   Fixed  Actual/360        ARD          10/31/05   12/11/05      0
   168          0.0300%       5.3800%   Fixed  Actual/360 Partial IO/Balloon  09/01/05   10/01/05      5
   169          0.0300%       5.5200%   Fixed  Actual/360      Balloon        05/27/05   07/11/05      0
   170          0.0300%       5.0100%   Fixed  Actual/360 Partial IO/Balloon  08/05/05   10/01/05      5
   171          0.0300%       5.3810%   Fixed  Actual/360 Partial IO/Balloon  07/28/05   09/01/05      5
   172          0.0300%       5.7300%   Fixed  Actual/360   Partial IO/ARD    05/06/05   06/11/05      0
   173          0.0900%       5.3900%   Fixed  Actual/360      Balloon        08/26/05   10/01/05      5
   174          0.0700%       5.2200%   Fixed  Actual/360      Balloon        06/30/05   08/11/05      0
   175          0.0200%       5.3600%   Fixed  Actual/360      Balloon        09/01/05   10/05/05      0
   176          0.0300%       5.2600%   Fixed  Actual/360      Balloon        06/13/05   08/11/05      0
   177          0.0300%       5.0200%   Fixed  Actual/360 Partial IO/Balloon  07/08/05   09/01/05      5
   178          0.0500%       5.0100%   Fixed  Actual/360 Partial IO/Balloon  05/27/05   07/11/05      0
   179          0.0900%       5.3800%   Fixed  Actual/360 Partial IO/Balloon  05/12/05   07/11/05      0
   180          0.0400%       5.3300%   Fixed  Actual/360 Partial IO/Balloon  09/26/05   11/01/05      5
   181          0.0300%       5.2300%   Fixed  Actual/360   Interest Only     06/17/05   08/11/05      0
   182          0.0400%       5.3200%   Fixed  Actual/360      Balloon        08/22/05   10/01/05      5
   183          0.0300%       6.0800%   Fixed  Actual/360      Balloon        07/27/05   09/11/05      0
   184          0.0300%       5.4440%   Fixed  Actual/360      Balloon        09/14/05   11/11/05      0
   185          0.0700%       5.0000%   Fixed  Actual/360 Partial IO/Balloon  10/25/05   12/01/05      5
   186          0.0300%       5.4200%   Fixed  Actual/360 Partial IO/Balloon  05/02/05   06/11/05      0
   187          0.0900%       5.2400%   Fixed  Actual/360 Partial IO/Balloon  07/01/05   08/11/05      0
   188          0.0300%       5.0500%   Fixed  Actual/360 Partial IO/Balloon  07/22/05   09/01/05      5
   189          0.0300%       5.0020%   Fixed  Actual/360 Partial IO/Balloon  09/27/05   11/01/05      5
   190          0.0300%       5.3300%   Fixed  Actual/360 Partial IO/Balloon  05/11/05   06/11/05      0
   191          0.0300%       5.2600%   Fixed  Actual/360 Partial IO/Balloon  06/13/05   08/11/05      0
   192          0.0300%       5.2810%   Fixed  Actual/360 Partial IO/Balloon  10/06/05   12/01/05      5
   193          0.0900%       5.4000%   Fixed  Actual/360      Balloon        09/15/05   11/01/05      5
   194          0.0900%       5.4600%   Fixed  Actual/360 Partial IO/Balloon  06/17/05   08/11/05      0
   195          0.0300%       5.6150%   Fixed  Actual/360      Balloon        10/12/05   12/01/05      5
   196          0.0300%       5.0170%   Fixed  Actual/360      Balloon        07/01/05   08/11/05      0
   197          0.0300%       6.5300%   Fixed  Actual/360      Balloon        04/08/05   05/11/05      0
   198          0.0300%       4.9500%   Fixed  Actual/360 Partial IO/Balloon  08/18/05   10/01/05      5
   199          0.0200%       5.4000%   Fixed  Actual/360      Balloon        09/02/05   10/05/05      0
   200          0.0300%       5.0400%   Fixed  Actual/360 Partial IO/Balloon  08/08/05   09/11/05      0
   201          0.0300%       5.3700%   Fixed  Actual/360 Partial IO/Balloon  05/02/05   06/11/05      0
   202          0.0300%       5.1400%   Fixed  Actual/360      Balloon        08/01/05   09/11/05      0
   203          0.0500%       5.3100%   Fixed  Actual/360      Balloon        06/13/05   08/11/05      0
   204          0.0300%       5.0500%   Fixed  Actual/360 Partial IO/Balloon  07/27/05   09/01/05      5
   205          0.0700%       5.3100%   Fixed  Actual/360      Balloon        09/27/05   11/01/05      5
   206          0.0200%       5.0700%   Fixed  Actual/360      Balloon        09/02/05   10/05/05      0
   207          0.0400%       5.1000%   Fixed  Actual/360      Balloon        10/14/05   12/01/05      5
   208          0.0400%       5.5500%   Fixed  Actual/360      Balloon        08/30/05   10/01/05      5
   209          0.0700%       5.3800%   Fixed  Actual/360      Balloon        08/10/05   10/01/05      5
   210          0.0300%       5.4200%   Fixed  Actual/360      Balloon        07/18/05   09/11/05      0
   211          0.0300%       5.3150%   Fixed  Actual/360        ARD          04/29/05   06/11/05      0
   212          0.0300%       5.0600%   Fixed  Actual/360      Balloon        09/14/05   11/01/05      5
   213          0.0900%       5.3000%   Fixed  Actual/360      Balloon        07/15/05   09/11/05      0
   214          0.0700%       5.4600%   Fixed  Actual/360        ARD          08/19/05   10/05/05      0
   215          0.0600%       4.9200%   Fixed  Actual/360      Balloon        08/15/05   10/11/05      0
   216          0.0300%       5.2450%   Fixed  Actual/360      Balloon        08/22/05   10/01/05      5
   217          0.0900%       5.2300%   Fixed  Actual/360      Balloon        09/08/05   11/01/05      5
   218          0.0700%       5.1000%   Fixed  Actual/360      Balloon        08/08/05   10/01/05      5
   219          0.0900%       5.5900%   Fixed  Actual/360      Balloon        08/08/05   10/01/05      5
   220          0.0400%       5.4700%   Fixed  Actual/360      Balloon        09/16/05   11/01/05      5
   221          0.0700%       5.3100%   Fixed  Actual/360      Balloon        09/27/05   11/01/05      5
   222          0.0900%       5.9500%   Fixed  Actual/360      Balloon        10/06/05   12/01/05      5
   223          0.0400%       5.3800%   Fixed  Actual/360      Balloon        08/26/05   10/01/05      5
   224          0.0300%       5.0900%   Fixed  Actual/360      Balloon        05/31/05   07/11/05      0
   225          0.0200%       5.0700%   Fixed  Actual/360      Balloon        09/02/05   10/05/05      0

    1b          0.0300%       4.8750%   Fixed  Actual/360 Interest Only/ARD   08/03/05   10/01/05      5

                                               ORIGINAL                  STATED                   REMAINING      STATED
                                               TERM TO    INTEREST      ORIGINAL                   TERM TO      REMAINING
            SCHEDULED                         MATURITY /    ONLY      AMORTIZATION               MATURITY /   AMORTIZATION
   LOAN      MATURITY       MONTHLY DEBT         ARD       PERIOD         TERM       SEASONING       ARD          TERM
  NUMBER    DATE/ ARD      SERVICE PAYMENT     (MONTHS)   (MONTHS)      (MONTHS)      (MONTHS)    (MONTHS)      (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------

    1        09/01/15    1,201,838.54 (Note 5)   120         120     Interest Only       2           118      Interest Only
    2        10/01/15            1,114,010.42    120         120     Interest Only       1           119      Interest Only
    3        06/11/10              794,860.56     55                      355            0           55            355
    4        09/11/15              450,451.82    120         120     Interest Only       2           118      Interest Only
-----------------------------------------------------------------------------------------------------------------------------
    5        05/11/15              589,607.33    120         48           360            6           114           360
    5a
    5b
    5c
    5d
-----------------------------------------------------------------------------------------------------------------------------
    6        09/10/12              544,631.92     84                      360            2           82            358
-----------------------------------------------------------------------------------------------------------------------------
    7        08/01/15              508,362.60    120         60           360            3           117           360
    7a
    7b
    7c
    7d
    7e
    7f
    7g
    7h
    7i
    7j
    7k
    7l
    7m
    7n
    7o
    7p
    7q
    7r
    7s
    7t
    7u
    7v
-----------------------------------------------------------------------------------------------------------------------------
    8        10/01/15              355,397.76    120         24           360            1           119           360
    9        07/11/15              328,734.21    120         60           420            4           116           420
    10       11/01/10              293,047.69     60         60      Interest Only       0           60       Interest Only
    11       09/01/15              314,297.30    120         36           360            2           118           360
-----------------------------------------------------------------------------------------------------------------------------
    12       07/01/15              219,570.31    120         120     Interest Only       4           116      Interest Only
   12a
   12b
   12c
-----------------------------------------------------------------------------------------------------------------------------
    13       10/01/15              241,842.14    120         72           360            1           119           360
    14       08/11/15              234,552.90    120         60           360            3           117           360
    15       02/11/09              221,202.23     39                      351            0           39            351
    16       10/01/10              181,553.70     60         60      Interest Only       1           59       Interest Only
    17       07/11/15              217,295.95    120                      360            4           116           356
    18       11/01/15              212,656.41    120                      360            0           120           360
    19       08/01/15              190,037.75    120         48           360            3           117           360
    20       10/01/10              151,259.55     60         60      Interest Only       1           59       Interest Only
    21       10/01/15              181,889.36    120                      360            1           119           359
    22       10/11/15              172,193.85    120         60           360            1           119           360
    23       10/10/15              174,531.29    120         36           360            1           119           360
    24       06/11/15              138,535.29    120         120     Interest Only       5           115      Interest Only
-----------------------------------------------------------------------------------------------------------------------------
    25       06/11/15              167,559.01    119                      359            4           115           355
   25a
   25b
   25c
-----------------------------------------------------------------------------------------------------------------------------
    26       07/11/15              185,230.02    120                      300            4           116           296
    27       08/11/15              152,411.97    120         60           360            3           117           360
    28       07/11/15              156,144.67    120         24           360            4           116           360
    29       09/01/10              161,909.28     60         35           360            2           58            360
    30       08/01/15              156,355.83    120         72           360            3           117           360
-----------------------------------------------------------------------------------------------------------------------------
    31       11/01/15              160,325.34    120                      360            0           120           360
   31a
   31b
   31c
-----------------------------------------------------------------------------------------------------------------------------
    32       11/01/15              147,056.43    120         24           360            0           120           360
    33       08/11/15              136,927.49    120         60           360            3           117           360
    34       10/01/15              141,982.98    120         36           360            1           119           360
    35       10/05/15              140,209.99    120         24           360            1           119           360
    36       06/11/15              105,998.43    120         120     Interest Only       5           115      Interest Only
    37       08/11/15              125,664.98    120         36           360            3           117           360
    38       11/11/15              117,831.99    120         48           360            0           120           360
    39       10/01/15              121,212.43    120                      360            1           119           359
    40       09/01/10              116,483.60     60         36           360            2           58            360
    41       11/11/15              117,272.71    120         18           360            0           120           360
    42       10/01/15              111,420.07    120         36           360            1           119           360
    43       06/11/15               91,334.49    120         120     Interest Only       5           115      Interest Only
    44       11/01/15               91,030.32    120         120     Interest Only       0           120      Interest Only
    45       06/11/14              114,906.44    108         24           360            5           103           360
    46       10/01/15              112,473.22    120                      360            1           119           359
    47       07/11/15              104,654.08    120         36           360            4           116           360
    48       09/11/15              105,968.51    120                      360            2           118           358
    49       11/01/15              103,886.87    120         36           360            0           120           360
    50       12/11/09              106,306.35     60                      360            11          49            349
    51       07/11/15              100,082.26    120         36           360            4           116           360
    52       07/11/15              100,400.24    120         24           360            4           116           360
    53       08/11/15              100,148.42    120                      360            3           117           357
    54       09/05/15              101,525.44    120         60           360            2           118           360
-----------------------------------------------------------------------------------------------------------------------------
    55       10/01/15               97,520.29    120         60           360            1           119           360
   55a
   55b
-----------------------------------------------------------------------------------------------------------------------------
    56       09/01/15               98,560.37    120                      360            2           118           358
    57       08/01/15               88,905.93    120         60           360            3           117           360
    58       08/11/15               84,819.82    120         36           360            3           117           360
    59       09/11/15               91,248.19    120         12           360            2           118           360
-----------------------------------------------------------------------------------------------------------------------------
    60       10/01/15               87,679.30    120         60           360            1           119           360
   60a
   60b
-----------------------------------------------------------------------------------------------------------------------------
    61       10/01/15               88,099.48    120                      360            1           119           359
    62       07/11/15               83,060.06    120         60           360            4           116           360
-----------------------------------------------------------------------------------------------------------------------------
    63       10/01/15               83,676.19    120         60           360            1           119           360
   63a
   63b
-----------------------------------------------------------------------------------------------------------------------------
    64       06/11/15               84,510.74    120         48           360            5           115           360
    65       08/11/15               82,181.41    120                      360            3           117           357
    66       08/11/15               78,321.30    120         36           360            3           117           360
    67       08/11/15               78,995.23    120         60           360            3           117           360
    68       10/11/15               80,196.13    120                      360            1           119           359
    69       05/11/15               81,203.47    120         24           360            6           114           360
    70       05/11/15               75,890.95    120         36           360            6           114           360
    71       09/05/15               72,553.45    120         24           360            2           118           360
    72       09/01/15               73,215.29    120                      360            2           118           358
    73       06/11/12               75,051.64     84         36           360            5           79            360
    74       04/01/15               78,632.20    120                      360            7           113           353
    75       06/11/15               70,264.29    120         24           360            5           115           360
    76       07/01/15               70,783.30    120         36           360            4           116           360
    77       10/01/15               74,548.31    120                      360            1           119           359
    78       09/11/10               74,876.38     60                      360            2           58            358
    79       11/01/15               72,336.00    120         60           360            0           120           360
    80       06/11/15               72,787.87    120                      360            5           115           355
-----------------------------------------------------------------------------------------------------------------------------
    81       08/11/15               68,626.95    120                      360            3           117           357
   81a
   81b
-----------------------------------------------------------------------------------------------------------------------------
    82       10/01/15               68,088.50    120         36           360            1           119           360
    83       07/11/15               65,885.89    120         60           360            4           116           360
    84       10/01/15               66,428.05    120         24           360            1           119           360
    85       09/01/15               68,172.33    120         36           360            2           118           360
    86       08/11/15               64,638.79    120                      360            3           117           357
    87       06/11/15               66,334.31    120         24           360            5           115           360
    88       07/11/15               62,626.26    120                      360            4           116           356
    89       06/11/15               61,453.66    120         36           360            5           115           360
    90       09/05/15               63,659.16    120         60           360            2           118           360
    91       06/11/12               63,092.51     84                      360            5           79            355
    92       03/01/15               63,340.67    113                      360            1           112           359
-----------------------------------------------------------------------------------------------------------------------------

    93       07/11/15               43,462.60    120         24           360            4           116           360
    94       07/11/15               20,960.67    120         24           360            4           116           360
-----------------------------------------------------------------------------------------------------------------------------
    95       10/01/15               63,171.39    120         60           360            1           119           360
    96       07/11/15               48,886.34    120         120     Interest Only       4           116      Interest Only
    97       09/11/15               59,306.11    120                      360            2           118           358
    98       07/11/10               73,137.65     60                      240            4           56            236
    99       05/11/15               60,351.24    120                      360            6           114           354
   100       10/11/15               62,907.65    120                      300            1           119           299
   101       08/11/15               56,431.23    120         36           360            3           117           360
   102       07/11/15               56,685.42    120         12           360            4           116           360
   103       08/11/15               57,114.97    120         36           360            3           117           360
   104       06/01/14               54,725.91    108         48           360            5           103           360
   105       08/11/15               52,769.18    120         36           360            3           117           360
   106       08/11/15               58,866.49    120                      360            3           117           357
   107       07/01/15               54,606.86    120                      360            4           116           356
   108       07/11/15               54,081.67    120         24           360            4           116           360
   109       09/11/15               60,203.00    120                      300            2           118           298
   110       10/01/15               51,265.46    120         24           360            1           119           360
   111       10/01/15               52,048.22    120         36           360            1           119           360
   112       08/11/15               50,650.26    120                      360            3           117           357
   113       08/11/15               50,835.31    120         24           360            3           117           360
   114       10/01/15               52,095.31    120         24           360            1           119           360
   115       07/11/15               51,247.73    120                      360            4           116           356
   116       11/11/15               63,201.19    120                      240            0           120           240
   117       10/01/15               49,860.96    120         36           360            1           119           360
   118       02/11/15               53,687.04    120                      360            9           111           351
   119       07/01/15               50,688.83    120                      360            4           116           356
   120       07/11/15               50,177.75    120                      360            4           116           356
   121       07/11/20               56,066.19    180                      300            4           176           296
   122       09/11/15               49,086.93    120         24           360            2           118           360
   123       10/05/15               52,065.06    120                      360            1           119           359
   124       08/11/15               49,837.78    120                      360            3           117           357
   125       10/01/15               49,090.14    120         36           360            1           119           360
-----------------------------------------------------------------------------------------------------------------------------
   126       06/11/15               50,463.30    120         24           360            5           115           360
   126a
   126b
   126c
-----------------------------------------------------------------------------------------------------------------------------
   127       02/11/15               51,327.11    120                      360            9           111           351
   128       09/10/15               48,870.87    120                      360            2           118           358
   129       09/01/15               52,319.28    120                      300            2           118           298
   130       11/01/15               49,234.01    120         24           360            0           120           360
   131       10/01/15               38,150.10    120         120     Interest Only       1           119      Interest Only
   132       05/11/15               48,668.10    120         36           360            6           114           360
   133       08/11/15               46,412.23    120         24           360            3           117           360
   134       10/01/15               44,518.92    120                      360            1           119           359
   135       11/01/15               44,648.19    120                      360            0           120           360
   136       09/01/15               44,573.53    120                      360            2           118           358
   137       09/01/15               43,632.82    120                      360            2           118           358
   138       10/01/15               43,702.07    120                      360            1           119           359
   139       06/11/15               43,917.04    120                      360            5           115           355
   140       08/01/15               42,799.77    120         48           360            3           117           360
   141       10/01/15               41,741.05    120                      360            1           119           359
   142       10/01/15               45,698.93    120                      300            1           119           299
   143       07/11/16               42,949.63    133         36           360            5           128           360
   144       11/01/15               47,680.17    120                      300            0           120           300
   145       09/01/15               31,240.03    120         120     Interest Only       2           118      Interest Only
   146       10/11/15               44,068.67    120                      300            1           119           299
   147       10/01/15               42,804.04    120                      300            1           119           299
   148       07/11/15               38,554.60    120         12           360            4           116           360
   149       08/11/15               36,938.43    120         36           360            3           117           360
   150       11/01/15               39,789.16    120                      360            0           120           360
   151       08/11/15               40,672.40    120                      360            3           117           357
   152       06/11/15               44,461.44    120                      300            5           115           295
   153       06/11/16               39,134.16    132         36           360            5           127           360
   154       07/11/15               37,790.28    120         12           360            4           116           360
   155       10/01/15               37,811.41    120         36           360            1           119           360
   156       10/01/15               36,773.64    120                      360            1           119           359
   157       02/11/15               39,037.37    120                      360            9           111           351
   158       08/11/15               36,873.25    120                      360            3           117           357
   159       05/11/15               38,138.13    120                      360            6           114           354
   160       07/11/15               35,539.50    120         24           360            4           116           360
   161       09/01/15               37,753.12    120                      300            2           118           298
   162       06/11/15               34,236.63    120         36           360            5           115           360
   163       05/11/15               35,202.92    120         24           360            6           114           360
   164       05/11/15               34,239.58    120                      360            6           114           354
   165       10/11/15               36,981.34    120                      300            1           119           299
   166       06/11/15               33,206.59    120         12           360            5           115           360
   167       11/11/15               32,987.44    120                      360            0           120           360
   168       09/01/15               33,729.31    120         24           360            2           118           360
   169       06/11/15               34,255.80    120                      360            5           115           355
   170       09/01/15               31,816.87    120         36           360            2           118           360
   171       08/01/15               33,103.37    120         36           360            3           117           360
   172       05/11/15               34,293.03    120         60           360            6           114           360
   173       09/01/15               32,859.02    120                      360            2           118           358
   174       07/11/15               31,894.32    120                      360            4           116           356
   175       09/05/15               31,375.85    120                      360            2           118           358
   176       07/11/15               31,062.29    120                      360            4           116           356
   177       08/01/15               29,801.46    120         36           360            3           117           360
   178       06/11/15               29,727.20    120         24           360            5           115           360
   179       06/11/15               31,124.95    120         24           360            5           115           360
   180       10/01/15               29,773.89    120         36           360            1           119           360
   181       07/11/15               23,465.44    120         120     Interest Only       4           116      Interest Only
   182       09/01/15               29,489.17    120                      360            2           118           358
   183       08/11/15               32,236.45    120                      348            3           117           345
   184       10/11/15               29,496.87    120                      360            1           119           359
   185       11/01/15               27,596.50    120         24           360            0           120           360
   186       05/11/10               28,458.66     60         24           360            6           54            360
   187       07/11/15               27,301.29    120         24           360            4           116           360
   188       08/01/15               26,544.35    120         24           360            3           117           360
   189       10/01/15               26,292.42    120         24           360            1           119           360
   190       05/11/15               26,498.33    120         12           360            6           114           360
   191       07/11/15               26,108.97    120         60           360            4           116           360
   192       11/01/15               25,797.84    120         60           360            0           120           360
   193       10/01/15               26,089.44    120                      360            1           119           359
   194       07/11/15               25,263.65    120         36           360            4           116           360
   195       11/01/15               25,384.46    120                      360            0           120           360
   196       07/11/15               23,746.70    120                      360            4           116           356
   197       04/11/15               28,516.37    120                      300            7           113           293
   198       09/01/15               20,888.40    120         60           360            2           118           360
   199       09/05/15               20,822.86    120                      360            2           118           358
   200       08/11/15               19,479.88    120         36           360            3           117           360
   201       05/11/15               19,316.66    120         24           360            6           114           360
   202       08/11/15               18,606.81    120                      360            3           117           357
   203       07/11/15               18,867.48    120                      360            4           116           356
   204       08/01/15               17,958.07    120         24           360            3           117           360
   205       10/01/15               17,648.91    120                      360            1           119           359
   206       09/05/15               16,676.82    120                      360            2           118           358
   207       11/01/14               16,635.01    108                      360            0           108           360
   208       09/01/15               17,203.46    120                      360            2           118           358
   209       09/01/15               16,939.68    120                      360            2           118           358
   210       08/11/15               16,939.68    120                      360            3           117           357
   211       05/11/15               16,519.83    120                      360            6           114           354
   212       10/01/15               15,836.20    120                      360            1           119           359
   213       08/11/15               16,378.48    120                      360            3           117           357
   214       09/05/14               17,860.53    108                      300            2           106           298
   215       09/11/15               14,996.80    120                      360            2           118           358
   216       09/01/20               14,397.58    180                      360            2           178           358
   217       10/01/15               14,577.77    120                      300            1           119           299
   218       09/01/15               13,971.63    120                      300            2           118           298
   219       09/01/15               13,747.43    120                      300            2           118           298
   220       10/01/15               11,652.54    120                      360            1           119           359
   221       10/01/15               11,205.66    120                      360            1           119           359
   222       11/01/20                9,874.84    180                      360            0           180           360
   223       09/01/13                8,441.70     96                      360            2           94            358
   224       06/11/15                7,618.51    120                      360            5           115           355
   225       09/05/15                7,185.94    120                      360            2           118           358

    1b       09/01/15    1,305,445.31 (Note 9)   120         120     Interest Only       2           118      Interest Only

                                                                                                                  LOCKOUT
   LOAN                                                                                                            PERIOD
  NUMBER                                           PREPAYMENT PROVISIONS                                          END DATE
----------------------------------------------------------------------------------------------------------------------------

    1      LO(26)/Defeasance(90)/Free(4)                                                                          11/30/07
    2      LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
    3      LO(24)/Defeasance(24)/Free(7)                                                                          12/10/07
    4      LO(26)/Defeasance(91)/Free(3)                                                                          12/10/07
----------------------------------------------------------------------------------------------------------------------------
    5      LO(30)/Defeasance(86)/Free(4)                                                                          12/10/07
    5a
    5b
    5c
    5d
----------------------------------------------------------------------------------------------------------------------------
    6      LO(27)/Defeasance(50)/Free(7)                                                                          01/09/08
----------------------------------------------------------------------------------------------------------------------------
    7      LO(27)/Defeasance(90)/Free(3)                                                                          11/30/07
    7a
    7b
    7c
    7d
    7e
    7f
    7g
    7h
    7i
    7j
    7k
    7l
    7m
    7n
    7o
    7p
    7q
    7r
    7s
    7t
    7u
    7v
----------------------------------------------------------------------------------------------------------------------------
    8      LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
    9      LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
    10     LO(12)/Grtr1%UPBorYM(35)/Free(13)                                                                      11/30/06
    11     LO(26)/Defeasance(90)/Free(4)                                                                          11/30/07
----------------------------------------------------------------------------------------------------------------------------
    12     LO(28)/Defeasance(88)/Free(4)                                                                          11/30/07
   12a
   12b
   12c
----------------------------------------------------------------------------------------------------------------------------
    13     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
    14     LO(27)/Defeasance(89)/Free(4)                                                                          12/10/07
    15     LO(24)/Defeasance(8)/Free(7)                                                                           12/10/07
    16     LO(25)/Defeasance(31)/Free(4)                                                                          11/30/07
    17     LO(28)/Grtr1%UPBorYM(89)/Free(3)                                                                       12/10/07
    18     LO(24)/Defeasance(91)/Free(5)                                                                          11/30/07
    19     LO(27)/Defeasance(89)/Free(4)                                                                          11/30/07
    20     LO(25)/Defeasance(31)/Free(4)                                                                          11/30/07
    21     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
    22     LO(25)/Defeasance(92)/Free(3)                                                                          12/10/07
    23     LO(26)/Defeasance(89)/Free(5)                                                                          01/09/08
    24     LO(29)/Grtr1%UPBorYM(87)/Free(4)                                                                       12/10/07
----------------------------------------------------------------------------------------------------------------------------
    25     LO(28)/Defeasance(88)/Free(3)                                                                          12/10/07
   25a
   25b
   25c
----------------------------------------------------------------------------------------------------------------------------
    26     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
    27     LO(27)/Defeasance(88)/Free(5)                                                                          12/10/07
    28     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
    29     LO(12)/Grtr1%UPBorYM(44)/Free(4)                                                                       09/30/06
    30     LO(27)/Defeasance(89)/Free(4)                                                                          11/30/07
----------------------------------------------------------------------------------------------------------------------------
    31     LO(24)/Defeasance(90)/Free(6)                                                                          11/30/07
   31a
   31b
   31c
----------------------------------------------------------------------------------------------------------------------------
    32     LO(24)/Defeasance(92)/Free(4)                                                                          11/30/07
    33     LO(27)/Defeasance(88)/Free(5)                                                                          12/10/07
    34     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
    35     LO(26)/Defeasance(89)/Free(5)                                                                          01/04/08
    36     LO(29)/Grtr1%UPBorYM(87)/Free(4)                                                                       12/10/07
    37     LO(27)/Defeasance(89)/Free(4)                                                                          12/10/07
    38     LO(24)/Defeasance(92)/Free(4)                                                                          12/10/07
    39     LO(36)/Defeasance(80)/Free(4)                                                                          10/31/08
    40     LO(26)/Defeasance(30)/Free(4)                                                                          11/30/07
    41     LO(24)/Defeasance(93)/Free(3)                                                                          12/10/07
    42     LO(36)/Defeasance(80)/Free(4)                                                                          10/31/08
    43     LO(29)/Defeasance(88)/Free(3)                                                                          12/10/07
    44     LO(24)/Defeasance(92)/Free(4)                                                                          11/30/07
    45     LO(29)/Defeasance(75)/Free(4)                                                                          12/10/07
    46     LO(26)/Defeasance(90)/Free(4)                                                                          12/31/07
    47     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
    48     LO(26)/Defeasance(91)/Free(3)                                                                          12/10/07
    49     LO(24)/Defeasance(92)/Free(4)                                                                          11/30/07
    50     LO(35)/Defeasance(23)/Free(2)                                                                          12/10/07
    51     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
    52     LO(28)/Defeasance(88)/Free(4)                                                                          12/10/07
    53     LO(27)/Defeasance(89)/Free(4)                                                                          12/10/07
    54     LO(27)/Defeasance(89)/Free(4)                                                                          01/04/08
----------------------------------------------------------------------------------------------------------------------------
    55     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
   55a
   55b
----------------------------------------------------------------------------------------------------------------------------
    56     LO(26)/Defeasance(90)/Free(4)                                                                          11/30/07
    57     LO(27)/Defeasance(89)/Free(4)                                                                          11/30/07
    58     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
    59     LO(26)/Defeasance(91)/Free(3)                                                                          12/10/07
----------------------------------------------------------------------------------------------------------------------------
    60     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
   60a
   60b
----------------------------------------------------------------------------------------------------------------------------
    61     LO(35)/Grtr1%UPBorYM(81)/Free(4)                                                                       09/30/08
    62     LO(28)/Defeasance(88)/Free(4)                                                                          12/10/07
----------------------------------------------------------------------------------------------------------------------------
    63     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
   63a
   63b
----------------------------------------------------------------------------------------------------------------------------
    64     LO(29)/Defeasance(88)/Free(3)                                                                          12/10/07
    65     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
    66     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
    67     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
    68     LO(25)/Defeasance(92)/Free(3)                                                                          12/10/07
    69     LO(30)/Defeasance(87)/Free(3)                                                                          12/10/07
    70     LO(30)/Defeasance(87)/Free(3)                                                                          12/10/07
    71     LO(27)/Defeasance(89)/Free(4)                                                                          01/04/08
    72     LO(36)/Defeasance(80)/Free(4)                                                                          09/30/08
    73     LO(29)/Defeasance(52)/Free(3)                                                                          12/10/07
    74     LO(32)/Defeasance(83)/Free(5)                                                                          12/31/07
    75     LO(29)/Grtr4%UPBor2%UPB+YM(88)/Free(3)                                                                 12/10/07
    76     LO(28)/Defeasance(88)/Free(4)                                                                          11/30/07
    77     LO(36)/Defeasance(77)/Free(7)                                                                          10/31/08
    78     LO(26)/Defeasance(31)/Free(3)                                                                          12/10/07
    79     LO(24)/Defeasance(92)/Free(4)                                                                          11/30/07
    80     LO(29)/Defeasance(87)/Free(4)                                                                          12/10/07
----------------------------------------------------------------------------------------------------------------------------
    81     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   81a
   81b
----------------------------------------------------------------------------------------------------------------------------
    82     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
    83     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
    84     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
    85     LO(26)/Defeasance(90)/Free(4)                                                                          11/30/07
    86     LO(27)/Defeasance(89)/Free(4)                                                                          12/10/07
    87     LO(29)/Defeasance(88)/Free(3)                                                                          12/10/07
    88     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
    89     LO(29)/Defeasance(87)/Free(4)                                                                          12/10/07
    90     LO(35)/Grtr1%UPBorYM(81)/Free(4)                                                                       09/04/08
    91     LO(29)/Defeasance(52)/Free(3)                                                                          12/10/07
    92     LO(25)/Defeasance(84)/Free(4)                                                                          11/30/07
----------------------------------------------------------------------------------------------------------------------------

    93     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
    94     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
----------------------------------------------------------------------------------------------------------------------------
    95     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
    96     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
    97     LO(26)/Defeasance(91)/Free(3)                                                                          12/10/07
    98     LO(28)/Defeasance(29)/Free(3)                                                                          12/10/07
    99     LO(30)/Grtr2%UPBor2%UPB+YM(87)/Free(3)                                                                 12/10/07
   100     LO(25)/Defeasance(92)/Free(3)                                                                          12/10/07
   101     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   102     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   103     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   104     LO(29)/Defeasance(76)/Free(3)                                                                          11/30/07
   105     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   106     LO(27)/Defeasance(89)/Free(4)                                                                          12/10/07
   107     LO(28)/Defeasance(88)/Free(4)                                                                          11/30/07
   108     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   109     LO(26)/Defeasance(91)/Free(3)                                                                          12/10/07
   110     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
   111     LO(25)/Defeasance(89)/Free(6)                                                                          11/30/07
   112     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   113     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   114     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
   115     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   116     LO(24)/Defeasance(93)/Free(3)                                                                          12/10/07
   117     LO(25)/Defeasance(89)/Free(6)                                                                          11/30/07
   118     LO(33)/Defeasance(84)/Free(3)                                                                          12/10/07
   119     LO(28)/Defeasance(88)/Free(4)                                                                          11/30/07
   120     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   121     LO(28)/Defeasance(149)/Free(3)                                                                         12/10/07
   122     LO(26)/Defeasance(91)/Free(3)                                                                          12/10/07
   123     LO(26)/Defeasance(90)/Free(4)                                                                          01/04/08
   124     LO(27)/Defeasance(89)/Free(4)                                                                          12/10/07
   125     LO(25)/Defeasance(89)/Free(6)                                                                          11/30/07
----------------------------------------------------------------------------------------------------------------------------
   126     LO(29)/Defeasance(88)/Free(3)                                                                          12/10/07
   126a
   126b
   126c
----------------------------------------------------------------------------------------------------------------------------
   127     LO(33)/Defeasance(84)/Free(3)                                                                          12/10/07
   128     LO(27)/Defeasance(89)/Free(4)                                                                          01/09/08
   129     LO(36)/Defeasance(80)/Free(4)                                                                          09/30/08
   130     LO(36)/Defeasance(80)/Free(4)                                                                          11/30/08
   131     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
   132     LO(30)/Defeasance(87)/Free(3)                                                                          12/10/07
   133     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   134     LO(35),Grtr1%UPBorYM(81)/Free(4)                                                                       09/30/08
   135     LO(24)/Defeasance(92)/Free(4)                                                                          11/30/07
   136     LO(36)/Defeasance(80)/Free(4)                                                                          09/30/08
   137     LO(36)/Defeasance(80)/Free(4)                                                                          09/30/08
   138     LO(35)/Grtr1%UPBorYM(81)/Free(4)                                                                       09/30/08
   139     LO(29)/Defeasance(88)/Free(3)                                                                          12/10/07
   140     LO(27)/Defeasance(89)/Free(4)                                                                          11/30/07
   141     LO(36)/Defeasance(80)/Free(4)                                                                          10/31/08
   142     LO(36)/Defeasance(80)/Free(4)                                                                          10/31/08
   143     LO(29)/Grtr1%UPBorYM(101)/Free(3)                                                                      12/10/07
   144     LO(24)/Defeasance(92)/Free(4)                                                                          11/30/07
   145     LO(26)/Defeasance(90)/Free(4)                                                                          11/30/07
   146     LO(25)/Defeasance(92)/Free(3)                                                                          12/10/07
   147     LO(36)/Defeasance(80)/Free(4)                                                                          10/31/08
   148     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   149     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   150     LO(46)/Grtr1%UPBorYM(70)/Free(4)                                                                       09/30/09
   151     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   152     LO(29)/Defeasance(88)/Free(3)                                                                          12/10/07
   153     LO(29)/Defeasance(100)/Free(3)                                                                         12/10/07
   154     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   155     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
   156     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
   157     LO(33)/Defeasance(84)/Free(3)                                                                          12/10/07
   158     LO(27)/YM(90)/Free(3)                                                                                  12/10/07
   159     LO(30)/Defeasance(87)/Free(3)                                                                          12/10/07
   160     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   161     LO(36)/Defeasance(80)/Free(4)                                                                          09/30/08
   162     LO(29)/Defeasance(88)/Free(3)                                                                          12/10/07
   163     LO(30)/Grtr4%UPBor2%UPB+YM(86)/Free(4)                                                                 12/10/07
   164     LO(30)/Grtr1%UPBorYM(89)/Free(1)                                                                       12/10/07
   165     LO(25)/Defeasance(92)/Free(3)                                                                          12/10/07
   166     LO(29)/Defeasance(88)/Free(3)                                                                          12/10/07
   167     LO(24)/Defeasance(93)/Free(3)                                                                          12/10/07
   168     LO(26)/Defeasance(90)/Free(4)                                                                          11/30/07
   169     LO(29)/Defeasance(84)/Free(7)                                                                          12/10/07
   170     LO(26)/Defeasance(90)/Free(4)                                                                          11/30/07
   171     LO(27)/Defeasance(89)/Free(4)                                                                          11/30/07
   172     LO(30)/Defeasance(86)/Free(4)                                                                          12/10/07
   173     LO(35)/Grtr1%UPBorYM(81)/Free(4)                                                                       08/31/08
   174     LO(28)/Defeasance(90)/Free(2)                                                                          12/10/07
   175     LO(27)/Defeasance(89)/Free(4)                                                                          01/04/08
   176     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   177     LO(27)/Defeasance(89)/Free(4)                                                                          11/30/07
   178     LO(29)/Grtr4%UPBor2%UPB+YM(88)/Free(3)                                                                 12/10/07
   179     LO(29)/Defeasance(88)/Free(3)                                                                          12/10/07
   180     LO(36)/Defeasance(80)/Free(4)                                                                          10/31/08
   181     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   182     LO(36)/Defeasance(80)/Free(4)                                                                          09/30/08
   183     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   184     LO(25)/Defeasance(92)/Free(3)                                                                          12/10/07
   185     LO(47)/Grtr1%UPBorYM(69)/Free(4)                                                                       10/31/09
   186     LO(30)/Defeasance(27)/Free(3)                                                                          12/10/07
   187     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   188     LO(27)/Defeasance(87)/Free(6)                                                                          11/30/07
   189     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
   190     LO(30)/Defeasance(87)/Free(3)                                                                          12/10/07
   191     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   192     LO(24)/Defeasance(92)/Free(4)                                                                          11/30/07
   193     LO(36)/Defeasance(80)/Free(4)                                                                          10/31/08
   194     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   195     LO(24)/Defeasance(92)/Free(4)                                                                          11/30/07
   196     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   197     LO(31)/Defeasance(86)/Free(3)                                                                          12/10/07
   198     LO(26)/Defeasance(90)/Free(4)                                                                          11/30/07
   199     LO(27)/Defeasance(89)/Free(4)                                                                          01/04/08
   200     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   201     LO(30)/Defeasance(87)/Free(3)                                                                          12/10/07
   202     LO(27)/Defeasance(89)/Free(4)                                                                          12/10/07
   203     LO(28)/Defeasance(89)/Free(3)                                                                          12/10/07
   204     LO(27)/Defeasance(89)/Free(4)                                                                          11/30/07
   205     LO(35)/Grt1%UPBorYM(81)/Free(4)                                                                        09/30/08
   206     LO(27)/Defeasance(89)/Free(4)                                                                          01/04/08
   207     LO(36)/Defeasance(68)/Free(4)                                                                          11/30/08
   208     LO(59)/Grtr1%UPBorYM(57)/Free(4)                                                                       08/31/10
   209     LO(36)/Defeasance(80)/Free(4)                                                                          09/30/08
   210     LO(27)/Defeasance(90)/Free(3)                                                                          12/10/07
   211     LO(30)/Grtr1%UPBorYM(89)/Free(1)                                                                       12/10/07
   212     LO(25)/Defeasance(91)/Free(4)                                                                          11/30/07
   213     LO(27)/Defeasance(89)/Free(4)                                                                          12/10/07
   214     LO(27)/Defeasance(77)/Free(4)                                                                          01/04/08
   215     LO(26)/Defeasance(91)/Free(3)                                                                          12/10/07
   216     LO(26)/Defeasance(150)/Free(4)                                                                         11/30/07
   217     LO(59)/Grtr1%UPBorYM(57)/Free(4)                                                                       09/30/10
   218     LO(36)/Defeasance(80)/Free(4)                                                                          09/30/08
   219     LO(35)/Grtr1%UPBorYM(81)/Free(4)                                                                       08/31/08
   220     LO(36)/Defeasance(80)/Free(4)                                                                          10/31/08
   221     LO(35)/Grtr1%UPBorYM(81)/Free(4)                                                                       09/30/08
   222     LO(36)/Defeasance(122)/Free(22)                                                                        11/30/08
   223     LO(35)/Grtr1%UPBorYM(57)/Free(4)                                                                       08/31/08
   224     LO(29)/Defeasance(88)/Free(3)                                                                          12/10/07
   225     LO(27)/Defeasance(89)/Free(4)                                                                          01/04/08

    1b     LO(26)/Defeasance(90)/Free(4)                                                                          11/30/07

                                              YIELD          YIELD        PREPAY-    PREPAY-              YIELD
                                           MAINTENANCE    MAINTENANCE      MENT       MENT            MAINTENANCE
   LOAN      DEFEASEANCE    DEFEASEANCE       PERIOD         PERIOD       PENALTY    PENALTY          CALCULATION
  NUMBER      START DATE      END DATE      START DATE      END DATE    START DATE  END DATE             METHOD
---------------------------------------------------------------------------------------------------------------------------

    1         12/01/07        05/31/15         NAP            NAP           NAP        NAP                NAP
    2         12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
    3         12/11/07        12/10/09         NAP            NAP           NAP        NAP                NAP
    4         12/11/07        07/10/15         NAP            NAP           NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------------------------
    5         12/11/07        02/10/15         NAP            NAP           NAP        NAP                NAP
    5a
    5b
    5c
    5d
---------------------------------------------------------------------------------------------------------------------------
    6         01/10/08        03/09/12         NAP            NAP           NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------------------------
    7         12/01/07        05/31/15         NAP            NAP           NAP        NAP                NAP
    7a
    7b
    7c
    7d
    7e
    7f
    7g
    7h
    7i
    7j
    7k
    7l
    7m
    7n
    7o
    7p
    7q
    7r
    7s
    7t
    7u
    7v
---------------------------------------------------------------------------------------------------------------------------
    8         12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
    9         12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    10           NAP            NAP          12/01/06       10/31/09        NAP        NAP           Present Value
    11        12/01/07        05/31/15         NAP            NAP           NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------------------------
    12        12/01/07        03/31/15         NAP            NAP           NAP        NAP                NAP
   12a
   12b
   12c
---------------------------------------------------------------------------------------------------------------------------
    13        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
    14        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    15        12/11/07        08/10/08         NAP            NAP           NAP        NAP                NAP
    16        12/01/07        06/30/10         NAP            NAP           NAP        NAP                NAP
    17           NAP            NAP          12/11/07       05/10/15        NAP        NAP       PV Yield Differential
    18        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
    19        12/01/07        04/30/15         NAP            NAP           NAP        NAP                NAP
    20        12/01/07        06/30/10         NAP            NAP           NAP        NAP                NAP
    21        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
    22        12/11/07        08/10/15         NAP            NAP           NAP        NAP                NAP
    23        01/10/08        06/09/15         NAP            NAP           NAP        NAP                NAP
    24           NAP            NAP          12/11/07       03/10/15        NAP        NAP    Interest Differential (Monthly)
---------------------------------------------------------------------------------------------------------------------------
    25        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
   25A
   25b
   25c
---------------------------------------------------------------------------------------------------------------------------
    26        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    27        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
    28        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    29           NAP            NAP          10/01/06       05/31/10        NAP        NAP           Present Value
    30        12/01/07        04/30/15         NAP            NAP           NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------------------------
    31        12/01/07        05/31/15         NAP            NAP           NAP        NAP                NAP
   31a
   31b
   31c
---------------------------------------------------------------------------------------------------------------------------
    32        12/01/07        07/31/15         NAP            NAP           NAP        NAP                NAP
    33        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
    34        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
    35        01/05/08        06/04/15         NAP            NAP           NAP        NAP                NAP
    36           NAP            NAP          12/11/07       03/10/15        NAP        NAP    Interest Differential (Monthly)
    37        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    38        12/11/07        08/10/15         NAP            NAP           NAP        NAP                NAP
    39        11/01/08        06/30/15         NAP            NAP           NAP        NAP                NAP
    40        12/01/07        05/31/10         NAP            NAP           NAP        NAP                NAP
    41        12/11/07        09/10/15         NAP            NAP           NAP        NAP                NAP
    42        11/01/08        06/30/15         NAP            NAP           NAP        NAP                NAP
    43        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
    44        12/01/07        07/31/15         NAP            NAP           NAP        NAP                NAP
    45        12/11/07        03/10/14         NAP            NAP           NAP        NAP                NAP
    46        01/01/08        06/30/15         NAP            NAP           NAP        NAP                NAP
    47        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    48        12/11/07        07/10/15         NAP            NAP           NAP        NAP                NAP
    49        12/01/07        07/31/15         NAP            NAP           NAP        NAP                NAP
    50        12/11/07        11/10/09         NAP            NAP           NAP        NAP                NAP
    51        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    52        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
    53        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    54        01/05/08        06/04/15         NAP            NAP           NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------------------------
    55        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
   55a
   55b
---------------------------------------------------------------------------------------------------------------------------
    56        12/01/07        05/31/15         NAP            NAP           NAP        NAP                NAP
    57        12/01/07        04/30/15         NAP            NAP           NAP        NAP                NAP
    58        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
    59        12/11/07        07/10/15         NAP            NAP           NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------------------------
    60        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
   60a
   60b
---------------------------------------------------------------------------------------------------------------------------
    61           NAP            NAP          10/01/08       06/30/15        NAP        NAP           Present Value
    62        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
-------------------------------------------------------------
    63        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
   63a
   63b
---------------------------------------------------------------------------------------------------------------------------
    64        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
    65        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
    66        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
    67        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
    68        12/11/07        08/10/15         NAP            NAP           NAP        NAP                NAP
    69        12/11/07        03/10/15         NAP            NAP           NAP        NAP                NAP
    70        12/11/07        03/10/15         NAP            NAP           NAP        NAP                NAP
    71        01/05/08        06/04/15         NAP            NAP           NAP        NAP                NAP
    72        10/01/08        05/31/15         NAP            NAP           NAP        NAP                NAP
    73        12/11/07        04/10/12         NAP            NAP           NAP        NAP                NAP
    74        01/01/08        11/30/14         NAP            NAP           NAP        NAP                NAP
    75           NAP            NAP          12/11/07       04/10/15        NAP        NAP       PV Yield Differential
    76        12/01/07        03/31/15         NAP            NAP           NAP        NAP                NAP
    77        11/01/08        03/31/15         NAP            NAP           NAP        NAP                NAP
    78        12/11/07        07/10/10         NAP            NAP           NAP        NAP                NAP
    79        12/01/07        07/31/15         NAP            NAP           NAP        NAP                NAP
    80        12/11/07        03/10/15         NAP            NAP           NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------------------------
    81        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   81a
   81b
---------------------------------------------------------------------------------------------------------------------------
    82        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
    83        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    84        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
    85        12/01/07        05/31/15         NAP            NAP           NAP        NAP                NAP
    86        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    87        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
    88        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    89        12/11/07        03/10/15         NAP            NAP           NAP        NAP                NAP
    90           NAP            NAP          09/05/08       06/04/15        NAP        NAP    Interest Differential (Monthly)
    91        12/11/07        04/10/12         NAP            NAP           NAP        NAP                NAP
    92        12/01/07        11/30/14         NAP            NAP           NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------------------------

    93        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    94        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------------------------
    95        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
    96        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
    97        12/11/07        07/10/15         NAP            NAP           NAP        NAP                NAP
    98        12/11/07        05/10/10         NAP            NAP           NAP        NAP                NAP
    99           NAP            NAP          12/11/07       03/10/15        NAP        NAP       PV Yield Differential
   100        12/11/07        08/10/15         NAP            NAP           NAP        NAP                NAP
   101        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   102        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   103        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   104        12/01/07        03/31/14         NAP            NAP           NAP        NAP                NAP
   105        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   106        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   107        12/01/07        03/31/15         NAP            NAP           NAP        NAP                NAP
   108        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   109        12/11/07        07/10/15         NAP            NAP           NAP        NAP                NAP
   110        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
   111        12/01/07        04/30/15         NAP            NAP           NAP        NAP                NAP
   112        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   113        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   114        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
   115        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   116        12/11/07        09/10/15         NAP            NAP           NAP        NAP                NAP
   117        12/01/07        04/30/15         NAP            NAP           NAP        NAP                NAP
   118        12/11/07        12/10/14         NAP            NAP           NAP        NAP                NAP
   119        12/01/07        03/31/15         NAP            NAP           NAP        NAP                NAP
   120        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   121        12/11/07        05/10/20         NAP            NAP           NAP        NAP                NAP
   122        12/11/07        07/10/15         NAP            NAP           NAP        NAP                NAP
   123        01/05/08        07/04/15         NAP            NAP           NAP        NAP                NAP
   124        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   125        12/01/07        04/30/15         NAP            NAP           NAP        NAP                NAP
---------------------------------------------------------------------------------------------------------------------------
   126        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
   126a
   126b
   126c
---------------------------------------------------------------------------------------------------------------------------
   127        12/11/07        12/10/14         NAP            NAP           NAP        NAP                NAP
   128        01/10/08        06/09/15         NAP            NAP           NAP        NAP                NAP
   129        10/01/08        05/31/15         NAP            NAP           NAP        NAP                NAP
   130        12/01/08        07/31/15         NAP            NAP           NAP        NAP                NAP
   131        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
   132        12/11/07        03/10/15         NAP            NAP           NAP        NAP                NAP
   133        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   134           NAP            NAP          10/01/08       06/30/15        NAP        NAP           Present Value
   135        12/01/07        07/31/15         NAP            NAP           NAP        NAP                NAP
   136        10/01/08        05/31/15         NAP            NAP           NAP        NAP                NAP
   137        10/01/08        05/31/15         NAP            NAP           NAP        NAP                NAP
   138           NAP            NAP          10/01/08       06/30/15        NAP        NAP           Present Value
   139        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
   140        12/01/07        04/30/15         NAP            NAP           NAP        NAP                NAP
   141        11/01/08        06/30/15         NAP            NAP           NAP        NAP                NAP
   142        11/01/08        06/30/15         NAP            NAP           NAP        NAP                NAP
   143           NAP            NAP          12/11/07       05/10/16        NAP        NAP    Interest Differential (Monthly)
   144        12/01/07        07/31/15         NAP            NAP           NAP        NAP                NAP
   145        12/01/07        05/31/15         NAP            NAP           NAP        NAP                NAP
   146        12/11/07        08/10/15         NAP            NAP           NAP        NAP                NAP
   147        11/01/08        06/30/15         NAP            NAP           NAP        NAP                NAP
   148        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   149        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   150           NAP            NAP          10/01/09       07/31/15        NAP        NAP           Present Value
   151        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   152        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
   153        12/11/07        04/10/16         NAP            NAP           NAP        NAP                NAP
   154        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   155        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
   156        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
   157        12/11/07        12/10/14         NAP            NAP           NAP        NAP                NAP
   158           NAP            NAP          12/11/07       06/10/15        NAP        NAP    Interest Differential (Annual)
   159        12/11/07        03/10/15         NAP            NAP           NAP        NAP                NAP
   160        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   161        10/01/08        05/31/15         NAP            NAP           NAP        NAP                NAP
   162        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
   163           NAP            NAP          12/11/07       02/10/15        NAP        NAP       PV Yield Differential
   164           NAP            NAP          12/11/07       05/10/15        NAP        NAP    Interest Differential (Annual)
   165        12/11/07        08/10/15         NAP            NAP           NAP        NAP                NAP
   166        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
   167        12/11/07        09/10/15         NAP            NAP           NAP        NAP                NAP
   168        12/01/07        05/31/15         NAP            NAP           NAP        NAP                NAP
   169        12/11/07        12/10/14         NAP            NAP           NAP        NAP                NAP
   170        12/01/07        05/31/15         NAP            NAP           NAP        NAP                NAP
   171        12/01/07        04/30/15         NAP            NAP           NAP        NAP                NAP
   172        12/11/07        02/10/15         NAP            NAP           NAP        NAP                NAP
   173           NAP            NAP          09/01/08       05/31/15        NAP        NAP           Present Value
   174        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   175        01/05/08        06/04/15         NAP            NAP           NAP        NAP                NAP
   176        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   177        12/01/07        04/30/15         NAP            NAP           NAP        NAP                NAP
   178           NAP            NAP          12/11/07       04/10/15        NAP        NAP       PV Yield Differential
   179        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
   180        11/01/08        06/30/15         NAP            NAP           NAP        NAP                NAP
   181        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   182        10/01/08        05/31/15         NAP            NAP           NAP        NAP                NAP
   183        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   184        12/11/07        08/10/15         NAP            NAP           NAP        NAP                NAP
   185           NAP            NAP          11/01/09       07/31/15        NAP        NAP           Present Value
   186        12/11/07        03/10/10         NAP            NAP           NAP        NAP                NAP
   187        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   188        12/01/07        02/28/15         NAP            NAP           NAP        NAP                NAP
   189        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
   190        12/11/07        03/10/15         NAP            NAP           NAP        NAP                NAP
   191        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   192        12/01/07        07/31/15         NAP            NAP           NAP        NAP                NAP
   193        11/01/08        06/30/15         NAP            NAP           NAP        NAP                NAP
   194        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   195        12/01/07        07/31/15         NAP            NAP           NAP        NAP                NAP
   196        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   197        12/11/07        02/10/15         NAP            NAP           NAP        NAP                NAP
   198        12/01/07        05/31/15         NAP            NAP           NAP        NAP                NAP
   199        01/05/08        06/04/15         NAP            NAP           NAP        NAP                NAP
   200        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   201        12/11/07        03/10/15         NAP            NAP           NAP        NAP                NAP
   202        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   203        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   204        12/01/07        04/30/15         NAP            NAP           NAP        NAP                NAP
   205           NAP            NAP          10/01/08       06/30/15        NAP        NAP           Present Value
   206        01/05/08        06/04/15         NAP            NAP           NAP        NAP                NAP
   207        12/01/08        07/31/14         NAP            NAP           NAP        NAP                NAP
   208           NAP            NAP          09/01/10       05/31/15        NAP        NAP           Present Value
   209        10/01/08        05/31/15         NAP            NAP           NAP        NAP                NAP
   210        12/11/07        06/10/15         NAP            NAP           NAP        NAP                NAP
   211           NAP            NAP          12/11/07       05/10/15        NAP        NAP    Interest Differential (Annual)
   212        12/01/07        06/30/15         NAP            NAP           NAP        NAP                NAP
   213        12/11/07        05/10/15         NAP            NAP           NAP        NAP                NAP
   214        01/05/08        06/04/14         NAP            NAP           NAP        NAP                NAP
   215        12/11/07        07/10/15         NAP            NAP           NAP        NAP                NAP
   216        12/01/07        05/31/20         NAP            NAP           NAP        NAP                NAP
   217           NAP            NAP          10/01/10       06/30/15        NAP        NAP           Present Value
   218        10/01/08        05/31/15         NAP            NAP           NAP        NAP                NAP
   219           NAP            NAP          09/01/08       05/31/15        NAP        NAP           Present Value
   220        11/01/08        06/30/15         NAP            NAP           NAP        NAP                NAP
   221           NAP            NAP          10/01/08       06/30/15        NAP        NAP           Present Value
   222        12/01/08        01/31/19         NAP            NAP           NAP        NAP                NAP
   223           NAP            NAP          09/01/08       05/31/13        NAP        NAP           Present Value
   224        12/11/07        04/10/15         NAP            NAP           NAP        NAP                NAP
   225        01/05/08        06/04/15         NAP            NAP           NAP        NAP                NAP

    1b        12/01/07        05/31/15         NAP            NAP           NAP        NAP                NAP

                               YIELD
                            MAINTENANCE
                           INTEREST RATE
                YIELD      CONVERTED TO                  YIELD
            MAINTENANCE       MONTHLY                MAINTENANCE
   LOAN       INTEREST       MORTGAGE                DISCOUNTING                 PROPERTY        PROPERTY
  NUMBER        RATE            RATE                   HORIZON                     SIZE         SIZE TYPE
-----------------------------------------------------------------------------------------------------------

    1           NAP             NAP                      NAP                         1,401,609     SF
    2           NAP             NAP                      NAP                         1,076,070     SF
    3           NAP             NAP                      NAP                           544,578     SF
    4           NAP             NAP                      NAP                           655,587     SF
-----------------------------------------------------------------------------------------------------------
    5           NAP             NAP                      NAP                  696,654 (Note 10)    SF
    5a                                                                                 272,701     SF
    5b                                                                                 272,642     SF
    5c                                                                                 672,525     SF
    5d                                                                                 151,311     SF
-----------------------------------------------------------------------------------------------------------
    6           NAP             NAP                      NAP                           298,078     SF
-----------------------------------------------------------------------------------------------------------
    7           NAP             NAP                      NAP                         1,755,352     SF
    7a                                                                                 241,533     SF
    7b                                                                                  98,326     SF
    7c                                                                                  60,985     SF
    7d                                                                                 156,593     SF
    7e                                                                                  66,558     SF
    7f                                                                                  61,245     SF
    7g                                                                                  76,393     SF
    7h                                                                                 122,145     SF
    7i                                                                                  64,770     SF
    7j                                                                                  61,120     SF
    7k                                                                                  57,410     SF
    7l                                                                                  66,953     SF
    7m                                                                                  63,032     SF
    7n                                                                                  55,942     SF
    7o                                                                                  74,606     SF
    7p                                                                                  64,610     SF
    7q                                                                                  62,366     SF
    7r                                                                                  53,555     SF
    7s                                                                                  61,322     SF
    7t                                                                                  62,586     SF
    7u                                                                                  61,335     SF
    7v                                                                                  61,967     SF
-----------------------------------------------------------------------------------------------------------
    8           NAP             NAP                      NAP                           339,428     SF
    9           NAP             NAP                      NAP                           149,902     SF
    10     Treasury Flat        Yes                    Maturity                            542    Units
    11          NAP             NAP                      NAP                           239,047     SF
-----------------------------------------------------------------------------------------------------------
    12          NAP             NAP                      NAP                             2,400    Rooms
   12a                                                                                     750    Rooms
   12b                                                                                   1,000    Rooms
   12c                                                                                     650    Rooms
-----------------------------------------------------------------------------------------------------------
    13          NAP             NAP                      NAP                           191,096     SF
    14          NAP             NAP                      NAP                           393,902     SF
    15          NAP             NAP                      NAP                           389,260     SF
    16          NAP             NAP                      NAP                               400    Units
    17     Treasury Flat        Yes                      WAL                           173,773     SF
    18          NAP             NAP                      NAP                               300    Rooms
    19          NAP             NAP                      NAP                               456    Units
    20          NAP             NAP                      NAP                           330,901     SF
    21          NAP             NAP                      NAP                           132,131     SF
    22          NAP             NAP                      NAP                           268,007     SF
    23          NAP             NAP                      NAP                               300    Units
    24     Treasury Flat        Yes                    Maturity                        188,080     SF
-----------------------------------------------------------------------------------------------------------
    25          NAP             NAP                      NAP                           204,936     SF
   25a                                                                                 137,363     SF
   25b                                                                                  53,573     SF
   25c                                                                                  14,000     SF
-----------------------------------------------------------------------------------------------------------
    26          NAP             NAP                      NAP                               329    Rooms
    27          NAP             NAP                      NAP                           425,325     SF
    28          NAP             NAP                      NAP                           264,895     SF
    29     Treasury Flat        Yes                    Maturity                            327    Units
    30          NAP             NAP                      NAP                            88,200     SF
-----------------------------------------------------------------------------------------------------------
    31          NAP             NAP                      NAP                               443    Rooms
   31a                                                                                     151    Rooms
   31b                                                                                     147    Rooms
   31c                                                                                     145    Rooms
-----------------------------------------------------------------------------------------------------------
    32          NAP             NAP                      NAP                               615    Units
    33          NAP             NAP                      NAP                           242,105     SF
    34          NAP             NAP                      NAP                               384    Units
    35          NAP             NAP                      NAP                           241,937     SF
    36     Treasury Flat        Yes                    Maturity                        145,694     SF
    37          NAP             NAP                      NAP                               308    Units
    38          NAP             NAP                      NAP                            94,769     SF
    39          NAP             NAP                      NAP                               306    Units
    40          NAP             NAP                      NAP                                96    Units
    41          NAP             NAP                      NAP                           138,735     SF
    42          NAP             NAP                      NAP                               428    Units
    43          NAP             NAP                      NAP                           271,950     SF
    44          NAP             NAP                      NAP                            60,921     SF
    45          NAP             NAP                      NAP                           194,558     SF
    46          NAP             NAP                      NAP                           375,000     SF
    47          NAP             NAP                      NAP                           100,539     SF
    48          NAP             NAP                      NAP                           267,021     SF
    49          NAP             NAP                      NAP                            92,943     SF
    50          NAP             NAP                      NAP                           171,124     SF
    51          NAP             NAP                      NAP                           207,807     SF
    52          NAP             NAP                      NAP                            92,302     SF
    53          NAP             NAP                      NAP                           119,168     SF
    54          NAP             NAP                      NAP                           210,464     SF
-----------------------------------------------------------------------------------------------------------
    55          NAP             NAP                      NAP                               126    Units
   55a                                                                                      98    Units
   55b                                                                                      28    Units
-----------------------------------------------------------------------------------------------------------
    56          NAP             NAP                      NAP                               177    Rooms
    57          NAP             NAP                      NAP                               399    Units
    58          NAP             NAP                      NAP                           146,948     SF
    59          NAP             NAP                      NAP                            59,987     SF
-----------------------------------------------------------------------------------------------------------
    60          NAP             NAP                      NAP                               118    Units
   60a                                                                                      90    Units
   60b                                                                                      28    Units
-----------------------------------------------------------------------------------------------------------
    61     Treasury Flat        Yes                    Maturity                         53,706     SF
    62          NAP             NAP                      NAP                           115,569     SF
-----------------------------------------------------------------------------------------------------------
    63          NAP             NAP                      NAP                                80    Units
   63a                                                                                      54    Units
   63b                                                                                      26    Units
-----------------------------------------------------------------------------------------------------------
    64          NAP             NAP                      NAP                            77,666     SF
    65          NAP             NAP                      NAP                           132,375     SF
    66          NAP             NAP                      NAP                           122,750     SF
    67          NAP             NAP                      NAP                            84,195     SF
    68          NAP             NAP                      NAP                           147,524     SF
    69          NAP             NAP                      NAP                            45,695     SF
    70          NAP             NAP                      NAP                           147,451     SF
    71          NAP             NAP                      NAP                               276    Units
    72          NAP             NAP                      NAP                            64,236     SF
    73          NAP             NAP                      NAP                           139,900     SF
    74          NAP             NAP                      NAP                            82,735     SF
    75     Treasury Flat        Yes                      WAL                           114,140     SF
    76          NAP             NAP                      NAP                            82,750     SF
    77          NAP             NAP                      NAP                               224    Rooms
    78          NAP             NAP                      NAP                               216    Rooms
    79          NAP             NAP                      NAP                           102,361     SF
    80          NAP             NAP                      NAP                           162,280     SF
-----------------------------------------------------------------------------------------------------------
    81          NAP             NAP                      NAP                           125,037     SF
   81a                                                                                  65,037     SF
   81b                                                                                  60,000     SF
-----------------------------------------------------------------------------------------------------------
    82          NAP             NAP                      NAP                           118,843     SF
    83          NAP             NAP                      NAP                           106,688     SF
    84          NAP             NAP                      NAP                            50,000     SF
    85          NAP             NAP                      NAP                               290    Pads
    86          NAP             NAP                      NAP                           101,360     SF
    87          NAP             NAP                      NAP                           146,052     SF
    88          NAP             NAP                      NAP                            69,256     SF
    89          NAP             NAP                      NAP                            47,162     SF
    90     Treasury Flat        Yes        WAL or Maturity (Lower Treasury)            114,620     SF
    91          NAP             NAP                      NAP                           251,227     SF
    92          NAP             NAP                      NAP                            73,027     SF
-----------------------------------------------------------------------------------------------------------

    93          NAP             NAP                      NAP                            72,938     SF
    94          NAP             NAP                      NAP                            41,086     SF
-----------------------------------------------------------------------------------------------------------
    95          NAP             NAP                      NAP                               340    Pads
    96          NAP             NAP                      NAP                               288    Units
    97          NAP             NAP                      NAP                           215,417     SF
    98          NAP             NAP                      NAP                               131    Rooms
    99     Treasury Flat        Yes                      WAL                            98,580     SF
   100          NAP             NAP                      NAP                               114    Rooms
   101          NAP             NAP                      NAP                            63,247     SF
   102          NAP             NAP                      NAP                            66,224     SF
   103          NAP             NAP                      NAP                            98,727     SF
   104          NAP             NAP                      NAP                           151,000     SF
   105          NAP             NAP                      NAP                               151    Units
   106          NAP             NAP                      NAP                           188,926     SF
   107          NAP             NAP                      NAP                           102,992     SF
   108          NAP             NAP                      NAP                            80,000     SF
   109          NAP             NAP                      NAP                                46    Rooms
   110          NAP             NAP                      NAP                            17,310     SF
   111          NAP             NAP                      NAP                           167,200     SF
   112          NAP             NAP                      NAP                            67,933     SF
   113          NAP             NAP                      NAP                            38,893     SF
   114          NAP             NAP                      NAP                            91,748     SF
   115          NAP             NAP                      NAP                           102,910     SF
   116          NAP             NAP                      NAP                                90    Rooms
   117          NAP             NAP                      NAP                            38,193     SF
   118          NAP             NAP                      NAP                           221,643     SF
   119          NAP             NAP                      NAP                            53,532     SF
   120          NAP             NAP                      NAP                            85,030     SF
   121          NAP             NAP                      NAP                            66,561     SF
   122          NAP             NAP                      NAP                            92,667     SF
   123          NAP             NAP                      NAP                            48,445     SF
   124          NAP             NAP                      NAP                           151,779     SF
   125          NAP             NAP                      NAP                            35,876     SF
-----------------------------------------------------------------------------------------------------------
   126          NAP             NAP                      NAP                           190,171     SF
   126a                                                                                 67,002     SF
   126b                                                                                 54,444     SF
   126c                                                                                 68,725     SF
-----------------------------------------------------------------------------------------------------------
   127          NAP             NAP                      NAP                           193,590     SF
   128          NAP             NAP                      NAP                            50,108     SF
   129          NAP             NAP                      NAP                               249    Units
   130          NAP             NAP                      NAP                            44,768     SF
   131          NAP             NAP                      NAP                               264    Units
   132          NAP             NAP                      NAP                            87,672     SF
   133          NAP             NAP                      NAP                            79,302     SF
   134     Treasury Flat        Yes                    Maturity                            248    Units
   135          NAP             NAP                      NAP                            39,514     SF
   136          NAP             NAP                      NAP                           119,579     SF
   137          NAP             NAP                      NAP                            32,622     SF
   138     Treasury Flat        Yes                    Maturity                         62,066     SF
   139          NAP             NAP                      NAP                            55,600     SF
   140          NAP             NAP                      NAP                               158    Units
   141          NAP             NAP                      NAP                            32,600     SF
   142          NAP             NAP                      NAP                               236    Units
   143     Treasury Flat        Yes                    Maturity                         70,000     SF
   144          NAP             NAP                      NAP                               119    Units
   145          NAP             NAP                      NAP                                24    Units
   146          NAP             NAP                      NAP                                78    Rooms
   147          NAP             NAP                      NAP                               117    Units
   148          NAP             NAP                      NAP                            58,020     SF
   149          NAP             NAP                      NAP                                82    Units
   150     Treasury Flat        Yes                    Maturity                         44,516     SF
   151          NAP             NAP                      NAP                            24,604     SF
   152          NAP             NAP                      NAP                                91    Rooms
   153          NAP             NAP                      NAP                            61,122     SF
   154          NAP             NAP                      NAP                            45,128     SF
   155          NAP             NAP                      NAP                            62,970     SF
   156          NAP             NAP                      NAP                            89,835     SF
   157          NAP             NAP                      NAP                            90,000     SF
   158     Treasury Flat        No                    Specified                         48,360     SF
   159          NAP             NAP                      NAP                            57,760     SF
   160          NAP             NAP                      NAP                            79,182     SF
   161          NAP             NAP                      NAP                               184    Units
   162          NAP             NAP                      NAP                            75,015     SF
   163     Treasury Flat        Yes                      WAL                            55,646     SF
   164     Treasury Flat        No                    Specified                         42,600     SF
   165          NAP             NAP                      NAP                                95    Rooms
   166          NAP             NAP                      NAP                            55,240     SF
   167          NAP             NAP                      NAP                            12,604     SF
   168          NAP             NAP                      NAP                            45,122     SF
   169          NAP             NAP                      NAP                            42,594     SF
   170          NAP             NAP                      NAP                                72    Units
   171          NAP             NAP                      NAP                            65,792     SF
   172          NAP             NAP                      NAP                           150,000     SF
   173     Treasury Flat        Yes                    Maturity                         54,008     SF
   174          NAP             NAP                      NAP                            43,797     SF
   175          NAP             NAP                      NAP                               152    Units
   176          NAP             NAP                      NAP                            51,500     SF
   177          NAP             NAP                      NAP                               110    Units
   178     Treasury Flat        Yes                      WAL                            23,100     SF
   179          NAP             NAP                      NAP                            63,118     SF
   180          NAP             NAP                      NAP                            36,023     SF
   181          NAP             NAP                      NAP                               160    Units
   182          NAP             NAP                      NAP                            72,417     SF
   183          NAP             NAP                      NAP                            52,706     SF
   184          NAP             NAP                      NAP                           105,700     SF
   185     Treasury Flat        Yes                    Maturity                         44,626     SF
   186          NAP             NAP                      NAP                            63,492     SF
   187          NAP             NAP                      NAP                            43,926     SF
   188          NAP             NAP                      NAP                            30,414     SF
   189          NAP             NAP                      NAP                            13,560     SF
   190          NAP             NAP                      NAP                            90,525     SF
   191          NAP             NAP                      NAP                            20,419     SF
   192          NAP             NAP                      NAP                                31    Units
   193          NAP             NAP                      NAP                               179    Units
   194          NAP             NAP                      NAP                            33,031     SF
   195          NAP             NAP                      NAP                            28,627     SF
   196          NAP             NAP                      NAP                            20,649     SF
   197          NAP             NAP                      NAP                                92    Rooms
   198          NAP             NAP                      NAP                            41,009     SF
   199          NAP             NAP                      NAP                            60,606     SF
   200          NAP             NAP                      NAP                            20,605     SF
   201          NAP             NAP                      NAP                               104    Pads
   202          NAP             NAP                      NAP                            32,079     SF
   203          NAP             NAP                      NAP                            13,813     SF
   204          NAP             NAP                      NAP                                96    Units
   205     Treasury Flat        Yes                    Maturity                         30,853     SF
   206          NAP             NAP                      NAP                                58    Units
   207          NAP             NAP                      NAP                            16,475     SF
   208     Treasury Flat        Yes                    Maturity                         53,468     SF
   209          NAP             NAP                      NAP                            57,847     SF
   210          NAP             NAP                      NAP                             6,000     SF
   211     Treasury Flat        No                    Specified                         18,980     SF
   212          NAP             NAP                      NAP                                67    Units
   213          NAP             NAP                      NAP                            12,626     SF
   214          NAP             NAP                      NAP                            13,855     SF
   215          NAP             NAP                      NAP                            13,813     SF
   216          NAP             NAP                      NAP                               114    Units
   217     Treasury Flat        Yes                    Maturity                             96    Units
   218          NAP             NAP                      NAP                                94    Units
   219     Treasury Flat        Yes                    Maturity                        118,565     SF
   220          NAP             NAP                      NAP                            16,816     SF
   221     Treasury Flat        Yes                    Maturity                         34,398     SF
   222          NAP             NAP                      NAP                                60    Units
   223     Treasury Flat        Yes                    Maturity                             48    Units
   224          NAP             NAP                      NAP                            17,580     SF
   225          NAP             NAP                      NAP                                28    Units

    1b          NAP             NAP                      NAP

   LOAN                          YEAR         OCCUPANCY      OCCUPANCY
  NUMBER      YEAR BUILT      RENOVATED      PERCENTAGE      AS OF DATE                         LARGEST MAJOR TENANT
------------------------------------------------------------------------------------------------------------------------------------

    1            1989            2005           100%          11/01/05   Citibank
    2            1984            1991            98%          09/01/05   Symantec
    3            1971            1994            93%          05/31/05   Best Buy
    4         1975 & 1991        NAP             94%          05/31/05   T. Rowe Price Associates Inc.
------------------------------------------------------------------------------------------------------------------------------------
    5           Various          2000     92.30% (Note 10)    03/31/05
    5a           1971            2000            96%          03/31/05   General Electric Company
    5b           1971            2000            92%          03/31/05   Net IQ
    5c           1999            NAP             NAP            NAP      NAP
    5d           1999            NAP             86%          03/31/05   Edwards Entertainment, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    6            1976            1996            87%          09/07/05   GAP/GAPKIDS
------------------------------------------------------------------------------------------------------------------------------------
    7           Various          NAP             85%          07/14/05
    7a           1992            NAP             88%          07/14/05   NAP
    7b           1992            NAP             92%          07/14/05   NAP
    7c           1991            NAP             96%          07/14/05   NAP
    7d           1992            NAP             81%          07/14/05   NAP
    7e           2001            NAP             89%          07/14/05   NAP
    7f           1996            NAP             99%          07/14/05   NAP
    7g         2000/2001         NAP             88%          07/14/05   NAP
    7h           1990            NAP             74%          07/14/05   NAP
    7i           1990            NAP             80%          07/14/05   NAP
    7j           1991            NAP             85%          07/14/05   NAP
    7k           1991            NAP             96%          07/14/05   NAP
    7l           1992            NAP             84%          07/14/05   NAP
    7m           1991            NAP             85%          07/14/05   NAP
    7n           2001            NAP             93%          07/14/05   NAP
    7o           1992            NAP             76%          07/14/05   NAP
    7p           2002            NAP             91%          07/14/05   NAP
    7q           1995            NAP             83%          07/14/05   NAP
    7r           2003            NAP             95%          07/14/05   NAP
    7s           1991            NAP             83%          07/14/05   NAP
    7t           1991            NAP             78%          07/14/05   NAP
    7u           2000            NAP             80%          07/14/05   NAP
    7v           1993            NAP             76%          07/14/05   NAP
------------------------------------------------------------------------------------------------------------------------------------
    8         1991 - 2005        NAP            100%          09/14/05   Purdue Pharma
    9          2003-2005         NAP             89%          09/30/05   REI
    10           1970            2005            96%          07/18/05   NAP
    11           1906            1999            94%          08/24/05   Atrium Parking Corp
------------------------------------------------------------------------------------------------------------------------------------
    12          Various          NAP             83%          05/31/05
   12a           1999            NAP             79%          05/31/05   NAP
   12b           2002            NAP             84%          05/31/05   NAP
   12c           2001            NAP             85%          05/31/05   NAP
------------------------------------------------------------------------------------------------------------------------------------
    13           2004            NAP             93%          08/22/05   A J Wright
    14           1960            1997            81%          08/01/05   Deloitte & Touche
    15           1988            1993            85%          01/10/05   Sears
    16           2000            2003            96%          08/08/05   NAP
    17           2002            NAP            100%          05/05/05   Keane, Inc.
    18           1971            2000            65%          08/31/05   NAP
    19           2002            NAP             93%          07/25/05   NAP
    20           1989            NAP             87%          09/06/05   Pepe & Hazard
    21         1930-2002      1997-2000         100%          05/31/05   Dollar Dyckman
    22           2000            NAP             99%          09/01/05   Home Depot
    23           1974            2004            95%          07/01/05   NAP
    24           2001            NAP             95%          04/30/05   Best Buy
------------------------------------------------------------------------------------------------------------------------------------
    25          Various          NAP            100%          06/01/05
   25a           2002            NAP            100%          06/01/05   The University of Phoenix
   25b           2002            NAP            100%          06/01/05   The University of Phoenix
   25c           2005            NAP            100%          06/01/05   The University of Phoenix
------------------------------------------------------------------------------------------------------------------------------------
    26           1986            2005            65%          03/31/05   NAP
    27           1989            2000            94%          06/30/05   Wal-Mart
    28           1989            NAP             95%          06/14/05   MD Attorney General
    29           1969            2001            93%          07/14/05   NAP
    30           1970            1992           100%          05/31/05   ACIE
------------------------------------------------------------------------------------------------------------------------------------
    31          Various        Various           69%          07/31/05
   31a           1929            1987            77%          07/31/05   NAP
   31b           1986            2004            61%          07/31/05   NAP
   31c           1990            NAP             68%          07/31/05   NAP
------------------------------------------------------------------------------------------------------------------------------------
    32           1970            2000            94%          09/28/05   NAP
    33           1997            NAP            100%          06/30/05   Stein Mart
    34           1968            1998            98%          08/03/05   NAP
    35           2005            NAP             98%          10/05/05   Wal-Mart
    36           2002            NAP             84%          04/30/05   Ross Dress for Less
    37           2002            NAP             91%          05/10/05   NAP
    38           1960            1997           100%          09/19/05   UNICEF
    39           1978            NAP            100%          08/23/05   NAP
    40           1962            2005           100%          08/02/05   NAP
    41           1904            2000            87%          09/30/05   AKQA, Inc.
    42           1965            2005            99%          09/15/05   NAP
    43           1986            2001            84%          06/01/05   T Mobile
    44           1984            NAP            100%          08/01/05   ITLA Capital Corp.
    45         1968-1994         NAP            100%          05/17/05   ICI Paints
    46           1965            2005           100%          09/13/05   Paragon Industries, Inc.
    47           2003            NAP            100%          06/20/05   ConnectiCare
    48           1993            NAP           100.00%        08/25/05   Kmart Corporation
    49           1987            NAP             96%          10/01/05   Wachovia Bank
    50        1999 & 2000        NAP             88%          06/01/05   ILEX Oncology, Inc.
    51           2002            NAP             82%          06/15/05   FormFactor
    52         1954-1988         2004            84%          01/31/05   OBGYN Associates of Westchester
    53           1988            NAP             95%          07/05/05   Mitsubishi Electric Research
    54           1973            1996            90%          07/31/05   Hannaford Bros., Inc.
------------------------------------------------------------------------------------------------------------------------------------
    55           1910          Various           97%          09/14/05
   55a           1910            NAP             97%          09/14/05   NAP
   55b           1910            1988            96%          09/14/05   NAP
------------------------------------------------------------------------------------------------------------------------------------
    56           1999            NAP             51%          05/31/05   NAP
    57           1979            1990            96%          07/28/05   NAP
    58           1999            NAP            100%          06/20/05   Great Indoors
    59           2005            NAP            100%          08/23/05   Linens N Things
------------------------------------------------------------------------------------------------------------------------------------
    60          Various        Various           97%          09/14/05
   60a           1920            NAP             97%          09/14/05   NAP
   60b           1910            1982            96%          09/14/05   NAP
------------------------------------------------------------------------------------------------------------------------------------
    61           1975            NAP            100%          08/22/05   Steadfast Investment Prop.
    62           2002            NAP            100%          06/20/05   Kroger
------------------------------------------------------------------------------------------------------------------------------------
    63           1910          Various           98%          09/14/05
   63a           1910            NAP             96%          09/14/05   NAP
   63b           1910            1989           100%          09/14/05   NAP
------------------------------------------------------------------------------------------------------------------------------------
    64           2003            NAP            100%          06/06/05   JoAnn Fabrics
    65           1996            NAP             98%          07/01/05   Weis Market (Ground Lease)
    66           2003            NAP             93%          07/31/05   Marmaxx Operating ( Marshalls)
    67           2000            NAP             95%          07/21/05   Collins Markets ShopRite
    68           1974            2003            82%          04/15/05   Tire Kingdom
    69           1997            NAP            100%          05/03/05   Ralphs
    70           2001            NAP             95%          04/21/05   Genesis Audio System, Inc.
    71           1991            2005            92%          08/26/05   NAP
    72           1982            1996            98%          08/19/05   Scholar Point Financial
    73           2004            NAP            100%          05/25/05   American Family Insurance Company
    74           2004            NAP            100%          09/21/05   Super G
    75         1988-1995         NAP             90%          05/19/05   Liquid Fitness, LLC
    76           2003            NAP             88%          06/24/05   Meridian Health
    77           1966            2005            69%          07/31/05   NAP
    78         1937-1984      2004-2005          76%          07/31/05   NAP
    79           1986            NAP             97%          07/07/05   Goodwill Industries
    80           1989            NAP             99%          06/01/05   Gabriel Brothers
------------------------------------------------------------------------------------------------------------------------------------
    81           1985          Various           73%          06/15/05
   81a           1985            NAP             92%          06/15/05   Iconics
   81b           1985            2003            52%          06/15/05   PayChex North America
------------------------------------------------------------------------------------------------------------------------------------
    82           1969            NAP             93%          06/01/05   TJ Maxx
    83           1982            2003           100%          04/01/05   Publix Supermarkets
    84           1962            1988           100%          08/02/05   Hornburg Jaguar
    85        1962 & 1995        NAP             92%          08/23/05   NAP
    86           1890            1988           100%          07/06/05   Technical Education Research
    87        1971 & 1987        NAP             98%          05/20/05   G and G Supermaket
    88           2001            NAP            100%          05/01/05   Safeway
    89        1937 & 1978        2005            76%          06/01/05   OfficeMax
    90           1979            2004            81%          08/15/05   Associated Bank
    91        1964 & 1973        1999            91%          06/01/05   American Tire Distributors
    92           1992            NAP            100%          09/14/05   Circuit City Stores, Inc.
------------------------------------------------------------------------------------------------------------------------------------

    93           1974            NAP             85%          06/01/05   R.M. Crowe Management Co.
    94           1903            1985           100%          06/01/05   Landry's
------------------------------------------------------------------------------------------------------------------------------------
    95           1992            NAP             89%          09/19/05   NAP
    96           1968            2004            96%          05/04/05   NAP
    97           1969            1984            90%          08/01/05   Belk Stores, Inc.
    98           2004            NAP             75%          05/31/05   NAP
    99           1985            2004            83%          04/11/05   Firecracker Grill
   100           2001            NAP             74%          05/31/05   NAP
   101           1990            NAP             99%          07/01/05   Sav-On
   102           1980            NAP             94%          06/08/05   Atlanta Surgery Center, Ltd.
   103        1960 & 1985        1995            92%          05/19/05   NAP
   104     1990, 1998, 2003      1999           100%          03/31/05   Wood Group Power, Inc.
   105           1964            NAP             95%          07/21/05   NAP
   106           1973            2004           100%          07/26/05   Homans Associates, LLC
   107           1996            NAP            100%          06/08/05   Weis Markets
   108           1995            NAP            100%          06/14/05   Robb & Stucky
   109           2001            NAP             95%          05/31/05   NAP
   110           1999            NAP            100%          08/30/05   Bar 330
   111           2005            NAP            100%          09/07/05   Lowe's
   112           2003            NAP             95%          07/11/05   Giant Food Stores, Inc.
   113        1925 & 1956        NAP             87%          06/23/05   Trader Joe's
   114           1973            1994           100%          08/22/05   Maida Engineering, Inc.
   115           1970            NAP            100%          06/13/05   Home Loan Funding
   116           1997            2004            81%          07/31/05   NAP
   117           1988            NAP             84%          08/02/05   Wendy's
   118           1990            NAP            100%          06/30/05   Eby-Brown
   119           1996            NAP            100%          06/21/05   Chemtex International, Inc.
   120           1979         2004-2005          94%          06/01/05   Golds Gym
   121           1990            NAP             78%          05/31/05   Advanced Imaging Partners
   122         2000-2005         NAP            100%          08/16/05   USGS
   123           1986            NAP            100%          08/04/05   The Right Stuff Health Club
   124           1985            NAP             81%          06/30/05   TJ Maxx
   125           2001            NAP            100%          08/01/05   Office Depot
------------------------------------------------------------------------------------------------------------------------------------
   126           1983            NAP             83%          07/31/05
   126a          1983            NAP             87%          07/31/05   Spearhead Strategies
   126b          1983            NAP            100%          07/31/05   Advo Creative Servies, Inc.
   126c          1983            NAP             66%          07/31/05   New-Tech Executive Suites, Inc
------------------------------------------------------------------------------------------------------------------------------------
   127           1993            NAP            100%          05/23/05   Super K Mart
   128           1986            NAP             97%          09/01/05   Massachusetts Mutual Life Ins.
   129           1978            NAP            100%          06/15/05   NAP
   130           1988            2001           100%          07/15/05   Neurome
   131           1990            NAP             91%          07/06/05   NAP
   132           1988            NAP            100%          05/05/05   Fry's
   133        1973 & 1991        NAP             77%          06/01/05   PMG
   134           1984            2002            92%          06/20/05   NAP
   135           1988            NAP            100%          07/04/05   Art & San LLC
   136     1981, 1985, 1988      NAP             77%          07/15/05   TJ Maxx
   137           2005            NAP             96%          07/15/05   In & Out Market
   138           1987            NAP            100%          08/01/05   Cattel Tuyn & Rudzewicz PLLC
   139           2005            NAP            100%          05/12/05   Giant Food Stores, Inc.
   140           1978            NAP             92%          08/12/05   NAP
   141           2005            NAP            100%          07/13/05   Amir Aziz & Son
   142         1975-1976         NAP            100%          07/07/05   NAP
   143         1905-1930         2004           100%          02/28/05   Sportmart
   144           1997            NAP             96%          07/06/05   NAP
   145           1914            2004           100%          08/26/05   Antiques at Pike Place
   146           2003            NAP             74%          05/31/05   NAP
   147           1979            1998           100%          08/31/05   NAP
   148           1983            NAP            100%          06/08/05   Sandy Springs Pediatric
   149           1986            NAP             96%          07/21/05   NAP
   150           1992            2005            97%          06/27/05   Brian Roble dba Caldera Spas
   151           2005            NAP             89%          10/04/05   PETCO Animal Supplies
   152           2002            NAP             97%          03/31/05   NAP
   153           2001            2004           100%          03/30/05   Gander Mountain
   154           1977            2003            86%          06/10/05   Atlanta Outpatient Surgery Center
   155        1928 & 1945        2002            75%          08/31/05   NAP
   156           1984            NAP            100%          09/08/05   McFarland-Johnson, Inc.
   157           1991            2001           100%          06/06/05   DNP Electronics America, LLC
   158         2002-2003         NAP            100%          08/02/05   Nebraska Health Systems
   159           1985            NAP             95%          04/30/05   Medical Group at Marple, P.C.
   160           1988            NAP             83%          06/20/05   Atlantic Psychiatric Services, P.C.
   161           1978            NAP            100%          06/15/05   NAP
   162           1983            2005            98%          05/19/05   Southern American Insurance
   163           2003            NAP            100%          04/19/05   Sprouts
   164           1995            NAP            100%          04/03/05   Circuit City
   165           2001            NAP             70%          05/31/05   NAP
   166           1979            2003           100%          05/31/05   BAE Systems
   167           2002            NAP            100%          06/01/05   Integrity First
   168           1982            NAP             96%          10/06/05   CHW
   169           2000            NAP             87%          04/30/05   Textron Financial Corporation
   170           1972            NAP             94%          07/21/05   NAP
   171           1981            1993            91%          06/20/05   Aon Service Corp.
   172           2004            NAP            100%          03/15/05   Fresenius Manufacturing USA, Inc.
   173           1982         2000-2001         100%          08/09/05   Furniture Affair
   174           1989            1998            83%          06/02/05   Impact RX
   175           1969            NAP             94%          06/22/05   NAP
   176           2004            NAP             83%          05/05/05   The Lifestyle Company, Inc.
   177           1962            2004            95%          06/22/05   NAP
   178           1997            NAP             95%          05/01/05   Leslie's Pool Mart
   179           1988            NAP            100%          05/19/05   Haggen, Inc.
   180           1994            NAP             94%          07/25/05   Mathias Lam
   181           1969            NAP             97%          04/26/05   NAP
   182           1980            2003            88%          07/07/05   Dobbels Hardware, LLC
   183           1963            2003           100%          04/27/05   Pru Fox and Roach
   184           2005            NAP            100%          09/02/05   Builders First Source
   185           2002            NAP            100%          08/22/05   State Water Resources Board
   186           2000            NAP             94%          03/31/05   NAP
   187           1876            1984           100%          06/30/05   Marger Johnson & McCollom, P.C.
   188           1998            2003           100%          07/06/05   PEP Boys (Ground Lease)
   189           1999            NAP             91%          08/30/05   Market City Caffe
   190           1991            2003           100%          04/29/05   Hobby Lobby
   191           1995            NAP            100%          04/30/05   HLC's Hallmark #2
   192           1925            NAP            100%          09/14/05   NAP
   193           1978            NAP             96%          06/30/05   NAP
   194           2002            NAP            100%          06/16/05   Kirkwood & Kirkwood, Inc.
   195           2004            NAP            100%          09/01/05   American Bank, N.A.
   196           2004            NAP            100%          06/01/05   The Lane Company Inc.
   197           1998            NAP             74%          07/31/05   NAP
   198           1989            NAP             93%          06/30/05   Loma Linda University
   199           1998            2004            87%          08/31/05   Genesis Today, Inc.
   200           2004            NAP            100%          05/31/05   Shorewest Realty
   201           1965            NAP            100%          04/30/05   NAP
   202           1920            1988           100%          07/12/05   Trustees of Boston University
   203           2004            NAP            100%          06/01/05   Eckerds
   204           2002            NAP             97%          07/25/05   NAP
   205           1996            NAP             82%          08/01/05   Fidelity Brokerage Services, L.L.C.
   206           1973            2004            97%          07/13/05   NAP
   207           2005            NAP            100%          08/01/05   Social Security Administration
   208           1988            NAP             84%          10/12/05   Ocean One Enterprises, Inc.
   209           1985            NAP            100%          04/30/05   Fastasset, Inc.
   210           1992            NAP            100%          07/15/05   M Fortunoff of Westbury, LLC
   211           1995            NAP            100%          04/03/05   Circuit City
   212           1965            NAP             97%          09/13/05   NAP
   213           1989            NAP            100%          07/15/05   Great Stuff
   214           1996            NAP            100%          08/19/05   Walgreen's Eastern Company, Inc.
   215           2004            NAP            100%          08/02/05   CVS
   216           1964            1988           100%          08/17/05   NAP
   217           1969            2004            99%          07/31/05   NAP
   218           1977            NAP            100%          07/28/05   NAP
   219           1978            1996            96%          08/02/05   Motor Xtremes
   220           2004            NAP            100%          04/27/05   Aldi, Inc.
   221           1985            NAP            100%          08/01/05   Medical Center Pediatrics, P.L.L.C.
   222           2003            NAP             93%          06/21/05   NAP
   223           1995            NAP             92%          08/17/05   NAP
   224           2004            NAP            100%          05/01/05   Thyssen Krupp Elevator Corp.
   225           1960            2004           100%          08/25/05   NAP

    1b

            LARGEST    LARGEST
             MAJOR      MAJOR    LARGEST MAJOR
   LOAN      TENANT    TENANT    TENANT LEASE
  NUMBER      NRSF      NRSF%    MATURITY DATE                  SECOND LARGEST MAJOR TENANT
----------------------------------------------------------------------------------------------------------------

    1       1,401,609   100%       05/11/20     NAP
    2         242,909    23%       10/31/07     Yahoo!
    3          45,793    8%        01/31/14     Sports Authority
    4         379,043    58%       06/30/17     Tydings & Rosenburg LLP
----------------------------------------------------------------------------------------------------------------
    5
    5a        105,499    39%       02/28/15     Cooper Cameron Corporation
    5b        115,353    42%       07/31/14     SouthTrust Bank
    5c            NAP    NAP          NAP       NAP
    5d        120,000    79%       10/31/19     Landry's
----------------------------------------------------------------------------------------------------------------
    6          10,379    3%        01/31/10     Abercrombie & Fitch
----------------------------------------------------------------------------------------------------------------
    7
    7a            NAP    NAP          NAP       NAP
    7b            NAP    NAP          NAP       NAP
    7c            NAP    NAP          NAP       NAP
    7d            NAP    NAP          NAP       NAP
    7e            NAP    NAP          NAP       NAP
    7f            NAP    NAP          NAP       NAP
    7g            NAP    NAP          NAP       NAP
    7h            NAP    NAP          NAP       NAP
    7i            NAP    NAP          NAP       NAP
    7j            NAP    NAP          NAP       NAP
    7k            NAP    NAP          NAP       NAP
    7l            NAP    NAP          NAP       NAP
    7m            NAP    NAP          NAP       NAP
    7n            NAP    NAP          NAP       NAP
    7o            NAP    NAP          NAP       NAP
    7p            NAP    NAP          NAP       NAP
    7q            NAP    NAP          NAP       NAP
    7r            NAP    NAP          NAP       NAP
    7s            NAP    NAP          NAP       NAP
    7t            NAP    NAP          NAP       NAP
    7u            NAP    NAP          NAP       NAP
    7v            NAP    NAP          NAP       NAP
----------------------------------------------------------------------------------------------------------------
    8         114,486    34%       02/28/12     Rhodia, Inc.
    9          22,833    15%       09/18/13     Arhaus
    10            NAP    NAP          NAP       NAP
    11         40,451    17%       02/28/11     Seattle Pacific Industries, Inc.
----------------------------------------------------------------------------------------------------------------
    12
   12a            NAP    NAP          NAP       NAP
   12b            NAP    NAP          NAP       NAP
   12c            NAP    NAP          NAP       NAP
----------------------------------------------------------------------------------------------------------------
    13         25,200    13%       10/31/14     Conway
    14        148,474    38%       12/31/08     Martin-Williams, Inc.
    15         85,450    22%       08/02/08     Gottschalks
    16            NAP    NAP          NAP       NAP
    17         95,000    55%       02/28/15     Vitale, Caturano & Co.
    18            NAP    NAP          NAP       NAP
    19            NAP    NAP          NAP       NAP
    20         52,390    16%       12/31/15     Halloran & Sage, LLP
    21         15,000    11%       07/31/13     Dollar Princess
    22        135,782    51%       01/31/26     Linens 'N Things
    23            NAP    NAP          NAP       NAP
    24         45,830    24%       01/31/17     Bed Bath & Beyond
----------------------------------------------------------------------------------------------------------------
    25
   25a        137,363   100%       06/30/14     NAP
   25b         53,573   100%       06/30/14     NAP
   25c         14,000   100%       06/30/15     NAP
----------------------------------------------------------------------------------------------------------------
    26            NAP    NAP          NAP       NAP
    27        186,557    44%       06/22/10     Dick's Sporting Goods
    28        100,375    38%       09/30/10     T. Rowe Price
    29            NAP    NAP          NAP       NAP
    30         32,289    37%       04/30/10     Worldwatch
----------------------------------------------------------------------------------------------------------------
    31
   31a            NAP    NAP          NAP       NAP
   31b            NAP    NAP          NAP       NAP
   31c            NAP    NAP          NAP       NAP
----------------------------------------------------------------------------------------------------------------
    32            NAP    NAP          NAP       NAP
    33         36,198    15%       04/30/07     Ross Dress For Less
    34            NAP    NAP          NAP       NAP
    35        138,000    57%       06/14/30     Bed Bath & Beyond
    36         29,989    21%       01/31/14     Stage
    37            NAP    NAP          NAP       NAP
    38         94,769   100%       07/02/26     NAP
    39            NAP    NAP          NAP       NAP
    40            NAP    NAP          NAP       NAP
    41         28,061    20%       01/31/12     Current TV, LLC
    42            NAP    NAP          NAP       NAP
    43         50,882    19%       12/31/13     AmSouth
    44         18,913    31%       10/31/08     Prudential Securities
    45        194,558   100%       12/31/18     NAP
    46        375,000   100%       08/31/20     NAP
    47        100,539   100%       02/28/18     NAP
    48        191,008    72%       11/30/18     Ben Franklin Crafts
    49          9,195    10%       12/30/07     Coldwell Banker Residential
    50         85,561    50%       10/31/08     American Intercontinental U
    51        131,197    63%       11/30/12     Protective Optics
    52          4,600    5%        12/31/05     NR Radiology Assoc
    53         35,186    30%       06/30/11     Weidlinger Associates
    54         63,460    30%       12/31/14     A.J. Wright
----------------------------------------------------------------------------------------------------------------
    55
   55a            NAP    NAP          NAP       NAP
   55b            NAP    NAP          NAP       NAP
----------------------------------------------------------------------------------------------------------------
    56            NAP    NAP          NAP       NAP
    57            NAP    NAP          NAP       NAP
    58        146,948   100%       07/12/20     NAP
    59         22,432    37%       01/31/16     Staples
----------------------------------------------------------------------------------------------------------------
    60
   60a            NAP    NAP          NAP       NAP
   60b            NAP    NAP          NAP       NAP
----------------------------------------------------------------------------------------------------------------
    61         53,706   100%       06/30/15     NAP
    62         55,936    48%       01/31/23     Kimco (Master Lease)
----------------------------------------------------------------------------------------------------------------
    63
   63a            NAP    NAP          NAP       NAP
   63b            NAP    NAP          NAP       NAP
----------------------------------------------------------------------------------------------------------------
    64         35,023    45%       01/31/15     National Furniture
    65         64,297    49%       11/06/16     Eckerd Drug
    66         30,000    24%       03/31/14     Shoe Carnival
    67         54,760    65%       11/30/25     Fashion Bug
    68         15,000    10%       12/31/13     McLean Auto Imports, Inc.
    69         45,695   100%       06/30/16     NAP
    70         21,965    15%       05/31/09     Diebold, Inc.
    71            NAP    NAP          NAP       NAP
    72          5,743    9%        05/31/08     ESRI, Inc
    73         78,466    56%       04/30/09     Exel, Inc.
    74         56,291    68%       11/30/24     Blockbuster
    75         19,856    17%       12/31/14     Tuesday Morning, Inc.
    76         28,900    35%       09/30/14     Centex Homes
    77            NAP    NAP          NAP       NAP
    78            NAP    NAP          NAP       NAP
    79         10,000    10%       02/28/09     Sears Retail Store
    80         61,420    38%       12/31/10     Weis Market
----------------------------------------------------------------------------------------------------------------
    81
   81a         13,413    21%       11/30/06     Option One Mtg
   81b         25,287    42%       07/31/10     AEMC Instruments
----------------------------------------------------------------------------------------------------------------
    82         30,000    25%       05/31/11     Goodwill
    83         36,464    34%       05/31/07     CVS Pharmacy
    84         50,000   100%       03/31/16     NAP
    85            NAP    NAP          NAP       NAP
    86         29,022    29%       12/31/12     Industrial Economics
    87         92,952    64%       01/31/20     Golden West
    88         55,256    80%       01/31/21     Bank of America NA
    89         13,070    28%       01/31/16     On Deck Sports Bar & Grill
    90         18,550    16%       10/31/14     Old Cornerstone Financial
    91        104,600    42%       09/30/11     GSA (Dept. of Education)
    92         73,027   100%       02/28/15     NAP
----------------------------------------------------------------------------------------------------------------

    93          8,676    12%       06/30/10     Bright & Bright, L.L.P.
    94          9,015    22%       12/31/09     Integra Service Group
----------------------------------------------------------------------------------------------------------------
    95            NAP    NAP          NAP       NAP
    96            NAP    NAP          NAP       NAP
    97         67,000    31%       08/31/09     JC Penney
    98            NAP    NAP          NAP       NAP
    99          7,308    7%        08/31/09     CPA Group
   100            NAP    NAP          NAP       NAP
   101         22,278    35%       08/31/10     Dotty's (United Coin Machine)
   102         12,634    19%       04/30/11     Childrens Ctr for Digestive Health Care
   103            NAP    NAP          NAP       NAP
   104        151,000   100%       12/31/13     NAP
   105            NAP    NAP          NAP       NAP
   106         94,633    50%       09/30/17     Patriot Floor
   107         57,992    56%       04/30/17     Dick's Sporting Goods
   108         80,000   100%       10/15/15     NAP
   109            NAP    NAP          NAP       NAP
   110          5,175    30%       07/31/11     J. Jill
   111        163,000    97%       01/30/11     Good Egg
   112         54,333    80%       07/31/23     Movie Gallery
   113         12,247    31%       06/30/07     CVS
   114         12,407    14%       04/30/08     Philip Environmental Services, Inc.
   115        102,910   100%       06/30/20     NAP
   116            NAP    NAP          NAP       NAP
   117          2,680    7%        12/31/06     El Pollo Loco
   118        221,643   100%       09/30/13     NAP
   119         21,722    41%       02/28/09     Sun Trust Corporate Real Estate
   120         15,376    18%       12/31/19     Ace Hardware
   121         10,656    16%       08/31/10     Bay Area Orthopedics
   122         30,100    32%       04/14/16     Waste Management
   123         14,236    29%       03/29/12     Jo-Ann Fabrics and Crafts
   124         25,200    17%       01/31/08     Comp USA
   125         26,387    74%       04/19/11     Starbucks Coffee
----------------------------------------------------------------------------------------------------------------
   126
   126a         9,675    14%       05/31/09     FJ Brown
   126b        11,678    21%       11/30/06     Smith Productions, Inc.
   126c        15,079    22%       08/31/08     Gentiva Health Services
----------------------------------------------------------------------------------------------------------------
   127        193,590   100%       11/30/18     NAP
   128          8,500    17%       01/31/11     GovConnection
   129            NAP    NAP          NAP       NAP
   130         30,664    68%       06/30/11     Chimerix
   131            NAP    NAP          NAP       NAP
   132         50,812    58%       05/31/08     Walgreens
   133         21,180    27%       04/30/08     Centinela Freeman Healthsystem
   134            NAP    NAP          NAP       NAP
   135          4,725    12%       12/31/15     OBGYN Assoc LLC
   136         36,112    30%       09/30/09     TC Dance International
   137          2,865    9%        06/30/15     Chang Le Gourmet
   138          9,758    16%       02/25/09     Freeman, Cotton & Norris, P.C.
   139         50,000    90%       05/10/25     Movie Gallery
   140            NAP    NAP          NAP       NAP
   141         26,500    81%       04/01/15     Dunkin Donuts
   142            NAP    NAP          NAP       NAP
   143         70,000   100%       07/31/16     NAP
   144            NAP    NAP          NAP       NAP
   145          5,031    27%       11/30/06     Zebra Club
   146            NAP    NAP          NAP       NAP
   147            NAP    NAP          NAP       NAP
   148          8,847    15%       09/30/06     Diagnostic Imaging of Atlanta
   149            NAP    NAP          NAP       NAP
   150          5,809    13%       04/30/08     Samir Hermiz & Odai Hammi
   151         14,375    58%       01/31/16     Mattress Discounters
   152            NAP    NAP          NAP       NAP
   153         31,080    51%       03/31/16     Best Buy
   154         12,625    28%       04/30/11     Walter C. Edwards, MD
   155            NAP    NAP          NAP       NAP
   156         20,423    23%       07/15/15     Metrocenter Associates
   157         90,000   100%       12/31/11     NAP
   158         23,227    48%       03/31/28     OrthoWest, P.C.
   159          6,750    12%       01/31/06     Orthopedic Surgical Assoc
   160         12,171    15%       01/31/10     Moseley Architects, P.C.
   161            NAP    NAP          NAP       NAP
   162          6,015    8%        11/30/05     Paloma Energy Consultants LLC
   163         30,146    54%       05/16/19     99 Cent Stores
   164         42,600   100%       11/30/17     NAP
   165            NAP    NAP          NAP       NAP
   166         30,710    56%       12/31/14     IntegaMed America
   167          3,090    25%       01/31/09     Leslie's Poolmart
   168         17,030    38%       04/15/09     Mercy Rehab
   169          9,890    23%       01/31/07     U.S. FDA
   170            NAP    NAP          NAP       NAP
   171         10,147    15%       11/30/07     Camp Dresser & McKee, Inc.
   172        150,000   100%       10/31/19     NAP
   173         28,434    53%       09/30/07     Bedmart
   174          8,500    19%       12/31/09     CTC Communications
   175            NAP    NAP          NAP       NAP
   176         13,080    25%       04/30/09     The Beverage Works
   177            NAP    NAP          NAP       NAP
   178          3,850    17%       10/31/06     Famous Pizza Company
   179         63,118   100%       12/31/19     NAP
   180          3,990    11%       10/01/09     Kadlec Med Center
   181            NAP    NAP          NAP       NAP
   182         15,000    21%       04/30/08     Sherwin Williams
   183          5,500    10%       11/01/07     MSE Employment
   184        105,700   100%       09/30/20     NAP
   185         30,882    69%       12/05/12     WestPac Investments, Inc.
   186            NAP    NAP          NAP       NAP
   187         17,176    39%       06/30/15     Rock Bottom of Minneapolis, Inc.
   188         19,673    65%       12/31/13     Rent A Center
   189          4,500    33%       09/01/09     Skechers
   190         60,000    66%       08/31/13     Dollar Tree
   191          4,200    21%       02/28/08     Payless Shoesource, Inc.
   192            NAP    NAP          NAP       NAP
   193            NAP    NAP          NAP       NAP
   194          5,983    18%       06/30/15     Bright Now! Dental, Inc.
   195          9,892    35%       12/31/14     Smart Group, L.P.
   196         14,000    68%       11/15/14     Buffalo's Southwest Cafe (Ground Lease)
   197            NAP    NAP          NAP       NAP
   198          6,614    16%       03/31/08     Centex Homes
   199         13,700    23%       05/31/10     Enviro-Tex Inc.
   200          4,800    23%       05/31/09     Chef Juan's
   201            NAP    NAP          NAP       NAP
   202          8,411    26%       05/31/07     Davis Management Corp.
   203         13,813   100%       09/22/24     NAP
   204            NAP    NAP          NAP       NAP
   205          5,805    19%       12/31/14     H&R Block Financial Advisors, Inc.
   206            NAP    NAP          NAP       NAP
   207         16,475   100%       05/31/15     NAP
   208          8,302    16%       03/31/08     Florida Healthcare
   209          9,210    16%       01/31/08     Granite Coast Tech
   210          6,000   100%       12/16/14     NAP
   211         18,980   100%       05/31/18     NAP
   212            NAP    NAP          NAP       NAP
   213          2,268    18%       03/31/12     D'Ascanio
   214         13,855   100%       10/31/56     NAP
   215         13,813   100%       07/15/24     NAP
   216            NAP    NAP          NAP       NAP
   217            NAP    NAP          NAP       NAP
   218            NAP    NAP          NAP       NAP
   219         10,190    9%        05/14/06     Mission Foods
   220         16,816   100%       12/02/24     NAP
   221          5,185    15%       05/31/11     Collins, Buri & McConkey, CPA
   222            NAP    NAP          NAP       NAP
   223            NAP    NAP          NAP       NAP
   224         13,449    77%       06/14/09     Peterson Lighting Productions, Inc.
   225            NAP    NAP          NAP       NAP

    1b

            SECOND    SECOND
            LARGEST   LARGEST             SECOND
             MAJOR     MAJOR          LARGEST MAJOR
   LOAN     TENANT    TENANT           TENANT LEASE
  NUMBER     NRSF      NRSF%          MATURITY DATE                              THIRD LARGEST MAJOR TENANT
----------------------------------------------------------------------------------------------------------------------------------

    1            NAP    NAP                NAP              NAP
    2        151,855    14%              08/31/15           Rubin Postaer & Assoc.
    3         43,326    8%               06/30/07           Filene's Home Store
    4         39,138    6%               07/31/07           Merrill Lynch
----------------------------------------------------------------------------------------------------------------------------------
    5
    5a        66,750    24%              08/31/11           UnitedHealthcare
    5b        34,514    13%              12/31/06           LeTourneau University
    5c           NAP    NAP                NAP              NAP
    5d        10,000    7%               10/31/19           Aqil, Inc.
----------------------------------------------------------------------------------------------------------------------------------
    6          8,341    3%               01/31/11           Lerner New York
----------------------------------------------------------------------------------------------------------------------------------
    7
    7a           NAP    NAP                NAP              NAP
    7b           NAP    NAP                NAP              NAP
    7c           NAP    NAP                NAP              NAP
    7d           NAP    NAP                NAP              NAP
    7e           NAP    NAP                NAP              NAP
    7f           NAP    NAP                NAP              NAP
    7g           NAP    NAP                NAP              NAP
    7h           NAP    NAP                NAP              NAP
    7i           NAP    NAP                NAP              NAP
    7j           NAP    NAP                NAP              NAP
    7k           NAP    NAP                NAP              NAP
    7l           NAP    NAP                NAP              NAP
    7m           NAP    NAP                NAP              NAP
    7n           NAP    NAP                NAP              NAP
    7o           NAP    NAP                NAP              NAP
    7p           NAP    NAP                NAP              NAP
    7q           NAP    NAP                NAP              NAP
    7r           NAP    NAP                NAP              NAP
    7s           NAP    NAP                NAP              NAP
    7t           NAP    NAP                NAP              NAP
    7u           NAP    NAP                NAP              NAP
    7v           NAP    NAP                NAP              NAP
----------------------------------------------------------------------------------------------------------------------------------
    8         90,000    27%              12/31/15           3-D Pharmaceuticals
    9         14,581    10%              09/11/13           Elizabeth Arden Red Door Salon
    10           NAP    NAP                NAP              NAP
    11        12,750    5%               03/31/09           Davidson, Davidson & Kappel
----------------------------------------------------------------------------------------------------------------------------------
    12
   12a           NAP    NAP                NAP              NAP
   12b           NAP    NAP                NAP              NAP
   12c           NAP    NAP                NAP              NAP
----------------------------------------------------------------------------------------------------------------------------------
    13        23,146    12%              11/30/15           Staples
    14        22,555    6%               09/07/07           Clarity Coverdale Fury Advertising
    15        81,500    21%              12/31/17           Copeland Sports
    16           NAP    NAP                NAP              NAP
    17        68,962    40%              12/31/12           Meze Estiatorio, Inc.
    18           NAP    NAP                NAP              NAP
    19           NAP    NAP                NAP              NAP
    20        49,425    15%              10/31/16           The Hartford SRS
    21        10,000    8%               11/30/14           Dollar Market
    22        35,000    13%              01/31/16           Marshalls
    23           NAP    NAP                NAP              NAP
    24        30,000    16%              01/31/12           T.J. Maxx
----------------------------------------------------------------------------------------------------------------------------------
    25
   25a           NAP    NAP                NAP              NAP
   25b           NAP    NAP                NAP              NAP
   25c           NAP    NAP                NAP              NAP
----------------------------------------------------------------------------------------------------------------------------------
    26           NAP    NAP                NAP              NAP
    27        47,500    11%              01/31/16           Stein Mart
    28        63,450    24%              10/31/06           U.S. DEA
    29           NAP    NAP                NAP              NAP
    30        11,382    13%              09/30/12           IIE
----------------------------------------------------------------------------------------------------------------------------------
    31
   31a           NAP    NAP                NAP              NAP
   31b           NAP    NAP                NAP              NAP
   31c           NAP    NAP                NAP              NAP
----------------------------------------------------------------------------------------------------------------------------------
    32           NAP    NAP                NAP              NAP
    33        31,364    13%              01/31/14           Circuit City
    34           NAP    NAP                NAP              NAP
    35        33,060    14%              01/31/16           DSW Shoe Warehouse
    36        26,000    18%              01/31/14           Cost Plus World Market
    37           NAP    NAP                NAP              NAP
    38           NAP    NAP                NAP              NAP
    39           NAP    NAP                NAP              NAP
    40           NAP    NAP                NAP              NAP
    41        27,506    20%              09/30/14           Secret Level, Inc.
    42           NAP    NAP                NAP              NAP
    43        40,390    15%              12/31/07           Caremark RX, Inc.
    44        14,048    23%              05/31/08           Time Warner
    45           NAP    NAP                NAP              NAP
    46           NAP    NAP                NAP              NAP
    47           NAP    NAP                NAP              NAP
    48        19,560    7%               05/31/10           Dress Barn
    49         8,115    9%               07/31/09           Summit Financial Services
    50        65,025    38%              06/30/19           NAP
    51        19,908    10%              08/31/09           Wilmington Finance
    52         4,097    4%               09/30/06           Cooper, Gitler et al
    53        20,704    17%              04/30/15           Outcome Sciences
    54        26,400    13%              10/31/11           Dollar Tree
------------------------------------------------------------------------------------------------
    55
   55a           NAP    NAP                NAP              NAP
   55b           NAP    NAP                NAP              NAP
----------------------------------------------------------------------------------------------------------------------------------
    56           NAP    NAP                NAP              NAP
    57           NAP    NAP                NAP              NAP
    58           NAP    NAP                NAP              NAP
    59        20,008    33%              06/30/15           The Paper Store of Reading, Inc.
----------------------------------------------------------------------------------------------------------------------------------
    60
   60a           NAP    NAP                NAP              NAP
   60b           NAP    NAP                NAP              NAP
----------------------------------------------------------------------------------------------------------------------------------
    61           NAP    NAP                NAP              NAP
    62        22,745    20%         5/31/06, 11/30/06       Blockbuster Video
----------------------------------------------------------------------------------------------------------------------------------
    63
   63a           NAP    NAP                NAP              NAP
   63b           NAP    NAP                NAP              NAP
----------------------------------------------------------------------------------------------------------------------------------
    64        20,849    27%              12/20/09           Pizza Hut
    65        10,000    8%               11/17/11           TGI Fridays (Ground Lease)
    66        12,000    10%              03/31/14           Dollar Tree, Inc.
    67         8,000    10%              03/31/06           Ashley Stewart
    68        14,562    10%    09/30/09, 03/31/06, 11/30/08 Intersport
    69           NAP    NAP                NAP              NAP
    70        19,906    14%              11/30/12           Fordyce Floors
    71           NAP    NAP                NAP              NAP
    72         4,650    7%               08/31/08           Silvergate/IP Solutions
    73        28,255    20%              12/31/09           Global Home Products, LLC
    74         4,805    6%               12/31/09           Tuscana Italian
    75         6,638    6%               01/05/10           Prudential Arizona Properties
    76         7,344    9%               09/30/10           Countrywide
    77           NAP    NAP                NAP              NAP
    78           NAP    NAP                NAP              NAP
    79        10,000    10%              07/31/09           FP Stores
    80        44,955    28%              03/31/09           Complete Fitness
----------------------------------------------------------------------------------------------------------------------------------
    81
   81a        11,812    18%              02/28/09           Weston & Sampson
   81b         5,624    9%               09/30/08           NAP
----------------------------------------------------------------------------------------------------------------------------------
    82        12,763    11%              06/30/15           Weiss Sleep Shop
    83        10,080    9%               03/31/12           Tuesday Morning
    84           NAP    NAP                NAP              NAP
    85           NAP    NAP                NAP              NAP
    86        24,626    24%              01/31/09           Candlewick Press
    87        20,750    14%              07/31/15           Santa Rosa Uniform
    88         3,000    4%               05/31/06           Moocho Gelato, LLC
    89         5,969    13%              12/31/14           Dog Day Afternoon
    90        10,426    9%               04/30/11           Regulatory & Clinical Research
    91        91,525    36%              11/30/13           Reddy Ice
    92           NAP    NAP                NAP              NAP
----------------------------------------------------------------------------------------------------------------------------------

    93         5,100    7%               04/30/07           CTX Mortgage Company
    94         6,555    16%              07/31/10           Sonny Bryan's Smokehouse
----------------------------------------------------------------------------------------------------------------------------------
    95           NAP    NAP                NAP              NAP
    96           NAP    NAP                NAP              NAP
    97        41,421    19%              06/30/16           Goody's
    98           NAP    NAP                NAP              NAP
    99         7,150    7%               06/30/06           Red Sky Cafe
   100           NAP    NAP                NAP              NAP
   101         4,252    7%               03/31/10           US Bank
   102        10,210    15%              08/13/09           Gambro Healthcare, Inc.
   103           NAP    NAP                NAP              NAP
   104           NAP    NAP                NAP              NAP
   105           NAP    NAP                NAP              NAP
   106        39,292    21%              04/30/11           LAN Trucking
   107        45,000    44%              03/31/18           NAP
   108           NAP    NAP                NAP              NAP
   109           NAP    NAP                NAP              NAP
   110         2,960    17%              06/30/15           Bath & Body Works
   111         4,200    3%               01/31/20           NAP
   112         4,000    6%               08/09/09           Holiday Hair
   113         9,990    26%              01/31/13           Hollywood Video
   114         6,794    7%               12/31/06           Verizon
   115           NAP    NAP                NAP              NAP
   116           NAP    NAP                NAP              NAP
   117         2,550    7%               05/02/11           City Dental
   118           NAP    NAP                NAP              NAP
   119         8,210    15%              10/31/13           Maupin Taylor & Ellis P.A.
   120        15,376    18%              08/31/15           Mark & Monica's Sports Bar
   121         5,851    9%               04/30/12           Anne Arundel Urology, P.A.
   122        17,600    19%              03/14/10           Corporate Express
   123        13,052    27%              07/17/06           Daniel's Specialty Foods
   124        25,000    16%              03/31/08           Party Concepts
   125         2,227    6%               03/31/12           Captain Wok/Chinese Restaurant
----------------------------------------------------------------------------------------------------------------------------------
   126
   126a        6,846    10%              01/31/07           Benton Duroy & Ivey, PC
   126b       10,343    19%              03/31/08           Trident Marine Managers, Inc.
   126c        3,294    5%               08/31/05           Jerel J Hill
----------------------------------------------------------------------------------------------------------------------------------
   127           NAP    NAP                NAP              NAP
   128         8,000    16%              05/31/07           Janney Montgomery Scott
   129           NAP    NAP                NAP              NAP
   130         9,854    22%              12/30/06           NAP
   131           NAP    NAP                NAP              NAP
   132        13,800    16%              10/31/07           Rainbow
   133         7,946    10%              08/31/07           CAOBGYN
   134           NAP    NAP                NAP              NAP
   135         3,640    9%               08/31/09           Perkins
   136        11,000    9%               12/31/10           FOB Kansas City
   137         2,603    8%               05/31/15           Tijuana Flats Burrito Co.
   138         6,952    11%              07/31/08           Brown, Thomas & Co., L.L.C.
   139         3,200    6%               05/31/10           PLCB
   140           NAP    NAP                NAP              NAP
   141         2,600    8%               04/01/15           Amazon Cafe
   142           NAP    NAP                NAP              NAP
   143           NAP    NAP                NAP              NAP
   144           NAP    NAP                NAP              NAP
   145         3,800    20%              06/30/11           94 Stewart St. Restaurant
   146           NAP    NAP                NAP              NAP
   147           NAP    NAP                NAP              NAP
   148         7,098    12%              09/30/10           Family Practice Center, PC
   149           NAP    NAP                NAP              NAP
   150         5,370    12%              05/31/09           Duane Borad & Edward Lucero, Jr.
   151         4,225    17%              09/30/10           Peet's Coffee and Tea
   152           NAP    NAP                NAP              NAP
   153        30,042    49%              01/31/17           NAP
   154         3,711    8%               06/30/06           Peachtree Permiter Obstetrics & Gynecol
   155           NAP    NAP                NAP              NAP
   156        17,850    20%              12/31/10           Dean Witter Reynolds, Inc. (Morgan Stanley Dean Witter)
   157           NAP    NAP                NAP              NAP
   158        15,149    31%              03/31/18           Nebraska Orthopedic Associates
   159         6,175    11%              06/30/11           Carelink Community
   160         8,180    10%              12/31/07           United Capital Inc.
   161           NAP    NAP                NAP              NAP
   162         5,631    8%               03/31/06           Concept Engineering, Inc.
   163        25,500    46%              01/31/15           NAP
   164           NAP    NAP                NAP              NAP
   165           NAP    NAP                NAP              NAP
   166        24,530    44%              09/30/14           NAP
   167         2,024    16%              12/31/08           Southwest Bell Mobile System
   168         7,921    18%              09/30/06           Sierra Council on Alcoholism and Drug Dependence
   169         3,740    9%               05/31/12           Oppenheimer & Co., Inc.
   170           NAP    NAP                NAP              NAP
   171         9,361    14%              09/30/09           Alion Science & Technology Corp.
   172           NAP    NAP                NAP              NAP
   173         8,450    16%              08/31/07           Barro's Pizza
   174         4,500    10%              12/31/08           AW Sperry/Actuant
   175           NAP    NAP                NAP              NAP
   176        10,616    21%              07/31/09           Lockheed Martin
   177           NAP    NAP                NAP              NAP
   178         2,450    11%              01/31/08           Citi-Financial
   179           NAP    NAP                NAP              NAP
   180         3,806    11%              10/01/09           Wadhwa, S.K.
   181           NAP    NAP                NAP              NAP
   182         7,600    10%              12/31/09           La Petite Academy, Inc.
   183         3,500    7%               03/01/06           Ed Kole, M.D.
   184           NAP    NAP                NAP              NAP
   185        10,484    23%              09/30/10           Earth Systems Services, Inc.
   186           NAP    NAP                NAP              NAP
   187        12,022    27%              12/18/09           Bridge City Legal, Inc.
   188         4,123    14%              09/30/08           AAA
   189         3,300    24%              04/30/06           Chico's
   190        16,175    18%              08/31/10           Hancock Fabrics
   191         2,902    14%              05/31/10           Merriam
   192           NAP    NAP                NAP              NAP
   193           NAP    NAP                NAP              NAP
   194         5,983    18%              10/31/13           First American Title Insurance
   195         5,051    18%              03/31/10           Coldwell Banker Realtors
   196         6,649    32%              07/31/24           NAP
   197           NAP    NAP                NAP              NAP
   198         3,457    8%               11/30/08           Industrial West
   199         8,000    13%              01/31/07           Worldwide Jr. Wood, LLC
   200         1,850    9%               10/31/09           Debbie's Sweets N Treats
   201           NAP    NAP                NAP              NAP
   202         5,628    18%              04/30/09           Law Offices of Richard Iandoli
   203           NAP    NAP                NAP              NAP
   204           NAP    NAP                NAP              NAP
   205         4,641    15%              11/30/08           Title One of Washtenaw County, L.L.C.
   206           NAP    NAP                NAP              NAP
   207           NAP    NAP                NAP              NAP
   208         5,268    10%              10/31/06           Christopher V. and Bichnga Bui
   209         8,234    14%              05/31/05           Trelleborg Viking
   210           NAP    NAP                NAP              NAP
   211           NAP    NAP                NAP              NAP
   212           NAP    NAP                NAP              NAP
   213         1,638    13%              02/28/06           North River Associates
   214           NAP    NAP                NAP              NAP
   215           NAP    NAP                NAP              NAP
   216           NAP    NAP                NAP              NAP
   217           NAP    NAP                NAP              NAP
   218           NAP    NAP                NAP              NAP
   219         8,700    7%               10/31/06           Eventures
   220           NAP    NAP                NAP              NAP
   221         4,971    14%              07/31/08           Duffy & Robertson, P.C.
   222           NAP    NAP                NAP              NAP
   223           NAP    NAP                NAP              NAP
   224         4,131    23%              10/31/09           NAP
   225           NAP    NAP                NAP              NAP

    1b

                                                                       SECOND          SECOND
                                                          SECOND        MOST           MOST
              THIRD       THIRD                           MOST         RECENT         RECENT         SECOND
             LARGEST     LARGEST         THIRD           RECENT         YEAR           YEAR           MOST
              MAJOR       MAJOR      LARGEST MAJOR        YEAR        STATEMENT      STATEMENT       RECENT
   LOAN      TENANT      TENANT       TENANT LEASE      STATEMENT     NUMBER OF       ENDING          YEAR
  NUMBER      NRSF        NRSF%      MATURITY DATE         TYPE        MONTHS          DATE         REVENUES
----------------------------------------------------------------------------------------------------------------

    1              NAP     NAP            NAP              UAV           UAV            UAV                 UAV
    2          125,148     12%          12/31/10        Full Year        12          12/31/04        37,039,984
    3           40,873     8%           10/31/06        Full Year        12          12/31/04        24,210,571
    4           30,566     5%           11/30/12        Full Year        12          12/31/04        21,644,469
----------------------------------------------------------------------------------------------------------------
    5
    5a          22,309     8%           08/31/09        Full Year        12          12/31/03         2,071,748
    5b          22,250     8%           12/31/07        Full Year        12          12/31/03         5,474,917
    5c             NAP     NAP            NAP           Full Year        12          12/31/03         2,256,681
    5d             713     0%           12/31/10        Full Year        12          12/31/03         2,422,924
----------------------------------------------------------------------------------------------------------------
    6            8,003     3%           05/31/12        Full Year        12          12/31/03        12,957,061
----------------------------------------------------------------------------------------------------------------
    7
    7a             NAP     NAP            NAP           Full Year        12          12/31/04           961,183
    7b             NAP     NAP            NAP           Full Year        12          12/31/04           989,529
    7c             NAP     NAP            NAP           Full Year        12          12/31/04           792,416
    7d             NAP     NAP            NAP           Full Year        12          12/31/04           897,751
    7e             NAP     NAP            NAP           Full Year        12          12/31/04           732,080
    7f             NAP     NAP            NAP           Full Year        12          12/31/04           667,838
    7g             NAP     NAP            NAP           Full Year        12          12/31/04           685,924
    7h             NAP     NAP            NAP           Full Year        12          12/31/04           703,971
    7i             NAP     NAP            NAP           Full Year        12          12/31/04           618,724
    7j             NAP     NAP            NAP           Full Year        12          12/31/04           679,088
    7k             NAP     NAP            NAP           Full Year        12          12/31/04           597,241
    7l             NAP     NAP            NAP           Full Year        12          12/31/04           710,525
    7m             NAP     NAP            NAP           Full Year        12          12/31/04           646,101
    7n             NAP     NAP            NAP           Full Year        12          12/31/04           597,229
    7o             NAP     NAP            NAP           Full Year        12          12/31/04           671,477
    7p             NAP     NAP            NAP           Full Year        12          12/31/04           608,614
    7q             NAP     NAP            NAP           Full Year        12          12/31/04           545,615
    7r             NAP     NAP            NAP           Full Year        12          12/31/04           565,371
    7s             NAP     NAP            NAP           Full Year        12          12/31/04           510,303
    7t             NAP     NAP            NAP           Full Year        12          12/31/04           663,463
    7u             NAP     NAP            NAP           Full Year        12          12/31/04           515,687
    7v             NAP     NAP            NAP           Full Year        12          12/31/04           453,027
----------------------------------------------------------------------------------------------------------------
    8           41,920     12%          05/31/07        Full Year        12          12/31/04         5,133,558
    9            7,105     5%           01/31/15        Full Year        12          12/31/04         5,897,755
    10             NAP     NAP            NAP           Full Year        12          12/31/04         3,941,530
    11          12,750     5%           08/31/11        Full Year        12          12/31/04         6,332,767
----------------------------------------------------------------------------------------------------------------
    12
   12a             NAP     NAP            NAP           Full Year        12          12/31/04        72,283,790
   12b             NAP     NAP            NAP           Full Year        12          12/31/04        81,234,280
   12c             NAP     NAP            NAP           Full Year        12          12/31/04        56,954,551
----------------------------------------------------------------------------------------------------------------
    13          20,388     11%          01/31/20           UAV           UAV            UAV                 UAV
    14          16,901     4%           07/31/09        Full Year        12          12/31/04         8,038,882
    15          15,000     4%           08/31/08        Full Year        12          12/31/04         7,222,781
    16             NAP     NAP            NAP           Full Year        12          12/31/04         4,182,552
    17           6,671     4%           05/31/13        Full Year        12          12/31/04         5,659,921
    18             NAP     NAP            NAP           Full Year        12          12/31/04         9,274,328
    19             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
    20          41,216     12%          04/30/10        Full Year        12          12/31/04         7,914,638
    21           9,000     7%           07/09/19        Full Year        12          12/31/04         2,717,000
    22          30,195     11%          10/31/10        Full Year        12          12/31/04         4,078,503
    23             NAP     NAP            NAP           Full Year        12          12/31/03         3,268,097
    24          30,000     16%          09/30/11        Full Year        12          12/31/04         3,613,975
----------------------------------------------------------------------------------------------------------------
    25
   25a             NAP     NAP            NAP           Full Year        12          12/31/04         1,122,719
   25b             NAP     NAP            NAP           Full Year        12          12/31/04           441,954
   25c             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
----------------------------------------------------------------------------------------------------------------
    26             NAP     NAP            NAP          Trailing-12       12          03/31/04        16,264,521
    27          41,068     10%          08/31/09        Full Year        12          12/31/04         3,386,416
    28          30,663     12%          08/09/12        Full Year        12          12/31/04         5,669,595
    29             NAP     NAP            NAP           Full Year        12          12/31/04         3,906,541
    30          11,405     13%          04/30/12        Full Year        12          12/31/04         3,084,272
----------------------------------------------------------------------------------------------------------------
    31
   31a             NAP     NAP            NAP           Full Year        12          12/31/04         4,573,800
   31b             NAP     NAP            NAP           Full Year        12          12/31/04         5,267,865
   31c             NAP     NAP            NAP           Full Year        12          12/31/04         2,288,190
----------------------------------------------------------------------------------------------------------------
    32             NAP     NAP            NAP           Full Year        12          12/31/04         4,905,553
    33          27,447     11%          01/31/18        Full Year        12          12/31/04         3,037,568
    34             NAP     NAP            NAP           Full Year        12          12/31/04         3,874,619
    35          25,000     10%          01/31/16           UAV           UAV            UAV                 UAV
    36          18,300     13%          01/31/15           UAV           UAV            UAV                 UAV
    37             NAP     NAP            NAP           Full Year        12          12/31/04         4,118,140
    38             NAP     NAP            NAP           Full Year        12          12/31/04         2,461,857
    39             NAP     NAP            NAP           Full Year        12          12/31/04         3,833,627
    40             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
    41          21,568     16%          04/30/11           UAV           UAV            UAV                 UAV
    42             NAP     NAP            NAP
    43          40,390     15%          12/31/07        Full Year        12          12/31/04         4,676,070
    44          10,264     17%          06/30/07        Full Year        12          12/31/04         2,783,607
    45             NAP     NAP            NAP           Full Year        12          12/31/04         3,116,192
    46             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
    47             NAP     NAP            NAP           Full Year        12          12/31/04         2,245,716
    48           8,000     3%           12/31/07        Full Year        12          12/31/04         2,572,371
    49           7,363     8%           01/31/09        Full Year        12          12/31/04         2,218,878
    50             NAP     NAP            NAP          Trailing-12       12          08/31/04         2,364,406
    51          19,263     9%           01/31/10        Full Year        12          12/31/04         2,379,595
    52           3,910     4%           09/30/11        Full Year        12          12/31/04         2,753,129
    53          11,499     10%          04/30/07        Full Year        12          12/31/04         3,109,333
    54          10,769     5%           03/31/15        Full Year        12          12/31/03         2,441,157
----------------------------------------------------------------------------------------------------------------
    55
   55a             NAP     NAP            NAP           Full Year        12          12/31/04         1,553,231
   55b             NAP     NAP            NAP           Full Year        12          12/31/04           436,725
----------------------------------------------------------------------------------------------------------------
    56             NAP     NAP            NAP           Full Year        12          12/31/04         5,536,205
    57             NAP     NAP            NAP           Full Year        12          12/31/04         2,700,317
    58             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
    59           9,565     16%          02/28/13           UAV           UAV            UAV                 UAV
----------------------------------------------------------------------------------------------------------------
    60
   60a             NAP     NAP            NAP           Full Year        12          12/31/04         1,330,967
   60b             NAP     NAP            NAP           Full Year        12          12/31/04           382,093
----------------------------------------------------------------------------------------------------------------
    61             NAP     NAP            NAP           Full Year        12          12/31/04         1,483,185
    62           5,968     5%           01/31/10           UAV           UAV            UAV                 UAV
----------------------------------------------------------------------------------------------------------------
    63
   63a             NAP     NAP            NAP           Full Year        12          12/31/04         1,178,238
   63b             NAP     NAP            NAP           Full Year        12          12/31/04           472,918
----------------------------------------------------------------------------------------------------------------
    64           2,820     4%           07/31/13           UAV           UAV            UAV                 UAV
    65           7,800     6%           01/31/17        Full Year        12          12/31/04         1,725,219
    66          11,900     10%          03/31/09           UAV           UAV            UAV                 UAV
    67           4,000     5%           04/30/11        Full Year        12          12/31/04           903,591
    68          11,514     8%           08/31/08        Full Year        12          12/31/03         2,018,542
    69             NAP     NAP            NAP           Full Year        12          12/31/03         1,330,638
    70          16,235     11%          02/28/10       Annualized        11          11/30/04         1,143,725
    71             NAP     NAP            NAP           Full Year        12          12/31/03         2,225,622
    72           4,368     7%           06/30/07        Full Year        12          12/31/04         1,864,516
    73          10,936     8%           07/31/09           UAV           UAV            UAV                 UAV
    74           4,246     5%           01/31/15           UAV           UAV            UAV                 UAV
    75           5,655     5%           09/30/09        Full Year        12          12/31/04         2,007,479
    76           6,732     8%           06/30/08           UAV           UAV            UAV                 UAV
    77             NAP     NAP            NAP           Full Year        12          12/31/04         6,376,383
    78             NAP     NAP            NAP           Full Year        12          01/31/05         3,535,000
    79           9,250     9%           09/30/10        Full Year        12          12/31/04         1,496,565
    80          15,000     9%           10/31/10        Full Year        12          12/31/04         2,306,343
----------------------------------------------------------------------------------------------------------------
    81
   81a           9,460     15%          04/30/08        Full Year        12          12/31/04         1,238,050
   81b             NAP     NAP            NAP           Full Year        12          12/31/04           507,623
----------------------------------------------------------------------------------------------------------------
    82           9,750     8%           11/30/09       Annualized        11          12/31/04         1,008,418
    83           6,560     6%           07/31/10        Full Year        12          12/31/04         1,618,253
    84             NAP     NAP            NAP           Full Year        12          12/31/04           745,209
    85             NAP     NAP            NAP           Full Year        12          12/31/04         1,426,572
    86          19,834     20%          01/08/08        Full Year        12          12/31/04         3,006,656
    87           5,000     3%           06/30/08        Full Year        12          12/31/04         1,412,118
    88           2,710     4%           01/31/07        Full Year        12          12/31/04         1,316,734
    89           3,688     8%           02/15/15           UAV           UAV            UAV                 UAV
    90           8,936     8%           05/31/08        Full Year        12          12/31/03         1,492,559
    91          32,000     13%          12/31/13        Full Year        12          12/31/03           567,149
    92             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
----------------------------------------------------------------------------------------------------------------

    93           4,654     6%           08/31/07        Full Year        12          12/31/04         1,495,343
    94           5,299     13%          12/31/05        Full Year        12          12/31/04           790,565
----------------------------------------------------------------------------------------------------------------
    95             NAP     NAP            NAP           Full Year        12          12/31/04         1,505,790
    96             NAP     NAP            NAP           Full Year        12          12/31/04         1,921,859
    97          27,597     13%          05/31/15        Full Year        12          12/31/04         1,368,022
    98             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
    99           4,019     4%           11/30/14        Full Year        12          12/31/04         1,471,228
   100             NAP     NAP            NAP           Full Year        12          12/31/04         2,488,188
   101           3,300     5%           09/30/10        Full Year        12          12/31/04         1,386,701
   102           7,020     11%          12/31/05        Full Year        12          12/31/04         1,673,612
   103             NAP     NAP            NAP           Full Year        12          12/31/04         1,408,635
   104             NAP     NAP            NAP           Full Year        12          12/31/03         1,078,970
   105             NAP     NAP            NAP           Full Year        12          12/31/04         1,306,810
   106          25,000     13%          02/28/13        Full Year        12          12/31/04         1,537,186
   107             NAP     NAP            NAP           Full Year        12          12/31/03         1,455,039
   108             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   109             NAP     NAP            NAP           Full Year        12          12/31/04         2,054,564
   110           2,575     15%          01/31/08        Full Year        12          12/31/04           994,929
   111             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   112           1,600     2%           06/15/09        Full Year        12          12/31/04         1,081,011
   113           5,843     15%          11/11/11           UAV           UAV            UAV                 UAV
   114           5,900     6%           11/30/05        Full Year        12          12/31/04         1,847,345
   115             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   116             NAP     NAP            NAP           Full Year        12          12/31/04         2,853,864
   117           2,026     5%           07/14/06        Full Year        12          12/31/04           999,876
   118             NAP     NAP            NAP           Full Year        12          12/31/03           952,664
   119           3,994     7%           02/28/07        Full Year        12          12/31/04         1,225,847
   120           8,640     10%          04/30/10           UAV           UAV            UAV                 UAV
   121           3,532     5%           09/30/11        Full Year        12          12/31/04         1,559,958
   122          16,000     17%          12/31/08        Full Year        12          12/31/04           999,612
   123           6,182     13%          09/30/09           UAV           UAV            UAV                 UAV
   124          10,000     7%           10/31/10        Full Year        12          12/31/04         1,322,383
   125           2,060     6%           08/30/08        Full Year        12          12/31/04         1,028,120
----------------------------------------------------------------------------------------------------------------
   126
   126a          3,974     6%           11/30/14        Full Year        12          12/31/03           735,732
   126b          8,357     15%          05/31/10        Full Year        12          12/31/03           602,679
   126c          2,754     4%           07/31/08        Full Year        12          12/31/03           688,634
----------------------------------------------------------------------------------------------------------------
   127             NAP     NAP            NAP           Full Year        12          12/31/03         1,227,239
   128           6,102     12%          02/28/09        Full Year        12          12/31/03         1,169,874
   129             NAP     NAP            NAP           Full Year        12          12/31/04         2,362,630
   130             NAP     NAP            NAP           Full Year        12          12/31/04         1,412,832
   131             NAP     NAP            NAP           Full Year        12          12/31/04         1,789,754
   132           4,160     5%           01/31/06           UAV           UAV            UAV                 UAV
   133           3,406     4%           06/30/07        Full Year        12          12/31/04         1,703,961
   134             NAP     NAP            NAP           Full Year        12          12/31/04         1,340,551
   135           3,404     9%           06/06/24        Full Year        12          12/31/04         1,020,028
   136          10,323     9%           11/30/06        Full Year        12          12/31/04         1,295,288
   137           2,595     8%           10/31/15           UAV           UAV            UAV                 UAV
   138           4,860     8%           03/31/10        Full Year        12          12/31/04         1,231,566
   139           2,400     4%           05/10/12           UAV           UAV            UAV                 UAV
   140             NAP     NAP            NAP           Full Year        12          12/31/04         1,163,689
   141           1,750     5%           05/01/15           UAV           UAV            UAV                 UAV
   142             NAP     NAP            NAP           Full Year        12          12/31/04         2,045,862
   143             NAP     NAP            NAP           Full Year        12          12/31/04           782,447
   144             NAP     NAP            NAP           Full Year        12          12/31/04         3,171,153
   145           3,100     16%          02/28/10        Full Year        12          12/31/04           391,695
   146             NAP     NAP            NAP           Full Year        12          12/31/04         1,881,627
   147             NAP     NAP            NAP           Full Year        12          12/31/04         1,265,562
   148           5,374     9%           10/31/16        Full Year        12          12/31/04         1,552,424
   149             NAP     NAP            NAP           Full Year        12          12/31/04           853,664
   150           5,005     11%          08/31/10        Full Year        12          12/31/04           564,968
   151           1,700     7%           07/31/15           UAV           UAV            UAV                 UAV
   152             NAP     NAP            NAP           Full Year        12          12/31/04         2,693,634
   153             NAP     NAP            NAP           Full Year        12          12/31/03           752,396
   154           2,867     6%           01/31/06        Full Year        12          12/31/04         1,217,318
   155             NAP     NAP            NAP           Full Year        12          12/31/04           681,157
   156          10,933     12%          10/31/10        Full Year        12          12/31/04         1,175,836
   157             NAP     NAP            NAP           Full Year        12          12/31/04           885,834
   158           9,984     21%          03/31/18        Full Year        12          12/31/04         1,086,473
   159           4,792     8%           12/31/05        Full Year        12          12/31/04         1,016,003
   160           6,030     8%           05/31/10       Trailing-12       12          04/30/04         1,004,191
   161             NAP     NAP            NAP           Full Year        12          12/31/04         1,551,532
   162           4,365     6%           02/28/07        Full Year        12          12/31/03           976,976
   163             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   164             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   165             NAP     NAP            NAP           Full Year        12          12/31/04         1,727,803
   166             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   167           1,549     12%          04/30/07           UAV           UAV            UAV                 UAV
   168           5,294     12%          09/30/10        Full Year        12          12/31/04           833,281
   169           3,404     8%           12/31/09        Full Year        12          12/31/04           812,437
   170             NAP     NAP            NAP           Full Year        12          12/31/04           705,683
   171           5,357     8%           07/31/07        Full Year        12          12/31/04           803,211
   172             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   173           4,420     8%           10/31/07        Full Year        12          12/31/04           769,587
   174           4,030     9%           03/14/10        Full Year        12          12/31/03         1,021,647
   175             NAP     NAP            NAP           Full Year        12          12/31/03         1,183,870
   176           7,888     15%          01/31/11           UAV           UAV            UAV                 UAV
   177             NAP     NAP            NAP           Full Year        12          12/31/04           833,972
   178           1,750     8%           06/30/07        Full Year        12          12/31/04           587,274
   179             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   180           3,623     10%          10/01/09        Full Year        12          12/31/04           888,079
   181             NAP     NAP            NAP           Full Year        12          12/31/04         1,047,542
   182           7,257     10%          04/28/11        Full Year        12          12/31/04           886,818
   183           3,400     6%           04/17/20        Full Year        12          12/31/04           700,902
   184             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   185           3,260     7%           03/06/08        Full Year        12          12/31/04           612,329
   186             NAP     NAP            NAP           Full Year        12          12/31/04           844,407
   187           7,088     16%          10/31/09        Full Year        12          12/31/04           429,940
   188           3,258     11%          06/14/08        Full Year        12          12/31/04           544,010
   189           2,000     15%          12/08/11        Full Year        12          12/31/04           549,378
   190          14,350     16%          11/30/14        Full Year        12          12/31/04           281,052
   191           2,318     11%          07/11/10        Full Year        12          12/31/04           510,928
   192             NAP     NAP            NAP           Full Year        12          12/31/04           507,379
   193             NAP     NAP            NAP           Full Year        12          12/31/04           965,455
   194           5,307     16%          06/30/08        Full Year        12          12/31/04           475,262
   195           4,643     16%          04/30/10           UAV           UAV            UAV                 UAV
   196             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   197             NAP     NAP            NAP           Full Year        12          12/31/04         1,462,742
   198           2,448     6%           06/30/06        Full Year        12          12/31/04           698,844
   199           4,000     7%           01/31/08        Full Year        12          12/31/03           542,134
   200           1,824     9%           09/30/09           UAV           UAV            UAV                 UAV
   201             NAP     NAP            NAP           Full Year        12          12/31/04           444,959
   202           4,645     14%          03/31/09        Full Year        12          12/31/04           860,953
   203             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   204             NAP     NAP            NAP           Full Year        12          12/31/04           400,158
   205           4,098     13%          09/30/07        Full Year        12          12/31/03           832,070
   206             NAP     NAP            NAP           Full Year        12          12/31/03           447,494
   207             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   208           4,711     9%           09/30/06        Full Year        12          12/31/04           502,106
   209           6,500     11%          03/31/10        Full Year        12          12/31/03           401,533
   210             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   211             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   212             NAP     NAP            NAP           Full Year        12          12/31/04           433,806
   213           1,512     12%          07/14/06           UAV           UAV            UAV                 UAV
   214             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   215             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   216             NAP     NAP            NAP           Full Year        12          12/31/04         1,709,162
   217             NAP     NAP            NAP
   218             NAP     NAP            NAP           Full Year        12          12/31/04           754,357
   219           7,416     6%           08/31/06        Full Year        12          12/31/04           341,455
   220             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   221           3,326     10%          05/31/09        Full Year        12          12/31/04           781,007
   222             NAP     NAP            NAP           Full Year        12          12/31/04           294,083
   223             NAP     NAP            NAP           Full Year        12          12/31/04           360,610
   224             NAP     NAP            NAP              UAV           UAV            UAV                 UAV
   225             NAP     NAP            NAP           Full Year        12          12/31/03           229,514

    1b

                                                                        MOST           MOST
              SECOND                      SECOND         MOST         CURRENT        CURRENT
               MOST          SECOND        MOST        CURRENT          YEAR          YEAR          MOST
              RECENT          MOST        RECENT         YEAR        STATEMENT      STATEMENT      CURRENT
   LOAN        YEAR          RECENT      YEAR NOI     STATEMENT      NUMBER OF       ENDING         YEAR
  NUMBER     EXPENSES       YEAR NOI       DSCR          TYPE          MONTHS         DATE        REVENUES
--------------------------------------------------------------------------------------------------------------

    1                UAV            UAV     UAV          UAV            UAV            UAV                UAV
    2         15,607,220     21,432,764    1.60      Trailing-12         12         07/31/05       41,239,488
    3          6,420,481     17,790,090    1.87      Trailing-12         12         03/31/05       24,795,842
    4          8,658,399     12,986,070    2.40      Trailing-12         12         03/31/05       21,379,522
--------------------------------------------------------------------------------------------------------------
    5                         6,572,702    0.93
    5a         1,513,329        558,419               Full Year          12         12/31/04        2,743,676
    5b         2,421,740      3,053,177               Full Year          12         12/31/04        5,816,486
    5c           865,892      1,390,789               Full Year          12         12/31/04        2,310,872
    5d           852,607      1,570,317               Full Year          12         12/31/04        2,328,630
--------------------------------------------------------------------------------------------------------------
    6          4,237,448      8,719,613    1.33       Full Year          12         12/31/04       14,165,416
--------------------------------------------------------------------------------------------------------------
    7                         8,191,677    1.34
    7a           394,904        566,279              Trailing-12         12         02/28/05          988,282
    7b           388,416        601,113              Trailing-12         12         02/28/05          992,524
    7c           288,039        504,377              Trailing-12         12         02/28/05          798,695
    7d           365,981        531,770              Trailing-12         12         02/28/05          891,930
    7e           319,970        412,110               Annualized         3          03/31/05          777,663
    7f           240,387        427,451              Trailing-12         12         02/28/05          679,857
    7g           357,603        328,321               Annualized         3          03/31/05          665,903
    7h           285,827        418,144              Trailing-12         12         02/28/05          694,693
    7i           229,850        388,874              Trailing-12         12         02/28/05          629,695
    7j           282,197        396,891              Trailing-12         12         02/28/05          683,899
    7k           255,640        341,601              Trailing-12         12         02/28/05          621,715
    7l           321,063        389,462              Trailing-12         12         02/28/05          707,055
    7m           288,646        357,455              Trailing-12         12         02/28/05          647,337
    7n           295,641        301,588              Trailing-12         12         02/28/05          613,408
    7o           314,835        356,642              Trailing-12         12         02/28/05          666,503
    7p           336,321        272,293               Annualized         3          03/31/05          632,386
    7q           251,077        294,538              Trailing-12         12         02/28/05          553,412
    7r           344,432        220,939               Annualized         3          03/31/05          576,334
    7s           269,830        240,473              Trailing-12         12         02/28/05          523,962
    7t           289,190        374,273              Trailing-12         12         02/28/05          659,954
    7u           312,998        202,689              Trailing-12         12         02/28/05          531,067
    7v           188,633        264,394              Trailing-12         12         02/28/05          454,174
--------------------------------------------------------------------------------------------------------------
    8            474,980      4,658,578    1.09       Annualized         6          06/30/05        5,274,576
    9          1,897,041      4,000,714    1.01      Trailing-12         12         03/31/05        6,296,256
    10         1,844,631      2,096,899    0.60      Trailing-12         12         06/30/05        5,975,778
    11         2,528,605      3,804,162    1.01       Annualized         6          08/02/05        6,966,438
--------------------------------------------------------------------------------------------------------------
    12                       69,462,505    3.62
   12a        48,682,220     23,601,570              Trailing-12         12         05/31/05       74,839,228
   12b        54,041,435     27,192,845              Trailing-12         12         05/31/05       83,391,506
   12c        38,286,461     18,668,090              Trailing-12         12         05/31/05       59,809,963
--------------------------------------------------------------------------------------------------------------
    13               UAV            UAV     UAV       Annualized         7          08/31/05        3,000,771
    14         4,271,294      3,767,587    1.34      Trailing-12         12         05/31/05        7,691,005
    15         2,312,726      4,910,055    1.85      Trailing-12         12         04/30/05        7,471,376
    16         1,626,504      2,556,048    1.17      Trailing-12         12         08/31/05        4,501,892
    17         1,930,899      3,729,022    1.43       Annualized         4          04/30/05        6,007,074
    18         6,378,071      2,896,257    1.14      Trailing-12         12         08/31/05       10,460,757
    19               UAV            UAV     UAV       Annualized         5          05/31/05        4,862,854
    20         4,650,753      3,263,885    1.80      Trailing-12         12         06/30/05        7,367,555
    21           210,000      2,507,000    1.15       Annualized         8          08/31/05        3,073,647
    22           963,887      3,114,616    1.51       Annualized         4          04/30/05        4,138,424
    23         1,249,443      2,018,654    0.96       Full Year          12         12/31/04        3,571,626
    24           844,054      2,769,921    1.67       Annualized         3          03/31/05        3,558,928
--------------------------------------------------------------------------------------------------------------
    25                        1,408,743    0.70
   25a            95,207      1,027,512               Annualized         2          02/28/05        2,324,426
   25b            60,723        381,231               Annualized         2          02/28/05          995,251
   25c               UAV            UAV                  UAV            UAV            UAV                UAV
--------------------------------------------------------------------------------------------------------------
    26        13,567,560      2,696,961    1.21      Trailing-12         12         03/31/05       18,191,726
    27           818,060      2,568,356    1.40       Annualized         5          05/31/05        3,355,573
    28         2,856,171      2,813,424    1.50       Annualized         4          04/30/05        6,047,868
    29         2,084,305      1,822,236    0.94      Trailing-12         12         06/30/05        3,977,125
    30         1,030,398      2,053,874    1.09      Trailing-12         12         05/31/05        3,219,313
--------------------------------------------------------------------------------------------------------------
    31                        2,935,216    1.53
   31a         2,788,569      1,785,231              Trailing-12         12         07/31/05        4,906,429
   31b         4,578,230        689,635              Trailing-12         12         07/31/05        5,241,966
   31c         1,827,840        460,350              Trailing-12         12         07/31/05        2,396,866
--------------------------------------------------------------------------------------------------------------
    32         2,688,058      2,217,495    1.26       Annualized         6          06/30/05        5,136,166
    33           583,286      2,454,282    1.49       Annualized         5          05/31/05        3,036,237
    34         1,696,561      2,178,058    1.28      Trailing-12         12         09/01/05        3,819,303
    35               UAV            UAV     UAV          UAV            UAV            UAV                UAV
    36               UAV            UAV     UAV       Full Year          12         12/31/04        2,086,932
    37         2,039,173      2,078,967    1.38      Trailing-12         12         05/31/05        4,097,850
    38           763,921      1,697,936    1.20       Annualized         7          07/31/05        2,457,679
    39         1,687,465      2,146,162    1.48      Trailing-12         12         06/30/05        3,863,387
    40               UAV            UAV     UAV      Trailing-12         12         08/01/05        2,300,386
    41               UAV            UAV     UAV          UAV            UAV            UAV                UAV
    42               UAV            UAV     UAV       Full Year          12         12/31/04        3,210,834
    43         1,833,995      2,842,074    2.59       Annualized         4          04/30/05        4,733,319
    44           753,100      2,030,507    1.86       Annualized         7          07/31/05        2,567,800
    45         1,126,808      1,989,384    1.44       Annualized         5          05/31/05        3,147,034
    46               UAV            UAV     UAV          UAV            UAV            UAV                UAV
    47           524,338      1,721,378    1.37      Trailing-12         12         04/30/05        2,268,591
    48           459,494      2,112,877    1.66       Annualized         6          06/30/05        2,668,208
    49           758,412      1,460,466    1.17       Annualized         6          06/30/05        2,355,297
    50           352,215      2,012,191    1.58       Annualized         5          04/30/05        2,898,866
    51           798,403      1,581,192    1.32       Annualized         3          03/31/05        2,737,343
    52         1,163,972      1,589,157    1.32       Annualized         3          03/31/05        2,546,024
    53         1,131,731      1,977,602    1.65       Annualized         4          04/30/05        2,767,941
    54           997,338      1,443,819    1.19       Full Year          12         12/31/04        2,418,189
--------------------------------------------------------------------------------------------------------------
    55                        1,379,468    1.18
   55a           476,290      1,076,941              Trailing-12         12         08/31/05        1,658,114
   55b           134,198        302,527              Trailing-12         12         08/31/05          456,709
--------------------------------------------------------------------------------------------------------------
    56         3,798,547      1,737,658    1.47      Trailing-12         12         05/31/05        5,672,073
    57         1,260,602      1,439,715    1.35      Trailing-12         12         06/30/05        2,717,817
    58               UAV            UAV     UAV          UAV            UAV            UAV                UAV
    59               UAV            UAV     UAV          UAV            UAV            UAV                UAV
--------------------------------------------------------------------------------------------------------------
    60                        1,171,052    1.11
   60a           430,838        900,129              Trailing-12         12         08/31/05        1,410,150
   60b           111,171        270,922              Trailing-12         12         08/31/05          411,732
--------------------------------------------------------------------------------------------------------------
    61           476,494      1,006,691    0.95       Annualized         8          08/31/05        1,355,228
    62               UAV            UAV     UAV       Full Year          12         12/31/04        1,426,378
--------------------------------------------------------------------------------------------------------------
    63                        1,120,584    1.12
   63a           398,891        779,347              Trailing-12         12         08/31/05        1,230,969
   63b           131,681        341,237              Trailing-12         12         08/31/05          487,898
--------------------------------------------------------------------------------------------------------------
    64               UAV            UAV     UAV       Full Year          12         12/31/04          971,506
    65           423,383      1,301,836    1.32      Trailing-12         12         04/30/05        1,751,622
    66               UAV            UAV     UAV       Annualized         2          02/28/05        1,261,934
    67           443,028        460,563    0.49       Annualized         5          05/31/05        1,114,382
    68           528,347      1,490,195    1.55       Full Year          12         12/31/04        2,165,452
    69            39,919      1,290,719    1.32       Full Year          12         12/31/04        1,330,638
    70           380,945        762,780    0.84       Annualized         3          03/31/05        1,442,903
    71         1,068,262      1,157,360    1.33       Full Year          12         12/31/04        1,988,147
    72           526,706      1,337,810    1.52       Annualized         6          06/30/05        1,514,891
    73               UAV            UAV     UAV       Annualized         4          04/30/05        1,534,513
    74               UAV            UAV     UAV          UAV            UAV            UAV                UAV
    75           908,949      1,098,529    1.30       Annualized         4          04/30/05        1,897,687
    76               UAV            UAV     UAV       Full Year          12         12/31/04          357,818
    77         4,229,492      2,146,891    2.40      Trailing-12         12         07/31/05        6,702,194
    78         2,795,000        740,000    0.82      Trailing-12         12         06/30/05        3,849,341
    79           380,579      1,115,986    1.29       Annualized         8          08/31/05        1,523,288
    80           529,188      1,777,155    2.03       Annualized         4          04/30/05        2,366,514
--------------------------------------------------------------------------------------------------------------
    81                          827,271    1.00
   81a           534,219        703,831               Annualized         6          06/30/05        1,222,517
   81b           384,183        123,440               Annualized         6          06/30/05          162,921
--------------------------------------------------------------------------------------------------------------
    82           356,001        652,417    0.80      Trailing-12         12         06/30/05        1,220,792
    83           523,177      1,095,076    1.39       Annualized         3          03/31/05        1,863,702
    84           132,144        613,065    0.77       Annualized         6          06/30/05          636,000
    85           403,313      1,023,259    1.25      Trailing-12         12         07/31/05        1,409,629
    86           928,764      2,077,892    2.68       Annualized         4          04/30/05        2,963,904
    87           274,802      1,137,316    1.43       Annualized         3          03/31/05        2,061,960
    88           253,179      1,063,555    1.42      Trailing-12         12         03/31/05        1,325,152
    89               UAV            UAV     UAV          UAV            UAV            UAV                UAV
    90           907,477        585,082    0.77       Full Year          12         12/31/04        1,391,956
    91           253,120        314,029    0.41       Full Year          12         12/31/04        1,583,489
    92               UAV            UAV     UAV          UAV            UAV            UAV                UAV
--------------------------------------------------------------------------------------------------------------

    93           687,279        808,064    1.47       Annualized         5          05/31/05        1,382,376
    94           462,267        328,298    1.47       Annualized         5          05/31/05          893,854
--------------------------------------------------------------------------------------------------------------
    95           523,006        982,784    1.30      Trailing-12         12         07/31/05        1,473,139
    96           905,301      1,016,558    1.73       Annualized         3          03/31/05        1,944,482
    97           621,299        746,723    1.05       Annualized         5          05/31/05        1,397,569
    98               UAV            UAV     UAV      Trailing-12         12         05/31/05        3,550,888
    99           663,671        807,557    1.12       Annualized         3          03/31/05        1,481,664
   100         1,348,575      1,139,613    1.51      Trailing-12         12         05/31/05        2,672,478
   101           307,491      1,079,210    1.59       Annualized         6          06/30/05        1,353,321
   102           652,658      1,020,954    1.50       Annualized         5          05/31/05        1,662,028
   103           587,126        821,509    1.20      Trailing-12         12         04/30/05        1,447,095
   104           171,168        907,802    1.38       Full Year          12         12/31/04        1,230,062
   105           514,441        792,369    1.25       Annualized         6          06/30/05        1,356,892
   106           396,231      1,140,955    1.62       Annualized         6          06/30/05        1,501,520
   107           188,511      1,266,528    1.93       Full Year          12         12/31/04        1,453,919
   108               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   109           785,449      1,269,115    1.76      Trailing-12         12         05/31/05        2,286,349
   110           307,682        687,247    1.12      Trailing-12         12         07/31/05        1,019,648
   111               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   112           129,843        951,168    1.56       Annualized         6          06/30/05        1,147,502
   113               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   114           862,385        984,960    1.58       Annualized         7          07/31/05        2,041,826
   115               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   116         1,759,389      1,094,475    1.44      Trailing-12         12         07/31/05        2,978,979
   117           396,608        603,268    1.01      Trailing-12         12         06/30/05        1,044,111
   118           120,687        831,977    1.29       Annualized         10         10/31/04          971,688
   119           354,092        871,755    1.43      Trailing-12         12         05/31/05        1,233,622
   120               UAV            UAV     UAV       Annualized         3          03/31/05          766,642
   121           495,512      1,064,446    1.58      Trailing-12         12         03/31/05        1,551,820
   122           298,760        700,852    1.19      Trailing-12         12         03/31/05        1,042,922
   123               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   124           330,614        991,769    1.66       Annualized         5          05/31/05        1,481,220
   125           244,888        783,231    1.33      Trailing-12         12         06/30/05          977,103
--------------------------------------------------------------------------------------------------------------
   126                          719,662    1.19
   126a          474,371        261,361               Full Year          12         12/31/04          566,549
   126b          378,964        223,715               Full Year          12         12/31/04          609,490
   126c          454,048        234,586               Full Year          12         12/31/04          707,553
--------------------------------------------------------------------------------------------------------------
   127            35,512      1,191,727    1.93       Full Year          12         12/31/04        1,227,239
   128           443,574        726,300    1.24       Full Year          12         12/31/04        1,272,468
   129         1,417,436        965,394    1.54       Annualized         6          06/30/05        2,426,540
   130           543,217        869,615    1.47       Annualized         6          06/30/05        1,502,167
   131           793,177        996,577    2.18       Annualized         5          05/31/05        1,786,250
   132               UAV            UAV     UAV       Annualized         3          03/31/05        1,011,488
   133           709,954        994,007    1.78      Trailing-12         12         05/31/05        1,706,924
   134           575,477        765,074    1.43      Trailing-12         12         05/31/05        1,366,279
   135           295,075        724,953    1.35       Annualized         7          07/31/05          992,343
   136           482,599        812,689    1.52       Annualized         6          06/29/05        1,126,360
   137               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   138           549,753        681,813    1.30       Annualized         5          05/31/05        1,414,853
   139               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   140           555,765        607,924    1.18      Trailing-12         12         06/30/05        1,178,121
   141               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   142         1,186,352        859,510    1.57       Annualized         12         05/31/05        2,039,849
   143           203,202        579,245    1.12       Annualized         3          03/31/05        1,007,162
   144         2,060,913      1,110,240    1.94      Trailing-12         12         06/30/05        3,182,995
   145           141,310        250,385    0.67       Annualized         7          07/31/05          708,845
   146         1,074,772        806,855    1.53      Trailing-12         12         05/31/05        1,943,934
   147           544,745        720,817    1.40       Annualized         6          06/30/05        1,281,638
   148           614,818        937,606    2.03       Annualized         5          05/31/05        1,548,932
   149           289,235        564,429    1.27       Annualized         6          06/30/05          857,838
   150           171,400        393,568    0.82       Annualized         5          05/31/05          653,592
   151               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   152         1,408,562      1,285,072    2.41      Trailing-12         12         03/31/05        2,893,589
   153            75,843        676,553    1.44       Full Year          12         12/31/04          750,413
   154           485,883        731,435    1.61       Annualized         5          05/31/05        1,161,968
   155           360,055        321,102    0.71      Trailing-12         12         07/31/05          850,685
   156           336,063        839,773    1.90      Trailing-12         12         08/31/05        1,226,426
   157           175,396        710,438    1.52       Annualized         5          05/31/05          888,698
   158           362,932        723,541    1.64      Trailing-12         12         05/31/05        1,216,985
   159           400,645        615,358    1.34       Annualized         3          03/31/05        1,187,332
   160           402,544        601,647    1.41       Full Year          12         12/31/04        1,023,106
   161           897,629        653,903    1.44       Annualized         6          06/30/05        1,579,492
   162           442,818        534,158    1.30       Full Year          12         12/31/04        1,087,529
   163               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   164               UAV            UAV     UAV       Full Year          12         12/31/04          585,000
   165         1,036,419        691,384    1.56      Trailing-12         12         05/31/05        1,843,509
   166               UAV            UAV     UAV       Annualized         3          03/31/05          966,376
   167               UAV            UAV     UAV       Annualized         10         06/30/05          730,273
   168           162,156        671,125    1.66      Trailing-12         12         06/30/05          785,996
   169           354,149        458,287    1.11       Annualized         4          04/30/05          957,090
   170           269,552        436,131    1.14      Trailing-12         12         06/30/05          725,818
   171           312,035        491,176    1.24       Annualized         5          05/31/05          942,590
   172               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   173           203,918        565,669    1.43       Annualized         7          07/31/05          831,791
   174           506,788        514,859    1.35       Full Year          12         12/31/04          583,616
   175           717,601        466,269    1.24       Full Year          12         12/31/04        1,113,384
   176               UAV            UAV     UAV       Annualized         3          03/31/05          550,113
   177           407,376        426,596    1.19      Trailing-12         12         04/30/05          880,852
   178           114,526        472,747    1.33       Annualized         4          04/30/05          650,214
   179               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   180           359,280        528,799    1.48       Annualized         5          05/31/05          928,076
   181           581,976        465,567    1.65       Annualized         3          03/31/05        1,097,521
   182           373,643        513,175    1.45       Annualized         3          03/31/05          919,109
   183           146,397        554,505    1.43       Annualized         3          03/31/05          710,156
   184               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   185           278,225        334,104    1.01       Annualized         4          04/30/05          605,160
   186           383,761        460,646    1.35      Trailing-12         12         02/28/05          875,970
   187           177,553        252,387    0.77       Annualized         6          06/30/05          617,928
   188            79,275        464,735    1.46      Trailing-12         12         05/31/05          548,458
   189           134,695        414,683    1.31      Trailing-12         12         07/31/05          509,862
   190           117,857        163,195    0.51       Annualized         4          04/30/05          614,639
   191           108,118        402,811    1.29      Trailing-12         12         03/31/05          491,880
   192           149,567        357,812    1.16      Trailing-12         12         08/31/05          539,541
   193           512,922        452,533    1.45      Trailing-12         12         06/30/05          961,119
   194           203,437        271,825    0.90       Annualized         5          05/31/05          626,377
   195               UAV            UAV     UAV       Annualized         7          07/31/05          462,869
   196               UAV            UAV     UAV       Annualized         5          05/31/05          460,747
   197           848,641        614,101    1.79      Trailing-12         12         07/31/05        1,425,093
   198           197,735        501,109    2.00      Trailing-12         12         05/31/05          717,777
   199           154,786        387,348    1.55       Full Year          12         12/31/04          592,250
   200               UAV            UAV     UAV       Annualized         6          06/30/05          398,032
   201            93,485        351,474    1.52      Trailing-12         12         03/31/05          446,477
   202           368,141        492,812    2.21       Annualized         4          04/30/05          874,119
   203               UAV            UAV     UAV       Annualized         4          04/30/05          325,790
   204           154,753        245,405    1.14      Trailing-12         12         06/30/05          501,212
   205           299,363        532,707    2.52       Full Year          12         12/31/04          738,127
   206           214,083        233,411    1.17       Full Year          12         12/31/04          487,376
   207               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   208           186,261        315,845    1.53       Annualized         6          06/30/05          491,686
   209           173,540        227,993    1.12       Full Year          12         12/31/04          507,686
   210               UAV            UAV     UAV       Annualized         6          06/30/05          149,392
   211               UAV            UAV     UAV       Full Year          12         12/31/04          280,840
   212           174,503        259,303    1.36      Trailing-12         12         08/31/05          446,979
   213               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   214               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   215               UAV            UAV     UAV       Annualized         6          06/30/05          390,875
   216         1,547,214        161,948    0.94       Annualized         6          06/30/05        1,686,401
   217               UAV            UAV     UAV       Annualized         6          06/30/05          580,901
   218           498,512        255,845    1.53       Annualized         6          06/30/05          763,786
   219            70,007        271,448    1.65       Annualized         3          03/31/05          342,988
   220               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   221           337,155        443,852    3.30       Annualized         5          05/31/05          856,471
   222           179,506        114,577    0.97      Trailing-12         5          05/31/05          334,078
   223           184,152        176,458    1.74       Annualized         7          07/31/05          346,733
   224               UAV            UAV     UAV          UAV            UAV            UAV                UAV
   225            87,083        142,431    1.65       Full Year          12         12/31/04          243,851

    1b                                      UAV

                MOST                        MOST
              CURRENT         MOST        CURRENT
   LOAN         YEAR         CURRENT        YEAR          U/W            U/W
  NUMBER      EXPENSES      YEAR NOI      NOI DSCR      REVENUES      EXPENSES       U/W NOI        U/W NCF
----------------------------------------------------------------------------------------------------------------

    1                 UAV           UAV     UAV          32,406,134             0     32,406,134     32,406,134
    2          15,472,584    25,766,904     1.93         49,099,728    15,171,247     33,928,481     32,591,145
    3           6,414,091    18,381,751     1.93         24,987,185     7,145,202     17,841,984     17,391,992
    4           8,139,833    13,239,689     2.45         23,242,324     9,274,480     13,967,845     13,268,983
----------------------------------------------------------------------------------------------------------------
    5                         7,257,636     1.03                                      10,271,251      9,654,060
    5a          1,729,334     1,014,342                   5,747,737     2,114,865      3,632,872      3,347,878
    5b          2,358,560     3,457,926                   5,663,669     2,268,537      3,395,132      3,110,150
    5c            842,771     1,468,101                   2,418,509       865,450      1,553,059      1,540,907
    5d          1,011,363     1,317,267                   2,496,682       806,493      1,690,189      1,655,125
----------------------------------------------------------------------------------------------------------------
    6           4,412,363     9,753,053     1.49         15,333,703     4,898,326     10,435,377     10,018,875
----------------------------------------------------------------------------------------------------------------
    7                         8,491,447     1.39                                       8,690,627      8,506,911
    7a            390,783       597,499                   1,032,513       391,580        640,933        626,168
    7b            391,329       601,195                     997,233       389,275        607,958        598,725
    7c            290,994       507,701                     798,407       286,288        512,119        501,860
    7d            359,506       532,424                     848,668       356,372        492,296        481,994
    7e            292,000       485,663                     792,916       305,005        487,911        479,961
    7f            241,171       438,686                     692,640       239,298        453,342        447,360
    7g            316,586       349,317                     739,550       319,560        419,990        412,351
    7h            282,039       412,654                     695,287       281,723        413,564        404,440
    7i            224,532       405,163                     630,584       222,760        407,824        398,293
    7j            283,140       400,759                     686,591       282,829        403,762        397,102
    7k            262,266       359,449                     658,692       260,184        398,508        392,773
    7l            312,917       394,138                     697,777       310,734        387,043        380,336
    7m            291,060       356,277                     659,782       288,297        371,485        363,301
    7n            300,522       312,886                     666,886       304,146        362,740        356,743
    7o            309,329       357,174                     647,188       307,182        340,006        332,670
    7p            287,156       345,230                     669,620       339,237        330,383        323,383
    7q            253,958       299,454                     562,904       255,455        307,449        301,419
    7r            338,866       237,468                     619,256       322,092        297,165        291,820
    7s            271,746       252,216                     567,306       272,979        294,327        278,480
    7t            294,062       365,892                     567,978       287,074        280,904        271,516
    7u            316,596       214,471                     559,823       317,088        242,735        236,703
    7v            188,443       265,731                     423,097       184,915        238,182        229,512
----------------------------------------------------------------------------------------------------------------
    8             524,552     4,750,024     1.11          7,453,026     1,755,872      5,697,154      5,325,401
    9           1,883,618     4,412,638     1.12          6,461,783     1,554,092      4,907,691      4,731,974
    10          2,157,304     3,818,474     1.09          6,714,896     2,132,939      4,581,957      4,446,457
    11          2,446,928     4,519,510     1.20          7,641,150     2,648,351      4,992,800      4,729,656
----------------------------------------------------------------------------------------------------------------
    12                       73,002,655     3.81                                      78,461,540     69,251,953
   12a         49,339,144    25,500,084                  79,565,790    51,798,659     27,767,131     24,584,499
   12b         55,805,395    27,586,111                  88,678,263    59,239,021     29,439,242     25,892,112
   12c         39,893,503    19,916,460                  61,995,634    40,740,466     21,255,168     18,775,342
----------------------------------------------------------------------------------------------------------------
    13            495,855     2,504,916     0.86          3,778,869       557,487      3,221,381      3,132,604
    14          4,274,970     3,416,035     1.21          8,415,449     4,615,413      3,800,036      3,416,063
    15          2,408,605     5,062,771     1.91          7,432,462     2,480,438      4,952,025      4,762,563
    16          1,624,753     2,877,139     1.32          4,568,954     1,663,897      2,905,057      2,825,057
    17          2,305,005     3,702,069     1.42          5,900,023     2,472,874      3,427,149      3,134,959
    18          6,625,703     3,835,054     1.50         10,460,757     6,625,703      3,835,054      3,416,624
    19          2,012,659     2,850,194     1.25          5,035,344     2,125,900      2,909,444      2,829,644
    20          4,707,472     2,660,083     1.47          7,748,463     4,865,590      2,882,873      2,563,278
    21            251,000     2,822,647     1.29          3,028,554       279,317      2,749,237      2,660,608
    22            931,425     3,206,999     1.55          4,543,783     1,188,046      3,355,737      3,260,782
    23          1,349,730     2,221,896     1.06          3,938,787     1,360,423      2,578,364      2,503,364
    24            879,140     2,679,788     1.61          3,652,731       850,634      2,802,096      2,707,258
----------------------------------------------------------------------------------------------------------------
    25                        2,802,333     1.39                                       2,695,230      2,493,339
   25a            310,135     2,014,291                   2,151,872       388,030      1,763,842      1,634,433
   25b            207,209       788,042                     919,404       235,706        683,698        633,059
   25c                UAV           UAV                     300,237        52,547        247,690        225,847
----------------------------------------------------------------------------------------------------------------
    26         14,487,251     3,704,475     1.67         18,543,168    14,696,567      3,846,601      3,104,874
    27            747,156     2,608,417     1.43          3,287,940       818,796      2,469,144      2,381,721
    28          3,004,136     3,043,732     1.62          5,862,824     2,851,008      3,011,816      2,495,875
    29          2,103,170     1,873,955     0.96          4,215,660     1,973,572      2,242,088      2,242,088
    30          1,054,461     2,164,852     1.15          3,192,740     1,088,440      2,104,300      1,940,521
----------------------------------------------------------------------------------------------------------------
    31                        3,349,329     1.74                                       3,313,104      2,812,081
   31a          2,796,298     2,110,131                   4,886,727     2,795,712      2,091,015      1,895,546
   31b          4,520,758       721,208                   5,241,966     4,523,562        718,404        508,725
   31c          1,878,876       517,990                   2,396,866     1,893,181        503,685        407,810
----------------------------------------------------------------------------------------------------------------
    32          2,676,531     2,459,635     1.39          5,035,676     2,602,662      2,433,014      2,263,889
    33            661,290     2,374,947     1.45          2,940,377       720,412      2,219,965      2,078,564
    34          1,651,169     2,168,134     1.27          3,963,034     1,673,788      2,289,246      2,193,246
    35                UAV           UAV     UAV           3,691,969     1,416,051      2,275,918      2,187,813
    36            391,177     1,695,755     1.33          2,569,519       434,188      2,135,331      2,029,988
    37          2,084,435     2,013,415     1.34          4,113,512     2,160,718      1,952,794      1,869,994
    38            708,228     1,749,451     1.24          2,500,416       795,332      1,705,084      1,703,189
    39          1,730,620     2,132,767     1.47          3,761,240     1,705,358      2,055,882      1,979,382
    40            530,044     1,770,342     1.27          2,231,166       573,756      1,657,410      1,633,410
    41                UAV           UAV     UAV           3,094,156     1,162,650      1,931,506      1,710,588
    42          1,641,621     1,569,214     1.17          3,551,955     1,682,781      1,869,174      1,718,131
    43          1,357,542     3,375,777     3.08          4,383,174     1,878,618      2,504,556      2,131,149
    44            806,042     1,761,758     1.61          2,753,425       735,674      2,017,751      1,944,646
    45          1,183,884     1,963,150     1.42          3,340,528     1,455,242      1,885,286      1,762,425
    46                UAV           UAV     UAV           2,496,267       722,538      1,773,729      1,654,786
    47            547,215     1,721,376     1.37          2,182,895       576,408      1,606,487      1,505,345
    48            519,239     2,148,969     1.69          2,486,694       450,960      2,035,734      1,818,475
    49            742,076     1,613,221     1.29          2,296,015       774,069      1,521,946      1,407,410
    50            312,139     2,586,727     2.03          3,902,692     1,867,373      2,035,319      1,783,944
    51            768,300     1,969,043     1.64          2,714,098       690,894      2,023,204      1,834,218
    52          1,183,276     1,362,748     1.13          2,639,855     1,115,858      1,523,998      1,376,437
    53          1,190,883     1,577,058     1.31          3,126,975     1,153,538      1,973,437      1,782,635
    54          1,029,014     1,389,175     1.14          2,771,236     1,121,386      1,649,850      1,495,265
----------------------------------------------------------------------------------------------------------------
    55                        1,506,048     1.29                                       1,317,841      1,284,841
   55a            475,942     1,182,172                   1,658,414       561,583      1,096,831      1,071,331
   55b            132,833       323,876                     369,269       148,259        221,010        213,510
----------------------------------------------------------------------------------------------------------------
    56          3,791,205     1,880,868     1.59          5,672,073     3,784,623      1,887,450      1,660,567
    57          1,281,912     1,435,905     1.35          2,717,817     1,328,543      1,389,274      1,289,524
    58                UAV           UAV     UAV           1,852,011       618,458      1,233,553      1,233,553
    59                UAV           UAV     UAV           1,999,857       449,180      1,550,676      1,495,249
----------------------------------------------------------------------------------------------------------------
    60                        1,298,187     1.23                                       1,223,728      1,193,728
   60a            416,133       994,017                   1,419,101       495,295        923,806        901,306
   60b            107,562       304,170                     425,195       125,273        299,922        292,422
----------------------------------------------------------------------------------------------------------------
    61             60,000     1,295,228     1.23          2,009,360       590,189      1,419,171      1,356,320
    62            313,051     1,113,327     1.12          1,755,590       440,363      1,315,227      1,246,596
----------------------------------------------------------------------------------------------------------------
    63                        1,187,668     1.18                                       1,138,083      1,116,333
   63a            398,946       832,023                   1,251,505       453,791        797,714        782,964
   63b            132,253       355,645                     498,353       157,983        340,370        333,370
----------------------------------------------------------------------------------------------------------------
    64            161,131       810,374     0.80          1,601,690       302,139      1,299,551      1,240,391
    65            441,946     1,309,676     1.33          1,975,166       711,781      1,263,386      1,213,456
    66            347,850       914,084     0.97          2,022,872       628,960      1,393,912      1,300,087
    67            457,672       656,711     0.69          1,676,714       507,840      1,168,874      1,133,143
    68            533,418     1,632,034     1.70          1,964,876       592,567      1,372,309      1,294,330
    69             39,919     1,290,719     1.32          1,264,106        37,923      1,226,183      1,196,403
    70            119,725     1,323,179     1.45          1,697,944       439,660      1,258,284      1,113,148
    71          1,001,855       986,292     1.13          2,130,582       954,109      1,176,473      1,106,852
    72            550,509       964,382     1.10          1,757,277       534,231      1,223,046      1,110,549
    73            586,196       948,317     1.05          2,198,200       683,550      1,514,650      1,283,795
    74                UAV           UAV     UAV           1,747,395       432,012      1,315,384      1,230,641
    75            320,205     1,577,482     1.87          2,465,536       917,358      1,548,177      1,418,036
    76            118,950       238,868     0.28          1,796,123       563,635      1,232,488      1,118,073
    77          4,332,973     2,369,221     2.65          6,702,194     4,648,021      2,054,173      1,786,085
    78          2,791,347     1,057,993     1.18          5,454,306     3,843,442      1,610,864      1,392,476
    79            382,586     1,140,702     1.31          1,556,596       397,101      1,159,495      1,056,882
    80            472,479     1,894,035     2.17          2,327,134       529,845      1,797,289      1,718,765
----------------------------------------------------------------------------------------------------------------
    81                          415,863     0.51                                         971,177        839,656
   81a            558,096       664,421                   1,199,909       469,951        729,958        648,362
   81b            411,479      -248,558                     571,854       330,635        241,219        191,294
----------------------------------------------------------------------------------------------------------------
    82            454,933       765,859     0.94          1,409,064       449,053        960,011        873,062
    83            497,018     1,366,684     1.73          1,543,907       508,008      1,035,899        973,788
    84            138,218       497,782     0.62          1,091,995       136,804        955,191        955,191
    85            397,130     1,012,499     1.24          1,409,629       407,472      1,002,157        987,657
    86            961,902     2,002,002     2.58          2,427,101       929,087      1,498,014      1,358,719
    87            174,641     1,887,319     2.37          1,466,903       331,840      1,135,062      1,061,022
    88            265,792     1,059,360     1.41          1,304,796       288,384      1,016,412        998,038
    89                UAV           UAV     UAV           1,164,664       246,053        918,611        870,529
    90            885,199       506,757     0.66          2,073,704     1,010,230      1,063,474        954,006
    91            314,835     1,268,654     1.68          1,600,842       357,314      1,243,528      1,167,135
    92                UAV           UAV     UAV           1,082,143        32,464      1,049,679      1,003,168
----------------------------------------------------------------------------------------------------------------

    93            660,162       722,215     1.56          1,400,407       693,192        707,215        625,250
    94            410,934       482,920     1.56            866,681       484,306        382,375        326,688
----------------------------------------------------------------------------------------------------------------
    95            504,467       968,672     1.28          1,505,990       576,054        929,936        912,936
    96            852,404     1,092,079     1.86          1,931,414       883,601      1,047,814      1,013,819
    97            625,222       772,347     1.09          1,715,693       672,511      1,043,182        898,053
    98          1,999,298     1,551,590     1.77          3,550,958     2,249,199      1,301,759      1,159,720
    99            639,301       842,363     1.16          1,658,530       682,552        975,978        874,451
   100          1,464,541     1,207,937     1.60          2,672,488     1,456,749      1,215,738      1,108,838
   101            351,447     1,001,874     1.48          1,460,576       355,819      1,104,757      1,033,222
   102            629,998     1,032,030     1.52          1,685,883       685,399      1,000,484        910,806
   103            619,474       827,622     1.21          1,431,921       541,926        889,994        878,924
   104            177,177     1,052,885     1.60          1,200,749       231,556        969,192        916,175
   105            577,266       779,626     1.23          1,351,867       556,312        795,555        757,805
   106            437,450     1,064,070     1.51          1,503,424       469,309      1,034,115        958,531
   107            147,579     1,306,340     1.99          1,470,961       293,455      1,177,506      1,094,276
   108                UAV           UAV     UAV             946,602        28,398        918,204        871,538
   109            762,650     1,523,699     2.11          2,046,399       941,879      1,104,521      1,022,665
   110            270,345       749,303     1.22          1,104,075       309,164        794,911        767,922
   111                UAV           UAV     UAV             786,170         2,100        784,070        782,398
   112            114,682     1,032,820     1.70          1,165,100       177,789        987,310        940,499
   113                UAV           UAV     UAV             860,255       213,928        646,327        621,919
   114            849,721     1,192,105     1.91          1,921,755       857,736      1,064,019        900,766
   115                UAV           UAV     UAV           1,302,026       189,091      1,112,936        993,213
   116          1,756,770     1,222,209     1.61          2,948,008     1,823,274      1,124,734      1,006,813
   117            402,108       642,003     1.07          1,199,614       417,991        781,623        741,475
   118            102,544       869,144     1.35          1,090,223       162,969        927,255        851,501
   119            330,042       903,580     1.49          1,189,255       359,709        829,546        762,252
   120            268,918       497,724     0.83          1,327,332       357,462        969,870        894,523
   121            499,331     1,052,489     1.56          1,452,552       507,810        944,742        824,062
   122            274,131       768,791     1.31          1,256,158       368,685        887,473        775,735
   123                UAV           UAV     UAV           1,103,450       279,240        824,210        764,082
   124            296,364     1,184,856     1.98          1,273,343       378,864        894,479        810,763
   125            242,318       734,785     1.25          1,022,770       265,535        757,235        718,997
----------------------------------------------------------------------------------------------------------------
   126                          729,769     1.21                                         984,164        778,315
   126a           410,760       155,789                     870,658       428,128        442,530        363,031
   126b           342,832       266,658                     793,955       362,147        431,808        360,302
   126c           400,231       307,322                     527,837       418,010        109,827         54,981
----------------------------------------------------------------------------------------------------------------
   127             57,911     1,169,328     1.90          1,165,877        44,184      1,121,693      1,023,125
   128            467,020       805,448     1.37          1,315,638       497,573        818,065        773,640
   129          1,420,886     1,005,654     1.60          2,312,447     1,356,318        956,129        882,304
   130            543,179       958,988     1.62          1,824,163       633,576      1,190,587      1,105,551
   131            729,058     1,057,193     2.31          1,809,991       720,059      1,089,932      1,023,932
   132            218,784       792,704     1.36          1,071,735       312,670        759,065        730,353
   133            636,671     1,070,253     1.92          1,423,289       618,476        804,812        690,827
   134            587,294       778,985     1.46          1,369,024       611,391        757,633        695,634
   135            306,686       685,657     1.28          1,048,047       334,371        713,676        681,853
   136            441,875       684,485     1.28          1,393,547       511,657        881,890        801,318
   137                UAV           UAV     UAV           1,291,668       206,614      1,085,054      1,048,778
   138            569,398       845,455     1.61          1,434,177       636,096        798,081        697,729
   139                UAV           UAV     UAV             989,173       215,862        773,311        731,137
   140            563,625       614,496     1.20          1,229,358       545,324        684,034        684,034
   141                UAV           UAV     UAV           1,059,003       228,004        830,999        795,129
   142          1,209,831       830,018     1.51          2,026,435     1,224,702        801,733        801,732
   143            278,804       728,357     1.41            888,070       224,792        663,278        619,361
   144          2,092,113     1,090,882     1.91          3,221,368     2,269,568        951,800        922,050
   145            138,583       570,262     1.52            736,126       146,714        589,412        569,266
   146          1,095,645       848,289     1.60          1,943,934     1,089,730        854,204        776,447
   147            556,384       725,254     1.41          1,231,083       531,268        699,815        665,271
   148            577,320       971,612     2.10          1,296,724       635,220        661,504        560,857
   149            289,781       568,058     1.28            881,468       325,314        556,154        533,276
   150            245,411       408,181     0.85            909,840       246,248        663,592        627,887
   151                UAV           UAV     UAV             830,918       246,428        584,490        561,877
   152          1,365,763     1,527,826     2.86          2,252,670     1,413,025        839,645        749,538
   153             82,089       668,324     1.42            728,781       105,300        623,482        589,162
   154            480,886       681,082     1.50          1,125,002       495,410        629,592        544,788
   155            367,848       482,837     1.06            932,534       356,615        575,919        557,965
   156            327,278       899,148     2.04          1,108,406       377,526        730,880        624,740
   157            171,410       717,288     1.53            851,545       177,394        674,150        620,719
   158            408,971       808,014     1.83          1,112,026       464,014        648,012        591,624
   159            436,988       750,344     1.64          1,104,085       422,846        681,239        596,200
   160            418,150       604,956     1.42          1,058,887       449,720        609,166        512,591
   161            970,118       609,374     1.35          1,525,314       847,436        677,878        624,309
   162            480,989       606,540     1.48          1,107,304       502,127        605,177        517,085
   163                UAV           UAV     UAV             751,731       185,745        565,986        519,616
   164                  0       585,000     1.42            555,750        20,560        535,190        527,096
   165          1,090,500       753,009     1.70          1,838,420     1,090,744        747,676        674,140
   166            661,146       305,230     0.77          1,203,127       593,216        609,911        545,277
   167             80,536       649,737     1.64            685,603       107,259        578,343        562,144
   168            161,751       624,245     1.54            835,471       220,919        614,552        566,057
   169            356,570       600,520     1.46            912,550       384,349        528,202        468,043
   170            280,325       445,493     1.17            735,385       249,761        485,624        467,624
   171            346,447       596,143     1.50            962,614       345,953        616,661        522,509
   172                UAV           UAV     UAV             672,600        20,178        652,422        606,161
   173            205,690       626,101     1.59            742,348       209,645        532,703        492,479
   174            339,357       244,259     0.64            902,445       371,576        530,869        461,274
   175            587,669       525,715     1.40          1,115,857       609,552        506,305        449,608
   176             87,134       462,979     1.24            663,690       179,403        484,287        455,365
   177            410,110       470,742     1.32            905,822       407,536        498,286        470,786
   178            102,762       547,452     1.53            604,456       110,137        494,319        470,414
   179                UAV           UAV     UAV             671,087        23,488        647,599        603,222
   180            355,407       572,669     1.60            884,147       352,341        531,806        488,647
   181            569,690       527,830     1.87          1,087,614       587,373        500,241        478,221
   182            399,118       519,991     1.47          1,001,530       421,827        579,703        542,264
   183            136,415       573,741     1.48            772,458       186,553        585,904        528,713
   184                UAV           UAV     UAV             503,500        15,105        488,395        458,002
   185            252,978       352,182     1.06            766,808       250,549        516,259        469,898
   186            389,054       486,916     1.43            881,662       418,203        463,459        457,110
   187            252,761       365,168     1.11            789,980       276,846        513,134        450,656
   188            105,670       442,788     1.39            546,464       121,036        425,428        398,034
   189            134,399       375,463     1.19            528,972       130,782        398,190        382,944
   190             11,365       603,274     1.90            667,271       209,356        457,914        409,402
   191            106,707       385,173     1.23            494,890        98,703        396,188        378,672
   192            151,382       388,159     1.25            541,269       181,037        360,232        352,482
   193            517,323       463,796     1.48            976,455       519,405        457,050        412,300
   194            219,890       406,487     1.34            627,441       219,127        408,313        363,017
   195             57,377       405,492     1.33            574,282       175,924        398,358        372,462
   196             29,972       430,775     1.51            462,432        66,556        395,876        383,003
   197            931,674       493,419     1.44          1,427,630       956,047        471,583        414,478
   198            187,896       529,882     2.11            694,359       198,557        495,802        437,182
   199            162,576       429,674     1.72            553,456       170,026        383,430        334,942
   200            134,748       263,284     1.13            431,018       130,236        300,783        280,436
   201             93,704       352,773     1.52            429,244       116,215        313,029        307,829
   202            378,810       495,309     2.22            810,160       396,567        413,593        371,069
   203              7,855       317,935     1.40            302,889         9,087        293,803        285,515
   204            173,638       327,575     1.52            501,212       181,204        320,008        300,808
   205            264,050       474,077     2.24            700,325       297,453        402,872        361,430
   206            212,040       275,336     1.38            526,339       269,420        256,919        242,419
   207                UAV           UAV     UAV             395,000       127,491        267,509        248,719
   208            150,108       341,579     1.65            523,094       204,965        318,129        266,082
   209            176,685       331,001     1.63            488,252       169,858        318,394        274,401
   210             14,748       134,644     0.66            268,898        15,480        253,418        243,086
   211                  0       280,840     1.42            266,798         9,232        257,566        246,703
   212            173,470       273,509     1.44            450,628       176,080        274,548        257,798
   213                UAV           UAV     UAV             407,068       146,270        260,798        246,031
   214                UAV           UAV     UAV             323,610         9,708        313,902        310,161
   215                  0       390,875     2.17            453,541        77,175        376,366        374,984
   216          1,452,537       233,864     1.35          3,481,494     1,718,106      1,763,388      1,734,888
   217            309,844       271,057     1.55            557,779       293,078        264,701        235,901
   218            527,508       236,278     1.41            723,431       476,593        246,838        216,946
   219             21,514       321,474     1.95            340,257        79,413        260,844        226,936
   220                UAV           UAV     UAV             217,154         6,515        210,639        208,068
   221            333,871       522,600     3.89            771,219       326,306        444,913        395,836
   222            192,376       141,702     1.20            332,106       178,500        153,606        153,605
   223            180,443       166,290     1.64            358,510       182,305        176,205        164,205
   224                UAV           UAV     UAV             219,810        81,696        138,114        124,402
   225            111,923       131,928     1.53            249,394       137,024        112,370        103,270

    1b                                      UAV

                                                             RECOMMENDED                           ESCROWED
               U/W NCF          TAXES        INSURANCE         ANNUAL           U/W ANNUAL        REPLACEMENT
   LOAN         DSCR         CURRENTLY      CURRENTLY        REPLACEMENT        REPLACEMENT        RESERVES
  NUMBER      (NOTE 1)        ESCROWED       ESCROWED         RESERVES           RESERVES       INITIAL DEPOSIT
-----------------------------------------------------------------------------------------------------------------

    1       2.25 (Note 5)        No             No                   193,083                 0                 0
    2           2.44             No             No                   296,105           301,302                 0
    3           1.82             No             No                    86,386           107,081                 0
    4           2.45             No             No                   324,167           204,917                 0
-----------------------------------------------------------------------------------------------------------------
    5           1.36            Yes            Yes                    58,543           165,416           151,482
    5a                                                                21,679            59,994
    5b                                                                21,679            59,981
    5c                                                                10,135            12,152
    5d                                                                 5,050            33,288
-----------------------------------------------------------------------------------------------------------------
    6           1.53             No             No                    69,492            78,395                 0
-----------------------------------------------------------------------------------------------------------------
    7           1.39            Yes            Yes                   149,935           183,717           187,000
    7a                                                                 4,908            14,765
    7b                                                                 6,647             9,234
    7c                                                                11,691            10,260
    7d                                                                 7,594            10,302
    7e                                                                 6,743             7,950
    7f                                                                 3,174             5,983
    7g                                                                 3,955             7,639
    7h                                                                 7,196             9,124
    7i                                                                 9,433             9,531
    7j                                                                 8,395             6,659
    7k                                                                 4,622             5,735
    7l                                                                 5,927             6,708
    7m                                                                 8,035             8,184
    7n                                                                 2,435             5,997
    7o                                                                 4,033             7,336
    7p                                                                 3,546             7,000
    7q                                                                 4,085             6,030
    7r                                                                 5,106             5,345
    7s                                                                19,890            15,848
    7t                                                                10,554             9,388
    7u                                                                 4,348             6,033
    7v                                                                 7,617             8,670
-----------------------------------------------------------------------------------------------------------------
    8           1.25            Yes             No                    24,326            50,914                 0
    9           1.20            Yes             No                    16,333            16,339                 0
    10          1.26            Yes            Yes                   109,918           135,500                 0
    11          1.25            Yes            Yes                    40,825            47,809            48,000
-----------------------------------------------------------------------------------------------------------------
    12      3.61 (Note 6)        No             No                 3,543,663         9,209,587                 0
   12a                                                             1,112,405         3,182,632
   12b                                                             1,463,867         3,547,131
   12c                                                               967,392         2,479,825
-----------------------------------------------------------------------------------------------------------------
    13          1.09            Yes             No                     2,700            29,522                 0
    14          1.21            Yes            Yes                    76,250            78,780                 0
    15          1.79             No             No                    89,658            64,360                 0
    16          1.30            Yes            Yes                    35,500            80,000                 0
    17          1.20            Yes             No                     5,810            26,066                 0
    18          1.34            Yes            Yes                   131,229           418,430                 0
    19          1.24            Yes            Yes                    66,151            79,800                 0
    20          1.41            Yes            Yes                     8,667            49,625                 0
    21          1.22             No             No                     5,927            26,426            39,648
    22          1.58             No             No                    20,483            41,461                 0
    23          1.20            Yes            Yes                    63,933            75,000           500,000
    24          1.63             No             No                    15,129            28,212                 0
-----------------------------------------------------------------------------------------------------------------
    25          1.24            Yes             No                     6,467            20,494                 0
   25a                                                                 3,333            13,736                 0
   25b                                                                 2,125             5,357                 0
   25c                                                                 1,008             1,400                 0
-----------------------------------------------------------------------------------------------------------------
    26          1.40            Yes            Yes                   164,622           741,727      1,750,000.00
    27          1.30            Yes             No                     2,500            35,815                 0
    28          1.33            Yes            Yes                    26,794            52,979                 0
    29          1.15            Yes            Yes                    69,819                 0           620,000
    30          1.03            Yes            Yes                    17,208            18,178                 0
-----------------------------------------------------------------------------------------------------------------
    31          1.46            Yes            Yes                   137,190           501,023                 0
   31a                                                                51,100           195,469
   31b                                                                42,757           209,679
   31c                                                                43,334            95,875
-----------------------------------------------------------------------------------------------------------------
    32          1.28            Yes            Yes                   147,120           169,125                 0
    33          1.27            Yes             No                    12,500            36,316                 0
    34          1.29            Yes            Yes                    93,945            96,000                 0
    35          1.30            Yes            Yes                     8,222            36,291                 0
    36          1.60             No             No                    11,771            21,854                 0
    37          1.24            Yes            Yes                    49,636            82,800                 0
    38          1.20             No             No                     1,942             1,895                 0
    39          1.36            Yes            Yes                    51,850            76,500                 0
    40          1.20             No             No                    16,263            24,000            24,000
    41          1.22            Yes            Yes                     9,317            27,747                 0
    42          1.29            Yes            Yes                   151,053           151,053                 0
    43          1.94            Yes             No                    35,354            54,390                 0
    44          1.78             No             No                    10,140            12,184                 0
    45          1.28             No            Yes                    45,556            44,748                 0
    46          1.23             No             No                     2,583            75,000                 0
    47          1.20            Yes             No                    12,917            20,108                 0
    48          1.43            Yes            Yes                    83,715            83,711           150,000
    49          1.13            Yes            Yes                    15,267            17,992                 0
    50          1.40            Yes            Yes                    14,639            34,225                 0
    51          1.53            Yes             No                    11,408            41,561                 0
    52          1.24            Yes            Yes                    19,948            20,306                 0
    53          1.48            Yes             No                    36,875            36,942                 0
    54          1.23            Yes            Yes                    41,465            42,141                 0
-----------------------------------------------------------------------------------------------------------------
    55          1.10            Yes            Yes                    25,584            33,000                 0
   55a                                                                20,322            25,500
   55b                                                                 5,262             7,500
-----------------------------------------------------------------------------------------------------------------
    56          1.40            Yes            Yes                    66,372           226,883                 0
    57          1.21            Yes            Yes                    87,115            99,750                 0
    58          1.21             No             No                    18,014                 0                 0
    59          1.37            Yes             No                     3,225            11,997                 0
-----------------------------------------------------------------------------------------------------------------
    60          1.13            Yes            Yes                    22,771            30,000                 0
   60a                                                                16,508            22,500
   60b                                                                 6,262             7,500
-----------------------------------------------------------------------------------------------------------------
    61          1.28            Yes            Yes                     4,758            10,741                 0
    62          1.25            Yes             No                    10,646            11,407                 0
-----------------------------------------------------------------------------------------------------------------
    63          1.11            Yes            Yes                    10,265            21,750                 0
   63a                                                                 4,376            14,750
   63b                                                                 5,889             7,000
-----------------------------------------------------------------------------------------------------------------
    64          1.22            Yes            Yes                     3,292            11,650                 0
    65          1.23            Yes             No                     5,501            13,238                 0
    66          1.38            Yes            Yes                    10,667            18,413                 0
    67          1.20             No             No                    13,658            13,658                 0
    68          1.35            Yes            Yes                     8,735            22,129                 0
    69          1.23             No             No                     2,007             6,854                 0
    70          1.22            Yes            Yes                     9,485            22,118                 0
    71          1.27             No             No                    69,621            69,621                 0
    72          1.26            Yes            Yes                    14,125            14,125                 0
    73          1.43            Yes            Yes                     4,444            27,980                 0
    74          1.30            Yes            Yes                     3,564            13,022                 0
    75          1.68            Yes            Yes                    35,952            35,383                 0
    76          1.32            Yes            Yes                    10,992            16,550                 0
    77          2.00             No             No                   169,280           268,088         1,056,000
    78          1.55            Yes            Yes                    25,071           218,388                 0
    79          1.22            Yes            Yes                    20,227            20,472                 0
    80          1.97            Yes            Yes                    16,365            17,851                 0
-----------------------------------------------------------------------------------------------------------------
    81          1.20            Yes            Yes                    29,874            30,110                 0
   81a                                                                16,862            16,910                 0
   81b                                                                13,012            13,200                 0
-----------------------------------------------------------------------------------------------------------------
    82          1.21            Yes            Yes                    21,533            23,769                 0
    83          1.23            Yes             No                     6,670            11,736                 0
    84          1.20            Yes            Yes                     9,933                 0                 0
    85          1.21            Yes            Yes                     7,000            14,500                 0
    86          1.75            Yes             No                    16,887            17,232                 0
    87          1.33            Yes            Yes                    25,800            26,289                 0
    88          1.33            Yes            Yes                     7,214             6,926                 0
    89          1.21            Yes            Yes                     1,000             4,716                 0
    90          1.25             No             No                    15,179            28,655                 0
    91          1.54            Yes            Yes                     6,778            25,123                 0
    92          1.32             No             No                    17,405            14,605                 0
-----------------------------------------------------------------------------------------------------------------

    93          1.23            Yes            Yes                    12,468            14,588                 0
    94          1.23            Yes            Yes                     6,183             8,217                 0
-----------------------------------------------------------------------------------------------------------------
    95          1.20            Yes            Yes                    12,167            17,000                 0
    96          1.73            Yes             No                    71,399            33,994                 0
    97          1.26            Yes            Yes                    31,667            32,313                 0
    98          1.32            Yes             No                    23,993           142,038                 0
    99          1.21            Yes             No                    14,879            14,787                 0
   100          1.47            Yes            Yes                    62,647           106,900                 0
   101          1.53            Yes            Yes                    10,940            10,752                 0
   102          1.34            Yes            Yes                    13,220            13,245                 0
   103          1.28            Yes            Yes                    11,071            11,071                 0
   104          1.40            Yes             No                     7,273            15,100                 0
   105          1.20            Yes            Yes                    30,956            37,750                 0
   106          1.36            Yes            Yes                     3,583            18,893                 0
   107          1.67            Yes            Yes                     6,708            20,598                 0
   108          1.34             No             No                    16,757            16,800                 0
   109          1.42            Yes            Yes                    19,188            81,856                 0
   110          1.25            Yes            Yes                     5,723            10,257                 0
   111          1.25            Yes            Yes                     9,583             1,672                 0
   112          1.55             No             No                     7,063            10,190                 0
   113          1.16            Yes            Yes                     4,672             4,672                 0
   114          1.44            Yes            Yes                    14,677            18,350                 0
   115          1.62            Yes            Yes                    21,100            21,611                 0
   116          1.33            Yes             No                    34,167           117,920                 0
   117          1.24            Yes            Yes                     5,550             7,639                 0
   118          1.32             No             No                    40,608            28,814                 0
   119          1.25            Yes            Yes                     8,168            10,706                 0
   120          1.49            Yes            Yes                    19,408            21,258                 0
   121          1.22            Yes            Yes                    29,888            20,634                 0
   122          1.32            Yes            Yes                     2,333             9,267                 0
   123          1.22            Yes            Yes                    10,051            12,111                 0
   124          1.36            Yes            Yes                    45,585            45,534                 0
   125          1.22            Yes            Yes                       825             7,176                 0
-----------------------------------------------------------------------------------------------------------------
   126          1.29            Yes             No                    22,392            38,034                 0
   126a                                                                6,048            13,400
   126b                                                                7,842            10,889
   126c                                                                8,502            13,745
-----------------------------------------------------------------------------------------------------------------
   127          1.66             No             No                    36,918            36,782                 0
   128          1.32            Yes             No                    11,757            12,440                 0
   129          1.41            Yes            Yes                    73,825            73,825                 0
   130          1.87            Yes            Yes                    10,623            10,623                 0
   131          2.24            Yes             No                    63,223            66,000                 0
   132          1.25            Yes            Yes                    11,684            13,151           100,000
   133          1.24            Yes            Yes                    26,704            26,963                 0
   134          1.30            Yes            Yes                    61,125            62,000                 0
   135          1.27            Yes            Yes                       500             7,826                 0
   136          1.50            Yes            Yes                    19,760            19,760                 0
   137          2.00             No             No                     1,690             4,893                 0
   138          1.33            Yes            Yes                     4,551            12,413                 0
   139          1.39             No             No                     5,092             8,340                 0
   140          1.33            Yes            Yes                    34,175                 0           395,000
   141          1.59            Yes            Yes                    18,255            13,255                 0
   142          1.46            Yes            Yes                    54,410            59,000                 0
   143          1.20             No             No                     5,825             7,000                 0
   144          1.61            Yes            Yes                    20,171            29,750                 0
   145          1.52            Yes            Yes                     5,104             9,772                 0
   146          1.47            Yes            Yes                    36,283            77,757                 0
   147          1.30            Yes            Yes                    34,545            34,544                 0
   148          1.21            Yes            Yes                    11,887            11,604                 0
   149          1.20            Yes            Yes                    22,918            22,878                 0
   150          1.32            Yes            Yes                     7,660             6,666                 0
   151          1.15            Yes            Yes                     1,708             3,691                 0
   152          1.40            Yes            Yes                    49,732            90,107                 0
   153          1.25            Yes            Yes                     4,227             9,168                 0
   154          1.20            Yes            Yes                     9,075             9,026                 0
   155          1.39            Yes            Yes                     5,237            17,954                 0
   156          1.42            Yes            Yes                    15,592            17,967                 0
   157          1.33            Yes            Yes                     7,390             9,000                 0
   158          1.34            Yes            Yes                     3,097             7,254                 0
   159          1.30            Yes            Yes                    10,583            10,397                 0
   160          1.20            Yes            Yes                     5,518            15,836                 0
   161          1.38            Yes            Yes                    53,570            53,570                 0
   162          1.26            Yes            Yes                    11,042            15,003                 0
   163          1.23            Yes            Yes                     1,930             8,347                 0
   164          1.28             No            Yes                     7,888             8,094                 0
   165          1.52            Yes            Yes                    42,588            73,537                 0
   166          1.37            Yes            Yes                     1,866             8,286                 0
   167          1.42            Yes            Yes                       581             1,891                 0
   168          1.54            Yes            Yes                     3,755             9,024                 0
   169          1.19            Yes            Yes                     3,231             8,519                 0
   170          1.22            Yes            Yes                    12,042            18,000                 0
   171          1.32            Yes            Yes                    11,583            13,158                 0
   172          1.47             No             No                     1,420            15,000                 0
   173          1.25            Yes            Yes                     8,249             8,249                 0
   174          1.21            Yes            Yes                     6,981             8,759                 0
   175          1.19            Yes            Yes                    49,948            56,696                 0
   176          1.22            Yes            Yes                     2,802             7,725                 0
   177          1.44            Yes            Yes                    23,732            27,500                 0
   178          1.32            Yes            Yes                     4,813             4,851                 0
   179          1.62             No             No                         0             9,468                 0
   180          1.37            Yes            Yes                     7,646             7,646                 0
   181          1.70            Yes             No                    33,698            22,020                 0
   182          1.53            Yes            Yes                     4,600            10,863                 0
   183          1.37            Yes            Yes                     5,648            10,541                 0
   184          1.29             No             No                     7,992            10,570                 0
   185          1.42            Yes            Yes                     1,106             8,925                 0
   186          1.34            Yes            Yes                     4,152             6,349                 0
   187          1.38            Yes            Yes                    11,950            11,860                 0
   188          1.25            Yes            Yes                     1,000             6,083                 0
   189          1.29            Yes            Yes                     1,456             2,034                 0
   190          1.29            Yes             No                    16,782            16,782                 0
   191          1.21            Yes            Yes                     6,521             3,490                 0
   192          1.14            Yes            Yes                     6,198             7,750                 0
   193          1.32            Yes            Yes                    44,271            44,750                 0
   194          1.20            Yes            Yes                     6,288             6,276                 0
   195          1.22            Yes            Yes                     1,654             5,725                 0
   196          1.34            Yes            Yes                     1,098             2,100                 0
   197          1.21            Yes             No                    66,820            57,105           260,000
   198          1.74            Yes            Yes                     6,175             8,202            25,000
   199          1.34            Yes            Yes                     6,579            11,121                 0
   200          1.20            Yes            Yes                     2,333             3,091                 0
   201          1.33            Yes            Yes                     2,733             5,200            10,000
   202          1.66            Yes             No                    10,125            10,265                 0
   203          1.26             No             No                       457             1,381                 0
   204          1.40            Yes            Yes                    14,103            19,200                 0
   205          1.71            Yes            Yes                     1,845             6,171                 0
   206          1.21            Yes            Yes                    14,169            14,500                 0
   207          1.25            Yes            Yes                     1,300             3,295                 0
   208          1.29            Yes            Yes                    14,051            14,051                 0
   209          1.35            Yes            Yes                     2,942             8,752                 0
   210          1.20            Yes            Yes                     2,685             2,700                 0
   211          1.24             No            Yes                     2,766             2,847                 0
   212          1.36            Yes            Yes                    14,321            16,750                 0
   213          1.25            Yes            Yes                     3,020             3,030                 0
   214          1.45             No             No                     3,727             3,741                 0
   215          2.08             No             No                     1,150             1,381                 0
   216          10.04            No             No                    25,354            28,500                 0
   217          1.35            Yes            Yes                    10,905            28,800                 0
   218          1.29            Yes            Yes                    29,850            29,892                 0
   219          1.38            Yes            Yes                     7,765            17,785                 0
   220          1.49             No             No                     1,258             2,571                 0
   221          2.94            Yes            Yes                     4,953             6,880                 0
   222          1.30            Yes            Yes                     9,854            15,000                 0
   223          1.62            Yes            Yes                    10,131            12,000                 0
   224          1.36            Yes             No                       500             3,516                 0
   225          1.20            Yes            Yes                     9,097             9,100                 0

    1b      2.07 (Note 9)

                                                                                                    RECOMMENDED
                                                                                                      ANNUAL         U/W ANNUAL
                                                                                                    REPLACEMENT     REPLACEMENT
                                                                                                     RESERVES         RESERVES
   LOAN                               ESCROWED REPLACEMENT RESERVES                                  PSF/UNIT/        PSF/UNIT/
  NUMBER                                  CURRENT ANNUAL DEPOSIT                                     ROOM/PAD         ROOM/PAD
----------------------------------------------------------------------------------------------------------------------------------

    1                                                                                         0               0.14           0.00
    2                                                                                         0               0.28           0.28
    3                                                                                         0               0.16           0.20
    4                                                                                         0               0.49           0.31
----------------------------------------------------------------------------------------------------------------------------------
    5                                                                                   151,482               0.04           0.12
    5a                                                                                                        0.08           0.22
    5b                                                                                                        0.08           0.22
    5c                                                                                                        0.02           0.02
    5d                                                                                                        0.03           0.22
----------------------------------------------------------------------------------------------------------------------------------
    6                                                                                         0               0.23           0.26
----------------------------------------------------------------------------------------------------------------------------------
    7                                                                                         0               0.09           0.10
    7a                                                                                                        0.02           0.06
    7b                                                                                                        0.07           0.09
    7c                                                                                                        0.19           0.17
    7d                                                                                                        0.05           0.07
    7e                                                                                                        0.10           0.12
    7f                                                                                                        0.05           0.10
    7g                                                                                                        0.05           0.10
    7h                                                                                                        0.06           0.07
    7i                                                                                                        0.15           0.15
    7j                                                                                                        0.14           0.11
    7k                                                                                                        0.08           0.10
    7l                                                                                                        0.09           0.10
    7m                                                                                                        0.13           0.13
    7n                                                                                                        0.04           0.11
    7o                                                                                                        0.05           0.10
    7p                                                                                                        0.05           0.11
    7q                                                                                                        0.07           0.10
    7r                                                                                                        0.10           0.10
    7s                                                                                                        0.32           0.26
    7t                                                                                                        0.17           0.15
    7u                                                                                                        0.07           0.10
    7v                                                                                                        0.12           0.14
----------------------------------------------------------------------------------------------------------------------------------
    8                                                                                    67,886               0.07           0.15
    9                                                                                    16,333               0.11           0.11
    10                                                                                  135,504             202.80         250.00
    11                                                                                        0               0.17           0.19
----------------------------------------------------------------------------------------------------------------------------------
    12                                                                                        0           1,476.53       3,837.33
   12a                                                                                                    1,483.21       4,243.51
   12b                                                                                                    1,463.87       3,547.13
   12c                                                                                                    1,488.29       3,815.12
----------------------------------------------------------------------------------------------------------------------------------
    13                                                                                   19,116               0.01           0.15
    14                                                                                   78,780               0.19           0.20
    15                                                                                        0               0.23           0.17
    16                                                      80,004 (1-36); 100,008 (thereafter)              88.75         200.00
    17                                                                                   26,102               0.03           0.15
    18                      5% of Gross Revenues (years 1-3), 4% of Gross Revenues (thereafter)             437.43       1,394.77
    19                                             79,800.00 (Yrs. 1-5); 106,200.00 (Yrs. 6-10)             145.07         175.00
    20                                                                                   49,632               0.03           0.15
    21                                                                                        0               0.04           0.20
    22                                                                                        0               0.08           0.15
    23                                                                                   75,000             213.11         250.00
    24                                                                                        0               0.08           0.15
----------------------------------------------------------------------------------------------------------------------------------
    25                                                                                        0               0.03           0.10
   25a                                                                                        0               0.02           0.10
   25b                                                                                        0               0.04           0.10
   25c                                                                                        0               0.07           0.10
----------------------------------------------------------------------------------------------------------------------------------
    26                                                                     4% of Gross Revenues             500.37       2,254.49
    27                                                                                        0               0.01           0.08
    28                                                                                   26,489               0.10           0.20
    29                                                                                        0             213.51           0.00
    30                                                                                   18,180               0.20           0.21
----------------------------------------------------------------------------------------------------------------------------------
    31                                                                                  501,023             309.68       1,130.98
   31a                                                                                                      338.41       1,294.50
   31b                                                                                                      290.86       1,426.39
   31c                                                                                                      298.85         661.21
----------------------------------------------------------------------------------------------------------------------------------
    32                                                                                  169,128             239.22         275.00
    33                                                                                        0               0.05           0.15
    34                                                                                   96,000             244.65         250.00
    35                                                                                   15,600               0.03           0.15
    36                                                                                        0               0.08           0.15
    37                                                                                   82,800             161.16         268.83
    38                                                                                        0               0.02           0.02
    39                                                                                   76,500             169.44         250.00
    40                                                                                        0             169.41         250.00
    41                                                                                   27,747               0.07           0.20
    42                                                                                  151,053             352.93         352.93
    43                                                                                        0               0.13           0.20
    44                                                                                        0               0.17           0.20
    45                                                                                        0               0.23           0.23
    46                                                                                        0               0.01           0.20
    47                                                                                   20,108               0.13           0.20
    48                                                                                   83,711               0.31           0.31
    49                                                                                   17,992               0.16           0.19
    50                                                                                   34,225               0.09           0.20
    51                                                                                   41,685               0.05           0.20
    52                                                                                   20,306               0.22           0.22
    53                                                                                   36,946               0.31           0.31
    54                                                                                        0               0.20           0.20
----------------------------------------------------------------------------------------------------------------------------------
    55                                                                                   33,000             203.05         261.90
   55a                                                                                                      207.37         260.20
   55b                                                                                                      187.93         267.86
----------------------------------------------------------------------------------------------------------------------------------
    56                                                                                  226,884             374.98       1,281.82
    57                                                                                   99,756             218.33         250.00
    58                                                                                        0               0.12           0.00
    59                                                                                   14,034               0.05           0.20
----------------------------------------------------------------------------------------------------------------------------------
    60                                                                                   30,000             192.97         254.24
   60a                                                                                                      183.43         250.00
   60b                                                                                                      223.65         267.86
----------------------------------------------------------------------------------------------------------------------------------
    61                                                                                   10,567               0.09           0.20
    62                                                                                   10,401               0.09           0.10
----------------------------------------------------------------------------------------------------------------------------------
    63                                                                                   21,756             128.31         271.88
   63a                                                                                                       81.03         273.15
   63b                                                                                                      226.51         269.23
----------------------------------------------------------------------------------------------------------------------------------
    64                                                                                        0               0.04           0.15
    65                                                                                        0               0.04           0.10
    66                                                                                   12,275               0.09           0.15
    67                                                                                        0               0.16           0.16
    68                                                                                   22,129               0.06           0.15
    69                                                                                    6,854               0.04           0.15
    70                                                                                   22,118               0.06           0.15
    71                                                                                        0             252.25         252.25
    72                                                                                   14,125               0.22           0.22
    73                                                                                   27,980               0.03           0.20
    74                                                                                   13,020               0.04           0.16
    75                                                                                   35,382               0.31           0.31
    76                                                                                   16,560               0.13           0.20
    77                                                                                  234,558             755.71       1,196.82
    78                                                                     4% of Gross Revenues             116.07       1,011.06
    79                                                                                   20,544               0.20           0.20
    80                                                                                   17,851               0.10           0.11
----------------------------------------------------------------------------------------------------------------------------------
    81                                                                                   30,096               0.24           0.24
   81a                                                                                        0               0.26           0.26
   81b                                                                                        0               0.22           0.22
----------------------------------------------------------------------------------------------------------------------------------
    82                                                                                   23,772               0.18           0.20
    83                                                                                        0               0.06           0.11
    84                                                                                        0               0.20           0.00
    85                                                                                   14,508              24.14          50.00
    86                                                                                   17,231               0.17           0.17
    87                                                                                   26,289               0.18           0.18
    88                                                                                    6,926               0.10           0.10
    89                                                                                        0               0.02           0.10
    90                                                                                        0               0.13           0.25
    91                                                                                25,123.00               0.03           0.10
    92                                                                                        0               0.24           0.20
----------------------------------------------------------------------------------------------------------------------------------

    93                                                                                   14,588               0.17           0.20
    94                                                                                    8,312               0.15           0.20
----------------------------------------------------------------------------------------------------------------------------------
    95                                                                                   17,004              35.78          50.00
    96                                                                                        0             247.91         118.04
    97                                                                                   33,860               0.15           0.15
    98                           $142,035 for the first 12 mos; 4% of Gross Revenues thereafter             183.15       1,084.26
    99                                                                                   90,694               0.15           0.15
   100                                                                     4% of Gross Revenues             549.53         937.71
   101                                                                                        0               0.17           0.17
   102                                                                                   12,964               0.20           0.20
   103                                                                                   11,103               0.11           0.11
   104                                                                                   15,100               0.05           0.10
   105                                                                                   37,750             205.01         250.00
   106                                                                                   18,989               0.02           0.10
   107                                                                                        0               0.07           0.20
   108                                                                                   12,000               0.21           0.21
   109                         $85,478.40 for the first 12 mos; 4% of Gross Revenues thereafter             417.12       1,779.48
   110                                                                                   10,104               0.33           0.59
   111                                                                                        0               0.06           0.01
   112                                                                                   10,190               0.10           0.15
   113                                                                                    4,672               0.12           0.12
   114                                                                                   18,612               0.16           0.20
   115                                                                                   21,611               0.21           0.21
   116                     $117,920.04 for the first 12 months; 4% of Gross Revenues thereafter             379.63       1,310.23
   117                                                                                    7,644               0.15           0.20
   118                                                                                   28,814               0.18           0.13
   119                                                                                   10,716               0.15           0.20
   120                                                                                   21,258               0.23           0.25
   121                                                                                   20,634               0.45           0.31
   122                                                                                    9,267               0.03           0.10
   123                                                                                   12,108               0.21           0.25
   124                                                                                   44,016               0.30           0.30
   125                                                                                    7,200               0.02           0.20
----------------------------------------------------------------------------------------------------------------------------------
   126                                                                                   38,040               0.12           0.20
   126a                                                                                                       0.09           0.20
   126b                                                                                                       0.14           0.20
   126c                                                                                                       0.12           0.20
----------------------------------------------------------------------------------------------------------------------------------
   127                                                                                   29,040               0.19           0.19
   128                                                                                        0               0.23           0.25
   129                                                                                   73,825             296.49         296.49
   130                                                                                   10,623               0.24           0.24
   131                                                                                   66,000             239.48         250.00
   132                                                                                        0               0.13           0.15
   133                                                                                   26,964               0.34           0.34
   134                                                                                   62,000             246.47         250.00
   135                                                                                    7,836               0.01           0.20
   136                                                                                   17,937               0.17           0.17
   137                                                                                    5,010               0.05           0.15
   138                                                                                   12,413               0.07           0.20
   139                                                                                        0               0.09           0.15
   140                                                                                        0             216.30           0.00
   141                                                                                   13,255               0.56           0.41
   142                                                                                   59,000             230.55         250.00
   143                                                                                        0               0.08           0.10
   144                                                                                   29,750             169.50         250.00
   145                                                                                        0             212.67         407.17
   146                                                                     4% of Gross Revenues             465.17         996.89
   147                                                                                   34,515             295.26         295.25
   148                                                                                   11,604               0.20           0.20
   149                                                                                   22,878             279.49         279.00
   150                                                                                    7,660               0.17           0.15
   151                                                                                    3,691               0.07           0.15
   152                                                                                  100,555             546.50         990.18
   153                                                                                    9,168               0.07           0.15
   154                                                                                    8,876               0.20           0.20
   155                                                                                   13,466               0.08           0.29
   156                                                                                   17,967               0.17           0.20
   157                                                                                    9,000               0.08           0.10
   158                                                                                    7,254               0.06           0.15
   159                                                                                   10,397               0.18           0.18
   160                                                                                   15,836               0.07           0.20
   161                                                                                   53,570             291.14         291.14
   162                                                                                   14,792               0.15           0.20
   163                                                                                    8,347               0.03           0.15
   164                                                                                        0               0.19           0.19
   165                                                                     4% of Gross Revenues             448.29         774.07
   166                                                                                    8,286               0.03           0.15
   167                                                                                    1,891               0.05           0.15
   168                                                                                    9,036               0.08           0.20
   169                                                                                    8,519               0.08           0.20
   170                                                                                   18,000             167.25         250.00
   171                                                                                   13,164               0.18           0.20
   172                                                          0 ($15,000 from 6/11/10-5/11/15)              0.01           0.10
   173                                                                                    8,249               0.15           0.15
   174                                                                                    8,759               0.16           0.20
   175                                                                                   53,196             328.61         373.00
   176                                                                                    7,725               0.05           0.15
   177                                                                                   27,504             215.74         250.00
   178                                                                                    4,851               0.21           0.21
   179                                                                                        0               0.00           0.15
   180                                                                                    7,646               0.21           0.21
   181                                                                                        0             210.61         137.63
   182                                                                                   11,852               0.06           0.15
   183                                                                                   10,541               0.11           0.20
   184                                                                                   10,570               0.08           0.10
   185                                                                                    8,913               0.02           0.20
   186                                                                                    6,349               0.07           0.10
   187                                                                                   11,860               0.27           0.27
   188                                                                                    2,160               0.03           0.20
   189                                                                                    2,040               0.11           0.15
   190                                                                                   16,782               0.19           0.19
   191                                                                                    3,063               0.32           0.17
   192                                                                                    7,750             199.95         250.00
   193                                                                                   44,750             247.32         250.00
   194                                                                                    6,276               0.19           0.19
   195                                                                                    5,725               0.06           0.20
   196                                                                                    2,100               0.05           0.10
   197                                                                     4% of Gross Revenues             726.31         620.71
   198                                                                                        0               0.15           0.20
   199                                                                                    9,096               0.11           0.18
   200                                                                                    3,091               0.11           0.15
   201                                                                                        0              26.28          50.00
   202                                                                                   10,265               0.32           0.32
   203                                                                                        0               0.03           0.10
   204                                                19,200 (1st 3 years), 24,000 (thereafter)             146.90         200.00
   205                                                                                    6,171               0.06           0.20
   206                                                                                   14,496             244.30         250.00
   207                                                                                    3,295               0.08           0.20
   208                                                                                   14,051               0.26           0.26
   209                                                                                    8,752               0.05           0.15
   210                                                                                    2,700               0.45           0.45
   211                                                                                        0               0.15           0.15
   212                                                                                   16,752             213.74         250.00
   213                                                                                    3,024               0.24           0.24
   214                                                                                    3,744               0.27           0.27
   215                                                                                        0               0.08           0.10
   216                                                                                        0             222.40         250.00
   217                                                                                   28,800             113.59         300.00
   218                                                                                   29,892             317.55         318.00
   219                                                                                   17,785               0.07           0.15
   220                                                                                        0               0.07           0.15
   221                                                                                    6,880               0.14           0.20
   222                                                                                   15,000             164.23         250.00
   223                                                                                   12,000             211.06         250.00
   224                                                                                    3,516               0.03           0.20
   225                                                                                    9,096             324.89         325.00

    1b

                                       ESCROWED
                ESCROWED             REPLACEMENT
              REPLACEMENT              RESERVES
                RESERVES               CURRENT                U/W
            INITIAL DEPOSIT             ANNUAL               ANNUAL
   LOAN        PSF/UNIT/             DEPOSIT PSF/            TI/LC
  NUMBER        ROOM/PAD            UNIT/ROOM/PAD           RESERVES              ESCROWED TI/LC RESERVES INITIAL DEPOSIT
----------------------------------------------------------------------------------------------------------------------------

    1                    0.00                       0.00              0                                                   0
    2                    0.00                       0.00      1,036,034                                                   0
    3                    0.00                       0.00        342,911                                                   0
    4                    0.00                       0.00        493,945                                          19,029,390
----------------------------------------------------------------------------------------------------------------------------
    5                    0.11                       0.11        451,775                                                   0
    5a                                                          225,000
    5b                                                          225,000
    5c                                                                0
    5d                                                            1,775
----------------------------------------------------------------------------------------------------------------------------
    6                    0.00                       0.00        338,107                                                   0
----------------------------------------------------------------------------------------------------------------------------
    7                    0.11                       0.00            NAP                                                 NAP
    7a                                                              NAP
    7b                                                              NAP
    7c                                                              NAP
    7d                                                              NAP
    7e                                                              NAP
    7f                                                              NAP
    7g                                                              NAP
    7h                                                              NAP
    7i                                                              NAP
    7j                                                              NAP
    7k                                                              NAP
    7l                                                              NAP
    7m                                                              NAP
    7n                                                              NAP
    7o                                                              NAP
    7p                                                              NAP
    7q                                                              NAP
    7r                                                              NAP
    7s                                                              NAP
    7t                                                              NAP
    7u                                                              NAP
    7v                                                              NAP
----------------------------------------------------------------------------------------------------------------------------
    8                    0.00                       0.20        320,839                                                   0
    9                    0.00                       0.11        159,377                                             767,582
    10                   0.00                     250.00            NAP                                                 NAP
    11                   0.20                       0.00        215,334                                             180,000
----------------------------------------------------------------------------------------------------------------------------
    12                   0.00                       0.00            NAP                                                 NAP
   12a                                                              NAP
   12b                                                              NAP
   12c                                                              NAP
----------------------------------------------------------------------------------------------------------------------------
    13                   0.00                       0.10         59,255                                                   0
    14                   0.00                       0.20        305,192                                           4,000,000
    15                   0.00                       0.00        125,102                                                   0
    16                   0.00                     200.01            NAP                                                 NAP
    17                   0.00                       0.15        266,124                                             465,000
    18                   0.00                   1,394.77            NAP                                                 NAP
    19                   0.00                     175.00            NAP                                                 NAP
    20                   0.00                       0.15        269,970                                                   0
    21                   0.30                       0.00         62,202                                              62,112
    22                   0.00                       0.00         53,493                                                   0
    23               1,666.67                     250.00            NAP                                                 NAP
    24                   0.00                       0.00         66,627                                                   0
----------------------------------------------------------------------------------------------------------------------------
    25                   0.00                       0.00        181,398                                                   0
   25a                                                          115,673
   25b                                                           45,282
   25c                                                           20,444
----------------------------------------------------------------------------------------------------------------------------
    26               5,319.15       4% of Gross Revenues            NAP                                                 NAP
    27                   0.00                       0.00         51,608                                                   0
    28                   0.00                       0.10        462,962                                           1,268,792
    29               1,896.02                       0.00            NAP                                                 NAP
    30                   0.00                       0.21        145,601                                             100,000
----------------------------------------------------------------------------------------------------------------------------
    31                   0.00                   1,130.98            NAP                                                 NAP
   31a                                                              NAP
   31b                                                              NAP
   31c                                                              NAP
----------------------------------------------------------------------------------------------------------------------------
    32                   0.00                     275.00            NAP                                                 NAP
    33                   0.00                       0.00        105,085                                                   0
    34                   0.00                     250.00            NAP                                                 NAP
    35                   0.00                       0.06         51,814                                           4,000,000
    36                   0.00                       0.00         83,489                                                   0
    37                   0.00                     268.83            NAP                                                 NAP
    38                   0.00                       0.00              0                                                   0
    39                   0.00                     250.00            NAP                                                 NAP
    40                 250.00                       0.00            NAP                                                 NAP
    41                   0.00                       0.20        193,171                                                   0
    42                   0.00                     352.93            NAP                                                 NAP
    43                   0.00                       0.00        319,017                                                   0
    44                   0.00                       0.00         60,921                                                   0
    45                   0.00                       0.00         78,113                                                   0
    46                   0.00                       0.00         43,943                                                   0
    47                   0.00                       0.20         81,034                                             750,000
    48                   0.56                       0.31        133,548                                                   0
    49                   0.00                       0.19         96,544                                                   0
    50                   0.00                       0.20        217,150                                           2,200,750
    51                   0.00                       0.20        147,425                                           1,170,011
    52                   0.00                       0.22        127,254                                                   0
    53                   0.00                       0.31        153,860                                                   0
    54                   0.00                       0.00        112,444        400,000 LOC (Vacant Space Credit Enhancement)
                                                                                  100,000 LOC (Vacant Space Leasing Reserve)
----------------------------------------------------------------------------------------------------------------------------
    55                   0.00                     261.90            NAP                                                 NAP
   55a                                                              NAP
   55b                                                              NAP
----------------------------------------------------------------------------------------------------------------------------
    56                   0.00                   1,281.83            NAP                                                 NAP
    57                   0.00                     250.02            NAP                                                 NAP
    58                   0.00                       0.00            NAP                                                 NAP
    59                   0.00                       0.23         43,430                                              55,575
----------------------------------------------------------------------------------------------------------------------------
    60                   0.00                     254.24            NAP                                                 NAP
   60a                                                              NAP
   60b                                                              NAP
----------------------------------------------------------------------------------------------------------------------------
    61                   0.00                       0.20         52,110                                                   0
    62                   0.00                       0.09         57,225                                                   0
----------------------------------------------------------------------------------------------------------------------------
    63                   0.00                     271.95            NAP                                                 NAP
   63a                                                              NAP
   63b                                                              NAP
----------------------------------------------------------------------------------------------------------------------------
    64                   0.00                       0.00         47,510                                                   0
    65                   0.00                       0.00         36,692                                                   0
    66                   0.00                       0.10         75,413                                                   0
    67                   0.00                       0.00         22,073                                                   0
    68                   0.00                       0.15         55,850                                                   0
    69                   0.00                       0.15         22,926                                                   0
    70                   0.00                       0.15        123,019                                                   0
    71                   0.00                       0.00            NAP                                                 NAP
    72                   0.00                       0.22         98,373                                                   0
    73                   0.00                       0.20        202,875                                           1,050,000
    74                   0.00                       0.16         71,720                                                   0
    75                   0.00                       0.31         94,758                                                   0
    76                   0.00                       0.20         97,865                                             766,000
    77               4,714.29                   1,047.13            NAP                                                 NAP
    78                   0.00       4% of Gross Revenues            NAP                                                 NAP
    79                   0.00                       0.20         82,141                                                   0
    80                   0.00                       0.11         60,673                                                   0
----------------------------------------------------------------------------------------------------------------------------
    81                   0.00                       0.24        101,411                                                   0
   81a                                                           64,686
   81b                                                           36,725
----------------------------------------------------------------------------------------------------------------------------
    82                   0.00                       0.20         63,181                                                   0
    83                   0.00                       0.00         50,375                                                   0
    84                   0.00                       0.00              0                                                   0
    85                   0.00                      50.03            NAP                                                 NAP
    86                   0.00                       0.17        122,063                                                   0
    87                   0.00                       0.18         47,751                                      50,000.00 (LOC)
    88                   0.00                       0.10         11,448                                                   0
    89                   0.00                       0.00         43,366                                             100,000
    90                   0.00                       0.00         80,813          565,000 (Leasing Reserve), 167,590 (Northco
                                                                          Capital Reserve), 89,695 (Financial Independents),
                                                                                                 19,175 (Lions Gate Reserve)
    91                   0.00                       0.10         51,271                                              50,000
    92                   0.00                       0.00         31,906                                                   0
----------------------------------------------------------------------------------------------------------------------------
    93                   0.00                       0.20         67,377                                                   0
    94                   0.00                       0.20         47,470                                                   0
----------------------------------------------------------------------------------------------------------------------------
    95                   0.00                      50.01            NAP                                                 NAP
    96                   0.00                       0.00            NAP                                                 NAP
    97                   0.00                       0.16        112,817                                                   0
    98                   0.00                   1,084.24            NAP                                                 NAP
    99                   0.00                       0.92         86,740                                                   0
   100                   0.00       4% of Gross Revenues            NAP                                                 NAP
   101                   0.00                       0.00         60,783                                                   0
   102                   0.00                       0.20         76,433                                             760,000
   103                   0.00                       0.11            NAP                                                 NAP
   104                   0.00                       0.10         37,918                                                   0
   105                   0.00                     250.00            NAP                                                 NAP
   106                   0.00                       0.10         56,692                                                   0
   107                   0.00                       0.00         62,632                                                   0
   108                   0.00                       0.15         29,866                                                   0
   109                   0.00                   1,858.23            NAP                                                 NAP
   110                   0.00                       0.58         16,732                                                   0
   111                   0.00                       0.00              0                                                   0
   112                   0.00                       0.15         36,622                                                   0
   113                   0.00                       0.12         19,737                                                   0
   114                   0.00                       0.20        144,903                                              90,363
   115                   0.00                       0.21         98,111                                                   0
   116                   0.00       4% of Gross Revenues            NAP                                                 NAP
   117                   0.00                       0.20         32,509                                             130,000
   118                   0.00                       0.13         46,940                                                   0
   119                   0.00                       0.20         56,587                                                   0
   120                   0.00                       0.25         54,090                                                   0
   121                   0.00                       0.31        100,045                                                   0
   122                   0.00                       0.10        102,472                                              50,000
   123                   0.00                       0.25         48,017                                             175,000
   124                   0.00                       0.29         38,182                                                   0
   125                   0.00                       0.20         31,062                                             200,000
----------------------------------------------------------------------------------------------------------------------------
   126                   0.00                       0.20        167,816                                                   0
   126a                                                          66,098
   126b                                                          60,617
   126c                                                          41,100
----------------------------------------------------------------------------------------------------------------------------
   127                   0.00                       0.15         61,785                                                   0
   128                   0.00                       0.00         31,986                                             450,000
   129                   0.00                     296.49            NAP                                                 NAP
   130                   0.00                       0.24         74,413                                             287,530
   131                   0.00                     250.00            NAP                                                 NAP
   132                   1.14                       0.00         15,561                                             500,000
   133                   0.00                       0.34         87,022                                                   0
   134                   0.00                     250.00            NAP                                                 NAP
   135                   0.00                       0.20         23,998                                                   0
   136                   0.00                       0.15         60,812                                                   0
   137                   0.00                       0.15         31,383                                                   0
   138                                              0.20         87,939                                                   0
   139                   0.00                       0.00         33,834                                                   0
   140               2,500.00                       0.00            NAP                                                 NAP
   141                   0.00                       0.41         22,615                                                   0
   142                   0.00                     250.00            NAP                                                 NAP
   143                   0.00                       0.00         36,917                                                   0
   144                   0.00                     250.00            NAP                                                 NAP
   145                   0.00                       0.00         10,374                                                   0
   146                   0.00       4% of Gross Revenues            NAP                                                 NAP
   147                   0.00                     295.00            NAP                                                 NAP
   148                   0.00                       0.20         89,043                                                   0
   149                   0.00                     279.00            NAP                                                 NAP
   150                   0.00                       0.17         29,039                                                   0
   151                   0.00                       0.15         18,922                                                   0
   152                   0.00                   1,105.00            NAP                                                 NAP
   153                   0.00                       0.15         25,151                                                   0
   154                   0.00                       0.20         75,779                                                   0
   155                   0.00                       0.21            NAP                                                 NAP
   156                   0.00                       0.20         88,173                                                   0
   157                   0.00                       0.10         44,431                                                   0
   158                   0.00                       0.15         49,134                                                   0
   159                   0.00                       0.18         74,642                                                   0
   160                   0.00                       0.20         80,738                                                   0
   161                   0.00                     291.14            NAP                                                 NAP
   162                   0.00                       0.20         73,090                                             175,000
   163                   0.00                       0.15         38,023                                                   0
   164                   0.00                       0.00              0                                                   0
   165                   0.00       4% of Gross Revenues            NAP                                                 NAP
   166                   0.00                       0.15         56,348                                                   0
   167                   0.00                       0.15         14,308                                                   0
   168                   0.00                       0.20         39,471                                                   0
   169                   0.00                       0.20         51,640                                             100,000
   170                   0.00                     250.00            NAP                                                 NAP
   171                   0.00                       0.20         80,994                                             100,000
   172                   0.00                       0.05         31,261                                                   0
   173                   0.00                       0.15         31,975                                                   0
   174                   0.00                       0.20         60,836                                                   0
   175                   0.00                     349.97            NAP                                                 NAP
   176                   0.00                       0.15         21,197                                                   0
   177                   0.00                     250.04            NAP                                                 NAP
   178                   0.00                       0.21         19,055                                                   0
   179                   0.00                       0.00         34,909                                                   0
   180                   0.00                       0.21         35,513                                                   0
   181                   0.00                       0.00            NAP                                                 NAP
   182                   0.00                       0.16         26,576                                              25,000
   183                   0.00                       0.20         46,650                                                   0
   184                   0.00                       0.10         19,823                                                   0
   185                   0.00                       0.20         37,436                                                   0
   186                   0.00                       0.10            NAP                                                 NAP
   187                   0.00                       0.27         50,618                                                   0
   188                   0.00                       0.07         21,311                                                   0
   189                   0.00                       0.15         13,212                                                   0
   190                   0.00                       0.19         31,731                                                   0
   191                   0.00                       0.15         14,026                                                   0
   192                   0.00                     250.00            NAP                                                 NAP
   193                   0.00                     250.00            NAP                                                 NAP
   194                   0.00                       0.19         39,021                                                   0
   195                   0.00                       0.20         20,171                                                   0
   196                   0.00                       0.10         10,773                                                   0
   197               2,826.09       4% of Gross Revenues            NAP                                                 NAP
   198                   0.61                       0.00         50,418                                              75,000
   199                   0.00                       0.15         37,368                                                   0
   200                   0.00                       0.15         17,255                                                   0
   201                  96.15                       0.00            NAP                                                 NAP
   202                   0.00                       0.32         32,259                                             150,000
   203                   0.00                       0.00          6,907                                                   0
   204                   0.00                     200.00            NAP                                                 NAP
   205                   0.00                       0.20         35,271                                                   0
   206                   0.00                     249.93            NAP                                                 NAP
   207                   0.00                       0.20         15,495                                                   0
   208                   0.00                       0.26         37,996                                              30,000
   209                   0.00                       0.15         35,241                                                   0
   210                   0.00                       0.45          7,632                                                   0
   211                   0.00                       0.00          8,016                                                   0
   212                   0.00                     250.03            NAP                                                 NAP
   213                   0.00                       0.24         11,737                                                   0
   214                   0.00                       0.27              0                                                   0
   215                   0.00                       0.00              0                                                   0
   216                   0.00                       0.00            NAP                                                 NAP
   217                   0.00                     300.00            NAP                                                 NAP
   218                   0.00                     318.00            NAP                                                 NAP
   219                   0.00                       0.15         16,123                                                   0
   220                   0.00                       0.00              0                                                   0
   221                   0.00                       0.20         42,196                                                   0
   222                   0.00                     250.00            NAP                                                 NAP
   223                   0.00                     250.00            NAP                                                 NAP
   224                   0.00                       0.20         10,196                                                   0
   225                   0.00                     324.86            NAP                                                 NAP

    1b

                                                                                                                ESCROWED
                                                                                                ESCROWED         TI/LC
                                                                                    U/W           TI/LC         RESERVES
                                                                                  ANNUAL        RESERVES        CURRENT
                                                                                   TI/LC         INITIAL         ANNUAL
   LOAN                          ESCROWED TI/LC RESERVES                         RESERVES        DEPOSIT        DEPOSIT
  NUMBER                         CURRENT ANNUAL DEPOSIT                             PSF            PSF            PSF
----------------------------------------------------------------------------------------------------------------------------

    1                                                                        0          0.00            0.00           0.00
    2                                                                        0          0.96            0.00           0.00
    3                                                                        0          0.63            0.00           0.00
    4                                                                        0          0.75           29.03           0.00
----------------------------------------------------------------------------------------------------------------------------
    5                                                                  900,000          0.65            0.00           1.29
    5a                                                                                  0.83
    5b                                                                                  0.83
    5c                                                                                  0.00
    5d                                                                                  0.01
----------------------------------------------------------------------------------------------------------------------------
    6                                                                        0          1.13            0.00           0.00
----------------------------------------------------------------------------------------------------------------------------
    7                                                                      NAP           NAP             NAP            NAP
    7a                                                                                   NAP
    7b                                                                                   NAP
    7c                                                                                   NAP
    7d                                                                                   NAP
    7e                                                                                   NAP
    7f                                                                                   NAP
    7g                                                                                   NAP
    7h                                                                                   NAP
    7i                                                                                   NAP
    7j                                                                                   NAP
    7k                                                                                   NAP
    7l                                                                                   NAP
    7m                                                                                   NAP
    7n                                                                                   NAP
    7o                                                                                   NAP
    7p                                                                                   NAP
    7q                                                                                   NAP
    7r                                                                                   NAP
    7s                                                                                   NAP
    7t                                                                                   NAP
    7u                                                                                   NAP
    7v                                                                                   NAP
----------------------------------------------------------------------------------------------------------------------------
    8                                                                  254,571          0.95            0.00           0.75
    9                                                                        0          1.06            5.12           0.00
    10                                                                     NAP           NAP             NAP            NAP
    11                                                                       0          0.90            0.75           0.00
----------------------------------------------------------------------------------------------------------------------------
    12                                                                     NAP           NAP             NAP            NAP
   12a                                                                                   NAP
   12b                                                                                   NAP
   12c                                                                                   NAP
----------------------------------------------------------------------------------------------------------------------------
    13                                                                       0          0.31            0.00           0.00
    14                            0 ($200,012.04 starting 8/11/06 & thereafter)         0.77           10.15           0.46
    15                                                                       0          0.32            0.00           0.00
    16                                                                     NAP           NAP             NAP            NAP
    17                                                                       0          1.53            2.68           0.00
    18                                                                     NAP           NAP             NAP            NAP
    19                                                                     NAP           NAP             NAP            NAP
    20                                                                 250,008          0.82            0.00           0.76
    21                                                                       0          0.47            0.47           0.00
    22                                                                       0          0.20            0.00           0.00
    23                                                                     NAP           NAP             NAP            NAP
    24                                                                       0          0.35            0.00           0.00
----------------------------------------------------------------------------------------------------------------------------
    25                                                                       0          0.89            0.00           0.00
   25a                                                                       0          0.84
   25b                                                                       0          0.85
   25c                                                                       0          1.46
----------------------------------------------------------------------------------------------------------------------------
    26                                                                     NAP           NAP             NAP            NAP
    27                                                                       0          0.12            0.00           0.00
    28                                                                 458,956          1.75            4.79           1.73
    29                                                                     NAP           NAP             NAP            NAP
    30                                                                 104,532          1.65            1.13           1.19
----------------------------------------------------------------------------------------------------------------------------
    31                                                                     NAP           NAP             NAP            NAP
   31a                                                                                   NAP
   31b                                                                                   NAP
   31c                                                                                   NAP
----------------------------------------------------------------------------------------------------------------------------
    32                                                                     NAP           NAP             NAP            NAP
    33                                                                       0          0.43            0.00           0.00
    34                                                                     NAP           NAP             NAP            NAP
    35                                                                       0          0.21           16.53           0.00
    36                                                                       0          0.57            0.00           0.00
    37                                                                     NAP           NAP             NAP            NAP
    38                                                                       0          0.00            0.00           0.00
    39                                                                     NAP           NAP             NAP            NAP
    40                                                                     NAP           NAP             NAP            NAP
    41                                                                 208,101          1.39            0.00           1.50
    42                                                                     NAP           NAP             NAP            NAP
    43                                                                       0          1.17            0.00           0.00
    44                                                                       0          1.00            0.00           0.00
    45                                                                       0          0.40            0.00           0.00
    46                                                                       0          0.12            0.00           0.00
    47                                                                       0          0.81            7.46           0.00
    48                                                                 133,510          0.50            0.00           0.50
    49                                                                  96,544          1.04            0.00           1.04
    50                                                                 239,574          1.27           12.86           1.40
    51                                                                  36,000          0.71            5.63           0.17
    52                                                                 138,453          1.38            0.00           1.50
    53                                                                       0          1.29            0.00           0.00
    54                                                                       0          0.53            2.38           0.00
----------------------------------------------------------------------------------------------------------------------------
    55                                                                     NAP           NAP             NAP            NAP
   55a                                                                                   NAP
   55b                                                                                   NAP
----------------------------------------------------------------------------------------------------------------------------
    56                                                                     NAP           NAP             NAP            NAP
    57                                                                     NAP           NAP             NAP            NAP
    58                                                                     NAP           NAP             NAP            NAP
    59                                                                       0          0.72            0.93           0.00
----------------------------------------------------------------------------------------------------------------------------
    60                                                                     NAP           NAP             NAP            NAP
   60a                                                                                   NAP
   60b                                                                                   NAP
----------------------------------------------------------------------------------------------------------------------------
    61                                                                       0          0.97            0.00           0.00
    62                                                                  53,174          0.50            0.00           0.46
----------------------------------------------------------------------------------------------------------------------------
    63                                                                     NAP           NAP             NAP            NAP
   63a                                                                                   NAP
   63b                                                                                   NAP
----------------------------------------------------------------------------------------------------------------------------
    64                                                                       0          0.61            0.00           0.00
    65                                                                       0          0.28            0.00           0.00
    66                                                                  52,454          0.61            0.00           0.43
    67                                                                       0          0.26            0.00           0.00
    68                                                                  66,386          0.38            0.00           0.45
    69                                                                       0          0.50            0.00           0.00
    70                                                                  50,000          0.83            0.00           0.34
    71                                                                     NAP           NAP             NAP            NAP
    72                                                                  50,000          1.53            0.00           0.78
    73          305,000.04 (07/11/05-06/11/06); 275,000.04 (07/11/06-06/11/08)          1.45            7.51           2.18
    74                                                                       0          0.87            0.00           0.00
    75                                                                  50,000          0.83            0.00           0.44
    76                                                                  62,064          1.18            9.26           0.75
    77                                                                     NAP           NAP             NAP            NAP
    78                                                                     NAP           NAP             NAP            NAP
    79                                                                  82,140          0.80            0.00           0.80
    80                                                                 121,710          0.37            0.00           0.75
----------------------------------------------------------------------------------------------------------------------------
    81                                                                 112,164          0.81            0.00           0.90
   81a                                                                                  0.99
   81b                                                                                  0.61
----------------------------------------------------------------------------------------------------------------------------
    82                                                                  63,192          0.53            0.00           0.53
    83                                                                       0          0.47            0.00           0.00
    84                                                                       0          0.00            0.00           0.00
    85                                                                     NAP           NAP             NAP            NAP
    86                                                                       0          1.20            0.00           0.00
    87                                                                       0          0.33            0.34           0.00
    88                                                                       0          0.17            0.00           0.00
    89                                                                  47,162          0.92            2.12           1.00
    90                                                                  69,600          0.71            7.34           0.61
    91                      25,000 (7/11/05-6/11/06), 50,000 (7/11/06-6/11/08)          0.20            0.20           0.10
    92                                                                       0          0.44            0.00           0.00
----------------------------------------------------------------------------------------------------------------------------

    93                                                                  65,646          0.92            0.00           0.90
    94                                                                  37,402          1.16            0.00           0.91
----------------------------------------------------------------------------------------------------------------------------
    95                                                                     NAP           NAP             NAP            NAP
    96                                                                     NAP           NAP             NAP            NAP
    97                                                                 112,866          0.52            0.00           0.52
    98                                                                     NAP           NAP             NAP            NAP
    99                                                                  14,787          0.88            0.00           0.15
   100                                                                     NAP           NAP             NAP            NAP
   101                                                                       0          0.96            0.00           0.00
   102                                                                  97,230          1.15           11.48           1.47
   103                                                                     NAP           NAP             NAP            NAP
   104                                                                       0          0.25            0.00           0.00
   105                                                                     NAP           NAP             NAP            NAP
   106                                                                  56,546          0.30            0.00           0.30
   107                                                                       0          0.61            0.00           0.00
   108                                                                  35,300          0.37            0.00           0.44
   109                                                                     NAP           NAP             NAP            NAP
   110                                                                  16,800          0.97            0.00           0.97
   111                                                                       0          0.00            0.00           0.00
   112                                                                       0          0.54            0.00           0.00
   113                                                                  20,600          0.51            0.00           0.53
   114                                                                  91,750          1.58            0.98           1.00
   115                                                                       0          0.95            0.00           0.00
   116                                                                     NAP           NAP             NAP            NAP
   117                                                                       0          0.85            3.40           0.00
   118                                                                  42,112          0.21            0.00           0.19
   119                                                                  56,592          1.06            0.00           1.06
   120                                                                  56,120          0.64            0.00           0.66
   121                                                                  99,842          1.50            0.00           1.50
   122                                                                  48,187          1.11            0.54           0.52
   123                                                                       0          0.99            3.61           0.00
   124                                                                  75,000          0.25            0.00           0.49
   125                                                                  30,864          0.87            5.57           0.86
----------------------------------------------------------------------------------------------------------------------------
   126                                                                 174,828          0.88            0.00           0.92
   126a                                                                                 0.99
   126b                                                                                 1.11
   126c                                                                                 0.60
----------------------------------------------------------------------------------------------------------------------------
   127                                                                  34,848          0.32            0.00           0.18
   128                                                                       0          0.64            8.98           0.00
   129                                                                     NAP           NAP             NAP            NAP
   130                                                                  65,000          1.66            6.42           1.45
   131                                                                     NAP           NAP             NAP            NAP
   132                                                                       0          0.18            5.70           0.00
   133                                                                  88,740          1.10            0.00           1.12
   134                                                                     NAP           NAP             NAP            NAP
   135                                                                  22,704          0.61            0.00           0.57
   136                                                                  25,000          0.51            0.00           0.21
   137                                                                       0          0.96            0.00           0.00
   138                                                                  50,000          1.42            0.00           0.81
   139                                                                       0          0.61            0.00           0.00
   140                                                                     NAP           NAP             NAP            NAP
   141                                                                  20,000          0.69            0.00           0.61
   142                                                                     NAP           NAP             NAP            NAP
   143                                         0 ($36,917 from 1/11/10-7/11/16)         0.53            0.00           0.31
   144                                                                     NAP           NAP             NAP            NAP
   145                                                                  10,380        432.25            0.00         432.50
   146                                                                     NAP           NAP             NAP            NAP
   147                                                                     NAP           NAP             NAP            NAP
   148                                                                  87,030          1.53            0.00           1.50
   149                                                                     NAP           NAP             NAP            NAP
   150                                                                  25,000          0.65            0.00           0.56
   151                                                                       0          0.77            0.00           0.00
   152                                                                     NAP           NAP             NAP            NAP
   153                                                                       0          0.41            0.00           0.00
   154                                                                  64,348          1.68            0.00           1.43
   155                                                                     NAP           NAP             NAP            NAP
   156                                                                  89,835          0.98            0.00           1.00
   157                                                                       0          0.49            0.00           0.00
   158                                                                       0          1.02            0.00           0.00
   159                                                                  78,554          1.29            0.00           1.36
   160                                                                  79,182          1.02            0.00           1.00
   161                                                                     NAP           NAP             NAP            NAP
   162                                                                       0          0.97            2.33           0.00
   163                                                                       0          0.68            0.00           0.00
   164                                                                       0          0.00            0.00           0.00
   165                                                                     NAP           NAP             NAP            NAP
   166                                                                  80,666          1.02            0.00           1.46
   167                                                                  10,713          1.14            0.00           0.85
   168                                                                  46,032          0.87            0.00           1.02
   169                                                                  42,594          1.21            2.35           1.00
   170                                                                     NAP           NAP             NAP            NAP
   171                                                                  65,796          1.23            1.52           1.00
   172                                                                       0          0.21            0.00           0.00
   173                                                                  30,000          0.59            0.00           0.56
   174                                                                  43,798          1.39            0.00           1.00
   175                                                                     NAP           NAP             NAP            NAP
   176                                                                  33,990          0.41            0.00           0.66
   177                                                                     NAP           NAP             NAP            NAP
   178                                                                  11,667          0.82            0.00           0.51
   179                                                                       0          0.55            0.00           0.00
   180                                                                  50,000          0.99            0.00           1.39
   181                                                                     NAP           NAP             NAP            NAP
   182                                                                  25,000          0.37            0.35           0.35
   183                                                                  46,986          0.89            0.00           0.89
   184                                                                  19,823          0.19            0.00           0.19
   185                                                                  35,000          0.84            0.00           0.78
   186                                                                     NAP           NAP             NAP            NAP
   187                                                                  50,617          1.15            0.00           1.15
   188                                                                  21,300          0.70            0.00           0.70
   189                                                                  13,212          0.97            0.00           0.97
   190                                                                  36,210          0.35            0.00           0.40
   191                                                                  13,578          0.69            0.00           0.66
   192                                                                     NAP           NAP             NAP            NAP
   193                                                                     NAP           NAP             NAP            NAP
   194                                                                  22,500          1.18            0.00           0.68
   195                                                                  20,325          0.70            0.00           0.71
   196                                                                       0          0.52            0.00           0.00
   197                                                                     NAP           NAP             NAP            NAP
   198                                                                       0          1.23            1.83           0.00
   199         54,000, LOC in the amount of $80,000 may replace escrowed funds          0.62            0.00           0.89
   200                                                                  17,514          0.84            0.00           0.85
   201                                                                     NAP           NAP             NAP            NAP
   202                                                                       0          1.01            4.68           0.00
   203                                                                       0          0.50            0.00           0.00
   204                                                                     NAP           NAP             NAP            NAP
   205                                                                  20,000          1.14            0.00           0.65
   206                                                                     NAP           NAP             NAP            NAP
   207                                                                   5,000          0.94            0.00           0.30
   208                                                                  10,000          0.71            0.56           0.19
   209                                                                  15,000          0.61            0.00           0.26
   210                                                                   7,500          1.27            0.00           1.25
   211                                                                       0          0.42            0.00           0.00
   212                                                                     NAP           NAP             NAP            NAP
   213                                                                  13,334          0.93            0.00           1.06
   214                                                                       0          0.00            0.00           0.00
   215                                                                       0          0.00            0.00           0.00
   216                                                                     NAP           NAP             NAP            NAP
   217                                                                     NAP           NAP             NAP            NAP
   218                                                                     NAP           NAP             NAP            NAP
   219                                                                  12,000          0.14            0.00           0.10
   220                                                                       0          0.00            0.00           0.00
   221                                                                       0          1.23            0.00           0.00
   222                                                                     NAP           NAP             NAP            NAP
   223                                                                     NAP           NAP             NAP            NAP
   224                                                                  10,196          0.58            0.00           0.58
   225                                                                     NAP           NAP             NAP            NAP

    1b

             MORTGAGE     LOAN
   LOAN       LOAN       GROUP
  NUMBER     SELLER     NUMBER                   LOAN / PROPERTY NAME                                        PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1         GACC         1     One Court Square - Citibank                          One Court Square
    2         GACC         1     Yahoo! Center                                        2401-2525 Colorado Avenue & 2400-2500 Broadway
    3          CGM         1     Maine Mall                                           364 Maine Mall Road
    4          CGM         1     100 East Pratt                                       100 East Pratt Street
------------------------------------------------------------------------------------------------------------------------------------
    5          CGM         1     TPMC Portfolio                                       Various
    5a                           Park Tower South                                     1333 West Loop South
    5b                           Park Tower North                                     1233 West Loop South
    5c                           Innova Parking Garage                                3838 Weslayan Street
    5d                           Innova Theater and Retail                            3839 Weslayan Street
------------------------------------------------------------------------------------------------------------------------------------
    6         PMCF         1     Florence Mall                                        2028 Florence Mall
------------------------------------------------------------------------------------------------------------------------------------
    7         GACC         1     Private Mini Self Storage Portfolio                  Various
    7a                           Private Mini-League City                             2500 West Main Street
    7b                           Private Mini-West Park                               6040 Westpark Drive
    7c                           Private Mini-Eastlake                                3182 Curlew Road
    7d                           Private Mini-Westbelt                                10515 Southwest Freeway
    7e                           Private Mini-Lancaster                               13401 Lancaster Highway
    7f                           Private Mini-Safe Harbor                             9208 Westmoreland Road
    7g                           Private Mini-Highway 620                             11320 Ranch Road 620 North
    7h                           Private Mini-LaMarque                                4701 Gulf Freeway
    7i                           Private Mini-103rd                                   7052 103rd Street
    7j                           Private Mini-Walsingham                              13240 Walsingham Road
    7k                           Private Mini-Melbourne                               376 North Harbor City Boulevard
    7l                           Private Mini-Cutten                                  7022 FM 1960 Road West
    7m                           Private Mini-Palm Harbor                             30722 US Highway 19 North
    7n                           Private Mini-Nesbit Ferry                            2840 Holcomb Bridge Road
    7o                           Private Mini-Central Expressway                      13637 North Central Expressway
    7p                           Private Mini-Mountainbrook                           3195 Highway 280 East
    7q                           Private Mini-Castle Hills                            1951 Northwest Loop 410
    7r                           Private Mini-Monroe                                  1580 North Monroe Street
    7s                           Private Mini-Florida Avenue                          9505 North Florida Avenue
    7t                           Private Mini-Wycliffe                                11010 Old Katy Road
    7u                           Private Mini-Elmwood                                 1037 Elmwood Avenue
    7v                           Private Mini-Huntsville                              4440 University Drive Northwest
------------------------------------------------------------------------------------------------------------------------------------
    8         GACC         1     Cedarbrook Corporate Center Portfolio                3, 6, 8 Cedar Brook Drive & 8 Clarke Drive
    9          CGM         1     Fairfax Corner                                       11900 Palace Way, 11888-11951 Grand Commons
                                                                                      Avenue, 4200-4250 Fairfax Corner West Avenue
                                                                                      and 4201-4251 Fairfax Corner East Avenue
    11        GACC         1     485 7th Avenue                                       485 7th Avenue
------------------------------------------------------------------------------------------------------------------------------------
    12        GACC         1     Loews Universal Hotel Portfolio                      Various
   12a                           Loews Portofino Bay                                  5601 Universal Boulevard
   12b                           Loews Royal Pacific                                  6300 Hollywood Way
   12c                           Hard Rock Hotel                                      5800 Universal Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    13        GACC         1     Quartermaster Plaza Shopping Center                  2200-2400 West Oregon Avenue
    14         CGM         1     One Financial Plaza                                  120 South Sixth Street
    15         CGM         1     Chico Mall                                           1950 East 20th Street
    16        GACC         1     Fountains at Waterford                               12101 Fountainbrook Boulevard
    17         CGM         1     Gateway Center                                       80-100 City Square
    18        GACC         1     Marriott Baton Rouge                                 5500 Hilton Avenue
    20        GACC         1     Goodwin Square                                       225 Asylum Street
    21        GACC         1     Brooklyn Retail Portfolio II                         Various
    22         CGM         1     Millennium Park                                      13150-13500 Middlebelt Road
    24         CGM         1     University Place                                     1671 East 70th Street
------------------------------------------------------------------------------------------------------------------------------------
    25         CGM         1     University of Phoenix                                Various
   25a                           4150 South Riverpoint Parkway                        4150 South Riverpoint Parkway
   25b                           3125 East Wood Street                                3125 East Wood Street
   25c                           517 North Westhill Blvd                              517 North Westhill Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    26         CGM         1     Wynfrey Hotel                                        1000 Riverchase Galleria
    27         CGM         1     Hamilton Village                                     2000-2020 Gunbarrel Road
    28         CGM         1     Saint Paul Plaza                                     200 Saint Paul Street
    29        GACC         1     Tenby Chase                                          193 Tenby Chase Drive
    30        GACC         1     1776 Massachusetts Avenue                            1776 Massachusetts Avenue, NW
------------------------------------------------------------------------------------------------------------------------------------
    31        GACC         1     Northcoast Hotel Portfolio                           Various
   31a                           Roosevelt Hotel                                      1531 7th Avenue
   31b                           Coast Wenatchee Center                               201 North Wenatchee Avenue
   31c                           Coast Gateway Hotel                                  18415 International Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    33         CGM         1     Johnson City Crossing                                3207 Peoples Street
    35        PMCF         1     Rockaway Center                                      Mount Pleasant Avenue
    36         CGM         1     River Marketplace                                    4409 Ambassador Caffery Parkway
    38         CGM         1     633 Third Avenue                                     633 Third Avenue
    39         PNC         1     Nevada Street                                        2 Nevada Street
    41         CGM         1     Townsend Building                                    123 Townsend Street
    43         CGM         1     Riverchase Galleria Office Tower                     3000 Riverchase Galleria
    44        GACC         1     888 Prospect Street                                  888 Prospect Street
    45         CGM         1     ICI-Glidden Research Center                          16651 West Sprague Road
    46        PMCF         1     Bedrosian 1515 Winston                               1515 and 1517 E. Winston Road
    47         CGM         1     ConnectiCare Office Building                         175 Scott Swamp Road
    48         CGM         1     Village Square at Kiln Creek                         5007 Victory Boulevard
    49        GACC         1     Compson Financial Center                             980 North Federal Highway
    50         CGM         1     Fountainhead Park I & II                             4511 and 4545 Horizon Hill Boulevard
    51         CGM         1     Pacific Corporate Center                             7005 South Front Road, 7401, 7451, 7501
                                                                                        Longard Road and 501 Lawrence Raod
    52         CGM         1     Lockwood Medical Offices                             110-150 Lockwood Avenue
    53         CGM         1     201 Broadway                                         201 Broadway
    54        PMCF         1     Altamont Avenue                                      1400 Altamont Avenue
------------------------------------------------------------------------------------------------------------------------------------
    55        GACC         1     338 East 65th Street / 314-26 East 78th Street       Various
   55a                           314-26 East 78th Street                              314-26 East 78th Street
   55b                           338 East 65th Street                                 338 East 65th Street
------------------------------------------------------------------------------------------------------------------------------------
    56        GACC         1     Hilton Scotts Valley                                 6001 La Madrona Drive
    57        GACC         1     Maplewood Park                                       3815 Northeast 4th Street
    58         CGM         1     Great Indoors - Sears - Alpha Road                   5000 Alpha Road
    59         CGM         1     The Crossing at Walkers Brook                        20-48 Walkers Brook Drive
------------------------------------------------------------------------------------------------------------------------------------
    60        GACC         1     413-415 East 70th Street / 507-11 East 73rd Street   Various
   60a                           507-11 East 73rd Street                              507-11 East 73rd Street
   60b                           413-415 East 70th Street                             413-415 East 70th Street
------------------------------------------------------------------------------------------------------------------------------------
    61         PNC         1     Steadfast-Koll Building                              4343 Von Karman Avenue
    62         CGM         1     Shoppes at Hope Valley                               3825 South Roxboro Street
------------------------------------------------------------------------------------------------------------------------------------
    63        GACC         1     512 East 80th Street / 1229-1235 1st Avenue          Various
   63a                           1229-1235 1st Avenue                                 1229-1235 1st Avenue
   63b                           512 East 80th Street                                 512 East 80th Street
------------------------------------------------------------------------------------------------------------------------------------
    64         CGM         1     Meridian Town Center                                 13210, 13410, 13414 Meridian East
    65         CGM         1     The Shops at Cedar Point                             3101 Hamilton Boulevard
    66         CGM         1     Dellview Marketplace                                 1803 Vance Jackson
    67         CGM         1     Eddystone Crossing                                   1530, 1552-1568, 1572, 1576, 1580 Chester Pike
    68         CGM         1     Springhill Business Center                           1524 Spring Hill Road
    69         CGM         1     Ralphs Grocery - Los Angeles, CA                     670 South Western Avenue
    70         CGM         1     Baseline Foothills                                   4401, 4405, 5509 East Baseline Road
    72         PNC         1     La Jolla Corporate Center                            3252 & 3262 Holiday Court
    73         CGM         1     Westar/Polaris II                                    550 Polaris Parkway
    74        PMCF         1     Mullica Hill Plaza                                   141 & 143 Bridgeton Pike
    75         CGM         1     Lakeview Village                                     3611-3821 East Baseline Road
    76        GACC         1     The Atrium at Manalapan                              195 Route 9 South
    77         PNC         1     Washington Suites                                    100 South Reynolds Street
    78         CGM         1     Perry's Ocean Edge Resort                            2209 South Atlantic Avenue
    79        GACC         1     Turlock Town Center                                  503-795 North Golden State Boulevard
    80         CGM         1     Constant Friendship Center                           3422-3488 Emmorton Road
------------------------------------------------------------------------------------------------------------------------------------
    81         CGM         1     100 & 200 Foxborough (aka) Harlfinger Portfolio      Various
   81a                           100 Foxborough Boulevard                             100 Foxborough Boulevard
   81b                           200 Foxborough Boulevard                             200 Foxborough Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    82        GACC         1     Groton Shopping Center                               646-720 Long Hill Road
    83         CGM         1     Crossings Shopping Center                            12955-13069 SW 112th Street
    84        GACC         1     3300 Olympic Boulevard                               3300 Olympic Boulevard
    85        GACC         1     Orchard Grove MHP                                    2835 South Wagner Road
    86         CGM         1     Henderson Carriage House                             2067 Massachusetts Avenue
    87         CGM         1     G and G Shopping Center                              1211 West College Avenue
    88         CGM         1     Perry Hall Marketplace                               9633 - 9645 Belair Road
    89         CGM         1     Lovejoy Square                                       930 NW 14th Avenue & 1325 NW Kearney Street
    90        PMCF         1     5353 Wayzata                                         5353 Wayzata Boulevard
    91         CGM         1     7100 Old Landover                                    7100 Old Landover Road
    92        GACC         1     Lawrenceville Shopping Center                        3350-3360 Brunswick Pike
------------------------------------------------------------------------------------------------------------------------------------
                                 Crowe Office Portfolio
    93         CGM         1     Comerica Tower                                       5944 Luther Lane
    94         CGM         1     Texas Moline                                         302 North Market Street
------------------------------------------------------------------------------------------------------------------------------------
    97         CGM         1     Southgate Mall                                       1409 Ehringhaus Street
    98         CGM         1     Springhill Suites - Northfolk, VA                    6350 Newtown Road
    99         CGM         1     Plaza Palomino                                       2910-2990 North Swan Road
   100         CGM         1     Residence Inn - Charlotte, NC                        5115 Piper Station Drive
   101         CGM         1     Canyon Lakes Plaza                                   9010 West Sahara Avenue
   102         CGM         1     North Atlanta Physicians MOB II                      993-D Johnson Ferry Road
   103         CGM         1     Stow Company Self Storage                            2660 US Highway 130 & 10 Pleasant Hill Road
   104         CGM         1     Prospect Hill Road                                   64, 66, 68 Prospect Hill Road
   106         CGM         1     250 Ballardvale Street                               250 Ballardvale Street
   107        GACC         1     MacPhail Crossing                                    540-550 West Macphail Road
   108         CGM         1     Robb & Stucky - Altamonte Springs, FL                351 South State Road 434
   109         CGM         1     Howard Johnson Express Inn                           135 East Houston Street
   110        GACC         1     Birch Street Promenade                               260-330 West Birch Street
   111        GACC         1     Lowes at Sunrise                                     1300 North Kolb Road
   112         CGM         1     Scott Town Center                                    1000 Scott Town Plaza
   113         CGM         1     902-958 Highland Avenue                              902-958 Highland Avenue
   114        GACC         1     Highland Office Center                               550 Pinetown Road
   115         CGM         1     16808 Armstrong Ave.                                 16808 Armstrong Avenue
   116         CGM         1     Courtyard by Marriott - Chesapeake, VA               1562 Crossroads Boulevard
   117        GACC         1     Sunset Galleria                                      7101-7123 Sunset Boulevard
   118         CGM         1     6610 Cabot Drive                                     6610 Cabot Drive
   119        GACC         1     Landfall Park                                        1981 & 1985 Eastwood Road
   120         CGM         1     Granite Bay Village                                  8665 Auburn Folsom Road
   121         CGM         1     Crain Towers                                         1600 Crain Highway
   122         CGM         1     Yellow Breeches                                      145, 175, 195 and 215 Limekiln Road
   123        PMCF         1     Blossom Hill Plaza                                   1317-1345 Blossom Hill Road
   124         CGM         1     Corners At The Mall                                  117-241 Mall Woods Drive
   125        GACC         1     Office Depot Plaza                                   401 East 2nd Street
------------------------------------------------------------------------------------------------------------------------------------
   126         CGM         1     Torrey Chase Buildings                               Various
   126a                          14505 Torrey Chase                                   14505 Torrey Chase Boulevard
   126b                          14425 Torrey Chase                                   14425 Torrey Chase Boulevard
   126c                          13700 Veterans Memorial                              13700 Veterans Memorial Drive
------------------------------------------------------------------------------------------------------------------------------------
   127         CGM         1     Super K - Port Huron, MI                             1179 32nd Street
   128        PMCF         1     2150 Post Road                                       2150 Post Road
   130         PNC         1     Nexus Centre Torrey Pines                            11149 North Torrey Pines Road
   132         CGM         1     Mountain Park Plaza                                  510, 520, 602, 610 East Baseline Road
   133         CGM         1     Freeman Medical Tower                                323 North Prairie Avenue
   135        GACC         1     Colts Neck Shopping Center                           24 Route 34
   136         PNC         1     Glenwood Plaza Shopping Center                       9012-9078 Metcalf Avenue
   137         PNC         1     Lee Plaza Shopping Center                            11725 Lee Highway
   138         PNC         1     Governors Place                                      33 Bloomfield Hills Parkway
   139         CGM         1     Ayr Town Center                                      360 South 2nd Street
   141         PNC         1     Benjamin Plaza                                       20 Meadowlands Parkway
   143         CGM         1     Sports Authority - Chicago, IL                       620 North LaSalle Street
   144        GACC         1     Independence Village of Petoskey                     965 Hager Drive
   145        GACC         1     Fairmount Seattle Apartments                         1907 1st Avenue
   146         CGM         1     Residence Inn - Huntersville, NC                     16830 Kenton Drive
   148         CGM         1     North Atlanta Physicians MOB III                     993-F Johnson Ferry Road
   150         PNC         1     Magnolia Plaza - El Cajon                            1571-1641 Magnolia Avenue
   151         CGM         1     Holiday Lane Retail                                  1370 and 1380 Holiday Lane
   152         CGM         1     Holiday Inn Express - Vacaville, CA                  151 Lawrence Drive
   153         CGM         1     Best Buy and Gander Mountain                         955 and 959 Viewmont Drive
   154         CGM         1     North Atlanta Physicians MOB I                       993-C Johnson Ferry Road
   155        GACC         1     Uptown Self-Storage                                  950 & 1200 Upshur Street Northwest
   156        GACC         1     The Metrocenter                                      49 Court Street
   157         CGM         1     DNP Electronics                                      2391 Fenton Street
   158         CGM         1     Oakview Medical Building                             2725 South 144th Street
   159         CGM         1     Marple Commons                                       2000-2004 Sproul Road
   160         CGM         1     Windwood Centre                                      780 Lynnhaven Parkway
   162         CGM         1     Atrium at Willowchase                                8203 Willow Place Drive South
   163         CGM         1     Sprouts Farmers Market & 99 Cent Store               8375 West Thunderbird Road
   164         CGM         1     Circuit City - Manchester, CT                        230 Hale Road
   165         CGM         1     Springhill Suites - Concord, NC                      7811 Gateway Lane
   166         CGM         1     1 & 5 Forbes Road                                    1 & 5 Forbes Road
   167         CGM         1     Summit Centre                                        9691 and 9611 Trailwood Drive
   168        GACC         1     406 1/2 Sunrise Avenue                               406 1/2 Sunrise Avenue
   169         CGM         1     Gwynedd Corporate Ctr 1180                           1180 Welsh Road
   171        GACC         1     6000 Uptown Office Building                          6000 Uptown Boulevard NE
   172         CGM         1     Fresenius Medical Distribution Center                750 North Lallendorf Road
   173         PNC         1     Moon Valley Plaza                                    15440, 15602, 15610 North 7th Street
   174         CGM         1     2150 Joshua Path                                     2150 Joshua's Path
   176         CGM         1     Donato at Wall                                       1800 Route 34
   178         CGM         1     Cheyenne Crossing                                    3250 North Tenaya Way
   179         CGM         1     Top Foods - Yakima, WA                               2203 South First Street
   180         PNC         1     Richland Medical Center                              780 Swift Boulevard
   182         PNC         1     Stanley Station Shopping Center                      7681-7821 West 151st Street
   183         CGM         1     Sannuti Portfolio                                    963 Street Road, 44, 78 & 80 Second Street
                                                                                        Pike
   184         CGM         1     Builders FirstSource                                 180 Hobart Road
   185         PNC         1     Aerovista Business Park II                           895 Aerovista Place
   186         CGM         1     Burlington Self Storage of W. Palm Beach             411 & 422 7th Street
   187         CGM         1     Centennial Block Building                            210-218 South West Morrison Street
   188        GACC         1     Crown Crenshaw Plaza                                 3737 South Crenshaw Boulevard
   189        GACC         1     110 West Birch Street                                110 West Birch Street
   190         CGM         1     Hobby Lobby Center                                   4427 13th Avenue Southwest
   191         CGM         1     Sonora Crossroads                                    1191-1281 Sanguinetti Road
   192        GACC         1     433 East 80th Street                                 433 East 80th Street
   194         CGM         1     Kirkwood Business Park                               2101, 2103, & 2105 Northeast 129th Street
   195        GACC         1     The Entrance at Lakeway                              1008 Ranch Road 620 South
   196         CGM         1     Buffalo's Cafe & Lane Furniture                      10062 & 10082 West Flamingo Road
   197         CGM         1     Candlewood Suites - Syracuse, NY                     6550 Baptist Way
   198        GACC         1     Cook Street Office                                   41865 Boardwalk
   199        PMCF         1     Center Lake Business Park                            14101 West U.S. Highway 290
   200         CGM         1     Centennial Center                                    8880 South Howell Avenue
   202         CGM         1     One Appleton Street                                  One Appleton Street
   203         CGM         1     Eckerds - Reidsville, NC                             1703 Freeway Drive
   205         PNC         1     Williamsburg Square                                  1601 Briarwood Circle & 500 East Eisenhower
                                                                                        Pkwy
   207         PNC         1     South Sierra Plaza                                   10668 Sierra Avenue
   208         PNC         1     Renaissance Professional Center                      431-495 South Nova Road
   209         PNC         1     170 West Road                                        170 West Road
   210         CGM         1     Fortunoff Southampton                                10 Montauk Highway
   211         CGM         1     Circuit City - Muncy, PA                             495 Lycoming Mall Circle
   213         CGM         1     One South Greeley Avenue                             One South Greeley Avenue
   214        PMCF         1     Brookhaven Walgreen's                                4098 Edgmont Avenue
   215         CGM         1     CVS - Flowood, MS                                    4899 Lakeland Drive
   216        GACC         1     220 East 67th Street                                 220 East 67th Street
   219         PNC         1     Plaza III Industrial Park                            340-350 South Vermont Avenue
   220         PNC         1     Aldi - Bethel Park                                   5159 Library Road
   221         PNC         1     Georgetowne Offices                                  31600 Telegraph Road
   224         CGM         1     Gillespie Field Business Park-Lot 12                 1965 Gillespie Way

             Presented below, separate from the rest of the pooled Mortgaged Loans, is the Annex A-1 information for the One Court
             Square - Citibank non-pooled portion, which is associated with the Class OCS certificates. The One Court Square -
             Citibank non-pooled portion is not included in the Initial Net Mortgage Pool Balance.

    1b        GACC        NAP    One Court Square - Citibank (non-pooled portion)

   LOAN
  NUMBER           CITY          STATE     ZIP CODE           COUNTY             PROPERTY TYPE          DETAILED PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------

    1      Long Island City       NY        11101      Queens               Office                 CBD
    2      Santa Monica           CA        90404      Los Angeles          Office                 Suburban
    3      Portland               ME        04106      Cumberland           Retail                 Regional Mall
    4      Baltimore              MD        21202      Baltimore City       Office                 CBD
-----------------------------------------------------------------------------------------------------------------------------------
    5      Houston                TX        77027      Harris               Various                Various
    5a     Houston                TX        77027      Harris               Office                 Suburban
    5b     Houston                TX        77027      Harris               Office                 Suburban
    5c     Houston                TX        77027      Harris               Other                  Parking Garage
    5d     Houston                TX        77027      Harris               Other                  Theater
-----------------------------------------------------------------------------------------------------------------------------------
    6      Florence               KY        41042      Boone                Retail                 Regional Mall
-----------------------------------------------------------------------------------------------------------------------------------
    7      Various             Various     Various     Various              Self Storage           Self Storage
    7a     League City            TX        77573      Galveston            Self Storage           Self Storage
    7b     Houston                TX        77057      Harris               Self Storage           Self Storage
    7c     Oldsmar                FL        34677      Pinellas             Self Storage           Self Storage
    7d     Houston                TX        77074      Harris               Self Storage           Self Storage
    7e     Pineville              NC        28134      Mecklenburg          Self Storage           Self Storage
    7f     Cornelius              NC        28031      Mecklenburg          Self Storage           Self Storage
    7g     Austin                 TX        78726      Travis               Self Storage           Self Storage
    7h     La Marque              TX        77568      Galveston            Self Storage           Self Storage
    7i     Jacksonville           FL        32210      Duval                Self Storage           Self Storage
    7j     Largo                  FL        33774      Pinellas             Self Storage           Self Storage
    7k     Melbourne              FL        32935      Brevard              Self Storage           Self Storage
    7l     Houston                TX        77069      Harris               Self Storage           Self Storage
    7m     Palm Harbor            FL        34684      Pinellas             Self Storage           Self Storage
    7n     Alpharetta             GA        30022      Fulton               Self Storage           Self Storage
    7o     Dallas                 TX        75243      Dallas               Self Storage           Self Storage
    7p     Birmingham             AL        35243      Jefferson            Self Storage           Self Storage
    7q     San Antonio            TX        78213      Bexar                Self Storage           Self Storage
    7r     Tallahassee            FL        32303      Leon                 Self Storage           Self Storage
    7s     Tampa                  FL        33612      Hillsborough         Self Storage           Self Storage
    7t     Houston                TX        77043      Harris               Self Storage           Self Storage
    7u     Columbia               SC        29201      Richland             Self Storage           Self Storage
    7v     Huntsville             AL        35816      Madison              Self Storage           Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
    8      Cranbury               NJ        08512      Middlesex            Office                 Suburban
    9      Fairfax                VA        22030      Fairfax              Retail                 Lifestyle Center
    11     New York               NY        10018      New York             Office                 CBD
-----------------------------------------------------------------------------------------------------------------------------------
    12     Orlando                FL        32819      Orange               Hospitality            Full Service
   12a     Orlando                FL        32819      Orange               Hospitality            Full Service
   12b     Orlando                FL        32819      Orange               Hospitality            Full Service
   12c     Orlando                FL        32819      Orange               Hospitality            Full Service
-----------------------------------------------------------------------------------------------------------------------------------
    13     Philadelphia           PA        19145      Philadelphia         Retail                 Anchored
    14     Minneapolis            MN        55402      Hennepin             Office                 CBD
    15     Chico                  CA        95928      Butte                Retail                 Regional Mall
    16     Orlando                FL        32825      Orange               Multifamily            Conventional
    17     Boston                 MA        02129      Suffolk              Office                 Suburban
    18     Baton Rouge            LA        70808      East Baton Rouge     Hospitality            Full Service
    20     Hartford               CT        06108      Hartford             Office                 CBD
    21     Brooklyn               NY       Various     Kings                Retail                 Unanchored
    22     Livonia                MI        48150      Wayne                Retail                 Anchored
    24     Shreveport             LA        71105      Caddo                Retail                 Anchored
-----------------------------------------------------------------------------------------------------------------------------------
    25     Various             Various     Various     Various              Office                 Suburban
   25a     Phoenix                AZ        85040      Maricopa             Office                 Suburban
   25b     Phoenix                AZ        85040      Maricopa             Office                 Suburban
   25c     Grand Chute            WI        54914      Outagamie            Office                 Suburban
-----------------------------------------------------------------------------------------------------------------------------------
    26     Hoover                 AL        35244      Jefferson            Hospitality            Full Service
    27     Chattanooga            TN        37421      Hamilton             Retail                 Anchored
    28     Baltimore              MD        21202      Baltimore City       Office                 CBD
    29     Delran                 NJ        08075      Burlington           Multifamily            Conventional
    30     Washington             DC        20036      District of Columbia Office                 CBD
-----------------------------------------------------------------------------------------------------------------------------------
    31     Various                WA       Various     Various              Hospitality            Various
   31a     Seattle                WA        98101      King                 Hospitality            Full Service
   31b     Wenatchee              WA        98801      Chelan               Hospitality            Full Service
   31c     Seatac                 WA        98188      King                 Hospitality            Limited Service
-----------------------------------------------------------------------------------------------------------------------------------
    33     Johnson City           TN        37604      Washington           Retail                 Anchored
    35     Rockaway               NJ        07866      Morris               Retail                 Anchored
    36     Lafayette              LA        70508      Lafayette            Retail                 Shadow Anchored
    38     New York               NY        10017      New York             Office                 CBD
    39     Newark                 NJ        07102      Essex                Multifamily            Section 8
    41     San Francisco          CA        94107      San Francisco        Office                 CBD
    43     Hoover                 AL        35244      Jefferson            Office                 Suburban
    44     La Jolla               CA        92037      San Diego            Office                 Suburban
    45     Strongsville           OH        44136      Cuyahoga             Office                 Suburban
    46     Anaheim                CA        92805      Orange               Industrial             Warehouse
    47     Farmington             CT        06032      Hartford             Office                 Suburban
    48     Yorktown               VA        23693      York                 Retail                 Anchored
    49     Boca Raton             FL        33432      Palm Beach           Office                 Suburban
    50     San Antonio            TX        78229      Bexar                Office                 Suburban
    51     Livermore              CA        94551      Alameda              Industrial             Flex
    52     New Rochelle           NY        10801      Westchester          Office                 Medical Office
    53     Cambridge              MA        02139      Middlesex            Office                 Suburban
    54     Rotterdam              NY        12303      Genessee             Retail                 Anchored
-----------------------------------------------------------------------------------------------------------------------------------
    55     New York               NY        10021      New York             Multifamily            Conventional
   55a     New York               NY        10021      New York             Multifamily            Conventional
   55b     New York               NY        10021      New York             Multifamily            Conventional
-----------------------------------------------------------------------------------------------------------------------------------
    56     Scotts Valley          CA        95060      Santa Cruz           Hospitality            Full Service
    57     Renton                 WA        98056      King                 Multifamily            Conventional
    58     Farmers Branch         TX        75244      Dallas               Land                   Retail
    59     Reading                MA        01867      Middlesex            Retail                 Anchored
-----------------------------------------------------------------------------------------------------------------------------------
    60     New York               NY        10021      New York             Multifamily            Conventional
   60a     New York               NY        10021      New York             Multifamily            Conventional
   60b     New York               NY        10021      New York             Multifamily            Conventional
-----------------------------------------------------------------------------------------------------------------------------------
    61     Newport Beach          CA        92660      Orange               Office                 Suburban
    62     Durham                 NC        27713      Durham               Retail                 Anchored
-----------------------------------------------------------------------------------------------------------------------------------
    63     New York               NY        10021      New York             Multifamily            Conventional
   63a     New York               NY        10021      New York             Multifamily            Conventional
   63b     New York               NY        10021      New York             Multifamily            Conventional
-----------------------------------------------------------------------------------------------------------------------------------
    64     Puyallup               WA        98373      Pierce               Retail                 Shadow Anchored
    65     Allentown              PA        18103      Lehigh               Retail                 Anchored
    66     San Antonio            TX        78213      Bexar                Retail                 Anchored
    67     Eddystone              PA        19022      Delware              Retail                 Anchored
    68     McLean                 VA        22102      Fairfax              Industrial             Flex
    69     Los Angeles            CA        90005      Los Angeles          Retail                 Anchored, Single Tenant
    70     Phoenix                AZ        85042      Maricopa             Industrial             Flex
    72     La Jolla               CA        92037      San Diego            Office                 Suburban
    73     Westerville            OH        43082      Delaware             Office                 Suburban
    74     Mullica Hill           NJ        08062      Gloucester           Retail                 Anchored
    75     Gilbert                AZ        85234      Maricopa             Retail                 Shadow Anchored
    76     Manalapan              NJ        07726      Monmouth             Office                 Suburban
    77     Alexandria             VA        22304      Alexandria City      Hospitality            Full Service
    78     Daytona Beach          FL        32118      Volusia              Hospitality            Full Service
    79     Turlock                CA        95380      Stanislaus           Retail                 Shadow Anchored
    80     Abingdon               MD        21009      Harford              Retail                 Anchored
-----------------------------------------------------------------------------------------------------------------------------------
    81     Foxborough             MA        02035      Norfolk              Office                 Suburban
   81a     Foxborough             MA        02035      Norfolk              Office                 Suburban
   81b     Foxborough             MA        02035      Norfolk              Office                 Suburban
-----------------------------------------------------------------------------------------------------------------------------------
    82     Groton                 CT        06340      New London           Retail                 Anchored
    83     Miami                  FL        33186      Miami - Dade         Retail                 Anchored
    84     Santa Monica           CA        90404      Los Angeles          Retail                 Unanchored
    85     Ann Arbor              MI        48103      Washtenaw            Manufactured Housing   Manufactured Housing
    86     Cambridge              MA        02140      Middlesex            Office                 Suburban
    87     Santa Rosa             CA        95401      Sonoma               Retail                 Anchored
    88     Baltimore              MD        21236      Baltimore            Retail                 Anchored
    89     Portland               OR        97209      Multnomah            Retail                 Unanchored
    90     St. Louis Park         MN        55416      Hennepin             Office                 Suburban
    91     Landover               MD        20785      Prince George's      Industrial             Warehouse
    92     Lawrenceville          NJ        08648      Mercer               Retail                 Anchored
-----------------------------------------------------------------------------------------------------------------------------------

    93     Dallas                 TX        75225      Dallas               Office                 Suburban
    94     Dallas                 TX        75202      Dallas               Office                 CBD
-----------------------------------------------------------------------------------------------------------------------------------
    97     Elizabeth City         NC        27909      Pasquotank           Retail                 Anchored
    98     Norfolk                VA        23502      Norfolk City         Hospitality            Limited Service
    99     Tucson                 AZ        85712      Pima                 Mixed Use              Retail(59.6%)/Office(40.4%)
   100     Charlotte              NC        28277      Mecklenburg          Hospitality            Limited Service
   101     Las Vegas              NV        89117      Clark                Retail                 Anchored
   102     Atlanta                GA        30342      Fulton               Office                 Medical Office
   103     Cranbury & Monroe      NJ    08512 & 08831  Middlesex            Self Storage           Self Storage
   104     East Windsor           CT        06088      Hartford             Industrial             Manufacturing
   106     Wilmington             MA        01887      Middlesex            Industrial             Warehouse
   107     Bel Air                MD        21014      Harford              Retail                 Anchored
   108     Altamonte Springs      FL        32714      Seminole             Retail                 Anchored
   109     New York               NY        10002      New York             Hospitality            Limited Service
   110     Brea                   CA        92821      Orange               Mixed Use              Retail(58.1%)/Multifamily(41.9%)
   111     Tucson                 AZ        85715      Pima                 Retail                 Anchored
   112     Bloomsburg             PA        17815      Columbia             Retail                 Anchored
   113     Needham                MA        02464      Norfolk              Retail                 Anchored
   114     Fort Washington        PA        19034      Montgomery           Office                 Suburban
   115     Irvine                 CA        92606      Orange               Office                 Suburban
   116     Chesapeake             VA        23320      Chesapeake City      Hospitality            Limited Service
   117     Los Angeles            CA        90046      Los Angeles          Retail                 Unanchored
   118     Glen Burnie            MD        21226      Anne Arundel         Industrial             Warehouse
   119     Wilmington             NC        28403      New Hanover          Office                 Suburban
   120     Granite Bay            CA        95746      Placer               Retail                 Unanchored
   121     Glen Burnie            MD        21061      Anne Arundel         Office                 Medical Office
   122     New Cumberland         PA        17070      York                 Office                 Flex
   123     San Jose               CA        95118      Santa Clara          Retail                 Anchored
   124     West Carrollton        OH        45449      Montgomery           Retail                 Anchored
   125     Los Angeles            CA        90012      Los Angeles          Retail                 Anchored
-----------------------------------------------------------------------------------------------------------------------------------
   126     Houston                TX        77014      Harris               Office                 Suburban
   126a    Houston                TX        77014      Harris               Office                 Suburban
   126b    Houston                TX        77014      Harris               Office                 Suburban
   126c    Houston                TX        77014      Harris               Office                 Suburban
-----------------------------------------------------------------------------------------------------------------------------------
   127     Port Huron             MI        48060      St. Clair            Retail                 Anchored, Single Tenant
   128     Fairfield              CT        06824      Fairfield            Office                 Suburban
   130     La Jolla               CA        92037      San Diego            Office                 Suburban
   132     Phoenix                AZ        85042      Maricopa             Retail                 Anchored
   133     Inglewood              CA        90301      Los Angeles          Office                 Medical Office
   135     Colts Neck             NJ        07722      Monmouth             Retail                 Unanchored
   136     Overland Park          KS        66212      Johnson              Retail                 Anchored
   137     Fairfax                VA        22030      Fairfax              Retail                 Unanchored
   138     Bloomfield Hills       MI        48304      Oakland              Office                 Suburban
   139     McConnellsburg         PA        17233      Fulton               Retail                 Anchored
   141     Secaucas               NJ        07094      Hudson               Retail                 Anchored
   143     Chicago                IL        60610      Cook                 Retail                 Anchored, Single Tenant
   144     Petoskey               MI        49770      Emmet                Multifamily            Independent Living
   145     Seattle                WA        98101      King                 Mixed Use              Multifamily(62.3%)/Retail(37.7%)
   146     Huntersville           NC        28078      Mecklenburg          Hospitality            Limited Service
   148     Atlanta                GA        30342      Fulton               Office                 Medical Office
   150     El Cajon               CA        92020      San Diego            Retail                 Unanchored
   151     Fairfield              CA        94534      Solano               Retail                 Unanchored
   152     Vacaville              CA        95687      Solano               Hospitality            Limited Service
   153     Scranton               PA        18519      Lackawanna           Retail                 Unanchored
   154     Atlanta                GA        30342      Fulton               Office                 Medical Office
   155     Washington             DC        20011      District of Columbia Self Storage           Self Storage
   156     Binghamton             NY        13901      Broome               Office                 Suburban
   157     Chula Vista            CA        91914      San Diego            Industrial             Warehouse
   158     Omaha                  NE        68144      Douglas              Office                 Medical Office
   159     Broomall               PA        19008      Delaware             Office                 Medical Office
   160     Virginia Beach         VA        23452      Virginia Beach City  Office                 Suburban
   162     Houston                TX        77070      Harris               Office                 Suburban
   163     Peoria                 AZ        85381      Maricopa             Retail                 Anchored
   164     Manchester             CT        06042      Hartford             Retail                 Anchored, Single Tenant
   165     Concord                NC        28027      Cabarrus             Hospitality            Limited Service
   166     Lexington              MA        02421      Middlesex            Office                 Suburban
   167     Las Vegas              NV        89134      Clark                Retail                 Unanchored
   168     Roseville              CA        95661      Placer               Office                 Medical Office
   169     North Wales            PA        19454      Montgomery           Office                 Suburban
   171     Albuquerque            NM        87110      Bernalillo           Office                 CBD
   172     Oregon                 OH        43616      Lucas                Industrial             Warehouse
   173     Phoenix                AZ        85022      Maricopa             Retail                 Unanchored
   174     Hauppauge              NY        11788      Suffolk              Office                 Suburban
   176     Wall                   NJ        07719      Monmouth             Office                 Flex
   178     Las Vegas              NV        89129      Clark                Retail                 Shadow Anchored
   179     Yakima                 WA        98903      Yakima               Retail                 Anchored, Single Tenant
   180     Richland               WA        99352      Benton               Office                 Medical Office
   182     Overland Park          KS        66223      Johnson              Retail                 Unanchored
   183     Southampton            PA        18966      Bucks                Office                 Suburban
   184     Blythewood             SC        29016      Richland             Industrial             Warehouse
   185     San Luis Obispo        CA        93401      San Luis Obispo      Office                 Suburban
   186     West Palm Beach        FL        33401      Palm Beach           Self Storage           Self Storage
   187     Portland               OR        97204      Multnomah            Mixed Use              Office(69.1%)/Retail(30.9%)
   188     Los Angeles            CA        90016      Los Angeles          Retail                 Unanchored
   189     Brea                   CA        92821      Orange               Retail                 Unanchored
   190     Fargo                  ND        58103      Cass                 Retail                 Anchored
   191     Sonora                 CA        95370      Tuolumne             Retail                 Shadow Anchored
   192     New York               NY        10021      New York             Multifamily            Conventional
   194     Vancouver              WA        98686      Clark                Office                 Suburban
   195     Lakeway                TX        78734      Travis               Office                 Suburban
   196     Las Vegas              NV        89147      Clark                Retail                 Shadow Anchored
   197     East Syracuse          NY        13057      Onondaga             Hospitality            Limited Service
   198     Palm Desert            CA        92111      Riverside            Office                 Suburban
   199     Austin                 TX        78737      Hays                 Industrial             Flex
   200     Oak Creek              WI        53154      Milwaukee            Retail                 Unanchored
   202     Boston                 MA        02116      Suffolk              Office                 CBD
   203     Reidsville             NC        27320      Rockingham           Retail                 Anchored, Single Tenant
   205     Ann Arbor              MI        48108      Washtenaw            Office                 Suburban
   207     Fontana                CA        92337      San Bernardino       Office                 Suburban
   208     Ormond Beach           FL        32174      Volusia              Mixed Use              Office(64.32%)/Retail(35.68%)
   209     Portsmouth             NH        03801      Rockingham           Industrial             Flex
   210     Southampton            NY        11968      Suffolk              Retail                 Unanchored
   211     Muncy                  PA        17756      Lycoming             Retail                 Anchored, Single Tenant
   213     Chappaqua              NY        10514      Westchester          Mixed Use              Office (73.5%)/Retail (26.5%)
   214     Brookhaven             PA        19015      Delaware             Retail                 Anchored, Single Tenant
   215     Flowood                MS        39232      Rankin               Retail                 Anchored, Single Tenant
   216     New York               NY        10021      New York             Multifamily            Co-Op
   219     Oklahoma City          OK        73108      Oklahoma             Industrial             Warehouse
   220     Bethel Park            PA        15102      Allegheny            Retail                 Unanchored, Single Tenant
   221     Bingham Farms          MI        48025      Oakland              Office                 Suburban
   224     El Cajon               CA        92020      San Diego            Industrial             Flex

    1b

                                                                             Cut-off
                                         % of                                 Date
                                      Aggregate        % of Initial         Principal
                                       Initial             Loan            Balance per              Loan
   Loan     Cut-off Date Principal     Mortgage           Group 1           SF/Unit/            Balance at
  Number          Balance            Pool Balance         Balance           Room/Pad          Maturity / ARD
-----------------------------------------------------------------------------------------------------------------

    1         290,000,000 (Note 5)       7.5%              8.3%             206.91 (Note 5)  290,000,000 (Note 5)
    2              250,000,000.00        6.4%              7.2%                     232.33        250,000,000.00
    3              150,000,000.00        3.9%              4.3%                     275.44        138,800,478.93
    4              105,000,000.00        2.7%              3.0%                     160.16        105,000,000.00
-----------------------------------------------------------------------------------------------------------------
    5              105,000,000.00        2.7%              3.0%                     150.72         95,627,392.40
    5a
    5b
    5c
    5d
-----------------------------------------------------------------------------------------------------------------
    6              101,766,252.38        2.6%              2.9%                     341.41         90,200,312.25
-----------------------------------------------------------------------------------------------------------------
    7               86,265,101.00        2.2%              2.5%                      49.14         80,523,745.30
    7a
    7b
    7c
    7d
    7e
    7f
    7g
    7h
    7i
    7j
    7k
    7l
    7m
    7n
    7o
    7p
    7q
    7r
    7s
    7t
    7u
    7v
-----------------------------------------------------------------------------------------------------------------
    8               65,000,000.00        1.7%              1.9%                     191.50         56,474,034.58
    9               60,947,000.00        1.6%              1.8%                     406.58         57,944,520.01
    11              57,000,000.00        1.5%              1.6%                     238.45         50,707,603.53
-----------------------------------------------------------------------------------------------------------------
    12              55,000,000.00        1.4%              1.6%         166,666.67 (Note 6)        55,000,000.00
   12a
   12b
   12c
-----------------------------------------------------------------------------------------------------------------
    13              43,600,000.00        1.1%              1.3%                     228.16         41,099,231.16
    14              43,000,000.00        1.1%              1.2%                     109.16         39,740,792.46
    15              42,000,000.00        1.1%              1.2%                     107.90         39,770,681.78
    16              39,500,000.00        1.0%              1.1%                  98,750.00         39,500,000.00
    17              38,839,965.76        1.0%              1.1%                     223.51         32,406,436.32
    18              36,500,000.00        0.9%              1.0%                 121,666.67         30,704,636.41
    20              33,000,000.00        0.9%              0.9%                      99.73         33,000,000.00
    21              32,468,396.06        0.8%              0.9%                     245.73         27,036,436.76
    22              32,000,000.00        0.8%              0.9%                     119.40         29,521,229.67
    24              30,780,000.00        0.8%              0.9%                     163.65         30,780,000.00
-----------------------------------------------------------------------------------------------------------------
    25              30,143,520.54        0.8%              0.9%                     147.09         25,120,365.17
   25a
   25b
   25c
-----------------------------------------------------------------------------------------------------------------
    26              29,335,427.36        0.8%              0.8%                  89,165.43         22,636,166.32
    27              28,800,000.00        0.7%              0.8%                      67.71         26,510,321.71
    28              28,500,000.00        0.7%              0.8%                     107.59         24,774,599.47
    29              28,500,000.00        0.7%              0.8%                  87,155.96         27,726,358.85
    30              28,000,000.00        0.7%              0.8%                     317.46         26,412,295.22
-----------------------------------------------------------------------------------------------------------------
    31              27,500,000.00        0.7%              0.8%                  62,076.75         23,137,825.35
   31a
   31b
   31c
-----------------------------------------------------------------------------------------------------------------
    33              25,800,000.00        0.7%              0.7%                     106.57         23,757,936.54
    35              24,000,000.00        0.6%              0.7%                      99.20         21,154,361.49
    36              23,520,000.00        0.6%              0.7%                     161.43         23,520,000.00
    38              22,000,000.00        0.6%              0.6%                     232.14         19,883,240.98
    39              21,977,867.01        0.6%              0.6%                  71,823.09         18,220,646.37
    41              20,700,000.00        0.5%              0.6%                     149.21         17,928,718.53
    43              20,000,000.00        0.5%              0.6%                      73.54         20,000,000.00
    44              20,000,000.00        0.5%              0.6%                     328.29         20,000,000.00
    45              19,950,000.00        0.5%              0.6%                     102.54         17,898,212.37
    46              19,681,676.36        0.5%              0.6%                      52.48         16,480,355.57
    47              19,000,000.00        0.5%              0.5%                     188.98         16,900,885.46
    48              18,959,850.58        0.5%              0.5%                      71.01         15,789,422.00
    49              18,750,000.00        0.5%              0.5%                     201.74         16,695,078.20
    50              18,677,870.96        0.5%              0.5%                     109.15         17,536,807.02
    51              18,500,000.00        0.5%              0.5%                      89.02         16,399,924.16
    52              18,500,000.00        0.5%              0.5%                     200.43         16,048,043.06
    53              18,241,079.57        0.5%              0.5%                     153.07         15,127,505.46
    54              18,000,000.00        0.5%              0.5%                      85.53         16,707,817.95
-----------------------------------------------------------------------------------------------------------------
    55              17,540,000.00        0.5%              0.5%                 139,206.35         16,250,997.92
   55a
   55b
-----------------------------------------------------------------------------------------------------------------
    56              16,966,694.91        0.4%              0.5%                  95,857.03         14,281,644.08
    57              16,200,000.00        0.4%              0.5%                  40,601.50         14,984,094.58
    58              16,120,000.00        0.4%              0.5%                     109.70         14,213,425.42
    59              16,000,000.00        0.4%              0.5%                     266.72         13,713,689.23
-----------------------------------------------------------------------------------------------------------------
    60              15,770,000.00        0.4%              0.5%                 133,644.07         14,611,074.16
   60a
   60b
-----------------------------------------------------------------------------------------------------------------
    61              15,365,801.42        0.4%              0.4%                     286.11         12,878,283.63
    62              15,350,000.00        0.4%              0.4%                     132.82         14,171,958.51
-----------------------------------------------------------------------------------------------------------------
    63              15,050,000.00        0.4%              0.4%                 188,125.00         13,943,986.21
   63a
   63b
-----------------------------------------------------------------------------------------------------------------
    64              15,000,000.00        0.4%              0.4%                     193.13         13,667,630.69
    65              14,951,810.33        0.4%              0.4%                     112.95         12,403,572.67
    66              14,690,000.00        0.4%              0.4%                     119.67         12,985,514.74
    67              14,500,000.00        0.4%              0.4%                     172.22         13,398,772.23
    68              14,236,311.79        0.4%              0.4%                      96.50         11,873,034.45
    69              14,145,000.00        0.4%              0.4%                     309.55         12,422,306.05
    70              13,500,000.00        0.3%              0.4%                      91.56         12,054,856.32
    72              13,469,933.25        0.3%              0.4%                     209.69         11,129,982.97
    73              13,160,000.00        0.3%              0.4%                      94.07         12,440,002.46
    74              13,114,352.94        0.3%              0.4%                     158.51         11,174,459.80
    75              13,000,000.00        0.3%              0.4%                     113.90         11,266,282.61
    76              13,000,000.00        0.3%              0.4%                     157.10         11,538,453.49
    77              12,988,028.63        0.3%              0.4%                  57,982.27         10,888,761.53
    78              12,974,196.32        0.3%              0.4%                  60,065.72         12,099,052.18
    79              12,925,000.00        0.3%              0.4%                     126.27         11,984,978.26
    80              12,439,872.27        0.3%              0.4%                      76.66         10,515,254.32
-----------------------------------------------------------------------------------------------------------------
    81              12,360,944.72        0.3%              0.4%                      98.86         10,283,112.96
   81a
   81b
-----------------------------------------------------------------------------------------------------------------
    82              12,200,000.00        0.3%              0.4%                     102.66         10,878,360.59
    83              12,000,000.00        0.3%              0.3%                     112.48         11,100,351.53
    84              12,000,000.00        0.3%              0.3%                     240.00         10,454,389.99
    85              12,000,000.00        0.3%              0.3%                  41,379.31         10,735,149.70
    86              11,960,166.71        0.3%              0.3%                     118.00          9,874,882.30
    87              11,800,000.00        0.3%              0.3%                      80.79         10,315,113.19
    88              11,549,320.88        0.3%              0.3%                     166.76          9,552,705.26
    89              11,500,000.00        0.3%              0.3%                     243.84         10,170,228.49
    90              11,400,000.00        0.3%              0.3%                      99.46         10,567,922.17
    91              11,339,318.35        0.3%              0.3%                      45.14         10,150,920.99
    92              11,269,111.33        0.3%              0.3%                     154.31          9,531,869.69
-----------------------------------------------------------------------------------------------------------------

    93               7,575,000.00        0.2%              0.2%                     103.86          6,651,569.77
    94               3,656,000.00        0.1%              0.1%                      88.98          3,209,781.73
-----------------------------------------------------------------------------------------------------------------
    97              10,975,233.56        0.3%              0.3%                      50.95          9,053,598.41
    98              10,702,734.47        0.3%              0.3%                  81,700.26          9,106,994.56
    99              10,634,646.94        0.3%              0.3%                     107.88          8,921,962.58
   100              10,370,024.89        0.3%              0.3%                  90,965.13          7,865,191.95
   101              10,300,000.00        0.3%              0.3%                     162.85          9,152,322.66
   102              10,200,000.00        0.3%              0.3%                     154.02          8,687,662.07
   103              10,160,000.00        0.3%              0.3%                     102.91          9,071,776.03
   104              10,000,000.00        0.3%              0.3%                      66.23          9,245,982.22
   106               9,972,252.00        0.3%              0.3%                      52.78          8,437,389.29
   107               9,858,542.16        0.3%              0.3%                      95.72          8,202,780.87
   108               9,750,000.00        0.3%              0.3%                     121.88          8,498,595.40
   109               9,597,321.01        0.2%              0.3%                 208,637.41          7,373,595.57
   110               9,500,000.00        0.2%              0.3%                     548.82          8,229,943.33
   111               9,500,000.00        0.2%              0.3%                      56.82          8,441,353.27
   112               9,467,846.46        0.2%              0.3%                     139.37          7,794,633.73
   113               9,400,000.00        0.2%              0.3%                     241.69          8,147,314.57
   114               9,350,000.00        0.2%              0.3%                     101.91          8,157,300.29
   115               9,335,030.66        0.2%              0.3%                      90.71          7,747,910.15
   116               9,325,000.00        0.2%              0.3%                 103,611.11          5,951,391.24
   117               9,200,000.00        0.2%              0.3%                     240.88          8,157,955.05
   118               9,164,932.04        0.2%              0.3%                      41.35          7,771,816.49
   119               9,161,386.85        0.2%              0.3%                     171.14          7,620,354.49
   120               9,160,601.34        0.2%              0.3%                     107.73          7,598,387.84
   121               9,076,934.89        0.2%              0.3%                     136.37          5,311,937.77
   122               9,000,000.00        0.2%              0.3%                      97.12          7,814,830.41
   123               8,991,877.44        0.2%              0.3%                     185.61          7,556,845.50
   124               8,971,684.75        0.2%              0.3%                      59.11          7,464,736.20
   125               8,950,000.00        0.2%              0.3%                     249.47          7,954,340.94
-----------------------------------------------------------------------------------------------------------------
   126               8,937,000.00        0.2%              0.3%                      46.99          7,819,942.56
   126a
   126b
   126c
-----------------------------------------------------------------------------------------------------------------
   127               8,914,488.81        0.2%              0.3%                      46.05          7,524,901.25
   128               8,880,631.01        0.2%              0.3%                     177.23          7,363,539.97
   130               8,700,000.00        0.2%              0.2%                     194.34          7,615,512.07
   132               8,600,000.00        0.2%              0.2%                      98.09          7,688,950.91
   133               8,500,000.00        0.2%              0.2%                     107.19          7,382,955.77
   135               8,000,000.00        0.2%              0.2%                     202.46          6,649,292.94
   136               7,983,062.56        0.2%              0.2%                      66.76          6,646,291.53
   137               7,982,368.46        0.2%              0.2%                     244.69          6,606,189.45
   138               7,792,433.60        0.2%              0.2%                     125.55          6,490,784.09
   139               7,612,118.94        0.2%              0.2%                     136.91          6,409,874.22
   141               7,492,617.28        0.2%              0.2%                     229.83          6,229,354.66
   143               7,400,000.00        0.2%              0.2%                     105.71          6,501,035.99
   144               7,350,000.00        0.2%              0.2%                  61,764.71          5,704,184.37
   145               7,300,000.00        0.2%              0.2%                     199.33          7,300,000.00
   146               7,264,509.50        0.2%              0.2%                  93,134.74          5,509,800.09
   148               7,000,000.00        0.2%              0.2%                     120.65          5,948,706.27
   150               7,000,000.00        0.2%              0.2%                     157.25          5,848,174.50
   151               6,980,031.49        0.2%              0.2%                     283.69          5,884,838.77
   152               6,951,240.46        0.2%              0.2%                  76,387.26          5,392,945.83
   153               6,900,000.00        0.2%              0.2%                     112.89          6,042,833.40
   154               6,800,000.00        0.2%              0.2%                     150.68          5,791,774.71
   155               6,800,000.00        0.2%              0.2%                     107.99          6,059,151.43
   156               6,743,044.49        0.2%              0.2%                      75.06          5,572,533.79
   157               6,736,174.19        0.2%              0.2%                      74.85          5,695,965.58
   158               6,678,663.62        0.2%              0.2%                     138.10          5,547,358.14
   159               6,640,192.55        0.2%              0.2%                     114.96          5,589,041.28
   160               6,400,000.00        0.2%              0.2%                      80.83          5,579,934.55
   162               6,200,000.00        0.2%              0.2%                      82.65          5,517,442.33
   163               6,200,000.00        0.2%              0.2%                     111.42          5,431,934.52
   164               6,096,730.52        0.2%              0.2%                     143.12          5,100,300.38
   165               6,096,196.63        0.2%              0.2%                  64,170.49          4,623,687.51
   166               6,000,000.00        0.2%              0.2%                     108.62          5,104,786.05
   167               6,000,000.00        0.2%              0.2%                     476.04          4,965,827.13
   168               6,000,000.00        0.2%              0.2%                     132.97          5,244,560.00
   169               5,969,958.53        0.2%              0.2%                     140.16          5,019,620.67
   171               5,888,000.00        0.2%              0.2%                      89.49          5,257,454.17
   172               5,870,000.00        0.2%              0.2%                      39.13          5,473,590.47
   173               5,788,108.11        0.1%              0.2%                     107.17          4,841,234.20
   174               5,726,190.71        0.1%              0.2%                     130.74          4,771,824.48
   176               5,576,811.84        0.1%              0.2%                     108.29          4,647,342.77
   178               5,500,000.00        0.1%              0.2%                     238.10          4,766,504.13
   179               5,500,000.00        0.1%              0.2%                      87.14          4,814,860.60
   180               5,320,000.00        0.1%              0.2%                     147.68          4,746,159.33
   182               5,263,903.02        0.1%              0.2%                      72.69          4,386,541.22
   183               5,235,189.62        0.1%              0.2%                      99.33          4,402,170.79
   184               5,205,061.62        0.1%              0.1%                      49.24          4,348,263.79
   185               5,100,000.00        0.1%              0.1%                     114.28          4,420,592.87
   186               5,040,000.00        0.1%              0.1%                      79.38          4,835,911.82
   187               4,900,000.00        0.1%              0.1%                     111.55          4,275,277.88
   188               4,900,000.00        0.1%              0.1%                     161.11          4,248,607.18
   189               4,880,000.00        0.1%              0.1%                     359.88          4,226,097.91
   190               4,740,000.00        0.1%              0.1%                      52.36          4,043,260.94
   191               4,707,000.00        0.1%              0.1%                     230.52          4,359,934.92
   192               4,640,000.00        0.1%              0.1%                 149,677.42          4,298,861.91
   194               4,425,000.00        0.1%              0.1%                     133.97          3,962,693.37
   195               4,400,000.00        0.1%              0.1%                     153.70          3,691,278.86
   196               4,380,764.13        0.1%              0.1%                     212.15          3,623,086.34
   197               4,163,551.60        0.1%              0.1%                  45,256.00          3,313,046.93
   198               3,900,000.00        0.1%              0.1%                      95.10          3,595,584.82
   199               3,692,315.48        0.1%              0.1%                      60.92          3,082,607.05
   200               3,600,000.00        0.1%              0.1%                     174.71          3,191,317.81
   202               3,389,053.04        0.1%              0.1%                     105.65          2,810,574.83
   203               3,361,244.86        0.1%              0.1%                     243.34          2,807,058.74
   205               3,146,944.34        0.1%              0.1%                     102.00          2,621,278.65
   207               3,050,000.00        0.1%              0.1%                     185.13          2,585,054.19
   208               2,993,993.38        0.1%              0.1%                      56.00          2,512,605.03
   209               2,993,809.26        0.1%              0.1%                      51.75          2,501,751.05
   210               2,990,922.26        0.1%              0.1%                     498.49          2,501,982.84
   211               2,941,535.83        0.1%              0.1%                     154.98          2,460,780.61
   213               2,911,044.93        0.1%              0.1%                     230.56          2,430,697.59
   214               2,891,431.34        0.1%              0.1%                     208.69          2,297,121.71
   215               2,793,619.25        0.1%              0.1%                     202.25          2,300,198.40
   216               2,594,430.66        0.1%              0.1%                  22,758.16          1,828,432.27
   219               2,193,662.61        0.1%              0.1%                      18.50          1,684,811.50
   220               2,048,074.14        0.1%              0.1%                     121.79          1,712,841.50
   221               1,998,059.90        0.1%              0.1%                      58.09          1,664,303.46
   224               1,392,303.65        0.0%              0.0%                      79.20          1,155,457.12

    1b         25,000,000 (Note 9)       NAP                NAP                               25,000,000 (Note 9)

                               Cross
                          Collateralized                        Related
                             Mortgage                          Mortgage
               Cross        Loan Group                        Loan Group
            Collater-        Aggregate                         Aggregate
              alized       Cut-Off Date                      Cut-Off Date
            (Mortgage        Principal          Related        Principal
   Loan        Loan           Balance         (Mortgage         Balance               Borrower's
  Number      Group)         (Note 4)        Loan Group)       (Note 4)                Interest
----------------------------------------------------------------------------------------------------------

    1           No           290,000,000.00       No          290,000,000.00          Fee Simple
    2           No           250,000,000.00       No          250,000,000.00          Fee Simple
    3           No           150,000,000.00    Yes (R1)       293,766,252.38          Fee Simple
    4           No           105,000,000.00    Yes (R2)       111,200,000.00          Fee Simple
----------------------------------------------------------------------------------------------------------
    5           No           105,000,000.00       No          105,000,000.00          Fee Simple
    5a                                                                                Fee Simple
    5b                                                                                Fee Simple
    5c                                                                                Fee Simple
    5d                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------
    6           No           101,766,252.38    Yes (R1)       293,766,252.38          Fee Simple
----------------------------------------------------------------------------------------------------------
    7           No            86,265,101.00       No           86,265,101.00   Fee Simple and Leasehold
    7a                                                                                Fee Simple
    7b                                                                                Fee Simple
    7c                                                                                Fee Simple
    7d                                                                                Fee Simple
    7e                                                                                Fee Simple
    7f                                                                                Fee Simple
    7g                                                                                Fee Simple
    7h                                                                                Fee Simple
    7i                                                                                Fee Simple
    7j                                                                                Fee Simple
    7k                                                                                Fee Simple
    7l                                                                                Fee Simple
    7m                                                                                Fee Simple
    7n                                                                                Fee Simple
    7o                                                                                Fee Simple
    7p                                                                                Fee Simple
    7q                                                                                Fee Simple
    7r                                                                                Leasehold
    7s                                                                                Fee Simple
    7t                                                                                Fee Simple
    7u                                                                                Fee Simple
    7v                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------
    8           No            65,000,000.00       No           65,000,000.00          Fee Simple
    9           No            60,947,000.00       No           60,947,000.00 Fee in Part, Leasehold in Part
    11          No            57,000,000.00       No           57,000,000.00          Fee Simple
----------------------------------------------------------------------------------------------------------
    12          No            55,000,000.00       No           55,000,000.00          Leasehold
   12a                                                                                Leasehold
   12b                                                                                Leasehold
   12c                                                                                Leasehold
----------------------------------------------------------------------------------------------------------
    13          No            43,600,000.00       No           43,600,000.00 Fee in Part, Leasehold in Part
    14          No            43,000,000.00       No           43,000,000.00          Fee Simple
    15          No            42,000,000.00    Yes (R1)       293,766,252.38          Fee Simple
    16          No            39,500,000.00       No           39,500,000.00          Fee Simple
    17          No            38,839,965.76       No           38,839,965.76          Leasehold
    18          No            36,500,000.00       No           36,500,000.00          Fee Simple
    20          No            33,000,000.00       No           33,000,000.00          Fee Simple
    21          No            32,468,396.06       No           32,468,396.06          Fee Simple
    22          No            32,000,000.00       No           32,000,000.00          Fee Simple
    24          No            30,780,000.00    Yes (R4)        54,300,000.00          Fee Simple
----------------------------------------------------------------------------------------------------------
    25          No            30,143,520.54       No           30,143,520.54          Fee Simple
   25a                                                                                Fee Simple
   25b                                                                                Fee Simple
   25c                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------
    26          No            29,335,427.36    Yes (R8)        49,335,427.36          Fee Simple
    27          No            28,800,000.00    Yes (R3)        54,600,000.00          Fee Simple
    28          No            28,500,000.00       No           28,500,000.00          Fee Simple
    29          No            28,500,000.00       No           28,500,000.00          Fee Simple
    30          No            28,000,000.00       No           28,000,000.00          Fee Simple
----------------------------------------------------------------------------------------------------------
    31          No            27,500,000.00       No           27,500,000.00          Fee Simple
   31a                                                                                Fee Simple
   31b                                                                                Fee Simple
   31c                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------
    33          No            25,800,000.00    Yes (R3)        54,600,000.00          Fee Simple
    35          No            24,000,000.00       No           24,000,000.00          Fee Simple
    36          No            23,520,000.00    Yes (R4)        54,300,000.00          Fee Simple
    38          No            22,000,000.00       No           22,000,000.00          Fee Simple
    39          No            21,977,867.01    Yes (R5)        54,051,719.86          Fee Simple
    41          No            20,700,000.00       No           20,700,000.00          Fee Simple
    43          No            20,000,000.00    Yes (R8)        49,335,427.36          Fee Simple
    44          No            20,000,000.00       No           20,000,000.00          Fee Simple
    45          No            19,950,000.00   Yes (R10)        43,200,000.00          Fee Simple
    46          No            19,681,676.36       No           19,681,676.36          Fee Simple
    47          No            19,000,000.00       No           19,000,000.00          Fee Simple
    48          No            18,959,850.58       No           18,959,850.58          Fee Simple
    49          No            18,750,000.00       No           18,750,000.00          Fee Simple
    50          No            18,677,870.96    Yes (R6)        53,977,870.96          Fee Simple
    51          No            18,500,000.00       No           18,500,000.00          Fee Simple
    52          No            18,500,000.00   Yes (R14)        21,411,044.93          Fee Simple
    53          No            18,241,079.57   Yes (R11)        42,470,930.33          Fee Simple
    54          No            18,000,000.00       No           18,000,000.00          Fee Simple
----------------------------------------------------------------------------------------------------------
    55          No            17,540,000.00    Yes (R7)        53,000,000.00          Fee Simple
   55a                                                                                Fee Simple
   55b                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------
    56          No            16,966,694.91       No           16,966,694.91          Fee Simple
    57          No            16,200,000.00       No           16,200,000.00          Fee Simple
    58          No            16,120,000.00       No           16,120,000.00          Fee Simple
    59          No            16,000,000.00       No           16,000,000.00          Fee Simple
----------------------------------------------------------------------------------------------------------
    60          No            15,770,000.00    Yes (R7)        53,000,000.00          Fee Simple
   60a                                                                                Fee Simple
   60b                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------
    61          No            15,365,801.42       No           15,365,801.42          Fee Simple
    62          No            15,350,000.00       No           15,350,000.00          Fee Simple
----------------------------------------------------------------------------------------------------------
    63          No            15,050,000.00    Yes (R7)        53,000,000.00          Fee Simple
   63a                                                                                Fee Simple
   63b                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------
    64          No            15,000,000.00   Yes (R12)        30,800,000.00          Fee Simple
    65          No            14,951,810.33       No           14,951,810.33          Fee Simple
    66          No            14,690,000.00       No           14,690,000.00          Fee Simple
    67          No            14,500,000.00       No           14,500,000.00          Fee Simple
    68          No            14,236,311.79       No           14,236,311.79          Fee Simple
    69          No            14,145,000.00       No           14,145,000.00          Fee Simple
    70          No            13,500,000.00       No           13,500,000.00          Fee Simple
    72          No            13,469,933.25       No           13,469,933.25          Fee Simple
    73          No            13,160,000.00       No           13,160,000.00          Fee Simple
    74          No            13,114,352.94       No           13,114,352.94          Fee Simple
    75          No            13,000,000.00   Yes (R17)        18,500,000.00          Fee Simple
    76          No            13,000,000.00       No           13,000,000.00          Fee Simple
    77          No            12,988,028.63       No           12,988,028.63          Fee Simple
    78          No            12,974,196.32       No           12,974,196.32          Fee Simple
    79          No            12,925,000.00       No           12,925,000.00          Fee Simple
    80          No            12,439,872.27       No           12,439,872.27          Fee Simple
----------------------------------------------------------------------------------------------------------
    81          No            12,360,944.72       No           12,360,944.72          Fee Simple
   81a                                                                                Fee Simple
   81b                                                                                Fee Simple
----------------------------------------------------------------------------------------------------------
    82          No            12,200,000.00       No           12,200,000.00          Fee Simple
    83          No            12,000,000.00       No           12,000,000.00          Fee Simple
    84          No            12,000,000.00       No           12,000,000.00          Fee Simple
    85          No            12,000,000.00       No           12,000,000.00          Fee Simple
    86          No            11,960,166.71   Yes (R11)        42,470,930.33          Fee Simple
    87          No            11,800,000.00       No           11,800,000.00          Fee Simple
    88          No            11,549,320.88       No           11,549,320.88          Fee Simple
    89          No            11,500,000.00       No           11,500,000.00          Fee Simple
    90          No            11,400,000.00       No           11,400,000.00          Fee Simple
    91          No            11,339,318.35   Yes (R15)        20,504,250.39          Fee Simple
    92          No            11,269,111.33       No           11,269,111.33          Fee Simple
----------------------------------------------------------------------------------------------------------

    93       Yes (C1)         11,231,000.00   Yes (R24)        11,231,000.00          Fee Simple
    94       Yes (C1)         11,231,000.00   Yes (R24)        11,231,000.00          Fee Simple
----------------------------------------------------------------------------------------------------------
    97          No            10,975,233.56       No           10,975,233.56          Fee Simple
    98          No            10,702,734.47    Yes (R9)        43,758,465.49          Fee Simple
    99          No            10,634,646.94       No           10,634,646.94          Fee Simple
   100          No            10,370,024.89    Yes (R9)        43,758,465.49          Fee Simple
   101          No            10,300,000.00   Yes (R12)        30,800,000.00          Fee Simple
   102          No            10,200,000.00   Yes (R13)        24,000,000.00          Fee Simple
   103          No            10,160,000.00       No           10,160,000.00          Fee Simple
   104          No            10,000,000.00       No           10,000,000.00          Fee Simple
   106          No             9,972,252.00       No            9,972,252.00          Fee Simple
   107          No             9,858,542.16       No            9,858,542.16          Fee Simple
   108          No             9,750,000.00       No            9,750,000.00          Fee Simple
   109          No             9,597,321.01       No            9,597,321.01          Fee Simple
   110          No             9,500,000.00   Yes (R22)        14,380,000.00          Fee Simple
   111          No             9,500,000.00       No            9,500,000.00          Fee Simple
   112          No             9,467,846.46   Yes (R19)        17,079,965.40          Fee Simple
   113          No             9,400,000.00       No            9,400,000.00          Fee Simple
   114          No             9,350,000.00       No            9,350,000.00          Fee Simple
   115          No             9,335,030.66       No            9,335,030.66          Fee Simple
   116          No             9,325,000.00    Yes (R9)        43,758,465.49          Fee Simple
   117          No             9,200,000.00   Yes (R18)        18,150,000.00          Fee Simple
   118          No             9,164,932.04   Yes (R15)        20,504,250.39          Fee Simple
   119          No             9,161,386.85       No            9,161,386.85          Fee Simple
   120          No             9,160,601.34       No            9,160,601.34          Fee Simple
   121          No             9,076,934.89       No            9,076,934.89          Fee Simple
   122          No             9,000,000.00       No            9,000,000.00          Fee Simple
   123          No             8,991,877.44       No            8,991,877.44          Fee Simple
   124          No             8,971,684.75       No            8,971,684.75          Fee Simple
   125          No             8,950,000.00   Yes (R18)        18,150,000.00          Fee Simple
----------------------------------------------------------------------------------------------------------
   126          No             8,937,000.00       No            8,937,000.00          Fee Simple
   126a                                                                               Fee Simple
   126b                                                                               Fee Simple
   126c                                                                               Fee Simple
----------------------------------------------------------------------------------------------------------
   127          No             8,914,488.81       No            8,914,488.81          Fee Simple
   128          No             8,880,631.01   Yes (R11)        42,470,930.33          Fee Simple
   130          No             8,700,000.00       No            8,700,000.00          Fee Simple
   132          No             8,600,000.00       No            8,600,000.00          Fee Simple
   133          No             8,500,000.00       No            8,500,000.00          Leasehold
   135          No             8,000,000.00       No            8,000,000.00          Fee Simple
   136          No             7,983,062.56       No            7,983,062.56          Fee Simple
   137          No             7,982,368.46       No            7,982,368.46          Fee Simple
   138          No             7,792,433.60   Yes (R23)        12,937,437.84          Fee Simple
   139          No             7,612,118.94   Yes (R19)        17,079,965.40          Fee Simple
   141          No             7,492,617.28       No            7,492,617.28          Fee Simple
   143          No             7,400,000.00   Yes (R16)        18,600,000.00          Fee Simple
   144          No             7,350,000.00       No            7,350,000.00          Fee Simple
   145          No             7,300,000.00       No            7,300,000.00          Fee Simple
   146          No             7,264,509.50    Yes (R9)        43,758,465.49          Fee Simple
   148          No             7,000,000.00   Yes (R13)        24,000,000.00          Fee Simple
   150          No             7,000,000.00       No            7,000,000.00          Fee Simple
   151          No             6,980,031.49       No            6,980,031.49          Fee Simple
   152          No             6,951,240.46       No            6,951,240.46          Fee Simple
   153          No             6,900,000.00       No            6,900,000.00          Fee Simple
   154          No             6,800,000.00   Yes (R13)        24,000,000.00          Fee Simple
   155          No             6,800,000.00       No            6,800,000.00          Fee Simple
   156          No             6,743,044.49       No            6,743,044.49          Leasehold
   157          No             6,736,174.19       No            6,736,174.19          Fee Simple
   158          No             6,678,663.62       No            6,678,663.62          Leasehold
   159          No             6,640,192.55       No            6,640,192.55          Fee Simple
   160          No             6,400,000.00       No            6,400,000.00          Fee Simple
   162          No             6,200,000.00    Yes (R2)       111,200,000.00          Fee Simple
   163          No             6,200,000.00       No            6,200,000.00          Fee Simple
   164          No             6,096,730.52   Yes (R25)         9,038,266.35          Fee Simple
   165          No             6,096,196.63    Yes (R9)        43,758,465.49          Fee Simple
   166          No             6,000,000.00       No            6,000,000.00          Fee Simple
   167          No             6,000,000.00       No            6,000,000.00          Fee Simple
   168          No             6,000,000.00       No            6,000,000.00          Fee Simple
   169          No             5,969,958.53       No            5,969,958.53          Fee Simple
   171          No             5,888,000.00       No            5,888,000.00          Fee Simple
   172          No             5,870,000.00       No            5,870,000.00          Fee Simple
   173          No             5,788,108.11       No            5,788,108.11          Fee Simple
   174          No             5,726,190.71       No            5,726,190.71          Fee Simple
   176          No             5,576,811.84       No            5,576,811.84          Fee Simple
   178          No             5,500,000.00   Yes (R17)        18,500,000.00          Fee Simple
   179          No             5,500,000.00   Yes (R12)        30,800,000.00          Fee Simple
   180          No             5,320,000.00       No            5,320,000.00          Fee Simple
   182          No             5,263,903.02       No            5,263,903.02          Fee Simple
   183          No             5,235,189.62       No            5,235,189.62          Fee Simple
   184          No             5,205,061.62       No            5,205,061.62          Fee Simple
   185          No             5,100,000.00       No            5,100,000.00          Fee Simple
   186          No             5,040,000.00       No            5,040,000.00          Fee Simple
   187          No             4,900,000.00       No            4,900,000.00          Fee Simple
   188          No             4,900,000.00       No            4,900,000.00          Fee Simple
   189          No             4,880,000.00   Yes (R22)        14,380,000.00          Fee Simple
   190          No             4,740,000.00       No            4,740,000.00          Fee Simple
   191          No             4,707,000.00       No            4,707,000.00          Fee Simple
   192          No             4,640,000.00    Yes (R7)        53,000,000.00          Fee Simple
   194          No             4,425,000.00       No            4,425,000.00          Fee Simple
   195          No             4,400,000.00       No            4,400,000.00          Fee Simple
   196          No             4,380,764.13       No            4,380,764.13          Fee Simple
   197          No             4,163,551.60       No            4,163,551.60          Fee Simple
   198          No             3,900,000.00       No            3,900,000.00          Fee Simple
   199          No             3,692,315.48       No            3,692,315.48          Fee Simple
   200          No             3,600,000.00       No            3,600,000.00          Fee Simple
   202          No             3,389,053.04   Yes (R11)        42,470,930.33          Fee Simple
   203          No             3,361,244.86       No            3,361,244.86          Fee Simple
   205          No             3,146,944.34   Yes (R23)        12,937,437.84          Fee Simple
   207          No             3,050,000.00       No            3,050,000.00          Fee Simple
   208          No             2,993,993.38       No            2,993,993.38          Fee Simple
   209          No             2,993,809.26       No            2,993,809.26          Fee Simple
   210          No             2,990,922.26       No            2,990,922.26          Fee Simple
   211          No             2,941,535.83   Yes (R25)         9,038,266.35          Fee Simple
   213          No             2,911,044.93   Yes (R14)        21,411,044.93          Fee Simple
   214          No             2,891,431.34       No            2,891,431.34          Fee Simple
   215          No             2,793,619.25       No            2,793,619.25          Fee Simple
   216          No             2,594,430.66       No            2,594,430.66          Fee Simple
   219          No             2,193,662.61       No            2,193,662.61          Fee Simple
   220          No             2,048,074.14       No            2,048,074.14          Fee Simple
   221          No             1,998,059.90   Yes (R23)        12,937,437.84          Fee Simple
   224          No             1,392,303.65       No            1,392,303.65          Leasehold

    1b          No            25,000,000.00       No           25,000,000.00          Fee Simple

                                              Cut-off Date      Maturity Date
   Loan          Appraised       Appraisal      LTV Ratio         / ARD LTV            Original
  Number           Value            Date        (Note 2)       Ratio (Note 3)          Balance
-------------------------------------------------------------------------------------------------------

    1                470,000,000  06/14/05   61.70% (Note 5)   61.70% (Note 5)     290,000,000 (Note 5)
    2                540,000,000  07/08/05       46.30%            46.30%                  250,000,000
    3                338,000,000  06/02/05       44.38%            41.07%                  150,000,000
    4                208,500,000  06/21/05       50.36%            50.36%                  105,000,000
-------------------------------------------------------------------------------------------------------
    5                145,400,000  Various        72.21%            65.77%                  105,000,000
    5a                53,000,000  04/11/05
    5b                46,000,000  04/11/05
    5c                25,300,000  04/14/05
    5d                21,100,000  04/14/05
-------------------------------------------------------------------------------------------------------
    6                156,300,000  08/24/05       65.11%            57.71%                  102,000,000
-------------------------------------------------------------------------------------------------------
    7        129,920,000 (Note 7) Various        66.40%            61.98%                   86,265,101
    7a                 8,240,000  03/26/05
    7b                 8,410,000  04/07/05
    7c                 7,060,000  03/31/05
    7d                 7,310,000  03/25/05
    7e                 5,990,000  03/28/05
    7f                 5,500,000  04/05/05
    7g                 5,070,000  04/02/05
    7h                 5,700,000  03/26/05
    7i                 5,430,000  03/29/05
    7j                 5,460,000  03/30/05
    7k                 5,100,000  04/01/05
    7l                 5,350,000  03/26/05
    7m                 5,240,000  03/31/05
    7n                 4,860,000  03/13/05
    7o                 4,810,000  04/14/05
    7p                 5,470,000  03/23/05
    7q                 4,170,000  04/08/05
    7r                 3,300,000  03/30/05
    7s                 3,650,000  04/01/05
    7t                 4,760,000  03/24/05
    7u                 3,500,000  03/28/05
    7v                 3,380,000  03/22/05
-------------------------------------------------------------------------------------------------------
    8                 81,400,000  08/15/05       79.85%            69.38%                   65,000,000
    9                 78,000,000  05/04/05       78.14%            74.29%                   67,150,000
    11                70,700,000  07/19/05       80.62%            71.72%                   57,000,000
-------------------------------------------------------------------------------------------------------
    12               757,000,000  04/01/05   52.84% (Note 6)   52.84% (Note 6)              55,000,000
   12a               280,000,000  04/01/05
   12b               261,000,000  04/01/05
   12c               216,000,000  04/01/05
-------------------------------------------------------------------------------------------------------
    13                55,250,000  07/11/05       77.83%            73.30%                   43,600,000
    14                57,200,000  07/01/05       75.17%            69.48%                   43,000,000
    15                80,200,000  02/02/05       52.37%            49.59%                   42,000,000
    16                49,500,000  07/20/05       79.80%            79.80%                   39,500,000
    17                60,800,000  04/18/05       63.88%            53.30%                   39,000,000
    18                48,300,000  09/20/05       75.57%            63.57%                   36,500,000
    20                41,500,000  08/01/05       79.52%            79.52%                   33,000,000
    21                41,500,000  08/10/05       78.24%            65.15%                   32,500,000
    22                53,250,000  08/16/05       60.09%            55.44%                   32,000,000
    24                40,000,000  04/05/05       76.95%            76.95%                   30,780,000
-------------------------------------------------------------------------------------------------------
    25                45,350,000  Various        66.47%            55.39%                   30,268,112
   25a                30,000,000  04/26/05
   25b                11,850,000  04/26/05
   25c                 3,500,000  06/09/05
-------------------------------------------------------------------------------------------------------
    26                39,500,000  05/01/05       74.27%            57.31%                   29,500,000
    27                36,300,000  06/30/05       79.34%            73.03%                   28,800,000
    28                36,500,000  04/06/05       78.08%            67.88%                   28,500,000
    29                38,200,000  07/08/05       74.61%            72.58%                   28,500,000
    30                35,000,000  07/07/05       80.00%            75.46%                   28,000,000
-------------------------------------------------------------------------------------------------------
    31                42,100,000  09/01/05       65.32%            54.96%                   27,500,000
   31a                25,700,000  09/01/05
   31b                 7,600,000  09/01/05
   31c                 8,800,000  09/01/05
-------------------------------------------------------------------------------------------------------
    33                33,000,000  06/15/05       78.18%            71.99%                   25,800,000
    35                30,900,000  04/03/05       77.67%            68.46%                   24,000,000
    36                30,500,000  04/05/05       77.11%            77.11%                   23,520,000
    38                29,300,000  10/01/05       75.09%            67.86%                   22,000,000
    39                30,200,000  07/21/05       72.77%            60.33%                   22,000,000
    41                25,940,000  09/07/05       79.80%            69.12%                   20,700,000
    43                33,900,000  05/02/05       59.00%            59.00%                   20,000,000
    44                32,000,000  09/13/05       62.50%            62.50%                   20,000,000
    45                27,200,000  05/20/05       73.35%            65.80%                   19,950,000
    46                26,000,000  09/01/05       75.70%            63.39%                   19,700,000
    47                25,500,000  05/15/05       74.51%            66.28%                   19,000,000
    48                26,400,000  07/23/05       71.82%            59.81%                   19,000,000
    49                24,100,000  07/21/05       77.80%            69.27%                   18,750,000
    50                28,050,000  10/14/04       66.59%            62.52%                   18,900,000
    51                28,900,000  04/22/05       64.01%            56.75%                   18,500,000
    52                23,500,000  03/24/05       78.72%            68.29%                   18,500,000
    53                25,550,000  05/26/05       71.39%            59.21%                   18,300,000
    54                22,500,000  06/20/05       80.00%            74.26%                   18,000,000
-------------------------------------------------------------------------------------------------------
    55                22,500,000  08/12/05       77.96%            72.23%                   17,540,000
   55a                17,800,000  08/12/05
   55b                 4,700,000  08/12/05
-------------------------------------------------------------------------------------------------------
    56                23,000,000  06/23/05       73.77%            62.09%                   17,000,000
    57                21,250,000  06/24/05       76.24%            70.51%                   16,200,000
    58                20,400,000  06/20/05       79.02%            69.67%                   16,120,000
    59                22,975,000  08/01/05       69.64%            59.69%                   16,000,000
-------------------------------------------------------------------------------------------------------
    60                20,000,000  08/12/05       78.85%            73.06%                   15,770,000
   60a                15,200,000  08/12/05
   60b                 4,800,000  08/12/05
-------------------------------------------------------------------------------------------------------
    61                19,850,000  08/10/05       77.41%            64.88%                   15,380,000
    62                19,200,000  04/03/05       79.95%            73.81%                   15,350,000
-------------------------------------------------------------------------------------------------------
    63                19,000,000  08/12/05       79.21%            73.39%                   15,050,000
   63a                13,500,000  08/12/05
   63b                 5,500,000  08/12/05
-------------------------------------------------------------------------------------------------------
    64                20,500,000  04/25/05       73.17%            66.67%                   15,000,000
    65                20,000,000  06/01/05       74.76%            62.02%                   15,000,000
    66                20,800,000  05/24/05       70.63%            62.43%                   14,690,000
    67                18,175,000  05/13/05       79.78%            73.72%                   14,500,000
    68                22,000,000  04/22/05       64.71%            53.97%                   14,250,000
    69                20,250,000  04/17/05       69.85%            61.34%                   14,145,000
    70                17,500,000  03/03/05       77.14%            68.88%                   13,500,000
    72                17,410,000  07/14/05       77.37%            63.93%                   13,500,000
    73                19,550,000  03/24/05       67.31%            63.63%                   13,160,000
    74                21,000,000  09/18/05       62.45%            53.21%                   13,200,000
    75                19,400,000  02/21/05       67.01%            58.07%                   13,000,000
    76                16,500,000  06/03/05       78.79%            69.93%                   13,000,000
    77                23,000,000  08/10/05       56.47%            47.34%                   13,000,000
    78                19,900,000  08/01/05       65.20%            60.80%                   13,000,000
    79                17,000,000  07/01/05       76.03%            70.50%                   12,925,000
    80                21,975,000  04/15/05       56.61%            47.85%                   12,500,000
-------------------------------------------------------------------------------------------------------
    81                17,300,000  4/19/05        71.45%            59.44%                   12,400,000
   81a                 9,600,000  04/19/05
   81b                 7,700,000  04/19/05
-------------------------------------------------------------------------------------------------------
    82                15,300,000  07/14/05       70.59%            61.95%                   12,200,000
    83                17,700,000  05/06/05       67.80%            62.71%                   12,000,000
    84                19,400,000  05/20/05       61.86%            53.89%                   12,000,000
    85                15,500,000  07/27/05       77.42%            69.26%                   12,000,000
    86                20,500,000  05/26/05       58.34%            48.17%                   12,000,000
    87                14,820,000  12/23/04       79.62%            69.60%                   11,800,000
    88                14,500,000  05/19/05       79.65%            65.88%                   11,600,000
    89                14,880,000  03/01/05       77.28%            68.35%                   11,500,000
    90                14,300,000  07/01/05       79.72%            73.90%                   11,400,000
    91                17,200,000  04/15/05       65.93%            59.02%                   11,400,000
    92                14,400,000  05/02/05       78.26%            66.19%                   11,280,000
-------------------------------------------------------------------------------------------------------

    93                11,900,000  03/08/05       68.19%            59.87%                    7,575,000
    94                 4,570,000  03/01/05       68.19%            59.87%                    3,656,000
-------------------------------------------------------------------------------------------------------
    97                14,700,000  06/27/05       74.66%            61.59%                   11,000,000
    98                16,200,000  06/01/05       66.07%            56.22%                   10,800,000
    99                14,180,000  03/29/05       75.00%            62.92%                   10,700,000
   100                15,200,000  07/15/05       68.22%            51.74%                   10,385,000
   101                15,700,000  06/01/05       65.61%            58.30%                   10,300,000
   102                13,500,000  12/21/04       75.56%            64.35%                   10,200,000
   103                12,700,000  05/17/05       80.00%            71.43%                   10,160,000
   104                12,900,000  04/14/05       77.52%            71.67%                   10,000,000
   106                12,530,000  04/22/05       79.59%            67.34%                   10,000,000
   107                18,500,000  06/07/05       53.29%            44.34%                    9,900,000
   108                13,100,000  04/27/05       74.43%            64.87%                    9,750,000
   109                14,100,000  06/28/05       68.07%            52.30%                    9,625,000
   110                12,750,000  08/08/05       74.51%            64.55%                    9,500,000
   111                13,000,000  01/31/06       73.08%            64.93%                    9,500,000
   112                12,500,000  07/01/05       75.74%            62.36%                    9,500,000
   113                12,400,000  06/10/05       75.81%            65.70%                    9,400,000
   114                12,100,000  07/29/05       77.27%            67.42%                    9,350,000
   115                12,800,000  04/12/05       72.93%            60.53%                    9,375,000
   116                12,800,000  08/19/05       72.85%            46.50%                    9,325,000
   117                11,500,000  07/22/05       80.00%            70.94%                    9,200,000
   118                12,500,000  11/08/04       73.32%            62.17%                    9,250,000
   119                11,860,000  06/07/05       77.25%            64.25%                    9,200,000
   120                12,000,000  03/18/05       76.34%            63.32%                    9,200,000
   121                13,500,000  03/08/05       67.24%            39.35%                    9,130,000
   122                11,700,000  06/16/05       76.92%            66.79%                    9,000,000
   123                12,250,000  06/23/05       73.40%            61.69%                    9,000,000
   124                11,300,000  05/31/05       79.40%            66.06%                    9,000,000
   125                11,550,000  07/28/05       77.49%            68.87%                    8,950,000
-------------------------------------------------------------------------------------------------------
   126                13,500,000  05/01/05       66.20%            57.93%                    8,937,000
   126a                6,296,840  05/01/05
   126b                6,249,505  05/01/05
   126c                  953,656  05/01/05
-------------------------------------------------------------------------------------------------------
   127                11,300,000  12/02/04       78.89%            66.59%                    9,000,000
   128                11,300,000  07/29/05       78.59%            65.16%                    8,900,000
   130                14,200,000  10/01/05       61.27%            53.63%                    8,700,000
   132                12,515,000  03/15/05       68.72%            61.44%                    8,600,000
   133                12,800,000  06/04/05       66.41%            57.68%                    8,500,000
   135                10,750,000  06/29/05       74.42%            61.85%                    8,000,000
   136                10,480,000  06/08/05       76.17%            63.42%                    8,000,000
   137                15,400,000  07/07/05       51.83%            42.90%                    8,000,000
   138                10,300,000  07/08/05       75.65%            63.02%                    7,800,000
   139                 9,600,000  06/01/05       79.29%            66.77%                    7,650,000
   141                11,400,000  06/01/05       65.72%            54.64%                    7,500,000
   143                 9,400,000  03/23/05       78.72%            69.16%                    7,400,000
   144                13,500,000  07/29/05       54.44%            42.25%                    7,350,000
   145                10,000,000  07/19/05       73.00%            73.00%                    7,300,000
   146                10,000,000  07/27/05       72.65%            55.10%                    7,275,000
   148                11,750,000  12/21/04       59.57%            50.63%                    7,000,000
   150                 9,300,000  08/15/05       75.27%            62.88%                    7,000,000
   151                10,100,000  07/01/05       69.11%            58.27%                    7,000,000
   152                10,400,000  04/01/05       66.84%            51.86%                    7,000,000
   153                 9,200,000  03/22/05       75.00%            65.68%                    6,900,000
   154                 9,250,000  12/21/04       73.51%            62.61%                    6,800,000
   155                10,180,000  07/22/05       58.94%            51.66%                    6,800,000
   156                 8,600,000  07/19/05       78.41%            64.80%                    6,750,000
   157                 8,500,000  04/21/04       79.25%            67.01%                    6,800,000
   158                 8,400,000  06/22/05       79.51%            66.04%                    6,700,000
   159                 8,350,000  03/10/05       79.52%            66.93%                    6,680,000
   160                 8,000,000  01/07/05       80.00%            69.75%                    6,400,000
   162                 7,700,000  05/02/05       80.52%            71.66%                    6,200,000
   163                 8,500,000  03/15/05       72.94%            63.91%                    6,200,000
   164                 8,200,000  03/22/05       74.35%            62.20%                    6,135,000
   165                 8,200,000  07/14/05       74.34%            56.39%                    6,105,000
   166                 8,900,000  04/22/05       67.42%            57.36%                    6,000,000
   167                 9,270,000  06/24/05       64.72%            53.57%                    6,000,000
   168                 8,000,000  06/24/05       68.13%            58.68%                    6,000,000
   169                 7,800,000  03/31/05       76.54%            64.35%                    6,000,000
   171                 7,360,000  06/28/05       80.00%            71.43%                    5,888,000
   172                 8,811,000  02/15/05       66.62%            62.12%                    5,870,000
   173                 7,500,000  07/16/05       77.17%            64.55%                    5,800,000
   174                 7,400,000  04/25/05       77.38%            64.48%                    5,750,000
   176                 8,300,000  04/07/05       67.19%            55.99%                    5,600,000
   178                 6,920,000  02/07/05       79.48%            68.88%                    5,500,000
   179                 8,800,000  04/05/05       62.50%            54.71%                    5,500,000
   180                 7,600,000  07/28/05       70.00%            62.45%                    5,320,000
   182                 7,340,000  06/06/05       71.72%            59.76%                    5,275,000
   183                 7,500,000  03/11/05       69.80%            58.70%                    5,250,000
   184                 7,235,000  08/01/05       71.94%            60.10%                    5,210,000
   185                 7,000,000  07/21/05       72.86%            63.15%                    5,100,000
   186                 6,300,000  03/30/05       80.00%            76.76%                    5,040,000
   187                 7,100,000  07/01/05       69.01%            60.22%                    4,900,000
   188                 7,750,000  06/22/05       63.23%            54.82%                    4,900,000
   189                 7,450,000  08/08/05       61.48%            52.70%                    4,880,000
   190                 6,000,000  02/16/05       79.00%            67.39%                    4,740,000
   191                 6,100,000  04/08/05       77.16%            71.47%                    4,707,000
   192                 5,800,000  08/12/05       80.00%            74.12%                    4,640,000
   194                 5,750,000  05/13/05       76.96%            68.92%                    4,425,000
   195                 5,500,000  06/29/05       80.00%            67.11%                    4,400,000
   196                 6,140,000  06/13/05       71.35%            59.01%                    4,400,000
   197                 7,200,000  01/01/05       57.83%            46.01%                    4,200,000
   198                 7,500,000  07/01/05       52.00%            47.94%                    3,900,000
   199                 5,200,000  07/12/05       71.01%            59.28%                    3,700,000
   200                 4,500,000  07/01/05       80.00%            70.92%                    3,600,000
   202                 5,900,000  05/26/05       57.44%            47.64%                    3,400,000
   203                 4,500,000  04/27/05       74.69%            62.38%                    3,375,000
   205                 4,650,000  07/08/05       67.68%            56.37%                    3,150,000
   207                 3,960,000  08/22/05       77.02%            65.28%                    3,050,000
   208                 4,590,000  07/27/05       65.23%            54.74%                    3,000,000
   209                 3,800,000  06/20/05       78.78%            65.84%                    3,000,000
   210                 3,800,000  05/12/05       78.71%            65.84%                    3,000,000
   211                 3,700,000  03/22/05       79.50%            66.51%                    2,960,000
   213                 4,000,000  05/20/05       72.78%            60.77%                    2,920,000
   214                 4,900,000  06/29/05       59.01%            46.88%                    2,900,000
   215                 5,600,000  07/01/05       49.89%            41.08%                    2,800,000
   216                41,000,000  06/30/05        6.33%             4.46%                    2,600,000
   219                 2,850,000  06/08/05       76.97%            59.12%                    2,200,000
   220                 2,625,000  04/25/05       78.02%            65.25%                    2,050,000
   221                 5,350,000  07/08/05       37.35%            31.11%                    2,000,000
   224                 1,985,000  04/07/05       70.14%            58.21%                    1,400,000

    1b               470,000,000  06/14/05   67.02% (Note 9)   67.02% (Note 9)      25,000,000 (Note 9)

                                           Net                   Interest
   Loan     Mortgage    Administrative   Mortgage                Accrual
  Number      Rate         Fee Rate        Rate      Rate Type    Method       Loan Type      Note Date
---------------------------------------------------------------------------------------------------------

    1        4.9050%       0.0300%       4.8750%      Fixed     Actual/360 Interest Only/ARD  08/03/05
    2        5.2740%       0.0300%       5.2440%      Fixed     Actual/360   Interest Only    09/09/05
    3        4.8355%       0.0300%       4.8055%      Fixed     Actual/360      Balloon       06/09/05
    4        5.0775%       0.0300%       5.0475%      Fixed     Actual/360 Interest Only/ARD  09/06/05
---------------------------------------------------------------------------------------------------------
    5        5.4000%       0.0300%       5.3700%      Fixed     Actual/360 Partial IO/Balloon 05/10/05
    5a
    5b
    5c
    5d
---------------------------------------------------------------------------------------------------------
    6        4.9530%       0.0200%       4.9330%      Fixed     Actual/360      Balloon       09/08/05
---------------------------------------------------------------------------------------------------------
    7        5.8400%       0.0350%       5.8050%      Fixed     Actual/360 Partial IO/Balloon 07/15/05
    7a
    7b
    7c
    7d
    7e
    7f
    7g
    7h
    7i
    7j
    7k
    7l
    7m
    7n
    7o
    7p
    7q
    7r
    7s
    7t
    7u
    7v
---------------------------------------------------------------------------------------------------------
    8        5.1620%       0.0300%       5.1320%      Fixed     Actual/360 Partial IO/Balloon 09/15/05
    9        5.5360%       0.0300%       5.5060%      Fixed     Actual/360 Partial IO/Balloon 07/11/05
    11       5.2370%       0.0300%       5.2070%      Fixed     Actual/360 Partial IO/Balloon 08/24/05
---------------------------------------------------------------------------------------------------------
    12       4.7250%       0.0200%       4.7050%      Fixed     Actual/360   Interest Only    07/01/05
   12a
   12b
   12c
---------------------------------------------------------------------------------------------------------
    13       5.2900%       0.0300%       5.2600%      Fixed     Actual/360 Partial IO/Balloon 09/30/05
    14       5.1410%       0.0400%       5.1010%      Fixed     Actual/360 Partial IO/Balloon 08/02/05
    15       4.7360%       0.0300%       4.7060%      Fixed     Actual/360      Balloon       02/11/05
    16       5.4400%       0.0300%       5.4100%      Fixed     Actual/360   Interest Only    09/22/05
    17       5.3300%       0.0300%       5.3000%      Fixed     Actual/360      Balloon       06/22/05
    18       5.7350%       0.0300%       5.7050%      Fixed     Actual/360      Balloon       10/19/05
    20       5.4250%       0.0300%       5.3950%      Fixed     Actual/360   Interest Only    09/08/05
    21       5.3700%       0.0300%       5.3400%      Fixed     Actual/360      Balloon       09/30/05
    22       5.0210%       0.0300%       4.9910%      Fixed     Actual/360 Partial IO/Balloon 09/23/05
    24       5.3270%       0.0300%       5.2970%      Fixed     Actual/360   Interest Only    05/27/05
---------------------------------------------------------------------------------------------------------
    25       5.2600%       0.0300%       5.2300%      Fixed     Actual/360      Balloon       07/18/05
   25a
   25b
   25c
---------------------------------------------------------------------------------------------------------
    26       5.7300%       0.0400%       5.6900%      Fixed     Actual/360      Balloon       07/07/05
    27       4.8750%       0.0300%       4.8450%      Fixed     Actual/360 Partial IO/Balloon 07/29/05
    28       5.1800%       0.0300%       5.1500%      Fixed     Actual/360 Partial IO/Balloon 06/14/05
    29       5.5050%       0.0300%       5.4750%      Fixed     Actual/360 Partial IO/Balloon 08/31/05
    30       5.3500%       0.0300%       5.3200%      Fixed     Actual/360 Partial IO/Balloon 07/28/05
---------------------------------------------------------------------------------------------------------
    31       5.7410%       0.0300%       5.7110%      Fixed     Actual/360      Balloon       10/20/05
   31a
   31b
   31c
---------------------------------------------------------------------------------------------------------
    33       4.9000%       0.0300%       4.8700%      Fixed     Actual/360 Partial IO/Balloon 07/28/05
    35       5.7600%       0.0850%       5.6750%      Fixed     Actual/360 Partial IO/Balloon 09/27/05
    36       5.3340%       0.0300%       5.3040%      Fixed     Actual/360   Interest Only    05/27/05
    38       4.9800%       0.0300%       4.9500%      Fixed     Actual/360 Partial IO/Balloon 10/12/05
    39       5.2300%       0.0700%       5.1600%      Fixed     Actual/360      Balloon       09/13/05
    41       5.4800%       0.0300%       5.4500%      Fixed     Actual/360 Partial IO/Balloon 10/31/05
    43       5.4050%       0.0400%       5.3650%      Fixed     Actual/360   Interest Only    06/09/05
    44       5.3870%       0.0300%       5.3570%      Fixed     Actual/360   Interest Only    10/18/05
    45       5.6300%       0.0300%       5.6000%      Fixed     Actual/360  Partial IO/ARD    06/06/05
    46       5.5500%       0.0700%       5.4800%      Fixed     Actual/360        ARD         09/13/05
    47       5.2275%       0.0300%       5.1975%      Fixed     Actual/360  Partial IO/ARD    06/24/05
    48       5.3390%       0.1100%       5.2290%      Fixed     Actual/360      Balloon       08/29/05
    49       5.2800%       0.0300%       5.2500%      Fixed     Actual/360 Partial IO/Balloon 10/11/05
    50       5.4150%       0.0500%       5.3650%      Fixed     Actual/360        ARD         12/06/04
    51       5.0680%       0.0300%       5.0380%      Fixed     Actual/360 Partial IO/Balloon 06/17/05
    52       5.0960%       0.0500%       5.0460%      Fixed     Actual/360 Partial IO/Balloon 06/14/05
    53       5.1700%       0.0300%       5.1400%      Fixed     Actual/360      Balloon       08/01/05
    54       5.4400%       0.0300%       5.4100%      Fixed     Actual/360 Partial IO/Balloon 08/10/05
---------------------------------------------------------------------------------------------------------
    55       5.3110%       0.0300%       5.2810%      Fixed     Actual/360 Partial IO/Balloon 09/30/05
   55a
   55b
---------------------------------------------------------------------------------------------------------
    56       5.6900%       0.0300%       5.6600%      Fixed     Actual/360      Balloon       09/01/05
    57       5.1950%       0.0300%       5.1650%      Fixed     Actual/360 Partial IO/Balloon 07/29/05
    58       4.8250%       0.0300%       4.7950%      Fixed     Actual/360  Partial IO/ARD    07/21/05
    59       5.5400%       0.0300%       5.5100%      Fixed     Actual/360 Partial IO/Balloon 08/29/05
---------------------------------------------------------------------------------------------------------
    60       5.3110%       0.0300%       5.2810%      Fixed     Actual/360 Partial IO/Balloon 09/30/05
   60a
   60b
---------------------------------------------------------------------------------------------------------
    61       5.5800%       0.0700%       5.5100%      Fixed     Actual/360      Balloon       09/21/05
    62       5.0700%       0.0300%       5.0400%      Fixed     Actual/360 Partial IO/Balloon 06/27/05
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
    63       5.3110%       0.0300%       5.2810%      Fixed     Actual/360 Partial IO/Balloon 09/30/05
   63a
   63b
---------------------------------------------------------------------------------------------------------
    64       5.4300%       0.0600%       5.3700%      Fixed     Actual/360 Partial IO/Balloon 06/06/05
    65       5.1800%       0.0200%       5.1600%      Fixed     Actual/360      Balloon       07/29/05
    66       4.9400%       0.0300%       4.9100%      Fixed     Actual/360 Partial IO/Balloon 07/15/05
    67       5.1300%       0.0300%       5.1000%      Fixed     Actual/360 Partial IO/Balloon 07/27/05
    68       5.4200%       0.0300%       5.3900%      Fixed     Actual/360      Balloon       09/15/05
    69       5.6000%       0.0300%       5.5700%      Fixed     Actual/360 Partial IO/Balloon 05/06/05
    70       5.4100%       0.0500%       5.3600%      Fixed     Actual/360 Partial IO/Balloon 04/22/05
    72       5.0900%       0.0400%       5.0500%      Fixed     Actual/360      Balloon       08/29/05
    73       5.5400%       0.0900%       5.4500%      Fixed     Actual/360  Partial IO/ARD    05/26/05
    74       5.9400%       0.0300%       5.9100%      Fixed     Actual/360        ARD         03/11/05
    75       5.0600%       0.0500%       5.0100%      Fixed     Actual/360 Partial IO/Balloon 05/27/05
    76       5.1250%       0.0300%       5.0950%      Fixed     Actual/360 Partial IO/Balloon 06/24/05
    77       5.5900%       0.0400%       5.5500%      Fixed     Actual/360      Balloon       09/06/05
    78       5.6300%       0.0500%       5.5800%      Fixed     Actual/360      Balloon       09/07/05
    79       5.3700%       0.0300%       5.3400%      Fixed     Actual/360 Partial IO/Balloon 10/06/05
    80       5.7300%       0.1100%       5.6200%      Fixed     Actual/360      Balloon       06/01/05
---------------------------------------------------------------------------------------------------------
    81       5.2700%       0.0300%       5.2400%      Fixed     Actual/360      Balloon       07/28/05
   81a
   81b
---------------------------------------------------------------------------------------------------------
    82       5.3450%       0.0300%       5.3150%      Fixed     Actual/360 Partial IO/Balloon 09/27/05
    83       5.1990%       0.0300%       5.1690%      Fixed     Actual/360 Partial IO/Balloon 06/17/05
    84       5.2720%       0.0600%       5.2120%      Fixed     Actual/360 Partial IO/Balloon 09/27/05
    85       5.5050%       0.0300%       5.4750%      Fixed     Actual/360 Partial IO/Balloon 09/01/05
    86       5.0300%       0.0300%       5.0000%      Fixed     Actual/360      Balloon       08/01/05
    87       5.4100%       0.0600%       5.3500%      Fixed     Actual/360 Partial IO/Balloon 06/02/05
    88       5.0500%       0.0500%       5.0000%      Fixed     Actual/360      Balloon       07/07/05
    89       4.9600%       0.0300%       4.9300%      Fixed     Actual/360 Partial IO/Balloon 06/09/05
    90       5.3500%       0.0200%       5.3300%      Fixed     Actual/360 Partial IO/Balloon 08/24/05
    91       5.2700%       0.0300%       5.2400%      Fixed     Actual/360      Balloon       06/08/05
    92       5.4000%       0.0300%       5.3700%      Fixed     Actual/360      Balloon       09/15/05
---------------------------------------------------------------------------------------------------------

    93       5.5950%       0.0500%       5.5450%      Fixed     Actual/360 Partial IO/Balloon 06/29/05
    94       5.5880%       0.0500%       5.5380%      Fixed     Actual/360 Partial IO/Balloon 06/29/05
---------------------------------------------------------------------------------------------------------
    97       5.0380%       0.0300%       5.0080%      Fixed     Actual/360      Balloon       08/25/05
    98       5.3100%       0.0300%       5.2800%      Fixed     Actual/360      Balloon       07/11/05
    99       5.4400%       0.1100%       5.3300%      Fixed     Actual/360      Balloon       04/29/05
   100       5.3600%       0.0300%       5.3300%      Fixed     Actual/360      Balloon       09/26/05
   101       5.1800%       0.0600%       5.1200%      Fixed     Actual/360 Partial IO/Balloon 08/01/05
   102       5.3070%       0.0300%       5.2770%      Fixed     Actual/360 Partial IO/Balloon 06/13/05
   103       5.4100%       0.0700%       5.3400%      Fixed     Actual/360 Partial IO/Balloon 07/28/05
   104       5.1700%       0.0300%       5.1400%      Fixed     Actual/360 Partial IO/Balloon 05/13/05
   106       5.8300%       0.0300%       5.8000%      Fixed     Actual/360      Balloon       07/29/05
   107       5.2400%       0.0300%       5.2100%      Fixed     Actual/360      Balloon       06/30/05
   108       5.2900%       0.0300%       5.2600%      Fixed     Actual/360 Partial IO/Balloon 06/14/05
   109       5.6900%       0.0300%       5.6600%      Fixed     Actual/360      Balloon       09/07/05
   110       5.0460%       0.0300%       5.0160%      Fixed     Actual/360 Partial IO/Balloon 09/27/05
   111       5.1800%       0.0600%       5.1200%      Fixed     Actual/360 Partial IO/Balloon 09/13/05
   112       4.9400%       0.0300%       4.9100%      Fixed     Actual/360      Balloon       08/09/05
   113       5.0650%       0.0300%       5.0350%      Fixed     Actual/360 Partial IO/Balloon 07/12/05
   114       5.3300%       0.0300%       5.3000%      Fixed     Actual/360 Partial IO/Balloon 09/23/05
   115       5.1600%       0.0600%       5.1000%      Fixed     Actual/360        ARD         06/16/05
   116       5.3200%       0.0300%       5.2900%      Fixed     Actual/360      Balloon       10/21/05
   117       5.0840%       0.0300%       5.0540%      Fixed     Actual/360 Partial IO/Balloon 09/12/05
   118       5.7000%       0.0300%       5.6700%      Fixed     Actual/360      Balloon       01/31/05
   119       5.2300%       0.0300%       5.2000%      Fixed     Actual/360      Balloon       06/29/05
   120       5.1400%       0.0300%       5.1100%      Fixed     Actual/360      Balloon       06/27/05
   121       5.5000%       0.0300%       5.4700%      Fixed     Actual/360      Balloon       07/01/05
   122       5.1400%       0.0300%       5.1100%      Fixed     Actual/360 Partial IO/Balloon 08/17/05
   123       5.6700%       0.0700%       5.6000%      Fixed     Actual/360      Balloon       09/08/05
   124       5.2750%       0.0300%       5.2450%      Fixed     Actual/360      Balloon       08/04/05
   125       5.1900%       0.0300%       5.1600%      Fixed     Actual/360 Partial IO/Balloon 09/15/05
---------------------------------------------------------------------------------------------------------
   126       5.4500%       0.0300%       5.4200%      Fixed     Actual/360 Partial IO/Balloon 05/27/05
   126a
   126b
   126c
---------------------------------------------------------------------------------------------------------
   127       5.5400%       0.0300%       5.5100%      Fixed     Actual/360        ARD         02/01/05
   128       5.2000%       0.0200%       5.1800%      Fixed     Actual/360      Balloon       09/01/05
   130       5.4700%       0.0700%       5.4000%      Fixed     Actual/360 Partial IO/Balloon 10/21/05
   132       5.4700%       0.0300%       5.4400%      Fixed     Actual/360 Partial IO/Balloon 05/10/05
   133       5.1500%       0.0300%       5.1200%      Fixed     Actual/360 Partial IO/Balloon 08/01/05
   135       5.3450%       0.0300%       5.3150%      Fixed     Actual/360      Balloon       10/12/05
   136       5.3300%       0.0700%       5.2600%      Fixed     Actual/360      Balloon       08/16/05
   137       5.1400%       0.0800%       5.0600%      Fixed     Actual/360      Balloon       08/04/05
   138       5.3800%       0.0700%       5.3100%      Fixed     Actual/360      Balloon       09/27/05
   139       5.6000%       0.0300%       5.5700%      Fixed     Actual/360      Balloon       05/23/05
   141       5.3200%       0.0400%       5.2800%      Fixed     Actual/360      Balloon       09/06/05
   143       5.7000%       0.0300%       5.6700%      Fixed     Actual/360 Partial IO/Balloon 05/25/05
   144       6.0720%       0.0300%       6.0420%      Fixed     Actual/360      Balloon       10/13/05
   145       5.0650%       0.0300%       5.0350%      Fixed     Actual/360   Interest Only    08/26/05
   146       5.3600%       0.0300%       5.3300%      Fixed     Actual/360      Balloon       09/26/05
   148       5.2270%       0.0300%       5.1970%      Fixed     Actual/360 Partial IO/Balloon 06/13/05
   150       5.5100%       0.0900%       5.4200%      Fixed     Actual/360      Balloon       09/30/05
   151       5.7100%       0.0300%       5.6800%      Fixed     Actual/360      Balloon       08/05/05
   152       5.8500%       0.0300%       5.8200%      Fixed     Actual/360      Balloon       05/19/05
   153       5.4900%       0.0900%       5.4000%      Fixed     Actual/360 Partial IO/Balloon 06/03/05
   154       5.3070%       0.0300%       5.2770%      Fixed     Actual/360 Partial IO/Balloon 06/13/05
   155       5.3120%       0.0300%       5.2820%      Fixed     Actual/360 Partial IO/Balloon 09/15/05
   156       5.1300%       0.0300%       5.1000%      Fixed     Actual/360      Balloon       09/09/05
   157       5.6000%       0.0900%       5.5100%      Fixed     Actual/360      Balloon       01/12/05
   158       5.2200%       0.1050%       5.1150%      Fixed     Actual/360        ARD         08/04/05
   159       5.5500%       0.0300%       5.5200%      Fixed     Actual/360      Balloon       05/06/05
   160       5.3000%       0.0500%       5.2500%      Fixed     Actual/360 Partial IO/Balloon 06/28/05
   162       5.2500%       0.0300%       5.2200%      Fixed     Actual/360 Partial IO/Balloon 05/26/05
   163       5.5000%       0.0600%       5.4400%      Fixed     Actual/360 Partial IO/Balloon 04/21/05
   164       5.3450%       0.0300%       5.3150%      Fixed     Actual/360        ARD         04/29/05
   165       5.3600%       0.0300%       5.3300%      Fixed     Actual/360      Balloon       09/26/05
   166       5.2700%       0.0300%       5.2400%      Fixed     Actual/360 Partial IO/Balloon 06/03/05
   167       5.2110%       0.0300%       5.1810%      Fixed     Actual/360        ARD         10/31/05
   168       5.4100%       0.0300%       5.3800%      Fixed     Actual/360 Partial IO/Balloon 09/01/05
   169       5.5500%       0.0300%       5.5200%      Fixed     Actual/360      Balloon       05/27/05
   171       5.4110%       0.0300%       5.3810%      Fixed     Actual/360 Partial IO/Balloon 07/28/05
   172       5.7600%       0.0300%       5.7300%      Fixed     Actual/360  Partial IO/ARD    05/06/05
   173       5.4800%       0.0900%       5.3900%      Fixed     Actual/360      Balloon       08/26/05
   174       5.2900%       0.0700%       5.2200%      Fixed     Actual/360      Balloon       06/30/05
   176       5.2900%       0.0300%       5.2600%      Fixed     Actual/360      Balloon       06/13/05
   178       5.0600%       0.0500%       5.0100%      Fixed     Actual/360 Partial IO/Balloon 05/27/05
   179       5.4700%       0.0900%       5.3800%      Fixed     Actual/360 Partial IO/Balloon 05/12/05
   180       5.3700%       0.0400%       5.3300%      Fixed     Actual/360 Partial IO/Balloon 09/26/05
   182       5.3600%       0.0400%       5.3200%      Fixed     Actual/360      Balloon       08/22/05
   183       6.1100%       0.0300%       6.0800%      Fixed     Actual/360      Balloon       07/27/05
   184       5.4740%       0.0300%       5.4440%      Fixed     Actual/360      Balloon       09/14/05
   185       5.0700%       0.0700%       5.0000%      Fixed     Actual/360 Partial IO/Balloon 10/25/05
   186       5.4500%       0.0300%       5.4200%      Fixed     Actual/360 Partial IO/Balloon 05/02/05
   187       5.3300%       0.0900%       5.2400%      Fixed     Actual/360 Partial IO/Balloon 07/01/05
   188       5.0800%       0.0300%       5.0500%      Fixed     Actual/360 Partial IO/Balloon 07/22/05
   189       5.0320%       0.0300%       5.0020%      Fixed     Actual/360 Partial IO/Balloon 09/27/05
   190       5.3600%       0.0300%       5.3300%      Fixed     Actual/360 Partial IO/Balloon 05/11/05
   191       5.2900%       0.0300%       5.2600%      Fixed     Actual/360 Partial IO/Balloon 06/13/05
   192       5.3110%       0.0300%       5.2810%      Fixed     Actual/360 Partial IO/Balloon 10/06/05
   194       5.5500%       0.0900%       5.4600%      Fixed     Actual/360 Partial IO/Balloon 06/17/05
   195       5.6450%       0.0300%       5.6150%      Fixed     Actual/360      Balloon       10/12/05
   196       5.0470%       0.0300%       5.0170%      Fixed     Actual/360      Balloon       07/01/05
   197       6.5600%       0.0300%       6.5300%      Fixed     Actual/360      Balloon       04/08/05
   198       4.9800%       0.0300%       4.9500%      Fixed     Actual/360 Partial IO/Balloon 08/18/05
   199       5.4200%       0.0200%       5.4000%      Fixed     Actual/360      Balloon       09/02/05
   200       5.0700%       0.0300%       5.0400%      Fixed     Actual/360 Partial IO/Balloon 08/08/05
   202       5.1700%       0.0300%       5.1400%      Fixed     Actual/360      Balloon       08/01/05
   203       5.3600%       0.0500%       5.3100%      Fixed     Actual/360      Balloon       06/13/05
   205       5.3800%       0.0700%       5.3100%      Fixed     Actual/360      Balloon       09/27/05
   207       5.1400%       0.0400%       5.1000%      Fixed     Actual/360      Balloon       10/14/05
   208       5.5900%       0.0400%       5.5500%      Fixed     Actual/360      Balloon       08/30/05
   209       5.4500%       0.0700%       5.3800%      Fixed     Actual/360      Balloon       08/10/05
   210       5.4500%       0.0300%       5.4200%      Fixed     Actual/360      Balloon       07/18/05
   211       5.3450%       0.0300%       5.3150%      Fixed     Actual/360        ARD         04/29/05
   213       5.3900%       0.0900%       5.3000%      Fixed     Actual/360      Balloon       07/15/05
   214       5.5300%       0.0700%       5.4600%      Fixed     Actual/360        ARD         08/19/05
   215       4.9800%       0.0600%       4.9200%      Fixed     Actual/360      Balloon       08/15/05
   216       5.2750%       0.0300%       5.2450%      Fixed     Actual/360      Balloon       08/22/05
   219       5.6800%       0.0900%       5.5900%      Fixed     Actual/360      Balloon       08/08/05
   220       5.5100%       0.0400%       5.4700%      Fixed     Actual/360      Balloon       09/16/05
   221       5.3800%       0.0700%       5.3100%      Fixed     Actual/360      Balloon       09/27/05
   224       5.1200%       0.0300%       5.0900%      Fixed     Actual/360      Balloon       05/31/05

    1b       4.9050%       0.0300%       4.8750%      Fixed     Actual/360 Interest Only/ARD  08/03/05

                                                                        Original                  Stated
                                                                         Term to    Interest     Original
             First      Grace      Scheduled                            Maturity      Only     Amortization
   Loan     Payment     Period      Maturity         Monthly Debt         / ARD      Period        Term       Seasoning
  Number      Date    (Note 11)    Date / ARD      Service Payment      (months)    (months)     (months)     (months)
-------------------------------------------------------------------------------------------------------------------------

    1       10/01/05      5         09/01/15      1,201,838.54 (Note 5)    120        120     Interest Only       2
    2       11/01/05      0         10/01/15              1,114,010.42     120        120     Interest Only       1
    3       12/11/05      2         06/11/10                794,860.56     55                      355            0
    4       10/11/05      0         09/11/15                450,451.82     120        120     Interest Only       2
-------------------------------------------------------------------------------------------------------------------------
    5       06/11/05      0         05/11/15                589,607.33     120         48          360            6
    5a
    5b
    5c
    5d
-------------------------------------------------------------------------------------------------------------------------
    6       10/10/05      0         09/10/12                544,631.92     84                      360            2
-------------------------------------------------------------------------------------------------------------------------
    7       09/01/05      5         08/01/15                508,362.60     120         60          360            3
    7a
    7b
    7c
    7d
    7e
    7f
    7g
    7h
    7i
    7j
    7k
    7l
    7m
    7n
    7o
    7p
    7q
    7r
    7s
    7t
    7u
    7v
-------------------------------------------------------------------------------------------------------------------------
    8       11/01/05      5         10/01/15                355,397.76     120         24          360            1
    9       08/11/05      0         07/11/15                328,734.21     120         60          420            4
    11      10/01/05      5         09/01/15                314,297.30     120         36          360            2
-------------------------------------------------------------------------------------------------------------------------
    12      08/01/05      5         07/01/15                219,570.31     120        120     Interest Only       4
   12a
   12b
   12c
-------------------------------------------------------------------------------------------------------------------------
    13      11/01/05      5         10/01/15                241,842.14     120         72          360            1
    14      09/11/05      5         08/11/15                234,552.90     120         60          360            3
    15      12/11/05      2         02/11/09                221,202.23     39                      351            0
    16      11/01/05      5         10/01/10                181,553.70     60          60     Interest Only       1
    17      08/11/05      0         07/11/15                217,295.95     120                     360            4
    18      12/01/05      5         11/01/15                212,656.41     120                     360            0
    20      11/01/05      5         10/01/10                151,259.55     60          60     Interest Only       1
    21      11/01/05      5         10/01/15                181,889.36     120                     360            1
    22      11/11/05      0         10/11/15                172,193.85     120         60          360            1
    24      07/11/05      0         06/11/15                138,535.29     120        120     Interest Only       5
-------------------------------------------------------------------------------------------------------------------------
    25      08/11/05      0         06/11/15                167,559.01     119                     359            4
   25a
   25b
   25c
-------------------------------------------------------------------------------------------------------------------------
    26      08/11/05      0         07/11/15                185,230.02     120                     300            4
    27      09/11/05      0         08/11/15                152,411.97     120         60          360            3
    28      08/11/05      0         07/11/15                156,144.67     120         24          360            4
    29      10/01/05      5         09/01/10                161,909.28     60          35          360            2
    30      09/01/05      5         08/01/15                156,355.83     120         72          360            3
-------------------------------------------------------------------------------------------------------------------------
    31      12/01/05      5         11/01/15                160,325.34     120                     360            0
   31a
   31b
   31c
-------------------------------------------------------------------------------------------------------------------------
    33      09/11/05      0         08/11/15                136,927.49     120         60          360            3
    35      11/05/05      0         10/05/15                140,209.99     120         24          360            1
    36      07/11/05      0         06/11/15                105,998.43     120        120     Interest Only       5
    38      12/11/05      0         11/11/15                117,831.99     120         48          360            0
    39      11/01/05      5         10/01/15                121,212.43     120                     360            1
    41      12/11/05      0         11/11/15                117,272.71     120         18          360            0
    43      07/11/05      0         06/11/15                 91,334.49     120        120     Interest Only       5
    44      12/01/05      5         11/01/15                 91,030.32     120        120     Interest Only       0
    45      07/11/05      0         06/11/14                114,906.44     108         24          360            5
    46      11/01/05      5         10/01/15                112,473.22     120                     360            1
    47      08/11/05      0         07/11/15                104,654.08     120         36          360            4
    48      10/11/05      0         09/11/15                105,968.51     120                     360            2
    49      12/01/05      5         11/01/15                103,886.87     120         36          360            0
    50      01/11/05      0         12/11/09                106,306.35     60                      360           11
    51      08/11/05      0         07/11/15                100,082.26     120         36          360            4
    52      08/11/05      0         07/11/15                100,400.24     120         24          360            4
    53      09/11/05      0         08/11/15                100,148.42     120                     360            3
    54      10/05/05      0         09/05/15                101,525.44     120         60          360            2
-------------------------------------------------------------------------------------------------------------------------
    55      11/01/05      5         10/01/15                 97,520.29     120         60          360            1
   55a
   55b
-------------------------------------------------------------------------------------------------------------------------
    56      10/01/05      5         09/01/15                 98,560.37     120                     360            2
    57      09/01/05      5         08/01/15                 88,905.93     120         60          360            3
    58      09/11/05      0         08/11/15                 84,819.82     120         36          360            3
    59      10/11/05      0         09/11/15                 91,248.19     120         12          360            2
-------------------------------------------------------------------------------------------------------------------------
    60      11/01/05      5         10/01/15                 87,679.30     120         60          360            1
   60a
   60b
-------------------------------------------------------------------------------------------------------------------------
    61      11/01/05      5         10/01/15                 88,099.48     120                     360            1
    62      08/11/05      0         07/11/15                 83,060.06     120         60          360            4
-------------------------------------------------------------------------------------------------------------------------
    63      11/01/05      5         10/01/15                 83,676.19     120         60          360            1
   63a
   63b
-------------------------------------------------------------------------------------------------------------------------
    64      07/11/05      0         06/11/15                 84,510.74     120         48          360            5
    65      09/11/05      0         08/11/15                 82,181.41     120                     360            3
    66      09/11/05      0         08/11/15                 78,321.30     120         36          360            3
    67      09/11/05      0         08/11/15                 78,995.23     120         60          360            3
    68      11/11/05      0         10/11/15                 80,196.13     120                     360            1
    69      06/11/05      0         05/11/15                 81,203.47     120         24          360            6
    70      06/11/05      0         05/11/15                 75,890.95     120         36          360            6
    72      10/01/05      5         09/01/15                 73,215.29     120                     360            2
    73      07/11/05      0         06/11/12                 75,051.64     84          36          360            5
    74      05/01/05      5         04/01/15                 78,632.20     120                     360            7
    75      07/11/05      0         06/11/15                 70,264.29     120         24          360            5
    76      08/01/05      5         07/01/15                 70,783.30     120         36          360            4
    77      11/01/05      5         10/01/15                 74,548.31     120                     360            1
    78      10/11/05      0         09/11/10                 74,876.38     60                      360            2
    79      12/01/05      5         11/01/15                 72,336.00     120         60          360            0
    80      07/11/05      0         06/11/15                 72,787.87     120                     360            5
-------------------------------------------------------------------------------------------------------------------------
    81      09/11/05      0         08/11/15                 68,626.95     120                     360            3
   81a
   81b
-------------------------------------------------------------------------------------------------------------------------
    82      11/01/05      5         10/01/15                 68,088.50     120         36          360            1
    83      08/11/05      0         07/11/15                 65,885.89     120         60          360            4
    84      11/01/05      5         10/01/15                 66,428.05     120         24          360            1
    85      10/01/05      5         09/01/15                 68,172.33     120         36          360            2
    86      09/11/05      0         08/11/15                 64,638.79     120                     360            3
    87      07/11/05      0         06/11/15                 66,334.31     120         24          360            5
    88      08/11/05      0         07/11/15                 62,626.26     120                     360            4
    89      07/11/05      0         06/11/15                 61,453.66     120         36          360            5
    90      10/05/05      0         09/05/15                 63,659.16     120         60          360            2
    91      07/11/05      0         06/11/12                 63,092.51     84                      360            5
    92      11/01/05      5         03/01/15                 63,340.67     113                     360            1
-------------------------------------------------------------------------------------------------------------------------

    93      08/11/05      0         07/11/15                 43,462.60     120         24          360            4
    94      08/11/05      0         07/11/15                 20,960.67     120         24          360            4
-------------------------------------------------------------------------------------------------------------------------
    97      10/11/05      0         09/11/15                 59,306.11     120                     360            2
    98      08/11/05      0         07/11/10                 73,137.65     60                      240            4
    99      06/11/05      0         05/11/15                 60,351.24     120                     360            6
   100      11/11/05      0         10/11/15                 62,907.65     120                     300            1
   101      09/11/05      0         08/11/15                 56,431.23     120         36          360            3
   102      08/11/05      0         07/11/15                 56,685.42     120         12          360            4
   103      09/11/05      0         08/11/15                 57,114.97     120         36          360            3
   104      07/01/05      10        06/01/14                 54,725.91     108         48          360            5
   106      09/11/05      0         08/11/15                 58,866.49     120                     360            3
   107      08/01/05      5         07/01/15                 54,606.86     120                     360            4
   108      08/11/05      0         07/11/15                 54,081.67     120         24          360            4
   109      10/11/05      0         09/11/15                 60,203.00     120                     300            2
   110      11/01/05      5         10/01/15                 51,265.46     120         24          360            1
   111      11/01/05      5         10/01/15                 52,048.22     120         36          360            1
   112      09/11/05      0         08/11/15                 50,650.26     120                     360            3
   113      09/11/05      0         08/11/15                 50,835.31     120         24          360            3
   114      11/01/05      5         10/01/15                 52,095.31     120         24          360            1
   115      08/11/05      0         07/11/15                 51,247.73     120                     360            4
   116      12/11/05      0         11/11/15                 63,201.19     120                     240            0
   117      11/01/05      5         10/01/15                 49,860.96     120         36          360            1
   118      03/11/05      0         02/11/15                 53,687.04     120                     360            9
   119      08/01/05      5         07/01/15                 50,688.83     120                     360            4
   120      08/11/05      0         07/11/15                 50,177.75     120                     360            4
   121      08/11/05      0         07/11/20                 56,066.19     180                     300            4
   122      10/11/05      0         09/11/15                 49,086.93     120         24          360            2
   123      11/05/05      0         10/05/15                 52,065.06     120                     360            1
   124      09/11/05      0         08/11/15                 49,837.78     120                     360            3
   125      11/01/05      5         10/01/15                 49,090.14     120         36          360            1
-------------------------------------------------------------------------------------------------------------------------
   126      07/11/05      0         06/11/15                 50,463.30     120         24          360            5
   126a
   126b
   126c
-------------------------------------------------------------------------------------------------------------------------
   127      03/11/05      0         02/11/15                 51,327.11     120                     360            9
   128      10/10/05      0         09/10/15                 48,870.87     120                     360            2
   130      12/01/05      5         11/01/15                 49,234.01     120         24          360            0
   132      06/11/05      0         05/11/15                 48,668.10     120         36          360            6
   133      09/11/05      0         08/11/15                 46,412.23     120         24          360            3
   135      12/01/05      5         11/01/15                 44,648.19     120                     360            0
   136      10/01/05      5         09/01/15                 44,573.53     120                     360            2
   137      10/01/05      5         09/01/15                 43,632.82     120                     360            2
   138      11/01/05      5         10/01/15                 43,702.07     120                     360            1
   139      07/11/05      0         06/11/15                 43,917.04     120                     360            5
   141      11/01/05      5         10/01/15                 41,741.05     120                     360            1
   143      07/11/05      0         07/11/16                 42,949.63     133         36          360            5
   144      12/01/05      5         11/01/15                 47,680.17     120                     300            0
   145      10/01/05      5         09/01/15                 31,240.03     120        120     Interest Only       2
   146      11/11/05      0         10/11/15                 44,068.67     120                     300            1
   148      08/11/05      0         07/11/15                 38,554.60     120         12          360            4
   150      12/01/05      5         11/01/15                 39,789.16     120                     360            0
   151      09/11/05      0         08/11/15                 40,672.40     120                     360            3
   152      07/11/05      0         06/11/15                 44,461.44     120                     300            5
   153      07/11/05      0         06/11/16                 39,134.16     132         36          360            5
   154      08/11/05      0         07/11/15                 37,790.28     120         12          360            4
   155      11/01/05      5         10/01/15                 37,811.41     120         36          360            1
   156      11/01/05      5         10/01/15                 36,773.64     120                     360            1
   157      03/11/05      0         02/11/15                 39,037.37     120                     360            9
   158      09/11/05      0         08/11/15                 36,873.25     120                     360            3
   159      06/11/05      0         05/11/15                 38,138.13     120                     360            6
   160      08/11/05      0         07/11/15                 35,539.50     120         24          360            4
   162      07/11/05      0         06/11/15                 34,236.63     120         36          360            5
   163      06/11/05      0         05/11/15                 35,202.92     120         24          360            6
   164      06/11/05      0         05/11/15                 34,239.58     120                     360            6
   165      11/11/05      0         10/11/15                 36,981.34     120                     300            1
   166      07/11/05      0         06/11/15                 33,206.59     120         12          360            5
   167      12/11/05      0         11/11/15                 32,987.44     120                     360            0
   168      10/01/05      5         09/01/15                 33,729.31     120         24          360            2
   169      07/11/05      0         06/11/15                 34,255.80     120                     360            5
   171      09/01/05      5         08/01/15                 33,103.37     120         36          360            3
   172      06/11/05      0         05/11/15                 34,293.03     120         60          360            6
   173      10/01/05      5         09/01/15                 32,859.02     120                     360            2
   174      08/11/05      0         07/11/15                 31,894.32     120                     360            4
   176      08/11/05      0         07/11/15                 31,062.29     120                     360            4
   178      07/11/05      0         06/11/15                 29,727.20     120         24          360            5
   179      07/11/05      0         06/11/15                 31,124.95     120         24          360            5
   180      11/01/05      5         10/01/15                 29,773.89     120         36          360            1
   182      10/01/05      5         09/01/15                 29,489.17     120                     360            2
   183      09/11/05      0         08/11/15                 32,236.45     120                     348            3
   184      11/11/05      0         10/11/15                 29,496.87     120                     360            1
   185      12/01/05      5         11/01/15                 27,596.50     120         24          360            0
   186      06/11/05      0         05/11/10                 28,458.66     60          24          360            6
   187      08/11/05      0         07/11/15                 27,301.29     120         24          360            4
   188      09/01/05      5         08/01/15                 26,544.35     120         24          360            3
   189      11/01/05      5         10/01/15                 26,292.42     120         24          360            1
   190      06/11/05      0         05/11/15                 26,498.33     120         12          360            6
   191      08/11/05      0         07/11/15                 26,108.97     120         60          360            4
   192      12/01/05      5         11/01/15                 25,797.84     120         60          360            0
   194      08/11/05      0         07/11/15                 25,263.65     120         36          360            4
   195      12/01/05      5         11/01/15                 25,384.46     120                     360            0
   196      08/11/05      0         07/11/15                 23,746.70     120                     360            4
   197      05/11/05      0         04/11/15                 28,516.37     120                     300            7
   198      10/01/05      5         09/01/15                 20,888.40     120         60          360            2
   199      10/05/05      0         09/05/15                 20,822.86     120                     360            2
   200      09/11/05      0         08/11/15                 19,479.88     120         36          360            3
   202      09/11/05      0         08/11/15                 18,606.81     120                     360            3
   203      08/11/05      0         07/11/15                 18,867.48     120                     360            4
   205      11/01/05      5         10/01/15                 17,648.91     120                     360            1
   207      12/01/05      5         11/01/14                 16,635.01     108                     360            0
   208      10/01/05      5         09/01/15                 17,203.46     120                     360            2
   209      10/01/05      5         09/01/15                 16,939.68     120                     360            2
   210      09/11/05      0         08/11/15                 16,939.68     120                     360            3
   211      06/11/05      0         05/11/15                 16,519.83     120                     360            6
   213      09/11/05      0         08/11/15                 16,378.48     120                     360            3
   214      10/05/05      0         09/05/14                 17,860.53     108                     300            2
   215      10/11/05      0         09/11/15                 14,996.80     120                     360            2
   216      10/01/05      5         09/01/20                 14,397.58     180                     360            2
   219      10/01/05      5         09/01/15                 13,747.43     120                     300            2
   220      11/01/05      5         10/01/15                 11,652.54     120                     360            1
   221      11/01/05      5         10/01/15                 11,205.66     120                     360            1
   224      07/11/05      0         06/11/15                  7,618.51     120                     360            5

    1b      10/01/05      5         09/01/15      1,305,445.31 (Note 9)    120        120     Interest Only       2

            Remaining       Stated
             Term to      Remaining
            Maturity /   Amortization                                                  Lockout
   Loan        ARD           Term                                                       Period     Defeaseance
  Number     (months)      (months)                 Prepayment Provisions              End Date    Start Date
-----------------------------------------------------------------------------------------------------------------

    1          118      Interest Only  LO(26)/Defeasance(90)/Free(4)                   11/30/07     12/01/07
    2          119      Interest Only  LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
    3           55           355       LO(24)/Defeasance(24)/Free(7)                   12/10/07     12/11/07
    4          118      Interest Only  LO(26)/Defeasance(91)/Free(3)                   12/10/07     12/11/07
-----------------------------------------------------------------------------------------------------------------
    5          114           360       LO(30)/Defeasance(86)/Free(4)                   12/10/07     12/11/07
    5a
    5b
    5c
    5d
-----------------------------------------------------------------------------------------------------------------
    6           82           358       LO(27)/Defeasance(50)/Free(7)                   01/09/08     01/10/08
-----------------------------------------------------------------------------------------------------------------
    7          117           360       LO(27)/Defeasance(90)/Free(3)                   11/30/07     12/01/07
    7a
    7b
    7c
    7d
    7e
    7f
    7g
    7h
    7i
    7j
    7k
    7l
    7m
    7n
    7o
    7p
    7q
    7r
    7s
    7t
    7u
    7v
-----------------------------------------------------------------------------------------------------------------
    8          119           360       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
    9          116           420       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
    11         118           360       LO(26)/Defeasance(90)/Free(4)                   11/30/07     12/01/07
-----------------------------------------------------------------------------------------------------------------
    12         116      Interest Only  LO(28)/Defeasance(88)/Free(4)                   11/30/07     12/01/07
   12a
   12b
   12c
-----------------------------------------------------------------------------------------------------------------
    13         119           360       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
    14         117           360       LO(27)/Defeasance(89)/Free(4)                   12/10/07     12/11/07
    15          39           351       LO(24)/Defeasance(8)/Free(7)                    12/10/07     12/11/07
    16          59      Interest Only  LO(25)/Defeasance(31)/Free(4)                   11/30/07     12/01/07
    17         116           356       LO(28)/Grtr1%UPBorYM(89)/Free(3)                12/10/07        NAP
    18         120           360       LO(24)/Defeasance(91)/Free(5)                   11/30/07     12/01/07
    20          59      Interest Only  LO(25)/Defeasance(31)/Free(4)                   11/30/07     12/01/07
    21         119           359       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
    22         119           360       LO(25)/Defeasance(92)/Free(3)                   12/10/07     12/11/07
    24         115      Interest Only  LO(29)/Grtr1%UPBorYM(87)/Free(4)                12/10/07        NAP
-----------------------------------------------------------------------------------------------------------------
    25         115           355       LO(28)/Defeasance(88)/Free(3)                   12/10/07     12/11/07
   25a
   25b
   25c
-----------------------------------------------------------------------------------------------------------------
    26         116           296       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
    27         117           360       LO(27)/Defeasance(88)/Free(5)                   12/10/07     12/11/07
    28         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
    29          58           360       LO(12)/Grtr1%UPBorYM(44)/Free(4)                09/30/06        NAP
    30         117           360       LO(27)/Defeasance(89)/Free(4)                   11/30/07     12/01/07
-----------------------------------------------------------------------------------------------------------------
    31         120           360       LO(24)/Defeasance(90)/Free(6)                   11/30/07     12/01/07
   31a
   31b
   31c
-----------------------------------------------------------------------------------------------------------------
    33         117           360       LO(27)/Defeasance(88)/Free(5)                   12/10/07     12/11/07
    35         119           360       LO(26)/Defeasance(89)/Free(5)                   01/04/08     01/05/08
    36         115      Interest Only  LO(29)/Grtr1%UPBorYM(87)/Free(4)                12/10/07        NAP
    38         120           360       LO(24)/Defeasance(92)/Free(4)                   12/10/07     12/11/07
    39         119           359       LO(36)/Defeasance(80)/Free(4)                   10/31/08     11/01/08
    41         120           360       LO(24)/Defeasance(93)/Free(3)                   12/10/07     12/11/07
    43         115      Interest Only  LO(29)/Defeasance(88)/Free(3)                   12/10/07     12/11/07
    44         120      Interest Only  LO(24)/Defeasance(92)/Free(4)                   11/30/07     12/01/07
    45         103           360       LO(29)/Defeasance(75)/Free(4)                   12/10/07     12/11/07
    46         119           359       LO(26)/Defeasance(90)/Free(4)                   12/31/07     01/01/08
    47         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
    48         118           358       LO(26)/Defeasance(91)/Free(3)                   12/10/07     12/11/07
    49         120           360       LO(24)/Defeasance(92)/Free(4)                   11/30/07     12/01/07
    50          49           349       LO(35)/Defeasance(23)/Free(2)                   12/10/07     12/11/07
    51         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
    52         116           360       LO(28)/Defeasance(88)/Free(4)                   12/10/07     12/11/07
    53         117           357       LO(27)/Defeasance(89)/Free(4)                   12/10/07     12/11/07
    54         118           360       LO(27)/Defeasance(89)/Free(4)                   01/04/08     01/05/08
-----------------------------------------------------------------------------------------------------------------
    55         119           360       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
   55a
   55b
-----------------------------------------------------------------------------------------------------------------
    56         118           358       LO(26)/Defeasance(90)/Free(4)                   11/30/07     12/01/07
    57         117           360       LO(27)/Defeasance(89)/Free(4)                   11/30/07     12/01/07
    58         117           360       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
    59         118           360       LO(26)/Defeasance(91)/Free(3)                   12/10/07     12/11/07
-----------------------------------------------------------------------------------------------------------------
    60         119           360       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
   60a
   60b
-----------------------------------------------------------------------------------------------------------------
    61         119           359       LO(35)/Grtr1%UPBorYM(81)/Free(4)                09/30/08        NAP
    62         116           360       LO(28)/Defeasance(88)/Free(4)                   12/10/07     12/11/07
-----------------------------------------------------------------------------------------------------------------
    63         119           360       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
   63a
   63b
-----------------------------------------------------------------------------------------------------------------
    64         115           360       LO(29)/Defeasance(88)/Free(3)                   12/10/07     12/11/07
    65         117           357       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
    66         117           360       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
    67         117           360       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
    68         119           359       LO(25)/Defeasance(92)/Free(3)                   12/10/07     12/11/07
    69         114           360       LO(30)/Defeasance(87)/Free(3)                   12/10/07     12/11/07
    70         114           360       LO(30)/Defeasance(87)/Free(3)                   12/10/07     12/11/07
    72         118           358       LO(36)/Defeasance(80)/Free(4)                   09/30/08     10/01/08
    73          79           360       LO(29)/Defeasance(52)/Free(3)                   12/10/07     12/11/07
    74         113           353       LO(32)/Defeasance(83)/Free(5)                   12/31/07     01/01/08
    75         115           360       LO(29)/Grtr4%UPBor2%UPB+YM(88)/Free(3)          12/10/07        NAP
    76         116           360       LO(28)/Defeasance(88)/Free(4)                   11/30/07     12/01/07
    77         119           359       LO(36)/Defeasance(77)/Free(7)                   10/31/08     11/01/08
    78          58           358       LO(26)/Defeasance(31)/Free(3)                   12/10/07     12/11/07
    79         120           360       LO(24)/Defeasance(92)/Free(4)                   11/30/07     12/01/07
    80         115           355       LO(29)/Defeasance(87)/Free(4)                   12/10/07     12/11/07
-----------------------------------------------------------------------------------------------------------------
    81         117           357       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
   81a
   81b
-----------------------------------------------------------------------------------------------------------------
    82         119           360       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
    83         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
    84         119           360       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
    85         118           360       LO(26)/Defeasance(90)/Free(4)                   11/30/07     12/01/07
    86         117           357       LO(27)/Defeasance(89)/Free(4)                   12/10/07     12/11/07
    87         115           360       LO(29)/Defeasance(88)/Free(3)                   12/10/07     12/11/07
    88         116           356       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
    89         115           360       LO(29)/Defeasance(87)/Free(4)                   12/10/07     12/11/07
    90         118           360       LO(35)/Grtr1%UPBorYM(81)/Free(4)                09/04/08        NAP
    91          79           355       LO(29)/Defeasance(52)/Free(3)                   12/10/07     12/11/07
    92         112           359       LO(25)/Defeasance(84)/Free(4)                   11/30/07     12/01/07
-----------------------------------------------------------------------------------------------------------------

    93         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
    94         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
-----------------------------------------------------------------------------------------------------------------
    97         118           358       LO(26)/Defeasance(91)/Free(3)                   12/10/07     12/11/07
    98          56           236       LO(28)/Defeasance(29)/Free(3)                   12/10/07     12/11/07
    99         114           354       LO(30)/Grtr2%UPBor2%UPB+YM(87)/Free(3)          12/10/07        NAP
   100         119           299       LO(25)/Defeasance(92)/Free(3)                   12/10/07     12/11/07
   101         117           360       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
   102         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   103         117           360       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
   104         103           360       LO(29)/Defeasance(76)/Free(3)                   11/30/07     12/01/07
   106         117           357       LO(27)/Defeasance(89)/Free(4)                   12/10/07     12/11/07
   107         116           356       LO(28)/Defeasance(88)/Free(4)                   11/30/07     12/01/07
   108         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   109         118           298       LO(26)/Defeasance(91)/Free(3)                   12/10/07     12/11/07
   110         119           360       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
   111         119           360       LO(25)/Defeasance(89)/Free(6)                   11/30/07     12/01/07
   112         117           357       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
   113         117           360       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
   114         119           360       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
   115         116           356       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   116         120           240       LO(24)/Defeasance(93)/Free(3)                   12/10/07     12/11/07
   117         119           360       LO(25)/Defeasance(89)/Free(6)                   11/30/07     12/01/07
   118         111           351       LO(33)/Defeasance(84)/Free(3)                   12/10/07     12/11/07
   119         116           356       LO(28)/Defeasance(88)/Free(4)                   11/30/07     12/01/07
   120         116           356       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   121         176           296       LO(28)/Defeasance(149)/Free(3)                  12/10/07     12/11/07
   122         118           360       LO(26)/Defeasance(91)/Free(3)                   12/10/07     12/11/07
   123         119           359       LO(26)/Defeasance(90)/Free(4)                   01/04/08     01/05/08
   124         117           357       LO(27)/Defeasance(89)/Free(4)                   12/10/07     12/11/07
   125         119           360       LO(25)/Defeasance(89)/Free(6)                   11/30/07     12/01/07
-----------------------------------------------------------------------------------------------------------------
   126         115           360       LO(29)/Defeasance(88)/Free(3)                   12/10/07     12/11/07
   126a
   126b
   126c
-----------------------------------------------------------------------------------------------------------------
   127         111           351       LO(33)/Defeasance(84)/Free(3)                   12/10/07     12/11/07
   128         118           358       LO(27)/Defeasance(89)/Free(4)                   01/09/08     01/10/08
   130         120           360       LO(36)/Defeasance(80)/Free(4)                   11/30/08     12/01/08
   132         114           360       LO(30)/Defeasance(87)/Free(3)                   12/10/07     12/11/07
   133         117           360       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
   135         120           360       LO(24)/Defeasance(92)/Free(4)                   11/30/07     12/01/07
   136         118           358       LO(36)/Defeasance(80)/Free(4)                   09/30/08     10/01/08
   137         118           358       LO(36)/Defeasance(80)/Free(4)                   09/30/08     10/01/08
   138         119           359       LO(35)/Grtr1%UPBorYM(81)/Free(4)                09/30/08        NAP
   139         115           355       LO(29)/Defeasance(88)/Free(3)                   12/10/07     12/11/07
   141         119           359       LO(36)/Defeasance(80)/Free(4)                   10/31/08     11/01/08
   143         128           360       LO(29)/Grtr1%UPBorYM(101)/Free(3)               12/10/07        NAP
   144         120           300       LO(24)/Defeasance(92)/Free(4)                   11/30/07     12/01/07
   145         118      Interest Only  LO(26)/Defeasance(90)/Free(4)                   11/30/07     12/01/07
   146         119           299       LO(25)/Defeasance(92)/Free(3)                   12/10/07     12/11/07
   148         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   150         120           360       LO(46)/Grtr1%UPBorYM(70)/Free(4)                09/30/09        NAP
   151         117           357       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
   152         115           295       LO(29)/Defeasance(88)/Free(3)                   12/10/07     12/11/07
   153         127           360       LO(29)/Defeasance(100)/Free(3)                  12/10/07     12/11/07
   154         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   155         119           360       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
   156         119           359       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
   157         111           351       LO(33)/Defeasance(84)/Free(3)                   12/10/07     12/11/07
   158         117           357       LO(27)/YM(90)/Free(3)                           12/10/07        NAP
   159         114           354       LO(30)/Defeasance(87)/Free(3)                   12/10/07     12/11/07
   160         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   162         115           360       LO(29)/Defeasance(88)/Free(3)                   12/10/07     12/11/07
   163         114           360       LO(30)/Grtr4%UPBor2%UPB+YM(86)/Free(4)          12/10/07        NAP
   164         114           354       LO(30)/Grtr1%UPBorYM(89)/Free(1)                12/10/07        NAP
   165         119           299       LO(25)/Defeasance(92)/Free(3)                   12/10/07     12/11/07
   166         115           360       LO(29)/Defeasance(88)/Free(3)                   12/10/07     12/11/07
   167         120           360       LO(24)/Defeasance(93)/Free(3)                   12/10/07     12/11/07
   168         118           360       LO(26)/Defeasance(90)/Free(4)                   11/30/07     12/01/07
   169         115           355       LO(29)/Defeasance(84)/Free(7)                   12/10/07     12/11/07
   171         117           360       LO(27)/Defeasance(89)/Free(4)                   11/30/07     12/01/07
   172         114           360       LO(30)/Defeasance(86)/Free(4)                   12/10/07     12/11/07
   173         118           358       LO(35)/Grtr1%UPBorYM(81)/Free(4)                08/31/08        NAP
   174         116           356       LO(28)/Defeasance(90)/Free(2)                   12/10/07     12/11/07
   176         116           356       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   178         115           360       LO(29)/Grtr4%UPBor2%UPB+YM(88)/Free(3)          12/10/07        NAP
   179         115           360       LO(29)/Defeasance(88)/Free(3)                   12/10/07     12/11/07
   180         119           360       LO(36)/Defeasance(80)/Free(4)                   10/31/08     11/01/08
   182         118           358       LO(36)/Defeasance(80)/Free(4)                   09/30/08     10/01/08
   183         117           345       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
   184         119           359       LO(25)/Defeasance(92)/Free(3)                   12/10/07     12/11/07
   185         120           360       LO(47)/Grtr1%UPBorYM(69)/Free(4)                10/31/09        NAP
   186          54           360       LO(30)/Defeasance(27)/Free(3)                   12/10/07     12/11/07
   187         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   188         117           360       LO(27)/Defeasance(87)/Free(6)                   11/30/07     12/01/07
   189         119           360       LO(25)/Defeasance(91)/Free(4)                   11/30/07     12/01/07
   190         114           360       LO(30)/Defeasance(87)/Free(3)                   12/10/07     12/11/07
   191         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   192         120           360       LO(24)/Defeasance(92)/Free(4)                   11/30/07     12/01/07
   194         116           360       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   195         120           360       LO(24)/Defeasance(92)/Free(4)                   11/30/07     12/01/07
   196         116           356       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   197         113           293       LO(31)/Defeasance(86)/Free(3)                   12/10/07     12/11/07
   198         118           360       LO(26)/Defeasance(90)/Free(4)                   11/30/07     12/01/07
   199         118           358       LO(27)/Defeasance(89)/Free(4)                   01/04/08     01/05/08
   200         117           360       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
   202         117           357       LO(27)/Defeasance(89)/Free(4)                   12/10/07     12/11/07
   203         116           356       LO(28)/Defeasance(89)/Free(3)                   12/10/07     12/11/07
   205         119           359       LO(35)/Grt1%UPBorYM(81)/Free(4)                 09/30/08        NAP
   207         108           360       LO(36)/Defeasance(68)/Free(4)                   11/30/08     12/01/08
   208         118           358       LO(59)/Grtr1%UPBorYM(57)/Free(4)                08/31/10        NAP
   209         118           358       LO(36)/Defeasance(80)/Free(4)                   09/30/08     10/01/08
   210         117           357       LO(27)/Defeasance(90)/Free(3)                   12/10/07     12/11/07
   211         114           354       LO(30)/Grtr1%UPBorYM(89)/Free(1)                12/10/07        NAP
   213         117           357       LO(27)/Defeasance(89)/Free(4)                   12/10/07     12/11/07
   214         106           298       LO(27)/Defeasance(77)/Free(4)                   01/04/08     01/05/08
   215         118           358       LO(26)/Defeasance(91)/Free(3)                   12/10/07     12/11/07
   216         178           358       LO(26)/Defeasance(150)/Free(4)                  11/30/07     12/01/07
   219         118           298       LO(35)/Grtr1%UPBorYM(81)/Free(4)                08/31/08        NAP
   220         119           359       LO(36)/Defeasance(80)/Free(4)                   10/31/08     11/01/08
   221         119           359       LO(35)/Grtr1%UPBorYM(81)/Free(4)                09/30/08        NAP
   224         115           355       LO(29)/Defeasance(88)/Free(3)                   12/10/07     12/11/07

    1b         118      Interest Only  LO(26)/Defeasance(90)/Free(4)                   11/30/07     12/01/07

                               Yield          Yield
                            Maintenance    Maintenance    Prepayment    Prepayment
   Loan      Defeaseance       Period         Period        Penalty       Penalty          Yield Maintenance
  Number      End Date       Start Date      End Date     Start Date     End Date         Calculation Method
------------------------------------------------------------------------------------------------------------------

    1         05/31/15          NAP            NAP            NAP           NAP                  NAP
    2         06/30/15          NAP            NAP            NAP           NAP                  NAP
    3         12/10/09          NAP            NAP            NAP           NAP                  NAP
    4         07/10/15          NAP            NAP            NAP           NAP                  NAP
------------------------------------------------------------------------------------------------------------------
    5         02/10/15          NAP            NAP            NAP           NAP                  NAP
    5a
    5b
    5c
    5d
------------------------------------------------------------------------------------------------------------------
    6         03/09/12          NAP            NAP            NAP           NAP                  NAP
------------------------------------------------------------------------------------------------------------------
    7         05/31/15          NAP            NAP            NAP           NAP                  NAP
    7a
    7b
    7c
    7d
    7e
    7f
    7g
    7h
    7i
    7j
    7k
    7l
    7m
    7n
    7o
    7p
    7q
    7r
    7s
    7t
    7u
    7v
------------------------------------------------------------------------------------------------------------------
    8         06/30/15          NAP            NAP            NAP           NAP                  NAP
    9         05/10/15          NAP            NAP            NAP           NAP                  NAP
    11        05/31/15          NAP            NAP            NAP           NAP                  NAP
------------------------------------------------------------------------------------------------------------------
    12        03/31/15          NAP            NAP            NAP           NAP                  NAP
   12a
   12b
   12c
------------------------------------------------------------------------------------------------------------------
    13        06/30/15          NAP            NAP            NAP           NAP                  NAP
    14        05/10/15          NAP            NAP            NAP           NAP                  NAP
    15        08/10/08          NAP            NAP            NAP           NAP                  NAP
    16        06/30/10          NAP            NAP            NAP           NAP                  NAP
    17           NAP          12/11/07       05/10/15         NAP           NAP         PV Yield Differential
    18        06/30/15          NAP            NAP            NAP           NAP                  NAP
    20        06/30/10          NAP            NAP            NAP           NAP                  NAP
    21        06/30/15          NAP            NAP            NAP           NAP                  NAP
    22        08/10/15          NAP            NAP            NAP           NAP                  NAP
    24           NAP          12/11/07       03/10/15         NAP           NAP      Interest Differential (Monthly)
------------------------------------------------------------------------------------------------------------------
    25        04/10/15          NAP            NAP            NAP           NAP                  NAP
   25a
   25b
   25c
------------------------------------------------------------------------------------------------------------------
    26        05/10/15          NAP            NAP            NAP           NAP                  NAP
    27        04/10/15          NAP            NAP            NAP           NAP                  NAP
    28        05/10/15          NAP            NAP            NAP           NAP                  NAP
    29           NAP          10/01/06       05/31/10         NAP           NAP             Present Value
    30        04/30/15          NAP            NAP            NAP           NAP                  NAP
------------------------------------------------------------------------------------------------------------------
    31        05/31/15          NAP            NAP            NAP           NAP                  NAP
   31a
   31b
   31c
------------------------------------------------------------------------------------------------------------------
    33        04/10/15          NAP            NAP            NAP           NAP                  NAP
    35        06/04/15          NAP            NAP            NAP           NAP                  NAP
    36           NAP          12/11/07       03/10/15         NAP           NAP      Interest Differential (Monthly)
    38        08/10/15          NAP            NAP            NAP           NAP                  NAP
    39        06/30/15          NAP            NAP            NAP           NAP                  NAP
    41        09/10/15          NAP            NAP            NAP           NAP                  NAP
    43        04/10/15          NAP            NAP            NAP           NAP                  NAP
    44        07/31/15          NAP            NAP            NAP           NAP                  NAP
    45        03/10/14          NAP            NAP            NAP           NAP                  NAP
    46        06/30/15          NAP            NAP            NAP           NAP                  NAP
    47        05/10/15          NAP            NAP            NAP           NAP                  NAP
    48        07/10/15          NAP            NAP            NAP           NAP                  NAP
    49        07/31/15          NAP            NAP            NAP           NAP                  NAP
    50        11/10/09          NAP            NAP            NAP           NAP                  NAP
    51        05/10/15          NAP            NAP            NAP           NAP                  NAP
    52        04/10/15          NAP            NAP            NAP           NAP                  NAP
    53        05/10/15          NAP            NAP            NAP           NAP                  NAP
    54        06/04/15          NAP            NAP            NAP           NAP                  NAP
------------------------------------------------------------------------------------------------------------------
    55        06/30/15          NAP            NAP            NAP           NAP                  NAP
   55a
   55b
------------------------------------------------------------------------------------------------------------------
    56        05/31/15          NAP            NAP            NAP           NAP                  NAP
    57        04/30/15          NAP            NAP            NAP           NAP                  NAP
    58        06/10/15          NAP            NAP            NAP           NAP                  NAP
    59        07/10/15          NAP            NAP            NAP           NAP                  NAP
------------------------------------------------------------------------------------------------------------------
    60        06/30/15          NAP            NAP            NAP           NAP                  NAP
   60a
   60b
------------------------------------------------------------------------------------------------------------------
    61           NAP          10/01/08       06/30/15         NAP           NAP             Present Value
    62        04/10/15          NAP            NAP            NAP           NAP                  NAP
------------------------------------------------------------------------------------------------------------------
    63        06/30/15          NAP            NAP            NAP           NAP                  NAP
   63a
   63b
------------------------------------------------------------------------------------------------------------------
    64        04/10/15          NAP            NAP            NAP           NAP                  NAP
    65        06/10/15          NAP            NAP            NAP           NAP                  NAP
    66        06/10/15          NAP            NAP            NAP           NAP                  NAP
    67        06/10/15          NAP            NAP            NAP           NAP                  NAP
    68        08/10/15          NAP            NAP            NAP           NAP                  NAP
    69        03/10/15          NAP            NAP            NAP           NAP                  NAP
    70        03/10/15          NAP            NAP            NAP           NAP                  NAP
    72        05/31/15          NAP            NAP            NAP           NAP                  NAP
    73        04/10/12          NAP            NAP            NAP           NAP                  NAP
    74        11/30/14          NAP            NAP            NAP           NAP                  NAP
    75           NAP          12/11/07       04/10/15         NAP           NAP         PV Yield Differential
    76        03/31/15          NAP            NAP            NAP           NAP                  NAP
    77        03/31/15          NAP            NAP            NAP           NAP                  NAP
    78        07/10/10          NAP            NAP            NAP           NAP                  NAP
    79        07/31/15          NAP            NAP            NAP           NAP                  NAP
    80        03/10/15          NAP            NAP            NAP           NAP                  NAP
------------------------------------------------------------------------------------------------------------------
    81        06/10/15          NAP            NAP            NAP           NAP                  NAP
   81a
   81b
------------------------------------------------------------------------------------------------------------------
    82        06/30/15          NAP            NAP            NAP           NAP                  NAP
    83        05/10/15          NAP            NAP            NAP           NAP                  NAP
    84        06/30/15          NAP            NAP            NAP           NAP                  NAP
    85        05/31/15          NAP            NAP            NAP           NAP                  NAP
    86        05/10/15          NAP            NAP            NAP           NAP                  NAP
    87        04/10/15          NAP            NAP            NAP           NAP                  NAP
    88        05/10/15          NAP            NAP            NAP           NAP                  NAP
    89        03/10/15          NAP            NAP            NAP           NAP                  NAP
    90           NAP          09/05/08       06/04/15         NAP           NAP         Interest Differential
                                                                                              (Monthly)
    91        04/10/12          NAP            NAP            NAP           NAP                  NAP
    92        11/30/14          NAP            NAP            NAP           NAP                  NAP
------------------------------------------------------------------------------------------------------------------

    93        05/10/15          NAP            NAP            NAP           NAP                  NAP
    94        05/10/15          NAP            NAP            NAP           NAP                  NAP
------------------------------------------------------------------------------------------------------------------
    97        07/10/15          NAP            NAP            NAP           NAP                  NAP
    98        05/10/10          NAP            NAP            NAP           NAP                  NAP
    99           NAP          12/11/07       03/10/15         NAP           NAP         PV Yield Differential
   100        08/10/15          NAP            NAP            NAP           NAP                  NAP
   101        06/10/15          NAP            NAP            NAP           NAP                  NAP
   102        05/10/15          NAP            NAP            NAP           NAP                  NAP
   103        06/10/15          NAP            NAP            NAP           NAP                  NAP
   104        03/31/14          NAP            NAP            NAP           NAP                  NAP
   106        05/10/15          NAP            NAP            NAP           NAP                  NAP
   107        03/31/15          NAP            NAP            NAP           NAP                  NAP
   108        05/10/15          NAP            NAP            NAP           NAP                  NAP
   109        07/10/15          NAP            NAP            NAP           NAP                  NAP
   110        06/30/15          NAP            NAP            NAP           NAP                  NAP
   111        04/30/15          NAP            NAP            NAP           NAP                  NAP
   112        06/10/15          NAP            NAP            NAP           NAP                  NAP
   113        06/10/15          NAP            NAP            NAP           NAP                  NAP
   114        06/30/15          NAP            NAP            NAP           NAP                  NAP
   115        05/10/15          NAP            NAP            NAP           NAP                  NAP
   116        09/10/15          NAP            NAP            NAP           NAP                  NAP
   117        04/30/15          NAP            NAP            NAP           NAP                  NAP
   118        12/10/14          NAP            NAP            NAP           NAP                  NAP
   119        03/31/15          NAP            NAP            NAP           NAP                  NAP
   120        05/10/15          NAP            NAP            NAP           NAP                  NAP
   121        05/10/20          NAP            NAP            NAP           NAP                  NAP
   122        07/10/15          NAP            NAP            NAP           NAP                  NAP
   123        07/04/15          NAP            NAP            NAP           NAP                  NAP
   124        05/10/15          NAP            NAP            NAP           NAP                  NAP
   125        04/30/15          NAP            NAP            NAP           NAP                  NAP
------------------------------------------------------------------------------------------------------------------
   126        04/10/15          NAP            NAP            NAP           NAP                  NAP
   126a
   126b
   126c
------------------------------------------------------------------------------------------------------------------
   127        12/10/14          NAP            NAP            NAP           NAP                  NAP
   128        06/09/15          NAP            NAP            NAP           NAP                  NAP
   130        07/31/15          NAP            NAP            NAP           NAP                  NAP
   132        03/10/15          NAP            NAP            NAP           NAP                  NAP
   133        06/10/15          NAP            NAP            NAP           NAP                  NAP
   135        07/31/15          NAP            NAP            NAP           NAP                  NAP
   136        05/31/15          NAP            NAP            NAP           NAP                  NAP
   137        05/31/15          NAP            NAP            NAP           NAP                  NAP
   138           NAP          10/01/08       06/30/15         NAP           NAP             Present Value
   139        04/10/15          NAP            NAP            NAP           NAP                  NAP
   141        06/30/15          NAP            NAP            NAP           NAP                  NAP
   143           NAP          12/11/07       05/10/16         NAP           NAP      Interest Differential (Monthly)
   144        07/31/15          NAP            NAP            NAP           NAP                  NAP
   145        05/31/15          NAP            NAP            NAP           NAP                  NAP
   146        08/10/15          NAP            NAP            NAP           NAP                  NAP
   148        05/10/15          NAP            NAP            NAP           NAP                  NAP
   150           NAP          10/01/09       07/31/15         NAP           NAP             Present Value
   151        06/10/15          NAP            NAP            NAP           NAP                  NAP
   152        04/10/15          NAP            NAP            NAP           NAP                  NAP
   153        04/10/16          NAP            NAP            NAP           NAP                  NAP
   154        05/10/15          NAP            NAP            NAP           NAP                  NAP
   155        06/30/15          NAP            NAP            NAP           NAP                  NAP
   156        06/30/15          NAP            NAP            NAP           NAP                  NAP
   157        12/10/14          NAP            NAP            NAP           NAP                  NAP
   158           NAP          12/11/07       06/10/15         NAP           NAP      Interest Differential (Annual)
   159        03/10/15          NAP            NAP            NAP           NAP                  NAP
   160        05/10/15          NAP            NAP            NAP           NAP                  NAP
   162        04/10/15          NAP            NAP            NAP           NAP                  NAP
   163           NAP          12/11/07       02/10/15         NAP           NAP         PV Yield Differential
   164           NAP          12/11/07       05/10/15         NAP           NAP      Interest Differential (Annual)
   165        08/10/15          NAP            NAP            NAP           NAP                  NAP
   166        04/10/15          NAP            NAP            NAP           NAP                  NAP
   167        09/10/15          NAP            NAP            NAP           NAP                  NAP
   168        05/31/15          NAP            NAP            NAP           NAP                  NAP
   169        12/10/14          NAP            NAP            NAP           NAP                  NAP
   171        04/30/15          NAP            NAP            NAP           NAP                  NAP
   172        02/10/15          NAP            NAP            NAP           NAP                  NAP
   173           NAP          09/01/08       05/31/15         NAP           NAP             Present Value
   174        06/10/15          NAP            NAP            NAP           NAP                  NAP
   176        05/10/15          NAP            NAP            NAP           NAP                  NAP
   178           NAP          12/11/07       04/10/15         NAP           NAP         PV Yield Differential
   179        04/10/15          NAP            NAP            NAP           NAP                  NAP
   180        06/30/15          NAP            NAP            NAP           NAP                  NAP
   182        05/31/15          NAP            NAP            NAP           NAP                  NAP
   183        06/10/15          NAP            NAP            NAP           NAP                  NAP
   184        08/10/15          NAP            NAP            NAP           NAP                  NAP
   185           NAP          11/01/09       07/31/15         NAP           NAP             Present Value
   186        03/10/10          NAP            NAP            NAP           NAP                  NAP
   187        05/10/15          NAP            NAP            NAP           NAP                  NAP
   188        02/28/15          NAP            NAP            NAP           NAP                  NAP
   189        06/30/15          NAP            NAP            NAP           NAP                  NAP
   190        03/10/15          NAP            NAP            NAP           NAP                  NAP
   191        05/10/15          NAP            NAP            NAP           NAP                  NAP
   192        07/31/15          NAP            NAP            NAP           NAP                  NAP
   194        05/10/15          NAP            NAP            NAP           NAP                  NAP
   195        07/31/15          NAP            NAP            NAP           NAP                  NAP
   196        05/10/15          NAP            NAP            NAP           NAP                  NAP
   197        02/10/15          NAP            NAP            NAP           NAP                  NAP
   198        05/31/15          NAP            NAP            NAP           NAP                  NAP
   199        06/04/15          NAP            NAP            NAP           NAP                  NAP
   200        06/10/15          NAP            NAP            NAP           NAP                  NAP
   202        05/10/15          NAP            NAP            NAP           NAP                  NAP
   203        05/10/15          NAP            NAP            NAP           NAP                  NAP
   205           NAP          10/01/08       06/30/15         NAP           NAP             Present Value
   207        07/31/14          NAP            NAP            NAP           NAP                  NAP
   208           NAP          09/01/10       05/31/15         NAP           NAP             Present Value
   209        05/31/15          NAP            NAP            NAP           NAP                  NAP
   210        06/10/15          NAP            NAP            NAP           NAP                  NAP
   211           NAP          12/11/07       05/10/15         NAP           NAP      Interest Differential (Annual)
   213        05/10/15          NAP            NAP            NAP           NAP                  NAP
   214        06/04/14          NAP            NAP            NAP           NAP                  NAP
   215        07/10/15          NAP            NAP            NAP           NAP                  NAP
   216        05/31/20          NAP            NAP            NAP           NAP                  NAP
   219           NAP          09/01/08       05/31/15         NAP           NAP             Present Value
   220        06/30/15          NAP            NAP            NAP           NAP                  NAP
   221           NAP          10/01/08       06/30/15         NAP           NAP             Present Value
   224        04/10/15          NAP            NAP            NAP           NAP                  NAP

    1b        05/31/15          NAP            NAP            NAP           NAP                  NAP

                               Yield
                            Maintenance
                           Interest Rate
                Yield      Converted to
            Maintenance       Monthly
   Loan       Interest       Mortgage       Yield Maintenance                     Property
  Number        Rate           Rate        Discounting Horizon   Property Size   Size Type     Year Built
-------------------------------------------------------------------------------------------------------------

    1           NAP             NAP                NAP                1,401,609     SF            1989
    2           NAP             NAP                NAP                1,076,070     SF            1984
    3           NAP             NAP                NAP                  544,578     SF            1971
    4           NAP             NAP                NAP                  655,587     SF        1975 & 1991
-------------------------------------------------------------------------------------------------------------
    5           NAP             NAP                NAP                  696,654     SF          Various
                                                                       (Note 10)
    5a                                                                  272,701     SF            1971
    5b                                                                  272,642     SF            1971
    5c                                                                  672,525     SF            1999
    5d                                                                  151,311     SF            1999
-------------------------------------------------------------------------------------------------------------
    6           NAP             NAP                NAP                  298,078     SF            1976
-------------------------------------------------------------------------------------------------------------
    7           NAP             NAP                NAP                1,755,352     SF          Various
    7a                                                                  241,533     SF            1992
    7b                                                                   98,326     SF            1992
    7c                                                                   60,985     SF            1991
    7d                                                                  156,593     SF            1992
    7e                                                                   66,558     SF            2001
    7f                                                                   61,245     SF            1996
    7g                                                                   76,393     SF         2000/2001
    7h                                                                  122,145     SF            1990
    7i                                                                   64,770     SF            1990
    7j                                                                   61,120     SF            1991
    7k                                                                   57,410     SF            1991
    7l                                                                   66,953     SF            1992
    7m                                                                   63,032     SF            1991
    7n                                                                   55,942     SF            2001
    7o                                                                   74,606     SF            1992
    7p                                                                   64,610     SF            2002
    7q                                                                   62,366     SF            1995
    7r                                                                   53,555     SF            2003
    7s                                                                   61,322     SF            1991
    7t                                                                   62,586     SF            1991
    7u                                                                   61,335     SF            2000
    7v                                                                   61,967     SF            1993
-------------------------------------------------------------------------------------------------------------
    8           NAP             NAP                NAP                  339,428     SF        1991 - 2005
    9           NAP             NAP                NAP                  149,902     SF         2003-2005
    11          NAP             NAP                NAP                  239,047     SF            1906
-------------------------------------------------------------------------------------------------------------
    12          NAP             NAP                NAP                    2,400    Rooms        Various
   12a                                                                      750    Rooms          1999
   12b                                                                    1,000    Rooms          2002
   12c                                                                      650    Rooms          2001
-------------------------------------------------------------------------------------------------------------
    13          NAP             NAP                NAP                  191,096     SF            2004
    14          NAP             NAP                NAP                  393,902     SF            1960
    15          NAP             NAP                NAP                  389,260     SF            1988
    16          NAP             NAP                NAP                      400    Units          2000
    17     Treasury Flat        Yes                WAL                  173,773     SF            2002
    18          NAP             NAP                NAP                      300    Rooms          1971
    20          NAP             NAP                NAP                  330,901     SF            1989
    21          NAP             NAP                NAP                  132,131     SF         1930-2002
    22          NAP             NAP                NAP                  268,007     SF            2000
    24     Treasury Flat        Yes             Maturity                188,080     SF            2001
-------------------------------------------------------------------------------------------------------------
    25          NAP             NAP                NAP                  204,936     SF          Various
   25a                                                                  137,363     SF            2002
   25b                                                                   53,573     SF            2002
   25c                                                                   14,000     SF            2005
-------------------------------------------------------------------------------------------------------------
    26          NAP             NAP                NAP                      329    Rooms          1986
    27          NAP             NAP                NAP                  425,325     SF            1989
    28          NAP             NAP                NAP                  264,895     SF            1989
    29     Treasury Flat        Yes             Maturity                    327    Units          1969
    30          NAP             NAP                NAP                   88,200     SF            1970
-------------------------------------------------------------------------------------------------------------
    31          NAP             NAP                NAP                      443    Rooms        Various
   31a                                                                      151    Rooms          1929
   31b                                                                      147    Rooms          1986
   31c                                                                      145    Rooms          1990
-------------------------------------------------------------------------------------------------------------
    33          NAP             NAP                NAP                  242,105     SF            1997
    35          NAP             NAP                NAP                  241,937     SF            2005
    36     Treasury Flat        Yes             Maturity                145,694     SF            2002
    38          NAP             NAP                NAP                   94,769     SF            1960
    39          NAP             NAP                NAP                      306    Units          1978
    41          NAP             NAP                NAP                  138,735     SF            1904
    43          NAP             NAP                NAP                  271,950     SF            1986
    44          NAP             NAP                NAP                   60,921     SF            1984
    45          NAP             NAP                NAP                  194,558     SF         1968-1994
    46          NAP             NAP                NAP                  375,000     SF            1965
    47          NAP             NAP                NAP                  100,539     SF            2003
    48          NAP             NAP                NAP                  267,021     SF            1993
    49          NAP             NAP                NAP                   92,943     SF            1987
    50          NAP             NAP                NAP                  171,124     SF        1999 & 2000
    51          NAP             NAP                NAP                  207,807     SF            2002
    52          NAP             NAP                NAP                   92,302     SF         1954-1988
    53          NAP             NAP                NAP                  119,168     SF            1988
    54          NAP             NAP                NAP                  210,464     SF            1973
-------------------------------------------------------------------------------------------------------------
    55          NAP             NAP                NAP                      126    Units          1910
   55a                                                                       98    Units          1910
   55b                                                                       28    Units          1910
-------------------------------------------------------------------------------------------------------------
    56          NAP             NAP                NAP                      177    Rooms          1999
    57          NAP             NAP                NAP                      399    Units          1979
    58          NAP             NAP                NAP                  146,948     SF            1999
    59          NAP             NAP                NAP                   59,987     SF            2005
-------------------------------------------------------------------------------------------------------------
    60          NAP             NAP                NAP                      118    Units        Various
   60a                                                                       90    Units          1920
   60b                                                                       28    Units          1910
-------------------------------------------------------------------------------------------------------------
    61     Treasury Flat        Yes             Maturity                 53,706     SF            1975
    62          NAP             NAP                NAP                  115,569     SF            2002
-------------------------------------------------------------------------------------------------------------
    63          NAP             NAP                NAP                       80    Units          1910
   63a                                                                       54    Units          1910
   63b                                                                       26    Units          1910
-------------------------------------------------------------------------------------------------------------
    64          NAP             NAP                NAP                   77,666     SF            2003
    65          NAP             NAP                NAP                  132,375     SF            1996
    66          NAP             NAP                NAP                  122,750     SF            2003
    67          NAP             NAP                NAP                   84,195     SF            2000
    68          NAP             NAP                NAP                  147,524     SF            1974
    69          NAP             NAP                NAP                   45,695     SF            1997
    70          NAP             NAP                NAP                  147,451     SF            2001
    72          NAP             NAP                NAP                   64,236     SF            1982
    73          NAP             NAP                NAP                  139,900     SF            2004
    74          NAP             NAP                NAP                   82,735     SF            2004
    75     Treasury Flat        Yes                WAL                  114,140     SF         1988-1995
    76          NAP             NAP                NAP                   82,750     SF            2003
    77          NAP             NAP                NAP                      224    Rooms          1966
    78          NAP             NAP                NAP                      216    Rooms       1937-1984
    79          NAP             NAP                NAP                  102,361     SF            1986
    80          NAP             NAP                NAP                  162,280     SF            1989
-------------------------------------------------------------------------------------------------------------
    81          NAP             NAP                NAP                  125,037     SF            1985
   81a                                                                   65,037     SF            1985
   81b                                                                   60,000     SF            1985
-------------------------------------------------------------------------------------------------------------
    82          NAP             NAP                NAP                  118,843     SF            1969
    83          NAP             NAP                NAP                  106,688     SF            1982
    84          NAP             NAP                NAP                   50,000     SF            1962
    85          NAP             NAP                NAP                      290    Pads       1962 & 1995
    86          NAP             NAP                NAP                  101,360     SF            1890
    87          NAP             NAP                NAP                  146,052     SF        1971 & 1987
    88          NAP             NAP                NAP                   69,256     SF            2001
    89          NAP             NAP                NAP                   47,162     SF        1937 & 1978
    90     Treasury Flat        Yes          WAL or Maturity            114,620     SF            1979
                                            (Lower Treasury)
    91          NAP             NAP                NAP                  251,227     SF        1964 & 1973
    92          NAP             NAP                NAP                   73,027     SF            1992
-------------------------------------------------------------------------------------------------------------

    93          NAP             NAP                NAP                   72,938     SF            1974
    94          NAP             NAP                NAP                   41,086     SF            1903
-------------------------------------------------------------------------------------------------------------
    97          NAP             NAP                NAP                  215,417     SF            1969
    98          NAP             NAP                NAP                      131    Rooms          2004
    99     Treasury Flat        Yes                WAL                   98,580     SF            1985
   100          NAP             NAP                NAP                      114    Rooms          2001
   101          NAP             NAP                NAP                   63,247     SF            1990
   102          NAP             NAP                NAP                   66,224     SF            1980
   103          NAP             NAP                NAP                   98,727     SF        1960 & 1985
   104          NAP             NAP                NAP                  151,000     SF      1990, 1998, 2003
   106          NAP             NAP                NAP                  188,926     SF            1973
   107          NAP             NAP                NAP                  102,992     SF            1996
   108          NAP             NAP                NAP                   80,000     SF            1995
   109          NAP             NAP                NAP                       46    Rooms          2001
   110          NAP             NAP                NAP                   17,310     SF            1999
   111          NAP             NAP                NAP                  167,200     SF            2005
   112          NAP             NAP                NAP                   67,933     SF            2003
   113          NAP             NAP                NAP                   38,893     SF        1925 & 1956
   114          NAP             NAP                NAP                   91,748     SF            1973
   115          NAP             NAP                NAP                  102,910     SF            1970
   116          NAP             NAP                NAP                       90    Rooms          1997
   117          NAP             NAP                NAP                   38,193     SF            1988
   118          NAP             NAP                NAP                  221,643     SF            1990
   119          NAP             NAP                NAP                   53,532     SF            1996
   120          NAP             NAP                NAP                   85,030     SF            1979
   121          NAP             NAP                NAP                   66,561     SF            1990
   122          NAP             NAP                NAP                   92,667     SF         2000-2005
   123          NAP             NAP                NAP                   48,445     SF            1986
   124          NAP             NAP                NAP                  151,779     SF            1985
   125          NAP             NAP                NAP                   35,876     SF            2001
-------------------------------------------------------------------------------------------------------------
   126          NAP             NAP                NAP                  190,171     SF            1983
   126a                                                                  67,002     SF            1983
   126b                                                                  54,444     SF            1983
   126c                                                                  68,725     SF            1983
-------------------------------------------------------------------------------------------------------------
   127          NAP             NAP                NAP                  193,590     SF            1993
   128          NAP             NAP                NAP                   50,108     SF            1986
   130          NAP             NAP                NAP                   44,768     SF            1988
   132          NAP             NAP                NAP                   87,672     SF            1988
   133          NAP             NAP                NAP                   79,302     SF        1973 & 1991
   135          NAP             NAP                NAP                   39,514     SF            1988
   136          NAP             NAP                NAP                  119,579     SF      1981, 1985, 1988
   137          NAP             NAP                NAP                   32,622     SF            2005
   138     Treasury Flat        Yes             Maturity                 62,066     SF            1987
   139          NAP             NAP                NAP                   55,600     SF            2005
   141          NAP             NAP                NAP                   32,600     SF            2005
   143     Treasury Flat        Yes             Maturity                 70,000     SF         1905-1930
   144          NAP             NAP                NAP                      119    Units          1997
   145          NAP             NAP                NAP                       24    Units          1914
   146          NAP             NAP                NAP                       78    Rooms          2003
   148          NAP             NAP                NAP                   58,020     SF            1983
   150     Treasury Flat        Yes             Maturity                 44,516     SF            1992
   151          NAP             NAP                NAP                   24,604     SF            2005
   152          NAP             NAP                NAP                       91    Rooms          2002
   153          NAP             NAP                NAP                   61,122     SF            2001
   154          NAP             NAP                NAP                   45,128     SF            1977
   155          NAP             NAP                NAP                   62,970     SF        1928 & 1945
   156          NAP             NAP                NAP                   89,835     SF            1984
   157          NAP             NAP                NAP                   90,000     SF            1991
   158     Treasury Flat        No              Specified                48,360     SF         2002-2003
   159          NAP             NAP                NAP                   57,760     SF            1985
   160          NAP             NAP                NAP                   79,182     SF            1988
   162          NAP             NAP                NAP                   75,015     SF            1983
   163     Treasury Flat        Yes                WAL                   55,646     SF            2003
   164     Treasury Flat        No              Specified                42,600     SF            1995
   165          NAP             NAP                NAP                       95    Rooms          2001
   166          NAP             NAP                NAP                   55,240     SF            1979
   167          NAP             NAP                NAP                   12,604     SF            2002
   168          NAP             NAP                NAP                   45,122     SF            1982
   169          NAP             NAP                NAP                   42,594     SF            2000
   171          NAP             NAP                NAP                   65,792     SF            1981
   172          NAP             NAP                NAP                  150,000     SF            2004
   173     Treasury Flat        Yes             Maturity                 54,008     SF            1982
   174          NAP             NAP                NAP                   43,797     SF            1989
   176          NAP             NAP                NAP                   51,500     SF            2004
   178     Treasury Flat        Yes                WAL                   23,100     SF            1997
   179          NAP             NAP                NAP                   63,118     SF            1988
   180          NAP             NAP                NAP                   36,023     SF            1994
   182          NAP             NAP                NAP                   72,417     SF            1980
   183          NAP             NAP                NAP                   52,706     SF            1963
   184          NAP             NAP                NAP                  105,700     SF            2005
   185     Treasury Flat        Yes             Maturity                 44,626     SF            2002
   186          NAP             NAP                NAP                   63,492     SF            2000
   187          NAP             NAP                NAP                   43,926     SF            1876
   188          NAP             NAP                NAP                   30,414     SF            1998
   189          NAP             NAP                NAP                   13,560     SF            1999
   190          NAP             NAP                NAP                   90,525     SF            1991
   191          NAP             NAP                NAP                   20,419     SF            1995
   192          NAP             NAP                NAP                       31    Units          1925
   194          NAP             NAP                NAP                   33,031     SF            2002
   195          NAP             NAP                NAP                   28,627     SF            2004
   196          NAP             NAP                NAP                   20,649     SF            2004
   197          NAP             NAP                NAP                       92    Rooms          1998
   198          NAP             NAP                NAP                   41,009     SF            1989
   199          NAP             NAP                NAP                   60,606     SF            1998
   200          NAP             NAP                NAP                   20,605     SF            2004
   202          NAP             NAP                NAP                   32,079     SF            1920
   203          NAP             NAP                NAP                   13,813     SF            2004
   205     Treasury Flat        Yes             Maturity                 30,853     SF            1996
   207          NAP             NAP                NAP                   16,475     SF            2005
   208     Treasury Flat        Yes             Maturity                 53,468     SF            1988
   209          NAP             NAP                NAP                   57,847     SF            1985
   210          NAP             NAP                NAP                    6,000     SF            1992
   211     Treasury Flat        No              Specified                18,980     SF            1995
   213          NAP             NAP                NAP                   12,626     SF            1989
   214          NAP             NAP                NAP                   13,855     SF            1996
   215          NAP             NAP                NAP                   13,813     SF            2004
   216          NAP             NAP                NAP                      114    Units          1964
   219     Treasury Flat        Yes             Maturity                118,565     SF            1978
   220          NAP             NAP                NAP                   16,816     SF            2004
   221     Treasury Flat        Yes             Maturity                 34,398     SF            1985
   224          NAP             NAP                NAP                   17,580     SF            2004

    1b          NAP             NAP                NAP

                                                                                        Largest      Largest
                                                                                         Major        Major
   Loan        Year      Occupancy    Occupancy                                          Tenant      Tenant
  Number    Renovated    Percentage   as of Date          Largest Major Tenant            NRSF        NRSF%
---------------------------------------------------------------------------------------------------------------

    1          2005         100%       11/01/05   Citibank                               1,401,609    100%
    2          1991         98%        09/01/05   Symantec                                 242,909     23%
    3          1994         93%        05/31/05   Best Buy                                  45,793     8%
    4          NAP          94%        05/31/05   T. Rowe Price Associates Inc.            379,043     58%
---------------------------------------------------------------------------------------------------------------
    5          2000        92.30%      03/31/05
                         (Note 10)
    5a         2000         96%        03/31/05   General Electric Company                 105,499     39%
    5b         2000         92%        03/31/05   Net IQ                                   115,353     42%
    5c         NAP          NAP          NAP      NAP                                          NAP     NAP
    5d         NAP          86%        03/31/05   Edwards Entertainment, Inc.              120,000     79%
---------------------------------------------------------------------------------------------------------------
    6          1996         87%        09/07/05   GAP/GAPKIDS                               10,379     3%
---------------------------------------------------------------------------------------------------------------
    7          NAP          85%        07/14/05
    7a         NAP          88%        07/14/05   NAP                                          NAP     NAP
    7b         NAP          92%        07/14/05   NAP                                          NAP     NAP
    7c         NAP          96%        07/14/05   NAP                                          NAP     NAP
    7d         NAP          81%        07/14/05   NAP                                          NAP     NAP
    7e         NAP          89%        07/14/05   NAP                                          NAP     NAP
    7f         NAP          99%        07/14/05   NAP                                          NAP     NAP
    7g         NAP          88%        07/14/05   NAP                                          NAP     NAP
    7h         NAP          74%        07/14/05   NAP                                          NAP     NAP
    7i         NAP          80%        07/14/05   NAP                                          NAP     NAP
    7j         NAP          85%        07/14/05   NAP                                          NAP     NAP
    7k         NAP          96%        07/14/05   NAP                                          NAP     NAP
    7l         NAP          84%        07/14/05   NAP                                          NAP     NAP
    7m         NAP          85%        07/14/05   NAP                                          NAP     NAP
    7n         NAP          93%        07/14/05   NAP                                          NAP     NAP
    7o         NAP          76%        07/14/05   NAP                                          NAP     NAP
    7p         NAP          91%        07/14/05   NAP                                          NAP     NAP
    7q         NAP          83%        07/14/05   NAP                                          NAP     NAP
    7r         NAP          95%        07/14/05   NAP                                          NAP     NAP
    7s         NAP          83%        07/14/05   NAP                                          NAP     NAP
    7t         NAP          78%        07/14/05   NAP                                          NAP     NAP
    7u         NAP          80%        07/14/05   NAP                                          NAP     NAP
    7v         NAP          76%        07/14/05   NAP                                          NAP     NAP
---------------------------------------------------------------------------------------------------------------
    8          NAP          100%       09/14/05   Purdue Pharma                            114,486     34%
    9          NAP          89%        09/30/05   REI                                       22,833     15%
    11         1999         94%        08/24/05   Atrium Parking Corp                       40,451     17%
---------------------------------------------------------------------------------------------------------------
    12         NAP          83%        05/31/05
   12a         NAP          79%        05/31/05   NAP                                          NAP     NAP
   12b         NAP          84%        05/31/05   NAP                                          NAP     NAP
   12c         NAP          85%        05/31/05   NAP                                          NAP     NAP
---------------------------------------------------------------------------------------------------------------
    13         NAP          93%        08/22/05   A J Wright                                25,200     13%
    14         1997         81%        08/01/05   Deloitte & Touche                        148,474     38%
    15         1993         85%        01/10/05   Sears                                     85,450     22%
    16         2003         96%        08/08/05   NAP                                          NAP     NAP
    17         NAP          100%       05/05/05   Keane, Inc.                               95,000     55%
    18         2000         65%        08/31/05   NAP                                          NAP     NAP
    20         NAP          87%        09/06/05   Pepe & Hazard                             52,390     16%
    21      1997-2000       100%       05/31/05   Dollar Dyckman                            15,000     11%
    22         NAP          99%        09/01/05   Home Depot                               135,782     51%
    24         NAP          95%        04/30/05   Best Buy                                  45,830     24%
---------------------------------------------------------------------------------------------------------------
    25         NAP          100%       06/01/05
   25a         NAP          100%       06/01/05   The University of Phoenix                137,363    100%
   25b         NAP          100%       06/01/05   The University of Phoenix                 53,573    100%
   25c         NAP          100%       06/01/05   The University of Phoenix                 14,000    100%
---------------------------------------------------------------------------------------------------------------
    26         2005         65%        03/31/05   NAP                                          NAP     NAP
    27         2000         94%        06/30/05   Wal-Mart                                 186,557     44%
    28         NAP          95%        06/14/05   MD Attorney General                      100,375     38%
    29         2001         93%        07/14/05   NAP                                          NAP     NAP
    30         1992         100%       05/31/05   ACIE                                      32,289     37%
---------------------------------------------------------------------------------------------------------------
    31       Various        69%        07/31/05
   31a         1987         77%        07/31/05   NAP                                          NAP     NAP
   31b         2004         61%        07/31/05   NAP                                          NAP     NAP
   31c         NAP          68%        07/31/05   NAP                                          NAP     NAP
---------------------------------------------------------------------------------------------------------------
    33         NAP          100%       06/30/05   Stein Mart                                36,198     15%
    35         NAP          98%        10/05/05   Wal-Mart                                 138,000     57%
    36         NAP          84%        04/30/05   Ross Dress for Less                       29,989     21%
    38         1997         100%       09/19/05   UNICEF                                    94,769    100%
    39         NAP          100%       08/23/05   NAP                                          NAP     NAP
    41         2000         87%        09/30/05   AKQA, Inc.                                28,061     20%
    43         2001         84%        06/01/05   T Mobile                                  50,882     19%
    44         NAP          100%       08/01/05   ITLA Capital Corp.                        18,913     31%
    45         NAP          100%       05/17/05   ICI Paints                               194,558    100%
    46         2005         100%       09/13/05   Paragon Industries, Inc.                 375,000    100%
    47         NAP          100%       06/20/05   ConnectiCare                             100,539    100%
    48         NAP        100.00%      08/25/05   Kmart Corporation                        191,008     72%
    49         NAP          96%        10/01/05   Wachovia Bank                              9,195     10%
    50         NAP          88%        06/01/05   ILEX Oncology, Inc.                       85,561     50%
    51         NAP          82%        06/15/05   FormFactor                               131,197     63%
    52         2004         84%        01/31/05   OBGYN Associates of Westchester            4,600     5%
    53         NAP          95%        07/05/05   Mitsubishi Electric Research              35,186     30%
    54         1996         90%        07/31/05   Hannaford Bros., Inc.                     63,460     30%
---------------------------------------------------------------------------------------------------------------
    55       Various        97%        09/14/05
   55a         NAP          97%        09/14/05   NAP                                          NAP     NAP
   55b         1988         96%        09/14/05   NAP                                          NAP     NAP
---------------------------------------------------------------------------------------------------------------
    56         NAP          51%        05/31/05   NAP                                          NAP     NAP
    57         1990         96%        07/28/05   NAP                                          NAP     NAP
    58         NAP          100%       06/20/05   Great Indoors                            146,948    100%
    59         NAP          100%       08/23/05   Linens N Things                           22,432     37%
---------------------------------------------------------------------------------------------------------------
    60       Various        97%        09/14/05
   60a         NAP          97%        09/14/05   NAP                                          NAP     NAP
   60b         1982         96%        09/14/05   NAP                                          NAP     NAP
---------------------------------------------------------------------------------------------------------------
    61         NAP          100%       08/22/05   Steadfast Investment Prop.                53,706    100%
    62         NAP          100%       06/20/05   Kroger                                    55,936     48%
---------------------------------------------------------------------------------------------------------------
    63       Various        98%        09/14/05
   63a         NAP          96%        09/14/05   NAP                                          NAP     NAP
   63b         1989         100%       09/14/05   NAP                                          NAP     NAP
---------------------------------------------------------------------------------------------------------------
    64         NAP          100%       06/06/05   JoAnn Fabrics                             35,023     45%
    65         NAP          98%        07/01/05   Weis Market (Ground Lease)                64,297     49%
    66         NAP          93%        07/31/05   Marmaxx Operating ( Marshalls)            30,000     24%
    67         NAP          95%        07/21/05   Collins Markets ShopRite                  54,760     65%
    68         2003         82%        04/15/05   Tire Kingdom                              15,000     10%
    69         NAP          100%       05/03/05   Ralphs                                    45,695    100%
    70         NAP          95%        04/21/05   Genesis Audio System, Inc.                21,965     15%
    72         1996         98%        08/19/05   Scholar Point Financial                    5,743     9%
    73         NAP          100%       05/25/05   American Family Insurance Company         78,466     56%
    74         NAP          100%       09/21/05   Super G                                   56,291     68%
    75         NAP          90%        05/19/05   Liquid Fitness, LLC                       19,856     17%
    76         NAP          88%        06/24/05   Meridian Health                           28,900     35%
    77         2005         69%        07/31/05   NAP                                          NAP     NAP
    78      2004-2005       76%        07/31/05   NAP                                          NAP     NAP
    79         NAP          97%        07/07/05   Goodwill Industries                       10,000     10%
    80         NAP          99%        06/01/05   Gabriel Brothers                          61,420     38%
---------------------------------------------------------------------------------------------------------------
    81       Various        73%        06/15/05
   81a         NAP          92%        06/15/05   Iconics                                   13,413     21%
   81b         2003         52%        06/15/05   PayChex North America                     25,287     42%
---------------------------------------------------------------------------------------------------------------
    82         NAP          93%        06/01/05   TJ Maxx                                   30,000     25%
    83         2003         100%       04/01/05   Publix Supermarkets                       36,464     34%
    84         1988         100%       08/02/05   Hornburg Jaguar                           50,000    100%
    85         NAP          92%        08/23/05   NAP                                          NAP     NAP
    86         1988         100%       07/06/05   Technical Education Research              29,022     29%
    87         NAP          98%        05/20/05   G and G Supermaket                        92,952     64%
    88         NAP          100%       05/01/05   Safeway                                   55,256     80%
    89         2005         76%        06/01/05   OfficeMax                                 13,070     28%
    90         2004         81%        08/15/05   Associated Bank                           18,550     16%
    91         1999         91%        06/01/05   American Tire Distributors               104,600     42%
    92         NAP          100%       09/14/05   Circuit City Stores, Inc.                 73,027    100%
---------------------------------------------------------------------------------------------------------------

    93         NAP          85%        06/01/05   R.M. Crowe Management Co.                  8,676     12%
    94         1985         100%       06/01/05   Landry's                                   9,015     22%
---------------------------------------------------------------------------------------------------------------
    97         1984         90%        08/01/05   Belk Stores, Inc.                         67,000     31%
    98         NAP          75%        05/31/05   NAP                                          NAP     NAP
    99         2004         83%        04/11/05   Firecracker Grill                          7,308     7%
   100         NAP          74%        05/31/05   NAP                                          NAP     NAP
   101         NAP          99%        07/01/05   Sav-On                                    22,278     35%
   102         NAP          94%        06/08/05   Atlanta Surgery Center, Ltd.              12,634     19%
   103         1995         92%        05/19/05   NAP                                          NAP     NAP
   104         1999         100%       03/31/05   Wood Group Power, Inc.                   151,000    100%
   106         2004         100%       07/26/05   Homans Associates, LLC                    94,633     50%
   107         NAP          100%       06/08/05   Weis Markets                              57,992     56%
   108         NAP          100%       06/14/05   Robb & Stucky                             80,000    100%
   109         NAP          95%        05/31/05   NAP                                          NAP     NAP
   110         NAP          100%       08/30/05   Bar 330                                    5,175     30%
   111         NAP          100%       09/07/05   Lowe's                                   163,000     97%
   112         NAP          95%        07/11/05   Giant Food Stores, Inc.                   54,333     80%
   113         NAP          87%        06/23/05   Trader Joe's                              12,247     31%
   114         1994         100%       08/22/05   Maida Engineering, Inc.                   12,407     14%
   115         NAP          100%       06/13/05   Home Loan Funding                        102,910    100%
   116         2004         81%        07/31/05   NAP                                          NAP     NAP
   117         NAP          84%        08/02/05   Wendy's                                    2,680     7%
   118         NAP          100%       06/30/05   Eby-Brown                                221,643    100%
   119         NAP          100%       06/21/05   Chemtex International, Inc.               21,722     41%
   120      2004-2005       94%        06/01/05   Golds Gym                                 15,376     18%
   121         NAP          78%        05/31/05   Advanced Imaging Partners                 10,656     16%
   122         NAP          100%       08/16/05   USGS                                      30,100     32%
   123         NAP          100%       08/04/05   The Right Stuff Health Club               14,236     29%
   124         NAP          81%        06/30/05   TJ Maxx                                   25,200     17%
   125         NAP          100%       08/01/05   Office Depot                              26,387     74%
---------------------------------------------------------------------------------------------------------------
   126         NAP          83%        07/31/05
   126a        NAP          87%        07/31/05   Spearhead Strategies                       9,675     14%
   126b        NAP          100%       07/31/05   Advo Creative Servies, Inc.               11,678     21%
   126c        NAP          66%        07/31/05   New-Tech Executive Suites, Inc            15,079     22%
---------------------------------------------------------------------------------------------------------------
   127         NAP          100%       05/23/05   Super K Mart                             193,590    100%
   128         NAP          97%        09/01/05   Massachusetts Mutual Life Ins.             8,500     17%
   130         2001         100%       07/15/05   Neurome                                   30,664     68%
   132         NAP          100%       05/05/05   Fry's                                     50,812     58%
   133         NAP          77%        06/01/05   PMG                                       21,180     27%
   135         NAP          100%       07/04/05   Art & San LLC                              4,725     12%
   136         NAP          77%        07/15/05   TJ Maxx                                   36,112     30%
   137         NAP          96%        07/15/05   In & Out Market                            2,865     9%
   138         NAP          100%       08/01/05   Cattel Tuyn & Rudzewicz PLLC               9,758     16%
   139         NAP          100%       05/12/05   Giant Food Stores, Inc.                   50,000     90%
   141         NAP          100%       07/13/05   Amir Aziz & Son                           26,500     81%
   143         2004         100%       02/28/05   Sportmart                                 70,000    100%
   144         NAP          96%        07/06/05   NAP                                          NAP     NAP
   145         2004         100%       08/26/05   Antiques at Pike Place                     5,031     27%
   146         NAP          74%        05/31/05   NAP                                          NAP     NAP
   148         NAP          100%       06/08/05   Sandy Springs Pediatric                    8,847     15%
   150         2005         97%        06/27/05   Brian Roble dba Caldera Spas               5,809     13%
   151         NAP          89%        10/04/05   PETCO Animal Supplies                     14,375     58%
   152         NAP          97%        03/31/05   NAP                                          NAP     NAP
   153         2004         100%       03/30/05   Gander Mountain                           31,080     51%
   154         2003         86%        06/10/05   Atlanta Outpatient Surgery Center         12,625     28%
   155         2002         75%        08/31/05   NAP                                          NAP     NAP
   156         NAP          100%       09/08/05   McFarland-Johnson, Inc.                   20,423     23%
   157         2001         100%       06/06/05   DNP Electronics America, LLC              90,000    100%
   158         NAP          100%       08/02/05   Nebraska Health Systems                   23,227     48%
   159         NAP          95%        04/30/05   Medical Group at Marple, P.C.              6,750     12%
   160         NAP          83%        06/20/05   Atlantic Psychiatric Services, P.C.       12,171     15%
   162         2005         98%        05/19/05   Southern American Insurance                6,015     8%
   163         NAP          100%       04/19/05   Sprouts                                   30,146     54%
   164         NAP          100%       04/03/05   Circuit City                              42,600    100%
   165         NAP          70%        05/31/05   NAP                                          NAP     NAP
   166         2003         100%       05/31/05   BAE Systems                               30,710     56%
   167         NAP          100%       06/01/05   Integrity First                            3,090     25%
   168         NAP          96%        10/06/05   CHW                                       17,030     38%
   169         NAP          87%        04/30/05   Textron Financial Corporation              9,890     23%
   171         1993         91%        06/20/05   Aon Service Corp.                         10,147     15%
   172         NAP          100%       03/15/05   Fresenius Manufacturing USA, Inc.        150,000    100%
   173      2000-2001       100%       08/09/05   Furniture Affair                          28,434     53%
   174         1998         83%        06/02/05   Impact RX                                  8,500     19%
   176         NAP          83%        05/05/05   The Lifestyle Company, Inc.               13,080     25%
   178         NAP          95%        05/01/05   Leslie's Pool Mart                         3,850     17%
   179         NAP          100%       05/19/05   Haggen, Inc.                              63,118    100%
   180         NAP          94%        07/25/05   Mathias Lam                                3,990     11%
   182         2003         88%        07/07/05   Dobbels Hardware, LLC                     15,000     21%
   183         2003         100%       04/27/05   Pru Fox and Roach                          5,500     10%
   184         NAP          100%       09/02/05   Builders First Source                    105,700    100%
   185         NAP          100%       08/22/05   State Water Resources Board               30,882     69%
   186         NAP          94%        03/31/05   NAP                                          NAP     NAP
   187         1984         100%       06/30/05   Marger Johnson & McCollom, P.C.           17,176     39%
   188         2003         100%       07/06/05   PEP Boys (Ground Lease)                   19,673     65%
   189         NAP          91%        08/30/05   Market City Caffe                          4,500     33%
   190         2003         100%       04/29/05   Hobby Lobby                               60,000     66%
   191         NAP          100%       04/30/05   HLC's Hallmark #2                          4,200     21%
   192         NAP          100%       09/14/05   NAP                                          NAP     NAP
   194         NAP          100%       06/16/05   Kirkwood & Kirkwood, Inc.                  5,983     18%
   195         NAP          100%       09/01/05   American Bank, N.A.                        9,892     35%
   196         NAP          100%       06/01/05   The Lane Company Inc.                     14,000     68%
   197         NAP          74%        07/31/05   NAP                                          NAP     NAP
   198         NAP          93%        06/30/05   Loma Linda University                      6,614     16%
   199         2004         87%        08/31/05   Genesis Today, Inc.                       13,700     23%
   200         NAP          100%       05/31/05   Shorewest Realty                           4,800     23%
   202         1988         100%       07/12/05   Trustees of Boston University              8,411     26%
   203         NAP          100%       06/01/05   Eckerds                                   13,813    100%
   205         NAP          82%        08/01/05   Fidelity Brokerage Services, L.L.C.        5,805     19%
   207         NAP          100%       08/01/05   Social Security Administration            16,475    100%
   208         NAP          84%        10/12/05   Ocean One Enterprises, Inc.                8,302     16%
   209         NAP          100%       04/30/05   Fastasset, Inc.                            9,210     16%
   210         NAP          100%       07/15/05   M Fortunoff of Westbury, LLC               6,000    100%
   211         NAP          100%       04/03/05   Circuit City                              18,980    100%
   213         NAP          100%       07/15/05   Great Stuff                                2,268     18%
   214         NAP          100%       08/19/05   Walgreen's Eastern Company, Inc.          13,855    100%
   215         NAP          100%       08/02/05   CVS                                       13,813    100%
   216         1988         100%       08/17/05   NAP                                          NAP     NAP
   219         1996         96%        08/02/05   Motor Xtremes                             10,190     9%
   220         NAP          100%       04/27/05   Aldi, Inc.                                16,816    100%
   221         NAP          100%       08/01/05   Medical Center Pediatrics, P.L.L.C.        5,185     15%
   224         NAP          100%       05/01/05   Thyssen Krupp Elevator Corp.              13,449     77%

    1b

            Largest
             Major                                                  Second       Second
            Tenant                                                 Largest      Largest
             Lease                                                  Major        Major           Second Largest
   Loan    Maturity                                                 Tenant       Tenant           Major Tenant
  Number     Date            Second Largest Major Tenant             NRSF        NRSF%        Lease Maturity Date
-----------------------------------------------------------------------------------------------------------------------

    1      05/11/20  NAP                                                   NAP    NAP                 NAP
    2      10/31/07  Yahoo!                                            151,855    14%               08/31/15
    3      01/31/14  Sports Authority                                   43,326     8%               06/30/07
    4      06/30/17  Tydings & Rosenburg LLP                            39,138     6%               07/31/07
-----------------------------------------------------------------------------------------------------------------------
    5
    5a     02/28/15  Cooper Cameron Corporation                         66,750    24%               08/31/11
    5b     07/31/14  SouthTrust Bank                                    34,514    13%               12/31/06
    5c        NAP    NAP                                                   NAP    NAP                 NAP
    5d     10/31/19  Landry's                                           10,000     7%               10/31/19
-----------------------------------------------------------------------------------------------------------------------
    6      01/31/10  Abercrombie & Fitch                                 8,341     3%               01/31/11
-----------------------------------------------------------------------------------------------------------------------
    7
    7a        NAP    NAP                                                   NAP    NAP                 NAP
    7b        NAP    NAP                                                   NAP    NAP                 NAP
    7c        NAP    NAP                                                   NAP    NAP                 NAP
    7d        NAP    NAP                                                   NAP    NAP                 NAP
    7e        NAP    NAP                                                   NAP    NAP                 NAP
    7f        NAP    NAP                                                   NAP    NAP                 NAP
    7g        NAP    NAP                                                   NAP    NAP                 NAP
    7h        NAP    NAP                                                   NAP    NAP                 NAP
    7i        NAP    NAP                                                   NAP    NAP                 NAP
    7j        NAP    NAP                                                   NAP    NAP                 NAP
    7k        NAP    NAP                                                   NAP    NAP                 NAP
    7l        NAP    NAP                                                   NAP    NAP                 NAP
    7m        NAP    NAP                                                   NAP    NAP                 NAP
    7n        NAP    NAP                                                   NAP    NAP                 NAP
    7o        NAP    NAP                                                   NAP    NAP                 NAP
    7p        NAP    NAP                                                   NAP    NAP                 NAP
    7q        NAP    NAP                                                   NAP    NAP                 NAP
    7r        NAP    NAP                                                   NAP    NAP                 NAP
    7s        NAP    NAP                                                   NAP    NAP                 NAP
    7t        NAP    NAP                                                   NAP    NAP                 NAP
    7u        NAP    NAP                                                   NAP    NAP                 NAP
    7v        NAP    NAP                                                   NAP    NAP                 NAP
-----------------------------------------------------------------------------------------------------------------------
    8      02/28/12  Rhodia, Inc.                                       90,000    27%               12/31/15
    9      09/18/13  Arhaus                                             14,581    10%               09/11/13
    11     02/28/11  Seattle Pacific Industries, Inc.                   12,750     5%               03/31/09
-----------------------------------------------------------------------------------------------------------------------
    12
   12a        NAP    NAP                                                   NAP    NAP                 NAP
   12b        NAP    NAP                                                   NAP    NAP                 NAP
   12c        NAP    NAP                                                   NAP    NAP                 NAP
-----------------------------------------------------------------------------------------------------------------------
    13     10/31/14  Conway                                             23,146    12%               11/30/15
    14     12/31/08  Martin-Williams, Inc.                              22,555     6%               09/07/07
    15     08/02/08  Gottschalks                                        81,500    21%               12/31/17
    16        NAP    NAP                                                   NAP    NAP                 NAP
    17     02/28/15  Vitale, Caturano & Co.                             68,962    40%               12/31/12
    18        NAP    NAP                                                   NAP    NAP                 NAP
    20     12/31/15  Halloran & Sage, LLP                               49,425    15%               10/31/16
    21     07/31/13  Dollar Princess                                    10,000     8%               11/30/14
    22     01/31/26  Linens 'N Things                                   35,000    13%               01/31/16
    24     01/31/17  Bed Bath & Beyond                                  30,000    16%               01/31/12
-----------------------------------------------------------------------------------------------------------------------
    25
   25a     06/30/14  NAP                                                   NAP    NAP                 NAP
   25b     06/30/14  NAP                                                   NAP    NAP                 NAP
   25c     06/30/15  NAP                                                   NAP    NAP                 NAP
-----------------------------------------------------------------------------------------------------------------------
    26        NAP    NAP                                                   NAP    NAP                 NAP
    27     06/22/10  Dick's Sporting Goods                              47,500    11%               01/31/16
    28     09/30/10  T. Rowe Price                                      63,450    24%               10/31/06
    29        NAP    NAP                                                   NAP    NAP                 NAP
    30     04/30/10  Worldwatch                                         11,382    13%               09/30/12
-----------------------------------------------------------------------------------------------------------------------
    31
   31a        NAP    NAP                                                   NAP    NAP                 NAP
   31b        NAP    NAP                                                   NAP    NAP                 NAP
   31c        NAP    NAP                                                   NAP    NAP                 NAP
-----------------------------------------------------------------------------------------------------------------------
    33     04/30/07  Ross Dress For Less                                31,364    13%               01/31/14
    35     06/14/30  Bed Bath & Beyond                                  33,060    14%               01/31/16
    36     01/31/14  Stage                                              26,000    18%               01/31/14
    38     07/02/26  NAP                                                   NAP    NAP                 NAP
    39        NAP    NAP                                                   NAP    NAP                 NAP
    41     01/31/12  Current TV, LLC                                    27,506    20%               09/30/14
    43     12/31/13  AmSouth                                            40,390    15%               12/31/07
    44     10/31/08  Prudential Securities                              14,048    23%               05/31/08
    45     12/31/18  NAP                                                   NAP    NAP                 NAP
    46     08/31/20  NAP                                                   NAP    NAP                 NAP
    47     02/28/18  NAP                                                   NAP    NAP                 NAP
    48     11/30/18  Ben Franklin Crafts                                19,560     7%               05/31/10
    49     12/30/07  Coldwell Banker Residential                         8,115     9%               07/31/09
    50     10/31/08  American Intercontinental U                        65,025    38%               06/30/19
    51     11/30/12  Protective Optics                                  19,908    10%               08/31/09
    52     12/31/05  NR Radiology Assoc                                  4,097     4%               09/30/06
    53     06/30/11  Weidlinger Associates                              20,704    17%               04/30/15
    54     12/31/14  A.J. Wright                                        26,400    13%               10/31/11
-----------------------------------------------------------------------------------------------------------------------
    55
   55a        NAP    NAP                                                   NAP    NAP                 NAP
   55b        NAP    NAP                                                   NAP    NAP                 NAP
-----------------------------------------------------------------------------------------------------------------------
    56        NAP    NAP                                                   NAP    NAP                 NAP
    57        NAP    NAP                                                   NAP    NAP                 NAP
    58     07/12/20  NAP                                                   NAP    NAP                 NAP
    59     01/31/16  Staples                                            20,008    33%               06/30/15
-----------------------------------------------------------------------------------------------------------------------
    60
   60a        NAP    NAP                                                   NAP    NAP                 NAP
   60b        NAP    NAP                                                   NAP    NAP                 NAP
-----------------------------------------------------------------------------------------------------------------------
    61     06/30/15  NAP                                                   NAP    NAP                 NAP
    62     01/31/23  Kimco (Master Lease)                               22,745    20%          5/31/06, 11/30/06
-----------------------------------------------------------------------------------------------------------------------
    63
   63a        NAP    NAP                                                   NAP    NAP                 NAP
   63b        NAP    NAP                                                   NAP    NAP                 NAP
-----------------------------------------------------------------------------------------------------------------------
    64     01/31/15  National Furniture                                 20,849    27%               12/20/09
    65     11/06/16  Eckerd Drug                                        10,000     8%               11/17/11
    66     03/31/14  Shoe Carnival                                      12,000    10%               03/31/14
    67     11/30/25  Fashion Bug                                         8,000    10%               03/31/06
    68     12/31/13  McLean Auto Imports, Inc.                          14,562    10%     09/30/09, 03/31/06, 11/30/08
    69     06/30/16  NAP                                                   NAP    NAP                 NAP
    70     05/31/09  Diebold, Inc.                                      19,906    14%               11/30/12
    72     05/31/08  ESRI, Inc                                           4,650     7%               08/31/08
    73     04/30/09  Exel, Inc.                                         28,255    20%               12/31/09
    74     11/30/24  Blockbuster                                         4,805     6%               12/31/09
    75     12/31/14  Tuesday Morning, Inc.                               6,638     6%               01/05/10
    76     09/30/14  Centex Homes                                        7,344     9%               09/30/10
    77        NAP    NAP                                                   NAP    NAP                 NAP
    78        NAP    NAP                                                   NAP    NAP                 NAP
    79     02/28/09  Sears Retail Store                                 10,000    10%               07/31/09
    80     12/31/10  Weis Market                                        44,955    28%               03/31/09
-----------------------------------------------------------------------------------------------------------------------
    81
   81a     11/30/06  Option One Mtg                                     11,812    18%               02/28/09
   81b     07/31/10  AEMC Instruments                                    5,624     9%               09/30/08
-----------------------------------------------------------------------------------------------------------------------
    82     05/31/11  Goodwill                                           12,763    11%               06/30/15
    83     05/31/07  CVS Pharmacy                                       10,080     9%               03/31/12
    84     03/31/16  NAP                                                   NAP    NAP                 NAP
    85        NAP    NAP                                                   NAP    NAP                 NAP
    86     12/31/12  Industrial Economics                               24,626    24%               01/31/09
    87     01/31/20  Golden West                                        20,750    14%               07/31/15
    88     01/31/21  Bank of America NA                                  3,000     4%               05/31/06
    89     01/31/16  On Deck Sports Bar & Grill                          5,969    13%               12/31/14
    90     10/31/14  Old Cornerstone Financial                          10,426     9%               04/30/11
    91     09/30/11  GSA (Dept. of Education)                           91,525    36%               11/30/13
    92     02/28/15  NAP                                                   NAP    NAP                 NAP
-----------------------------------------------------------------------------------------------------------------------

    93     06/30/10  Bright & Bright, L.L.P.                             5,100     7%               04/30/07
    94     12/31/09  Integra Service Group                               6,555    16%               07/31/10
-----------------------------------------------------------------------------------------------------------------------
    97     08/31/09  JC Penney                                          41,421    19%               06/30/16
    98        NAP    NAP                                                   NAP    NAP                 NAP
    99     08/31/09  CPA Group                                           7,150     7%               06/30/06
   100        NAP    NAP                                                   NAP    NAP                 NAP
   101     08/31/10  Dotty's (United Coin Machine)                       4,252     7%               03/31/10
   102     04/30/11  Childrens Ctr for Digestive Health Care            10,210    15%               08/13/09
   103        NAP    NAP                                                   NAP    NAP                 NAP
   104     12/31/13  NAP                                                   NAP    NAP                 NAP
   106     09/30/17  Patriot Floor                                      39,292    21%               04/30/11
   107     04/30/17  Dick's Sporting Goods                              45,000    44%               03/31/18
   108     10/15/15  NAP                                                   NAP    NAP                 NAP
   109        NAP    NAP                                                   NAP    NAP                 NAP
   110     07/31/11  J. Jill                                             2,960    17%               06/30/15
   111     01/30/11  Good Egg                                            4,200     3%               01/31/20
   112     07/31/23  Movie Gallery                                       4,000     6%               08/09/09
   113     06/30/07  CVS                                                 9,990    26%               01/31/13
   114     04/30/08  Philip Environmental Services, Inc.                 6,794     7%               12/31/06
   115     06/30/20  NAP                                                   NAP    NAP                 NAP
   116        NAP    NAP                                                   NAP    NAP                 NAP
   117     12/31/06  El Pollo Loco                                       2,550     7%               05/02/11
   118     09/30/13  NAP                                                   NAP    NAP                 NAP
   119     02/28/09  Sun Trust Corporate Real Estate                     8,210    15%               10/31/13
   120     12/31/19  Ace Hardware                                       15,376    18%               08/31/15
   121     08/31/10  Bay Area Orthopedics                                5,851     9%               04/30/12
   122     04/14/16  Waste Management                                   17,600    19%               03/14/10
   123     03/29/12  Jo-Ann Fabrics and Crafts                          13,052    27%               07/17/06
   124     01/31/08  Comp USA                                           25,000    16%               03/31/08
   125     04/19/11  Starbucks Coffee                                    2,227     6%               03/31/12
-----------------------------------------------------------------------------------------------------------------------
   126
   126a    05/31/09  FJ Brown                                            6,846    10%               01/31/07
   126b    11/30/06  Smith Productions, Inc.                            10,343    19%               03/31/08
   126c    08/31/08  Gentiva Health Services                             3,294     5%               08/31/05
-----------------------------------------------------------------------------------------------------------------------
   127     11/30/18  NAP                                                   NAP    NAP                 NAP
   128     01/31/11  GovConnection                                       8,000    16%               05/31/07
   130     06/30/11  Chimerix                                            9,854    22%               12/30/06
   132     05/31/08  Walgreens                                          13,800    16%               10/31/07
   133     04/30/08  Centinela Freeman Healthsystem                      7,946    10%               08/31/07
   135     12/31/15  OBGYN Assoc LLC                                     3,640     9%               08/31/09
   136     09/30/09  TC Dance International                             11,000     9%               12/31/10
   137     06/30/15  Chang Le Gourmet                                    2,603     8%               05/31/15
   138     02/25/09  Freeman, Cotton & Norris, P.C.                      6,952    11%               07/31/08
   139     05/10/25  Movie Gallery                                       3,200     6%               05/31/10
   141     04/01/15  Dunkin Donuts                                       2,600     8%               04/01/15
   143     07/31/16  NAP                                                   NAP    NAP                 NAP
   144        NAP    NAP                                                   NAP    NAP                 NAP
   145     11/30/06  Zebra Club                                          3,800    20%               06/30/11
   146        NAP    NAP                                                   NAP    NAP                 NAP
   148     09/30/06  Diagnostic Imaging of Atlanta                       7,098    12%               09/30/10
   150     04/30/08  Samir Hermiz & Odai Hammi                           5,370    12%               05/31/09
   151     01/31/16  Mattress Discounters                                4,225    17%               09/30/10
   152        NAP    NAP                                                   NAP    NAP                 NAP
   153     03/31/16  Best Buy                                           30,042    49%               01/31/17
   154     04/30/11  Walter C. Edwards, MD                               3,711     8%               06/30/06
   155        NAP    NAP                                                   NAP    NAP                 NAP
   156     07/15/15  Metrocenter Associates                             17,850    20%               12/31/10
   157     12/31/11  NAP                                                   NAP    NAP                 NAP
   158     03/31/28  OrthoWest, P.C.                                    15,149    31%               03/31/18
   159     01/31/06  Orthopedic Surgical Assoc                           6,175    11%               06/30/11
   160     01/31/10  Moseley Architects, P.C.                            8,180    10%               12/31/07
   162     11/30/05  Paloma Energy Consultants LLC                       5,631     8%               03/31/06
   163     05/16/19  99 Cent Stores                                     25,500    46%               01/31/15
   164     11/30/17  NAP                                                   NAP    NAP                 NAP
   165        NAP    NAP                                                   NAP    NAP                 NAP
   166     12/31/14  IntegaMed America                                  24,530    44%               09/30/14
   167     01/31/09  Leslie's Poolmart                                   2,024    16%               12/31/08
   168     04/15/09  Mercy Rehab                                         7,921    18%               09/30/06
   169     01/31/07  U.S. FDA                                            3,740     9%               05/31/12
   171     11/30/07  Camp Dresser & McKee, Inc.                          9,361    14%               09/30/09
   172     10/31/19  NAP                                                   NAP    NAP                 NAP
   173     09/30/07  Bedmart                                             8,450    16%               08/31/07
   174     12/31/09  CTC Communications                                  4,500    10%               12/31/08
   176     04/30/09  The Beverage Works                                 10,616    21%               07/31/09
   178     10/31/06  Famous Pizza Company                                2,450    11%               01/31/08
   179     12/31/19  NAP                                                   NAP    NAP                 NAP
   180     10/01/09  Kadlec Med Center                                   3,806    11%               10/01/09
   182     04/30/08  Sherwin Williams                                    7,600    10%               12/31/09
   183     11/01/07  MSE Employment                                      3,500     7%               03/01/06
   184     09/30/20  NAP                                                   NAP    NAP                 NAP
   185     12/05/12  WestPac Investments, Inc.                          10,484    23%               09/30/10
   186        NAP    NAP                                                   NAP    NAP                 NAP
   187     06/30/15  Rock Bottom of Minneapolis, Inc.                   12,022    27%               12/18/09
   188     12/31/13  Rent A Center                                       4,123    14%               09/30/08
   189     09/01/09  Skechers                                            3,300    24%               04/30/06
   190     08/31/13  Dollar Tree                                        16,175    18%               08/31/10
   191     02/28/08  Payless Shoesource, Inc.                            2,902    14%               05/31/10
   192        NAP    NAP                                                   NAP    NAP                 NAP
   194     06/30/15  Bright Now! Dental, Inc.                            5,983    18%               10/31/13
   195     12/31/14  Smart Group, L.P.                                   5,051    18%               03/31/10
   196     11/15/14  Buffalo's Southwest Cafe (Ground Lease)             6,649    32%               07/31/24
   197        NAP    NAP                                                   NAP    NAP                 NAP
   198     03/31/08  Centex Homes                                        3,457     8%               11/30/08
   199     05/31/10  Enviro-Tex Inc.                                     8,000    13%               01/31/07
   200     05/31/09  Chef Juan's                                         1,850     9%               10/31/09
   202     05/31/07  Davis Management Corp.                              5,628    18%               04/30/09
   203     09/22/24  NAP                                                   NAP    NAP                 NAP
   205     12/31/14  H&R Block Financial Advisors, Inc.                  4,641    15%               11/30/08
   207     05/31/15  NAP                                                   NAP    NAP                 NAP
   208     03/31/08  Florida Healthcare                                  5,268    10%               10/31/06
   209     01/31/08  Granite Coast Tech                                  8,234    14%               05/31/05
   210     12/16/14  NAP                                                   NAP    NAP                 NAP
   211     05/31/18  NAP                                                   NAP    NAP                 NAP
   213     03/31/12  D'Ascanio                                           1,638    13%               02/28/06
   214     10/31/56  NAP                                                   NAP    NAP                 NAP
   215     07/15/24  NAP                                                   NAP    NAP                 NAP
   216        NAP    NAP                                                   NAP    NAP                 NAP
   219     05/14/06  Mission Foods                                       8,700     7%               10/31/06
   220     12/02/24  NAP                                                   NAP    NAP                 NAP
   221     05/31/11  Collins, Buri & McConkey, CPA                       4,971    14%               07/31/08
   224     06/14/09  Peterson Lighting Productions, Inc.                 4,131    23%               10/31/09

    1b

                                                                                               Third
                                                                                              Largest
                                                                     Third        Third        Major
                                                                    Largest      Largest      Tenant
                                                                     Major        Major        Lease
   Loan                                                             Tenant       Tenant      Maturity
  Number                 Third Largest Major Tenant                   NRSF        NRSF%         Date
---------------------------------------------------------------------------------------------------------

    1      NAP                                                             NAP     NAP          NAP
    2      Rubin Postaer & Assoc.                                      125,148     12%       12/31/10
    3      Filene's Home Store                                          40,873     8%        10/31/06
    4      Merrill Lynch                                                30,566     5%        11/30/12
---------------------------------------------------------------------------------------------------------
    5
    5a     UnitedHealthcare                                             22,309     8%        08/31/09
    5b     LeTourneau University                                        22,250     8%        12/31/07
    5c     NAP                                                             NAP     NAP          NAP
    5d     Aqil, Inc.                                                      713     0%        12/31/10
---------------------------------------------------------------------------------------------------------
    6      Lerner New York                                               8,003     3%        05/31/12
---------------------------------------------------------------------------------------------------------
    7
    7a     NAP                                                             NAP     NAP          NAP
    7b     NAP                                                             NAP     NAP          NAP
    7c     NAP                                                             NAP     NAP          NAP
    7d     NAP                                                             NAP     NAP          NAP
    7e     NAP                                                             NAP     NAP          NAP
    7f     NAP                                                             NAP     NAP          NAP
    7g     NAP                                                             NAP     NAP          NAP
    7h     NAP                                                             NAP     NAP          NAP
    7i     NAP                                                             NAP     NAP          NAP
    7j     NAP                                                             NAP     NAP          NAP
    7k     NAP                                                             NAP     NAP          NAP
    7l     NAP                                                             NAP     NAP          NAP
    7m     NAP                                                             NAP     NAP          NAP
    7n     NAP                                                             NAP     NAP          NAP
    7o     NAP                                                             NAP     NAP          NAP
    7p     NAP                                                             NAP     NAP          NAP
    7q     NAP                                                             NAP     NAP          NAP
    7r     NAP                                                             NAP     NAP          NAP
    7s     NAP                                                             NAP     NAP          NAP
    7t     NAP                                                             NAP     NAP          NAP
    7u     NAP                                                             NAP     NAP          NAP
    7v     NAP                                                             NAP     NAP          NAP
---------------------------------------------------------------------------------------------------------
    8      3-D Pharmaceuticals                                          41,920     12%       05/31/07
    9      Elizabeth Arden Red Door Salon                                7,105     5%        01/31/15
    11     Davidson, Davidson & Kappel                                  12,750     5%        08/31/11
---------------------------------------------------------------------------------------------------------
    12
   12a     NAP                                                             NAP     NAP          NAP
   12b     NAP                                                             NAP     NAP          NAP
   12c     NAP                                                             NAP     NAP          NAP
---------------------------------------------------------------------------------------------------------
    13     Staples                                                      20,388     11%       01/31/20
    14     Clarity Coverdale Fury Advertising                           16,901     4%        07/31/09
    15     Copeland Sports                                              15,000     4%        08/31/08
    16     NAP                                                             NAP     NAP          NAP
    17     Meze Estiatorio, Inc.                                         6,671     4%        05/31/13
    18     NAP                                                             NAP     NAP          NAP
    20     The Hartford SRS                                             41,216     12%       04/30/10
    21     Dollar Market                                                 9,000     7%        07/09/19
    22     Marshalls                                                    30,195     11%       10/31/10
    24     T.J. Maxx                                                    30,000     16%       09/30/11
---------------------------------------------------------------------------------------------------------
    25
   25a     NAP                                                             NAP     NAP          NAP
   25b     NAP                                                             NAP     NAP          NAP
   25c     NAP                                                             NAP     NAP          NAP
---------------------------------------------------------------------------------------------------------
    26     NAP                                                             NAP     NAP          NAP
    27     Stein Mart                                                   41,068     10%       08/31/09
    28     U.S. DEA                                                     30,663     12%       08/09/12
    29     NAP                                                             NAP     NAP          NAP
    30     IIE                                                          11,405     13%       04/30/12
---------------------------------------------------------------------------------------------------------
    31
   31a     NAP                                                             NAP     NAP          NAP
   31b     NAP                                                             NAP     NAP          NAP
   31c     NAP                                                             NAP     NAP          NAP
---------------------------------------------------------------------------------------------------------
    33     Circuit City                                                 27,447     11%       01/31/18
    35     DSW Shoe Warehouse                                           25,000     10%       01/31/16
    36     Cost Plus World Market                                       18,300     13%       01/31/15
    38     NAP                                                             NAP     NAP          NAP
    39     NAP                                                             NAP     NAP          NAP
    41     Secret Level, Inc.                                           21,568     16%       04/30/11
    43     Caremark RX, Inc.                                            40,390     15%       12/31/07
    44     Time Warner                                                  10,264     17%       06/30/07
    45     NAP                                                             NAP     NAP          NAP
    46     NAP                                                             NAP     NAP          NAP
    47     NAP                                                             NAP     NAP          NAP
    48     Dress Barn                                                    8,000     3%        12/31/07
    49     Summit Financial Services                                     7,363     8%        01/31/09
    50     NAP                                                             NAP     NAP          NAP
    51     Wilmington Finance                                           19,263     9%        01/31/10
    52     Cooper, Gitler et al                                          3,910     4%        09/30/11
    53     Outcome Sciences                                             11,499     10%       04/30/07
    54     Dollar Tree                                                  10,769     5%        03/31/15
---------------------------------------------------------------------------------------------------------
    55
   55a     NAP                                                             NAP     NAP          NAP
   55b     NAP                                                             NAP     NAP          NAP
---------------------------------------------------------------------------------------------------------
    56     NAP                                                             NAP     NAP          NAP
    57     NAP                                                             NAP     NAP          NAP
    58     NAP                                                             NAP     NAP          NAP
    59     The Paper Store of Reading, Inc.                              9,565     16%       02/28/13
---------------------------------------------------------------------------------------------------------
    60
   60a     NAP                                                             NAP     NAP          NAP
   60b     NAP                                                             NAP     NAP          NAP
---------------------------------------------------------------------------------------------------------
    61     NAP                                                             NAP     NAP          NAP
    62     Blockbuster Video                                             5,968     5%        01/31/10
---------------------------------------------------------------------------------------------------------
    63
   63a     NAP                                                             NAP     NAP          NAP
   63b     NAP                                                             NAP     NAP          NAP
---------------------------------------------------------------------------------------------------------
    64     Pizza Hut                                                     2,820     4%        07/31/13
    65     TGI Fridays (Ground Lease)                                    7,800     6%        01/31/17
    66     Dollar Tree, Inc.                                            11,900     10%       03/31/09
    67     Ashley Stewart                                                4,000     5%        04/30/11
    68     Intersport                                                   11,514     8%        08/31/08
    69     NAP                                                             NAP     NAP          NAP
    70     Fordyce Floors                                               16,235     11%       02/28/10
    72     Silvergate/IP Solutions                                       4,368     7%        06/30/07
    73     Global Home Products, LLC                                    10,936     8%        07/31/09
    74     Tuscana Italian                                               4,246     5%        01/31/15
    75     Prudential Arizona Properties                                 5,655     5%        09/30/09
    76     Countrywide                                                   6,732     8%        06/30/08
    77     NAP                                                             NAP     NAP          NAP
    78     NAP                                                             NAP     NAP          NAP
    79     FP Stores                                                     9,250     9%        09/30/10
    80     Complete Fitness                                             15,000     9%        10/31/10
---------------------------------------------------------------------------------------------------------
    81
   81a     Weston & Sampson                                              9,460     15%       04/30/08
   81b     NAP                                                             NAP     NAP          NAP
---------------------------------------------------------------------------------------------------------
    82     Weiss Sleep Shop                                              9,750     8%        11/30/09
    83     Tuesday Morning                                               6,560     6%        07/31/10
    84     NAP                                                             NAP     NAP          NAP
    85     NAP                                                             NAP     NAP          NAP
    86     Candlewick Press                                             19,834     20%       01/08/08
    87     Santa Rosa Uniform                                            5,000     3%        06/30/08
    88     Moocho Gelato, LLC                                            2,710     4%        01/31/07
    89     Dog Day Afternoon                                             3,688     8%        02/15/15
    90     Regulatory & Clinical Research                                8,936     8%        05/31/08
    91     Reddy Ice                                                    32,000     13%       12/31/13
    92     NAP                                                             NAP     NAP          NAP
---------------------------------------------------------------------------------------------------------

    93     CTX Mortgage Company                                          4,654     6%        08/31/07
    94     Sonny Bryan's Smokehouse                                      5,299     13%       12/31/05
---------------------------------------------------------------------------------------------------------
    97     Goody's                                                      27,597     13%       05/31/15
    98     NAP                                                             NAP     NAP          NAP
    99     Red Sky Caf                                                  4,019     4%        11/30/14
   100     NAP                                                             NAP     NAP          NAP
   101     US Bank                                                       3,300     5%        09/30/10
   102     Gambro Healthcare, Inc.                                       7,020     11%       12/31/05
   103     NAP                                                             NAP     NAP          NAP
   104     NAP                                                             NAP     NAP          NAP
   106     LAN Trucking                                                 25,000     13%       02/28/13
   107     NAP                                                             NAP     NAP          NAP
   108     NAP                                                             NAP     NAP          NAP
   109     NAP                                                             NAP     NAP          NAP
   110     Bath & Body Works                                             2,575     15%       01/31/08
   111     NAP                                                             NAP     NAP          NAP
   112     Holiday Hair                                                  1,600     2%        06/15/09
   113     Hollywood Video                                               5,843     15%       11/11/11
   114     Verizon                                                       5,900     6%        11/30/05
   115     NAP                                                             NAP     NAP          NAP
   116     NAP                                                             NAP     NAP          NAP
   117     City Dental                                                   2,026     5%        07/14/06
   118     NAP                                                             NAP     NAP          NAP
   119     Maupin Taylor & Ellis P.A.                                    3,994     7%        02/28/07
   120     Mark & Monica's Sports Bar                                    8,640     10%       04/30/10
   121     Anne Arundel Urology, P.A.                                    3,532     5%        09/30/11
   122     Corporate Express                                            16,000     17%       12/31/08
   123     Daniel's Specialty Foods                                      6,182     13%       09/30/09
   124     Party Concepts                                               10,000     7%        10/31/10
   125     Captain Wok/Chinese Restaurant                                2,060     6%        08/30/08
---------------------------------------------------------------------------------------------------------
   126
   126a    Benton Duroy & Ivey, PC                                       3,974     6%        11/30/14
   126b    Trident Marine Managers, Inc.                                 8,357     15%       05/31/10
   126c    Jerel J Hill                                                  2,754     4%        07/31/08
---------------------------------------------------------------------------------------------------------
   127     NAP                                                             NAP     NAP          NAP
   128     Janney Montgomery Scott                                       6,102     12%       02/28/09
   130     NAP                                                             NAP     NAP          NAP
   132     Rainbow                                                       4,160     5%        01/31/06
   133     CAOBGYN                                                       3,406     4%        06/30/07
   135     Perkins                                                       3,404     9%        06/06/24
   136     FOB Kansas City                                              10,323     9%        11/30/06
   137     Tijuana Flats Burrito Co.                                     2,595     8%        10/31/15
   138     Brown, Thomas & Co., L.L.C.                                   4,860     8%        03/31/10
   139     PLCB                                                          2,400     4%        05/10/12
   141     Amazon Caf                                                   1,750     5%        05/01/15
   143     NAP                                                             NAP     NAP          NAP
   144     NAP                                                             NAP     NAP          NAP
   145     94 Stewart St. Restaurant                                     3,100     16%       02/28/10
   146     NAP                                                             NAP     NAP          NAP
   148     Family Practice Center, PC                                    5,374     9%        10/31/16
   150     Duane Borad & Edward Lucero, Jr.                              5,005     11%       08/31/10
   151     Peet's Coffee and Tea                                         1,700     7%        07/31/15
   152     NAP                                                             NAP     NAP          NAP
   153     NAP                                                             NAP     NAP          NAP
   154     Peachtree Permiter Obstetrics & Gynecol                       2,867     6%        01/31/06
   155     NAP                                                             NAP     NAP          NAP
   156     Dean Witter Reynolds, Inc. (Morgan Stanley Dean Witter)      10,933     12%       10/31/10
   157     NAP                                                             NAP     NAP          NAP
   158     Nebraska Orthopedic Associates                                9,984     21%       03/31/18
   159     Carelink Community                                            4,792     8%        12/31/05
   160     United Capital Inc.                                           6,030     8%        05/31/10
   162     Concept Engineering, Inc.                                     4,365     6%        02/28/07
   163     NAP                                                             NAP     NAP          NAP
   164     NAP                                                             NAP     NAP          NAP
   165     NAP                                                             NAP     NAP          NAP
   166     NAP                                                             NAP     NAP          NAP
   167     Southwest Bell Mobile System                                  1,549     12%       04/30/07
   168     Sierra Council on Alcoholism and Drug Dependence              5,294     12%       09/30/10
   169     Oppenheimer & Co., Inc.                                       3,404     8%        12/31/09
   171     Alion Science & Technology Corp.                              5,357     8%        07/31/07
   172     NAP                                                             NAP     NAP          NAP
   173     Barro's Pizza                                                 4,420     8%        10/31/07
   174     AW Sperry/Actuant                                             4,030     9%        03/14/10
   176     Lockheed Martin                                               7,888     15%       01/31/11
   178     Citi-Financial                                                1,750     8%        06/30/07
   179     NAP                                                             NAP     NAP          NAP
   180     Wadhwa, S.K.                                                  3,623     10%       10/01/09
   182     La Petite Academy, Inc.                                       7,257     10%       04/28/11
   183     Ed Kole, M.D.                                                 3,400     6%        04/17/20
   184     NAP                                                             NAP     NAP          NAP
   185     Earth Systems Services, Inc.                                  3,260     7%        03/06/08
   186     NAP                                                             NAP     NAP          NAP
   187     Bridge City Legal, Inc.                                       7,088     16%       10/31/09
   188     AAA                                                           3,258     11%       06/14/08
   189     Chico's                                                       2,000     15%       12/08/11
   190     Hancock Fabrics                                              14,350     16%       11/30/14
   191     Merriam                                                       2,318     11%       07/11/10
   192     NAP                                                             NAP     NAP          NAP
   194     First American Title Insurance                                5,307     16%       06/30/08
   195     Coldwell Banker Realtors                                      4,643     16%       04/30/10
   196     NAP                                                             NAP     NAP          NAP
   197     NAP                                                             NAP     NAP          NAP
   198     Industrial West                                               2,448     6%        06/30/06
   199     Worldwide Jr. Wood, LLC                                       4,000     7%        01/31/08
   200     Debbie's Sweets N Treats                                      1,824     9%        09/30/09
   202     Law Offices of Richard Iandoli                                4,645     14%       03/31/09
   203     NAP                                                             NAP     NAP          NAP
   205     Title One of Washtenaw County, L.L.C.                         4,098     13%       09/30/07
   207     NAP                                                             NAP     NAP          NAP
   208     Christopher V. and Bichnga Bui                                4,711     9%        09/30/06
   209     Trelleborg Viking                                             6,500     11%       03/31/10
   210     NAP                                                             NAP     NAP          NAP
   211     NAP                                                             NAP     NAP          NAP
   213     North River Associates                                        1,512     12%       07/14/06
   214     NAP                                                             NAP     NAP          NAP
   215     NAP                                                             NAP     NAP          NAP
   216     NAP                                                             NAP     NAP          NAP
   219     Eventures                                                     7,416     6%        08/31/06
   220     NAP                                                             NAP     NAP          NAP
   221     Duffy & Robertson, P.C.                                       3,326     10%       05/31/09
   224     NAP                                                             NAP     NAP          NAP

    1b

                               Second        Second
                Second          Most          Most
                 Most          Recent        Recent       Second        Second        Second     Second
                Recent          Year          Year         Most          Most          Most       Most
                 Year        Statement     Statement      Recent        Recent        Recent     Recent
   Loan        Statement     Number of       Ending        Year          Year          Year     Year NOI
  Number         Type          Months         Date        Revenues     Expenses         NOI       DSCR
----------------------------------------------------------------------------------------------------------

    1            UAV            UAV           UAV               UAV             UAV         UAV    UAV
    2         Full Year          12         12/31/04     37,039,984      15,607,220  21,432,764   1.60
    3         Full Year          12         12/31/04     24,210,571       6,420,481  17,790,090   1.87
    4         Full Year          12         12/31/04     21,644,469       8,658,399  12,986,070   2.40
----------------------------------------------------------------------------------------------------------
    5                                                                                 6,572,702   0.93
    5a        Full Year          12         12/31/03      2,071,748       1,513,329     558,419
    5b        Full Year          12         12/31/03      5,474,917       2,421,740   3,053,177
    5c        Full Year          12         12/31/03      2,256,681         865,892   1,390,789
    5d        Full Year          12         12/31/03      2,422,924         852,607   1,570,317
----------------------------------------------------------------------------------------------------------
    6         Full Year          12         12/31/03     12,957,061       4,237,448   8,719,613   1.33
----------------------------------------------------------------------------------------------------------
    7                                                                                 8,191,677   1.34
    7a        Full Year          12         12/31/04        961,183         394,904     566,279
    7b        Full Year          12         12/31/04        989,529         388,416     601,113
    7c        Full Year          12         12/31/04        792,416         288,039     504,377
    7d        Full Year          12         12/31/04        897,751         365,981     531,770
    7e        Full Year          12         12/31/04        732,080         319,970     412,110
    7f        Full Year          12         12/31/04        667,838         240,387     427,451
    7g        Full Year          12         12/31/04        685,924         357,603     328,321
    7h        Full Year          12         12/31/04        703,971         285,827     418,144
    7i        Full Year          12         12/31/04        618,724         229,850     388,874
    7j        Full Year          12         12/31/04        679,088         282,197     396,891
    7k        Full Year          12         12/31/04        597,241         255,640     341,601
    7l        Full Year          12         12/31/04        710,525         321,063     389,462
    7m        Full Year          12         12/31/04        646,101         288,646     357,455
    7n        Full Year          12         12/31/04        597,229         295,641     301,588
    7o        Full Year          12         12/31/04        671,477         314,835     356,642
    7p        Full Year          12         12/31/04        608,614         336,321     272,293
    7q        Full Year          12         12/31/04        545,615         251,077     294,538
    7r        Full Year          12         12/31/04        565,371         344,432     220,939
    7s        Full Year          12         12/31/04        510,303         269,830     240,473
    7t        Full Year          12         12/31/04        663,463         289,190     374,273
    7u        Full Year          12         12/31/04        515,687         312,998     202,689
    7v        Full Year          12         12/31/04        453,027         188,633     264,394
----------------------------------------------------------------------------------------------------------
    8         Full Year          12         12/31/04      5,133,558         474,980   4,658,578   1.09
    9         Full Year          12         12/31/04      5,897,755       1,897,041   4,000,714   1.01
    11        Full Year          12         12/31/04      6,332,767       2,528,605   3,804,162   1.01
----------------------------------------------------------------------------------------------------------
    12                                                                               69,462,505   3.62
   12a        Full Year          12         12/31/04     72,283,790      48,682,220  23,601,570
   12b        Full Year          12         12/31/04     81,234,280      54,041,435  27,192,845
   12c        Full Year          12         12/31/04     56,954,551      38,286,461  18,668,090
----------------------------------------------------------------------------------------------------------
    13           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    14        Full Year          12         12/31/04      8,038,882       4,271,294   3,767,587   1.34
    15        Full Year          12         12/31/04      7,222,781       2,312,726   4,910,055   1.85
    16        Full Year          12         12/31/04      4,182,552       1,626,504   2,556,048   1.17
    17        Full Year          12         12/31/04      5,659,921       1,930,899   3,729,022   1.43
    18        Full Year          12         12/31/04      9,274,328       6,378,071   2,896,257   1.14
    20        Full Year          12         12/31/04      7,914,638       4,650,753   3,263,885   1.80
    21        Full Year          12         12/31/04      2,717,000         210,000   2,507,000   1.15
    22        Full Year          12         12/31/04      4,078,503         963,887   3,114,616   1.51
    24        Full Year          12         12/31/04      3,613,975         844,054   2,769,921   1.67
----------------------------------------------------------------------------------------------------------
    25                                                                                1,408,743   0.70
   25a        Full Year          12         12/31/04      1,122,719          95,207   1,027,512
   25b        Full Year          12         12/31/04        441,954          60,723     381,231
   25c           UAV            UAV           UAV               UAV             UAV         UAV
----------------------------------------------------------------------------------------------------------
    26       Trailing-12         12         03/31/04     16,264,521      13,567,560   2,696,961   1.21
    27        Full Year          12         12/31/04      3,386,416         818,060   2,568,356   1.40
    28        Full Year          12         12/31/04      5,669,595       2,856,171   2,813,424   1.50
    29        Full Year          12         12/31/04      3,906,541       2,084,305   1,822,236   0.94
    30        Full Year          12         12/31/04      3,084,272       1,030,398   2,053,874   1.09
----------------------------------------------------------------------------------------------------------
    31                                                                                2,935,216   1.53
   31a        Full Year          12         12/31/04      4,573,800       2,788,569   1,785,231
   31b        Full Year          12         12/31/04      5,267,865       4,578,230     689,635
   31c        Full Year          12         12/31/04      2,288,190       1,827,840     460,350
----------------------------------------------------------------------------------------------------------
    33        Full Year          12         12/31/04      3,037,568         583,286   2,454,282   1.49
    35           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    36           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    38        Full Year          12         12/31/04      2,461,857         763,921   1,697,936   1.20
    39        Full Year          12         12/31/04      3,833,627       1,687,465   2,146,162   1.48
    41           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    43        Full Year          12         12/31/04      4,676,070       1,833,995   2,842,074   2.59
    44        Full Year          12         12/31/04      2,783,607         753,100   2,030,507   1.86
    45        Full Year          12         12/31/04      3,116,192       1,126,808   1,989,384   1.44
    46           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    47        Full Year          12         12/31/04      2,245,716         524,338   1,721,378   1.37
    48        Full Year          12         12/31/04      2,572,371         459,494   2,112,877   1.66
    49        Full Year          12         12/31/04      2,218,878         758,412   1,460,466   1.17
    50       Trailing-12         12         08/31/04      2,364,406         352,215   2,012,191   1.58
    51        Full Year          12         12/31/04      2,379,595         798,403   1,581,192   1.32
    52        Full Year          12         12/31/04      2,753,129       1,163,972   1,589,157   1.32
    53        Full Year          12         12/31/04      3,109,333       1,131,731   1,977,602   1.65
    54        Full Year          12         12/31/03      2,441,157         997,338   1,443,819   1.19
----------------------------------------------------------------------------------------------------------
    55                                                                                1,379,468   1.18
   55a        Full Year          12         12/31/04      1,553,231         476,290   1,076,941
   55b        Full Year          12         12/31/04        436,725         134,198     302,527
----------------------------------------------------------------------------------------------------------
    56        Full Year          12         12/31/04      5,536,205       3,798,547   1,737,658   1.47
    57        Full Year          12         12/31/04      2,700,317       1,260,602   1,439,715   1.35
    58           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    59           UAV            UAV           UAV               UAV             UAV         UAV    UAV
----------------------------------------------------------------------------------------------------------
    60                                                                                1,171,052   1.11
   60a        Full Year          12         12/31/04      1,330,967         430,838     900,129
   60b        Full Year          12         12/31/04        382,093         111,171     270,922
----------------------------------------------------------------------------------------------------------
    61        Full Year          12         12/31/04      1,483,185         476,494   1,006,691   0.95
    62           UAV            UAV           UAV               UAV             UAV         UAV    UAV
----------------------------------------------------------------------------------------------------------
    63                                                                                1,120,584   1.12
   63a        Full Year          12         12/31/04      1,178,238         398,891     779,347
   63b        Full Year          12         12/31/04        472,918         131,681     341,237
----------------------------------------------------------------------------------------------------------
    64           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    65        Full Year          12         12/31/04      1,725,219         423,383   1,301,836   1.32
    66           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    67        Full Year          12         12/31/04        903,591         443,028     460,563   0.49
    68        Full Year          12         12/31/03      2,018,542         528,347   1,490,195   1.55
    69        Full Year          12         12/31/03      1,330,638          39,919   1,290,719   1.32
    70        Annualized         11         11/30/04      1,143,725         380,945     762,780   0.84
    72        Full Year          12         12/31/04      1,864,516         526,706   1,337,810   1.52
    73           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    74           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    75        Full Year          12         12/31/04      2,007,479         908,949   1,098,529   1.30
    76           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    77        Full Year          12         12/31/04      6,376,383       4,229,492   2,146,891   2.40
    78        Full Year          12         01/31/05      3,535,000       2,795,000     740,000   0.82
    79        Full Year          12         12/31/04      1,496,565         380,579   1,115,986   1.29
    80        Full Year          12         12/31/04      2,306,343         529,188   1,777,155   2.03
----------------------------------------------------------------------------------------------------------
    81                                                                                  827,271   1.00
   81a        Full Year          12         12/31/04      1,238,050         534,219     703,831
   81b        Full Year          12         12/31/04        507,623         384,183     123,440
----------------------------------------------------------------------------------------------------------
    82        Annualized         11         12/31/04      1,008,418         356,001     652,417   0.80
    83        Full Year          12         12/31/04      1,618,253         523,177   1,095,076   1.39
    84        Full Year          12         12/31/04        745,209         132,144     613,065   0.77
    85        Full Year          12         12/31/04      1,426,572         403,313   1,023,259   1.25
    86        Full Year          12         12/31/04      3,006,656         928,764   2,077,892   2.68
    87        Full Year          12         12/31/04      1,412,118         274,802   1,137,316   1.43
    88        Full Year          12         12/31/04      1,316,734         253,179   1,063,555   1.42
    89           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    90        Full Year          12         12/31/03      1,492,559         907,477     585,082   0.77
    91        Full Year          12         12/31/03        567,149         253,120     314,029   0.41
    92           UAV            UAV           UAV               UAV             UAV         UAV    UAV
----------------------------------------------------------------------------------------------------------

    93        Full Year          12         12/31/04      1,495,343         687,279     808,064   1.47
    94        Full Year          12         12/31/04        790,565         462,267     328,298   1.47
----------------------------------------------------------------------------------------------------------
    97        Full Year          12         12/31/04      1,368,022         621,299     746,723   1.05
    98           UAV            UAV           UAV               UAV             UAV         UAV    UAV
    99        Full Year          12         12/31/04      1,471,228         663,671     807,557   1.12
   100        Full Year          12         12/31/04      2,488,188       1,348,575   1,139,613   1.51
   101        Full Year          12         12/31/04      1,386,701         307,491   1,079,210   1.59
   102        Full Year          12         12/31/04      1,673,612         652,658   1,020,954   1.50
   103        Full Year          12         12/31/04      1,408,635         587,126     821,509   1.20
   104        Full Year          12         12/31/03      1,078,970         171,168     907,802   1.38
   106        Full Year          12         12/31/04      1,537,186         396,231   1,140,955   1.62
   107        Full Year          12         12/31/03      1,455,039         188,511   1,266,528   1.93
   108           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   109        Full Year          12         12/31/04      2,054,564         785,449   1,269,115   1.76
   110        Full Year          12         12/31/04        994,929         307,682     687,247   1.12
   111           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   112        Full Year          12         12/31/04      1,081,011         129,843     951,168   1.56
   113           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   114        Full Year          12         12/31/04      1,847,345         862,385     984,960   1.58
   115           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   116        Full Year          12         12/31/04      2,853,864       1,759,389   1,094,475   1.44
   117        Full Year          12         12/31/04        999,876         396,608     603,268   1.01
   118        Full Year          12         12/31/03        952,664         120,687     831,977   1.29
   119        Full Year          12         12/31/04      1,225,847         354,092     871,755   1.43
   120           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   121        Full Year          12         12/31/04      1,559,958         495,512   1,064,446   1.58
   122        Full Year          12         12/31/04        999,612         298,760     700,852   1.19
   123           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   124        Full Year          12         12/31/04      1,322,383         330,614     991,769   1.66
   125        Full Year          12         12/31/04      1,028,120         244,888     783,231   1.33
----------------------------------------------------------------------------------------------------------
   126                                                                                  719,662   1.19
   126a       Full Year          12         12/31/03        735,732         474,371     261,361
   126b       Full Year          12         12/31/03        602,679         378,964     223,715
   126c       Full Year          12         12/31/03        688,634         454,048     234,586
----------------------------------------------------------------------------------------------------------
   127        Full Year          12         12/31/03      1,227,239          35,512   1,191,727   1.93
   128        Full Year          12         12/31/03      1,169,874         443,574     726,300   1.24
   130        Full Year          12         12/31/04      1,412,832         543,217     869,615   1.47
   132           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   133        Full Year          12         12/31/04      1,703,961         709,954     994,007   1.78
   135        Full Year          12         12/31/04      1,020,028         295,075     724,953   1.35
   136        Full Year          12         12/31/04      1,295,288         482,599     812,689   1.52
   137           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   138        Full Year          12         12/31/04      1,231,566         549,753     681,813   1.30
   139           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   141           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   143        Full Year          12         12/31/04        782,447         203,202     579,245   1.12
   144        Full Year          12         12/31/04      3,171,153       2,060,913   1,110,240   1.94
   145        Full Year          12         12/31/04        391,695         141,310     250,385   0.67
   146        Full Year          12         12/31/04      1,881,627       1,074,772     806,855   1.53
   148        Full Year          12         12/31/04      1,552,424         614,818     937,606   2.03
   150        Full Year          12         12/31/04        564,968         171,400     393,568   0.82
   151           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   152        Full Year          12         12/31/04      2,693,634       1,408,562   1,285,072   2.41
   153        Full Year          12         12/31/03        752,396          75,843     676,553   1.44
   154        Full Year          12         12/31/04      1,217,318         485,883     731,435   1.61
   155        Full Year          12         12/31/04        681,157         360,055     321,102   0.71
   156        Full Year          12         12/31/04      1,175,836         336,063     839,773   1.90
   157        Full Year          12         12/31/04        885,834         175,396     710,438   1.52
   158        Full Year          12         12/31/04      1,086,473         362,932     723,541   1.64
   159        Full Year          12         12/31/04      1,016,003         400,645     615,358   1.34
   160       Trailing-12         12         04/30/04      1,004,191         402,544     601,647   1.41
   162        Full Year          12         12/31/03        976,976         442,818     534,158   1.30
   163           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   164           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   165        Full Year          12         12/31/04      1,727,803       1,036,419     691,384   1.56
   166           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   167           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   168        Full Year          12         12/31/04        833,281         162,156     671,125   1.66
   169        Full Year          12         12/31/04        812,437         354,149     458,287   1.11
   171        Full Year          12         12/31/04        803,211         312,035     491,176   1.24
   172           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   173        Full Year          12         12/31/04        769,587         203,918     565,669   1.43
   174        Full Year          12         12/31/03      1,021,647         506,788     514,859   1.35
   176           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   178        Full Year          12         12/31/04        587,274         114,526     472,747   1.33
   179           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   180        Full Year          12         12/31/04        888,079         359,280     528,799   1.48
   182        Full Year          12         12/31/04        886,818         373,643     513,175   1.45
   183        Full Year          12         12/31/04        700,902         146,397     554,505   1.43
   184           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   185        Full Year          12         12/31/04        612,329         278,225     334,104   1.01
   186        Full Year          12         12/31/04        844,407         383,761     460,646   1.35
   187        Full Year          12         12/31/04        429,940         177,553     252,387   0.77
   188        Full Year          12         12/31/04        544,010          79,275     464,735   1.46
   189        Full Year          12         12/31/04        549,378         134,695     414,683   1.31
   190        Full Year          12         12/31/04        281,052         117,857     163,195   0.51
   191        Full Year          12         12/31/04        510,928         108,118     402,811   1.29
   192        Full Year          12         12/31/04        507,379         149,567     357,812   1.16
   194        Full Year          12         12/31/04        475,262         203,437     271,825   0.90
   195           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   196           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   197        Full Year          12         12/31/04      1,462,742         848,641     614,101   1.79
   198        Full Year          12         12/31/04        698,844         197,735     501,109   2.00
   199        Full Year          12         12/31/03        542,134         154,786     387,348   1.55
   200           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   202        Full Year          12         12/31/04        860,953         368,141     492,812   2.21
   203           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   205        Full Year          12         12/31/03        832,070         299,363     532,707   2.52
   207           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   208        Full Year          12         12/31/04        502,106         186,261     315,845   1.53
   209        Full Year          12         12/31/03        401,533         173,540     227,993   1.12
   210           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   211           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   213           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   214           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   215           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   216        Full Year          12         12/31/04      1,709,162       1,547,214     161,948   0.94
   219        Full Year          12         12/31/04        341,455          70,007     271,448   1.65
   220           UAV            UAV           UAV               UAV             UAV         UAV    UAV
   221        Full Year          12         12/31/04        781,007         337,155     443,852   3.30
   224           UAV            UAV           UAV               UAV             UAV         UAV    UAV

    1b                                                                                             UAV

                            Most           Most
               Most        Current       Current
             Current        Year           Year         Most          Most                       Most
               Year       Statement     Statement      Current       Current                   Current
   Loan     Statement      Number         Ending        Year          Year       Most Current    Year          U/W
  Number       Type       of Months        Date       Revenues      Expenses      Year NOI     NOI DSCR     Revenues
-----------------------------------------------------------------------------------------------------------------------

    1          UAV           UAV           UAV               UAV             UAV        UAV      UAV        32,406,134
    2      Trailing-12       12          07/31/05     41,239,488      15,472,584 25,766,904      1.93       49,099,728
    3      Trailing-12       12          03/31/05     24,795,842       6,414,091 18,381,751      1.93       24,987,185
    4      Trailing-12       12          03/31/05     21,379,522       8,139,833 13,239,689      2.45       23,242,324
-----------------------------------------------------------------------------------------------------------------------
    5                                                                             7,257,636      1.03
    5a      Full Year        12          12/31/04      2,743,676       1,729,334  1,014,342                  5,747,737
    5b      Full Year        12          12/31/04      5,816,486       2,358,560  3,457,926                  5,663,669
    5c      Full Year        12          12/31/04      2,310,872         842,771  1,468,101                  2,418,509
    5d      Full Year        12          12/31/04      2,328,630       1,011,363  1,317,267                  2,496,682
-----------------------------------------------------------------------------------------------------------------------
    6       Full Year        12          12/31/04     14,165,416       4,412,363  9,753,053      1.49       15,333,703
-----------------------------------------------------------------------------------------------------------------------
    7                                                                             8,491,447      1.39
    7a     Trailing-12       12          02/28/05        988,282         390,783    597,499                  1,032,513
    7b     Trailing-12       12          02/28/05        992,524         391,329    601,195                    997,233
    7c     Trailing-12       12          02/28/05        798,695         290,994    507,701                    798,407
    7d     Trailing-12       12          02/28/05        891,930         359,506    532,424                    848,668
    7e      Annualized        3          03/31/05        777,663         292,000    485,663                    792,916
    7f     Trailing-12       12          02/28/05        679,857         241,171    438,686                    692,640
    7g      Annualized        3          03/31/05        665,903         316,586    349,317                    739,550
    7h     Trailing-12       12          02/28/05        694,693         282,039    412,654                    695,287
    7i     Trailing-12       12          02/28/05        629,695         224,532    405,163                    630,584
    7j     Trailing-12       12          02/28/05        683,899         283,140    400,759                    686,591
    7k     Trailing-12       12          02/28/05        621,715         262,266    359,449                    658,692
    7l     Trailing-12       12          02/28/05        707,055         312,917    394,138                    697,777
    7m     Trailing-12       12          02/28/05        647,337         291,060    356,277                    659,782
    7n     Trailing-12       12          02/28/05        613,408         300,522    312,886                    666,886
    7o     Trailing-12       12          02/28/05        666,503         309,329    357,174                    647,188
    7p      Annualized        3          03/31/05        632,386         287,156    345,230                    669,620
    7q     Trailing-12       12          02/28/05        553,412         253,958    299,454                    562,904
    7r      Annualized        3          03/31/05        576,334         338,866    237,468                    619,256
    7s     Trailing-12       12          02/28/05        523,962         271,746    252,216                    567,306
    7t     Trailing-12       12          02/28/05        659,954         294,062    365,892                    567,978
    7u     Trailing-12       12          02/28/05        531,067         316,596    214,471                    559,823
    7v     Trailing-12       12          02/28/05        454,174         188,443    265,731                    423,097
-----------------------------------------------------------------------------------------------------------------------
    8       Annualized        6          06/30/05      5,274,576         524,552  4,750,024      1.11        7,453,026
    9      Trailing-12       12          03/31/05      6,296,256       1,883,618  4,412,638      1.12        6,461,783
    11      Annualized        6          08/02/05      6,966,438       2,446,928  4,519,510      1.20        7,641,150
-----------------------------------------------------------------------------------------------------------------------
    12                                                                           73,002,655      3.81
   12a     Trailing-12       12          05/31/05     74,839,228      49,339,144 25,500,084                 79,565,790
   12b     Trailing-12       12          05/31/05     83,391,506      55,805,395 27,586,111                 88,678,263
   12c     Trailing-12       12          05/31/05     59,809,963      39,893,503 19,916,460                 61,995,634
-----------------------------------------------------------------------------------------------------------------------
    13      Annualized        7          08/31/05      3,000,771         495,855  2,504,916      0.86        3,778,869
    14     Trailing-12       12          05/31/05      7,691,005       4,274,970  3,416,035      1.21        8,415,449
    15     Trailing-12       12          04/30/05      7,471,376       2,408,605  5,062,771      1.91        7,432,462
    16     Trailing-12       12          08/31/05      4,501,892       1,624,753  2,877,139      1.32        4,568,954
    17      Annualized        4          04/30/05      6,007,074       2,305,005  3,702,069      1.42        5,900,023
    18     Trailing-12       12          08/31/05     10,460,757       6,625,703  3,835,054      1.50       10,460,757
    20     Trailing-12       12          06/30/05      7,367,555       4,707,472  2,660,083      1.47        7,748,463
    21      Annualized        8          08/31/05      3,073,647         251,000  2,822,647      1.29        3,028,554
    22      Annualized        4          04/30/05      4,138,424         931,425  3,206,999      1.55        4,543,783
    24      Annualized        3          03/31/05      3,558,928         879,140  2,679,788      1.61        3,652,731
-----------------------------------------------------------------------------------------------------------------------
    25                                                                            2,802,333      1.39
   25a      Annualized        2          02/28/05      2,324,426         310,135  2,014,291                  2,151,872
   25b      Annualized        2          02/28/05        995,251         207,209    788,042                    919,404
   25c         UAV           UAV           UAV               UAV             UAV        UAV                    300,237
-----------------------------------------------------------------------------------------------------------------------
    26     Trailing-12       12          03/31/05     18,191,726      14,487,251  3,704,475      1.67       18,543,168
    27      Annualized        5          05/31/05      3,355,573         747,156  2,608,417      1.43        3,287,940
    28      Annualized        4          04/30/05      6,047,868       3,004,136  3,043,732      1.62        5,862,824
    29     Trailing-12       12          06/30/05      3,977,125       2,103,170  1,873,955      0.96        4,215,660
    30     Trailing-12       12          05/31/05      3,219,313       1,054,461  2,164,852      1.15        3,192,740
-----------------------------------------------------------------------------------------------------------------------
    31                                                                            3,349,329      1.74
   31a     Trailing-12       12          07/31/05      4,906,429       2,796,298  2,110,131                  4,886,727
   31b     Trailing-12       12          07/31/05      5,241,966       4,520,758    721,208                  5,241,966
   31c     Trailing-12       12          07/31/05      2,396,866       1,878,876    517,990                  2,396,866
-----------------------------------------------------------------------------------------------------------------------
    33      Annualized        5          05/31/05      3,036,237         661,290  2,374,947      1.45        2,940,377
    35         UAV           UAV           UAV               UAV             UAV        UAV      UAV         3,691,969
    36      Full Year        12          12/31/04      2,086,932         391,177  1,695,755      1.33        2,569,519
    38      Annualized        7          07/31/05      2,457,679         708,228  1,749,451      1.24        2,500,416
    39     Trailing-12       12          06/30/05      3,863,387       1,730,620  2,132,767      1.47        3,761,240
    41         UAV           UAV           UAV               UAV             UAV        UAV      UAV         3,094,156
    43      Annualized        4          04/30/05      4,733,319       1,357,542  3,375,777      3.08        4,383,174
    44      Annualized        7          07/31/05      2,567,800         806,042  1,761,758      1.61        2,753,425
    45      Annualized        5          05/31/05      3,147,034       1,183,884  1,963,150      1.42        3,340,528
    46         UAV           UAV           UAV               UAV             UAV        UAV      UAV         2,496,267
    47     Trailing-12       12          04/30/05      2,268,591         547,215  1,721,376      1.37        2,182,895
    48      Annualized        6          06/30/05      2,668,208         519,239  2,148,969      1.69        2,486,694
    49      Annualized        6          06/30/05      2,355,297         742,076  1,613,221      1.29        2,296,015
    50      Annualized        5          04/30/05      2,898,866         312,139  2,586,727      2.03        3,902,692
    51      Annualized        3          03/31/05      2,737,343         768,300  1,969,043      1.64        2,714,098
    52      Annualized        3          03/31/05      2,546,024       1,183,276  1,362,748      1.13        2,639,855
    53      Annualized        4          04/30/05      2,767,941       1,190,883  1,577,058      1.31        3,126,975
    54      Full Year        12          12/31/04      2,418,189       1,029,014  1,389,175      1.14        2,771,236
-----------------------------------------------------------------------------------------------------------------------
    55                                                                            1,506,048      1.29
   55a     Trailing-12       12          08/31/05      1,658,114         475,942  1,182,172                  1,658,414
   55b     Trailing-12       12          08/31/05        456,709         132,833    323,876                    369,269
-----------------------------------------------------------------------------------------------------------------------
    56     Trailing-12       12          05/31/05      5,672,073       3,791,205  1,880,868      1.59        5,672,073
    57     Trailing-12       12          06/30/05      2,717,817       1,281,912  1,435,905      1.35        2,717,817
    58         UAV           UAV           UAV               UAV             UAV        UAV      UAV         1,852,011
    59         UAV           UAV           UAV               UAV             UAV        UAV      UAV         1,999,857
-----------------------------------------------------------------------------------------------------------------------
    60                                                                            1,298,187      1.23
   60a     Trailing-12       12          08/31/05      1,410,150         416,133    994,017                  1,419,101
   60b     Trailing-12       12          08/31/05        411,732         107,562    304,170                    425,195
-----------------------------------------------------------------------------------------------------------------------
    61      Annualized        8          08/31/05      1,355,228          60,000  1,295,228      1.23        2,009,360
    62      Full Year        12          12/31/04      1,426,378         313,051  1,113,327      1.12        1,755,590
-----------------------------------------------------------------------------------------------------------------------
    63                                                                            1,187,668      1.18
   63a     Trailing-12       12          08/31/05      1,230,969         398,946    832,023                  1,251,505
   63b     Trailing-12       12          08/31/05        487,898         132,253    355,645                    498,353
-----------------------------------------------------------------------------------------------------------------------
    64      Full Year        12          12/31/04        971,506         161,131    810,374      0.80        1,601,690
    65     Trailing-12       12          04/30/05      1,751,622         441,946  1,309,676      1.33        1,975,166
    66      Annualized        2          02/28/05      1,261,934         347,850    914,084      0.97        2,022,872
    67      Annualized        5          05/31/05      1,114,382         457,672    656,711      0.69        1,676,714
    68      Full Year        12          12/31/04      2,165,452         533,418  1,632,034      1.70        1,964,876
    69      Full Year        12          12/31/04      1,330,638          39,919  1,290,719      1.32        1,264,106
    70      Annualized        3          03/31/05      1,442,903         119,725  1,323,179      1.45        1,697,944
    72      Annualized        6          06/30/05      1,514,891         550,509    964,382      1.10        1,757,277
    73      Annualized        4          04/30/05      1,534,513         586,196    948,317      1.05        2,198,200
    74         UAV           UAV           UAV               UAV             UAV        UAV      UAV         1,747,395
    75      Annualized        4          04/30/05      1,897,687         320,205  1,577,482      1.87        2,465,536
    76      Full Year        12          12/31/04        357,818         118,950    238,868      0.28        1,796,123
    77     Trailing-12       12          07/31/05      6,702,194       4,332,973  2,369,221      2.65        6,702,194
    78     Trailing-12       12          06/30/05      3,849,341       2,791,347  1,057,993      1.18        5,454,306
    79      Annualized        8          08/31/05      1,523,288         382,586  1,140,702      1.31        1,556,596
    80      Annualized        4          04/30/05      2,366,514         472,479  1,894,035      2.17        2,327,134
-----------------------------------------------------------------------------------------------------------------------
    81                                                                              415,863      0.51
   81a      Annualized        6          06/30/05      1,222,517         558,096    664,421                  1,199,909
   81b      Annualized        6          06/30/05        162,921         411,479   -248,558                    571,854
-----------------------------------------------------------------------------------------------------------------------
    82     Trailing-12       12          06/30/05      1,220,792         454,933    765,859      0.94        1,409,064
    83      Annualized        3          03/31/05      1,863,702         497,018  1,366,684      1.73        1,543,907
    84      Annualized        6          06/30/05        636,000         138,218    497,782      0.62        1,091,995
    85     Trailing-12       12          07/31/05      1,409,629         397,130  1,012,499      1.24        1,409,629
    86      Annualized        4          04/30/05      2,963,904         961,902  2,002,002      2.58        2,427,101
    87      Annualized        3          03/31/05      2,061,960         174,641  1,887,319      2.37        1,466,903
    88     Trailing-12       12          03/31/05      1,325,152         265,792  1,059,360      1.41        1,304,796
    89         UAV           UAV           UAV               UAV             UAV        UAV      UAV         1,164,664
    90      Full Year        12          12/31/04      1,391,956         885,199    506,757      0.66        2,073,704
    91      Full Year        12          12/31/04      1,583,489         314,835  1,268,654      1.68        1,600,842
    92         UAV           UAV           UAV               UAV             UAV        UAV      UAV         1,082,143
-----------------------------------------------------------------------------------------------------------------------

    93      Annualized        5          05/31/05      1,382,376         660,162    722,215      1.56        1,400,407
    94      Annualized        5          05/31/05        893,854         410,934    482,920      1.56          866,681
-----------------------------------------------------------------------------------------------------------------------
    97      Annualized        5          05/31/05      1,397,569         625,222    772,347      1.09        1,715,693
    98     Trailing-12       12          05/31/05      3,550,888       1,999,298  1,551,590      1.77        3,550,958
    99      Annualized        3          03/31/05      1,481,664         639,301    842,363      1.16        1,658,530
   100     Trailing-12       12          05/31/05      2,672,478       1,464,541  1,207,937      1.60        2,672,488
   101      Annualized        6          06/30/05      1,353,321         351,447  1,001,874      1.48        1,460,576
   102      Annualized        5          05/31/05      1,662,028         629,998  1,032,030      1.52        1,685,883
   103     Trailing-12       12          04/30/05      1,447,095         619,474    827,622      1.21        1,431,921
   104      Full Year        12          12/31/04      1,230,062         177,177  1,052,885      1.60        1,200,749
   106      Annualized        6          06/30/05      1,501,520         437,450  1,064,070      1.51        1,503,424
   107      Full Year        12          12/31/04      1,453,919         147,579  1,306,340      1.99        1,470,961
   108         UAV           UAV           UAV               UAV             UAV        UAV      UAV           946,602
   109     Trailing-12       12          05/31/05      2,286,349         762,650  1,523,699      2.11        2,046,399
   110     Trailing-12       12          07/31/05      1,019,648         270,345    749,303      1.22        1,104,075
   111         UAV           UAV           UAV               UAV             UAV        UAV      UAV           786,170
   112      Annualized        6          06/30/05      1,147,502         114,682  1,032,820      1.70        1,165,100
   113         UAV           UAV           UAV               UAV             UAV        UAV      UAV           860,255
   114      Annualized        7          07/31/05      2,041,826         849,721  1,192,105      1.91        1,921,755
   115         UAV           UAV           UAV               UAV             UAV        UAV      UAV         1,302,026
   116     Trailing-12       12          07/31/05      2,978,979       1,756,770  1,222,209      1.61        2,948,008
   117     Trailing-12       12          06/30/05      1,044,111         402,108    642,003      1.07        1,199,614
   118      Annualized       10          10/31/04        971,688         102,544    869,144      1.35        1,090,223
   119     Trailing-12       12          05/31/05      1,233,622         330,042    903,580      1.49        1,189,255
   120      Annualized        3          03/31/05        766,642         268,918    497,724      0.83        1,327,332
   121     Trailing-12       12          03/31/05      1,551,820         499,331  1,052,489      1.56        1,452,552
   122     Trailing-12       12          03/31/05      1,042,922         274,131    768,791      1.31        1,256,158
   123         UAV           UAV           UAV               UAV             UAV        UAV      UAV         1,103,450
   124      Annualized        5          05/31/05      1,481,220         296,364  1,184,856      1.98        1,273,343
   125     Trailing-12       12          06/30/05        977,103         242,318    734,785      1.25        1,022,770
-----------------------------------------------------------------------------------------------------------------------
   126                                                                              729,769      1.21
   126a     Full Year        12          12/31/04        566,549         410,760    155,789                    870,658
   126b     Full Year        12          12/31/04        609,490         342,832    266,658                    793,955
   126c     Full Year        12          12/31/04        707,553         400,231    307,322                    527,837
-----------------------------------------------------------------------------------------------------------------------
   127      Full Year        12          12/31/04      1,227,239          57,911  1,169,328      1.90        1,165,877
   128      Full Year        12          12/31/04      1,272,468         467,020    805,448      1.37        1,315,638
   130      Annualized        6          06/30/05      1,502,167         543,179    958,988      1.62        1,824,163
   132      Annualized        3          03/31/05      1,011,488         218,784    792,704      1.36        1,071,735
   133     Trailing-12       12          05/31/05      1,706,924         636,671  1,070,253      1.92        1,423,289
   135      Annualized        7          07/31/05        992,343         306,686    685,657      1.28        1,048,047
   136      Annualized        6          06/29/05      1,126,360         441,875    684,485      1.28        1,393,547
   137         UAV           UAV           UAV               UAV             UAV        UAV      UAV         1,291,668
   138      Annualized        5          05/31/05      1,414,853         569,398    845,455      1.61        1,434,177
   139         UAV           UAV           UAV               UAV             UAV        UAV      UAV           989,173
   141         UAV           UAV           UAV               UAV             UAV        UAV      UAV         1,059,003
   143      Annualized        3          03/31/05      1,007,162         278,804    728,357      1.41          888,070
   144     Trailing-12       12          06/30/05      3,182,995       2,092,113  1,090,882      1.91        3,221,368
   145      Annualized        7          07/31/05        708,845         138,583    570,262      1.52          736,126
   146     Trailing-12       12          05/31/05      1,943,934       1,095,645    848,289      1.60        1,943,934
   148      Annualized        5          05/31/05      1,548,932         577,320    971,612      2.10        1,296,724
   150      Annualized        5          05/31/05        653,592         245,411    408,181      0.85          909,840
   151         UAV           UAV           UAV               UAV             UAV        UAV      UAV           830,918
   152     Trailing-12       12          03/31/05      2,893,589       1,365,763  1,527,826      2.86        2,252,670
   153      Full Year        12          12/31/04        750,413          82,089    668,324      1.42          728,781
   154      Annualized        5          05/31/05      1,161,968         480,886    681,082      1.50        1,125,002
   155     Trailing-12       12          07/31/05        850,685         367,848    482,837      1.06          932,534
   156     Trailing-12       12          08/31/05      1,226,426         327,278    899,148      2.04        1,108,406
   157      Annualized        5          05/31/05        888,698         171,410    717,288      1.53          851,545
   158     Trailing-12       12          05/31/05      1,216,985         408,971    808,014      1.83        1,112,026
   159      Annualized        3          03/31/05      1,187,332         436,988    750,344      1.64        1,104,085
   160      Full Year        12          12/31/04      1,023,106         418,150    604,956      1.42        1,058,887
   162      Full Year        12          12/31/04      1,087,529         480,989    606,540      1.48        1,107,304
   163         UAV           UAV           UAV               UAV             UAV        UAV      UAV           751,731
   164      Full Year        12          12/31/04        585,000               0    585,000      1.42          555,750
   165     Trailing-12       12          05/31/05      1,843,509       1,090,500    753,009      1.70        1,838,420
   166      Annualized        3          03/31/05        966,376         661,146    305,230      0.77        1,203,127
   167      Annualized       10          06/30/05        730,273          80,536    649,737      1.64          685,603
   168     Trailing-12       12          06/30/05        785,996         161,751    624,245      1.54          835,471
   169      Annualized        4          04/30/05        957,090         356,570    600,520      1.46          912,550
   171      Annualized        5          05/31/05        942,590         346,447    596,143      1.50          962,614
   172         UAV           UAV           UAV               UAV             UAV        UAV      UAV           672,600
   173      Annualized        7          07/31/05        831,791         205,690    626,101      1.59          742,348
   174      Full Year        12          12/31/04        583,616         339,357    244,259      0.64          902,445
   176      Annualized        3          03/31/05        550,113          87,134    462,979      1.24          663,690
   178      Annualized        4          04/30/05        650,214         102,762    547,452      1.53          604,456
   179         UAV           UAV           UAV               UAV             UAV        UAV      UAV           671,087
   180      Annualized        5          05/31/05        928,076         355,407    572,669      1.60          884,147
   182      Annualized        3          03/31/05        919,109         399,118    519,991      1.47        1,001,530
   183      Annualized        3          03/31/05        710,156         136,415    573,741      1.48          772,458
   184         UAV           UAV           UAV               UAV             UAV        UAV      UAV           503,500
   185      Annualized        4          04/30/05        605,160         252,978    352,182      1.06          766,808
   186     Trailing-12       12          02/28/05        875,970         389,054    486,916      1.43          881,662
   187      Annualized        6          06/30/05        617,928         252,761    365,168      1.11          789,980
   188     Trailing-12       12          05/31/05        548,458         105,670    442,788      1.39          546,464
   189     Trailing-12       12          07/31/05        509,862         134,399    375,463      1.19          528,972
   190      Annualized        4          04/30/05        614,639          11,365    603,274      1.90          667,271
   191     Trailing-12       12          03/31/05        491,880         106,707    385,173      1.23          494,890
   192     Trailing-12       12          08/31/05        539,541         151,382    388,159      1.25          541,269
   194      Annualized        5          05/31/05        626,377         219,890    406,487      1.34          627,441
   195      Annualized        7          07/31/05        462,869          57,377    405,492      1.33          574,282
   196      Annualized        5          05/31/05        460,747          29,972    430,775      1.51          462,432
   197     Trailing-12       12          07/31/05      1,425,093         931,674    493,419      1.44        1,427,630
   198     Trailing-12       12          05/31/05        717,777         187,896    529,882      2.11          694,359
   199      Full Year        12          12/31/04        592,250         162,576    429,674      1.72          553,456
   200      Annualized        6          06/30/05        398,032         134,748    263,284      1.13          431,018
   202      Annualized        4          04/30/05        874,119         378,810    495,309      2.22          810,160
   203      Annualized        4          04/30/05        325,790           7,855    317,935      1.40          302,889
   205      Full Year        12          12/31/04        738,127         264,050    474,077      2.24          700,325
   207         UAV           UAV           UAV               UAV             UAV        UAV      UAV           395,000
   208      Annualized        6          06/30/05        491,686         150,108    341,579      1.65          523,094
   209      Full Year        12          12/31/04        507,686         176,685    331,001      1.63          488,252
   210      Annualized        6          06/30/05        149,392          14,748    134,644      0.66          268,898
   211      Full Year        12          12/31/04        280,840               0    280,840      1.42          266,798
   213         UAV           UAV           UAV               UAV             UAV        UAV      UAV           407,068
   214         UAV           UAV           UAV               UAV             UAV        UAV      UAV           323,610
   215      Annualized        6          06/30/05        390,875               0    390,875      2.17          453,541
   216      Annualized        6          06/30/05      1,686,401       1,452,537    233,864      1.35        3,481,494
   219      Annualized        3          03/31/05        342,988          21,514    321,474      1.95          340,257
   220         UAV           UAV           UAV               UAV             UAV        UAV      UAV           217,154
   221      Annualized        5          05/31/05        856,471         333,871    522,600      3.89          771,219
   224         UAV           UAV           UAV               UAV             UAV        UAV      UAV           219,810

    1b                                                                                           UAV

                                                                                              Recommended
                                                                      Taxes      Insurance       Annual
   Loan         U/W                                    U/W NCF      Currently    Currently    Replacement
  Number      Expenses      U/W NOI     U/W NCF     DSCR (Note 1)    Escrowed    Escrowed       Reserves
-------------------------------------------------------------------------------------------------------------

    1                   0  32,406,134   32,406,134  2.25 (Note 5)      No           No               193,083
    2          15,171,247  33,928,481   32,591,145      2.44           No           No               296,105
    3           7,145,202  17,841,984   17,391,992      1.82           No           No                86,386
    4           9,274,480  13,967,845   13,268,983      2.45           No           No               324,167
-------------------------------------------------------------------------------------------------------------
    5                      10,271,251    9,654,060      1.36           Yes         Yes                58,543
    5a          2,114,865   3,632,872    3,347,878                                                    21,679
    5b          2,268,537   3,395,132    3,110,150                                                    21,679
    5c            865,450   1,553,059    1,540,907                                                    10,135
    5d            806,493   1,690,189    1,655,125                                                     5,050
-------------------------------------------------------------------------------------------------------------
    6           4,898,326  10,435,377   10,018,875      1.53           No           No                69,492
-------------------------------------------------------------------------------------------------------------
    7                       8,690,627    8,506,911      1.39           Yes         Yes               149,935
    7a            391,580     640,933      626,168                                                     4,908
    7b            389,275     607,958      598,725                                                     6,647
    7c            286,288     512,119      501,860                                                    11,691
    7d            356,372     492,296      481,994                                                     7,594
    7e            305,005     487,911      479,961                                                     6,743
    7f            239,298     453,342      447,360                                                     3,174
    7g            319,560     419,990      412,351                                                     3,955
    7h            281,723     413,564      404,440                                                     7,196
    7i            222,760     407,824      398,293                                                     9,433
    7j            282,829     403,762      397,102                                                     8,395
    7k            260,184     398,508      392,773                                                     4,622
    7l            310,734     387,043      380,336                                                     5,927
    7m            288,297     371,485      363,301                                                     8,035
    7n            304,146     362,740      356,743                                                     2,435
    7o            307,182     340,006      332,670                                                     4,033
    7p            339,237     330,383      323,383                                                     3,546
    7q            255,455     307,449      301,419                                                     4,085
    7r            322,092     297,165      291,820                                                     5,106
    7s            272,979     294,327      278,480                                                    19,890
    7t            287,074     280,904      271,516                                                    10,554
    7u            317,088     242,735      236,703                                                     4,348
    7v            184,915     238,182      229,512                                                     7,617
-------------------------------------------------------------------------------------------------------------
    8           1,755,872   5,697,154    5,325,401      1.25           Yes          No                24,326
    9           1,554,092   4,907,691    4,731,974      1.20           Yes          No                16,333
    11          2,648,351   4,992,800    4,729,656      1.25           Yes         Yes                40,825
-------------------------------------------------------------------------------------------------------------
    12                     78,461,540   69,251,953  3.61 (Note 6)      No           No             3,543,663
   12a         51,798,659  27,767,131   24,584,499                                                 1,112,405
   12b         59,239,021  29,439,242   25,892,112                                                 1,463,867
   12c         40,740,466  21,255,168   18,775,342                                                   967,392
-------------------------------------------------------------------------------------------------------------
    13            557,487   3,221,381    3,132,604      1.09           Yes          No                 2,700
    14          4,615,413   3,800,036    3,416,063      1.21           Yes         Yes                76,250
    15          2,480,438   4,952,025    4,762,563      1.79           No           No                89,658
    16          1,663,897   2,905,057    2,825,057      1.30           Yes         Yes                35,500
    17          2,472,874   3,427,149    3,134,959      1.20           Yes          No                 5,810
    18          6,625,703   3,835,054    3,416,624      1.34           Yes         Yes               131,229
    20          4,865,590   2,882,873    2,563,278      1.41           Yes         Yes                 8,667
    21            279,317   2,749,237    2,660,608      1.22           No           No                 5,927
    22          1,188,046   3,355,737    3,260,782      1.58           No           No                20,483
    24            850,634   2,802,096    2,707,258      1.63           No           No                15,129
-------------------------------------------------------------------------------------------------------------
    25                      2,695,230    2,493,339      1.24           Yes          No                 6,467
   25a            388,030   1,763,842    1,634,433                                                     3,333
   25b            235,706     683,698      633,059                                                     2,125
   25c             52,547     247,690      225,847                                                     1,008
-------------------------------------------------------------------------------------------------------------
    26         14,696,567   3,846,601    3,104,874      1.40           Yes         Yes               164,622
    27            818,796   2,469,144    2,381,721      1.30           Yes          No                 2,500
    28          2,851,008   3,011,816    2,495,875      1.33           Yes         Yes                26,794
    29          1,973,572   2,242,088    2,242,088      1.15           Yes         Yes                69,819
    30          1,088,440   2,104,300    1,940,521      1.03           Yes         Yes                17,208
-------------------------------------------------------------------------------------------------------------
    31                      3,313,104    2,812,081      1.46           Yes         Yes               137,190
   31a          2,795,712   2,091,015    1,895,546                                                    51,100
   31b          4,523,562     718,404      508,725                                                    42,757
   31c          1,893,181     503,685      407,810                                                    43,334
-------------------------------------------------------------------------------------------------------------
    33            720,412   2,219,965    2,078,564      1.27           Yes          No                12,500
    35          1,416,051   2,275,918    2,187,813      1.30           Yes         Yes                 8,222
    36            434,188   2,135,331    2,029,988      1.60           No           No                11,771
    38            795,332   1,705,084    1,703,189      1.20           No           No                 1,942
    39          1,705,358   2,055,882    1,979,382      1.36           Yes         Yes                51,850
    41          1,162,650   1,931,506    1,710,588      1.22           Yes         Yes                 9,317
    43          1,878,618   2,504,556    2,131,149      1.94           Yes          No                35,354
    44            735,674   2,017,751    1,944,646      1.78           No           No                10,140
    45          1,455,242   1,885,286    1,762,425      1.28           No          Yes                45,556
    46            722,538   1,773,729    1,654,786      1.23           No           No                 2,583
    47            576,408   1,606,487    1,505,345      1.20           Yes          No                12,917
    48            450,960   2,035,734    1,818,475      1.43           Yes         Yes                83,715
    49            774,069   1,521,946    1,407,410      1.13           Yes         Yes                15,267
    50          1,867,373   2,035,319    1,783,944      1.40           Yes         Yes                14,639
    51            690,894   2,023,204    1,834,218      1.53           Yes          No                11,408
    52          1,115,858   1,523,998    1,376,437      1.24           Yes         Yes                19,948
    53          1,153,538   1,973,437    1,782,635      1.48           Yes          No                36,875
    54          1,121,386   1,649,850    1,495,265      1.23           Yes         Yes                41,465
-------------------------------------------------------------------------------------------------------------
    55                      1,317,841    1,284,841      1.10           Yes         Yes                25,584
   55a            561,583   1,096,831    1,071,331                                                    20,322
   55b            148,259     221,010      213,510                                                     5,262
-------------------------------------------------------------------------------------------------------------
    56          3,784,623   1,887,450    1,660,567      1.40           Yes         Yes                66,372
    57          1,328,543   1,389,274    1,289,524      1.21           Yes         Yes                87,115
    58            618,458   1,233,553    1,233,553      1.21           No           No                18,014
    59            449,180   1,550,676    1,495,249      1.37           Yes          No                 3,225
-------------------------------------------------------------------------------------------------------------
    60                      1,223,728    1,193,728      1.13           Yes         Yes                22,771
   60a            495,295     923,806      901,306                                                    16,508
   60b            125,273     299,922      292,422                                                     6,262
-------------------------------------------------------------------------------------------------------------
    61            590,189   1,419,171    1,356,320      1.28           Yes         Yes                 4,758
    62            440,363   1,315,227    1,246,596      1.25           Yes          No                10,646
-------------------------------------------------------------------------------------------------------------
    63                      1,138,083    1,116,333      1.11           Yes         Yes                10,265
   63a            453,791     797,714      782,964                                                     4,376
   63b            157,983     340,370      333,370                                                     5,889
-------------------------------------------------------------------------------------------------------------
    64            302,139   1,299,551    1,240,391      1.22           Yes         Yes                 3,292
    65            711,781   1,263,386    1,213,456      1.23           Yes          No                 5,501
    66            628,960   1,393,912    1,300,087      1.38           Yes         Yes                10,667
    67            507,840   1,168,874    1,133,143      1.20           No           No                13,658
    68            592,567   1,372,309    1,294,330      1.35           Yes         Yes                 8,735
    69             37,923   1,226,183    1,196,403      1.23           No           No                 2,007
    70            439,660   1,258,284    1,113,148      1.22           Yes         Yes                 9,485
    72            534,231   1,223,046    1,110,549      1.26           Yes         Yes                14,125
    73            683,550   1,514,650    1,283,795      1.43           Yes         Yes                 4,444
    74            432,012   1,315,384    1,230,641      1.30           Yes         Yes                 3,564
    75            917,358   1,548,177    1,418,036      1.68           Yes         Yes                35,952
    76            563,635   1,232,488    1,118,073      1.32           Yes         Yes                10,992
    77          4,648,021   2,054,173    1,786,085      2.00           No           No               169,280
    78          3,843,442   1,610,864    1,392,476      1.55           Yes         Yes                25,071
    79            397,101   1,159,495    1,056,882      1.22           Yes         Yes                20,227
    80            529,845   1,797,289    1,718,765      1.97           Yes         Yes                16,365
-------------------------------------------------------------------------------------------------------------
    81                        971,177      839,656      1.20           Yes         Yes                29,874
   81a            469,951     729,958      648,362                                                    16,862
   81b            330,635     241,219      191,294                                                    13,012
-------------------------------------------------------------------------------------------------------------
    82            449,053     960,011      873,062      1.21           Yes         Yes                21,533
    83            508,008   1,035,899      973,788      1.23           Yes          No                 6,670
    84            136,804     955,191      955,191      1.20           Yes         Yes                 9,933
    85            407,472   1,002,157      987,657      1.21           Yes         Yes                 7,000
    86            929,087   1,498,014    1,358,719      1.75           Yes          No                16,887
    87            331,840   1,135,062    1,061,022      1.33           Yes         Yes                25,800
    88            288,384   1,016,412      998,038      1.33           Yes         Yes                 7,214
    89            246,053     918,611      870,529      1.21           Yes         Yes                 1,000
    90          1,010,230   1,063,474      954,006      1.25           No           No                15,179
    91            357,314   1,243,528    1,167,135      1.54           Yes         Yes                 6,778
    92             32,464   1,049,679    1,003,168      1.32           No           No                17,405
-------------------------------------------------------------------------------------------------------------

    93            693,192     707,215      625,250      1.23           Yes         Yes                12,468
    94            484,306     382,375      326,688      1.23           Yes         Yes                 6,183
-------------------------------------------------------------------------------------------------------------
    97            672,511   1,043,182      898,053      1.26           Yes         Yes                31,667
    98          2,249,199   1,301,759    1,159,720      1.32           Yes          No                23,993
    99            682,552     975,978      874,451      1.21           Yes          No                14,879
   100          1,456,749   1,215,738    1,108,838      1.47           Yes         Yes                62,647
   101            355,819   1,104,757    1,033,222      1.53           Yes         Yes                10,940
   102            685,399   1,000,484      910,806      1.34           Yes         Yes                13,220
   103            541,926     889,994      878,924      1.28           Yes         Yes                11,071
   104            231,556     969,192      916,175      1.40           Yes          No                 7,273
   106            469,309   1,034,115      958,531      1.36           Yes         Yes                 3,583
   107            293,455   1,177,506    1,094,276      1.67           Yes         Yes                 6,708
   108             28,398     918,204      871,538      1.34           No           No                16,757
   109            941,879   1,104,521    1,022,665      1.42           Yes         Yes                19,188
   110            309,164     794,911      767,922      1.25           Yes         Yes                 5,723
   111              2,100     784,070      782,398      1.25           Yes         Yes                 9,583
   112            177,789     987,310      940,499      1.55           No           No                 7,063
   113            213,928     646,327      621,919      1.16           Yes         Yes                 4,672
   114            857,736   1,064,019      900,766      1.44           Yes         Yes                14,677
   115            189,091   1,112,936      993,213      1.62           Yes         Yes                21,100
   116          1,823,274   1,124,734    1,006,813      1.33           Yes          No                34,167
   117            417,991     781,623      741,475      1.24           Yes         Yes                 5,550
   118            162,969     927,255      851,501      1.32           No           No                40,608
   119            359,709     829,546      762,252      1.25           Yes         Yes                 8,168
   120            357,462     969,870      894,523      1.49           Yes         Yes                19,408
   121            507,810     944,742      824,062      1.22           Yes         Yes                29,888
   122            368,685     887,473      775,735      1.32           Yes         Yes                 2,333
   123            279,240     824,210      764,082      1.22           Yes         Yes                10,051
   124            378,864     894,479      810,763      1.36           Yes         Yes                45,585
   125            265,535     757,235      718,997      1.22           Yes         Yes                   825
-------------------------------------------------------------------------------------------------------------
   126                        984,164      778,315      1.29           Yes          No                22,392
   126a           428,128     442,530      363,031                                                     6,048
   126b           362,147     431,808      360,302                                                     7,842
   126c           418,010     109,827       54,981                                                     8,502
-------------------------------------------------------------------------------------------------------------
   127             44,184   1,121,693    1,023,125      1.66           No           No                36,918
   128            497,573     818,065      773,640      1.32           Yes          No                11,757
   130            633,576   1,190,587    1,105,551      1.87           Yes         Yes                10,623
   132            312,670     759,065      730,353      1.25           Yes         Yes                11,684
   133            618,476     804,812      690,827      1.24           Yes         Yes                26,704
   135            334,371     713,676      681,853      1.27           Yes         Yes                   500
   136            511,657     881,890      801,318      1.50           Yes         Yes                19,760
   137            206,614   1,085,054    1,048,778      2.00           No           No                 1,690
   138            636,096     798,081      697,729      1.33           Yes         Yes                 4,551
   139            215,862     773,311      731,137      1.39           No           No                 5,092
   141            228,004     830,999      795,129      1.59           Yes         Yes                18,255
   143            224,792     663,278      619,361      1.20           No           No                 5,825
   144          2,269,568     951,800      922,050      1.61           Yes         Yes                20,171
   145            146,714     589,412      569,266      1.52           Yes         Yes                 5,104
   146          1,089,730     854,204      776,447      1.47           Yes         Yes                36,283
   148            635,220     661,504      560,857      1.21           Yes         Yes                11,887
   150            246,248     663,592      627,887      1.32           Yes         Yes                 7,660
   151            246,428     584,490      561,877      1.15           Yes         Yes                 1,708
   152          1,413,025     839,645      749,538      1.40           Yes         Yes                49,732
   153            105,300     623,482      589,162      1.25           Yes         Yes                 4,227
   154            495,410     629,592      544,788      1.20           Yes         Yes                 9,075
   155            356,615     575,919      557,965      1.39           Yes         Yes                 5,237
   156            377,526     730,880      624,740      1.42           Yes         Yes                15,592
   157            177,394     674,150      620,719      1.33           Yes         Yes                 7,390
   158            464,014     648,012      591,624      1.34           Yes         Yes                 3,097
   159            422,846     681,239      596,200      1.30           Yes         Yes                10,583
   160            449,720     609,166      512,591      1.20           Yes         Yes                 5,518
   162            502,127     605,177      517,085      1.26           Yes         Yes                11,042
   163            185,745     565,986      519,616      1.23           Yes         Yes                 1,930
   164             20,560     535,190      527,096      1.28           No          Yes                 7,888
   165          1,090,744     747,676      674,140      1.52           Yes         Yes                42,588
   166            593,216     609,911      545,277      1.37           Yes         Yes                 1,866
   167            107,259     578,343      562,144      1.42           Yes         Yes                   581
   168            220,919     614,552      566,057      1.54           Yes         Yes                 3,755
   169            384,349     528,202      468,043      1.19           Yes         Yes                 3,231
   171            345,953     616,661      522,509      1.32           Yes         Yes                11,583
   172             20,178     652,422      606,161      1.47           No           No                 1,420
   173            209,645     532,703      492,479      1.25           Yes         Yes                 8,249
   174            371,576     530,869      461,274      1.21           Yes         Yes                 6,981
   176            179,403     484,287      455,365      1.22           Yes         Yes                 2,802
   178            110,137     494,319      470,414      1.32           Yes         Yes                 4,813
   179             23,488     647,599      603,222      1.62           No           No                     0
   180            352,341     531,806      488,647      1.37           Yes         Yes                 7,646
   182            421,827     579,703      542,264      1.53           Yes         Yes                 4,600
   183            186,553     585,904      528,713      1.37           Yes         Yes                 5,648
   184             15,105     488,395      458,002      1.29           No           No                 7,992
   185            250,549     516,259      469,898      1.42           Yes         Yes                 1,106
   186            418,203     463,459      457,110      1.34           Yes         Yes                 4,152
   187            276,846     513,134      450,656      1.38           Yes         Yes                11,950
   188            121,036     425,428      398,034      1.25           Yes         Yes                 1,000
   189            130,782     398,190      382,944      1.29           Yes         Yes                 1,456
   190            209,356     457,914      409,402      1.29           Yes          No                16,782
   191             98,703     396,188      378,672      1.21           Yes         Yes                 6,521
   192            181,037     360,232      352,482      1.14           Yes         Yes                 6,198
   194            219,127     408,313      363,017      1.20           Yes         Yes                 6,288
   195            175,924     398,358      372,462      1.22           Yes         Yes                 1,654
   196             66,556     395,876      383,003      1.34           Yes         Yes                 1,098
   197            956,047     471,583      414,478      1.21           Yes          No                66,820
   198            198,557     495,802      437,182      1.74           Yes         Yes                 6,175
   199            170,026     383,430      334,942      1.34           Yes         Yes                 6,579
   200            130,236     300,783      280,436      1.20           Yes         Yes                 2,333
   202            396,567     413,593      371,069      1.66           Yes          No                10,125
   203              9,087     293,803      285,515      1.26           No           No                   457
   205            297,453     402,872      361,430      1.71           Yes         Yes                 1,845
   207            127,491     267,509      248,719      1.25           Yes         Yes                 1,300
   208            204,965     318,129      266,082      1.29           Yes         Yes                14,051
   209            169,858     318,394      274,401      1.35           Yes         Yes                 2,942
   210             15,480     253,418      243,086      1.20           Yes         Yes                 2,685
   211              9,232     257,566      246,703      1.24           No          Yes                 2,766
   213            146,270     260,798      246,031      1.25           Yes         Yes                 3,020
   214              9,708     313,902      310,161      1.45           No           No                 3,727
   215             77,175     376,366      374,984      2.08           No           No                 1,150
   216          1,718,106   1,763,388    1,734,888      10.04          No           No                25,354
   219             79,413     260,844      226,936      1.38           Yes         Yes                 7,765
   220              6,515     210,639      208,068      1.49           No           No                 1,258
   221            326,306     444,913      395,836      2.94           Yes         Yes                 4,953
   224             81,696     138,114      124,402      1.36           Yes          No                   500

    1b                                              2.07 (Note 9)

                                                                                                                      Recommended
                                                                                                                        Annual
                              Escrowed                                                                                Replacement
             U/W Annual     Replacement                                                                                Reserves
   Loan      Replacement      Reserves                             Escrowed Replacement                                PSF/Unit/
  Number       Reserves    Initial Deposit                    Reserves Current Annual Deposit                          Room/Pad
---------------------------------------------------------------------------------------------------------------------------------

    1                    0              0                                                                       0           0.14
    2              301,302              0                                                                       0           0.28
    3              107,081              0                                                                       0           0.16
    4              204,917              0                                                                       0           0.49
---------------------------------------------------------------------------------------------------------------------------------
    5              165,416        151,482                                                                 151,482           0.04
    5a              59,994                                                                                                  0.08
    5b              59,981                                                                                                  0.08
    5c              12,152                                                                                                  0.02
    5d              33,288                                                                                                  0.03
---------------------------------------------------------------------------------------------------------------------------------
    6               78,395              0                                                                       0           0.23
---------------------------------------------------------------------------------------------------------------------------------
    7              183,717        187,000                                                                       0           0.09
    7a              14,765                                                                                                  0.02
    7b               9,234                                                                                                  0.07
    7c              10,260                                                                                                  0.19
    7d              10,302                                                                                                  0.05
    7e               7,950                                                                                                  0.10
    7f               5,983                                                                                                  0.05
    7g               7,639                                                                                                  0.05
    7h               9,124                                                                                                  0.06
    7i               9,531                                                                                                  0.15
    7j               6,659                                                                                                  0.14
    7k               5,735                                                                                                  0.08
    7l               6,708                                                                                                  0.09
    7m               8,184                                                                                                  0.13
    7n               5,997                                                                                                  0.04
    7o               7,336                                                                                                  0.05
    7p               7,000                                                                                                  0.05
    7q               6,030                                                                                                  0.07
    7r               5,345                                                                                                  0.10
    7s              15,848                                                                                                  0.32
    7t               9,388                                                                                                  0.17
    7u               6,033                                                                                                  0.07
    7v               8,670                                                                                                  0.12
---------------------------------------------------------------------------------------------------------------------------------
    8               50,914              0                                                                  67,886           0.07
    9               16,339              0                                                                  16,333           0.11
    11              47,809         48,000                                                                       0           0.17
---------------------------------------------------------------------------------------------------------------------------------
    12           9,209,587              0                                                                       0       1,476.53
   12a           3,182,632                                                                                              1,483.21
   12b           3,547,131                                                                                              1,463.87
   12c           2,479,825                                                                                              1,488.29
---------------------------------------------------------------------------------------------------------------------------------
    13              29,522              0                                                                  19,116           0.01
    14              78,780              0                                                                  78,780           0.19
    15              64,360              0                                                                       0           0.23
    16              80,000              0                                     80,004 (1-36); 100,008 (thereafter)          88.75
    17              26,066              0                                                                  26,102           0.03
    18             418,430              0     5% of Gross Revenues (years 1-3), 4% of Gross Revenues (thereafter)         437.43
    20              49,625              0                                                                  49,632           0.03
    21              26,426         39,648                                                                       0           0.04
    22              41,461              0                                                                       0           0.08
    24              28,212              0                                                                       0           0.08
---------------------------------------------------------------------------------------------------------------------------------
    25              20,494              0                                                                       0           0.03
   25a              13,736              0                                                                       0           0.02
   25b               5,357              0                                                                       0           0.04
   25c               1,400              0                                                                       0           0.07
---------------------------------------------------------------------------------------------------------------------------------
    26             741,727   1,750,000.00                                                    4% of Gross Revenues         500.37
    27              35,815              0                                                                       0           0.01
    28              52,979              0                                                                  26,489           0.10
    29                   0        620,000                                                                       0         213.51
    30              18,178              0                                                                  18,180           0.20
---------------------------------------------------------------------------------------------------------------------------------
    31             501,023              0                                                                 501,023         309.68
   31a             195,469                                                                                                338.41
   31b             209,679                                                                                                290.86
   31c              95,875                                                                                                298.85
---------------------------------------------------------------------------------------------------------------------------------
    33              36,316              0                                                                       0           0.05
    35              36,291              0                                                                  15,600           0.03
    36              21,854              0                                                                       0           0.08
    38               1,895              0                                                                       0           0.02
    39              76,500              0                                                                  76,500         169.44
    41              27,747              0                                                                  27,747           0.07
    43              54,390              0                                                                       0           0.13
    44              12,184              0                                                                       0           0.17
    45              44,748              0                                                                       0           0.23
    46              75,000              0                                                                       0           0.01
    47              20,108              0                                                                  20,108           0.13
    48              83,711        150,000                                                                  83,711           0.31
    49              17,992              0                                                                  17,992           0.16
    50              34,225              0                                                                  34,225           0.09
    51              41,561              0                                                                  41,685           0.05
    52              20,306              0                                                                  20,306           0.22
    53              36,942              0                                                                  36,946           0.31
    54              42,141              0                                                                       0           0.20
---------------------------------------------------------------------------------------------------------------------------------
    55              33,000              0                                                                  33,000         203.05
   55a              25,500                                                                                                207.37
   55b               7,500                                                                                                187.93
---------------------------------------------------------------------------------------------------------------------------------
    56             226,883              0                                                                 226,884         374.98
    57              99,750              0                                                                  99,756         218.33
    58                   0              0                                                                       0           0.12
    59              11,997              0                                                                  14,034           0.05
---------------------------------------------------------------------------------------------------------------------------------
    60              30,000              0                                                                  30,000         192.97
   60a              22,500                                                                                                183.43
   60b               7,500                                                                                                223.65
---------------------------------------------------------------------------------------------------------------------------------
    61              10,741              0                                                                  10,567           0.09
    62              11,407              0                                                                  10,401           0.09
---------------------------------------------------------------------------------------------------------------------------------
    63              21,750              0                                                                  21,756         128.31
   63a              14,750                                                                                                 81.03
   63b               7,000                                                                                                226.51
---------------------------------------------------------------------------------------------------------------------------------
    64              11,650              0                                                                       0           0.04
    65              13,238              0                                                                       0           0.04
    66              18,413              0                                                                  12,275           0.09
    67              13,658              0                                                                       0           0.16
    68              22,129              0                                                                  22,129           0.06
    69               6,854              0                                                                   6,854           0.04
    70              22,118              0                                                                  22,118           0.06
    72              14,125              0                                                                  14,125           0.22
    73              27,980              0                                                                  27,980           0.03
    74              13,022              0                                                                  13,020           0.04
    75              35,383              0                                                                  35,382           0.31
    76              16,550              0                                                                  16,560           0.13
    77             268,088      1,056,000                                                                 234,558         755.71
    78             218,388              0                                                    4% of Gross Revenues         116.07
    79              20,472              0                                                                  20,544           0.20
    80              17,851              0                                                                  17,851           0.10
---------------------------------------------------------------------------------------------------------------------------------
    81              30,110              0                                                                  30,096           0.24
   81a              16,910              0                                                                       0           0.26
   81b              13,200              0                                                                       0           0.22
---------------------------------------------------------------------------------------------------------------------------------
    82              23,769              0                                                                  23,772           0.18
    83              11,736              0                                                                       0           0.06
    84                   0              0                                                                       0           0.20
    85              14,500              0                                                                  14,508          24.14
    86              17,232              0                                                                  17,231           0.17
    87              26,289              0                                                                  26,289           0.18
    88               6,926              0                                                                   6,926           0.10
    89               4,716              0                                                                       0           0.02
    90              28,655              0                                                                       0           0.13
    91              25,123              0                                                               25,123.00           0.03
    92              14,605              0                                                                       0           0.24
---------------------------------------------------------------------------------------------------------------------------------

    93              14,588              0                                                                  14,588           0.17
    94               8,217              0                                                                   8,312           0.15
---------------------------------------------------------------------------------------------------------------------------------
    97              32,313              0                                                                  33,860           0.15
    98             142,038              0          $142,035 for the first 12 mos; 4% of Gross Revenues thereafter         183.15
    99              14,787              0                                                                  90,694           0.15
   100             106,900              0                                                    4% of Gross Revenues         549.53
   101              10,752              0                                                                       0           0.17
   102              13,245              0                                                                  12,964           0.20
   103              11,071              0                                                                  11,103           0.11
   104              15,100              0                                                                  15,100           0.05
   106              18,893              0                                                                  18,989           0.02
   107              20,598              0                                                                       0           0.07
   108              16,800              0                                                                  12,000           0.21
   109              81,856              0        $85,478.40 for the first 12 mos; 4% of Gross Revenues thereafter         417.12
   110              10,257              0                                                                  10,104           0.33
   111               1,672              0                                                                       0           0.06
   112              10,190              0                                                                  10,190           0.10
   113               4,672              0                                                                   4,672           0.12
   114              18,350              0                                                                  18,612           0.16
   115              21,611              0                                                                  21,611           0.21
   116             117,920              0    $117,920.04 for the first 12 months; 4% of Gross Revenues thereafter         379.63
   117               7,639              0                                                                   7,644           0.15
   118              28,814              0                                                                  28,814           0.18
   119              10,706              0                                                                  10,716           0.15
   120              21,258              0                                                                  21,258           0.23
   121              20,634              0                                                                  20,634           0.45
   122               9,267              0                                                                   9,267           0.03
   123              12,111              0                                                                  12,108           0.21
   124              45,534              0                                                                  44,016           0.30
   125               7,176              0                                                                   7,200           0.02
---------------------------------------------------------------------------------------------------------------------------------
   126              38,034              0                                                                  38,040           0.12
   126a             13,400                                                                                                  0.09
   126b             10,889                                                                                                  0.14
   126c             13,745                                                                                                  0.12
---------------------------------------------------------------------------------------------------------------------------------
   127              36,782              0                                                                  29,040           0.19
   128              12,440              0                                                                       0           0.23
   130              10,623              0                                                                  10,623           0.24
   132              13,151        100,000                                                                       0           0.13
   133              26,963              0                                                                  26,964           0.34
   135               7,826              0                                                                   7,836           0.01
   136              19,760              0                                                                  17,937           0.17
   137               4,893              0                                                                   5,010           0.05
   138              12,413              0                                                                  12,413           0.07
   139               8,340              0                                                                       0           0.09
   141              13,255              0                                                                  13,255           0.56
   143               7,000              0                                                                       0           0.08
   144              29,750              0                                                                  29,750         169.50
   145               9,772              0                                                                       0         212.67
   146              77,757              0                                                    4% of Gross Revenues         465.17
   148              11,604              0                                                                  11,604           0.20
   150               6,666              0                                                                   7,660           0.17
   151               3,691              0                                                                   3,691           0.07
   152              90,107              0                                                                 100,555         546.50
   153               9,168              0                                                                   9,168           0.07
   154               9,026              0                                                                   8,876           0.20
   155              17,954              0                                                                  13,466           0.08
   156              17,967              0                                                                  17,967           0.17
   157               9,000              0                                                                   9,000           0.08
   158               7,254              0                                                                   7,254           0.06
   159              10,397              0                                                                  10,397           0.18
   160              15,836              0                                                                  15,836           0.07
   162              15,003              0                                                                  14,792           0.15
   163               8,347              0                                                                   8,347           0.03
   164               8,094              0                                                                       0           0.19
   165              73,537              0                                                    4% of Gross Revenues         448.29
   166               8,286              0                                                                   8,286           0.03
   167               1,891              0                                                                   1,891           0.05
   168               9,024              0                                                                   9,036           0.08
   169               8,519              0                                                                   8,519           0.08
   171              13,158              0                                                                  13,164           0.18
   172              15,000              0                                         0 ($15,000 from 6/11/10-5/11/15)          0.01
   173               8,249              0                                                                   8,249           0.15
   174               8,759              0                                                                   8,759           0.16
   176               7,725              0                                                                   7,725           0.05
   178               4,851              0                                                                   4,851           0.21
   179               9,468              0                                                                       0           0.00
   180               7,646              0                                                                   7,646           0.21
   182              10,863              0                                                                  11,852           0.06
   183              10,541              0                                                                  10,541           0.11
   184              10,570              0                                                                  10,570           0.08
   185               8,913              0                                                                   8,925           0.02
   186               6,349              0                                                                   6,349           0.07
   187              11,860              0                                                                  11,860           0.27
   188               6,083              0                                                                   2,160           0.03
   189               2,034              0                                                                   2,040           0.11
   190              16,782              0                                                                  16,782           0.19
   191               3,490              0                                                                   3,063           0.32
   192               7,750              0                                                                   7,750         199.95
   194               6,276              0                                                                   6,276           0.19
   195               5,725              0                                                                   5,725           0.06
   196               2,100              0                                                                   2,100           0.05
   197              57,105        260,000                                                    4% of Gross Revenues         726.31
   198               8,202         25,000                                                                       0           0.15
   199              11,121              0                                                                   9,096           0.11
   200               3,091              0                                                                   3,091           0.11
   202              10,265              0                                                                  10,265           0.32
   203               1,381              0                                                                       0           0.03
   205               6,171              0                                                                   6,171           0.06
   207               3,295              0                                                                   3,295           0.08
   208              14,051              0                                                                  14,051           0.26
   209               8,752              0                                                                   8,752           0.05
   210               2,700              0                                                                   2,700           0.45
   211               2,847              0                                                                       0           0.15
   213               3,030              0                                                                   3,024           0.24
   214               3,741              0                                                                   3,744           0.27
   215               1,381              0                                                                       0           0.08
   216              28,500              0                                                                       0         222.40
   219              17,785              0                                                                  17,785           0.07
   220               2,571              0                                                                       0           0.07
   221               6,880              0                                                                   6,880           0.14
   224               3,516              0                                                                   3,516           0.03

    1b

                                                  Escrowed
                             Escrowed            Replacement
           U/W Annual       Replacement           Reserves
           Replacement       Reserves              Current
            Reserves      Initial Deposit          Annual
   Loan     PSF/Unit/        PSF/Unit/          Deposit PSF/          U/W Annual
  Number    Room/Pad         Room/Pad           Unit/Room/Pad       TI/LC Reserves    Escrowed TI/LC Reserves Initial Deposit
----------------------------------------------------------------------------------------------------------------------------------

    1           0.00              0.00                    0.00                 0                                                0
    2           0.28              0.00                    0.00         1,036,034                                                0
    3           0.20              0.00                    0.00           342,911                                                0
    4           0.31              0.00                    0.00           493,945                                       19,029,390
----------------------------------------------------------------------------------------------------------------------------------
    5           0.12              0.11                    0.11           451,775                                                0
    5a          0.22                                                     225,000
    5b          0.22                                                     225,000
    5c          0.02                                                           0
    5d          0.22                                                       1,775
----------------------------------------------------------------------------------------------------------------------------------
    6           0.26              0.00                    0.00           338,107                                                0
----------------------------------------------------------------------------------------------------------------------------------
    7           0.10              0.11                    0.00               NAP                                              NAP
    7a          0.06                                                         NAP
    7b          0.09                                                         NAP
    7c          0.17                                                         NAP
    7d          0.07                                                         NAP
    7e          0.12                                                         NAP
    7f          0.10                                                         NAP
    7g          0.10                                                         NAP
    7h          0.07                                                         NAP
    7i          0.15                                                         NAP
    7j          0.11                                                         NAP
    7k          0.10                                                         NAP
    7l          0.10                                                         NAP
    7m          0.13                                                         NAP
    7n          0.11                                                         NAP
    7o          0.10                                                         NAP
    7p          0.11                                                         NAP
    7q          0.10                                                         NAP
    7r          0.10                                                         NAP
    7s          0.26                                                         NAP
    7t          0.15                                                         NAP
    7u          0.10                                                         NAP
    7v          0.14                                                         NAP
----------------------------------------------------------------------------------------------------------------------------------
    8           0.15              0.00                    0.20           320,839                                                0
    9           0.11              0.00                    0.11           159,377                                          767,582
    11          0.19              0.20                    0.00           215,334                                          180,000
----------------------------------------------------------------------------------------------------------------------------------
    12      3,837.33              0.00                    0.00               NAP                                              NAP
   12a      4,243.51                                                         NAP
   12b      3,547.13                                                         NAP
   12c      3,815.12                                                         NAP
----------------------------------------------------------------------------------------------------------------------------------
    13          0.15              0.00                    0.10            59,255                                                0
    14          0.20              0.00                    0.20           305,192                                        4,000,000
    15          0.17              0.00                    0.00           125,102                                                0
    16        200.00              0.00                  200.01               NAP                                              NAP
    17          0.15              0.00                    0.15           266,124                                          465,000
    18      1,394.77              0.00                1,394.77               NAP                                              NAP
    20          0.15              0.00                    0.15           269,970                                                0
    21          0.20              0.30                    0.00            62,202                                           62,112
    22          0.15              0.00                    0.00            53,493                                                0
    24          0.15              0.00                    0.00            66,627                                                0
----------------------------------------------------------------------------------------------------------------------------------
    25          0.10              0.00                    0.00           181,398                                                0
   25a          0.10                                                     115,673
   25b          0.10                                                      45,282
   25c          0.10                                                      20,444
----------------------------------------------------------------------------------------------------------------------------------
    26      2,254.49          5,319.15    4% of Gross Revenues               NAP                                              NAP
    27          0.08              0.00                    0.00            51,608                                                0
    28          0.20              0.00                    0.10           462,962                                        1,268,792
    29          0.00          1,896.02                    0.00               NAP                                              NAP
    30          0.21              0.00                    0.21           145,601                                          100,000
----------------------------------------------------------------------------------------------------------------------------------
    31      1,130.98              0.00                1,130.98               NAP                                              NAP
   31a      1,294.50                                                         NAP
   31b      1,426.39                                                         NAP
   31c        661.21                                                         NAP
----------------------------------------------------------------------------------------------------------------------------------
    33          0.15              0.00                    0.00           105,085                                                0
    35          0.15              0.00                    0.06            51,814                                        4,000,000
    36          0.15              0.00                    0.00            83,489                                                0
    38          0.02              0.00                    0.00                 0                                                0
    39        250.00              0.00                  250.00               NAP                                              NAP
    41          0.20              0.00                    0.20           193,171                                                0
    43          0.20              0.00                    0.00           319,017                                                0
    44          0.20              0.00                    0.00            60,921                                                0
    45          0.23              0.00                    0.00            78,113                                                0
    46          0.20              0.00                    0.00            43,943                                                0
    47          0.20              0.00                    0.20            81,034                                          750,000
    48          0.31              0.56                    0.31           133,548                                                0
    49          0.19              0.00                    0.19            96,544                                                0
    50          0.20              0.00                    0.20           217,150                                        2,200,750
    51          0.20              0.00                    0.20           147,425                                        1,170,011
    52          0.22              0.00                    0.22           127,254                                                0
    53          0.31              0.00                    0.31           153,860                                                0
    54          0.20              0.00                    0.00           112,444     400,000 LOC (Vacant Space Credit Enhancement)
                                                                                        100,000 LOC (Vacant Space Leasing Reserve)
----------------------------------------------------------------------------------------------------------------------------------
    55        261.90              0.00                  261.90               NAP                                              NAP
   55a        260.20                                                         NAP
   55b        267.86                                                         NAP
----------------------------------------------------------------------------------------------------------------------------------
    56      1,281.82              0.00                1,281.83               NAP                                              NAP
    57        250.00              0.00                  250.02               NAP                                              NAP
    58          0.00              0.00                    0.00               NAP                                              NAP
    59          0.20              0.00                    0.23            43,430                                           55,575
----------------------------------------------------------------------------------------------------------------------------------
    60        254.24              0.00                  254.24               NAP                                              NAP
   60a        250.00                                                         NAP
   60b        267.86                                                         NAP
----------------------------------------------------------------------------------------------------------------------------------
    61          0.20              0.00                    0.20            52,110                                                0
    62          0.10              0.00                    0.09            57,225                                                0
----------------------------------------------------------------------------------------------------------------------------------
    63        271.88              0.00                  271.95               NAP                                              NAP
   63a        273.15                                                         NAP
   63b        269.23                                                         NAP
----------------------------------------------------------------------------------------------------------------------------------
    64          0.15              0.00                    0.00            47,510                                                0
    65          0.10              0.00                    0.00            36,692                                                0
    66          0.15              0.00                    0.10            75,413                                                0
    67          0.16              0.00                    0.00            22,073                                                0
    68          0.15              0.00                    0.15            55,850                                                0
    69          0.15              0.00                    0.15            22,926                                                0
    70          0.15              0.00                    0.15           123,019                                                0
    72          0.22              0.00                    0.22            98,373                                                0
    73          0.20              0.00                    0.20           202,875                                        1,050,000
    74          0.16              0.00                    0.16            71,720                                                0
    75          0.31              0.00                    0.31            94,758                                                0
    76          0.20              0.00                    0.20            97,865                                          766,000
    77      1,196.82          4,714.29                1,047.13               NAP                                              NAP
    78      1,011.06              0.00    4% of Gross Revenues               NAP                                              NAP
    79          0.20              0.00                    0.20            82,141                                                0
    80          0.11              0.00                    0.11            60,673                                                0
----------------------------------------------------------------------------------------------------------------------------------
    81          0.24              0.00                    0.24           101,411                                                0
   81a          0.26                                                      64,686
   81b          0.22                                                      36,725
----------------------------------------------------------------------------------------------------------------------------------
    82          0.20              0.00                    0.20            63,181                                                0
    83          0.11              0.00                    0.00            50,375                                                0
    84          0.00              0.00                    0.00                 0                                                0
    85         50.00              0.00                   50.03               NAP                                              NAP
    86          0.17              0.00                    0.17           122,063                                                0
    87          0.18              0.00                    0.18            47,751                                   50,000.00 (LOC)
    88          0.10              0.00                    0.10            11,448                                                0
    89          0.10              0.00                    0.00            43,366                                          100,000
    90          0.25              0.00                    0.00            80,813       565,000 (Leasing Reserve), 167,590 (Northco
                                                                                 Capital Reserve), 89,695 (Financial Independents),
                                                                                                       19,175 (Lions Gate Reserve)
    91          0.10              0.00                    0.10            51,271                                           50,000
    92          0.20              0.00                    0.00            31,906                                                0
----------------------------------------------------------------------------------------------------------------------------------

    93          0.20              0.00                    0.20            67,377                                                0
    94          0.20              0.00                    0.20            47,470                                                0
----------------------------------------------------------------------------------------------------------------------------------
    97          0.15              0.00                    0.16           112,817                                                0
    98      1,084.26              0.00                1,084.24               NAP                                              NAP
    99          0.15              0.00                    0.92            86,740                                                0
   100        937.71              0.00    4% of Gross Revenues               NAP                                              NAP
   101          0.17              0.00                    0.00            60,783                                                0
   102          0.20              0.00                    0.20            76,433                                          760,000
   103          0.11              0.00                    0.11               NAP                                              NAP
   104          0.10              0.00                    0.10            37,918                                                0
   106          0.10              0.00                    0.10            56,692                                                0
   107          0.20              0.00                    0.00            62,632                                                0
   108          0.21              0.00                    0.15            29,866                                                0
   109      1,779.48              0.00                1,858.23               NAP                                              NAP
   110          0.59              0.00                    0.58            16,732                                                0
   111          0.01              0.00                    0.00                 0                                                0
   112          0.15              0.00                    0.15            36,622                                                0
   113          0.12              0.00                    0.12            19,737                                                0
   114          0.20              0.00                    0.20           144,903                                           90,363
   115          0.21              0.00                    0.21            98,111                                                0
   116      1,310.23              0.00    4% of Gross Revenues               NAP                                              NAP
   117          0.20              0.00                    0.20            32,509                                          130,000
   118          0.13              0.00                    0.13            46,940                                                0
   119          0.20              0.00                    0.20            56,587                                                0
   120          0.25              0.00                    0.25            54,090                                                0
   121          0.31              0.00                    0.31           100,045                                                0
   122          0.10              0.00                    0.10           102,472                                           50,000
   123          0.25              0.00                    0.25            48,017                                          175,000
   124          0.30              0.00                    0.29            38,182                                                0
   125          0.20              0.00                    0.20            31,062                                          200,000
----------------------------------------------------------------------------------------------------------------------------------
   126          0.20              0.00                    0.20           167,816                                                0
   126a         0.20                                                      66,098
   126b         0.20                                                      60,617
   126c         0.20                                                      41,100
----------------------------------------------------------------------------------------------------------------------------------
   127          0.19              0.00                    0.15            61,785                                                0
   128          0.25              0.00                    0.00            31,986                                          450,000
   130          0.24              0.00                    0.24            74,413                                          287,530
   132          0.15              1.14                    0.00            15,561                                          500,000
   133          0.34              0.00                    0.34            87,022                                                0
   135          0.20              0.00                    0.20            23,998                                                0
   136          0.17              0.00                    0.15            60,812                                                0
   137          0.15              0.00                    0.15            31,383                                                0
   138          0.20                                      0.20            87,939                                                0
   139          0.15              0.00                    0.00            33,834                                                0
   141          0.41              0.00                    0.41            22,615                                                0
   143          0.10              0.00                    0.00            36,917                                                0
   144        250.00              0.00                  250.00               NAP                                              NAP
   145        407.17              0.00                    0.00            10,374                                                0
   146        996.89              0.00    4% of Gross Revenues               NAP                                              NAP
   148          0.20              0.00                    0.20            89,043                                                0
   150          0.15              0.00                    0.17            29,039                                                0
   151          0.15              0.00                    0.15            18,922                                                0
   152        990.18              0.00                1,105.00               NAP                                              NAP
   153          0.15              0.00                    0.15            25,151                                                0
   154          0.20              0.00                    0.20            75,779                                                0
   155          0.29              0.00                    0.21               NAP                                              NAP
   156          0.20              0.00                    0.20            88,173                                                0
   157          0.10              0.00                    0.10            44,431                                                0
   158          0.15              0.00                    0.15            49,134                                                0
   159          0.18              0.00                    0.18            74,642                                                0
   160          0.20              0.00                    0.20            80,738                                                0
   162          0.20              0.00                    0.20            73,090                                          175,000
   163          0.15              0.00                    0.15            38,023                                                0
   164          0.19              0.00                    0.00                 0                                                0
   165        774.07              0.00    4% of Gross Revenues               NAP                                              NAP
   166          0.15              0.00                    0.15            56,348                                                0
   167          0.15              0.00                    0.15            14,308                                                0
   168          0.20              0.00                    0.20            39,471                                                0
   169          0.20              0.00                    0.20            51,640                                          100,000
   171          0.20              0.00                    0.20            80,994                                          100,000
   172          0.10              0.00                    0.05            31,261                                                0
   173          0.15              0.00                    0.15            31,975                                                0
   174          0.20              0.00                    0.20            60,836                                                0
   176          0.15              0.00                    0.15            21,197                                                0
   178          0.21              0.00                    0.21            19,055                                                0
   179          0.15              0.00                    0.00            34,909                                                0
   180          0.21              0.00                    0.21            35,513                                                0
   182          0.15              0.00                    0.16            26,576                                           25,000
   183          0.20              0.00                    0.20            46,650                                                0
   184          0.10              0.00                    0.10            19,823                                                0
   185          0.20              0.00                    0.20            37,436                                                0
   186          0.10              0.00                    0.10               NAP                                              NAP
   187          0.27              0.00                    0.27            50,618                                                0
   188          0.20              0.00                    0.07            21,311                                                0
   189          0.15              0.00                    0.15            13,212                                                0
   190          0.19              0.00                    0.19            31,731                                                0
   191          0.17              0.00                    0.15            14,026                                                0
   192        250.00              0.00                  250.00               NAP                                              NAP
   194          0.19              0.00                    0.19            39,021                                                0
   195          0.20              0.00                    0.20            20,171                                                0
   196          0.10              0.00                    0.10            10,773                                                0
   197        620.71          2,826.09    4% of Gross Revenues               NAP                                              NAP
   198          0.20              0.61                    0.00            50,418                                           75,000
   199          0.18              0.00                    0.15            37,368                                                0
   200          0.15              0.00                    0.15            17,255                                                0
   202          0.32              0.00                    0.32            32,259                                          150,000
   203          0.10              0.00                    0.00             6,907                                                0
   205          0.20              0.00                    0.20            35,271                                                0
   207          0.20              0.00                    0.20            15,495                                                0
   208          0.26              0.00                    0.26            37,996                                           30,000
   209          0.15              0.00                    0.15            35,241                                                0
   210          0.45              0.00                    0.45             7,632                                                0
   211          0.15              0.00                    0.00             8,016                                                0
   213          0.24              0.00                    0.24            11,737                                                0
   214          0.27              0.00                    0.27                 0                                                0
   215          0.10              0.00                    0.00                 0                                                0
   216        250.00              0.00                    0.00               NAP                                              NAP
   219          0.15              0.00                    0.15            16,123                                                0
   220          0.15              0.00                    0.00                 0                                                0
   221          0.20              0.00                    0.20            42,196                                                0
   224          0.20              0.00                    0.20            10,196                                                0

    1b

                                                                                                          Escrowed
                                                                                              Escrowed      TI/LC
                                                                                     U/W        TI/LC     Reserves
                                                                                    Annual    Reserves     Current
                                                                                    TI/LC      Initial     Annual
   Loan                                                                            Reserves    Deposit     Deposit
  Number            Escrowed TI/LC Reserves Current Annual Deposit                   PSF         PSF         PSF
---------------------------------------------------------------------------------------------------------------------

    1                                                                      0            0.00        0.00        0.00
    2                                                                      0            0.96        0.00        0.00
    3                                                                      0            0.63        0.00        0.00
    4                                                                      0            0.75       29.03        0.00
---------------------------------------------------------------------------------------------------------------------
    5                                                                900,000            0.65        0.00        1.29
    5a                                                                                  0.83
    5b                                                                                  0.83
    5c                                                                                  0.00
    5d                                                                                  0.01
---------------------------------------------------------------------------------------------------------------------
    6                                                                      0            1.13        0.00        0.00
---------------------------------------------------------------------------------------------------------------------
    7                                                                    NAP             NAP         NAP         NAP
    7a                                                                                   NAP
    7b                                                                                   NAP
    7c                                                                                   NAP
    7d                                                                                   NAP
    7e                                                                                   NAP
    7f                                                                                   NAP
    7g                                                                                   NAP
    7h                                                                                   NAP
    7i                                                                                   NAP
    7j                                                                                   NAP
    7k                                                                                   NAP
    7l                                                                                   NAP
    7m                                                                                   NAP
    7n                                                                                   NAP
    7o                                                                                   NAP
    7p                                                                                   NAP
    7q                                                                                   NAP
    7r                                                                                   NAP
    7s                                                                                   NAP
    7t                                                                                   NAP
    7u                                                                                   NAP
    7v                                                                                   NAP
---------------------------------------------------------------------------------------------------------------------
    8                                                                254,571            0.95        0.00        0.75
    9                                                                      0            1.06        5.12        0.00
    11                                                                     0            0.90        0.75        0.00
---------------------------------------------------------------------------------------------------------------------
    12                                                                   NAP             NAP         NAP         NAP
   12a                                                                                   NAP
   12b                                                                                   NAP
   12c                                                                                   NAP
---------------------------------------------------------------------------------------------------------------------
    13                                                                     0            0.31        0.00        0.00
    14                          0 ($200,012.04 starting 8/11/06 & thereafter)           0.77       10.15        0.46
    15                                                                     0            0.32        0.00        0.00
    16                                                                   NAP             NAP         NAP         NAP
    17                                                                     0            1.53        2.68        0.00
    18                                                                   NAP             NAP         NAP         NAP
    20                                                               250,008            0.82        0.00        0.76
    21                                                                     0            0.47        0.47        0.00
    22                                                                     0            0.20        0.00        0.00
    24                                                                     0            0.35        0.00        0.00
---------------------------------------------------------------------------------------------------------------------
    25                                                                     0            0.89        0.00        0.00
   25a                                                                     0            0.84
   25b                                                                     0            0.85
   25c                                                                     0            1.46
---------------------------------------------------------------------------------------------------------------------
    26                                                                   NAP             NAP         NAP         NAP
    27                                                                     0            0.12        0.00        0.00
    28                                                               458,956            1.75        4.79        1.73
    29                                                                   NAP             NAP         NAP         NAP
    30                                                               104,532            1.65        1.13        1.19
---------------------------------------------------------------------------------------------------------------------
    31                                                                   NAP             NAP         NAP         NAP
   31a                                                                                   NAP
   31b                                                                                   NAP
   31c                                                                                   NAP
---------------------------------------------------------------------------------------------------------------------
    33                                                                     0            0.43        0.00        0.00
    35                                                                     0            0.21       16.53        0.00
    36                                                                     0            0.57        0.00        0.00
    38                                                                     0            0.00        0.00        0.00
    39                                                                   NAP             NAP         NAP         NAP
    41                                                               208,101            1.39        0.00        1.50
    43                                                                     0            1.17        0.00        0.00
    44                                                                     0            1.00        0.00        0.00
    45                                                                     0            0.40        0.00        0.00
    46                                                                     0            0.12        0.00        0.00
    47                                                                     0            0.81        7.46        0.00
    48                                                               133,510            0.50        0.00        0.50
    49                                                                96,544            1.04        0.00        1.04
    50                                                               239,574            1.27       12.86        1.40
    51                                                                36,000            0.71        5.63        0.17
    52                                                               138,453            1.38        0.00        1.50
    53                                                                     0            1.29        0.00        0.00
    54                                                                     0            0.53        2.38        0.00
---------------------------------------------------------------------------------------------------------------------
    55                                                                   NAP             NAP         NAP         NAP
   55a                                                                                   NAP
   55b                                                                                   NAP
---------------------------------------------------------------------------------------------------------------------
    56                                                                   NAP             NAP         NAP         NAP
    57                                                                   NAP             NAP         NAP         NAP
    58                                                                   NAP             NAP         NAP         NAP
    59                                                                     0            0.72        0.93        0.00
---------------------------------------------------------------------------------------------------------------------
    60                                                                   NAP             NAP         NAP         NAP
   60a                                                                                   NAP
   60b                                                                                   NAP
---------------------------------------------------------------------------------------------------------------------
    61                                                                     0            0.97        0.00        0.00
    62                                                                53,174            0.50        0.00        0.46
---------------------------------------------------------------------------------------------------------------------
    63                                                                   NAP             NAP         NAP         NAP
   63a                                                                                   NAP
   63b                                                                                   NAP
---------------------------------------------------------------------------------------------------------------------
    64                                                                     0            0.61        0.00        0.00
    65                                                                     0            0.28        0.00        0.00
    66                                                                52,454            0.61        0.00        0.43
    67                                                                     0            0.26        0.00        0.00
    68                                                                66,386            0.38        0.00        0.45
    69                                                                     0            0.50        0.00        0.00
    70                                                                50,000            0.83        0.00        0.34
    72                                                                50,000            1.53        0.00        0.78
    73        305,000.04 (07/11/05-06/11/06); 275,000.04 (07/11/06-06/11/08)            1.45        7.51        2.18
    74                                                                     0            0.87        0.00        0.00
    75                                                                50,000            0.83        0.00        0.44
    76                                                                62,064            1.18        9.26        0.75
    77                                                                   NAP             NAP         NAP         NAP
    78                                                                   NAP             NAP         NAP         NAP
    79                                                                82,140            0.80        0.00        0.80
    80                                                               121,710            0.37        0.00        0.75
---------------------------------------------------------------------------------------------------------------------
    81                                                               112,164            0.81        0.00        0.90
   81a                                                                                  0.99
   81b                                                                                  0.61
---------------------------------------------------------------------------------------------------------------------
    82                                                                63,192            0.53        0.00        0.53
    83                                                                     0            0.47        0.00        0.00
    84                                                                     0            0.00        0.00        0.00
    85                                                                   NAP             NAP         NAP         NAP
    86                                                                     0            1.20        0.00        0.00
    87                                                                     0            0.33        0.34        0.00
    88                                                                     0            0.17        0.00        0.00
    89                                                                47,162            0.92        2.12        1.00
    90                                                                69,600            0.71        7.34        0.61
    91                    25,000 (7/11/05-6/11/06), 50,000 (7/11/06-6/11/08)            0.20        0.20        0.10
    92                                                                     0            0.44        0.00        0.00
---------------------------------------------------------------------------------------------------------------------

    93                                                                65,646            0.92        0.00        0.90
    94                                                                37,402            1.16        0.00        0.91
---------------------------------------------------------------------------------------------------------------------
    97                                                               112,866            0.52        0.00        0.52
    98                                                                   NAP             NAP         NAP         NAP
    99                                                                14,787            0.88        0.00        0.15
   100                                                                   NAP             NAP         NAP         NAP
   101                                                                     0            0.96        0.00        0.00
   102                                                                97,230            1.15       11.48        1.47
   103                                                                   NAP             NAP         NAP         NAP
   104                                                                     0            0.25        0.00        0.00
   106                                                                56,546            0.30        0.00        0.30
   107                                                                     0            0.61        0.00        0.00
   108                                                                35,300            0.37        0.00        0.44
   109                                                                   NAP             NAP         NAP         NAP
   110                                                                16,800            0.97        0.00        0.97
   111                                                                     0            0.00        0.00        0.00
   112                                                                     0            0.54        0.00        0.00
   113                                                                20,600            0.51        0.00        0.53
   114                                                                91,750            1.58        0.98        1.00
   115                                                                     0            0.95        0.00        0.00
   116                                                                   NAP             NAP         NAP         NAP
   117                                                                     0            0.85        3.40        0.00
   118                                                                42,112            0.21        0.00        0.19
   119                                                                56,592            1.06        0.00        1.06
   120                                                                56,120            0.64        0.00        0.66
   121                                                                99,842            1.50        0.00        1.50
   122                                                                48,187            1.11        0.54        0.52
   123                                                                     0            0.99        3.61        0.00
   124                                                                75,000            0.25        0.00        0.49
   125                                                                30,864            0.87        5.57        0.86
---------------------------------------------------------------------------------------------------------------------
   126                                                               174,828            0.88        0.00        0.92
   126a                                                                                 0.99
   126b                                                                                 1.11
   126c                                                                                 0.60
---------------------------------------------------------------------------------------------------------------------
   127                                                                34,848            0.32        0.00        0.18
   128                                                                     0            0.64        8.98        0.00
   130                                                                65,000            1.66        6.42        1.45
   132                                                                     0            0.18        5.70        0.00
   133                                                                88,740            1.10        0.00        1.12
   135                                                                22,704            0.61        0.00        0.57
   136                                                                25,000            0.51        0.00        0.21
   137                                                                     0            0.96        0.00        0.00
   138                                                                50,000            1.42        0.00        0.81
   139                                                                     0            0.61        0.00        0.00
   141                                                                20,000            0.69        0.00        0.61
   143                                       0 ($36,917 from 1/11/10-7/11/16)           0.53        0.00        0.31
   144                                                                   NAP             NAP         NAP         NAP
   145                                                                10,380          432.25        0.00      432.50
   146                                                                   NAP             NAP         NAP         NAP
   148                                                                87,030            1.53        0.00        1.50
   150                                                                25,000            0.65        0.00        0.56
   151                                                                     0            0.77        0.00        0.00
   152                                                                   NAP             NAP         NAP         NAP
   153                                                                     0            0.41        0.00        0.00
   154                                                                64,348            1.68        0.00        1.43
   155                                                                   NAP             NAP         NAP         NAP
   156                                                                89,835            0.98        0.00        1.00
   157                                                                     0            0.49        0.00        0.00
   158                                                                     0            1.02        0.00        0.00
   159                                                                78,554            1.29        0.00        1.36
   160                                                                79,182            1.02        0.00        1.00
   162                                                                     0            0.97        2.33        0.00
   163                                                                     0            0.68        0.00        0.00
   164                                                                     0            0.00        0.00        0.00
   165                                                                   NAP             NAP         NAP         NAP
   166                                                                80,666            1.02        0.00        1.46
   167                                                                10,713            1.14        0.00        0.85
   168                                                                46,032            0.87        0.00        1.02
   169                                                                42,594            1.21        2.35        1.00
   171                                                                65,796            1.23        1.52        1.00
   172                                                                     0            0.21        0.00        0.00
   173                                                                30,000            0.59        0.00        0.56
   174                                                                43,798            1.39        0.00        1.00
   176                                                                33,990            0.41        0.00        0.66
   178                                                                11,667            0.82        0.00        0.51
   179                                                                     0            0.55        0.00        0.00
   180                                                                50,000            0.99        0.00        1.39
   182                                                                25,000            0.37        0.35        0.35
   183                                                                46,986            0.89        0.00        0.89
   184                                                                19,823            0.19        0.00        0.19
   185                                                                35,000            0.84        0.00        0.78
   186                                                                   NAP             NAP         NAP         NAP
   187                                                                50,617            1.15        0.00        1.15
   188                                                                21,300            0.70        0.00        0.70
   189                                                                13,212            0.97        0.00        0.97
   190                                                                36,210            0.35        0.00        0.40
   191                                                                13,578            0.69        0.00        0.66
   192                                                                   NAP             NAP         NAP         NAP
   194                                                                22,500            1.18        0.00        0.68
   195                                                                20,325            0.70        0.00        0.71
   196                                                                     0            0.52        0.00        0.00
   197                                                                   NAP             NAP         NAP         NAP
   198                                                                     0            1.23        1.83        0.00
   199       54,000, LOC in the amount of $80,000 may replace escrowed funds            0.62        0.00        0.89
   200                                                                17,514            0.84        0.00        0.85
   202                                                                     0            1.01        4.68        0.00
   203                                                                     0            0.50        0.00        0.00
   205                                                                20,000            1.14        0.00        0.65
   207                                                                 5,000            0.94        0.00        0.30
   208                                                                10,000            0.71        0.56        0.19
   209                                                                15,000            0.61        0.00        0.26
   210                                                                 7,500            1.27        0.00        1.25
   211                                                                     0            0.42        0.00        0.00
   213                                                                13,334            0.93        0.00        1.06
   214                                                                     0            0.00        0.00        0.00
   215                                                                     0            0.00        0.00        0.00
   216                                                                   NAP             NAP         NAP         NAP
   219                                                                12,000            0.14        0.00        0.10
   220                                                                     0            0.00        0.00        0.00
   221                                                                     0            1.23        0.00        0.00
   224                                                                10,196            0.58        0.00        0.58

    1b

              MORTGAGE
   LOAN         LOAN      LOAN GROUP
   NUMBER      SELLER       NUMBER              LOAN / PROPERTY NAME                              PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    10         GACC           2       Union Square Apartments                 4120 Union Square Boulevard
    19         GACC           2       The Sanctuary at Highland Oaks (Note 8) 10246 Douglas Oaks Circle
    23         PMCF           2       Shelter Cove Apartments                 537 Tranquil Court
    32         GACC           2       Glen Hollow Apartments                  1100 Newportville Road
    34         GACC           2       Central Park East Apartments            15216 Northeast 16th Place
    37          CGM           2       The Exchange at Luther Street           1101 Luther Street West
    40         GACC           2       Breakpointe Apartments                  6672-6690 Abrego Road
    42          PNC           2       Parkway Plaza Apartments                1000 Plaza Drive
    71         PMCF           2       Overlook at Causey Lane Apartments      11408 S.E. 90th Avenue
    95         GACC           2       Quail Run MHP                           33099 Willow Lane
    96          CGM           2       Plantation Apartments                   1840 Carriage Lane
    105         CGM           2       Fairmont Apartments                     7230 De Soto Avenue & 7233, 7243, 7259 Kelvin Avenue
    129         PNC           2       Linden Towers Apartments                310 Stafford Street
    131         PNC           2       Tamarack Trace Apartments               1000 Tamarack Circle
    134         PNC           2       Stone Creek Apartment Homes - Tyler     6100 Hollytree Drive
    140        GACC           2       Westbury Apartments                     9522 Shepton Drive
    142         PNC           2       Hazleton Garden Apartments              710 West 24th Street
    147         PNC           2       Judson House                            40 Welcome Street
    149         CGM           2       The Westbury                            1765 North Sycamore Avenue
    161         PNC           2       Berkshiretown Apartments                176 Columbus Avenue
    170        GACC           2       Pratt Place Apartments                  16 & 30 Pratt Place
    175        PMCF           2       Southgate Apartments                    701-747, 801-841, 821 Southgate Drive
    177        GACC           2       Ceder Glen Apartments                   9140 Old Bustleton Avenue
    181         CGM           2       Georgetown Apartments                   1476 Orange Grove Road
    193         PNC           2       Pines Apartments                        238 Southwest Gage Boulevard
    201         CGM           2       Grand Meadow                            821 17th Avenue
    204        GACC           2       The Village at Russellville             1940 South Elmira Avenue
    206        PMCF           2       Hawthorne Chateau Apartments            3505 W. 139th Street
    212        GACC           2       Fairmount Philadelphia Apartments       345-357 West Johnson Street
    217         PNC           2       Applewood Apartments                    2612-2639 Wimpole Avenue
    218         PNC           2       Sycamore House                          287 Essex Street
    222         PNC           2       Edgewood at the Gables                  7336 West 7th Street North
    223         PNC           2       Minnesota Estates I                     809 East Minnesota Street
    225        PMCF           2       Gardena Capri Apartments                13501 Van Ness Avenue

   LOAN                                                                                         DETAILED           CUT-OFF DATE
   NUMBER           CITY          STATE   ZIP CODE      COUNTY         PROPERTY TYPE         PROPERTY TYPE      PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

    10      Palm Beach Gardens     FL      33410    Palm Beach    Multifamily            Conventional                58,000,000.00
    19      Tampa                  FL      33610    Hillsborough  Multifamily            Conventional                35,300,000.00
    23      Odenton                MD      21113    Anne Arundel  Multifamily            Conventional                32,000,000.00
    32      Croydon                PA      19021    Bucks         Multifamily            Conventional                26,320,000.00
    34      Bellevue               WA      98007    King          Multifamily            Conventional                25,500,000.00
    37      College Station        TX      77840    Brazos        Multifamily            Student Housing             23,250,000.00
    40      Goleta                 CA      93117    Santa Barbara Multifamily            Student Housing             21,000,000.00
    42      State College          PA      16801    Centre        Multifamily            Conventional                20,200,000.00
    71      Portland               OR      97266    Clackamas     Multifamily            Conventional                13,500,000.00
    95      Lenox                  MI      48048    Macomb        Manufactured Housing   Manufactured Housing        11,200,000.00
    96      Charleston             SC      29407    Charleston    Multifamily            Conventional                11,000,000.00
    105     Canoga Park            CA      91303    Los Angeles   Multifamily            Conventional                10,000,000.00
    129     Springfield            MA      01104    Hampden       Multifamily            Section 8                    8,772,387.74
    131     Florence               KY      41042    Boone         Multifamily            Conventional                 8,700,000.00
    134     Tyler                  TX      75703    Smith         Multifamily            Conventional                 8,341,001.05
    140     Richmond               VA      23294    Henrico       Multifamily            Conventional                 7,584,000.00
    142     Hazle Township         PA      18201    Luzerne       Multifamily            Section 8                    7,489,305.24
    147     Haverhill              MA      01830    Essex         Multifamily            Section 8                    7,139,458.35
    149     Los Angeles            CA      90028    Los Angeles   Multifamily            Conventional                 7,000,000.00
    161     Pittsfield             MA      01201    Berkshire     Multifamily            Section 8                    6,330,075.25
    170     Revere                 MA      02151    Suffolk       Multifamily            Conventional                 5,900,000.00
    175     State College          PA      16801    Centre County Multifamily            Conventional                 5,588,269.48
    177     Philadelphia           PA      19115    Philadelphia  Multifamily            Conventional                 5,520,000.00
    181     Charleston             SC      29407    Charleston    Multifamily            Conventional                 5,280,000.00
    193     Topeka                 KS      66606    Shawnee       Multifamily            Conventional                 4,595,657.06
    201     Longmont               CO      80501    Boulder       Manufactured Housing   Manufactured Housing         3,440,000.00
    204     Russellville           AR      72802    Pope          Multifamily            Conventional                 3,315,000.00
    206     Hawthorne              CA      90250    Los Angeles   Multifamily            Conventional                 3,068,151.46
    212     Philadelphia           PA      19144    Philadelphia  Multifamily            Conventional                 2,916,962.32
    217     Knoxville              TN      37914    Knox          Multifamily            Section 8                    2,412,490.19
    218     Holyoke                MA      01040    Hampden       Multifamily            Section 8                    2,342,626.27
    222     Tulsa                  OK      74127    Tulsa         Multifamily            Senior Housing               1,640,000.00
    223     Rapid City             SD      57701    Pennington    Multifamily            Conventional                 1,496,884.65
    225     Gardena                CA      90249    Los Angeles   Multifamily            Conventional                 1,322,049.02

                                                                                                   CROSS
                                                                                              COLLATERALIZED
                                                                                                 MORTGAGE
                                                                                                LOAN GROUP
                                                 CUT-OFF DATE                                    AGGREGATE
                                                   PRINCIPAL        LOAN          CROSS        CUT-OFF DATE
              % OF AGGREGATE     % OF INITIAL       BALANCE     BALANCE AT   COLLATERALIZED      PRINCIPAL        RELATED
   LOAN      INITIAL MORTGAGE    LOAN GROUP 2    PER SF/UNIT/    MATURITY    (MORTGAGE LOAN       BALANCE        (MORTGAGE
   NUMBER      POOL BALANCE         BALANCE        ROOM/PAD        / ARD          GROUP)         (NOTE 4)       LOAN GROUP)
-----------------------------------------------------------------------------------------------------------------------------

    10             1.5%              14.6%          107,011.07 58,000,000.00       No         58,000,000.00         No
    19             0.9%              8.9%            77,412.28 31,931,559.19       No         35,300,000.00      Yes (R6)
    23             0.8%              8.1%           106,666.67 28,409,704.48       No         32,000,000.00         No
    32             0.7%              6.6%            42,796.75 22,975,120.45       No         26,320,000.00         No
    34             0.7%              6.4%            66,406.25 22,727,547.84       No         25,500,000.00         No
    37             0.6%              5.8%            75,487.01 20,606,133.21       No         23,250,000.00      Yes (R10)
    40             0.5%              5.3%           218,750.00 20,428,007.87       No         21,000,000.00         No
    42             0.5%              5.1%            47,196.26 17,971,907.14       No         20,200,000.00         No
    71             0.3%              3.4%            48,913.04 11,684,026.99       No         13,500,000.00         No
    95             0.3%              2.8%            32,941.18 10,396,259.69       No         11,200,000.00      Yes (R16)
    96             0.3%              2.8%            38,194.44 11,000,000.00       No         11,000,000.00      Yes (R21)
    105            0.3%              2.5%            66,225.17  8,822,159.31       No         10,000,000.00      Yes (R20)
    129            0.2%              2.2%            35,230.47  6,619,202.43       No          8,772,387.74      Yes (R5)
    131            0.2%              2.2%            32,954.55  8,700,000.00       No          8,700,000.00         No
    134            0.2%              2.1%            33,633.07  6,850,944.41       No          8,341,001.05         No
    140            0.2%              1.9%            48,000.00  6,912,092.42       No          7,584,000.00         No
    142            0.2%              1.9%            31,734.34  5,692,270.08       No          7,489,305.24      Yes (R5)
    147            0.2%              1.8%            61,021.01  5,392,039.34       No          7,139,458.35      Yes (R5)
    149            0.2%              1.8%            85,365.85  6,175,511.12       No          7,000,000.00      Yes (R20)
    161            0.2%              1.6%            34,402.58  4,776,356.26       No          6,330,075.25      Yes (R5)
    170            0.2%              1.5%            81,944.44  5,226,560.18       No          5,900,000.00         No
    175            0.1%              1.4%            36,764.93  4,659,727.66       No          5,588,269.48         No
    177            0.1%              1.4%            50,181.82  4,891,235.33       No          5,520,000.00         No
    181            0.1%              1.3%            33,000.00  5,280,000.00       No          5,280,000.00      Yes (R21)
    193            0.1%              1.2%            25,674.06  3,841,066.42       No          4,595,657.06         No
    201            0.1%              0.9%            33,076.92  3,006,582.87       No          3,440,000.00         No
    204            0.1%              0.8%            34,531.25  2,874,312.27       No          3,315,000.00         No
    206            0.1%              0.8%            52,899.16  2,535,162.81       No          3,068,151.46      Yes (R26)
    212            0.1%              0.7%            43,536.75  2,407,524.85       No          2,916,962.32         No
    217            0.1%              0.6%            25,130.11  1,827,187.27       No          2,412,490.19         No
    218            0.1%              0.6%            24,921.56  1,767,627.91       No          2,342,626.27      Yes (R5)
    222            0.0%              0.4%            27,333.33  1,198,738.10       No          1,640,000.00         No
    223            0.0%              0.4%            31,185.10  1,311,378.44       No          1,496,884.65         No
    225            0.0%              0.3%            47,216.04  1,092,387.17       No          1,322,049.02      Yes (R26)

                  RELATED
                  MORTGAGE
                 LOAN GROUP
                 AGGREGATE
                CUT-OFF DATE                                            CUT-OFF    MATURITY
                 PRINCIPAL                                              DATE LTV  DATE / ARD
   LOAN           BALANCE          BORROWER'S   APPRAISED   APPRAISAL    RATIO     LTV RATIO   ORIGINAL
   NUMBER         (NOTE 4)         INTEREST       VALUE        DATE     (NOTE 2)    (NOTE 3)    BALANCE
----------------------------------------------------------------------------------------------------------

    10      58,000,000.00         Fee Simple     72,500,000  07/21/05    80.00%     80.00%     58,000,000
    19      53,977,870.96         Fee Simple     48,000,000  06/24/05    73.54%     66.52%     35,300,000
    23      32,000,000.00         Fee Simple     42,600,000  07/08/05    75.12%     66.69%     32,000,000
    32      26,320,000.00         Fee Simple     32,900,000  07/20/05    80.00%     69.83%     26,320,000
    34      25,500,000.00         Fee Simple     40,800,000  08/22/05    62.50%     55.70%     25,500,000
    37      43,200,000.00         Fee Simple     31,100,000  06/27/05    74.76%     66.26%     23,250,000
    40      21,000,000.00         Fee Simple     27,000,000  07/12/05    75.74%     73.62%     21,000,000
    42      20,200,000.00         Fee Simple     25,250,000  08/01/05    80.00%     71.18%     20,200,000
    71      13,500,000.00         Fee Simple     19,450,000  07/26/05    69.41%     60.07%     13,500,000
    95      18,600,000.00         Fee Simple     14,000,000  07/15/05    80.00%     74.26%     11,200,000
    96      16,280,000.00         Fee Simple     13,000,000  05/17/05    84.62%     84.62%     11,000,000
    105     17,000,000.00         Fee Simple     13,800,000  06/27/05    72.46%     63.93%     10,000,000
    129     54,051,719.86         Fee Simple     13,000,000  05/16/05    67.48%     50.92%      8,800,000
    131      8,700,000.00         Fee Simple     13,435,000  08/15/05    64.76%     64.76%      8,700,000
    134      8,341,001.05         Fee Simple     10,520,000  07/19/05    79.29%     65.12%      8,350,000
    140      7,584,000.00         Fee Simple      9,500,000  06/30/05    79.83%     72.76%      7,584,000
    142     54,051,719.86         Fee Simple     10,000,000  07/06/05    74.89%     56.92%      7,500,000
    147     54,051,719.86         Fee Simple      9,300,000  06/20/05    76.77%     57.98%      7,150,000
    149     17,000,000.00         Fee Simple      9,450,000  06/27/05    74.07%     65.35%      7,000,000
    161     54,051,719.86         Fee Simple      8,500,000  05/16/05    74.47%     56.19%      6,350,000
    170      5,900,000.00         Fee Simple      7,500,000  06/09/05    78.67%     69.69%      5,900,000
    175      5,588,269.48         Fee Simple      7,200,000  06/14/05    77.61%     64.72%      5,600,000
    177      5,520,000.00         Fee Simple      6,300,000  06/21/05    80.00%     70.02%      5,520,000
    181     16,280,000.00         Fee Simple      6,100,000  05/17/05    86.56%     86.56%      5,280,000
    193      4,595,657.06         Fee Simple      5,850,000  10/01/05    78.56%     65.66%      4,600,000
    201      3,440,000.00         Fee Simple      4,300,000  04/12/05    80.00%     69.92%      3,440,000
    204      3,315,000.00         Fee Simple      4,200,000  07/06/05    78.93%     68.44%      3,315,000
    206      4,390,200.48         Fee Simple      4,900,000  07/08/05    62.62%     51.74%      3,075,000
    212      2,916,962.32         Fee Simple      3,650,000  07/01/05    79.92%     65.96%      2,920,000
    217      2,412,490.19         Fee Simple      3,020,000  06/03/05    79.88%     60.50%      2,416,000
    218     54,051,719.86         Fee Simple      3,100,000  05/16/05    75.57%     57.02%      2,350,000
    222      1,640,000.00         Fee Simple      2,725,000  05/23/05    60.18%     43.99%      1,640,000
    223      1,496,884.65         Fee Simple      2,590,000  05/18/05    57.79%     50.63%      1,500,000
    225      4,390,200.48         Fee Simple      2,600,000  07/08/05    50.85%     42.01%      1,325,000

                                            NET             INTEREST                                   FIRST
   LOAN      MORTGAGE   ADMINISTRATIVE   MORTGAGE    RATE   ACCRUAL                                   PAYMENT
   NUMBER      RATE        FEE RATE         RATE    TYPE     METHOD        LOAN TYPE      NOTE DATE    DATE
---------------------------------------------------------------------------------------------------------------

    10       5.9800%       0.0300%        5.9500%   Fixed Actual/360    Interest Only     10/26/05   12/01/05
    19       5.0250%       0.0300%        4.9950%   Fixed Actual/360  Partial IO/Balloon  07/29/05   09/01/05
    23       5.1400%       0.0200%        5.1200%   Fixed Actual/360  Partial IO/Balloon  09/16/05   11/10/05
    32       5.3550%       0.0300%        5.3250%   Fixed Actual/360  Partial IO/Balloon  10/12/05   12/01/05
    34       5.3240%       0.0300%        5.2940%   Fixed Actual/360  Partial IO/Balloon  09/29/05   11/01/05
    37       5.0600%       0.0700%        4.9900%   Fixed Actual/360  Partial IO/Balloon  07/21/05   09/11/05
    40       5.2900%       0.0300%        5.2600%   Fixed Actual/360  Partial IO/Balloon  08/03/05   10/01/05
    42       5.2400%       0.0700%        5.1700%   Fixed Actual/360  Partial IO/Balloon  09/21/05   11/01/05
    71       5.0100%       0.0200%        4.9900%   Fixed Actual/360  Partial IO/Balloon  08/31/05   10/05/05
    95       5.4400%       0.0300%        5.4100%   Fixed Actual/360  Partial IO/Balloon  09/26/05   11/01/05
    96       5.2600%       0.0300%        5.2300%   Fixed Actual/360    Interest Only     06/17/05   08/11/05
    105      4.8500%       0.0300%        4.8200%   Fixed Actual/360  Partial IO/Balloon  07/22/05   09/11/05
    129      5.1700%       0.0700%        5.1000%   Fixed Actual/360       Balloon        08/08/05   10/01/05
    131      5.1900%       0.0400%        5.1500%   Fixed Actual/360    Interest Only     09/29/05   11/01/05
    134      4.9400%       0.0700%        4.8700%   Fixed Actual/360       Balloon        09/02/05   11/01/05
    140      5.4450%       0.0300%        5.4150%   Fixed Actual/360  Partial IO/Balloon  08/01/05   09/01/05
    142      5.4200%       0.0700%        5.3500%   Fixed Actual/360       Balloon        09/13/05   11/01/05
    147      5.2400%       0.0700%        5.1700%   Fixed Actual/360       Balloon        09/13/05   11/01/05
    149      4.8500%       0.0300%        4.8200%   Fixed Actual/360  Partial IO/Balloon  07/25/05   09/11/05
    161      5.1700%       0.0700%        5.1000%   Fixed Actual/360       Balloon        08/19/05   10/01/05
    170      5.0400%       0.0300%        5.0100%   Fixed Actual/360  Partial IO/Balloon  08/05/05   10/01/05
    175      5.3800%       0.0200%        5.3600%   Fixed Actual/360       Balloon        09/01/05   10/05/05
    177      5.0500%       0.0300%        5.0200%   Fixed Actual/360  Partial IO/Balloon  07/08/05   09/01/05
    181      5.2600%       0.0300%        5.2300%   Fixed Actual/360    Interest Only     06/17/05   08/11/05
    193      5.4900%       0.0900%        5.4000%   Fixed Actual/360       Balloon        09/15/05   11/01/05
    201      5.4000%       0.0300%        5.3700%   Fixed Actual/360  Partial IO/Balloon  05/02/05   06/11/05
    204      5.0800%       0.0300%        5.0500%   Fixed Actual/360  Partial IO/Balloon  07/27/05   09/01/05
    206      5.0900%       0.0200%        5.0700%   Fixed Actual/360       Balloon        09/02/05   10/05/05
    212      5.0900%       0.0300%        5.0600%   Fixed Actual/360       Balloon        09/14/05   11/01/05
    217      5.3200%       0.0900%        5.2300%   Fixed Actual/360       Balloon        09/08/05   11/01/05
    218      5.1700%       0.0700%        5.1000%   Fixed Actual/360       Balloon        08/08/05   10/01/05
    222      6.0400%       0.0900%        5.9500%   Fixed Actual/360       Balloon        10/06/05   12/01/05
    223      5.4200%       0.0400%        5.3800%   Fixed Actual/360       Balloon        08/26/05   10/01/05
    225      5.0900%       0.0200%        5.0700%   Fixed Actual/360       Balloon        09/02/05   10/05/05

                                  MONTHLY       ORIGINAL                       STATED                       REMAINING
                     SCHEDULED      DEBT         TERM TO       INTEREST       ORIGINAL                       TERM TO
   LOAN      GRACE    MATURITY    SERVICE      MATURITY /    ONLY PERIOD    AMORTIZATION     SEASONING     MATURITY /
   NUMBER   PERIOD   DATE/ ARD     PAYMENT    ARD (MONTHS)     (MONTHS)     TERM (MONTHS)     (MONTHS)     ARD (MONTHS)
-------------------------------------------------------------------------------------------------------------------------

    10         5      11/01/10   293,047.69        60             60        Interest Only        0             60
    19         5      08/01/15   190,037.75       120             48             360             3             117
    23         0      10/10/15   174,531.29       120             36             360             1             119
    32         5      11/01/15   147,056.43       120             24             360             0             120
    34         5      10/01/15   141,982.98       120             36             360             1             119
    37         0      08/11/15   125,664.98       120             36             360             3             117
    40         5      09/01/10   116,483.60        60             36             360             2             58
    42         5      10/01/15   111,420.07       120             36             360             1             119
    71         0      09/05/15    72,553.45       120             24             360             2             118
    95         5      10/01/15    63,171.39       120             60             360             1             119
    96         0      07/11/15    48,886.34       120            120        Interest Only        4             116
    105        0      08/11/15    52,769.18       120             36             360             3             117
    129        5      09/01/15    52,319.28       120                            300             2             118
    131        5      10/01/15    38,150.10       120            120        Interest Only        1             119
    134        5      10/01/15    44,518.92       120                            360             1             119
    140        5      08/01/15    42,799.77       120             48             360             3             117
    142        5      10/01/15    45,698.93       120                            300             1             119
    147        5      10/01/15    42,804.04       120                            300             1             119
    149        0      08/11/15    36,938.43       120             36             360             3             117
    161        5      09/01/15    37,753.12       120                            300             2             118
    170        5      09/01/15    31,816.87       120             36             360             2             118
    175        0      09/05/15    31,375.85       120                            360             2             118
    177        5      08/01/15    29,801.46       120             36             360             3             117
    181        0      07/11/15    23,465.44       120            120        Interest Only        4             116
    193        5      10/01/15    26,089.44       120                            360             1             119
    201        0      05/11/15    19,316.66       120             24             360             6             114
    204        5      08/01/15    17,958.07       120             24             360             3             117
    206        0      09/05/15    16,676.82       120                            360             2             118
    212        5      10/01/15    15,836.20       120                            360             1             119
    217        5      10/01/15    14,577.77       120                            300             1             119
    218        5      09/01/15    13,971.63       120                            300             2             118
    222        5      11/01/20     9,874.84       180                            360             0             180
    223        5      09/01/13     8,441.70        96                            360             2             94
    225        0      09/05/15     7,185.94       120                            360             2             118

                 STATED
                REMAINING                                                  LOCKOUT
   LOAN        AMORTIZATION                                                 PERIOD    DEFEASEANCE    DEFEASEANCE
   NUMBER     TERM (MONTHS)              PREPAYMENT PROVISIONS             END DATE    START DATE      END DATE
-------------------------------------------------------------------------------------------------------------------

    10        Interest Only   LO(12)/Grtr1%UPBorYM(35)/Free(13)            11/30/06       NAP            NAP
    19             360        LO(27)/Defeasance(89)/Free(4)                11/30/07     12/01/07       04/30/15
    23             360        LO(26)/Defeasance(89)/Free(5)                01/09/08     01/10/08       06/09/15
    32             360        LO(24)/Defeasance(92)/Free(4)                11/30/07     12/01/07       07/31/15
    34             360        LO(25)/Defeasance(91)/Free(4)                11/30/07     12/01/07       06/30/15
    37             360        LO(27)/Defeasance(89)/Free(4)                12/10/07     12/11/07       05/10/15
    40             360        LO(26)/Defeasance(30)/Free(4)                11/30/07     12/01/07       05/31/10
    42             360        LO(36)/Defeasance(80)/Free(4)                10/31/08     11/01/08       06/30/15
    71             360        LO(27)/Defeasance(89)/Free(4)                01/04/08     01/05/08       06/04/15
    95             360        LO(25)/Defeasance(91)/Free(4)                11/30/07     12/01/07       06/30/15
    96        Interest Only   LO(28)/Defeasance(89)/Free(3)                12/10/07     12/11/07       05/10/15
    105            360        LO(27)/Defeasance(90)/Free(3)                12/10/07     12/11/07       06/10/15
    129            298        LO(36)/Defeasance(80)/Free(4)                09/30/08     10/01/08       05/31/15
    131       Interest Only   LO(25)/Defeasance(91)/Free(4)                11/30/07     12/01/07       06/30/15
    134            359        LO(35),Grtr1%UPBorYM(81)/Free(4)             09/30/08       NAP            NAP
    140            360        LO(27)/Defeasance(89)/Free(4)                11/30/07     12/01/07       04/30/15
    142            299        LO(36)/Defeasance(80)/Free(4)                10/31/08     11/01/08       06/30/15
    147            299        LO(36)/Defeasance(80)/Free(4)                10/31/08     11/01/08       06/30/15
    149            360        LO(27)/Defeasance(90)/Free(3)                12/10/07     12/11/07       06/10/15
    161            298        LO(36)/Defeasance(80)/Free(4)                09/30/08     10/01/08       05/31/15
    170            360        LO(26)/Defeasance(90)/Free(4)                11/30/07     12/01/07       05/31/15
    175            358        LO(27)/Defeasance(89)/Free(4)                01/04/08     01/05/08       06/04/15
    177            360        LO(27)/Defeasance(89)/Free(4)                11/30/07     12/01/07       04/30/15
    181       Interest Only   LO(28)/Defeasance(89)/Free(3)                12/10/07     12/11/07       05/10/15
    193            359        LO(36)/Defeasance(80)/Free(4)                10/31/08     11/01/08       06/30/15
    201            360        LO(30)/Defeasance(87)/Free(3)                12/10/07     12/11/07       03/10/15
    204            360        LO(27)/Defeasance(89)/Free(4)                11/30/07     12/01/07       04/30/15
    206            358        LO(27)/Defeasance(89)/Free(4)                01/04/08     01/05/08       06/04/15
    212            359        LO(25)/Defeasance(91)/Free(4)                11/30/07     12/01/07       06/30/15
    217            299        LO(59)/Grtr1%UPBorYM(57)/Free(4)             09/30/10       NAP            NAP
    218            298        LO(36)/Defeasance(80)/Free(4)                09/30/08     10/01/08       05/31/15
    222            360        LO(36)/Defeasance(122)/Free(22)              11/30/08     12/01/08       01/31/19
    223            358        LO(35)/Grtr1%UPBorYM(57)/Free(4)             08/31/08       NAP            NAP
    225            358        LO(27)/Defeasance(89)/Free(4)                01/04/08     01/05/08       06/04/15

                YIELD          YIELD                                                  YIELD
              MAINTENANCE   MAINTENANCE    PREPAYMENT     PREPAYMENT              MAINTENANCE        YIELD
   LOAN         PERIOD         PERIOD        PENALTY       PENALTY       LOAN     CALCULATION    MAINTENANCE
   NUMBER     START DATE      END DATE     START DATE      END DATE      NUMBER      METHOD     INTEREST RATE
---------------------------------------------------------------------------------------------------------------

    10         12/01/06       10/31/09         NAP           NAP          10     Present Value  Treasury Flat
    19           NAP            NAP            NAP           NAP          19          NAP            NAP
    23           NAP            NAP            NAP           NAP          23          NAP            NAP
    32           NAP            NAP            NAP           NAP          32          NAP            NAP
    34           NAP            NAP            NAP           NAP          34          NAP            NAP
    37           NAP            NAP            NAP           NAP          37          NAP            NAP
    40           NAP            NAP            NAP           NAP          40          NAP            NAP
    42           NAP            NAP            NAP           NAP          42          NAP            NAP
    71           NAP            NAP            NAP           NAP          71          NAP            NAP
    95           NAP            NAP            NAP           NAP          95          NAP            NAP
    96           NAP            NAP            NAP           NAP          96          NAP            NAP
    105          NAP            NAP            NAP           NAP          105         NAP            NAP
    129          NAP            NAP            NAP           NAP          129         NAP            NAP
    131          NAP            NAP            NAP           NAP          131         NAP            NAP
    134        10/01/08       06/30/15         NAP           NAP          134    Present Value  Treasury Flat
    140          NAP            NAP            NAP           NAP          140         NAP            NAP
    142          NAP            NAP            NAP           NAP          142         NAP            NAP
    147          NAP            NAP            NAP           NAP          147         NAP            NAP
    149          NAP            NAP            NAP           NAP          149         NAP            NAP
    161          NAP            NAP            NAP           NAP          161         NAP            NAP
    170          NAP            NAP            NAP           NAP          170         NAP            NAP
    175          NAP            NAP            NAP           NAP          175         NAP            NAP
    177          NAP            NAP            NAP           NAP          177         NAP            NAP
    181          NAP            NAP            NAP           NAP          181         NAP            NAP
    193          NAP            NAP            NAP           NAP          193         NAP            NAP
    201          NAP            NAP            NAP           NAP          201         NAP            NAP
    204          NAP            NAP            NAP           NAP          204         NAP            NAP
    206          NAP            NAP            NAP           NAP          206         NAP            NAP
    212          NAP            NAP            NAP           NAP          212         NAP            NAP
    217        10/01/10       06/30/15         NAP           NAP          217    Present Value  Treasury Flat
    218          NAP            NAP            NAP           NAP          218         NAP            NAP
    222          NAP            NAP            NAP           NAP          222         NAP            NAP
    223        09/01/08       05/31/13         NAP           NAP          223    Present Value  Treasury Flat
    225          NAP            NAP            NAP           NAP          225         NAP            NAP

                 YIELD
             MAINTENANCE
            INTEREST RATE
             CONVERTED TO       YIELD
               MONTHLY      MAINTENANCE
   LOAN        MORTGAGE     DISCOUNTING   PROPERTY    PROPERTY                  YEAR       OCCUPANCY
   NUMBER        RATE          HORIZON       SIZE     SIZE TYPE  YEAR BUILT   RENOVATED    PERCENTAGE
-------------------------------------------------------------------------------------------------------

    10           Yes          Maturity       542       Units        1970        2005          96%
    19           NAP            NAP          456       Units        2002        NAP           93%
    23           NAP            NAP          300       Units        1974        2004          95%
    32           NAP            NAP          615       Units        1970        2000          94%
    34           NAP            NAP          384       Units        1968        1998          98%
    37           NAP            NAP          308       Units        2002        NAP           91%
    40           NAP            NAP          96        Units        1962        2005         100%
    42           NAP            NAP          428       Units        1965        2005          99%
    71           NAP            NAP          276       Units        1991        2005          92%
    95           NAP            NAP          340        Pads        1992        NAP           89%
    96           NAP            NAP          288       Units        1968        2004          96%
    105          NAP            NAP          151       Units        1964        NAP           95%
    129          NAP            NAP          249       Units        1978        NAP          100%
    131          NAP            NAP          264       Units        1990        NAP           91%
    134          Yes          Maturity       248       Units        1984        2002          92%
    140          NAP            NAP          158       Units        1978        NAP           92%
    142          NAP            NAP          236       Units     1975-1976      NAP          100%
    147          NAP            NAP          117       Units        1979        1998         100%
    149          NAP            NAP          82        Units        1986        NAP           96%
    161          NAP            NAP          184       Units        1978        NAP          100%
    170          NAP            NAP          72        Units        1972        NAP           94%
    175          NAP            NAP          152       Units        1969        NAP           94%
    177          NAP            NAP          110       Units        1962        2004          95%
    181          NAP            NAP          160       Units        1969        NAP           97%
    193          NAP            NAP          179       Units        1978        NAP           96%
    201          NAP            NAP          104        Pads        1965        NAP          100%
    204          NAP            NAP          96        Units        2002        NAP           97%
    206          NAP            NAP          58        Units        1973        2004          97%
    212          NAP            NAP          67        Units        1965        NAP           97%
    217          Yes          Maturity       96        Units        1969        2004          99%
    218          NAP            NAP          94        Units        1977        NAP          100%
    222          NAP            NAP          60        Units        2003        NAP           93%
    223          Yes          Maturity       48        Units        1995        NAP           92%
    225          NAP            NAP          28        Units        1960        2004         100%

                                                                                               SECOND
                                                       LARGEST                                 LARGEST
                                                        MAJOR              SECOND    SECOND    MAJOR
                                   LARGEST   LARGEST   TENANT     SECOND   LARGEST  LARGEST    TENANT
                          LARGEST   MAJOR     MAJOR     LEASE    LARGEST    MAJOR    MAJOR     LEASE
   LOAN      OCCUPANCY     MAJOR    TENANT    TENANT  MATURITY    MAJOR    TENANT    TENANT   MATURITY
   NUMBER    AS OF DATE    TENANT    NRSF     NRSF%     DATE      TENANT     NRSF    NRSF%      DATE
--------------------------------------------------------------------------------------------------------

    10        07/18/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    19        07/25/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    23        07/01/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    32        09/28/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    34        08/03/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    37        05/10/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    40        08/02/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    42        09/15/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    71        08/26/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    95        09/19/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    96        05/04/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    105       07/21/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    129       06/15/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    131       07/06/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    134       06/20/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    140       08/12/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    142       07/07/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    147       08/31/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    149       07/21/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    161       06/15/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    170       07/21/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    175       06/22/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    177       06/22/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    181       04/26/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    193       06/30/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    201       04/30/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    204       07/25/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    206       07/13/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    212       09/13/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    217       07/31/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    218       07/28/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    222       06/21/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    223       08/17/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP
    225       08/25/05      NAP      NAP       NAP       NAP       NAP       NAP      NAP       NAP

                                           THIRD                 SECOND       SECOND
                                          LARGEST     SECOND      MOST         MOST
                       THIRD     THIRD     MAJOR      MOST       RECENT       RECENT      SECOND      SECOND
              THIRD   LARGEST   LARGEST   TENANT     RECENT       YEAR         YEAR        MOST        MOST
             LARGEST   MAJOR     MAJOR     LEASE      YEAR      STATEMENT   STATEMENT     RECENT      RECENT
   LOAN       MAJOR    TENANT   TENANT   MATURITY   STATEMENT    NUMBER       ENDING       YEAR        YEAR
   NUMBER    TENANT     NRSF     NRSF%     DATE        TYPE     OF MONTHS      DATE      REVENUES    EXPENSES
---------------------------------------------------------------------------------------------------------------

    10         NAP      NAP       NAP       NAP     Full Year      12        12/31/04     3,941,530  1,844,631
    19         NAP      NAP       NAP       NAP        UAV         UAV         UAV              UAV        UAV
    23         NAP      NAP       NAP       NAP     Full Year      12        12/31/03     3,268,097  1,249,443
    32         NAP      NAP       NAP       NAP     Full Year      12        12/31/04     4,905,553  2,688,058
    34         NAP      NAP       NAP       NAP     Full Year      12        12/31/04     3,874,619  1,696,561
    37         NAP      NAP       NAP       NAP     Full Year      12        12/31/04     4,118,140  2,039,173
    40         NAP      NAP       NAP       NAP        UAV         UAV         UAV              UAV        UAV
    42         NAP      NAP       NAP       NAP        UAV         UAV         UAV              UAV        UAV
    71         NAP      NAP       NAP       NAP     Full Year      12        12/31/03     2,225,622  1,068,262
    95         NAP      NAP       NAP       NAP     Full Year      12        12/31/04     1,505,790    523,006
    96         NAP      NAP       NAP       NAP     Full Year      12        12/31/04     1,921,859    905,301
    105        NAP      NAP       NAP       NAP     Full Year      12        12/31/04     1,306,810    514,441
    129        NAP      NAP       NAP       NAP     Full Year      12        12/31/04     2,362,630  1,417,436
    131        NAP      NAP       NAP       NAP     Full Year      12        12/31/04     1,789,754    793,177
    134        NAP      NAP       NAP       NAP     Full Year      12        12/31/04     1,340,551    575,477
    140        NAP      NAP       NAP       NAP     Full Year      12        12/31/04     1,163,689    555,765
    142        NAP      NAP       NAP       NAP     Full Year      12        12/31/04     2,045,862  1,186,352
    147        NAP      NAP       NAP       NAP     Full Year      12        12/31/04     1,265,562    544,745
    149        NAP      NAP       NAP       NAP     Full Year      12        12/31/04       853,664    289,235
    161        NAP      NAP       NAP       NAP     Full Year      12        12/31/04     1,551,532    897,629
    170        NAP      NAP       NAP       NAP     Full Year      12        12/31/04       705,683    269,552
    175        NAP      NAP       NAP       NAP     Full Year      12        12/31/03     1,183,870    717,601
    177        NAP      NAP       NAP       NAP     Full Year      12        12/31/04       833,972    407,376
    181        NAP      NAP       NAP       NAP     Full Year      12        12/31/04     1,047,542    581,976
    193        NAP      NAP       NAP       NAP     Full Year      12        12/31/04       965,455    512,922
    201        NAP      NAP       NAP       NAP     Full Year      12        12/31/04       444,959     93,485
    204        NAP      NAP       NAP       NAP     Full Year      12        12/31/04       400,158    154,753
    206        NAP      NAP       NAP       NAP     Full Year      12        12/31/03       447,494    214,083
    212        NAP      NAP       NAP       NAP     Full Year      12        12/31/04       433,806    174,503
    217        NAP      NAP       NAP       NAP        UAV         UAV         UAV              UAV        UAV
    218        NAP      NAP       NAP       NAP     Full Year      12        12/31/04       754,357    498,512
    222        NAP      NAP       NAP       NAP     Full Year      12        12/31/04       294,083    179,506
    223        NAP      NAP       NAP       NAP     Full Year      12        12/31/04       360,610    184,152
    225        NAP      NAP       NAP       NAP     Full Year      12        12/31/03       229,514     87,083

                       SECOND                  MOST         MOST
             SECOND     MOST        MOST      CURRENT     CURRENT
              MOST     RECENT     CURRENT      YEAR         YEAR        MOST        MOST                  MOST
             RECENT     YEAR       YEAR      STATEMENT   STATEMENT     CURRENT     CURRENT      MOST     CURRENT
   LOAN       YEAR       NOI     STATEMENT    NUMBER       ENDING        YEAR        YEAR      CURRENT   YEAR NOI
   NUMBER      NOI      DSCR       TYPE      OF MONTHS      DATE      REVENUES     EXPENSES   YEAR NOI    DSCR
------------------------------------------------------------------------------------------------------------------

    10      2,096,899   0.60    Trailing-12     12        06/30/05     5,975,778   2,157,304  3,818,474   1.09
    19            UAV    UAV    Annualized       5        05/31/05     4,862,854   2,012,659  2,850,194   1.25
    23      2,018,654   0.96     Full Year      12        12/31/04     3,571,626   1,349,730  2,221,896   1.06
    32      2,217,495   1.26    Annualized       6        06/30/05     5,136,166   2,676,531  2,459,635   1.39
    34      2,178,058   1.28    Trailing-12     12        09/01/05     3,819,303   1,651,169  2,168,134   1.27
    37      2,078,967   1.38    Trailing-12     12        05/31/05     4,097,850   2,084,435  2,013,415   1.34
    40            UAV    UAV    Trailing-12     12        08/01/05     2,300,386     530,044  1,770,342   1.27
    42            UAV    UAV     Full Year      12        12/31/04     3,210,834   1,641,621  1,569,214   1.17
    71      1,157,360   1.33     Full Year      12        12/31/04     1,988,147   1,001,855    986,292   1.13
    95        982,784   1.30    Trailing-12     12        07/31/05     1,473,139     504,467    968,672   1.28
    96      1,016,558   1.73    Annualized       3        03/31/05     1,944,482     852,404  1,092,079   1.86
    105       792,369   1.25    Annualized       6        06/30/05     1,356,892     577,266    779,626   1.23
    129       965,394   1.54    Annualized       6        06/30/05     2,426,540   1,420,886  1,005,654   1.60
    131       996,577   2.18    Annualized       5        05/31/05     1,786,250     729,058  1,057,193   2.31
    134       765,074   1.43    Trailing-12     12        05/31/05     1,366,279     587,294    778,985   1.46
    140       607,924   1.18    Trailing-12     12        06/30/05     1,178,121     563,625    614,496   1.20
    142       859,510   1.57    Annualized      12        05/31/05     2,039,849   1,209,831    830,018   1.51
    147       720,817   1.40    Annualized       6        06/30/05     1,281,638     556,384    725,254   1.41
    149       564,429   1.27    Annualized       6        06/30/05       857,838     289,781    568,058   1.28
    161       653,903   1.44    Annualized       6        06/30/05     1,579,492     970,118    609,374   1.35
    170       436,131   1.14    Trailing-12     12        06/30/05       725,818     280,325    445,493   1.17
    175       466,269   1.24     Full Year      12        12/31/04     1,113,384     587,669    525,715   1.40
    177       426,596   1.19    Trailing-12     12        04/30/05       880,852     410,110    470,742   1.32
    181       465,567   1.65    Annualized       3        03/31/05     1,097,521     569,690    527,830   1.87
    193       452,533   1.45    Trailing-12     12        06/30/05       961,119     517,323    463,796   1.48
    201       351,474   1.52    Trailing-12     12        03/31/05       446,477      93,704    352,773   1.52
    204       245,405   1.14    Trailing-12     12        06/30/05       501,212     173,638    327,575   1.52
    206       233,411   1.17     Full Year      12        12/31/04       487,376     212,040    275,336   1.38
    212       259,303   1.36    Trailing-12     12        08/31/05       446,979     173,470    273,509   1.44
    217           UAV    UAV    Annualized       6        06/30/05       580,901     309,844    271,057   1.55
    218       255,845   1.53    Annualized       6        06/30/05       763,786     527,508    236,278   1.41
    222       114,577   0.97    Trailing-12      5        05/31/05       334,078     192,376    141,702   1.20
    223       176,458   1.74    Annualized       7        07/31/05       346,733     180,443    166,290   1.64
    225       142,431   1.65     Full Year      12        12/31/04       243,851     111,923    131,928   1.53

                                                                                              RECOMMENDED
                                                          U/W NCF     TAXES      INSURANCE       ANNUAL
   LOAN         U/W         U/W                             DSCR    CURRENTLY    CURRENTLY    REPLACEMENT
   NUMBER    REVENUES    EXPENSES    U/W NOI   U/W NCF    (NOTE 1)   ESCROWED    ESCROWED       RESERVES
-------------------------------------------------------------------------------------------------------------

    10        6,714,896   2,132,939 4,581,957  4,446,457   1.26        Yes         Yes               109,918
    19        5,035,344   2,125,900 2,909,444  2,829,644   1.24        Yes         Yes                66,151
    23        3,938,787   1,360,423 2,578,364  2,503,364   1.20        Yes         Yes                63,933
    32        5,035,676   2,602,662 2,433,014  2,263,889   1.28        Yes         Yes               147,120
    34        3,963,034   1,673,788 2,289,246  2,193,246   1.29        Yes         Yes                93,945
    37        4,113,512   2,160,718 1,952,794  1,869,994   1.24        Yes         Yes                49,636
    40        2,231,166     573,756 1,657,410  1,633,410   1.20        No           No                16,263
    42        3,551,955   1,682,781 1,869,174  1,718,131   1.29        Yes         Yes               151,053
    71        2,130,582     954,109 1,176,473  1,106,852   1.27        No           No                69,621
    95        1,505,990     576,054   929,936    912,936   1.20        Yes         Yes                12,167
    96        1,931,414     883,601 1,047,814  1,013,819   1.73        Yes          No                71,399
    105       1,351,867     556,312   795,555    757,805   1.20        Yes         Yes                30,956
    129       2,312,447   1,356,318   956,129    882,304   1.41        Yes         Yes                73,825
    131       1,809,991     720,059 1,089,932  1,023,932   2.24        Yes          No                63,223
    134       1,369,024     611,391   757,633    695,634   1.30        Yes         Yes                61,125
    140       1,229,358     545,324   684,034    684,034   1.33        Yes         Yes                34,175
    142       2,026,435   1,224,702   801,733    801,732   1.46        Yes         Yes                54,410
    147       1,231,083     531,268   699,815    665,271   1.30        Yes         Yes                34,545
    149         881,468     325,314   556,154    533,276   1.20        Yes         Yes                22,918
    161       1,525,314     847,436   677,878    624,309   1.38        Yes         Yes                53,570
    170         735,385     249,761   485,624    467,624   1.22        Yes         Yes                12,042
    175       1,115,857     609,552   506,305    449,608   1.19        Yes         Yes                49,948
    177         905,822     407,536   498,286    470,786   1.44        Yes         Yes                23,732
    181       1,087,614     587,373   500,241    478,221   1.70        Yes          No                33,698
    193         976,455     519,405   457,050    412,300   1.32        Yes         Yes                44,271
    201         429,244     116,215   313,029    307,829   1.33        Yes         Yes                 2,733
    204         501,212     181,204   320,008    300,808   1.40        Yes         Yes                14,103
    206         526,339     269,420   256,919    242,419   1.21        Yes         Yes                14,169
    212         450,628     176,080   274,548    257,798   1.36        Yes         Yes                14,321
    217         557,779     293,078   264,701    235,901   1.35        Yes         Yes                10,905
    218         723,431     476,593   246,838    216,946   1.29        Yes         Yes                29,850
    222         332,106     178,500   153,606    153,605   1.30        Yes         Yes                 9,854
    223         358,510     182,305   176,205    164,205   1.62        Yes         Yes                10,131
    225         249,394     137,024   112,370    103,270   1.20        Yes         Yes                 9,097

                                                                                                             RECOMMENDED
                                                                                                               ANNUAL
                              ESCROWED                                                                       REPLACEMENT
              U/W ANNUAL     REPLACEMENT                                                                      RESERVES
   LOAN      REPLACEMENT      RESERVES                          ESCROWED REPLACEMENT                          PSF/UNIT/
   NUMBER      RESERVES    INITIAL DEPOSIT                 RESERVES CURRENT ANNUAL DEPOSIT                    ROOM/PAD
---------------------------------------------------------------------------------------------------------------------------

    10             135,500               0                                        135,504                           202.80
    19              79,800               0   79,800.00 (Yrs. 1-5); 106,200.00 (Yrs. 6-10)                           145.07
    23              75,000         500,000                                         75,000                           213.11
    32             169,125               0                                        169,128                           239.22
    34              96,000               0                                         96,000                           244.65
    37              82,800               0                                         82,800                           161.16
    40              24,000          24,000                                              0                           169.41
    42             151,053               0                                        151,053                           352.93
    71              69,621               0                                              0                           252.25
    95              17,000               0                                         17,004                            35.78
    96              33,994               0                                              0                           247.91
    105             37,750               0                                         37,750                           205.01
    129             73,825               0                                         73,825                           296.49
    131             66,000               0                                         66,000                           239.48
    134             62,000               0                                         62,000                           246.47
    140                  0         395,000                                              0                           216.30
    142             59,000               0                                         59,000                           230.55
    147             34,544               0                                         34,515                           295.26
    149             22,878               0                                         22,878                           279.49
    161             53,570               0                                         53,570                           291.14
    170             18,000               0                                         18,000                           167.25
    175             56,696               0                                         53,196                           328.61
    177             27,500               0                                         27,504                           215.74
    181             22,020               0                                              0                           210.61
    193             44,750               0                                         44,750                           247.32
    201              5,200          10,000                                              0                            26.28
    204             19,200               0      19,200 (1st 3 years), 24,000 (thereafter)                           146.90
    206             14,500               0                                         14,496                           244.30
    212             16,750               0                                         16,752                           213.74
    217             28,800               0                                         28,800                           113.59
    218             29,892               0                                         29,892                           317.55
    222             15,000               0                                         15,000                           164.23
    223             12,000               0                                         12,000                           211.06
    225              9,100               0                                          9,096                           324.89

                                               ESCROWED
                                             REPLACEMENT                                                                 ESCROWED
                               ESCROWED        RESERVES                                   ESCROWED             ESCROWED    TI/LC
                              REPLACEMENT      CURRENT                        ESCROWED      TI/LC       U/W      TI/LC   RESERVES
              U/W ANNUAL       RESERVES         ANNUAL                          TI/LC     RESERVES     ANNUAL  RESERVES   CURRENT
              REPLACEMENT   INITIAL DEPOSIT    DEPOSIT                        RESERVES     CURRENT     TI/LC    INITIAL   ANNUAL
   LOAN      RESERVES PSF/     PSF/UNIT/      PSF/UNIT/       U/W ANNUAL       INITIAL     ANNUAL     RESERVES  DEPOSIT   DEPOSIT
   NUMBER    UNIT/ROOM/PAD     ROOM/PAD        ROOM/PAD     TI/LC RESERVES     DEPOSIT     DEPOSIT      PSF       PSF       PSF
------------------------------------------------------------------------------------------------------------------------------------

    10               250.00            0.00         250.00        NAP            NAP         NAP        NAP       NAP       NAP
    19               175.00            0.00         175.00        NAP            NAP         NAP        NAP       NAP       NAP
    23               250.00        1,666.67         250.00        NAP            NAP         NAP        NAP       NAP       NAP
    32               275.00            0.00         275.00        NAP            NAP         NAP        NAP       NAP       NAP
    34               250.00            0.00         250.00        NAP            NAP         NAP        NAP       NAP       NAP
    37               268.83            0.00         268.83        NAP            NAP         NAP        NAP       NAP       NAP
    40               250.00          250.00           0.00        NAP            NAP         NAP        NAP       NAP       NAP
    42               352.93            0.00         352.93        NAP            NAP         NAP        NAP       NAP       NAP
    71               252.25            0.00           0.00        NAP            NAP         NAP        NAP       NAP       NAP
    95                50.00            0.00          50.01        NAP            NAP         NAP        NAP       NAP       NAP
    96               118.04            0.00           0.00        NAP            NAP         NAP        NAP       NAP       NAP
    105              250.00            0.00         250.00        NAP            NAP         NAP        NAP       NAP       NAP
    129              296.49            0.00         296.49        NAP            NAP         NAP        NAP       NAP       NAP
    131              250.00            0.00         250.00        NAP            NAP         NAP        NAP       NAP       NAP
    134              250.00            0.00         250.00        NAP            NAP         NAP        NAP       NAP       NAP
    140                0.00        2,500.00           0.00        NAP            NAP         NAP        NAP       NAP       NAP
    142              250.00            0.00         250.00        NAP            NAP         NAP        NAP       NAP       NAP
    147              295.25            0.00         295.00        NAP            NAP         NAP        NAP       NAP       NAP
    149              279.00            0.00         279.00        NAP            NAP         NAP        NAP       NAP       NAP
    161              291.14            0.00         291.14        NAP            NAP         NAP        NAP       NAP       NAP
    170              250.00            0.00         250.00        NAP            NAP         NAP        NAP       NAP       NAP
    175              373.00            0.00         349.97        NAP            NAP         NAP        NAP       NAP       NAP
    177              250.00            0.00         250.04        NAP            NAP         NAP        NAP       NAP       NAP
    181              137.63            0.00           0.00        NAP            NAP         NAP        NAP       NAP       NAP
    193              250.00            0.00         250.00        NAP            NAP         NAP        NAP       NAP       NAP
    201               50.00           96.15           0.00        NAP            NAP         NAP        NAP       NAP       NAP
    204              200.00            0.00         200.00        NAP            NAP         NAP        NAP       NAP       NAP
    206              250.00            0.00         249.93        NAP            NAP         NAP        NAP       NAP       NAP
    212              250.00            0.00         250.03        NAP            NAP         NAP        NAP       NAP       NAP
    217              300.00            0.00         300.00        NAP            NAP         NAP        NAP       NAP       NAP
    218              318.00            0.00         318.00        NAP            NAP         NAP        NAP       NAP       NAP
    222              250.00            0.00         250.00        NAP            NAP         NAP        NAP       NAP       NAP
    223              250.00            0.00         250.00        NAP            NAP         NAP        NAP       NAP       NAP
    225              325.00            0.00         324.86        NAP            NAP         NAP        NAP       NAP       NAP

                             FOOTNOTES TO ANNEX A-1

 (1)    With respect to loan numbers 13, 40, 52, 81, 82, 89, 113, 155, 168, 169,
        177 and 189, the U/W NCF DSCRs were adjusted to take into account:
        (a) the reamortized debt service payments that would be in effect if the principal balance of the subject underlying mortgage loan is reduced by a related cash holdback; and/or (b) various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the release of the subject cash holdback. With respect to loan numbers 13, 40, 52, 81, 82, 89, 113, 155, 168, 169, 177 and 189,
        the U/W NCF DSCRs calculated based upon their unadjusted debt service payments are 1.08x, 1.17x, 1.14x, 1.02x, 1.07x, 1.18x, 1.02x, 1.23x,
        1.40x, 1.14x, 1.32x and 1.21x, respectively.

 (2)    With respect to loan numbers 13, 40, 82, 155, 168, 177 and 189, the
        Cut-off Date LTV ratio has been calculated based upon the relevant principal balance of the subject underlying mortgage loan, as reduced by the amount of a related cash holdback. With respect to loan numbers 13,
        40, 82, 155, 168, 177 and 189, the Cut-off Date LTV ratios calculated based upon the unadjusted relevant principal balances of the subject underlying mortgage loans are 78.91%, 77.78%, 79.74%, 66.80%, 75.00%,
        87.62% and 65.50%, respectively.

 (3)    With respect to loan numbers 13, 40, 82, 155, 168, 177 and 189, the
        Maturity Date / ARD LTV ratio has been calculated based upon the relevant principal balance of the subject underlying mortgage loan, as reduced by the amount of a related cash holdback. With respect to loan numbers 13, 40, 82, 155, 168, 177 and 189, the Cut-off Date LTV ratios calculated based upon the unadjusted relevant principal balances of the subject underlying mortgage loans are 74.39%, 75.66%, 71.10%, 59.52%,
        65.56%, 77.64% and 56.73%, respectively.

 (4)    For each Crossed Group, reflects the aggregate cut-off date principal balance of the entire subject Crossed Group. In all other cases, reflects related cut-off date principal balance of subject underlying mortgage loan.

 (5)    Cut-off Date Principal Balance, Loan Balance at Maturity / ARD and
        Original Balance represent only the One Court Square - Citibank Pooled
        Portion. The principal balance of the One Court Square - Citibank
        Mortgage Loan is $315,000,000 which consists of the $290,000,000 pooled portion and the $25,000,000 non-pooled portion. Cut-off Date Principal
        Balance per SF/Unit/Room/Pad, Cut-off Date LTV Ratio, Maturity Date /
        ARD LTV Ratio, Monthly Debt Service Payment and U/W NCF DSCR are
        calculated on the One Court Square - Citibank Pooled Portion only.

 (6)    For purposes of calculating the Cut-off Date LTV Ratio, Maturity Date /
        ARD LTV Ratio, Cut-off Date Principal Balance per SF/Unit/Room/Pad and
        U/W NCF DSCR, the loan amounts used for the mortgage loan known as Loews
        Universal Hotel Portfolio (loan number 12) are the aggregate balance of
        (a) such mortgage loan and (b) the other portions in the split loan structure that are pari passu in right of payment with such mortgage loan. The Loews Universal Hotel Portfolio loan has a subordinate companion loan which was excluded from the trust. Including the related subordinate companion loan the Cut-off Date LTV Ratio, Maturity Date /
        ARD LTV Ratio, Cut-off Date Principal Balance per SF/Unit/Room/Pad and
        U/W NCF DSCR are 59.45%, 59.45%, $187,500 and 3.15x, respectively.

 (7)    With respect to loan number 7, the individual appraised values total
        $117,760,000. The appraiser gave additional value to the portfolio as a whole due to efficiencies associated with proeprty management and also lowered the capitalization rate giving a roll-up portfolio value of
        $129,920,000.

 (8)    With respect to loan number 19, the borrower, NNN Sanctuary at Highland
        Oaks, DST, is a Delaware statutory trust.

 (9)    Cut-off Date Principal Balance, Loan Balance at Maturity / ARD and
        Original Balance represent only the One Court Square - Citibank
        Non-Pooled Portion. Cut-off Date LTV Ratio, Maturity Date / ARD LTV
        Ratio, Monthly Debt Service Payment and U/W NCF DSCR are calculated on the One Court Square - Citibank Mortgage Loan balance, including both the One Court Square - Citibank Pooled Portion and the One Court Square
        - Citibank Non-Pooled Portion. The U/W NCF DSCR for the combined One
        Court Square - Citibank Loan pooled portion and non-pooled portion is
        2.07x; and the combined Cut-off Date LTV Ratio and Maturity Date / ARD
        LTV Ratio for the entire One Court Square - Citibank Loan Pair both will be 67.02%.

(10)    With respect to loan number 5, the Property Size and Occupancy
        Percentage were calculated without regard to the square footage of the
        Innova Parking Garage Property.

(11)    With respect to loan numbers 3, 14 and 15, the respective grace periods only apply to the first and second occurrence of a payment made after the due date.

                                    ANNEX A-2

                    SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                      [THIS PAGE INTENTIONALLY LEFT BALNK]

                 CUT-OFF DATE PRINCIPAL BALANCE (MORTGAGE POOL)

                                                   AGGREGATE        % OF
                                                    CUT-OFF        INITIAL
             RANGE OF               NUMBER OF         DATE        MORTGAGE
           CUT-OFF DATE              MORTGAGE      PRINCIPAL        POOL
        PRINCIPAL BALANCES            LOANS         BALANCE        BALANCE
---------------------------------- ----------- ----------------- ----------

   (less than)  $  5,000,000            40      $  131,224,582        3.4%
  $5,000,000 to $  9,999,999            82         607,867,634       15.7
 $10,000,000 to $ 14,999,999            39         473,516,007       12.2
 $15,000,000 to $ 19,999,999            20         347,622,974        9.0
 $20,000,000 to $ 24,999,999            10         216,647,867        5.6
 $25,000,000 to $ 29,999,999             9         248,255,427        6.4
 $30,000,000 to $ 39,999,999            10         340,531,882        8.8
 $40,000,000 to $ 49,999,999             3         128,600,000        3.3
 $50,000,000 to $ 74,999,999             5         295,947,000        7.6
 $75,000,000 to $ 99,999,999             1          86,265,101        2.2
$100,000,000 to $149,999,999             3         311,766,252        8.0
$150,000,000 to $199,999,999             1         150,000,000        3.9
$200,000,000 to $290,000,000             2         540,000,000       13.9
----------------------------------      --      --------------      -----
 Total/Wtd. Avg.                       225      $3,878,244,727      100.0%
==================================     ===      ==============      =====

                                                                  WEIGHTED AVERAGES
                                                   ------------------------------------------------
                                       MAXIMUM
             RANGE OF                CUT-OFF DATE                STATED               CUT-OFF DATE
           CUT-OFF DATE               PRINCIPAL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
        PRINCIPAL BALANCES             BALANCE        RATE     TERM (MO.)     DSCR        RATIO
---------------------------------- --------------- ---------- ------------ --------- --------------

      (less than)  $  5,000,000     $   4,900,000     5.352%       118        1.54x       69.22%
  $5,000,000 to $  9,999,999            9,972,252     5.349        118        1.38        72.86
 $10,000,000 to $ 14,999,999           14,951,810     5.300        111        1.37        71.68
 $15,000,000 to $ 19,999,999           19,950,000     5.326        113        1.27        74.82
 $20,000,000 to $ 24,999,999           24,000,000     5.318        112        1.41        73.65
 $25,000,000 to $ 29,999,999           29,335,427     5.332        111        1.28        74.79
 $30,000,000 to $ 39,999,999           39,500,000     5.314        105        1.33        72.98
 $40,000,000 to $ 49,999,999           43,600,000     5.059         92        1.36        68.63
 $50,000,000 to $ 74,999,999           65,000,000     5.333        106        1.68        74.66
 $75,000,000 to $ 99,999,999           86,265,101     5.840        117        1.39        66.40
$100,000,000 to $149,999,999          105,000,000     5.145        105        1.79        62.53
$150,000,000 to $199,999,999          150,000,000     4.836         55        1.82        44.38
$200,000,000 to $290,000,000          290,000,000     5.076        118        2.34        54.57
----------------------------------
 Total/Wtd. Avg.                                      5.261%       110        1.57x       68.32%
==================================

                      MORTGAGE LOAN TYPE (MORTGAGE POOL)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                     AGGREGATE      % OF INITIAL
                      NUMBER OF     CUT-OFF DATE      MORTGAGE       MAXIMUM                  STATED               CUT-OFF DATE
                       MORTGAGE      PRINCIPAL          POOL      CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE     LOANS         BALANCE         BALANCE        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- ------------- -------------- ---------- ------------ --------- --------------

Partial IO/Balloon       100      $1,613,479,101        41.6%     $105,000,000     5.291%  115             1.28x       74.49%
Balloon                   95       1,139,253,845        29.4       150,000,000     5.272   102             1.49        66.24
Interest Only             13         562,080,000        14.5       250,000,000     5.323   104             2.14        60.48
Interest Only/ARD          2         395,000,000        10.2       290,000,000     4.951   118             2.30        58.69
ARD                       10          94,331,781         2.4        19,681,676     5.473   102             1.38        71.17
Partial IO/ARD             5          74,100,000         1.9        19,950,000     5.346   106             1.28        73.27
--------------------     ---      --------------       -----
 Total/Wtd. Avg.         225      $3,878,244,727       100.0%                      5.261%  110             1.57x       68.32%
====================     ===      ==============       =====

                        MORTGAGE RATES (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                       AGGREGATE     % OF INITIAL
                        NUMBER OF    CUT-OFF DATE      MORTGAGE       MAXIMUM                  STATED               CUT-OFF DATE
       RANGE OF          MORTGAGE      PRINCIPAL         POOL      CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    MORTGAGE RATES        LOANS         BALANCE        BALANCE        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ---------------- ------------- -------------- ---------- ------------ --------- --------------

  4.7250% to 4.9999%        17      $  799,178,719       20.6%          20.6%       4.878%        97        1.96x       60.56%
  5.0000% to 5.2499%        67         961,894,511       24.8           45.4        5.130        117        1.46        71.28
  5.2500% to 5.4999%        93       1,415,688,921       36.5           81.9        5.347        112        1.54        68.77
  5.5000% to 5.7499%        37         478,920,889       12.3           94.3        5.613        112        1.34        72.74
  5.7500% to 5.9999%         7         204,172,946        5.3           99.5        5.874        101        1.34        72.00
  6.0000% to 6.5600%         4          18,388,741        0.5          100.0        6.190        123        1.42        60.09
----------------------     ---      --------------      -----
 Total/Wtd. Avg.           225      $3,878,244,727      100.0%                      5.261%       110        1.57x       68.32%
======================     ===      ==============      =====

                                     A-2-1

              ORIGINAL TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                        AGGREGATE     % OF INITIAL
   RANGE OF ORIGINAL     NUMBER OF    CUT-OFF DATE      MORTGAGE
        TERMS TO          MORTGAGE      PRINCIPAL         POOL
 MATURITY/ARD (MONTHS)     LOANS         BALANCE         BALANCE
----------------------- ----------- ---------------- --------------

         39 to 59             2      $  192,000,000         5.0%
           60                 9         227,394,802         5.9
           84                 3         126,265,571         3.3
         85 to 114            6          48,657,427         1.3
        115 to 120          200       3,256,315,562        84.0
        121 to 179            2          14,300,000         0.4
          180                 3          13,311,366         0.3
-----------------------     ---      --------------       -----
     Total/Wtd. Avg.        225      $3,878,244,727       100.0%
=======================     ===      ==============       =====

                                                      WEIGHTED AVERAGES
                                       ------------------------------------------------
                          CUMULATIVE
   RANGE OF ORIGINAL     % OF INITIAL                STATED               CUT-OFF DATE
        TERMS TO             POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MATURITY/ARD (MONTHS)      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
----------------------- -------------- ---------- ------------ --------- --------------

         39 to 59             5.0%        4.814%        52        1.82x       46.13%
           60                10.8         5.573         58        1.30        76.22
           84                14.1         5.043         81        1.52        65.41
         85 to 114           15.3         5.439        105        1.33        74.24
        115 to 120           99.3         5.269        117        1.58        69.12
        121 to 179           99.7         5.599        128        1.23        76.93
          180               100.0         5.523        177        2.95        54.50
-----------------------
     Total/Wtd. Avg.                      5.261%       110        1.57x       68.32%
=======================

             REMAINING TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                      AGGREGATE     % OF INITIAL    CUMULATIVE
  RANGE OF REMAINING   NUMBER OF    CUT-OFF DATE      MORTGAGE     % OF INITIAL                STATED               CUT-OFF DATE
       TERMS TO         MORTGAGE      PRINCIPAL         POOL           POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MATURITY/ARD (MOS.)     LOANS         BALANCE         BALANCE        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- -------------- ---------- ------------ --------- --------------

        39 to 59           10      $  361,394,802         9.3%          9.3%        5.104%        54        1.58x       59.63%
        60 to 83            4         184,265,571         4.8          14.1         5.338         75        1.44        70.00
        84 to 114          23         278,559,033         7.2          21.3         5.494        112        1.33        72.84
       115 to 120         183       3,026,413,956        78.0          99.3         5.251        118        1.59        68.86
       121 to 179           4          25,971,366         0.7         100.0         5.532        150        2.11        66.49
         180                1           1,640,000         0.0         100.0         6.040        180        1.30        60.18
    ---------------       ---      --------------       -----
    Total/Wtd. Avg.       225      $3,878,244,727       100.0%                      5.261%       110        1.57x       68.32%
=====================     ===      ==============       =====

                   ORIGINAL AMORTIZATION TERM (MORTGAGE POOL)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                     AGGREGATE     % OF INITIAL    CUMULATIVE
  RANGE OF ORIGINAL   NUMBER OF    CUT-OFF DATE      MORTGAGE     % OF INITIAL                STATED               CUT-OFF DATE
    AMORTIZATION       MORTGAGE      PRINCIPAL         POOL           POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)       LOANS         BALANCE         BALANCE        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ---------------- -------------- -------------- ---------- ------------ --------- --------------

    Interest Only         15      $  957,080,000        24.7%          24.7%       5.165%       110        2.20x       59.74%
         240               2          20,027,734         0.5           25.2        5.315         86        1.32        69.23
      241 to 300          17         129,776,643         3.3           28.5        5.563        121        1.40        70.26
      301 to 420         191       2,771,360,349        71.5          100.0        5.278        109        1.36        71.19
--------------------     ---      --------------       -----
   Total/Wtd. Avg.       225      $3,878,244,727       100.0%                      5.261%       110        1.57x       68.32%
====================     ===      ==============       =====

                  REMAINING AMORTIZATION TERM (MORTGAGE POOL)

                                                                                            WEIGHTED AVERAGES
                                                                             ------------------------------------------------
                                     AGGREGATE     % OF INITIAL   CUMULATIVE
 RANGE OF REMAINING   NUMBER OF    CUT-OFF DATE      MORTGAGE        % OF                  STATED               CUT-OFF DATE
    AMORTIZATION       MORTGAGE      PRINCIPAL         POOL          POOL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)       LOANS         BALANCE         BALANCE      BALANCE      RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ---------------- -------------- ----------- ---------- ------------ --------- --------------

    Interest Only         15      $  957,080,000        24.7%        24.7%      5.165%       110        2.20x       59.74%
      236 to 240           2          20,027,734         0.5         25.2       5.315         86        1.32        69.23
      241 to 300          17         129,776,643         3.3         28.5       5.563        121        1.40        70.26
      301 to 420         191       2,771,360,349        71.5        100.0       5.278        109        1.36        71.19
--------------------     ---      --------------       -----
   Total/Wtd. Avg.       225      $3,878,244,727       100.0%                   5.261%       110        1.57x       68.32%
====================     ===      ==============       =====

                                     A-2-2

                    MORTGAGE LOAN SEASONING (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE
                      NUMBER OF     CUT-OFF DATE    % OF INITIAL    CUMULATIVE                 STATED               CUT-OFF DATE
                       MORTGAGE      PRINCIPAL        MORTGAGE     % OF INITIAL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 SEASONING (MONTHS)     LOANS         BALANCE       POOL BALANCE   POOL BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- -------------- -------------- ---------- ------------ --------- --------------

        0 to 5           206      $3,624,625,251         93.5%          93.5%       5.244%  110             1.59x       68.04%
        6 to 11           19         253,619,476          6.5          100.0        5.498   108             1.34        72.25
--------------------     ---      --------------        -----
   Total/Wtd. Avg.       225      $3,878,244,727        100.0%                      5.261%  110             1.57x       68.32%
====================     ===      ==============        =====

                      ENCUMBERED INTEREST (MORTGAGE POOL)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                                 AGGREGATE
                                  NUMBER OF     CUT-OFF DATE          % OF                      STATED               CUT-OFF DATE
                                   MORTGAGE      PRINCIPAL      INITIAL MORTGAGE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       ENCUMBERED INTEREST          LOANS         BALANCE         POOL BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------------------- ----------- ----------------- ------------------ ---------- ------------ --------- --------------

Fee Simple                           250      $3,653,584,519           94.2%         5.264%  109             1.56x       68.29%
Leasehold                              9         120,113,208            3.1          5.033   116             2.34        60.82
Fee in Part, Leasehold in Part         2         104,547,000            2.7          5.433   117             1.16        78.01
--------------------------------     ---      --------------          -----
 Total/Wtd. Avg.                     261      $3,878,244,727          100.0%         5.261%  110             1.57x       68.32%
================================     ===      ==============          =====

                                     A-2-3

                        PROPERTY TYPES (MORTGAGE POOL)

                                              AGGREGATE                        MAXIMUM
                               NUMBER OF     CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE
                               MORTGAGED      PRINCIPAL        MORTGAGE       PRINCIPAL
        PROPERTY TYPE         PROPERTIES       BALANCE       POOL BALANCE      BALANCE
---------------------------- ------------ ----------------- -------------- --------------

Office                             71      $1,554,770,809         40.1%     $290,000,000
 Suburban                          46         801,875,219         20.7       250,000,000
 CBD                               12         640,133,053         16.5       290,000,000
 Flex                               8          68,891,552          1.8        18,500,000
 Medical Office                    10          84,715,791          2.2        18,500,000
Retail                             74       1,155,049,773         29.8       150,000,000
 Anchored                          36         520,597,301         13.4        43,600,000
 Regional Mall                      3         293,766,252          7.6       150,000,000
 Unanchored                        17         144,614,331          3.7        32,468,396
 Shadow Anchored                    7          79,032,764          2.0        23,520,000
 Lifestyle Center                   1          60,947,000          1.6        60,947,000
 Anchored, Single Tenant            9          54,044,051          1.4        14,145,000
 Unanchored, Single Tenant          1           2,048,074          0.1         2,048,074
Multifamily                        45         551,946,616         14.2        58,000,000
 Conventional                      33         439,647,975         11.3        58,000,000
 Section 8                          7          56,464,210          1.5        21,977,867
 Student Housing                    2          44,250,000          1.1        23,250,000
 Independent Living                 1           7,350,000          0.2         7,350,000
 Co-Op                              1           2,594,431          0.1         2,594,431
 Senior Housing                     1           1,640,000          0.0         1,640,000
Hospitality                        19         255,734,926          6.6        55,000,000
Industrial                         15         134,477,817          3.5        19,681,676
Self Storage                       25         108,265,101          2.8        86,265,101
Mixed Use                           6          38,239,685          1.0        10,634,647
Other                               2          37,000,000          1.0        19,000,000
Manufactured Housing                3          26,640,000          0.7        12,000,000
Land                                1          16,120,000          0.4        16,120,000
----------------------------      ---      --------------        -----
 Total/Wtd. Avg.                  261      $3,878,244,727        100.0%
============================      ===      ==============        =====

                                             WEIGHTED AVERAGES
                             -------------------------------------------------
                                                                                                      MIN/MAX
                                           STATED                CUT-OFF DATE                      CUT-OFF DATE
                              MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE     MIN/MAX U/W      LOAN-TO-VALUE
        PROPERTY TYPE           RATE     TERM (MO.)     DSCR        RATIO           NCF DSCR           RATIO
---------------------------- ---------- ------------ --------- --------------- ----------------- ----------------

Office                          5.207%       115        1.75x        65.40%     1.03x / 2.94x    37.35% / 80.62%
 Suburban                       5.311        115        1.70         63.73      1.13x / 2.94x    37.35% / 80.52%
 CBD                            5.068        115        1.90         66.11      1.03x / 2.45x    50.36% / 80.62%
 Flex                           5.272        117        1.36         69.81      1.22x / 1.53x    64.01% / 78.78%
 Medical Office                 5.283        123        1.29         72.70      1.20x / 1.54x    59.57% / 79.52%
Retail                          5.192        103        1.44         68.34      1.09x / 2.08x    44.38% / 80.00%
 Anchored                       5.267        117        1.35         73.58      1.09x / 1.97x    53.29% / 80.00%
 Regional Mall                  4.862         62        1.72         52.70      1.53x / 1.82x    44.38% / 65.11%
 Unanchored                     5.282        119        1.31         72.53      1.15x / 2.00x    51.83% / 80.00%
 Shadow Anchored                5.275        116        1.42         74.37      1.21x / 1.68x    67.01% / 79.48%
 Lifestyle Center               5.536        116        1.20         78.14      1.20x / 1.20x    78.14% / 78.14%
 Anchored, Single Tenant        5.497        115        1.40         71.53      1.20x / 2.08x    49.89% / 79.50%
 Unanchored, Single Tenant      5.510        119        1.49         78.02      1.49x / 1.49x    78.02% / 78.02%
Multifamily                     5.327        103        1.33         75.31      1.10x / 10.04x    6.33% / 86.56%
 Conventional                   5.339        101        1.28         76.38      1.10x / 2.24x    50.85% / 86.56%
 Section 8                      5.242        119        1.37         73.35      1.29x / 1.46x    67.48% / 79.88%
 Student Housing                5.169         89        1.22         75.22      1.20x / 1.24x    74.76% / 75.74%
 Independent Living             6.072        120        1.61         54.44      1.61x / 1.61x    54.44% / 54.44%
 Co-Op                          5.275        178       10.04          6.33     10.04x / 10.04x    6.33% / 6.33%
 Senior Housing                 6.040        180        1.30         60.18      1.30x / 1.30x    60.18% / 60.18%
Hospitality                     5.449        112        1.91         66.10      1.21x / 3.61x    52.84% / 75.57%
Industrial                      5.436        112        1.36         72.05      1.22x / 1.54x    64.01% / 79.59%
Self Storage                    5.748        114        1.38         67.84      1.28x / 1.39x    58.94% / 80.00%
Mixed Use                       5.264        117        1.31         72.79      1.21x / 1.52x    65.23% / 75.00%
Other                           5.400        114        1.36         72.21      1.36x / 1.36x    72.21% / 72.21%
Manufactured Housing            5.464        118        1.22         78.84      1.20x / 1.33x    77.42% / 80.00%
Land                            4.825        117        1.21         79.02      1.21x / 1.21x    79.02% / 79.02%
----------------------------
 Total/Wtd. Avg.                5.261%       110        1.57x        68.32%     1.03x / 10.04x    6.33% / 86.56%
============================

                                     A-2-4

     UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (MORTGAGE POOL)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                                                    CUMULATIVE
                                     AGGREGATE      % OF INITIAL   % OF INITIAL
                      NUMBER OF     CUT-OFF DATE      MORTGAGE       MORTGAGE                 STATED               CUT-OFF DATE
      RANGE OF         MORTGAGE      PRINCIPAL          POOL           POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  U/W NCF DSCR (X)      LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

    1.03x to 1.19x        22      $  360,573,231          9.3%          9.3%       5.330%       113        1.15x       76.59%
    1.20x to 1.24x        53         740,492,123         19.1          28.4        5.268        116        1.22        74.48
    1.25x to 1.29x        31         449,699,515         11.6          40.0        5.378        105        1.27        76.48
    1.30x to 1.34x        33         348,507,896          9.0          49.0        5.371        114        1.32        76.07
    1.35x to 1.39x        21         372,905,515          9.6          58.6        5.509        112        1.38        71.02
    1.40x to 1.44x        13         143,011,971          3.7          62.3        5.424        101        1.42        73.12
    1.45x to 1.49x         9          95,926,657          2.5          64.7        5.442        118        1.47        70.40
    1.50x to 1.99x        34         643,059,342         16.6          81.3        5.101         90        1.69        60.23
   2.00x to 10.04x         9         724,068,478         18.7         100.0        5.053        118        2.47        53.68
--------------------      --      --------------        -----
   Total/Wtd. Avg.       225      $3,878,244,727        100.0%                     5.261%       110        1.57x       68.32%
====================     ===      ==============        =====

                CUT-OFF DATE LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                                                   CUMULATIVE
      RANGE OF                       AGGREGATE     % OF INITIAL   % OF INITIAL
    CUT-OFF DATE      NUMBER OF    CUT-OFF DATE      MORTGAGE       MORTGAGE                 STATED               CUT-OFF DATE
    LOAN-TO-VALUE      MORTGAGE      PRINCIPAL         POOL           POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
        RATIO           LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

   6.33% to 60.00%        23      $  722,928,058        18.6%         18.6%       5.106%  100             2.28x       48.82%
  60.01% to 65.00%        17         507,578,782        13.1          31.7        5.073   118             1.91        62.13
  65.01% to 70.00%        36         533,025,491        13.7          45.5        5.405   104             1.41        66.72
  70.01% to 75.00%        45         609,643,850        15.7          61.2        5.321   114             1.32        73.18
  75.01% to 80.00%       100       1,425,588,547        36.8          98.0        5.328   111             1.27        78.19
  80.01% to 86.56%         4          79,480,000         2.0         100.0        5.243   117             1.35        81.56
--------------------     ---      --------------       -----
   Total/Wtd. Avg.       225      $3,878,244,727       100.0%                     5.261%  110             1.57x       68.32%
====================     ===      ==============       =====

             MATURITY DATE/ARD LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
  RANGE OF MATURITY    NUMBER OF     CUT-OFF DATE      MORTGAGE       MORTGAGE                 STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE      PRINCIPAL          POOL           POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

    4.46% to 50.00%        20      $  547,673,108         14.1%         14.1%       5.147%        96        2.12x       48.20%
   50.01% to 55.00%        22         360,213,251          9.3          23.4        5.230        117        2.03        58.38
   55.01% to 60.00%        36         483,341,225         12.5          35.9        5.247        107        1.45        67.20
   60.01% to 65.00%        53         904,435,146         23.3          59.2        5.260        115        1.64        68.55
   65.01% to 70.00%        56         839,880,996         21.7          80.8        5.278        117        1.27        76.78
   70.01% to 86.56%        38         742,701,000         19.2         100.0        5.351        103        1.27        78.85
---------------------     ---      --------------        -----
    Total/Wtd. Avg.       225      $3,878,244,727        100.0%                     5.261%       110        1.57x       68.32%
=====================     ===      ==============        =====

                                     A-2-5

                         STATE/REGION (MORTGAGE POOL)

                                           AGGREGATE      % OF INITIAL
                            NUMBER OF     CUT-OFF DATE      MORTGAGE
                            MORTGAGED      PRINCIPAL          POOL
       STATE/REGION        PROPERTIES       BALANCE          BALANCE
------------------------- ------------ ----------------- --------------

California                      38      $  643,878,566         16.6%
 Southern California(1)         26         478,196,120         12.3
 Northern California(1)         12         165,682,446          4.3
New York                        20         525,694,902         13.6
Florida                         19         275,913,348          7.1
Texas                           26         259,170,977          6.7
Maryland                         9         228,928,921          5.9
Pennsylvania                    20         209,142,695          5.4
New Jersey                      11         208,090,760          5.4
Massachusetts                   15         156,648,009          4.0
Maine                            1         150,000,000          3.9
Virginia                         9         149,125,294          3.8
Kentucky                         2         110,466,252          2.8
Washington                      10         106,745,000          2.8
Arizona                          9          95,039,874          2.5
Louisiana                        3          90,800,000          2.3
Connecticut                      6          89,177,362          2.3
Michigan                         8          84,401,927          2.2
North Carolina                   9          71,982,181          1.9
Tennessee                        3          57,012,490          1.5
Alabama                          4          54,942,103          1.4
Minnesota                        2          54,400,000          1.4
Ohio                             4          47,951,685          1.2
Washington D.C                   2          34,800,000          0.9
Oregon                           3          29,900,000          0.8
Georgia                          4          27,617,583          0.7
Nevada                           4          26,180,764          0.7
South Carolina                   4          23,885,371          0.6
Kansas                           3          17,842,623          0.5
Illinois                         1           7,400,000          0.2
Nebraska                         1           6,678,664          0.2
Wisconsin                        2           5,926,402          0.2
New Mexico                       1           5,888,000          0.2
North Dakota                     1           4,740,000          0.1
Oklahoma                         2           3,833,663          0.1
Colorado                         1           3,440,000          0.1
Arkansas                         1           3,315,000          0.1
New Hampshire                    1           2,993,809          0.1
Mississippi                      1           2,793,619          0.1
South Dakota                     1           1,496,885          0.0
-------------------------      ---      --------------        -----
 Total/Wtd. Avg.               261      $3,878,244,727        100.0%
=========================      ===      ==============        =====

                            CUMULATIVE
                           % OF INITIAL
                             MORTGAGE                 STATED               CUT-OFF DATE
                               POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION          BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------------- ------------- ---------- ------------ --------- --------------

California                     16.6%       5.272%       111        1.80x       60.80%
 Southern California(1)        12.3        5.275        116        1.91        58.26
 Northern California(1)         4.3        5.262         98        1.46        68.13
New York                       30.2        5.081        118        1.83        68.64
Florida                        37.3        5.381         93        1.75        70.69
Texas                          44.0        5.370        111        1.34        71.66
Maryland                       49.9        5.191        118        1.88        61.57
Pennsylvania                   55.2        5.312        118        1.27        77.59
New Jersey                     60.6        5.373        110        1.28        75.84
Massachusetts                  64.7        5.283        117        1.34        69.18
Maine                          68.5        4.836         55        1.82        44.38
Virginia                       72.4        5.439        113        1.38        71.73
Kentucky                       75.2        4.972         85        1.59        65.08
Washington                     78.0        5.428        118        1.34        68.50
Arizona                        80.4        5.314        115        1.30        70.95
Louisiana                      82.8        5.493        117        1.50        76.44
Connecticut                    85.1        5.316         94        1.32        76.56
Michigan                       87.2        5.347        118        1.50        67.87
North Carolina                 89.1        5.295        117        1.35        73.88
Tennessee                      90.6        4.905        117        1.29        78.84
Alabama                        92.0        5.623        116        1.60        67.91
Minnesota                      93.4        5.185        117        1.22        76.13
Ohio                           94.6        5.555        100        1.36        72.00
Washington D.C                 95.5        5.343        117        1.10        75.88
Oregon                         96.3        5.043        117        1.27        72.37
Georgia                        97.0        5.357        116        1.28        69.80
Nevada                         97.7        5.140        117        1.43        69.28
South Carolina                 98.3        5.365        117        1.59        80.45
Kansas                         98.7        5.380        118        1.46        75.47
Illinois                       98.9        5.700        128        1.20        78.72
Nebraska                       99.1        5.220        117        1.34        79.51
Wisconsin                      99.3        5.145        116        1.22        74.69
New Mexico                     99.4        5.411        117        1.32        80.00
North Dakota                   99.5        5.360        114        1.29        79.00
Oklahoma                       99.6        5.834        145        1.34        69.79
Colorado                       99.7        5.400        114        1.33        80.00
Arkansas                       99.8        5.080        117        1.40        78.93
New Hampshire                  99.9        5.450        118        1.35        78.78
Mississippi                   100.0        4.980        118        2.08        49.89
South Dakota                  100.0        5.420         94        1.62        57.79
-------------------------
 Total/Wtd. Avg.                           5.261%       110        1.57x       68.32%
=========================

(1)   Northern California includes areas with zip codes of 94107 and above, and
      Southern California includes areas with zip codes of below 93401.

                   PREPAYMENT PROVISION TYPE (MORTGAGE POOL)

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE      MORTGAGE    WTD. AVG.     STATED               CUT-OFF DATE
                              MORTGAGE      PRINCIPAL          POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS         BALANCE         BALANCE        RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- ----------------- ------------- ----------- ------------ --------- --------------

LO/Defeasance                   199      $3,565,123,805        91.9%        5.242%       110        1.59x       67.75%
LO/Grtrx%UPBorYM                 21         271,107,611         7.0         5.513         99        1.34        74.97
LO/YM                             1           6,678,664         0.2         5.220        117        1.34        79.51
LO/Grtrx%UPBory%UPB+YM            4          35,334,647         0.9         5.252        115        1.40        72.40
---------------------------     ---      --------------       -----
 Total/Wtd. Avg.                225      $3,878,244,727       100.0%        5.261%       110        1.57x       68.32%
===========================     ===      ==============       =====

                                     A-2-6

INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME (MORTGAGE
                                    POOL)(1)

                                           MONTHS FOLLOWING CUT-OFF DATE
                            ------------------------------------------------------------
   PREPAYMENT RESTRICTION         0           12          24          36          48
--------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Pool Balance(2)       100.00%      99.54%      99.01%      98.31%      96.39%
Locked/Defeasance               100.00       99.26       97.75       91.34       91.52
 Locked                         100.00       99.26       97.75        0.79        0.13
 Defeasance                       0.00        0.00        0.00       90.55       91.39
Yield Maintenance (all)           0.00        0.74        2.25        7.61        6.45
 Yield Maintenance                0.00        0.00        0.00        0.17        0.17
 Grtr4UPBor2UPB+YM                0.00        0.00        0.00        0.64        0.64
 Grtr2UPBor2UPB+YM                0.00        0.00        0.00        0.27        0.27
 Grtr1UPBorYM                     0.00        0.74        2.25        6.54        5.38
Open                              0.00        0.00        0.00        1.05        2.02
------------                    ------      ------      ------      ------      ------
TOTAL                           100.00%     100.00%     100.00%     100.00%     100.00%
============                    ======      ======      ======      ======      ======

                                                MONTHS FOLLOWING CUT-OFF DATE
                            ----------------------------------------------------------------------
   PREPAYMENT RESTRICTION        60          72          84          96         108         120
--------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Pool Balance(2)       86.12%      85.05%      81.02%      79.84%      77.82%      0.60%
Locked/Defeasance               93.54       93.55       93.33       93.38       93.32      71.47
 Locked                          0.00        0.00        0.00        0.00        0.00       0.00
 Defeasance                     93.54       93.55       93.33       93.38       93.32      71.47
Yield Maintenance (all)          6.46        6.45        6.67        6.62        6.68      28.53
 Yield Maintenance               0.18        0.18        0.19        0.19        0.19       0.00
 Grtr4UPBor2UPB+YM               0.70        0.70        0.72        0.72        0.72       0.00
 Grtr2UPBor2UPB+YM               0.29        0.29        0.30        0.30        0.30       0.00
 Grtr1UPBorYM                    5.27        5.27        5.46        5.42        5.48      28.53
Open                             0.00        0.00        0.00        0.00        0.00       0.00
------------                   ------      ------      ------      ------      ------     ------
TOTAL                          100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
============                   ======      ======      ======      ======      ======     ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
Initial Mortgage Pool Balance at the specified point in time.

                                     A-2-7

                      [THIS PAGE INTENTIONALLY LEFT BALNK]

                                    ANNEX A-3

                    SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

               CUT-OFF DATE PRINCIPAL BALANCE (LOAN GROUP NO. 1)

                                                                      % OF
                                                     AGGREGATE      INITIAL
                                                      CUT-OFF         LOAN
              RANGE OF                NUMBER OF         DATE         GROUP
            CUT-OFF DATE               MORTGAGE      PRINCIPAL       NO. 1
         PRINCIPAL BALANCES             LOANS         BALANCE       BALANCE
------------------------------------ ----------- ----------------- ---------

   (less than)  $  5,000,000              30      $  104,674,761       3.0%
$  5,000,000 to $  9,999,999              70         524,223,137      15.1
$ 10,000,000 to $ 14,999,999              35         427,816,007      12.3
$ 15,000,000 to $ 19,999,999              20         347,622,974      10.0
$ 20,000,000 to $ 24,999,999               7         152,197,867       4.4
$ 25,000,000 to $ 29,999,999               7         196,435,427       5.6
$ 30,000,000 to $ 39,999,999               8         273,231,882       7.8
$ 40,000,000 to $ 49,999,999               3         128,600,000       3.7
$ 50,000,000 to $ 74,999,999               4         237,947,000       6.8
$ 75,000,000 to $ 99,999,999               1          86,265,101       2.5
$100,000,000 to $149,999,999               3         311,766,252       9.0
$150,000,000 to $199,999,999               1         150,000,000       4.3
$200,000,000 to $290,000,000               2         540,000,000      15.5
------------------------------------     ---      --------------     -----
 Total / Wtd. Avg.                       191      $3,480,780,409     100.0%
====================================     ===      ==============     =====

                                                                    WEIGHTED AVERAGES
                                         MAXIMUM     ------------------------------------------------
              RANGE OF                 CUT-OFF DATE                STATED               CUT-OFF DATE
            CUT-OFF DATE                PRINCIPAL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
         PRINCIPAL BALANCES              BALANCE        RATE     TERM (MO.)     DSCR        RATIO
------------------------------------ --------------- ---------- ------------ --------- --------------

   (less than)  $  5,000,000          $   4,900,000     5.365%       118        1.59x       68.19%
$  5,000,000 to $  9,999,999              9,972,252     5.376        118        1.37        72.43
$ 10,000,000 to $ 14,999,999             14,951,810     5.317        111        1.37        71.18
$ 15,000,000 to $ 19,999,999             19,950,000     5.326        113        1.27        74.82
$ 20,000,000 to $ 24,999,999             24,000,000     5.371        118        1.48        72.35
$ 25,000,000 to $ 29,999,999             29,335,427     5.331        109        1.28        75.69
$ 30,000,000 to $ 39,999,999             39,500,000     5.372        102        1.36        72.65
$ 40,000,000 to $ 49,999,999             43,600,000     5.059         92        1.36        68.63
$ 50,000,000 to $ 74,999,999             65,000,000     5.175        117        1.78        73.35
$ 75,000,000 to $ 99,999,999             86,265,101     5.840        117        1.39        66.40
$100,000,000 to $149,999,999            105,000,000     5.145        105        1.79        62.53
$150,000,000 to $199,999,999            150,000,000     4.836         55        1.82        44.38
$200,000,000 to $290,000,000            290,000,000     5.076        118        2.34        54.57
------------------------------------
 Total / Wtd. Avg.                                      5.256%       110        1.60x       67.49%
====================================

                     MORTGAGE LOAN TYPE (LOAN GROUP NO. 1)

                                     AGGREGATE
                      NUMBER OF     CUT-OFF DATE     % OF INITIAL
                       MORTGAGE      PRINCIPAL        LOAN GROUP
 MORTGAGE LOAN TYPE     LOANS         BALANCE       NO. 1 BALANCE
-------------------- ----------- ----------------- ---------------

Partial IO/Balloon        84      $1,362,450,101         39.1%
Balloon                   81       1,075,798,527         30.9
Interest Only              9         479,100,000         13.8
Interest Only/ARD          2         395,000,000         11.3
ARD                       10          94,331,781          2.7
Partial IO/ARD             5          74,100,000          2.1
--------------------     ---      --------------        -----
 Total / Wtd. Avg.       191      $3,480,780,409        100.0%
====================     ===      ==============        =====

                                                    WEIGHTED AVERAGES
                                     ------------------------------------------------
                         MAXIMUM                   STATED               CUT-OFF DATE
                       CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE      BALANCE        RATE     TERM (MO.)     DSCR        RATIO
-------------------- --------------- ---------- ------------ --------- --------------

Partial IO/Balloon    $105,000,000      5.313%      116         1.28x       74.44%
Balloon                150,000,000      5.274       101         1.50        65.80
Interest Only          250,000,000      5.248       109         2.25        57.19
Interest Only/ARD      290,000,000      4.951       118         2.30        58.69
ARD                     19,681,676      5.473       102         1.38        71.17
Partial IO/ARD          19,950,000      5.346       106         1.28        73.27
--------------------
 Total / Wtd. Avg.                      5.256%      110         1.60x       67.49%
====================

                       MORTGAGE RATES (LOAN GROUP NO. 1)

                                      AGGREGATE                      CUMULATIVE %
       RANGE OF        NUMBER OF    CUT-OFF DATE     % OF INITIAL     OF INITIAL
       MORTGAGE         MORTGAGE      PRINCIPAL       LOAN GROUP      LOAN GROUP
        RATES            LOANS         BALANCE      NO. 1 BALANCE   NO. 1 BALANCE
--------------------- ----------- ---------------- --------------- ---------------

 4.7250% to 4.9999%        14      $  773,837,718        22.2%           22.2%
 5.0000% to 5.2499%        51         782,317,801        22.5            44.7
 5.2500% to 5.4999%        80       1,282,782,314        36.9            81.6
 5.5000% to 5.7499%        37         478,920,889        13.8            95.3
 5.7500% to 5.9999%         6         146,172,946         4.2            99.5
 6.0000% to 6.5600%         3          16,748,741         0.5           100.0
---------------------      --      --------------       -----
 Total / Wtd. Avg.        191      $3,480,780,409       100.0%
=====================     ===      ==============       =====

                                     WEIGHTED AVERAGES
                      ------------------------------------------------
       RANGE OF                     STATED               CUT-OFF DATE
       MORTGAGE        MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
        RATES            RATE     TERM (MO.)     DSCR        RATIO
--------------------- ---------- ------------ --------- --------------

 4.7250% to 4.9999%      4.878%        96        1.98x       60.08%
 5.0000% to 5.2499%      5.135        117        1.49        70.63
 5.2500% to 5.4999%      5.346        112        1.56        68.03
 5.5000% to 5.7499%      5.613        112        1.34        72.74
 5.7500% to 5.9999%      5.832        117        1.37        68.82
 6.0000% to 6.5600%      6.205        117        1.44        60.09
---------------------
 Total / Wtd. Avg.       5.256%       110        1.60x       67.49%
=====================

                                     A-3-1

             ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
       RANGE OF                        AGGREGATE     % OF INITIAL   % OF INITIAL
   ORIGINAL TERMS TO    NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
       SCHEDULED         MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   MATURITY (MONTHS)      LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

        39 to 59             2      $  192,000,000         5.5%          5.5%       4.814%        52        1.82x       46.13%
           60                7         148,394,802         4.3           9.8        5.454         57        1.33        74.82
           84                3         126,265,571         3.6          13.4        5.043         81        1.52        65.41
        85 to 114            5          47,160,543         1.4          14.8        5.440        106        1.32        74.76
       115 to 120          170       2,940,988,128        84.5          99.3        5.279        117        1.60        68.50
       121 to 179            2          14,300,000         0.4          99.7        5.599        128        1.23        76.93
          180                2          11,671,366         0.3         100.0        5.450        176        3.18        53.70
----------------------     ---      --------------       -----
   Total / Wtd. Avg.       191      $3,480,780,409       100.0%                     5.256%       110        1.60x       67.49%
======================     ===      ==============       =====

            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
       RANGE OF                        AGGREGATE     % OF INITIAL   % OF INITIAL
    REMAINING TERMS     NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     TO SCHEDULED        MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   MATURITY (MONTHS)      LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

        39 to 59             9      $  340,394,802         9.8%          9.8%       5.093%        54        1.61x       58.63%
        60 to 83             3         126,265,571         3.6          13.4        5.043         81        1.52        65.41
        84 to 114           21         273,622,148         7.9          21.3        5.496        112        1.33        72.83
       115 to 120          154       2,714,526,523        78.0          99.3        5.260        118        1.63        68.17
       121 to 178            4          25,971,366         0.7         100.0        5.532        150        2.11        66.49
----------------------     ---      --------------       -----
   Total / Wtd. Avg.       191      $3,480,780,409       100.0%                     5.256%       110        1.60x       67.49%
======================     ===      ==============       =====

                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                                                      CUMULATIVE
                                        AGGREGATE     % OF INITIAL   % OF INITIAL
        RANGE OF         NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
 ORIGINAL AMORTIZATION    MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)        LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
----------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

      Interest Only          11      $  874,100,000        25.1%         25.1%       5.114%       113        2.28x       57.87%
          240                 2          20,027,734         0.6          25.7        5.315         86        1.32        69.23
        241 to 300           11          95,290,300         2.7          28.4        5.676        123        1.41        69.01
        301 to 420          167       2,491,362,374        71.6         100.0        5.289        109        1.37        70.80
-----------------------     ---      --------------       -----
    Total / Wtd. Avg.       191      $3,480,780,409       100.0%                     5.256%       110        1.60x       67.49%
=======================     ===      ==============       =====

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                       CUMULATIVE
                                         AGGREGATE     % OF INITIAL   % OF INITIAL
        RANGE OF          NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP
 REMAINING AMORTIZATION    MORTGAGE      PRINCIPAL         NO. 1         NO. 1
     TERMS (MONTHS)         LOANS         BALANCE         BALANCE       BALANCE
------------------------ ----------- ---------------- -------------- -------------

      Interest Only           11      $  874,100,000        25.1%         25.1%
        236 to 240             2          20,027,734         0.6          25.7
        241 to 300            11          95,290,300         2.7          28.4
        301 to 420           167       2,491,362,374        71.6         100.0
------------------------     ---      --------------       -----
    Total / Wtd. Avg.        191      $3,480,780,409       100.0%
========================     ===      ==============       =====

                                        WEIGHTED AVERAGES
                         ------------------------------------------------
        RANGE OF                       STATED               CUT-OFF DATE
 REMAINING AMORTIZATION   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)         RATE     TERM (MO.)     DSCR        RATIO
------------------------ ---------- ------------ --------- --------------

      Interest Only         5.114%       113        2.28x       57.87%
        236 to 240          5.315         86        1.32        69.23
        241 to 300          5.676        123        1.41        69.01
        301 to 420          5.289        109        1.37        70.80
------------------------
    Total / Wtd. Avg.       5.256%       110        1.60x       67.49%
========================

                                     A-3-2

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 1)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                                                      CUMULATIVE
                                       AGGREGATE      % OF INITIAL   % OF INITIAL
                        NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
                         MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  SEASONING (MONTHS)      LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

        0 to 5             173      $3,230,600,933         92.8%         92.8%       5.237%       110        1.62x       67.13%
        6 to 11             18         250,179,476          7.2         100.0        5.499        108        1.34        72.15
----------------------     ---      --------------        -----
   Total / Wtd. Avg.       191      $3,480,780,409        100.0%                     5.256%       110        1.60x       67.49%
======================     ===      ==============        =====

                     ENCUMBERED INTEREST (LOAN GROUP NO. 1)

                                                                                       WEIGHTED AVERAGES
                                                                        ------------------------------------------------
                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE     LOAN GROUP                STATED               CUT-OFF DATE
                             MORTGAGED      PRINCIPAL         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    ENCUMBERED INTEREST     PROPERTIES       BALANCE         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------------- ------------ ----------------- ------------- ---------- ------------ --------- --------------

Fee Simple                      216      $3,256,120,201        93.5%       5.258%       109        1.59x       67.40%
Leasehold                         9         120,113,208         3.5        5.033        116        2.34        60.82
Fee in Part, Leasehold in
 Part                             2         104,547,000         3.0        5.433        117        1.16        78.01
--------------------------      ---      --------------       -----
 Total / Wtd. Avg.              227      $3,480,780,409       100.0%       5.256%       110        1.60x       67.49%
==========================      ===      ==============       =====

                                     A-3-3

                       PROPERTY TYPES (LOAN GROUP NO. 1)

                                              AGGREGATE      % OF INITIAL      MAXIMUM
                               NUMBER OF     CUT-OFF DATE     LOAN GROUP    CUT-OFF DATE
                               MORTGAGED      PRINCIPAL          NO. 1        PRINCIPAL
PROPERTY TYPES                PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- ------------ ----------------- -------------- --------------

Office                             71      $1,554,770,809         44.7%     $290,000,000
 Suburban                          46         801,875,219         23.0       250,000,000
 CBD                               12         640,133,053         18.4       290,000,000
 Medical Office                    10          84,715,791          2.4        18,500,000
 Flex                               8          68,891,552          2.0        18,500,000
Retail                             74       1,155,049,773         33.2       150,000,000
 Anchored                          36         520,597,301         15.0        43,600,000
 Regional Mall                      3         293,766,252          8.4       150,000,000
 Unanchored                        17         144,614,331          4.2        32,468,396
 Shadow Anchored                    7          79,032,764          2.3        23,520,000
 Lifestyle Center                   1          60,947,000          1.8        60,947,000
 Anchored, Single Tenant            9          54,044,051          1.6        14,145,000
 Unanchored, Single Tenant          1           2,048,074          0.1         2,048,074
Hospitality                        19         255,734,926          7.3        55,000,000
Multifamily                        13         169,122,298          4.9        39,500,000
 Conventional                      10         137,200,000          3.9        39,500,000
 Section 8                          1          21,977,867          0.6        21,977,867
 Independent Living                 1           7,350,000          0.2         7,350,000
 Co-Op                              1           2,594,431          0.1         2,594,431
Industrial                         15         134,477,817          3.9        19,681,676
Self Storage                       25         108,265,101          3.1        86,265,101
Mixed Use                           6          38,239,685          1.1        10,634,647
Other                               2          37,000,000          1.1        19,000,000
Manufactured Housing                1          12,000,000          0.3        12,000,000
Land                                1          16,120,000          0.5        16,120,000
----------------------------      ---      --------------        -----
 Total/Wtd. Avg.                  227      $3,480,780,409        100.0%
============================      ===      ==============        =====

                                             WEIGHTED AVERAGES
                             -------------------------------------------------
                                                                                                      MIN/MAX
                                           STATED                CUT-OFF DATE       MIN/MAX        CUT-OFF DATE
                              MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE       U/W NCF        LOAN-TO-VALUE
PROPERTY TYPES                  RATE     TERM (MO.)     DSCR        RATIO             DSCR             RATIO
---------------------------- ---------- ------------ --------- --------------- ----------------- ----------------

Office                          5.207%       115        1.75x        65.40%     1.03x / 2.94x    37.35% / 80.62%
 Suburban                       5.311        115        1.70         63.73      1.13x / 2.94x    37.35% / 80.52%
 CBD                            5.068        115        1.90         66.11      1.03x / 2.45x    50.36% / 80.62%
 Medical Office                 5.283        123        1.29         72.70      1.20x / 1.54x    59.57% / 79.52%
 Flex                           5.272        117        1.36         69.81      1.22x / 1.53x    64.01% / 78.78%
Retail                          5.192        103        1.44         68.34      1.09x / 2.08x    44.38% / 80.00%
 Anchored                       5.267        117        1.35         73.58      1.09x / 1.97x    53.29% / 80.00%
 Regional Mall                  4.862         62        1.72         52.70      1.53x / 1.82x    44.38% / 65.11%
 Unanchored                     5.282        119        1.31         72.53      1.15x / 2.00x    51.83% / 80.00%
 Shadow Anchored                5.275        116        1.42         74.37      1.21x / 1.68x    67.01% / 79.48%
 Lifestyle Center               5.536        116        1.20         78.14      1.20x / 1.20x    78.14% / 78.14%
 Anchored, Single Tenant        5.497        115        1.40         71.53      1.20x / 2.08x    49.89% / 79.50%
 Unanchored, Single Tenant      5.510        119        1.49         78.02      1.49x / 1.49x    78.02% / 78.02%
Hospitality                     5.449        112        1.91         66.10      1.21x / 3.61x    52.84% / 75.57%
Multifamily                     5.385         95        1.36         75.11      1.10x / 10.04x    6.33% / 80.00%
 Conventional                   5.375         89        1.19         77.90      1.10x / 1.30x    74.61% / 80.00%
 Section 8                      5.230        119        1.36         72.77      1.36x / 1.36x    72.77% / 72.77%
 Independent Living             6.072        120        1.61         54.44      1.61x / 1.61x    54.44% / 54.44%
 Co-Op                          5.275        178       10.04          6.33     10.04x / 10.04x    6.33% /  6.33%
Industrial                      5.436        112        1.36         72.05      1.22x / 1.54x    64.01% / 79.59%
Self Storage                    5.748        114        1.38         67.84      1.28x / 1.39x    58.94% / 80.00%
Mixed Use                       5.264        117        1.31         72.79      1.21x / 1.52x    65.23% / 75.00%
Other                           5.400        114        1.36         72.21      1.36x / 1.36x    72.21% / 72.21%
Manufactured Housing            5.505        118        1.21         77.42      1.21x / 1.21x    77.42% / 77.42%
Land                            4.825        117        1.21         79.02      1.21x / 1.21x    79.02% / 79.02%
----------------------------
 Total/Wtd. Avg.                5.256%       110        1.60x        67.49%     1.03x / 10.04x    6.33% / 80.62%
============================

                                     A-3-4

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 1)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                                                      CUMULATIVE
                                       AGGREGATE      % OF INITIAL   % OF INITIAL
                        NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
       RANGE OF          MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     U/W NCF DSCR         LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

     1.03x to 1.19x         18      $  311,662,912          9.0%          9.0%       5.364%       112        1.14x       76.96%
     1.20x to 1.24x         46         633,773,971         18.2          27.2        5.293        118        1.22        74.41
     1.25x to 1.29x         23         295,057,430          8.5          35.6        5.294        109        1.27        76.85
     1.30x to 1.34x         28         322,134,747          9.3          44.9        5.379        114        1.32        75.79
     1.35x to 1.39x         18         360,343,478         10.4          55.2        5.522        112        1.38        70.81
     1.40x to 1.44x         11         128,719,583          3.7          58.9        5.458         99        1.42        73.20
     1.45x to 1.49x          8          88,437,352          2.5          61.5        5.444        118        1.47        70.02
     1.50x to 1.99x         31         625,282,457         18.0          79.4        5.096         89        1.69        59.58
    2.00x to 10.04x          8         715,368,478         20.6         100.0        5.051        118        2.48        53.55
----------------------      --      --------------        -----
   Total / Wtd. Avg.       191      $3,480,780,409        100.0%                     5.256%       110        1.60x       67.49%
======================     ===      ==============        =====

              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                       AGGREGATE     % OF INITIAL   % OF INITIAL
       RANGE OF         NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     CUT-OFF DATE        MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       LTV RATIO          LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

    6.33% to 60.00%         21      $  720,109,124        20.7%         20.7%       5.105%       100        2.29x       48.79%
   60.01% to 65.00%         13         468,670,630        13.5          34.2        5.053        118        1.94        62.07
   65.01% to 70.00%         34         510,753,103        14.7          48.8        5.419        104        1.41        66.63
   70.01% to 75.00%         39         520,274,469        14.9          63.8        5.368        113        1.33        73.05
   75.01% to 80.00%         82       1,197,773,082        34.4          98.2        5.308        114        1.27        78.12
   80.01% to 80.62%          2          63,200,000         1.8         100.0        5.238        118        1.25        80.61
----------------------      --      --------------       -----
   Total / Wtd. Avg.       191      $3,480,780,409       100.0%                     5.256%       110        1.60x       67.49%
======================     ===      ==============       =====

               MATURITY DATE/ARD LOAN-TO-VALUE (LOAN GROUP NO. 1)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                                                      CUMULATIVE
                                       AGGREGATE      % OF INITIAL   % OF INITIAL
   RANGE OF MATURITY    NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
       DATE/ARD          MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

    4.46% to 50.00%         18      $  544,711,059         15.6%         15.6%       5.144%        96        2.12x       48.16%
   50.01% to 55.00%         19         346,875,828         10.0          25.6        5.232        118        2.05        58.12
   55.01% to 60.00%         31         434,539,760         12.5          38.1        5.241        106        1.46        67.03
   60.01% to 65.00%         48         864,234,387         24.8          62.9        5.269        115        1.65        68.44
   65.01% to 70.00%         45         687,502,376         19.8          82.7        5.312        116        1.28        76.90
   70.01% to 79.80%         30         602,917,000         17.3         100.0        5.299        107        1.26        78.59
----------------------      --      --------------        -----
   Total / Wtd. Avg.       191      $3,480,780,409        100.0%                     5.256%       110        1.60x       67.49%
======================     ===      ==============        =====

                                     A-3-5

                        STATE/REGION (LOAN GROUP NO. 1)

                                           AGGREGATE      % OF INITIAL     CUMULATIVE %
                            NUMBER OF     CUT-OFF DATE     LOAN GROUP    OF INITIAL LOAN
                            MORTGAGED      PRINCIPAL          NO. 1        GROUP NO. 1
       STATE/REGION        PROPERTIES       BALANCE          BALANCE         BALANCE
------------------------- ------------ ----------------- -------------- -----------------

California                      33      $  601,488,365         17.3%           17.3%
 Southern California(1)         21         435,805,920         12.5            12.5
 Northern California(1)         12         165,682,446          4.8             4.8
New York                        20         525,694,902         15.1            32.4
Texas                           24         227,579,976          6.5            38.9
New Jersey                      11         208,090,760          6.0            44.9
Maryland                         8         196,928,921          5.7            50.6
Florida                         17         182,613,348          5.2            55.8
Maine                            1         150,000,000          4.3            60.1
Virginia                         8         141,541,294          4.1            64.2
Pennsylvania                    14         141,108,158          4.1            68.2
Massachusetts                   10         126,163,462          3.6            71.9
Kentucky                         1         101,766,252          2.9            74.8
Arizona                          9          95,039,874          2.7            77.5
Louisiana                        3          90,800,000          2.6            80.1
Connecticut                      6          89,177,362          2.6            82.7
Washington                       9          81,245,000          2.3            85.0
Michigan                         7          73,201,927          2.1            87.1
North Carolina                   9          71,982,181          2.1            89.2
Alabama                          4          54,942,103          1.6            90.8
Tennessee                        2          54,600,000          1.6            92.3
Minnesota                        2          54,400,000          1.6            93.9
Ohio                             4          47,951,685          1.4            95.3
Washington D.C.                  2          34,800,000          1.0            96.3
Georgia                          4          27,617,583          0.8            97.1
Nevada                           4          26,180,764          0.8            97.8
Oregon                           2          16,400,000          0.5            98.3
Kansas                           2          13,246,966          0.4            98.7
South Carolina                   2           7,605,371          0.2            98.9
Illinois                         1           7,400,000          0.2            99.1
Nebraska                         1           6,678,664          0.2            99.3
Wisconsin                        2           5,926,402          0.2            99.5
New Mexico                       1           5,888,000          0.2            99.6
North Dakota                     1           4,740,000          0.1            99.8
New Hampshire                    1           2,993,809          0.1            99.9
Mississippi                      1           2,793,619          0.1            99.9
Oklahoma                         1           2,193,663          0.1           100.0
-------------------------       --      --------------        -----
 Total/Wtd. Avg.               227      $3,480,780,409        100.0%
=========================      ===      ==============        =====

                                         WEIGHTED AVERAGES
                          ------------------------------------------------
                                        STATED               CUT-OFF DATE
                           MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION          RATE     TERM (MO.)     DSCR        RATIO
------------------------- ---------- ------------ --------- --------------

California                   5.285%       113        1.84x       59.95%
 Southern California(1)      5.293        119        1.98        56.83
 Northern California(1)      5.262         98        1.46        68.13
New York                     5.081        118        1.83        68.64
Texas                        5.418        110        1.35        71.07
New Jersey                   5.373        110        1.28        75.84
Maryland                     5.200        117        1.99        59.37
Florida                      5.259         98        2.01        67.18
Maine                        4.836         55        1.82        44.38
Virginia                     5.439        113        1.38        71.29
Pennsylvania                 5.321        118        1.25        76.79
Massachusetts                5.312        117        1.35        68.04
Kentucky                     4.953         82        1.53        65.11
Arizona                      5.314        115        1.30        70.95
Louisiana                    5.493        117        1.50        76.44
Connecticut                  5.316         94        1.32        76.56
Washington                   5.461        118        1.36        70.39
Michigan                     5.333        118        1.55        66.02
North Carolina               5.295        117        1.35        73.88
Alabama                      5.623        116        1.60        67.91
Tennessee                    4.887        117        1.28        78.79
Minnesota                    5.185        117        1.22        76.13
Ohio                         5.555        100        1.36        72.00
Washington D.C.              5.343        117        1.10        75.88
Georgia                      5.357        116        1.28        69.80
Nevada                       5.140        117        1.43        69.28
Oregon                       5.071        115        1.26        74.81
Kansas                       5.342        118        1.51        74.40
South Carolina               5.590        118        1.33        70.19
Illinois                     5.700        128        1.20        78.72
Nebraska                     5.220        117        1.34        79.51
Wisconsin                    5.145        116        1.22        74.69
New Mexico                   5.411        117        1.32        80.00
North Dakota                 5.360        114        1.29        79.00
New Hampshire                5.450        118        1.35        78.78
Mississippi                  4.980        118        2.08        49.89
Oklahoma                     5.680        118        1.38        76.97
-------------------------
 Total/Wtd. Avg.             5.256%       110        1.60x       67.49%
=========================

(1)   Northern California includes areas with zip codes of 94107 and above, and
      Southern California includes areas with zip codes of below 93401.

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 1)

                                                                                       WEIGHTED AVERAGES
                                                                        ------------------------------------------------
                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE     LOAN GROUP                STATED               CUT-OFF DATE
                              MORTGAGE      PRINCIPAL         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS         BALANCE         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- ----------------- ------------- ---------- ------------ --------- --------------

LO/Defeasance                   169      $3,237,909,863        93.0%       5.247%       110        1.62x       67.05%
LO/Grtrx%UPBorYM                 17         200,857,235         5.8        5.404        109        1.36        73.41
LO/Grtrx%UPBory%UPB+YM            4          35,334,647         1.0        5.252        115        1.40        72.40
LO/YM                             1           6,678,664         0.2        5.220        117        1.34        79.51
---------------------------     ---      --------------       -----
 Total / Wtd. Avg.              191      $3,480,780,409       100.0%       5.256%       110        1.60x       67.49%
===========================     ===      ==============       =====

                                     A-3-6

INITIAL LOAN GROUP 1 PREPAYMENT RESTRICTION COMPOSITION OVER TIME (LOAN GROUP
                                   NO. 1)(1)

                                           MONTHS FOLLOWING CUT-OFF DATE
                            ------------------------------------------------------------
   PREPAYMENT RESTRICTION         0           12          24          36          48
--------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Pool Balance(2)       100.00%      99.52%      98.96%      98.24%      96.22%
Locked/Defeasance               100.00       99.18       99.17       92.31       92.55
 Locked                         100.00       99.18       99.17        0.76        0.08
 Defeasance                       0.00        0.00        0.00       91.55       92.46
Yield Maintenance (all)           0.00        0.82        0.83        6.52        6.93
 Yield Maintenance                0.00        0.00        0.00        0.19        0.19
 Grtr4%UPBor2%UPB+YM              0.00        0.00        0.00        0.71        0.71
 Grtr2%UPBor2%UPB+YM              0.00        0.00        0.00        0.30        0.30
 Grtr1%UPBorYM                    0.00        0.82        0.83        5.33        5.73
Open                              0.00        0.00        0.00        1.17        0.52
-------------                   ------      ------      ------      ------      ------
TOTAL                           100.00%     100.00%     100.00%     100.00%     100.00%
=============                   ======      ======      ======      ======      ======

                                                MONTHS FOLLOWING CUT-OFF DATE
                            ----------------------------------------------------------------------
   PREPAYMENT RESTRICTION        60          72          84          96         108         120
--------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Pool Balance(2)       87.17%      86.12%      81.77%      80.65%      78.56%      0.62%
Locked/Defeasance               93.26       93.27       93.01       93.02       92.95      69.64
 Locked                          0.00        0.00        0.00        0.00        0.00       0.00
 Defeasance                     93.26       93.27       93.01       93.02       92.95      69.64
Yield Maintenance (all)          6.74        6.73        6.99        6.98        7.05      30.36
 Yield Maintenance               0.20        0.20        0.21        0.21        0.21       0.00
 Grtr4%UPBor2%UPB+YM             0.77        0.77        0.80        0.79        0.80       0.00
 Grtr2%UPBor2%UPB+YM             0.32        0.32        0.33        0.33        0.33       0.00
 Grtr1%UPBorYM                   5.44        5.44        5.65        5.65        5.72      30.36
Open                             0.00        0.00        0.00        0.00        0.00       0.00
-------------                  ------      ------      ------      ------      ------     ------
TOTAL                          100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
=============                  ======      ======      ======      ======      ======     ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate
      Loan Group No. 1 balance at the specified point in time.

(2)   Remaining aggregate Loan Group No. 1 balance as a percentage of the
      Initial Loan Group No. 1 at the specified point in time.

                                     A-3-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A-4

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
         IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                      [THIS PAGE INTENTIONALLY LEFT BALNK]

              CUT-OFF DATE PRINCIPAL BALANCES (LOAN GROUP NO. 2)

                                                       AGGREGATE    % OF INITIAL      MAXIMUM
                RANGE OF                 NUMBER OF   CUT-OFF DATE    LOAN GROUP    CUT-OFF DATE
              CUT-OFF DATE                MORTGAGE     PRINCIPAL        NO. 2        PRINCIPAL
           PRINCIPAL BALANCES              LOANS        BALANCE        BALANCE        BALANCE
--------------------------------------- ----------- -------------- -------------- --------------

 (less than)   $ 5,000,000                   10      $ 26,549,821         6.7%     $ 4,595,657
$5,000,000  to $ 9,999,999                   12        83,644,497        21.0        8,772,388
$10,000,000 to $24,999,999                    7       110,150,000        27.7       23,250,000
$25,000,000 to $34,999,999                    3        83,820,000        21.1       32,000,000
$35,000,000 to $44,999,999                    1        35,300,000         8.9       35,300,000
$45,000,000 to $58,000,000                    1        58,000,000        14.6       58,000,000
---------------------------------------      --      ------------       -----
 Total / Wtd. Avg.                           34      $397,464,318       100.0%
=======================================      ==      ============       =====

                                                        WEIGHTED AVERAGES
                                        -------------------------------------------------
                RANGE OF                              STATED        U/W     CUT-OFF DATE
              CUT-OFF DATE               MORTGAGE    REMAINING      NCF     LOAN-TO-VALUE
           PRINCIPAL BALANCES              RATE     TERM (MO.)     DSCR         RATIO
--------------------------------------- ---------- ------------ ---------- --------------

 (less than)   $ 5,000,000                 5.303%       120         1.33x       73.27%
$5,000,000  to $ 9,999,999                 5.178        118         1.45        75.53
$10,000,000 to $24,999,999                 5.170        106         1.29        76.56
$25,000,000 to $34,999,999                 5.263        119         1.25        72.81
$35,000,000 to $44,999,999                 5.025        117         1.24        73.54
$45,000,000 to $58,000,000                 5.980         60         1.26        80.00
---------------------------------------
 Total / Wtd. Avg.                         5.306%       107         1.31x       75.57%
=======================================

                     MORTGAGE LOAN TYPE (LOAN GROUP NO. 2)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                    AGGREGATE                       MAXIMUM
                      NUMBER OF   CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE                STATED               CUT-OFF DATE
                       MORTGAGE     PRINCIPAL      LOAN GROUP      PRINCIPAL    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE     LOANS        BALANCE     NO. 2 BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- -------------- ---------- ------------ --------- --------------

Partial IO/Balloon        16      $251,029,000        63.2%      $35,300,000      5.173%       113        1.25x       74.76%
Interest Only              4        82,980,000        20.9        58,000,000      5.756         77        1.46        79.43
Balloon                   14        63,455,318        16.0         8,772,388      5.244        120        1.34        73.69
--------------------      --      ------------       -----
 Total / Wtd. Avg.        34      $397,464,318       100.0%                       5.306%       107        1.31x       75.57%
====================      ==      ============       =====

                       MORTGAGE RATES (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
                       NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       RANGE OF         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    MORTGAGE RATES       LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

 4.8500% to 4.9999%         3      $ 25,341,001         6.4%            6.4%        4.880%       118        1.23x       75.15%
 5.0000% to 5.2499%        16       179,576,710        45.2            51.6         5.109        118        1.31        74.08
 5.2500% to 5.4999%        13       132,906,607        33.4            85.0         5.350        109        1.33        75.91
 5.5000% to 5.9999%         1        58,000,000        14.6            99.6         5.980         60        1.26        80.00
 6.0000% to 6.0400%         1         1,640,000         0.4           100.0         6.040        180        1.30        60.18
---------------------      --      ------------       -----
 Total / Wtd. Avg.         34      $397,464,318       100.0%                        5.306%       107        1.31x       75.57%
=====================      ==      ============       =====

                                     A-4-1

            ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
  ORIGINAL TERMS TO    NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     MATURITY/ARD       MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       (MONTHS)          LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

          60                2      $ 79,000,000        19.9%           19.9%        5.797%        59        1.25x       78.87%
          96                1         1,496,885         0.4            20.3         5.420         94        1.62        57.79
         120               30       315,327,433        79.3            99.6         5.178        118        1.32        74.90
         180                1         1,640,000         0.4           100.0         6.040        180        1.30        60.18
---------------------      --      ------------       -----
  Total / Wtd. Avg.        34      $397,464,318       100.0%                        5.306%       107        1.31x       75.57%
=====================      ==      ============       =====

            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
       RANGE OF                      AGGREGATE                      CUMULATIVE
  REMAINING TERMS TO   NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     MATURITY/ARD       MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       (MONTHS)          LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

        58 to 60            2      $ 79,000,000        19.9%           19.9%        5.797%        59        1.25x       78.87%
        61 to 95            1         1,496,885         0.4            20.3         5.420         94        1.62        57.79
       96 to 114            1         3,440,000         0.9            21.1         5.400        114        1.33        80.00
      115 to 120           29       311,887,433        78.5            99.6         5.176        118        1.32        74.85
      121 to 180            1         1,640,000         0.4           100.0         6.040        180        1.30        60.18
---------------------      --      ------------       -----
  Total / Wtd. Avg.        34      $397,464,318       100.0%                        5.306%       107        1.31x       75.57%
=====================      ==      ============       =====

                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 2)

                                       AGGREGATE                      CUMULATIVE
        RANGE OF         NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL
 ORIGINAL AMORTIZATION    MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP
     TERMS (MONTHS)        LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE
----------------------- ----------- -------------- --------------- ---------------

      Interest Only           4      $ 82,980,000        20.9%           20.9%
       241 to 300             6        34,486,343         8.7            29.6
       301 to 360            24       279,997,975        70.4           100.0
-----------------------      --      ------------       -----
   Total / Wtd. Avg.         34      $397,464,318       100.0%
=======================      ==      ============       =====

                                       WEIGHTED AVERAGES
                        ------------------------------------------------
        RANGE OF                      STATED               CUT-OFF DATE
 ORIGINAL AMORTIZATION   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)        RATE     TERM (MO.)     DSCR        RATIO
----------------------- ---------- ------------ --------- --------------

      Interest Only        5.756%        77        1.46x       79.43%
       241 to 300          5.249        118        1.38        73.71
       301 to 360          5.179        114        1.26        74.65
-----------------------
   Total / Wtd. Avg.       5.306%       107        1.31x       75.57%
=======================

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
       RANGE OF                      AGGREGATE                      CUMULATIVE
      REMAINING        NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     AMORTIZATION       MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    TERMS (MONTHS)       LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

     Interest Only          4      $ 82,980,000        20.9%           20.9%        5.756%        77        1.46x       79.43%
      241 to 300            6        34,486,343         8.7            29.6         5.249        118        1.38        73.71
      301 to 360           24       279,997,975        70.4           100.0         5.179        114        1.26        74.65
---------------------      --      ------------       -----
  Total / Wtd. Avg.        34      $397,464,318       100.0%                        5.306%       107        1.31x       75.57%
=====================      ==      ============       =====

                                     A-4-2

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
                       NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
                        MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  SEASONING (MONTHS)     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

        0 to 5             33      $394,024,318        99.1%           99.1%        5.305%  107             1.31x       75.53%
          6                 1         3,440,000         0.9           100.0         5.400   114             1.33        80.00
        ---                --      ------------       -----
  Total / Wtd. Avg.        34      $397,464,318       100.0%                        5.306%  107             1.31x       75.57%
=====================      ==      ============       =====

                     ENCUMBERED INTEREST (LOAN GROUP NO. 2)

                                                                                 WEIGHTED AVERAGES
                                                                  ------------------------------------------------
                                      AGGREGATE
                        NUMBER OF   CUT-OFF DATE    % OF INITIAL                STATED               CUT-OFF DATE
                        MORTGAGED     PRINCIPAL      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 ENCUMBERED INTEREST   PROPERTIES      BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ------------ -------------- --------------- ---------- ------------ --------- --------------

Fee Simple            34            $397,464,318        100.0%       5.306%  107             1.31x       75.57%
--------------------- --            ------------        -----
 Total / Wtd. Avg.    34            $397,464,318        100.0%       5.306%  107             1.31x       75.57%
===================== ==            ============        =====

                                     A-4-3

                        PROPERTY TYPE (LOAN GROUP NO. 2)

                                       AGGREGATE                       MAXIMUM
                         NUMBER OF   CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE
                         MORTGAGED     PRINCIPAL      LOAN GROUP      PRINCIPAL
    PROPERTY TYPES      PROPERTIES      BALANCE     NO. 2 BALANCE      BALANCE
---------------------- ------------ -------------- --------------- --------------

Multifamily                 32       $382,824,318        96.3%      $58,000,000
 Conventional               23        302,447,975        76.1        58,000,000
 Student Housing             2         44,250,000        11.1        23,250,000
 Section 8                   6         34,486,343         8.7         8,772,388
 Senior Housing              1          1,640,000         0.4         1,640,000
Manufactured Housing         2         14,640,000         3.7        11,200,000
----------------------      --       ------------       -----
 Total / Wtd. Avg.          34       $397,464,318       100.0%
======================      ==       ============       =====

                                       WEIGHTED AVERAGES
                       -------------------------------------------------
                                                                                              MIN/MAX
                                     STATED                CUT-OFF DATE      MIN/MAX       CUT-OFF DATE
                        MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE      U/W NCF       LOAN-TO-VALUE
    PROPERTY TYPES        RATE     TERM (MO.)     DSCR        RATIO            DSCR            RATIO
---------------------- ---------- ------------ --------- --------------- --------------- ----------------

Multifamily               5.301%       106        1.31x        75.40%    1.19x / 2.24x   50.85% / 86.56%
 Conventional             5.322        107        1.32         75.70     1.19x / 2.24x   50.85% / 86.56%
 Student Housing          5.169         89        1.22         75.22     1.20x / 1.24x   74.76% / 75.74%
 Section 8                5.249        118        1.38         73.71     1.29x / 1.46x   67.48% / 79.88%
 Senior Housing           6.040        180        1.30         60.18     1.30x / 1.30x   60.18% / 60.18%
Manufactured Housing      5.431        118        1.23         80.00     1.20x / 1.33x   80.00% / 80.00%
----------------------
 Total / Wtd. Avg.        5.306%       107        1.31x        75.57%    1.19x / 2.24x   50.85% / 86.56%
======================

                                     A-4-4

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
                       NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       RANGE OF         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     U/W NCF DSCR        LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

    1.19x to 1.19x          4      $ 48,910,319        12.3%           12.3%        5.107%       118        1.20x       74.20%
    1.20x to 1.24x          7       106,718,151        26.8            39.2         5.120        106        1.22        74.92
    1.25x to 1.29x          8       154,642,085        38.9            78.1         5.538         98        1.28        75.76
    1.30x to 1.34x          5        26,373,148         6.6            84.7         5.276        118        1.32        79.46
    1.35x to 1.39x          3        12,562,038         3.2            87.9         5.128        118        1.38        76.91
    1.40x to 1.44x          2        14,292,388         3.6            91.5         5.124        118        1.42        72.32
    1.45x to 1.49x          1         7,489,305         1.9            93.3         5.420        119        1.46        74.89
    1.50x to 1.99x          3        17,776,885         4.5            97.8         5.273        114        1.71        82.93
    2.00x to 2.24x          1         8,700,000         2.2           100.0         5.190        119        2.24        64.76
---------------------       -      ------------       -----
  Total / Wtd. Avg.        34      $397,464,318       100.0%                        5.306%       107        1.31x       75.57%
=====================      ==      ============       =====

              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
       RANGE OF        NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     CUT-OFF DATE       MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      LTV RATIO          LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

   50.85% to 60.00%         2      $  2,818,934         0.7%            0.7%        5.265%       105        1.42x       54.54%
   60.01% to 65.00%         4        38,908,151         9.8            10.5         5.306        121        1.49        62.92
   65.01% to 70.00%         2        22,272,388         5.6            16.1         5.073        118        1.32        68.65
   70.01% to 75.00%         6        89,369,380        22.5            38.6         5.044        117        1.26        73.96
   75.01% to 80.00%        18       227,815,465        57.3            95.9         5.435         98        1.26        78.60
   80.01% to 86.56%         2        16,280,000         4.1           100.0         5.260        116        1.72        85.25
---------------------      --      ------------       -----
  Total / Wtd. Avg.        34      $397,464,318       100.0%                        5.306%       107        1.31x       75.57%
=====================      ==      ============       =====

            MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
  RANGE OF MATURITY    NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

   42.01% to 50.00%         2      $  2,962,049         0.7%            0.7%        5.616%       152        1.25x       56.02%
   50.01% to 55.00%         3        13,337,424         3.4             4.1         5.180        115        1.38        65.27
   55.01% to 60.00%         5        48,801,465        12.3            16.4         5.299        119        1.33        68.67
   60.01% to 65.00%         5        40,200,760        10.1            26.5         5.079        118        1.46        70.93
   65.01% to 70.00%        11       152,378,620        38.3            64.8         5.124        118        1.25        76.25
   70.01% to 86.56%         8       139,784,000        35.2           100.0         5.577         85        1.32        79.96
---------------------      --      ------------       -----
  Total / Wtd. Avg.        34      $397,464,318       100.0%                        5.306%       107        1.31x       75.57%
=====================      ==      ============       =====

                                     A-4-5

                        STATE/REGION (LOAN GROUP NO. 2)

                                         AGGREGATE                      CUMULATIVE
                           NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL
                           MORTGAGED     PRINCIPAL      LOAN GROUP      LOAN GROUP
      STATE/REGION        PROPERTIES      BALANCE     NO. 2 BALANCE   NO. 2 BALANCE
------------------------ ------------ -------------- --------------- ---------------

Florida                        2       $ 93,300,000        23.5%           23.5%
Pennsylvania                   6         68,034,537        17.1            40.6
Southern California(1)         5         42,390,200        10.7            51.3
Maryland                       1         32,000,000         8.1            59.3
Texas                          2         31,591,001         7.9            67.3
Massachusetts                  5         30,484,548         7.7            74.9
Washington                     1         25,500,000         6.4            81.3
South Carolina                 2         16,280,000         4.1            85.4
Oregon                         1         13,500,000         3.4            88.8
Michigan                       1         11,200,000         2.8            91.7
Kentucky                       1          8,700,000         2.2            93.8
Virginia                       1          7,584,000         1.9            95.7
Kansas                         1          4,595,657         1.2            96.9
Colorado                       1          3,440,000         0.9            97.8
Arkansas                       1          3,315,000         0.8            98.6
Tennessee                      1          2,412,490         0.6            99.2
Oklahoma                       1          1,640,000         0.4            99.6
South Dakota                   1          1,496,885         0.4           100.0
------------------------      --       ------------       -----
 Total/Wtd. Avg.              34       $397,464,318       100.0%
========================      ==       ============       =====

                                        WEIGHTED AVERAGES
                         ------------------------------------------------
                                       STATED               CUT-OFF DATE
                          MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      STATE/REGION          RATE     TERM (MO.)     DSCR        RATIO
------------------------ ---------- ------------ --------- --------------

Florida                     5.619%        82        1.26x       77.56%
Pennsylvania                5.294        119        1.31        79.24
Southern California(1)      5.093         88        1.20        72.97
Maryland                    5.140        119        1.20        75.12
Texas                       5.028        118        1.26        75.95
Massachusetts               5.161        118        1.33        73.89
Washington                  5.324        119        1.29        62.50
South Carolina              5.260        116        1.72        85.25
Oregon                      5.010        118        1.27        69.41
Michigan                    5.440        119        1.20        80.00
Kentucky                    5.190        119        2.24        64.76
Virginia                    5.445        117        1.33        79.83
Kansas                      5.490        119        1.32        78.56
Colorado                    5.400        114        1.33        80.00
Arkansas                    5.080        117        1.40        78.93
Tennessee                   5.320        119        1.35        79.88
Oklahoma                    6.040        180        1.30        60.18
South Dakota                5.420         94        1.62        57.79
------------------------
 Total/Wtd. Avg.            5.306%       107        1.31x       75.57%
========================

(1)   Northern California includes areas with zip codes of 94107 and above, and
      Southern California includes areas with zip codes of below 93401.

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 2)

                                                                                      WEIGHTED AVERAGES
                                                                       ------------------------------------------------
                                           AGGREGATE
                             NUMBER OF   CUT-OFF DATE    % OF INITIAL                STATED               CUT-OFF DATE
                              MORTGAGE     PRINCIPAL      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS        BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- -------------- --------------- ---------- ------------ --------- --------------

LO/Defeasance                    30      $327,213,942        82.3%        5.195%       115        1.31x       74.74%
LO/Grtrx%UPBorYM                  4        70,250,376        17.7         5.822         70        1.28        79.44
---------------------------      --      ------------       -----
 Total / Wtd. Avg.               34      $397,464,318       100.0%        5.306%       107        1.31x       75.57%
===========================      ==      ============       =====

                                     A-4-6

       INITIAL LOAN GROUP 2 PREPAYMENT RESTRICTION COMPOSITION OVER TIME
                             (LOAN GROUP NO. 2)(1)

                                           MONTHS FOLLOWING CUT-OFF DATE
                            ------------------------------------------------------------
   PREPAYMENT RESTRICTION         0           12          24          36          48
--------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Pool Balance(2)       100.00%      99.73%      99.44%      98.91%      97.88%
Locked/Defeasance               100.00      100.00       85.32       82.86       82.72
 Locked                         100.00      100.00       85.32        0.98        0.57
 Defeasance                       0.00        0.00        0.00       81.88       82.15
Yield Maintenance (all)           0.00        0.00       14.68       17.14        2.37
 Yield Maintenance                0.00        0.00        0.00        0.00        0.00
 Grtr4%UPBor2%UPB+YM              0.00        0.00        0.00        0.00        0.00
 Grtr2%UPBor2%UPB+YM              0.00        0.00        0.00        0.00        0.00
 Grtr1%UPBorYM                    0.00        0.00       14.68       17.14        2.37
Open                              0.00        0.00        0.00        0.00       14.91
-------------                   ------      ------      ------      ------      ------
TOTAL                           100.00%     100.00%     100.00%     100.00%     100.00%
=============                   ======      ======      ======      ======      ======

                                                MONTHS FOLLOWING CUT-OFF DATE
                            ----------------------------------------------------------------------
   PREPAYMENT RESTRICTION        60          72          84          96         108         120
--------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Pool Balance(2)       76.96%      75.73%      74.45%      72.76%      71.34%      0.35%
Locked/Defeasance               96.33       96.35       96.37       96.83       96.85     100.00
 Locked                          0.00        0.00        0.00        0.00        0.00       0.00
 Defeasance                     96.33       96.35       96.37       96.83       96.85     100.00
Yield Maintenance (all)          3.67        3.65        3.63        3.17        3.15       0.00
 Yield Maintenance               0.00        0.00        0.00        0.00        0.00       0.00
 Grtr4%UPBor2%UPB+YM             0.00        0.00        0.00        0.00        0.00       0.00
 Grtr2%UPBor2%UPB+YM             0.00        0.00        0.00        0.00        0.00       0.00
 Grtr1%UPBorYM                   3.67        3.65        3.63        3.17        3.15       0.00
Open                             0.00        0.00        0.00        0.00        0.00       0.00
-------------                  ------      ------      ------      ------      ------     ------
TOTAL                          100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
=============                  ======      ======      ======      ======      ======     ======

(1)   All numbers, unless otherwise noted, are as a percentage of the Loan
      Group No. 2 balance at the specified point in time.

(2)   Remaining aggregate Loan Group No. 2 balance as a percentage of the
      Initial Loan Group No. 2 balance at the specified point in time.

                                     A-4-7

                      [THIS PAGE INTENTIONALLY LEFT BALNK]

                                    ANNEX A-5

     CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING MORTGAGED
                                REAL PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

LOAN        MORTGAGE     LOAN
LOAN          LOAN       GROUP
NUMBER       SELLER      NUMBER          LOAN / PROPERTY NAME                             PROPERTY ADDRESS
-------------------------------------------------------------------------------------------------------------------------------

    10         GACC         2     Union Square Apartments              4120 Union Square Boulevard
    19         GACC         2     The Sanctuary at Highland Oaks       10246 Douglas Oaks Circle
    23         PMCF         2     Shelter Cove Apartments              537 Tranquil Court
    32         GACC         2     Glen Hollow Apartments               1100 Newportville Road
    34         GACC         2     Central Park East Apartments         15216 Northeast 16th Place
    37         CGM          2     The Exchange at Luther Street        1101 Luther Street West
    40         GACC         2     Breakpointe Apartments               6672-6690 Abrego Road
    42         PNC          2     Parkway Plaza Apartments             1000 Plaza Drive
    71         PMCF         2     Overlook at Causey Lane Apartments   11408 S.E. 90th Avenue
    95         GACC         2     Quail Run MHP                        33099 Willow Lane
    96         CGM          2     Plantation Apartments                1840 Carriage Lane
   105         CGM          2     Fairmont Apartments                  7230 De Soto Avenue & 7233, 7243, 7259 Kelvin Avenue
   129         PNC          2     Linden Towers Apartments             310 Stafford Street
   131         PNC          2     Tamarack Trace Apartments            1000 Tamarack Circle
   134         PNC          2     Stone Creek Apartment Homes - Tyler  6100 Hollytree Drive
   140         GACC         2     Westbury Apartments                  9522 Shepton Drive
   142         PNC          2     Hazleton Garden Apartments           710 West 24th Street
   147         PNC          2     Judson House                         40 Welcome Street
   149         CGM          2     The Westbury                         1765 North Sycamore Avenue
   161         PNC          2     Berkshiretown Apartments             176 Columbus Avenue
   170         GACC         2     Pratt Place Apartments               16 & 30 Pratt Place
   175         PMCF         2     Southgate Apartments                 701-747, 801-841, 821 Southgate Drive
   177         GACC         2     Ceder Glen Apartments                9140 Old Bustleton Avenue
   181         CGM          2     Georgetown Apartments                1476 Orange Grove Road
   193         PNC          2     Pines Apartments                     238 Southwest Gage Boulevard
   201         CGM          2     Grand Meadow                         821 17th Avenue
   204         GACC         2     The Village at Russellville          1940 South Elmira Avenue
   206         PMCF         2     Hawthorne Chateau Apartments         3505 W. 139th Street
   212         GACC         2     Fairmount Philadelphia Apartments    345-357 West Johnson Street
   217         PNC          2     Applewood Apartments                 2612-2639 Wimpole Avenue
   218         PNC          2     Sycamore House                       287 Essex Street
   222         PNC          2     Edgewood at the Gables               7336 West 7th Street North
   223         PNC          2     Minnesota Estates I                  809 East Minnesota Street
   225         PMCF         2     Gardena Capri Apartments             13501 Van Ness Avenue

LOAN                                     ZIP                        PROPERTY              DETAILED         ELEVATOR(S)
NUMBER             CITY         STATE    CODE     COUNTY              TYPE              PROPERTY TYPE        (YES/NO)
------------------------------------------------------------------------------------------------------------------------

    10      Palm Beach Gardens    FL    33410  Palm Beach     Multifamily           Conventional                1
    19      Tampa                 FL    33610  Hillsborough   Multifamily           Conventional                0
    23      Odenton               MD    21113  Anne Arundel   Multifamily           Conventional                0
    32      Croydon               PA    19021  Bucks          Multifamily           Conventional                0
    34      Bellevue              WA    98007  King           Multifamily           Conventional                8
    37      College Station       TX    77840  Brazos         Multifamily           Student Housing             0
    40      Goleta                CA    93117  Santa Barbara  Multifamily           Student Housing             0
    42      State College         PA    16801  Centre         Multifamily           Conventional                0
    71      Portland              OR    97266  Clackamas      Multifamily           Conventional                0
    95      Lenox                 MI    48048  Macomb         Manufactured Housing  Manufactured Housing       NAP
    96      Charleston            SC    29407  Charleston     Multifamily           Conventional                0
   105      Canoga Park           CA    91303  Los Angeles    Multifamily           Conventional                0
   129      Springfield           MA    01104  Hampden        Multifamily           Section 8                   2
   131      Florence              KY    41042  Boone          Multifamily           Conventional                0
   134      Tyler                 TX    75703  Smith          Multifamily           Conventional                0
   140      Richmond              VA    23294  Henrico        Multifamily           Conventional                0
   142      Hazle Township        PA    18201  Luzerne        Multifamily           Section 8                   0
   147      Haverhill             MA    01830  Essex          Multifamily           Section 8                   2
   149      Los Angeles           CA    90028  Los Angeles    Multifamily           Conventional                1
   161      Pittsfield            MA    01201  Berkshire      Multifamily           Section 8                   2
   170      Revere                MA    02151  Suffolk        Multifamily           Conventional                0
   175      State College         PA    16801  Centre County  Multifamily           Conventional                0
   177      Philadelphia          PA    19115  Philadelphia   Multifamily           Conventional                0
   181      Charleston            SC    29407  Charleston     Multifamily           Conventional                0
   193      Topeka                KS    66606  Shawnee        Multifamily           Conventional                0
   201      Longmont              CO    80501  Boulder        Manufactured Housing  Manufactured Housing       NAP
   204      Russellville          AR    72802  Pope           Multifamily           Conventional                0
   206      Hawthorne             CA    90250  Los Angeles    Multifamily           Conventional                0
   212      Philadelphia          PA    19144  Philadelphia   Multifamily           Conventional                0
   217      Knoxville             TN    37914  Knox           Multifamily           Section 8                   0
   218      Holyoke               MA    01040  Hampden        Multifamily           Section 8                   2
   222      Tulsa                 OK    74127  Tulsa          Multifamily           Senior Housing              0
   223      Rapid City            SD    57701  Pennington     Multifamily           Conventional                0
   225      Gardena               CA    90249  Los Angeles    Multifamily           Conventional                0

                                                                            # OF 4 OR
                                                 # OF 1   # OF 2   # OF 3      MORE         AVERAGE            AVERAGE
LOAN                                    # OF       BED      BED      BED       BED        RENTAL RATE           RENTAL
NUMBER       UTILITIES TENANT PAYS      STUDIOS   ROOMS    ROOMS    ROOMS     ROOMS          STUDIO            RATE1 BR
-----------------------------------------------------------------------------------------------------------------------------

    10      Electric, Gas, Water, Sewer   NAP      181      315       46       NAP            NAP            925-955; 936
    19      Electric, Water, Sewer        NAP      144      216       60        36            NAP            690-746; 731
    23      Electric                      NAP       84      186       30       NAP            NAP           837-1,099; 938
    32      Electric                      68       341      206      NAP       NAP        530-575; 555       635-715; 705
    34      Electric, Water, Sewer        NAP       96      224       64       NAP            NAP                750
    37      Electric, Gas                 NAP       48       96       68        96            NAP            650-755; 694
    40      Electric, Gas                 12        24       59       1        NAP     1,105-1,155; 1,135 1,250-1,545; 1,301
    42      None                          60       207      119       42       NAP        350-535; 490       490-755; 623
    71      NAP                           NAP      148       98       30       NAP            NAP            475-680; 594
    95      Electric, Gas, Water          NAP       91      249      NAP       NAP            NAP                382
    96      Electric, Water               NAP      156       80       52       NAP            NAP            460-585; 530
   105      Electric, Gas                 34        98       19      NAP       NAP       510-1,260; 668      516-876; 772
   129      None                          NAP      221       28      NAP       NAP            NAP                793
   131      Electric, Gas                 NAP      NAP      264      NAP       NAP            NAP                NAP
   134      Electric, Water               NAP      144      104      NAP       NAP            NAP            399-569; 430
   140      Electric                      NAP       32      104       22       NAP            NAP            615-655; 624
   142      None                          NAP       70      150       16       NAP            NAP                672
   147      None                          NAP      106       11      NAP       NAP            NAP                960
   149      Electric, Gas                 44        24       14      NAP       NAP        750-825; 773      875-1,025; 943
   161      None                          NAP      166       18      NAP       NAP            NAP                713
   170      Electric, Water                4        36       32      NAP       NAP            695            855-905; 881
   175      Electric                      NAP       48       80       24       NAP            NAP            560-580; 570
   177      Electric, Gas, Water          NAP       86       24      NAP       NAP            NAP            520-720; 655
   181      Electric                      NAP       56       75       29       NAP            NAP            455-555; 531
   193      Electric, Heat                 8       101       69       1        NAP        380-395; 383       396-450; 412
   201      NAP                           NAP      NAP      NAP      NAP       NAP            NAP                NAP
   204      Electric                      NAP       36       36       24       NAP            NAP                395
   206      None                          20        28       10      NAP       NAP        550-675; 633       775-825;802
   212      Electric, Gas                  9        48       10      NAP       NAP        398-485; 450       513-579; 556
   217      None                          NAP      NAP       48       48       NAP            NAP                NAP
   218      None                          NAP       87       7       NAP       NAP            NAP                639
   222      Electric, Heat                NAP       30       30      NAP       NAP            NAP            398-531; 454
   223      None                          NAP      NAP       24       24       NAP            NAP                NAP
   225      Electric, Gas                  2        14       11       1        NAP        510-525; 518       695-825; 766

                 AVERAGE            AVERAGE           AVERAGE
  LOAN            RENTAL             RENTAL             RENTAL
  NUMBER         RATE2 BR           RATE3 BR          RATE4+ BR
---------------------------------------------------------------------

    10      1,015-1,240; 1,089       1,375               NAP
    19         850-975; 926          1,150              1,360
    23       848-1,290; 1,060  1,100-1,340; 1,229        NAP
    32         820-910; 883           NAP                NAP
    34             942                987                NAP
    37       860-1,118; 1,001  1,151-2,180; 1,280 1,303-1,756; 1,631
    40      2,255-3,850; 2,408       2,850               NAP
    42         100-900; 733      846-1,200; 964          NAP
    71         595-815; 718       840-975; 890           NAP
    95             402                NAP                NAP
    96         540-665; 611       620-745; 695           NAP
   105       700-1,150; 1,005         NAP                NAP
   129             909                NAP                NAP
   131         500-625; 574           NAP                NAP
   134         409-619; 558           NAP                NAP
   140         699-730; 707           825                NAP
   142             746                871                NAP
   147            1,060               NAP                NAP
   149      1,275-1,500; 1,381        NAP                NAP
   161             790                NAP                NAP
   170       960-1,085; 1,019         NAP                NAP
   175         580-690; 680       780-800; 790           NAP
   177         715-850; 812           NAP                NAP
   181         510-625; 591       635-755; 729           NAP
   193         489-535; 516           775                NAP
   201             NAP                NAP                NAP
   204         475-495; 488           595                NAP
   206      1,000-1,050; 1,011        NAP                NAP
   212         650-687; 650           NAP                NAP
   217             459                575                NAP
   218             813                NAP                NAP
   222         481-550; 530           NAP                NAP
   223         577-615; 588       671-710; 696           NAP
   225         880-975; 936          1,100               NAP

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX B

DESCRIPTION OF FIFTEEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF
CROSS-COLLATERALIZED MORTGAGE LOANS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX B

                              FIFTEEN LARGEST LOANS

--------------------------------------------------------------------------------
            FIFTEEN LARGEST LOANS BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                 LOAN    LOAN      PROPERTY
   LOAN NAME / PROPERTY NAME   SELLER   GROUP       TYPE              CITY            STATE
--------------------------------------------------------------------------------------------

 1)    One Court Square --      GACC   1           Office     Long Island City         NY
       Citibank(1)
 2)    Yahoo! Center            GACC   1           Office     Santa Monica             CA
 3)    Maine Mall                CGM   1           Retail     Portland                 ME
 4)    100 East Pratt            CGM   1           Office     Baltimore                MD
 5)    TPMC Portfolio            CGM   1           Various    Houston                  TX
 6)    Florence Mall            PMCF   1           Retail     Florence                 KY
 7)    Private Mini Self        GACC   1        Self Storage  Various             TX, FL, NC,
       Storage Portfolio                                                           AL, GA, SC
 8)    Cedarbrook Corporate     GACC   1           Office     Cranbury                 NJ
       Center Portfolio
 9)    Fairfax Corner            CGM   1           Retail     Fairfax                  VA
 10)   Union Square             GACC   2         Multifamily  Palm Beach
       Apartments                                             Gardens                  FL
   TOTAL/WTD AVG. FOR TOP 10

 11)    485 7th Avenue          GACC   1           Office     New York                 NY
 12)    Loews Universal Hotel   GACC   1         Hospitality  Orlando                  FL
        Portfolio
 13)    Quartermaster Plaza     GACC   1           Retail     Philadelphia             PA
        Shopping Center
 14)    One Financial Plaza      CGM   1           Office     Minneapolis              MN
 15)    Chico Mall               CGM   1           Retail     Chico                    CA
   TOTAL/WTD. AVG. FOR TOP 15
--------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                   CUT-OFF
                                                    DATE        % OF       % OF                               CUT-OFF
                                    CUT-OFF      PRINCIPAL    INITIAL    INITIAL                               DATE
                                     DATE         BALANCE    MORTGAGE      LOAN        STATED                LOAN-TO-
                                  PRINCIPAL         PER        POOL     GROUP 1/2    REMAINING    U/W NCF     VALUE
   LOAN NAME / PROPERTY NAME       BALANCE        SF/UNIT     BALANCE    BALANCE    TERM (MO.)     DSCR       RATIO
---------------------------------------------------------------------------------------------------------------------

 1)    One Court Square --     $  290,000,000    $     207      7.5%        8.3%        118         2.25x      61.70%
       Citibank(1)
 2)    Yahoo! Center              250,000,000          232      6.4         7.2         119         2.44       46.30
 3)    Maine Mall                 150,000,000          275      3.9         4.3          55         1.82       44.38
 4)    100 East Pratt             105,000,000          160      2.7         3.0         118         2.45       50.36
 5)    TPMC Portfolio             105,000,000          151      2.7         3.0         114         1.36       72.21
 6)    Florence Mall              101,766,252          341      2.6         2.9          82         1.53       65.11
 7)    Private Mini Self           86,265,101           49      2.2         2.5         117         1.39       66.40
       Storage Portfolio
 8)    Cedarbrook Corporate        65,000,000          192      1.7         1.9         119         1.25       79.85
       Center
       Portfolio
 9)    Fairfax Corner              60,947,000          407      1.6         1.8         116         1.20       78.14
 10)    Union Square
       Apartments
                                   58,000,000      107,011      1.5        14.6          60         1.26       80.00
                               --------------    ---------     ----        ----
   TOTAL/WTD AVG. FOR TOP 10   $1,271,978,353                  32.8%                    105       1.92X        59.70%

 11)    485 7th Avenue             57,000,000          238      1.5         1.6         118         1.25       80.62
 12)    Loews Universal Hotel      55,000,000      166,667      1.4         1.6         116         3.61       52.84
        Portfolio
 13)    Quartermaster Plaza        43,600,000          228      1.1         1.3         119         1.09       77.83
        Shopping
        Center
 14)    One Financial Plaza        43,000,000          109      1.1         1.2         117         1.21       75.17
 15)    Chico Mall                 42,000,000          108      1.1         1.2          39         1.79       52.37
                               --------------    ---------     ----        ----
   TOTAL/WTD. AVG. FOR TOP     $1,512,578,353                  39.0%                    105       1.91X        61.00%
15
---------------------------------------------------------------------------------------------------------------------

(1) Reflects just the pooled portion of the One Court Square - Citibank Loan, and not the non-pooled portion thereof represented by the Class OCS certificates.

                                       B-1

-------------------------------------------------------------------------------
                          ONE COURT SQUARE -- CITIBANK
-------------------------------------------------------------------------------

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                                       B-2

-------------------------------------------------------------------------------
                          ONE COURT SQUARE -- CITIBANK
-------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                       B-3

-------------------------------------------------------------------------------
                          ONE COURT SQUARE -- CITIBANK
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                     GACC
 CUT-OFF DATE PRINCIPAL BALANCE(1)                                 $290,000,000
 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                             7.5%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                       Acquisition
 SPONSOR                                    Reckson Operating Partnership, L.P.
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          4.9050%
 ANTICIPATED REPAYMENT DATE                                    Sepember 1, 2015
 MATURITY DATE                                                      May 1, 2020
 AMORTIZATION TYPE                  Interest Only; Hyper Amortization after ARD
 INTEREST ONLY PERIOD (MOS.)                                                120
 ORIGINAL TERM / AMORTIZATION TERM                          120 / Interest Only
 REMAINING TERM / REMAINING
  AMORTIZATION TERM                                         118 / Interest Only
 LOCKBOX                               In-Place Hard, Springing Cash Management
 UP-FRONT RESERVES
   TAX / INSURANCE                                                      No / No
   LETTERS OF CREDIT(2)                                                     Yes
 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                      No / No
   TI/LC(3)                                                           Springing
 ADDITIONAL FINANCING(4)                                                    Yes
                                                   POOLED                WHOLE
                                                  PORTION                LOAN
                                                  -------                ----
 CUT-OFF DATE PRINCIPAL BALANCE(1)           $290,000,000          $315,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                   $207                  $225
 CUT-OFF DATE LTV RATIO                            61.70%                67.02%
 MATURITY DATE LTV RATIO                           61.70%                67.02%
 UW NCF DSCR                                        2.25x                 2.07x
 MOODY'S/S&P(5)                                   Baa2/AA               Baa3/NR
--------------------------------------------------------------------------------

(1)   The total financing amount of the One Court Square -- Citibank Whole Loan is $315,000,000 (the "One Court Square -- Citibank Whole Loan") consisting of a $290,000,000 pooled portion (the "One Court Square -- Citibank Senior
      Portion") and a $25,000,000 non-pooled portion (the "One Court Square --
      Citibank Junior Portion"). The One Court Square -- Citibank Whole Loan
      will be included in the trust with the Junior Portion backing only the
      Class OCS Certificates (as such term is defined herein).

(2)   On or prior to each of September 1, 2013 and March 1, 2014, the borrower is required to provide two letters of credit, each in the amount of
      $10,000,000, as additional collateral for the One Court Square -- Citibank
      Whole Loan. If the tenant does not exercise the right to surrender space prior to September 30, 2014, the lender is required to return the letters of credit to the borrower. If however, the tenant exercises the right to surrender space, a third letter of credit in the amount of $10,000,000 is required to be posted by September 2014 for a total of $30,000,000 of additional collateral for the One Court Square -- Citibank Whole Loan.

(3)   Upon receipt of any required surrender fees by the borrower pursuant to the tenant's right to surrender space under the Citibank lease, the tenant is required to deposit such fees into the TI/LC account. The surrender fee is equal to one year's rent with a maximum of $6,300,000 for the first
      Surrender Option and $6,500,000 for the second Surrender Option (increase due to rent steps), less any costs and expenses for the installation of submeters, such amount, not to exceed $500,000.

--------------------------------------------------------------------------------
                        PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                   Long Island City, NY
 PROPERTY TYPE                                                       Office, CBD
 SIZE (SF)                                                             1,401,609
 OCCUPANCY % AS OF NOVEMBER 1, 2005                                       100.0%
 YEAR BUILT / YEAR RENOVATED                                         1989 / 2005
 APPRAISED VALUE                                                    $470,000,000
 PROPERTY MANAGEMENT                 .                 Cushman & Wakefield, Inc.
 UW ECONOMIC OCCUPANCY %                                                  100.0%
 UW REVENUES                                                        $ 32,406,134
 UW EXPENSES                                                                  $0
 UW NET OPERATING INCOME (NOI)                                       $32,406,134
 UW NET CASH FLOW (NCF)                                              $32,406,134
--------------------------------------------------------------------------------

(4)   See "--Future Mezzanine or Subordinate Indebtedness" below.

(5)   Moody's and S&P have confirmed in accordance with their respective methodologies that the One Court Square -- Citibank Loan has credit characteristics consistent with that of an investment-grade rated obligation.

                                       B-4

--------------------------------------------------------------------------------
                          ONE COURT SQUARE -- CITIBANK
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------
                                                        % OF NET                                    % OF
                          RATINGS        NET RENTABLE   RENTABLE                                   ACTUAL        DATE OF
    TENANT NAME      S&P/MOODY'S/FITCH     AREA (SF)      AREA      RENT PSF    ACTUAL RENT(1)      RENT     LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

 Citibank, N.A.       AA / Aa1 / AA+    1,401,609         100.0%    $ 21.70      $30,414,915    100.0%       05/11/20(2)
 OCCUPIED TOTAL                         1,401,609         100.0%    $ 21.70      $30,414,915
 Vacant Space                                               0.0%
                                        ---------         -----
 COLLATERAL TOTAL                       1,401,609         100.0%
                                        =========         =====
-----------------------------------------------------------------------------------------------------------------------------

(1)   Base rent for the first year of the lease term.

(2)   In order to gain operating lease treatment, the tenant structured two options to surrender up to 280,326 square feet, as described below under
      "--The Property". Such surrenders may be done in full floor increments only and are subject to penalties.

-----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
            # OF LEASES      BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING         ROLLING(1)       ROLLING    SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-----------------------------------------------------------------------------------------------------------------------------

    2020         1        $24.60              1,401,609   100.0%       100.0%          100.0%                100.0%
   TOTALS        1                            1,401,609   100.0%                       100.0%
                                              =========   =====                        =====
-----------------------------------------------------------------------------------------------------------------------------

(1) Represents the base rent rolling in 2020.

                                       B-5

                          ONE COURT SQUARE -- CITIBANK

o  THE LOAN. The subject mortgage loan (the "One Court Square -- Citibank Whole
   Loan") is secured by a first mortgage that encumbers a 50-story office building located in Long Island City, Queens, New York (the "One Court Square
   -- Citibank Property"). The One Court Square -- Citibank Whole Loan, with a principal balance as of the cut-off date of $315,000,000, will be divided into two components, a pooled component, with a principal balance as of the cut-off date of $290,000,000 (the "One Court Square -- Citibank Senior
   Portion") and a non-pooled component with a principal balance as of the cut-off date of $25,000,000 (the "One Court Square -- Citibank Junior
   Portion"). The One Court Square -- Citibank Senior Portion represents approximately 7.5% of the initial mortgage pool balance. S&P and Moody's have confirmed, in accordance with their respective methodologies, that the One
   Court Square -- Citibank Senior Portion has credit characteristics consistent with obligations rated "AA" and "Baa2", respectively.

   The One Court Square -- Citibank Whole Loan was originated by German American
   Capital Corporation on August 3, 2005 to facilitate Reckson's (as defined herein) $470,000,000 acquisition (including transaction costs) of the One
   Court Square -- Citibank Property from Citigroup (as defined herein). The One
   Court Square -- Citibank Whole Loan has a remaining term of 118 months through the anticipated repayment date occurring on September 1, 2015, with a maturity date of May 1, 2020. See "--Hyper-amortization" below. The One Court
   Square -- Citibank Whole Loan may be prepaid on or after the 117th monthly payment date, and permits defeasance beginning two years after the issue date of the series 2005-CD1 certificates. The One Court Square -- Citibank Whole
   Loan provides for interest-only payments prior to the anticipated repayment date followed by a full cash flow sweep from the anticipated repayment date through the maturity date.

   The One Court Square -- Citibank Senior Portion will, along with the other mortgage loans being deposited in the trust for the series 2005-CD1 certificates, back the series 2005-CD1 certificates. The One Court Square --
   Citibank Junior Portion will back one class of certificates (the "Class OCS
   Certificates") that will evidence beneficial ownership interests solely in the One Court Square -- Citibank Junior Portion of The One Court Square --
   Citibank Whole Loan. The One Court Square -- Citibank Junior Portion will not be pooled with the other mortgage loans backing the series 2005-CD1 certificates and will be subordinate to the One Court Square -- Citibank
   Senior Portion.

   The Class OCS Certificates will be entitled solely to payments and other collections in respect of the One Court Square -- Citibank Junior Portion of
   The One Court Square -- Citibank Whole Loan. The One Court Square -- Citibank
   Senior Portion and the One Court Square -- Citibank Junior Portion will be serviced pursuant to the terms of the Pooling and Servicing Agreement entered into in connection with the issuance of the series 2005-C1 certificates, as described in the preliminary prospectus supplement.

o  THE BORROWER. The borrower, Reckson Court Square, LLC, a Delaware limited liability company, is a single-purpose entity structured to be bankruptcy remote. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Court Square -- Citibank Whole
   Loan. The sponsor of the borrower is Reckson Operating Partnership, L.P.
   ("Reckson"), which is the operating partnership for Reckson Associates Realty
   Corp. ("Reckson REIT") (NYSE: RA). For over 45 years, Reckson has engaged in the business of owning, developing, acquiring, constructing and managing properties in the New York City/tri-state area. Reckson REIT is rated "BBB-"
   by S&P and Fitch and "Ba2" by Moody's. As of October 13, 2005, Reckson had a
   market capitalization of approximately $2.67 billion. Reckson REIT owns 90 properties (approximately 16 million square feet of space) in the New York tri-state area, including 17 Class "A" office buildings in the tri-state area, making Reckson REIT one of the largest owners and operators of Class
   "A" office properties in the tri-state area.

o  THE PROPERTY. The One Court Square -- Citibank Property is a Class "A" office complex comprised of a 50-story tower and two low-rise buildings connected via a glass rotunda and bridge with landscaped plaza. The One Court Square --
   Citibank Property contains in the aggregate approximately 1,401,609 square feet of net rentable area situated on approximately 1.88 acres. The One Court
   Square -- Citibank Property is currently 100% occupied by Citibank, N.A.
   ("Citibank") pursuant to a triple-net lease. The One Court Square -- Citibank
   Property was built-to-suit for Citibank and has been fully-occupied by
   Citibank since the building's construction in 1989 and was most recently renovated in 2005. Citibank is currently renovating its space at a rate of approximately 3 floors per year. The One Court Square -- Citibank Property has a multi-level lobby of white marble, tinted glass, and black terrazzo flooring. The One Court Square -- Citibank Property contains many amenities including a fitness center and dining services. In addition, an ATM, florist, newsstand, gourmet coffee stand, and a branch of the Queens Public Library are on-site.

                                       B-6

                          ONE COURT SQUARE -- CITIBANK

   Citibank, N.A. (S&P "AA" / Moody's "Aa1" / Fitch "AA+") is the consumer and corporate banking arm of Citigroup, Inc. ("Citigroup") (NYSE: C). Citigroup,
   headquartered in New York City, is the largest financial services holding company in the world, providing a range of financial services to consumer and corporate customers around the globe. Citibank has operations in more than 40 countries and over 1,400 offices, more than half of which are in the United
   States. Citibank offers banking services to consumers and small businesses, offering deposits and loans, and utilizing Citigroup's range of financial services, by offering insurance and investment products. The credit card unit of Citibank is one of the largest users of space in the One Court Square --
   Citibank Property.

   The One Court Square -- Citibank Property is located in Long Island City,
   Queens, New York, and is conveniently located just one subway stop
   (approximately three minutes) from Citibank's East 53rd Street Midtown
   Manhattan campus (which includes 399 Park Avenue, Citigroup Center (601
   Lexington Avenue), and 875 Lexington Avenue). New York City's (E), (G), (V)
   trains each stop in the subway station located below the One Court Square --
   Citibank Property. Access to the elevated (7) train is one block from the One
   Court Square -- Citibank Property and the elevated (N), (W) trains are also within a few blocks of the One Court Square -- Citibank Property. These subway trains along with the nearby Queensborough Bridge and Long Island
   Railroad's Hunters Point Avenue Station provide excellent access to the entire New York metropolitan area from the One Court Square -- Citibank
   Property. Access to Grand Central Station, Penn Station, and the Port
   Authority Bus Terminal is available without transferring trains via the subway lines listed above from the One Court Square -- Citibank Property.

   Citibank's lease expires on May 11, 2020, and has five, 5-year extension options. The current rent payable under the Citibank lease is $21.70 per square foot with rent steps of approximately 1% per annum resulting in a rental rate of $24.60 per square foot during the final year of the initial lease term. The rent payable during each extension option is equal to 95% of the then existing fair market rent. Citibank, upon 15 months prior written notice, has two options to surrender (each, a "Surrender Option") portions of its space consisting of two or more floors on or above the 6th floor of the
   One Court Square -- Citibank Property (the "Surrender Space"). Each Surrender
   Space may not exceed 280,326 square feet in the aggregate, however, each
   Surrender Option is independent of the other, consequently, Citibank could surrender up to 560,652 square feet of its space. If Citibank exercises a
   Surrender Option, Citibank is required to pay the borrower an amount equal to
   (a) no less than $6,300,000 for Citibank's exercise of the first Surrender
   Option and $6,500,000 for Citibank's exercise of the second Surrender Option, less (b) any costs and expenses for the installation of submeters, such amount not to exceed $500,000. The Surrender Option proceeds are required to be deposited into a tenant improvement and leasing commission reserve account that is collaterally assigned to lender. As additional collateral related to the Surrender Options, Reckson is required to post three letters of credit each in the amount of $10 million. The first $10 million letter of credit is required to be posted by September of 2013, the second $10 million letter of credit is required to be posted by March of 2014 and if a Surrender Option has been exercised, Reckson is required to post the third $10 million letter of credit by September of 2014. All letters of credit will be returned to the borrower if (i) no Surrender Option has been exercised by September 30, 2014 or (ii) a Surrender Option has been exercised and the cash flow is equal to the cash flow that would have existed if Citibank had not exercised its
   Surrender Option.

   In July 2005, Citigroup announced its intent to develop a new $200,000,000,
   14-story, 475,000 square foot office tower across the street from the One
   Court Square -- Citibank Property. This new development is to be known as
   "Two Court Square". Citibank plans to relocate 1,500 employees from their
   Manhattan offices to Two Court Square. Once Two Court Square is constructed,
   Citibank will have a campus setting one subway stop from its midtown headquarters. In addition to constructing Two Court Square, Citigroup will fund an upgrade of the local subway connection to accommodate the influx of new jobs, installing an escalator connecting the G and Number 7 lines.

o  LOCK BOX ACCOUNT. All rents are required to be deposited into a lockbox and then swept daily to an account designated by the borrower. Upon the occurrence and during the continuance of a "reserve event", funds in the lockbox will be transferred to the cash collateral account and applied pursuant to the cash management agreement. A "reserve event" means the occurrence of (i) an event of default, as such term is defined in the One
   Court Square -- Citibank Whole Loan documents or (ii) the date after
   September 1, 2015.

                                       B-7

                          ONE COURT SQUARE -- CITIBANK

o  HYPER-AMORTIZATION. Commencing on the anticipated repayment date of September
   1, 2015, if the One Court Square -- Citibank Whole Loan is not paid in full, the One Court Square -- Citibank Whole Loan enters into a hyper-amortization period through May 1, 2020. From and after the anticipated repayment date, the interest rate applicable to the One Court Square -- Citibank Whole Loan will increase to 2% over the greater of (a) 4.905% and (b) the yield calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of non-callable United States Treasury obligations with a 10-year term from such payment date, as determined by the lender. From and after the anticipated repayment date, (i) all excess cash flow is required to be swept into a lender controlled account and (ii) any and all letters of credit may be used to partially prepay the outstanding principal balance of the One Court Square -- Citibank Whole Loan.

o  MANAGEMENT. Cushman & Wakefield, Inc. ("Cushman") is the property manager for the One Court Square -- Citibank Property. Cushman is one of the largest property managers in the country and is the facilities managing agent for more than 100 million square feet of retail and office space in the United
   States.

o  FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Holder(s) of the direct or indirect interests in the borrower are permitted to incur mezzanine debt, subject to certain conditions in the loan documents that include, but are not limited to: (i) the execution of an intercreditor agreement acceptable to lender and the rating agencies and (ii) rating agency confirmation.

                                       B-8

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                                       B-9

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                                      B-10

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                                      B-11

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                                  YAHOO! CENTER
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-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                      GACC
 CUT-OFF DATE PRINCIPAL BALANCE                                    $250,000,000
 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                             6.4%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                       Acquisition
 SPONSOR                                  EOP Operating Limited Partnership and
                                                 Teachers Insurance and Annuity
                                                         Association of America
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          5.2740%
 MATURITY DATE                                                  October 1, 2015
 AMORTIZATION TYPE                                                Interest Only
 INTEREST ONLY PERIOD (MOS.)                                                120
 ORIGINAL TERM / AMORTIZATION TERM                          120 / Interest Only
 REMAINING TERM / REMAINING
  AMORTIZATION TERM                                         119 / Interest Only
 LOCKBOX                               In-Place Hard, Springing Cash Management

 UP-FRONT RESERVES
   TAX / INSURANCE                                                      No / No

 ONGOING MONTHLY RESERVES(2)
   TAX / INSURANCE                                                    Springing
   REPLACEMENT                                                        Springing
   TI/LC                                                              Springing

 ADDITIONAL FINANCING                                                        No

 CUT-OFF DATE PRINCIPAL BALANCE                                     $250,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                  $        232
 CUT-OFF DATE LTV RATIO                                                   46.30%
 MATURITY DATE LTV RATIO                                                  46.30%
 UW NCF DSCR                                                               2.44x
 MOODY'S / S&P(1)                                                    Baa3 / BBB-
-------------------------------------------------------------------------------

(1)   Moody's and S&P have confirmed in accordance with their respective methodologies that the Yahoo! Center Loan has credit characteristics consistent with that of an investment-grade rated obligation.

(2)   Upon the occurrence of a "Lockbox Event" (defined as such time that the debt service coverage ratio for the preceding quarter falls below 1.10x or an event of default occurs), the borrower will be required to make monthly deposits into the tax insurance reserve accounts in an amount as determined by the lender, monthly deposits in an amount equal to $25,133 into the capital expenditure reserve account and monthly deposits in an amount equal to $85,814 into the monthly tenant improvement and leasing reserve account.

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                          1
 LOCATION                                                 Santa Monica, CA
 PROPERTY TYPE                                            Office, Suburban
 SIZE (SF)                                                       1,076,070
 OCCUPANCY % AS OF SEPTEMBER 1, 2005                                 98.3%
 YEAR BUILT / YEAR RENOVATED                                   1984 / 1991
 APPRAISED VALUE                                              $540,000,000
 PROPERTY MANAGEMENT                     Equity Office Management, L.L.C.,
                                                        (an EOP affiliate)
 UW ECONOMIC OCCUPANCY %                                            95.50%
 UW REVENUES                                                  $ 49,099,728
 UW EXPENSES                                                  $ 15,171,247
 UW NET OPERATING INCOME (NOI)                                $ 33,928,481
 UW NET CASH FLOW (NCF)                                       $ 32,591,144
-------------------------------------------------------------------------------

                                      B-12

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                                  YAHOO! CENTER
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                        % OF NET                                             % OF
                                         RATINGS         NET RENTABLE   RENTABLE                             ACTUAL    DATE OF LEASE
           TENANT NAME            S&P/Moody's/Fitch(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

 Symantec Corporation(2)             NR / NR / NR            242,909       22.6%  $ 25.80     $ 6,266,186      19.3%     10/31/07
 Yahoo! Inc.(2)                     BBB- / NR / NR           151,855       14.1%  $ 35.77     $ 5,431,224      16.7%     Various
 Rubin Postaer Associates            NR / NR / NR            125,148       11.6%  $ 36.16     $ 4,525,391      13.9%     12/31/10
 Home Box Office, Inc.            BBB+ / Baa1 / BBB+         119,265       11.1%  $ 25.81     $ 3,077,865       9.5%     6/30/19
 Metro-Goldwyn-Mayer Studio(2)       A- / A1 / NR             99,909        9.3%  $ 36.78     $ 3,675,044      11.3%     12/31/09
 Top 5 Tenants                                               739,086       68.7%  $ 31.09     $22,975,710      70.8%     Various
 Non-major Tenants                                           319,148       29.7%  $ 29.70     $ 9,479,501      29.2%     Various
                                                             -------      -----   -------     -----------     -----
 Occupied Total                                            1,058,234       98.3%  $ 30.67     $32,455,211     100.0%
 Vacant Space                                                 17,836        1.7%
                                                           ---------      -----
 COLLATERAL TOTAL                                          1,076,070      100.0%
                                                           =========      =====
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Yahoo! Inc. currently occupies 151,855 sq. ft. (including 46,513 square feet of space it is subleasing from Metro-Goldwyn-Mayer Studio ("MGM")
      with an obligation to take an additional 221,963 square feet of space by
      February 2008. Additionally, Yahoo! will soon occupy the remaining 99,909 square feet of space it is subleasing from MGM. The 440,797 total square feet of space does not include the 32,930 of current Yahoo! space which expires in March 2007.

-------------------------------------------------------------------------------
                             YAHOO! LEASE ANALYSIS:
-------------------------------------------------------------------------------

                                                               YAHOO! LEASE
CURRENT YAHOO! SPACE:      SQUARE FEET                          EXPIRATION
------------------------   -------------                      --------------
  DIRECT LEASE               32,930                             March 2007
                             46,513                           December 2009
                             72,412                            August 2015
                             ------
                           151,855
  SUBLEASE (FROM MGM):      99,909                            December 2009

  FUTURE YAHOO! MUST TAKE SPACE:
----------------------------------------
                                                               YAHOO! LEASE
  CURRENT TENANT           SQUARE FEET     MUST TAKE DATE       EXPIRATION
------------------------   -------------   ----------------   --------------
  Rysher                    61,279          October 2006       August 2015
  Edmunds.com               23,268          October 2006       August 2015
  Danjaq                     2,226          February 2007      August 2015
  Symantec Corporation     135,190          October 2007       August 2015
                           --------
                           321,872
  TOTAL SPACE:             440,797
-------------------------------------------------------------------------------

                                      B-13

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                                  YAHOO! CENTER
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------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------------------------------------------------------------
                              WTD. AVG. IN PLACE
                # OF LEASES     BASE RENT PSF      TOTAL SF    % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
     YEAR         ROLLING          ROLLING          ROLLING    SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
------------------------------------------------------------------------------------------------------------------------------

     2005            13            $ 28.24           44,350        4.12%         4.12%            3.54%             3.54%
     2006             9            $ 34.04           22,665        2.11%         6.23%            2.18%             5.72%
     2007            20            $ 27.98          185,052       17.20%        23.42%           14.63%            20.35%
     2008             4            $ 37.04           38,553        3.58%        27.01%            4.04%            24.38%
     2009            12            $ 36.45          166,561       15.48%        42.49%           17.15%            41.54%
     2010             5            $ 36.05          135,383       12.58%        55.07%           13.79%            55.33%
     2011             2            $ 29.27           52,342        4.86%        59.93%            4.33%            59.66%
     2012             1            $ 30.37              832        0.08%        60.01%            0.07%            59.73%
     2013             0            $  0.00                0        0.00%        60.01%            0.00%            59.73%
     2014             1            $ 25.20              745        0.07%        60.08%            0.05%            59.78%
     2015            14            $ 39.04          294,375       27.36%        87.43%           32.47%            92.25%
     2016             0            $  0.00                0        0.00%        87.43%            0.00%            92.25%
     2017             0            $  0.00                0        0.00%        87.43%            0.00%            92.25%
  Thereafter          6            $ 23.37          117,376       10.91%        98.34%            7.75%           100.00%
------------------------------------------------------------------------------------------------------------------------------
     TOTAL           87                           1,058,234       98.34%                        100.00%
                                                  =========       =====                         ======
------------------------------------------------------------------------------------------------------------------------------

(1)   Under the terms of its current lease, Yahoo!'s obligation to take 221,963 square feet of space that expires as of February 2008 requires new leases with August 31, 2015 expirations dates and new rent terms. The lease rollover schedule reflects the new lease terms upon commencement and occupancy of this space.

                                      B-14

-------------------------------------------------------------------------------
                                  YAHOO! CENTER
-------------------------------------------------------------------------------

o  THE LOAN. The subject mortgage loan (the "Yahoo! Center Loan") is secured by a first mortgage that encumbers a 15-acre six-building, 1,076,070 million square foot, class "A" office complex located in Santa Monica, California
   (the "Yahoo! Center Property"). The Yahoo! Center Loan has a cut-off date principal balance of $250,000,000. The Yahoo! Center Loan is acquisition financing and represents approximately 6.4% of the initial mortgage pool balance. S&P and Moody's have confirmed, in accordance with their respective methodologies, that the Yahoo! Center Mortgage Loan has credit characteristics consistent with obligations rated "BBB-" and "Baa3,"
   respectively. The Yahoo! Center Loan was originated by German American
   Capital Corporation on September 9, 2005 and provides for interest-only payments for the term of the Yahoo! Center Loan. The Yahoo! Center Loan has a remaining term of 119 months and matures on October 1, 2015. The Yahoo!
   Center Loan may be prepaid without penalty on or after the 117th month of its term, and permits defeasance beginning two years after the issue date for the series 2005-CD1 certificates.

o  THE BORROWER. The borrower, CA-Colorado Center, L.L.C., a Delaware limited liability corporation, is a special purpose bankruptcy remote entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Yahoo! Center Loan. The sponsors of the borrower are EOP Operating Limited Partnership, a Delaware limited partnership ("EOP")
   and Teachers Insurance and Annuity Association of America, a New York
   corporation ("TIAA").

   EOP, headquartered in Chicago, Illinois, is the operating partnership for
   Equity Office Properties Trust ("EOP Trust") which is rated "Baa3" by Moody's and "BBB+" by S&P. EOP Trust is the nation's largest real estate investment trust. As of May 16, 2005, EOP owned approximately 678 office properties comprising approximately 123.6 million square feet of rentable office space in 18 states and the District of Columbia. As of June 30, 2005, EOP Trust
   (NYSE: EOP) had a trailing 12 month EBITDA of $2 billion, and $616 million of cash equity. EOP Trust was the first real estate company to be named to the
   S&P 500, and has a market capitalization of $12.43B. TIAA and its companion organization CREF, the College Retirement Equities Fund, form one of the largest private pension funds in the United States with more than $325 billion in assets under management. TIAA-CREF, headquartered in New York
   City, is also the largest institutional real estate investor in the nation, with a global portfolio of direct or indirect investments of $50 billion.
   TIAA is rated "AAA" by S&P and Fitch, "Aaa" by Moody's, and "A++" by A.M.
   Best Company.

   THE PROPERTY. The Yahoo! Center Property is Santa Monica's largest Class "A"
   office campus, encompassing an entire city block on Colorado Avenue between
   26th Street and Cloverfield Boulevard. The Yahoo! Center Property is located in the center of Santa Monica's "Professional and Entertainment" or "Media
   District" within Los Angeles' largest submarket, the "Westside", and is just north of the Santa Monica Freeway (I-10) and two miles from the Pacific ocean. The Yahoo! Center Property benefits from easy access to the I-405
   Freeway, Santa Monica Airport, LAX and public transportation. Based on the
   2004 acquisition cost of $453,000,000, the sponsors have approximately
   $203,000,000 of hard cash equity in the Yahoo! Center Property.

   The Yahoo! Center Property features six low-rise office buildings, which, in the aggregate, comprise approximately 1,076,070 square feet of rentable space situated on approximately 15-acres of land with a fully landscaped network of walkways, fountains, plazas and seating areas. The Yahoo! Center Property was constructed in stages from 1984 through 1991 and was originally known as MGM
   Plaza, previously serving as Metro-Goldwyn-Mayer Studio's ("MGM") corporate headquarters. Parking is provided in a 2,980-space three-level subterranean parking garage for an overall parking ratio of approximately 2.77 spaces per
   1,000 square feet. In 2004, Tishman Speyer, the previous owner, completed a
   $23.4 million renovation and base building capital improvement program.

   The Yahoo! Center Property includes large and flexible floor plates, city and mountain views and significant on-site amenities, including, but not limited to, basketball, racquetball, tennis and squash courts, a 20,000 square foot health and fitness center, a pool, specialty retail shops, a food court with outside seating areas, and a 3.5-acre public park. As of September 2005, the occupancy rate for the Yahoo! Center Property was approximately 98%.

   Yahoo! Inc. ("Yahoo!"), the largest tenant, currently occupies 151,855 square feet under leases that expires as follows: 32,930 square feet, in March 2007;
   46,513 square feet, in December 2009; and the remaining space, in August
   2015. Yahoo! is

                                      B-15

-------------------------------------------------------------------------------
                                  YAHOO! CENTER
-------------------------------------------------------------------------------

    obligated to take an additional 221,963 square feet in stages, the last portion to be leased by Yahoo! by February 1, 2008 at which time Yahoo!
    will occupy a total of 440,797 square feet, or approximately 41% of the net rentable area of the Yahoo! Center Property. Yahoo! is a leading global internet brand and one of the most trafficked internet destinations in the world. Yahoo!'s offerings to users and businesses fall into three categories: search and marketplace; information and content and communications and consumer services. As of September 2005, Yahoo! was rated "BBB-" by S&P. Yahoo! (NASDAQ: YHOO) was, as of October 5, 2005,
    valued at approximately $47.19 billion and on a trailing-twelve month period ending June of 2005, had annual revenues of approximately $4.41 billion. Yahoo! intends to utilize the Yahoo! Center Property as the headquarters for growing its content division.

    The second largest tenant is Symantec Corporation ("Symantec") which occupies approximately 242,909 square feet, or 22.6% of the net rentable area of the Yahoo! Center Property. Symantec is the world leader in providing solutions to help individuals and enterprises assure the security, availability, and integrity of their information. Solutions include anti-virus protection, e-mail filtering and mobile code detection technologies via Symantec's Norton Anti-Virus/Internet line of software.
    Headquartered in Cupertino, California, Symantec has operations in more than
    40 countries. Symantec (NASDAQ: SYMC) was, as of October 5, 2005, valued at approximately $26.46 billion and on a trailing twelve month period ending
    June of 2005, had annual revenues of approximately $2.73 billion. The
    Symantec lease expires in October 2007, however, Yahoo! has an obligation to lease 135,190 square feet of the Symantec space upon expiration of the
    Symantec lease.

    The third largest tenant is Rubin Postaer & Associates ("RPA"), which occupies approximately 125,148 square feet, or 11.6% of the net rentable area of the Yahoo! Center Property. RPA is one of the largest private advertising companies on the west coast. The RPA lease expires in December
    2010.

    The fourth largest tenant is Home Box Office, Inc. ("HBO"), a unit of Time
    Warner, Inc., which occupies approximately 119,265 square feet, or 11.1% of the net rentable area of the Yahoo! Center Property. HBO is one of the premier providers of pay-television in the United States. As of September
    2005, Time Warner, Inc. was rated "Baa1" by Moody's, "BBB+" by S&P and
    "BBB+" by Fitch. Time Warner, Inc. was, as of October 5, 2005, valued at approximately $84.49 billion and on a trailing-twelve month period ending
    June of 2005 has annual revenues of approximately $42.27 billion. The HBO lease expires in January 2010.

    The fifth largest tenant is MGM, which leases approximately 99,909 square feet, or 9.3% of the net rentable area of the Yahoo! Center Property. MGM has the primary responsibility for running MGM Pictures and United Artists.
    In 2005, Kirk Kerkorian sold MGM to a consortium of investors led by Sony
    Corporation of America ("Sony"). As of September 2005, Sony was rated "A1"
    by Moody's and "A-" by S&P. Sony was, as of October 5, 2005, valued at approximately $33.46 billion and on a trailing 12 month period ending June of 2005, has annual revenues of approximately $62.24 billion. The MGM lease expires in December 2009. Yahoo will soon occupy this space it is subleasing from MGM.

  o LOCK BOX ACCOUNT. All rents are required to be deposited into a lockbox and then swept daily to an account designated and controlled by the borrower.
    Upon the occurrence and during the continuance of a "lockbox event," funds in the lockbox will be transferred to the cash collateral account and applied pursuant to the cash management agreement. A "lockbox event" means the occurrence of (i) an event of default, as such term is defined in the
    Yahoo! Center Loan documents or (ii) the date on which the debt service coverage ratio on a trailing 12 month basis is less than 1.10x.

  o MANAGEMENT. Equity Office Management, L.L.C, an affiliate of EOP, is the property manager for the Yahoo! Center Property. Equity Office Management
    manages approximately 123.6 million square feet of primarily Class "A"
    office space in approximately 700 buildings in 28 major metropolitan areas across the United States.

                                      B-16

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                                      B-17

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                                   MAINE MALL
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                                      B-18

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                                   MAINE MALL
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                                      B-19

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                                  MAINE MALL(1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                       CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                    $150,000,000
 PERCENTAGE OF INITIAL MORTGAGE POOL
  BALANCE                                                                  3.9%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                                                GGP Limited Partnership
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          4.8355%
 MATURITY DATE                                                    June 11, 2010
 AMORTIZATION TYPE                                                      Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                     55 / 355
 REMAINING TERM / REMAINING
  AMORTIZATION TERM                                                    55 / 355
 LOCKBOX                               In-Place Hard, Springing Cash Management
 UP-FRONT RESERVES
  TAX / INSURANCE                                                       No / No
 ONGOING MONTHLY RESERVES(2)
  TAX / INSURANCE                                                     Springing
  REPLACEMENT                                                         Springing
  TI/LC                                                               Springing
 ADDITIONAL FINANCING(3)                                                    Yes
                                      MORTGAGE LOAN(4)     LOAN COMBINATION(5)
                                      -------------------- --------------------
 CUT-OFF DATE PRINCIPAL BALANCE       $150,000,000                 $228,657,190
 CUT-OFF DATE PRINCIPAL BALANCE/SF            $275                         $420
 CUT-OFF DATE LTV RATIO                     44.38%                        67.65
 MATURITY DATE LTV RATIO                    41.07%                       62.60%
 UW NCF DSCR                                 1.82x                        1.20x
 LOAN SHADOW RATING
 MOODY'S/S&P(6)                           Baa2/BBB
-------------------------------------------------------------------------------

(1)   The Maine Mall Loan is part of a "loan combination" consisting of three
      (3) mortgage loans made to the same borrower and secured by the same mortgage lien: (a) the Maine Mall Loan, which has a cut-off date principal balance of $150,000,000 and will be included in the trust fund; and (b)
      two generally subordinate Maine Mall Non-Trust Loans, which have an aggregate cut-off date principal balance of $78,657,190 and will not be included in the trust fund.

(2)   Upon the occurrence and during the continuance of the trigger event with respect to the Maine Mall Loan, the borrower must pay to lender on each monthly payment date (a) one-twelfth of the taxes and insurance that lender reasonably estimates will be payable during the next following twelve months, (b) $10,501 ($0.23/SF/Year), up to a maximum of $126,012
      (one year of collections) for replacement reserves and (c) $34,738
      ($0.77/SF/Year), up to a maximum of $416,856 (one year of collections) for tenant improvements and leasing commissions. A "trigger event" means the occurrence of (i) an event of default under the Maine Mall Loan or (ii)
      the date on which the debt service coverage ratio (based on the Maine Mall
      Loan, the Maine Mall Non-Trust Loans and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.15x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage equals or exceeds 1.15x for twelve (12) consecutive months.

(3)   See "-- Mezzanine Debt" and "-- Additional Debt" below.

(4)   Calculated based on the Maine Mall Loan only.

(5)   Calculated based on the aggregate of the Maine Mall Loan and the Maine
      Mall Non-Trust Loans.

(6)   Moody's and S&P have confirmed, in accordance with their respective methodologies that the Maine Mall Loan has the credit characteristics consistent with that of an investment-grade rated obligation.

-------------------------------------------------------------------------------
                       PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               1
 LOCATION                                                          Portland, ME
 PROPERTY TYPE                                            Retail, Regional Mall
 SIZE (SF)(7)                                                           544,578
 OCCUPANCY % AS OF MAY 31, 2005(7)                                        92.6%
 YEAR BUILT / YEAR RENOVATED                                        1971 / 1994
 APPRAISED VALUE                                                   $338,000,000
 PROPERTY MANAGEMENT                                    GGP -- Maine Mall L.L.C.
 UW ECONOMIC OCCUPANCY %                                                  95.4%
 UW REVENUES                                                       $ 24,987,185
 UW EXPENSES                                                       $  7,145,202
 UW NET OPERATING INCOME (NOI)                                     $ 17,841,984
 UW NET CASH FLOW (NCF)                                            $ 17,391,992
-------------------------------------------------------------------------------

(7)   Does not reflect the square footage of space held by tenants under a ground lease.

                                      B-20

-------------------------------------------------------------------------------
                                   MAINE MALL
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY(1)
---------------------------------------------------------------------------------------------------------------------------------
                                                                     % OF NET                              % OF
                                      RATINGS         NET RENTABLE   RENTABLE                             ACTUAL    DATE OF LEASE
         TENANT NAME           S&P/MOODY'S/FITCH(2)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

 Anchor Owned
 Macy's                             BBB/Baa1/NR                         SHADOW ANCHOR - NOT PART OF COLLATERAL
 Sears                              BB+/Ba1/BB                          SHADOW ANCHOR - NOT PART OF COLLATERAL
 Anchor Tenants
 Filene's (Ground Lease)            BBB/Baa1/NR          125,000        16.5%   $  0.80    $   100,000       0.7%     07/31/13
 J.C. Penney (Ground Lease)         BB+/Ba1/BB+           85,898        11.4%   $  1.57    $   135,000       0.9%     07/31/13
 Best Buy                          BBB/Baa3/BBB           45,793         6.1%   $ 19.00    $   870,072       5.9%     01/31/14
 Sports Authority                    NR/NR/NR             43,326         5.7%   $ 13.45    $   582,852       3.9%     06/30/07
 Filene's Home                      BBB/Baa1/NR           40,873         5.4%   $ 13.50    $   551,786       3.7%     10/31/06
 Linens N' Things                    NR/NR/NR             40,280         5.3%   $ 10.00    $   402,804       2.7%     01/31/15
                                                     -----------       -----    -------    -----------     -----
 Total Anchor Tenants                                    381,170        50.5%   $  6.93    $ 2,642,513      17.8%
 Gap/Gap Kids                     BBB-/Baa3/BBB-          16,169         2.1%   $ 37.34    $   603,756       4.1%     01/31/11
 Abercrombie & Fitch                 NR/NR/NR             10,525         1.4%   $ 25.00    $   263,124       1.8%     01/31/09
 Chuck E. Cheese                     NR/NR/NR             10,000         1.3%   $ 18.00    $   180,000       1.2%     12/31/12
 Pottery Barn                        NR/NR/NR              9,999         1.3%   $ 25.00    $   249,972       1.7%     01/31/15
 Vinny T's of Boston                 NR/NR/NR              9,967         1.3%   $ 18.42    $   183,600       1.2%     01/31/14
                                                     -----------       -----    -------    -----------     -----
 Top 5 In-Line Tenants                                    56,660         7.5%   $ 26.13    $ 1,480,452      10.0%
 Non-major Tenants                                       277,538        36.7%   $ 38.64    $10,724,832      72.2%
                                                     -----------       -----    -------    -----------     -----
 Occupied Total                                          715,368        94.7%   $ 20.76    $14,847,798     100.0%
 Vacant Space                                             40,108         5.3%
                                                     -----------       -----
 COLLATERAL TOTAL                                        755,476       100.0%
                                                     ===========       =====
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
---------------------------------------------------------------------------------------------------------------------------------

    2005           2            $ 26.22          9,739        1.3%           1.3%            1.7%              1.7%
    2006          17            $ 24.88         84,041       11.1%          12.4%           14.1%             15.8%
    2007           9            $ 22.23         63,061        8.3%          20.8%            9.4%             25.2%
    2008           6            $ 36.04         10,664        1.4%          22.2%            2.6%             27.8%
    2009          13            $ 31.02         46,640        6.2%          28.3%            9.7%             37.6%
    2010          16            $ 41.33         29,851        4.0%          32.3%            8.3%             45.9%
    2011          10            $ 34.92         39,112        5.2%          37.5%            9.2%             55.1%
    2012          17            $ 39.22         54,363        7.2%          44.7%           14.4%             69.4%
    2013          10            $  3.98        227,314       30.1%          74.8%            6.1%             75.5%
    2014           5            $ 21.60         65,600        8.7%          83.4%            9.5%             85.1%
    2015          10            $ 23.03         81,641       10.8%          94.2%           12.7%             97.7%
                  --                           -------       ----                           ----
   TOTALS        115                           712,026       94.2%                          97.7%
                                               =======       ====                           ====
---------------------------------------------------------------------------------------------------------------------------------

(1)   Calculated using 755,476 square feet, which includes tenants that occupy space pursuant to ground leases.

(2)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                      B-21

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                                   MAINE MALL
-------------------------------------------------------------------------------

o  THE LOAN. The subject mortgage loan (the "Maine Mall Loan") is secured by a first mortgage encumbering certain of the anchor space and in-line tenant space at a regional mall located in Portland, Maine (the "Maine Mall
   Property"). The Maine Mall Loan has a cut-off date principal balance of
   $150,000,000 and represents approximately 3.9% of the initial mortgage pool balance. The Maine Mall Loan was originated on June 9, 2005 and is part of a loan combination consisting of three (3) mortgage loans with an aggregate principal amount of $228,657,190, two of which are in the principal amounts of $41,527,238 and $37,129,952 and will not be included in the trust. The
   Maine Mall non-trust loans are generally subordinate in right of payment to the Maine Mall Loan.

   The Maine Mall Loan has a remaining term of 55 months and matures on June 11,
   2010. The Maine Mall Loan may be prepaid on or after December 11, 2009, and permits defeasance with United States Treasury obligations or other government securities beginning 2 years after the issue date for the series
   2005-CD1 certificates.

o  THE BORROWER. The borrower is GGP-Maine Mall L.L.C. a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is GGP
   Limited Partnership. The majority of GGP Limited Partnership is owned by
   General Growth Properties, Inc. ("GGP"), a publicly traded real estate investment trust ("REIT") (NYSE:GGP). GGP and its predecessor companies have been in the shopping center business as a buyer, seller, developer, and manager of real estate since 1954. As one of the largest regional mall REITs in the U.S., GGP owns, develops, operates, and/or manages shopping malls in over 40 states. GGP also is one of the largest third-party managers for owners of regional malls.

o  THE PROPERTY. The Maine Mall Property includes 544,578 square feet that is part of a 1.04 million square feet regional shopping center situated on approximately 105.6 acres. The Maine Mall Property was constructed in 1971, expanded in 1983 and renovated in 1994. The Maine Mall Property is located in
   Portland, Maine, within the Portland, Maine metropolitan statistical area. As of May 31, 2005, the occupancy rate for the Maine Mall Property was approximately 92.6%.

   The largest tenant is Best Buy Co., Inc. ("Best Buy") occupying 45,793 square feet, or approximately 8.4% of the net rentable area. Best Buy (NYSE: BBY) is one of the largest consumer electronics retailers in the United States and operates approximately 700 stores across the country, as well as Magnolia
   Audio Video stores and more than 100 Future Shop locations in Canada. In addition to selling products, the stores offer installation and maintenance services, technical support, and subscriptions for cell phone and Internet services. The big box stores average over 40,000 square feet and are located in over 48 states. As of September 2005, Best Buy was rated "Baa3" by Moody's and "BBB" by S&P. The Best Buy lease expires in January 2014. The second largest tenant is The Sports Authority Inc. ("Sports Authority"), occupying
   43,326 square feet, or approximately 8.0% of the net rentable area. Sports
   Authority is one of the largest sporting goods retailers in the United
   States, operating approximately 385 stores in 45 states. The company sells sports equipment, general merchandise, shoes, and apparel in its traditional stores and online store. The Sports Authority lease expires in June 2007. The third largest tenant is Filene's Home Store ("Filene's Home"), occupying
   40,873 square feet, or approximately 7.5% of the net rentable area. Filene's
   Home is a specialty retailer under the Filene's department stores, focusing on home furnishings, including indoor and outdoor furniture and interior design products. Operated by the May Department Stores Company (NYSE: MAY),
   Filene's and Filene's Home are just two of several retail chains run by the company in the United States. In February 2005, Federated Department Stores,
   Inc. (NYSE: FD) and May Department Stores Company announced that they have entered into a merger agreement and pursuant to which several stores will be closed. In addition to the Filene's Home, there is also a Filene's at the
   Maine Mall Property. Both Filene's stores at the Maine Mall Property. Both
   Filene's stores are obligated to pay rent through the term of the respective leases. As of September 2005, Federated Department Stores, Inc. was rated
   "Baa1" by Moody's and "BBB" by S&P. The Filene's Home lease expires in
   October 2006 and the Filene's ground lease expires in July 2013.

o  LOCK BOX ACCOUNT. All rents are required to be deposited into a lockbox and are to be swept daily into the borrower's account. Following the occurrence and continuance of a "trigger event" with respect to the Maine Mall Loan, funds in the lockbox will be transferred daily to a cash collateral account and applied pursuant to a cash management agreement. Upon the cure of the trigger event, funds will again be swept daily from the lockbox to the borrower's account. A "trigger event" means the occurrence of (i) event of default under the Maine Mall Loan or (ii) the date on which the debt service coverage ratio (based on the Maine Mall Loan, the Maine Mall Non-Trust Loans and any permitted mezzanine debt) for the preceding twelve (12) consecutive

                                      B-22

                                   MAINE MALL

   months is less than 1.15x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.15x for twelve (12) consecutive months.

o  MANAGEMENT. The borrower is the property manager for the Maine Mall Property.

o  MEZZANINE DEBT. The sole member of borrower is permitted to obtain mezzanine financing secured by its ownership interest in the borrower, subject to, among other conditions: (i) a maximum loan-to-value ratio (based on the aggregate balances of the Maine Mall Loan, the Maine Mall Non-Trust Loan and
   the mezzanine debt) of 70%; (ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a strike price that results in a debt service coverage ratio (based on the aggregate debt service payments under the Maine
   Mall Loan, the Maine Mall Non-Trust Loans and the mezzanine debt) of no less than 1.20x; (iii) if the mezzanine debt bears interest at a fixed rate, a weighted average debt service constant (based on the aggregate balances of the Maine Mall Loan, the Maine Mall Non-Trust Loans and the mezzanine debt)
   of no greater than 6.3218%; (iv) the debt service coverage ratio (based on the aggregate debt service payments under the Maine Mall Loan, the Maine Mall
   Non-Trust Loans and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.20x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v)
   rating agency confirmation; and (vi) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the lender.

o  ADDITIONAL DEBT. The holders of indirect ownership interests in the borrower are permitted to pledge their interests as security for additional debt, provided that, among other things, the following conditions are satisfied:
   (i) no event of default under the Maine Mall Loan has occurred and is continuing, (ii) the pledge is to a "qualified pledgee" or is subject to the lender's prior written consent, which may be withheld in the lender's sole and absolute discretion, provided that the lender's consent may not be unreasonably withheld, if the borrower has delivered (A) rating agency confirmation that the pledge will not, in and of itself, result in a downgrade, withdrawal or qualification of the ratings assigned to the series
   2005-CD1 certificates and (B) a substantive non-consolidation opinion reasonable acceptable to the lender and the rating agencies, and (iii) in the event the property manager of the Maine Mall Property will change in connection with the pledge, the replacement property manager must meet the conditions of a substantive manager set forth in the related loan documents.
   Pledges of equity to or from affiliates of the borrower are also permitted.

   A "qualified pledgee" generally means (i) one or more institutional entities that (A) has total assets (in name or under management) in excess of
   $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000;
   and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or
   (ii) an entity for which the borrower has obtained rating agency confirmation that the pledge to such entity will not, in and of itself, result in a downgrade, withdrawal or qualification of the ratings assigned to the series
   2005-CD1 certificates.

o  PARTIAL RELEASES. The related loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the
   Maine Mall Property upon satisfaction of certain conditions, including but not limited to, that (i) no default or event of default has occurred and is continuing under the Maine Mall Loan, (ii) the parcel is vacant, non-income producing and unimproved and (iii) each rating agency rating the series
   2005-CD1 certificates has confirmed that the release will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the series 2005-CD1 certificates.

                                      B-23

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                                 100 EAST PRATT
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                                      B-24

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                                 100 EAST PRATT
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                                      B-25

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                                 100 EAST PRATT
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                   LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                       CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                    $105,000,000
 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                             2.7%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                       Acquisition
 SPONSOR                           Wells Real Estate Investment Trust II, Inc.,
                                                         a Maryland corporation
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          5.0775%
 MATURITY DATE                                               September 11, 2015
 AMORTIZATION TYPE                                            Interest Only/ARD
 INTEREST ONLY PERIOD (MOS.)                                                120
 ORIGINAL TERM / AMORTIZATION TERM                          120 / Interest Only
 REMAINING TERM / REMAINING
  AMORTIZATION TERM                                         118 / Interest Only
 LOCKBOX                                                          In-Place Hard
 UP-FRONT RESERVES
   TAX/INSURANCE                                                        No / No
   TI/LC(1)                                                        $ 19,029,390
   RENT ABATEMENT(2)                                               $  2,608,436
 ONGOING MONTHLY RESERVES(3)
   TAX/INSURANCE                                                      Springing
 ADDITIONAL FINANCING                                                        No
 CUT-OFF DATE PRINCIPAL BALANCE                                    $105,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                         $160
 CUT-OFF DATE LTV RATIO                                                  50.36%
 MATURITY DATE LTV RATIO                                                 50.36%
 UW NCF DSCR                                                             2.45x
 LOAN SHADOW RATING
 MOODY'S/S&P(4)                                                       Baa3/BBB-
-------------------------------------------------------------------------------

(1)   The Up-Front TI/LC reserve represents $18,848,200 for the space under the
      T. Rowe Price lease, $126,390 for the space under the Atlantic Trust
      Company lease, and $54,800 for space under the Sotto Cafe lease.

(2)   At closing, the borrower deposted an amount of $2,608,436 for rent abatement with allocated amounts of $2,600,399 for T. Rowe Price and
      $8,037 for Sotto Cafe. The T. Rowe. Price portion of the rent abatement reserve will be released monthly up through and including October 1, 2006 upon lender's receipt of borrower's written request on or after September
      6, 2005, together with reasonably acceptable evidence that the T. Rowe
      Price Lease is in full force and effect as of the date of borrower's request and the tenant is in occupancy of the demised premises at the property as of such date. The Sotto Cafe portion of the rent abatement reserve will be released monthly up through and including October 1, 2005 upon lender's receipt of Borrower's written request on or after September
      6, 2005, together with reasonably acceptable evidence that the Sotto Cafe
      Lease is in full force and effect as of the date of Borrower's request, the tenant is in occupancy of the demised premises at the property as of such date and has commenced paying rent on such premises as of such date.

(3)   A "trigger event" means the occurrence of (i) an event of default under the 100 East Pratt Loan or (ii) the date on which the NOI debt yield, which is calculated as the actual NOI divided by the outstanding principal balance, is less than or equal to 10.5%. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the NOI debt yield exceeds 10.5% for three (3) consecutive months. Upon the occurrence and during the continuance of the trigger event with respect to the 100 East Pratt Loan, the borrower shall pay to lender on each monthly payment date (a) one-twelfth of the taxes and insurance that lender reasonably estimates will be payable during the next ensuring twelve months.

(4)   Moody's and S&P have confirmed that the 100 East Pratt Loan has the credit characteristics consistent with that of an investment-grade rated obligation.

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               1
 LOCATION                                                         Baltimore, MD
 PROPERTY TYPE                                                      Office, CBD
 SIZE (SF)                                                              655,587
 OCCUPANCY % AS OF MAY 31, 2005                                           93.7%
 YEAR BUILT / YEAR RENOVATED                                  1975 & 1991 / NAP
 APPRAISED VALUE                                                   $208,500,000
 PROPERTY MANAGEMENT                      Boston Properties Limited Partnership
 UW ECONOMIC OCCUPANCY %                                                  94.5%
 UW REVENUES                                                       $ 23,242,324
 UW EXPENSES                                                       $  9,274,480
 UW NET OPERATING INCOME (NOI)                                     $ 13,967,845
 UW NET CASH FLOW (NCF)                                            $ 13,268,983
-------------------------------------------------------------------------------

                                      B-26

-------------------------------------------------------------------------------
                                 100 EAST PRATT
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                        % OF NET                                             % OF
                                        RATINGS         NET RENTABLE   RENTABLE                             ACTUAL    DATE OF LEASE
          TENANT NAME            S&P/MOODY'S/FITCH(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

 T.Rowe Price Associates Inc.   NR/NR/NR                   379,043     57.8%     $ 18.74     $ 7,105,003   50.7%        06/30/17
 Tydings & Rosenberg LLP        NR/NR/NR                    39,138      6.0%     $ 31.51     $ 1,233,199    8.8%        07/31/07
 Merrill Lynch                  A+/Aa3/AA-                  30,566      4.7%     $ 32.99     $ 1,008,372    7.2%        11/30/12
 M&T Bank                       A-/A3/A-                    21,107      3.2%     $ 30.38     $   641,336    4.6%        06/30/10
 IBM                            A+/A1/AA-                   15,971      2.4%     $ 28.00     $   447,188    3.2%        06/30/12
                                                           -------    -----      -------     -----------  -----
 Top 5 Tenants                                             485,825     74.1%     $ 21.48     $10,435,098   74.5%
 Non-major Tenants                                         128,701     19.6%     $ 27.75     $ 3,570,810   25.5%
                                                           -------    -----      -------     -----------  -----
 Occupied Total                                            614,526     93.7%     $ 22.79     $14,005,909  100.0%
 Vacant Space                                               41,061      6.3%
                                                           -------    -----
 COLLATERAL TOTAL                                          655,587    100.0%
                                                           =======    =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-----------------------------------------------------------------------------------------------------------------------------------

    2005           2            $ 27.48          2,457        0.4%           0.4%            0.5%              0.5%
    2006           1            $ 32.64          5,806        0.9%           1.3%            1.4%              1.8%
    2007           8            $ 30.72         89,714       13.7%          14.9%           19.7%             21.5%
    2008           3            $ 34.23          7,343        1.1%          16.1%            1.8%             23.3%
    2009           1            $ 30.90          7,390        1.1%          17.2%            1.6%             24.9%
    2010           5            $ 30.50         47,734        7.3%          24.5%           10.4%             35.3%
    2011           0            $  0.00              0        0.0%          24.5%            0.0%             35.3%
    2012           4            $ 30.96         54,075        8.2%          32.7%           12.0%             47.3%
    2013           1            $ 30.69          7,475        1.1%          33.9%            1.6%             48.9%
    2014           0            $  0.00              0        0.0%          33.9%            0.0%             48.9%
    2015           1            $ 22.00          2,192        0.3%          34.2%            0.3%             49.3%
                   -                            ------       ----                           ----
   TOTALS         26                           224,186       34.2%                          49.3%
                                               =======       ====                           ====
-----------------------------------------------------------------------------------------------------------------------------------

                                      B-27

                                 100 EAST PRATT

o  THE LOAN. The subject mortgage loan (the "100 East Pratt Loan") is secured by a first mortgage encumbering an office building located in Baltimore,
   Maryland (the "100 East Pratt Property"). The 100 East Pratt Loan has a
   cut-off date principal balance of $105,000,000 represents approximately 2.7%
   of the initial mortgage pool balance. The 100 East Pratt Loan was originated on September 6, 2005. The 100 East Pratt Loan provides for interest-only payments for the entire 120 months of its term.

   The 100 East Pratt Loan has a remaining term of 118 months through the anticipated repayment date (the "ARD Date") occurring on September 11, 2015, with a maturity date of June 11, 2017, subject to lender's option to accelerate the maturity date to the ARD Date. The 100 East Pratt Loan may be prepaid on or after July 11, 2015, and permits defeasance with United States
   Treasury obligations or other government securities beginning 2 years after the issue date for the series 2005-CD1 certificates.

o  THE BORROWER. The borrower is Wells REIT II -- 100 East Pratt LLC, a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Wells Real Estate Investment Trust II, Inc., a Maryland
   corporation ("Wells REIT II"). Created in 2003, Wells REIT II is managed by
   Wells Real Estate Funds as an investment vehicle for individual investors to acquire high-quality commercial properties. Its primary focus is on office and industrial properties leased long term to high-quality tenants throughout the United States. Wells REIT II owns properties in approximately thirteen states and the District of Columbia. A Maryland Indemnity Deed of Trust
   ("IDOT") guarantor structure was utilized to own the 100 East Pratt Property.
   The IDOT guarantor/property owner is 100 East Pratt Street Business Trust, a
   Maryland business trust (the "Trust"). The sole trustee and sole beneficiary of the Trust is the borrower.

o  THE PROPERTY. The 100 East Pratt Property is an approximately 655,587 square foot office building situated on approximately 2.1 acres. The 100 East Pratt
   Property was constructed in 1975 and 1991. The original building consisted of a ten-story structure. In 1991, a 28-story tower and garage were added, abutting to the existing structure. The 100 East Pratt Property is located in
   Baltimore, Maryland, within the Baltimore metropolitan statistical area. As of May 31, 2005, the occupancy rate for the 100 East Pratt Property was approximately 93.7%.

   The largest tenant is T.Rowe Price Associates Inc. ("T.Rowe Price") occupying
   379,043 square feet, or approximately 57.8% of the net rentable area. Founded in 1937, T.Rowe Price (NASDAQ: TROW) is a global investment management firm for institutional and individual investors worldwide and headquartered at the
   100 East Pratt Property. It provides an array of mutual funds, sub-advisory services, and separate account management for investors, retirement plans, and financial intermediaries. The T.Rowe Price lease expires in June 2017.
   The second largest tenant is Tydings & Rosenberg LLP ("Tydings & Rosenberg"), occupying 39,138 square feet, or approximately 6.0% of the net rentable area.
   Tydings & Rosenberg is a mid-sized law firm and headquartered at the 100 East
   Pratt Property with additional offices in Washington, DC and Towson, MD. The
   Tydings & Rosenberg lease expires in July 2007. The third largest tenant is
   Merrill Lynch ("Merrill Lynch"), occupying 30,566 square feet, or approximately 4.7% of the net rentable area. Founded in 1914, Merrill Lynch is a leading financial management and advisory company with offices in approximately 36 countries. As of September 2005, Merrill Lynch was rated
   "Aa3" by Moody's and "A+" by S&P. The Merrill Lynch lease expires in November
   2012.

o  LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account. After payment of monthly debt service and funding of the reserve accounts, excess cash flow in the cash management account will be swept daily into an account under borrower's control, except (i) if event of default exists or a periodically measured "NOI Debt Yield" (based upon actual net operating Income of the
   Property over the principal Indebtedness of the 100 East Pratt Street Loan)
   falls below 10.5%, such excess cash flow will be swept daily to a
   Lender-controlled account until such event of default no longer exists, or until the NOI Debt Yield has been at least 10.5% for 3 consecutive months, as applicable, and (ii) after the ARD Date, until the 100 East Pratt Loan is paid in full (the "Hyper-amortization Period") such excess cash flow will be swept daily into a Lender-controlled account to be applied (with any excess cash flow held for prior periods if excess cash flow continues to be held under the provisions outline in the preceding clause (i) on and after the ARD
   Date first to the principal indebtedness and the remainder to excess interest to the extent accruing at the differential between the interest rate in effect prior to the ARD Date and the ARD Rate (so long as no event of default exists).

                                      B-28

                                 100 EAST PRATT

o  HYPER-AMORTIZATION. If the lender does not exercise its option to elect that the 100 East Pratt Loan be due on or prior to the ARD Date, commencing on the anticipated repayment date of September 11, 2015, then if the 100 East Pratt
   Loan is not paid in full, the 100 East Pratt Loan enters into a
   Hyper-amortization Period and the interest rate applicable to the 100 East
   Pratt Loan during the Hyper-amortization Period will increase to a rate (the
   "ARD Rate") equal to the greater of (i) the initial interest rate plus 2% or
   (ii) a specified Treasury yield plus 2%.

o  MANAGEMENT. Boston Properties Inc. (NYSE:BXP) is the property manager for the
   100 East Pratt Property. Founded in 1970, Boston Properties, a
   self-administered and self-managed real estate investment trust, is one of the largest owners, managers, and developers of first-class office properties in the United States, with a significant presence in four core markets:
   Boston, Washington, D.C., Midtown Manhattan and San Francisco.

                                      B-29

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                                 TPMC PORTFOLIO
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

                                      B-30

-------------------------------------------------------------------------------
                                 TPMC PORTFOLIO
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]

                                      B-31

-------------------------------------------------------------------------------
                                 TPMC PORTFOLIO
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                       CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                    $105,000,000
 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                             2.7%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                                                       David R. Weinreb
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          5.4000%
 MATURITY DATE                                                     May 11, 2015
 AMORTIZATION TYPE                                           Partial IO/Balloon
 INTEREST ONLY PERIOD (MOS.)                                                 48
 ORIGINAL TERM / AMORTIZATION TERM                                    120 / 360
 REMAINING TERM / REMAINING AMORTIZATION TERM                         114 / 360
 LOCKBOX                                                          In-Place Hard

 UP-FRONT RESERVES
   TAX / INSURANCE                                                    Yes / Yes
   REPLACEMENT                                                     $    151,482
   FREE & PREPAID RENT(1)                                          $  1,281,334

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                      Yes / Yes
   REPLACEMENT                                                     $     12,624
   TI/LC(2)                                                        $     75,000

 ADDITIONAL FINANCING(3)                                                    Yes

 CUT-OFF DATE PRINCIPAL BALANCE                                    $105,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                 $        151
 CUT-OFF DATE LTV RATIO                                                  72.21%
 MATURITY DATE LTV RATIO                                                 65.77%
 UW NCF DSCR                                                              1.36x
-------------------------------------------------------------------------------

(1)   At closing, the borrower deposited an amount of $1,281,334 in the Post Oak
      Rent Escrow Account for General Electrics's free rent and American
      Federated's prepaid rent. Disbursements by lender to the Post Oak
      Collection Account shall be: (i) $180,423.67 on each payment date in the months of June, July, August, September, October, November and December of
      2005 for GE and American Federated, and (ii) $4,592 on each payment date in the months of January, February, and March of 2006, with the remainder after such payments to be disbursed from the Post Oak Rent Escrow Account to the Post Oak Collection Account on the payment date in April, 2006 for
      American Federated only; provided that at the time of any such disbursement no Event of Default exists.

(2)   The TI/LC reserve will be collected up to a maximum of $2,000,00 and will be replenished should the reserve balance fall below $2,000,000.

(3)   See "-- Mezzanine Debt" below.

(4)   Calculated without regard to the square footage of the Innova Parking
      Garage Property.

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               4
 LOCATION                                                           Houston, TX
 PROPERTY TYPE                                                          Various
 SIZE (SF)(4)                                                           696,654
 OCCUPANCY % AS OF MARCH 31, 2005(4)                                      92.3%

 YEAR BUILT / YEAR RENOVATED                                  1971, 1999 / 2000
 APPRAISED VALUE                                                   $145,400,000
 PROPERTY MANAGEMENT                                    TPMC Realty Corporation
 UW ECONOMIC OCCUPANCY %                                                  92.3%
 UW REVENUES                                                       $ 16,326,596
 UW EXPENSES                                                       $  6,055,344
 UW NET OPERATING INCOME (NOI)                                     $ 10,271,251
 UW NET CASH FLOW (NCF)                                            $  9,654,060
-------------------------------------------------------------------------------

                                      B-32

-------------------------------------------------------------------------------
                                 TPMC PORTFOLIO
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                      % OF NET                              % OF      DATE OF
                                       RATINGS         NET RENTABLE   RENTABLE                             ACTUAL      LEASE
          TENANT NAME           S&P/MOODY'S/FITCH(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT     EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

 Edwards Entertainment, Inc.          BB-/B3/NR           120,000        17.2%   $ 16.50    $ 1,980,000      15.4%  10/31/19
 NetIQ(2)                             NR/NR/NR            115,353        16.6%   $ 20.00    $ 2,307,060      17.9%  07/31/14
 General Electric Company            AAA/Aaa/AAA          105,499        15.1%   $ 20.00    $ 2,109,980      16.4%  02/28/15
 Cooper Cameron Corporation         BBB+/Baa1/NR           66,750         9.6%   $ 23.00    $ 1,535,250      11.9%  08/31/11
 South Trust Bank                    A+/Aa2/AA-            34,514         5.0%   $ 22.93    $   791,346       6.1%  12/31/06

 Top 5 Tenants                                            442,116        63.5%   $ 19.73    $ 8,723,636      67.7%

 Non-major Tenants                                        200,864        28.8%   $ 20.74    $ 4,166,813      32.3%
                                                          -------       -----    -------    -----------     -----
 Occupied Total                                           642,980        92.3%   $ 20.05    $12,890,449     100.0%

 Vacant Space                                              53,674         7.7%
                                                          -------       -----

 COLLATERAL TRUST                                         696,654       100.0%
                                                          =======       =====
-------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Pursuant to the NetIQ lease, the tenant will receive free rent from
      January 1, 2006 through June 20, 2006 and from August 1, 2010 through
      January 31, 2011.

-------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------------

    2005           1      $ 22.00                  991        0.1%           0.1%            0.2%              0.2%
    2006           3      $ 20.53               40,185        5.8%           5.9%            6.4%              6.6%
    2007           7      $ 22.78               63,161        9.1%          15.0%           11.2%             17.7%
    2008           6      $ 21.10               23,007        3.3%          18.3%            3.8%             21.5%
    2009           6      $ 21.32               53,430        7.7%          25.9%            8.8%             30.3%
    2010           2      $ 23.26                2,836        0.4%          26.4%            0.5%             30.8%
    2011           3      $ 22.96               72,407       10.4%          36.7%           12.9%             43.7%
    2012           3      $ 20.71               25,178        3.6%          40.4%            4.0%             47.8%
    2013           1      $ 22.00                3,755        0.5%          40.9%            0.6%             48.4%
    2014           1      $ 20.00              115,353       16.6%          57.5%           17.9%             66.3%
    2015           2      $ 20.06              112,677       16.2%          73.6%           17.5%             83.9%
                   -                           -------       ----                           ----
   TOTALS         35                           512,980       73.6%                          83.9%
                                               =======       ====                           ====
-------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                 TPMC PORTFOLIO
-----------------------------------------------------------------------------
                                  CUT-OFF DATE
                                PROPERTY    ALLOCATED LOAN   YEAR BUILT/YEAR
        PROPERTY NAME           LOCATION        BALANCE         RENOVATED
-----------------------------------------------------------------------------

 Park Tower South             Houston, TX      35,000,000   1971/2000
 Park Tower North             Houston, TX      33,000,000   1971/2000
 Innova Parking Garage        Houston, TX      19,000,000   1999/NAP
 Innova Theater and Retail    Houston, TX      18,000,000   1999/NAP
                                               ----------
                                             $105,000,000
                                             ============
-----------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                          OCCUPANCY %
------------------------------------------------------------------------------------------
                              PROPERTY   (AS OF MARCH                     UNDERWRITTEN NET
        PROPERTY NAME           SIZE       31, 2005)    APPRAISED VALUE      CASH FLOW
------------------------------------------------------------------------------------------

 Park Tower South            272,701          96.0%         53,000,000        3,347,878
 Park Tower North            272,642          91.8%         46,000,000        3,110,150
 Innova Parking Garage       672,525         NAP            25,300,000        1,540,907
 Innova Theater and Retail   151,311          86.4%         21,100,000        1,655,125
                                                            ----------        ---------
                                              92.3%       $145,400,000       $9,654,060
                                                          ============       ==========
------------------------------------------------------------------------------------------

                                      B-33

-----------------------------------------------------------------------------
                                 TPMC PORTFOLIO
-----------------------------------------------------------------------------

o  THE LOAN. The subject mortgage loan (the "TPMC Portfolio Loan") is secured by a first mortgage encumbering two office buildings (the "Park Towers North
   Property" and the "Park Towers South Property"), one theater retail center
   (the "Innova Theater and Retail Property") and one parking garage (the
   "Innova Parking Garage Property"), (collectively, the "TPMC Portfolio
   Properties"), all located in Houston, Texas. The TPMC Portfolio Loan was originated on May 10, 2005 and has a principal balance as of the cut-off date of $105,000,000 and represents approximately 2.7% of the initial mortgage pool balance. The TPMC Portfolio Loan provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

   The TPMC Portfolio Loan has a remaining term of 114 months and matures on May
   11, 2015. The TPMC Portfolio Loan may be prepaid on or after February 11,
   2015, and permits defeasance with United States Treasury obligations or other government securities beginning 2 years after the issue date for the series
   2005-CD1 certificates.

o  THE BORROWER. The borrowers are Post Oak Realty Partners, L.P. and Innova
   Entertainment Partners, L.P., both special purpose entities structured to be bankruptcy remote. The sponsor of the borrowers is David Weinreb. Mr. Weinreb is the owner of TPMC Realty Corporation, a Dallas based investment firm specializing in the acquisition, repositioning, and disposition of underperforming real estate. Mr. Weinreb has an extensive background in property acquisition, leasing, and management.

o  THE PROPERTIES. The Park Towers North Property, Park Towers South Property
   and Innova Theater and Retail Property are approximately 696,654 square feet.
   The Innova Parking Garage consists of a 2,200 space parking garage. The Park
   Towers North Property and Park Towers South Property were constructed in 1971 and extensively renovated in 2000 and also contains a six-level above ground parking garage containing 1,804 parking spaces. The Innova Theater/Retail
   Property and Innova Parking Garage were constructed in 1999. The TPMC
   Portfolio Properties are located in Houston, Texas, within the Houston, Texas metropolitan statistical area. As of March 31, 2005, the occupancy rate for the Park Towers North Property was 91.9%, the Park Towers South was 96.0% and
   the Innova Theater/Retail Property was 86.4%.

   The largest tenant is Edwards Entertainment, Inc. ("Edwards Theatres")
   occupying 120,000 square feet, or approximately 17.2% of the total net rentable area and 79.3% of the Innova Theater and Retail Property. Edwards
   Theatres is a wholly-owned subsidiary of Regal Entertainment Group ("Regal"), which also operates Regal Cinemas, United Artists Theatres, and Hoyts
   Cinemas. Through these three brands Regal operates more than 6,000 screens in over 550 locations in approximately 40 states, making it one of the largest motion picture exhibitors. As of September 2005, Edwards Theatres was rated
   "B3" by Moody's and "BB-" by S&P. The Edwards Theatres lease expires in
   October 2019. The second largest tenant is NetIQ ("NetIQ"), occupying 115,353 square feet, or approximately 16.6% of the total net rentable area and 42.3%
   of the Park Towers North Property. NetIQ, d.b.a. Pentasafe Security
   Technologies ("Pentasafe"), is a provider of solutions for managing, securing and analyzing computing infrastructures, from back-end networks and servers to front-line applications and Web servers. Pentasafe has consolidated its
   Houston-area operations into the TPMC Portfolio Properties. The NetIQ lease expires in July 2014. The third largest tenant is General Electric Company
   ("GE"), occupying 105,499 square feet, or approximately 15.1% of the total net rentable area and 38.7% of the Park Towers South Property. GE is a diversified company that produces, among many items, transportation equipment, appliances, electric distribution and control equipment, medical equipment, and plastics. In addition, it has an extensive financial arm and is involved in television network operations. As of September 2005, GE was rated "Aaa" by Moody's and "AAA" by S&P. The GE lease expires in February
   2015.

o  LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control and swept each business day to a lender-controlled cash management account. So long as no event of default exists, amounts in the cash management account are applied to pay debt service, reserves (including operating expense reserves)
   and other amounts due under the loan documents in the order set forth in the loan agreement. After payment of such amounts, all remaining amounts in the cash management account are to be paid (a) if a permitted mezzanine loan is outstanding, to the mezzanine lender at such location as the borrower and the mezzanine lender jointly direct, or (b) if no disbursement is made to a permitted mezzanine lender under (a) above, to the borrower. If an event of default exists, then all available funds shall be applied as determined by lender in the lender's sole and absolute discretion or retained by the lender in such lender-controlled accounts (which may include reserve accounts) as the lender may select.

                                      B-34

                                 TPMC PORTFOLIO

o  MEZZANINE DEBT. The mezzanine loan (the "TPMC Portfolio Mezzanine Loan") is secured by the mezzanine borrower's ownership interest in Post Oak Realty
   Partners, L.P. and Innova Entertainment Partners, L.P. under the TPMC
   Portfolio Loan. The TPMC Portfolio Mezzanine Loan has a cut-off balance of
   $25,860,000. The TPMC Portfolio Mezzanine Loan provides for interest-only payments at 10.5% for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest based on a 30-year amortization schedule. The TPMC Portfolio Mezzanine Loan matures one day prior to the TPMC
   Portfolio Loan.

o  PARTIAL RELEASES. After May 2008 and prior to February 2015, the related loan documents permit the borrower to obtain the release of any of the TPMC
   Portfolio Properties upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, (ii) the loan-to-value does not exceed 72.2% and (iii) the debt service coverage ratio is not less than 1.22x. The TPMC Portfolio Loan must be partially defeased in the amount of 125% of the allocated loan amount for the released parcel(s) as a condition to a release. The allocated loan amounts are $18,000,000 for the
   Innova Theater and Retail Property, $19,000,000 for the Innova Parking Garage
   Property, $33,000,000 for the Park Towers North Property and $35,000,000 for
   the Park Towers South Property. The release of the Innova Parking Garage
   Property requires the borrower to obtain adequate parking for any agreement with the theater tenant at the Innova Theater/Retail Property and the agreement with Koch Industries pursuant to the parking lease. Koch Industries leases 1,200 parking spaces at the Innova Parking Garage Property. The Koch
   Industries building is connected by a skyway to the Innova Parking Garage
   Property. Subject to certain limitations, the related loan documents permit the borrower to obtain the release of certain undeveloped land and air rights parcels on the TPMC Portfolio Properties without a partial defeasance or payment of a release price.

o  MANAGEMENT. TPMC Realty Corporation is the property manager for the TPMC
   Portfolio Properties. The property manager is affiliated with the sponsor.

                                      B-35

-------------------------------------------------------------------------------
                                  FLORENCE MALL
-------------------------------------------------------------------------------

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[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

                                      B-36

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                                  FLORENCE MALL
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]

                                      B-37

-------------------------------------------------------------------------------
                                  FLORENCE MALL
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                      PMCF
 CUT-OFF DATE PRINCIPAL BALANCE                                     101,766,252
 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                             2.6%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                       GGP Limited Partnership and Teachers' Retirement
                                                System of the State of Illinois
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          4.9530%
 MATURITY DATE                                               September 10, 2012
 AMORTIZATION TYPE                                                      Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                     84 / 360
 REMAINING TERM / REMAINING AMORTIZATION TERM                          82 / 358
 LOCKBOX                               In-Place Hard, Springing Cash Management

 UP-FRONT RESERVES
  TAX / INSURANCE                                                        No / No

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)                                                   Springing
   REPLACEMENT(2)                                                     Springing
   TI/LC(3)                                                           Springing

 ADDITIONAL FUTURE FINANCING(4)                                             Yes

 CUT-OFF DATE PRINCIPAL BALANCE                                     101,766,252
 CUT-OFF DATE PRINCIPAL BALANCE/SF(5)                                      $341
 CUT-OFF DATE LTV RATIO(6)                                               65.11%
 MATURITY DATE LTV RATIO(6)                                              57.71%
 UW NCF DSCR                                                              1.53x
-------------------------------------------------------------------------------

(1)   Upon the occurrence and during the continuance of a "trigger event" with respect to the Florence Mall Loan, the borrower is required to pay to lender on each monthly payment date one-twelfth of the taxes that lender reasonably estimates will be payable during the next ensuing twelve months as well as one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the "required insurance" coverage. A
      "trigger event" means the occurrence of (i) an event of default under the
      Florence Mall Loan or (ii) the date on which the debt service coverage ratio for the preceding twelve consecutive months is less than 1.25x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.25x for twelve consecutive months.

(2)   Upon the occurrence and during the continuance of a trigger event with respect to the Florence Mall Loan, the borrower is required to deposit on each payment date an amount equal to $6,250 ($0.25/SF/Year), up to a maximum of $75,000 (one year of collections).

(3)   Upon the occurrence and during the continuance of a trigger event with respect to the Florence Mall Loan, the borrower is required to deposit on each payment date an amount equal to $25,000 ($1.00/SF/Year), up to a maximum of $300,000 (one year of collections).

(4)   See "-- Mezzanine Debt" and "-- Additional Debt" below.

-------------------------------------------------------------------------------
                        PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               1
 LOCATION                                                          Florence, KY
 PROPERTY TYPE                                            Retail, Regional Mall
 SIZE (SF)(5)                                                           298,078
 OCCUPANCY % AS OF SEPTEMBER 7, 2005(5)                                   87.1%
 YEAR BUILT / YEAR RENOVATED                                        1976 / 1996
 APPRAISED VALUE(6)                                                $156,300,000
 PROPERTY MANAGEMENT                                       Florence Mall L.L.C.
 UW ECONOMIC OCCUPANCY %                                                  88.0%
 UW REVENUES                                                       $ 15,333,703
 UW EXPENSES                                                       $  4,898,326
 UW NET OPERATING INCOME (NOI)                                     $ 10,435,377
 UW NET CASH FLOW (NCF)                                            $ 10,018,875
-------------------------------------------------------------------------------

(5)   Does not reflect the square footage of space held by tenants under ground leases.

(6)   The appraiser also concluded that the "As Stabilized" value of the property would be $173,500,000 as of September 1, 2006. The Cut-Off Date
      LTV Ratio and the Maturity Date LTV Ratio are based on the appraiser's
      "As-Is" value of $156,300,000.

                                      B-38

-------------------------------------------------------------------------------
                                  FLORENCE MALL
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             TENANT SUMMARY(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                          % OF NET                                         % OF
                                           RATINGS         NET RENTABLE   RENTABLE                           ACTUAL    DATE OF LEASE
            TENANT NAME             S&P/MOODY'S/FITCH(2)     AREA (SF)      AREA   RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

 Anchor Owned
 Sears                                   BB/Ba1/BB+                       SHADOW ANCHOR -- NOT PART OF COLLATERAL
 Macy's                                  NR/Baa1/BBB                      SHADOW ANCHOR -- NOT PART OF COLLATERAL
 JC Penney                                NR/NR/NR                        SHADOW ANCHOR -- NOT PART OF COLLATERAL
 Macy's Home Store                       NR/Baa1/BBB                      SHADOW ANCHOR -- NOT PART OF COLLATERAL
 Outparcel
 PNC Bank Northern Kentucky
  (Ground Lease)                          NR/NR/NR             27,143         7.6%   $  0.75    $   20,352        0.3%  12/31/16
 Fifth Third Bank (Ground Lease)         AA-/Aa2/A+            23,618         6.6%   $  0.75    $   17,712        0.2%  12/31/12
 Smokey Bones (Ground Lease)              NR/NR/NR              6,709         1.9%   $ 14.91    $  100,000        1.3%  11/30/15
                                                               ------    --------               ----------      -----
 Total Outparcel Tenants                                       57,470        16.2%   $  2.40    $  138,064        1.7%

 Gap/Gapkids                           BBB-/Baa3/BBB-          10,379         3.5%   $ 22.50    $  233,532        3.0%  01/31/10
 Abercrombie & Fitch                      NR/NR/NR              8,341         2.8%   $ 21.00    $  175,164        2.3%  01/31/11
 Lerner New York                          NR/NR/NR              8,003         2.7%   $ 18.00    $  144,060        1.9%  05/31/12
 Express                                 NR/Baa2/BBB            7,539         2.5%   $ 25.00    $  188,472        2.4%  01/31/15
 Lane Bryant                              NR/NR/NR              6,879         2.3%   $ 20.00    $  137,580        1.8%  01/31/07
                                                               ------    --------               ----------      -----
 Top 5 In-Line Tenants                                         41,141        13.8%   $ 21.36    $  878,808       11.3%
 Non-major Tenants                                            218,595        73.3%   $ 31.52    $6,890,323       88.7%
                                                              -------    --------               ----------      -----
 Occupied Total                                               317,206        89.2%   $ 24.93    $7,907,195      100.0%
 Vacant Space                                                  38,342        12.9%
                                                              -------    --------
 COLLATERAL TOTAL                                             355,688       100.0%
                                                              =======    ========
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------------------------------------------------------------------
                                WTD. AVG. IN PLACE
                  # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
      YEAR          ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
------------------------------------------------------------------------------------------------------------------------------------

   2005(3)             21      $ 45.39               25,818        7.3%           7.3%           14.8%     14.8%
   2006                11      $ 23.88               29,870        8.4%          15.7%            9.0%     23.8%
   2007                 9      $ 28.84               18,460        5.2%          20.8%            6.7%     30.6%
   2008                14      $ 28.72               32,941        9.3%          30.1%           12.0%     42.5%
   2009                 7      $ 27.26               17,120        4.8%          34.9%            5.9%     48.4%
   2010                 5      $ 23.84               24,609        6.9%          41.8%            7.4%     55.9%
   2011                 8      $ 29.79               24,669        6.9%          48.8%            9.3%     65.2%
   2012                 6      $ 13.40               48,577       13.7%          62.4%            8.2%     73.4%
   2013                 8      $ 33.76               18,880        5.3%          67.7%            8.1%     81.5%
   2014                 6      $ 25.13               21,962        6.2%          73.9%            7.0%     88.4%
   2015                 8      $ 27.85               27,157        7.6%          81.5%            9.6%     98.0%
                       --                            ------       ----                           ----
   TOTALS             103                           290,063       81.5%                          98.0%
                                                    =======       ====                           ====
------------------------------------------------------------------------------------------------------------------------------------

(1)   Calculated using 355,688 square feet, which includes tenants that occupy space pursuant to ground leases.

(2)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(3)   Includes MTM tenants whose leases expired during or prior to 2005 but the tenant was still in occupancy and paying rent to the borrower as of the occupancy date.

                                      B-39

                                  FLORENCE MALL

o  THE LOAN. The subject mortgage loan (the "Florence Mall Loan") is secured by a first mortgage encumbering a regional mall located in Florence, Kentucky
   (the "Florence Mall Property"). The Florence Mall Loan has a cut-off date principal balance of $101,766,252 and represents approximately 2.6% of the initial mortgage pool balance. The Florence Mall Loan was originated on
   September 8, 2005.

   The Florence Mall Loan has a remaining term of 82 months and matures on
   September 10, 2012. The Florence Mall Loan may be prepaid on or after March
   10, 2012, and permits defeasance with United States Treasury obligations or other government securities beginning 25 months after the issue date for the series 2005-CD1 certificates.

o  THE BORROWER. The borrower is Florence Mall L.L.C., a special purpose, bankruptcy remote entity. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Florence
   Mall Loan. Florence Mall L.L.C. is 100% owned by GGP-TRS, LLC. GGP-TRS, LLC is equally owned by the Teachers' Retirement System of the State of Illinois,
   a pension fund with a market value of approximately $31.4 billion as of June
   30, 2004, and by GGP Limited Partnership. The majority of GGP Limited
   Partnership is owned by General Growth Properties, Inc. ("GGP"), a publicly traded real estate investment trust ("REIT") (NYSE: GGP). GGP and its predecessor companies have been in the shopping center business as a buyer, seller, developer, and manager of real estate since 1954. As one of the largest regional mall REITs in the U.S., GGP owns, develops, operates, and/or manages shopping malls in over 40 states. GGP also is one of the largest third-party managers for owners of regional malls.

o  THE PROPERTY. The Florence Mall Property includes 298,078 square feet of in-line space located within a 929,020 square foot regional shopping center situated on approximately 62.1 acres. The Florence Mall was constructed in
   1976 and renovated in 1996. The Florence Mall Property is located in
   Florence, Kentucky, within the Cincinnati, Ohio metropolitan statistical area. The Florence Mall is anchored by Sears, Macy's, JC Penney and Macy's
   Home Store. It also includes parcels owned and occupied by Olive Garden,
   Verizon Wireless and First Financial Bank. None of these anchor stores or outparcels are part of the collateral for the Florence Mall Loan. As of
   September 7, 2005, the occupancy rate for the Florence Mall Property was approximately 87.1%.

   The largest tenant is Gap/Gapkids ("Gap") occupying 10,379 square feet, or
   3.5% of the net rentable area. Gap is a specialty retailer, with about 3,000 stores and fiscal 2004 revenues of approximately $16.3 billion. As of
   September 2005, Gap was rated "BBB-" by S&P, "Baa3" by Moody's and "BBB-" by
   Fitch. The Gap lease expires in January 2010. The second largest tenant is
   Abercrombie & Fitch ("Abercrombie"), occupying 8,341 square feet, or 2.8% of the net rentable area. Abercrombie sells upscale men's, women's, and children's casual clothes and accessories in approximately 790 U.S. stores as well as through its catalog and website. The Abercrombie lease expires in
   January 2011. The third largest tenant is Lerner New York ("Lerner"), occupying 8,003 square feet, or 2.7% of the net rentable area. Lerner is wholly owned by New York & Company and is a specialty retailer of fashion-oriented, moderately priced women's apparel. The Lerner lease expires in May 2012.

   The borrower is planning to renovate the food court at the Florence Mall
   Property commencing early 2006, with an expected completion date of mid- year
   2006, at a cost of approximately $11,000,000. The renovation will be paid for by GGP.

o  LOCK BOX ACCOUNT. All rents will be deposited into a lockbox and swept daily to the borrower's account. Upon the occurrence and during the continuance of a "trigger event" with respect to the Florence Mall Loan, funds in the lockbox will be transferred daily to a cash collateral account and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be swept daily from the lockbox to the borrower's account. A "trigger event" means the occurrence of (i) an event of default under the Florence Mall Loan or (ii) the date on which the debt service coverage ratio for the preceding twelve (12) consecutive months is less that
   1.25x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.25x for twelve (12) consecutive months.

o  MANAGEMENT. The borrower is the property manager for the Florence Mall
   Property.

                                      B-40

                                  FLORENCE MALL

o  MEZZANINE DEBT. Under the related loan documents, holders of direct or indirect interests in the borrower are permitted to obtain mezzanine financing secured by their direct or indirect interests in the borrower provided, among other things, that (i) no event of default under the Florence
   Mall Loan has occurred; (ii) the mezzanine lender enters into an intercreditor agreement in form and substance acceptable to the rating agencies and the lender; (iii) all mezzanine debt documents are acceptable to the rating agencies and the lender; (iv) the loan-to-value ratio immediately following the incurrence of the mezzanine debt (based on on the aggregate principal balance of the Florence Mall Loan and the mezzanine debt) is no greater than 80%; (v) the debt service coverage ratio (calculated on the basis of the Florence Mall Loan and the mezzanine debt, immediately following the incurrence of the mezzanine debt) is no less than 1.40x; and (vi) each rating agency rating the series 2005-CD1 certificates has confirmed that the incurrence of the mezzanine debt will not result in a downgrade, withdrawal or qualification of the ratings assigned by it to the series 2005-CD1 certificates.

o  ADDITIONAL DEBT. The holders of indirect ownership interests in the borrower are permitted to pledge their interests as security for additional debt, provided that, among other things, the following conditions are satisfied:
   (i) no event of default under the Florence Mall Loan has occurred and is continuing, (ii) the pledge is to a "qualified pledgee" or is subject to the lender's prior written consent, which may be withheld in the lender's sole and absolute discretion, provided that the lender's consent may not be unreasonably withheld, if the borrower has delivered (A) rating agency confirmation that the pledge will not, in and of itself, result in a downgrade, withdrawal or qualification of the ratings assigned to the series
   2005-CD1 certificates and (B) a substantive non-consolidation opinion reasonable acceptable to the lender and the rating agencies, and (iii) in the event the property manager of the Florence Mall Property will change in connection with the pledge, the replacement property manager must meet the conditions set forth in the related loan documents. Pledges of equity to or from affiliates of the borrower are also permitted.

   A "qualified pledgee" generally means (i) one or more institutional entities that (A) has total assets (in name or under management) in excess of
   $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000;
   and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or
   (ii) an entity for which the borrower has obtained rating agency confirmation that the pledge to such entity will not, in and of itself, result in a downgrade, withdrawal or qualification of the ratings assigned to the series
   2005-CD1 certificates.

o  PARTIAL RELEASES. The related loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the
   Florence Mall Property upon satisfaction of certain conditions, including but not limited to, that (i) no default or event of default has occurred and is continuing under the Florence Mall Loan, (ii) the parcel is vacant, non-income producing and unimproved and (iii) each rating agency rating the series 2005-CD1 certificates has confirmed that the release will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned by it to the series 2005-CD1 certificates.

o  COLLATERAL SUBSTITUTION. The related loan documents permit the borrower to obtain a release of one or more portions of the Florence Mall Property provided that certain conditions in the related loan documents are satisfied, including that (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping utility facilities or surface parking, (ii) simultaneously with such release, the mortgage be spread to a substitute parcel of reasonably equivalent value, condition and utility, (iii) that no event of default has occurred and is continuing and
   (iv) the borrower comply with all other requirements set forth in the loan documents including paying the expenses of lender; provided, however, that a rating agency confirmation is not required in connection with such substitution.

                                      B-41

-------------------------------------------------------------------------------
                       PRIVATE MINI SELF STORAGE PORTFOLIO
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]

                                      B-42

-------------------------------------------------------------------------------
                       PRIVATE MINI SELF STORAGE PORTFOLIO
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

                                      B-43

-------------------------------------------------------------------------------
                       PRIVATE MINI SELF STORAGE PORTFOLIO
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

                                      B-44

-------------------------------------------------------------------------------
                       PRIVATE MINI SELF STORAGE PORTFOLIO
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                      GACC
 CUT-OFF DATE PRINCIPAL BALANCE                                     $86,265,101
 PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                            2.2%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                                               AMERCO and Guy Robertson
 OWNERSHIP INTEREST                               21 Fee Simple and 1 Leasehold
 MORTGAGE RATE                                                          5.8400%
 MATURITY DATE                                                   August 1, 2015
 AMORTIZATION TYPE                                        Paritial IO / Balloon
 INTEREST ONLY PERIOD (MOS.)                                                 60
 ORIGINAL TERM / AMORTIZATION TERM                                    120 / 360
 REMAINING TERM / REMAINING
  AMORTIZATION TERM                                                   117 / 360
 LOCKBOX                                          In-Place Soft, Springing Hard

 UP-FRONT RESERVES
   TAX / INSURANCE                                                    Yes / Yes
   REPLACEMENT                                                      $   187,000

 ONGOING MONTHLY RESERVES
   TAX / INSURANCE(1)                                                 Yes / Yes
   REPLACEMENT(2)                                                     Springing

 ADDITIONAL FINANCING(3)                                                    Yes

 CUT-OFF DATE PRINCIPAL BALANCE                                     $86,265,101
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                  $        49
 CUT-OFF DATE LTV RATIO                                                  66.40%
 MATURITY DATE LTV RATIO                                                 61.98%
 UW NCF DSCR                                                              1.39x
-------------------------------------------------------------------------------

(1)   Ongoing deposits for taxes of $129,333 per month. The Private Mini Self
      Storage Portfolio Loan documents do not require the borrower to make such deposits if (i) no event of default exists, (ii) the borrower provides proof of payment, (iii) the DSCR is not less than 1.23x and (iv) at least
      $776,000 is on deposit. Ongoing deposits for insurance premiums of $9,400 per month. The Private Mini Self Storage Portfolio Loan documents do not require the borrower to make such deposits if (i) no event of default exists, (ii) the borrower provides proof of payment, (iii) the DSCR is not less than 1.23x and (iv) at least $56,400 is on deposit.

(2)   Ongoing replacement reserves of $15,583 per month if the amount on deposit falls below the upfront reserve of $187,000.

(3)   See "-- Current Mezzanine or Subordinate Indebtedness" and "-- Future
      Mezzanine or Subordinate Indebtedness" below.

-------------------------------------------------------------------------------
                                PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              22
 LOCATION(4)                                                            Various
 PROPERTY TYPE                                                     Self Storage
 SIZE (SF)                                                            1,755,352
 OCCUPANCY % AS OF JULY 14, 2005                                          85.4%
 YEAR BUILT / YEAR RENOVATED                                          1990-2003
 APPRAISED VALUE(5)                                                $129,920,000
 PROPERTY MANAGEMENT             U-Haul affiliates; properties located in Texas
                                            subject to sub-management agreement
                                        with Private Mini Storage Manager, Inc.
 UW ECONOMIC OCCUPANCY %                                                 80.38%
 UW REVENUES                                                       $ 15,214,700
 UW EXPENSES                                                       $  6,524,073
 UW NET OPERATING INCOME (NOI)                                     $  8,690,627
 UW NET CASH FLOW (NCF)                                            $  8,506,911
-------------------------------------------------------------------------------

(4)   Two properties are located in Alabama, seven in Florida, one in Georgia, two in North Carolina, one in South Carolina and nine in Texas.

(5)   The individual appraised values total $117,760,000. The appraiser gave additional value to the portfolio as a whole due to efficiences associated with property management and also lowered the capitalization rate giving a roll-up portfolio value of $129,920,000.

                                      B-45

-------------------------------------------------------------------------------
                       PRIVATE MINI SELF STORAGE PORTFOLIO
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                          PRIVATE SELF MINI STORAGE PORTFOLIO SUMMARY
-----------------------------------------------------------------------------------------------
                                                         CUT-OFF
                                                           DATE      YEAR BUILT /
           PROPERTY NAME               CITY, STATE       BALANCE       RENOVATED     TOTAL SF
-----------------------------------------------------------------------------------------------

 Private Mini-League City            League City, TX  $ 6,349,718       1992          241,533
 Private Mini-West Park                Houston, TX    $ 6,071,420       1992           98,326
 Private Mini-Eastlake                 Oldsmar, FL    $ 5,089,157       1991           60,985
 Private Mini-Westbelt                 Houston, TX    $ 4,887,703       1992          156,593
 Private Mini-Lancaster               Pineville, NC   $ 4,867,091       2001           66,558
 Private Mini-Safe Harbor             Cornelius, NC   $ 4,536,494       1996           61,245
 Private Mini-Highway 620              Austin, TX     $ 4,181,479    2000 / 2001       76,393
 Private Mini-LaMarque                La Marque, TX   $ 4,101,265       1990          122,145
 Private Mini-103rd                 Jacksonville, FL  $ 4,038,934       1990           64,770
 Private Mini-Walsingham                Largo, FL     $ 4,026,855       1991           61,120
 Private Mini-Melbourne               Melbourne, FL   $ 3,982,949       1991           57,410
 Private Mini-Cutten                   Houston, TX    $ 3,856,826       1992           66,953
 Private Mini-Palm Harbor            Palm Harbor, FL  $ 3,684,086       1991           63,032
 Private Mini-Nesbit Ferry           Alpharetta, GA   $ 3,617,583       2001           55,942
 Private Mini-Central Expressway       Dallas, TX     $ 3,373,477       1992           74,606
 Private Mini-Mountainbrook          Birmingham, AL   $ 3,279,292       2002           64,610
 Private Mini-Castle Hills           San Antonio, TX  $ 3,056,571       1995           62,366
 Private Mini-Monroe                 Tallahassee, FL  $ 2,959,231       2003           53,555
 Private Mini-Florida Avenue            Tampa, FL     $ 2,823,947       1991           61,322
 Private Mini-Wycliffe                 Houston, TX    $ 2,753,332       1991           62,586
 Private Mini-Elmwood                 Columbia, SC    $ 2,400,310       2000           61,335
 Private Mini-Huntsville             Huntsville, AL   $ 2,327,384       1993           61,967
                                                      -----------                     -------
                                                      $86,265,101                   1,755,352
                                                      ===========                   =========
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                     CUT-OFF
                                      DATE
                                    PRINCIPAL
                                     BALANCE                              APPRAISED       APPRAISED    UNDERWRITTEN
           PROPERTY NAME             PER SF     UNITS    OCCUPANCY(1)      VALUE(2)     VALUE PER SF   NET CASH FLOW
--------------------------------------------------------------------------------------------------------------------

 Private Mini-League City           $ 26.29       954        87.60%     $  8,240,000     $  34.12       $  626,168
 Private Mini-West Park             $ 61.75       718        92.20%     $  8,410,000     $  85.53       $  598,725
 Private Mini-Eastlake              $ 83.45       569        95.50%     $  7,060,000     $ 115.77       $  501,860
 Private Mini-Westbelt              $ 31.21       748        81.30%     $  7,310,000     $  46.68       $  481,994
 Private Mini-Lancaster             $ 73.13       518        88.90%     $  5,990,000     $  90.00       $  479,961
 Private Mini-Safe Harbor           $ 74.07       488        99.20%     $  5,500,000     $  89.80       $  447,360
 Private Mini-Highway 620           $ 54.74       566        87.90%     $  5,070,000     $  66.37       $  412,351
 Private Mini-LaMarque              $ 33.58       660        73.90%     $  5,700,000     $  46.67       $  404,440
 Private Mini-103rd                 $ 62.36       572        80.00%     $  5,430,000     $  83.84       $  398,293
 Private Mini-Walsingham            $ 65.88       688        85.40%     $  5,460,000     $  89.33       $  397,102
 Private Mini-Melbourne             $ 69.38       590        95.70%     $  5,100,000     $  88.83       $  392,773
 Private Mini-Cutten                $ 57.60       616        83.60%     $  5,350,000     $  79.91       $  380,336
 Private Mini-Palm Harbor           $ 58.45       649        85.10%     $  5,240,000     $  83.13       $  363,301
 Private Mini-Nesbit Ferry          $ 64.67       447        92.70%     $  4,860,000     $  86.88       $  356,743
 Private Mini-Central Expressway    $ 45.22       702        76.10%     $  4,810,000     $  64.47       $  332,670
 Private Mini-Mountainbrook         $ 50.76       575        90.90%     $  5,470,000     $  84.66       $  323,383
 Private Mini-Castle Hills          $ 49.01       564        83.00%     $  4,170,000     $  66.86       $  301,419
 Private Mini-Monroe                $ 55.26       484        95.10%     $  3,300,000     $  61.62       $  291,820
 Private Mini-Florida Avenue        $ 46.05       668        82.90%     $  3,650,000     $  59.52       $  278,480
 Private Mini-Wycliffe              $ 43.99       606        78.10%     $  4,760,000     $  76.06       $  271,516
 Private Mini-Elmwood               $ 39.13       601        79.90%     $  3,500,000     $  57.06       $  236,703
 Private Mini-Huntsville            $ 37.56       581        76.30%     $  3,380,000     $  54.55       $  229,512
                                    -------       ---        -----      ------------     --------       ----------
                                    $ 49.14    13,564        85.43%     $129,920,000     $  74.01       $8,506,911
                                    =======    ======        =====      ============     ========       ==========
--------------------------------------------------------------------------------------------------------------------

(1)   Occupancy is based on total occupied square feet as of July 14, 2005.

(2)   The individual appraised values total $117,760,000. The appraiser gave additional value to the Private Mini Self Storage Portfolio Properties as
      a whole due to efficiencies associated with property management and also lowered the capitalization rate giving a roll-up portfolio value of
      $129,920,000.

                                      B-46

                       PRIVATE MINI SELF STORAGE PORTFOLIO

o  THE LOAN. The subject mortgage loan (the "Private Mini Storage Portfolio
   Loan") is secured by 22 first mortgages (twenty-one of which are secured by the borrower's fee simple interest in the Private Mini Storage Portfolio
   Properties and one is secured by the borrower's leasehold interest in a
   Private Mini Storage Portfolio Property) that encumber a portfolio of 22 self storage facilities located in six states (Texas, Florida, North Carolina,
   Georgia, Alabama and South Carolina) (the "Private Mini Storage Portfolio
   Properties"). The Private Mini Storage Portfolio Loan has a cut-off date principal balance of $86,265,101, which represents approximately 2.2% of the initial mortgage pool balance.

   The Private Mini Storage Portfolio Loan was originated on July 15, 2005, has a remaining term of 117 months and matures on August 1, 2015. The borrower is required to make interest-only payments for the first 60 months of the
   Private Mini Storage Portfolio Loan term, and thereafter, fixed monthly payments of interest and principal, based on a 30-year amortization schedule.
   The Private Mini Storage Portfolio Loan permits defeasance beginning two years after the issue date for the series 2005-CD1 certificates. In addition, partial defeasance is permitted as described below under the "Property
   Substitution/Partial Defeasance".

o  THE BORROWER. The borrower, PM Partners, L.P, is a special purpose, bankruptcy remote entity, sponsored by Guy Robertson and AMERCO. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Private Mini Storage Portfolio Loan. AMERCO is
   one of the largest North American operators of self storage properties and has been a leader in the self storage industry since 1974. AMERCO has four main businesses: Moving and Storage Operations, Property and Casualty
   Insurance, Life Insurance and SAC Holdings. Net revenues from AMERCO's Moving and Storage operating segment were approximately 89% of the company's net revenue in fiscal year 2005. AMERCO's Storage business consists of U-Haul self storage room rentals, self storage related product and service sales and management of non-owned self storage facilities. AMERCO filed for bankruptcy protection in 2003 and emerged from bankruptcy in 2004. Guy Robertson has been a principal in developing and leasing over 250 properties, including 46 first generation self storage facilities (with over 3 million square feet)
   located throughout the Southern and Southeastern United States.

o  THE PROPERTIES. The Private Mini Storage Portfolio Properties include 22 self storage facilities totaling 13,564 units and approximately 1,755,352 square feet of net rentable area. The Private Mini Storage Portfolio Properties are located in 19 different cities in six states with a majority of the properties located in major metropolitan areas. The Private Mini Storage
   Portfolio Properties were constructed between 1990 and 2003. As of July 14,
   2005, the occupancy rate for the Private Mini Storage Portfolio Properties was approximately 85.43% based on the net rentable area of each property. All of the facilities offer a combination of climate controlled and non-climate controlled units. Further, some Private Mini Storage Portfolio Properties provide parking for boats and recreational vehicles with electrical components for the customers' convenience. According to the Self Storage
   Almanac, over the past 10 years, national occupancy levels for self storage facilities have ranged from a low of 82.9% in 1998 to a high of 89.9% in
   1994. The occupancy figure for 2004 is 86.5%, which is consistent with the performance of the Private Mini Storage Portfolio Properties' occupancy rate of 85.4%.

o  LOCK BOX ACCOUNT. Revenue from the Private Mini Storage Portfolio Properties is required to be collected by the borrower and/or the property manager and deposited into a lender designated lockbox account. Provided that no event of default under the Private Mini Storage Portfolio Loan exists, the borrower has access to such lender designated lockbox account and the deposits therein.

o  CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. A mezzanine loan in the original principal amount of $33,000,000 (the "Mezzanine Loan") is secured by pledges of limited partnership interests in the borrower, stock in the general partner of the borrower and certain other equity interests in borrower affiliates ("Affiliate Collateral"), which equity interests are owned by the mezzanine borrower. The Affiliate Collateral includes the ownership interests of the borrower in properties that secure $144,734,899 of non-crossed collateralized debt that will not be included in the trust for the series 2005-CD1 certificates. Consequently, the Mezzanine Loan is secured by pledges of ownership interests in borrowers that secure $231,000,000 of senior mortgage debt. The Mezzanine Loan is a 10-year fixed rate loan that requires monthly interest and principal payments (on a 25-year amortization schedule) throughout the term of the Private Mini Storage Portfolio Loan.

o  FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. A junior mezzanine loan, in an amount not to exceed $10,000,000, is permitted under the Private Mini Storage
   Portfolio Loan documents. Certain requirements include that based upon the first

                                      B-47

                       PRIVATE MINI SELF STORAGE PORTFOLIO

   mortgage, the senior mezzanine loan and the junior mezzanine loan, the debt service coverage ratio is not less than 1.00x (including the Affiliate
   Collateral), the loan-to-value ratio does not exceed the loan-to-value ratio as of the closing date and rating agency confirmation is obtained. The junior mezzanine loan will be secured by a pledge of equity interests in the mezzanine borrower under the $33,000,000 mezzanine loan.

o  MANAGEMENT. The Private Mini Storage Portfolio Properties are managed by various subsidiaries of U-Haul International, Inc, an affiliate of the borrower. The properties that are located in Texas are managed by Private
   Mini Storage Manager, Inc., an affiliate of the borrower, pursuant to a sub-management agreement.

o  PROPERTY SUBSTITUTION/PARTIAL DEFEASANCE. The borrower has the right to substitute a new property for any individual property securing the Private
   Mini Storage Portfolio Loan by substituting a property of like character and quality (i) voluntarily, up to 20% of the collateral calculated by allocated loan amount, (ii) in the event the Private Mini Storage Portfolio Loan is accelerated upon an incurable breach of a representation or warranty with respect to any individual property, (iii) in the event the lender does not make casualty or condemnation proceeds available to the borrower for restoration of any individual property or (iv) if an individual property is determined by the borrower to be no longer economically viable and the lender approves such determination. Substitutions of individual properties are subject to the satisfaction of certain conditions, including, but not limited to: (a) no event of default exists (except with respect to (ii) above), (b)
   delivery of third party reports and appraisals for the substitute property,
   (c) rating agency confirmation, (d) the debt service coverage ratio following the substitution is equal to the higher of the debt service coverage ratio as of the closing date or immediately prior to the substitution, (e) the loan-to-value ratio following the substitution is equal to the lower of the loan-to-value ratio (x) as of the closing date or (y) immediately prior to such substitution and (f) the debt service coverage ratio and loan-to-value ratio with respect to the substitute property on the date of substitution is no worse than the debt service coverage ratio and loan-to-value of the released property were as of the origination date. In addition, if any of the events described in clauses (ii), (iii) or (iv) above occur, the borrower has the option, instead of substitution, to partially defease the Private Mini
   Storage Portfolio Loan in an amount equal to 100% of the allocated loan amount for such individual property and obtain a release of the affected property.

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                      CEDARBROOK CORPORATE CENTER PORTFOLIO
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                                LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                      GACC
 CUT-OFF DATE PRINCIPAL BALANCE                                     $65,000,000
 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                             1.7%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                                     A. Joseph Stern and Aaron Drillick
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          5.1620%
 MATURITY DATE                                                  October 1, 2015
 AMORTIZATION TYPE                                         Partial IO / Balloon
 INTEREST ONLY PERIOD (MOS.)                                                 24
 ORIGINAL TERM / AMORTIZATION TERM                                    120 / 360
 REMAINING TERM / REMAINING
  AMORTIZATION TERM                                                   119 / 360
 LOCKBOX(1)                                                                None

 UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / No
   RHODIA OCCUPANCY RESERVE(2)                                      $ 1,000,000
   REPAIR AND REMEDIATION                                           $    21,625

 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / No
   REPLACEMENT(3)                                                   $     5,657
   TI/LC(4)                                                         $    21,214

 ADDITIONAL FINANCING                                                        No

 CUT-OFF DATE PRINCIPAL BALANCE                                     $65,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                  $       191
 CUT-OFF DATE LTV RATIO                                                  79.85%
 MATURITY DATE LTV RATIO                                                 69.38%
 UW NCF DSCR                                                              1.25x
-------------------------------------------------------------------------------

(1)   Springing hard lockbox upon an event of default.

(2)   To be released to borrower during the first two years of the loan term, upon satisfaction of certain conditions. For further discussion, see
      "--The Property" below.

(3)   Capped at $339,428.

(4)   Capped at $1,272,855.

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               1
 LOCATION                                                          Cranbury, NJ
 PROPERTY TYPE(5)                                              Office, Suburban
 SIZE (SF)                                                              339,428
 OCCUPANCY % AS OF SEPTEMBER 14,
 2005(6)                                                                  99.5%
 YEAR BUILT / YEAR RENOVATED                                    1991 - 2005/NAP
 APPRAISED VALUE                                                    $81,400,000
 PROPERTY MANAGEMENT       Eastern Properties, Inc. (affiliate of the borrower)
 UW ECONOMIC OCCUPANCY %                                                 95.00%
 UW REVENUES                                                        $ 7,453,026
 UW EXPENSES                                                        $ 1,755,872
 UW NET OPERATING INCOME (NOI)                                      $ 5,697,154
 UW NET CASH FLOW (NCF)                                             $ 5,325,401
-------------------------------------------------------------------------------

(5)   The property is primarily used as a research and development office complex.

(6)   The building is 99.5% leased with actual occupancy of 73.0% based on the fact that one building is still under construction. It is expected that the building will be completed in November with the tenant, Rhodia, Inc., commencing rent payments on January 1, 2006. A clean estoppel has been received from Rhodia, Inc.

                                      B-52

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                      CEDARBROOK CORPORATE CENTER PORTFOLIO
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                              % OF
                                  RATINGS         NET RENTABLE   RENTABLE                             ACTUAL    DATE OF LEASE
       TENANT NAME         S&P/MOODY'S/FITCH(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

 Purdue Pharma L.P.           NR / NR / NR           114,486        33.7%  $ 15.50     $1,774,533       26.4%     02/28/12
 Rhodia, Inc.(2)               B / B3 / NR            90,000        26.5%  $ 24.95     $2,245,500       33.4%     12/31/15
 3-D Pharmaceuticals(3)      AAA / Aaa / AAA          41,920        12.4%  $ 24.20     $1,014,548       15.1%     05/31/07
 Valera Pharmaceuticals       NR / NR / NR            29,772         8.8%  $ 24.85     $  739,867       11.0%     03/31/14
 A.M. Todd                    NR / NR / NR            19,790         5.8%  $ 13.42     $  265,637        3.9%     09/30/10
 Top 5 Tenants                                       295,968        87.2%  $ 20.41     $6,040,085       89.8%
 Non-major Tenants                                    41,875        12.3%  $ 16.38     $  685,932       10.2%
                                                     -------       -----   -------     ----------      -----
 Occupied Total                                      337,843        99.5%  $ 19.91     $6,726,017      100.0%
 Vacant Space                                          1,585         0.5%
                                                     -------       -----
 COLLATERAL TOTAL                                    339,428       100.0%
                                                     =======       =====
-----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Rhodia, Inc. is currently not in occupancy of its space but is expected to be in occupancy and paying rent by January 1, 2006. Rhodia's lease expires
      December 31, 2015 with two 5-year options.

(3)   3-D Pharmaceuticals occupies a total of 41,920 square feet of space,
      31,423 square feet which is sub-leased from Advanced Medicine-East with the same lease expiration date.

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                             WTD. AVG. IN PLACE
               # OF LEASES     BASE RENT PSF     TOTAL SF     % OF TOTAL      CUMULATIVE %     % OF IN PLACE   CUMULATIVE % OF IN
     YEAR        ROLLING          ROLLING         ROLLING   SF ROLLING(4)   OF SF ROLLING(4)    RENT ROLLING   PLACE RENT ROLLING
---------------------------------------------------------------------------------------------------------------------------------

 2005                0           $  0.00               0         0.00%             0.00%             0.00%             0.00%
 2006                2           $ 17.23          11,714         3.45%             3.45%             3.00%             3.00%
 2007                4           $ 21.82          63,020        18.57%            22.02%            20.45%            23.45%
 2008                1           $ 15.00           4,878         1.44%            23.45%             1.09%            24.54%
 2009                0           $  0.00               0         0.00%            23.45%             0.00%            24.54%
 2010                2           $ 13.65          23,138         6.82%            30.27%             4.70%            29.23%
 2011                0           $  0.00               0         0.00%            30.27%             0.00%            29.23%
 2012                1           $ 15.50         114,486        33.73%            64.00%            26.38%            55.61%
 2013                0           $  0.00               0         0.00%            64.00%             0.00%            55.61%
 2014                3           $ 24.85          29,772         8.77%            72.77%            11.00%            66.61%
 2015                1           $ 24.95          90,000        26.52%            99.29%            33.39%           100.00%
 2016                0           $  0.00               0         0.00%            99.29%             0.00%           100.00%
 2017                0           $  0.00               0         0.00%            99.29%             0.00%           100.00%
 Thereafter          2           $  0.00             835         0.25%            99.53%             0.00%           100.00%
                     -                           -------        -----                              ------
 TOTALS             16                           337,843        99.53%                             100.00%
                                                 =======        =====                              ======
---------------------------------------------------------------------------------------------------------------------------------

(4) Based on total property square footage of 339,428.

                                      B-53

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                      CEDARBROOK CORPORATE CENTER PORTFOLIO
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o  THE LOAN. The subject mortgage loan (the "Cedarbrook Corporate Center
   Portfolio Loan") is secured by a first mortgage encumbering three Class "A"
   research and development buildings and one Class "A" office building, which in the aggregate total approximately 339,428 square feet. The Cedarbrook
   Corporate Center Portfolio Property, located within the 13 building
   Cedarbrook Corporate Center office park, is located in Cranbury, Middlesex
   County, New Jersey (the "Cedarbrook Corporate Center Portfolio Property").
   The Cedarbrook Corporate Center Portfolio Loan has a cut-off date principal balance of $65,000,000 and provides for payments of interest only for the initial two years of the Cedarbrook Corporate Center Portfolio Loan term, amortizing on a 30-year schedule thereafter. The Cedarbrook Corporate Center
   Portfolio Loan represents approximately 1.7% of the initial mortgage pool balance and was originated by German American Capital Corporation on
   September 15, 2005.

   The Cedarbrook Corporate Center Portfolio Loan has a remaining term of 119 months and matures on October 1, 2015. The Cedarbrook Corporate Center
   Portfolio Loan may be prepaid on or after July 1, 2015, and permits defeasance beginning two years after the issue date for the series 2005-CD1 certificates.

o  THE BORROWER. The borrower, Cedarbrook 2005, L.P., a New Jersey limited partnership, is a special purpose, bankruptcy remote entity. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Cedarbrook Corporate Center Portfolio Loan. The sponsor of the borrower is Mr. A. Joseph Stern who, with his wife, founded Eastern
   Properties, Inc. in 1975. From 1975 to 1993, Eastern Properties, Inc. was
   primarily involved in the construction of approximately 4,000 single and multi-family residential homes. Since 1993, Eastern Properties, Inc.'s emphasis has been on commercial development. Mr. Stern's real estate portfolio includes approximately 1,288,000 square feet of
   commercial/industrial buildings, 296 apartment units and 450 nursing beds.

o  THE PROPERTY. The Cedarbrook Corporate Center Portfolio Property is comprised of three research and development facilities and one office building situated on approximately 45.06 acres. 3 Cedarbrook Drive was constructed in 1991, 8
   Clark Drive in 1997, 6 Cedarbrook Drive in 2002 and 8 Cedarbrook Drive in
   2005. All four buildings are of high quality steel-framed construction and have above average durable interior finishes. As of September 14, 2005, the
   Cedarbrook Corporate Center Portfolio Property was approximately 99.53%
   leased.

   The Cedarbrook Corporate Center Portfolio Property is located at the northeast corner of US Route 130 and is conveniently close to many major New
   Jersey roads and interstates including the New Jersey Turnpike (Exit 8A), the
   Garden State Parkway and I-287. The Cedarbrook Corporate Center Portfolio
   Property is located approximately 20 miles south of Newark Airport and Port
   Newark, two major air and shipping hubs in the region. Also located proximate to the Cedarbrook Corporate Center Portfolio Property are several large non-governmental employers including Bristol-Myers Squibb Co., Meridian
   Health, Princeton University, Rutgers University, Merck & Co. Inc., Capital
   Health System and Johnson & Johnson.

PROPERTY                          ACRES      SQUARE FOOTAGE     SINGLE TENANT
-----------------------------   ---------   ----------------   --------------
  3 Cedarbrook Drive             7.31           57,812               No
  6 Cedarbrook Drive            16.93           114,486              Yes
  8 Cedarbrook Drive            12.80           90,000               Yes
  8 Clark Drive                  8.02           77,130               No
                                -----           -------
  TOTAL                         45.06           339,428

   The largest tenant is Purdue Pharma L.P. ("Purdue"), which occupies 114,486 square feet of space pursuant to a triple net lease. Purdue occupies 100% of the net rentable area of 6 Cedarbrook Drive or 33.73% of the net rentable area of the Cedarbrook Corporate Center Portfolio Property. Purdue has
   invested $21.2 million in its initial build-out of the space and additional improvements to its space. Purdue is primarily known for its pioneering research in the area of persistent pain. The Purdue lease expires in February
   2012, with three, 5-year extension options.

   The second largest tenant is Rhodia, Inc. ("Rhodia"), which, as of January 1,
   2006, will occupy 90,000 square feet at 8 Cedarbrook Drive pursuant to a gross lease. Rhodia will occupy 100% of the net rentable area of 8 Cedarbrook
   Drive or 26.52%

                                      B-54

                      CEDARBROOK CORPORATE CENTER PORTFOLIO

   of the net rentable area of the Cedarbrook Corporate Center Portfolio
   Property. The 8 Cedarbrook Drive building is under construction with construction expected to be complete in November 2005. Rhodia provides a range of products and services to the consumer care, food, industrial care, pharmaceutical, agrochemical, automotive, electronic, and fibers market. The
   Rhodia lease commences on January 1, 2006 and expires in December of 2015, with two, 5-year extension options. At the closing of the Cedarbrook
   Corporate Center Portfolio Loan, the borrower escrowed $1,000,000 with the lender (the "Rhodia Occupancy Reserve"), which amount will be released to the borrower upon, among other things (i) Rhodia being in occupancy of the premises, open for business and paying rent, (ii) the completion of all landlord and tenant work items and obligations, (iii) delivery to the lender of a certificate of occupancy from the appropriate municipality for the
   Rhodia space and (iv) delivery to the lender of an estoppel certificate from
   Rhodia.

   The third largest tenant is 3-D Pharmaceuticals ("3DP"), which occupies
   41,920 square feet of space pursuant to a triple net lease. Of the 41,920 square feet, 31,423 square feet has been subleased from Advanced
   Medicine-East. 3DP accounts for approximately 12.35% of the net rentable area of the Cedarbrook Corporate Center Portfolio Property. 3DP, which was acquired by Johnson & Johnson ("JNJ") in 2003, is operated as a semi-independent drug-discovery unit of Johnson & Johnson Research and
   Development. 3DP applies the latest techniques in high thoroughput screening, combinatorial chemistry and cheminformatives to discover and develop new drugs in the area of oncology, inflammation, metabolic and cardiovascular diseases. As of October 1, 2005, 3DP's parent, JNJ, was rated "AAA" by S&P and Fitch and "Aaa" by Moody's. The 3DP lease expires on May 31, 2007, and has two, 5-year extension options for 10,497 square feet of its space.

o  LOCK BOX ACCOUNT. The Cedarbrook Corporate Center Portfolio Loan documents do not require a lock box. Upon the occurrence of an event of default with respect to the Cedarbrook Corporate Center Portfolio Loan, the borrower is required to enter into a lockbox agreement and to instruct the tenants to remit all rent payments to such lockbox. Thereafter, funds in the lockbox will be transferred to a cash collateral account and applied pursuant to the cash management agreement.

o  MANAGEMENT. Eastern Properties, Inc. is the property manager for the
   Cedarbrook Corporate Center Portfolio Property. The property manager is affiliated with the sponsor.

o  PARTIAL RELEASES. The Cedarbrook Corporate Center Portfolio Loan documents permit the partial defeasance and release of each of the four buildings upon, upon, among other things (i) the payment (with defeasance eligible collateral) of a release price equal to (a) 125% of the allocated loan amounts for 3 Cedarbrook Drive and 8 Clark Drive and (b) 115% of the
   allocated loan amounts for 6 Cedarbrook Drive and 8 Cedarbrook Drive, (ii)
   after giving effect to the release of the individual property, the debt service coverage ratio for the remaining properties must be greater than
   1.25x, and (iii) after giving effect to the release of the individual property the loan-to-value ratio may not exceed 75%, based on a new appraisal obtained by lender at borrowers sole cost and expense.

                                      B-55

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                            LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                      CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                     $60,947,000
 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                             1.6%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                                                     Milton V. Peterson
 OWNERSHIP INTEREST                              Fee in Part, Leasehold in Part
 MORTGAGE RATE                                                          5.5360%
 MATURITY DATE                                                    July 11, 2015
 AMORTIZATION TYPE                                           Partial IO/Balloon
 INTEREST ONLY PERIOD (MOS)                                                  60
 ORIGINAL TERM / AMORTIZATION TERM                                    120 / 420
 REMAINING TERM / REMAINING AMORTIZATION TERM                         116 / 420
 LOCKBOX                                          In Place Soft, Springing Hard
 UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / No
   TI/LC(1)                                                         $   767,582
   RENT ESCALATION(2)                                               $   239,508
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / No
   REPLACEMENT                                                      $     1,361
 ADDITIONAL FINANCING(3)                                                    Yes
 CUT-OFF DATE PRINCIPAL BALANCE                                     $60,947,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                  $       407
 CUT-OFF DATE LTV RATIO                                                  78.14%
 MATURITY DATE LTV RATIO                                                 74.29%
 UW NCF DSCR                                                              1.20x
-------------------------------------------------------------------------------

(1)   In connection with the release of Building P, TI/LC Reserve now consists of $421,416 in gap rent reserves and $346,166 in leasing cost reserves after gap rent and TI/LC obligations related to Building P tenants were released. In addition, with the release of Building P, borrower deposited an amount of $27,160 for gap rent and an amount of $15,276 for leasing costs associated with TI/LC obligations for Wylie Wag.

(2)   At closing, borrower deposited $239,508 for rent escalations between July
      1, 2005 and June 30, 2008. The lender has underwritten scheduled rent escalations that are anticipated to occur prior to June 1, 2008. The rent escalations are estimated to result in an increase in annual rental income, based on leases currently in place, of $184,191. In order to address the resultant cashflow shortfall until the rent escalations occur, the lender heldback at closing an amount equal to the difference between gross rents projected as of July 1, 2005 and current gross rents for each year until June 30, 2008.

(3)   See "-- Mezzanine Debt" below.

-------------------------------------------------------------------------------
                          PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               1
 LOCATION                                                           Fairfax, VA
 PROPERTY TYPE                                         Retail, Lifestyle Center
 SIZE (SF)(3)                                                           149,902
 OCCUPANCY % AS OF SEPTEMBER 30, 2005(3)                                  88.6%
 YEAR BUILT / YEAR RENOVATED                                    2003-2005 / NAP
 APPRAISED VALUE                                                    $78,000,000
 PROPERTY MANAGEMENT                                    Peterson Management L.C.
 UW ECONOMIC OCCUPANCY %                                                  95.0%
 UW REVENUES                                                        $ 6,461,783
 UW EXPENSES                                                        $ 1,554,092
 UW NET OPERATING INCOME (NOI)                                      $ 4,907,691
 UW NET CASH FLOW (NCF)                                             $ 4,731,974
-------------------------------------------------------------------------------

(3)   Does not reflect the square footage of space held by tenants under a ground lease.

                                      B-58

                                 FAIRFAX CORNER

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                        % OF NET                              % OF
                                         RATINGS        NET RENTABLE   RENTABLE                              ACTUAL    DATE OF LEASE
            TENANT NAME             S&P/MOODY'S/FITCH     AREA (SF)      AREA      RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

 REI                               NR/NR/NR                 22,833        12.5%   $ 22.00     $  502,326       11.0%  09/18/13
 Arhaus                            NR/NR/NR                 14,581         8.0%   $ 25.00     $  364,525        8.0%  09/11/13
 Coastal Flats (Ground Lease)      NR/NR/NR                  9,290         5.1%   $ 18.84     $  175,000        3.8%  07/31/14
 Uncle Julio's Rio Grande (Ground
  Lease)                           NR/NR/NR                  9,211         5.0%   $ 34.74     $  320,000        7.0%  01/28/24
 P.F. Chang's (Ground Lease)       NR/NR/NR                  8,020         4.4%   $ 11.22     $   90,000        2.0%  09/21/18
                                                            ------       -----    -------     ----------      -----
 Top 5 In-Line Tenants                                      63,935        35.0%   $ 22.71     $1,451,851       31.8%

 Non-major Tenants                                         101,422        55.6%   $ 30.75     $3,118,536       68.2%
                                                           -------       -----    -------     ----------      -----
 Occupied Total                                            165,357        90.6%   $ 27.64     $4,570,387      100.0%

 Vacant Space                                               17,066         9.4%
                                                           -------       -----

 COLLATERAL TOTAL                                          182,423       100.0%
                                                           =======       =====
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    2005           0           $  0.00               0        0.0%           0.0%            0.0%              0.0%
    2006           0           $  0.00               0        0.0%           0.0%            0.0%              0.0%
    2007           0           $  0.00               0        0.0%           0.0%            0.0%              0.0%
    2008           2           $ 36.88           3,197        1.8%           1.8%            2.6%              2.6%
    2009           9           $ 33.21          16,701        9.2%          10.9%           12.1%             14.7%
    2010           3           $ 31.65           8,515        4.7%          15.6%            5.9%             20.6%
    2011           0           $  0.00               0        0.0%          15.6%            0.0%             20.6%
    2012           0           $  0.00               0        0.0%          15.6%            0.0%             20.6%
    2013          16           $ 27.15          72,907       40.0%          55.5%           43.3%             63.9%
    2014           7           $ 25.61          30,701       16.8%          72.4%           17.2%             81.1%
    2015           1           $ 25.00           7,105        3.9%          76.3%            3.9%             85.0%
                  --                            ------       ----                           ----
   TOTALS         38                           139,126       76.3%                          81.1%
                  ==                           =======       ====                           ====
------------------------------------------------------------------------------------------------------------------------------------

(1)   Calculated using 182,423 square feet, which includes tenants that occupy space pursuant to ground leases.

                                      B-59

                                 FAIRFAX CORNER

o  THE LOAN. The subject mortgage loan (the "Fairfax Corner Loan") is secured by a first mortgage encumbering a retail shopping center located in Fairfax,
   Virginia (the "Fairfax Corner Property"). The Fairfax Corner Loan has a
   cut-off principal balance of $60,947,000 and represents approximately 1.6% of the initial mortgage pool balance. The Fairfax Corner Loan was originated on
   July 11, 2005 and has an original principal balance of $67,150,000. In
   October 2005, the lender granted borrower the right to obtain a release of a
   22,530 square feet building ("Building P") from the lien of the Fairfax
   Corner Mortgage Loan (Building P excluded from the appraised value of the
   Fairfax Corner Property and the underwritten cash flow of the Fairfax Corner
   Property). In connection with this grant, the original principal balance of the Fairfax Corner Loan was reduced to the current cut-off date balanced of
   $60,947,000. The Fairfax Corner Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

   The Fairfax Corner Loan has a remaining term of 116 months and matures on
   July 11, 2015. The Fairfax Corner Loan may be prepaid on or after May 11,
   2015, and permits defeasance with United States Treasury obligations or other government securities beginning 2 years after the issue date for the series
   2005-CD1 certificates.

o  THE BORROWER. The borrower is Fairfax Corner Retail L.C., a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is
   Milton V. Peterson. Mr. Peterson has over 34 years of real estate experience and is a principal and chairman of The Peterson Companies. The principals of
   The Peterson Companies have developed, acquired, managed or leased over three million square feet of retail space, four million square feet of office space and three million square feet of residential units in the Washington, DC metropolitan statistical area.

o  THE PROPERTY. The Fairfax Corner Property is an approximately 149,902 square foot life-style center situated on approximately 25.8 acres. The Fairfax
   Corner Property was constructed between 2003 to 2005. The Fairfax Corner
   Property is located in Fairfax Virginia, within the Washington D.C.
   metropolitan statistical area. As of September 30, 2005, the occupancy rate for the Fairfax Corner Property was approximately 88.6%.

   The largest tenant is Recreational Equipment, Inc. ("REI") occupying 22,833 square feet, or approximately 15.2% of the net rentable area. REI operates as a cooperative for the purpose of purchasing and selling outdoor equipment and sporting goods through over 70 retail stores, in approximately 25 states, the
   District of Columbia and the Internet. The REI lease expires in September
   2013. The second largest tenant is Arhaus, occupying 14,581 square feet, or approximately 9.7% of the net rentable area. Arhaus, whose parent company is
   Homeworks, Inc., is a furniture retailer with over 25 stores in approximately
   10 states. The Arhaus lease expires in September 2013. The third largest tenant is Elizabeth Arden Red Door Salon, occupying 7,105 square feet, or approximately 4.7% of the net rentable area. Elizabeth Arden Red Door Salon operates approximately 27 luxury spas and salons across the United States and
   Europe. The Elizabeth Arden Red Door Salon lease expires in January 2015.

o  LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account which are then swept daily into an account under the borrower's control, unless an event of default exists or a periodically measured debt service coverage ratio falls below 1.00x (based upon actual debt service) in which case sums on deposit in the lockbox account are swept daily to a lender account to pay debt service and any ongoing reserve payments, with the balance of such sums being paid to borrower (provided no event of default has occurred and is continuing) until the debt service coverage ratio rises above 1.00x and any event of default
   (if one exists) is cured.

o  MEZZANINE DEBT. Any constituent party of the borrower which is not required to be a single purpose entity is permitted to obtain mezzanine financing secured by its ownership interest in the borrower, subject to, among other conditions: (i) a maximum mezzanine financing of $15,000,000, (ii) a maximum loan-to-value ratio (based on the aggregate balances of the Fairfax Corner
   Loan and the mezzanine debt) of 90%; (iii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a strike price that results in a debt service coverage ratio (based on the aggregate debt service payments under the Fairfax Corner Loan and the mezzanine debt) of no less than 1.10x; (iv) the debt service coverage ratio (based on the aggregate debt service payments under the Fairfax Corner Loan and the mezzanine debt)
   immediately following the closing of the mezzanine debt will not be less than
   1.10x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (iii) above plus the spread under mezzanine

                                      B-60

                                 FAIRFAX CORNER

   loan); (v) lender approval over the identity of the mezzanine lender; and
   (vi) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o  PARTIAL RELEASES. Certain affiliates of borrower are contemplating development of certain unimproved property located adjacent to the Fairfax
   Corner Property (the "Development"). In connection with the Development, lender granted borrower the right to obtain a release of certain specified parking areas at the Fairfax Corner Property as well as an improved parcel at the Fairfax Corner Property (each of which was excluded from the appraised value of the Fairfax Corner Property and the underwritten cash flow of the
   Fairfax Corner Property) specifically identified on a schedule to the loan documents, subject to certain conditions precedent (including delivery of a
   REMIC opinion and, with respect to the aforesaid parking areas, that borrower be immediately afforded the rights to parking thereon through a reciprocal easement agreement).

o  MANAGEMENT. Peterson Management L.C. is the property manager for the Fairfax
   Corner Property. The property manager is affiliated with the borrower.

                                      B-61

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                             UNION SQUARE APARTMENTS
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]

                                      B-62

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                             UNION SQUARE APARTMENTS
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

                                      B-63

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                             UNION SQUARE APARTMENTS
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]

                                      B-64

-------------------------------------------------------------------------------
                             UNION SQUARE APARTMENTS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                      GACC
 CUT-OFF DATE PRINCIPAL BALANCE                                     $58,000,000
 PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                            1.5%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                                   Leslie Schlesinger, Adam Schlesinger
                                                          and Jason Schlesinger
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          5.9800%
 MATURITY DATE                                                 November 1, 2010
 AMORTIZATION TYPE                                                Interest Only
 INTEREST ONLY PERIOD (MOS.)                                                 60
 ORIGINAL TERM / AMORTIZATION TERM                           60 / Interest Only
 REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         60 / Interest Only
 LOCKBOX                                          In Place Soft, Springing Hard

 UP-FRONT RESERVES
   TAX / INSURANCE                                                    Yes / Yes
   LITIGATION RESERVE(1)                                            $ 4,000,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                      Yes / Yes
   REPLACEMENT                                                      $    11,292

 ADDITIONAL FINANCING(1)                                                    Yes

 CUT-OFF DATE PRINCIPAL BALANCE                                     $58,000,000
 CUT-OFF DATE PRINCIPAL
   BALANCE/UNIT                                                     $   107,011
 CUT-OFF DATE LTV RATIO                                                   80.0%
 MATURITY DATE LTV RATIO                                                  80.0%
 UW NCF DSCR                                                              1.26x
-------------------------------------------------------------------------------

(1)   See "--Additional Financing" below and "Risk Factors -- Risks Related to the Underlying Mortgage Loans -- Litigation May Adversely Affect
      Performance" in the prospectus supplement for a description of this litigation.

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               1
 LOCATION                                                Palm Beach Gardens, FL
 PROPERTY TYPE                                        Multifamily, Conventional
 SIZE (UNITS)                                                               542
 OCCUPANCY % AS OF JULY 18, 2005                                          95.6%
 YEAR BUILT / YEAR RENOVATED                                        1970 / 2005
 APPRAISED VALUE                                                    $72,500,000
 PROPERTY MANAGEMENT                   Ceebraid-Signal Florida Management, Ltd.
                                                    (affiliate of the borrower)
 UW ECONOMIC OCCUPANCY %                                                 93.31%
 UW REVENUES                                                        $ 6,714,896
 UW EXPENSES                                                        $ 2,132,939
 UW NET OPERATING INCOME (NOI)                                      $ 4,581,957
 UW NET CASH FLOW (NCF)                                             $ 4,446,457
-------------------------------------------------------------------------------

                                      B-65

-------------------------------------------------------------------------------
                             UNION SQUARE APARTMENTS
-------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                           UNION SQUARE APARTMENTS SUMMARY
----------------------------------------------------------------------------------------------------------------------
                      NUMBER OF     APPROXIMATE UNIT       APPROXIMATE NET      % OF NET RENTABLE     AVERAGE IN PLACE
UNIT TYPE               UNITS           SIZE (SF)        RENTABLE AREA (SF)            AREA                 RENT
----------------------------------------------------------------------------------------------------------------------

 1-BR                    181                805                145,705                 26.6%               $  936
 2-BR                    315              1,088                342,720                 62.5%               $1,089
 3-BR                     46              1,300                 59,800                 10.9%               $1,375
                         ---              -----                -------                -----                ------
 TOTAL/WTD. AVG.         542              1,012                548,306                100.0%               $1,062
----------------------------------------------------------------------------------------------------------------------

                                      B-66

-------------------------------------------------------------------------------
                             UNION SQUARE APARTMENTS
-------------------------------------------------------------------------------

o  THE LOAN. The subject mortgage loan (the "Union Square Apartments Loan") is secured by a first mortgage encumbering a 542-unit garden-style multifamily complex in affluent Palm Beach Gardens, Florida (the "Union Square Apartments
   Property"). The Union Square Apartments Loan represents approximately 1.5% of the initial mortgage pool balance and was originated by German American
   Capital Corporation. The Union Square Apartments Loan has a principal balance as of the cut-off date of $58,000,000. The Union Square Apartments Loan is a five-year interest only loan.

   The Union Square Apartments Loan has a remaining term of 60 months and matures on November 1, 2010. The Union Square Apartments Loan may be prepaid with the greater of (a) the payment of a yield maintenance premium or (b) 1%
   of the then outstanding principal balance of the Union Square Apartments
   Loan, on or after December 1, 2006 and may be prepaid without penalty or premium on or after November 1, 2009.

o  THE BORROWER. The borrower is CSC Union Square, LTD., a special purpose, bankruptcy remote entity. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Union
   Square Apartments Loan. The sponsors are Leslie Schlesinger, Adam
   Schlesinger, Jason Schlesinger and Randy Sue Weinstein (the "Sponsors") whom are all principals of Ceebraid-Signal Corporation ("CSC"). CSC has been creating and developing residential properties in prime locations for over 40 years. CSC specializes in the redevelopment of residential properties into boutique luxury communities. CSC has repositioned over 25,000 residential units throughout the eastern United States. The Sponsors have personally guaranteed payment of any loss and cost incurred by the lender related to a lawsuit involving non-payment of a purchase money note. For a description of this litigation, see "Risk Factors--Risks Related to the Underlying Mortgage
   Loans--Litigation May Adversely Affect Performance" in the prospectus supplement. In addition, at loan closing the Sponsors delivered a $5 million personal guaranty, which guaranty will be released upon the Union Square
   Apartments Property having achieved a minimum DSCR of 1.25x (on a 30-year amortizing basis) based on trailing 3-month income less the greater of underwritten or trailing 12-month expenses.

o  THE PROPERTY. The Union Square Apartments Property is a 542-unit garden-style apartment complex consisting of 51 two-story buildings situated on approximately 28.5 acres in Palm Beach Gardens and the strong Palm Beach
   Apartment Market. The Union Square Apartments Property was constructed in
   1970 and was extensively renovated in 2003-2004 at a cost of approximately
   $17.8 million or ($32,841 per unit). Since completion of the renovation, the
   Union Square Apartments Property leased up units at a rate of approximately
   36 units per month and reached a "stabilized" occupancy of 95.2% in January
   2005. As of July 1, 2005, the occupancy rate for the Union Square Apartments
   Property was approximately 95.6%. Among the many amenities at the Union
   Square Apartments Property is a clubhouse house that houses a fitness center, business center with multiple computers, a 40-seat movie theater and a billiard room. In addition, the Union Square Apartments Property has three swimming pools and a putting green. Every component in the apartment buildings is new with the exception of the concrete block walls, foundation and base utility placement. Specifically, interiors in each and every apartment have been gutted and completely rebuilt receiving stone tile flooring, new carpeting in bedrooms, and all new appliances, including washers and dryers. Exterior improvements include new roofs, painting and upgrading of landscaping. The Union Square Apartments Property is located in the heart of Palm Beach Gardens, at the southwest quadrant of I-95 and PGA
   Boulevard. Palm Beach Gardens is known nationally as the "Golf Capital of the
   World" inasmuch as it contains seven championship golf courses and is home to the Professional Golfer's Association of America.

o  LOCK BOX ACCOUNT. All rents are required to be collected by the borrower and/or property manager and deposited into a lockbox and then swept daily to an account designated by the borrower. Upon the occurrence and during the continuance of an "event of default," as such term is defined in the Union
   Square Apartments Loan documents, the lender is permitted to direct the funds in the lockbox to a cash collateral account and apply such amounts pursuant to the cash management agreement.

o  MANAGEMENT. Ceebraid-Signal Florida Management Ltd. ("Ceebraid"), is the
   property manager for the Union Square Apartments Property. The property manager is affiliated with the borrower. Ceebraid manages over 40 properties with over 10,000 units consisting of cooperatives, condominiums and rentals as well as industrial parks, office space and retail centers.

                                      B-67

-------------------------------------------------------------------------------
                             UNION SQUARE APARTMENTS
-------------------------------------------------------------------------------

o  ADDITIONAL FINANCING. The borrower is currently involved in litigation related to the non-payment of a purchase money note ("PMN") entered into by the prior owner of the Union Square Apartments Property in 1986. In 1993, the
   borrower acquired the Union Square Apartments Property, assumed the PMN and subsequently failed to make certain payments under the PMN. The holder of the
   PMN commenced an action. Although the amount of the outstanding obligation is in dispute, the face amount of the PMN (as amended and after partial repayment) was $3,433,949.29. The litigation reserve will be released upon the settlement or final adjudication of the litigation. See "Risk Factors --
   Risks Related to the Underlying Mortgage Loans -- Litigation May Adversely
   Affect Performance" in the prospectus supplement for a description of this litigation.

                                      B-68

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-69

-------------------------------------------------------------------------------
                                 485 7TH AVENUE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                      GACC
 CUT-OFF DATE PRINCIPAL BALANCE                                     $57,000,000
 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                             1.5%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                                                     Abraham Talassazan
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          5.2370%
 MATURITY DATE                                                September 1, 2015
 AMORTIZATION TYPE                                         Partial IO / Balloon
 INTEREST ONLY PERIOD (MOS.)                                                 36
 ORIGINAL TERM / AMORTIZATION TERM                                    120 / 360
 REMAINING TERM / REMAINING
  AMORTIZATION TERM                                                   118 / 360
 LOCKBOX(1)                                                      Springing Hard

 UP-FRONT RESERVES
   TAX / INSURANCE                                                    Yes / Yes
   REPLACEMENT                                                      $    48,000
   TI/LC                                                            $   180,000
   REPAIR AND REMEDIATION                                           $    44,315
   SEATTLE PACIFIC RESERVE(2)                                       $   119,970

 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                    Yes / Yes
   REPLACEMENT(3)                                                     Springing
   TI/LC(4)                                                           Springing

 ADDITIONAL FINANCING(5)                                                    Yes

 CUT-OFF DATE PRINCIPAL BALANCE                                     $57,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                  $       238
 CUT-OFF DATE LTV RATIO                                                  80.62%
 MATURITY DATE LTV RATIO                                                 71.72%
 UW NCF DSCR(6)                                                           1.25x
-------------------------------------------------------------------------------

(1)   Springing hard lockbox upon the occurrence of an event of default.

(2)   The Seattle Pacific Reserve is required to be released to the borrower when the tenant known as "Seattle Pacific" delivers an estoppel, indicating that no tenant improvement contributions from the borrower are owed to Seattle Pacific pursuant to its lease terms.

(3)   The $48,000 floor must be replenished at a monthly rate of $4,000 upon any decrease in the initial $48,000.

(4)   The $180,000 floor must be replenished at a monthly rate of $18,128 upon any decrease in the initial $180,000.

(5)   Holder(s) of the ownership interest in the borrower are permitted to incur mezzanine debt, subject to certain conditions in the loan documents that include, but are not limited to: (i) a combined loan-to-value ratio that is not more than 80% and (ii) a combined debt service coverage ratio of not less than 1.20x.

(6)   Calculated including a master lease executed by the loan sponsor for
      16,021 square feet at $30.00 per square foot.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               1
 LOCATION                                                          New York, NY
 PROPERTY TYPE                                                      Office, CBD
 SIZE (SF)                                                              239,047
 OCCUPANCY % AS OF AUGUST 24, 2005                                        94.1%
 YEAR BUILT / YEAR RENOVATED                                        1906 / 1999
 APPRAISED VALUE                                                    $70,700,000
 PROPERTY MANAGEMENT                    Eretz Group (affiliate of the borrower)
 UW ECONOMIC OCCUPANCY %                                                 95.00%
 UW REVENUES                                                        $ 7,641,150
 UW EXPENSES                                                        $ 2,648,351
 UW NET OPERATING INCOME (NOI)                                      $ 4,992,800
 UW NET CASH FLOW (NCF)                                             $ 4,729,656
-------------------------------------------------------------------------------

                                      B-70

-------------------------------------------------------------------------------
                                 485 7TH AVENUE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             TENANT SUMMARY
                                            RATINGS         NET RENTABLE
            TENANT NAME              S&P/MOODY'S/FITCH(1)     AREA (SF)
-------------------------------------------------------------------------------

 Atrium Parking Corp                NR / NR / NR                40,451
 Seatle Pacific Industries, Inc.    NR / NR / NR                12,750

 Davidson, Davidson & Kappel        NR / NR / NR                12,750
 Excelled Sheepskin                 NR / NR / NR                 8,472
 Shalov Stone & Bonner, LLP         NR / NR / NR                 7,800

 Top 5 Tenants                                                  82,223

 Non-major Tenants                                             142,679
                                                               -------
 Occupied Total                                                224,902

 Vacant Space                                                   14,145
                                                               -------

 COLLATERAL TOTAL                                              239,047
                                                               =======

-------------------------------------------------------------------------------------------------------
                                                                                 % OF
                                        % OF NET        RENT        ACTUAL      ACTUAL    DATE OF LEASE
            TENANT NAME              RENTABLE AREA      PSF          RENT        RENT      EXPIRATION
-------------------------------------------------------------------------------------------------------

 Atrium Parking Corp                      16.9%     $ 12.24      $  495,000        7.2%  02/28/11
 Seatle Pacific Industries, Inc.           5.3%     $ 16.75      $  213,563        3.1%  03/31/09

 Davidson, Davidson & Kappel               5.3%     $ 46.85      $  597,399        8.7%  08/31/11
 Excelled Sheepskin                        3.5%     $ 32.00      $  271,104        4.0%  05/31/12
 Shalov Stone & Bonner, LLP                3.3%     $ 39.67      $  309,391        4.5%  08/31/07

 Top 5 Tenants                            34.4%     $ 22.94      $1,886,457       27.6%

 Non-major Tenants                        59.7%     $ 34.66      $4,945,411       72.4%
                                         -----      -------      ----------      -----
 Occupied Total                           94.1%     $ 30.38      $6,831,868      100.0%

 Vacant Space                              5.9%
                                         -----

 COLLATERAL TOTAL                        100.0%
                                         =====
-------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                              WTD. AVG. IN PLACE
                # OF LEASES     BASE RENT PSF     TOTAL SF      % OF TOTAL      CUMULATIVE %     % OF IN PLACE   CUMULATIVE % OF IN
     YEAR         ROLLING          ROLLING         ROLLING    SF ROLLING(2)   OF SF ROLLING(2)    RENT ROLLING   PLACE RENT ROLLING
-----------------------------------------------------------------------------------------------------------------------------------

     2005             9           $  34.12          7,959          3.33%             3.33%             3.98%             3.98%
     2006            10           $  39.17         13,721          5.74%             9.07%             7.87%            11.84%
     2007            10           $  38.04         25,182         10.53%            19.60%            14.02%            25.86%
     2008             8           $  29.18         13,490          5.64%            25.25%             5.76%            31.62%
     2009            11           $  24.74         33,443         13.99%            39.24%            12.11%            43.73%
     2010            14           $  30.85         28,566         11.95%            51.19%            12.90%            56.63%
     2011             9           $  23.11         74,792         31.29%            82.47%            25.30%            81.93%
     2012             2           $  34.67         15,124          6.33%            88.80%             7.68%            89.61%
     2013             1           $ 133.33          2,400          1.00%            89.81%             4.68%            94.29%
     2014             4           $  38.15         10,225          4.28%            94.08%             5.71%           100.00%
     2015             0           $   0.00              0          0.00%            94.08%             0.00%           100.00%
     2016             0           $   0.00              0          0.00%            94.08%             0.00%           100.00%
     2017             0           $   0.00              0          0.00%            94.08%             0.00%           100.00%
  Thereafter          0           $   0.00              0          0.00%            94.08%             0.00%           100.00%
-------              --                            ------         -----                              ------
    TOTALS           78                           224,902         94.08%                             100.00%
                     ==                           =======         =====                              ======
-----------------------------------------------------------------------------------------------------------------------------------

(2) Calculated based on total square footage of 239,047.

                                      B-71

-------------------------------------------------------------------------------
                         LOEWS UNIVERSAL HOTEL PORTFOLIO
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

                                      B-72

-------------------------------------------------------------------------------
                         LOEWS UNIVERSAL HOTEL PORTFOLIO
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                      GACC
 CUT-OFF DATE PRINCIPAL BALANCE(1)                                 $ 55,000,000
 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                             1.4%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                                               Loews Corporation (50%),
                                                        NBC Universal (25%) and
                                                       The Rank Group PLC (25%)
 OWNERSHIP INTEREST                                                   Leasehold
 MORTGAGE RATE                                                          4.7250%
 MATURITY DATE                                                     July 1, 2015
 AMORTIZATION TYPE                                                Interest Only
 INTEREST ONLY PERIOD (MOS.)                                                120
 ORIGINAL TERM / AMORTIZATION TERM                          120 / Interest Only
 REMAINING TERM / REMAINING AMORTIZATION TERM               116 / Interest Only
 LOCKBOX(3)                                                      Springing Hard
 UP-FRONT RESERVES(4)
   TAX / INSURANCE                                                      No / No
 ONGOING MONTHLY RESERVES(4)
   TAX / INSURANCE                                                      No / No
 ADDITIONAL FINANCING(1)(2)                                                 Yes
                                                    SENIOR               WHOLE
                                                      LOAN                LOAN
                                              ------------         ------------
 CUT-OFF DATE PRINCIPAL BALANCE               $400,000,000         $450,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/ROOM          $   166,667          $    187,500
 CUT-OFF DATE LTV RATIO                             52.84%               59.45%
 MATURITY DATE LTV RATIO                            52.84%               59.45%
 UW NCF DSCR                                         3.61x                3.15x
 MOODY'S/S&P/FITCH(5)                         Baa3 / BBB- / BBB-
-------------------------------------------------------------------------------

(1)   The total financing amount of the Loews Universal Hotel Portfolio Loan is
      $450,000,000 (the "Loews Universal Hotel Portfolio Whole Loan") consisting of five A-Notes totaling $400,000,000 ("Senior Loan") and two pari passu
      B-Notes, each with an original balance of $25,000,000 (together, the
      "B-Note"). The Loews Universal Hotel Portfolio Whole Loan was
      co-originated by German American Capital Corporation and JPMorgan Chase
      Bank, N.A. The $55,000,000 A-3 Note is included in the trust. The
      $65,000,000 A-1 Note was included in the COMM 2005-C6 transaction, the
      $80,000,000 A-2 Note was included in the GE 2005-C3 transaction, the
      $100,000,000 A-4 Note was included in the JPMCC 2005-CIBC12 transaction and the $100,000,000 A-5 Note was included in the JPMCC 2005-LDP3 transaction. The B-Note was certificated and issued as part of the JPMCC
      2005-CIBC12 transaction.
(2)   Sponsors of the borrower are permitted to incur mezzanine indebtedness in an amount not to exceed $50,000,000 subject to certain conditions in the loan documents that include, but are not limited to: (i) debt service coverage ratio of the total combined debt shall be greater than or equal to 110% of the debt service coverage ratio as of the closing date of the loan and (ii) the loan-to-value ratio for the total combined debt is not greater than 55% of the loan-to-value ratio as determined by a new appraisal obtained by lender.
(3)   Upon the occurrence of: (i) an event of default, as such term is defined in the loan documents or (ii) a debt service coverage ratio below 1.35x for two consecutive calendar quarters ("Lockbox Event"), all funds are required to be deposited into a lender controlled account.
(4)   During the continuance of a Lockbox Event, monthly reserves will be collected for: (i) taxes and insurance, (ii) debt service, (iii) FF&E,
      (iv) ground lease payments, (v) management fees and (vi) fees due under the Hard Rock license agreement.
(5)   Moody's, S&P and Fitch have confirmed in accordance with their respective methodologies that the Loews Universal Hotel Portfolio Loan has credit characteristics consistent with that of an investment-grade rated obligation.

-------------------------------------------------------------------------------
                         PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               3
 LOCATION                                                           Orlando, FL
 PROPERTY TYPE                                        Hospitality, Full Service
 SIZE (ROOMS)                                                             2,400
 OCCUPANCY % T-12 MAY 31, 2005                                            82.7%
 YEAR BUILT / YEAR RENOVATED                         Loews Portofino Bay - 1999
                                                         Hard Rock Hotel - 2001
                                                     Loews Royal Pacific - 2002
 APPRAISED VALUE                                                   $757,000,000
 PROPERTY MANAGEMENT                           Loews Orlando Operating Company,
                                                    Inc. (a borrower affiliate)
 UW ECONOMIC OCCUPANCY %                                                  82.0%
 UW REVENUES                                                       $230,239,687
 UW EXPENSES                                                       $151,778,146
 UW NET OPERATING INCOME (NOI)                                     $ 78,461,540
 UW NET CASH FLOW (NCF)                                            $ 69,251,953
-------------------------------------------------------------------------------

                                      B-73

-------------------------------------------------------------------------------
                         LOEWS UNIVERSAL HOTEL PORTFOLIO
-------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                        LOEWS UNIVERSAL HOTEL PORTFOLIO SUMMARY
----------------------------------------------------------------------------------------
                                         CUT-OFF                              CUT-OFF
                                          DATE       YEAR BUILT /               DATE
                                        PRINCIPAL        YEAR       TOTAL     BALANCE
     PROPERTY NAME      CITY, STATE      BALANCE       RENOVATED    ROOMS   PER ROOM(1)
----------------------------------------------------------------------------------------

 Loews Portofino Bay   Orlando, FL    $22,244,445   1999              750  215,704
 Loews Royal Pacific   Orlando, FL     18,700,000   2002            1,000  136,000
 Hard Rock Hotel       Orlando, FL     14,055,555   2001              650  157,265
                                      -----------                   -----  -------
                                      $55,000,000                   2,400  166,667
----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                     APPRAISED   UNDERWRITTEN
                                        APPRAISED      VALUE       NET CASH
     PROPERTY NAME      OCCUPANCY(2)      VALUE       PER ROOM       FLOW        ADR(1)      REVPAR(1)
-------------------------------------------------------------------------------------------------------

 Loews Portofino Bay        78.85%    280,000,000   373,333      $24,584,499    $ 223.51     $ 176.23
 Loews Royal Pacific        84.23%    261,000,000   261,000       25,892,112    $ 169.87     $ 143.07
 Hard Rock Hotel            84.96%    216,000,000   332,308       18,775,342    $ 215.64     $ 183.20
                            -----     -----------   -------      -----------    --------     --------
                            82.74%    757,000,000   315,417      $69,251,953    $ 198.57     $ 164.30
-------------------------------------------------------------------------------------------------------

(1) Based on full Senior Loan balance.

(2) Trailing 12 months numbers through May 31, 2005.

                                      B-74

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-75

-------------------------------------------------------------------------------
                       QUARTERMASTER PLAZA SHOPPING CENTER
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                      GACC
 CUT-OFF DATE PRINCIPAL BALANCE                                     $43,600,000
 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                             1.1%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                               Forest City Enterprises and Bruce Ratner
 OWNERSHIP INTEREST                                    Fee Simple and Leasehold
 MORTGAGE RATE                                                          5.2900%
 MATURITY DATE                                                  October 1, 2015
 AMORTIZATION TYPE                                         Partial IO / Balloon
 INTEREST ONLY PERIOD (MOS)                                                  72
 ORIGINAL TERM / AMORTIZATION TERM                                    120 / 360
 REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                  119 / 360
 LOCKBOX                                          In-Place Soft, Springing Hard
 UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / No
   SPECIAL LEASING RESERVE(1)                                       $   600,000
   FREE RENT RESERVE(2)                                             $   250,000
 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / No
   REPLACEMENT                                                      $     1,593
   TI/LC(3) Springing
 ADDITIONAL FINANCING                                                        No
 CUT-OFF DATE PRINCIPAL BALANCE                                     $43,600,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                        $ 228
 CUT-OFF DATE LTV RATIO(4)                                               77.83%
 MATURITY DATE LTV RATIO                                                 73.30%
 UW NCF DSCR(5)(6)                                                        1.09x
-------------------------------------------------------------------------------

(1)   The loan is structured with a $600,000 special leasing reserve, which will be released as follows: with respect to the Blockbuster portion of the reserve, $300,000 will be released upon the satisfaction of the following conditions: a debt service coverage ratio equal to or greater than 1.45x
      (as determined based on the annual interest-only payments required under the note and the then current rents in place, annualized) (the "DSCR condition") and (a) if the new lease is with Blockbuster or an "acceptable substitute tenant" (defined as an investment grade tenant or nationally recognized tenant that operates more than 100 stores in the United
      States), such tenant has delivered a satisfactory, executed lease for a date certain on which rent will commence or such tenant is in occupancy and paying full rent under the lease, or (b) if the new lease is with another tenant, such tenant (i) is acceptable to lender, (ii) has delivered a satisfactory, executed lease, (iii) is in occupancy and paying full rent and (iv) has provided an acceptable tenant estoppel.

      With respect to the lease-up of the vacant 8,000 square foot pad site (the
      "Pad Earnout"), $300,000 will be released upon, (a) if the tenant is an
      "acceptable substitute tenant" (as defined above), a satisfactory executed lease for a date certain on which rent will commence and satisfaction of the DSCR condition or (b) with respect to any other tenant, delivery of a satisfactory executed lease and tenant estoppel and the tenant is in occupancy and paying full rent.

(2)   The loan is structured with a reserve to cover the free rent periods for three tenants: Conway and DEB Shops are expected to begin paying rent in
      December 2005, and 10-Spot is expected to begin paying rent in the first quarter of 2006.

(3)   Ongoing monthly deposits of the TI/LC Reserve will be waived unless and until either Staples, AJ Wright, Petsmart or Conway, fails to provide notice of renewal of its lease within the time period required.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               1
 LOCATION                                                      Philadelphia, PA
 PROPERTY TYPE                                                 Retail, Anchored
 SIZE (SF)                                                              191,096
 OCCUPANCY % AS OF AUGUST 22, 2005                                        92.7%
 YEAR BUILT / YEAR RENOVATED                                           2004/NAP
 APPRAISED VALUE                                                    $55,250,000
 PROPERTY MANAGEMENT                                    First New York Partners
 UW ECONOMIC OCCUPANCY %                                                 87.65%
 UW REVENUES                                                        $ 3,778,869
 UW EXPENSES                                                        $   557,487
 UW NET OPERATING INCOME (NOI)                                      $ 3,221,381
 UW NET CASH FLOW (NCF)                                             $ 3,132,604
-------------------------------------------------------------------------------

(4)   Calculated based upon a principal balance reduced by the $600,000 holdback.

(5)   Calculated based upon reamortizing debt service payments that would be in effect if the principal balance was reduced by the $600,000 holdback.

(6)   The debt service coverage ratio calculated on an interest-only basis is
      1.34x.

                                      B-76

-------------------------------------------------------------------------------
                       QUARTERMASTER PLAZA SHOPPING CENTER
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                     TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------
                                                            % OF NET                              % OF
                             RATINGS         NET RENTABLE   RENTABLE                             ACTUAL    DATE OF LEASE
     TENANT NAME      S&P/MOODY'S/FITCH(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------

 AJ Wright                A / A3 / NR            25,200        13.2%   $ 10.25    $  258,300        7.5%  10/31/14
 Conway                  NR / NR / NR            23,146        12.1%   $ 17.00    $  393,480       11.4%  11/30/15
 Staples               BBB / Baa2 / BBB          20,388        10.7%   $ 15.50    $  316,020        9.1%  01/31/20
 PetsMart                BB- / NR / NR           19,107        10.0%   $ 18.00    $  343,932        9.9%  01/31/15
 Walgreens               A+ / Aa3 / NR           14,560         7.6%   $ 30.22    $  440,004       12.7%  03/31/80
 Top 5 Tenants                                  102,401        53.6%   $ 17.11    $1,751,736       50.6%
 Non-major Tenants                               74,645        39.1%   $ 22.95    $1,712,988       49.4%
                                                -------        ----    -------    ----------      -----
 Occupied Total                                 177,046        92.6%   $ 19.57    $3,464,713      100.0%
 Vacant Space                                    14,050         7.4%
                                                -------        ----
 COLLATERAL TOTAL                               191,096         100%
                                                =======        ====
------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                              WTD. AVG. IN PLACE
                # OF LEASES     BASE RENT PSF     TOTAL SF      % OF TOTAL      CUMULATIVE %     % OF IN PLACE   CUMULATIVE % OF IN
     YEAR         ROLLING          ROLLING         ROLLING    SF ROLLING(2)   OF SF ROLLING(2)    RENT ROLLING   PLACE RENT ROLLING
-----------------------------------------------------------------------------------------------------------------------------------

     2005             1            $ 22.00          6,388          3.34%             3.34%             4.06%             4.06%
     2006             0            $  0.00              0          0.00%             3.34%             0.00%             4.06%
     2007             0            $  0.00              0          0.00%             3.34%             0.00%             4.06%
     2008             0            $  0.00              0          0.00%             3.34%             0.00%             4.06%
     2009             1            $ 26.00          3,000          1.57%             4.91%             2.25%             6.31%
     2010             2            $ 27.91          6,157          3.22%             8.13%             4.96%            11.27%
     2011             1            $ 23.50          2,800          1.47%             9.60%             1.90%            13.17%
     2012             0            $  0.00              0          0.00%             9.60%             0.00%            13.17%
     2013             0            $  0.00              0          0.00%             9.60%             0.00%            13.17%
     2014             5            $ 16.01         44,886         23.49%            33.09%            20.74%            33.91%
     2015             8            $ 18.62         74,867         39.18%            72.27%            40.23%            74.14%
     2016             0            $  0.00              0          0.00%            72.27%             0.00%            74.14%
     2017             0            $  0.00              0          0.00%            72.27%             0.00%            74.14%
  Thereafter          3            $ 23.01         38,948         20.38%            92.65%            25.86%           100.00%
-------               -                            ------         -----                              ------
    TOTALS           21                           177,046         92.65%                             100.00%
                                                  =======         =====                              ======
-----------------------------------------------------------------------------------------------------------------------------------

(2) Calculated based on total square footage of 191,096.

                                      B-77

-------------------------------------------------------------------------------
                               ONE FINANCIAL PLAZA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                       CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                     $43,000,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                               1.1%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                       Acquisition
 SPONSOR(1)                                       Behringer Harvard REIT I, Inc.
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          5.1410%
 MATURITY DATE                                                  August 11, 2015
 AMORTIZATION TYPE                                           Partial IO/Balloon
 INTEREST ONLY PERIOD (MOS.)                                                 60
 ORIGINAL TERM / AMORTIZATION TERM                                    120 / 360
 REMAINING TERM / REMAINING AMORTIZATION TERM                         117 / 360
 LOCKBOX                                                          In-Place Hard
 UP-FRONT RESERVES
   TAX / INSURANCE                                                    Yes / Yes
   TI/LC                                                            $ 4,000,000
   TI AND FREE RENT OBLIGATIONS                                     $   714,884
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                      Yes / Yes
   REPLACEMENT                                                      $     6,565
   TI/LC(2)                                                         $         0
 ADDITIONAL FINANCING                                                        No
 CUT-OFF DATE PRINCIPAL BALANCE                                     $43,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                  $       109
 CUT-OFF DATE LTV RATIO                                                  75.17%
 MATURITY DATE LTV RATIO                                                 69.48%
 UW NCF DSCR                                                              1.21x
-------------------------------------------------------------------------------

(1)   The borrower may transfer tenant-in-common ("TIC") interests in the property to up to 30 TIC investors on or after August 11, 2006, subject to satisfaction of certain requirements set forth in the loan documents, so long as the sponsor or affiliates thereof retain, directly or indirectly, a 25% interest in the property.

(2)   Commencing on August 11th, 2006 and continuing on the eleventh calendar day of each month thereafter, the borrower shall deliver to Lender an amount equal to $16,667.67 ($0.51/SF/year).

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                                PROPERTY INFORMATION
-------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               1
 LOCATION                                                       Minneapolis, MN
 PROPERTY TYPE                                                      Office, CBD
 SIZE (SF)                                                              393,902
 OCCUPANCY % AS OF AUGUST 1, 2005                                         81.4%
 YEAR BUILT / YEAR RENOVATED                                        1960 / 1997
 APPRAISED VALUE                                                    $57,200,000
 PROPERTY MANAGEMENT                Zeller Realty Corporation under subcontract
                                                   with HPT Management Services
 UW ECONOMIC OCCUPANCY %                                                  84.0%
 UW REVENUES                                                        $ 8,415,449
 UW EXPENSES                                                        $ 4,615,413
 UW NET OPERATING INCOME (NOI)                                      $ 3,800,036
 UW NET CASH FLOW (NCF)                                             $ 3,416,063
-------------------------------------------------------------------------------

                                      B-78

-------------------------------------------------------------------------------
                               ONE FINANCIAL PLAZA
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                               % OF
                                  RATINGS         NET RENTABLE   RENTABLE      RENT        ACTUAL      ACTUAL    DATE OF LEASE
       TENANT NAME         S&P/MOODY'S/FITCH(1)     AREA (SF)      AREA        PSF          RENT        RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

 Deloitte & Touche        NR/NR/NR                   148,474        37.7%    $ 10.05    $1,492,441       37.6%     12/31/08
 Martin-Williams, Inc.    NR/NR/NR                    22,555         5.7%    $ 20.17    $  455,002       11.5%     09/07/07
 Clarity Coverdale Fury
  Advertising             NR/NR/NR                    16,901         4.3%    $ 11.25    $  190,136        4.8%     07/31/09
 Kurt Salmon Associates   NR/NR/NR                    11,051         2.8%    $  4.57    $   50,503        1.3%     01/31/09
 Lapp, Libra, Thomson     NR/NR/NR                     7,108         1.8%    $ 12.50    $   88,850        2.2%     09/30/08

 Top 5 Tenants                                       206,089        52.3%    $ 11.05    $2,276,932       57.4%

 Non-major Tenants                                   114,650        29.1%    $ 14.73    $1,689,167       42.6%
                                                     -------       -----     -------    ----------      -----
 Occupied Total                                      320,739        81.4%    $ 12.37    $3,966,099      100.0%

 Vacant Space                                         73,163        18.6%
                                                     -------       -----
 COLLATERAL TOTAL                                    393,902       100.0%
                                                     =======       =====
------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                WTD. AVG. IN PLACE
                  # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
      YEAR          ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
------------------------------------------------------------------------------------------------------------------------------

    2005(2)             4            $ 23.09          6,280        1.6%           1.6%            3.7%              3.7%
   2006                 3            $ 17.00         12,632        3.2%           4.8%            5.4%              9.1%
   2007                12            $ 17.08         60,484       15.4%          20.2%           26.0%             35.1%
   2008                 7            $ 10.49        171,368       43.5%          63.7%           45.3%             80.4%
   2009                 8            $ 10.11         42,253       10.7%          74.4%           10.8%             91.2%
   2010                 5            $ 10.99         16,533        4.2%          78.6%            4.6%             95.8%
   2011                 2            $ 33.51          2,097        0.5%          79.1%            1.8%             97.5%
   2012                 0            $  0.00              0        0.0%          79.1%            0.0%             97.5%
   2013                 0            $  0.00              0        0.0%          79.1%            0.0%             97.5%
   2014                 1            $ 22.50          1,740        0.4%          79.6%            1.0%             98.5%
   2015                 2            $  7.91          7,352        1.9%          81.4%            1.5%            100.0%
                       --                           -------       ----                          -----
   TOTALS              44                           320,739       81.4%                         100.0%
                       ==                           =======       ====                          =====
------------------------------------------------------------------------------------------------------------------------------

(2)   Includes MTM tenants whose leases expired during or prior to 2005 but the tenant was still in occupancy and paying rent to the borrower as of the occupancy date.

                                      B-79

--------------------------------------------------------------------------------
                                CHICO MALL(1)(9)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                       CGM
 CUT-OFF DATE PRINCIPAL BALANCE(2)                                  $42,000,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                               1.1%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                          General Growth Properties, Inc., GGPLP L.L.C.
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          4.7360%
 MATURITY DATE                                                February 11, 2009
 AMORTIZATION TYPE                                                      Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                     39 / 351
 REMAINING TERM / REMAINING AMORTIZATION TERM                          39 / 351
 LOCKBOX                               In-Place Hard, Springing Cash Management
 UP-FRONT RESERVES
   TAX / INSURANCE                                                      No / No
 ONGOING MONTHLY RESERVES(3)
   TAX/INSURANCE                                                      Springing
   REPLACEMENT                                                        Springing
   TI/LC                                                              Springing
 ADDITIONAL FINANCING(4)                                                    Yes
                                       MORTGAGE
                                       LOAN(5)           LOAN COMBINATION(6)
                                       ----------       -----------------------
 CUT-OFF DATE PRINCIPAL BALANCE      $ 42,000,000                   $60,320,340
 CUT-OFF DATE PRINCIPAL BALANCE/SF   $        108                   $       155
 CUT-OFF DATE LTV RATIO                    52.37%                        75.21%
 MATURITY DATE LTV RATIO                   49.59%                        71.22%
 UW NCF DSCR                                1.79x                         1.25x
 LOAN SHADOW RATING
 MOODY'S/S&P(7)                       Baa3/BBB-
--------------------------------------------------------------------------------

(1)   The Chico Mall Loan is part of a "loan combination" consisting of three
      (3) mortgage loans made to the same borrower and secured by the same mortgage lien: (a) the Chico Mall Loan, which has a cut-off date principal balance of $42,000,000 and will be included in the trust fund; and (b) two generally subordinate Chico Mall Non-Trust Loans, which have an aggregate cut-off date principal balance of $18,320,340 and will not be included in the trust fund.

(2)   Represents cut-off date principal balance of the Chico Mall Loan.

(3)   Upon the occurrence and during the continuance of the trigger event with respect to the Chico Mall Loan, the borrower shall pay to lender on each monthly payment date (a) one-twelfth of the taxes and insurance that lender reasonably estimates will be payable during the next ensuring twelve months, (b) $5,351.17 ($0.16/SF/Year), capped at $64,214 (one year of collections) and (c) $17,761.88 ($0.55/SF/Year), capped at $213,142.50
      (one year of collections). A "trigger event" means the occurrence of (i)
      an event of default under the Chico Mall Loan or (ii) the date on which the debt service coverage ratio (based on the Chico Mall Loan, the Chico
      Mall Non-Trust Loan and any permitted mezzanine debt) drops below 1.15x
      (on or before December 31, 2005) or 1.20x (after December 31, 2005). A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage equals or exceeds 1.15x (on or before December 31, 2005) or 1.20x (after December
      31, 2005).

(4)   Under the related loan documents, the sole member of borrower is permitted to obtain mezzanine financing secured by its ownership interest in the borrower, subject to, among other conditions: (i) a maximum loan-to-value ratio (based on the aggregate balances of the Chico Mall Loan, the Chico
      Mall Non-Trust Loan and the mezzanine debt) of 76%; (ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a strike price that results in a debt service coverage ratio (based on the aggregate debt service payments under the Chico Mall Loan, the Chico Mall
      Non-Trust Loan and the mezzanine debt) of no less than 1.27x; (iii) if the mezzanine debt bears interest at a fixed rate, a weighted average debt service constant (based on the aggregate balances of the Chico Mall Loan, the Chico Mall Non-Trust Loan and the mezzanine debt) of no greater than
      6.27%; (iv) the debt service coverage ratio (based on the aggregate debt service payments under the Chico Mall Loan, the Chico Mall Non-Trust Loan and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.27x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation; and (vi) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender. The holders of indirect ownership interests in the borrower are permitted to pledge their interests as security for additional debt, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Chico Mall
      Loan has occurred and is continuing, (ii) the pledge is to a "qualified pledgee" or is subject to the lender's prior written consent, which may be withheld in the lender's sole and absolute discretion, provided that the lender's consent may not be unreasonably withheld, if the borrower has delivered rating agency confirmation that the pledge will not, in and of itself, result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2005-CD1 certificates, and (iii) in the event the property manager of the Maine Mall Property will change in connection with the pledge, the replacement property manager must meet the conditions of a substantive manager set forth in the related loan documents. Pledges of equity to or from affiliates of the borrower are also permitted.

     A "qualified pledgee" generally means (i) one or more institutional entities that (A) has total assets (in name or under management) in excess of $650,000,000, and (except with respect to

[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               1
 LOCATION                                                             Chico, CA
 PROPERTY TYPE                                            Retail, Regional Mall
 SIZE (SF)(8)                                                           389,260
 OCCUPANCY % AS OF JANUARY 10, 2005(8)                                    85.0%
 YEAR BUILT / YEAR RENOVATED                                        1988 / 1993
 APPRAISED VALUE                                                    $80,200,000
 PROPERTY MANAGEMENT                                           Chico Mall, L.P.
 UW ECONOMIC OCCUPANCY %                                                  83.9%
 UW REVENUES                                                         $7,432,462
 UW EXPENSES                                                         $2,480,438
 UW NET OPERATING INCOME (NOI)                                       $4,952,025
 UW NET CASH FLOW (NCF)                                              $4,762,563
--------------------------------------------------------------------------------

      a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity for which the borrower has obtained rating agency confirmation that the pledge to such entity will not, in and of itself, result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2005-CD1 certificates.

(5)   Calculated based on the Chico Mall Loan.

(6)   Calculated based on the aggregate of the Chico Mall Loan and the Chico
      Mall Non-Trust Loan.

(7)   Moody's and S&P have confirmed that the Chico Mall Loan has, in the context of its inclusion in the trust, the credit characteristics consistent with that of an investment-grade rated obligation.

(8)   Does not reflect the square footage of space held by tenants under a ground lease.

(9)   The related loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the Chico Mall
      Property upon satisfaction of certain conditions, including but not limited to, that (i) no default or event of default has occurred and is continuing under the borrower, (ii) the parcel is vacant, non-income producing and unimproved and (iii) each rating agency rating the series
      2005-CD1 certificates has confirmed that the release will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the series 2005-CD1 certificates. In addition, the related loan documents permit the borrower to obtain a release of one or more portions of the Chico Mall Property provided that certain conditions in the related loan documents are satisfied including that the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping utility facilities or surface parking or be a specified anchor location that simultaneously with such release the mortgage be spread to a substitute parcel of reasonably equivalent to value condition and utility and Borrower satisfy other conditions set forth in the related loan documents provided that a rating confirmation is not required.

                                      B-80

--------------------------------------------------------------------------------
                                   CHICO MALL
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY(1)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                           % OF
                                 RATINGS         NET RENTABLE      % OF NET       RENT        ACTUAL      ACTUAL    DATE OF LEASE
       TENANT NAME        S&P/MOODY'S/FITCH(2)     AREA (SF)    RENTABLE AREA      PSF         RENT        RENT      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

 Anchor Owned
 J.C. Penney                    NR/NR/NR                             SHADOW ANCHOR -- NOT PART OF COLLATERAL

 Anchor Tenants
 Sears                         BB+/Ba1/BB            85,450          21.5%      $  3.50    $  299,100        7.0%  08/02/08
 Gottschalks                    NR/NR/NR             81,500          20.5%      $  5.16    $  420,504        9.8%  12/31/17
                                                                    -----       -------    ----------      -----

 Total Anchor Tenants                               166,950          41.9%      $  4.31    $  719,604       16.7%

 Copeland Sports                NR/NR/NR             15,000           3.8%      $ 13.32    $  199,800        4.6%  08/31/08
 Lerner New York                NR/NR/NR              9,000           2.3%      $ 16.00    $  144,000        3.3%  MTM(3)
 Gap                         Baa3/BBB-/BBB-           6,558           1.6%      $ 11.00    $   72,144        1.7%  01/31/07
 American Eagle                 NR/NR/NR              5,577           1.4%      $ 23.00    $  128,268        3.0%  11/30/10
 Anchor Blue                    NR/NR/NR              5,414           1.4%      $ 17.50    $   94,740        2.2%  01/31/11
                                                -----------         -----       -------    ----------      -----
 Top 5 In-Line Tenants                               41,549          10.4%      $ 15.38    $  638,952       14.9%

 Non-major Tenants                                  131,449          33.0%      $ 22.39    $2,942,826       68.4%
                                                -----------         -----       -------    ----------      -----
 Occupied Total                                     339,948          85.4%      $ 12.65    $4,301,382      100.0%

 Vacant Space                                        58,312          14.6%
                                                -----------         -----

 COLLATERAL TOTAL                                   398,260         100.0%
                                                ===========         =====
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY(1)
---------------------------------------------------------------------------------------------------------------------------------
                                  WTD. AVG. IN PLACE
                    # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
       YEAR           ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
---------------------------------------------------------------------------------------------------------------------------------

      2005(3)            15            $ 16.89         30,987        7.8%           7.8%           12.2%     12.2%
   2006                   8            $ 20.32         15,527        3.9%          11.7%            7.3%     19.5%
   2007                   7            $ 15.20         22,979        5.8%          17.4%            8.1%     27.6%
   2008                   9            $  7.25        110,500       27.7%          45.2%           18.6%     46.3%
   2009                   6            $ 30.67         11,459        2.9%          48.1%            8.2%     54.4%
   2010                   4            $ 22.95         10,444        2.6%          50.7%            5.6%     60.0%
   2011                   7            $ 21.50         15,772        4.0%          54.7%            7.9%     67.9%
   2012                   3            $ 22.44          7,017        1.8%          56.4%            3.7%     71.5%
   2013                   6            $ 29.81          8,796        2.2%          58.6%            6.1%     77.6%
   2014                   7            $ 24.65         12,774        3.2%          61.8%            7.3%     85.0%
   2015                   4            $ 19.74          9,193        2.3%          64.1%            4.2%     89.2%
                         --                           -------       ----                           ----
   TOTALS                76                           255,448       64.1%                          89.2%
                         ==                           =======       ====                           ====
---------------------------------------------------------------------------------------------------------------------------------

(1)   Calculated using 398,260 square feet, which includes tenants that occupy space pursuant to ground leases.

(2)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(3)   Includes MTM tenants whose leases expired during or prior to 2005 but the tenant was still in occupancy and paying rent to the borrower as of the occupancy date.

                                      B-81

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX C-1

DECREMENT TABLES FOR CLASS A-1, CLASS A-1D, CLASS A-2FL, CLASS A-2FX, CLASS A-3,
CLASS A-SB, CLASS A-4, CLASS A-1A, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS
                           D AND CLASS E CERTIFICATES

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-1

PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
November 2006......................    90.3      90.3      90.3      90.3      90.3
November 2007......................    79.1      79.1      79.1      79.1      79.1
November 2008......................    64.8      62.7      60.0      56.3      41.8
November 2009......................    24.4      24.2      23.8      23.3      14.3
November 2010 and thereafter.......     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    3.00      2.96      2.94      2.92      2.83

                                   CLASS A-1D

PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
November 2006......................    90.3      90.3      90.3      90.3      90.3
November 2007......................    79.1      79.1      79.1      79.1      79.1
November 2008......................    64.8      62.7      60.0      56.3      41.8
November 2009......................    24.4      24.2      23.8      23.3      14.3
November 2010 and thereafter.......     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    3.00      2.96      2.94      2.92      2.83

                                      C-1-1

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                   CLASS A-2FL

PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
November 2006......................   100.0     100.0     100.0     100.0     100.0
November 2007......................   100.0     100.0     100.0     100.0     100.0
November 2008......................   100.0     100.0     100.0     100.0     100.0
November 2009......................   100.0     100.0     100.0     100.0     100.0
November 2010 and thereafter.......     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    4.72      4.71      4.68      4.64      4.38

                                   CLASS A-2FX

PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
November 2006......................   100.0     100.0     100.0     100.0     100.0
November 2007......................   100.0     100.0     100.0     100.0     100.0
November 2008......................   100.0     100.0     100.0     100.0     100.0
November 2009......................   100.0     100.0     100.0     100.0     100.0
November 2010 and thereafter.......     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    4.72      4.71      4.68      4.64      4.38

                                      C-1-2

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-3

PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
November 2006......................   100.0     100.0     100.0     100.0     100.0
November 2007......................   100.0     100.0     100.0     100.0     100.0
November 2008......................   100.0     100.0     100.0     100.0     100.0
November 2009......................   100.0     100.0     100.0     100.0     100.0
November 2010......................   100.0     100.0     100.0     100.0     100.0
November 2011......................   100.0     100.0     100.0     100.0     100.0
November 2012 and thereafter.......     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    6.78      6.75      6.71      6.65      6.35

                                   CLASS A-SB

PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
November 2006......................   100.0     100.0     100.0     100.0     100.0
November 2007......................   100.0     100.0     100.0     100.0     100.0
November 2008......................   100.0     100.0     100.0     100.0     100.0
November 2009......................   100.0     100.0     100.0     100.0     100.0
November 2010......................    98.6      98.6      98.6      98.6      98.6
November 2011......................    80.2      80.2      80.2      80.2      80.2
November 2012......................    60.4      60.4      60.4      60.4      60.4
November 2013......................    40.8      40.8      40.8      40.8      40.8
November 2014......................     4.0       4.0       4.0       4.0       4.0
November 2015 and thereafter.......     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    7.39      7.38      7.38      7.38      7.35

                                      C-1-3

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-4

PAYMENT DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%     100.0%
November 2006.................   100.0     100.0     100.0     100.0      100.0
November 2007.................   100.0     100.0     100.0     100.0      100.0
November 2008.................   100.0     100.0     100.0     100.0      100.0
November 2009.................   100.0     100.0     100.0     100.0      100.0
November 2010.................   100.0     100.0     100.0     100.0      100.0
November 2011.................   100.0     100.0     100.0     100.0      100.0
November 2012.................   100.0     100.0     100.0     100.0      100.0
November 2013.................   100.0     100.0     100.0     100.0      100.0
November 2014.................   100.0     100.0     100.0     100.0      100.0
November 2015 and thereafter..     0.0       0.0       0.0       0.0        0.0

Weighted Average Life
   (in Years).................    9.68      9.67      9.65      9.62       9.47

                                   CLASS A-1A

PAYMENT DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%     100.0%
November 2006.................    99.7      99.7      99.7      99.7       99.7
November 2007.................    99.4      99.4      99.4      99.4       99.4
November 2008.................    98.9      98.9      98.9      98.9       98.9
November 2009.................    97.9      97.5      97.1      96.3       83.3
November 2010.................    77.0      77.0      77.0      77.0       77.0
November 2011.................    75.7      75.7      75.7      75.7       75.7
November 2012.................    74.5      74.5      74.5      74.5       74.5
November 2013.................    72.8      72.8      72.8      72.8       72.8
November 2014.................    71.3      71.3      71.3      71.3       71.3
November 2015 and thereafter..     0.0       0.0       0.0       0.0        0.0

Weighted Average Life
   (in Years).................    8.47      8.45      8.42      8.37       8.15

                                      C-1-4

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-M

PAYMENT DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%     100.0%
November 2006.................   100.0     100.0     100.0     100.0      100.0
November 2007.................   100.0     100.0     100.0     100.0      100.0
November 2008.................   100.0     100.0     100.0     100.0      100.0
November 2009.................   100.0     100.0     100.0     100.0      100.0
November 2010.................   100.0     100.0     100.0     100.0      100.0
November 2011.................   100.0     100.0     100.0     100.0      100.0
November 2012.................   100.0     100.0     100.0     100.0      100.0
November 2013.................   100.0     100.0     100.0     100.0      100.0
November 2014.................   100.0     100.0     100.0     100.0      100.0
November 2015 and thereafter..     0.0       0.0       0.0       0.0        0.0

Weighted Average Life
   (in Years).................    9.89      9.87      9.85      9.83       9.65

                                    CLASS A-J

PAYMENT DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%     100.0%
November 2006.................   100.0     100.0     100.0     100.0      100.0
November 2007.................   100.0     100.0     100.0     100.0      100.0
November 2008.................   100.0     100.0     100.0     100.0      100.0
November 2009.................   100.0     100.0     100.0     100.0      100.0
November 2010.................   100.0     100.0     100.0     100.0      100.0
November 2011.................   100.0     100.0     100.0     100.0      100.0
November 2012.................   100.0     100.0     100.0     100.0      100.0
November 2013.................   100.0     100.0     100.0     100.0      100.0
November 2014.................   100.0     100.0     100.0     100.0      100.0
November 2015 and thereafter..     0.0       0.0       0.0       0.0        0.0

Weighted Average Life
   (in Years).................    9.92      9.92      9.92      9.91       9.67

                                      C-1-5

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS B

PAYMENT DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%     100.0%
November 2006.................   100.0     100.0     100.0     100.0      100.0
November 2007.................   100.0     100.0     100.0     100.0      100.0
November 2008.................   100.0     100.0     100.0     100.0      100.0
November 2009.................   100.0     100.0     100.0     100.0      100.0
November 2010.................   100.0     100.0     100.0     100.0      100.0
November 2011.................   100.0     100.0     100.0     100.0      100.0
November 2012.................   100.0     100.0     100.0     100.0      100.0
November 2013.................   100.0     100.0     100.0     100.0      100.0
November 2014.................   100.0     100.0     100.0     100.0      100.0
November 2015 and thereafter..     0.0       0.0       0.0       0.0        0.0

Weighted Average Life
   (in Years).................    9.92      9.92      9.92      9.92       9.67

                                     CLASS C

PAYMENT DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%     100.0%
November 2006.................   100.0     100.0     100.0     100.0      100.0
November 2007.................   100.0     100.0     100.0     100.0      100.0
November 2008.................   100.0     100.0     100.0     100.0      100.0
November 2009.................   100.0     100.0     100.0     100.0      100.0
November 2010.................   100.0     100.0     100.0     100.0      100.0
November 2011.................   100.0     100.0     100.0     100.0      100.0
November 2012.................   100.0     100.0     100.0     100.0      100.0
November 2013.................   100.0     100.0     100.0     100.0      100.0
November 2014.................   100.0     100.0     100.0     100.0      100.0
November 2015 and thereafter..     0.0       0.0       0.0       0.0        0.0

Weighted Average Life
   (in Years).................    9.92      9.92      9.92      9.92       9.67

                                      C-1-6

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS D

PAYMENT DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
November 2006.................   100.0     100.0     100.0     100.0     100.0
November 2007.................   100.0     100.0     100.0     100.0     100.0
November 2008.................   100.0     100.0     100.0     100.0     100.0
November 2009.................   100.0     100.0     100.0     100.0     100.0
November 2010.................   100.0     100.0     100.0     100.0     100.0
November 2011.................   100.0     100.0     100.0     100.0     100.0
November 2012.................   100.0     100.0     100.0     100.0     100.0
November 2013.................   100.0     100.0     100.0     100.0     100.0
November 2014.................   100.0     100.0     100.0     100.0     100.0
November 2015 and thereafter..     0.0       0.0       0.0       0.0       0.0

Weighted Average Life
   (in Years).................    9.92      9.92      9.92      9.92      9.67

                                     CLASS E

PAYMENT DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
November 2006.................   100.0     100.0     100.0     100.0     100.0
November 2007.................   100.0     100.0     100.0     100.0     100.0
November 2008.................   100.0     100.0     100.0     100.0     100.0
November 2009.................   100.0     100.0     100.0     100.0     100.0
November 2010.................   100.0     100.0     100.0     100.0     100.0
November 2011.................   100.0     100.0     100.0     100.0     100.0
November 2012.................   100.0     100.0     100.0     100.0     100.0
November 2013.................   100.0     100.0     100.0     100.0     100.0
November 2014.................   100.0     100.0     100.0     100.0     100.0
November 2015 and thereafter..     0.0       0.0       0.0       0.0       0.0

Weighted Average Life
   (in Years).................    9.92      9.92      9.92      9.92      9.67

                                      C-1-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX D

                         FORM OF PAYMENT DATE STATEMENT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ABN AMRO                                           CD COMMERCIAL MORTGAGE TRUST                     Statement Date:       12/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,           Payment Date:         12/15/2005
135 S. LaSalle Street Suite 1625                      SERIES CD 2005-C1                             Prior Payment:               N/A
Chicago, IL 60603                                                                                   Next Payment:          1/17/2006
                                                                                                    Record Date:          11/30/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                      Analyst:
                                               REPORTING PACKAGE TABLE OF CONTENTS

------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------    -------------------------------------------       --------------------------------
                                                                                      Page(s)
                                                                                      -------
Issue Id:                             CD0005C1    REMIC Certificate Report                          Closing Date:         11/15/2005
Monthly Data File Name:                           Bond Interest Reconciliation                      First Payment Date:   12/15/2005
                         CD0005C1_YYYYMM_3.zip    Cash Reconciliation Summary                       Assumed Final Payment Date:
                                                  15 Month Historical Loan Status Summary
                                                  15 Month Historical Payoff/Loss Summary
                                                  Historical Collateral Level Prepayment Report
                                                  Delinquent Loan Detail
                                                  Mortgage Loan Characteristics
                                                  Loan Level Detail
                                                  Specially Serviced Report
                                                  Modified Loan Detail
                                                  Realized Loss Detail
                                                  Appraisal Reduction Detail

  -----------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
  -----------------------------------------------------------------------------------------------------------------------------
                                      DEPOSITOR: Citigroup Commercial Mortgage Securities Inc.
                UNDERWRITER: Citigroup Global Markets Inc. / Deutsche Bank Securities Inc. / PNC Capital Markets Inc. /
  Banc of America Securities LLC / Lehman Brothers Inc. / Nomura Securities International, Inc. / Wachovia Capital Markets, LLC
  -----------------------------------------------------------------------------------------------------------------------------
                                             MASTER SERVICER: Midland Loan Services, Inc
                                                SPECIAL SERVICER: LNR Partners, Inc.
                         RATING AGENCY: Standard & Poor's Rating Services / Moody's Investors Service, Inc.
  -----------------------------------------------------------------------------------------------------------------------------

                                 -----------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 -----------------------------------------------------------------
                                 LaSalle Web Site                                 www.etrustee.net
                                 Servicer Website                                www.midlandls.com
                                 LaSalle Factor Line                                (800) 246-5761
                                 -----------------------------------------------------------------

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                      CD COMMERCIAL MORTGAGE TRUST                                Statement Date: 12/15/2005
LaSalle Bank N.A.                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:   12/15/2005
                                                    SERIES CD 2005-C1                                     Prior Payment:         N/A
WAC:                                                                                                      Next Payment:    1/17/2006
WA Life Term:                                                                                             Record Date:    11/30/2005
WA Amort Term:                                ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                     REMIC CERTIFICATE REPORT
------------------------------------------------------------------------------------------------------------------------------------
         ORIGINAL       OPENING   PRINCIPAL     PRINCIPAL       NEGATIVE       CLOSING      INTEREST      INTEREST     PASS-THROUGH
CLASS  FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS    AMORTIZATION     BALANCE     PAYMENT (2)   ADJUSTMENT        RATE
CUSIP    Per 1,000     Per 1,000  Per 1,000     Per 1,000       Per 1,000     Per 1,000     Per 1,000     Per 1,000    Next Rate (3)
-----    ---------     ---------  ---------     ---------       ---------     ---------     ---------     ---------    -------------

                 0.00       0.00       0.00           0.00            0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Total P&I Payment     0.00
                                                                           -------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
(3) Estimated

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                 CD COMMERCIAL MORTGAGE TRUST                                     Statement Date: 12/15/2005
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                            Payment Date:   12/15/2005
                                              SERIES CD 2005-C1                                           Prior Payment:         N/A
                                                                                                          Next Payment:    1/17/2006
                                                                                                          Record Date:    11/30/2005

                                       ABN AMRO ACCT: XX-XXXX-XX-X

                                       BOND INTEREST RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------------
                                                       Deductions                                   Additions
                                            -------------------------------  -------------------------------------------------------
         Accrual                 Accrued               Deferred &              Prior        Int Accrual    Prepay-          Other
      -------------  Pass Thru Certificate  Allocable  Accretion   Interest  Int. Short-     on prior       ment          Interest
Class Method   Days     Rate    Interest      PPIS     Interest    Loss/Exp  falls Due     Shortfall (3)  Penalties     Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

                                       0.00         0.00     0.00         0.00        0.00                          0.00      0.00
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                               Remaining
   Distributable   Interest  Current Period   Outstanding       Credit Support
    Certificate    Payment    (Shortfall)/     Interest    -----------------------
   Interest (2)    Amount      Recovery        Shortfalls   Original   Current (4)
----------------------------------------------------------------------------------

            0.00      0.00                            0.00
----------------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2)  Accrued - Deductions + Additional Interest.

(3)  Where applicable.

(4)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                            CD COMMERCIAL MORTGAGE TRUST                      Statement Date:     12/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Payment Date:       12/15/2005
                                                          SERIES CD 2005-C1                           Prior Payment:             N/A
                                                                                                      Next Payment:        1/17/2006
                                                                                                      Record Date:        11/30/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                   CASH RECONCILIATION SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------   -------------------------------------          ------------------------------------------
       INTEREST SUMMARY                               PRINCIPAL SUMMARY                                 SERVICING FEE SUMMARY
----------------------------------------   -------------------------------------          ------------------------------------------

Current Scheduled Interest                 SCHEDULED PRINCIPAL:                           Current Servicing Fees
                                           --------------------
Less Deferred Interest                     Current Scheduled Principal                    Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int           Advanced Scheduled Principal                   Less Reduction for PPIS
                                           -------------------------------------
Plus Gross Advance Interest                Scheduled Principal                            Plus Delinquent Servicing Fees
                                           -------------------------------------          ------------------------------------------
Less ASER Interest Adv Reduction           UNSCHEDULED PRINCIPAL:                         Total Servicing Fees
                                           ----------------------                         ------------------------------------------
Less Other Interest Not Advanced           Curtailments
Less Other Adjustment                      Advanced Scheduled Principal
----------------------------------------
Total                                      Liquidation Proceeds
----------------------------------------
UNSCHEDULED INTEREST:                      Repurchase Proceeds
----------------------------------------
Prepayment Penalties                       Other Principal Proceeds
                                           -------------------------------------
Yield Maintenance Penalties                Total Unscheduled Principal
                                           -------------------------------------
Other Interest Proceeds                    Remittance Principal
----------------------------------------   -------------------------------------
Total                                      Remittance P&I Due Trust
----------------------------------------   -------------------------------------
Less Fees Paid to Servicer                 Remittance P&I Due Certs
                                           -------------------------------------
Less Fee Strips Paid by Servicer
----------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
----------------------------------------   ------------------------------------------     ------------------------------------------
Special Servicing Fees                               POOL BALANCE SUMMARY                                PPIS SUMMARY
                                           ------------------------------------------     ------------------------------------------
Workout Fees                                                      Balance     Count
                                           ------------------------------------------
Liquidation Fees                           Beginning Pool                                 Gross PPIS
Interest Due Serv on Advances              Scheduled Principal                            Reduced by PPIE
Non Recoverable Advances                   Unscheduled Principal                          Reduced by Shortfalls in Fees
Misc. Fees & Expenses                      Deferred Interest                              Reduced by Other Amounts
----------------------------------------                                                  ------------------------------------------
Plus Trustee Fees Paid by Servicer         Liquidations                                   PPIS Reducing Scheduled Interest
----------------------------------------                                                  ------------------------------------------
Total Unscheduled Fees & Expenses          Repurchases                                    PPIS Reducing Servicing Fee
----------------------------------------   ------------------------------------------     ------------------------------------------
Total Interest Due Trust                   Ending Pool                                    PPIS Due Certificate
----------------------------------------   ------------------------------------------     ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
----------------------------------------                                                  ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
                                                                                          ------------------------------------------
Fee Strips                                                                                                      Principal   Interest
                                                                                          ------------------------------------------
Misc. Fees                                                                                Prior Outstanding
Interest Reserve Withholding                                                              Plus Current Period
Plus Interest Reserve Deposit                                                             Less Recovered
----------------------------------------
Total                                                                                     Less Non Recovered
----------------------------------------                                                  ------------------------------------------
Total Interest Due Certs                                                                  Ending Outstanding
----------------------------------------                                                  ------------------------------------------

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                CD COMMERCIAL MORTGAGE TRUST                            Statement Date:           12/15/2005
LaSalle Bank N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:             12/15/2005
                                            SERIES CD 2005-C1                                   Prior Payment:                   N/A
                                                                                                Next Payment:              1/17/2006
                                                                                                Record Date:              11/30/2005
                                     ABN AMRO ACCT: XX-XXXX-XX-X

                     ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

-------------------------------------------------------------------------------------------------------------
                                                Delinquency Aging Categories
                  -------------------------------------------------------------------------------------------
                  Delinq 1 Month       Delinq 2 Months       Delinq 3+ Months     Foreclosure          REO
Distribution      -------------------------------------------------------------------------------------------
   Date           #      Balance       #       Balance       #        Balance     #   Balance       # Balance
------------      --------------       ---------------       ----------------     -----------       ---------

 12/16/05
------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------      --------------       ---------------       ----------------     -----------       ---------

------------------------------------------------
         Special Event Categories (1)
------------------------------------------------
Modifications   Specially Serviced   Bankruptcy
------------------------------------------------
#     Balance   #          Balance  #    Balance
-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

-------------   ------------------  ------------

(1)  Modification, Specially Serviced & Bankruptcy Totals are Included in the
     Appropriate Delinquency Aging Category.

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                CD COMMERCIAL MORTGAGE TRUST                            Statement Date:           12/15/2005
LaSalle Bank N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                    Payment Date:             12/15/2005
                                            SERIES CD 2005-C1                                   Prior Payment:                   N/A
                                                                                                Next Payment:              1/17/2006
                                                                                                Record Date:              11/30/2005
                                     ABN AMRO ACCT: XX-XXXX-XX-X

                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF / LOSS SUMMARY

--------------  -------------------------------------------------------------------------------------------------------------------
 Distribution     Ending Pool(1)    Payoffs(2)      Penalties        Appraisal Reduct.(2)     Liquidations(2)    Realized Losses(2)
                -------------------------------------------------------------------------------------------------------------------
     Date        #      Balance   #      Balance   #      Amount      #          Balance     #        Balance     #         Amount
--------------  -------------------------------------------------------------------------------------------------------------------
     12/16/05
--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  -------------------------------------------------------------------------------------------------------------------

--------------  ------------------------------------------
 Distribution    Remaining Term        Curr Weighted Avg.
                ------------------------------------------
     Date        Life     Amort.      Coupon        Remit
--------------  ------------------------------------------

     12/16/05
--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

--------------  ------------------------------------------

(1)   Percentage based on pool as of cutoff.

(2)   Percentage based on pool as of beginning of period.

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                      CD COMMERCIAL MORTGAGE TRUST                      Statement Date:           12/15/2005
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,             Payment Date:             12/15/2005
                                                 SERIES CD 2005-C1                              Prior Payment:                   N/A
                                                                                                Next Payment:              1/17/2006
                                                                                                Record Date:              11/30/2005
                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

  ------------------     -------------------------------------------------------   ----------------------    -----------------------
  Disclosure  Payoff     Initial                               Payoff    Penalty   Prepayment    Maturity    Property     Geographic
  Control #   Period     Balance                Type           Amount    Amount      Date          Date        Type         Location
  ------------------     -------------------------------------------------------   ----------------------    -----------------------

  ------------------     -------------------------------------------------------   ----------------------    -----------------------
                           CURRENT                               0          0
                           CUMULATIVE
                                                         -----------------------

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                             CD COMMERCIAL MORTGAGE TRUST                         Statement       12/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment         12/15/2005
                                                         SERIES CD 2005-C1                                Prior Payment:         N/A
                                                                                                          Next Payment:    1/17/2006
                                                                                                          Record Date:    11/30/2005
                                                       ABN AMRO ACCT: XX-XXXX-XX-X

                                                         DELINQUENT LOAN DETAIL

---------------------------------------------------------------------------------------------------------------------------
                    Paid                             Outstanding      Out. Property                         Special
Disclosure          Thru          Current P&I           P&I             Protection        Advance           Servicer
Control #           Date            Advance          Advances**          Advances      Description (1)    Transfer Date
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
 Foreclosure               Bankruptcy            REO
    Date                      Date               Date
-------------------------------------------------------

-------------------------------------------------------

---------------------------------------------------------------------------------------------
A. P&I Advance - Loan in Grace Period               1. P&I Advance - Loan delinquent 1 month

B. P&I Advance - Late Payment but < 1 month delinq  2. P&I Advance - Loan delinquent 2 months
---------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
3. P&I Advance - Loan delinquent 3 months or More  5. Prepaid in Full      7. P&I Advance (Foreclosure)   9. REO   11. Modification

4. Matured Balloon/Assumed Scheduled Payment       6. Specially Serviced   9. P&I Advance (REO)          10. DPO

-----------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advance

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                              CD COMMERCIAL MORTGAGE TRUST                                 Statement Date:        12/15/2005
LaSalle Bank N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                       Payment Date:          12/15/2005
                                           SERIES CD 2005-C1                                       Prior Payment:                N/A
                                                                                                   Next Payment:           1/17/2006
                                                                                                   Record Date:           11/30/2005

                                       ABN AMRO ACCT: XX-XXXX-XX-X

                                       MORTGAGE LOAN CHARACTERISTICS

                                       DISTRIBUTION OF PRINCIPAL BALANCES
--------------------------------------------------------------------------------------------------------------------
        Current Scheduled               # of         Scheduled         % of                Weighted Average
             Balances                   Loans         Balance         Balance        Term       Coupon      DSCR
------------------------------------    -----         -------         -------        ----       ------      ----

--------------------------------------------------------------------------------------------------------------------
                                        0                          0      0.00%
--------------------------------------------------------------------------------------------------------------------

Average Scheduled Balance

Maximum Scheduled Balance

Minimum Scheduled Balance

                         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
--------------------------------------------------------------------------------------------------------------------
     Fully Amortizing             # of       Scheduled       % of                Weighted Average
      Mortgage Loans              Loans      Balance         Balance      Term        Coupon       DSCR
      --------------              -----      -------         -------      ----        ------       -----

--------------------------------------------------------------------------------------------------------------------
                                     0                  0       0.00%
--------------------------------------------------------------------------------------------------------------------
                                                                            Minimum Remaining Term
                                                                            Maximum Remaining Term

                                        DISTRIBUTION OF MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------------------
    Current Mortgage           # of        Scheduled        % of                 Weighted Average
    Interest Rate              Loans       Balance          Balance           Term    Coupon    DSCR
    -------------              -----       -------          -------           ----    ------    ----

----------------------------------------------------------------------------------------------------
                              0                   0             0.00%
----------------------------------------------------------------------------------------------------

Minimum Mortgage Interest Rate                           10.0000%
Maximum Mortgage Interest Rate                           10.0000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

--------------------------------------------------------------------------------------------------------------
                   Balloon                      # of        Scheduled        % of           Weighted Average
                Mortgage Loans                 Loans        Balance          Balance    Term    Coupon    DSCR
--------------------------------------------------------------------------------------------------------------

0                  to               60
61                 to               120
121                to               180
181                to               240
241                to               360

--------------------------------------------------------------------------------------------------------------
                                                0                 0           0.00%
--------------------------------------------------------------------------------------------------------------

Minimum Remaining Term              0
Maximum Remaining Term              0

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                            CD COMMERCIAL MORTGAGE TRUST                                     Statement Date:      12/15/2005
LaSalle Bank N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                            Payment Date:        12/15/2005
                                        SERIES CD 2005-C1                                            Prior Payment:              N/A
                                                                                                     Next Payment:         1/17/2006
                                                                                                     Record Date:         11/30/2005
                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                   MORTGAGE LOAN CHARACTERISTICS

                                   DISTRIBUTION OF DSCR (CURRENT)

------------------------------------------------------------------------------------------------------------------
        Debt Service                   # of        Scheduled         % of
       Coverage Ratio                  Loans       Balance           Balance    WAMM      WAC         DSCR
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                         0                0             0.00%
------------------------------------------------------------------------------------------------------------------

Maximum DSCR               0.000
Minimum DSCR               0.000

                                       DISTRIBUTION OF DSCR (CUTOFF)

------------------------------------------------------------------------------------------------------------------
         Debt Service                  # of                Scheduled         % of
        Coverage Ratio                 Loans               Balance           Balance    WAMM      WAC         DSCR
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                                             0                    0         0.00%
---------------------------------------------------------------------------------------------------------------

Maximum DSCR                           0.00
Minimum DSCR                           0.00

                                 GEOGRAPHIC DISTRIBUTION
------------------------------------------------------------------------------------------------------
                                 # of           Scheduled      % of
     Geographic Location         Loans          Balance        Balance     WAMM       WAC         DSCR
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                   0                             0.00%
------------------------------------------------------------------------------------------------------

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                            CD COMMERCIAL MORTGAGE TRUST                                     Statement Date:      12/15/2005
LaSalle Bank N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                           Payment Date:        12/15/2005
                                       SERIES CD 2005-C1                                             Prior Payment:              N/A
                                                                                                     Next Payment:         1/17/2006
                                                                                                     Record Date:         11/30/2005

                                  ABN AMRO ACCT: XX-XXXX-XX-X

                                  MORTGAGE LOAN CHARACTERISTICS

                            DISTRIBUTION OF PROPERTY TYPES
------------------------------------------------------------------------------------------------------
                            # of                Scheduled         % of
Property Types              Loans               Balance           Balance    WAMM       WAC       DSCR
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                            0                          0            0.00%
------------------------------------------------------------------------------------------------------

                            DISTRIBUTION OF AMORTIZATION TYPE
------------------------------------------------------------------------------------------------------
                            # of                Scheduled         % of
Amortization Type           Loans               Balance           Balance    WAMM       WAC       DSCR
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                          DISTRIBUTION OF LOAN SEASONING
---------------------------------------------------------------------------------------------------
                          # of               Scheduled        % of
Number of Years           Loans              Balance          Balance   WAMM        WAC        DSCR
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                          0                               0   0.00%
---------------------------------------------------------------------------------------------------

                               DISTRIBUTION OF YEAR LOANS MATURING
---------------------------------------------------------------------------------------------------
                          # of               Scheduled        % of
Year                      Loans              Balance          Balance   WAMM        WAC        DSCR
---------------------------------------------------------------------------------------------------

2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014 & Longer
---------------------------------------------------------------------------------------------------
                          0                               0   0.00%
---------------------------------------------------------------------------------------------------

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                   CD COMMERCIAL MORTGAGE TRUST                                Statement Date:    12/15/2005
LaSalle Bank N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                       Payment Date:      12/15/2005
                                               SERIES CD 2005-C1                                       Prior Payment:            N/A
                                                                                                       Next Payment:       1/17/2006
                                                                                                       Record Date:       11/30/2005
                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                               Operating                 Ending                                Spec.
 Disclosure           Property                                 Statement    Maturity    Principal   Note    Scheduled   Mod.   Serv
 Control #     Grp      Type       State     DSCR     NOI        Date         Date       Balance    Rate       P&I      Flag   Flag
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                   W/Avg     0.00              0                               0                   0
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Loan
  ASER    Status                 Prepayment
  Flag    Code(1)       Amount     Penalty        Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       0         0
--------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

-----------------------------------------------------------------------------------------------------------------------
(1)  Legend: A. P&I Adv -  in Grace Period      1. P&I Adv - delinquent 1 month   3. P&I Adv - delinquent 3+ months

             B. P&I Adv -  < one month delinq   2. P&I Adv - delinquent 2 months  4. Mat. Balloon/Assumed P&I
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
             5. Prepaid in Full            7. Foreclosure          9. REO         11. Modification

             6. Specially Serviced         8. Bankruptcy           10. DPO
-----------------------------------------------------------------------------------------------------------------------

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                   CD COMMERCIAL MORTGAGE TRUST                             Statement Date:       12/15/2005
LaSalle Bank N.A.                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:         12/15/2005
                                                SERIES CD 2005-C1                                   Prior Payment:               N/A
                                                                                                    Next Payment:          1/17/2006
                                                                                                    Record Date:          11/30/2005
                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                     SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

-----------------------  -------------  -----------------------------  --------------------------------------  -------------
Disclosure    Transfer     Loan Status               Balance              Note   Maturity     Remaining Term     Property
                                        -----------------------------                      ------------------
Control #       Date        Code (1)      Scheduled           Actual      Rate   Date         Life      Amort.     Type
-----------------------  -------------  -----------------------------  --------------------------------------  -------------

-----------------------  -------------  -----------------------------  --------------------------------------  -------------

---------  ----------------  --------------  ---------
                                                 NOI
  State           NOI             DSCR           Date
---------  ----------------  --------------  ---------

---------  ----------------  --------------  ---------

--------------------------------------------------------------------------------------------------------------------------
(1) Legend:  A. P&I Adv - in Grace Period    1. P&I Adv - delinquent 1 month        3. P&I Adv - delinquent 3+ months

             B. P&I Adv - < one month delinq 2. P&I Adv - delinquent 2 months       4. Mat. Balloon/Assumed P&I
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
             5. Prepaid in Full          7. Foreclosure          9. REO              11. Modification

             6. Specially Serviced       8. Bankruptcy          10. DPO
--------------------------------------------------------------------------------------------------------------------------

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                             CD COMMERCIAL MORTGAGE TRUST                                    Statement Date:      12/15/2005
LaSalle Bank N.A.            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                          Payment Date:        12/15/2005
                                         SERIES CD 2005-C1                                           Prior Payment:              N/A
                                                                                                     Next Payment:         1/17/2006
                                                                                                     Record Date:         11/30/2005
                                    ABN AMRO ACCT: XX-XXXX-XX-X

                         SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

--------------------------------------------------------------------------------------------------------------------
Disclosure            Resolution
Control #             Strategy         Comments
----------            -----------      -----------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                              CD COMMERCIAL MORTGAGE TRUST                                    Statement Date:     12/15/2005
LaSalle Bank N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                        Payment Date:       12/15/2005
                                          SERIES CD 2005-C1                                           Prior Payment:             N/A
                                                                                                      Next Payment:        1/17/2006
                                                                                                      Record Date:        11/30/2005
                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                         MODIFIED LOAN DETAIL

---------------------------------------------------------------------------------------------------------
                                  Cutoff           Modified
Disclosure       Modification    Maturity          Maturity             Modification
Control #            Date          Date              Date               Description
----------       ------------    --------          --------             ---------------------------------

---------------------------------------------------------------------------------------------------------

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                        CD COMMERCIAL MORTGAGE TRUST                                       Statement Date:        12/15/2005
LaSalle Bank N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                           Payment Date:          12/15/2005
                                    SERIES CD 2005-C1                                              Prior Payment:                N/A
                                                                                                   Next Payment:           1/17/2006
                                                                                                   Record Date:           11/30/2005
                              ABN AMRO ACCT: XX-XXXX-XX-X

                                  REALIZED LOSS DETAIL

---------------------------------------------------------------------------------------------------------------------------
                                                       Beginning                      Gross Proceeds         Aggregate
            Disclosure     Appraisal       Appraisal   Scheduled        Gross         as a % of              Liquidation
Period      Control #      Date            Value       Balance          Proceeds      Sched Principal        Expenses *
------      ----------     ---------       ---------   ---------        --------      ---------------        -----------

---------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                     0.00        0.00                              0.00
CUMULATIVE                                                        0.00        0.00                              0.00
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------
     Net            Net Proceeds
 Liquidation         as a % of            Realized
  Proceeds          Sched. Balance          Loss
 -----------       --------------         --------

---------------------------------------------------
    0.00                                     0.00
    0.00                                     0.00
---------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                       CD COMMERCIAL MORTGAGE TRUST                      Statement Date:          12/15/2005
LaSalle Bank N.A.                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,           Payment Date:            12/15/2005
                                                   SERIES CD 2005-C1                             Prior Payment:                  N/A
                                                                                                 Next Payment:             1/17/2006
                                                                                                 Record Date:             11/30/2005
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                               APPRAISAL REDUCTION DETAIL

-----------  ------------------------------------------------------------   ------------------------------------- --------------
Disclosure    Appraisal   Scheduled     ARA      Current P&I                 Note    Maturity   Remaining Term      Property
                                                                                               -----------------
Control #     Red. Date    Balance     Amount       Advance        ASER      Rate      Date     Life      Amort.       Type
-----------  ------------------------------------------------------------   ------------------------------------- --------------

-----------  ------------------------------------------------------------   ------------------------------------- --------------

----------  -----------  ----------------------------------
                                     Appraisal
                         ----------------------------------
   State       DSCR           Value                Date
----------  -----------  ----------------------------------

----------  -----------  ----------------------------------

10/18/2005 - 10:23 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX E

                 CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                                           CLASS A-SB
     PAYMENT DATE                  PLANNED PRINCIPAL BALANCE
---------------------            -----------------------------

      11/15/2005                         $198,275,000.00
      12/15/2005                         $198,275,000.00
       1/15/2006                         $198,275,000.00
       2/15/2006                         $198,275,000.00
       3/15/2006                         $198,275,000.00
       4/15/2006                         $198,275,000.00
       5/15/2006                         $198,275,000.00
       6/15/2006                         $198,275,000.00
       7/15/2006                         $198,275,000.00
       8/15/2006                         $198,275,000.00
       9/15/2006                         $198,275,000.00
      10/15/2006                         $198,275,000.00
      11/15/2006                         $198,275,000.00
      12/15/2006                         $198,275,000.00
       1/15/2007                         $198,275,000.00
       2/15/2007                         $198,275,000.00
       3/15/2007                         $198,275,000.00
       4/15/2007                         $198,275,000.00
       5/15/2007                         $198,275,000.00
       6/15/2007                         $198,275,000.00
       7/15/2007                         $198,275,000.00
       8/15/2007                         $198,275,000.00
       9/15/2007                         $198,275,000.00
      10/15/2007                         $198,275,000.00
      11/15/2007                         $198,275,000.00
      12/15/2007                         $198,275,000.00
       1/15/2008                         $198,275,000.00
       2/15/2008                         $198,275,000.00
       3/15/2008                         $198,275,000.00
       4/15/2008                         $198,275,000.00
       5/15/2008                         $198,275,000.00
       6/15/2008                         $198,275,000.00
       7/15/2008                         $198,275,000.00
       8/15/2008                         $198,275,000.00
       9/15/2008                         $198,275,000.00
      10/15/2008                         $198,275,000.00
      11/15/2008                         $198,275,000.00
      12/15/2008                         $198,275,000.00
       1/15/2009                         $198,275,000.00
       2/15/2009                         $198,275,000.00
       3/15/2009                         $198,275,000.00
       4/15/2009                         $198,275,000.00
       5/15/2009                         $198,275,000.00
       6/15/2009                         $198,275,000.00
       7/15/2009                         $198,275,000.00

                                  CLASS A-SB
     PAYMENT DATE         PLANNED PRINCIPAL BALANCE
---------------------   -----------------------------

      8/15/2009                $198,275,000.00
      9/15/2009                $198,275,000.00
     10/15/2009                $198,275,000.00
     11/15/2009                $198,275,000.00
     12/15/2009                $198,275,000.00
      1/15/2010                $198,275,000.00
      2/15/2010                $198,275,000.00
      3/15/2010                $198,275,000.00
      4/15/2010                $198,275,000.00
      5/15/2010                $198,275,000.00
      6/15/2010                $198,275,000.00
      7/15/2010                $198,275,000.00
      8/15/2010                $198,275,000.00
      9/15/2010                $198,275,000.00
     10/15/2010                $198,274,955.35
     11/15/2010                $195,538,816.14
     12/15/2010                $192,452,536.49
      1/15/2011                $189,672,500.89
      2/15/2011                $186,879,694.63
      3/15/2011                $183,116,630.91
      4/15/2011                $180,293,694.65
      5/15/2011                $177,139,623.84
      6/15/2011                $174,289,225.11
      7/15/2011                $171,108,455.31
      8/15/2011                $168,230,344.64
      9/15/2011                $165,311,650.15
     10/15/2011                $162,059,439.49
     11/15/2011                $159,069,157.34
     12/15/2011                $155,739,549.97
      1/15/2012                $152,720,230.67
      2/15/2012                $149,687,040.70
      3/15/2012                $145,991,520.58
      4/15/2012                $142,927,410.11
      5/15/2012                $139,526,026.88
      6/15/2012                $135,841,285.14
      7/15/2012                $132,447,153.36
      8/15/2012                $129,356,258.47
      9/15/2012                $126,050,852.70
     10/15/2012                $122,786,413.30
     11/15/2012                $119,811,918.12
     12/15/2012                $116,519,632.27
      1/15/2013                $113,516,233.70
      2/15/2013                $110,498,983.98
      3/15/2013                $106,559,756.33
      4/15/2013                $103,510,416.40

                                      E-1

                                  CLASS A-SB
     PAYMENT DATE         PLANNED PRINCIPAL BALANCE
---------------------   -----------------------------

       5/15/2013                $100,145,365.30
       6/15/2013                $ 97,066,439.57
       7/15/2013                $ 93,672,624.69
       8/15/2013                $ 90,563,843.42
       9/15/2013                $ 87,440,723.82
      10/15/2013                $ 84,003,942.97
      11/15/2013                $ 80,850,564.90
      12/15/2013                $ 77,384,366.27
       1/15/2014                $ 74,200,453.83
       2/15/2014                $ 71,001,855.71
       3/15/2014                $ 66,898,072.25
       4/15/2014                $ 63,665,784.75

                                  CLASS A-SB
     PAYMENT DATE         PLANNED PRINCIPAL BALANCE
---------------------   -----------------------------

       5/15/2014                $60,122,869.10
       6/15/2014                $29,715,133.10
       7/15/2014                $26,187,657.01
       8/15/2014                $22,934,491.18
       9/15/2014                $17,369,201.71
      10/15/2014                $13,804,153.28
      11/15/2014                $ 7,926,340.50
      12/15/2014                $ 4,336,249.26
       1/15/2015                $ 1,016,941.76
       2/15/2015                $         0.00

                                      E-2

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered CD 2005-CD1
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2005-CD1, Class A-1, Class A-1D, Class A-2FL, Class A-2FX, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and
Class E, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                      F-1

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement

                                      F-2

date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their
     Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of
     Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                      F-3

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)  stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                    qualified intermediary is created, incorporated or governed;

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                    intermediary; and

               (iv) providing any other information, certifications, or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information and certifications described in section
                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)  stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed;

               (ii) certifying that the nonqualified intermediary is not acting for its own account;

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                    substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

               (iv) providing any other information, certifications or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                    section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                    Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain

                                      F-4

circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      F-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.,
                                  THE DEPOSITOR

             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

         Our name is Citigroup Commercial Mortgage Securities Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

--------------------------------------------------------------------------------

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series.
Each series of offered certificates will--

o        have its own series designation,

o        consist  of one or more  classes  with  various  payment
         characteristics,

o        evidence  beneficial  ownership  interests  in  a  trust
         established by us, and

o        be payable solely out of the related trust assets.

         No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

-------------------------------------------------------------------------------

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

 o       mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

 o       mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

 o       some combination of those types of mortgage loans and mortgage-backed securities.

         Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

-------------------------------------------------------------------------------

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN
THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS
SUPPLEMENT, PRIOR TO INVESTING.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                 The date of this prospectus is August 15, 2005.

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 100 F Street,
N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet

                                       2

website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at
388 Greenwich Street, New York, New York 10013, Attention: Secretary, or by
telephone at 212-816-6000.

                                       3

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE...............................  Citigroup Commercial Mortgage
                                           Securities Inc. is a Delaware
                                           corporation. Our principal offices
                                           are located at 388 Greenwich Street,
                                           New York, New York 10013. Our main
                                           telephone number is 212-816-6000. We
                                           are an indirect, wholly-owned
                                           subsidiary of Citigroup Global
                                           Markets Holdings Inc. and an
                                           affiliate of Citigroup Global Markets
                                           Inc. See "Citigroup Commercial
                                           Mortgage Securities Inc."

THE SECURITIES BEING OFFERED.............  The securities that will be offered by this prospectus and the related
                                           prospectus supplements consist of
                                           mortgage pass-through certificates.
                                           These certificates will be issued in
                                           series, and each series will, in
                                           turn, consist of one or more classes.
                                           Each class of offered certificates
                                           must, at the time of issuance, be
                                           assigned an investment grade rating
                                           by at least one nationally recognized
                                           statistical rating organization.
                                           Typically, the four highest rating
                                           categories, within which there may be
                                           sub-categories or gradations to
                                           indicate relative standing, signify
                                           investment grade. See "Rating."

                                           Each series of offered certificates
                                           will evidence beneficial ownership
                                           interests in a trust established by
                                           us and containing the assets
                                           described in this prospectus and the
                                           related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES...........  We may not publicly offer all the mortgage pass-through certificates
                                           evidencing interests in one of our
                                           trusts. We may elect to retain some
                                           of those certificates, to place some
                                           privately with institutional
                                           investors or to deliver some to the
                                           applicable seller as partial
                                           consideration for the related
                                           mortgage assets. In addition, some of
                                           those certificates may not satisfy
                                           the rating requirement for offered
                                           certificates described under "--The
                                           Securities Being Offered" above.

THE GOVERNING DOCUMENTS..................  In general, a pooling and servicing agreement or other similar agreement
                                           or collection of agreements will
                                           govern, among other things--

                                           o    the issuance of each series of
                                                offered certificates,

                                           o    the creation of and transfer of
                                                assets to the related trust, and

                                       4

                                           o    the servicing and administration
                                                of those assets.

                                           The parties to the governing
                                           document(s) for a series of offered
                                           certificates will always include us
                                           and a trustee. We will be responsible
                                           for establishing the trust relating
                                           to each series of offered
                                           certificates. In addition, we will
                                           transfer or arrange for the transfer
                                           of the initial trust assets to that
                                           trust. In general, the trustee for a
                                           series of offered certificates will
                                           be responsible for, among other
                                           things, making payments and preparing
                                           and disseminating various reports to
                                           the holders of those offered
                                           certificates.

                                           If the trust assets for a series of
                                           offered certificates include mortgage
                                           loans, the parties to the governing
                                           document(s) will also include--

                                           o    a master servicer that will
                                                generally be responsible for
                                                performing customary servicing
                                                duties with respect to those
                                                mortgage loans that are not
                                                defaulted, nonperforming or
                                                otherwise problematic in any
                                                material respect, and

                                           o    a special servicer that will
                                                generally be responsible for
                                                servicing and administering
                                                those mortgage loans that are
                                                defaulted, nonperforming or
                                                otherwise problematic in any
                                                material respect and real estate
                                                assets acquired as part of the
                                                related trust with respect to
                                                defaulted mortgage loans.

                                           The same person or entity, or
                                           affiliated entities, may act as both
                                           master servicer and special servicer
                                           for any trust.

                                           If the trust assets for a series of
                                           offered certificates include
                                           mortgage-backed securities, the
                                           parties to the governing document(s)
                                           may also include a manager that will
                                           be responsible for performing various
                                           administrative duties with respect to
                                           those mortgage-backed securities. If
                                           the related trustee assumes those
                                           duties, however, there will be no
                                           manager.

                                           In the related prospectus supplement,
                                           we will identify the trustee and any
                                           master servicer, special servicer or
                                           manager for each series of offered
                                           certificates and will describe their
                                           respective duties in further detail.
                                           See "Description of the Governing
                                           Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS...  The trust assets with respect to any series of offered certificates will,
                                           in general, include mortgage loans.
                                           Each of those mortgage loans will
                                           constitute the obligation of one or
                                           more persons to repay a debt. The
                                           performance of that obligation will
                                           be secured by a first or junior lien
                                           on, or security interest in, the
                                           ownership,

                                       5

                                           leasehold or other interest(s) of the
                                           related borrower or another person in
                                           or with respect to one or more
                                           commercial or multifamily real
                                           properties. In particular, those
                                           properties may include:

                                           o    rental or cooperatively-owned
                                                buildings with multiple dwelling
                                                units;

                                           o    retail properties related to the
                                                sale of consumer goods and other
                                                products, or related to
                                                providing entertainment,
                                                recreational or personal
                                                services, to the general public;

                                           o    office buildings;

                                           o    hospitality properties;

                                           o    casino properties;

                                           o    health care-related facilities;

                                           o    industrial facilities;

                                           o    warehouse facilities,
                                                mini-warehouse facilities and
                                                self-storage facilities;

                                           o    restaurants, taverns and other
                                                establishments involved in the
                                                food and beverage industry;

                                           o    manufactured housing
                                                communities, mobile home parks
                                                and recreational vehicle parks;

                                           o    recreational and resort
                                                properties;

                                           o    arenas and stadiums;

                                           o    churches and other religious
                                                facilities;

                                           o    parking lots and garages;

                                           o    mixed use properties;

                                           o    other income-producing
                                                properties; and/or

                                           o    unimproved land.

                                           The mortgage loans underlying a
                                           series of offered certificates may
                                           have a variety of payment terms. For
                                           example, any of those mortgage
                                           loans--

                                       6

                                           o    may provide for the accrual of
                                                interest at a mortgage interest
                                                rate that is fixed over its
                                                term, that resets on one or more
                                                specified dates or that
                                                otherwise adjusts from time to
                                                time;

                                           o    may provide for the accrual of
                                                interest at a mortgage interest
                                                rate that may be converted at
                                                the borrower's election from an
                                                adjustable to a fixed interest
                                                rate or from a fixed to an
                                                adjustable interest rate;

                                           o    may provide for no accrual of
                                                interest;

                                           o    may provide for level payments
                                                to stated maturity, for payments
                                                that reset in amount on one or
                                                more specified dates or for
                                                payments that otherwise adjust
                                                from time to time to accommodate
                                                changes in the mortgage interest
                                                rate or to reflect the
                                                occurrence of specified events;

                                           o    may be fully amortizing or,
                                                alternatively, may be partially
                                                amortizing or nonamortizing,
                                                with a substantial payment of
                                                principal due on its stated
                                                maturity date;

                                           o    may permit the negative
                                                amortization or deferral of
                                                accrued interest;

                                           o    may prohibit some or all
                                                voluntary prepayments or require
                                                payment of a premium, fee or
                                                charge in connection with those
                                                prepayments;

                                           o    may permit defeasance and the
                                                release of real property
                                                collateral in connection with
                                                that defeasance;

                                           o    may provide for payments of
                                                principal, interest or both, on
                                                due dates that occur monthly,
                                                bi-monthly, quarterly,
                                                semi-annually, annually or at
                                                some other interval; and/or

                                           o    may have two or more component
                                                parts, each having
                                                characteristics that are
                                                otherwise described in this
                                                prospectus as being attributable
                                                to separate and distinct
                                                mortgage loans.

                                           Most, if not all, of the mortgage
                                           loans underlying a series of offered
                                           certificates will be secured by liens
                                           on real properties located in the
                                           United States, its territories and
                                           possessions. However, some of those
                                           mortgage loans may be secured by
                                           liens on real properties located
                                           outside the United States, its
                                           territories and possessions, provided
                                           that foreign mortgage loans do not
                                           represent more than 10% of the
                                           related mortgage asset pool, by
                                           balance.

                                       7

                                           We do not originate mortgage loans.
                                           However, some or all of the mortgage
                                           loans included in one of our trusts
                                           may be originated by our affiliates.

                                           Neither we nor any of our affiliates
                                           will guarantee or insure repayment of
                                           any of the mortgage loans underlying
                                           a series of offered certificates.
                                           Unless we expressly state otherwise
                                           in the related prospectus supplement,
                                           no governmental agency or
                                           instrumentality will guarantee or
                                           insure repayment of any of the
                                           mortgage loans underlying a series of
                                           offered certificates. See
                                           "Description of the Trust
                                           Assets--Mortgage Loans."

                                           The trust assets with respect to any
                                           series of offered certificates may
                                           also include mortgage participations,
                                           mortgage pass-through certificates,
                                           collateralized mortgage obligations
                                           and other mortgage-backed securities,
                                           that evidence an interest in, or are
                                           secured by a pledge of, one or more
                                           mortgage loans of the type described
                                           above. We will not include a
                                           mortgage-backed security among the
                                           trust assets with respect to any
                                           series of offered certificates
                                           unless--

                                           o    the security has been registered
                                                under the Securities Act of
                                                1933, as amended, or

                                           o    we would be free to publicly
                                                resell the security without
                                                registration.

                                           See "Description of the Trust
                                           Assets--Mortgage-Backed Securities."

                                           We will describe the specific
                                           characteristics of the mortgage
                                           assets underlying a series of offered
                                           certificates in the related
                                           prospectus supplement.

                                           In general, the total outstanding
                                           principal balance of the mortgage
                                           assets transferred by us to any
                                           particular trust will equal or exceed
                                           the initial total outstanding
                                           principal balance of the related
                                           series of certificates. In the event
                                           that the total outstanding principal
                                           balance of the related mortgage
                                           assets initially delivered by us to
                                           the related trustee is less than the
                                           initial total outstanding principal
                                           balance of any series of
                                           certificates, we may deposit or
                                           arrange for the deposit of cash or
                                           liquid investments on an interim
                                           basis with the related trustee to
                                           cover the shortfall. For 90 days
                                           following the date of initial
                                           issuance of that series of
                                           certificates, we will be entitled to
                                           obtain a release of the deposited
                                           cash or investments if we deliver or
                                           arrange for delivery of a
                                           corresponding amount of mortgage
                                           assets. If we fail, however, to
                                           deliver mortgage assets sufficient to
                                           make up the entire shortfall, any of
                                           the cash or, following liquidation,
                                           investments remaining on deposit with
                                           the related

                                       8

                                           trustee will be used by the related
                                           trustee to pay down the total
                                           principal balance of the related
                                           series of certificates, as described
                                           in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS...............  If so specified in the related prospectus supplement, we or another
                                           specified person or entity may be
                                           permitted, at our or its option, but
                                           subject to the conditions specified
                                           in that prospectus supplement, to
                                           acquire from the related trust
                                           particular mortgage assets underlying
                                           a series of certificates in exchange
                                           for:

                                           o    cash that would be applied to
                                                pay down the principal balances
                                                of certificates of that series;
                                                and/or

                                           o    other mortgage loans or
                                                mortgage-backed securities
                                                that--

                                                1.   conform to the description
                                                     of mortgage assets in this
                                                     prospectus, and

                                                2.   satisfy the criteria set
                                                     forth in the related
                                                     prospectus supplement.

                                           In addition, if so specified in the
                                           related prospectus supplement, the
                                           related trustee may be authorized or
                                           required, to apply collections on the
                                           mortgage assets underlying a series
                                           of offered certificates to acquire
                                           new mortgage loans or mortgage-backed
                                           securities that--

                                                1.   conform to the description
                                                     of mortgage assets in this
                                                     prospectus, and

                                                2.   satisfy the criteria set
                                                     forth in the related
                                                     prospectus supplement.

                                           No replacement of mortgage assets or
                                           acquisition of new mortgage assets
                                           will be permitted if it would result
                                           in a qualification, downgrade or
                                           withdrawal of the then-current rating
                                           assigned by any rating agency to any
                                           class of affected offered
                                           certificates.

                                           Further, if so specified under
                                           circumstances described in the
                                           related prospectus supplement, a
                                           certificateholder of a series of
                                           certificates that includes offered
                                           certificates may exchange the
                                           certificates it holds for one or more
                                           of the mortgage loans or
                                           mortgage-backed securities
                                           constituting part of the mortgage
                                           pool underlying those certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES.............................  An offered certificate may entitle the holder to receive:

                                       9

                                           o    a stated principal amount;

                                           o    interest on a principal balance
                                                or notional amount, at a fixed,
                                                variable or adjustable
                                                pass-through rate;

                                           o    specified, fixed or variable
                                                portions of the interest,
                                                principal or other amounts
                                                received on the related mortgage
                                                assets;

                                           o    payments of principal, with
                                                disproportionate, nominal or no
                                                payments of interest;

                                           o    payments of interest, with
                                                disproportionate, nominal or no
                                                payments of principal;

                                           o    payments of interest or
                                                principal that commence only as
                                                of a specified date or only
                                                after the occurrence of
                                                specified events, such as the
                                                payment in full of the interest
                                                and principal outstanding on one
                                                or more other classes of
                                                certificates of the same series;

                                           o    payments of principal to be
                                                made, from time to time or for
                                                designated periods, at a rate
                                                that is--

                                                1.   faster and, in some cases,
                                                     substantially faster, or

                                                2.   slower and, in some cases,
                                                     substantially slower,

                                           than the rate at which payments or
                                           other collections of principal
                                           are received on the related
                                           mortgage assets;

                                           o    payments of principal to be
                                                made, subject to available
                                                funds, based on a specified
                                                principal payment schedule or
                                                other methodology; or

                                           o    payments of all or part of the
                                                prepayment or repayment
                                                premiums, fees and charges,
                                                equity participations payments
                                                or other similar items received
                                                on the related mortgage assets.

                                           Any class of offered certificates may
                                           be senior or subordinate to one or
                                           more other classes of certificates of
                                           the same series, including a
                                           non-offered class of certificates of
                                           that series, for purposes of some or
                                           all payments and/or allocations of
                                           losses.

                                           A class of offered certificates may
                                           have two or more component parts,
                                           each having characteristics that are
                                           otherwise described in this
                                           prospectus as being attributable to
                                           separate and distinct classes.

                                       10

                                           We will describe the specific
                                           characteristics of each class of
                                           offered certificates in the related
                                           prospectus supplement. See
                                           "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT;
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES..  Some classes of offered certificates may be protected in full or in part
                                           against defaults and losses, or
                                           select types of defaults and losses,
                                           on the related mortgage assets
                                           through the subordination of one or
                                           more other classes of certificates of
                                           the same series or by other types of
                                           credit support. The other types of
                                           credit support may include a letter
                                           of credit, a surety bond, an
                                           insurance policy, a guarantee, or a
                                           reserve fund. We will describe the
                                           credit support, if any, for each
                                           class of offered certificates in the
                                           related prospectus supplement.

                                           The trust assets with respect to any
                                           series of offered certificates may
                                           also include any of the following
                                           agreements:

                                           o    guaranteed investment contracts
                                                in accordance with which moneys
                                                held in the funds and accounts
                                                established with respect to
                                                those offered certificates will
                                                be invested at a specified rate;

                                           o    interest rate exchange
                                                agreements, interest rate cap or
                                                floor agreements, or other
                                                agreements and arrangements
                                                designed to reduce the effects
                                                of interest rate fluctuations on
                                                the related mortgage assets or
                                                on one or more classes of those
                                                offered certificates; or

                                           o    currency exchange agreements or
                                                other agreements and
                                                arrangements designed to reduce
                                                the effects of currency exchange
                                                rate fluctuations with respect
                                                to the related mortgage assets
                                                and one or more classes of those
                                                offered certificates.

                                           We will describe the types of
                                           reinvestment, interest rate and
                                           currency related protection, if any,
                                           for each class of offered
                                           certificates in the related
                                           prospectus supplement.

                                           See "Risk Factors," "Description of
                                           the Trust Assets" and "Description of
                                           Credit Support."

ADVANCES WITH RESPECT TO
THE MORTGAGE ASSETS......................  If the trust assets for a series of offered certificates include mortgage
                                           loans, then, as and to the extent
                                           described in the related prospectus
                                           supplement, the related master
                                           servicer, the related special
                                           servicer, the related trustee, any
                                           related provider of credit support
                                           and/or any other specified person may
                                           be obligated to

                                       11

                                           make, or may have the option of
                                           making, advances with respect to
                                           those mortgage loans to cover--

                                           o    delinquent scheduled payments of
                                                principal and/or interest, other
                                                than balloon payments,

                                           o    property protection expenses,

                                           o    other servicing expenses, or

                                           o    any other items specified in the
                                                related prospectus supplement.

                                           Any party making advances will be
                                           entitled to reimbursement from
                                           subsequent recoveries on the related
                                           mortgage loan and as otherwise
                                           described in this prospectus or the
                                           related prospectus supplement. That
                                           party may also be entitled to receive
                                           interest on its advances for a
                                           specified period. See "Description of
                                           the Certificates--Advances."

                                           If the trust assets for a series of
                                           offered certificates include
                                           mortgage-backed securities, we will
                                           describe in the related prospectus
                                           supplement any comparable advancing
                                           obligations with respect to those
                                           mortgage-backed securities or the
                                           underlying mortgage loans.

OPTIONAL TERMINATION.....................  We will describe in the related prospectus supplement any
                                           circumstances in which a specified
                                           party is permitted or obligated to
                                           purchase or sell any of the mortgage
                                           assets underlying a series of offered
                                           certificates. In particular, a master
                                           servicer, special servicer or other
                                           designated party may be permitted or
                                           obligated to purchase or sell--

                                           o    all the mortgage assets in any
                                                particular trust, thereby
                                                resulting in a termination of
                                                the trust, or

                                           o    that portion of the mortgage
                                                assets in any particular trust
                                                as is necessary or sufficient to
                                                retire one or more classes of
                                                offered certificates of the
                                                related series.

                                           See "Description of the
                                           Certificates--Termination."

FEDERAL INCOME TAX CONSEQUENCES..........  Any class of offered certificates will constitute or evidence ownership
                                           of:

                                           o    regular interests or residual
                                                interests in a real estate
                                                mortgage investment conduit
                                                within the meaning of Sections
                                                860D(a) of the Internal Revenue
                                                Code of 1986; or

                                       12

                                           o    interests in a grantor trust
                                                under Subpart E of Part I of
                                                Subchapter J of the Internal
                                                Revenue Code of 1986.

                                           See "Federal Income Tax
                                           Consequences."

ERISA CONSIDERATIONS.....................  If you are a fiduciary or any other person investing assets of an
                                           employee benefit plan or other
                                           retirement plan or arrangement, you
                                           should review with your legal advisor
                                           whether the purchase or holding of
                                           offered certificates could give rise
                                           to a transaction that is prohibited
                                           under the Employee Retirement Income
                                           Security Act of 1974, as amended, or
                                           the Internal Revenue Code of 1986.
                                           See "ERISA Considerations."

LEGAL INVESTMENT.........................  If your investment authority is subject to legal investment laws and
                                           regulations, regulatory capital
                                           requirements, or review by regulatory
                                           authorities, then you may be subject
                                           to restrictions on investment in the
                                           offered certificates. You should
                                           consult your legal advisor to
                                           determine whether and to what extent
                                           the offered certificates constitute a
                                           legal investment for you. We will
                                           specify in the related prospectus
                                           supplement which classes of the
                                           offered certificates will constitute
                                           mortgage-related securities for
                                           purposes of the Secondary Mortgage
                                           Market Enhancement Act of 1984, as
                                           amended. See "Legal Investment."

                                       13

                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

         The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

         The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                       14

         o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

         o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by
              income-producing properties, and

         o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

         The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         Disproportionate Benefits May Be Given to Some Classes and Series to
the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

                                       15

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

         o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

         o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

                                       16

         Prepayments on the Underlying Mortgage Loans Will Affect the Average
Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments
May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

         o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         Prepayments on the Underlying Mortgage Loans Will Affect the Yield on
Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

         Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults,

                                       17

and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance" below.

         There Is an Increased Risk of Default Associated with Balloon Payments.
Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

         o    the fair market value and condition of the underlying real property;

         o    the level of interest rates;

         o    the borrower's equity in the underlying real property;

         o    the borrower's financial condition;

         o    the operating history of the underlying real property;

         o    changes in zoning and tax laws;

         o    changes in competition in the relevant area;

         o    changes in rental rates in the relevant area;

         o    changes in governmental regulation and fiscal policy;

         o    prevailing general and regional economic conditions;

         o    the state of the fixed income and mortgage markets; and

                                       18

         o    the availability of credit for multifamily rental or commercial properties.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

         Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

         o    the sufficiency of the net operating income of the applicable real property;

         o    the market value of the applicable real property at or prior to maturity; and

         o    the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

                                       19

         o    the age, design and construction quality of the property;

         o    perceptions regarding the safety, convenience and attractiveness of the property;

         o    the characteristics of the neighborhood where the property is located;

         o    the proximity and attractiveness of competing properties;

         o    the existence and construction of competing properties;

         o    the adequacy of the property's management and maintenance;

         o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         o    local real estate conditions, including an increase in or
              oversupply of comparable commercial or residential space;

         o    demographic factors;

         o    customer tastes and preferences;

         o    retroactive changes in building codes; and

         o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

         o    an increase in interest rates, real estate taxes and other operating expenses;

         o    an increase in the capital expenditures needed to maintain the property or make improvements;

         o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         o    an increase in vacancy rates;

         o    a decline in rental rates as leases are renewed or replaced; and

         o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

         o    the length of tenant leases;

         o    the creditworthiness of tenants;

                                       20

         o    the rental rates at which leases are renewed or replaced;

         o    the percentage of total property expenses in relation to revenue;

         o    the ratio of fixed operating expenses to those that vary with revenues; and

         o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property
Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

         o    to pay for maintenance and other operating expenses associated with the property;

         o    to fund repairs, replacements and capital improvements at the property; and

         o    to service mortgage loans secured by, and any other debt
              obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

         o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing
              operations;

         o    an increase in tenant payment defaults;

         o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

         o    a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

         o    the business operated by the tenants;

         o    the creditworthiness of the tenants; and

                                       21

         o    the number of tenants.

         Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Adversely Affects Property Performance. The
bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.
Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

         o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

         o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

         o    changes in interest rates;

         o    the availability of refinancing sources;

         o    changes in governmental regulations, licensing or fiscal policy;

                                       22

         o    changes in zoning or tax laws; and

         o    potential environmental or other legal liabilities.

         Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

         o    responding to changes in the local market;

         o    planning and implementing the rental structure, including
              staggering durations of leases and establishing levels of rent payments;

         o    operating the property and providing building services;

         o    managing operating expenses; and

         o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         o    maintain or improve occupancy rates, business and cash flow,

         o    reduce operating and repair costs, and

         o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

         Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         o    rental rates;

                                       23

         o    location;

         o    type of business or services and amenities offered; and

         o    nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         o    offers lower rents;

         o    has lower operating costs;

         o    offers a more favorable location; or

         o    offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks.
The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         o    Health care-related facilities and casinos are subject to
              significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

         o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant
              relationships.

         o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the
              transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

         o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and
              self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

         o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

         o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

                                       24

         o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

         o    the operation of all of the related real properties, and

         o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

         o    any adverse economic developments that occur in the locale, state or region where the properties are located;

         o    changes in the real estate market where the properties are located;

                                       25

         o    changes in governmental rules and fiscal policies in the
              governmental jurisdiction where the properties are located; and

         o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

         Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage
Loans--Subordinate Financing."

                                       26

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may:

         o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o    reduce monthly payments due under a mortgage loan;

         o    change the rate of interest due on a mortgage loan; or

         o    otherwise alter a mortgage loan's repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

         Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or "anti-

                                       27

deficiency" rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significantly additional
- delay and expense in foreclosing on the underlying real properties located in states affected by "one action", "security first" or "anti-deficiency" rules.
See "Legal Aspects of Mortgage Loans--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation".

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

         o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986; and

         o    any rental income based on the net profits of a tenant or
              sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

         There can be no assurance--

         o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         o    that the results of the environmental testing were accurately evaluated in all cases;

         o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have
              conducted testing at the related real properties; or

         o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

                                       28

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         o    tenants at the property, such as gasoline stations or dry
              cleaners, or

         o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

         o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to
1978--

         o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

         o    to deliver to potential residents or purchasers a United States
              Environmental Protection Agency-approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust

                                       29

              particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that:

         o    the bankrupt party--

              1.  was insolvent at the time of granting the lien,

              2.  was rendered insolvent by the granting of the lien,

              3.  was left with inadequate capital, or

              4.  was not able to pay its debts as they matured; and

         o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         o    the related real property, or

         o    a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

                                       30

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         o    the default is deemed to be immaterial;

         o    the exercise of those remedies would be inequitable or unjust; or

         o    the circumstances would render the acceleration unconscionable.

         Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

         Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE.

         Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a

                                       31

subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

         o    war,

         o    revolution,

         o    governmental actions,

         o    floods and other water-related causes,

         o    earth movement, including earthquakes, landslides and mudflows,

         o    wet or dry rot,

         o    vermin, and

         o    domestic animals.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

                                       32

         Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         o    breach of contract involving a tenant, a supplier or other party;

         o    negligence resulting in a personal injury; or

         o    responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

                                       33

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You have to report your share of the taxable income and net loss of the
REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

         Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

         o    generally will not be reduced by losses from other activities;

         o    for a tax-exempt holder, will be treated as unrelated business taxable income; and

         o    for a foreign holder, will not qualify for any exemption from withholding tax.

         Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

         o    individuals,

         o    estates,

         o    trusts beneficially owned by any individual or estate, and

         o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

         o    a foreign person under the Internal Revenue Code of 1986, or

         o    a U.S. person that is classified as a partnership under the
              Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

                                       34

         o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

         Your offered  certificates  may be issued in book-entry  form through the facilities of the Depository Trust Company. As a result--

         o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         o    you may have only limited access to information regarding your offered certificates;

         o    you may suffer delays in the receipt of payments on your offered certificates; and

         o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those
              certificates.

         See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                                       35

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         o    various types of multifamily and/or commercial mortgage loans;

         o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         o    a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         o    rental or cooperatively-owned buildings with multiple dwelling units;

         o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

                                       36

         o    office properties;

         o    hospitality properties, such as hotels, motels and other lodging facilities;

         o    casino properties;

         o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         o    industrial properties;

         o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

         o    restaurants, taverns and other establishments involved in the food and beverage industry;

         o    manufactured housing communities, mobile home parks and
              recreational vehicle parks;

         o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

         o    arenas and stadiums;

         o    churches and other religious facilities;

         o    parking lots and garages;

         o    mixed use properties;

         o    other income-producing properties; and

         o    unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

         o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

         o    an estate for years, which consists of ownership of the property for a specified period of years,

         o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

         o    shares in a cooperative corporation which owns the property, or

         o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

                                       37

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

         o    first, to the payment of court costs and fees in connection with the foreclosure,

         o    second, to the payment of real estate taxes, and

         o    third, to the payment of any and all principal, interest,
              prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         o    the period of the delinquency,

         o    any forbearance arrangement then in effect,

         o    the condition of the related real property, and

         o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with
Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

                                       38

         Multifamily Rental Properties.  Factors affecting the value and operation of a multifamily rental property include:

         o    the physical attributes of the property, such as its age,
              appearance, amenities and construction quality;

         o    the types of services offered at the property;

         o    the location of the property;

         o    the characteristics of the surrounding neighborhood, which may change over time;

         o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         o    the ability of management to provide adequate maintenance and insurance;

         o    the property's reputation;

         o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         o    the existence or construction of competing or alternative
              residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         o    the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

         o    the ability of management to respond to competition;

         o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         o    the extent to which the property is subject to land use
              restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital
              expenditures, may increase; and

         o    the extent to which increases in operating costs may be passed through to tenants.

                                       39

         Because units in a multifamily rental property are leased to individuals on a short-term basis, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may:

         o    require written leases;

         o    require good cause for eviction;

         o    require disclosure of fees;

         o    prohibit unreasonable rules;

         o    prohibit retaliatory evictions;

         o    prohibit restrictions on a resident's choice of unit vendors;

         o    limit the bases on which a landlord may increase rent; or

         o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         o    fixed percentages,

         o    percentages of increases in the consumer price index,

         o    increases set or approved by a governmental agency, or

         o    increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily

                                       40

rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

         Some mortgage loans underlying the offered certificates will be secured by--

         o    the related borrower's interest in multiple units in a residential condominium project, and

         o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

         o    mortgage loan payments,

         o    real property taxes,

         o    maintenance expenses, and

         o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         o    maintenance payments from the tenant/shareholders, and

         o    any rental income from units or commercial space that the
              cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/ shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment

                                       41

due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

         o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

         o    the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

         o    shopping centers,

         o    factory outlet centers,

         o    malls,

         o    automotive sales and service centers,

         o    consumer oriented businesses,

         o    department stores,

         o    grocery stores,

                                       42

         o    convenience stores,

         o    specialty shops,

         o    gas stations,

         o    movie theaters,

         o    fitness centers,

         o    bowling alleys,

         o    salons, and

         o    dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

         o    lower rents,

         o    grant a potential tenant a free rent or reduced rent period,

         o    improve the condition of the property generally, or

         o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

         o    competition from other retail properties;

         o    perceptions regarding the safety, convenience and attractiveness of the property;

         o    perceptions regarding the safety of the surrounding area;

         o    demographics of the surrounding area;

         o    the strength and stability of the local, regional and national economies;

         o    traffic patterns and access to major thoroughfares;

         o    the visibility of the property;

         o    availability of parking;

                                       43

         o    the particular mixture of the goods and services offered at the property;

         o    customer tastes, preferences and spending patterns; and

         o    the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. A shadow anchor is usually significantly larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and conveniently to the property, but not on the property, so as to influence and attract potential customers. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. Additionally, if an anchor store that was part of the mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. In addition, in the event that a shadow anchor fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to a mortgaged property, customer traffic at the mortgaged property may be substantially reduced.

         Various factors will adversely affect the economic performance of an anchored retail property, including:

         o    an anchor tenant's failure to renew its lease;

         o    termination of an anchor tenant's lease;

         o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

                                       44

         o    a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         o    factory outlet centers;

         o    discount shopping centers and clubs;

         o    catalogue retailers;

         o    television shopping networks and programs;

         o    internet web sites; and

         o    telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         Office Properties. Factors affecting the value and operation of an office property include:

         o    the number and quality of the tenants, particularly significant tenants, at the property;

         o    the physical attributes of the building in relation to competing buildings;

         o    the location of the property with respect to the central business district or population centers;

         o    demographic trends within the metropolitan area to move away from or towards the central business district;

         o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         o    the quality and philosophy of building management;

         o    access to mass transportation; and

                                       45

         o    changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

         o    rental rates;

         o    the building's age, condition and design, including floor sizes and layout;

         o    access to public transportation and availability of parking; and

         o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

         o    the cost and quality of labor;

         o    tax incentives; and

         o    quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

         o    full service hotels;

         o    resort hotels with many amenities;

         o    limited service hotels;

         o    hotels and motels associated with national or regional franchise chains;

         o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         o    other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

                                       46

         o    the location of the property and its proximity to major population centers or attractions;

         o    the seasonal nature of business at the property;

         o    the level of room rates relative to those charged by competitors;

         o    quality and perception of the franchise affiliation;

         o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         o    the existence or construction of competing hospitality properties;

         o    nature and quality of the services and facilities;

         o    financial strength and capabilities of the owner and operator;

         o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         o    increases in operating costs, which may not be offset by increased room rates;

         o    the property's dependence on business and commercial travelers and tourism;

         o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

         o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The

                                       47

loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

         o    the continued existence and financial strength of the franchisor;

         o    the public perception of the franchise service mark; and

         o    the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted.
The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         Casino Properties. Factors affecting the economic performance of a casino property include:

         o    location, including proximity to or easy access from major population centers;

         o    appearance;

         o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         o    the existence or construction of competing casinos;

         o    dependence on tourism; and

         o    local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by--

         o    providing alternate forms of entertainment, such as performers and sporting events, and

         o    offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

                                       48

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care-Related Properties.  Health-care related properties
7include:

         o    hospitals;

         o    medical offices;

         o    skilled nursing facilities;

         o    nursing homes;

         o    congregate care facilities; and

         o    in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

         o    statutory and regulatory changes;

         o    retroactive rate adjustments;

         o    administrative rulings;

         o    policy interpretations;

         o    delays by fiscal intermediaries; and

         o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

                                       49

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

         o    federal and state licensing requirements;

         o    facility inspections;

         o    rate setting;

         o    reimbursement policies; and

         o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

         The value and operation of an industrial property depends on:

         o    location of the property, the desirability of which in a
              particular instance may depend on--

              1.  availability of labor services,

              2.  proximity to supply sources and customers, and

              3.  accessibility to various modes of transportation and
                  shipping, including railways, roadways, airline
                  terminals and ports;

                                       50

         o    building design of the property, the desirability of which in a particular instance may depend on--

              1.  ceiling heights,

              2.  column spacing,

              3.  number and depth of loading bays,

              4.  divisibility,

              5.  floor loading capacities,

              6.  truck turning radius,

              7.  overall functionality, and

              8.  adaptability of the property, because industrial
                  tenants often need space that is acceptable for
                  highly specialized activities; and

         o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant
              concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.
This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

         o    building design,

         o    location and visibility,

         o    tenant privacy,

         o    efficient access to the property,

         o    proximity to potential users, including apartment complexes or commercial users,

         o    services provided at the property, such as security,

         o    age and appearance of the improvements, and

                                       51

         o    quality of management.

         In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

         o    competition from facilities having businesses similar to a particular restaurant or tavern;

         o    perceptions by prospective customers of safety, convenience, services and attractiveness;

         o    the cost, quality and availability of food and beverage products;

         o    negative publicity, resulting from instances of food
              contamination, food-borne illness and similar events;

         o    changes in demographics, consumer habits and traffic patterns;

         o    the ability to provide or contract for capable management; and

         o    retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         o    market segment,

         o    product,

         o    price,

         o    value,

         o    quality,

         o    service,

         o    convenience,

                                       52

         o    location, and

         o    the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         o    lower operating costs,

         o    more favorable locations,

         o    more effective marketing,

         o    more efficient operations, or

         o    better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

         o    actions and omissions of any franchisor, including management practices that--

              1.  adversely affect the nature of the business, or

              2.  require renovation, refurbishment, expansion or other
                  expenditures;

         o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home

                                       53

sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         o    location of the manufactured housing property;

         o    the ability of management to provide adequate maintenance and insurance;

         o    the number of comparable competing properties in the local market;

         o    the age, appearance and reputation of the property;

         o    the quality of management; and

         o    the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         o    multifamily rental properties,

         o    cooperatively-owned apartment buildings,

         o    condominium complexes, and

         o    single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

                                       54

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

         o    fixed percentages,

         o    percentages of increases in the consumer price index,

         o    increases set or approved by a governmental agency, or

         o    increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         o    the location and appearance of the property;

         o    the appeal of the recreational activities offered;

         o    the existence or construction of competing properties, whether or not they offer the same activities;

         o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         o    geographic location and dependence on tourism;

         o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

                                       55

         o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         o    sensitivity to weather and climate changes; and

         o    local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         o    sporting events;

         o    musical events;

         o    theatrical events;

         o    animal shows; and/or

         o    circuses.

         The ability to attract patrons is dependent on, among others, the following factors:

         o    the appeal of the particular event;

         o    the cost of admission;

         o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         o    perceptions by prospective patrons of the safety of the
              surrounding area; and

         o    the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

                                       56

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         o    the number of rentable parking spaces and rates charged;

         o    the location of the lot or garage and, in particular, its
              proximity to places where large numbers of people work, shop or live;

         o    the amount of alternative parking spaces in the area;

         o    the availability of mass transit; and

         o    the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

         o    its location,

         o    its size,

         o    the surrounding neighborhood, and

         o    local zoning laws.

         Default and Loss Considerations with Respect to Commercial and
Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         o    the successful operation of the property, and

         o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

                                       57

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

         o    make the loan payments on the related mortgage loan,

         o    cover operating expenses, and

         o    fund capital improvements at any given time.

         Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         o    some health care-related facilities,

         o    hotels and motels,

         o    recreational vehicle parks, and

         o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         o    warehouses,

         o    retail stores,

         o    office buildings, and

         o    industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a

                                       58

greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         o    increases in energy costs and labor costs;

         o    increases in interest rates and real estate tax rates; and

         o    changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

         o    the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

         o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the
              appraisal;

         o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

                                       59

         o    the income capitalization method, which takes into account the property's projected net cash flow; or

         o    a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example:

         o    it is often difficult to find truly comparable properties that have recently been sold;

         o    the replacement cost of a property may have little to do with its current market value; and

         o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
              capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends Upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance."

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

         o    an original term to maturity of not more than approximately 40 years; and

         o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that:

         o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an
              adjustable to a fixed interest rate or from a fixed to an
              adjustable interest rate;

         o    provide for no accrual of interest;

                                       60

         o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         o    permit the negative amortization or deferral of accrued interest;

         o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

         o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         o    the type or types of property that provide security for repayment of the mortgage loans;

         o    the earliest and latest origination date and maturity date of the mortgage loans;

         o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

                                       61

         o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         o    more general information in the related prospectus supplement, and

         o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage-backed securities underlying a series of offered certificates may include:

         o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

         o    certificates issued and/or insured or guaranteed by Freddie Mac,
              Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         o    will have been registered under the Securities Act of 1933, as amended, or

         o    will be exempt from the registration requirements of that Act, or

         o    will have been held for at least the holding period specified in
              Rule 144(k) under that Act, or

         o    may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the
characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

         o    the initial and outstanding principal amount(s) and type of the securities;

         o    the original and remaining term(s) to stated maturity of the securities;

         o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

                                       62

         o    the payment characteristics of the securities;

         o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         o    a description of the related credit support, if any;

         o    the type of mortgage loans underlying the securities;

         o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         o    the terms and conditions for substituting mortgage loans backing the securities; and

         o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

         o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         o    other mortgage loans or mortgage-backed securities that--

              1.  conform to the description of mortgage assets in this
                  prospectus, and

              2.  satisfy the criteria set forth in the related prospectus supplement.

         In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

         o    conform to the description of mortgage assets in this prospectus,
              and

         o    satisfy the criteria set forth in the related prospectus
              supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

         Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or

                                       63

mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.
For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.
The types of credit support that may benefit the holders of a class of offered certificates include:

         o    the subordination of one or more other classes of certificates of the same series;

         o    a letter of credit;

         o    a surety bond;

         o    an insurance policy;

         o    a guarantee; and/or

         o    a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

                                       64

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

         o    interest rate exchange agreements;

         o    interest rate cap agreements;

         o    interest rate floor agreements;

         o    currency exchange agreements; or

         o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

         o    the price you paid for your offered certificates,

         o    the pass-through rate on your offered certificates,

         o    the amount and timing of payments on your offered certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

                                       65

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

         o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         o    the dates on which any balloon payments are due; and

         o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

         o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered
              certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

                                       66

         o    equal the total principal balance of one or more of the other classes of certificates of the same series.

         Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

         o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

         o    the availability of mortgage credit;

         o    the relative economic vitality of the area in which the related real properties are located;

         o    the quality of management of the related real properties;

         o    the servicing of the mortgage loans;

         o    possible changes in tax laws; and

         o    other opportunities for investment.

         In general, those factors that increase--

         o    the attractiveness of selling or refinancing a commercial or multifamily property, or

         o    the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         o    prepayment lock-out periods, and

         o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

         If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

                                       67

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

         o    to convert to a fixed rate loan and thereby lock in that rate; or

         o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         o    realize its equity in the property,

         o    meet cash flow needs, or

         o    make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

         o    the relative importance of those factors,

         o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

         o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         o    scheduled amortization, or

         o    prepayments, including--

              1.  voluntary prepayments by borrowers, and

                                       68

              2.  involuntary prepayments resulting from liquidations,
                  casualties or condemnations and purchases of mortgage
                  loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2%
per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         o    the projected weighted average life of each class of those offered certificates with principal balances, and

         o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         o    to refinance the loan, or

         o    to sell the related real property.

                                       69

         If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

         o    the bankruptcy of the borrower, or

         o    adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

         o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

         o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage

                                       70

loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

         o    the number of foreclosures with respect to the underlying mortgage loans; and

         o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

         o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         o    the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

         o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o    any other amounts described in the related prospectus supplement.

                                       71

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

         We were incorporated in Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

         We are an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.
Our telephone number is 212-816-6000.

         We do not have, and do not expect in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         o    have the same series designation,

         o    were issued under the same Governing Document, and

         o    represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         o    have the same class designation, and

         o    have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

         o    a stated principal amount, which will be represented by its principal balance;

         o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                       72

         o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         o    payments of principal, with disproportionate, nominal or no payments of interest;

         o    payments of interest, with disproportionate, nominal or no payments of principal;

         o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
              outstanding on one or more other classes of certificates of the same series;

         o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

              1.  faster and, in some cases, substantially faster, or

              2.  slower and, in some cases, substantially slower,

              than the rate at which payments or other collections of principal are received on the related mortgage assets;

         o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other
              methodology; or

         o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or Euroclear Bank S.A./N.V. as operator of the Euroclear
System, for so long as they are participants in DTC.

                                       73

PAYMENTS ON THE CERTIFICATES

         General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

         o    the periodic payment date for that series; and

         o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring
              instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement,
              or

         o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of--

         o    a 360-day year consisting of 12 30-day months,

         o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

         o    the actual number of days elapsed during each relevant period in a normal calendar year, or

         o    any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

                                       74

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

         o    based on the principal balances of some or all of the related mortgage assets; or

         o    equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

         o    payments of principal actually made to the holders of that class,
              and

         o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

                                       75

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

         o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o    any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

         o    by reducing the entitlements to interest and/or the total
              principal balances of one or more of those classes; and/or

         o    by establishing a priority of payments among those classes.

         See "Description of Credit Support."

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         o    delinquent payments of principal and/or interest, other than balloon payments,

         o    property protection expenses,

         o    other servicing expenses, or

         o    any other items specified in the related prospectus supplement.

                                       76

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

         o    any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

         o    at any other times and from any other sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         o    the payments made on that payment date with respect to the applicable class of offered certificates, and

         o    the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         o    that calendar year, or

         o    the applicable portion of that calendar year during which the person was a certificateholder.

                                       77

         The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal
Revenue Code.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         o    with respect to those amendments to the governing documents described under "Description of the Governing
              Documents--Amendment," or

         o    as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following:

         o    the final payment or other liquidation of the last mortgage asset in that trust; and

         o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or

                                       78

amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

         General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,
for so long as they are participants in DTC.

         DTC, Euroclear and Clearstream.  DTC is:

         o    a limited-purpose trust company organized under the New York
              Banking Law;

         o    a "banking corporation" within the meaning of the New York Banking
              Law;

         o    a member of the Federal Reserve System;

         o    a "clearing corporation" within the meaning of the New York
              Uniform Commercial Code; and

         o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier,
which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks.

                                       79

Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. All operations are conducted by the
Euroclear Operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly.
Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of
book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be

                                       80

effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

         o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

                                       81

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

         o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         o    we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the subject offered certificates agree to initiate such termination.

         Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The Governing Document for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder.
However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

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         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.
However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Citigroup Commercial Mortgage
Securities Inc."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

         o    in the case of a mortgage loan--

              1.  the address of the related real property,

              2.  the mortgage interest rate and, if applicable, the
                  applicable index, gross margin, adjustment date and
                  any rate cap information,

              3.  the remaining term to maturity,

              4.  in the case of a balloon loan, the remaining
                  amortization term, and

              5.  the outstanding principal balance; and

         o    in the case of a mortgage-backed security,

              1.  the outstanding principal balance, and

              2.  the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

         o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
              Governing Document for that series;

         o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

         o    in the case of a mortgage loan--

              1.  the enforceability of the related mortgage note and
                  mortgage,

              2.  the existence of title insurance insuring the lien priority of the related mortgage, and

              3.  the payment status of the mortgage loan.

         We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

                                       84

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         o    ensuring that the related properties are properly insured;

         o    attempting to collect delinquent payments;

         o    supervising foreclosures;

         o    negotiating modifications;

         o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or
              demolition and similar matters;

         o    protecting the interests of certificateholders with respect to senior lienholders;

         o    conducting inspections of the related real properties on a periodic or other basis;

         o    collecting and evaluating financial statements for the related real properties;

         o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         o    maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

         o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         o    mortgage loans as to which there is a material non-monetary default;

         o    mortgage loans as to which the related borrower has--

              1.  entered into or consented to bankruptcy, appointment
                  of a receiver or conservator or similar insolvency
                  proceeding, or

              2.  become the subject of a decree or order for such a
                  proceeding which has remained in force undischarged
                  or unstayed for a specified number of days; and

         o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document may also provide that if, in the judgment of the related master servicer or special servicer, a payment default or material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the

                                       85

related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

         o    make the initial determination of appropriate action,

         o    evaluate the success of corrective action,

         o    develop additional initiatives,

         o    institute foreclosure proceedings and actually foreclose, or

         o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         o    performing property inspections and collecting, and

         o    evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         o    continuing to receive payments on the mortgage loan,

         o    making calculations with respect to the mortgage loan, and

                                       86

         o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

         o    the related trustee will receive payments on that mortgage-backed security; and

         o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a
              withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

                                       87

         o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

         o    willful misfeasance, bad faith or gross negligence in the
              performance of obligations or duties under the related Governing
              Document for any series of offered certificates, or

         o    reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that
Governing Document or series of offered certificates or the related trust. The indemnification will not extend, however, to any loss, liability or expense:

         o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing
              Document;

         o    incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing
              Document; or

         o    incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, obligations or duties on the part of the relevant party under that
              Governing Document.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

         o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         o    either--

              1.  that party is specifically required to bear the
                  expense of the action, or

                                       88

              2.  the action will not, in its opinion, involve that
                  party in any ultimate expense or liability for which
                  it would not be reimbursed under the Governing
                  Document for the affected series of offered
                  certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the
Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

         o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party,
              or

         o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

         1.   to cure any ambiguity;

         2.   to correct any error or to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with this prospectus or the related prospectus supplement;

         3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

                                       89

         4.   to comply with any requirements imposed by the Internal Revenue
              Code, or any final, temporary or, in some cases, proposed
              regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

         5.   to relax or eliminate any requirement under the Governing Document imposed by the REMIC provisions of the Internal Revenue Code if such REMIC provisions are amended or clarified such that the subject requirement may be relaxed or eliminated;

         6.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

         7.   to otherwise modify or delete existing provisions of the Governing
              Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clause 3., 5. or 7. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series, and no such amendment of the Governing
Document for any series of offered certificates may significantly change the activities of the related trust.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be so amended to:

         o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series, without the consent of the holder of that certificate; or

         o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner, without the consent of the holders of all certificates of that class; or

         o    significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered
              certificates of that series representing, in total, not less than
              51% of all the voting rights for that series, without taking into account certificates of that series held by us or any of our affiliates and/or agents;

         o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document, without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

                                       90

LIST OF CERTIFICATEHOLDERS

         Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholder access during normal business hours to the most recent list of certificateholders of that series. However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

         o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

         The trustee for each series of offered certificates, and each of its directors, officers, employees, affiliates, agents and control persons, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or permitted under the related Governing Document.

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         No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

         o    the subordination of one or more other classes of certificates of the same series;

         o    the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

         o    the establishment of one or more reserve funds; or

         o    any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

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         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         o    the nature and amount of coverage under that credit support;

         o    any conditions to payment not otherwise described in this
              prospectus;

         o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         o    the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

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LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                                       94

                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage
Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         o    the terms of the mortgage,

         o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         o    the knowledge of the parties to the mortgage, and

         o    in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         o    a mortgagor, who is the owner of the encumbered interest in the real property, and

         o    a mortgagee, who is the lender.

                                       95

In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         o    the trustor, who is the equivalent of a mortgagor,

         o    the trustee to whom the real property is conveyed, and

         o    the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

         o    the express provisions of the related instrument,

         o    the law of the state in which the real property is located,

         o    various federal laws, and

         o    in some deed of trust transactions, the directions of the
              beneficiary.

INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during

                                       96

the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         o    without a hearing or the lender's consent, or

         o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a

                                       97

significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary From State to State.  The two primary methods of foreclosing a mortgage are--

         o    judicial foreclosure, involving court proceedings, and

         o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         o    all parties having a subordinate interest of record in the real property, and

         o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

         o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

                                       98

         o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

              1.  a failure to adequately maintain the mortgaged property, or

              2.  an impermissible further encumbrance of the mortgaged
                  property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         o    upheld the reasonableness of the notice provisions, or

         o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
              constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         o    record a notice of default and notice of sale, and

         o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

         In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

                                       99

         Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption. The purposes of a foreclosure action are--

         o    to enable the lender to realize upon its security, and

         o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the

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redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-
collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action"
and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action"
rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

         Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

         Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

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         o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

         o    permits the leasehold estate to be assigned to and by the
              leasehold mortgagee or the purchaser at a foreclosure sale; and

         o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

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         o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o    extend or shorten the term to maturity of the loan;

         o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S.
Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         o    past due rent,

         o    accelerated rent,

         o    damages, or

         o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition,  the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

         o    assume the lease and either retain it or assign it to a third party, or

         o    reject the lease.

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         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to--

         o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

         o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.
In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o    it exercises decision-making control over a borrower's
              environmental compliance and hazardous substance handling and disposal practices, or

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         o    assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         o    impose liability for releases of or exposure to
              asbestos-containing materials, and

         o    provide for third parties to seek recovery from owners or
              operators of real properties for personal injuries associated with those releases.

         Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

                                      105

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that
Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         o    first, to the payment of court costs and fees in connection with the foreclosure;

         o    second, to real estate taxes;

         o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         o    the borrower may have difficulty servicing and repaying multiple loans;

                                      106

         o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.
They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a

                                      107

foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS' CIVIL RELIEF ACT

         Under the terms of the Servicemembers' Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief
Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the
Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

         o    the lender was, at the time of execution of the mortgage,
              "reasonably without cause to believe" that the property was subject to forfeiture."

         However, there is no assurance that such defense will be successful.

                                      108

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

         Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If a bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over banks, were to find that any obligation of a bank under the related pooling and servicing agreement or other agreement or any activity of a bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order that bank, among other things, to rescind such contractual obligation or terminate such activity.

         In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003)
asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing
(notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

         While we do not believe that the OCC would consider, with respect to any series (a) provisions relating to a bank acting as a servicer under the related pooling and servicing agreement, (b) the payment or amount of the servicing compensation payable to a bank or (c) any other obligation of a bank under the related pooling and servicing agreement or other contractual agreement under which we may purchase mortgage loans from a bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would no conclude otherwise. If the OCC did not reach such a conclusion, and ordered a particular bank to rescind or amend any such agreement, payments on offered certificates could be delayed or reduced.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including--

         o    banks,

         o    insurance companies,

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         o    foreign investors,

         o    tax exempt investors,

         o    holders whose "functional currency" is not the United States dollar,

         o    United States expatriates, and

         o    holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o    given with respect to events that have occurred at the time the advice is rendered, and

         o    is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax
Consequences."

         The following discussion addresses securities of two general types:

         o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code; and

         o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

         We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related
Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

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         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue
Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the
Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

         o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

         o    those offered certificates will represent--

              1.  regular interests in the REMIC, or

              2.  residual interests in the REMIC.

         Any and all offered certificates representing interests in a REMIC will be either--

         o    REMIC regular certificates, representing regular interests in the
              REMIC, or

         o    REMIC residual certificates, representing residual interests in the REMIC.

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code
              in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

                                      111

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC if such REMIC regular certificates are transferred to another REMIC on its startup day in exchange for regular or residual interests in that other REMIC.

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

         The related tax administrator will determine the percentage of the
REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans--

         o    collections on mortgage loans held pending payment on the related offered certificates, and

         o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

         It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the
Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

         o    a portion of that certificate may not represent ownership of
              "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
              Code; and

                                      112

         o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

         o    whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
              Revenue Code;

         o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
              Internal Revenue Code; and

         o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
              Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things,
REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not
adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of the offered certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee
Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a

                                      113

rate conforming to the prepayment assumption or at any other rate or that the
IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

         o    a single fixed rate,

         o    a "qualified floating rate,"

         o    an "objective rate,"

         o    a combination of a single fixed rate and one or more "qualified floating rates,"

         o    a combination of a single fixed rate and one "qualified inverse floating rate," or

         o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the
              REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

         Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance

                                      114

to the first payment date is included in the stated redemption price of the
REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment
              assumption, by

         o    a fraction--

              1.  the numerator of which is the amount of the payment, and

              2.  the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o    the total amount of the de minimis original issue discount, and

         o    a fraction--

              1.  the numerator of which is the amount of the principal
                  payment, and

              2.  the denominator of which is the outstanding stated
                  principal amount of the subject REMIC regular
                  certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately

                                      115

following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         o    the sum of--

              1.  the present value, as of the end of the accrual
                  period, of all of the payments remaining to be made
                  on the subject REMIC regular certificate, if any, in
                  future periods, presumably taking into account the
                  prepayment assumption, and

              2.  the payments made on that certificate during the
                  accrual period of amounts included in the stated
                  redemption price, over

         o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

         The adjusted issue price of a REMIC regular certificate is:

         o    the issue price of the certificate, increased by

         o    the aggregate amount of original issue discount previously accrued on the certificate, reduced by

         o    the amount of all prior payments of amounts included in its stated
              redemption price.

         The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

         o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate.
The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

                                      116

         o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk
Factors--The Investment Performance of Your Offered Certificate Will Depend Upon
Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable."

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

         The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC
IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to
REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

                                      117

         Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

                                      118

         o    on the basis of a constant yield method;

         o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

         o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.
See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.
The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

                                      119

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         o    the purchase price paid for your offered certificate, and

         o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         o    you will not be entitled to deduct a loss under Section 166 of the
              Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

         o    the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable

                                      120

income of the REMIC will be determined under the rules described below in
"--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of
the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the
REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

         The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

         Tax liability with respect to the amount of income that holders of
REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates,
              or

         o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

                                      121

         o    excess inclusions,

         o    residual interests without significant value, and

         o    noneconomic residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests'
in a `Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

         Taxable Income of the REMIC. The taxable income of a REMIC will equal:

         o    the income from the mortgage loans and other assets of the REMIC;
              plus

         o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

              1.  the deductions allowed to the REMIC for interest,
                  including original issue discount but reduced by any
                  premium on issuance, on any class of REMIC
                  certificates constituting regular interests in the
                  REMIC, whether offered or not,

              2.  amortization of any premium on the mortgage loans
                  held by the REMIC,

              3.  bad debt losses with respect to the mortgage loans
                  held by the REMIC, and

              4.  except as described below in this "--Taxable Income
                  of the REMIC" subsection, servicing, administrative
                  and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method

                                      122

for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC residual certificate will be equal to:

         o    the amount paid for that REMIC residual certificate;

         o    increased by, amounts included in the income of the holder of that
              REMIC residual certificate; and

         o    decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual
              certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this

                                      123

limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

         o    through distributions,

         o    through the deduction of any net losses of the REMIC, or

         o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

         o    the daily portions of REMIC taxable income allocable to that certificate, over

         o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

         o    the issue price of the certificate, increased by

                                      124

         o    the sum of the daily accruals for all prior quarters, and
              decreased, but not below zero, by

         o    any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions--

         o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

         o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax--

         o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

         o    regulated investment companies,

         o    common trusts, and

         o    some cooperatives.

                                      125

The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury
regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic
REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

         o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

         o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess
              inclusions in an amount sufficient to satisfy the accrued taxes.

         The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

         o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the
              REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

         o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a

                                      126

reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

         o    the present value of any consideration given to the transferee to acquire the interest,

         o    the present value of the expected future distributions on the interest, and

         o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

         Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

         If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

         The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors under the Safe Harbor Regulations, unless the transferor waives the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

         See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons and to United States partnerships, the beneficial owners of which are foreign persons.

         Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code.
Thus, a

                                      127

REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

         o    an individual,

         o    an estate or trust, or

         o    a Pass-Through Entity beneficially owned by one or more
              individuals, estates or trusts,

then--

         o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

         o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
              Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in aggregate, 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced (such reduction is scheduled to be phased out between 2006 and 2010) by the lesser of:

         o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

         o    80% of the amount of itemized deductions otherwise allowable for such tax year.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         o    an individual,

         o    an estate or trust, or

         o    a Pass-Through Entity beneficially owned by one or more
              individuals, estates or trusts,

                                      128

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

         o    an individual,

         o    an estate or trust, or

         o    a Pass-Through Entity beneficially owned by one or more
              individuals, estates or trusts.

         We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

         o    the cost of the certificate to that certificateholder, increased by

         o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount,

         o    pay interest at a fixed or variable rate, and

         o    are not convertible into the stock of the issuer or a related party,

                                      129

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

         o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

         o    the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

                                      130

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate--

         o    reacquires that same REMIC residual certificate,

         o    acquires any other residual interest in a REMIC, or

         o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

         In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

         o    the disposition of a non-defaulted mortgage loan;

         o    the receipt of income from a source other than a mortgage loan or other permitted investments;

         o    the receipt of compensation for services; or

         o    the gain from the disposition of an asset purchased with
              collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal
Revenue Code.

                                      131

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o    the person has sufficient assets to do so, and

         o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of--

         o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         o    the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         o    events that have occurred up to the time of the transfer;

         o    the prepayment assumption; and

         o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization; and

         o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

                                      132

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified
Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
              Disqualified Organization, and

         o    the highest marginal federal income tax rate imposed on
              corporations.

         A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

         o    the holder's social security number and a statement under
              penalties of perjury that the social security number is that of the record holder; or

         o    a statement under penalties of perjury that the record holder is not a Disqualified Organization.

         If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by
Disqualified Organizations for purposes of the tax imposed on Pass-Through
Entities described in the second preceding paragraph. This tax on Electing Large
Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o    the residual interests in the entity are not held by Disqualified
              Organizations; and

         o    the information necessary for the application of the tax described in this prospectus will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

                                      133

         As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         o    income,

         o    deductions,

         o    gains,

         o    losses, and

         o    classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter under Section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         o    corporations,

         o    trusts,

         o    securities dealers, and

         o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

         o    30 days after the end of the quarter for which the information was requested, or

         o    two weeks after the receipt of the request.

                                      134

         Reporting with respect to REMIC residual certificates, including--

         o    income,

         o    excess inclusions,

         o    investment expenses, and

         o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments--

         o    fail to furnish to the payor information, regarding, among other things, their taxpayer identification numbers, or

         o    otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

         o    a foreign person, and

         o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury

                                      135

Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         For these purposes, a foreign person is anyone other than a U.S.
Person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         o    owns 10% or more of one or more underlying mortgagors, or

         o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

         o    foreign persons, or

         o    U.S. Persons, if classified as a partnership under the Internal
              Revenue Code, unless all of their beneficial owners are U.S.
              Persons.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

         A grantor trust certificate may be classified as either of the following types of certificate:

         o    a "grantor trust fractional interest certificate," which
              represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate;

         o    a "grantor trust strip interest certificate," which represents ownership of all or a portion of the difference between--

              1.  interest paid on the mortgage loans constituting the
                  related grantor trust, minus

                                      136

              2.  the sum of:

         o    normal administration fees, and

         o    interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust.

         A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

         o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,
              but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

         o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
              Section 860G(a)(3) of the Internal Revenue Code; and

         o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

         Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
              7701(a)(19)(C)(v) of the Internal Revenue Code,

         o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,
              and

         o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section
              856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

                                      137

         The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .
[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Internal Revenue Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular series of grantor trust fractional interest certificates generally--

         o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o    will be entitled to deduct their shares of any reasonable
              servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Internal Revenue Code concurrently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may
be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if--

         o    a class of grantor trust strip certificates is issued as part of the same series, or

         o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

                                      138

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

         o    a master servicer,

         o    a special servicer,

         o    any sub-servicer, or

         o    their respective affiliates.

         With respect to certain categories of debt instruments, Section
1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumptions.

         Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

         In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding--

         o    the treatment of some stripped bonds as market discount bonds, and

         o    de minimis market discount.

                                      139

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" above for a definition of
"qualified stated interest."

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of--

         o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust
              Certificates," and

         o    the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related
              prospectus supplement, and

         o    a constant yield computed using a representative initial offering price for each class of certificates.

                                      140

         However, neither we nor any other person will make any representation that--

         o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         o    the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

         o    there is no original issue discount or only a de minimis amount of original issue discount, or

         o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         o    0.25% of the stated redemption price, and

         o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between--

         o    the stated redemption price of the mortgage loans, and

         o    their issue price.

                                      141

         For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

         o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o    the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

         o    the issue price of the mortgage loan, increased by

         o    the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

                                      142

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

         o    a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         o    the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         o    in the case of a mortgage loan issued with original issue
              discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue
Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

                                      143

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

         o    be allocated among the payments of stated redemption price on the mortgage loan, and

         o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General" above.

         Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

                                      144

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

         o    the price paid for that grantor trust strip certificate by you,
              and

         o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

         o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

         Such yield will accrue based generally on the method described in
Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General" above.

         If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May be Highly Unpredictable".

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on--

         o    the prepayment assumption we will disclose in the related
              prospectus supplement, and

         o    a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate,
              or

         o    the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                      145

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between--

         o    the amount realized on the sale or exchange of a grantor trust certificate, and

         o    its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal--

         o    its cost, increased by

         o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount,

                                      146

         o    pay interest at a fixed or variable rate, and

         o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.
This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         o    the amount of servicing compensation received by a master servicer or special servicer, and

         o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

         o    a custodian of a person's account,

         o    a nominee, and

         o    a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective on January 1, 2004.

         Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

                                      147

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from
United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in
"Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         ERISA and the Internal Revenue Code impose various requirements on--

         o    Plans, and

         o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities,
Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

         Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA
Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of that Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

         o    investment prudence and diversification, and

         o    compliance with the investing Plan's governing the documents.

                                      148

A fiduciary of an investing Plan is any person who--

         o    has discretionary authority or control over the management or disposition of the assets of that Plan, or

         o    provides investment advice with respect to the assets of that Plan for a fee.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a Plan and a
Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists. The types of transactions between Plans and
Parties in Interest that are prohibited include:

         o    sales, exchanges or leases of property;

         o    loans or other extensions of credit;

         o    the furnishing of goods and services; and

         o    the use of the assets of a Plan by or for the benefit of a Party in Interest.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be treated as assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a
Plan acquires an equity interest (such as an offered certificate) in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1.   those with discretionary authority or control over the assets of the entity;

         2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

         3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

         In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

                                      149

         If none of the exceptions contained in the Plan Asset Regulation applies, the mortgages and other assets included in the related trust will be treated as assets of each Plan investing. In that case, any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         o    deemed to be a fiduciary with respect to the investing Plan, and

         o    subject to the fiduciary responsibility provisions of ERISA.

         In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

         The Plan Asset Regulation provides that when a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulation.

         The related prospectus supplement will discuss whether any of the exceptions set forth in the Plan Asset Regulation are expected to be applicable with respect to the offered certificates.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

         If you are the fiduciary or any other person investing assets of a
Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER EXEMPTION

         The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.
It is expected that Citigroup Global Markets Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Citigroup Global Markets Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

         o    the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

                                      150

         o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global
              Markets Inc. or any person affiliated with Citigroup Global
              Markets Inc., such as particular classes of the offered
              certificates.

         Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

OTHER POSSIBLE EXEMPTIONS

         If for any reason the Underwriter Exemption is not available, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S.
Department of Labor:

         o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

         o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

         o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a
              "qualified professional asset manager;"

         o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

         o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a Plan by an
              "in-house asset manager."

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

         Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not assets of a Plan.

         A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation

                                      151

generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account that support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

         Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, the fiscal agent, the mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a
"prohibited transaction" under ERISA and the Internal Revenue Code.

CONSULTATION WITH COUNSEL

         If you are a fiduciary for or any other person investing assets of a
Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

         o    consider your general fiduciary obligations under ERISA, and

         o    consult with your legal counsel as to--

              1.  the potential applicability of ERISA and the Internal
                  Revenue Code to that investment, and

              2.  the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

                                      152

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

         Generally, the only classes of offered certificates that will qualify as "mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain specified types of originators and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them. Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

         o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico,
              and

         o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                      153

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related
              securities without limitation as to the percentage of their assets represented by those securities; and

         o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24
              (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
ss.703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2).

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and
"Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

                                      154

         Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

         Except as to the status of certain classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions, and

         o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

                                      155

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2.   by placements by us with institutional investors through dealers;
              and

         3.   by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o    the obligations of the underwriters will be subject to various conditions precedent,

         o    the underwriters will be obligated to purchase all the
              certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         o    in limited circumstances, we will indemnify the several
              underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

                                      156

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

         o    Sidley Austin Brown & Wood LLP; or

         o    Thacher Proffitt & Wood LLP.

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of:

         o    whether the price paid for those certificates is fair;

         o    whether those certificates are a suitable investment for any particular investor;

         o    the tax attributes of those certificates or of the related trust;

         o    the yield to maturity or, if they have principal balances, the average life of those certificates;

                                      157

         o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o    whether or to what extent the interest payable on those
              certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      158

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

         "Clearstream" means Clearstream Banking Luxembourg.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means:

         o    the United States,

         o    any State or political subdivision of the United States,

         o    any foreign government,

         o    any international organization,

         o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the
              Internal Revenue Code or Freddie Mac,

         o    any organization, other than a cooperative described in Section
              521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section
              511 of the Internal Revenue Code, or

         o    any organization described in Section 1381(a)(2)(C) of the
              Internal Revenue Code.

         "ECS" means Euroclear Clearance System Public Limited Company.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "ERISA Plan" means any employee benefit plan, or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

                                      159

         "Euroclear  Operator" means Euroclear Bank S.A./N.V.,  as operator of the Euroclear System, or any successor to Euroclear Bank S.A./N.V. in that capacity.

         "Euroclear Terms and Conditions" means the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear
System and, to the extent that it applies to the operation of the Euroclear
System, Belgian law.

         "Fannie Mae" means the Federal National Mortgage Association.

         "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party in Interest" means any person that is a "party in interest"
within the meaning of ERISA or a "disqualified person" as defined in Section
4975 of the Internal Revenue Code.

         "Pass-Through Entity" means any:

         o    regulated investment company,

         o    real estate investment trust,

         o    trust,

                                      160

         o    partnership, or

         o    other entities described in Section 860E(e)(6) of the Internal
              Revenue Code.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan that is subject to Section 4975 of the Internal Revenue Code.

         "Plan Asset Regulation" means the regulation issued by the United
States Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity, such as the trust, for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan acquires an "equity interest," such as an offered certificate, in an entity.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

         "Relief Act" means the Servicemembers' Civil Relief Act.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

         "Safe Harbor Regulations" means the final Treasury regulations issued on July 18, 2002.

         "SEC" means the Securities and Exchange Commission.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 2000-58 and Prohibited
Transaction Exemption 2002-41.

         "U.S. Person" means:

         o    a citizen or resident of the United States;

         o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the
              District of Columbia;

         o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o    a trust as to which--

              1.  a court in the United States is able to exercise
                  primary supervision over the administration of the
                  trust, and

                                      161

              2.  one or more U.S. Persons have the authority to
                  control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

         "USA Patriot Act" means the Uniting and Strengthening of America by
Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of
2001.

                                      162

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                    [THIS PAGE INTENTIONALLY LEFT BLANK.]

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CD
2005-C1 Annex A.xls", a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-5 to,
this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                              PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this Prospectus

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and the
   Mortgaged Real Properties............................................   A-1-1
ANNEX A-2--Summary Characteristics of the Underlying Mortgage Loans and
   the Mortgaged Real Properties........................................   A-2-1
ANNEX A-3--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 1 and the related Mortgaged Real Properties...........   A-3-1
ANNEX A-4--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 2 and the related Mortgaged Real Properties...........   A-4-1
ANNEX A-5--Characteristics of the Multifamily and Manufactured Housing
   Mortgaged Real Properties............................................   A-5-1
ANNEX B--Description of Fifteen Largest Mortgage Loans and/or Groups of

ANNEX F--Global Clearance, Settlement and Tax Documentation Procedures..     F-1

                                   PROSPECTUS

UNTIL FEBRUARY 7, 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS
DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $3,582,528,000
                                  (APPROXIMATE)

                             CD 2005-CD1 COMMERCIAL
                                 MORTGAGE TRUST

                       CLASS A-1, CLASS A-1D, CLASS A-2FL,
                       CLASS A-2FX, CLASS A-3, CLASS A-SB,
                        CLASS A-4, CLASS A-1A, CLASS A-M,
                          CLASS A-J, CLASS B, CLASS C,
                               CLASS D AND CLASS E

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2005-CD1

                              PROSPECTUS SUPPLEMENT

                                    CITIGROUP
                            DEUTSCHE BANK SECURITIES
                            PNC CAPITAL MARKETS, INC.
                         BANC OF AMERICA SECURITIES LLC
                                 LEHMAN BROTHERS
                                     NOMURA
                               WACHOVIA SECURITIES

                                OCTOBER 27, 2005

================================================================================